UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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☒	Definitive Proxy Statement

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☐	Soliciting Material Pursuant to § 240.14a-12

CYBERONICS, INC.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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MERGER PROPOSED—YOUR VOTE IS VERY IMPORTANT

August 21, 2015

Dear Cyberonics Stockholder:

On February 26, 2015, Cyberonics, Inc., a Delaware corporation, which we refer to as Cyberonics, and Sorin S.p.A., a joint stock company organized under the laws of Italy and which we refer to as Sorin, announced our intention to combine in a transaction that the boards of directors of Cyberonics and Sorin believe represents a compelling opportunity to create a new premier global medical technology company. We are excited about this transaction and the opportunities it presents, and we cordially invite you to attend a special meeting of stockholders of Cyberonics, which we refer to as the Cyberonics special meeting, at 100 Cyberonics Boulevard, Houston, Texas 77058 on September 22, 2015, at 10:00 a.m. local time to vote on matters relating to it.

As previously announced, Cyberonics, Sorin, Sand Holdco Limited, a private limited company incorporated under the laws of England and Wales and a wholly owned subsidiary of Sorin (and which was subsequently re-registered on April 17, 2015 as Sand Holdco PLC, and then again on June 23, 2015 as LivaNova PLC, a public limited company incorporated under the laws of England and Wales) and which we refer to as Holdco, and Cypher Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Holdco and which we refer to as Merger Sub, have entered into a definitive Transaction Agreement, dated as of March 23, 2015, which we refer to as the merger agreement. Pursuant to the terms of the merger agreement, Sorin will merge with and into Holdco, with Holdco continuing as the surviving company, which we refer to as the Sorin merger, and each Sorin ordinary share will be converted into the right to receive 0.0472 ordinary shares, par value £1.00 per share, of Holdco, which we refer to as the Holdco ordinary shares, subject to the terms of the merger agreement. Immediately following the Sorin merger, Merger Sub will merge with and into Cyberonics, with Cyberonics continuing as the surviving company and as a wholly owned subsidiary of Holdco, which we refer to as the Cyberonics merger, and each share of Cyberonics common stock will be converted into the right to receive one Holdco ordinary share, subject to the terms of the merger agreement. We refer to the Sorin merger and the Cyberonics merger together as the mergers.

If the mergers are completed, Cyberonics’ and Sorin’s businesses will combine under Holdco. We intend to list Holdco ordinary shares under the symbol “LIVN” on the NASDAQ, as well as on the London Stock Exchange. Based on the number of Sorin ordinary shares and securities convertible into Sorin ordinary shares and the number of shares of Cyberonics common stock and securities convertible into Cyberonics common stock, in each case outstanding as of August 17, 2015 (the closest possible date to the record date for which such numbers are known and it is expected that at the record date the number of such shares outstanding will not have changed significantly), and taking into consideration the purchase by holders of other Sorin ordinary shares pursuant to Article 2437-quater of the Italian Civil Code of all Sorin shares held by any holder who properly exercised and perfected his or her rescission rights under Italian law with respect to Sorin ordinary shares in connection with the Sorin merger, it is anticipated that existing Cyberonics securityholders would own approximately 54% of Holdco on a fully-diluted basis and existing Sorin securityholders would own approximately 46% of Holdco on a fully-diluted basis, as of immediately after completion of the mergers.

Sorin shareholders have already voted to approve the merger terms relating to the Sorin merger at an extraordinary meeting of Sorin shareholders held on May 26, 2015. The resolution to approve the merger terms received the vote of 99.51% of the ordinary share capital of Sorin participating in the vote on the resolution and 71.60% of the ordinary share capital of Sorin outstanding.

Under the General Corporation Law of the State of Delaware, the approval of Cyberonics stockholders must be obtained before the transactions contemplated by the merger agreement can be completed. You are being asked to consider and vote on the following proposals:

•	to adopt the merger agreement and thereby approve the transactions contemplated by the merger agreement, including the mergers;

•	to approve any motion to adjourn the Cyberonics special meeting, or any postponement thereof, to another time or place if necessary or appropriate (i) to solicit additional proxies if there are insufficient votes at the time of the Cyberonics special meeting to adopt the merger agreement, (ii) to provide Cyberonics stockholders any supplement or amendment to the proxy statement/prospectus or (iii) to disseminate any other information that is material to Cyberonics stockholders voting at the Cyberonics special meeting; and

•	to approve, on a non-binding advisory basis, certain compensation arrangements for Cyberonics’ named executive officers in connection with the Cyberonics merger, which are disclosed in the section entitled “Stockholder Vote on Certain Compensatory Arrangements” of the accompanying proxy statement/prospectus.

THE CYBERONICS BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” EACH OF THE PROPOSALS DESCRIBED ABOVE.

More information about the mergers and the proposals described above is contained in the accompanying proxy statement/prospectus. We urge you to read this document, including the Annexes and the documents incorporated by reference, carefully and in full. In particular, we urge you to read carefully the section entitled “Risk Factors” beginning on page 53 of the accompanying proxy statement/prospectus.

Your vote is very important. Whether or not you plan to attend the Cyberonics special meeting, please vote as soon as possible by following the instructions in the accompanying proxy statement/prospectus. A failure to submit a proxy or attend the Cyberonics special meeting, a broker non-vote or an abstention from voting will have the same effect as a vote “AGAINST” the proposal to adopt the merger agreement.

If you have any questions regarding this proxy statement/prospectus, you may contact The Proxy Advisory Group, LLC, Cyberonics’ proxy solicitor, by calling (212) 616-2180 or toll-free at (888) 33-PROXY (888-337-7699).

Thank you for your consideration and continued support. We look forward to the successful completion of the mergers.

Sincerely,

Daniel J. Moore Chief Executive Officer Cyberonics, Inc.	Hugh M. Morrison Chairman of the Board Cyberonics, Inc.

None of the U.K. Financial Conduct Authority, the Commissione Nazionale per le Società e la Borsa, nor any state securities commission has approved or disapproved any of the transactions described in this proxy statement/prospectus or the securities to be issued under this document or passed upon the adequacy or accuracy of this document. Any representation to the contrary is a criminal offense. This proxy statement/prospectus does not constitute an offer to buy or sell, or a solicitation of an offer to buy or sell, any securities, or a solicitation of a proxy, in any jurisdiction to or from any person to whom it is unlawful to make any such offer or solicitation in such jurisdiction. For the avoidance of doubt, this proxy statement/prospectus does not constitute an offer to buy or sell securities or a solicitation of an offer to buy or sell any securities in Italy or in the U.K. or any other state in the European Economic Area or a solicitation of a proxy under the laws of Italy or England and Wales, and it is not intended to be, and is not, a prospectus or an offer document for the purposes of the U.K. Financial Conduct Authority’s Prospectus Rules or Listing Rules or within the meaning of Italian law and the rules of the Commissione Nazionale per le Società e la Borsa.

The accompanying proxy statement/prospectus is dated August 21, 2015 and is first being mailed to Cyberonics stockholders on or about August 24, 2015.

CYBERONICS, INC.

100 Cyberonics Boulevard

Houston, Texas 77058

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

Dear Stockholder:

You are cordially invited to a special meeting of stockholders of Cyberonics, Inc., which we refer to as Cyberonics, which will be held at 100 Cyberonics Boulevard, Houston, Texas 77058 on September 22, 2015, at 10:00 a.m. local time, which we refer to as the Cyberonics special meeting, for the following purposes:

1	to vote on a proposal to adopt the Transaction Agreement, which we refer to, as may be amended from time to time, as the merger agreement, dated as of March 23, 2015, among Cyberonics, Sorin S.p.A., a joint stock company organized under the laws of Italy and which we refer to as Sorin, Sand Holdco Limited, a private limited company incorporated under the laws of England and Wales and a wholly owned subsidiary of Sorin (and which was subsequently re-registered on April 17, 2015 as Sand Holdco PLC, and then again on June 23, 2015 as LivaNova PLC, a public limited company incorporated under the laws of England and Wales) and which we refer to as Holdco, and Cypher Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Holdco and which we refer to as Merger Sub. Pursuant to the terms of the merger agreement, Sorin will merge with and into Holdco, with Holdco continuing as the surviving company, which we refer to as the Sorin merger. Immediately following the Sorin merger, Merger Sub will merge with and into Cyberonics, with Cyberonics continuing as the surviving company and as a wholly owned subsidiary of Holdco, which we refer to as the Cyberonics merger. We refer to the Sorin merger and the Cyberonics merger together as the mergers. A copy of the merger agreement is included as Annex A-1 to the proxy statement/prospectus of which this notice forms a part;

2	to vote on a proposal to approve any motion to adjourn the Cyberonics special meeting, or any postponement thereof, to another time or place if necessary or appropriate (i) to solicit additional proxies if there are insufficient votes at the time of the Cyberonics special meeting to adopt the merger agreement, (ii) to provide Cyberonics stockholders any supplement or amendment to the proxy statement/prospectus or (iii) to disseminate any other information that is material to Cyberonics stockholders voting at the Cyberonics special meeting, which we refer to as the adjournment proposal; and

3	to vote on a proposal to approve, on a non-binding advisory basis, certain compensation arrangements for Cyberonics’ named executive officers in connection with the Cyberonics merger.

Your proxy is being solicited by the Cyberonics board of directors. The Cyberonics board of directors has unanimously approved and declared advisable the merger agreement, the mergers and all of the other transactions contemplated by the merger agreement, declared that the transactions contemplated by the merger agreement are fair to and in the best interests of Cyberonics and its stockholders, directed that the adoption of the merger agreement be submitted to a vote at a meeting of the Cyberonics stockholders, and resolved to recommend that the Cyberonics stockholders vote to adopt the merger agreement and approve the other matters submitted for approval in connection with the merger agreement at such Cyberonics special meeting. ACCORDINGLY, THE CYBERONICS BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT CYBERONICS STOCKHOLDERS VOTE “FOR” THE PROPOSAL TO ADOPT THE MERGER AGREEMENT, “FOR” THE ADJOURNMENT PROPOSAL AND “FOR” THE PROPOSAL TO APPROVE, ON A NON-BINDING, ADVISORY BASIS, CERTAIN COMPENSATION ARRANGEMENTS FOR CYBERONICS’ NAMED EXECUTIVE OFFICERS IN CONNECTION WITH THE CYBERONICS MERGER.

i

The Cyberonics board of directors has fixed the close of business on August 20, 2015 as the record date for determination of Cyberonics stockholders entitled to receive notice of, and to vote at, the Cyberonics special meeting or any adjournments or postponements thereof. Only holders of record of Cyberonics common stock at the close of business on the record date are entitled to receive notice of, and to vote at, the Cyberonics special meeting. The mergers cannot be completed unless the holders of a majority of the outstanding shares of Cyberonics common stock entitled to vote on the matter at the Cyberonics special meeting vote to adopt the merger agreement. A failure to submit a proxy or attend the Cyberonics special meeting, a broker non-vote or an abstention will have the same effect as a vote “AGAINST” the adoption of the merger agreement. To approve the adjournment proposal or the proposal to approve, on a non-binding, advisory basis, certain compensation arrangements for Cyberonics’ named executive officers in connection with the Cyberonics merger, the proposal must receive the affirmative vote of a majority of the voting power represented at the Cyberonics special meeting in person or by proxy. A failure to submit a proxy or attend the Cyberonics special meeting or a broker non-vote will have no effect on these proposals, although an abstention will have the same effect as a vote cast “AGAINST” these proposals.

Your vote is very important. Whether or not you plan to attend the Cyberonics special meeting, we urge you to vote by Internet or telephone to ensure that your shares are represented at the Cyberonics special meeting. Registered stockholders may vote (i) through the Internet by logging onto the website indicated on the enclosed proxy card and following the prompts using the control number located on the proxy card; (ii) by telephone (from the United States, United States Territory and Canada) using the toll-free telephone number listed on the enclosed proxy card; or (iii) by completing, signing, dating and returning the enclosed proxy card in the postage-paid envelope provided. If your shares are held in the name of a bank, broker or other nominee, follow the instructions you receive from your nominee on how to vote your shares. Registered stockholders who attend the Cyberonics special meeting may vote their shares personally even if they previously have voted their shares.

An admission ticket and government-issued picture identification will be required to enter the Cyberonics special meeting. All stockholders must have an admission ticket to attend the Cyberonics special meeting. Stockholders may obtain a ticket and directions to 100 Cyberonics Boulevard, Houston, Texas 77058, where the Cyberonics special meeting will be held, by writing to Cyberonics, Inc., Attention: Secretary, 100 Cyberonics Boulevard, Houston, Texas 77058. If you are a registered stockholder, please indicate that in your request. If you are the representative of a corporate or institutional stockholder, you must present valid photo identification along with proof that you are the representative of such stockholder. If your shares are held by a bank, broker or other nominee, you must enclose with your request evidence of your ownership of shares, which you can obtain from your broker, bank or other nominee. Please submit your ticket request and proof of ownership as promptly as possible in order to ensure you receive your ticket in time for the Cyberonics special meeting. Admission to the Cyberonics special meeting will be on a first-come, first-served basis.

If you have any questions regarding the accompanying proxy statement/prospectus, you may contact The Proxy Advisory Group, LLC, Cyberonics’ proxy solicitor, by calling toll-free at (888) 33-PROXY ((888)-337-7699).

David S. Wise Senior Vice President, Chief Administrative Officer & Secretary

REFERENCES TO ADDITIONAL INFORMATION

This proxy statement/prospectus incorporates important business and financial information about Cyberonics, Inc., which we refer to as Cyberonics, from other documents that Cyberonics has filed with the United States Securities and Exchange Commission, which we refer to as the SEC. For a listing of documents incorporated by reference into this proxy statement/prospectus, please see the section entitled “Where You Can Find More Information” of this proxy statement/prospectus.

You may read and copy any document Cyberonics files with or furnishes to the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You may also obtain free copies of these reports, as well as proxy and information statements and other information that Cyberonics files with or furnishes to the SEC, at the Internet website maintained by the SEC, at www.sec.gov. The address of the SEC’s website is provided solely for the information of prospective investors and is not intended to be an active link. Please visit this website or call the SEC at 1-800-SEC-0330 for further information about its Public Reference Room. Reports and other information concerning the business of Cyberonics may also be inspected at the offices of the NASDAQ Stock Market at One Liberty Plaza 165 Broadway, New York, NY 10006. In addition, you may obtain free copies of the documents Cyberonics files with the SEC by going to Cyberonics’ website at http://www.cyberonics.com under “Investor Relations”. The Internet website address of Cyberonics is provided as an inactive textual reference only, and the information provided on the Internet website of Cyberonics, other than copies of the documents listed in the section entitled “Where You Can Find More Information” of this proxy statement/prospectus that have been filed with the SEC, is not part of this proxy statement/prospectus and, therefore, is not incorporated herein by reference.

You may also request copies of this proxy statement/prospectus and any of the documents incorporated by reference into this proxy statement/prospectus or other information concerning Cyberonics, without charge, by written or telephonic request directed to Cyberonics, Inc., Attention: Secretary, 100 Cyberonics Boulevard, Houston, Texas 77058, Telephone (281) 228-7200; or The Proxy Advisory Group, LLC, which we refer to as The Proxy Advisory Group, Cyberonics’ proxy solicitor, by calling (888) 337-7699 (toll-free) or (212) 616-2180.

In order for you to receive timely delivery of the documents in advance of the Cyberonics special meeting, you must request the information no later than September 15, 2015, which is five business days prior to the date of the Cyberonics special meeting.

Cyberonics is not incorporating the contents of the websites of the SEC, Cyberonics, Sorin or any other entity into this proxy statement/prospectus. We are providing the information about how you can obtain certain documents that are incorporated by reference into this proxy statement/prospectus at these websites only for your convenience.

Sorin S.p.A., a joint stock company organized under the laws of Italy and which we refer to as Sorin, makes its annual and interim reports and other information available on its website at http://www.sorin.com/investor-relations/financial-reports. The address of Sorin’s website is provided solely for the information of prospective investors and is not intended to be an active link.

ABOUT THIS PROXY STATEMENT/PROSPECTUS

This document, which forms part of a registration statement on Form S-4 filed with the SEC by LivaNova PLC (f/k/a Sand Holdco PLC) (File No. 333-203510), a public limited company incorporated under the laws of England and Wales and a wholly owned subsidiary of Sorin and which we refer to as Holdco, constitutes a prospectus of Holdco under Section 5 of the Securities Act of 1933, as amended, which we refer to as the Securities Act, with respect to the ordinary shares, par value £1.00 per share, of Holdco, which we refer to as the Holdco ordinary shares, to be issued to Cyberonics stockholders and Sorin shareholders pursuant to the Transaction Agreement, as may be amended from time to time, which we refer to as the merger agreement, dated as of March 23, 2015, among Cyberonics, Sorin, Holdco, and Cypher Merger Sub, Inc., a Delaware corporation and wholly owned (whether directly or indirectly through a wholly owned subsidiary or subsidiaries) subsidiary of Holdco and which we refer to as Merger Sub. This document also constitutes a proxy statement of Cyberonics under Section 14(a) of the Securities Exchange Act of 1934, as amended, which we refer to as the Exchange Act, as well as a notice of meeting and a proxy statement under Delaware law with respect to the meeting of Cyberonics stockholders, which we refer to as the Cyberonics special meeting, at which Cyberonics stockholders will be asked to consider and vote upon the proposals to:

•	adopt the merger agreement;

•	approve any motion to adjourn or postpone the Cyberonics special meeting to another time or place if necessary or appropriate (i) to solicit additional proxies if there are insufficient votes at the time of the Cyberonics special meeting to adopt the merger agreement, (ii) to provide Cyberonics stockholders any supplement or amendment to this proxy statement/prospectus or (iii) to disseminate any other information that is material to Cyberonics stockholders voting at the Cyberonics special meeting; and

•	approve, on a non-binding, advisory basis, certain compensation arrangements for Cyberonics’ named executive officers in connection with the Cyberonics merger (as defined below in the section entitled “Questions and Answers About the Mergers and the Cyberonics Special Meeting” of this proxy statement/prospectus).

Information contained in or incorporated by reference into this proxy statement/prospectus relating to Cyberonics has been supplied by Cyberonics and information contained in this proxy statement/prospectus relating to Sorin, Merger Sub and Holdco has been provided by Sorin.

You should rely only on the information contained in or incorporated by reference into this proxy statement/prospectus. No person has been authorized to provide you with information that is different from what is contained in, or incorporated by reference into, this proxy statement/prospectus, and, if given or made by any person, such information must not be relied upon as having been authorized. You should not assume that the information contained in this proxy statement/prospectus is accurate as of any date other than its date as specified on the cover unless otherwise specifically provided herein. Further, you should not assume that the information incorporated by reference into this proxy statement/prospectus is accurate as of any date other than the date of the incorporated document. Neither the mailing of this proxy statement/prospectus to Cyberonics stockholders nor the issuance by Holdco of ordinary shares pursuant to the merger agreement will create any implication to the contrary.

None of the SEC, the U.K. Financial Conduct Authority, which we refer to as the FCA, the Commissione Nazionale per le Società e la Borsa, which we refer to as CONSOB, nor any state securities commission has approved or disapproved any of the transactions described in this proxy statement/prospectus or the securities to be issued under this document or passed upon the adequacy or accuracy of this document. Any representation to the contrary is a criminal offense. This proxy statement/prospectus does not constitute an offer to buy or sell, or a solicitation of an offer to buy or sell, any securities, or a solicitation of a proxy, in any jurisdiction to or from any person to whom it is unlawful to make any such offer or solicitation in such jurisdiction. The distribution or possession of this proxy statement/prospectus in or from certain jurisdictions may be restricted by law. For the avoidance of doubt, this proxy statement/prospectus does not constitute an offer to buy or sell securities or a solicitation of an offer to buy or sell any securities in Italy or in the U.K. or any other state in the European Economic Area or a solicitation of a proxy under the laws of Italy or England and Wales, and it is not intended to be, and is not, a prospectus or an offer document for the purposes of the FCA’s Prospectus Rules or Listing Rules or within the meaning of Italian law and the rules of CONSOB. You should inform yourself about and observe any such restrictions, and none of Cyberonics, Sorin or Holdco accepts any liability in relation to any such restrictions.

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(continued)

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QUESTIONS AND ANSWERS ABOUT THE MERGERS AND THE CYBERONICS SPECIAL MEETING

The following questions and answers are intended to address briefly some commonly asked questions regarding the mergers, the merger agreement and the Cyberonics special meeting. These questions and answers only highlight some of the information contained in this proxy statement/prospectus and may not contain all of the information that is important to you. Please refer to the section entitled “Summary” of this proxy statement/prospectus and the more detailed information contained elsewhere in this proxy statement/prospectus, the Annexes to this proxy statement/prospectus and the documents referred to in this proxy statement/prospectus, which you should read carefully and in their entirety. You may obtain the information incorporated by reference into this proxy statement/prospectus without charge by following the instructions under the section entitled “Where You Can Find More Information” of this proxy statement/prospectus.

Q:	What is the proposed transaction, why are Sorin and Cyberonics proposing the mergers and what will happen to Cyberonics as a result of the mergers?

A:	On February 26, 2015, Cyberonics, Sorin, Holdco and Merger Sub entered into a binding letter of intent, which we refer to as the letter of intent, providing that, subject only to completion of the employee consultation procedures required under French law, the parties would enter into a definitive merger agreement, which was attached as an exhibit to the letter of intent, providing for a business combination transaction between Cyberonics and Sorin. As contemplated by the letter of intent, on March 23, 2015 Cyberonics, Sorin, Holdco and Merger Sub entered into a definitive merger agreement providing for the business combination transaction, the merger agreement, which is attached as Annex A-1 to this proxy statement/prospectus. Pursuant to the merger agreement and subject to the approval of the proposal to adopt the merger agreement by the holders of shares having a majority of the voting power of the outstanding shares of Cyberonics common stock entitled to vote on the matter at the Cyberonics special meeting, which we refer to as the Cyberonics stockholder approval, and the satisfaction or waiver of all other conditions under the merger agreement (including the approval of the Sorin merger (as defined below) by the holders of two-thirds of Sorin ordinary shares (as defined below) in attendance and able to vote on the sole call at the extraordinary general meeting of Sorin shareholders called for such purpose, which we refer to as the Sorin shareholder approval):

•	Sorin will merge with and into Holdco, with Holdco continuing as the surviving company, which we refer to as the Sorin merger, and each ordinary share, par value €1 per share, of Sorin, which we refer to as Sorin ordinary shares, other than (i) Sorin ordinary shares held in the treasury of Sorin or owned of record by Holdco, Merger Sub, Cyberonics or any of their respective subsidiaries, which we refer to collectively as excluded Sorin shares, and (ii) those shares held by a holder who has properly exercised, on or before June 12, 2015, and perfected his or her rescission rights in accordance with Italian law, which have not been purchased by holders of other Sorin ordinary shares pursuant to Article 2437-quater of the Italian Civil Code on or before July 22, 2015, which we refer to as the excluded Sorin rescission shares, will be converted into the right to receive 0.0472 Holdco ordinary shares. We refer to the fraction of a Holdco share to be received in exchange for each Sorin share as the Sorin exchange ratio, and we refer to the Holdco ordinary shares to be received by Sorin shareholders for each Sorin ordinary share in the Sorin merger as the Sorin merger consideration.

•	Immediately following the Sorin merger, Merger Sub will merge with and into Cyberonics, with Cyberonics continuing as the surviving company and as a wholly owned subsidiary of Holdco, which we refer to as the Cyberonics merger, and each share of Cyberonics common stock, other than the Cyberonics common stock held in the treasury of Cyberonics or owned of record by Holdco, Merger Sub, Sorin, or any of their respective subsidiaries, which we refer to collectively as the excluded Cyberonics shares, will be converted into the right to receive one Holdco ordinary share. We refer to the number of Holdco shares to be received in exchange for each Cyberonics share as the Cyberonics exchange ratio, and we refer to the Holdco ordinary shares to be received by Cyberonics stockholders for each share of Cyberonics common stock in the Cyberonics merger as the Cyberonics merger consideration. We refer to the Sorin merger and the Cyberonics merger together as the mergers.

•	In connection with the Cyberonics merger, Cyberonics common stock will be delisted from the National Association of Securities Dealers Automated Quotations, which we refer to as the NASDAQ, and deregistered under the Exchange Act, and Cyberonics will no longer file periodic reports with the SEC on account of Cyberonics common stock.

Holdco	is incorporated under the laws of England and Wales. Current law of the United Kingdom, which we refer to as the U.K., provides that Holdco will be regarded as being U.K. resident for tax purposes from incorporation and shall remain so unless (a) it is concurrently resident in another jurisdiction (applying the tax residence rules of that jurisdiction) that has a double tax treaty with the U.K. and (b) there is a tiebreaker provision in that tax treaty which allocates exclusive residence to that other jurisdiction. Holdco intends to set up its key management and organizational structure in such a manner that it should be regarded solely as resident in the U.K. from its incorporation for tax purposes.

In the course of reaching their decisions to approve the merger agreement, the mergers and all other transactions contemplated by the merger agreement, each of the board of directors of Cyberonics, which we refer to as the Cyberonics board, and the board of directors of Sorin, which we refer to as the Sorin board, considered a number of important factors in their separate deliberations. For more details on these factors, see the sections entitled “The Mergers—Cyberonics Reasons for the Merger and Recommendation of the Cyberonics Board” and “The Mergers—Sorin Reasons for the Mergers” of this proxy statement/prospectus.

Q:	What is this document?

A:	This proxy statement/prospectus serves as the proxy statement through which Cyberonics will solicit proxies to obtain the necessary Cyberonics stockholder approval for the mergers. It also serves as the prospectus by which Holdco will issue Holdco ordinary shares in connection with the mergers. It also provides Sorin shareholders and Cyberonics stockholders with important details about Holdco and their rights as potential holders of Holdco ordinary shares. In addition, it informs holders of Cyberonics common stock of the upcoming Cyberonics special meeting at which Cyberonics stockholders will vote on a proposal to adopt the merger agreement and provides details of the merger agreement and the consideration Cyberonics stockholders will receive upon completion of the mergers.

Q:	Why did I receive this proxy statement/prospectus and proxy card?

A:	You are receiving this proxy statement/prospectus because you were a stockholder of record of Cyberonics on the record date for the Cyberonics special meeting, which we refer to as the record date, and therefore, you are entitled to vote at the Cyberonics special meeting. This document serves as both a proxy statement of Cyberonics used to solicit proxies to obtain the necessary stockholder approval for the Cyberonics merger at the Cyberonics special meeting, and as a prospectus of Holdco used to offer Holdco ordinary shares in exchange for Sorin ordinary shares and shares of Cyberonics common stock, pursuant to the terms of the merger agreement. This document contains important information about the mergers and the Cyberonics special meeting, and you should read it carefully and in its entirety. The enclosed voting materials allow Cyberonics stockholders to vote their shares without attending the Cyberonics special meeting in person.

Q:	What is Sorin?

A:	Sorin is a multinational corporation and global leader in the field of medical devices for the treatment of cardiovascular diseases. Sorin develops, produces and distributes medical devices for cardiac surgery and the treatment of cardiac rhythm dysfunctions. Through steady growth and expansion, Sorin has become a market leader in medical technologies for treating cardiovascular disease, and has become the global leader in the cardiopulmonary market. Sorin had approximately 4,000 employees worldwide as of December 31, 2014 and is focused on two main therapeutic areas: (i) Cardiac Surgery, which focuses on systems and disposable biomedical devices for extracorporeal circulation during heart surgery and implantable prostheses to replace or repair native heart valves; and (ii) Cardiac Rhythm Management, which focuses on implantable devices, monitoring systems and accessories for cardiac rhythm dysfunctions. You can find more information about Sorin from sources described in the section entitled “Where You Can Find More Information” of this proxy statement/prospectus.

Q:	Whose proxies are being solicited and who is entitled to vote at the Cyberonics special meeting?

A:	ONLY Cyberonics stockholders’ proxies are being solicited. We are not soliciting any proxies or votes from Sorin shareholders through this proxy statement/prospectus.

If you are a Sorin shareholder and not a Cyberonics stockholder, and you have received or gained access to this proxy statement/prospectus, you should not treat it as any solicitation of your proxy, vote or support on any matter. If you are both a Cyberonics stockholder and a Sorin shareholder, you should treat this proxy statement/prospectus as soliciting only your proxy with respect to the Cyberonics common stock held by you and should not treat it as a solicitation of your proxy, vote or support on any matter with respect to your Sorin ordinary shares.

The record date for the Cyberonics special meeting is August 20, 2015. Only holders of record of shares of Cyberonics common stock as of the close of business on the record date are entitled to notice of, and to vote at, the Cyberonics special meeting or any adjournment or postponement of the Cyberonics special meeting. Each holder of Cyberonics common stock is entitled to cast one vote on each matter properly brought before the Cyberonics special meeting for each share of Cyberonics common stock that such holder owned of record as of close of business on the record date.

Q:	Where and when will the Cyberonics special meeting be held?

A:	The Cyberonics special meeting will be held at 100 Cyberonics Boulevard, Houston, Texas 77058 on September 22, 2015, at 10:00 a.m. local time.

All Cyberonics stockholders of record as of the close of business on the record date, their duly authorized proxy holders and beneficial owners with proof of ownership are invited to attend the Cyberonics special meeting in person. An admission ticket and government-issued picture identification, such as a driver’s license or passport, will be required to enter the Cyberonics special meeting. You may obtain a ticket and directions to 100 Cyberonics Boulevard, Houston, Texas 77058, where it will be held, by writing to Cyberonics, Inc., Attention: Secretary, 100 Cyberonics Boulevard, Houston, Texas 77058. If you are a registered stockholder, please indicate that in your request. If your shares are held by a bank, broker or other nominee, you must enclose with your request evidence of your ownership of such shares, which you can obtain from your broker, bank or other nominee. If you are the representative of a corporate or institutional stockholder, you must present valid government-issued picture identification along with proof that you are the representative of such stockholder. Please submit your ticket request and proof of ownership as promptly as possible in order to ensure you receive your ticket in time for the Cyberonics special meeting. Admission to the Cyberonics special meeting will be on a first-come, first-served basis. Please note that cameras, recording devices and other electronic devices will not be permitted at the Cyberonics special meeting. For additional information about the Cyberonics special meeting, see the section entitled “The Special Meeting of Stockholders of Cyberonics” of this proxy statement/prospectus.

Q:	What matters will be voted on at the Cyberonics special meeting?

A:

There are three proposals that will be voted on at the Cyberonics special meeting. First, Cyberonics stockholders will be asked to vote on a proposal to adopt the merger agreement and thereby approve the transactions contemplated by the merger agreement, including the mergers. Cyberonics stockholders also will be asked to vote on a proposal to approve any motion to adjourn the Cyberonics special meeting, or any postponement thereof, to another time or place if necessary or appropriate (i) to solicit additional proxies if there are insufficient votes at the time of the Cyberonics special meeting to adopt the merger agreement, (ii) to provide Cyberonics stockholders any supplement or amendment to this proxy statement/prospectus, or (iii) to disseminate any other information that is material to Cyberonics stockholders voting at the Cyberonics special meeting, which we refer to as the adjournment proposal. Cyberonics stockholders also will be asked to vote on a proposal to approve, on a non-binding, advisory basis, certain compensation arrangements for Cyberonics’ named executive officers in connection with the Cyberonics merger. The approval of the adjournment proposal and the approval of the proposal to approve, on a non-binding, advisory basis, certain compensation arrangements for Cyberonics’ named executive officers in connection with the Cyberonics merger are not conditions to Cyberonics’, Sorin’s, and Holdco’s obligations to take certain required steps toward the completion of the mergers.

Q:	What is the recommendation of the board of directors of Cyberonics as to each proposal that may be voted on at the Cyberonics special meeting?

A:	The Cyberonics board has unanimously approved and declared advisable the merger agreement, the mergers and all of the other transactions contemplated by the merger agreement, declared that the transactions contemplated by the merger agreement are fair to and in the best interests of Cyberonics and its stockholders, directed that the adoption of the merger agreement be submitted to a vote at the Cyberonics special meeting and resolved to recommend that the Cyberonics stockholders vote to adopt the merger agreement and approve the other matters submitted for approval in connection with the merger agreement at such meeting.

Accordingly, the Cyberonics board unanimously recommends that Cyberonics stockholders vote “FOR” the proposal to adopt the merger agreement.

The Cyberonics board unanimously recommends that Cyberonics stockholders vote “FOR” the adjournment proposal.

The Cyberonics board unanimously recommends that Cyberonics stockholders vote “FOR” the proposal to approve, on a non-binding, advisory basis, certain compensation arrangements for Cyberonics’ named executive officers in connection with the Cyberonics merger.

See the section entitled “The Mergers—Cyberonics Reasons for the Mergers and Recommendation of the Cyberonics Board” of this proxy statement/prospectus.

Q:	Does my vote matter?

A:	Yes, your vote is very important. Whether or not you plan to attend the Cyberonics special meeting, please vote as soon as possible by following the instructions in this proxy statement/prospectus.

The mergers cannot be completed unless the holders of a majority of the outstanding shares of Cyberonics common stock entitled to vote on the matter at the Cyberonics special meeting vote to adopt the merger agreement. For Cyberonics stockholders, if you fail to submit a proxy or vote in person at the special meeting, or vote to abstain, or you do not provide your bank, brokerage firm or other nominee with instructions, it will have the same effect as a vote “AGAINST” the adoption of the merger agreement.

Q:	What constitutes a quorum at the Cyberonics special meeting?

A:	Cyberonics stockholders who hold shares of Cyberonics common stock representing at least a majority of the outstanding shares of Cyberonics common stock entitled to vote at the Cyberonics special meeting must be present in person or represented by proxy to constitute a quorum for the transaction of business at the Cyberonics special meeting. The chairman of the Cyberonics special meeting or the Cyberonics stockholders who hold a majority of the issued and outstanding Cyberonics common stock, present in person or represented by proxy, at the Cyberonics special meeting, whether or not a quorum is present, has the power to adjourn the Cyberonics special meeting from time to time. Notice of any adjourned Cyberonics special meeting need not be given if the time and place thereof, are announced at the Cyberonics special meeting at which the adjournment is taken. At the adjourned Cyberonics special meeting, Cyberonics may transact any business which might have been transacted at the original Cyberonics special meeting. If the adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the adjourned Cyberonics special meeting, notice of the adjourned Cyberonics special meeting shall be given to each stockholder of record entitled to vote at the adjourned Cyberonics special meeting.

Q:	What vote of the Cyberonics stockholders is required to approve the proposals presented at the Cyberonics special meeting?

A:	Approval of the proposal to adopt the merger agreement requires the affirmative vote of the holders of a majority of the outstanding shares of Cyberonics common stock entitled to vote on the matter at the Cyberonics special meeting. Cyberonics stockholders are entitled to one vote for each share of Cyberonics common stock owned as of the close of business on the record date. As of August 17, 2015 (the closest possible date to the record date for which the number of Cyberonics’ outstanding common shares is known and it is expected that at the record date the number of such shares outstanding will not have changed significantly), 26,000,450 shares of Cyberonics common stock were outstanding and entitled to vote at the Cyberonics special meeting and, as a result, the holders of at least 13,000,226 shares of Cyberonics common stock must vote in favor of the proposal to adopt the merger agreement for that proposal to be approved. Failures to submit a proxy or attend the Cyberonics special meeting, abstentions and broker non-votes will have the same effect as votes “AGAINST” the proposal to adopt the merger agreement.

The approval of the adjournment proposal and the proposal to approve, on a non-binding, advisory basis, certain compensation arrangements for Cyberonics’ named executive officers in connection with the Cyberonics merger requires the affirmative vote of a majority of the voting power represented at the Cyberonics special meeting in person or by proxy. Failures to submit a proxy or attend the Cyberonics special meeting and broker non-votes will have no effect on these proposals, although abstentions will have the same effect as votes cast “AGAINST” these proposals.

See the section entitled “The Special Meeting of Stockholders of Cyberonics” of this proxy statement/prospectus.

Hugh M. Morrison, Chairman of the Board of Cyberonics, and Daniel J. Moore, President and Chief Executive Officer of Cyberonics (acting solely in their capacity as Cyberonics stockholders) have entered into support agreements with Sorin undertaking to vote in favor of the proposal to adopt the merger agreement. See the section entitled “Summary—The Support Agreements” of this proxy statement/prospectus.

Q:	What will happen if the proposals to be considered at the Cyberonics special meeting are not approved?

A:	Cyberonics, Sorin, Merger Sub and Holdco will not be able to complete the mergers if Cyberonics stockholders do not approve the proposal to adopt the merger agreement. Completion of the mergers is not dependent on Cyberonics stockholder approval of the adjournment proposal or the proposal to approve, on a non-binding, advisory basis, certain compensation arrangements for Cyberonics’ named executive officers in connection with the Cyberonics merger.

Q:	What will Cyberonics stockholders and Sorin shareholders receive in the mergers?

A:	Subject to the terms and conditions of the merger agreement, at the effective time of the Cyberonics merger, which we refer to as the Cyberonics merger effective time, each issued and outstanding share of Cyberonics common stock, other than excluded Cyberonics shares, will be converted into the right to receive one Holdco ordinary share.

Subject to the terms and conditions of the merger agreement, at the effective time of the Sorin merger, which we refer to as the Sorin merger effective time, each Sorin ordinary share, other than excluded Sorin shares and the excluded Sorin rescission shares, will be converted into the right to receive 0.0472 Holdco ordinary shares.

Q:	Can the Cyberonics exchange ratio or Sorin exchange ratio change between now and the time the mergers are completed to account for changes in the market price of Cyberonics common stock or Sorin ordinary shares?

A:	No. The merger agreement does not include an adjustment to the total number of Holdco ordinary shares that Cyberonics stockholders or Sorin shareholders will be entitled to receive for changes in the market price of Cyberonics common stock or Sorin ordinary shares. Accordingly, the market value of Holdco ordinary shares issued pursuant to the Cyberonics merger will depend on the market value of the shares of Cyberonics common stock and Sorin ordinary shares at the time the Cyberonics merger closes, and could vary significantly from the market value on the date the letter of intent was entered into, the date the merger agreement was entered into, the date of this proxy statement/prospectus or the date of the Cyberonics special meeting.

Q:	Will I, a holder of Cyberonics common stock, receive fractional interests in Holdco ordinary shares?

A:	No. Each share of Cyberonics common stock will be exchanged for one Holdco ordinary share; therefore, no fractional shares will be issued to Cyberonics stockholders.

Q:	What will a holder of options to purchase Cyberonics common stock receive in the Cyberonics merger?

A:	At the Cyberonics merger effective time, each outstanding unvested Cyberonics stock option will fully vest and each outstanding Cyberonics stock option, other than any such option granted prior to January 1, 2013 which is held by any director or executive officer of Cyberonics (which we refer to as a cashed-out Cyberonics option), will be cancelled and converted into an option to purchase a number of Holdco ordinary shares equal to the product (rounded down to the nearest whole number) of (i) the total number of shares of Cyberonics common stock subject to such stock option immediately prior to the Cyberonics merger effective time and (ii) the Cyberonics exchange ratio, at an exercise price per share equal to the quotient (rounded up to the nearest whole cent) obtained by dividing (a) the per share exercise price of such stock option immediately prior to the Cyberonics merger effective time by (b) the Cyberonics exchange ratio. Except for the adjustments described in this paragraph, following the Cyberonics merger effective time, each Cyberonics stock option will otherwise continue to be governed by the same terms and conditions (including exercisability terms) as were applicable to such Cyberonics stock option immediately prior to the Cyberonics merger effective time.

Each cashed-out Cyberonics option (whether vested or unvested) will, as of the Cyberonics merger effective time, be cancelled and will only entitle the holder thereof to receive (without interest), on the date on which the Cyberonics merger effective time occurs, an amount in cash equal to the product (rounded down to the nearest whole cent) obtained by multiplying (i) the number of shares of Cyberonics common stock subject to such Cyberonics stock option immediately prior to the Cyberonics merger effective time by (ii) the excess, if any, of (a) the Cyberonics trading price over (b) the per share exercise price of such option immediately prior to the Cyberonics merger effective time, less applicable taxes required to be withheld. For the purpose of the calculation of such amount, the “Cyberonics trading price” is the average of the volume-weighted average prices, rounded to four (4) decimal points, of a share of Cyberonics common stock on the NASDAQ for ten (10) individual trading days within the twenty (20) consecutive trading days ending on (and including) the second full trading day prior to the Cyberonics merger effective time (with such ten (10) trading days to be selected by random lottery in the presence of senior executives of each of Sorin and Cyberonics), in each case as reported by Bloomberg Financial Markets, or any successor thereto, through its “Volume Weighted Average Price” function (or, if not reported therein, in another authoritative source mutually selected by Sorin and Cyberonics), subject to appropriate adjustments for any stock dividend, stock split or other similar transactions that occur during such period. If the volume-weighted average price cannot be calculated for shares of Cyberonics common stock on any such date, the volume-weighted average price for such date shall be the fair market value as mutually agreed upon by Sorin and Cyberonics.

Q:	What will a holder of Cyberonics restricted stock receive in the Cyberonics merger?

A:	At the Cyberonics merger effective time, each outstanding share of Cyberonics common stock subject to vesting or other lapse restrictions pursuant to the Cyberonics stock plans will accelerate and fully vest (with performance-based restricted shares vesting at 100% of the target level) and will be converted into, and become exchanged for one Holdco ordinary share (less applicable taxes required to be withheld with respect to such vesting). Except as otherwise agreed to by Cyberonics and Sorin, with respect to each executive officer of Cyberonics other than Darren Alch (Cyberonics’ Vice President, General Counsel and Assistant Secretary), 50% of such Holdco ordinary shares payable at the Cyberonics merger effective time in respect of Cyberonics restricted stock will be subject to an 18-month lock-up period, which will terminate on termination of employment of the holder for any reason, and 50% of such Holdco ordinary shares will not be subject to any lock-up period.

Q:	What will a holder of Cyberonics restricted stock units receive in the Cyberonics merger?

A:	At the Cyberonics merger effective time, any vesting conditions applicable to each outstanding restricted stock unit pursuant to the Cyberonics stock plans, which we refer to as a Cyberonics RSU, will accelerate (with performance-based Cyberonics RSUs vesting at 100% of the target level), and each Cyberonics RSU will be exchanged for a number of Holdco ordinary shares equal to the product (rounded down to the nearest whole number) of (i) the number of Cyberonics shares subject to such Cyberonics RSU immediately prior to the Cyberonics merger effective time and (ii) the Cyberonics exchange ratio (less applicable taxes required to be withheld with respect to such payment). Such Holdco ordinary shares will be payable as soon as practicable following the Cyberonics merger effective time, but in any event no later than three (3) business days after the Cyberonics merger effective time, except that any such shares payable to any director or executive officer of Cyberonics will be paid on the date of the Cyberonics merger effective time, and any such shares payable pursuant to Cyberonics RSUs that constitute deferred compensation under Section 409A of the Internal Revenue Code of 1986, as amended, which we refer to as the Code, will be paid at the earliest time permitted that will not trigger a tax or penalty under Section 409A. Except as otherwise agreed to by Cyberonics and Sorin, with respect to each executive officer of Cyberonics other than Mr. Alch, 50% of such Holdco ordinary shares payable at the Cyberonics merger effective time in respect of Cyberonics RSUs will be subject to an 18-month lock-up period, which will terminate on termination of employment of the holder for any reason, and 50% of such Holdco ordinary shares will not be subject to any lock-up period.

Q:	What will a holder of options to purchase Sorin ordinary shares or stock appreciation rights with respect to Sorin ordinary shares receive in the Sorin merger?

A:	At the Sorin merger effective time, each option or stock appreciation right to acquire Sorin ordinary shares or to receive a cash payment based on the value thereof granted under any Sorin stock plan that is outstanding immediately prior to the Sorin merger effective time will be fully vested and converted into an option or stock appreciation right based on that number of Holdco ordinary shares equal to the product (rounded down to the nearest whole number) obtained by multiplying (i) the number of Sorin ordinary shares subject to such Sorin stock option or stock appreciation right immediately prior to the Sorin merger effective time by (ii) the Sorin exchange ratio, at an exercise price per share equal to the quotient (rounded up to the nearest whole cent) obtained by dividing (a) the per share exercise price specified in the stock option or stock appreciation right immediately prior to the Sorin merger effective time by (b) the Sorin exchange ratio (which exercise price may be converted into U.S. dollars or British pounds based on the applicable currency exchange rates). Following the Sorin merger effective time, each Sorin stock option and stock appreciation right will continue to be governed by the same terms and conditions (including exercisability terms) as were applicable to such Sorin stock option or stock appreciation right, as applicable, immediately prior to the Sorin merger effective time (but taking into account any changes provided for in the applicable Sorin stock plan or in any applicable award agreement and any restrictions on replicating such terms and conditions under applicable law).

Q:	What will a holder of Sorin restricted stock units or performance shares receive in the Sorin merger?

A:	At the Sorin merger effective time, any vesting conditions applicable to each restricted stock unit and each performance share pursuant to the Sorin stock plans (other than the 2012-2014 Long Term Incentive Plan), each of which we refer to as a Sorin LTI award, will accelerate at 100% of the target level and will be converted into a number of Holdco ordinary shares equal to the product (rounded down to the nearest whole number) obtained by multiplying (i) the number of Sorin ordinary shares subject to such Sorin LTI award immediately prior to the Sorin merger effective time by (ii) the Sorin exchange ratio. Except as otherwise agreed by Cyberonics and Sorin, with respect to each Sorin LTI award the terms of which currently provide for a lock-up period and, except as otherwise determined by Sorin, each other Sorin LTI award, which we refer to collectively as the modified Sorin LTI awards, a portion of the Holdco ordinary shares payable will be paid as promptly as practicable after the Sorin merger effective time (but in any event no later than three (3) business days after the Sorin merger effective time), with such portion equal to the number of Holdco ordinary shares that would have been payable with respect to such award based on (x) the actual level of performance achieved for the 2012-2014 performance period (which was 30.57%) and (y) the portion of the applicable performance period completed as of the Sorin merger effective time. Of the remaining Holdco ordinary shares payable pursuant to each such modified Sorin LTI award, 50% will be paid on February 26, 2016 and 50% will be paid on February 26, 2017, in each case subject to the continued employment with Sorin or Holdco or any of their respective affiliates of the holder of such modified Sorin LTI award through the applicable payment date; provided that any holder of a modified Sorin LTI award whose employment is terminated in a “good leaver” or similar termination will remain entitled to receive such Holdco ordinary shares promptly following such termination. The Holdco ordinary shares payable with respect to each Sorin LTI award other than the modified Sorin LTI awards will be paid as promptly as practicable after the Sorin merger effective time (but in any event no later than three (3) business days after the Sorin merger effective time). No Holdco ordinary shares payable with respect to any Sorin LTI award will be subject to any lock-up period.

Performance shares under the 2012-2014 Long Term Incentive Plan of Sorin were settled in Sorin ordinary shares pursuant to their existing terms at the originally scheduled time (on May 5, 2015) based on the actual level of performance, which was 30.57%, and there will be no lock-up on any such shares. Each individual who holds any such performance shares, which we refer to as a 2012-2014 Participant, will also be entitled to receive (without interest) as promptly as practicable after the Sorin merger effective time (but in any event no later than three (3) business days after Sorin merger effective time), a number of Holdco ordinary shares equal to the product (rounded down to the nearest whole number) obtained by multiplying (i) 69.43% of the number of Sorin ordinary shares that would have been payable to such individual with respect to such performance shares pursuant to the terms of such 2012-2014 Long Term Incentive Plan if the respective target levels of performance had been achieved at 100% with respect to such awards by (ii) the Sorin exchange ratio. Unless otherwise agreed by Cyberonics and Sorin, with respect to each 2012-2014 Participant who holds performance shares under the 2012-2014 Long Term Incentive Plan the terms of which provide that the Sorin ordinary shares payable with respect to such performance shares would be subject to a lock-up period following settlement, and, except as otherwise determined by Sorin, each other performance share under the 2012-2014 Long Term Incentive Plan, which we refer to, collectively, as the modified 2012-2014 LTI awards, 50% of the Holdco ordinary shares payable to such individual pursuant to the merger agreement will be subject to an 18-month lock-up period (on the same terms otherwise applicable and which will terminate upon termination of employment of the holder), and 50% of such Holdco ordinary shares will not be subject to such lock-up period. With respect to the performance shares under the 2012-2014 Long Term Incentive Plan other than the modified 2012-2014 LTI awards, no lock-up period will apply to the Holdco ordinary shares payable pursuant to the merger agreement.

Q:	What will a holder of deferred bonus shares receive in the Sorin merger?

A:

As of the Sorin merger effective time, any vesting conditions applicable to each outstanding deferred bonus share pursuant to the Sorin stock plans immediately prior to the Sorin merger effective time, which we refer to as a Sorin deferred bonus share, will accelerate and each Sorin deferred bonus share will only entitle the holder of such Sorin deferred bonus share to receive (without interest), as promptly as practicable after the Sorin merger effective time (but in any event no later than three (3) business days after the Sorin merger effective time), a number of Holdco ordinary shares equal to the product (rounded down to the nearest whole number) obtained by multiplying (i) the number of Sorin ordinary shares subject to such Sorin deferred bonus share immediately prior to the Sorin merger effective time by (ii) the Sorin exchange ratio. No Holdco ordinary shares payable with respect to any Sorin deferred bonus share will be subject to any lock-up period.

Q:	What interests do directors, board members, and executive officers of Cyberonics have in the mergers?

A:	Stockholders of Cyberonics should be aware that Cyberonics directors and executive officers may have interests in the mergers that are different from, or in addition to, the interests of the Cyberonics stockholders. These interests may include, but are not limited to, the continued engagement and/or employment, as applicable, of certain board members and executive officers of Cyberonics, the continued positions of certain directors of Cyberonics as directors on the board of directors of Holdco, which we refer to as the Holdco board, agreements that provide for enhanced severance for certain executive officers of Cyberonics upon a qualifying termination of employment in connection with a change in control, participation in a retention plan implemented by Sorin, the right to receive a reimbursement for the Section 4985 excise tax that may be applicable and imposed as a result of the closing of the mergers and the indemnification of former Cyberonics directors and executive officers by Holdco. These interests also include the treatment in the mergers of stock options, restricted stock, restricted stock units and other rights held by Cyberonics directors and executive officers.

The Cyberonics board was aware of these potentially differing interests of Cyberonics executive officers and directors and considered them, among other matters, in reaching its decision to approve the merger agreement and to recommend that Cyberonics stockholders vote in favor of the proposal to adopt the merger agreement.

For further information with respect to arrangements between Cyberonics and its named executive officers, see the information included under the sections entitled “The Special Meeting of Stockholders of Cyberonics—Proposal No. 3—Advisory (Non-Binding) Vote on Certain Compensation Arrangements” and “Interests of Certain Persons in the Mergers” of this proxy statement/prospectus.

Q:	What interests do the individuals expected to be designated by Sorin to serve on the Holdco board of directors have in the mergers?

A:	Stockholders of Cyberonics should be aware that the individuals expected to be designated by Sorin to serve on the Holdco board of directors, whom we refer to as the Sorin-Designated Holdco Directors, may have interests in the mergers that are different from, or in addition to, the interests of the Cyberonics and Sorin stockholders. These interests may include, but are not limited to, continued engagement and/or employment, as applicable, the positions on the Holdco board, change in control payments, participation in a retention plan implemented by Sorin, and the treatment in the mergers of stock appreciation rights, restricted stock units and other rights.

For further information with respect to arrangements between Holdco and the Sorin-Designated Holdco Directors, see the information included under the section entitled “Interests of Certain Persons in the Mergers” of this proxy statement/prospectus.

Q:	If the mergers are completed, will Holdco ordinary shares be listed for trading?

A:

Yes. The Holdco ordinary shares you will receive in the mergers are expected to be listed on both the NASDAQ and the London Stock Exchange, which we refer to as LSE, following the closing date of the mergers, which is the date of the Cyberonics merger effective time and the Sorin merger effective time, which we refer to as the closing date. We refer to the Cyberonics effective time and Sorin effective time together as the effective times. The completion of the mergers is subject to the Holdco ordinary shares being approved for listing on the NASDAQ, subject to official notice of issuance, and the absence of any written indication from the FCA or the LSE that they will not be willing to admit the Holdco ordinary shares to listing. Holdco ordinary shares received in the mergers are expected to be freely transferable under United States federal securities laws and U.K. securities laws.

Q:	What percentage will former Sorin shareholders and Cyberonics stockholders hold in Holdco following completion of the mergers?

A:	Based on the number of Sorin ordinary shares and securities convertible into Sorin ordinary shares and the number of shares of Cyberonics common stock and securities convertible into Cyberonics common stock, in each case outstanding as of August 17, 2015 (the closest possible date to the record date for which such numbers are known and it is expected that at the record date the number of such shares outstanding will not have changed significantly), and taking into consideration the purchase by holders of other Sorin ordinary shares pursuant to Article 2437-quater of the Italian Civil Code of all Sorin ordinary shares held by any holder who properly exercised and perfected his or her rescission rights under Italian law with respect to Sorin ordinary shares in connection with the Sorin merger, it is anticipated that existing Cyberonics securityholders would own approximately 54% of Holdco on a fully-diluted basis and existing Sorin securityholders would own approximately 46% of Holdco on a fully-diluted basis, as of immediately after completion of the mergers. The exact equity stakes that former Cyberonics stockholders and former Sorin shareholders will hold in Holdco respectively immediately following the mergers will depend on the number of Sorin ordinary shares with respect to which rescission rights are properly exercised, on or before June 12, 2015, and the number of shares of Cyberonics common stock and Sorin ordinary shares issued and outstanding immediately prior to the effective times of the mergers.

Q:	When do you expect the mergers to be completed?

A:	Sorin and Cyberonics intend to complete the mergers as soon as reasonably possible and expect the completion of the mergers to occur in the fourth calendar quarter of 2015. However, no assurances can be provided as to when or if the mergers will be completed. Completion of the mergers is subject to the Cyberonics stockholder approval, the Sorin shareholder approval, certain regulatory approvals, obtaining an order, which we refer to as the Sorin merger order, made by the High Court of England and Wales, which we refer to as the Court, under Regulation 16 of the U.K. Companies (Cross-Border Mergers) Regulations 2007, which we refer to as the U.K. Merger Regulations, which fixes a time and date for the Sorin merger effective time, and the satisfaction or waiver (if permitted) of other conditions, and it is possible that factors outside the control of Sorin and Cyberonics could result in the mergers being completed at a later time or not at all. Failure to timely complete the mergers could negatively affect Sorin’s and Cyberonics’ business plans and operations and have a negative impact on the market price of Sorin ordinary shares and Cyberonics common stock.

On May 26, 2015, at the Sorin extraordinary general meeting, the Sorin shareholder approval was obtained.

Q:	Has the Sorin board approved and recommended the merger agreement?

A:	The Sorin board unanimously recommended that Sorin’s shareholders approve the Sorin merger and the common cross-border merger terms for the Sorin merger, reflecting the terms of the merger agreement, which we refer to as the Sorin merger terms. Sorin’s Chairman and Chief Executive Officer (acting solely in their capacity as Sorin shareholders) entered into support agreements with Cyberonics undertaking to vote in favor of the Sorin merger at the extraordinary general meeting of Sorin shareholders, which we refer to as the Sorin extraordinary general meeting.

On May 26, 2015, at the Sorin extraordinary general meeting, the Sorin shareholder approval was obtained. Sorin’s Chairman and Chief Executive Officer (acting solely in their capacity as Sorin shareholders) voted in favor of approving the Sorin merger terms related to the Sorin merger.

Q:	Will my shares of Holdco ordinary shares acquired in the mergers receive a dividend?

A:	After the closing of the mergers, as a holder of Holdco ordinary shares, you will receive the same dividends on shares of Holdco ordinary shares that all other holders of shares of Holdco ordinary shares will receive for any dividend for which the record date occurs after the mergers are completed.

Former Cyberonics stockholders who hold Cyberonics share certificates will not be entitled to be paid dividends otherwise payable on the Holdco ordinary shares into which their shares of Cyberonics common stock are convertible until they surrender their Cyberonics share certificates according to the instructions provided to them. Dividends otherwise payable on the Holdco ordinary shares will be accrued for these Cyberonics stockholders and they will receive the accrued dividends when they surrender their Cyberonics share certificates, subject to abandoned property laws. None of Cyberonics, Sorin and Holdco have historically declared or paid any dividends on their shares. Any future Holdco dividends will remain subject to approval by the Holdco board and available distributable reserves of Holdco.

Q:	What happens if the mergers are not completed?

A:	If Cyberonics stockholders do not adopt the merger agreement or if the mergers are not completed for any other reason, Sorin shareholders will not receive any consideration in exchange for Sorin ordinary shares in connection with the Sorin merger and Cyberonics stockholders will not receive any consideration for their shares of Cyberonics common stock in connection with the Cyberonics merger. Instead, Sorin and Cyberonics will remain independent public companies and Sorin ordinary shares and shares of Cyberonics common stock will continue to be listed and traded on the Italian Stock Exchange (i.e. Mercato Telematico Azionario, organized and managed by Borsa Italiana S.p.A.), which we refer to as the ISE, and the NASDAQ, respectively. Cyberonics will continue to be registered under the Exchange Act and Cyberonics will continue to file periodic reports with the SEC. If the merger agreement is terminated under certain circumstances, Sorin may be required to pay Cyberonics a termination fee of $50 million. If the merger agreement is terminated under certain other circumstances, Cyberonics may be required to pay Sorin a termination fee of $50 million.

In addition, if the merger agreement is terminated, under certain specified circumstances, Cyberonics must reimburse Sorin for out-of-pocket expenses up to a maximum of $15 million. If the merger agreement is terminated under certain other specified circumstances, Sorin must reimburse Cyberonics for out-of-pocket expenses up to a maximum of $15 million. Any such expense reimbursement will be credited towards any termination fee required to be paid by Sorin or Cyberonics, as applicable.

See the section entitled “The Merger Agreement—Expenses and Termination Fees” of this proxy statement/prospectus.

Q:	What regulatory approvals are needed to complete the mergers?

A:	Completion of the mergers requires the expiration or termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, which we refer to as the HSR Act. Cyberonics and Sorin filed their respective notification and report forms under the HSR Act with the Federal Trade Commission, which we refer to as the FTC, and the Antitrust Division of the U.S. Department of Justice, which we refer to as the Antitrust Division, on March 12, 2015, and the applicable waiting period under the HSR Act expired on April 13, 2015, without any action having been taken by the FTC or Antitrust Division.

For further details on regulatory approvals, see the section entitled “The Merger—Regulatory Matters” of this proxy statement/prospectus.

Q:	What other conditions must be satisfied to complete the mergers?

A:

In addition to the Cyberonics stockholder approval, completion of the mergers is subject to satisfaction or waiver by the parties of certain conditions set forth in the merger agreement, including, among others, (i) the Sorin shareholder approval, (ii) effectiveness of this registration statement, (iii) the NASDAQ listing approval for the Holdco ordinary shares and the absence of any written indication from the FCA or the LSE that they will not be willing to admit the Holdco ordinary shares to listing, (iv) the expiration or early termination of a 60-day Sorin creditor opposition period, which expired on July 27, 2015 (v) the delivery of a pre-merger compliance certificate by the Italian public notary to the Court, (vi) the prospectus of Holdco having been approved by the FCA, or if such approval is not obtained by the time of the hearing of the Court at which Sorin and Holdco apply for the Sorin merger order, which we refer to as the hearing of the Court, the U.K. Listing Authority shall not have indicated in writing to any of Cyberonics, Sorin or Holdco that such approval will not be obtained, (vii) the expiration or termination of all applicable waiting periods under the HSR Act and (viii) the absence of any order, injunction or other judgment rendering illegal, or prohibiting or enjoining either of the mergers.

For a more complete summary of the conditions that must be satisfied or waived (if permitted), see the section entitled “The Merger Agreement—Conditions to the Mergers” of this proxy statement/prospectus.

Q:	What are the U.S. federal income tax consequences of the Cyberonics merger to Cyberonics stockholders?

A:	The receipt by U.S. holders (as defined in the section entitled “Material United States Federal Income Tax Considerations” of this proxy statement/prospectus) of Holdco ordinary shares pursuant to the Cyberonics merger should be a taxable transaction for U.S. federal income tax purposes. Assuming such treatment, a U.S. holder would recognize capital gain or loss equal to the difference between (i) the fair market value of the Holdco ordinary shares received as consideration in the Cyberonics merger on the date of the exchange and (ii) the holder’s adjusted tax basis in the Cyberonics common stock surrendered in the exchange. A U.S. holder’s adjusted basis in the Cyberonics common stock will equal such holder’s purchase price for such Cyberonics common stock, as adjusted to take into account stock dividends, stock splits or similar transactions. However, there is no judicial or administrative authority that directly addresses the U.S. federal income tax treatment of the Cyberonics merger in the context of this transaction, which is expected to involve certain mechanics that are effected in accordance with U.K. corporate law. Therefore, it is possible that the IRS could assert an alternative characterization of the Cyberonics merger, including preventing a U.S. holder from recognizing taxable loss on the exchange of Cyberonics common stock for Holdco ordinary shares pursuant to the Cyberonics merger.

For a further discussion of certain U.S. federal income tax consequences of the Cyberonics merger to Cyberonics stockholders, see the section entitled “Material United States Federal Income Tax Considerations—Tax Consequences of the Cyberonics Merger to Holders of Cyberonics Common Stock” of this proxy statement/prospectus.

Tax matters are very complicated and the tax consequences of the Cyberonics merger to each U.S. holder of Cyberonics common stock may depend on such stockholder’s particular facts and circumstances. Holders of Cyberonics common stock are urged to consult their tax advisors to understand fully the tax consequences to them of the Cyberonics merger.

Q:	What are the U.S. federal income tax consequences of the Sorin merger to Sorin shareholders?

A:

The receipt by U.S. holders (as defined in the section entitled “Material United States Federal Income Tax Considerations” of this proxy statement/prospectus) of Holdco ordinary shares pursuant to the Sorin merger should qualify as a “reorganization” within the meaning of Section 368(a) of the Code for U.S. federal income tax purposes. Assuming such treatment, a U.S. holder would not be subject to U.S. federal income taxation on the exchange of Sorin ordinary shares for Holdco ordinary shares in the Sorin merger, except with respect to cash received in lieu of fractional Holdco ordinary shares. Please see the section entitled “Material United States Federal Income Tax Considerations—Tax Consequences of the Sorin Merger to Holders of Sorin Ordinary Shares” of this proxy statement/prospectus for a more detailed description of the material U.S. federal income tax consequences of the Sorin merger. However, it is not a condition to closing in the merger agreement that the Sorin merger qualify as a tax-free reorganization for U.S. tax purposes and none of Cyberonics, Sorin, or Holdco intends to request a ruling from the Internal Revenue Service, which we refer to as the IRS, regarding the U.S. federal income tax consequences of the Sorin merger. Consequently, there is no guarantee that the IRS will treat the Sorin merger in the manner described above. Moreover, there is no judicial or administrative authority that directly addresses the U.S. federal income tax treatment of the Sorin merger, whose mechanics are effected in accordance with U.K. corporate law. If the IRS successfully challenges the treatment of the Sorin merger, adverse U.S. federal income tax consequences may result, including the recognition of taxable gain by certain holders of Sorin ordinary shares (including U.S. holders and certain foreign persons).

Tax matters are very complicated and the tax consequences of the Sorin merger to each U.S. holder of Sorin ordinary shares may depend on such shareholder’s particular facts and circumstances. Holders of Sorin ordinary shares are urged to consult their tax advisors to understand fully the tax consequences to them of the Sorin merger.

Q:	What are the U.K. tax consequences of the Cyberonics merger to Cyberonics stockholders?

A:	The receipt of Holdco ordinary shares by a Cyberonics stockholder who is resident for tax purposes in the U.K. in respect of, and in proportion to, such stockholder’s Cyberonics shares pursuant to the Cyberonics merger may (on the basis and subject to the matters described in the section entitled “Material U.K. Tax Considerations” of this proxy statement/prospectus) be treated as a scheme of reconstruction for the purposes of U.K. capital gains tax and corporation tax on chargeable gains, which we refer to together as CGT. On that basis, a Cyberonics stockholder would not be treated as making a disposal of their shares of Cyberonics common stock and, therefore, no liability to CGT would arise in respect of the receipt of Holdco ordinary shares by a Cyberonics stockholder pursuant to the Cyberonics merger. For the purposes of CGT, the Holdco ordinary shares received by a Cyberonics stockholder would be treated as the same asset, acquired at the same time and for the same amount, as the Cyberonics shares in respect of which they are issued.

If the “rollover” treatment described above is not available, a Cyberonics stockholder would be treated as having made a full disposal of their Cyberonics shares and may, depending on such stockholder’s personal circumstances, be liable to pay CGT.

For a further discussion of the material U.K. tax consequences of the Cyberonics merger to Cyberonics stockholders, see the section entitled “Material U.K. Tax Considerations—Material U.K. Tax Consequences of the Mergers—Chargeable Gains—Cyberonics Merger” of this proxy statement/prospectus.

Tax matters are very complicated, and the tax consequences of the Cyberonics merger to U.K. tax resident holders of Cyberonics common stock may depend on such holder’s particular facts and circumstances. Holders of Cyberonics common stock are urged to consult their tax advisors to understand fully the tax consequences to them of the Cyberonics merger.

Q:	What are the U.K. tax consequences of the Sorin merger to Sorin shareholders?

A:	The receipt of Holdco ordinary shares by a Sorin shareholder who is resident for tax purposes in the U.K. in respect of, and in proportion to, such shareholder’s Sorin ordinary shares pursuant to the Sorin merger may (except, potentially, with respect to the receipt of any cash in lieu of fractional entitlements to Holdco ordinary shares or where a Sorin shareholder properly exercises rescission rights, and on the basis and subject to the matters described in the section entitled “Material U.K. Tax Considerations” of this proxy statement/prospectus) be treated as a scheme of reconstruction for the purposes of CGT. On that basis, a Sorin shareholder would not be treated as making a disposal of their Sorin ordinary shares and, therefore, no liability to CGT would arise in respect of the receipt of Holdco ordinary shares by a Sorin shareholder pursuant to the Sorin merger. For the purposes of CGT, the Holdco ordinary shares received by a Sorin shareholder would be treated as the same asset, acquired at the same time and for the same amount, as the Sorin ordinary shares in respect of which they are issued.

If the “rollover” treatment described above is not available, a Sorin shareholder would be treated as having made a full disposal of their Sorin ordinary shares and may, depending on such shareholder’s personal circumstances, be liable to pay CGT.

For a further discussion of the material U.K. tax consequences of the Sorin merger to Sorin shareholders, see the section entitled “Material U.K. Tax Considerations–Material U.K. Tax Consequences of the Mergers–Chargeable Gains–Sorin Merger” of this proxy statement/prospectus.

Tax matters are very complicated, and the tax consequences of the Sorin merger to U.K. tax resident holders of Sorin ordinary shares may depend on such holder’s particular facts and circumstances. Holders of Sorin ordinary shares are urged to consult their tax advisors to understand fully the tax consequences to them of the Sorin mergers.

Q:	What are the Italian tax consequences of the mergers to Cyberonics stockholders?

A:	Under Italian tax law, the Cyberonics merger should be regarded as a taxable event for Italian income tax purposes for stockholders who are resident for tax purposes in Italy.

Under Italian tax law, the Cyberonics merger will not trigger any taxable event for Italian income tax purposes for stockholders of Cyberonics who are not resident in Italy for tax purposes.

For a further discussion of the material Italian tax consequences of the mergers to Cyberonics stockholders, please see the section entitled “Material Italian Tax Considerations” of this proxy statement/prospectus. Tax matters can be complicated, and the tax consequences of the mergers to you will depend on your particular circumstances. You should consult your tax advisor to determine the tax consequences of the mergers to you.

Q:	What are the Italian tax consequences of the mergers to Sorin shareholders?

A:	Under Italian tax law, the Sorin merger will not trigger any taxable event for Italian income tax purposes for Sorin shareholders. Holdco ordinary shares received by such Sorin shareholders at the effective time of the Sorin merger would be deemed to have the same aggregate tax basis as the Sorin ordinary shares held by the Sorin shareholders prior to the Sorin merger.

The receipt by Sorin shareholders of cash pursuant to the exercise of their rescission rights in the Sorin merger may be taxable for Italian income tax purposes.

For a further discussion of the material Italian tax consequences of the mergers to Sorin shareholders, please see the section entitled “Material Italian Tax Considerations” of this proxy statement/prospectus. Tax matters can be complicated, and the tax consequences of the mergers to you will depend on your particular circumstances. You should consult your tax advisor to determine the tax consequences of the mergers to you.

Q:	After the mergers are completed, how will Cyberonics stockholders receive the Holdco ordinary shares constituting the Cyberonics merger consideration in the Cyberonics merger?

A:	For shares of Cyberonics common stock represented by certificate, promptly after the Cyberonics merger effective time, and in any event within three (3) business days thereafter, a U.S.-based nationally recognized financial institution designated by Cyberonics and Sorin to act as exchange agent under the merger agreement, which we refer to as the Cyberonics exchange agent, will mail to each holder of a Cyberonics share certificate a form of letter of transmittal and instructions for use in effecting the exchange of Cyberonics common stock for the Cyberonics merger consideration. Upon the receipt of proper documentation from a Cyberonics stockholder by the Cyberonics exchange agent, the Cyberonics exchange agent will deliver (1) certificates or other instruments evidencing such former Cyberonics stockholder’s interest (either physically or through electronic equivalents) in the number of Holdco ordinary shares into which such shares of Cyberonics common stock will have been converted in the Cyberonics merger and (2) a check in U.S. dollars equal to the amount of any cash dividends or other distributions that such holder may be entitled to, in each case, after giving effect to any required tax withholdings and without interest thereon.

For Cyberonics shares held in book-entry form, each of which we refer to as a Cyberonics book-entry share, promptly after the Cyberonics merger effective time, Holdco will cause the Cyberonics exchange agent to (a) mail to each holder of a Cyberonics book-entry share materials advising such holder of the effectiveness of the Cyberonics merger and the exchange of shares of Cyberonics common stock for Holdco ordinary shares and (b) deliver (1) in registered form to each holder of Cyberonics book-entry shares that number of Holdco ordinary shares that such holder is entitled to receive in respect of each such Cyberonics book-entry share and (2) a check in U.S. dollars equal to the amount of any cash dividends or other distributions that such holder may have the right to, in each case, after giving effect to any required tax withholdings and without interest thereon.

Q:	Are Cyberonics stockholders and/or Sorin shareholders entitled to exercise dissenters’, appraisal, cash exit or similar rights?

A:	Pursuant to Section 262(b)(2) of the Delaware General Corporations Law, which we refer to as the DGCL, Cyberonics stockholders are not entitled to exercise dissenters’, appraisal, cash exit or similar rights in connection with the mergers.

Sorin shareholders were entitled to cash exit rights, which we refer to as rescission rights, because, as a result of the Sorin merger, the surviving company, Holdco, will have its registered office outside of Italy, Sorin ordinary shares will be delisted from the ISE, and Holdco will be governed by the laws of a country other than Italy. The exercise of such rights, which expired on June 12, 2015, will be effective subject to the Sorin merger becoming effective. A Sorin shareholder that properly exercised rescission rights will be entitled to receive an amount in cash at a redemption price per Sorin share equal to the arithmetic average of the daily closing price (as calculated by the ISE) per Sorin ordinary share for the six-month period prior to the date of publication of the notice of call of the Sorin extraordinary general meeting convened to discuss and resolve upon the Sorin merger, which is equal to €2.2043. Sorin is required to deliver prompt notice to Cyberonics of any purported exercise of rescission rights of any Sorin ordinary shares, to the extent permitted by applicable law. As of the expiration date of such rescission rights, Sorin announced that such rights have been exercised in relation to an immaterial amount of Sorin ordinary shares; Sorin shareholders who did not exercise the rescission rights may elect to purchase withdrawal shares on or before July 22, 2015 pursuant to Article 2437-quater of the Italian Civil Code.

Q:	Is closing of the mergers subject to the exercise of creditors’ rights?

A:	Cyberonics, Sorin, and Holdco’s obligations to effect the mergers are subject to the expiration or early termination of a 60-day creditor opposition period for Sorin creditors pursuant to Italian law. Such creditor opposition period expired on July 27, 2015, the date which is sixty days after the registration with the Companies’ Register of Milan (Italy), which occurred on May 28, 2015, of the minutes of the Sorin extraordinary general meeting approving the Sorin merger, which occurred on May 26, 2015. During this waiting period, creditors whose claims precede the registration of the Sorin merger terms with the Companies’ Register of Milan (Italy) may challenge the merger of Sorin with and into Holdco before an Italian court of competent jurisdiction. If a challenge is filed, the court may still authorize the closing of the Sorin merger but it may require the posting of a bond sufficient to satisfy creditors’ claims. On July 24, 2015, Sorin received a claim from the Italian State’s Attorney of Milan, which we refer to as the Italian State’s Attorney, seeking to enjoin the Sorin merger pursuant to these creditors’ rights provisions under Italian law. On August 20, 2015, the Civil Court of Milan issued a ruling rejecting the Italian State’s Attorney’s claim, thus allowing the Sorin merger to move forward. For additional information, see the sections entitled “Risk Factors—Risk Factors Relating to the Mergers—Completion of the mergers is subject to certain conditions, some of which are outside of the parties’ control, and if these conditions are not satisfied or waived, the mergers will not be completed,” “Risk Factors—Risk Factors Relating to Sorin’s Business—Risks related to the Sorin spin-off,” “Business of Sorin and Certain Information about Sorin—Government Regulation and Other Considerations—Legal Proceedings” and “The Mergers—Litigation Related to the Sorin Merger” of this proxy statement/prospectus.

Q:	Why am I being asked to consider and vote on a proposal to approve, on a non-binding advisory basis, certain compensation arrangements for Cyberonics’ named executive officers in connection with the Cyberonics merger?

A:	Under SEC rules, Cyberonics is required to seek a non-binding, advisory vote with respect to certain compensation that may be paid or become payable to Cyberonics’ named executive officers that is based on or otherwise relates to the Cyberonics merger.

Q:	What will happen if Cyberonics stockholders do not approve, on a non-binding, advisory basis, certain compensation arrangements for Cyberonics’ named executive officers in connection with the Cyberonics merger?

A:	The approval, on a non-binding, advisory basis, of certain compensation arrangements for Cyberonics’ named executive officers in connection with the Cyberonics merger is not a condition to completion of the mergers. The vote to approve certain compensation arrangements for Cyberonics’ named executive officers in connection with the Cyberonics merger is an advisory vote and will not be binding on Cyberonics or the surviving corporation in the Cyberonics merger. If the mergers are completed, because Cyberonics is contractually obligated to pay such merger-related compensation, the compensation may be payable, subject only to the contractual conditions applicable to such compensation payments, regardless of the outcome of the advisory vote.

Q:	If I am a stockholder of record of Cyberonics common stock, how do I vote?

A:	If, on the record date, your shares of Cyberonics common stock were registered directly in your name with Cyberonics’ transfer agent, Computershare Trust Company, N.A., then you are a stockholder of record with respect to those shares.

If you are the stockholder of record with respect to your shares of Cyberonics common stock, you may vote in person at the Cyberonics special meeting or by proxy.

•	To vote in person, come to the Cyberonics special meeting, and you will receive a ballot when you arrive.

•	If you do not wish to vote in person or if you will not be attending the Cyberonics special meeting, you may vote by proxy. You can vote by proxy over the Internet, by mail, or by telephone by following the instructions provided on the proxy card.

Cyberonics provides Internet proxy voting to allow you to vote your shares of Cyberonics common stock online, with procedures designed to ensure the authenticity and correctness of your proxy vote instructions.

Q:	If I am a beneficial owner of Cyberonics common stock held in street name, how do I vote?

A:	If, on the record date, your shares of Cyberonics common stock were held in an account at a brokerage firm, bank, broker-dealer or other similar organization, then you are the beneficial owner of shares of Cyberonics common stock held in “street name”, and the organization holding your account is considered the stockholder of record for purposes of voting at the Cyberonics special meeting.

If you are a beneficial owner of shares of Cyberonics common stock registered in the name of your broker, bank, dealer or other similar organization, and you wish to vote in person at the Cyberonics special meeting, you must obtain a valid proxy from the organization that holds your shares of Cyberonics common stock. If you do not wish to vote in person or you will not be attending the Cyberonics special meeting, you should have received a proxy card and voting instructions with this proxy statement/prospectus from that organization. Please follow the voting instructions provided by your broker, bank, dealer or other similar organization to ensure that your vote is counted.

Q:	Who is soliciting my proxy?

A:	The Cyberonics board is soliciting your proxy for use at the Cyberonics special meeting or any adjournments or postponements of that meeting. It is expected that the solicitation will be primarily by mail, but proxies may also be solicited personally, by advertisement or by telephone, by directors, officers or employees of Cyberonics without special compensation or by Cyberonics’ proxy solicitor, The Proxy Advisory Group. This proxy statement/prospectus describes the voting procedures and the proposals to be voted on at the Cyberonics special meeting.

Q:	Who will solicit and pay the cost of soliciting proxies?

A:	Cyberonics has engaged The Proxy Advisory Group to assist in the solicitation of proxies and provide related advice and informational support in connection with the Cyberonics special meeting, for a services fee and the reimbursement of customary disbursements that are not expected to exceed $40,000 in the aggregate. Cyberonics also may reimburse banks, brokerage firms, other nominees or their respective agents for their expenses in forwarding proxy materials to beneficial owners of Cyberonics common stock. Cyberonics’ directors, officers and employees also may solicit proxies by telephone, by facsimile, by mail, on the Internet or in person. They will not be paid any additional amounts for soliciting proxies.

Q:	How do I appoint a proxyholder?

A:	Your proxyholder is the person you appoint to cast your votes on your behalf. You can choose anyone you want to be your proxyholder; it does not have to be either of the persons we have designated in the proxy card. To designate a different person to be your proxyholder, write in the name of the person you would like to appoint in the blank space provided in the proxy card. Please ensure that the person you have appointed will be attending the Cyberonics special meeting and is aware that he or she will be voting your shares of Cyberonics common stock.

If you sign the proxy card without naming your own proxyholder, you appoint Daniel J. Moore (Cyberonics’ President and Chief Executive Officer) and Darren W. Alch (Cyberonics’ Vice President, General Counsel and Assistant Secretary) as your proxyholders, either of whom will be authorized to vote and otherwise act for you at the Cyberonics special meeting (including any postponements or adjournments of the Cyberonics special meeting).

Q:	How will my shares be voted if I give my proxy?

A:	On the proxy card, you can indicate how you want your proxyholder to vote your shares of Cyberonics common stock, or you can let your proxyholder decide for you by signing and returning the proxy card without indicating a voting preference for one or both proposals. If you have specified on the proxy card how you want to vote on a particular proposal (by marking, as applicable, “FOR” or “AGAINST”), then your proxyholder must vote your shares of Cyberonics common stock accordingly.

Q:	As a Cyberonics stockholder, what happens if I do not make specific voting choices?

A:	Stockholder of Record: If you are a Cyberonics stockholder of record and you:

•	indicate when voting on the Internet or by telephone that you wish to vote as recommended by the Cyberonics board, or

•	sign and return the proxy card without giving specific voting instructions,

then you appoint Daniel J. Moore (Cyberonics’ President and Chief Executive Officer) and Darren W. Alch (Cyberonics’ Vice President, General Counsel and Assistant Secretary) as your proxyholders, either of whom will be authorized to vote and otherwise act for you at the Cyberonics special meeting (including any postponements or adjournments of the Cyberonics special meeting). Daniel J. Moore and Darren W. Alch will vote your shares of Cyberonics common stock in the manner recommended by the Cyberonics board on all matters presented in this proxy statement/prospectus and, therefore, “FOR” the proposal to adopt the merger agreement, “FOR” the adjournment proposal and “FOR” the proposal to approve, on a non-binding, advisory basis, certain compensation arrangements for Cyberonics’ named executive officers in connection with the Cyberonics merger.

Beneficial Owner of Shares Held in Street Name: If you are a beneficial owner of shares of Cyberonics common stock held in street name and do not provide the organization that holds your shares of Cyberonics common stock with specific instructions, the New York Stock Exchange and NASDAQ rules restrict the circumstances in which brokers who are record holders of shares may exercise discretionary authority to vote those shares. “Broker non-votes” occur when other holders of record (such as banks and brokers) that hold shares on behalf of beneficial owners do not receive voting instructions from the beneficial owners before the Cyberonics special meeting and do not otherwise have discretionary authority to vote those shares. If the organization that holds your shares of Cyberonics common stock does not receive instructions from you on how to vote your shares of Cyberonics common stock on a non-routine and/or significant matter, such as the proposal to adopt the merger agreement, the organization that holds your shares of Cyberonics common stock will inform the inspector of elections for the Cyberonics special meeting that it does not have the authority to vote on this matter with respect to your shares of Cyberonics common stock. Although there are no controlling precedents under Delaware law regarding the treatment of broker non-votes, we intend to treat abstentions and broker non-votes as follows: when the inspector of elections for the Cyberonics special meeting tabulates the votes for any particular matter, broker non-votes will not be counted. In connection with the Cyberonics special meeting, broker non-votes will have the same effect as a vote “AGAINST” the proposal to adopt the merger agreement. Broker non-votes will have no effect on the adjournment proposal or proposal to approve, on a non-binding, advisory basis, certain compensation arrangements for Cyberonics’ named executive officers in connection with the Cyberonics merger. You should therefore provide voting instructions to the organization that holds your shares of Cyberonics common stock by carefully following the instructions provided by such organization to ensure that your vote is counted.

Q:	Can I change my vote or revoke my proxy after I have returned a proxy or voting instruction card?

A:	Yes. You may revoke your proxy and change your vote at any time before the final vote at the Cyberonics special meeting.

Stockholder of Record: If you are a Cyberonics stockholder of record, you may revoke your proxy or change your vote in any one of the following ways:

•	You may send a written notice that you are revoking your proxy to Cyberonics’ Secretary at 100 Cyberonics Blvd., Houston, Texas 77058.

•	You may send a subsequent properly completed proxy card in accordance with the instructions in this proxy statement/prospectus.

•	You may grant a subsequent proxy by telephone or through the Internet.

•	You may attend the Cyberonics special meeting, revoke the proxy in writing and vote in person. Your attendance at the Cyberonics special meeting will not automatically revoke your proxy unless you vote again at the Cyberonics special meeting or specifically request in writing that your prior proxy be revoked.

The most current proxy card or telephone or Internet proxy the inspector of elections for the Cyberonics special meeting receives is the one that is counted.

Beneficial Owner of Shares Held in Street Name: If you are a beneficial owner of shares of Cyberonics common stock held in street name, you will need to follow the instructions included on the proxy form provided to you by your broker regarding how to change your vote.

Q:	What should I do if I receive more than one set of voting materials?

A:	You may receive more than one set of voting materials, including multiple copies of this proxy statement/prospectus and multiple proxy cards or voting instruction cards. For example, if you hold your shares of Cyberonics common stock in more than one brokerage account, you will receive a separate voting instruction card for each brokerage account in which you hold your shares of Cyberonics common stock. If you are a holder of record and your shares of Cyberonics common stock are registered in more than one name, you will receive more than one proxy card. In order to ensure that all of your shares of Cyberonics common stock are voted at the Cyberonics special meeting, please complete, sign, date and return each proxy card and voting instruction card that you receive.

Q:	Do I need to do anything with my shares of Cyberonics common stock other than voting for the proposals at the Cyberonics special meeting?

A:	After the mergers are completed, each share of Cyberonics common stock, other than excluded Cyberonics shares, will be converted automatically into the right to receive the Cyberonics merger consideration. Cyberonics stockholders will receive instructions at that time regarding exchanging Cyberonics shares for the Cyberonics merger consideration. You do not need to take any action at this time with respect to your Cyberonics common stock. Please do not send your Cyberonics stock certificates with your proxy card.

Q:	When should I submit my proxy?

A:	You should submit your proxy as soon as possible so that your shares of Cyberonics common stock will be voted at the Cyberonics special meeting. If you are a Cyberonics stockholder of record, your proxy must be received by Internet or telephone by 11:59 p.m. Eastern Time on the day before the Cyberonics special meeting in order for your shares to be voted at the Cyberonics special meeting. If you are a Cyberonics stockholder of record and you received a printed set of proxy materials, you also have the option of completing and returning the proxy card enclosed with the proxy materials so that it is received by Cyberonics before the Cyberonics special meeting in order for your shares to be voted at the meeting. If you hold your shares in street name through a broker, bank or other nominee, please comply with the deadlines included in the voting instructions provided by the broker, bank or other nominee that holds your shares.

Q:	What do I need to do now?

A:	Carefully read through this proxy statement/prospectus. Consider all the consequences that would occur should you vote “FOR” or “AGAINST” or “ABSTAIN” on the proposal to adopt the merger agreement or fail to submit a proxy. Confer with any advisors you think necessary to make the best decision. Fill out your proxy card and send it back to Cyberonics as soon as possible.

Even if you plan to attend the Cyberonics special meeting in person, after carefully reading and considering the information contained in this proxy statement/prospectus, please vote promptly to ensure that your shares are represented at the Cyberonics special meeting.

If you decide to attend the Cyberonics special meeting and vote in person, your vote by ballot will revoke any proxy previously submitted. Your attendance at the Cyberonics special meeting will not by itself revoke your proxy. If you are a beneficial owner (i.e., hold Cyberonics common stock in “street name”), please refer to the instructions provided by your bank, brokerage firm or other nominee to see which of the above choices are available to you. Please note that if you are a beneficial owner and wish to vote in person at the Cyberonics special meeting, you must obtain a legal proxy from your bank, brokerage firm or other nominee.

Q:	What happens if I sell my shares of Cyberonics common stock before the Cyberonics special meeting?

A:

The record date for the Cyberonics special meeting is earlier than the date of the Cyberonics special meeting and the date that the mergers are expected to be completed. If you transfer your shares of Cyberonics common stock after the record date but before the Cyberonics special meeting, you will, unless the transferee receives a proxy from you, retain your right to vote at the Cyberonics special meeting, but you will have transferred the right to receive the Cyberonics merger consideration in connection with the Cyberonics merger. In order to receive the Cyberonics merger consideration, you must hold your shares of Cyberonics common stock through the effective time of the Cyberonics merger.

Q:	What happens if I do not respond?

A:	Failure to respond will have the effect of a vote against the proposal to adopt the merger agreement. Failure to respond will have no effect on the adjournment proposal or the proposal to approve, on a non-binding, advisory basis, certain compensation arrangements for Cyberonics’ named executive officers in connection with the Cyberonics merger.

Q:	Are there risks associated with the mergers that I should consider in deciding how to vote?

A:	Yes. You should carefully read the detailed description of the risks associated with the mergers and Holdco’s operations following the mergers described in the section entitled “Risk Factors” of this proxy statement/prospectus. You also should read and carefully consider the risk factors of Cyberonics contained in the documents that are incorporated by reference into this proxy statement/prospectus.

Q:	Who will count the votes?

A:	Sarah K. Mohr, Corporate Counsel of Cyberonics and the inspector of elections (scrutineer), will count the votes.

Q:	Where can I find the voting results of the Cyberonics special meeting?

A:	The preliminary voting results will be announced at the Cyberonics special meeting. In addition, within four (4) business days following certification of the final voting results, Cyberonics intends to file the final voting results with the SEC on a Current Report on Form 8-K.

Q:	What is “householding”?

A:	The SEC has adopted rules that permit companies and intermediaries (such as brokers or banks) to satisfy the delivery requirements for proxy statements with respect to two or more security holders sharing the same address by delivering a single notice or proxy statement addressed to those security holders. This process, which is commonly referred to as “householding”, potentially provides extra convenience for security holders and cost savings for companies.

Several brokers and banks with accountholders who are Cyberonics stockholders will be “householding” Cyberonics’ proxy materials. As indicated in the notice provided by these brokers to Cyberonics stockholders, a single proxy statement will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from an affected stockholder. Once you have received notice from your broker that it will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and you prefer to receive a separate proxy statement, please notify your broker or contact Cyberonics’ proxy solicitor, The Proxy Advisory Group, at (212) 616-2180 or toll free at (888) 337-7699, or write to Attention: Secretary, 100 Cyberonics Blvd., Houston, Texas 77058. Cyberonics stockholders who currently receive multiple copies of this proxy statement/prospectus at their address and would like to request “householding” of their communications should contact their broker or bank.

See the section entitled “Householding of Proxy Materials” of this proxy statement/prospectus.

Q:	Where and when will the Sorin extraordinary general meeting be held and what matters will be voted on at the Sorin extraordinary general meeting?

A:	The Sorin extraordinary general meeting was held on May 26, 2015, at which meeting the Sorin shareholders considered and voted to approve a resolution approving the Sorin merger terms related to the Sorin merger.

Q:	Who can help answer my questions?

A:	The information provided above in the question-and-answer format is for your convenience only and is merely a summary of some of the information contained in this proxy statement/prospectus. You should read carefully the entire proxy statement/prospectus, including the information in the Annexes. See the section entitled “Where You Can Find More Information” of this proxy statement/prospectus. If you would like additional copies of this proxy statement/prospectus or the enclosed proxy card, without charge, or if you have questions about the mergers, including the procedures for voting your shares, you should contact:

David S. Wise

Secretary

100 Cyberonics Blvd., Houston, Texas 77058

(281) 228-7200

or

The Proxy Advisory Group

Call:	(212) 616-2180
Toll-Free:	(888) 33-PROXY (888) 337-7699

You also are urged to consult your own legal, tax and/or financial advisors with respect to any aspect of the mergers, the merger agreement or other matters discussed in this proxy statement/prospectus.

NOTE ON PRESENTATION

Sorin Financial Information

This proxy statement/prospectus includes the consolidated financial statements of Sorin at December 31, 2014 and 2013 and for each of the years ended December 31, 2014, 2013 and 2012 prepared in accordance with International Financial Reporting Standards as issued by the International Accounting Standards Board, which we refer to as IFRS. These consolidated financial statements are referred to collectively as the Annual Consolidated Financial Statements.

The Sorin financial information is presented in euro.

Cyberonics Financial Information

The financial information of Cyberonics is reported pursuant to U.S. generally accepted accounting principles, which we refer to as GAAP, and is presented in U.S. dollars.

Financial information of Cyberonics included in this proxy statement/prospectus has been derived from the following:

•	the audited consolidated financial statements of Cyberonics at April 24, 2015 and April 25, 2014 and for the three years in the period ended April 24, 2015 included in “Item 8. Financial Statements and Supplementary Data” of Cyberonics’ Annual Report on Form 10-K filed with the SEC on June 15, 2015 (as amended by Amendment No. 1 on Form 10-K/A filed on July 1, 2015 and Amendment No. 2 on Form 10-K/A filed on July 28, 2015) and incorporated by reference in this proxy statement/prospectus.

Certain totals in the tables included in this proxy statement/prospectus may not add up due to rounding.

SUMMARY

The following summary highlights selected information from this proxy statement/prospectus and may not contain all of the information that may be important to you as a Cyberonics stockholder or Sorin shareholder. Accordingly, we encourage you to read carefully this entire proxy statement/prospectus, its Annexes and the documents referred to or incorporated by reference in this proxy statement/prospectus. You may obtain the information incorporated by reference into this proxy statement/prospectus without charge by following the instructions under the section entitled “Where You Can Find More Information” of this proxy statement/prospectus. Each item in this summary includes a page reference directing you to a more complete description of that item.

Information about the Parties to the Mergers (Page 118)

Cyberonics, Inc.

Cyberonics, a Delaware corporation, is a medical device company, incorporated in 1987, engaged in the design, development, sale and marketing of an implantable medical device, the VNS Therapy® System, that delivers a unique therapy, vagus nerve stimulation therapy, using pulsed electrical signals applied to the vagus nerve for the treatment of refractory epilepsy and treatment-resistant depression. Cyberonics has also obtained CE mark approval to sell its VNS Therapy System in the European Economic Area for the treatment of chronic heart failure. The device remains investigational for chronic heart failure elsewhere in the world, including in the U.S.

Cyberonics common stock is listed on the NASDAQ under the symbol “CYBX”.

The principal executive offices of Cyberonics are located at Cyberonics Building, 100 Cyberonics Blvd., Houston, Texas 77058-2072, and its telephone number at that address is (281) 228-7200.

Sorin S.p.A.

Sorin is a multinational corporation and global leader in the field of medical devices for the treatment of cardiovascular diseases. Sorin develops, produces and distributes medical devices for cardiac surgery and the treatment of cardiac rhythm dysfunctions. Through steady growth and expansion, Sorin has become a market leader in medical technologies for treating cardiovascular disease, and has become the global leader in the cardiopulmonary market.

Sorin had approximately 4,000 employees worldwide as of December 31, 2014 and is focused on two main therapeutic areas:

•	Cardiac Surgery—Systems and disposable biomedical devices for extracorporeal circulation during heart surgery and implantable prostheses to replace or repair native heart valves; and

•	Cardiac Rhythm Management—Implantable devices, monitoring systems and accessories for cardiac rhythm dysfunctions.

In addition, through its New Ventures division, Sorin is developing new solutions to treat heart failure and mitral valve regurgitation. Each year, over one million patients in over 100 countries are treated with Sorin devices. Sorin’s products are used in over 5,000 hospitals worldwide. Sorin ordinary shares are listed on the ISE under the symbol “SRN”.

The principal executive offices of Sorin are located at Via Benigno Crespi, 17 20159, Milan, Italy and its telephone number at that address is +39 02 69969711.

LivaNova PLC

Holdco is a wholly owned subsidiary of Sorin. On February 20, 2015, Holdco was incorporated as a company limited by shares under the name Sand Holdco Limited, for the purpose of entering into the merger agreement. At the time it entered into the merger agreement, Holdco was named Sand Holdco Limited, and was still a private limited company organized under the laws of England and Wales. On April 17, 2015, Holdco was re-registered under the name Sand Holdco PLC and then again, on June 23, 2015, under the name LivaNova PLC, a public limited company incorporated under the laws of England and Wales, for the purpose of effecting the mergers. Holdco has not conducted any business operations other than that which is incidental to its formation and in connection with the transactions contemplated by the merger agreement. As of the date of this proxy statement/prospectus, Holdco does not beneficially own any Sorin ordinary shares. Following the mergers, Holdco will be the holding company of the combined businesses of Cyberonics and Sorin, and it is expected that Holdco ordinary shares will be listed on the NASDAQ and the LSE.

The principal executive offices of Holdco are located at c/o Legalinx Limited, 1 Fetter Lane, London, EC4A 1BR, United Kingdom and its telephone number at that address is +44 800 975 8080.

Cypher Merger Sub, Inc.

Merger Sub was incorporated on February 20, 2015 under the laws of the State of Delaware. Merger Sub is a wholly owned subsidiary of Holdco that was formed solely for the purpose of effecting the Cyberonics merger. Merger Sub has not conducted any business operations other than that incidental to its formation and in connection with the transactions contemplated by the merger agreement.

The principal executive offices of Merger Sub are located at 14401 West 65th Way, Arvada, Colorado 80004-3503 and its telephone number at that address is (303) 467-6001.

The Merger Agreement (Page 251)

The terms and conditions of the mergers are contained in the merger agreement, a copy of which is attached as Annex A-1 to this proxy statement/prospectus. Sorin and Cyberonics encourage you to read the entire merger agreement carefully because it is the principal document governing the mergers. For more information on the merger agreement, see the section entitled “The Merger Agreement” of this proxy statement/prospectus.

Structure of the Transaction (Page 251)

The business combination transaction contemplated by the merger agreement will take place in two steps. First, Sorin will merge with and into Holdco in a cross-border merger, pursuant to which, following the Sorin merger effective time, the independent existence of Sorin will cease, with Holdco surviving as the continuing entity. Immediately following the Sorin merger effective time, Merger Sub will merge with and into Cyberonics in a reverse subsidiary merger, with Cyberonics surviving as a wholly owned subsidiary of Holdco.

This transaction structure brings the two entities together under common ownership while allowing Cyberonics’ legal corporate status to survive. Holdco was incorporated in the U.K. because a U.K. incorporation was deemed to be the most efficient and beneficial for the combined company with respect to regulatory matters, financial and global cash management flexibility and tax matters. The U.K.’s location geographically between the U.S., where Cyberonics historically has been based, and Italy, where Sorin historically has been based, and Sorin’s and Cyberonics’ comfort level with the U.K.’s corporate governance regime, were also viewed as beneficial. The U.K. also enjoys strong relationships with other member states of the European Union, and has a long history of international investment and a good network of commercial, tax, and other treaties with the U.S., the European Union and many other countries where Holdco will have operations.

Upon the consummation of the Sorin merger, the Sorin ordinary shares currently listed on the ISE will be delisted from the ISE. Upon consummation of the Cyberonics merger, Cyberonics will become a wholly owned subsidiary of Holdco and the Cyberonics common stock currently listed on the NASDAQ will cease to be listed on the NASDAQ and subsequently will be deregistered under the Exchange Act. At the effective times of the mergers, the Holdco ordinary shares are expected to be listed for trading on the NASDAQ and the LSE. The Sorin board and the Cyberonics board believe that Sorin’s market capitalization is likely undervalued due to its securities being listed on a smaller foreign stock exchange, and that the transaction structure described above will allow the unlocking of potential value resulting from Sorin’s shares being delisted from the ISE and the combined company’s shares being listed on the NASDAQ and the LSE.

As a result of the transaction structure, Sorin shareholders were entitled to exercise rescission rights, because Holdco is and will be a holding company and, as a result of the Sorin merger, the registered office of Holdco will be located outside of Italy and Sorin ordinary shares will be delisted from the ISE. However, Cyberonics and Sorin believe that maintaining a listing for Holdco’s shares in the European Union on the LSE will limit the number of Sorin shareholders who may choose to exercise their withdrawal rights under Italian law in connection with the Sorin merger. As of the expiration date of such rescission rights, Sorin announced that such rights have been exercised in relation to an immaterial amount of Sorin ordinary shares; Sorin shareholders who did not exercise the rescission rights may elect to purchase withdrawal shares on or before July 22, 2015 pursuant to Article 2437-quater of the Italian Civil Code.

The Cyberonics board and Sorin board each believe that the transaction structure and incorporation of Holdco in the U.K. will put Holdco in a strong and sustainable financial position to compete internationally. For additional information on the factors considered by the Cyberonics board and Sorin board, respectively, please see the sections entitled “The Mergers—Cyberonics Reasons for the Mergers and Recommendation of the Cyberonics Board” and “The Mergers—Sorin Reasons for the Mergers”, respectively, of this proxy statement/prospectus.

The following diagrams illustrate in simplified terms the current structure of Sorin and Cyberonics and the expected structure of Holdco following the completion of the mergers.

Simplified Pre-Transaction Structure

Simplified Post-Transaction Structure*

*	Ownership percentages shown are based on the number of Sorin ordinary shares and securities convertible into Sorin ordinary shares and shares of Cyberonics common stock and securities convertible into Cyberonics common stock, in each case outstanding on August 17, 2015 (the closest possible date to the record date for which such numbers are known and it is expected that at the record date the number of such shares outstanding will not have changed significantly), and the purchase by holders of other Sorin ordinary shares pursuant to Article 2437-quater of the Italian Civil Code of all Sorin ordinary shares held by any holder who properly exercised and perfected his or her rescission rights under Italian law with respect to Sorin ordinary shares in connection with the Sorin merger. The final structure at consummation of the Cyberonics merger is expected to include certain intermediate holding companies as subsidiaries of Holdco to achieve an efficient intercompany structure.

Merger Consideration (Page 252)

Sorin Merger

Subject to the terms and conditions of the merger agreement, at the Sorin merger effective time, each Sorin ordinary share, other than excluded Sorin shares and the excluded Sorin rescission shares, will be converted into the right to receive 0.0472 Holdco ordinary shares.

The merger agreement provides that no certificate or scrip representing fractional shares or book-entry credit of Holdco ordinary shares will be issued upon the conversion of Sorin ordinary shares, but that prior to the Sorin merger effective time, Holdco and a financial intermediary or a bank that participates in Monte Titoli designated to act as exchange agent (selected by Cyberonics and Sorin and appointed by Holdco), which we refer to as the Sorin exchange agent, will determine suitable procedures for the treatment of fractional Holdco ordinary shares that would have been issued in respect of Sorin ordinary shares in the Sorin merger, in accordance with market practice in Italy and with the rules and practice of Monte Titoli, the Italian settlement provider, and reasonably acceptable to Cyberonics and Sorin.

Cyberonics Merger

Subject to the terms and conditions of the merger agreement, at the Cyberonics merger effective time, each issued and outstanding share of Cyberonics common stock, other than excluded Cyberonics shares, will be converted into the right to receive one (1) Holdco ordinary share.

Based on the number of Sorin ordinary shares and securities convertible into Sorin ordinary shares and the number of shares of Cyberonics common stock and securities convertible into Cyberonics common stock, in each case outstanding as of August 17, 2015 (the closest possible date to the record date for which such numbers are known and it is expected that at the record date the number of such shares outstanding will not have changed significantly), and taking into consideration the purchase by holders of other Sorin ordinary shares pursuant to Article 2437-quater of the Italian Civil Code of all Sorin ordinary shares held by any holder who properly exercised and perfected his or her rescission rights under Italian law with respect to Sorin ordinary shares in connection with the Sorin merger, it is anticipated that existing Cyberonics securityholders would own approximately 54% of Holdco on a fully-diluted basis and existing Sorin securityholders would own approximately 46% of Holdco on a fully-diluted basis, as of immediately after completion of the mergers. The exact equity stakes that former Cyberonics stockholders and former Sorin shareholders will hold in Holdco respectively immediately following the mergers will depend on the number of shares of Cyberonics common stock and Sorin ordinary shares issued and outstanding immediately prior to the effective times of the mergers.

It is currently estimated that Holdco will issue or reserve for issuance approximately 23,051,180 Holdco ordinary shares for the Sorin merger and approximately 27,089,405 Holdco ordinary shares for the Cyberonics merger.

Treatment of Sorin Equity Awards (Page 255)

Options and Stock Appreciation Rights. At the Sorin merger effective time, each option or stock appreciation right to acquire Sorin ordinary shares or to receive a cash payment based on the value thereof granted under any Sorin stock plan that is outstanding immediately prior to the Sorin merger effective time will be fully vested and converted into an option or stock appreciation right based on that number of Holdco ordinary shares equal to the product (rounded down to the nearest whole number) obtained by multiplying (i) the number of Sorin ordinary shares subject to such Sorin stock option or stock appreciation right immediately prior to the Sorin merger effective time by (ii) the Sorin exchange ratio, at an exercise price per share equal to the quotient (rounded up to the nearest whole cent) obtained by dividing (a) the per share exercise price specified in the stock option or stock appreciation right immediately prior to the Sorin merger effective time by (b) the Sorin exchange ratio (which exercise price may be converted into U.S. dollars or British pounds based on the applicable currency exchange rates). Following the Sorin merger effective time, each Sorin stock option and stock appreciation right will continue to be governed by the same terms and conditions (including exercisability terms) as were applicable to such Sorin stock option or stock appreciation right, as applicable, immediately prior to the Sorin merger effective time (but taking into account any changes provided for in the applicable Sorin stock plan or in any applicable award agreement and any restrictions on replicating such terms and conditions under applicable law).

Restricted Stock Units and Performance Shares. At the Sorin merger effective time, any vesting conditions applicable to each restricted stock unit and each performance share pursuant to the Sorin stock plans (other than the 2012-2014 Long Term Incentive Plan), each of which we refer to as a Sorin LTI award, will accelerate at 100% of the target level and will be converted into a number of Holdco ordinary shares equal to the product (rounded down to the nearest whole number) obtained by multiplying (i) the number of Sorin ordinary shares subject to such Sorin LTI award immediately prior to the Sorin merger effective time by (ii) the Sorin exchange ratio. Except as otherwise agreed by Cyberonics and Sorin, with respect to each Sorin LTI award the terms of which currently provide for a lock-up period and, except as otherwise determined by Sorin, each other Sorin LTI award, which we refer to collectively as the modified Sorin LTI awards, a portion of the Holdco ordinary shares payable will be paid as promptly as practicable after the Sorin merger effective time (but in any event no later than three (3) business days after the Sorin merger effective time), with such portion equal to the number of Holdco ordinary shares that would have been payable with respect to such award based on (x) the actual level of performance achieved for the 2012-2014 performance period (which was 30.57%) and (y) the portion of the applicable performance period completed as of the Sorin merger effective time. Of the remaining Holdco ordinary shares payable pursuant to each such modified Sorin LTI award, 50% will be paid on February 26, 2016 and 50% will be paid on February 26, 2017, in each case subject to the continued employment with Sorin or Holdco or any of their respective affiliates of the holder of such modified Sorin LTI award through the applicable payment date; provided that any holder of a modified Sorin LTI award whose employment is terminated in a “good leaver” or similar termination will remain entitled to receive such Holdco ordinary shares promptly following such termination. The Holdco ordinary shares payable with respect to each Sorin LTI award other than the modified Sorin LTI awards will be paid as promptly as practicable after the Sorin merger effective time (but in any event no later than three (3) business days after the Sorin merger effective time). No Holdco ordinary shares payable with respect to any Sorin LTI award will be subject to any lock-up period.

Performance shares under the 2012-2014 Long Term Incentive Plan of Sorin were settled in Sorin ordinary shares pursuant to their existing terms at the originally scheduled time (on May 5, 2015) based on the actual level of performance, which was 30.57%, and there will be no lock-up on any such shares. Each individual who holds any such performance shares, which we refer to as a 2012-2014 Participant, will also be entitled to receive (without interest) as promptly as practicable after the Sorin merger effective time (but in any event no later than three (3) business days after Sorin merger effective time), a number of Holdco ordinary shares equal to the product (rounded down to the nearest whole number) obtained by multiplying (i) 69.43% of the number of Sorin ordinary shares that would have been payable to such individual with respect to such performance shares pursuant to the terms of such 2012-2014 Long Term Incentive Plan if the respective target levels of performance had been achieved at 100% with respect to such awards by (ii) the Sorin exchange ratio. Unless otherwise agreed by Cyberonics and Sorin, with respect to each 2012-2014 Participant who holds performance shares under the 2012-2014 Long Term Incentive Plan the terms of which provide that the Sorin ordinary shares payable with respect to such performance shares would be subject to a lock-up period following settlement, and, except as otherwise determined by Sorin, each other performance share under the 2012-2014 Long Term Incentive Plan, which we refer to collectively as the modified 2012-2014 LTI awards, 50% of the Holdco ordinary shares payable to such individual pursuant to the merger agreement will be subject to an 18-month lock-up period (on the same terms otherwise applicable and which will terminate upon termination of employment of the holder), and 50% of such Holdco ordinary shares will not be subject to such lock-up period. With respect to the performance shares under the 2012-2014 Long Term Incentive Plan other than the modified 2012-2014 LTI awards, no lock-up period will apply to the Holdco ordinary shares payable pursuant to the merger agreement.

Deferred Bonus Shares. As of the Sorin merger effective time, any vesting conditions applicable to each outstanding deferred bonus share pursuant to the Sorin stock plans immediately prior to the Sorin merger effective time, each of which we refer to as a Sorin deferred bonus share, will accelerate and each Sorin deferred bonus share will only entitle the holder of such Sorin deferred bonus share to receive (without interest), as promptly as practicable after the Sorin merger effective time (but in any event no later than three (3) business days after the Sorin merger effective time), a number of Holdco ordinary shares equal to the product (rounded down to the nearest whole number) obtained by multiplying (i) the number of Sorin ordinary shares subject to such Sorin deferred bonus share immediately prior to the Sorin merger effective time by (ii) the Sorin exchange ratio. No Holdco ordinary shares payable with respect to any Sorin deferred bonus share will be subject to any lock-up period.

Treatment of Cyberonics Equity Awards (Page 257)

Stock Options. At the Cyberonics merger effective time, each outstanding unvested Cyberonics stock option will fully vest and each outstanding Cyberonics stock option, other than any such option granted prior to January 1, 2013 which is held by any director or executive officer of Cyberonics (each of which we refer to as a cashed-out Cyberonics option), will be cancelled and converted into an option to purchase a number of Holdco ordinary shares equal to the product (rounded down to the nearest whole number) of (i) the total number of shares subject to such stock option immediately prior to the Cyberonics merger effective time and (ii) the Cyberonics exchange ratio, at an exercise price per share equal to the quotient (rounded up to the nearest whole cent) obtained by dividing (a) the per share exercise price of such stock option immediately prior to the Cyberonics merger effective time by (b) the Cyberonics exchange ratio. Except for the adjustments described in this paragraph, following the Cyberonics merger effective time, each Cyberonics stock option will otherwise continue to be governed by the same terms and conditions (including exercisability terms) as were applicable to such Cyberonics stock option immediately prior to the Cyberonics merger effective time.

Each cashed-out Cyberonics option (whether vested or unvested) will, as of the Cyberonics merger effective time, be cancelled and will only entitle the holder thereof to receive (without interest), on the date on which the Cyberonics merger effective time occurs, an amount in cash equal to the product (rounded down to the nearest whole cent) obtained by multiplying (i) the number of shares of Cyberonics common stock subject to such Cyberonics option immediately prior to the Cyberonics merger effective time by (ii) the excess, if any, of (a) the Cyberonics trading price over (b) the per share exercise price of such option immediately prior to the Cyberonics merger effective time, less applicable taxes required to be withheld. The Cyberonics trading price is the average of the volume-weighted average prices, rounded to four (4) decimal points, of a share of Cyberonics common stock on the NASDAQ for ten (10) individual trading days within the twenty (20) consecutive trading days ending on (and including) the second full trading day prior to the Cyberonics merger effective time (with such ten (10) trading days to be selected by random lottery in the presence of senior executives of each of Sorin and Cyberonics), in each case as reported by Bloomberg Financial Markets, or any successor thereto, through its “Volume Weighted Average Price” function (or, if not reported therein, in another authoritative source mutually selected by Sorin and Cyberonics), subject to appropriate adjustments for any stock dividend, stock split or other similar transactions that occur during such period. If the volume-weighted average price cannot be calculated for shares of Cyberonics common stock on any such date, the volume-weighted average price for such date shall be the fair market value as mutually agreed upon by Sorin and Cyberonics.

Restricted Stock. At the Cyberonics merger effective time, each outstanding share of Cyberonics common stock subject to vesting or other lapse restrictions pursuant to the Cyberonics stock plans will accelerate and fully vest (with performance-based restricted shares vesting at 100% of the target level) and will be converted into, and become exchanged for one Holdco ordinary share (less applicable taxes required to be withheld with respect to such vesting). Except as otherwise agreed to by Cyberonics and Sorin, with respect to each executive officer of Cyberonics other than Mr. Alch, 50% of such Holdco ordinary shares payable at the Cyberonics merger effective time in respect of Cyberonics restricted stock will be subject to an 18-month lock-up period, which will terminate on termination of employment of the holder for any reason, and 50% of such Holdco ordinary shares will not be subject to any lock-up period.

Restricted Stock Units. At the Cyberonics merger effective time, any vesting conditions applicable to each outstanding restricted stock unit pursuant to the Cyberonics stock plans, each of which we refer to as a Cyberonics RSU, will accelerate (with performance-based Cyberonics RSUs vesting at 100% of the target level), and each Cyberonics RSU will be exchanged for a number of Holdco ordinary shares equal to the product (rounded down to the nearest whole number) of (i) the number of Cyberonics shares subject to such Cyberonics RSU immediately prior to the Cyberonics merger effective time and (ii) the Cyberonics exchange ratio (less applicable taxes required to be withheld with respect to such payment). Such Holdco ordinary shares will be payable as soon as practicable following the Cyberonics merger effective time, but in any event no later than three (3) business days after the Cyberonics merger effective time, except that any such shares payable to any director or executive officer of Cyberonics will be paid on the date of the Cyberonics merger effective time, and any such shares payable pursuant to Cyberonics RSUs that constitute deferred compensation under Section 409A of the Code will be paid at the earliest time permitted that will not trigger a tax or penalty under Section 409A. Except as otherwise agreed to by Cyberonics and Sorin, with respect to each executive officer of Cyberonics other than Mr. Alch, 50% of such Holdco ordinary shares payable at the Cyberonics merger effective time in respect of Cyberonics RSUs will be subject to an 18-month lock-up period, which will terminate on termination of employment of the holder for any reason, and 50% of such Holdco ordinary shares will not be subject to any lock-up period.

For information on the number of shares that will be issuable pursuant to the accelerated vesting of Cyberonics stock options (or for the cashed-out Cyberonics options, the value thereof), Cyberonics restricted stock and Cyberonics RSUs, see the section entitled “The Merger Agreement—Treatment of Cyberonics Equity Awards” of this proxy statement/prospectus.

Sorin Reasons for the Mergers (Page 219)

At its meeting on February 25, 2015, the Sorin board unanimously authorized Sorin’s entry into the merger agreement and concluded that, taking into account the then-current circumstances, the transactions contemplated by the letter of intent and the merger agreement as a whole, including the mergers, are in the best interest of Sorin and its shareholders, having considered many factors in reaching this conclusion.

In arriving at its conclusion, the Sorin board consulted with Sorin’s management, legal advisors and its financial advisor, reviewed a significant amount of information, considered a number of factors in its deliberations and concluded that the transaction is likely to result in significant strategic and financial benefits to Sorin and its shareholders. For a more detailed discussion of these factors, see the section entitled “The Mergers—Sorin Reasons for the Mergers” of this proxy statement/prospectus.

Opinion of Rothschild as Financial Advisor to Sorin (Page 223)

In connection with the mergers, the Sorin board received an opinion, dated February 25, 2015, from Rothschild S.p.A., which we refer to as Rothschild, as of such date, and based upon and subject to the assumptions made, procedures followed, matters considered and limitations on the review undertaken by Rothschild, as to whether the Sorin exchange ratio was fair, from a financial point of view, to the shareholders of Sorin.

The full text of Rothschild’s opinion is attached as Annex B to this proxy statement/prospectus. The opinion outlines the assumptions made, procedures followed, matters considered and limitations on the review undertaken by Rothschild in rendering its opinion. This summary is qualified in its entirety by reference to the full text of such opinion. Sorin’s shareholders are urged to read the entire opinion carefully in connection with their consideration of the mergers. Rothschild’s opinion speaks only as of the date of the opinion. The opinion was provided for the benefit of the Sorin board, solely in its capacity as such, in connection with its evaluation of the mergers. The opinion was limited to the fairness from a financial point of view, to Sorin’s shareholders, on the date of the opinion, of the Sorin exchange ratio, and Rothschild expressed no opinion as to the merits of the underlying decision by Sorin to engage in the Sorin merger or as to any aspect of the mergers other than the Sorin exchange ratio. Rothschild’s opinion did not constitute a recommendation to the Sorin board as to whether to approve the mergers or a recommendation to any shareholder as to how to vote or otherwise act with respect to the mergers or any other matter.

For a description of the opinion that the Sorin board received from Rothschild, see the section entitled “The Mergers—Opinion of Rothschild as Financial Advisor to Sorin” of this proxy statement/prospectus.

Cyberonics Reasons for the Mergers and Recommendation of the Cyberonics Board (Page 232)

At its meeting on February 25, 2015, the Cyberonics board unanimously (i) approved and declared advisable the merger agreement, the Cyberonics merger and the other transactions contemplated by the merger agreement, including the support agreements, (ii) determined that the Cyberonics merger and the other transactions contemplated by the merger agreement are fair to, and in the best interests of, Cyberonics and its stockholders and (iii) resolved to recommend that the stockholders of Cyberonics vote to adopt the merger agreement. Accordingly, the Cyberonics board unanimously recommends that Cyberonics stockholders vote “FOR” the proposal to adopt the merger agreement, “FOR” the adjournment proposal and “FOR” the proposal to approve, on a non-binding, advisory basis, certain compensation arrangements for Cyberonics’ named executive officers in connection with the Cyberonics merger.

In arriving at its determination, the Cyberonics board consulted with Cyberonics’ senior management and outside financial, accounting and legal advisors and considered a variety of factors that it believed supported its determination, including, but not limited to, the following:

•	the fact that Sorin would be an attractive partner in the chronic heart failure treatment segment;

•	the combination would increase the diversity of Cyberonics’ business mix and enhance its growth potential, bringing together Cyberonics’ and Sorin’s investments in complementary sleep apnea businesses and providing Cyberonics stockholders with potential upside through Sorin’s investments in percutaneous mitral valve businesses;

•	the combination would provide Cyberonics with the opportunity to accelerate its entry into three emerging multi-billion-dollar market opportunities in the areas of heart failure, sleep apnea and less invasive mitral valves, allowing Cyberonics and Sorin to leverage combined global clinical and regulatory expertise to accelerate commercialization across geographic markets;

•	the combination would provide both short-term and long-term synergy opportunities, including expected annual pre-tax revenue enhancements of approximately $17 million and expected annual pre-tax cost savings of approximately $64 million by the end of calendar year 2018, as well as potential tax savings; and

•	the combination would allow Cyberonics to utilize and integrate certain Sorin technologies into its existing and future product lines for epilepsy.

For a more detailed discussion of these and other factors considered by the Cyberonics board in arriving at its determination, see the section entitled “The Mergers—Cyberonics Reasons for the Mergers and Recommendation of the Cyberonics Board” of this proxy statement/prospectus.

Opinion of Piper Jaffray as Financial Advisor to Cyberonics (Page 235)

On February 25, 2015, Piper Jaffray & Co., which we refer to as Piper Jaffray, rendered its written opinion to the Cyberonics board to the effect that, as of February 25, 2015, and based upon and subject to the various assumptions and limitations set forth therein, the Cyberonics exchange ratio in the Cyberonics merger (after giving effect to the consummation of the Sorin merger) was fair, from a financial point of view, to holders of Cyberonics common stock (other than holders of excluded Cyberonics shares).

Piper Jaffray’s opinion was directed to the Cyberonics board, and only addressed the fairness, from a financial point of view, of the Cyberonics exchange ratio (after giving effect to the consummation of the Sorin merger) and did not address any other aspect or implication of the mergers. The summary of Piper Jaffray’s opinion in this proxy statement/prospectus is qualified in its entirety by reference to the full text of its written opinion, which is included as Annex C to this proxy statement/prospectus and sets forth the assumptions made, procedures followed, matters considered and limitations on the scope of the review undertaken by Piper Jaffray in preparing its opinion. However, neither Piper Jaffray’s written opinion nor the summary of its opinion and the related analyses set forth in this proxy statement/prospectus is intended to be, and they do not constitute, a recommendation to any holders of Cyberonics common stock as to how such holders should vote or act with respect to the mergers or any other matter.

For a description of the opinion that the Cyberonics board received from Piper Jaffray, see the section entitled “The Mergers—Opinion of Piper Jaffray as Financial Advisor to Cyberonics” of this proxy statement/prospectus.

Comparative Market Price and Dividend Information

The following table sets forth the closing market price per share of Cyberonics common stock and Sorin ordinary shares in U.S. dollars or euro, as the case may be, as reported on the NASDAQ for shares of Cyberonics common stock or the ISE for Sorin ordinary shares. In each case, the prices are given:

•	as of February 25, 2015 (the last trading day prior to the public announcement of the execution of the letter of intent);

•	as of March 23, 2015 (the last trading day prior to the public announcement of the execution of the merger agreement); and

•	as of August 17, 2015 (the latest practicable trading date prior to the date of this proxy statement/prospectus).

You are urged to obtain current market quotations for Sorin ordinary shares and Cyberonics common stock before making your decision with respect to the approval of the merger agreement. Sorin ordinary shares are listed on the ISE under the symbol “SRN”. Cyberonics common stock is listed on the NASDAQ under the symbol “CYBX”.

The market price per share of Sorin ordinary shares and Cyberonics common stock could change significantly and may not be indicative of the value of Holdco ordinary shares once they start trading.

Date	Sorin ISE Trading	Cyberonics NASDAQ Trading
February 25, 2015	€2.20	$60.37
March 23, 2015	€2.83	$65.05
August 17, 2015	€2.61	$59.43

The above table shows only historical comparisons. These comparisons may not provide meaningful information to Cyberonics stockholders in determining whether to adopt the merger agreement. You are urged to review carefully the other information contained in this proxy statement/prospectus or incorporated by reference into this proxy statement/prospectus in considering whether to adopt the merger agreement. See the section entitled “Where You Can Find More Information” of this proxy statement/prospectus.

The following table sets forth, for the periods indicated, the high and low closing sale prices of Sorin ordinary shares and shares of Cyberonics common stock.

Reference Date Year	Sorin ISE Trading		Cyberonics NASDAQ Trading
	High	Low	High	Low
2014	€2.31	€1.67	$72.98	$48.51
2013	€2.22	€1.68	$71.50	$42.73
2012	€1.87	€1.21	$53.23	$32.18
2011	€2.10	€1.18	$35.59	$23.70
2010	€1.75	€1.19	$34.11	$17.27
2009	€1.35	€0.37	$21.19	$12.48

Reference Date Range	Sorin ISE Trading		Cyberonics NASDAQ Trading
	High	Low	High	Low
July 1, 2015 through August 17, 2015	€2.78	€2.49	€62.04	€58.01
April 1, 2015 through June 30, 2015	€2.93	€2.50	$69.44	$59.46
January 1, 2015 through March 31, 2015	€3.02	€1.89	$72.03	$54.36
October 1, 2014 through December 31, 2014	€1.96	€1.67	$55.68	$48.51

Reference Date Range	Sorin ISE Trading		Cyberonics NASDAQ Trading
	High	Low	High	Low
July 1, 2014 through September 30, 2014	€2.21	€1.87	$62.61	$50.31
April 1, 2014 through June 30, 2014	€2.29	€2.04	$65.99	$57.14
January 1, 2014 through March 31, 2014	€2.31	€2.07	$72.98	$62.00
October 1, 2013 through December 31, 2013	€2.12	€1.96	$71.50	$50.84
July 1, 2013 through September 30, 2013	€2.17	€1.95	$56.00	$50.51
April 1, 2013 through June 30, 2013	€2.22	€1.90	$52.54	$42.97
January 1, 2013 through March 31, 2013	€2.00	€1.68	$55.42	$42.73
October 1, 2012 through December 31, 2012	€1.87	€1.57	$53.23	$44.50
July 1, 2012 through September 30, 2012	€1.81	€1.58	$52.49	$42.96

Reference Date Month	Sorin ISE Trading		Cyberonics NASDAQ Trading
	High	Low	High	Low
July 2015	€2.78	€2.49	$62.04	$58.01
June 2015	€2.83	€2.50	$69.44	$59.46
May 2015	€2.69	€2.58	$64.15	$60.57
April 2015	€2.93	€2.79	$66.28	$60.91
March 2014	€1.96	€1.85	$56.68	$52.82
February 2015	€2.95	€2.05	$68.50	$55.49
January 2015	€2.07	€1.89	$57.94	$54.36
December 2014	€1.96	€1.85	$56.68	$52.82
November 2014	€1.93	€1.73	$55.01	$48.51
October 2014	€1.95	€1.67	$52.50	$49.86
September 2014	€1.97	€1.87	$56.02	$50.31
August 2014	€2.01	€1.90	$62.61	$55.86
July 2014	€2.21	€2.05	$62.49	$57.05
June 2014	€2.27	€2.14	$62.77	$57.14
May 2014	€2.29	€2.13	$62.85	$59.69
April 2014	€2.22	€2.04	$65.99	$59.16
March 2014	€2.26	€2.13	$70.15	$62.00
February 2014	€2.28	€2.14	$72.98	$65.26
January 2014	€2.31	€2.07	$69.74	$64.00

Exchange Rates

As of August 17, 2015 (the latest practicable trading date prior to the date of this proxy statement/prospectus), the exchange rate of U.S. dollars per euro was $1.1079. The following table shows, for the period from January 1, 2009 through August 17, 2015, the low, high, average and period-end exchange rate of U.S. dollars per euro.

Reference Date Year	Low	High	Average	Period End
2015 (through August 17, 2015)	$1.0496	$1.2099	$1.1132	$1.1079
2014	$1.2101	$1.3933	$1.3286	$1.2101
2013	$1.2781	$1.3815	$1.3281	$1.3780
2012	$1.2085	$1.3463	$1.2853	$1.3184
2011	$1.2915	$1.4892	$1.3923	$1.2982
2010	$1.1930	$1.4547	$1.3260	$1.3416
2009	$1.2531	$1.5094	$1.3943	$1.4348

Reference Date Month	Low	High	Average	Period End
July 2015	$1.0830	$1.1162	$1.0999	$1.0984
June 2015	$1.0916	$1.1374	$1.1229	$1.1153
May 2015	$1.0882	$1.1451	$1.1160	$1.0986
April 2015	$1.0582	$1.1214	$1.0824	$1.1214
March 2015	$1.0496	$1.1202	$1.0816	$1.0728
February 2015	$1.1195	$1.1471	$1.1350	$1.1196
January 2015	$1.1204	$1.2099	$1.1632	$1.1291
December 2014	$1.2101	$1.2510	$1.2319	$1.2101
November 2014	$1.2413	$1.2572	$1.2479	$1.2467
October 2014	$1.2512	$1.2781	$1.2674	$1.2529
September 2014	$1.2633	$1.3138	$1.2901	$1.2633
August 2014	$1.3172	$1.3429	$1.3318	$1.3172
July 2014	$1.3379	$1.3680	$1.3535	$1.3380
June 2014	$1.3529	$1.3692	$1.3595	$1.3692
May 2014	$1.3598	$1.3933	$1.3735	$1.3646
April 2014	$1.3694	$1.3888	$1.3809	$1.3866
March 2014	$1.3740	$1.3928	$1.3828	$1.3783
February 2014	$1.3511	$1.3812	$1.3666	$1.3812
January 2014	$1.3486	$1.3688	$1.3616	$1.3486

The rates presented above may differ from the actual rates used in the preparation of Holdco’s financial statements and other financial information appearing in this document. Holdco’s inclusion of such rates is not meant to suggest that the U.S. dollar amounts actually represent euro amounts or that such amounts could have been converted to U.S. dollars at any particular rate.

Dividends

Sorin has not declared or paid any cash dividends. Sorin intends to retain future earnings primarily to fund the development and growth of its business and, therefore, does not currently anticipate paying cash dividends within the foreseeable future.

Cyberonics has not declared or paid any cash dividends. Cyberonics intends to retain future earnings primarily to fund the development and growth of its business and, therefore, does not currently anticipate paying cash dividends within the foreseeable future.

Certain U.S. Federal Income Tax Consequences of the Mergers (Page 298)

U.S. federal income tax consequences of the Cyberonics merger to Cyberonics stockholders

The receipt by U.S. holders (as defined in the section entitled “Material United States Federal Income Tax Considerations” of this proxy statement/prospectus) of Holdco ordinary shares pursuant to the Cyberonics merger should be a taxable transaction for U.S. federal income tax purposes. Assuming such treatment, a U.S. holder would recognize capital gain or loss equal to the difference between (i) the fair market value of the Holdco ordinary shares received as consideration in the Cyberonics merger on the date of the exchange and (ii) the holder’s adjusted tax basis in the Cyberonics common stock shares surrendered in the exchange. A U.S. holder’s adjusted basis in the Cyberonics common stock will equal such holder’s purchase price for such Cyberonics common stock, as adjusted to take into account stock dividends, stock splits or similar transactions. However, there is no judicial or administrative authority that directly addresses the U.S. federal income tax treatment of the Cyberonics merger in the context of this transaction, which is expected to involve certain mechanics that are effected in accordance with U.K. corporate law. Therefore, it is possible that the IRS could assert an alternative characterization of the Cyberonics merger, including preventing a U.S. holder from recognizing taxable loss on the exchange of Cyberonics common stock for Holdco ordinary shares pursuant to the Cyberonics merger. See the section entitled “Material United States Federal Income Tax Considerations—Tax Consequences of the Cyberonics Merger to Holders of Cyberonics Common Stock” of this proxy statement/prospectus for a more detailed description of the U.S. federal income tax consequences of the Cyberonics merger.

U.S. federal income tax consequences of the Sorin merger to Sorin shareholders

The receipt by U.S. holders (as defined in the section entitled “Material United States Federal Income Tax Considerations” of this proxy statement/prospectus) of Holdco ordinary shares pursuant to the Sorin merger should qualify as a “reorganization” within the meaning of Section 368(a) of the Code for U.S. federal income tax purposes. Assuming such treatment, a U.S. holder would not be subject to U.S. federal income taxation on the exchange of Sorin ordinary shares for Holdco ordinary shares in the Sorin merger, except with respect to cash received in lieu of fractional Holdco ordinary shares. See the section entitled “Material United States Federal Income Tax Considerations—Tax Consequences of the Sorin Merger to Holders of Sorin Ordinary Shares” of this proxy statement/prospectus for a more detailed description of the U.S. federal income tax consequences of the Sorin merger. However, it is not a condition to closing in the merger agreement that the Sorin merger qualify as “tax-free reorganization” for U.S. tax purposes and none of Cyberonics, Sorin, or Holdco intends to request a ruling from the IRS regarding the U.S. federal income tax consequences of the Sorin merger. Moreover, there is no judicial or administrative authority that directly addresses the U.S. federal income tax treatment of the Sorin merger, whose mechanics are effected in accordance with U.K. corporate law. Consequently there is no guarantee that the IRS will treat the Sorin merger in the manner described above. If the IRS successfully challenges the treatment of the Sorin merger, adverse U.S. federal income tax consequences may result, including the recognition of taxable gain by certain holders of Sorin ordinary shares (including U.S. holders and certain foreign persons).

Certain U.K. Tax Consequences of the Mergers (Page 307)

U.K. tax consequences of the Cyberonics merger to Cyberonics stockholders

The receipt of Holdco ordinary shares by a Cyberonics stockholder who is resident for tax purposes in the U.K. in respect of, and in proportion to, such stockholder’s Cyberonics shares pursuant to the Cyberonics merger may (on the basis and subject to the matters described in the section entitled “Material U.K. Tax Considerations” of this proxy statement/prospectus) be treated as a scheme of reconstruction for the purposes of U.K. capital gains tax and corporation tax on chargeable gains, which we refer to together as CGT. On that basis, a Cyberonics stockholder would not be treated as making a disposal of their Cyberonics shares and, therefore, no liability to CGT would arise in respect of the receipt of Holdco ordinary shares by a Cyberonics stockholder pursuant to the Cyberonics merger. For the purposes of CGT, the Holdco ordinary shares received by a Cyberonics stockholder would be treated as the same asset, acquired at the same time and for the same amount, as the Cyberonics shares in respect of which they are issued.

If the “rollover” treatment described above is not available, a Cyberonics stockholder would be treated as having made a full disposal of their Cyberonics shares and may, depending on such stockholder’s personal circumstances, be liable to pay CGT.

Please see the section entitled “Material U.K. Tax Considerations—Material U.K. Tax Consequences of the Mergers—Chargeable Gains—Cyberonics Merger” of this proxy statement/prospectus for a more detailed description of the U.K. tax consequences of the Cyberonics merger.

U.K. tax consequences of the Sorin merger to Sorin shareholders

The receipt of Holdco ordinary shares by a Sorin shareholder who is resident for tax purposes in the U.K. in respect of, and in proportion to, such shareholder’s Sorin ordinary shares pursuant to the Sorin merger may

(except, potentially, with respect to the receipt of any cash in lieu of fractional entitlements to Holdco ordinary shares or where a Sorin shareholder properly exercises rescission rights, and on the basis and subject to the matters described in the section entitled “Material U.K. Tax Considerations” of this proxy statement/prospectus) be treated as a scheme of reconstruction for the purposes of CGT. On that basis, a Sorin shareholder would not be treated as making a disposal of their Sorin ordinary shares and, therefore, no liability to CGT would arise in respect of the receipt of Holdco ordinary shares by a Sorin shareholder pursuant to the Sorin merger. For the purposes of CGT, the Holdco ordinary shares received by a Sorin shareholder would be treated as the same asset, acquired at the same time and for the same amount, as the Sorin ordinary shares in respect of which they are issued.

If the “rollover” treatment described above is not available, a Sorin shareholder would be treated as having made a full disposal of their Sorin ordinary shares and may, depending on such shareholder’s personal circumstances, be liable to pay CGT.

Please see the section entitled “Material U.K. Tax Considerations—Material U.K. Tax Consequences of the Mergers—Chargeable Gains—Sorin Merger” of this proxy statement/prospectus for a more detailed description of the U.K. tax consequences of the Sorin merger.

Certain Italian Tax Consequences of the Mergers (Page 312)

Italian tax consequences of the Cyberonics merger to Cyberonics stockholders

Under Italian tax law, the Cyberonics merger should be regarded as a taxable event for Italian income tax purposes for stockholders who are resident for tax purposes in Italy.

Under Italian tax law, the Cyberonics merger will not trigger any taxable event for Italian income tax purposes for stockholders of Cyberonics who are not resident in Italy for tax purposes.

Italian tax consequences of the Sorin merger to Sorin shareholders

Sorin shareholders will not be subject to Italian income tax on the exchange of their Sorin ordinary shares for Holdco ordinary shares in the Sorin merger under Articles 178(1)(a) and 179 of Presidential Decree No. 917 of December 22, 1986, as subsequently amended and supplemented, which we refer to as the Income Tax Act. Holdco ordinary shares received by such Sorin shareholders at the effective time of the Sorin merger would be deemed to have the same aggregate tax basis as the Sorin ordinary shares held by the Sorin shareholders prior to the Sorin merger.

The receipt by Sorin shareholders of cash pursuant to the exercise of their rescission rights in the Sorin merger may be taxable for Italian income tax purposes.

Please see the section entitled “Material Italian Tax Considerations—The Sorin Merger” of this proxy statement/prospectus for a more detailed description of the Italian tax consequences of the Sorin merger.

Delisting and Deregistration of Cyberonics Common Stock (Page 250)

Upon consummation of the Cyberonics merger, the Cyberonics common stock currently listed on the NASDAQ will cease to be listed on the NASDAQ and subsequently will be deregistered under the Exchange Act.

Interests of Certain Persons in the Mergers (Page 285)

Stockholders of Cyberonics should be aware that Cyberonics directors and executive officers may have interests in the mergers that are different from, or in addition to, the interests of the Cyberonics stockholders. These interests may include, but are not limited to, the continued engagement and/or employment, as applicable, of certain board members and executive officers of Cyberonics, the continued positions of certain directors of Cyberonics as directors of Holdco, agreements that provide for enhanced severance upon a qualifying termination of employment in connection with a change in control, participation in a retention plan implemented by Sorin, the right to receive a reimbursement for the Section 4985 excise tax that may be applicable and imposed as a result of the closing of the mergers and the indemnification of former Cyberonics directors and executive officers by Holdco. These interests also include the treatment in the mergers of stock options, restricted stock, restricted stock units and other rights held by these directors and executive officers.

The Cyberonics board was aware of these potentially differing interests of Cyberonics executive officers and directors and considered them, among other matters, in reaching its decision to approve the merger agreement and to recommend that Cyberonics stockholders vote in favor of the proposal to adopt the merger agreement.

For further information with respect to arrangements between Cyberonics and its executive officers and directors, as well as arrangements for Holdco director nominees, see the information included under the section entitled “Interests of Certain Persons in the Mergers,” including with respect to Cyberonics’ named executive officers, the “Interests of Certain Persons in the Mergers—Golden Parachute Compensation” subsection, of this proxy statement/prospectus.

Indemnification and Insurance (Page 273)

Pursuant to the terms of the merger agreement, Sorin’s and Cyberonics’ directors and executive officers will be entitled to certain ongoing indemnification and coverage under directors’ and officers’ liability insurance policies from, and the organizational documents of, Holdco and Cyberonics. See the section entitled “The Merger Agreement—Indemnification and Insurance” of this proxy statement/prospectus.

Board of Directors and Management of Holdco Following the Completion of the Mergers (Page 248)

Pursuant to the terms of the merger agreement, from the Cyberonics merger effective time until the first annual meeting of the members of Holdco following completion of Holdco’s second full fiscal year, which we refer to as the initial period, the Holdco board will consist of nine (9) members and be composed as follows: (i) four (4) directors designated by Sorin prior to the date on which the Sorin merger order is obtained; (ii) four (4) directors designated by Cyberonics prior to the date on which the Sorin merger order is obtained; and (iii) one (1) director to be mutually agreed to by Sorin and Cyberonics, who will be required to meet the independence standards of the NASDAQ applicable to non-controlled domestic U.S. issuers.

In addition, pursuant to the terms of the merger agreement, during the initial period: the Chief Executive Officer of Sorin as of immediately prior to the Sorin merger effective time will be the Chief Executive Officer of Holdco; the Chief Executive Officer of Cyberonics as of immediately prior to the Cyberonics merger effective time will be the Chairman of the Holdco board; one of Cyberonics’ designees on the Holdco board will serve as the Chairman of the audit committee; one of Cyberonics’ designees on the Holdco board will serve as Chairman of the compensation committee; each committee of the Holdco board will have at least three (3) members; and one of Sorin’s designees on the Holdco board will serve as a member of each committee of the Holdco board.

Under the merger agreement, for as long as the Holdco ordinary shares are listed on the NASDAQ, Holdco is required to comply with all of the NASDAQ corporate governance standards applicable to non-controlled domestic U.S. issuers, regardless of whether Holdco is a foreign private issuer. See the section entitled “The Merger Agreement—Corporate Governance Matters” of this proxy statement/prospectus.

As a company with a standard listing on the LSE, Holdco will not be required to comply with the U.K. Corporate Governance Code, which we refer to as the U.K. CGC. However, the Holdco board may voluntarily comply with some aspects of the U.K. CGC to the extent it considers appropriate.

No Solicitation of Transactions (Pages 264 and 268)

Cyberonics

Under the terms of the merger agreement and until the Cyberonics merger effective time, Cyberonics agreed that it would not and agreed to cause its subsidiaries and its and their respective affiliates, directors, officers, advisors and other representatives not to:

•	initiate, solicit or knowingly facilitate or encourage the submission of any inquiry, proposal or offer regarding a Cyberonics competing acquisition proposal (as defined in the section entitled “The Merger Agreement—No Solicitation of Transactions—Cyberonics” of this proxy statement/prospectus);

•	furnish any information regarding Cyberonics or any subsidiary to any person in connection with, for the purpose of encouraging or facilitating, or in response to, a Cyberonics competing acquisition proposal;

•	participate in any discussions or negotiations with respect to any Cyberonics competing acquisition proposal or any inquiry, proposal or offer that would reasonably be expected to lead to a Cyberonics competing acquisition proposal; or

•	execute or enter into, or agree to enter into, a Cyberonics competing acquisition agreement (as defined in the section entitled “The Merger Agreement—No Solicitation of Transactions—Cyberonics” of this proxy statement/prospectus).

In addition, under the terms of the merger agreement, Cyberonics agreed, and agreed to cause its subsidiaries and its and their respective affiliates, directors, officers, advisors and other representatives to, immediately cease any discussions or negotiations with any persons that were ongoing with respect to any Cyberonics competing acquisition proposal or any inquiry, proposal or offer that would reasonably be expected to lead to any Cyberonics competing acquisition proposal.

Notwithstanding the foregoing restrictions, at any time prior to obtaining the Cyberonics stockholder approval, if (1) Cyberonics receives a bona fide unsolicited written Cyberonics competing acquisition proposal that has not resulted from a material breach of its non-solicitation and related obligations under the merger agreement, (2) the Cyberonics board determines in good faith (after consultation with its financial advisor and outside counsel) that such Cyberonics competing acquisition proposal constitutes or would reasonably be expected to lead to a Cyberonics superior proposal (as defined in section entitled “The Merger Agreement—No Solicitation of Transactions—Cyberonics” of this proxy statement/prospectus), (3) the Cyberonics board determines (after consultation with its outside counsel) that failure to take such action would be inconsistent with its fiduciary duties to the stockholders of Cyberonics under applicable law, (4) Cyberonics enters into a confidentiality agreement with such person before disclosing or permitting or authorizing its subsidiaries to disclose any information to such person, and (5) as promptly as practicable (and in any event within 24 hours), Cyberonics provides or makes available to Sorin any material information concerning Cyberonics or its subsidiaries that was made available to such person that was not previously provided to Sorin, Cyberonics may:

•	furnish information with respect to Cyberonics and its subsidiaries to the person making such Cyberonics competing acquisition proposal; and

•	participate in discussions or negotiations with such person or its representatives regarding such Cyberonics competing acquisition proposal.

Sorin

Under the terms of the merger agreement and until the Sorin merger effective time, Sorin agreed that it would not and agreed to cause its subsidiaries and its and their respective affiliates, directors, officers, advisors and other representatives not to:

•	initiate, solicit or knowingly facilitate or encourage the submission of any inquiry, proposal or offer regarding a Sorin competing acquisition proposal (as defined in the section entitled “The Merger Agreement—No Solicitation of Transactions—Sorin” of this proxy statement/prospectus);

•	furnish any information regarding Sorin or any subsidiary to any person in connection with, for the purpose of encouraging or facilitating, or in response to, a Sorin competing acquisition proposal;

•	participate in any discussions or negotiations with respect to any Sorin competing acquisition proposal or any inquiry, proposal or offer that would reasonably be expected to lead to a Sorin competing acquisition proposal; or

•	execute or enter into, or agree to enter into, a Sorin competing acquisition agreement (as defined in the section entitled “The Merger Agreement—No Solicitation of Transactions—Sorin” of this proxy statement/prospectus).

In addition, under the terms of the merger agreement, Sorin agreed, and agreed to cause its subsidiaries and its and their respective affiliates, directors, officers, advisors and other representatives to, immediately cease any discussions or negotiations with any persons that were ongoing with respect to any Sorin competing acquisition proposal or any inquiry, proposal or offer that would reasonably be expected to lead to any Sorin competing acquisition proposal.

Notwithstanding the foregoing restrictions, at any time prior to obtaining the Sorin shareholder approval, if (1) Sorin receives a bona fide unsolicited written Sorin competing acquisition proposal that has not resulted from a material breach of its non-solicitation and related obligations under the merger agreement, (2) the Sorin board determines in good faith (after consultation with its financial advisor and outside counsel) that such Sorin competing acquisition proposal constitutes or would reasonably be expected to lead to a Sorin superior proposal (as defined in section entitled “The Merger Agreement—No Solicitation of Transactions—Sorin” of this proxy statement/prospectus), (3) the Sorin board determines (after consultation with its outside counsel) that failure to take such action would be inconsistent with its fiduciary duties to the shareholders of Sorin under applicable law, (4) Sorin enters into a confidentiality agreement with such person before disclosing or permitting or authorizing its subsidiaries to disclose any information to such person, and (5) as promptly as practicable (and in any event within 24 hours), Sorin provides or makes available to Cyberonics any material information concerning Sorin or its subsidiaries that was made available to such person that was not previously provided to Cyberonics, Sorin may:

•	furnish information with respect to Sorin and its subsidiaries to the person making such Sorin competing acquisition proposal; and

•	participate in discussions or negotiations with such person or its representatives regarding such Sorin competing acquisition proposal.

No Change in Board Recommendation or Competing Acquisition Agreement (Pages 267 and 270)

Cyberonics

Subject to the exceptions discussed below, under the terms of the merger agreement, the Cyberonics board and each committee of the Cyberonics board may not:

•	authorize, approve or recommend, or publicly propose to authorize, approve or recommend, any Cyberonics competing acquisition proposal;

•	withhold or withdraw (or modify or qualify in a manner adverse to Sorin), or publicly propose to withhold or withdraw (or modify or qualify in a manner adverse to Sorin), its recommendation that Cyberonics stockholders adopt the merger agreement, any of which we refer to as a Cyberonics change of recommendation; or

•	approve or recommend, or publicly propose to approve or recommend, or cause or permit Cyberonics or any of its subsidiaries to execute or enter into, any Cyberonics competing acquisition agreement.

However, at any time before the Cyberonics stockholder approval is obtained, the Cyberonics board may, subject to compliance by Cyberonics with its non-solicitation and related obligations under the merger agreement, (1) make a Cyberonics change of recommendation in connection with a Cyberonics superior proposal, or (2) cause Cyberonics to enter into a Cyberonics competing acquisition agreement with respect to a Cyberonics superior proposal and terminate the merger agreement, subject to the payment by Cyberonics of any required termination fee, if:

•	Cyberonics is not in material breach of its obligations not to solicit competing proposals and related obligations under the merger agreement;

•	a bona fide, written Cyberonics competing acquisition proposal is made to Cyberonics by a third person, and the Cyberonics board determines in good faith, after consultation with its outside financial advisors and outside counsel, that such Cyberonics competing acquisition proposal constitutes a Cyberonics superior proposal;

•	Cyberonics provides Sorin with ninety-six (96) hours’ prior written notice of its intention to take such action, which notice will include the identity of the person making such Cyberonics superior proposal and the material terms and conditions of such Cyberonics superior proposal and, if applicable, will include the proposed definitive agreement providing for such Cyberonics superior proposal;

•	to the extent requested by Sorin, Cyberonics negotiates in good faith with Sorin with respect to any changes to the terms of the merger agreement proposed by Sorin for at least ninety-six (96) hours following delivery by Cyberonics of the above notice (with any amendment to any material term of such Cyberonics competing acquisition proposal requiring a new written notice to Sorin and an additional seventy-two (72) hour negotiation period); and

•	taking into account any binding changes to the terms of the merger agreement definitively and irrevocably agreed to by Sorin in writing, the Cyberonics board determines in good faith, after consultation with its financial advisor and outside legal counsel, that such Cyberonics competing acquisition proposal would continue to constitute a Cyberonics superior proposal if such changes irrevocably agreed to by Sorin in writing were to be given effect.

In addition, at any time prior to obtaining the Cyberonics stockholder approval, the Cyberonics board may make a Cyberonics change of recommendation, other than in connection with a Cyberonics competing acquisition proposal, if:

•	Cyberonics provides Sorin with ninety-six (96) hours’ prior written notice of its intention to take such action, which notice will specify, in reasonable detail, the reasons therefor;

•	Cyberonics negotiates in good faith with Sorin with respect to any changes to the terms of the merger agreement proposed by Sorin for at least ninety-six (96) hours following delivery by Cyberonics of such notice; and

•	taking into account any binding changes to the terms of the merger agreement definitively and irrevocably agreed to by Sorin in writing, the Cyberonics board determines in good faith after consultation with outside legal counsel that the failure to take such action would be inconsistent with the fiduciary duties of the members of the Cyberonics board under applicable law.

Sorin

Subject to the exceptions discussed below, under the terms of the merger agreement, the Sorin board and each committee of the Sorin board may not:

•	authorize, approve or recommend, or publicly propose to authorize, approve or recommend, any Sorin competing acquisition proposal;

•	withhold or withdraw (or modify or qualify in a manner adverse to Cyberonics), or publicly propose to withhold or withdraw (or modify or qualify in a manner adverse to Cyberonics), its recommendation that Sorin shareholders approve the Sorin merger and the Sorin merger terms, any of which we refer to as a Sorin change of recommendation; or

•	approve or recommend, or publicly propose to approve or recommend, or cause or permit Sorin or any of its subsidiaries to execute or enter into, any Sorin competing acquisition agreement.

However, at any time before obtaining the Sorin shareholder approval, the Sorin board may, subject to compliance by Sorin with its non-solicitation and related obligations under the merger agreement, (1) make a Sorin change of recommendation in connection with a Sorin superior proposal, or (2) cause Sorin to enter into a Sorin competing acquisition agreement with respect to a Sorin superior proposal and terminate the merger agreement, subject to the payment by Sorin of any required termination fee, if:

•	Sorin is not in material breach of its obligations not to solicit competing proposals and related obligations under the merger agreement;

•	a bona fide, written Sorin competing acquisition proposal is made to Sorin by a third person, and the Sorin board determines in good faith, after consultation with its outside financial advisors and outside counsel, that such Sorin competing acquisition proposal constitutes a Sorin superior proposal;

•	Sorin provides Cyberonics with ninety-six (96) hours’ prior written notice of its intention to take such action, which notice will include the identity of the person making such Sorin superior proposal and the material terms and conditions of such Sorin superior proposal and, if applicable, will include the proposed definitive agreement providing for such Sorin superior proposal;

•	to the extent requested by Cyberonics, Sorin negotiates in good faith with Cyberonics with respect to any changes to the terms of the merger agreement proposed by Cyberonics for at least ninety-six (96) hours following delivery by Sorin of the above notice (with any amendment to any material term of such Sorin competing acquisition proposal requiring a new written notice to Cyberonics and an additional seventy-two (72) hour negotiation period); and

•	taking into account any binding changes to the terms of the merger agreement definitively and irrevocably agreed to by Cyberonics in writing, the Sorin board determines in good faith, after consultation with its financial advisor and outside legal counsel, that such Sorin competing acquisition proposal would continue to constitute a Sorin superior proposal if such changes irrevocably agreed to by Cyberonics in writing were to be given effect.

In addition, at any time prior to obtaining the Sorin shareholder approval, the Sorin board may make a Sorin change of recommendation, other than in connection with a Sorin competing acquisition proposal, if:

•	Sorin provides Cyberonics with ninety-six (96) hours’ prior written notice of its intention to take such action, which notice will specify, in reasonable detail, the reasons therefor;

•	Sorin negotiates in good faith with Sorin with respect to any changes to the terms of the merger agreement proposed by Cyberonics for at least ninety-six (96) hours following delivery by Sorin of such notice; and

•	taking into account any binding changes to the terms of the merger agreement definitively and irrevocably agreed to by Cyberonics in writing, the Sorin board determines in good faith after consultation with outside legal counsel that the failure to take such action would be inconsistent with the fiduciary duties of the members of the Sorin board under applicable law.

Conditions to the Mergers (Page 276)

The obligations of Sorin and Holdco to appear before the Court to obtain the Sorin merger order and the obligation of Cyberonics to file the certificate of Cyberonics merger with the State of Delaware with respect to the Cyberonics merger, as discussed in the section entitled “The Merger Agreement—Structure and Effective Times” of this proxy statement/prospectus, are subject to the satisfaction or waiver by the parties of the following conditions:

•	the approval of the Sorin merger and the Sorin merger terms, which was obtained on May 26, 2015, at the Sorin extraordinary general meeting attended by the holders of more than one-fifth of Sorin ordinary shares able to vote, and the affirmative vote of the holders of two-thirds of Sorin ordinary shares in attendance and able to vote on the sole call at the Sorin extraordinary general meeting;

•	the adoption of the merger agreement by the holders of a majority of the outstanding shares of Cyberonics common stock entitled to vote on the matter at the Cyberonics special meeting;

•	the effectiveness of the registration statement of which this proxy statement/prospectus forms a part and the absence of any stop order suspending the effectiveness of the registration statement or proceedings for that purpose initiated or threatened by the SEC;

•	the authorization of the Holdco ordinary shares issuable in the mergers for listing on the NASDAQ, subject to official notice of issuance, and absence of any indication in writing from the FCA or the LSE to any of Cyberonics, Sorin or Holdco (or their respective advisers) prior to the time of the hearing of the Court that, in the case of the FCA, it will not be willing to admit the Holdco ordinary shares to listing on the standard segment of the Official List or, in the case of the LSE, that the Holdco ordinary shares will not be admitted to listing on the LSE’s Main Market;

•	the expiration, on July 27, 2015, of the sixty (60) day period following the date upon which the resolutions from the Sorin extraordinary general meeting have been filed with the Companies’ Register of Milan, which occurred on May 28, 2015, or the earlier termination of such period, pursuant to applicable Italian laws and regulations, by the posting of a bond by Sorin sufficient to satisfy Sorin’s creditors’ claims, if any and the delivery of the pre-merger compliance certificate by the Italian public notary selected by Sorin to the Court (such certificate being the pre-merger scrutiny certificate in the meaning of EU Directive 2005/56/EC of the European Parliament and Council of October 26, 2005 on cross-border mergers of limited liability companies) (for additional information, see the sections entitled “Risk Factors—Risk Factors Relating to the Mergers—Completion of the mergers is subject to certain conditions, some of which are outside of the parties’ control, and if these conditions are not satisfied or waived, the mergers will not be completed,” “Risk Factors—Risk Factors Relating to Sorin’s Business—Risks related to the Sorin spin-off,” “Business of Sorin and Certain Information about Sorin—Government Regulation and Other Considerations—Legal Proceedings” and “The Mergers—Litigation Related to the Sorin Merger” of this proxy statement/prospectus);

•	the expiration or termination of all applicable waiting periods under the HSR Act;

•	the absence of any law, order or injunction of a court or other governmental entity of competent jurisdiction rendering illegal, prohibiting, enjoining or otherwise preventing the completion of the mergers; and

•	the approval of the prospectus (including any supplementary prospectus) to be published by Holdco in connection with the issuance of the Sorin merger consideration or the Cyberonics merger consideration and the admission of the Holdco ordinary shares to the standard segment of the Official List and to trading on the Main Market of the LSE, by the FCA, or if such approval is not obtained by the time of the hearing of the Court, the absence of any writing by the U.K. Listing Authority to any of Cyberonics, Sorin or Holdco indicating that such approval will not be obtained.

Cyberonics’ obligation to file the certificate of Cyberonics merger with the State of Delaware with respect to the Cyberonics merger is subject to satisfaction or waiver of the following additional conditions:

•	the accuracy of the representations and warranties of Sorin, as qualified by information in a confidential disclosure letter delivered by Sorin to Cyberonics in connection with the merger agreement, and subject to certain materiality qualifications as described under the section entitled “The Merger Agreement—Conditions to the Mergers” of this proxy statement/prospectus;

•	the performance and compliance by each of Sorin, Holdco and Merger Sub in all material respects with the agreements and covenants required to be performed or complied with by them on or prior to the making of the Sorin merger order at the hearing of the Court; and

•	the receipt by Cyberonics of a certificate executed by an authorized officer of Sorin certifying as to the satisfaction of the foregoing conditions.

The obligations of Sorin and Holdco to appear before the Court to obtain the Sorin merger order are subject to the satisfaction or waiver of the following additional conditions:

•	the accuracy of the representations and warranties of Cyberonics, as qualified by information in a confidential disclosure letter delivered by Cyberonics to Sorin in connection with the merger agreement, and subject to certain materiality qualifications as described under the section entitled “The Merger Agreement—Conditions to the Mergers” of this proxy statement/prospectus;

•	the performance and compliance by Cyberonics in all material respects with the agreements and covenants required to be performed and complied with by it on or prior to the making of the Sorin merger order at the hearing of the Court; and

•	the receipt by Sorin of a certificate executed by an executive officer of Cyberonics certifying as to the satisfaction of the foregoing conditions.

For more information, see the section entitled “The Merger Agreement—Conditions to the Mergers” of this proxy statement/prospectus.

Termination (Page 279)

The merger agreement may be terminated at any time prior to the Cyberonics merger effective time, whether before or after receipt of the Cyberonics stockholder approval or Sorin shareholder approval, as follows:

•	by the mutual written consent of Sorin and Cyberonics;

•	by either Cyberonics or Sorin, if the mergers are not consummated on or before February 26, 2016 (but the right to terminate the merger agreement under the provision described in this bullet will not be available to any party if the failure to perform any of its obligations (and in the case of Sorin, including the failure of Holdco or Merger Sub to perform any of their respective obligations) under the merger agreement has been a principal cause of or resulted in the failure of the mergers to be consummated on or before such date);

•	by either Cyberonics or Sorin, if either of the Sorin shareholder approval or Cyberonics stockholder approval is not obtained upon the votes taken on the matter at the Sorin extraordinary general meeting or the Cyberonics special meeting, respectively;

•	by either Cyberonics or Sorin, if any governmental entity of competent jurisdiction issues any law, order, injunction or other judgment, whether temporary, preliminary or permanent that becomes final and nonappealable and has the effect of rendering either merger illegal, or prohibiting, enjoining or otherwise preventing either merger. Notwithstanding the foregoing, the right to terminate the merger agreement under the provision described in this bullet will not be available to any party that has failed to comply with its obligations under the merger agreement relating to regulatory approvals or exchange listings in any material respect;

•	by Sorin, prior to (but not after) the Cyberonics stockholder approval is obtained, if the Cyberonics board fails to include its recommendation in favor of the Cyberonics stockholders’ adoption of the merger agreement in this proxy statement/prospectus or makes a Cyberonics change of recommendation;

•	by Cyberonics, prior to (but not after) the Sorin shareholder approval is obtained, if the Sorin board fails to include its recommendation in favor of the Sorin shareholders’ approval of the merger agreement in the information document relating to the Sorin extraordinary general meeting or makes a Sorin change of recommendation;

•	by Cyberonics, prior to (but not after) the Cyberonics stockholder approval is obtained, in connection with Cyberonics entering into a Cyberonics competing acquisition agreement in accordance with the terms of the merger agreement;

•	by Sorin, prior to (but not after) the Sorin shareholder approval is obtained, in connection with Sorin entering into a Sorin competing acquisition agreement in accordance with the terms of the merger agreement;

•	by either Cyberonics or Sorin, if the other party, including, in the case of Sorin, either Holdco or Merger Sub, has breached or failed to perform any of its representations, warranties, covenants or agreements set forth in the merger agreement, which breach or failure to perform (i) would give rise to the failure of certain closing conditions and (ii) is incapable of being cured by the breaching party by the termination date or, if capable of being cured, is not cured by the breaching party by the 30th day following delivery of written notice of such breach or failure to perform by the non-breaching party; provided that the party providing notice, including, in the case of Sorin, either Holdco or Merger Sub, is not also then in material breach of its representations, warranties, covenants or agreements under the merger agreement; and

•	by Cyberonics, if the Sorin merger order has not been made by the Court by February 1, 2016 or, having been made by that date, will not have taken full and final effect at the Sorin merger effective time without modification or variation from the terms of such order at the hearing of the Court.

On May 26, 2015, the Sorin shareholder approval was obtained at the Sorin extraordinary general meeting.

For more information, see the section entitled “The Merger Agreement—Termination” of this proxy statement/prospectus.

Expenses and Termination Fees (Page 280)

All costs and expenses incurred in connection with the merger agreement and the mergers and the other transactions contemplated by the merger agreement generally are to be paid by the party incurring such costs and expenses, but Sorin and Cyberonics will share equally all expenses associated with antitrust filings, the NASDAQ listing application, the LSE listing application and the printing, filing and mailing of this proxy statement/prospectus and the registration statement of which it forms a part, the information document relating to the Sorin extraordinary general meeting, which we refer to as the Sorin information document, and other disclosure documents required in connection with the mergers. However,

•	if Sorin or Cyberonics terminates the merger agreement because the mergers are not consummated on or before February 26, 2016 and the Cyberonics stockholder meeting has not been held by that date, or because the Cyberonics stockholder approval was not obtained at the Cyberonics special meeting, then Cyberonics must reimburse Sorin for Sorin’s documented out-of-pocket expenses incurred in connection with the merger agreement and the transactions contemplated thereby up to $15 million;

•	if Sorin or Cyberonics terminates the merger agreement because the mergers are not consummated on or before February 26, 2016 and the Sorin extraordinary general meeting has not been held by that date, or because the Sorin shareholder approval was not obtained at the Sorin extraordinary general meeting, then Sorin must reimburse Cyberonics for Cyberonics’ documented out-of-pocket expenses incurred in connection with the merger agreement and the transactions contemplated thereby up to $15 million;

•	if Cyberonics terminates the merger agreement because the Sorin merger order has not been made by the Court by February 1, 2016 or has not taken full and final effect at the Sorin merger effective time without modification or variation from the terms approved at the hearing of the Court, then Sorin must reimburse Cyberonics for Cyberonics’ documented out-of-pocket expenses incurred in connection with the merger agreement and the transactions contemplated thereby up to $15 million; and

•	Sorin or Cyberonics must reimburse the other party’s documented out-of-pocket expenses incurred in connection with the merger agreement and the transactions contemplated thereby up to $15 million if the merger agreement is terminated by the other party because of an uncured breach of the merger agreement by the breaching party that gives rise to the failure of certain conditions to the parties’ obligations to effect the mergers.

On May 26, 2015, the Sorin shareholder approval was obtained at the Sorin extraordinary general meeting.

In the event the merger agreement is terminated in the following circumstances, Cyberonics must pay Sorin a termination fee of $50 million:

•	by Sorin, because prior to obtaining the Cyberonics stockholders approval, the Cyberonics board failed to include its recommendation in favor of the Cyberonics stockholders’ adoption of the merger agreement in this proxy statement/prospectus or made a Cyberonics change of recommendation;

•	by Cyberonics, because prior to obtaining the Cyberonics stockholders approval, Cyberonics entered into a Cyberonics competing acquisition agreement in accordance with the terms of the merger agreement; or

•	by Sorin or Cyberonics, because (a) the Cyberonics special meeting has not been held by February 26, 2016 or the Cyberonics stockholders failed to adopt the merger agreement at the Cyberonics special meeting, (b) prior to the Cyberonics special meeting (if such a meeting was held) or the termination of the merger agreement (if the Cyberonics special meeting has not been held by February 26, 2016), as applicable, a Cyberonics competing acquisition proposal became publicly known and was not withdrawn, and (c) (x) within twelve (12) months after the termination of the merger agreement, Cyberonics entered into a definitive agreement with respect to a Cyberonics competing acquisition proposal and such Cyberonics competing acquisition proposal is ultimately consummated, or (y) within twelve (12) months after the termination of the merger agreement, any Cyberonics competing acquisition proposal is consummated; provided that for purposes of the provision described in this bullet, the term “Cyberonics competing acquisition proposal” has the meaning described in the section entitled “The Merger Agreement—No Solicitation of Transactions—Cyberonics” of this proxy statement/prospectus, except that all percentages therein will be changed to 50%.

In the event the merger agreement is terminated in the following circumstances, Sorin must pay Cyberonics a termination fee of $50 million:

•	by Cyberonics, because prior to obtaining the Sorin shareholders approval, the Sorin board failed to include its recommendation in favor of the Sorin shareholders’ approval of the Sorin merger in the Sorin information document or made a Sorin change of recommendation;

•	by Sorin, because prior to the approval of the merger agreement by the Sorin shareholders, Sorin entered into a Sorin competing acquisition agreement in accordance with the terms of the merger agreement; or

•	(a) by Sorin or Cyberonics, because the Sorin extraordinary general meeting has not been held by February 26, 2016 or the Sorin shareholders failed to approve the Sorin merger at the Sorin extraordinary general meeting, or by Cyberonics because the Sorin merger order has not been made by the Court by February 1, 2016 or has not taken full and final effect at the Sorin merger effective time without modification or variation from the terms approved at the hearing of the Court, (b) before the Sorin extraordinary general meeting or the termination of the merger agreement (if the Sorin extraordinary general meeting has not been held by February 26, 2016), as applicable, a Sorin competing acquisition proposal became publicly known and was not withdrawn, and (c) (x) within twelve (12) months after the termination of the merger agreement, Sorin entered into a definitive agreement with respect to a Sorin competing acquisition proposal and such Sorin competing acquisition proposal is ultimately consummated, or (y) within twelve (12) months after the termination of the merger agreement, any Sorin competing acquisition proposal is consummated; provided that for purposes of the provision described in this bullet, the term “Sorin competing acquisition proposal” has the meaning described in the section entitled “The Merger Agreement—No Solicitation of Transactions—Sorin” of this proxy statement/prospectus, except that all percentages therein will be changed to 50%.

On May 26, 2015, the Sorin shareholder approval was obtained at the Sorin extraordinary general meeting.

In the event a termination fee is payable by Sorin after the time Sorin pays any expense reimbursement in accordance with the terms of the merger agreement, the amount of the termination fee payable by Sorin will be reduced by the amount of such expense reimbursement actually paid to Cyberonics.

Upon any termination of the merger agreement where a termination fee becomes due and payable, the payment of the termination fee by the applicable party will be in full and complete satisfaction of any and all monetary damages of the party to which such termination fee is paid and its affiliates, and their respective directors, officers and other representatives, arising out of or related to the merger agreement, the mergers or the other transactions contemplated by the merger agreement, including as a result of any breach of the merger agreement, the termination of the merger agreement, the failure to consummate the mergers or the other transactions contemplated by the merger agreement, and any claims or actions under applicable law arising out of such breach, termination or failure; and in no event will the party to which a termination fee is paid or its affiliates, or any of their respective directors, officers or other representatives, be entitled to seek or obtain any recovery or judgment in excess of the termination fee paid.

Regulatory Matters (Page 249)

Under the HSR Act, Sorin and Cyberonics cannot complete the mergers until they have filed certain information and materials with the FTC and the Antitrust Division and the applicable waiting period under the HSR Act has expired or been terminated. Cyberonics and Sorin filed their respective notification and report forms under the HSR Act with the FTC and the Antitrust Division on March 12, 2015, and the applicable waiting period under the HSR Act expired on April 13, 2015, without any action having been taken by the FTC or Antitrust Division.

For further details on regulatory approvals see the section entitled “The Mergers—Regulatory Matters” of this proxy statement/prospectus.

Stock Ownership of Directors and Executive Officers

At the close of business on August 17, 2015 (the closest possible date to the record date for which the number of outstanding shares of Cyberonics common stock is known and it is expected that at the record date the number of such shares outstanding will not have changed significantly), directors and executive officers of Cyberonics and their affiliates were entitled to vote 316,321 shares of Cyberonics common stock, or approximately 1.2% of the shares of Cyberonics common stock outstanding and entitled to vote on that date. We currently expect that Cyberonics’ directors and executive officers will vote their shares in favor of each of the proposals to be considered at the Cyberonics special meeting. In connection with the Sorin support agreements (as defined in the section entitled “Summary—The Support Agreements” of this proxy statement/prospectus), Hugh M. Morrison, Chairman of the Board of Cyberonics, and Daniel J. Moore, President and Chief Executive Officer of Cyberonics, have undertaken to vote in favor of the proposal to adopt the merger agreement in their capacity as Cyberonics stockholders.

Dissenters’, Appraisal, Rescission or Similar Rights (Pages 255 and 369)

Cyberonics Stockholders

Pursuant to §262(b)(2) of the DGCL, Cyberonics stockholders are not entitled to exercise dissenters’, appraisal, cash exit or similar rights in connection with the mergers. See the section entitled “No Delaware Appraisal Rights” of this proxy statement/prospectus.

Sorin shareholders

Sorin shareholders were entitled to rescission rights because Holdco is and will be a holding company and, as a result of the Sorin merger, the registered office of Holdco will be located outside of Italy, Sorin ordinary shares will be delisted from the ISE, and the company resulting from the Sorin merger, Holdco, will be governed by the laws of a country other than Italy. The exercise of such rights will be effective subject to the Sorin merger becoming effective. A Sorin shareholder who has voted in favor of the Sorin merger may not exercise any rescission rights in relation to those shares that the relevant shareholder voted in favor of the Sorin merger. A Sorin shareholder that properly exercised such rights will be entitled to receive an amount of cash equal to the average closing price per Sorin ordinary share for the six-month period prior to the publication of the notice of call of the Sorin extraordinary general meeting which is equal to €2.2043 per share. As of the expiration date of such rescission rights, Sorin announced that such rights have been exercised in relation to an immaterial amount of Sorin ordinary shares; Sorin shareholders who did not exercise the rescission rights have elected to purchase all such withdrawal shares pursuant to Article 2437-quater of the Italian Civil Code.

The Support Agreements (Page 283)

In connection with the entry into the letter of intent by Cyberonics and Sorin, on February 26, 2015, Cyberonics entered into support agreements, which we refer to as the Cyberonics support agreements, with certain Sorin shareholders, who directly and indirectly hold, in the aggregate, approximately 26.2% of the outstanding ordinary shares of Sorin as of August 17, 2015. Under the Cyberonics support agreements, such Sorin shareholders agreed to vote their shares in favor of the transactions contemplated by the merger agreement and against any competing transaction and have agreed, until the Sorin merger effective time, not to transfer any shares of capital stock or other equity interests in Sorin owned by them. The Sorin shareholders that are parties to the support agreements are: Mittel, S.P.A.; Equinox Two S.C.A.; Bios S.P.A.; Tower 6BIS S.À.R.L.; Tower 6 S.À.R.L.; GHEA S.R.L.; Rosario Bifulco, Chairman of the Board of Sorin; and André-Michel Ballester, Chief Executive Officer of Sorin.

In connection with the entry into the letter of intent by Cyberonics and Sorin, on February 26, 2015, Sorin entered into support agreements, which we refer to as the Sorin support agreements, with certain Cyberonics stockholders who hold, in the aggregate, approximately 0.41% of the outstanding ordinary shares of Cyberonics as of August 17, 2015. Under the Sorin support agreements, such Cyberonics stockholders agreed to vote their shares in favor of the transactions contemplated by the merger agreement and against any competing transaction and have agreed, until the Cyberonics merger effective time, not to transfer any shares of capital stock or other equity interests in Cyberonics owned by them, subject to certain exceptions. The Cyberonics stockholders that are parties to the support agreements are Hugh M. Morrison, Chairman of the Board of Cyberonics, and Daniel J. Moore, President and Chief Executive Officer of Cyberonics.

The Cyberonics support agreements have been subject to certain disclosure obligations (i.e., filing with CONSOB, publication of an excerpt in Italian language on an Italian newspaper, filing with the Company’s Register of Milan and formal communication to Sorin) pursuant to applicable Italian laws and CONSOB regulations.

The foregoing descriptions of the Cyberonics support agreements and the Sorin support agreements do not purport to be complete and are subject to, and qualified in their entirety by, the full text of such agreements, copies of which are filed herewith as Annexes A-2 and A-3, respectively, and are hereby incorporated by reference herein.

Listing of Holdco Ordinary Shares on Stock Exchanges (Page 250)

Holdco ordinary shares are not currently traded or quoted on a stock exchange or quotation system. However, it is a condition to the completion of the mergers that the Holdco ordinary shares be authorized for listing on the NASDAQ and that there have been no written indication from the FCA or the LSE that they will not be willing to admit the Holdco ordinary shares to listing. Holdco expects that, following the completion of the mergers, Holdco ordinary shares will be listed for trading on the NASDAQ and the LSE.

Accounting Treatment (Page 248)

The mergers will be accounted for as a “reverse acquisition” pursuant to which Cyberonics will be considered the acquiring entity for accounting purposes in accordance with GAAP. As such, Cyberonics will allocate the total purchase consideration to Sorin’s tangible and identifiable intangible assets and liabilities based on their relative fair values at the date of completion of the mergers. After completion of the mergers, the results of operations of both companies will be included in the combined company’s financial statements. For a more complete discussion of the anticipated accounting treatment of the mergers, see the section entitled “The Mergers—Accounting Treatment” of this proxy statement/prospectus.

Comparison of Rights of Stockholders of Cyberonics, and Shareholders of Sorin and Holdco (Page 326)

As a result of the mergers, Cyberonics stockholders and Sorin shareholders will become holders of Holdco ordinary shares, and will have different rights as holders of Holdco ordinary shares than they had as holders of shares of Cyberonics common stock and Sorin ordinary shares. The differences between the rights of these respective holders result from the differences among Italian, U.K. and Delaware law and the respective governing documents of Sorin, Holdco and Cyberonics. For additional information, please see the section entitled “Comparison of Rights of Stockholders of Cyberonics, Shareholders of Sorin and Shareholders of Holdco” of this proxy statement/prospectus.

Litigation Related to the Sorin Merger (page 250)

On July 24, 2015, Sorin received a claim from the Italian State’s Attorney seeking to enjoin the Sorin merger pursuant to provisions of the Italian Civil Code permitting creditors to challenge a merger. In its claim, the Italian State’s Attorney alleged that the Sorin merger is intended to insulate Sorin from potential liability related to pending environmental litigation against SNIA S.p.A., which we refer to as SNIA, in connection with which SNIA and certain Italian government agencies have made civil claims against Sorin, which we refer to as the SNIA litigation, and thus harms the position of the relevant Italian government agencies named as plaintiffs in the claim. On August 20, 2015, the Civil Court of Milan issued a ruling rejecting the Italian State’s Attorney’s claim, thus allowing the Sorin merger to move forward. Sorin believes the claim is without merit and intends to contest vigorously any appeal of the ruling in the Civil Court of Milan. For additional information, see the sections entitled “Risk Factors—Risk Factors Relating to the Mergers—Completion of the mergers is subject to certain conditions, some of which are outside of the parties’ control, and if these conditions are not satisfied or waived, the mergers will not be completed,” “Risk Factors—Risk Factors Relating to Sorin’s Business—Risks related to the Sorin spin-off,” “Business of Sorin and Certain Information about Sorin—Government Regulation and Other Considerations—Legal Proceedings” and “The Mergers—Litigation Related to the Sorin Merger” of this proxy statement/prospectus.

The Special Meeting of Cyberonics Stockholders (Page 112)

The Cyberonics special meeting is scheduled to be held at 100 Cyberonics Boulevard, Houston, Texas on September 22, 2015, at 10:00 a.m. local time.

At the Cyberonics special meeting, Cyberonics stockholders will be asked to consider and vote on:

•	a proposal to adopt the merger agreement;

•	a proposal to approve any motion to adjourn the Cyberonics special meeting, or any postponement thereof, to another time or place if necessary or appropriate (i) to solicit additional proxies if there are insufficient votes at the time of the Cyberonics special meeting to adopt the merger agreement, (ii) to provide Cyberonics stockholders any supplement or amendment to this proxy statement/prospectus or (iii) to disseminate any other information that is material to Cyberonics stockholders voting at the Cyberonics special meeting; and

•	a proposal to approve, on a non-binding, advisory basis, certain compensation arrangements for Cyberonics’ named executive officers in connection with the Cyberonics merger.

Only holders of record of Cyberonics common stock at the close of business on August 20, 2015, the record date for the Cyberonics special meeting, will be entitled to notice of, and to vote at, the Cyberonics special meeting or any adjournments or postponements thereof. At the close of business on August 17, 2015 (the closest possible date to the record date for which the number of shares of Cyberonics common stock that are issued and outstanding are known and it is expected that at the record date the number of such shares outstanding will not have changed significantly), 26,000,450 shares of Cyberonics common stock were issued and outstanding. Holders of record of Cyberonics common stock on the record date are entitled to one vote per share at the Cyberonics special meeting on each proposal.

You may vote “FOR” or “AGAINST” or you may “ABSTAIN” from voting on each proposal. The proposal to adopt the merger agreement requires the affirmative vote of the holders of a majority of the outstanding shares of Cyberonics common stock entitled to vote on the matter at the Cyberonics special meeting. The adjournment proposal and the proposal to approve, on a non-binding, advisory basis, certain compensation arrangements for Cyberonics’ named executive officers in connection with the Cyberonics merger require the affirmative vote of a majority of the voting power represented at the Cyberonics special meeting in person or by proxy.

Record Date

You can vote at the Cyberonics special meeting if you owned shares of Cyberonics common stock at the close of business on August 20, 2015, the record date for the special meeting. Only Cyberonics stockholders as of the close of business on the record date will be entitled to receive notice of and to vote at the Cyberonics special meeting and any adjournments or postponements of the Cyberonics special meeting.

Quorum

No business may be transacted at the Cyberonics special meeting unless a quorum is present. Attendance in person or by proxy at the Cyberonics special meeting of holders of record of a majority of the outstanding shares of Cyberonics common stock entitled to vote at the Cyberonics special meeting will constitute a quorum. If a quorum is not present, the Cyberonics special meeting may be adjourned or postponed to allow additional time for obtaining additional proxies by a majority of the voting power represented in person or by proxy at the Cyberonics special meeting.

Vote Required and Voting Power

The proposal to adopt the merger agreement requires the affirmative vote of the holders of a majority of the outstanding shares of Cyberonics common stock entitled to vote on the matter at the Cyberonics special meeting. Each share of Cyberonics common stock held as of the record date is entitled to one vote at the Cyberonics special meeting. As of August 17, 2015 (the closest possible date to the record date for which the number of shares of Cyberonics common stock that are issued and outstanding are known and it is expected that at the record date the number of such shares outstanding will not have changed significantly), Cyberonics had 26,000,450 shares of common stock outstanding. As of the same date, directors and executive officers of Cyberonics and their affiliates were entitled to vote 316,321 shares of Cyberonics common stock, or approximately 1.2% of the shares of Cyberonics common stock outstanding and entitled to vote on that date. We currently expect that Cyberonics’ directors and executive officers will vote their shares in favor of each of the proposals to be considered at the Cyberonics special meeting. In connection with the Sorin support agreements, Hugh M. Morrison, Chairman of the Board of Cyberonics, and Daniel J. Moore, President and Chief Executive Officer of Cyberonics, have undertaken to vote in favor of the proposal to adopt the merger agreement in their capacity as Cyberonics stockholders.

Please Read the Risk Factors (Page 53)

The mergers are subject to risks, and upon the completion of the mergers, Holdco will be subject to risks. You should carefully read and consider the risk factors contained in the section entitled “Risk Factors” of this proxy statement/prospectus.

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS

This proxy statement/prospectus contains forward-looking statements concerning Cyberonics, Sorin, Holdco, the proposed business combination transaction and other matters. These statements may discuss goals, intentions and expectations as to future plans, trends, events, results of operations or financial condition, or other matters, based on current beliefs of the management of Cyberonics and Sorin as well as assumptions made by, and information currently available to, such management. Forward-looking statements may be accompanied by words such as “aim”, “anticipate”, “believe”, “plan”, “could”, “would”, “should”, “estimate”, “expect”, “forecast”, “future”, “guidance”, “intend”, “may”, “will”, “possible”, “potential”, “predict”, “project” or similar words, phrases or expressions. These statements are subject to various risks and uncertainties, many of which are outside the parties’ control. Therefore, you should not place undue reliance on these statements. Factors that could cause actual results to differ materially from those in these statements include, but are not limited to, risks and uncertainties detailed in the sections entitled “Risk Factors—Risk Factors Relating to the Mergers”, “Risk Factors—Risk Factors Relating to the Combined Company Following Completion of the Mergers” and “Risk Factors—Risk Factors Relating to Sorin’s Business” of this proxy statement/prospectus, and Cyberonics’ periodic public filings with the SEC, including those discussed in the sections entitled “Risk Factors” in Cyberonics’ Annual Report on Form 10-K for the fiscal year ended April 24, 2015 filed with the SEC on June 15, 2015 (as amended by Amendment No. 1 on Form 10-K/A filed on July 1, 2015 and Amendment No. 2 on Form 10-K/A filed on July 28, 2015), factors contained or incorporated by reference into such documents and in subsequent filings by Cyberonics with the SEC, and the following factors:

•	the occurrence of any change, effect, event, occurrence, development, matter, state of facts, series of events or circumstances that could give rise to the termination of the merger agreement, including a termination of the merger agreement under circumstances that could require Cyberonics to pay a termination fee or expense reimbursement to Sorin or require Sorin to pay a termination fee or expense reimbursement to Cyberonics;

•	failure to obtain the applicable shareholder or regulatory approvals required for the proposed mergers or being required to accept conditions that could reduce the anticipated benefits of the mergers as a condition to obtaining regulatory approvals;

•	failure to satisfy other closing conditions to the proposed mergers;

•	delay in consummating the proposed mergers;

•	risks that the new businesses will not be integrated successfully or that the combined companies will not realize estimated cost savings, value of certain tax assets, synergies and growth or that such benefits may take longer to realize than expected;

•	the inability to close the mergers, the inability to achieve the expected benefits and synergies of the mergers or the effects of the transaction on the combined company’s financial condition, operating results and cash flow;

•	the inability of Cyberonics and Sorin to meet expectations regarding the timing, completion and accounting and tax treatments with respect to the proposed mergers;

•	failure to effectively integrate and/or manage the newly combined businesses, if the mergers close, and the cost, time and effort required to integrate the newly combined businesses, if the mergers close, all of which may be greater than anticipated;

•	diversion of the attention of Cyberonics and Sorin management from ongoing business concerns;

•	limitations placed on the ability of Cyberonics and Sorin to operate their respective businesses by the merger agreement;

•	operating costs, customer loss or business disruption (including, without limitation, difficulties in maintaining relationships with employees, customers, distributors or suppliers) being greater than expected in anticipation of, or, if consummated, following, the mergers;

•	unanticipated changes relating to competitive factors in the industries in which the companies operate;

•	inability to hire and retain key personnel;

•	the potential impact of announcement or consummation of the proposed mergers on relationships with third parties, including customers, employees and competitors;

•	the outcome of any legal proceedings that have been or may be instituted against Cyberonics, Sorin and/or others relating to the merger agreement;

•	inability to attract new customers and retain existing customers in the manner anticipated;

•	inability to rely on and integrate Cyberonics’ and Sorin’s respective information technology systems;

•	reductions in customer spending, a slowdown in customer payments and changes in customer demand for products and services;

•	changes in legislation or governmental regulations affecting the companies;

•	changes in tax laws or interpretations that could increase the consolidated tax liabilities of Cyberonics and Sorin, including, if the transaction is consummated, changes in tax laws that would result in Holdco being treated as a domestic corporation for United States federal tax purposes;

•	international, national or local economic, social or political conditions that could adversely affect the companies or their customers;

•	the market price for Holdco ordinary shares potentially being affected, following the mergers, by factors that historically have not affected the market price for Cyberonics common stock or Sorin ordinary shares as standalone companies;

•	conditions in the stock and credit markets;

•	risks associated with assumptions the parties make in connection with the parties’ critical accounting estimates and legal proceedings; and

•	the parties’ international operations, which are subject to the risks of currency fluctuations and foreign exchange controls.

The foregoing list of factors is not exhaustive. You should carefully consider the foregoing factors and the other risks and uncertainties that affect the parties’ businesses, including those described in this proxy statement/prospectus, and information contained in or incorporated by reference into this proxy statement/prospectus. See the section entitled “Where You Can Find More Information” of this proxy statement/prospectus.

Nothing in this proxy statement/prospectus is intended, or is to be construed, as a profit forecast or to be interpreted to mean that earnings per Sorin ordinary share or share of Cyberonics common stock for the current or any future financial years or those of the combined company, will necessarily match or exceed the historical published earnings per Sorin ordinary share or share of Cyberonics common stock, as applicable.

Cyberonics, Sorin and Holdco are under no obligation, and each expressly disclaims any obligation, to update, alter or otherwise revise any forward-looking statements, whether written or oral, that may be made from time to time, whether as a result of new information, future events or otherwise. Persons reading this document are cautioned not to place undue reliance on these forward-looking statements, which only speak as of the date hereof.

RISK FACTORS

By voting in favor of the proposal to adopt the merger agreement, Cyberonics stockholders will be choosing to invest in Holdco ordinary shares. Investing in Holdco ordinary shares involves risks, some of which are related to the mergers. In considering whether to vote for the proposal to adopt the merger agreement, you should carefully consider the risks described below, as well as the other information included in or incorporated by reference into this proxy statement/prospectus, including the risk factors described in Cyberonics’ Annual Report on Form 10-K for the year ended April 24, 2015 filed with the SEC on June 15, 2015 (as amended by Amendment No. 1 on Form 10-K/A filed on July 1, 2015 and Amendment No. 2 on Form 10-K/A filed on July 28, 2015). The respective businesses of Sorin and Cyberonics, as well as their respective financial condition or results of operations, could be materially adversely affected by any of these risks.

Please see the sections entitled “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference” of this proxy statement/prospectus, for information on where you can find the documents Cyberonics has filed with or furnished to the SEC and which are incorporated into this proxy statement/prospectus by reference.

Risk Factors Relating to the Mergers

Completion of the mergers is subject to certain conditions, some of which are outside of the parties’ control, and if these conditions are not satisfied or waived, the mergers will not be completed.

The obligations of Sorin and Holdco to appear before the Court to obtain the Sorin merger order and the obligation of Cyberonics to file the certificate of Cyberonics merger with the State of Delaware with respect to the Cyberonics merger are subject to the satisfaction or waiver by the parties of a number of conditions, including, among other conditions, (i) receipt of the Cyberonics stockholder approval and the Sorin shareholder approval, (ii) effectiveness of this registration statement, (iii) NASDAQ listing approval for the Holdco ordinary shares and the absence of any written indication from the FCA or the LSE that they will not be willing to admit the Holdco ordinary shares to listing, (iv) the expiration or early termination of a 60-day Sorin creditor opposition period, which expired on July 27, 2015, (v) the delivery of the pre-merger compliance certificate by the Italian public notary to the Court, (vi) the prospectus of Holdco having been approved by the FCA, or if such approval was not obtained by the time of the hearing of the Court, the U.K. Listing Authority not having indicated in writing to any of Cyberonics, Sorin or Holdco that such approval will not be obtained, (vii) the expiration or termination of all applicable waiting periods under the HSR Act and (viii) the absence of any order, injunction or other judgment rendering illegal, or prohibiting or enjoining, either of the mergers.

On May 26, 2015, at the Sorin extraordinary general meeting, the Sorin shareholder approval was obtained. On July 24, 2015, Sorin received a claim from the Italian State’s Attorney seeking to enjoin the Sorin merger pursuant to provisions of the Italian Civil Code permitting creditors to challenge a merger. On August 20, 2015, the Civil Court of Milan issued a ruling rejecting the Italian State’s Attorney’s claim, thus allowing the Sorin merger to move forward. Sorin believes the claim is without merit and intends to contest vigorously any appeal of the ruling in the Civil Court of Milan, but cannot provide any assurance that it will be successful. For additional information, see the sections entitled “—Risk Factors Relating to Sorin’s Business—Risks related to the Sorin spin-off,” “Business of Sorin and Certain Information about Sorin—Government Regulation and Other Considerations—Legal Proceedings” and “The Mergers—Litigation Related to the Sorin Merger” of this proxy statement/prospectus.

The required satisfaction of the foregoing conditions could delay the completion of the mergers for a significant period of time or prevent it from occurring. Any delay in completing the mergers could cause the combined company not to realize some or all of the benefits that the parties expect the combined company to achieve if the mergers are successfully completed within the expected timeframe. Further, there can be no assurance that the conditions to the closing of the mergers will be satisfied or waived or that the mergers will be completed.

In addition, if the mergers are not completed on or before February 26, 2016 (subject to certain extension rights), either Sorin or Cyberonics may choose not to proceed with the mergers. Cyberonics and Sorin may also terminate the merger agreement under certain circumstances, including, among others, in order to enter into an agreement with respect to a proposal that is determined by the Cyberonics board, in the case of a proposal to Cyberonics, or the Sorin board, in the case of a proposal to Sorin, to be superior to the merger agreement, subject to the terms and conditions of the merger agreement (including a requirement to negotiate in good faith with the other party for a specified period of time after receipt of such proposal to the extent the other party requests).

Failure to complete the mergers could negatively impact the stock price and the future business and financial results of Cyberonics and Sorin.

If the mergers are not completed for any reason, including as a result of Cyberonics stockholders failing to adopt the merger agreement, the ongoing businesses of Cyberonics may be adversely affected and, without realizing any of the benefits of having completed the mergers, Cyberonics and Sorin would be subject to a number of risks, including the following:

•	Cyberonics may be required, under certain circumstances, to pay Sorin a termination fee of approximately $50 million or reimburse Sorin for up to $15 million for certain expenses;

•	Sorin may be required, under certain circumstances, to pay Cyberonics a termination fee of approximately $50 million or reimburse Cyberonics for up to $15 million for certain expenses;

•	Cyberonics and Sorin are subject to certain restrictions on the conduct of their businesses prior to completing the mergers, which may adversely affect their abilities to execute certain of their respective business strategies;

•	Sorin and Cyberonics have incurred and will continue to incur significant costs and fees associated with the proposed mergers;

•	Sorin and Cyberonics may experience negative reactions from the financial markets, including negative impacts on their stock prices;

•	Sorin and Cyberonics may experience negative reactions from their customers, regulators and employees; and

•	matters relating to the mergers (including integration planning) will require substantial commitments of time and resources by Sorin and Cyberonics management, which would otherwise have been devoted to day-to-day operations and other opportunities that may have been beneficial to Sorin and Cyberonics as independent companies.

In addition, Sorin and Cyberonics could be subject to litigation related to any failure to complete the mergers or related to any enforcement proceeding commenced against Sorin or Cyberonics to perform its obligations under the merger agreement. If the mergers are not completed, these risks may materialize and may adversely affect Sorin’s or Cyberonics’ businesses, financial condition, financial results and stock price.

The number of Holdco ordinary shares that Cyberonics stockholders will receive in the Cyberonics merger will be based on a fixed exchange ratio that will not be adjusted to reflect changes in the market value of Cyberonics common stock or Sorin ordinary shares. Further, when Sorin shareholders and Cyberonics stockholders vote on the transactions contemplated in the merger agreement, they will not know the exact value of the Holdco ordinary shares that will be issued in connection with the mergers. The value of the Holdco ordinary shares that Cyberonics stockholders receive could vary based on changes in the market value of Cyberonics common stock and Sorin ordinary shares from the time Cyberonics stockholders vote to adopt the merger agreement.

Upon completion of the mergers, Cyberonics stockholders will be entitled to receive one (1) Holdco ordinary share for each share of Cyberonics common stock that they own. The market value of the Holdco ordinary shares that Cyberonics stockholders will be entitled to receive when the Cyberonics merger is completed could vary significantly due to a change in the market value of Cyberonics common stock or Sorin ordinary shares from the date the letter of intent was entered into, the date the merger agreement was entered into, the date of this proxy statement/prospectus or the date of the Cyberonics special meeting. Because the exchange ratio will not be adjusted to reflect any changes in the market value of Cyberonics common stock or Sorin ordinary shares, such market price fluctuations may affect the value that Cyberonics stockholders will receive at the Cyberonics merger effective time. Share price changes may result from a variety of factors, including changes in the business, operations or prospects of Cyberonics or Sorin, market assessments of the likelihood that the mergers will be completed, the timing of the mergers, regulatory considerations, general market and economic conditions and other factors. Shareholders are urged to obtain current market quotations for shares of Cyberonics common stock and Sorin ordinary shares.

The trading of Holdco ordinary shares after the completion of the mergers may cause the market price of Holdco ordinary shares to fall.

Following completion of the mergers, Holdco ordinary shares are expected to be publicly traded on both the NASDAQ and the LSE, enabling former Cyberonics stockholders and former Sorin shareholders to sell the Holdco ordinary shares they receive in the mergers. Such sales of Holdco ordinary shares may take place promptly following the mergers and could have the effect of decreasing the market price for Holdco ordinary shares owned by former Cyberonics stockholders and Sorin shareholders below the market price of the Cyberonics shares or Sorin ordinary shares owned by such Cyberonics stockholders and Sorin shareholders prior to the completion of the mergers.

No trading market currently exists for Holdco ordinary shares.

Prior to the mergers, there has been no market for Holdco ordinary shares. At the effective times of the mergers, the Holdco ordinary shares are expected to be listed for trading on the NASDAQ and LSE. However, there can be no assurance that an active market for Holdco ordinary shares will develop after closing of the mergers, or that if it develops, the market will be sustained.

The merger agreement contains provisions that restrict Cyberonics’ ability to pursue alternatives to the mergers and, in specified circumstances, could require Cyberonics to pay Sorin a termination fee.

Under the merger agreement, Cyberonics is restricted, subject to certain exceptions, from soliciting, initiating, knowingly encouraging, discussing or negotiating, or furnishing information with regard to, any inquiry, proposal or offer for a competing acquisition proposal from any person or entity. If Cyberonics receives a Cyberonics competing acquisition proposal and the Cyberonics board determines (after consultation with Cyberonics’ financial advisor and legal counsel) that such proposal is more favorable to the Cyberonics stockholders than the mergers and the Cyberonics board recommends such proposal to the Cyberonics stockholders, Cyberonics or Sorin would be entitled, upon complying with certain requirements, to terminate the merger agreement, subject to the terms of the merger agreement. Under such circumstances, Cyberonics would be required to pay Sorin a termination fee equal to $50 million. Additionally, if the merger agreement is terminated by Sorin because of an uncured breach of the merger agreement by Cyberonics that gives rise to the failure of certain conditions preventing the mergers from closing, Cyberonics would be required to reimburse Sorin for all expenses incurred in connection with the merger agreement up to a cap of $15 million. These provisions could discourage a third party that may have an interest in acquiring all or a significant part of Cyberonics from considering or proposing such an acquisition, even if such third party were prepared to enter into a transaction that would be more favorable to Cyberonics and its stockholders than the mergers. See the sections entitled “The Merger Agreement—Termination” and “The Merger Agreement—Expenses and Termination Fees” of this proxy statement/prospectus.

After the mergers, Cyberonics stockholders will have a significantly lower ownership and voting interest in the combined company than they currently have in Cyberonics and will exercise less influence over management.

Based on the number of Sorin ordinary shares and securities convertible into Sorin ordinary shares and the number of shares of Cyberonics common stock and securities convertible into Cyberonics common stock, in each case outstanding as of August 17, 2015 (the closest possible date to the record date for which such numbers are known and it is expected that at the record date the number of such shares outstanding will not have changed significantly), and taking into consideration the purchase by holders of the other Sorin ordinary shares to Article 2437-quater of the Italian Civil Code of all Sorin ordinary shares held by any holder who properly exercised and perfected his or her rescission rights under Italian law with respect to Sorin ordinary shares in connection with the Sorin merger, it is anticipated that existing Cyberonics securityholders would own approximately 54% of Holdco on a fully-diluted basis and existing Sorin securityholders would own approximately 46% of Holdco on a fully-diluted basis, as of immediately after completion of the mergers. Consequently, former Cyberonics stockholders will have less influence over the management and policies of the combined company than they currently have over the management and policies of Cyberonics. In addition, under the terms of the merger agreement, the Holdco board will, during the initial period, consist of nine members, including (i) four directors designated by Sorin prior to the date on which the Sorin merger order is obtained, (ii) four directors designated by Cyberonics prior to the date on which the Sorin merger order is obtained, including the Chief Executive Officer of Cyberonics and (iii) one other independent director to be mutually agreed upon by Cyberonics and Sorin. Accordingly, holders of Holdco ordinary shares will have limited ability to influence the composition of the Holdco board during such period.

Some of the conditions to the mergers may be waived by Sorin or Cyberonics without resoliciting Sorin shareholder approval or Cyberonics stockholder approval of the proposals approved by them.

Some of the conditions set forth in the merger agreement may be waived by Cyberonics or Sorin and Holdco, subject to certain limitations. If any conditions are waived, Cyberonics and Sorin will evaluate whether amendment of this proxy statement/prospectus and resolicitation of proxies would be warranted. Subject to applicable law, if Cyberonics and Sorin determine that resolicitation of Cyberonics’ stockholders is not warranted, the parties will have the discretion to complete the Cyberonics merger without seeking further Sorin shareholder approval or Cyberonics stockholder approval. No action by the Cyberonics board or Sorin board with respect to the merger agreement may adversely affect the stockholders of Cyberonics or shareholders of Sorin, respectively, or affect the consideration to be received by the stockholders of Cyberonics or shareholders of Sorin in the mergers unless their respective stockholders or shareholders approve such action.

Sorin and Cyberonics may have difficulty attracting, motivating and retaining executives and other key employees due to uncertainty associated with the mergers.

Holdco’s success after the mergers have been completed will depend in part upon the ability of Holdco to retain key employees of Sorin and Cyberonics. Competition for qualified personnel can be intense. Current and prospective employees of Sorin and/or Cyberonics may experience uncertainty about the effect of the mergers, which may impair Sorin’s and Cyberonics’ ability to attract, retain and motivate key management, sales, marketing, technical and other personnel prior to and following the mergers. Employee retention may be particularly challenging during the pendency of the mergers, as employees of Sorin and Cyberonics may experience uncertainty about their future roles with the combined company.

In addition, pursuant to change-in-control provisions in Cyberonics’ and Sorin’s employment and transition agreements, certain key employees of Cyberonics and Sorin are entitled to receive severance payments upon a constructive termination of employment. Certain key Cyberonics and Sorin employees potentially could terminate their employment following specified circumstances set forth in the applicable employment or transition agreement, including certain changes in such key employees’ title, status, authority, duties, responsibilities or compensation, and collect severance. Such circumstances could occur in connection with the mergers as a result of changes in roles and responsibilities. If key employees of Sorin or Cyberonics depart, the integration of the companies may be more difficult and the combined company’s business following the mergers may be harmed. Furthermore, the combined company may have to incur significant costs in identifying, hiring and retaining replacements for departing employees and may lose significant expertise and talent relating to the businesses of Sorin or Cyberonics, and the combined company’s ability to realize the anticipated benefits of the mergers may be adversely affected. In addition, there could be disruptions to or distractions for the workforce and management associated with activities of labor unions or works councils or integrating employees into the combined company. Accordingly, no assurance can be given that Holdco will be able to attract or retain key employees of Sorin and Cyberonics to the same extent that those companies have been able to attract or retain their own employees in the past.

Sorin’s and Cyberonics’ business relationships may be subject to disruption due to uncertainty associated with the mergers.

Parties with which Sorin or Cyberonics do business may experience uncertainty associated with the mergers, including with respect to current or future business relationships with Sorin, Cyberonics or the combined company. Sorin’s and Cyberonics’ business relationships may be subject to disruption as customers, distributors, suppliers, vendors and others may attempt to negotiate changes in existing business relationships or consider entering into business relationships with parties other than Sorin, Cyberonics or the combined company. These disruptions could have an adverse effect on the businesses, financial condition, results of operations or prospects of the combined company, including an adverse effect on the combined company’s ability to realize the anticipated benefits of the mergers. The risk and adverse effect of such disruptions could be exacerbated by a delay in completion of the mergers or termination of the merger agreement.

In order to complete the mergers, Sorin and Cyberonics must make certain governmental filings and obtain certain governmental authorizations, and if such filings and authorizations are not made or granted or are granted with conditions, completion of the mergers may be jeopardized or the anticipated benefits of the mergers could be reduced.

Although Sorin and Cyberonics have agreed in the merger agreement to use their reasonable best efforts to make certain governmental filings and obtain the required governmental authorizations or termination of relevant waiting periods, as the case may be, there can be no assurance that the relevant waiting periods will expire or that the relevant authorizations will be obtained. In addition, the governmental authorities from which these authorizations are required have broad discretion in administering the governing regulations. As a condition to authorization of the mergers, these governmental authorities may impose requirements, limitations or costs or require divestitures or place restrictions on the conduct of Holdco’s business after completion of the mergers. There can be no assurance that regulators will not impose conditions, terms, obligations or restrictions and that such conditions, terms, obligations or restrictions will not have the effect of delaying completion of the mergers or imposing additional material costs on or materially limiting the revenues of Holdco following the mergers, or otherwise adversely affecting, including to a material extent, Holdco’s businesses and results of operations after completion of the mergers. In addition, there can be no assurance that these conditions, terms, obligations or restrictions will not result in the delay or abandonment of the mergers.

The opinion of Sorin’s and Cyberonics’ financial advisors will not reflect changes in circumstances between the signing of the letter of intent and the completion of the mergers.

The Sorin board and Cyberonics board received opinions from their respective financial advisors in connection with their determinations to approve the letter of intent, the merger agreement, the mergers and all other transactions contemplated by the merger agreement. However, Sorin and Cyberonics do not expect to receive updated opinions from their respective financial advisors prior to the completion of the mergers, and thus, the opinions do not speak as of the time the mergers will be completed or as of any date other than the date of such opinions. Changes in the operations and prospects of Sorin or Cyberonics, general market and economic conditions and other factors that may be beyond the control of Sorin or Cyberonics and on which the financial advisors’ opinions were based may significantly affect the value of Cyberonics and Sorin and the prices of Sorin ordinary shares or Cyberonics common stock by the time the mergers are completed. As a result, the opinions will not address the fairness of the Cyberonics merger consideration to be received by Cyberonics stockholders or the Sorin merger consideration to be received by Sorin shareholders from a financial point of view at the time the mergers are completed. For a description of the opinions that Sorin and Cyberonics received from their respective financial advisors, see the sections entitled “The Mergers—Opinion of Rothschild as Financial Advisor to Sorin” and “The Mergers—Opinion of Piper Jaffray as Financial Advisor to Cyberonics” of this proxy statement/prospectus.

Cyberonics’ executive officers and directors have interests in the mergers that may be different from the interests of Cyberonics stockholders generally.

When considering the unanimous recommendation of the Cyberonics board that Cyberonics stockholders adopt the merger agreement, Cyberonics stockholders should be aware that directors and executive officers of Cyberonics have certain interests in the mergers that may be different from or in addition to the interests of Cyberonics stockholders generally. These interests include the treatment of Cyberonics equity compensation awards in the Cyberonics merger, positions as directors or employees of Holdco following completion of the mergers, the granting of retention awards, severance benefits and other rights held by Cyberonics’ directors and executive officers, including the provision of liability insurance to and the indemnification of former Cyberonics directors and officers by Holdco or a subsidiary of Holdco. The Cyberonics board was aware of these interests and considered them, among other things, in evaluating and negotiating the merger agreement and the mergers and in recommending that the Cyberonics stockholders adopt the merger agreement. See the sections entitled “Interests of Certain Persons in the Mergers”, “The Merger Agreement—Corporate Governance Matters” and “The Merger Agreement—Indemnification and Insurance” of this proxy statement/prospectus.

The IRS may not agree that Cyberonics stockholders may recognize a loss as a result of the Cyberonics merger.

There is no judicial or administrative authority that directly addresses the U.S. federal income tax treatment of the Cyberonics merger in the context of this transaction, which is expected to involve certain mechanics that are effected in accordance with U.K. corporate law. It is possible that the IRS could assert an alternative characterization of the Cyberonics merger, including preventing a U.S. holder from recognizing taxable loss on the exchange of Cyberonics common stock for Holdco ordinary shares pursuant to the Cyberonics merger. Under such an alternative characterization, the U.S. holder’s basis in Holdco ordinary shares received will be the same as the basis of Cyberonics common stock surrendered in exchange therefor, increased by any gain recognized on the exchange (as determined on a share-by-share basis). The holding period of Holdco ordinary shares to be received by a U.S. holder will include the holding period of the Cyberonics common stock surrendered in exchange therefor. Under such an alternative characterization, a U.S. holder would still recognize capital gain, if any, on the exchange. U.S. holders are urged to consult their advisors as to the particular consequences of the exchange of Cyberonics common stock for Holdco ordinary shares pursuant to the merger.

The IRS may not agree that the Sorin merger should be a tax-free reorganization.

The receipt by U.S. holders (as defined in the section entitled “Material United States Federal Income Tax Considerations” of this proxy statement/prospectus) of Holdco ordinary shares pursuant to the Sorin merger is expected to qualify as a “reorganization” within the meaning of Section 368(a) of the Code for U.S. federal income tax purposes. In general, assuming the Sorin merger is so treated, it is expected that U.S. holders of Sorin ordinary shares should not be subject to U.S. federal income taxation on the exchange of Sorin ordinary shares for Holdco ordinary shares in the Sorin merger, except with respect to cash received in lieu of fractional Holdco ordinary shares. See the section entitled “Material United States Federal Income Tax Considerations—Tax Consequences of the Sorin Merger to Holders of Sorin Ordinary Shares” of this proxy statement/prospectus for a more detailed description of the U.S. federal income tax consequences of the Sorin merger. However, it is not a condition to the closing of the mergers in the merger agreement that the Sorin merger qualify as a tax-free reorganization for U.S. tax purposes, and none of Cyberonics, Sorin or Holdco intends to request a ruling from the IRS regarding the U.S. federal income tax consequences of the Sorin merger. Consequently there is no guarantee that the IRS will treat the Sorin merger in the manner described above. If the IRS successfully challenges the treatment of the Sorin merger, adverse U.S. federal income tax consequences may result, including the recognition of taxable gain by certain holders of Sorin ordinary shares (including U.S. holders and certain foreign persons).

The IRS may not agree with the conclusion that Holdco should be treated as a foreign corporation for U.S. federal tax purposes, and Sorin shareholders may be required to pay U.S. federal income tax as a result of the mergers.

As discussed below in the section entitled “Risk Factors—Risk Factors Relating to the Combined Company Following Completion of the Mergers—The IRS may not agree with the conclusion that Holdco should be treated as a foreign corporation for U.S. federal tax purposes, and Holdco may be required to pay substantial U.S. federal income taxes” of this proxy statement/prospectus, it is possible that the IRS may assert that Holdco should be treated as a U.S. corporation (and, therefore, a U.S. tax resident) for U.S. federal tax purposes pursuant to Section 7874 of the Code. If the IRS treats Holdco as a U.S. corporation for U.S. federal tax purposes, certain holders of Sorin ordinary shares (including U.S. holders and certain foreign persons) will be required to recognize gain with respect to the Sorin merger. Because the Cyberonics merger is intended to be a taxable transaction, treating the corporation as a U.S. corporation for U.S. federal tax purposes pursuant to Section 7874 of the Code will not affect such U.S. federal tax treatment of the Cyberonics holders with respect to the mergers.

The existence of a permanent establishment in Italy for Holdco after the Sorin merger is a question of fact based on all circumstances.

Whether Holdco maintains a permanent establishment in Italy after the Sorin merger, which we refer to as an Italian P.E., is largely a question of fact based on all circumstances. Holdco believes that, on the understanding that it should be a U.K.-resident company under the Italy-U.K. tax treaty, it is likely to be treated as maintaining an Italian P.E. because it intends to maintain sufficient employees, facilities and activities in Italy to qualify as maintaining an Italian P.E. Should this be the case, (i) the embedded gains on Sorin’s assets connected with the Italian P.E. will not be taxed upon the Sorin merger; (ii) Sorin’s tax-deferred reserves will not be taxed, inasmuch as they are booked and reinstated in the Italian P.E.’s financial accounts; and (iii) an Italian fiscal unit, which we refer to as the fiscal unit, could be maintained with respect to Sorin’s Italian subsidiaries whose shareholdings are part of the Italian P.E.’s and included in its net worth. Because this analysis is highly factual, there can be no assurance regarding Holdco maintaining an Italian P.E. after the Sorin merger.

The Sorin merger will likely result in the immediate charge of an Italian exit tax with respect to capital gains on assets that are expected to be transferred out of the Italian P.E. in connection with the Sorin merger.

The Sorin merger should qualify as a European Union, which we refer to as the EU, cross-border merger transaction for Italian tax purposes. Italian tax laws provide that such an EU cross-border merger is tax-neutral with respect to those of Sorin’s assets that remain connected with the Italian P.E., but will result in the realization of capital gains or losses on those of Sorin’s assets that will not be connected with the Italian P.E., giving rise to a tax, which we refer to as an Italian exit tax. Under Article 166 (2-quater) of the Income Tax Act, companies which cease to be Italian-resident and become tax-resident in another EU member state may apply to suspend any Italian exit tax under the principles of the Court of Justice of the European Union case C-371/10, National Grid Indus BV. Italian rules implementing Article 166 (2-quater) of the Income Tax Act, issued in August 2013 and amended in July 2014, excluded cross-border merger transactions from the suspension of the Italian exit tax. As a result, the Sorin merger will result in the immediate charge of an Italian exit tax in relation to those of Sorin’s assets that will not be connected with the Italian P.E. It cannot be predicted whether the Italian rules governing EU cross-border mergers will be changed in order to allow the deferral of the Italian exit tax before the payment of the Italian exit tax is due. Capital gains on certain assets of Sorin that are expected to be transferred out of the Italian P.E. in connection with the Sorin merger will be realized for Italian tax purposes.

The continuation of the fiscal unit in the hands of the Italian P.E. and the tax treatment of the carried forward tax losses that might be reattributed to such fiscal unit is uncertain and subject to a mandatory ruling request.

According to Article 124(5) of the Income Tax Act, a mandatory ruling request should be submitted to the Italian tax authorities, in order to ensure the continuity, via the Italian P.E., of the fiscal unit currently in place between Sorin and Sorin’s Italian subsidiaries. Sorin has submitted a ruling request to the Italian tax authorities in respect of the Sorin merger. Depending on the outcome of the ruling, it is possible that the carried-forward tax losses generated by Sorin and other group’s companies within the fiscal unit, that have been temporarily used to offset the income assessed by Italian tax authorities and might be reattributed, in all or in part, to the Italian P.E. or to such group’s companies in case of successful outcome of the tax disputes currently in place would become restricted losses and they could not be used to offset the future taxable income of the fiscal unit. This could adversely affect Holdco’s financial condition or results of operations.

Risk Factors Relating to the Combined Company Following Completion of the Mergers

The combined company may not realize the cost savings, synergies and other benefits that the parties expect to achieve from the mergers.

The combination of two independent companies is a complex, costly and time-consuming process. As a result, the combined company will be required to devote significant management attention and resources to integrating the business practices and operations of Sorin and Cyberonics. The integration process may disrupt the business of either or both of the companies and, if implemented ineffectively, could preclude realization of the full benefits expected by Sorin and Cyberonics. The failure of the combined company to meet the challenges involved in successfully integrating the operations of Sorin and Cyberonics or otherwise to realize the anticipated benefits of the mergers could cause an interruption of the activities of the combined company and could seriously harm its results of operations. In addition, the overall integration of the two companies may result in material unanticipated problems, expenses, liabilities, competitive responses, loss of client relationships and diversion of management’s attention, and may cause the combined company’s stock price to decline. The difficulties of combining the operations of the companies include, among others:

•	managing a significantly larger company;

•	coordinating geographically separate organizations;

•	the potential diversion of management focus and resources from other strategic opportunities and from operational matters;

•	retaining existing customers and attracting new customers;

•	maintaining employee morale and retaining key management and other employees;

•	integrating two unique business cultures, which may prove to be incompatible;

•	the possibility of faulty assumptions underlying expectations regarding the integration process;

•	consolidating corporate and administrative infrastructures and eliminating duplicative operations;

•	coordinating distribution and marketing efforts;

•	integrating information technology, communications and other systems;

•	changes in applicable laws and regulations;

•	managing tax costs or inefficiencies associated with integrating the operations of the combined company;

•	unforeseen expenses or delays associated with the mergers; and

•	effecting actions that may be required in connection with obtaining regulatory approvals.

Many of these factors will be outside of the combined company’s control and any one of them could result in increased costs, decreased revenues and diversion of management’s time and energy, which could materially impact the combined company’s business, financial condition and results of operations. In addition, even if the operations of Sorin and Cyberonics are integrated successfully, the combined company may not realize the full benefits of the mergers, including the synergies, cost savings or sales or growth opportunities that Sorin and Cyberonics expect. These benefits may not be achieved within the anticipated time frame, or at all. As a result, Sorin and Cyberonics cannot assure their stockholders that the combination of Sorin and Cyberonics will result in the realization of the full benefits anticipated from the mergers.

Sorin and Cyberonics will incur significant transaction and merger-related costs in connection with the mergers.

Sorin and Cyberonics have incurred and expect to incur a number of non-recurring direct and indirect costs associated with the mergers. These costs and expenses include fees paid to financial, legal and accounting advisors, facilities and systems consolidation costs, severance and other potential employment-related costs, including payments that may be made to certain Sorin and Cyberonics executives, filing fees, printing expenses and other related charges. Some of these costs are payable by Sorin and Cyberonics regardless of whether the mergers are completed. Sorin currently estimates the aggregate amount of expenses for legal, financial, accounting and other professional advisors and equity issuance costs to equal €22.6 million, and Cyberonics currently estimates the aggregate amount of these expenses to equal $34 million. There are also processes, policies, procedures, operations, technologies and systems that must be integrated in connection with the mergers and the integration of the two companies’ businesses. While both Sorin and Cyberonics have assumed that a certain level of expenses would be incurred in connection with the mergers and the other transactions contemplated by the merger agreement and continue to assess the magnitude of these costs, there are many factors beyond their control that could affect the total amount or the timing of the integration and implementation expenses.

There may also be additional unanticipated significant costs in connection with the mergers that Sorin and Cyberonics may not recoup. These costs and expenses could reduce the realization of efficiencies and strategic benefits Sorin and Cyberonics expect Holdco to achieve from the mergers. Although Sorin and Cyberonics expect that these benefits will offset the transaction expenses and implementation costs over time, this net benefit may not be achieved in the near term or at all.

Certain of the combined company’s debt instruments will require it to comply with certain affirmative covenants and certain specified financial covenants and ratios.

These restrictions could affect its ability to operate its business and may limit its ability to react to market conditions or take advantage of potential business opportunities as they arise. For example, such restrictions could adversely affect the combined company’s ability to finance its operations, make strategic acquisitions, investments or alliances, restructure its organization or finance its capital needs. Additionally, the combined company’s ability to comply with these covenants and restrictions may be affected by events beyond its control such as prevailing economic, financial, regulatory and industry conditions. If it breaches any of these covenants (including financial covenants or ratios) or restrictions, the company could be in default under one or more of its debt instruments, which, if not cured or waived, could result in acceleration of the indebtedness under such agreements and cross defaults under its other debt instruments. Any such actions could result in the enforcement of its lenders’ security interests and/or force the company into bankruptcy or liquidation, which could have a material adverse effect on the combined company’s business, financial condition and results of operations.

The market price of Holdco ordinary shares after the mergers may be affected by factors different from those that may currently affect the market price of Sorin ordinary shares and Cyberonics common stock.

Upon completion of the mergers, holders of Sorin ordinary shares (other than those who exercised rescission rights in connection with the Sorin merger) and Cyberonics common stock will become holders of Holdco ordinary shares. Holdco’s businesses following the mergers will differ from those of Sorin and Cyberonics prior to completion of the mergers in important respects and, accordingly, after the mergers, the market price of Holdco ordinary shares may be affected by factors different from those currently affecting the market price of Sorin ordinary shares and shares of Cyberonics common stock.

Holdco ordinary shares to be received by Sorin shareholders and Cyberonics stockholders as a result of the mergers will have rights different from the Sorin ordinary shares and Cyberonics common stock they hold prior to the effective times of the mergers.

Upon completion of the mergers, the rights of former Sorin shareholders and Cyberonics stockholders who become shareholders of Holdco will be governed by the Holdco Articles of Association, which we refer to as the Holdco articles, and by the laws of England and Wales. The rights associated with Sorin ordinary shares and Cyberonics common stock are different from the rights associated with Holdco ordinary shares. Material differences between the rights of stockholders of Cyberonics and shareholders of Sorin and the rights of shareholders of Holdco include differences with respect to, among other things, distributions, dividends, repurchases and redemptions, dividends in shares/bonus issues, preemptive rights, the election of directors, the removal of directors, the fiduciary and statutory duties of directors, conflicts of interests of directors, the indemnification of directors and officers, limitations on director liability, the convening of annual meetings of shareholders and special shareholder meetings, notice provisions for meetings, the quorum for shareholder meetings, the adjournment or postponement of shareholder meetings, the exercise of voting rights, shareholder action by written consent, shareholder suits, shareholder approval of certain transactions, rights of dissenting shareholders, anti-takeover measures and provisions relating to the ability to amend governing documents. See the section entitled “Comparison of Rights of Stockholders of Cyberonics, Shareholders of Sorin and Shareholders of Holdco” of this proxy statement/prospectus.

Holdco’s articles provide that the courts of England and Wales have exclusive jurisdiction to determine any and all disputes brought by a Holdco shareholder (whether in its own name or in the name of Holdco) against Holdco and/or the Holdco board and/or any of the directors of Holdco.

The Holdco articles provide that the courts of England and Wales shall have exclusive jurisdiction to determine any and all disputes brought by a member in that member’s capacity (whether in its own name or in the name of Holdco) as such against Holdco and/or the Holdco board and/or any of the directors of Holdco individually or collectively in connection with the Holdco articles. The rights of stockholders under Delaware law and shareholders under English law in relation to the bringing of stockholder/shareholder suits differ in several significant respects. For a detailed discussion of these differences see “Comparison of Rights of Stockholders of Cyberonics, Shareholders of Sorin and Shareholders of Holdco”. In particular, under English law, the proper claimant for wrongs committed against Holdco, including by the Holdco directors, is considered to be Holdco itself. English law only permits a shareholder to initiate a lawsuit on behalf of a company such as Holdco in limited circumstances, and requires court permission to do so.

The combined company’s inability to integrate recently acquired businesses or to successfully complete future acquisitions could limit its future growth or otherwise be disruptive to its ongoing business.

From time to time, the combined company expects it will pursue acquisitions in support of its strategic goals. In connection with any such acquisitions, the combined company could face significant challenges in managing and integrating its expanded or combined operations, including acquired assets, operations and personnel. There can be no assurance that acquisition opportunities will be available on acceptable terms or at all or that Holdco will be able to obtain necessary financing or regulatory approvals to complete potential acquisitions. The combined company’s ability to succeed in implementing its strategy will depend to some degree upon the ability of its management to identify, complete and successfully integrate commercially viable acquisitions. Acquisition transactions may disrupt the combined company’s ongoing business and distract management from other responsibilities.

The combined company’s information technology systems may be vulnerable to hacker intrusion, malicious viruses and other cybercrime attacks, which may harm its business and expose the combined company to liability.

The combined company’s operations will depend to a great extent on the reliability and security of Holdco’s information technology system, software and network, which are subject to damage and interruption caused by human error, problems relating to the telecommunications network, software failure, natural disasters, sabotage, viruses and similar events. Any interruption in Holdco’s systems could have a negative effect on the quality of products and services offered and, as a result, on customer demand and therefore volume of sales.

The combined company will be exposed to significant risks in relation to compliance with anti-corruption laws and regulations and economic sanctions programs.

Doing business on a worldwide basis will require the combined company to comply with the laws and regulations of various jurisdictions. In particular, the combined company’s international operations are subject to anti-corruption laws and regulations, such as the U.S. Foreign Corrupt Practices Act of 1977, which we refer to as FCPA, the United Kingdom Bribery Act of 2010, which we refer to as the Bribery Act, and economic sanctions programs, including those administered by the United Nations, the EU and the Office of Foreign Assets Control of the U.S. Department of the Treasury, which we refer to as OFAC, and regulations set forth under the Comprehensive Iran Accountability Divestment Act. The FCPA prohibits providing anything of value to foreign officials for the purposes of obtaining or retaining business or securing any improper business advantage. The combined company may deal with both governments and state-owned business enterprises, the employees of which are considered foreign officials for purposes of the FCPA. The provisions of the Bribery Act extend beyond bribery of foreign public officials and are more onerous than the FCPA in a number of other respects, including jurisdiction, non-exemption of facilitation payments and penalties. Economic sanctions programs restrict the combined company’s business dealings with certain sanctioned countries.

As a result of doing business in foreign countries, the combined company will be exposed to a risk of violating anti-corruption laws and sanctions regulations applicable in those countries where the combined company, its partners or agents will operate. Some of the international locations in which the combined company will operate lack a developed legal system and have high levels of corruption. The combined company’s continued expansion and worldwide operations, including in developing countries, its development of joint venture relationships worldwide and the employment of local agents in the countries in which the combined company will operate increases the risk of violations of anti-corruption laws, OFAC regulations or similar laws. Violations of anti-corruption laws and sanctions regulations are punishable by civil penalties, including fines, denial of export privileges, injunctions, asset seizures, debarment from government contracts (and termination of existing contracts) and revocations or restrictions of licenses, as well as criminal fines and imprisonment. In addition, any major violations could have a significant impact on the combined company’s reputation and consequently on its ability to win future business.

While Sorin and Cyberonics believe that the combined company will have a strong culture of compliance and adequate systems of control, Sorin and Cyberonics will seek to continuously improve the combined company’s systems of internal controls and to remedy any weaknesses identified. There can be no assurance, however, that the policies and procedures will be followed at all times or effectively detect and prevent violations of the applicable laws by one or more of Sorin’s, Cyberonics’ or the combined company’s employees, consultants, agents or partners and, as a result, the combined company could be subject to penalties and material adverse consequences on its business, financial condition or results of operations.

The IRS may not agree with the conclusion that Holdco should be treated as a foreign corporation for U.S. federal tax purposes, and Holdco may be required to pay substantial U.S. federal income taxes.

Although Holdco will be incorporated in the U.K., the IRS may assert that it should be treated as a U.S. corporation (and, therefore, a U.S. tax resident) for U.S. federal tax purposes pursuant to Section 7874 of the

Code. For U.S. federal tax purposes, a corporation is considered a tax resident in the jurisdiction of its organization or incorporation, except as provided under Section 7874. Subject to the discussion of Section 7874 below, because Holdco is a U.K. incorporated entity, it would be classified as a foreign corporation (and, therefore, a non-U.S. tax resident) under these rules. Section 7874 provides an exception under which a foreign incorporated entity may, in certain circumstances, be treated as a U.S. corporation for U.S. federal tax purposes.

For Holdco to be treated as a foreign corporation for U.S. federal tax purposes under Section 7874, either (i) the former stockholders of Cyberonics must own (within the meaning of Section 7874) less than 80% (by both vote and value) of Holdco ordinary shares by reason of holding shares of Cyberonics common stock, or (ii) Holdco must have substantial business activities in the U.K. after the mergers (taking into account the activities of Holdco’s expanded affiliated group). For purposes of Section 7874, “expanded affiliated group”, which we refer to as an EAG, means a foreign corporation and all subsidiaries in which the foreign corporation, directly or indirectly, owns more than 50% of the shares by vote and value.

Neither Holdco nor its EAG is expected to have substantial business activities in the U.K. within the meaning of the relevant provisions of Section 7874. Immediately after the Cyberonics merger effective time, the Cyberonics stockholders are expected to own less than 80% of Holdco ordinary shares (by both vote and value) by reason of their ownership of shares of Cyberonics common stock taking into account the computational rules discussed below, many of which are uncertain. However, fluctuations in the value of Cyberonics common stock and Sorin ordinary shares between the time of the execution of the merger agreement and the effective times, along with certain other factors, may affect the percentage of the Holdco ordinary shares deemed held by former holders of Cyberonics common stock by reason of being former holders of Cyberonics common stock solely for purposes of the calculation under Section 7874, which we refer to as the Section 7874 Percentage. Under Section 7874 and IRS rules, the Section 7874 Percentage may vary from the actual percentage of stock received in the Cyberonics merger by former holders of Cyberonics common stock. The Section 7874 Percentage is also affected by relatively new and untested IRS rules and guidance on certain factors including the determination of the relative fair market values of Cyberonics, Sorin, and Holdco at the effective times, such that there are significant factual and legal uncertainties concerning the determination of the Section 7874 Percentage for this purpose.

The relative fair market values of Cyberonics and Holdco for purposes of Section 7874 will also be affected by the amount of any “non-ordinary course distributions” paid by Cyberonics to its shareholders in the thirty-six (36) months prior to the Cyberonics merger effective time. As defined by the IRS, the “non-ordinary course distributions” paid by Cyberonics will be equal to the excess of all distributions, including dividends and stock repurchases, made during a taxable year by Cyberonics with respect to the Cyberonics common stock over one-hundred ten percent (110%) of the average of such distributions during the thirty-six (36) month period immediately preceding such taxable year. The amount of any such excess would then increase the value of Cyberonics for purposes of the Section 7874 Percentage and the applicable U.S. Treasury Regulations promulgated thereunder.

Moreover, fluctuations in the value of Cyberonics common stock and Sorin ordinary shares between the time of the execution of the merger agreement and the Sorin merger and Cyberonics merger effective times could affect the number of Cyberonics stock options and Sorin stock options that are “in-the-money” at the Cyberonics merger effective time, or the Sorin merger effective time, respectively, and thus would affect the number of Holdco ordinary shares that are considered to be held by (i) former holders of Cyberonics common stock by reason of holding Cyberonics common stock or (ii) former holders of Sorin ordinary shares by reason of holding Sorin ordinary shares for purposes of Section 7874.

Additionally, the Sorin merger will likely be treated solely for U.S. federal income tax purposes as an acquisition by Holdco of Sorin’s assets in exchange for Holdco ordinary shares. Temporary Treasury Regulations exclude “disqualified stock” from the calculation of the Section 7874 Percentage. “Disqualified stock” is stock issued in exchange for “nonqualified property”, which includes cash, marketable securities, and intercompany debt, along with certain other property. It is expected that Sorin will hold some assets that constitute “nonqualified property”

on the date of the Sorin merger. Therefore, it is expected that certain shares issued by Holdco in the Sorin merger will constitute “disqualified stock”. As a result, it is expected that the Section 7874 Percentage will increase after excluding any such “disqualified stock” from the calculation of the shares of Holdco held by former Sorin shareholders for purposes of the Section 7874 Percentage. Moreover, fluctuations in the amount and value of such “nonqualified property” between the time of the execution of the merger agreement and the Sorin merger effective time could affect the number of Holdco ordinary shares issued that are treated as “disqualified stock” and consequently excluded from the calculation of the Section 7874 Percentage.

Sorin ordinary shareholders who do not concur in the approval of the Sorin extraordinary general meeting’s resolution had the right to exercise rescission rights on or before June 12, 2015. Sorin shareholders that properly exercised rescission rights will be entitled to receive from Sorin an amount of cash equal to the average closing price per Sorin ordinary share for the six-month period prior to the publication of the notice of call of the Sorin extraordinary general meeting, which is equal to €2.2043 per share, if such shares have not been purchased and assigned to other Sorin shareholders who have not exercised rescission rights. As of the expiration date of such rescission rights, Sorin announced that such rights have been exercised in relation to an immaterial amount of Sorin ordinary shares; Sorin shareholders who did not exercise the rescission rights may elect to purchase withdrawal shares on or before July 22, 2015 pursuant to Article 2437-quater of the Italian Civil Code. The Sorin shareholders exercising rescission rights will decrease the value of Sorin and the percentage of Holdco held by former shareholders of Sorin, which will correspondingly increase the Section 7874 Percentage.

After applying Section 7874 and the IRS rules described above, the Cyberonics stockholders are still expected to receive less than 80% (by both vote and value) of the shares in Holdco by reason of their ownership of Cyberonics common stock. As a result, Holdco is expected to be treated as a foreign corporation for U.S. federal tax purposes under Section 7874, and the remainder of this disclosure assumes such treatment. It is a condition to closing of the mergers that each of Sorin and Cyberonics represent, as of immediately prior to the making of the Sorin merger order at the hearing of the Court, that it does not have knowledge of any facts or of any reason that would reasonably be expected to cause Holdco to be treated as a domestic corporation for purposes of the Code as a result of the mergers.

However, the IRS may disagree with the calculation of the Section 7874 Percentage. The rules relating to calculating the Section 7874 Percentage are new and subject to uncertainty. In addition, there have been legislative proposals to expand the scope of U.S. corporate tax residence, including by potentially causing Holdco to be treated as a U.S. corporation if the management and control of Holdco and its affiliates were determined to be located primarily in the United States, and there could be prospective or retroactive changes to Section 7874 or the U.S. Treasury Regulations promulgated thereunder that could result in Holdco being treated as a U.S. corporation.

It is uncertain whether Section 7874 will limit Cyberonics’ and its U.S. affiliates’ ability to utilize their U.S. tax attributes and impose an excise tax on gain recognized by certain individuals.

If the Section 7874 Percentage is calculated to be at least 60% but less than 80%, Section 7874 imposes a minimum level of tax on any “inversion gain” of a U.S. corporation (and any U.S. person related to the U.S. corporation) after the acquisition. Inversion gain is defined as (i) the income or gain recognized by reason of the transfer of property to a foreign related person during the 10-year period following the Cyberonics merger, and (ii) any income received or accrued during such period by reason of a license of any property by the U.S. corporation to a foreign related person. The effect of this provision is to deny the use of certain U.S. tax attributes (including net operating losses and certain tax credits) to offset U.S. tax liability, if any, attributable to such inversion gain. In addition, the IRS and the U.S. Treasury Department have issued guidance that has further limited benefits of certain post-combination transactions for combinations resulting in a Section 7874 Percentage of at least 60% but less than 80%, and have announced the intention to issue future guidance that could potentially limit benefits of interest deductions from intercompany debt or other deductions deemed to inappropriately “strip” U.S. source earnings.

Additionally, if the Section 7874 Percentage is calculated to be at least 60% but less than 80%, Section 7874 and rules related thereto would impose an excise tax under Section 4985 of the Code, which we refer to as Section 4985 Excise Tax, on the gain recognized by certain “disqualified individuals” (including officers and directors of Cyberonics) on certain Cyberonics stock-based compensation held thereby at a rate equal to 15%. If the Section 4985 Excise Tax is applicable, the compensation committee of the Cyberonics board has determined that it is appropriate to provide such individuals with a payment with respect to the excise tax, so that, on a net after-tax basis, they would be in the same position as if no such excise tax had been applied.

Based on the limited guidance available, after taking into account the adjustments described in the section entitled “Risk Factors—Risk Factors Relating to the Combined Company Following Completion of the Mergers—The IRS may not agree with the conclusion that Holdco should be treated as a foreign corporation for U.S. federal tax purposes, and Holdco may be required to pay substantial U.S. federal income taxes”, the Section 7874 Percentage following the mergers is expected to be less than 80%. However, it is uncertain whether the Section 7874 Percentage will be at least 60% and, thus, whether the rules limiting certain tax attributes and benefits and imposing the Section 4985 Excise Tax subsequently will apply. As a result, it is uncertain whether (i) Cyberonics or its U.S. affiliates will be able to utilize their U.S. tax attributes to offset their U.S. tax liability, if any, resulting from certain subsequent specified taxable transactions, or (ii) “disqualified individuals” will be subject to the Section 4985 Excise Tax.

Holdco’s status as a foreign corporation for U.S. federal income tax purposes could be affected by a change in law.

Holdco believes that, under current law, it should be treated as a foreign corporation for U.S. federal income tax purposes following the mergers. However, changes to the inversion rules in Section 7874 of the Code or the U.S. Treasury Regulations promulgated thereunder could adversely affect Holdco’s status as a foreign corporation for U.S. federal tax purposes, and any such changes could have prospective or retroactive application to Holdco, Cyberonics, Sorin, their respective stockholders, shareholders and affiliates, and/or the merger agreement. In addition, recent legislative proposals and IRS guidance have aimed to expand the scope of U.S. corporate tax residence, including by reducing the Section 7874 Percentage threshold at or above which Holdco would be treated as a U.S. corporation or by determining Holdco’s U.S. corporate tax residence based on the location of the management and control of Holdco and its affiliates. Any such changes to Section 7874 or other such legislation, if passed, could have a significant adverse effect on Holdco’s financial results.

Future changes to U.S. and foreign tax laws could adversely affect Holdco.

The U.S. Congress, the Organisation for Economic Co-operation and Development and other government agencies in jurisdictions where Holdco and its affiliates do business have had an extended focus on issues related to the taxation of multinational corporations. One example is in the area of “base erosion and profit shifting”, where payments are made between affiliates from a jurisdiction with high tax rates to a jurisdiction with lower tax rates. Additionally, recent legislative, treaty and regulatory proposals in the United States would impose certain earnings stripping limitations, among others, on Holdco and its affiliates including if at least 60% of the Holdco ordinary shares (by vote or value) are considered to be held by former holders of Cyberonics common stock by reason of their holding Cyberonics common stock for purposes of Section 7874. In addition, other recent legislative proposals would treat Holdco as a U.S. corporation if the management and control of Holdco and its affiliates were determined to be located primarily in the United States and/or would reduce the Section 7874 Percentage threshold at or above which Holdco would be treated as a U.S. corporation. Furthermore, a recent treaty proposal by the U.S. Treasury Department would reduce potential tax benefits with respect to Holdco and its affiliates if the Section 7874 Percentage is calculated to be at least 60% but less than 80% by imposing full withholding taxes on payments pursuant to certain financing structures, distributions from U.S. subsidiaries and payments pursuant to certain licensing arrangements. If the proposed treaty is enacted with applicability to Holdco or its affiliates, it would result in material U.S. taxes for Holdco and its affiliates. Thus, the tax laws in the United States and other countries in which Holdco and its affiliates do business could change on a prospective or retroactive basis, and any such changes could adversely affect Holdco.

Holdco may not qualify for benefits under the tax treaty entered into between the U.K. and the United States.

Holdco intends to operate in a manner such that it is eligible for benefits under the tax treaty entered into between the U.K. and the United States. However, Holdco’s ability to qualify for such benefits will depend upon the requirements contained in such treaty.

The failure by Holdco or its subsidiaries to qualify for benefits under the tax treaty entered into between the U.K. and the United States could result in adverse tax consequences to Holdco and its subsidiaries.

A recent treaty proposal by the U.S. Treasury Department would reduce potential tax benefits with respect to Holdco and its affiliates if the Section 7874 Percentage is calculated to be at least 60% but less than 80% by imposing full withholding taxes on payments pursuant to certain financing structures, distributions from U.S. subsidiaries and payments pursuant to certain licensing arrangements. If the proposed treaty is enacted with applicability to Holdco or its affiliates, it would result in material reductions in the benefit of qualifying for a treaty. See also the section entitled “Risk Factors—Risk Factors Relating to the Combined Company Following Completion of the Mergers—Future changes to U.S. and foreign tax laws could adversely affect Holdco” of this proxy statement/prospectus.

Holdco intends to operate so as to be treated exclusively as a resident of the U.K. for tax purposes, but the relevant tax authorities may treat it as also being a resident of another jurisdiction for tax purposes.

Holdco is a company incorporated in the U.K. Current U.K. law provides that Holdco will be regarded as being U.K. resident for tax purposes from incorporation and shall remain so unless (a) it is concurrently resident in another jurisdiction (applying the tax residence rules of that jurisdiction) that has a double tax treaty with the U.K. and (b) there is a tiebreaker provision in that tax treaty which allocates exclusive residence to that other jurisdiction.

Under Italian tax law, corporations are deemed to be resident in Italy for income tax purposes if they have for the greater part of the tax year any of: (a) the registered office (statutory seat), or (b) the place of effective management, or (c) the main business purpose within the territory of Italy. Residence of Holdco for Italian tax purposes is therefore largely a question of fact based on all relevant circumstances. However, Holdco intends to set up its management and organizational structure in such a manner that it should not meet any of the above residence criteria and it should in any case be regarded as resident exclusively in the U.K. from its incorporation for the purposes of the Italy-U.K. tax treaty. The result of this is that Holdco should not be regarded as an Italian tax resident either for the purposes of the Italy-U.K. tax treaty or for Italian domestic tax law purposes. Because this analysis is highly factual and may depend on future changes in Holdco’s management and organizational structure, there can be no assurance regarding the final determination of Holdco’s tax residence. Should Holdco be treated as an Italian tax resident, it would be subject to taxation in Italy on its worldwide income and may be required to comply with withholding tax and/or reporting obligations provided under Italian tax law, which could result in additional costs and expenses.

Should Italian withholding taxes be imposed on future dividends or distributions with respect to Holdco ordinary shares, whether such withholding taxes are creditable against a tax liability to which a shareholder is otherwise subject depends on the laws of such shareholder’s jurisdiction and such shareholder’s particular circumstances. Shareholders are urged to consult their tax advisors in respect of the consequences of the potential imposition of Italian withholding taxes.

The effective tax rate that will apply to Holdco is uncertain and may vary from expectations.

There can be no assurance that the mergers will allow Holdco to maintain any particular worldwide effective corporate tax rate. No assurances can be given as to what Holdco’s effective tax rate will be after the completion of the mergers because of, among other things, uncertainty regarding the tax policies of the jurisdictions where it operates. Holdco’s actual effective tax rate may vary from our expectations and that variance may be material. Additionally, tax laws or their implementation and applicable tax authority practices could change in the future.

As an English public limited company, certain capital structure decisions will require shareholder approval which may limit Holdco’s flexibility to manage its capital structure.

English law provides that a board of directors may only allot shares (or rights to subscribe for or convertible into shares) with the prior authorization of shareholders, such authorization being up to the aggregate nominal amount of shares and for a maximum period of five years, each as specified in the articles of association or relevant shareholder resolution. This authorization would need to be renewed by Holdco’s shareholders upon its expiration (i.e., at least every five years). The Holdco articles that will apply to Holdco after the effective times of the mergers will authorize the allotment of additional shares for a period of five years from the date of the adoption of Holdco articles up to an aggregate nominal amount representing 20% of the number of shares in the capital of the Holdco as of the date of the adoption of the Holdco articles and after consummation of the mergers, which authorization will need to be renewed upon expiration (i.e., at least every five years) but may be sought more frequently for additional five-year terms (or any shorter period).

English law also generally provides shareholders with preemptive rights when new shares are issued for cash; however, it is possible for the Holdco articles, or shareholders in general meeting, to exclude or disapply preemptive rights. Such an exclusion or disapplication of preemptive rights may be for a maximum period of up to five years from the date of adoption of the Holdco articles, if the exclusion is contained in the Holdco articles, or from the date of the shareholder resolution, if the exclusion is by shareholder resolution; in either case, this exclusion would need to be renewed by Holdco’s shareholders upon its expiration (i.e., at least every five years). The Holdco articles will exclude preemptive rights in relation to an allotment of shares for cash pursuant to the authority referred to above for a period of five years following the date of the adoption of the Holdco articles, which exclusion will need to be renewed upon expiration (i.e., at least every five years) to remain effective, but may be sought more frequently for additional five-year terms (or any shorter period).

English law also generally prohibits a public company from repurchasing its own shares without the prior approval of shareholders by ordinary resolution, being a resolution passed by a simple majority of votes cast, and other formalities. Such approval may be for a maximum period of up to five years.

See the section entitled “Description of Holdco Ordinary Shares” of this proxy statement/prospectus.

English law will require that Holdco meet certain additional financial requirements before it declares dividends or repurchases shares following the mergers.

Under English law, Holdco will only be able to declare dividends, make distributions or repurchase shares out of “distributable profits”. “Distributable profits” are a company’s accumulated, realized profits, so far as not previously utilized by distribution or capitalization, less its accumulated, realized losses, so far as not previously written off in a reduction or reorganization of capital duly made. In addition, Holdco, as a public company, may only make a distribution if the amount of its net assets is not less than the aggregate of its called-up share capital and undistributable reserves and if, and to the extent that, the distribution does not reduce the amount of those assets to less than that aggregate. Immediately after the mergers, Holdco may not have “distributable profits”. Neither the capitalization nor the reduction will impact shareholders’ relative interests in the capital of Holdco. The Holdco articles will, from the effective date of the mergers, permit Holdco by ordinary resolution of the shareholders to declare dividends, provided that the directors have made a recommendation as to its amount. The dividend shall not exceed the amount recommended by the directors. The directors may also decide to pay interim dividends if it appears to them that the profits available for distribution justify the payment. When recommending or declaring the payment of a dividend, the directors will be required under English law to comply with their duties, including considering Holdco’s future financial requirements.

The enforcement of shareholder judgments against Holdco may be more difficult.

Because, prior to the effective times, Holdco shall become a public limited company incorporated under the laws of England and Wales, after the effective times of the mergers, shareholders could experience more difficulty enforcing judgments obtained against Holdco in U.S. and Italian courts than would currently be the case for U.S. or Italian judgments obtained against Cyberonics or Sorin, respectively. In addition, it may be more difficult (or impossible) to bring some types of claims against Holdco in courts in England than it would be to bring similar claims against a U.S. company in a U.S. court or an Italian company in Italian court.

Transfers of Holdco ordinary shares may be subject to U.K. stamp duty or U.K. stamp duty reserve tax, which we refer to as SDRT, which would increase the cost of dealing in Holdco ordinary shares as compared to Sorin or Cyberonics shares.

U.K. stamp duty and/or SDRT are imposed in the U.K. on certain transfers of or agreements to transfer chargeable securities (which include shares in companies incorporated in the U.K.) at a rate of 0.5% of the consideration paid for the transfer. Certain issues or transfers of shares to depositaries or into clearance services, as discussed below, are charged at a higher rate of 1.5%.

Transfers of shares or agreements to transfer shares held in book entry form through the Depository Trust & Clearing Corporation, which we refer to as DTC, should not be subject to U.K. stamp duty or SDRT in the U.K. A transfer of title in the shares or an agreement to transfer the shares from within the DTC system out of DTC and any subsequent transfers or agreements to transfer that occur entirely outside the DTC system, including repurchase by Holdco, will generally be subject to U.K. stamp duty or SDRT at a rate of 0.5% of any consideration, which is payable by the transferee of the shares. Any such duty must be paid (and the relevant transfer document stamped by Her Majesty’s Revenue & Customs, which we refer to as HMRC) before the transfer can be registered in the books of Holdco. If such shares are redeposited into the DTC system, the redeposit will attract U.K. stamp duty or SDRT at the higher 1.5% rate.

Following the mergers, Holdco expects to put in place arrangements to require that shares held in certificated form cannot be transferred into the DTC system until the transferor of the shares has first delivered the shares to a depository specified by Holdco so that U.K. stamp duty or SDRT may be collected in connection with the initial delivery to the depository. Any such shares will be evidenced by a receipt issued by the depository. Before the transfer can be registered in the books of Holdco, the transferor will also be required to put the depository in funds to settle the applicable U.K. stamp duty or SDRT, which will be charged at a rate of 1.5% of the value of the shares.

In HMRC’s most recent guidance published on July 23, 2014, in response to the decisions in certain recent cases, HMRC has confirmed that it will no longer seek to apply the 1.5% U.K. stamp duty or SDRT charge when new shares of companies incorporated in the U.K. are first issued to a clearance service (or its nominee) or depositary (or its nominee or agent) anywhere in the world or are transferred to such an entity anywhere in the world as an integral part of an issue of share capital. Accordingly, it is not currently expected that U.K. stamp duty and/or SDRT would be imposed under current U.K. tax law and HMRC practice on a future issue of shares by Holdco. However, it is possible that the U.K. government may change the relevant law in response to the cases referenced above, and that this may have a material effect on the cost of share issues by Holdco and potentially on the cost of dealing in Holdco shares. If Holdco ordinary shares are not eligible for deposit and clearing within the facilities of DTC, then transactions in its securities may be disrupted.

The facilities of DTC are a widely-used mechanism that allow for rapid electronic transfers of securities between the participants in the DTC system, which include many large banks and brokerage firms. Holdco expects that, upon the completion of the mergers, Holdco ordinary shares will be eligible for deposit and clearing within the DTC system. However, DTC is not obligated to accept Holdco ordinary shares for deposit and clearing within its facilities at the closing of the mergers and, even if DTC does initially accept Holdco ordinary shares, it will generally have discretion to cease to act as a depository and clearing agency for Holdco ordinary shares. If DTC determines at any time that Holdco ordinary shares are not eligible for continued deposit and clearance within its facilities, then Holdco believes that Holdco ordinary shares would not be eligible for continued listing on a U.S. securities exchange and trading in Holdco ordinary shares would be disrupted. While Holdco would pursue alternative arrangements to preserve the listing and maintain trading, any such disruption could have a material adverse effect on the trading price of Holdco ordinary shares.

In connection with the closing of the mergers, Holdco expects to enter into arrangements whereby DTC will be indemnified for any U.K. stamp duty and/or SDRT that may be assessed upon it as a result of its services as a depositary and clearing agency for Holdco ordinary shares. In addition, Holdco will seek a clearance from HMRC that no U.K. stamp duty or SDRT will be applied in respect of the implementation of the mergers, although no guarantee can be given on the outcome of this application. It is expected that these actions, among others, will result in DTC agreeing to accept Holdco ordinary shares for deposit and clearing within its facilities upon consummation of the mergers.

Following the mergers, Holdco expects to put in place certain depositary arrangements to give holders of Holdco ordinary shares the option to settle and pay for interests in Holdco ordinary shares through CREST. CREST is the system for the electronic settlement of trades in securities operated by Euroclear UK & Ireland Limited. CREST allows securities to be transferred from one CREST account to another without the need to use share certificates or written instruments of transfer. It is anticipated that settlement of Holdco ordinary shares in CREST will take place through domestic depositary interests, which we refer to as DDIs, issued by Computershare Investor Services PLC acting as depositary. The underlying Holdco ordinary shares will remain in the DTC system in the participant account of a Computershare affiliate and Computershare Investor Services PLC will issue the DDIs representing such Holdco ordinary shares that will settle through CREST on a one-for-one basis. Holdco ordinary shares themselves would not be enabled for direct settlement through CREST. Transfers of DDIs representing underlying Holdco ordinary shares through CREST will be generally liable to SDRT, rather than U.K. stamp duty, at the 0.5% rate. CREST is required to collect SDRT on relevant transactions settled within the CREST system. The issue and deposit into CREST, and any subsequent cancellation, of DDIs representing underlying Holdco ordinary shares should not give rise to any liability to U.K. stamp duty or SDRT, although this will be the subject of the clearance to be sought from HMRC as described above and no guarantee can be given on the outcome of such an application.

Holdco’s actual financial positions and results of operations may differ materially from the unaudited pro forma financial data included in this proxy statement/prospectus.

Holdco has been recently incorporated and has no operating history and no revenues. The unaudited pro forma financial information contained in this proxy statement/prospectus is presented for illustrative purposes only and may not be an accurate indication of the combined company’s financial position or results of operations if the mergers and associated financing transactions are completed on the dates indicated. The pro forma financial information has been derived from the audited and unaudited historical financial statements of Sorin and Cyberonics and certain adjustments and assumptions have been made regarding the combined company after giving effect to the mergers and associated financing transactions. The assets and liabilities of Cyberonics have been measured at fair value based on various preliminary estimates using assumptions that Cyberonics’ management believes are reasonable utilizing information currently available and factually supportable. The assets and liabilities of Sorin have been measured at fair value based on various preliminary estimates using assumptions that Sorin’s management believes are reasonable utilizing information currently available and factually supportable. The process for estimating the fair value of acquired assets and assumed liabilities requires the use of judgment in determining the appropriate assumptions and estimates. These estimates may be revised as additional information becomes available and as additional analyses are performed. Differences between preliminary estimates in the pro forma financial information and the final acquisition accounting will occur and could have a material impact on the pro forma financial information and the combined company’s financial position and future results of operations.

In addition, the assumptions used in preparing the pro forma financial information may not prove to be accurate, and other factors may affect the combined company’s financial condition or results of operations following the closing of the mergers. Any potential decline in Holdco’s financial condition or results of operations may cause significant variations in the price of Holdco ordinary shares. See the section entitled “Unaudited Pro Forma Condensed Combined Financial Information” of this proxy statement/prospectus.

The financial analyses and forecasts considered by Cyberonics, Sorin and their respective financial advisors may not be realized.

The financial analyses and forecasts considered by Cyberonics, Sorin, Piper Jaffray and Rothschild reflect numerous estimates and assumptions that are inherently uncertain with respect to industry performance and competition, general business, economic, market and financial conditions and matters specific to Cyberonics’ and Sorin’s businesses, including the factors described or referenced under the section entitled “Cautionary Statement Concerning Forward-Looking Statements” of this proxy statement/prospectus and/or listed under the section entitled “Risk Factors” of this proxy statement/prospectus, all of which are difficult to predict and many of which are beyond Cyberonics’ and Sorin’s control. There can be no assurance that the financial analyses and forecasts considered by Cyberonics Sorin, Piper Jaffray and Rothschild will be realized or that actual results will not materially vary from such financial analyses and forecasts. In addition, since the financial forecasts cover multiple years, such information by its nature becomes less predictive with each successive year.

The combined company is exposed to foreign currency exchange risk.

The combined company will transact business in numerous countries around the world and expects that a significant portion of its business will continue to take place in international markets. Holdco will prepare its consolidated financial statements in its functional currency, while the financial statements of each of its subsidiaries will be prepared in the functional currency of that entity. Accordingly, fluctuations in the exchange rate of the functional currencies of the combined company’s foreign currency entities against the functional currency of Holdco will impact its results of operations and financial condition. As such, it is expected that the combined company’s revenues and earnings will continue to be exposed to the risks that may arise from fluctuations in foreign currency exchange rates, which could have a material adverse effect on Holdco’s business, results of operation or financial condition.

Risk Factors Relating to Sorin’s Business

The medical device industry is highly competitive and Sorin may be unable to compete effectively.

Sorin competes in the medical device market in more than 100 countries throughout the world. These markets are characterized by rapid change resulting from technological advances and scientific discoveries. In the product lines in which Sorin competes, it faces a mixture of competitors ranging from large manufacturers with multiple business lines to small manufacturers that offer a limited selection of specialized products. Development by other companies of new or improved products, processes, or technologies may make Sorin’s products or proposed products less competitive. In addition, Sorin faces competition from providers of alternative medical therapies such as pharmaceutical companies. Competitive factors include:

•	product reliability;

•	product performance;

•	product technology;

•	product quality;

•	breadth of product lines;

•	product services;

•	customer support;

•	price; and

•	reimbursement approval from governmental payers and private health care insurance providers.

Shifts in industry market share can occur in connection with product issues, physician advisories, safety alerts, and publications about Sorin’s products reflecting the importance of product quality, product efficacy, and quality systems in the medical device industry. In the current environment of managed care, consolidation among health care providers, increased competition, and declining reimbursement rates, Sorin has been increasingly required to compete on the basis of price. In order to continue to compete effectively, Sorin must continue to create, invest in, or acquire advanced technology, incorporate this technology into Sorin’s proprietary products, obtain regulatory approvals in a timely manner, and manufacture and successfully market Sorin’s products. Given these factors, Sorin cannot guarantee that Sorin will be able to continue its level of success in the industry.

Reduction or interruption in supply and an inability to develop alternative sources for supply may adversely affect Sorin’s manufacturing operations and related product sales.

Sorin manufactures most of its products at nine manufacturing facilities located throughout the world. Sorin purchases many of the components and raw materials used in manufacturing these products from numerous suppliers in various countries. Generally, Sorin has been able to obtain adequate supplies of such raw materials and components. However, for reasons of quality assurance, cost effectiveness, or availability, Sorin may procure certain components and raw materials from a sole supplier. Sorin works closely with its suppliers to try to ensure continuity of supply while maintaining high quality and reliability. However, Sorin cannot guarantee that these efforts will be successful. In addition, due to the stringent regulations and requirements of the U.S. Food and Drug Administration, which we refer to as the U.S. FDA, comparable regulatory bodies in countries in the European Union, which we refer to as the EU competent authorities, and similar regulatory bodies elsewhere around the world, which we refer to collectively as the global device regulatory bodies, regarding the manufacture of Sorin’s products, Sorin may not be able to quickly establish additional or replacement sources for certain components or materials. A reduction or interruption in supply, and an inability to develop alternative sources for such supply, could adversely affect Sorin’s ability to manufacture Sorin’s products in a timely or cost-effective manner and to make Sorin’s related product sales.

Sorin’s industry is experiencing greater scrutiny and regulation by governmental authorities, which may lead to greater regulation in the future.

Sorin’s medical devices and business activities are subject to rigorous regulation by numerous governmental authorities worldwide. These authorities (and members of Congress in the U.S.) have been increasing their scrutiny of Sorin’s industry. In the U.S., certain state governments and the federal government have enacted legislation aimed at increasing transparency of Sorin’s interactions with health care providers. As a result, Sorin is required by law to disclose payments and other transfers of value to health care providers licensed by certain states and, starting with payments or other transfers of value made on or after August 1, 2013, to all U.S. physicians and U.S. teaching hospitals, and any ownership or investment interests held by U.S. physicians and their immediate family members, at the federal level. Similar laws exist outside the U.S., in particular in France, which adopted the “French Sunshine Act” in 2011. The French act requires companies to publicly disclose agreements with, and certain benefits provided to, certain French health care professionals. Other countries are considering enacting laws or regulations similar to those implemented in the U.S. and France. Any failure to comply with these legal and regulatory requirements could impact Sorin’s business. In addition, Sorin may continue to devote substantial additional time and financial resources to further develop and implement policies, systems, and processes to comply with enhanced legal and regulatory requirements, which may also impact Sorin’s business. Sorin anticipates that governmental authorities will continue to scrutinize Sorin’s industry closely, and that additional regulation may increase compliance and legal costs, exposure to litigation, and other adverse effects to Sorin’s operations.

The sale of Sorin’s products is subject to regulatory clearance or approval and Sorin’s business is subject to extensive regulatory requirements. If Sorin fails to maintain regulatory clearances and approvals, or is unable to obtain, or experiences significant delays in obtaining, such clearances or approvals for future products or product enhancements, Sorin’s ability to commercially distribute and market these products could suffer.

Sorin’s medical device products and operations are subject to extensive regulation by the U.S. FDA and various other federal, state and foreign governmental authorities. Government regulation of medical devices is meant to assure their safety and effectiveness, and includes regulation of, among other things:

•	design, development and manufacturing;

•	testing, labeling, packaging, content and language of instructions for use, and storage;

•	clinical trials;

•	product safety;

•	premarket clearance and approval;

•	marketing, sales and distribution (including making product claims);

•	advertising and promotion;

•	product modifications;

•	recordkeeping procedures;

•	reports of corrections, removals, enhancements, recalls and field corrective actions;

•	post-market surveillance, including reporting of deaths or serious injuries and malfunctions that, if they were to recur, could lead to death or serious injury;

•	complying with the new federal law and regulations requiring Unique Device Identifiers (UDI) on devices and also requiring the submission of certain information about each device to U.S. FDA’s Global Unique Device Identification Database (GUDID); and product import and export laws.

Before a new medical device, or a new use of, or claim for, an existing medical device can be marketed in the United States, the U.S. FDA must first grant either premarket clearance under Section 510(k) of the Federal Food, Drug and Cosmetic Act, which we refer to as the FDCA, or approval of a premarket approval application, which we refer to as a PMA, unless an exemption applies. In the 510(k) clearance process, the U.S. FDA must determine that the proposed device is “substantially equivalent” to a device legally on the market, known as a “predicate” device. To establish substantial equivalence, the applicant must demonstrate that: (i) the device has the same intended use; (ii) the device has the same technological characteristics; and (iii) to the extent the technological characteristic are different, that they do not raise different questions of safety and effectiveness. Clinical data is sometimes required to support substantial equivalence, though the 510(k) pathway generally requires less data and a shorter review period than a PMA approval. The PMA pathway requires an applicant to demonstrate reasonable assurance of safety and effectiveness of the device for its intended use based, in part, on extensive data including, but not limited to, technical, preclinical, clinical trial, manufacturing and labeling data. The PMA process is typically required for devices that are deemed to pose the greatest risk, such as life-sustaining, life-supporting or implantable devices. In addition, any modification to a PMA-approved device generally requires additional approval by the U.S. FDA. Similarly, some modifications made to 510(k)-cleared products may require a new 510(k) clearance or a PMA approval. The 510(k) and PMA processes can be expensive, lengthy and sometimes unpredictable. The processes also entail significant user fees, unless exempt. The U.S. FDA’s 510(k) clearance process usually takes from six to 18 months, but may take longer if more data are needed. The PMA pathway is much more costly and uncertain than the 510(k) clearance process and it generally takes from one to five years, or even longer, from the time the application is filed with the U.S. FDA until an approval is obtained. The process of obtaining regulatory clearances or approvals to market a medical device can be costly and time-consuming, and Sorin may not be able to obtain these clearances or approvals on a timely basis, if at all.

Outside of the United States, Sorin’s medical devices must comply with the laws and regulations of the foreign countries in which they are marketed, and compliance may be costly and time-consuming. Failure to obtain and maintain regulatory approvals in jurisdictions outside the United States will prevent Sorin from marketing its products in such jurisdictions.

Sorin currently markets, and intends to continue to market, its products outside the United States. To market and sell products in countries outside the United States, Sorin must seek and obtain regulatory approvals, certifications or registrations and comply with the laws and regulations of those countries. These laws and regulations, including the requirements for approvals, certifications or registrations and the time required for regulatory review, vary from country to country. Obtaining and maintaining foreign regulatory approvals, certifications or registrations are expensive, and Sorin cannot be certain that it will receive regulatory approvals, certifications or registrations in any foreign country in which it plans to market its products. The regulatory approval process outside the United States may include all of the risks associated with obtaining U.S. FDA clearance or approval in addition to other risks.

In order for Sorin to market its products in the Member States of the European Economic Area, which we refer to as the EEA, Sorin’s devices are required to comply with the essential requirements of the EU Medical Devices Directives (Council Directive 93/42/EEC of 14 June 1993 concerning medical devices, as amended, and Council Directive 90/385/EEC of 20 June 2009 relating to active implantable medical devices, as amended). Compliance with these requirements entitles Sorin to affix the CE conformity mark to its medical devices, without which they cannot be commercialized in the EEA. In order to demonstrate compliance with the essential requirements and obtain the right to affix the CE conformity mark Sorin must undergo a conformity assessment procedure, which varies according to the type of medical device and its classification. Except for low risk medical devices (Class I), where the manufacturer can issue an EC Declaration of Conformity based on a self-assessment of the conformity of its products with the essential requirements of the Medical Devices Directives, a conformity assessment procedure requires the intervention of a Notified Body, which is an organization accredited by a Member State of the EEA, to conduct conformity assessments. The Notified Body would typically audit and examine the quality system for the manufacture, design and final inspection of Sorin’s devices before issuing a certification demonstrating compliance with the essential requirements. Based on this certification, Sorin can draw up an EC Declaration of Conformity, which allows it to affix the CE mark to its products.

Sorin may not obtain regulatory approvals or certifications outside the United States on a timely basis, if at all. Clearance or approval by the U.S. FDA does not ensure approval or certification by regulatory authorities or Notified Bodies in other countries, and approval or certification by one foreign regulatory authority or Notified Body does not ensure approval by regulatory authorities in other countries or by the U.S. FDA. Sorin may be required to perform additional pre-clinical or clinical studies even if the U.S. FDA clearance or approval, or the right to bear the CE mark, has been obtained. If Sorin fails to obtain or maintain regulatory approvals, certifications or registrations in any foreign country in which Sorin plans to market its products, its business, financial condition and operating results could be adversely affected.

Modifications to Sorin’s marketed products may require new clearances or approvals, and may require Sorin to cease marketing or recall the modified products until required clearances or approvals are obtained.

In the United States, any modification to a 510(k)-cleared device that could significantly affect its safety or efficacy, or that would constitute a major change in its intended use, technology, materials, packaging and certain manufacturing processes, may require a new 510(k) clearance or, possibly, PMA approval. The U.S. FDA requires every manufacturer to make the determination regarding the need for a new 510(k) clearance or PMA approval in the first instance, but the U.S. FDA may (and often does) review the manufacturer’s decision. The U.S. FDA may not agree with a manufacturer’s decision regarding whether a new clearance or approval is necessary for a modification, and may retroactively require the manufacturer to submit a 510(k) or PMA. Sorin has made modifications to its products in the past and may make additional modifications in the future that it believes do not or will not require additional clearances or approvals. No assurance can be given that the U.S. FDA would agree with any of Sorin’s decisions not to seek 510(k) clearance or PMA approval.

If the U.S. FDA requires Sorin to cease marketing and recall a modified device until it obtains a new 510(k) clearance or PMA approval, Sorin’s business, financial condition, operating results and future growth prospects could be materially adversely affected. Further, Sorin’s products could be subject to recall if the U.S. FDA determines, for any reason, that its products are not safe or effective. Any recall or U.S. FDA requirement that Sorin seek additional approvals or clearances could result in significant delays, fines, increased costs associated with modification of a product, loss of revenue and potential operating restrictions imposed by the U.S. FDA.

If Sorin’s marketed medical devices are defective or otherwise pose safety risks, the U.S. FDA and similar foreign governmental authorities could require their recall, or Sorin may initiate a recall of its products voluntarily.

The U.S. FDA and similar foreign governmental authorities may require the recall of commercialized products in the event of material deficiencies or defects in design or manufacture or in the event that a product poses an unacceptable risk to health. Manufacturers, on their own initiative, may recall a product if any material deficiency in a device is found. Sorin has initiated voluntary product recalls and corrections in the past.

A government-mandated or voluntary recall by Sorin or one of its sales agencies could occur as a result of an unacceptable risk to health, component failures, manufacturing errors, design or labeling defects or other deficiencies and issues. Recalls of any of Sorin’s products would divert managerial and financial resources and have an adverse effect on its financial condition and operating results. Any recall could impair Sorin’s ability to produce its products in a cost-effective and timely manner in order to meet its customers’ demands. Sorin also may be required to bear other costs or take other actions that may have a negative impact on its future revenue and its ability to generate profits. Sorin may initiate voluntary actions to withdraw or remove or repair its products in the future that it determines do not require notification of the U.S. FDA as a recall. If the U.S. FDA disagrees with Sorin’s determinations, it could require Sorin to report those actions as recalls. In addition, the U.S. FDA could take enforcement action for failing to report the recalls when they were conducted.

In the EEA, Sorin must comply with the EU Medical Device Vigilance System, the purpose of which is to improve the protection of health and safety of patients, users and others by reducing the likelihood of reoccurrence of incidents related to the use of a medical device. Under this system, incidents must be reported to the competent authorities of the Member States of the EEA. An incident is defined as any malfunction or deterioration in the characteristics and/or performance of a device, as well as any inadequacy in the labeling or the instructions for use which, directly or indirectly, might lead to or might have led to the death of a patient or user or of other persons or to a serious deterioration in their state of health. Incidents are evaluated by the EEA competent authorities to whom they have been reported, and where appropriate, information is disseminated between them in the form of National Competent Authority Reports, or NCARs. The Medical Device Vigilance System is further intended to facilitate a direct, early and harmonized implementation of Field Safety Corrective Actions, which we refer to as FSCAs, across the Member States of the EEA where the device is in use. An FSCA is an action taken by a manufacturer to reduce a risk of death or serious deterioration in the state of health associated with the use of a medical device that is already placed on the market. An FSCA may include the recall, modification, exchange, destruction or retrofitting of the device. FSCAs must be communicated by the manufacturer or its legal representative to its customers and/or to the end users of the device through Field Safety Notices.

A future recall announcement in the United States, EEA or elsewhere could harm Sorin’s reputation with customers and negatively affect its revenue.

If Sorin’s products cause or contribute to a death or a serious injury, or malfunction in certain ways, Sorin will be subject to medical device reporting regulations, which can result in voluntary corrective actions or agency enforcement actions.

Under the U.S. FDA medical device reporting, which we refer to as MDR, regulations, Sorin is required to report to the U.S. FDA any incident in which its product have or may have caused or contributed to a death or serious injury or in which its product malfunctioned and, if the malfunction were to recur, would likely cause or contribute to death or serious injury. If Sorin fails to report these events to the U.S. FDA within the required timeframes, or at all, the U.S. FDA could take enforcement action against Sorin. Any adverse event involving Sorin’s products could result in future voluntary corrective actions, such as recalls or customer notifications, or agency action, such as inspection, mandatory recall or other enforcement action. Any corrective action, whether voluntary or involuntary, as well as defending against any potential lawsuits, will require the dedication of Sorin’s time and capital, distract management from operating the business, and may harm Sorin’s reputation and financial results.

Sorin’s manufacturing operations require it to comply with the U.S. FDA’s and other governmental authorities’ laws and regulations regarding the manufacture and production of medical devices, which is costly and could subject Sorin to enforcement action.

Sorin and certain of its third-party manufacturers are required to comply with the U.S. FDA’s current Good Manufacturing Practice, or GMP, requirements, as embodied in the Quality Systems Regulation, which we refer to as the QSR, which covers the design, testing, production, control, quality assurance, labeling, packaging, sterilization, storage and shipping of medical device products in the United States. Sorin and certain of its suppliers also are subject to the regulations of foreign jurisdictions regarding the manufacturing process for products marketed outside of the United States. The U.S. FDA enforces the QSR through periodic announced (routine) and unannounced (for cause or directed) inspections of manufacturing facilities, during with the U.S. FDA may issue Forms FDA-483 listing inspectional observations which, if not addressed to the U.S. FDA’s satisfaction, can result in further enforcement action. The failure by Sorin or one of its suppliers to comply with applicable statutes and regulations administered by the U.S. FDA and other regulatory bodies, or the failure to timely and adequately respond to any adverse inspectional observations or product safety issues, could result in:

•	untitled letters, warning letters, fines, injunctions or consent decrees;

•	customer notifications or repair, replacement, refund, recall, detention or seizure of products;

•	operating restrictions or partial suspension or total shutdown of production;

•	refusal to grant or delay in granting 510(k) clearance or PMA approval of new products or modified products;

•	withdrawing 510(k) clearances or PMA approvals that have already been granted;

•	refusal to grant export approval for Sorin’s products; or

•	civil penalties or criminal prosecution.

Any of these actions could impair Sorin’s ability to produce its products in a cost-effective and timely manner in order to meet customers’ demands. Sorin also may be required to bear other costs or take other actions that may have a negative impact on its future revenue and ability to generate profits. Furthermore, Sorin’s key component suppliers may not currently be or may not continue to be in compliance with all applicable regulatory requirements, which could result in failure to produce products on a timely basis and in the required quantities, if at all.

Sorin is subject to substantial post-market government regulation and any adverse regulatory action may materially adversely affect its financial condition and business operations.

Sorin’s medical devices remain subject to regulation by numerous government agencies following clearance or approval, including the global device regulatory bodies. To varying degrees, each of these agencies requires Sorin to comply with laws and regulations governing manufacturing, labeling, marketing, distribution, reporting, importing and exporting of Sorin’s medical devices. In recent years, the U.S. FDA in particular has significantly increased its oversight of companies subject to its regulations, including medical device companies, by hiring new investigators and stepping up inspections of manufacturing facilities. The U.S. FDA has recently also significantly increased the number of warning letters issued to companies.

In addition, device manufacturers are permitted to promote products solely for the uses and indications set forth in the approved product labeling. A number of enforcement actions have been taken against manufacturers that promote products for “off-label” uses, including actions alleging that federal health care program reimbursement of products promoted for “off-label” uses are false and fraudulent claims to the government. The failure to comply with “off-label” promotion restrictions can result in significant administrative obligations and costs, and potential penalties from, and/or agreements with, the federal government.

Sorin uses many distributors and independent sales representatives in certain territories and thus relies upon their compliance with applicable laws and regulations, such as with the advertising and promotion regulations under the FDCA, the Anti-kickback Statute, the False Claims Act, the Physician Payments Sunshine Act, similar laws under countries located outside the United States and other applicable federal, state or international laws. If a Global Regulatory Body were to conclude that Sorin is not in compliance with applicable laws or regulations, or that any of Sorin’s medical devices are ineffective or pose an unreasonable health risk, it could ban such medical devices, detain or seize adulterated or misbranded medical devices, order a recall, repair, replacement, or refund of such devices, refuse to grant pending pre-market approval applications or require certificates of foreign governments for exports, and/or require Sorin to notify health professionals and others that the devices present unreasonable risks of substantial harm to the public health. The global device regulatory bodies may also impose operating restrictions on a company-wide basis, enjoin and/or restrain certain conduct resulting in violations of applicable law pertaining to medical devices, and assess civil or criminal penalties against, or recommend prosecution of, Sorin’s officers, employees, or Sorin itself. Any adverse regulatory action, depending on its magnitude, may restrict Sorin from effectively marketing and selling its products.

Sorin is also subject to various environmental laws and regulations worldwide. Sorin’s operations involve the use of substances regulated under environmental laws, primarily those used in manufacturing and sterilization processes. Sorin cannot guarantee that compliance with environmental protection laws and regulations will not have a material impact on Sorin’s consolidated earnings, financial condition, and/or cash flows.

In addition to the above-referenced laws and regulations, any governmental law or regulation imposed in the future may have a material adverse effect on Sorin. From time to time, legislation is drafted and introduced that could significantly change the statutory provisions governing the clearance or approval, manufacture and marketing of medical devices. In addition, Global Regulatory Bodies’ regulations and guidance can be revised or reinterpreted in ways that may significantly affect Sorin’s business and products. It is impossible to predict whether legislative changes will be enacted or regulations, guidance or interpretations changed, and what the impact of such changes, if any, may be.

Sorin’s failure to comply with rules relating to health care fraud and abuse, false claims and privacy and security laws may subject Sorin to penalties and adversely impact Sorin’s reputation and business operations.

Sorin’s devices and therapies are subject to regulation regarding quality and cost by various governmental agencies worldwide responsible for coverage, reimbursement and regulation of health care goods and services. In the U.S., for example, federal government health care laws apply when a customer submits a claim for an item or service that is reimbursed under a U.S. federal government-funded health care program, such as Medicare or Medicaid. The principal U.S. federal laws implicated include:

•	the federal Anti-Kickback Statute, which prohibits, among other things, persons from knowingly and willfully soliciting, receiving, offering or paying remuneration, directly or indirectly, in exchange for or to induce either the referral of an individual for, or the purchase, order or recommendation of, any good or service for which payment may be made under federal healthcare programs, such as the Medicare and Medicaid programs. A person or entity does not need to have actual knowledge of the federal Anti-Kickback Statute or specific intent to violate it to have committed a violation; in addition, the government may assert that a claim including items or services resulting from a violation of the federal Anti-Kickback Statute constitutes a false or fraudulent claim for purposes of the False Claims Act;

•	federal false claims laws which prohibit, among other things, individuals or entities from knowingly presenting, or causing to be presented, claims for payment from Medicare, Medicaid or other federal third-party payors that are false or fraudulent. Suits filed under the False Claims Act, known as “qui tam” actions, can be brought by any individual on behalf of the government and such individuals, commonly known as “whistleblowers”, may share in any amounts paid by the entity to the government in fines or settlement. When an entity is determined to have violated the False Claims Act, it may be required to pay up to three times the actual damages sustained by the government, plus civil penalties for each separate false claim;

•	the federal Civil Monetary Penalties Law, which prohibits, among other things, offering or transferring remuneration to a federal healthcare beneficiary that a person knows or should know is likely to influence the beneficiary’s decision to order or receive items or services reimbursable by the government from a particular provider or supplier;

•	federal criminal laws that prohibit executing a scheme to defraud any federal healthcare benefit program or making false statements relating to healthcare matters. Similar to the federal Anti-Kickback Statute, a person or entity does not need to have actual knowledge of the statute or specific intent to violate it to have committed a violation;

•	the federal Health Insurance Portability and Accountability Act of 1996, as amended by the Health Information Technology for Economic and Clinical Health Act, which governs the conduct of certain electronic healthcare transactions and protects the security and privacy of protected health information;

•	the federal Physician Payment Sunshine Act, which requires manufacturers of drugs, devices, biologics and medical supplies for which payment is available under Medicare, Medicaid or the Children’s Health Insurance Program (with certain exceptions) to report annually to the Centers for Medicare & Medicaid Services, which we refer to as CMS, information related to payments or other “transfers of value” made to physicians (defined to include doctors, dentists, optometrists, podiatrists and chiropractors) and teaching hospitals, and requires applicable manufacturers and group purchasing organizations to report annually to the government ownership and investment interests held by the physicians described above and their immediate family members and payments or other “transfers of value” to such physician owners. Manufacturers are required to submit reports to CMS by the 90th day of each calendar year;

•	the FCPA, which prohibits corporations and individuals from paying, offering to pay or authorizing the payment of anything of value to any foreign government official, government staff member, political party or political candidate in an attempt to obtain or retain business or to otherwise influence a person working in an official capacity; the Bribery Act, which prohibits both domestic and international bribery, as well as bribery across both public and private sectors; and bribery provisions contained in the German Criminal Code, which, pursuant to draft legislation being prepared by the German government, may make the corruption and corruptibility of physicians in private practice and other healthcare professionals a criminal offense; and

•	analogous state and foreign law equivalents of each of the above federal laws, such as anti-kickback and false claims laws which may apply to items or services reimbursed by any third-party payor, including commercial insurers; state laws that require device companies to comply with the industry’s voluntary compliance guidelines and the applicable compliance guidance promulgated by the federal government or otherwise restrict payments that may be made to healthcare providers and other potential referral sources; state laws that require device manufacturers to report information related to payments and other transfers of value to physicians and other healthcare providers or marketing expenditures; and state laws governing the privacy and security of health information in certain circumstances, many of which differ from each other in significant ways and may not have the same effect, thus complicating compliance efforts.

The risk of Sorin being found in violation of these laws is increased by the fact that many of them have not been fully interpreted by the regulatory authorities or the courts, and their provisions are open to a variety of interpretations. Because of the breadth of these laws and the narrowness of the statutory exceptions and safe harbors available under such laws, it is possible that some of Sorin’s business activities, including its relationships with surgeons and other healthcare providers, some of whom recommend, purchase and/or prescribe its devices, group purchasing organizations and its independent sales agents and distributors, could be subject to challenge under one or more of such laws. Sorin is also exposed to the risk that its employees, independent contractors, principal investigators, consultants, vendors, independent sales agents and distributors may engage in fraudulent or other illegal activity. While it has policies and procedures in place prohibiting such activity, misconduct by these parties could include, among other infractions or violations, intentional, reckless and/or negligent conduct or unauthorized activity that violates U.S. FDA regulations, including those laws that require the reporting of true, complete and accurate information to the U.S. FDA, manufacturing standards, federal and state healthcare fraud and abuse laws and regulations, laws that require the true, complete and accurate reporting of financial information or data or other commercial or regulatory laws or requirements. It is not always possible to identify and deter misconduct by its employees and other third parties, and the precautions it takes to detect and prevent this activity may not be effective in controlling unknown or unmanaged risks or losses or in protecting it from governmental investigations or other actions or lawsuits stemming from a failure to be in compliance with such laws or regulations.

There are similar laws and regulations applicable to Sorin outside the U.S., all of which are subject to evolving interpretations. Global enforcement of anti-corruption laws has increased substantially in recent years, with more frequent voluntary self-disclosures by companies, aggressive investigations and enforcement proceedings by governmental agencies, and assessment of significant fines and penalties against companies and individuals. Sorin’s operations create the risk of unauthorized payments or offers of payments by one of Sorin’s employees, consultants, sales agents, or distributors because these parties are not always subject to Sorin’s control. It is Sorin’s policy to implement safeguards to discourage these practices. However, Sorin’s existing safeguards and any future improvements may prove to be less than effective, and Sorin’s employees, consultants, sales agents, or distributors may engage in conduct for which Sorin might be held responsible. Any alleged or actual violations of these regulations may subject Sorin to government scrutiny, severe criminal or civil sanctions and other liabilities, including exclusion from government contracting or government health care programs, and could negatively affect Sorin’s business, reputation, operating results, and financial condition. In addition, a governmental authority may seek to hold Sorin liable for successor liability violations committed by any companies in which Sorin invests or that Sorin acquires.

If a governmental authority were to conclude that Sorin is not in compliance with applicable laws and regulations, Sorin and its officers and employees could also be subject to exclusion from participation as a supplier of product to beneficiaries. If Sorin is excluded from participation based on such an interpretation it could adversely affect Sorin’s reputation and business operations. Any action against Sorin for violation of these laws, even if Sorin successfully defends against it, could cause Sorin to incur significant legal expenses and divert its management’s attention from the operation of its business. See also the section entitled “Risk Factors—Risk Factors Relating to Sorin’s Business—The medical device industry is the subject of numerous governmental investigations into marketing and other business practices. These investigations could result in the commencement of civil and/or criminal proceedings, substantial fines, penalties, and/or administrative remedies, divert the attention of Sorin’s management, and have an adverse effect on Sorin’s financial condition and results of operations” of this proxy statement/prospectus.

Quality problems with Sorin’s processes, goods, and services could harm Sorin’s reputation for producing high-quality products and erode Sorin’s competitive advantage, sales, and market share.

Quality is extremely important to Sorin and Sorin’s customers due to the serious and costly consequences of product failure. Sorin’s quality certifications are critical to the marketing success of Sorin’s goods and services. If Sorin fails to meet these standards, Sorin’s reputation could be damaged, Sorin could lose customers, and Sorin’s revenue and results of operations could decline. Aside from specific customer standards, Sorin’s success depends generally on Sorin’s ability to manufacture to exact tolerances precision-engineered components, subassemblies, and finished devices from multiple materials. If Sorin’s components fail to meet these standards or fail to adapt to evolving standards, Sorin’s reputation as a manufacturer of high-quality components will be harmed, Sorin’s competitive advantage could be damaged, and Sorin could lose customers and market share.

Sorin is substantially dependent on patent and other proprietary rights and failing to protect such rights or to be successful in litigation related to Sorin’s rights or the rights of others may result in Sorin’s payment of significant monetary damages and/or royalty payments, negatively impact Sorin’s ability to sell current or future products, or prohibit Sorin from enforcing its patent and other proprietary rights against others.

Sorin operates in an industry characterized by extensive patent litigation. Patent litigation against Sorin could result in significant damage awards and injunctions that could prevent Sorin’s manufacture and sale of affected products or require Sorin to pay significant royalties in order to continue to manufacture or sell affected products.

Sorin relies on a combination of patents, trade secrets, and non-disclosure and non-competition agreements to protect Sorin’s proprietary intellectual property, and Sorin will continue to do so. While Sorin intends to defend against any threats to Sorin’s intellectual property, these patents, trade secrets, or other agreements may not adequately protect Sorin’s intellectual property. Further, pending patent applications owned by Sorin may not result in patents being issued to Sorin, patents issued to or licensed by Sorin in the past or in the future may be challenged or circumvented by competitors and such patents may be found invalid, unenforceable or insufficiently broad to protect Sorin’s technology or to provide Sorin with any competitive advantage. Third parties could obtain patents that may require Sorin to negotiate licenses to conduct Sorin’s business, and the required licenses may not be available on reasonable terms or at all. Sorin also relies on non-disclosure and non-competition agreements with certain employees, consultants, and other parties to protect, in part, trade secrets and other proprietary rights. Sorin cannot be certain that these agreements will not be breached, that Sorin will have adequate remedies for any breach, that others will not independently develop substantially equivalent proprietary information, or that third parties will not otherwise gain access to Sorin’s trade secrets or proprietary knowledge.

In addition, the laws of certain countries in which Sorin markets some of its products are not uniform and may not protect Sorin’s intellectual property rights equally. If Sorin is unable to protect Sorin’s intellectual property in particular countries, it could have a material adverse effect on Sorin’s business, financial condition, or results of operations.

Product liability claims could adversely impact Sorin’s financial condition and Sorin’s earnings and impair Sorin’s reputation.

Sorin’s business exposes Sorin to potential product liability risks that are inherent in the design, manufacture, and marketing of medical devices. In addition, many of the medical devices Sorin manufactures and sells are designed to be implanted in the human body for long periods of time or indefinitely. Component failures, manufacturing defects, design flaws, or inadequate disclosure of product-related risks or product-related information with respect to Sorin’s products could result in an unsafe condition or injury to, or death of, a patient. The occurrence of such a problem could result in product liability claims or a recall or safety alert relating to one or more of Sorin’s products. Although Sorin maintains a global insurance policy against product liability risks, product liability claims or product recalls in the future, regardless of their ultimate outcome, could have a material adverse effect on Sorin’s business and reputation and on Sorin’s ability to attract and retain customers for Sorin’s products.

Global health care policy changes, including U.S. health care reform legislation signed in 2010, may have a material adverse effect on Sorin.

In response to perceived increases in health care costs in recent years, there have been and continue to be proposals by governments, regulators and third-party payers to control these costs. Most recently, these proposals have been seen in efforts to reform the U.S. health care system. Certain of these proposals could limit the prices

Sorin is able to charge for Sorin’s products or the amounts of reimbursement available for Sorin’s products and could limit the acceptance and availability of Sorin’s products. The adoption of some or all of these proposals could have a material adverse effect on Sorin’s financial position and results of operations.

Federal and state governments in the United States have recently enacted legislation to overhaul the nation’s healthcare system. While the goal of healthcare reform is to expand coverage to more individuals, it also involves increased government price controls, additional regulatory mandates and other measures designed to constrain medical costs. The Patient Protection and Affordable Care Act, as amended by the Health Care and Education Reconciliation Act, which we refer to collectively as the Affordable Care Act, significantly impacts the medical device industry. Among other things, the Affordable Care Act:

•	imposes an annual excise tax of 2.3% on any entity that manufactures or imports medical devices offered for sale in the United States beginning in 2013;

•	establishes a new Patient-Centered Outcomes Research Institute to oversee and identify priorities in comparative clinical effectiveness research in an effort to coordinate and develop such research;

•	implements payment system reforms including a national pilot program on payment bundling to encourage hospitals, physicians and other providers to improve the coordination, quality and efficiency of certain healthcare services through bundled payment models; and

•	creates an independent payment advisory board that will submit recommendations to reduce Medicare spending if projected Medicare spending exceeds a specified growth rate.

In addition, other legislative changes have been proposed and adopted in the United States since the Affordable Care Act was enacted. On August 2, 2011, the Budget Control Act of 2011, among other things, created measures for spending reductions by Congress. A Joint Select Committee on Deficit Reduction, tasked with recommending a targeted deficit reduction of at least $1.2 trillion for the years 2013 through 2021, was unable to reach required goals, thereby triggering the legislation’s automatic reduction to several government programs. This includes aggregate reductions of Medicare payments to providers of 2% per fiscal year, which went into effect in April 2013, and, due to subsequent legislative amendments to the statute, will remain in effect through 2024 unless additional Congressional action is taken. On January 2, 2013, President Obama signed into law the American Taxpayer Relief Act of 2012, which, among other things, further reduced Medicare payments to several providers, including hospitals. Sorin cannot predict what health care programs and regulations will be ultimately implemented at the federal or state level, or the effect of any future legislation or regulation. However, any changes that lower reimbursement for Sorin’s products or reduce medical procedure volumes could adversely affect Sorin’s business and results of operations.

Sorin’s insurance program may not be adequate to cover future losses.

Sorin’s insurance policies (including general and products liability) provide insurance in such amounts and against such risks as Sorin’s management reasonably has determined to be prudent in accordance with industry practices or as is required by law or regulation. Although, based on historical loss trends, Sorin believes that its insurance coverage will be adequate to cover future losses, Sorin cannot guarantee that this will remain true. Historical trends may not be indicative of future losses, and losses from unanticipated claims could have a material adverse impact on Sorin’s consolidated earnings, financial condition, and/or cash flows.

If Sorin experiences decreasing prices for its goods and services and it is unable to reduce its expenses, the results of Sorin’s operations will suffer.

Sorin may experience decreasing prices for its goods and services due to pricing pressure experienced by Sorin’s customers from governmental payers, managed care organizations and other third-party payers, increased market power of Sorin’s customers as the medical device industry consolidates and increased competition among medical engineering and manufacturing services providers. If the prices for Sorin’s goods and services decrease and Sorin is unable to reduce its expenses, the results of Sorin’s operations will be adversely affected.

Continuing worldwide economic instability could adversely affect Sorin’s revenues, financial condition or results of operations.

Since 2008, the global economy has been impacted by the sequential effects of an ongoing global financial crisis. This global financial crisis, including the European sovereign debt crisis, has caused extreme disruption in the financial markets, including severely diminished liquidity and credit availability. There can be no assurance that there will not be further deterioration in the global economy. Sorin’s customers and vendors may experience financial difficulties or be unable to borrow money to fund their operations, which may adversely impact their ability to purchase Sorin’s products or to pay for Sorin’s products on a timely basis, if at all. As with Sorin’s customers and vendors, these economic conditions make it more difficult for Sorin to accurately forecast and plan Sorin’s future business activities. In addition, a significant amount of Sorin’s trade receivables are with national health care systems in many countries, and repayment of these receivables is dependent upon the financial stability of the economies of those countries.

In light of these global economic fluctuations, Sorin continues to monitor the creditworthiness of all of its customers worldwide. Failure to receive payment of all or a significant portion of Sorin’s receivables could adversely affect Sorin’s results of operations. Deterioration in the creditworthiness of the Eurozone countries, the withdrawal of one or more member countries from the EU or the failure of the euro as a common European currency could adversely affect Sorin’s revenues, financial condition or results of operations.

Sorin is subject to a variety of market and financial risks due to Sorin’s global operations that could adversely affect those operations or Sorin’s profitability and operating results.

Sorin’s global operations are accompanied by certain financial and other risks. Sorin intends to continue to pursue growth opportunities in sales worldwide, including in emerging markets outside Europe and the U.S., which could expose Sorin to greater risks associated with sales and operations in these regions. Sorin’s profitability and operations are, and will continue to be, subject to a number of risks and potential costs, including:

•	local product preferences and product requirements;

•	longer-term receivables than are typical in the EU or the U.S.;

•	fluctuations in foreign currency exchange rates;

•	less intellectual property protection in some countries outside the EU or the U.S.;

•	trade protection measures and import and export licensing requirements;

•	workforce instability; and

•	political and economic instability.

Finally, as Sorin operates on a global basis, it is automatically exposed to market risks related to fluctuations in foreign exchange and interest rates. The exposure to foreign exchange risks is due chiefly to the different geographic distribution of Sorin’s manufacturing and distribution activities, as a result of which export flows are denominated in currencies that are different from those used in the regions of production. Specifically, Sorin’s main exposure arises from net exports from Eurozone countries to countries where other currencies are used (primarily the U.S. dollar, Japanese yen, Canadian dollar and British pound).

Consistent with its risk management policies, Sorin seeks to hedge its exposure to the risk of fluctuations in foreign exchange and interest rates with financial hedging instruments. However, even though Sorin may have hedged its exposure, sudden changes in foreign exchange and interest rates could still have a negative impact on Sorin’s operating and financial performance.

Consolidation in the health care industry could have an adverse effect on Sorin’s revenues and results of operations.

Many health care industry companies, including health care systems, are consolidating to create new companies with greater market power. As the health care industry consolidates, competition to provide goods and services to industry participants will become more intense. These industry participants may try to use their market power to negotiate price concessions or reductions for medical devices that incorporate components produced by Sorin. If Sorin is forced to reduce its prices because of consolidation in the health care industry, Sorin’s revenues would decrease and Sorin’s consolidated earnings, financial condition, and/or cash flows would suffer.

Sorin’s business is indirectly subject to health care industry cost-containment measures that could result in reduced sales of medical devices containing Sorin’s components.

Most of Sorin’s customers, and the health care providers to whom Sorin’s customers supply medical devices, rely on government programs and private health insurance plans to reimburse some or all of the cost of the procedures in which Sorin’s medical devices are used. The continuing efforts of governmental authorities, insurance companies, and other payers of health care costs to contain or reduce these costs could lead to patients being unable to obtain approval for payment from these payers. If payment approval cannot be obtained by patients, sales of finished medical devices that include Sorin’s components may decline significantly, and Sorin’s customers may reduce or eliminate purchases of Sorin’s components. The cost-containment measures that health care providers are instituting worldwide could reduce the amount Sorin can charge for its medical devices and harm Sorin’s ability to operate profitably.

Sorin’s research and development efforts rely upon investments and investment collaborations, and Sorin cannot guarantee that any previous or future investments or investment collaborations will be successful.

Sorin’s strategy to provide a broad range of therapies to restore patients to fuller, healthier lives requires a wide variety of technologies, products, and capabilities. The rapid pace of technological development in the medical industry and the specialized expertise required in different areas of medicine make it difficult for one company alone to develop a broad portfolio of technological solutions. In addition to internally generated growth through Sorin’s research and development efforts, historically, Sorin has relied, and expects to continue to rely, upon investments and investment collaborations to provide Sorin access to new technologies both in areas served by Sorin’s existing businesses as well as in new areas.

Sorin expects to make future investments where it believes that Sorin can stimulate the development of, or acquire, new technologies and products to further Sorin’s strategic objectives and strengthen Sorin’s existing businesses. Investments and investment collaborations in and with medical technology companies are inherently risky, and Sorin cannot guarantee that any of its previous or future investments or investment collaborations will be successful or will not materially adversely affect Sorin’s consolidated earnings, financial condition and/or cash flows.

The continuing development of many of Sorin’s products depends upon Sorin maintaining strong relationships with health care professionals.

If Sorin fails to maintain its working relationships with health care professionals, many of Sorin’s products may not be developed and marketed in line with the needs and expectations of the professionals who use and support Sorin’s products, which could cause a decline in Sorin’s earnings and profitability. The research, development, marketing and sales of many of Sorin’s new and improved products is dependent upon Sorin maintaining working relationships with health care professionals. Sorin relies on these professionals to provide Sorin with knowledge and experience regarding the development, marketing and sale of Sorin’s products. Health care professionals assist Sorin as researchers, marketing and product consultants, inventors and public speakers. If Sorin is unable to maintain Sorin’s strong relationships with these professionals and continue to receive their advice and input, the development and marketing of Sorin’s products could suffer, which could have a material adverse effect on Sorin’s consolidated earnings, financial condition and/or cash flows.

Sorin’s products are the subject of clinical trials conducted by Sorin, Sorin’s competitors, or other third parties, the results of which may be unfavorable, or perceived as unfavorable, and could have a material adverse effect on Sorin’s business, financial condition, and results of operations.

As a part of the regulatory process of obtaining marketing clearance or approval for new products and modifications to or new indications for existing products, Sorin conducts and participates in numerous clinical trials with a variety of study designs, patient populations, and trial endpoints. Unfavorable or inconsistent clinical data from existing or future clinical trials conducted by Sorin, by Sorin’s competitors, or by third parties, or the market’s or Global Regulatory Bodies’ perception of this clinical data, may adversely impact Sorin’s ability to obtain product clearances or approvals, Sorin’s position in, and share of, the markets in which Sorin participates, and Sorin’s business, financial condition, and results of operations. Success in pre-clinical testing and early clinical trials does not always ensure that later clinical trials will be successful, and Sorin cannot be sure that later trials will replicate the results of prior trials and studies. Clinical studies must also be conducted in compliance with Good Clinical Practice, or GCP, requirements administered by the U.S. FDA and other foreign regulatory authorities, and Global Regulatory Bodies may undertake enforcement action against Sorin based on a failure to adhere to these requirements. Any delay or termination of Sorin’s clinical trials will delay the filing of product submissions and, ultimately, Sorin’s ability to commercialize new products or product modifications. It is also possible that patients enrolled in clinical trials will experience adverse side effects that are not currently part of the product’s profile, which could inhibit further marketing and development of such products.

Failure to integrate acquired businesses into Sorin’s operations successfully could adversely affect Sorin’s business.

As part of Sorin’s strategy to develop and identify new products and technologies, Sorin has made several acquisitions (as described under the section entitled “Business of Sorin and Certain Information about Sorin—Acquisitions and Investments” of this proxy statement/prospectus). Sorin has made investments and alliances in recent years and may make additional acquisitions, investments and alliances in the future. The success of any acquisition, investment or alliance may be affected by a number of factors, including Sorin’s ability to properly assess and value the potential business opportunity or to successfully integrate any businesses Sorin may acquire into its existing business. Sorin’s integration of the operations of acquired businesses requires significant efforts, including the coordination of information technologies, research and development, sales and marketing, operations, manufacturing and finance. These efforts result in additional expenses and involve significant amounts of management’s time that cannot then be dedicated to other projects. Sorin’s failure to successfully manage and coordinate the growth of the combined company could also have an adverse impact on Sorin’s business. In addition, Sorin cannot be certain that its investments, alliances and businesses it acquires will become profitable or remain so. If Sorin’s investments, alliances or acquisitions are not successful, it may record unexpected impairment charges. Factors that could affect the success of Sorin’s acquisitions include:

•	the presence or absence of adequate internal controls and/or significant fraud in the financial systems of acquired companies;

•	adverse developments arising out of investigations by governmental entities of the business practices of acquired companies;

•	any decrease in customer loyalty and product orders caused by dissatisfaction with the combined companies’ product lines and sales and marketing practices, including price increases;

•	Sorin’s ability to retain key employees; and

•	the ability of the combined company to achieve synergies among its constituent companies, such as increasing sales of the combined company’s products, achieving cost savings and effectively combining technologies to develop new products.

For additional information regarding risks relating to the proposed business combination transaction with Cyberonics, see risk factors in the sections entitled “—Risk Factors Relating to the Mergers” and “—Risk Factors Relating to the Combined Company Following Completion of the Mergers” of this proxy statement/prospectus.

The medical device industry is the subject of numerous governmental investigations into marketing and other business practices. These investigations could result in the commencement of civil and/or criminal proceedings, substantial fines, penalties, and/or administrative remedies, divert the attention of Sorin’s management, and have an adverse effect on Sorin’s financial condition and results of operations.

Sorin is subject to rigorous regulation by governmental authorities worldwide. These authorities have been increasing their scrutiny of Sorin’s industry.

In 2010, Sorin CRM USA, Inc. entered into a corporate integrity agreement, which we refer to as the CIA, in connection with a $10 million settlement regarding the sales and marketing practices of its subsidiary ELA

Medical Inc. and an independent sales representative group in the State of Florida in the United States engaged by ELA Medical Inc. The CIA runs through October 2015. In addition, Sorin has in the past received subpoenas and other requests for information from governmental agencies, including, among others, the U.S. Department of Justice and the U.S. Department of Health and Human Services, Office of Inspector General. These types of investigations often focus on a device manufacturer’s financial arrangements with health care providers and compliance with applicable state and federal fraud and abuse laws. An adverse outcome in these types of investigations could include the commencement of civil and/or criminal proceedings, substantial fines, penalties, and/or administrative remedies, including exclusion from government health care programs and entry into CIAs with governmental agencies or amendments to existing CIAs, which typically involves the imposition of additional and costly compliance obligations. If these types of investigations continue over a long period of time, they could divert the attention of management from the day-to-day operations of Sorin’s business and impose significant administrative burdens, including cost, on Sorin. These potential consequences, as well as any adverse outcome from these investigations or other investigations initiated by the government or a third party on behalf of the government in a qui tam action at any time, could have a material adverse effect on Sorin’s financial condition and results of operations. See also the Risk Factor entitled “Sorin’s failure to comply with rules relating to health care fraud and abuse, false claims and privacy and security laws may subject Sorin to penalties and adversely impact Sorin’s reputation and business operations” of this proxy statement/prospectus.

Changes in tax laws or exposure to additional income tax liabilities could have a material impact on Sorin’s financial condition and results of operations.

Sorin is subject to income taxes as well as non-income based taxes, in both the EU and various jurisdictions outside the EU. Sorin is subject to ongoing tax audits in various jurisdictions. Tax authorities may disagree with certain positions Sorin has taken and assess additional taxes. Sorin regularly assesses the likely outcomes of these audits in order to determine the appropriateness of Sorin’s tax provision. However, there can be no assurance that Sorin will accurately predict the outcomes of these audits, and the actual outcomes of these audits could have a material impact on Sorin’s consolidated earnings and financial condition. Additionally, changes in tax laws or tax rulings could materially impact Sorin’s effective tax rate. For example, recent legislation in the U.S. imposed on medical device manufacturers a 2.3 percent excise tax on U.S. sales of medical devices beginning in January 2013. Proposals for corporate tax reform in the U.S. or elsewhere could, if enacted, have a material impact on Sorin’s future results of operations.

Sorin is increasingly dependent on sophisticated information technology and if Sorin fails to properly maintain the integrity of Sorin’s data or if Sorin’s products do not operate as intended, Sorin’s business could be materially affected.

Sorin is increasingly dependent on sophisticated information technology for its products and infrastructure. As a result of technology initiatives, recently enacted regulations, changes in Sorin’s system platforms and integration of new business acquisitions, Sorin has been consolidating and integrating the number of systems Sorin operates and has upgraded and expanded Sorin’s information systems capabilities. Sorin’s information systems require an ongoing commitment of significant resources to maintain, protect, and enhance existing systems and develop new systems to keep pace with continuing changes in information processing technology, evolving systems and regulatory standards, the increasing need to protect patient and customer information, and changing customer patterns. In addition, third parties may attempt to hack into Sorin’s products or systems and may obtain data relating to patients with Sorin’s products or Sorin’s proprietary information. If Sorin fails to maintain or protect Sorin’s information systems and data integrity effectively, Sorin could lose existing customers, have difficulty attracting new customers, have problems in determining product cost estimates and establishing appropriate pricing, have difficulty preventing, detecting, and controlling fraud, have disputes with customers, physicians, and other health care professionals, have regulatory sanctions or penalties imposed, have increases in operating expenses, incur expenses or lose revenues as a result of a data privacy breach, or suffer other adverse consequences. There can be no assurance that Sorin’s process of consolidating the number of systems Sorin operates, upgrading and expanding Sorin’s information systems capabilities, protecting and enhancing Sorin’s systems and developing new systems to keep pace with continuing changes in information processing technology will be successful or that additional systems issues will not arise in the future. Any significant breakdown, intrusion, interruption, corruption or destruction of these systems, as well as any data breaches, could have a material adverse effect on Sorin’s business.

Sorin is subject to lawsuits.

Sorin is or has been a defendant in a number of lawsuits for, among other things, alleged products liability and suits alleging patent infringement, and could be subject to additional lawsuits in the future. Given the uncertain nature of litigation generally, Sorin is not able in all cases to estimate the amount or range of loss that could result from an unfavorable outcome of the litigation (including tax litigation) to which it is a party. Any such future losses, individually or in the aggregate, could have a material adverse effect on Sorin’s results of operations and cash flows.

Natural disasters, war, acts of terrorism and other events could adversely affect Sorin’s future revenues and operating income.

Natural disasters (including pandemics), war, terrorism, labor disruptions and international conflicts, and actions taken by governmental entities or by Sorin’s customers or suppliers in response to such events, could cause significant economic disruption and political and social instability in the areas in which Sorin operates. These events could result in decreased demand for Sorin’s products, adversely affect Sorin’s manufacturing and distribution capabilities, or increase the costs for or cause interruptions in the supply of materials from Sorin’s suppliers.

Sorin needs to attract and retain key employees to be competitive.

Sorin’s ability to compete effectively depends upon its ability to attract and retain executives and other key employees, including people in technical, marketing, sales and research positions. Competition for experienced employees, particularly for persons with specialized skills, can be intense. Sorin’s ability to recruit such talent will depend on a number of factors, including compensation and benefits, work location and work environment. If Sorin cannot effectively recruit and retain qualified executives and employees, its business could be adversely affected.

Risks related to management’s performance.

To a large extent, Sorin’s success is predicated on the ability of its management team to effectively manage Sorin and the individual businesses that it operates. The loss of the services of a senior manager or other key employee without an adequate replacement or the inability to attract and retain new and qualified resources could have a negative impact on Sorin’s business outlook, activities and operating and financial results.

Risks related to transactions with Sorin’s employees.

In many of the countries where the Sorin operates, its employees are covered by various laws and/or collective bargaining agreements that endow them, through their local or national representatives, with the right to be consulted with regard to specific issues, including the downsizing or closing of departments and staff reductions. The laws and/or collective bargaining agreements that are applicable to Sorin could have an impact on its flexibility, as it applies to programs to redefine and/or strategically reposition its activities. Sorin’s ability to implement staff downsizing programs or even temporary interruptions of employment relationships is predicated on the approval of government entities and the consent of labor unions. Union-organized work stoppages by employees could have a negative impact on Sorin’s business.

Risks related to transactions with suppliers.

Sorin purchases raw materials and components from many suppliers and is dependent on the services and products supplied by these companies. Some of these companies are highly unionized. A close collaborative relationship between a manufacturer and its suppliers is typical in the medical device industry. While this approach can produce economic benefits in terms of lower costs, it also causes Sorin to rely heavily on its suppliers. As a result, any problem affecting a supplier (whether due to external or internal causes) could have a negative impact on Sorin.

In addition, Sorin manufactures its products at its own facilities or through subcontractors located in various countries, purchasing the components and materials used to manufacture these products from numerous suppliers in various countries. However, in a few limited cases, specific components and raw materials are purchased from primary or main suppliers (or in some cases, a single supplier) for reasons related to quality assurance, cost-effectiveness ratio and availability. While Sorin works closely with its suppliers to ensure supply continuity, it cannot guarantee that its efforts will always be successful. Moreover, due to the strict standards and regulations governing the manufacture and marketing of its products, Sorin may not be able to quickly locate new supply sources in response to a supply reduction or interruption, with negative effects on its ability to manufacture its products effectively and in a timely fashion.

Risks related to manufacturing activities.

Sorin manufactures its products at production facilities in Italy, France, Germany, the United States, Canada, Brazil and the Dominican Republic, all of which are exposed to the risk of production stoppages caused by exceptional or accidental events (fires, shutdowns of access roads, etc.) or natural calamities (floods, earthquakes, etc.). Even though Sorin has implemented what it believes to be appropriate preventive actions and insurance coverage, the possibility that the occurrence of events of exceptional severity or duration could have an impact on Sorin’s performance cannot be excluded.

Risks related to the Sorin spin-off

Sorin was created as a result of a spin-off, which we refer to as the Sorin spin-off, from SNIA. The Sorin spin-off became effective on January 2, 2004. Pursuant to the Italian Civil Code, in a spin-off transaction, the parent and the spun-off company can be held jointly liable for certain indebtedness or liabilities of the pre-spin-off company in two scenarios:

•	The parent and the spun-off company can be held jointly liable, up to the actual value of the shareholders’ equity conveyed or received, for “debt” (debiti) of the pre-spin-off company that existed at the time of the spin-off. This joint liability is secondary in nature and, consequently, arises only when such indebtedness is not satisfied by the company owing such indebtedness. Sorin estimates that at the time of the spin-off, the value of the residual shareholders’ equity received was approximately €573 million.

•	The parent and the spun-off company can be held jointly liable, up to the actual value of the shareholders’ equity conveyed or received, for “liabilities” (elementi del passivo) whose allocation between the parties to the spin-off cannot be determined based on the spin-off plan.

For purposes of the Italian Civil Code, Sorin believes the term “debt” (debiti) is generally understood to refer to indebtedness as reflected on a debtor’s balance sheet for accounting purposes in accordance with the European Union directive pursuant to which these provisions of the Italian Civil Code were enacted, which translates “debiti” as “obligations.” The European Union directive uses “obligations” to refer to indebtedness owed to creditors and the term “liabilities” to refer to general liabilities. In connection with the Sorin spin-off, the assets and liabilities of SNIA’s medical technology division were allocated to Sorin, and the remaining assets and liabilities of SNIA, including those related to the Caffaro chemical operations (as described below), were allocated to SNIA.

In January 2012, SNIA filed a civil action against Sorin in the Civil Court of Milan on the basis of the Italian Civil Code’s provisions for potential joint liability of a parent and a spun-off company in the context of a spin-off, as described above, seeking to determine Sorin’s joint liability with SNIA for damages allegedly related to the Caffaro chemical operations (as described below). SNIA’s civil action against Sorin also named the Italian Ministry of the Environment and other Italian government agencies, as defendants, in order to have them bound to a potential ruling. The Italian Ministry of the Environment and the Protection of Land and Sea, which we refer to as the Italian Ministry of the Environment, together with the Italian Ministry of Economy and Finance and certain additional Italian government agencies that also sought compensation from SNIA for the alleged environmental damages, subsequently counterclaimed against Sorin, seeking to have Sorin found jointly liable to them with SNIA, on the same basis. SNIA and these government agencies also asked the court to find inapplicable to the Sorin spin-off the Italian Civil Code’s caps on potential joint liability of parties to a spin-off, which limit such joint liability to the actual value of the shareholders’ equity received, on the basis that the Sorin spin-off was planned prior to the date such caps were enacted under the Italian Civil Code, and despite the fact that the Sorin spin-off became effective after such date. Sorin sought to contest SNIA’s claims against Sorin, in their entirety. A hearing to submit final claims (precisazione delle conclusioni) in connection with SNIA’s civil action is scheduled for September 2015.

On July 24, 2015, Sorin received a claim from the Italian State’s Attorney seeking to enjoin the Sorin merger pursuant to provisions of the Italian Civil Code permitting creditors to challenge a merger. In its claim, the Italian State’s Attorney alleges that the Sorin merger is intended to insulate Sorin from potential liability related to the SNIA litigation and thus harms the position of the relevant Italian government agencies named as plaintiffs in the claim. On August 20, 2015, the Civil Court of Milan issued a ruling rejecting the Italian State’s Attorney’s claim, thus allowing the Sorin merger to move forward. Sorin believes the Italian State’s Attorney’s claim is without merit and intends to contest vigorously any appeal of the ruling in the Civil Court of Milan. However, there can be no assurance as to the outcome of any future appeal. A finding that Sorin is liable for damages in connection with the SNIA litigation could have a material adverse effect on the financial position, results of operations and/or cash flows of Sorin and, following completion of the mergers, the combined company. Pursuant to European Union, United Kingdom and Italian cross-border merger regulations applicable to the Sorin merger, Sorin’s liabilities, including any potential liabilities arising from the claims against Sorin relating to the SNIA litigation, will be assumed by Holdco as successor to Sorin in the Sorin merger.

On July 28, 2015, Sorin and other direct and indirect shareholders of SNIA received an administrative order from the Italian Ministry of the Environment, which we refer to as the environmental remediation order, directing them to promptly commence environmental remediation efforts at the Caffaro chemical sites (as described below). Sorin believes that the environmental remediation order is without merit. Accordingly, Sorin is contesting the environmental remediation order vigorously and seeking a stay of the order pending resolution of the underlying claims in the SNIA litigation. However, there can be no assurance as to the outcome of the SNIA litigation or that Sorin will be successful in challenging the environmental remediation order. If the environmental remediation order is ultimately upheld against Sorin, the effects of such order could have a material adverse effect on the financial position, results of operations and/or cash flows of Sorin and, following completion of the mergers, the combined company.

For additional information, see the sections entitled “—Risk Factors Relating to the Mergers—Completion of the mergers is subject to certain conditions, some of which are outside of the parties’ control, and if these conditions are not satisfied or waived, the mergers will not be completed,” “Business of Sorin and Certain Information about Sorin—Government Regulation and Other Considerations—Legal Proceedings” and “The Mergers—Litigation Related to the Sorin Merger” of this proxy statement/prospectus.

Risk related to environmental policies.

Sorin’s products and activities are subject to a wide range of local, national and supranational environmental rules and regulations. Moreover, this regulatory framework is being revised and made more restrictive in many of the geographic regions in which Sorin operates. The abovementioned regulations concern not only products but also manufacturing facilities, which are required to comply with regulations concerning emissions, the disposal of solid waste and effluents and soil contamination.

Risks related to access to financial resources.

The credit lines provided by Sorin’s lenders are governed by clauses, commitments and covenants. The failure to comply with these provisions can constitute a failure to perform a contractual obligation, which authorizes the lender banks to demand the immediate repayment of the facilities, making it difficult to obtain alternative resources.

Changes in Sorin’s financial position are the result of a number of factors, specifically including the achievement of budgeted objectives and the trends shaping general economic conditions, the financial markets and the industry within which Sorin operates, which, moreover, require significant investments. Sorin expects to generate the resources needed to repay maturing indebtedness and fund scheduled investments from the cash flow produced by its operations, its available liquidity, the renewal or refinancing of bank borrowings and, possibly, access to the capital markets. Even under current market conditions, Sorin expects that its operations will generate adequate financial resources. Nevertheless, given the impact of the current financial crisis, the possibility that problems in the banking and monetary markets could hinder the normal handling of financial transactions cannot be excluded.

Lastly, even though Sorin continued to enjoy the support of its banking counterparties and of the financial markets with regard to the refinancing of its indebtedness, it could find itself in the position of requiring additional financing under less favorable market conditions, with limited availability of some sources and higher borrowing costs.

Risk Factors Relating to Cyberonics’ Business

You should read and consider risk factors specific to Cyberonics’ business that will also affect Holdco after the completion of the mergers, described in Part 1, Item 1A of Cyberonics’ Annual Report on Form 10-K for the fiscal year ended April 24, 2015 filed with the SEC on June 15, 2015 (as amended by Amendment No. 1 on Form 10-K/A filed on July 1, 2015 and Amendment No. 2 on Form 10-K/A filed on July 28, 2015); Part II, Item 1A of Cyberonics’ Quarterly Report on Form 10-Q for the periods ended July 25, 2014, October 24, 2014 and January 23, 2015; and other documents that have been filed by Cyberonics with the SEC and which are incorporated by reference into this proxy statement/prospectus. Please see the section entitled “Where You Can Find More Information” of this proxy statement/prospectus for the location of information incorporated by reference into this proxy statement/prospectus.

SELECTED HISTORICAL CONSOLIDATED FINANCIAL DATA FOR SORIN

The following tables set forth selected historical consolidated financial and other data of Sorin for the periods indicated and have been derived from:

•	The Unaudited Interim Condensed Consolidated Financial Statements for the six months ended June 30, 2015 and 2014, included elsewhere in this proxy statement/prospectus;

•	the annual consolidated financial statements at December 31, 2014 and 2013 and for each of the years ended December 31, 2014, 2013 and 2012, included elsewhere in this proxy statement/prospectus; and

•	the annual consolidated financial statements of Sorin for the years ended December 31, 2011 and 2010, which are not included in this proxy statement/prospectus.

Interim results are not necessarily indicative of results that may be expected for a full year or any future interim period. The Unaudited Interim Condensed Consolidated Financial Statements, in the opinion of management, include all adjustments, consisting only of normal recurring adjustments, necessary for a fair statement of the results for the unaudited interim periods.

The following information is presented in millions of euro, unless otherwise specified.

The following information should be read in conjunction with the sections entitled “Risk Factors”, “Management’s Discussion and Analysis of Financial Condition and Results of Operations of Sorin”, “Unaudited Pro Forma Condensed Combined Financial Information” of this proxy statement/prospectus and the Unaudited Interim Condensed Consolidated Financial Statements and the annual consolidated financial statements included elsewhere in this proxy statement/prospectus. Historical results for any period are not necessarily indicative of results to be expected for any future period.

Consolidated Income Statement Data

	For the six months ended June 30,
(In millions of euro, except per share data)	2015	2014
Net revenues	€405.0	€366.9
Operating profit	3.0	30.1
Profit before tax	(6.2)	25.2
Net profit (loss)	0.6	19.9
Attributable to:
Owners of the parent	0.6	19.9
Basic earnings per ordinary share as per reported net income (in euro)	0.00	0.04
Diluted earnings per ordinary share as per reported net income (in euro)	0.00	0.04
Basic earnings per ordinary share as per net income from continuing operations (in euro)	0.00	0.04
Diluted earnings per ordinary share as per net income from continuing operations (in euro)	€0.00	€0.04

	For the years ended December 31,
(In millions of euro, except per share data)	2014	2013	2012	2011	2010
Net revenues	€746.9	€738.5	€731.1	€743.4	€745.8
Operating profit	73.7	68.6	36.9	87.7	71.5
Profit before tax	61.0	58.2	22.6	80.1	59.9
Net profit from continuing operations	52.0	48.9	20.3	58.0	42.4
Net profit (loss) from discontinued operations	—	—	—	—	(3.3)
Net profit	52.0	48.9	20.3	58.0	39.1
Attributable to:
Owners of the parent	52.0	48.9	20.3	58.0	39.1
Basic earnings per ordinary share as per reported net income (in euro)	0.11	0.10	0.04	0.12	0.08
Diluted earnings per ordinary share as per reported net income (in euro)	0.11	0.10	0.04	0.12	0.08
Basic earnings per ordinary share as per net income from continuing operations (in euro)	0.11	0.10	0.04	0.12	0.09
Diluted earnings per ordinary share as per net income from continuing operations (in euro)	€0.11	€0.10	€0.04	€0.12	€0.09

Consolidated Statement of Financial Position Data

	At June 30,	At December 31,
(In millions of euro)	2015	2014
Cash and cash equivalents	€15.1	€21.1
Total assets	1,110.3	1,079.2
Current and non-current financial liabilities (1)	177.0	153.9
Non-current liabilities (2)	70.9	69.7
Total equity	654.7	639.8
Equity attributable to owners of the parent	654.7	639.8
Issued capital	478.7	478.7
Ordinary shares issued (in thousands of shares)	478,738	478,738

	At December 31,
(In millions of euro)	2014	2013	2012	2011	2010
Cash and cash equivalents	€21.1	€51.8	€26.7	€41.9	€29.7
Total assets	1,079.2	969.5	913.5	926.7	865.2
Current and non-current financial liabilities (1)	153.9	132.7	124.1	150.4	167.6
Non-current liabilities (2)	69.7	59.3	61.4	61.6	55.2
Total equity	639.8	582.4	540.0	522.2	454.0
Equity attributable to owners of the parent	639.8	582.4	540.0	522.2	454.0
Issued capital	478.7	478.7	478.7	478.7	470.4
Ordinary shares issued (in thousands of shares)	478,738	478,738	478,738	478,738	470,432

(1)	Current and non-current financial liabilities includes liabilities from financial derivatives (current and non-current), non-current financial liabilities and other current financial liabilities
(2)	Non-current liabilities includes total non-current liabilities other than liabilities from financial derivatives (non-current) and non-current financial liabilities

SELECTED HISTORICAL CONSOLIDATED FINANCIAL DATA FOR CYBERONICS

The following table presents selected historical consolidated financial data for Cyberonics as of and for the 52 weeks ended April 24, 2015, April 25, 2014, April 26, 2013, April 27, 2012 and April 29, 2011. The selected financial data and the related notes as of and for the 52 weeks ended April 24, 2015, April 25, 2014 and April 26, 2013 and have been obtained from Cyberonics’ audited consolidated financial statements included in Cyberonics’ Annual Report on Form 10-K for the fiscal year ended April 24, 2015 filed with the SEC on June 15, 2015 (as amended by Amendment No. 1 on Form 10-K/A filed on July 1, 2015 and Amendment No. 2 on Form 10-K/A filed on July 28, 2015), which is incorporated by reference into this proxy statement/prospectus. The selected financial data and the related notes as of and for the 52 weeks ended April 27, 2012 and April 29, 2011 have been derived from Cyberonics’ audited consolidated financial statements for such periods, which have not been incorporated into this document by reference.

The information set forth below is not necessarily indicative of future results and should be read together with the other information contained in Cyberonics’ Annual Report on Form 10-K for the fiscal year ended April 24, 2015 filed with the SEC on June 15, 2015 (as amended by Amendment No. 1 on Form 10-K/A filed on July 1, 2015 and Amendment No. 2 on Form 10-K/A filed on July 28, 2015), including the sections entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the consolidated financial statements and related notes therein. See the section entitled “Where You Can Find More Information” of this proxy statement/prospectus.

		52 Weeks Ended
(In dollars)	April 24, 2015	April 25, 2014	April 26, 2013	April 27, 2012	April 29, 2011
Consolidated Statement of Operations Data:
Net sales	$291,557,998	$282,014,160	$254,320,417	$218,502,731	$190,464,398
Cost of Sales	27,310,869	27,354,891	21,907,264	19,656,332	23,020,032

Gross Profit	264,247,129	254,659,269	232,413,153	198,846,399	167,444,366

Operating Expenses:
Selling, general and administrative	123,618,907	120,641,897	112,515,262	102,568,776	89,654,039
Research and development	43,284,432	46,562,775	41,551,444	35,334,770	28,602,684
Merger related expenses (1)	8,692,072	—	—	—	—
Litigation settlement	—	7,442,847	—	—	—

Total operating expenses	175,595,411	174,647,519	154,066,706	137,903,546	118,256,723

Income from operations	88,651,718	80,011,750	78,346,447	60,942,853	49,187,643
Interest income (expense), net	162,888	162,218	(35,016)	29,393	(135,677)
Impairment of investment	—	—	(4,058,768)	—	—
Gain on warrants’ liability	—	—	1,325,574	—	—
Gain on early extinguishment of debt	—	—	—	—	83,074
Other income (expense), net	479,471	(295,272)	(303,612)	(550,818)	(470,109)

Income before income taxes	89,294,077	79,878,696	75,274,625	60,421,428	48,664,931
Income tax expense (benefit) (2)	31,446,543	24,988,439	28,917,123	24,343,696	1,939,221

Net income	$57,847,534	$54,890,257	$46,357,502	$36,077,732	$46,725,710
Basic income per share	$2.19	$2.02	$1.68	$1.30	$1.67
Diluted income per share	$2.17	$2.00	$1.66	$1.28	$1.64
Shares used in computing basic income per share	26,391,064	27,142,597	27,604,006	27,826,586	28,050,638
Shares used in computing diluted income per share	26,625,721	27,466,474	28,008,960	28,306,732	28,609,619
Consolidated Balance Sheet Data:
Cash and cash equivalent	$124,187,094	$103,299,116	$120,708,572	$96,654,275	$89,313,850
Short-term investments	27,019,597	25,028,957	15,000,000	—	—
Total assets	315,944,195	294,191,394	264,043,310	211,908,195	211,469,205
Convertible notes (3)	—	—	—	4,000	7,048,000
Long-term liabilities (4)	7,921,288	5,193,853	5,449,604	5,402,189	6,881,762
Retained earnings (deficit)	77,826,802	19,979,268	(34,910,989)	(81,268,491)	(117,346,223)
Stockholders’ equity	$276,573,731	$259,099,844	$229,568,228	$183,469,370	$175,453,350

(1)	On March 23, 2015, Cyberonics entered into the merger agreement.
(2)	During fiscal year 2014, Cyberonics reduced its valuation allowance on its Cyberonics Europe BVBA net operating loss carryforward deferred tax asset and recorded income tax benefits of $3.5 million. During fiscal year 2011, Cyberonics reduced its valuation allowance on its U.S. net operating loss carryforward deferred tax asset and recorded income tax benefits of $8.9 million. In addition, during fiscal year 2011, it recorded an income tax benefit of $9.0 million related to claiming a worthless stock deduction with respect to the shares it owns in Cyberonics Europe BVBA.
(3)	Cyberonics’ convertible notes were presented as a current liability for fiscal years 2012 and 2011. During fiscal year 2011, Cyberonics repurchased its convertible notes in privately-negotiated transactions. During fiscal year 2012, in connection with the settlement of litigation relating to the convertible notes, Cyberonics was required to retire the convertible notes that were tendered at par.
(4)	Long-term liabilities as of April 24, 2015 and April 25, 2014, consisted primarily of uncertain tax benefits, and as of April 26, 2013, April 27, 2012 and April 29, 2011, consisted primarily of deferred license revenue and liability for uncertain tax benefits.

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

The following unaudited pro forma condensed combined financial statements, which we refer to as the pro forma financial statements, give effect to the mergers in a transaction to be accounted for under the acquisition method of accounting in accordance with Accounting Standards Codification “805”, Business Combinations, which we refer to as ASC 805, with Cyberonics treated as the accounting acquirer. ASC 805 provides that in identifying the acquiring entity all pertinent facts and circumstances must be considered, including but not limited to the relative voting rights of the shareholders of the constituent companies in the combined company, the relative size of each company, the composition of the board of directors and senior management of the combined company and the terms of the exchange of equity securities in the business combination, including payment of any premium. The most determinative factors supporting the conclusion that Cyberonics is considered the accounting acquirer (i) are the relative voting interests of Cyberonics and Sorin in the combined company whereby the Cyberonics shareholders will have majority voting interest of approximately 54% and (ii) Sorin shareholders receiving a premium of approximately 14.2% relative to Sorin’s closing share price on February 25, 2015, the last trading day prior to the public announcement of Sorin and Cyberonics entering into the letter of intent.

The unaudited pro forma condensed combined balance sheet at April 24, 2015 gives effect to the merger as if it had occurred on April 24, 2015. The unaudited pro forma combined statement of operations for the fiscal year ended April 24, 2015 is presented as if the merger were consummated on April 26, 2014. The pro forma financial statements are based on the historical consolidated financial position and results of operations of Cyberonics and Sorin. Cyberonics’ most recent fiscal year ended April 24, 2015 and Sorin’s most recent fiscal year ended December 31, 2014. The unaudited financial information for Sorin as of and for the twelve months ended June 30, 2015 has been used in the preparation of the unaudited pro forma condensed combined financial statements. The following should be read in conjunction with the historical consolidated financial statements of Cyberonics included in its Annual Report on Form 10-K for the fiscal year ended April 24, 2015 filed with the SEC on June 15, 2015 (as amended by Amendment No. 1 on Form 10-K/A filed on July 1, 2015 and Amendment No. 2 on Form 10-K/A filed on July 28, 2015), incorporated by reference herein, and the consolidated financial statements of Sorin at December 31, 2013, December 31, 2014, and June 30, 2015 included within this proxy statement/prospectus.

U.S. generally accepted accounting principles, which we refer to as GAAP, requires that, for each business combination, one of the combining entities be identified as the acquirer, and the existence of a controlling financial interest be used to identify the acquirer in a business combination. In a business combination effected primarily by exchanging equity interests, the acquirer usually is the entity that issues its equity interests. However, the acquirer for accounting purposes may not be the legal acquirer (i.e., the entity that issues its equity interest to effect the business combination).

As discussed above, based on the relative voting rights and presence of the premium paid by Cyberonics for Sorin ordinary shares, and after taking in consideration all relevant facts, Cyberonics is considered to be the acquirer for accounting purposes. As a result, the merger will be accounted for as a reverse acquisition. At the merger date, Cyberonics’ assets and liabilities will be presented at their pre-combination amounts and Sorin’s assets and liabilities will be recorded at their estimated fair values. The allocation of the purchase price used in the pro forma financial statements is based upon a preliminary valuation. Estimates and assumptions are subject to change upon finalization of these preliminary valuations within one year of consummation of the merger.

The pro forma financial statements were prepared in accordance with Article 11 of SEC Regulation S-X. The pro forma adjustments reflecting the completion of the merger are based upon the acquisition method of accounting in accordance with GAAP, and upon the assumptions set forth in the notes to the pro forma financial statements.

The historical financial information of Sorin was prepared in accordance with International Financial Reporting Standards as issued by the International Accounting Standards Board, which we refer to as IFRS, and presented in euro. The unaudited condensed financial statements used in the preparation of the pro forma financial statements include adjustments to convert the financial statements of Sorin from IFRS to GAAP and to translate the financial statements from euro to U.S. dollars. Management of Cyberonics has reclassified certain line items from the financial statements of Sorin to conform to the presentation of Cyberonics’ financial statements.

The pro forma financial statements are not intended to represent or be indicative of the consolidated results of operations or financial position that would have been reported had the merger been completed as of the dates presented, and should not be taken as representative of the future consolidated results of operations or financial position of the combined company following the mergers. The pro forma financial statements are based upon available information and certain assumptions that Cyberonics’ management believes are reasonable.

The historical financial data has been adjusted to give pro forma effect to events that are (1) directly attributable to the mergers, (2) factually supportable, and (3) with respect to the statements of operations, expected to have a continuing impact on the combined results. The pro forma financial statements do not reflect any revenue enhancements, anticipated synergies or dis-synergies, operating efficiencies or cost savings that may be achieved. The allocation of the purchase price to the assets and liabilities acquired reflected in the pro forma financial data is preliminary and is based on Cyberonics’ management’s estimates of the fair value and useful lives of the assets acquired and liabilities assumed. Accordingly, the actual financial position and results of operations may differ from these pro forma amounts as additional information becomes available and as additional analyses are performed. The final valuations may result in material changes to the preliminary estimated purchase price allocation.

The pro forma adjustments included in this proxy statement/prospectus are subject to modification depending on changes in interest rates, changes in share prices and the final fair value determination for assets acquired and liabilities assumed and as additional information becomes available and additional analyses are performed. The final allocation of the purchase price will be determined after the mergers are closed and after completion of thorough analyses to determine the fair value of Sorin’s tangible and identifiable intangible assets and liabilities as of the date the mergers are completed. Increases or decreases in the fair values of the net assets as compared with the information shown in the pro forma financial statements may change the amount of the purchase price allocated to goodwill, if any, and other assets and liabilities and may impact Cyberonics’ statements of operations due to adjustments in amortization of the adjusted assets or liabilities. Any changes to Sorin’s equity, including results of operations from June 30, 2015 through the date the mergers are completed, will also change the purchase price allocation, which may include the recording of a lower or higher amount of goodwill. The final adjustments may be materially different from the pro forma financial statements presented in this proxy statement/prospectus.

The unaudited pro forma equity and net income from continuing operations are qualified by the statements set forth under this caption and should not be considered indicative of the market value of Sorin ordinary shares or the actual or future results of operations of Sorin for any period. Actual results may be materially different than the pro forma information presented.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

AS OF APRIL 24, 2015

(In thousands of dollars)	Historical Cyberonics Inc.	Historical Sorin S.p.A (Note 5)	Pro Forma Adjustment (Note 3)	Note Reference		Pro Forma Condensed Combined
Assets:
Current assets:
Cash and cash equivalents	$124,187	$16,895	$(6,750)	3	(d)	$134,332
			(23,831)	3	(k)	(23,831)
Accounts receivable, net	50,569	227,045	—			277,614
Inventories	23,963	165,682	34,318	3	(g)	223,963
Deferred tax assets	7,199	25,326	(1,271)	3	(h)	31,254
Other current assets	34,802	62,719	(8,038)	3	(m)	89,483

Total current assets	240,721	497,668	(5,573)			732,816
Property, plant and equipment, net	40,287	159,192	33,808	3	(f)	233,287
Intangible assets, net	10,168	86,962	679,038	3	(e)	776,168
Goodwill	—	220,166	271,371	3	(i)	491,537
Investments in equity securities	17,127	3,969	—			21,096
Deferred tax assets	6,078	62,298	(68,376)	3	(h)	—
Other assets	1,564	63,956	—			65,520

Total assets	315,944	1,094,210	910,269			2,320,424

Liabilities and Stockholders’ Equity:
Current liabilities:
Accounts payable	7,251	124,784	—			132,035
Accrued liabilities	24,198	84,800	5,705	3	(l)	114,703
Deferred tax liabilities	—	—	1,842	3	(h)	1,842
Other current liabilities	—	90,277	—			90,277

Total current liabilities	31,449	299,862	7,547			338,858
Long-term liabilities	7,921	38,820	—			46,742
Deferred tax liabilities	—	31,451	178,938	3	(h)	210,389
Non-current financial liabilities	—	127,659	—			127,659

Total liabilities	39,370	497,792	186,485			723,647
Stockholders’ equity:
Common stock	321	535,660	(460,173)	3	(j)	75,808
Additional paid-in capital	445,362	8,640	(84,127)	3	(j)	369,875
	—	—	1,338,560	3	(a)	1,338,560
	—	—	9,457	3	(b)	9,457
	—	—	2,406	3	(c)	2,406
			(243,535)	3	(j)	(243,535)
Treasury stock	(243,535)	(3,304)	246,839	3	(j)	—
Accumulated other comprehensive income	(3,401)	32,950	(32,950)	3	(j)	(3,401)
Retained earnings	77,827	22,472	(22,472)	3	(j)	77,827
	—	—	(23,831)	3	(k)	(23,831)
	—	—	(5,705)	3	(l)	(5,705)
	—	—	(684)	3	(d)	(684)

Total stockholders’ equity	276,574	596,419	723,784			1,596,777

Total liabilities and stockholders’ equity	$315,944	$1,094,210	$910,269			$2,320,424

See accompanying Notes to Unaudited Pro Forma Condensed Combined Financial Statements

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

FOR THE FISCAL YEAR ENDED APRIL 24, 2015

(In thousands of dollars, except per share data)	Historical Cyberonics Inc.	Historical Sorin S.p.A (Note 5 & 6)	Pro Forma Adjustment (Note 4)	Note Reference		Pro Forma Condensed Combined
Net sales	$291,558	$944,919	$—			$1,236,477
Cost of sales	27,311	430,547	1,470	4	(b)	459,328

Gross profit	264,247	514,372	(1,470)			777,149
Operating expenses:
Selling, general and administrative	132,311	360,826	34,103	4	(a)	527,240
			1,423	4	(b)	1,423
			(33,789)	4	(d)	(33,789)
Research and development	43,284	126,700	266	4	(b)	170,251

Total operating expenses	175,595	487,526	2,004			665,125

Income from operations	88,652	26,846	(3,474)			112,024
Interest income(expense), net	163	(8,686)	—			(8,523)
Income from/(expense on) investments in associates	—	(9,053)	—			(9,053)
Other income (expense), net	479	(4,297)	—			(3,818)

Income before income tax	89,294	4,810	(3,474)			90,630
Income tax expense	31,447	(7,973)	(4,878)	4	(c)	18,595

Net Income	$57,848	$12,783	$1,405			$72,035

Net income per share:
Basic	$2.19					$1.47
Diluted	$2.17					$1.46
Weighted average shares outstanding
Basic	26,391					48,903
Diluted	26,626					49,308

See accompanying Notes to Unaudited Pro Forma Condensed Combined Financial Statements

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

1.	Description of the Mergers

The merger agreement provides for the business combination of Cyberonics and Sorin. The merger agreement provides for (i) the merger of Sorin with and into Holdco, with Holdco continuing as the surviving company, which we refer to as the Sorin merger, and immediately thereafter, (ii) the merger of Merger Sub with and into Cyberonics, with Cyberonics continuing as the surviving company and as a wholly owned subsidiary of Holdco, which we refer to as the Cyberonics merger, in each case subject to the terms and conditions of the merger agreement.

At the effective time of the Sorin merger, each issued and outstanding ordinary share of Sorin, other than excluded Sorin shares and the excluded Sorin rescission shares, will be converted into the right to receive 0.0472 Holdco ordinary shares. At the effective time of the Cyberonics merger, each share of Cyberonics common stock, other than excluded Cyberonics shares, will be converted into the right to receive one Holdco ordinary share. Holdco will apply to list the Holdco ordinary shares to be issued in the mergers on the NASDAQ and the LSE. Based on the number of Sorin ordinary shares and Cyberonics common stock outstanding on August 17, 2015 (the closest possible date to the record date for which the number of Cyberonics’ outstanding common shares is known and it is expected that at the record date the number of such shares outstanding will not have changed significantly), assuming no withdrawal rights under Italian law are exercised by Sorin shareholders with respect to Sorin ordinary shares in connection with the Sorin merger, former Sorin stockholders will own approximately 46% and former Cyberonics shareholders will own approximately 54% of the issued and outstanding Holdco ordinary shares immediately after completion of the mergers.

For the purposes of the pro forma financial statements, the total consideration to be received by the holders of Sorin ordinary shares reflects the estimated fair value of the equity issuance, which is based on the August 17, 2015 closing price of Cyberonics shares of $59.43 per share. Sorin shareholders will receive Holdco shares as consideration in connection with the Sorin merger as discussed above; however, because Cyberonics is the acquirer for accounting purposes, the pro forma financial statements reflect the estimated fair value of the equity to be issued by Holdco to Sorin shareholders. The amount of total consideration is not necessarily indicative of the actual consideration that will be transferred in the merger to Sorin shareholders.

The consummation of the mergers is subject to certain conditions, including approval by Cyberonics and Sorin shareholders. In addition, the proposed mergers require regulatory approvals in the United States and certain other countries. The mergers are expected to close in the fourth calendar quarter of 2015.

2.	Basis of Presentation

The total estimated consideration for the acquisition for accounting purposes of Sorin is expected to equal the equivalent of the market value of the Cyberonics common stock that would have been issued to the current Sorin shareholders immediately following the closing of the mergers to effectuate 46% ownership by former Sorin shareholders in the combined entity if the transaction was structured such that Cyberonics was the legal acquirer. For purposes of these pro forma financial statements, the acquisition consideration was based on the number of shares of Cyberonics common stock that would have been issued to the current Sorin equity holders if the transaction was structured such that Cyberonics was the legal acquirer, had the merger closed on August 17, 2015, and the market value of Cyberonics shares as of that date, which was $59.43. Total acquisition consideration as of this date is estimated to be $1.350 billion. An increase or decrease of 5% in Cyberonics share price would impact the total consideration by approximately $67.4 million. An increase or decrease of 5% in Sorin’s share price would not have a significant impact on the total consideration to be received by Sorin shareholders. The actual value of the total consideration to be received by Sorin shareholders will fluctuate until the closing of the mergers.

The pro forma financial statements were prepared using the acquisition method of accounting and based on the historical financial information of Cyberonics and Sorin. The acquisition method of accounting in accordance with ASC 805 requires, among other things, that assets acquired and liabilities assumed in a business combination be recognized at their fair values as of the acquisition date, as defined in ASC 820, “Fair Value Measurement” (ASC 820). The historical consolidated financial information has been adjusted in the pro forma financial statements to give effect to pro forma events that are (1) directly attributable to the merger, (2) factually supportable, and (3) with respect to the unaudited pro forma condensed combined statement of operations, expected to have a continuing impact on the consolidated results.

ASC 820 defines fair value, establishes the framework for measuring fair value for any asset acquired or liability assumed under GAAP, expands disclosures about fair value measurements and specifies a hierarchy of valuation techniques based on the nature of the inputs used to develop the fair value measurements. Fair value is defined in ASC 820 as “the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date”. This is an exit price concept for the valuation of an asset or liability. Market participants are assumed to be buyers or sellers in the most advantageous market for the asset or liability. Fair value measurement for an asset assumes the highest and best use by these market participants, and as a result, assets may be required to be recorded which are not intended to be used or sold. Additionally, the fair value may not reflect Cyberonics’ management’s intended use for those assets. Fair value measurements can be highly subjective and it is possible the application of reasonable judgment could develop different assumptions resulting in a range of alternative estimates using the same facts and circumstances.

Assets acquired and liabilities assumed in a business combination that arise from contingencies must be recognized at fair value if the fair value can be reasonably estimated. If the fair value of an asset or liability that arises from a contingency cannot be determined, the asset or liability would be recognized in accordance with ASC 450, “Disclosure of Certain Loss Contingencies” (ASC 450). If the fair value is not determinable and the ASC 450 criteria are not met, no asset or liability would be recognized. At this time, to the extent contingencies exist, Cyberonics’ management does not have sufficient information to determine the fair value of Sorin’s contingencies to be acquired. If information becomes available that would permit Cyberonics’ management to determine the fair value of these acquired contingencies, these amounts will be adjusted in accordance with ASC 820.

The pro forma financial statements are based on the accounts of Cyberonics presented on the fiscal year ending April 24, 2015 and of Sorin presented on the fiscal year ending December 31, 2014. There were no material intervening events that occurred involving either company between April 24, 2015 and June 30, 2015.

The pro forma financial statements have been compiled using the significant accounting policies as set forth in Cyberonics’ audited consolidated financial statements included in its Annual Report on Form 10-K for the fiscal year ended April 24, 2015 filed with the SEC on June 15, 2015 (as amended by Amendment No. 1 on Form 10-K/A filed on July 1, 2015 and Amendment No. 2 on Form 10-K/A filed on July 28, 2015), incorporated herein by reference. The accounting policies of Sorin are similar in most material respects to those of Cyberonics, except for those discussed further in Note 5. Adjustments were made to convert the financial statements of Sorin from IFRS accepted by the EU to GAAP as applied by Cyberonics, conform to Cyberonics’ classification of certain assets and liabilities and translate the euro amounts into U.S. dollars as set out further in Note 5. Apart from these adjustments, Cyberonics is not aware of any differences that would have a material impact on the condensed combined financial statements. Although it is believed that the adjustments to Sorin financial statements represent the known material adjustments to conform to GAAP, the accompanying unaudited pro forma IFRS to GAAP adjustments are preliminary and are subject to further adjustments as additional information becomes available and as additional analyses are performed.

3.	Unaudited Pro Forma Condensed Combined Balance Sheet Adjustments

The estimated pro forma adjustments as a result of recording assets acquired and liabilities assumed at their respective fair values in accordance with ASC 805 discussed below are preliminary. The final valuation of acquired assets and liabilities assumed will be determined at a later date and is dependent on a number of factors, including the final evaluation of the fair value of Sorin’s tangible and identifiable intangible assets acquired and liabilities assumed. The final valuation of assets acquired and liabilities assumed may be materially different than the value of assets acquired and liabilities assumed resulting from estimated pro forma adjustments.

The preliminary consideration and estimated fair value of Sorin’s assets acquired and liabilities assumed as if the merger closed on April 24, 2015 is presented as follows:

(In thousands of dollars)	Amount	Note Reference
Calculation of consideration estimated to be transferred:
Fair value of common shares effectively transferred to Sorin shareholders	$1,338,560	3	(a)
Fair value of common shares effectively transferred to Sorin share award holders	9,457	3	(b)
Fair value of common shares effectively transferred to Sorin stock appreciation rights holders	2,406	3	(c)

Total fair value of consideration transferred	1,350,423
Recognized amounts of identifiable assets acquired and liabilities assumed:
Net book value of assets acquired as of April 24, 2015	596,419
Less transaction costs expected to be incurred by Sorin	(6,066)	3	(d)
Less write-off of pre-existing Sorin goodwill and intangible assets	(307,127)

Adjusted net book value of assets acquired	283,225
Identifiable intangible assets at fair value	766,000	3	(e)
Increase property, plant, and equipment to fair value	33,808	3	(f)
Increase inventory to fair value	34,318	3	(g)
Prepaid tax impact of fair value adjustments	(8,038)	3	(m)
Deferred tax impact of fair value adjustments	(250,427)	3	(h)
Goodwill	$491,537	3	(i)

(a)	To record the fair value of shares of Cyberonics common stock that would have been held by the current Sorin shareholders had the mergers closed on August 17, 2015.

(In thousands, except per share data and Sorin Exchange Ratio)
Total Sorin shares outstanding (as of August 17, 2015)	477,189
Sorin Exchange Ratio	0.0472
Shares of Holdco to be issued	22,523
Value per share of Cyberonics as of August 17, 2015	$59.43

Fair value of common shares effectively transferred to Sorin Shareholders	$1,338,560

(b)	As of August 17, 2015 there were 7,895,742 Sorin share awards outstanding, consisting of 455,079 restricted stock units, 5,719,133 performance share units and 1,721,530 deferred bonus shares. Each Sorin share award (other than a Sorin stock appreciation right) granted prior to the Sorin merger effective time will accelerate, vest and be converted into the right to receive the scheme consideration as provided in the section entitled “The Merger Agreement—Treatment of Sorin Equity Awards” of this proxy statement/prospectus. In accordance with ASC 805, the fair value of the replacement awards is $21.9 million. For pro forma purposes, $9.5 million of the replacement awards is considered pre-combination services and is allocated to consideration transferred to acquire Sorin. Of the remaining $12.4 million, $6.3 million will be recognized immediately in the post-combination period and $6.1 million will be recognized ratably over the first two years in the post-combination period.

The consideration transferred in the merger will be measured using the fair value based measure of the share awards as of the closing date. For purposes of calculating the pro forma consideration transferred, the fair value based measure of the Sorin share awards was determined to be the closing market price of Cyberonics’ common stock of $59.43 on August 17, 2015. This assumption was made based on Cyberonics being the accounting acquirer and because Cyberonics’ shares were the reference point for the equity exchange ratio for the transaction. Changes in Cyberonics’ stock price up to the closing date of the mergers may result in a material difference from the stock price used to calculate this component of the estimated consideration transferred for purposes of the pro forma financial statements.

(c)	As of August 17, 2015 there were 3,939,084 Sorin stock appreciation rights. Each Sorin stock appreciation right granted prior to the Sorin merger effective time will accelerate, vest and be converted into the right to receive the scheme consideration as provided in the section entitled “The Merger Agreement—Treatment of Sorin Equity Awards” of this proxy statement/prospectus. In accordance with ASC 805, the fair value of the replacement stock appreciation rights is $3.7 million. For pro forma purposes, $2.4 million of the replacement stock appreciation rights is considered pre-combination services and is allocated to consideration transferred to acquire Sorin and $1.3 million will be recognized immediately in the post-combination period.

For purposes of calculating the consideration transferred and post-combination expense, the fair value based measure of the Sorin stock appreciation rights was determined on a grant-by-grant basis using the Black-Scholes option pricing model with the following assumptions: (1) the closing market price of Cyberonics’ common stock of $59.43 on August 17, 2015; (2) an expected remaining life considering the original expected life for the Sorin stock appreciation rights, the remaining service period and the contractual life of the Sorin stock appreciation rights as of August 17, 2015; (3) volatility based on a blend of the historical stock price volatility of Cyberonics’ common stock over the most recent period equivalent to the expected life of the Sorin stock appreciation rights; and (4) the risk-free interest rate based on published U.S. Treasury yields for notes with comparable terms as the expected life of the Sorin stock appreciation rights.

Changes in Cyberonics’ stock price up to the closing date of the mergers may result in a material difference from the stock price used to calculate this component of the estimated consideration transferred for purposes of the pro forma financial statements.

(d)	Reflects the estimated transaction costs to be incurred by Sorin, which will reduce cash and net assets to be acquired with the exception of equity issuance costs of $0.7 million, which will reduce retained earnings.

(e)	As of the effective times of the mergers, intangible assets which are identifiable are required to be measured at fair value. For purposes of the pro forma financial statements, the general categories of the acquired identifiable intangible assets are expected to be the following:

•	Customer relationships

•	Developed technology

•	In-process R&D

•	Trademarks

Identifiable intangible assets expected to be acquired consist of the following:

(In thousands of dollars, except estimated useful lives)	Estimated Useful Life	Amount
Identifiable intangible assets:
Customer relationships	14	$322,000
Developed technology	11-13	311,000
In-process R&D	10-15	77,000
Trademarks	10	56,000

Estimated fair value of identified intangible assets		766,000
Pre-existing Sorin intangible assets		(86,962)

Pro forma adjustment for estimated fair value of identifiable intangible assets		$679,038

Developed technology, in process research and development and trademarks were valued using the Relief from Royalty Method, a variation of the Income Approach. Customer relationships were determined using the Multi-period Excess Earnings Method, a variation of the Income Approach.

The Relief from Royalty Method under the Income Approach estimates the cost savings that accrue to a company for which it would otherwise have to pay royalties or license fees on revenues earned through the use of the asset. The discount rate used is determined at the time of measurement based on an analysis of the implied internal rate of return of the transaction, weighted average cost of capital and weighted average return on assets.

The Multi-period Excess Earnings Method estimates fair value of an intangible asset by deducting expected costs, including income taxes, from expected revenues attributable to that asset to arrive at after-tax cash flows. From such after-tax cash flows, after-tax contributory asset charges are deducted to arrive at incremental after-tax cash flows. These resulting cash flows are discounted to their present value. The discount rate used is determined at the time of measurement based on an analysis of the implied internal rate of return of the transaction, weighted average cost of capital and weighted average return on assets.

Significant assumptions inherent in the development of intangible asset fair values, from the perspective of a market participant, include: the amount and timing of projected future cash flows (including revenue, cost of sales, research and development costs, sales and marketing expenses, capital expenditures and working capital requirements) as well as estimated contributory asset charges; the discount rate selected to measure inherent risk of future cash flows; and the assessment of the asset’s life cycle and the competitive trends impacting the asset, among other factors. These assumptions will be adjusted accordingly, if the final identifiable intangible asset valuation generates results that differ from the pro forma estimates or if the above scope of intangible assets is modified, including corresponding useful lives and related amortization methods. The final valuation will be completed within 12 months of the completion of the merger.

(f)	To record an estimated $33.8 million increase to Sorin’s property, plant, and equipment to present property, plant, and equipment at estimated fair value.

(g)	Represents the estimated adjustment to step-up inventory to fair value. Holdco will reflect the fair value of Sorin’s inventory as the acquired inventory is sold, which for purposes of these pro forma financial statements is assumed to occur within the first year subsequent to the merger. As there is no continuing impact of the inventory step-up on Holdco’s results, the costs of goods sold expense on the increased inventory value is not included in the unaudited pro forma condensed combined statements of operations.

(h)	Reflects the adjustment to deferred income tax assets and liabilities resulting from pro forma fair value adjustments for the assets and liabilities to be acquired. This estimate of deferred taxes was determined based on the excess book basis over the tax basis of the fair value pro forma adjustments attributable to the assets and liabilities to be acquired. The statutory tax rate of Sorin was applied, as appropriate, to each adjustment based on the jurisdiction in which the adjustment is expected to occur. The deferred tax assets recorded on the unaudited pro forma condensed combined balance sheet have not been assessed for the need of a valuation allowance. Further, the deferred tax liabilities recorded on the unaudited pro forma condensed combined balance sheet have not been assessed to determine the possible release of a valuation allowance. This estimate of deferred income tax assets and liabilities is preliminary and is subject to change based upon Cyberonics’ management’s final determination of the fair value of assets acquired and liabilities assumed by jurisdiction.

(In thousands of dollars)	As of April 24, 2015
Adjustments to current deferred tax asset:
Inventory—Note 3(g)	$(1,271)
Adjustments to current deferred tax liability:
Inventory—Note 3(g)	1,842
Adjustments to non-current deferred tax asset:
Identifiable intangible assets—Note 3(e)	(32,760)
Pre-merger goodwill—Note 3(n)	(32,767)
Property, plant and equipment—Note 3(f)	(2,849)

(68,376)
Adjustments to non-current deferred tax liability:
Identifiable intangible assets—Note 3(e)	174,375
Pre-merger goodwill—Note 3(n)	(3,388)
Property, plant and equipment—Note 3(f)	7,951

178,938

Deferred tax impact of fair value adjustments	$250,427

(i)	Reflects the following goodwill adjustments:

(In thousands of dollars)
Goodwill	$491,537
Less: Pre-existing Sorin goodwill	220,166

Pro forma adjustment	$271,371

(j)	Represents the elimination of Sorin’s historical common stock, additional paid-in capital, accumulated other comprehensive income, treasury stock and retained earnings. Also, the adjustment represents the elimination of Cyberonics treasury stock as such shares will cease to exist upon completion of the proposed transaction. In addition, this adjustment revises the common stock and additional paid in capital balances to reflect Holdco’s par value of £1 per anticipated ordinary share outstanding. For purposes of these pro forma financial statements, the estimated ordinary shares outstanding are based on 477,188,557 Sorin ordinary shares and 26,000,450 shares of Cyberonics common stock as of August 17, 2015.

(In thousands of dollars)	Historical Cyberonics Inc.	Historical Sorin S.p.A (Note 5 & 6)	Pro Forma Adjustment	Pro Forma Condensed Combined
Stockholders’ equity:
Common stock	$321	$535,660	$(535,660)	$321
			75,487	75,487

Common Stock at Par Value £1 (shown in U.S. dollars)			(460,173)	75,808

Additional paid-in capital	445,362	8,640	(8,640)	445,362
			(75,487)	(75,487)

Additional paid-in capital of Holdco			$(84,127)	$369,875

(k)	Reflects Cyberonics’ future estimated acquisition-related transaction costs of $23.8 million. The unaudited pro forma condensed combined balance sheet reflects the $23.8 million of costs as a reduction of cash with a corresponding decrease to retained earnings.

(l)

Reflects the additional accrued compensation expense related to payments to be made to certain executives from Sorin (€6.2 million or $6.9 million of which €4.7 million or $5.2 million is accrued at June 30, 2015) and certain executives from Cyberonics ($4.1 million) as a direct result of the transaction. The corresponding compensation expense amounts have not been included in the unaudited pro forma condensed combined statements of operations as they are non-recurring in nature, but have been reflected as a reduction to retained earnings in the unaudited pro forma condensed combined balance sheet. Additional compensation agreements may be entered into with other executives prior to the closing of the mergers for bonuses or retention payments, which may result in additional post combination expense.

(m)	Sorin’s historical balance sheet includes $13.1 million of prepaid taxes related to the intercompany transfer of inventory. Prepaid taxes on the intercompany transfer of inventory are partially derecognized ($8.0 million) as a result of the pro forma fair value adjustments to inventory.

(n)	To remove the pre-merger deferred tax assets and liabilities attributable to goodwill.

4.	Unaudited Pro Forma Condensed Combined Statement of Operations Adjustments

(a)	To record estimated pro forma amortization expense on the finite-lived intangible assets pro forma adjustment discussed in Note 3(e) of $34.1 million for fiscal year ended April 24, 2015.

(In thousands of dollars, except estimated useful life)	Estimated Fair Value	Weighted Average Estimated Useful Life	Fiscal Year Ended April 24, 2015
Additional acquired finite-lived intangible assets	$689,000	13	$53,768
Less: Sorin historical amortization expense			(19,665)

Pro forma amortization expense adjustment			$34,103

(b)	To record estimated pro forma depreciation expense on the property, plant, and equipment pro forma adjustment discussed in Note 3(f) of $3.2 million for the fiscal year ended April 24, 2015. The estimated pro forma depreciation expense adjustments are based on the increase in fair value above net book value calculated over an approximate estimated weighted average useful life of 15 years.

(c)	The statutory tax rate of Sorin was applied, as appropriate, to each adjustment based on the jurisdiction in which the adjustment was expected to occur.

Although not reflected in the pro forma financial statements, the effective tax rate of Holdco could be significantly different depending on post-merger activities, such as the geographical mix of taxable income affecting state and foreign taxes, among other factors.

Estimated income tax provision (benefit) included in the pro forma statements of earnings is as follows:

Fiscal Year Ended April 24, 2015
(In thousands of dollars)	Pro Forma Adjustment
Amortization of intangible assets—Note 4(a)	$(11,686)
Depreciation of plant, property and equipment—Note 4(b)	(1,009)
Impact of transaction cost removal—Note 4(d)	7,817

Adjustment to provision (benefit) for income taxes	$(4,878)

(d)

Certain merger-related transaction costs have been expensed in Cyberonics’ and Sorin’s historical statements of operations. As merger-related transaction costs are non-recurring, direct, incremental costs of the specific acquisition, which are reflected in the historical financial statements, they have not been reflected in the unaudited pro forma condensed combined statements of operations. An adjustment totaling $28.6 million has been reflected in the unaudited pro forma condensed combined statements of operations to remove merger-related transaction costs that were expensed by Cyberonics of $8.7 million and Sorin of

$19.9 million for the twelve months ended April 24, 2015. In addition, this adjustment removes €4.7 million (or $5.2 million) of compensation expense incurred during the period related to payments to be made to certain executives from Sorin upon close of the transaction.

5.	Adjustments to Sorin Historical Financial Statements to Conform to Cyberonics

Presented below is unaudited financial information showing adjustments to conform Sorin’s historical IFRS statements to GAAP. Additionally, certain reclassifications have been made to Sorin’s historical unaudited financial statements to conform to Cyberonics’ presentation. For purposes of translating the unaudited financial information from euro to U.S. dollars, the IFRS financial statements denominated in thousands of euro have been converted to U.S. dollars using the exchange rates derived from the European Central Bank of 1.1189 as of June 30, 2015, and the average exchange rate of 1.2037 during the twelve months ended June 30, 2015.

UNAUDITED SORIN PRO FORMA BALANCE SHEET

AS OF JUNE 30, 2015

(In thousands)	Historical Sorin	IFRS to GAAP Adjustments	Note Ref.	Financial Statement Reclassification	Note Ref.	Historical Adjusted Sorin	Historical Adjusted Sorin
Assets:
Current assets:
Cash and cash equivalents	€15,100	€—		€—		€15,100	$16,895
Accounts receivable, net	202,918	—		—		202,918	227,045
Other receivables	17,163	—		(17,163)	5(l)	—	—
Inventories	148,076	—		—		148,076	165,682
Deferred tax assets, net	—	(11,734)	5(d)	34,369	5(k)	22,635	25,326
Other current assets	27,157	11,734	5(d)	17,163	5(l)	56,054	62,719

Total current assets	410,414	—		34,369		444,783	497,668
Property, plant and equipment, net	136,739	5,536	5(f)	—		142,275	159,192
Intangible assets, net	234,579	(156,858)	5(a)(f)	—		77,721	86,962
Goodwill	196,770	—		—		196,770	220,166
Investments in equity securities	—	—		3,547	5(n)	3,547	3,969
Deferred tax assets, net	71,100	18,947	5(a)	(34,369)	5(k)	55,678	62,298
Other assets	60,707	—		(3,547)	5(n)	57,160	63,956

Total assets	1,110,309	(132,375)		—		977,934	1,094,210

Liabilities and Stockholders’ Equity:
Current liabilities:
Accounts payable	111,524	—		—		111,524	124,784
Accrued liabilities	—	—		75,789	5(m)	75,789	84,800
Other payables	75,789	—		(75,789)	5(m)	—	—
Other current liabilities	80,684	—		—		80,684	90,277
Deferred tax liabilities	—	—		—		—	—

Total current liabilities	267,997	—		—		267,997	299,862
Long-term liabilities	34,568	—		—		34,568	38,678
Non-current financial liabilities	114,093	—		—		114,093	127,659
Government grants	2,269	(2,142)	5(b)	—		127	142
Deferred tax liabilities	36,649	(8,540)	5(a)	—		28,109	31,451

Total liabilities	455,576	(10,682)		—		444,894	497,792
Stockholders’ equity:
Common stock	478,738	—		—		478,738	535,660
Additional paid-in capital	7,722	—		—		7,722	8,640
Treasury stock	(2,953)	—		—		(2,953)	(3,304)
Accumulated other comprehensive income	29,449	—		—		29,449	32,950
Retained earnings	141,777	(121,693)	5(a)(b)	—		20,084	22,472

Total stockholders’ equity	654,733	(121,693)		—		533,040	596,419

Total liabilities and stockholders’ equity	€1,110,309	€(132,375)		€—		€977,934	$1,094,210

Sorin presents its income statement data both in a format classified by nature and a format classified by function. Sorin’s historical audited financial statements are based on the format classified by nature; however, for purposes of the unaudited pro forma condensed combined financial statements, the format classified by function has been included.

UNAUDITED SORIN PRO FORMA STATEMENT OF OPERATIONS

FOR THE TWELVE MONTHS ENDED JUNE 30, 2015

(In thousands)	Historical Sorin	IFRS to U.S. GAAP Adjustments	Note Reference	Financial Statement Reclassification	Note Reference	Historical Adjusted Sorin	Historical Adjusted Sorin
Net sales	€785,012	€—		€—		€785,012	$944,919
Cost of sales	332,006	—		25,680	5(g)	357,686	430,547

Gross profit	453,006	—		(25,680)		427,326	514,372
Operating expenses:						—	—
Selling, general and administrative	299,352	2,496	5(c)	(2,084)	5(g)(h)	299,764	360,826
Research and development	82,134	21,841	5(a)	1,284	5(i)	105,259	126,700
Special items	24,880	—		(24,880)	5(g)(h)(i)	—	—

Total operating expenses	406,366	24,337		(25,680)		405,023	487,526

Income from operations	46,640	(24,337)		—		22,303	26,846
Interest income(expense), net	(9,547)	(1,239)	5(a)	3,570	5(j)	(7,216)	(8,686)
Income from/(expense on) investments in associates	(7,521)	—		—		(7,521)	(9,053)
Other income (expense), net	—	—		(3,570)	5(j)	(3,570)	(4,297)

Income before income tax	29,572	(25,576)		—		3,996	4,810
Income tax expense	(3,132)	(3,492)	5(e)	—		(6,624)	(7,973)

Net Income	€32,704	€(22,084)		€—		€10,620	$12,783

Adjustments included in the column “IFRS to GAAP Adjustments” are for the following:

(a)	The accounting for research and development expenditures differs under GAAP and IFRS. Under GAAP, costs for both research and development are generally not eligible for capitalization. Under IFRS, development costs incurred in connection with a specific project are eligible for capitalization only when an entity can demonstrate that it possesses the technical capabilities needed to complete the intangible asset and make it available for use or sale, that it intends to complete the asset for the purpose of using it or selling it, that it has developed methods to enable the asset to generate future economic benefits, that it has the technical, financial and other resources needed to complete the development and that it is able to evaluate reliably the costs attributable to the asset during its development. The adjustment to the balance sheet removes historical capitalized research and development that would have required expenditure under U.S. GAAP. The adjustment to the historical statements of operations represents the total that was capitalized to the balance sheet during the related period offset by the amortization in the related period of previously capitalized research and development.

Deferred tax balances were adjusted accordingly. The statutory tax rate was applied, as appropriate, to each adjustment based on the jurisdiction in which the adjustment is expected to occur. The deferred tax assets have not been assessed for the need of a valuation allowance. Further, the deferred tax liabilities have not been assessed to determine the possible release of a valuation allowance. This estimate of deferred tax assets and liabilities is preliminary and is subject to change based upon management’s final determination.

(b)	Historically, Sorin Canada has received capital grants to offset research and development costs. At June 30, 2015 the total deferred grant income on Sorin’s consolidated balance sheet was approximately €2.1 million. As discussed in adjustment 5(a) above, R&D expenses that were previously capitalized to the balance sheet were removed from the balance sheet as a result of the change in financial statement presentation from IFRS to U.S. GAAP. Consistent with this approach, deferred grant income on Sorin’s consolidated balance sheet has been reversed and applied to retained earnings. The adjustment is presented only on the pro forma balance sheet, since the related effect on the pro forma statement of operations is not significant.

(c)	Actuarial gains and losses recognized in other comprehensive income under IFRS are recorded in profit and loss under GAAP. The adjustment is presented on the pro forma statement of operations.

(d)	Sorin’s historical balance sheet included deferred tax assets attributable to intercompany sales. GAAP prohibits the recognition of deferred tax assets attributable to intercompany sales and requires the recognition of prepaid income taxes.

(e)	The statutory tax rate was applied, as appropriate, to each adjustment based on the jurisdiction in which the adjustment was expected to occur.

(In thousands of euro)	Twelve Months Ended June 30, 2015
Research and Development—Note 5(a)	€(2,643)
Other—Note 5(c)	(849)

Adjustment to provision (benefit) for income taxes	€(3,492)

(f)	In order to align the accounting policies of Sorin under IFRS with those followed by Cyberonics under GAAP, capitalized software in the amount of €5.5 million has been reclassified from intangible assets to property, plant, and equipment.

Certain reclassifications have been made to Sorin’s historical financial information to align the presentation with Cyberonics’ GAAP policy elections. These adjustments are included in the column financial statement reclassification on the statements of operations and are discussed below:

(g)	The adjustments to COGS include:
a.	To reclassify shipping costs out of SG&A and into COGS.

b.	To reclassify medical device excise tax out of SG&A and into COGS.

c.	To reclassify certain special items totaling €10.6 million for the twelve months ended June 30, 2015 out of special items line item and into COGS. Refer to the section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations of Sorin” of this proxy statement/prospectus for further discussion of the components of special items.

(h)	To reclassify certain special items totaling €13.0 million for the twelve months ended June 30, 2015 out of special items line item and into SG&A. Refer to the section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations of Sorin” of this proxy statement/prospectus for further discussion of the components of special items.

(i)	To reclassify certain special items totaling €1.3 million for the twelve months ended June 30, 2015 out of special items line item and into R&D. Refer to the section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations of Sorin” of this proxy statement/prospectus for further discussion of the components of special items.

(j)	To reclassify the impact of foreign currency on commercial and financial transactions from interest expense, net to other income/expense line item.

Adjustments included in the column financial statement reclassification on the balance sheet are for the following:

(k)	To reclassify certain deferred tax assets from non-current to current, as required under GAAP.

(l)	To reclassify other receivables that consist of prepaid expenses and advances to vendors to other current assets line item.

(m)	Reclassify other payables line item presented by Sorin to accrued liabilities line item presented by Cyberonics as these amounts both primarily include accrued compensation benefits to employees.

(n)	Reclassify non-controlling interest in investment out of non-current financial assets contained within the other assets line item and into investments in equity securities.

Acquisition accounting rules require evaluation of certain assumptions, estimates or determination of financial statement classifications which are completed during the measurement period as defined in current accounting standards. During the preparation of the unaudited pro forma condensed combined financial information, Cyberonics’ management has performed a preliminary analysis of accounting policies at Cyberonics and Sorin, and is not aware of any differences that could have a material impact on the combined financial statements other than those IFRS to GAAP and reclassification adjustments described above.

6.	Reconciliation of Sorin’s Statements of Operations

A reconciliation of Sorin’s statement of operations for the twelve months ended June 30, 2015 is as follows:

SORIN UNAUDITED HISTORICAL STATEMENT OF OPERATIONS

FOR THE TWELVE MONTHS ENDED JUNE 30, 2015

(In thousands of euro)	Fiscal Year Ended December 31, 2014	Less: Six Months Ended June 30, 2014	Add: Six Months Ended June 30, 2015	Twelve Months Ended June 30, 2015
Net sales	€746,865	€366,885	€405,032	€785,012
Cost of sales	308,005	152,068	176,069	332,006

Gross profit	438,860	214,817	228,963	453,006
Operating expenses:
Selling, general and administrative	285,204	142,345	156,493	299,352
Research and development	80,303	40,116	41,947	82,134
Special items	(354)	2,296	27,530	24,880

Total operating expenses	365,153	184,757	225,970	406,366

Income from operations	73,707	30,060	2,993	46,640
Interest expense, net	(7,787)	(3,508)	(5,268)	(9,547)
Expense on investments in associates	(4,923)	(1,338)	(3,936)	(7,521)

Income before income tax	60,997	25,214	(6,211)	29,572
Income tax expense	9,026	5,338	(6,820)	(3,132)

Net Income	€51,971	€19,876	€609	€32,704

7.	Earnings Per Share

Pro forma earnings from continuing operations per share for the twelve months ended April 24, 2015 have been calculated based on the estimated weighted average number of common shares outstanding on a pro forma basis during the relevant period. The pro forma weighted average shares outstanding have been calculated as if the shares to be issued in the transaction had been outstanding as of April 26, 2014, the beginning of fiscal year 2015. For additional information on calculation of merger-related shares, see Notes 3(a), 3(b) and 3(c).

(In thousands, except per share data)	Fiscal year ended April 24, 2015
Net income	$72,035
Basic—weighted average shares outstanding	48,903
Dilutive effect of Cyberonics stock options, restricted stock units, and other	235
Dilutive effect of Sorin performance share awards, restricted stock units, and stock options	170
Diluted—weighted average shares outstanding	49,308
Earnings from continuing operations per share:
Basic	$1.47
Diluted	1.46

8.	Other Considerations

Legal and environmental contingencies

Cyberonics does not currently have sufficient information as to the details of Sorin’s legal proceedings, product liability claims, environmental matters, or other such information to make a reasonable estimate of fair value. Therefore, no adjustment has been made.

Debt and Derivative change in control provision

Pursuant to Sorin’s debt agreements with the European Investment Bank (EIB) for €100 million dated May 6, 2014 and UniCredit Bank New York branch for $20 million, dated April 12, 2013 and amended on December 12, 2014, certain activities would be defined as a “change in control” under the agreement. The merger likely constitutes a change in control, which may require payment of the outstanding principal and interest if a waiver were not granted. However, a waiver of this clause is currently expected and, therefore, no adjustment to the pro forma financial statements has been made in order to reflect management’s expectation of the financial position of Holdco.

Additionally, Sorin has historically and is currently a party to certain International Swaps and Derivatives Association (ISDA) agreements, under which all derivatives contracts for hedging purposes (forex forwards, currency options, interest rate swaps) are dealt. Each of the aforementioned contracts stipulates that a merger without assumption of the contracts or a merger in which the creditworthiness of the surviving combined company is materially weaker than Sorin’s creditworthiness prior to the merger could trigger certain termination events that would require, in the event the current fair value of such contracts is negative and if the counterparty so elects, reimbursement at such fair value. A pro forma adjustment has not been made for the impact of these clauses as the expectation is that the proposed transaction would not trigger such reimbursement.

Shareholders Rescission Rights

As provided by Italian law, Sorin shareholders exercising rescission rights will be paid the average closing Sorin share price during the six months prior to the publication of the notice of call with respect to the Sorin shareholder meeting to approve the transaction, which is equal to €2.2043 per share. On June 22, 2015, Sorin announced that such rights have been exercised related to 53,246 Sorin shares for an aggregate amount of approximately €117,370. As this amount was immaterial, a pro forma adjustment has not been made to reflect any financing in connection with such exercise, as no such financing was necessary.

Leasehold Interests

Cyberonics does not currently have sufficient information as to the details of certain Sorin operating lease contractual arrangements to estimate favorable or unfavorable leasehold interests in order to present them at fair value.

Investments

At this time, Cyberonics does not have sufficient information necessary to make a reasonable preliminary estimate of the fair value of Sorin’s equity method or cost method investments. Therefore, no adjustment has been made to modify the unaudited condensed combined pro forma financial statements to present fair value of such investments.

UNAUDITED COMPARATIVE PER SHARE DATA

Set forth below are earnings, cash dividends and book value per share data for:

•	Sorin on a historical basis, prepared under IFRS and presented in euro; at and for the fiscal years ended December 31, 2014, 2013, 2012, 2011 and 2010.

•	Cyberonics on a historical basis, prepared under GAAP and presented in U.S. Dollar; at and for the fiscal years ended April 24, 2015, April 25, 2014, April 26 2013, April 27, 2012 and April 29, 2011

•	Pro forma share information at and for the twelve months ended April 24, 2015. The pro forma per share information shows the effect of the mergers from the perspective of an owner of Holdco ordinary shares.

The following information should be read in conjunction with the sections entitled “Note on Presentation”, “Risk Factors”, “Management’s Discussion and Analysis of Financial Condition and Results of Operations of Sorin”, “Unaudited Pro Forma Condensed Combined Financial Information”, the Unaudited Interim Consolidated Financial Statements and the Annual Consolidated Financial Statements included elsewhere in this proxy statement/prospectus. Historical results for any period are not necessarily indicative of results to be expected for any future period.

The unaudited pro forma data below is presented for illustrative purposes only. It does not purport to represent the historical results or what the combined company’s financial position would have been if the mergers occurred on the date assumed and it is not necessarily indicative of the combined company’s future results or financial position.

Sorin Per Share Data

	At and for the year ended
	December 31,
(In euro)	2014	2013	2012	2011	2010
Basic earnings per share	€0.11	€0.10	€0.04	€0.12	€0.08
Cash dividends per share	—	—	—	—	—
Book value per share	€1.34	€1.22	€1.14	€1.06	€0.97

Cyberonics Per Share Data

	At and for the year ended
	April 24,	April 25,	April 26,	April 27,	April 29,
(In dollars)	2015	2014	2013	2012	2011
Basic earnings per share	$2.19	$2.02	$1.68	$1.30	$1.67
Cash dividends per share	—	—	—	—	—
Book value per share	$10.48	$9.55	$8.32	$6.59	$6.25

Pro Forma Per Share Data

(In dollars)	For the year ended April 24, 2015
Basic earnings per share	$1.47
Cash dividends per share	—
Book value per share	$32.65

THE SPECIAL MEETING OF STOCKHOLDERS OF CYBERONICS

General

This proxy statement/prospectus is being provided to the stockholders of Cyberonics as part of a solicitation of proxies by the Cyberonics board for use at the Cyberonics special meeting to be held at the time and place specified below, and at any adjournment or postponement thereof. This proxy statement/prospectus provides stockholders of Cyberonics with the information they need to know to be able to vote or instruct their vote to be cast at the Cyberonics special meeting.

Date, Time and Place

The Cyberonics special meeting will be held at 100 Cyberonics Boulevard, Houston, Texas 77058, on September  22, 2015, at 10:00 a.m., local time.

Purpose of the Cyberonics Special Meeting

At the Cyberonics special meeting, Cyberonics stockholders will be asked to consider and vote on:

•	a proposal to adopt the merger agreement;

•	a proposal to approve any motion to adjourn the Cyberonics special meeting, or any postponement thereof, to another time or place if necessary or appropriate (i) to solicit additional proxies if there are insufficient votes at the time of the Cyberonics special meeting to adopt the merger agreement, (ii) to provide Cyberonics stockholders any supplement or amendment to this proxy statement/prospectus or (iii) to disseminate any other information that is material to Cyberonics stockholders voting at the Cyberonics special meeting, which we refer to as the adjournment proposal; and

•	a proposal to approve, on a non-binding advisory basis, certain compensation arrangements for Cyberonics’ named executive officers in connection with the Cyberonics merger.

Recommendation of the Cyberonics Board

After careful consideration, the Cyberonics board has unanimously approved and declared advisable the merger agreement, the mergers and all of the other transactions contemplated by the merger agreement, declared that the transactions contemplated by the merger agreement are fair to and in the best interests of Cyberonics and its stockholders, directed that the adoption of the merger agreement be submitted to a vote at a meeting of the Cyberonics stockholders, and resolved to recommend that the Cyberonics stockholders vote to adopt the merger agreement and approve the other matters submitted for approval in connection with the merger agreement at such Cyberonics special meeting. ACCORDINGLY, THE CYBERONICS BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT CYBERONICS STOCKHOLDERS VOTE “FOR” THE PROPOSAL TO ADOPT THE MERGER AGREEMENT, “FOR” THE ADJOURNMENT PROPOSAL AND “FOR” THE PROPOSAL TO APPROVE, ON A NON-BINDING, ADVISORY BASIS, CERTAIN COMPENSATION ARRANGEMENTS FOR CYBERONICS’ NAMED EXECUTIVE OFFICERS IN CONNECTION WITH THE CYBERONICS MERGER.

Record Date; Stockholders Entitled to Vote

The Cyberonics board has fixed the close of business on August 20, 2015 as the record date for determination of Cyberonics stockholders entitled to receive notice of, and to vote at, the Cyberonics special meeting or any adjournments or postponements thereof. Only holders of record of issued and outstanding Cyberonics common stock at the close of business on the record date are entitled to receive notice of, and to vote at, the Cyberonics special meeting or any adjournments or postponements thereof.

At the close of business on August 17, 2015 (the closest possible date to the record date for which the number of shares of Cyberonics common stock that are issued and outstanding are known and it is expected that at the record date the number of such shares outstanding will not have changed significantly), there were 26,000,450 shares of Cyberonics common stock issued and outstanding and entitled to vote at the Cyberonics special meeting. Cyberonics stockholders are entitled to one vote for each share of Cyberonics common stock they owned as of the close of business on the record date.

Voting by Cyberonics’ Directors and Executive Officers

At the close of business on August 17, 2015 (the closest possible date to the record date for which the number of shares of Cyberonics common stock that are issued and outstanding are known and it is expected that at the record date the number of such shares outstanding will not have changed significantly), directors and executive officers of Cyberonics and their affiliates were entitled to vote approximately 316,321 shares of Cyberonics common stock, or approximately 1.2% of the shares of Cyberonics common stock outstanding on that date. We currently expect that Cyberonics’ directors and executive officers will vote their shares in favor of each of the proposals to be considered at the Cyberonics special meeting. In connection with the Sorin support agreements, Hugh M. Morrison, Chairman of the Board of Cyberonics, and Daniel J. Moore, President and Chief Executive Officer of Cyberonics, have undertaken in their capacity as Cyberonics shareholders to vote in favor of the proposal to adopt the merger agreement.

Quorum

A majority of the shares of Cyberonics common stock issued and outstanding as of the close of business on the record date and entitled to vote, present in person or represented by proxy, at the Cyberonics special meeting will constitute a quorum for the Cyberonics special meeting. At any adjourned meeting at which a quorum is present, any business may be transacted that might have been transacted at the original meeting.

Required Vote

Approval of the proposal to adopt the merger agreement requires the affirmative vote of the holders of a majority of the outstanding shares of Cyberonics common stock entitled to vote on the matter at the Cyberonics special meeting. Failures to submit a proxy or attend the Cyberonics special meeting, abstentions and broker non-votes will have the same effect as votes cast “AGAINST” the proposal to adopt the merger agreement. Approval of the adjournment proposal and the proposal to approve, on a non-binding advisory basis, certain compensation arrangements for Cyberonics’ named executive officers in connection with the Cyberonics merger require the affirmative vote of a majority of the voting power represented at the Cyberonics special meeting in person or by proxy. Failures to submit a proxy or attend the Cyberonics special meeting and broker non-votes will have no effect on these proposals, although abstentions will have the same effect as votes cast “AGAINST” these proposals.

Failures to Submit a Proxy or Attend the Cyberonics Special Meeting, Broker Non-Votes and Abstentions

In accordance with the rules of the New York Stock Exchange and NASDAQ, brokers, banks, trust companies and other nominees who hold shares of Cyberonics common stock in “street name” for their customers but do not have discretionary authority to vote the shares may not exercise their voting discretion with respect to the proposal to adopt the merger agreement. Accordingly, if brokers, banks, trust companies or other nominees do not receive specific voting instructions from the beneficial owner of such shares, they may not vote such shares with respect to the proposal to adopt the merger agreement.

If you fail to submit a proxy or attend the Cyberonics special meeting, fail to instruct your broker, bank, trust company or other nominee to vote, or mark your proxy or voting instructions to abstain, it will have the effect of a vote “AGAINST” the proposal to adopt the merger agreement.

If you fail to submit a proxy or attend the Cyberonics special meeting, or fail to instruct your broker, bank, trust company or other nominee to vote, it will have no effect on the adjournment proposal or the proposal to approve, on a non-binding, advisory basis, certain compensation arrangements for Cyberonics’ named executive officers in connection with the Cyberonics merger. If you mark your proxy or voting instructions to abstain, it will have the effect of a vote “AGAINST” the adjournment proposal or the proposal to approve, on a non-binding, advisory basis, certain compensation arrangements for Cyberonics’ named executive officers in connection with the Cyberonics merger.

How to Vote Your Shares

Registered stockholders may vote (i) through the Internet by logging onto the website indicated on the enclosed proxy card and following the prompts using the control number located on the proxy card; (ii) by telephone (from the United States, United States Territory and Canada) using the toll-free telephone number listed on the enclosed proxy card; or (iii) by completing, signing, dating and returning the enclosed proxy card in the postage-paid envelope provided. If your shares are held in the name of a bank, broker or other nominee, follow the instructions you receive from your nominee on how to vote your shares. Registered stockholders who attend the Cyberonics special meeting may vote their shares personally even if they previously have voted their shares.

Voting in Person

An admission ticket and government-issued picture identification will be required to enter the Cyberonics special meeting. All stockholders must have an admission ticket to attend the Cyberonics special meeting. Stockholders may obtain a ticket and directions to 100 Cyberonics Boulevard, Houston, Texas 77058, where it will be held, by writing to Cyberonics, Inc., Attention: Secretary, 100 Cyberonics Boulevard, Houston, Texas 77058. If you are a registered stockholder, please indicate that in your request. If your shares are held by a bank, broker or other nominee, you must enclose evidence of your ownership of shares with your ticket request, which you can obtain from your broker, bank or other nominee. Please submit your ticket request and proof of ownership as promptly as possible in order to ensure you receive your ticket in time for the Cyberonics special meeting. Admission to the Cyberonics special meeting will be on a first-come, first-served basis.

Voting of Proxies

When you provide your proxy, the shares of Cyberonics common stock represented by the proxy will be voted in accordance with your instructions. If you sign your proxy card without giving instructions, you will have granted authority to the named proxies solicited by Cyberonics, which we refer to as named proxies, to vote “FOR” each of the proposal to adopt the merger agreement, the adjournment proposal and the proposal to approve, on a non-binding advisory basis, certain compensation arrangements for Cyberonics’ named executive officers in connection with the Cyberonics merger. In all cases, the delivery of a signed proxy card shall confer authority upon the named proxies to vote your shares in accordance with their judgment on any other matters properly presented at the Cyberonics special meeting, except that any proxy that is marked “AGAINST” the proposal to adopt the merger agreement will not be voted “FOR” the adjournment proposal. The Cyberonics board currently knows of no other business that will be presented for consideration at the Cyberonics special meeting.

YOUR VOTE IS IMPORTANT. ACCORDINGLY, PLEASE SUBMIT YOUR PROXY PROMPTLY BY TELEPHONE, BY INTERNET OR BY MAIL, WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING IN PERSON.

Revocation of Proxies

If you are a stockholder of record, you may revoke your proxy at any time before it is exercised in any one of four ways: (i) by giving written notice to the Secretary of Cyberonics, (ii) by submitting a subsequently dated and properly signed proxy card in accordance with the instructions in this proxy statement/prospectus, (iii) by granting a subsequent proxy by telephone or through the Internet or (iv) by attending the Cyberonics special meeting and revoking the proxy. Your attendance at the Cyberonics special meeting will not by itself revoke your proxy. Your attendance at the Cyberonics special meeting will not automatically revoke your proxy unless you vote again at the Cyberonics special meeting or specifically request in writing that your prior proxy be revoked. The most current proxy card or telephone or Internet proxy the inspector of elections for the Cyberonics special meeting receives is the one that is counted. Written notices of revocation and other communications with respect to the revocation of proxies should be addressed as follows:

Cyberonics, Inc.

Attention: Secretary

100 Cyberonics Boulevard

Houston, Texas 77058

Please note that if your shares are held in the name of a broker, bank, trust company or other nominee, you may change your voting instructions by submitting new voting instructions to your broker, bank, trust company or other nominee in accordance with its established procedures.

Solicitation of Proxies

Directors, present and former officers and other employees of Cyberonics may solicit proxies by telephone, facsimile or mail, or by meetings with stockholders or their representatives. Cyberonics will reimburse brokers, banks or other custodians, nominees and fiduciaries for their charges and expenses in forwarding proxy material to beneficial owners. Cyberonics has engaged The Proxy Advisory Group to assist in the solicitation of proxies and provide related advice and informational support in connection with the Cyberonics special meeting, for a services fee and the reimbursement of customary disbursements that are not expected to exceed $40,000 in the aggregate. All expenses of solicitation of proxies will be borne by Cyberonics. Cyberonics also may reimburse banks, brokerage firms, other nominees or their respective agents for their expenses in forwarding proxy materials to beneficial owners of Cyberonics common stock. Cyberonics’ directors, officers and employees also may solicit proxies by telephone, by facsimile, by mail, on the Internet or in person. They will not be paid any additional amounts for soliciting proxies.

Adjournments

The chairman of the Cyberonics special meeting or the Cyberonics stockholders who hold a majority of the issued and outstanding Cyberonics common stock, present in person or represented by proxy, at the Cyberonics special meeting, whether or not a quorum is present, has the power to adjourn the Cyberonics special meeting from time to time. Notice of any adjourned Cyberonics special meeting need not be given if the time and place thereof, are announced at the Cyberonics special meeting at which the adjournment is taken. At the adjourned Cyberonics special meeting, Cyberonics may transact any business which might have been transacted at the original Cyberonics special meeting. If the adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the adjourned Cyberonics special meeting, notice of the adjourned Cyberonics special meeting shall be given to each stockholder of record entitled to vote at the adjourned Cyberonics special meeting.

Proposal No. 1—Adoption of the Merger Agreement

(Item 1 on the Cyberonics proxy card)

This proxy statement/prospectus is being furnished to you as a stockholder of Cyberonics as part of the solicitation of proxies by the Cyberonics board for use at the Cyberonics special meeting to consider and vote upon a proposal to adopt the merger agreement, which is attached as Annex A-1 to this proxy statement/prospectus.

The Cyberonics merger cannot be completed without the approval of the proposal to adopt the merger agreement by the affirmative vote of the holders of a majority of the outstanding shares of Cyberonics common stock entitled to vote on the matter at the Cyberonics special meeting. If you do not vote, the effect will be the same as a vote “AGAINST” the proposal to adopt the merger agreement.

THE CYBERONICS BOARD, AFTER DUE AND CAREFUL DISCUSSION AND CONSIDERATION, HAS UNANIMOUSLY (I) APPROVED AND DECLARED ADVISABLE THE MERGER AGREEMENT, THE MERGERS AND ALL OF THE OTHER TRANSACTIONS CONTEMPLATED BY THE MERGER AGREEMENT AND (II) DECLARED THAT THE TRANSACTIONS CONTEMPLATED BY THE MERGER AGREEMENT ARE FAIR TO AND IN THE BEST INTERESTS OF CYBERONICS AND ITS STOCKHOLDERS.

THE CYBERONICS BOARD ACCORDINGLY UNANIMOUSLY RECOMMENDS THAT CYBERONICS STOCKHOLDERS VOTE “FOR” THE PROPOSAL TO ADOPT THE MERGER AGREEMENT.

Proposal No. 2—Adjournment Proposal

(Item 2 on the Cyberonics proxy card)

If the chairman of the Cyberonics special meeting does not adjourn the Cyberonics special meeting, Cyberonics stockholders may be asked to vote on a proposal to adjourn the Cyberonics special meeting, or any postponement thereof, if necessary or appropriate (i) to solicit additional proxies if there are insufficient votes at the time of the Cyberonics special meeting to adopt the merger agreement, (ii) to provide to Cyberonics stockholders any supplement or amendment to this proxy statement/prospectus or (iii) to disseminate any other information that is material to Cyberonics stockholders voting at the Cyberonics special meeting, which we refer to as the adjournment proposal.

THE CYBERONICS BOARD UNANIMOUSLY RECOMMENDS THAT CYBERONICS STOCKHOLDERS VOTE “FOR” THE ADJOURNMENT PROPOSAL.

Proposal No. 3—Advisory (Non-Binding) Vote on Certain Compensation Arrangements

(Item 3 on the Cyberonics proxy card)

The Dodd-Frank Wall Street Reform and Consumer Protection Act, enacted in July 2010, requires that Cyberonics provide stockholders with the opportunity to cast a non-binding, advisory vote on the compensation that would be paid or becomes payable to Cyberonics’ named executive officers that is based on or otherwise relates to the proposed transactions, as disclosed in this proxy statement/prospectus, including the disclosures set forth in the section entitled “Interests of Certain Persons in the Mergers—Golden Parachute Compensation” of this proxy statement/prospectus. This vote is commonly referred to as a “golden parachute say on pay” vote. This non-binding, advisory vote relates only to already existing contractual obligations of Cyberonics that may result in a payment to Cyberonics’ named executive officers in connection with, or following, the consummation of the proposed transactions and does not relate to any new compensation or other arrangements between Cyberonics’ named executive officers and Holdco or, following the consummation of the proposed transactions, Holdco, Cyberonics and their respective affiliates. Further, it does not relate to any compensation arrangement with Cyberonics’ directors or executive officers who are not named executive officers.

As an advisory vote, this proposal is not binding upon Cyberonics or the Cyberonics board, and approval of this proposal is not a condition to completion of the proposed mergers or Cyberonics, Sorin, and Holdco’s obligations to effect the mergers. The vote on executive compensation payable in connection with the proposed transactions is a vote separate and apart from the vote to adopt the merger agreement. Accordingly, you may vote to adopt the merger agreement, but vote not to approve the advisory proposal concerning the merger-related compensation for

Cyberonics’ named executive officers. Because the vote is advisory, it will not be binding on Cyberonics. Accordingly, to the extent that Cyberonics is contractually obligated to pay certain merger-related compensation, such compensation will be payable, subject only to the contractual conditions applicable thereto, if the proposed mergers are consummated and regardless of the outcome of the advisory vote.

THE CYBERONICS BOARD UNANIMOUSLY RECOMMENDS THAT CYBERONICS STOCKHOLDERS VOTE “FOR” THE PROPOSAL TO APPROVE, ON A NON-BINDING, ADVISORY BASIS, CERTAIN COMPENSATION ARRANGEMENTS FOR CYBERONICS’ NAMED EXECUTIVE OFFICERS IN CONNECTION WITH THE CYBERONICS MERGER, AS DISCLOSED IN THIS PROXY STATEMENT/PROSPECTUS.

INFORMATION ABOUT THE PARTIES TO THE MERGERS

Cyberonics, Inc.

Cyberonics, a Delaware corporation, is a medical device company, incorporated in 1987, engaged in the design, development, sale and marketing of an implantable medical device, the VNS Therapy® System, that delivers a unique therapy, vagus nerve stimulation therapy, using pulsed electrical signals applied to the vagus nerve for the treatment of refractory epilepsy and treatment-resistant depression. Cyberonics has also obtained CE mark approval to sell its VNS Therapy System in the European Economic Area for the treatment of chronic heart failure. The device remains investigational for chronic heart failure elsewhere in the world, including the U.S.

Cyberonics common stock is listed on the NASDAQ under the symbol “CYBX”.

The principal executive offices of Cyberonics are located at Cyberonics Building, 100 Cyberonics Blvd., Houston, Texas 77058-2072, and its telephone number at that address is (281) 228-7200.

For more information about Cyberonics, please visit Cyberonics’ Internet website at www.Cyberonics.com. Cyberonics’ Internet website address is provided as an inactive textual reference only. The information contained on Cyberonics’ Internet website is not incorporated into, and does not form a part of, this proxy statement/prospectus or any other report or document on file with or furnished to the SEC. Additional information about Cyberonics is included in the documents incorporated by reference into this proxy statement/prospectus. See the section entitled “Where You Can Find More Information” of this proxy statement/prospectus.

Sorin S.p.A.

Sorin is a multinational corporation and global leader in the field of medical devices for the treatment of cardiovascular diseases. Sorin develops, produces and distributes medical devices for cardiac surgery and the treatment of cardiac rhythm dysfunctions. Through steady growth and expansion, Sorin has become a market leader in medical technologies for treating cardiovascular disease, and has become the global leader in the cardiopulmonary market.

Sorin had approximately 4,000 employees worldwide as of December 31, 2014 and is focused on two main therapeutic areas:

•	Cardiac Surgery—Systems and disposable biomedical devices for extracorporeal circulation during heart surgery and implantable prostheses to replace or repair native heart valves; and

•	Cardiac Rhythm Management—Implantable devices, monitoring systems and accessories for cardiac rhythm dysfunctions.

In addition, through its New Ventures division, Sorin is developing new solutions to treat heart failure and mitral valve regurgitation. Each year, over one million patients in over 100 countries are treated with Sorin devices. Sorin’s products are used in over 5,000 hospitals worldwide.

Sorin ordinary shares are listed on the ISE under the symbol “SRN”.

The principal executive offices of Sorin are located at Via Benigno Crespi, 17 20159, Milan, Italy and its telephone number at that address is +39 02 69969711.

LivaNova PLC

Holdco is a wholly owned subsidiary of Sorin. On February 20, 2015, Holdco was incorporated as a company limited by shares under the name Sand Holdco Limited, for the purpose of entering into the merger agreement. At the time it entered into the merger agreement, Holdco was named Sand Holdco Limited, and was still a private limited company organized under the laws of England and Wales. On April 17, 2015, Holdco was re-registered as Sand Holdco PLC and then again, on June 23, 2015, under the name LivaNova PLC, a public limited company incorporated under the laws of England and Wales, for the purpose of effecting the mergers.

Holdco has not conducted any business operations other than that which is incidental to its formation and in connection with the transactions contemplated by the merger agreement. As of the date of this proxy statement/prospectus, Holdco does not beneficially own any Sorin ordinary shares. Following the mergers, Holdco will be the holding company of the combined businesses of Cyberonics and Sorin, and it is expected that Holdco ordinary shares will be listed on the NASDAQ and the LSE.

The principal executive offices of Holdco are located at c/o Legalinx Limited, 1 Fetter Lane, London, EC4A 1BR, United Kingdom and its telephone number at that address is +44 800 975 8080.

Cypher Merger Sub, Inc.

Merger Sub was incorporated on February 20, 2015 under the laws of the State of Delaware. Merger Sub is a wholly owned (whether directly or indirectly through one or more wholly owned subsidiaries) subsidiary of Holdco that was formed solely for the purpose of effecting the Cyberonics merger. Merger Sub has not conducted any business operations other than that incidental to its formation and in connection with the transaction contemplated by the merger agreement.

The principal executive offices of Merger Sub are located at 14401 West 65th Way, Arvada, Colorado 80004-3503 and its telephone number at that address is +1 (303) 467-6001.

BUSINESS OF SORIN AND CERTAIN INFORMATION ABOUT SORIN

Sorin is a multinational corporation and global leader in the field of medical devices for the treatment of cardiovascular diseases. Sorin develops, produces and distributes medical devices for cardiac surgery and the treatment of cardiac rhythm dysfunctions. Through steady growth and expansion, Sorin has become a market leader in medical technologies for treating cardiovascular disease, and has become the global leader in the cardiopulmonary market.

Brief History of Sorin

Sorin was founded in 1956 as a nuclear energy production research company by two of Italy’s largest industrial groups, Fiat and Montecatini. In the following decade, Sorin acquired technological expertise in major scientific areas such as electronics, chemistry, physics and material technology.

In the 1960s, following the nationalization of Italy’s electric utilities, Sorin transitioned its business away from nuclear power to medical technology. The company became Sorin Biomedica and delivered its first modular heart-lung machine in 1973 in partnership with Stöckert.

The 1980s represented a decade of innovation and achievement for Sorin Biomedica. In 1982, the first implant of a Sorin Mitroflow prosthetic heart valve was performed. In 1985, Sorin Biomedica was listed on the ISE and the following year the company was acquired by SNIA, a company in the chemical industry.

In the 1990s, Sorin Biomedica adopted an external growth strategy with the acquisition of Shiley (Pfizer’s Cardiovascular Devices Division), Dideco S.p.A. (an Italian blood circulation and transfusion company) and Stöckert Instrumente Gmbh (a German company producing heart-lung machines). These acquisitions established Sorin Biomedica as a significant international medical device company with a leadership position in Europe.

Sorin Biomedica’s growth strategy enabled it to launch numerous new products, including the Dideco Lilliput, the first newborn oxygenator (1993); implant the world’s first-biventricular pacing system (1994); and launch the Dideco Avant, the first dual-chamber adult oxygenator (1998). With the acquisition of the Denver, Colorado-based heart-lung machine manufacturer COBE Cardiovascular (1999), Sorin Biomedica positioned itself as a leading player in the cardiovascular market.

In 2000, Sorin Biomedica merged with SNIA and delisted from the ISE. In the following years, Sorin continued its growth with the acquisition of ELA Medical (a cardiac rhythm management company), CarboMedics (a U.S. producer of mechanical heart valves) and Mitroflow (a Canadian producer of tissue valves).

In January 2004, Sorin was spun off from SNIA and was again listed on the ISE. Since that time, Sorin has continued to grow through strategic acquisitions and the development of innovative new products. Sorin strives to be not only a leader in the cardiac surgery field, but also a world leader in the entire cardiovascular market and a true innovator in the area of cardiac rhythm management.

Overview of Business

Sorin is comprised of two principal Business Units, Cardiac Surgery and Cardiac Rhythm Management, corresponding to two main therapeutic areas. In 2013, Sorin created the New Ventures organization, which is dedicated to the development of new growth platforms and innovative therapies for patients suffering from heart failure and mitral valve regurgitation.

The chart above sets forth total net revenues contributed by each of Sorin’s Business Units for the year ended December 31, 2014. For more information, please see Note 26 to Sorin’s consolidated audited financial statements included elsewhere in this proxy statement/prospectus.

Cardiac Surgery Business Unit

The Cardiac Surgery (CS) Business Unit is engaged in the development, production and sale of cardiovascular surgery products, including oxygenators, heart-lung machines, perfusion tubing systems, cannulae and accessories, and systems for autotransfusion and autologous blood washing, as well as implantable prostheses for the replacement or repair of heart valves.

CS Business Unit revenues for 2014 amounted to €500.9 million, an increase of 4.0% compared with €481.8 million for the previous year.

The chart below sets forth total net revenues for Sorin’s CS Business Unit by product for the year ended December 31, 2014:

Cardiopulmonary Products

During conventional coronary artery bypass graft procedures and heart valve surgery, the patient’s heart is temporarily stopped, or arrested. The patient is placed on a circulatory support system that temporarily functions as the patient’s heart and lungs and provides blood flow to the body, a process known as cardiopulmonary bypass. Sorin’s products include systems to enable cardiopulmonary bypass, including heart-lung machines, oxygenators, perfusion tubing systems, cannulae and accessories, as well as related equipment and disposables for autotransfusion and autologous blood washing, for neonatal, pediatric and adult patients. Sorin’s primary cardiopulmonary products include:

•	Heart-lung machines. The heart-lung machine product group, which we refer to as the HLM product group, includes heart-lung machines, heater-coolers and related cardiac surgery equipment. The HLM product group reported double-digit growth, with record revenues for the sixth consecutive year, further strengthening Sorin’s leadership position in all major markets. Growth was particularly strong in the United States, Europe and in emerging markets.

•	Oxygenators and perfusion tubing systems. The oxygenators product group, which includes oxygenators and other disposable devices for extracorporeal circulation, also achieved significant growth, especially in the United States, Europe and Japan, largely driven by the successful rollout of Sorin’s new InspireTM, HeartlinkTM and ConnectTM system. In emerging markets, the growth was particularly positive in Brazil, while business slowed in Russia due to the unfavorable political situation. Europe and the United States, in particular, benefited from the launch of the new family of Inspire oxygenators for adults in the fourth quarter of 2013. The Inspire range of products, comprised of 12 models, will enable perfusionists to replace the existing Sorin oxygenator lines with more advanced systems capable of delivering better performance and greater flexibility. The total modularity of this new range of products will also help reduce production time and costs, providing perfusionists with a more customized approach to further benefit patients. In June 2014, more than one-half of all Sorin oxygenators sold in Europe were InspireTM.

•	ConnectTM. ConnectTM is Sorin’s innovative and intuitive perfusion charting system. Focused on real time and retrospective calculations and trending tools, ConnectTM assists perfusionists with data management during and after cardiopulmonary bypass. Sorin’s InspireTM, HeartlinkTM and ConnectTM products can be integrated with Sorin’s HLM machines to deliver a unique perfusion solution combining hardware components, disposable devices and data management systems.

•	Autotransfusion systems. One of the key elements for a complete blood management strategy is autotransfusion, which involves the collection, processing and reinfusion of the patient’s own blood that is lost at the surgical site during the peri-operative period. Sorin’s autotransfusion product line continued a positive growth trend, with double-digit growth in emerging markets, especially in China, where sales more than doubled, and with good results in Europe and Japan.

•	Cannulae. The cannulae product family, which is part of the oxygenators product group, posted double-digit growth in Europe, United States and Japan and a positive performance in emerging markets.

Customers and Competitors—Cardiopulmonary Products

The primary medical professionals who use Sorin’s cardiopulmonary products are perfusionists and cardiac surgeons. Sorin’s primary competitors in the cardiopulmonary product group are Terumo Medical Corporation, Maquet Medical Systems, Medtronic and Haemonetics.

Cardiopulmonary Developments

In October 2014, Sorin expanded its Munich manufacturing facility to accommodate growing worldwide demand for state-of-the-art cardiopulmonary technology. The expansion increased the size of the current facility by 25% to approximately 11,000 square meters, including offices, laboratories and training facilities. The manufacturing floor space extension will allow the production capacity of HLM and autotransfusion systems, which we refer to as ATS, to be significantly increased and will enable the in-house manufacturing of heater-cooler systems.

In February 2014, Sorin acquired the cannulae manufacturing activities of Bioengineering Laboratories, an Italian company that develops, manufactures and distributes disposable medical devices for urology, urodynamics, heart surgery and hemodialysis. These cannulae, which the company was producing on an exclusive basis for Sorin, are an integral part of Sorin’s cannulae portfolio and generated revenues of approximately €4 million in 2013. After the acquisitions of the Estech minimally invasive cannulae product line in 2011 and the CalMed product line in 2012, this acquisition represents a further step in Sorin’s strategy of strengthening its global position in this market.

During 2013, Sorin initiated a greenfield project for the local manufacturing of cardiopulmonary disposable products in Suzhou Industrial Park in China. This project is currently under development.

Heart Valves and Repair Products

Sorin offers a comprehensive line of products to treat a variety of heart valve disorders, including a complete line of surgical tissue and mechanical valve replacements and repair products for damaged or diseased heart valves. Sorin’s heart valves and repair product offerings include:

•	Tissue heart valves. Sorin’s tissue valves include the MitroflowTM aortic pericardial tissue valve with phospholipid reduction treatment, which we refer to as PRT, which is designed to mitigate valve calcification, and the Crown PRTTM and Solo SmartTM aortic pericardial tissue valves. Crown PRTTM is the latest advancement in stented aortic bioprosthesis technology, featuring surgeon-friendly design, PRT technology, and state-of-the-art hemodynamic and durability performance. Crown PRTTM enables intuitive intraoperative handling through a short rinse time, enhanced ease of implant through visible markers and improved radiographic visualization through dedicated X-ray markers. Sorin’s Solo SmartTM aortic pericardial tissue valve is an innovative, completely biological aortic heart valve with no synthetic material and a removable stent. Solo SmartTM provides the ease of implantation of a stented valve with the hemodynamic performance of a stentless valve.

•

Self-anchoring tissue heart valves. PercevalTM is Sorin’s sutureless bioprosthetic device designed to replace a diseased native valve or a malfunctioning prosthetic aortic valve using either traditional or minimally invasive heart surgery techniques. PercevalTM incorporates a unique technology that allows 100% sutureless positioning and anchoring at the implantation site. This, in turn, offers the potential benefit of reducing the time the patient spends in cardiopulmonary bypass. To date, over 5,000 patients worldwide benefit from the PercevalTM valve.

•	Mechanical heart valves. Sorin’s wide range of mechanical valve offerings include the Carbomedics StandardTM, Top HatTM and Reduced Series Aortic ValvesTM, as well as the Carbomedics Carbo-SealTM and Carbo-Seal ValsalvaTM aortic prostheses. Sorin also offers the Carbomedics StandardTM, OrbisTM and OptiformTM mechanical mitral valves.

•	Heart valve repair products. Mitral valve repair is a well-established solution for patients suffering from a leaky mitral valve, or mitral regurgitation. Sorin offers a wide range of mitral valve repair products, including the Memo 3DTM and Memo 3D ReChordTM, AnnuloFloTM and AnnuloFlexTM.

Customers and Competitors—Heart Valves

The primary medical professionals who use Sorin’s heart valve products are cardiac surgeons. Sorin’s primary competitors in the heart valve business are Edwards Lifesciences, St. Jude Medical and Medtronic.

Heart Valve Developments

Although the performance of Sorin’s issue valve products was impacted by the weaker performance of the traditional tissue heart valves in the U.S. the decline was partially compensated by the positive performance of PercevalTM. PercevalTM revenues have risen steadily since the valve’s commercial launch in the first quarter of 2011 following the award of the CE mark in Europe. During 2014, Sorin also obtained CE mark approval for an expanded adult age indication for PercevalTM, which allows patients under the age of 65 to benefit from this sutureless bioprosthetic device. In 2013 and 2014, PercevalTM obtained dedicated reimbursement status in Belgium, Germany and the Czech Republic, and in October 2014, significant clinical and health economic data from European studies were presented on PercevalTM at the congress of the European Association for Cardio-Thoracic Surgery, which we refer to as EACTS, in Milan. In January 2015, Sorin announced the completion of U.S. patient enrollment for the PercevalTM Investigational Device Exemption study, which is being conducted in 18 medical centers in the U.S. All these factors further reinforce Sorin’s confidence in the long-term success of PercevalTM.

In 2014, Sorin obtained U.S. FDA approval of the MitroflowTM aortic pericardial heart valve with PRT. This patented treatment for biological tissues will help mitigate potential calcification and may further improve MitroflowTM durability. Sorin also obtained U.S. FDA approval of the SoloSmartTM valve. SoloSmartTM, the next generation of Sorin’s successful Freedom SoloTM valve, is a stentless bioprosthetic heart valve with no synthetic material and documented outstanding hemodynamic and clinical performance. Both MitroflowTM with PRT and Solo SmartTM are now commercially available in the U.S.

In July 2014, Sorin obtained CE mark certification for the innovative stented aortic bioprosthesis Crown PRTTM. Crown PRTTM is Sorin’s innovative new tissue valve that enables intuitive intraoperative handling through short rinse time, enhanced ease of implant through visible markers, and improved radiographic visualization through dedicated X-ray markers.

Finally, in 2014, Sorin also obtained both CE mark and U.S. FDA clearance for the MEMO 3D ReChordTM mitral valve annuloplasty ring, which is the latest in a long line of Sorin’s mitral valve repair products.

The mechanical valve product line experienced a decrease in revenues in line with the continued shift of the market toward bioprosthetic valves and lower volumes in emerging markets.

In the production area, Sorin entered into a supply agreement in March 2013 for the production of components for the LotusTM system, Boston Scientific Corporation’s second-generation device for transcatheter aortic valve replacement, which we refer to as TAVR. Under the terms of the agreement, Sorin continues to perform some of the stages of production of the tissue valve at Sorin’s manufacturing facility in Vancouver, Canada.

Cardiac Rhythm Management Business Unit

The Cardiac Rhythm Management, which we refer to as CRM, Business Unit develops, manufactures and markets products for the diagnosis, treatment, and management of heart rhythm disorders and heart failure. These products include implantable devices, leads and delivery systems and information systems for the management of patients with CRM devices.

CRM Business Unit revenues for 2014 amounted to €243.5 million, a decrease of 4.1% compared with €253.9 million for the previous year.

The chart below sets forth total net revenues for Sorin’s CRM Business Unit by product for the year ended December 31, 2014:

Cardiac Rhythm Management Products

The following are the principal products offered by Sorin’s CRM Business Unit:

•	Implantable Cardiac Pacemakers. A pacemaker is a battery-powered device implanted in the chest that delivers electrical impulses to treat bradycardia, a condition of abnormally slow heart rhythms or unsteady heart rhythms that cause symptoms such as dizziness, fainting, fatigue and shortness of breath. Sorin’s pacemakers include the REPLYTM and ESPRITTM models, which have received both FDA clearance and CE mark certification, and the KORA 100TM model which has received CE mark certification. In 2015, Sorin will also launch the REPLY CRT-PTM and PLATINIUMTM pacemakers. Sorin’s latest generation of pacemaker systems is compatible with certain MRI machines.

•	Implantable Cardioverter Defibrillators. Implantable Cardioverter Defibrillators, which we refer to as ICDs, continually monitor the heart and deliver therapy when an abnormal heart rhythm, such as tachyarrhythmia, or rapid heart rhythm, occurs and leads to sudden cardiac arrest. Sorin’s latest generation ICD is the INTENSIATM, which has CE mark certification for full-body MRI scans. Other notable features of INTENSIATM include increased battery longevity, advanced shock reduction technology and a contoured shape with thin, smooth, edges that better fits inside the body. Other Sorin ICDs include the PARADYMTM family of ICDs.

•	Implantable Cardiac Resynchronization Therapy Devices. Implantable Cardiac Resynchronization Therapy devices, which we refer to as CRT-Ds, treat heart failure patients by altering the abnormal electrical sequence of cardiac contractions by sending tiny electrical impulses to the lower chambers of the heart to help them beat in a more synchronized fashion. Sorin’s latest generation of CRT-Ds use the SonRTM technology that provides heart failure patients with automatic and frequent hemodynamic CRT optimization both at rest and exercise using a unique hemodynamic sensor embedded in the SonRtipTM atrial sensing/pacing lead. SonRTM technology is found in INTENSIATM, PARADYM RFTM and PARADYM 2TM families of CRT-Ds. Sorin has U.S. FDA approval for the PARADYM RFTM CRT-D.

•	Patient Management Tools. Sorin’s Smartview system enables remote monitoring of patients with certain Sorin ICDs and CRT-Ds, by enabling transmission of data from the patient’s ICD or CRT-D to their health care provider using a portable monitor that is connected to the patient’s telephone line.

Customers and Competitors—Cardiac Rhythm Management

The primary medical specialists who use Sorin’s CRM products include electrophysiologists, implanting cardiologists, heart failure specialists and cardiac surgeons. Sorin’s primary competitors in the CRM business are Medtronic, St. Jude Medical, Boston Scientific and Biotronik.

Cardiac Rhythm Management Developments

In June 2013, after obtaining CE mark certification, Sorin launched the REPLY 200TM range of pacemakers in Europe. The REPLY 200TM is notable for its inclusion of a Sleep Apnea Monitoring (SAM) function. Sleep apnea affects many patients who wear pacemakers and is rarely diagnosed. Sleep apnea increases the mortality risk and the risk of developing cardiovascular comorbidities such as hypertension, atrial fibrillation and heart failure. The REPLY 200TM SR and DR pacemakers perform an automatic screening of patients at risk of severe sleep apnea using a highly reliable sensor that measures ventilation.

In November 2013, Sorin obtained CE mark certification for its KORA 100TM cardiac pacing system and performed the first implant of this device. The KORA 100TM is equipped with Automatic MRI Mode (a patented technology available exclusively in Sorin’s devices), which reduces the time for which the KORA 100TM pacemaker must operate in MRI mode. More specifically, as soon as a KORA 100TM device senses a scanner’s magnetic field, the parameters that make it possible to safely perform the imaging are automatically activated. Conversely, the device senses when a patient exits the magnetic field and resumes normal operating mode within five minutes.

In June 2013, following U.S. FDA approval to launch a clinical trial under an Investigational Device Exemption (IDE) protocol, the first patients were enrolled in the United States in the Respond CRT clinical trial. The purpose of this trial is to assess the safety and effectiveness of the SonR CRTTM system in patients affected by advanced heart failure. Respond CRTTM is a multi-center, prospective, randomized, two-arm, double-blind trial, with more than 1,000 patients in the United States and other countries. In October 2014, Sorin announced that it had completed enrollment in the Respond CRTTM clinical trial, having enrolled 1,039 patients in the study.

In December 2013, Sorin expanded its high voltage product group with the European launch of the INTENSIATM family of CRT-D and ICD devices, both of which feature the DF-4 high voltage connector. The DF-4 connector design, the new industry standard for ICD and CRT-D devices, reduces the number of connections between the implanted device and the defibrillation (high voltage) lead from two or three to just one, thereby simplifying the implant procedure since only one set-screw is needed.

In June 2014, Sorin announced the results of the ANSWER study, which demonstrated that Sorin’s SafeRTM significantly reduces heart failure events and improves clinical outcomes for pacemaker patients. The SafeR algorithm was developed to manage sinus node dysfunction as well as all types of atrio-ventricular blocks and eliminate unnecessary ventricular pacing at rest and exercise. This signature feature is present in all Sorin pacemakers and ICDs, including the latest generation of KORA 100TM MRI conditional pacemakers.

During 2014, Sorin executed several important transactions in the CRM area, including a joint venture with MicroPort Scientific Corporation to enter China’s CRM market and the acquisition of Oscor Inc.’s CRM leads business, including a manufacturing facility in the Dominican Republic. The joint venture agreement with MicroPort Scientific Corporation to market and develop CRM devices in China will enable Sorin to establish a local presence in China and accelerate its penetration of the rapidly growing Chinese market. The joint venture is based in Shanghai and became operational in the first half of 2014. MicroPort will own 51% of the joint venture, and Sorin will own the remaining 49%.

New Ventures Organization—Heart Failure and Mitral Regurgitation

Sorin established its New Ventures organization in 2013 for the purpose of managing and accelerating the development of new growth platforms in the heart failure and percutaneous mitral valve sectors. The New Ventures organization focuses on technologies that treat two main pathologies: heart failure and mitral regurgitation, two areas of unmet clinical need where there is no optimal therapeutic solution for the majority of patients. New Ventures partners with public and private institutions and medical startups to develop future therapeutic solutions in these areas, focusing in particular on neurostimulation to treat heart failure and percutaneous valve repair or replacement to treat mitral regurgitation.

Heart failure occurs when the heart is no longer able to pump enough blood to meet the needs of the body. This may result from narrowed arteries or high blood pressure, which gradually leave the heart too weak to fill and pump efficiently. It is a chronic, progressive disease. Treatment depends on the heart failure stage and severity. ICDs or CRT-Ds may be indicated at a certain stage. There is also ample clinical proof that heart failure accompanies autonomic imbalance, demonstrating increased sympathetic activity and a reduced parasympathetic activation, which overstress and fatigue the heart. Stimulation of the vagus nerve (parasympathetic) could counterbalance the sympathetic system overactivation in heart failure.

Mitral regurgitation occurs when the heart’s mitral valve does not close tightly, which allows blood to flow backwards in the heart. This reduces the amount of blood that flows to the rest of the body, making the patient feel tired or out of breath. Treatment depends on the nature and the severity of mitral regurgitation. In certain cases, heart surgery may be needed to repair or replace the valve. Left untreated, severe mitral valve regurgitation can cause heart failure or heart rhythm problems (arrhythmias).

New Ventures Therapies and Projects

In the heart failure area, the New Ventures organization is currently managing two internal neurostimulation projects: Equilia and Intense, each aimed at treating heart failure through vagus nerve stimulation. Equilia is a first-generation device that benefited from Sorin’s acquisition of the Belgian company Neurotech SA in 2012, which enhanced Sorin’s technical expertise and intellectual property in the field of neurostimulation. In February 2015, Sorin announced the first successful implants of Equilia in the Vanguard clinical study.

The other principal New Ventures heart failure initiative, Intense, is a broader project that is partially subsidized by the French government through Banque Publique d’Investissement, which we refer to as BPI. In the Intense project, Sorin is the leader of a consortium consisting of academic, clinical, and business partners. The objective of this project is to bring to market a second-generation device that is capable of customizing treatment based on automation and selectivity features.

Sorin has also invested in three mitral valve startups. Cardiosolutions Inc., a startup headquartered in the U.S. in which Sorin has held an interest since 2012, is developing an innovative percutaneous technology for treating mitral regurgitation. In addition Highlife SaS, headquartered in France, and Caisson Interventional LLC, headquartered in the U.S., are two external projects focused on developing devices for treating mitral regurgitation through percutaneous replacement of the native mitral valve. Although both ventures are focused on mitral valve replacement, their devices differ significantly in both the delivery system (transatrial versus transfemoral) and the anchoring system. In February 2015, Sorin made further investments of €2.8 million and $7.5 million, respectively, in HighLife and Caisson, to achieve certain development milestones.

In 2014, Sorin confirmed its continued commitment to New Ventures by completing a $20 million minority investment in Respicardia, a U.S.-based developer of implantable therapies designed to improve respiratory and cardiovascular health. Respicardia has developed the first fully implantable device for the treatment of central sleep apnea, which we refer to as CSA. CSA is a type of sleep-disordered breathing that disturbs the normal breathing pattern during sleep, adversely affects patients’ overall cardiovascular health and affects over five million patients worldwide. Over one-third of heart failure patients suffer from CSA, with many patients experiencing a worsening of heart failure symptoms and an increased risk of death. Today there is a significant unmet clinical need for more effective therapeutic solutions to better manage patients with CSA.

Respicardia’s remedē® System is a pacemaker-like device that delivers electrical pulses to the phrenic nerve via an implantable transvenous lead, which restores a more natural, less disrupted breathing pattern. The remedē® System received CE mark certification in 2010 and is currently being evaluated in a U.S. FDA-approved randomized, controlled IDE pivotal trial. Sorin’s initial investment in Respicardia will finance ongoing clinical testing of the technology and represents an ideal complement to Sorin’s innovative therapeutic solutions for heart failure patients. Under the terms of this transaction, Sorin also acquired the exclusive right to distribute the remedē® System in selected European countries and an exclusive option to acquire Respicardia in the future.

Research and Development

The markets in which Sorin participates are subject to rapid technological advances. Product improvement and innovation are necessary to maintain market leadership. Sorin’s research and development efforts are directed toward maintaining or achieving technological leadership in each of the markets Sorin serves to help ensure that patients using Sorin’s devices and therapies receive the most advanced and effective treatment possible. Sorin remains committed to developing technological enhancements and new uses for existing products and less invasive and new technologies for new and emerging markets to address unmet patient needs. That commitment leads Sorin to initiate and participate in many clinical trials each fiscal year as the demand for clinical and economic evidence remains high. Sorin also expects its development activities to help reduce patient care costs and the length of hospital stays in the future.

During 2014, 2013 and 2012, Sorin spent €80.3 million (10.8% of revenues), €73.7 million (10.0% of revenues) and €75.4 million (10.3% of revenues) on research and development, respectively. Approximately 15% of Sorin’s employees work in research and development. Sorin’s research and development activities include improving existing products and therapies, expanding their uses and applications and developing new products. Sorin continues to focus on optimizing innovation, and continues to assess its research and development programs based on their ability to deliver economic value to the customer. Research and development activity in 2014 was primarily focused on the new product releases of InspireTM, HeartlinkTM and ConnectTM, the clinical studies for PercevalTM and SonRTM, the development of PlatiniumTM and internal neurostimulation projects.

Acquisitions and Investments

Sorin’s strategy of providing a broad range of therapies requires a wide variety of technologies, products, and capabilities. The rapid pace of technological development in the medical industry and the specialized expertise required in different areas of medicine make it difficult for one company alone to develop a broad portfolio of technological solutions. In addition to internally-generated growth through research and development efforts, Sorin has historically relied, and expects to continue to rely, upon acquisitions, investments, and alliances to provide access to new technologies in both new and existing markets.

Sorin expects to further its strategic objectives and strengthen its existing businesses by making future acquisitions investments or in areas that it believes it can acquire or stimulate the development of new technologies and products. Mergers and acquisitions of medical technology companies are inherently risky and no assurance can be given that any of Sorin’s previous or future acquisitions will be successful or will not materially adversely affect Sorin’s consolidated operations, financial condition, and/or cash flows.

Period Ended December 31, 2014

•	Respicardia Inc. (October 2014). Sorin made a $20 million minority investment in Respicardia, a U.S.-based developer of implantable therapies to improve respiratory rhythm management for the treatment of central sleep apnea. Under the terms of the transaction, Sorin also acquired the exclusive right to distribute the remedē® System for the next five years in selected countries in Europe and an exclusive option to acquire Respicardia in the future. The system received CE mark approval in 2010 and is currently being evaluated for U.S. FDA approval.

•	Oscor Inc. (February 2014). Sorin acquired the CRM leads business of Oscor Inc., which we refer to as Oscor, at a total cost of approximately $20 million. Pursuant to the agreement between the parties, Sorin acquired: (i) Oscor’s activities in the original equipment manufacturer business for bradycardia leads; (ii) a fully equipped, ISO certified and U.S. FDA registered production facility in the Dominican Republic; and (iii) access to Oscor’s drawings and development resources. This acquisition is aimed at accelerating the development of a complete portfolio of MRI-compatible pacing, defibrillation and left ventricle leads.

•	Bioengineering Laboratories (February 2014). In February 2014, Sorin acquired the cannulae manufacturing activities of Bioengineering Laboratories, a company based in Italy that develops, manufactures and distributes disposable medical devices for urology, urodynamics, heart surgery and hemodialysis. These cannulae, which the company was producing exclusively for Sorin, are an integral part of Sorin’s cannulae portfolio and generated approximately €4 million in revenues in 2013. This acquisition builds upon the acquisition of Estech’s minimally invasive cannulae product line in 2011 and CalMedTM’s product line in 2012, and further strengthens Sorin’s global position in this market.

•	Microport Scientific Joint Venture (January 2014). Under the joint venture agreement with MicroPort Scientific Corporation to market and develop CRM devices in China, MicroPort will own 51% of the joint venture’s capital and Sorin the remaining 49%. This agreement enables Sorin to establish a local presence in China and accelerate its penetration of the rapidly growing Chinese market. The new company, called MicroPort Sorin CRM (Shanghai) Co. Ltd., is based in Shanghai.

Period Ended December 31, 2013

•	Caisson Interventional LLC (October 2013). Sorin invested $5.5 million in Caisson Interventional LLC, a company focused on the development of an innovative mitral replacement system. This follows an initial investment in 2012.

•	Alcard Industria Mecanica Ltd (February 2013). In February 2013, Sorin acquired Alcard Industria Mecanica Ltd (Alcard), a Brazilian manufacturer of medical devices for cardiac surgery. Alcard holds a leading position in the Brazilian heart-lung machine market and also assembles and markets disposable perfusion tubing sets. All cardiac surgery products manufactured by Alcard are approved by ANVISA, the Brazilian national health surveillance agency. This transaction is a strategic acquisition that provides a gateway to the fast growing and attractive Brazilian and South American markets.

•	Enopace Biomedical (February 2013). Sorin made an additional minority investment in and entered into an option-to-buy Enopace Biomedical, an early-stage company focused on the development of a neuromodulation system to treat patients with heart failure. Sorin made an initial investment in October 2011, this $5 million investment in 2013, and will make further minority investments upon completion of certain development milestones. Under the terms of the investment, Sorin has exclusive option to acquire the company in the future. In addition, Sorin invested $5 million in Rainbow Medical, the leading Israeli medical device innovation house and owner of Enopace.

Period Ended December 31, 2012

•	Highlife SAS (November 2012). Sorin made a minority investment, including an option-to-buy, in Highlife SAS, an early-stage company focused on the development of a unique transcatheter mitral valve replacement system to treat patients with mitral regurgitation. Highlife SAS is located in Paris and was founded in 2010 by Georg Bortlein. Sorin’s initial investment of €4.5 million financed ongoing product development and clinical testing for the technology. Under the terms of the agreement, Sorin has an exclusive option to acquire the company in the future. This investment complimented a prior investment in Cardiosolutions earlier in 2012.

•	Neurotech SA (November 2012). In November 2012, Sorin acquired Neurotech SA, a developer of neurostimulator devices. Formed in 1994 by the Université catholique de Louvain and funded by Walloon region entities in Belgium, Neurotech has unique expertise in the development of medical devices that stimulate the vagus nerve. Neurotech SA complements Sorin’s heart failure treatment technical expertise and enhances its intellectual property position, thus accelerating the time to market for Sorin’s neurostimulation therapies for treatment of heart failure.

•	California Medical Laboratories, Inc. (July 2012). In July 2012, Sorin acquired California Medical Laboratories, Inc. (CalMed), a manufacturer of high-quality cardiovascular cannulae, for $13.9 million. CalMed develops, manufactures and distributes a complete range of cannulae, catheters and accessories for cardiac surgery. Available in 45 countries worldwide, CalMed products are approved by the U.S. FDA and are CE marked for commercialization in the European Union. This acquisition complements Sorin’s existing cannulae offering as well as its 2011 acquisition of Estech’s minimally invasive Cannulae product line.

•	Cardiosolutions Inc. (July 2012). Sorin announced a minority investment in Cardiosolutions Inc., an early-stage company focused on the development of an innovative percutaneous system to treat patients with moderate to severe mitral valve regurgitation. Cardiosolutions’ technology consists of a proprietary catheter delivery system and an implantable device, the Mitra-SpacerTM. Sorin’s $8.3 million investment in Cardiosolutions financed ongoing product development and clinical testing of the technology. Under the terms of the agreement, Sorin has the option to acquire the company in the future. Sorin joined STD Med and BioVentures Investors as investors in Cardiosolutions.

Patents and Licenses

Sorin relies on a combination of patents, trademarks, copyrights, trade secrets, and non-disclosure and non-competition agreements to establish and protect Sorin’s proprietary technology. Sorin has a portfolio of over 2,000 patents, and regularly files patent applications worldwide in a continuing effort to establish and protect its proprietary technology. U.S. patents typically have a 20-year term from the application date; patent protection outside the U.S. varies by country. In addition, Sorin has entered into exclusive and non-exclusive licenses for a wide array of third-party technologies. Sorin has also obtained certain trademarks and trade names for its products, and maintains certain details about its processes, products and strategies as trade secrets. In the aggregate, these intellectual property assets and licenses are of material importance to Sorin’s business; however, Sorin believes that no single patent, technology, trademark, intellectual property asset or license is material in relation to any part of Sorin’s business as a whole. Sorin regularly reviews third-party patents and patent applications in an effort to protect Sorin’s intellectual property and avoid disputes over proprietary rights.

Markets and Distribution Methods

The three largest markets for Sorin’s medical devices are Europe, the U.S. and Japan. Emerging markets are an area of increasing focus and opportunity. Sorin sells most of its medical devices through direct sales representatives in the U.S. and a combination of direct sales representatives and independent distributors in markets outside the U.S.

Sorin’s marketing and sales strategy is focused on rapid, cost-effective delivery of high-quality products to a diverse group of customers worldwide—including physicians, perfusionists, hospitals and other medical institutions and health care providers. To achieve this objective, Sorin maintains a highly knowledgeable and dedicated sales staff that is able to foster strong relationships with physicians, perfusionists, hospitals and other customers. Sorin maintains excellent working relationships with professionals in the medical industry, which provides Sorin a detailed understanding of therapeutic and diagnostic developments, trends, and emerging opportunities and enables it to respond quickly to the changing needs of providers and patients. Sorin actively participates in medical meetings and conducts comprehensive training and educational activities in an effort to enhance its presence in the medical community. Sorin believes that these activities also contribute to health care professional expertise.

Due to the emphasis on cost-effectiveness in health care delivery, the current trend among hospitals and other medical device customers is to consolidate into larger purchasing groups in order to enhance purchasing power. As a result, customer transactions have become increasingly complex. Enhanced purchasing power may also lead to pressure on pricing and an increase in the use of preferred vendors. Sorin’s customer base continues to evolve to reflect such economic changes across the geographic markets it serves.

Competition and Industry

Sorin competes in the medical device market in over 5,000 hospitals in more than 100 countries. This market is characterized by rapid change resulting from technological advances and scientific discoveries. Sorin’s competitors range from large manufacturers with multiple business lines to small manufacturers offering a limited selection of specialized products. In addition, Sorin faces competition from providers of alternative medical therapies.

Product problems, physician advisories, safety alerts and publications about Sorin’s products can cause major shifts in industry market share, reflecting the importance of product quality, product efficacy and quality systems in the medical device industry. In addition, because of developments in managed care, economically-motivated customers, consolidation among health care providers, increased competition, and declining reimbursement rates, Sorin is increasingly required to compete on the basis of price. In order to continue to compete effectively, Sorin must continue to create or acquire advanced technology, incorporate this technology into proprietary products, obtain regulatory approvals in a timely manner, maintain high-quality manufacturing processes and successfully market these products.

Worldwide Operations

For financial reporting purposes, net sales and property, plant and equipment attributable to significant geographic areas are discussed in Note 41 to Sorin’s consolidated audited financial statements included elsewhere in this proxy statement/prospectus.

Sorin’s worldwide operations are accompanied by certain financial and other risks. Relationships with customers and effective terms of sale vary by country, often with longer-term receivables than are typical in the U.S. Currency exchange rate fluctuations can affect revenues, net of expenses, and cash flows from operations worldwide. Sorin uses operational and economic hedges, as well as currency exchange rate derivative contracts, to manage the impact of currency exchange rate changes on earnings and cash flow.

Production and Availability of Raw Materials

Sorin manufactures a majority of its products at nine manufacturing facilities located in Italy, France, Germany, the United States, Canada, Brazil and the Dominican Republic. Sorin purchases many of the components and raw materials used in manufacturing these products from numerous suppliers in various countries. For quality assurance, sole source availability or cost effectiveness purposes, Sorin may procure certain components and raw materials from a sole supplier. Sorin works closely with its suppliers to ensure continuity of supply while maintaining high quality and reliability. Due to the regulatory requirements regarding manufacturing of Sorin’s products, Sorin may not be able to quickly establish additional or replacement sources for certain components or materials. Generally, Sorin has been able to obtain adequate supplies of such raw materials and components. However, a sudden or unexpected reduction or interruption in supply, and an inability to develop alternative sources for such supply, could adversely affect Sorin’s operations.

Working Capital Practices

Sorin’s goal is to carry sufficient levels of inventory to ensure adequate supply of raw materials from suppliers and meet the product delivery needs of Sorin’s customers. To meet the operational demands of Sorin’s customers, Sorin also provides payment terms to customers in the normal course of business and rights to return product under warranty.

Employees

As of December 31, 2014, Sorin employed approximately 4,000 employees worldwide. Sorin’s employees are vital to its success. Sorin believes it has been successful in attracting and retaining qualified personnel in a highly-competitive labor market due to its competitive compensation and benefits, and its rewarding work environment.

Seasonality

Worldwide sales do not reflect any significant degree of seasonality; however, the number of medical procedures incorporating Sorin products is generally lower during summer months due to summer vacation schedules in the northern hemisphere, particularly in European countries.

Government Regulation and Oth er Considerations

Sorin’s medical devices are subject to regulation by numerous government agencies, including the U.S. FDA and similar agencies outside the U.S. To varying degrees, each of these agencies requires Sorin to comply with laws and regulations governing the research, development, testing, manufacturing, labeling, pre-market clearance or approval, marketing, distribution, advertising, promotion, recordkeeping, reporting, tracking, importing and exporting of its medical devices. Sorin’s business is also affected by patient privacy and security laws, cost containment initiatives and environmental health and safety laws and regulations worldwide. The primary laws and regulations that affect Sorin’s business are described below.

The laws applicable to Sorin are subject to change and subject to evolving interpretations. If a governmental authority were to conclude that Sorin is not in compliance with applicable laws and regulations, Sorin and its officers and employees could be subject to severe criminal and civil penalties, including substantial fines and damages, and exclusion from participation as a supplier of product to beneficiaries covered by government programs.

United States

Each medical device Sorin seeks to commercially distribute in the United States must first receive 510(k) clearance or pre-market approval from the U.S. FDA, unless specifically exempted by the agency. Under the FDCA, medical devices are classified into one of three classes—Class I, Class II or Class III—depending on the degree of risk associated with each medical device and the extent of control needed to ensure safety and effectiveness. Devices deemed to pose lower risk are categorized as either Class I or II, which requires the manufacturer to submit to the U.S. FDA a 510(k) pre-market notification requesting clearance of the device for commercial distribution in the United States. Some low-risk devices are exempted from this requirement. Devices deemed by the U.S. FDA to pose the greatest risk, such as life sustaining, life-supporting or implantable devices, or devices deemed not substantially equivalent to a previously 510(k)-cleared device, are categorized as Class III, requiring approval of a pre-market approval, which we refer to as PMA, application.

510(k) Clearance Process

To obtain 510(k) clearance, Sorin must submit a pre-market notification to the U.S. FDA demonstrating that the proposed device is substantially equivalent to a previously-cleared 510(k) device, is a device that was in commercial distribution before May 28, 1976 for which the U.S. FDA has not yet called for the submission of pre-market approval applications, or is a device that has been reclassified from Class III to either Class II or I. In rare cases, Class III devices may be cleared through the 510(k) process. The U.S. FDA’s 510(k) clearance process usually takes three to twelve months from the date the application is submitted and filed with the U.S. FDA, but may take significantly longer and clearance is never assured. Although many 510(k) pre-market notifications are cleared without clinical data, in some cases, the U.S. FDA requires significant clinical data to support substantial equivalence. In reviewing a pre-market notification submission, the U.S. FDA may request additional information, including clinical data, which may significantly prolong the review process.

After a device receives 510(k) clearance, any subsequent modification of the device that could significantly affect its safety or effectiveness, or that would constitute a major change in its intended use, will require a new 510(k) clearance or could require a PMA. The U.S. FDA requires each manufacturer to make this determination initially, but the U.S. FDA may review any such decision and may disagree with a manufacturer’s determination. If the U.S. FDA disagrees with a manufacturer’s determination, the U.S. FDA may require the manufacturer to cease marketing and/or recall the modified device until 510(k) clearance or approval of a PMA is obtained. Under these circumstances, the U.S. FDA may also subject a manufacturer to significant regulatory fines or other penalties. In addition, the U.S. FDA is currently evaluating the 510(k) process and may make substantial changes to industry requirements, including which devices are eligible for 510(k) clearance, the ability to rescind previously granted 510(k)s and additional requirements that may significantly impact the process.

Pre-market Approval Process

A PMA application must be submitted if the medical device is in Class III (although the U.S. FDA has the discretion to continue to allow certain pre-amendment Class III devices to use the 510(k) process) or cannot be cleared through the 510(k) process. A PMA application must be supported by, among other things, extensive technical, preclinical and clinical trials, and manufacturing and labeling data to demonstrate to the U.S. FDA’s satisfaction the safety and effectiveness of the device.

After a PMA application is submitted and filed, the U.S. FDA begins an in-depth review of the submitted information, which typically takes between one and three years, but may take significantly longer. During this review period, the U.S. FDA may request additional information or clarification of information already provided. Also during the review period, an advisory panel of experts from outside the U.S. FDA will usually be convened to review and evaluate the application and provide recommendations to the U.S. FDA as to the approvability of the device. In addition, the U.S. FDA will conduct a pre-approval inspection of the manufacturing facility to ensure compliance with Quality System Regulation, or QSR, which imposes elaborate design development, testing, control, documentation and other quality assurance procedures in the design and manufacturing process. The U.S. FDA may approve a PMA application with post-approval conditions intended to ensure the safety and effectiveness of the device including, among other things, restrictions on labeling, promotion, sale and distribution and collection of long-term follow-up data from patients in the clinical study that supported approval. Failure to comply with the conditions of approval can result in materially adverse enforcement action, including the loss or withdrawal of the approval. New PMA applications or supplements are required for significant modifications to the manufacturing process, labeling of the product and design of a device that is approved through the PMA process. PMA supplements often require submission of the same type of information as an original PMA application, except that the supplement is limited to information needed to support any changes from the device covered by the original PMA application, and may not require as extensive clinical data or the convening of an advisory panel.

Clinical Studies

One or more clinical trials may be required to support a 510(k) application and are almost always required to support a PMA application. Clinical trials of unapproved or uncleared medical devices or devices being studied for uses for which they are not approved or cleared (investigational devices) must be conducted in compliance with U.S. FDA requirements. If human clinical trials of a device are required and the device presents a significant risk, the sponsor of the trial must file an investigational device exemption, or IDE, application prior to commencing human clinical trials. The IDE application must be supported by data, typically including the results of animal and/or laboratory testing. If the IDE application is approved by the U.S. FDA and one or more institutional review boards, or IRBs, human clinical trials may begin at a specific number of institutional investigational sites with the specific number of patients approved by the U.S. FDA. If the device presents a non-significant risk to the patient, a sponsor may begin the clinical trial after obtaining approval for the trial by one or more IRBs without separate approval from the U.S. FDA. During the trial, the sponsor must comply with the U.S. FDA’s IDE requirements including, for example, investigator selection, trial monitoring, adverse event reporting and recordkeeping. The investigators must obtain patient informed consent, rigorously follow the investigational plan and trial protocol, control the disposition of investigational devices and comply with reporting and recordkeeping requirements. Sorin, the U.S. FDA and the IRB at each institution at which a clinical trial is being conducted may suspend a clinical trial at any time for various reasons, including a belief that the subjects are being exposed to an unacceptable risk.

Continuing Regulation

After a device is cleared or approved for marketing in the United States, numerous and pervasive regulatory requirements continue to apply and Sorin will continue to be subject to inspection by the U.S. FDA to determine its compliance with these requirements, as will its suppliers, contract manufacturers and contract testing laboratories. These requirements include, among others:

•	the Quality System Regulation, which we refer to as or QSR, and which governs, among other things, how manufacturers design, test, manufacture, modify, label, exercise quality control over and document manufacturing and quality issues regarding their products;

•	Establishment Registration, which requires establishments involved in the production and distribution of medical devices, intended for commercial distribution in the United States, to register with the U.S. FDA;

•	Medical Device Listing, which requires manufacturers to list the devices they have in commercial distribution with the U.S. FDA;

•	labeling and claims regulations, which require that all advertising and promotion of devices be truthful, not misleading and fairly balanced and provide adequate directions for use, and that all claims be substantiated;

•	prohibition of marketing devices for off-label uses, including requirements relating to dissemination of articles and information and responding to unsolicited requests for off-label information;

•	MDR regulations, which requires reporting to the U.S. FDA if a device may have caused or contributed to a death or serious injury, or if a device has malfunctioned and would be likely to cause or contribute to a death or serious injury if the malfunction were to recur;

•	reporting and recordkeeping for certain corrections or removals initiated by a manufacturer to reduce a risk to health posed by a device or to remedy a violation of the FDCA cause by the device that may present a risk to health;

•	new statutory and regulatory requirements for Unique Device Identifiers, or UDIs, on devices and submission of certain information about each device to the U.S. FDA’s Global Unique Device Identification Database; and

•	in some cases, ongoing monitoring and tracking of a device’s performance and periodic reporting to the U.S. FDA of such performance results.

The U.S. FDA enforces these requirements by inspection and market surveillance. Failure to comply with applicable regulatory requirements may result in enforcement action by the U.S. FDA, which may include one or more of the following sanctions:

•	untitled letters or warning letters;

•	fines, injunctions and civil penalties;

•	mandatory recall or seizure of Sorin’s products;

•	administrative detention or banning of Sorin’s products;

•	operating restrictions, partial suspension or total shutdown of production;

•	refusing Sorin’s request for 510(k) clearance or pre-market approval of new product versions;

•	revocation of 510(k) clearance or pre-market approvals previously granted; and

•	criminal prosecution and penalties.

International

Outside the United States, Sorin is subject to government regulation in the countries in which it operates. Although many of the regulations applicable to Sorin’s products in these countries are similar to those of the U.S. FDA, these regulations vary significantly from country to country and with respect to the nature of the particular medical device. The time required to obtain foreign approvals to market Sorin’s products may be longer or shorter than the time required in the United States, and requirements for such approvals may differ from U.S. FDA requirements. In the EU, a single regulatory approval process exists, and conformity with the legal requirements is represented by the CE mark. To obtain CE mark certification, defined products must meet minimum standards of performance, safety and quality (i.e., the essential requirements), and then, according to their classification, comply with one or more of a selection of conformity assessment routes. A notified body assesses the quality management systems of the manufacturer and the product’s conformity with the essential and other requirements within the medical device directive. Sorin is subject to inspection by notified bodies for compliance. The competent authorities of the EU countries, generally in the form of their ministries or departments of health, oversee the clinical research for medical devices and are responsible for market surveillance of products once they are placed on the market. Sorin is required to report device failures and injuries potentially related to product use to these authorities in a timely manner. Various penalties exist for non-compliance with the laws setting forth the medical device directives.

To be sold in Japan, most medical devices must undergo thorough safety examinations and demonstrate medical efficacy before they are granted approval, or “shonin”. The Japanese government, through the Ministry of Health, Labour, and Welfare, which we refer to as MHLW, regulates medical devices under the Pharmaceutical Affairs Law, which we refer to as PAL. Oversight for medical devices is conducted with participation by the Pharmaceutical and Medical Devices Agency, which we refer to as PMDA, a quasi-government organization performing many of the review functions for MHLW. Penalties for a company’s noncompliance with PAL could be severe, including revocation or suspension of a company’s business license and criminal sanctions. MHLW and PMDA also assess the quality management systems of the manufacturer and the product conformity to the requirements of the PAL. Sorin is subject to inspection for compliance by these agencies.

Many countries in which Sorin operates (outside the EU, U.S. or Japan) have their own regulatory requirements for medical devices. Most countries outside of the EU, U.S. or Japan require that product approvals be recertified on a regular basis, generally every five years. The recertification process requires that Sorin evaluate any device changes and any new regulations or standards relevant to the device and, where needed, conduct appropriate testing to document continued compliance. Where recertification applications are required, they must be approved in order to continue selling Sorin’s products in those countries. Because export control and economic sanctions laws and regulations are complex and constantly changing, Sorin cannot ensure that laws and regulations may not be enacted, amended, enforced or interpreted in a manner materially impacting Sorin’s ability to sell or distribute its products.

Sorin’s global regulatory environment is becoming increasingly stringent and unpredictable, which could increase the time, cost and complexity of obtaining regulatory approvals for Sorin’s products. Several countries that did not have regulatory requirements for medical devices have established such requirements in recent years and other countries have expanded, or plan to expand, existing regulations. Certain regulators are requiring local clinical data in addition to global clinical data. While harmonization of global regulations has been pursued, requirements continue to differ significantly among countries. Sorin expects that this global regulatory environment will continue to evolve, which could impact Sorin’s ability to obtain future approvals for Sorin’s products, or could increase the cost and time to obtain such approvals in the future. Sorin cannot ensure that any new medical devices it develops will be approved in a timely or cost-effective manner, or approved at all.

Ongoing Responsibilities Under Medical Device Regulations

Both before and after a product is commercially released, Sorin has ongoing responsibilities under various laws and regulations governing medical devices. In addition to U.S. FDA regulatory requirements, the U.S. FDA and other U.S. regulatory bodies (including the Federal Trade Commission, the Office of the Inspector General of the Department of Health and Human Services, the Department of Justice and various state Attorneys General) monitor the manner in which Sorin promotes and advertises its products. Although surgeons are permitted to use their medical judgment to employ medical devices for indications other than those cleared or approved by the U.S. FDA, Sorin is prohibited from promoting products for such “off-label” uses and can only market its products for cleared or approved uses. If the U.S. FDA or other regulatory agency were to conclude that Sorin is not in compliance with applicable laws or regulations, or that any of its medical devices are ineffective or pose an unreasonable health risk, such regulatory agencies could require Sorin to notify health professionals and others that the devices present unreasonable risks of substantial harm to the public health, order a recall, repair, replacement, or refund of such devices, detain or seize adulterated or misbranded medical devices, or ban such medical devices. The U.S. FDA may also impose operating restrictions, enjoin and/or restrain certain conduct resulting in violations of applicable law pertaining to medical devices, including a hold on approving new devices until issues are resolved to its satisfaction, and assess civil or criminal penalties against Sorin’s officers, employees or Sorin. The U.S. FDA may also recommend prosecution to the DOJ. Conduct giving rise to civil or criminal penalties may also form the basis for private civil litigation by third-party payers or other persons allegedly harmed by Sorin’s conduct.

Sorin’s medical devices are subject to similar regulation by numerous agencies and authorities worldwide. To varying degrees, each of these agencies requires Sorin to comply with laws and regulations governing the development, testing, manufacturing, labeling, marketing and distribution of Sorin’s medical devices.

Governmental Trade Regulations

The sale and shipment of Sorin’s products and services across international borders, as well as the purchase of components and products from international sources, subjects Sorin to extensive governmental trade regulations. A variety of laws and regulations apply to the sale, shipment and provision of goods, services and technology across international borders. Many countries control the export and re-export of goods, technology and services for reasons including public health, national security, regional stability, antiterrorism policies and other reasons. Some governments may also impose economic sanctions against certain countries, persons or entities. In certain circumstances, approval from governmental authorities may be required before goods, technology or services are exported or re-exported to certain destinations, to certain end-users and for certain end-uses. Because Sorin is subject to extensive regulations in the countries in which it operates, Sorin is subject to the risk that laws and regulations could change in a way that would expose it to additional costs, penalties or liabilities. These laws and regulations govern, among other things, Sorin’s import and export activities.

In addition to Sorin’s need to comply with such regulations in connection with its direct export activities, Sorin also sells and provides goods, technology and services to agents, representatives and distributors who may export such items to customers and end-users. If these third parties violate applicable export control and economic sanctions laws and regulations when engaging in transactions involving Sorin’s products, Sorin may be subject to varying degrees of liability dependent upon Sorin’s participation in the transaction. The activities of Sorin’s third parties may cause disruption or delays in the distribution and sales of Sorin’s products, or result in restrictions being placed upon Sorin’s international distribution and sales of products, which may materially impact Sorin’s business activities.

Patient Privacy and Security Laws

Various laws worldwide protect the confidentiality of certain patient health information, including patient medical records, and restrict the use and disclosure of patient health information by health care providers. Privacy standards in Europe and Asia are becoming increasingly strict, enforcement action and financial penalties related to privacy in the EU are growing, and new laws and restrictions are being passed. The management of cross-border transfers of information among and outside of EU member countries is becoming more complex, which may complicate Sorin’s clinical research activities, as well as product offerings that involve transmission or use of clinical data. Sorin will continue its efforts to comply with those requirements and to adapt its business processes to those standards.

With respect to the United States, the Health Insurance Portability and Accountability Act of 1996, which we refer to as HIPAA, as amended by the Health Information Technology and Clinical Health Act, which we refer to as HITECH, and their respective implementing regulations, including the final omnibus rule published on January 25, 2013, imposes specified requirements relating to the privacy, security and transmission of individually identifiable health information. Among other things, HITECH makes HIPAA’s privacy and security standards directly applicable to “business associates”, defined as independent contractors or agents of covered entities that create, receive, maintain or transmit protected health information in connection with providing a service for or on behalf of a covered entity. HITECH also increased the civil and criminal penalties that may be imposed against covered entities, business associates and possibly other persons, and gave state attorneys new general authority to file civil actions for damages or injunctions in federal courts to enforce the federal HIPAA laws and seek attorney’s fees and costs associated with pursuing federal civil actions. In addition, state laws govern the privacy and security of health information in certain circumstances, many of which differ from each other in significant ways, thus complicating compliance efforts. Sorin potentially operates as a business associate to covered entities in a limited number of instances. In those cases, the patient data that Sorin receives may include protected health information, as defined under HIPAA. Enforcement actions can be costly and interrupt regular operations of Sorin’s business. Nonetheless, these requirements affect a limited subset of Sorin’s business. Sorin believes the ongoing costs and impacts of assuring compliance with the HIPAA privacy and security rules are not material to Sorin’s business. In addition, there is a developing trend of civil lawsuits and class actions relating to breaches of consumer data held by large companies. While Sorin has not been named in any such suits, if a substantial breach or loss of data from Sorin’s records were to occur, Sorin could become a target of such litigation.

Cost Containment Initiatives

Government and private sector initiatives to limit the growth of health care costs, including price regulation, competitive pricing, bidding and tender mechanics, coverage and payment policies, comparative effectiveness of therapies, technology assessments, and managed-care arrangements, are continuing in many countries where Sorin does business. These changes are causing the marketplace to put increased emphasis on the delivery of more cost-effective medical devices and therapies. Government programs, private health care insurance and managed-care plans have attempted to control costs by limiting the extent of coverage or amount of reimbursement available for particular procedures or treatments, tying reimbursement to outcomes, shifting to population health management, and other mechanisms designed to constrain utilization and contain costs. Hospitals, which purchase implants, are also seeking to reduce costs through a variety of mechanisms, including, for example, creating centralized purchasing functions that set pricing and in some cases limit the number of vendors that can participate in the purchasing program. Hospitals are also aligning their interests with physicians’ through employment and other arrangements, such as gainsharing, where by a hospital agrees with physicians to share any realized cost savings resulting from the physicians’ collective change in practice patterns, such as standardization of devices where medically appropriate, and participation in affordable care organizations. Such alignment has created increasing levels of price sensitivity among customers for Sorin’s products.

Some third-party payers must also approve coverage and set reimbursement levels for new or innovative devices or therapies before they will reimburse health care providers who use the medical devices or therapies. Even though a new medical device may be cleared for commercial distribution, Sorin may find limited demand for the device until coverage and sufficient reimbursement levels have been obtained from governmental and private third-party payers. In addition, some private third-party payers require that certain procedures or the use of certain products be authorized in advance as a condition of coverage.

In the United States, the recent implementation of the Affordable Care Act, for example, has the potential to substantially change healthcare financing and delivery by both governmental and private insurers, and significantly impact the pharmaceutical and medical device industries. The Affordable Care Act imposed, among other things, a new federal excise tax on the sale of certain medical devices and provided incentives to programs that increase the federal government’s comparative effectiveness research. In addition, the Affordable Care Act implemented payment system reforms including a national pilot program on payment bundling to encourage hospitals, physicians and other providers to improve the coordination, quality and efficiency of certain healthcare services through bundled payment models.

In addition, other legislative changes have been proposed and adopted since the Affordable Care Act was enacted. On August 2, 2011, President Obama signed into law the Budget Control Act of 2011, which, among other things, created the Joint Select Committee on Deficit Reduction to recommend to Congress proposals on spending reductions. The Joint Select Committee did not achieve a targeted deficit reduction of at least $1.2 trillion for the years 2013 through 2021, triggering the legislation’s automatic reduction of several government programs. This included reductions to Medicare payments to providers of 2% per fiscal year, which went into effect on April 1, 2013, and, due to subsequent legislative amendments, will stay in effect through 2024 unless congressional action is taken. On January 2, 2013, President Obama signed into law the American Taxpayer Relief Act of 2012, which, among other things, reduced Medicare payments to several providers, including hospitals.

International examples of cost containment initiatives and health care reforms in markets significant to Sorin’s business include Japan, where the government reviews reimbursement rate benchmarks every two years, such reviews may significantly reduce reimbursement for procedures using Sorin’s medical devices or result in the denial of coverage for those procedures. As a result of Sorin’s manufacturing efficiencies, cost controls and other cost-savings initiatives, Sorin believes it is well-positioned to respond to changes resulting from this worldwide trend toward cost-containment; however, uncertainty remains as to the nature of any future legislation or other reforms, making it difficult for Sorin to predict the potential impact of cost-containment trends on future operating results.

Applicability of Anti-Corruption Laws and Regulations

Sorin’s worldwide business is subject to the FCPA, the Bribery Act and other anti-corruption laws and regulations applicable in the jurisdictions where it operates and is therefore subject to the same significant risks as described under the heading “Risk Factors—Risk Factors Relating to the Combined Company Following Completion of the Mergers—The combined company will be exposed to significant risks in relation to compliance with anti-corruption laws and regulations and economic sanctions programs”.

Health Care Fraud and Abuse Laws

Sorin is also subject to healthcare regulation and enforcement by the states, the federal government and foreign governments in which it conducts its business. These laws include, without limitation, state and federal anti-kickback, fraud and abuse, false claims and physician sunshine laws and regulations.

The federal Anti-Kickback Statute prohibits, among other things, any person from knowingly and willfully offering, soliciting, receiving or providing remuneration, directly or indirectly, to induce either the referral of an individual for an item or service or the purchasing or ordering of a good or service, for which payment may be made under federal healthcare programs such as Medicare and Medicaid. The Anti-Kickback Statute is subject to evolving interpretations. In the past, the government has enforced the Anti-Kickback Statute to reach large settlements with healthcare companies based on sham consulting and other financial arrangements with physicians. A person or entity does not need to have actual knowledge of the statute or specific intent to violate it in order to have committed a violation. In addition, the government may assert that a claim including items or services resulting from a violation of the federal Anti-Kickback Statute constitutes a false or fraudulent claim for purposes of the federal False Claims Act. The majority of states also have anti-kickback laws which establish similar prohibitions, and in some cases may apply to items or services reimbursed by any third-party payor, including commercial insurers.

Additionally, the civil False Claims Act prohibits knowingly presenting or causing the presentation of a false, fictitious or fraudulent claim for payment to the United States government. Actions under the False Claims Act may be brought by the Attorney General or as a qui tam action by a private individual in the name of the government. Violations of the False Claims Act can result in very significant monetary penalties and treble damages. The federal government is using the False Claims Act, and the accompanying threat of significant financial liability, in its investigation and prosecution of device and biotechnology companies throughout the country, for example, in connection with the promotion of products for unapproved uses and other sales and marketing practices. The government has obtained multi-million and multi-billion dollar settlements under the False Claims Act in addition to individual criminal convictions under applicable criminal statutes. Given the significant size of actual and potential settlements, it is expected that the government will continue to devote substantial resources to investigating healthcare providers’ and manufacturers’ compliance with applicable fraud and abuse laws.

HIPAA also created new federal criminal statutes that prohibit, among other actions, knowingly and willfully executing, or attempting to execute, a scheme to defraud any healthcare benefit program, including private third-party payors; knowingly and willfully embezzling or stealing from a healthcare benefit program; willfully obstructing a criminal investigation of a healthcare offense; and knowingly and willfully falsifying, concealing or covering up a material fact or making any materially false, fictitious or fraudulent statement in connection with the delivery of or payment for healthcare benefits, items or services. Similar to the federal Anti-Kickback Statute, a person or entity does not need to have actual knowledge of the statute or specific intent to violate it in order to have committed a violation.

There has also been a recent trend of increased federal and state regulation of payments made to physicians and other healthcare providers. The Patient Protection and Affordable Care Act, as amended by the Health Care and Education Reconciliation Act, or collectively, the Affordable Care Act, among other things, imposes new reporting requirements on device manufacturers for payments made by them to physicians and teaching hospitals, as well as ownership and investment interests held by physicians and their immediate family members. Failure to submit required information may result in civil monetary penalties of up to an aggregate of $150,000 per year (or up to an aggregate of $1 million per year for “knowing failures”), for all payments, transfers of value or ownership or investment interests that are not timely, accurately and completely reported in an annual submission. Device manufacturers were required to begin collecting data on August 1, 2013 and submit reports to the government by March 31, 2014 and June 30, 2014, and the 90th day of each subsequent calendar year. Certain states also mandate implementation of compliance programs, impose restrictions on device manufacturer marketing practices and/or require the tracking and reporting of gifts, compensation and other remuneration to physicians.

The shifting commercial compliance environment and the need to build and maintain robust systems to comply with different compliance and/or reporting requirements in multiple jurisdictions increase the possibility that a healthcare company may violate one or more of the requirements. If Sorin’s operations are found to be in violation of any of such laws or any other governmental regulations that apply to it, it may be subject to penalties, including, without limitation, civil and criminal penalties, damages, fines, the curtailment or restructuring of its operations, exclusion from participation in federal and state healthcare programs and imprisonment, any of which could adversely affect its ability to operate its business and its financial results.

In addition, the FCPA can be used to prosecute companies in the U.S. for arrangements with physicians, or other parties outside the U.S., if the physician or party is a government official of another country and the arrangement violates the law of that country. There are similar laws and regulations applicable to Sorin outside the U.S., all of which are subject to evolving interpretations.

Environmental Health and Safety Laws

Sorin is also subject to various environmental health and safety laws and regulations worldwide. Like other medical device companies, Sorin’s manufacturing and other operations involve the use and transportation of substances regulated under environmental health and safety laws including those related to the transportation of hazardous materials. To the best of Sorin’s knowledge at this time, Sorin does not expect that compliance with environmental protection laws will have a material impact on its consolidated results of operations, financial position or cash flows.

Litigation Risks

Patent Litigation. Sorin operates in an industry characterized by extensive patent litigation. Patent litigation can result in significant damage awards and injunctions that could prevent the manufacture and sale of affected products or result in significant royalty payments in order to continue selling the products. Although Sorin is not currently a party to any patent litigation, Sorin has in the past been involved as both a plaintiff and a defendant in patent infringement actions. While it is not possible to predict the outcome of patent litigation incident to Sorin’s business, Sorin believes the costs associated with future litigation of this type could have a material adverse impact on its consolidated results of operations, financial position or cash flows.

Product Liability and Other Claims. Sorin operates in an industry susceptible to significant product liability claims. These claims may be brought by individuals seeking relief on their own behalf or purporting to represent a class. Sorin is also susceptible to other litigation, including contract litigation. These claims may be asserted against Sorin in the future based on events Sorin is not aware of at the present time. For additional information, see Note 24 to Sorin’s consolidated audited financial statements included elsewhere in this proxy statement/prospectus.

Legal Proceedings

SNIA Litigation. In 1986, Sorin’s predecessor, Sorin Biomedica, a company specializing in medical technology and listed on the ISE, was acquired by SNIA, a company in the chemical industry. Sorin Biomedica operated independently as the medical technology division of SNIA until it merged with SNIA and delisted from the ISE in 2000. In 2004, the medical technology division, with Sorin as a holding company, was spun off from SNIA, and Sorin was again listed on the ISE.

Pursuant to the Italian Civil Code, in a spin-off transaction, the parent and the spun-off company can be held jointly liable for certain indebtedness or liabilities of the pre-spin-off company in two scenarios:

•	The parent and the spun-off company can be held jointly liable, up to the actual value of the shareholders’ equity conveyed or received, for “debt” (debiti) of the pre-spin-off company that existed at the time of the spin-off. This joint liability is secondary in nature and, consequently, arises only when such indebtedness is not satisfied by the company owing such indebtedness. Sorin estimates that at the time of the spin-off, the value of the residual shareholders’ equity received was approximately €573 million.

•	The parent and the spun-off company can be held jointly liable, up to the actual value of the shareholders’ equity conveyed or received, for “liabilities” (elementi del passivo) whose allocation between the parties to the spin-off cannot be determined based on the spin-off plan.

For purposes of the Italian Civil Code, Sorin believes the term “debt” (debiti) is generally understood to refer to indebtedness as reflected on a debtor’s balance sheet for accounting purposes in accordance with the European Union directive pursuant to which these provisions of the Italian Civil Code were enacted, which translates “debiti” as “obligations.” The European Union directive uses “obligations” to refer to indebtedness owed to creditors and the term “liabilities” to refer to general liabilities. In connection with the Sorin spin-off, the assets and liabilities of SNIA’s medical technology division were allocated to Sorin, and the remaining assets and liabilities of SNIA, including those related to the Caffaro chemical operations (as described below), were allocated to SNIA. For more information, see the sections entitled “—Brief History of Sorin” and “Risk Factors—Risk Factors Relating to Sorin’s Business—Risks related to the Sorin spin-off.”

Between 1906 and 2010, SNIA’s subsidiaries Caffaro Chimica S.r.l. and Caffaro S.r.l. and their predecessors, which we refer to as the SNIA subsidiaries, conducted certain chemical operations, which we refer to as the Caffaro chemical operations, at sites in Torviscosa, Brescia and Colleferro, Italy, which we refer to as the Caffaro chemical sites. These activities allegedly resulted in substantial and widely dispersed contamination of soil, water and ground water caused by a variety of hazardous substances released at the Caffaro chemical sites. In 2009 and 2010, SNIA and the SNIA subsidiaries filed for insolvency. In connection with SNIA’s Italian insolvency proceedings, the Italian Ministry of the Environment, sought compensation from SNIA in an aggregate amount of €3.4 billion for remediation costs relating to the environmental damage at the Caffaro chemical sites allegedly caused by the Caffaro chemical operations. The amount, which was based on certain provisions and precautionary measures set forth in the remediation plan, was invalidated in part by courts in Friuli Venezia Giulia and Brescia due to its large and speculative size and inadequate fact-finding, respectively, remains in dispute, and no final remediation plan has been approved.

In September 2011, the Bankruptcy Court of Udine, and in July 2014, the Bankruptcy Court of Milan each held that the Italian Ministry of the Environment and other Italian government agencies were not creditors of SNIA and the SNIA subsidiaries in connection with the agencies’ claims against them in the context of their Italian insolvency proceedings. Sorin believes these findings are enforceable in other Italian courts, including civil courts. The Italian Ministry of the Environment and the other Italian government agencies have appealed both decisions, and relevant proceedings are currently pending as part of SNIA’s and the SNIA subsidiaries’ Italian insolvency proceedings.

In January 2012, SNIA filed a civil action against Sorin in the Civil Court of Milan on the basis of the Italian Civil Code’s provisions for potential joint liability of a parent and a spun-off company in the context of a spin-off, as described above, seeking to determine Sorin’s joint liability with SNIA for damages allegedly related to the Caffaro chemical operations. SNIA’s civil action against Sorin also named the Italian Ministry of the Environment and other Italian government agencies, as defendants, in order to have them bound to a potential ruling. The Italian Ministry of the Environment, together with the Italian Ministry of Economy and Finance and certain additional Italian government agencies that also sought compensation from SNIA for the alleged environmental damages, subsequently counterclaimed against Sorin, seeking to have Sorin found jointly liable to them with SNIA, on the same basis. SNIA and these government agencies also asked the court to find inapplicable to the Sorin spin-off the Italian Civil Code’s caps on potential joint liability of parties to a spin-off, which limit such joint liability to the actual value of the shareholders’ equity received, on the basis that the Sorin spin-off was planned prior to the date such caps were enacted under the Italian Civil Code, and despite the fact that the Sorin spin-off became effective after such date. Sorin sought to contest SNIA’s claims against Sorin, in their entirety, due to:

•	the Italian bankruptcy courts’ previous findings that the Italian Ministry of the Environment and other Italian government agencies were not creditors of SNIA and the SNIA subsidiaries in connection with the agencies’ claims against them;

•	Sorin’s belief that the alleged liabilities related to the Caffaro chemical operations did not constitute indebtedness of SNIA at the time of the Sorin spin-off, and thus that Sorin should not be held liable under the Italian Civil Code’s provisions relating to joint liability for indebtedness in the context of spin-offs, as described above; and

•	the allocation to SNIA of the assets and liabilities related to the Caffaro chemical operations in connection with the Sorin spin-off, and Sorin’s belief that Sorin should therefore not be liable under the Italian Civil Code’s provisions relating to joint liability in the context of spin-offs for liabilities of indeterminate allocation, as described above.

A hearing to submit final claims (precisazione delle conclusioni) in connection with SNIA’s civil action is scheduled for September 2015.

Sorin believes that the risk of material loss relating to the SNIA litigation is not probable as a result of the reasons described above. Sorin also believes that the amount of potential losses relating to the SNIA litigation is not estimable given that the underlying damages and related remediation costs remain in dispute and that no final decision on a remediation plan has been approved. As a result, Sorin has not made any accrual in connection with the SNIA litigation.

Although Sorin believes the claims against it in connection with the SNIA litigation are without merit and is contesting them vigorously, there can be no assurance as to the outcome. A finding that Sorin is liable for the environmental damage at the Caffaro chemical sites could have a material adverse effect on the financial position, results of operations and/or cash flows of Sorin and, following completion of the mergers, the combined company. Pursuant to European Union, United Kingdom and Italian cross-border merger regulations applicable to the Sorin merger, Sorin’s liabilities, including any potential liabilities arising from the claims against Sorin relating to the SNIA litigation, will be assumed by Holdco as successor to Sorin in the Sorin merger.

For additional information, please see note 24 to Sorin’s unaudited and audited consolidated financial statements included elsewhere in this proxy statement/prospectus and the sections entitled “Risk Factors—Risk Factors Relating to the Mergers— Completion of the mergers is subject to certain conditions, some of which are outside of the parties’ control, and if these conditions are not satisfied or waived, the mergers will not be completed,” “—Litigation Related to the Sorin Merger,” “—Environmental Remediation Order,” and “The Mergers—Litigation Related to the Sorin Merger” of this proxy statement/prospectus.

Litigation Related to the Sorin Merger. On July 24, 2015, Sorin received a claim from the Italian State’s Attorney seeking to enjoin the Sorin merger. The claim was filed with the Civil Court of Milan on behalf of the Italian Ministry of the Environment and other Italian government agencies pursuant to provisions of the Italian Civil Code permitting creditors to challenge a merger if the merger will result in harm to the position of creditors with respect to the merged entity. In its claim, the Italian State’s Attorney alleges that the Sorin merger is intended to insulate Sorin from potential liability related to the SNIA litigation and thus harms the position of the relevant Italian government agencies named as plaintiffs in the claim, which the claim alleges are creditors of Sorin. Sorin believes that the Italian State’s Attorney’s allegation that the Sorin merger is intended to insulate Sorin from liability contradicts European Union, United Kingdom and Italian cross-border merger regulations applicable to the Sorin merger, which provide that all liabilities of Sorin, including any potential liabilities arising from the SNIA litigation, will be assumed by Holdco as the successor to Sorin in the Sorin merger. Moreover, Sorin believes that it should not have any liability for the claimed amounts and that the Italian government agencies are not creditors of Sorin, for the reasons Sorin has stated in a civil action pending in the Civil Court of Milan.

On August 20, 2015, the Civil Court of Milan issued a ruling rejecting the Italian State’s Attorney’s claim, thus allowing the Sorin merger to move forward. Sorin believes the Italian State’s Attorney’s claim is without merit and intends to contest vigorously any appeal of the ruling in the Civil Court of Milan.

For additional information, see the sections entitled “Risk Factors—Risk Factors Relating to the Mergers—Completion of the mergers is subject to certain conditions, some of which are outside of the parties’ control, and if these conditions are not satisfied or waived, the mergers will not be completed,” “Risk Factors—Risk Factors Relating to Sorin’s Business—Risks related to the Sorin spin-off,” “—SNIA Litigation,” “—Environmental Remediation Order” and “The Mergers—Litigation Related to the Sorin Merger” of this proxy statement/prospectus.

Environmental Remediation Order. On July 28, 2015, Sorin and other direct and indirect shareholders of SNIA received an administrative order from the Italian Ministry of the Environment, directing them to promptly commence environmental remediation efforts at the Caffaro chemical sites. Sorin believes that the environmental remediation order is without merit. Sorin believes that it should not be liable for damages relating to the Caffaro chemical operations pursuant to the Italian statute on which the environmental remediation order relies because the statute does not apply to activities occurring prior to 2006, the date on which the statute was enacted, and Sorin was spun off from SNIA in 2004. Additionally, Sorin believes that it should not be subject to the environmental remediation order because Italian environmental regulations only permit such an order to be imposed on an “operator” of a remediation site, and Sorin has never been identified in any legal proceeding as an operator at any of the Caffaro chemical sites, has not conducted activities of any kind at any of the Caffaro chemical sites and has not caused any environmental damage at any of the Caffaro chemical sites. Accordingly, Sorin is contesting the environmental remediation order vigorously and seeking a stay of the order pending resolution of the underlying claims in the SNIA litigation. However, there can be no assurance as to the outcome of the SNIA litigation or that Sorin will be successful in challenging the environmental remediation order. If the environmental remediation order is ultimately upheld against Sorin, the effects of such order could have a material adverse effect on the financial position, results of operations and/or cash flows of Sorin and, following completion of the mergers, the combined company.

For additional information, see the sections entitled “Risk Factors—Risk Factors Relating to the Mergers—Completion of the mergers is subject to certain conditions, some of which are outside of the parties’ control, and if these conditions are not satisfied or waived, the mergers will not be completed,” “Risk Factors—Risk Factors Relating to Sorin’s Business—Risks related to the Sorin spin-off,” “—SNIA Litigation,” “—Litigation Related to the Sorin Merger” and “The Mergers—Litigation Related to the Sorin Merger” of this proxy statement/prospectus.

Tax Litigation. In a tax audit report notified on October 30, 2009, the Regional Internal Revenue Office of Lombardy informed Sorin Group Italia S.r.l. that, among several issues, it was disallowing in part (for a total of €102.6 million) a tax-deductible writedown of the investment in the U.S. company, Cobe Cardiovascular Inc., which Sorin Group Italia S.r.l. recognized in 2002 and deducted in five equal installments, beginning in 2002. In December 2009, the Internal Revenue Office issued notices of assessment for 2002, 2003 and 2004. The assessments for 2002 and 2003 were automatically voided for lack of merit. In December 2010 and October 2011, the Internal Revenue Office issued notices of assessment for 2005 and 2006 respectively.

Sorin and Sorin Group Italia S.r.l. challenged all three notices of assessment (for 2004, 2005 and 2006) before the relevant Provincial Tax Courts.

The preliminary challenges filed for 2004, 2005 and 2006 were heard and all were denied. An appeal has been filed against the decisions at the first jurisdictional level for 2004, 2005 and 2006 in the belief that all the decisions are incorrect in their reasoning and radically flawed. The appeal submitted against the first-level decision for 2005 was rejected. The second-level decision (relating to the 2005 notice of assessment) was appealed to the Italian Supreme Court (Corte di Cassazione), where Sorin will argue that the assessment should be deemed null and void and illegitimate because of a false application of regulations. This litigation is still pending before the Italian Supreme Court.

The Internal Revenue Office served a notice of assessment for 2007 (in November 2012) and a notice of assessment for 2008 (in July 2013), wherein it claimed an increase in taxable income due to a reduction (similar to the previous notices of assessment for 2004, 2005 and 2006) of the losses reported by Sorin Group Italia S.r.l. for the 2002, 2003 and 2004 tax periods and utilized in 2007 and 2008. Both notices of assessment were challenged within the statutory deadline. The opinion for the appeal submitted for tax year 2007 was deferred until pending disputes for tax years 2004, 2005 and 2006 are settled.

The total amount of the tax loss carryforward is €62.6 million. Sorin believes in the legal and factual soundness of its defense and deems it unlikely that it will ultimately lose the case. Consequently, no provisions for contingent risk were booked. Current contingent tax liability amounts to approximately €20.8 million, including €3.6 million for currently due corporate income tax, €3.6 million in penalties, €0.8 million in interest accrued as of June 30, 2015 and a €12.9 million write-off of deferred-tax assets recognized on tax loss carryforwards that have been temporarily used to offset the income assessed by Italian tax authorities and may be reattributed, all or in part, in case of successful outcome of the tax disputes currently in place.

Insurance

Sorin’s insurance policies (including general and product liability) provide insurance in such amounts and against such risks as Sorin’s management reasonably has determined to be prudent in accordance with industry practices or as is required by law or regulation. Although based on historical loss trends, Sorin believes that its insurance coverage will be adequate to cover future losses, Sorin cannot guarantee that this will remain true. Historical trends may not be indicative of future losses, and losses from unanticipated claims could have a material adverse impact on Sorin’s consolidated earnings, financial condition, and/or cash flows.

Properties

Sorin’s corporate headquarters are leased by Sorin and located in Milan, Italy. Manufacturing or research facilities are located in Italy, France, Germany, the United States, Canada, Brazil and the Dominican Republic. Sorin also maintains sales and administrative offices in the U.S. at one location in the State of Colorado and at numerous locations outside the U.S. Most of these locations are leased. Sorin is using substantially all of its currently available productive space to develop, manufacture, and market its products. Sorin’s facilities are in good operating condition, suitable for their respective uses, and adequate for current needs.

Sorin Board of Directors

Sorin is managed by a Board of Directors, which pursuant to its by-laws, must be composed of not less than five and not more than fifteen members. The directors serve on the board for up to three financial years and may be re-elected. In accordance with the by-laws, the Board of Directors has full power of ordinary and extraordinary administration of Sorin and may perform all acts it deems advisable for the achievement of Sorin’s corporate purposes, except for the actions reserved to the shareholders by applicable law. The Chairman of the Board of Directors is appointed by the Board of Directors unless already appointed at the shareholders’ meeting. The Board of Directors may also appoint one or more Deputy Chairmen to substitute the Chairman in his absence or if he is unable to act. The Chairman is the legal representative of Sorin and, if the Chairman is absent or unavailable, any of the Deputy Chairmen may be designated by the Board of Directors as the legal representative of Sorin. In accordance with Italian law, the Board of Directors may not delegate certain of its responsibilities, such as the approval of the draft financial statements, increases in share capital (if such power has been delegated by the shareholders to Sorin’s Board) and the reduction of share capital.

The Board has established the following advisory committees:

Executive Committee. Established by the Board of Directors, this Committee is empowered to make resolutions on ordinary and extraordinary matters, below pre-defined thresholds, and also serves an advisory role to the Board for strategic opportunities. The Executive Committee is comprised of the following Directors:

Coordinator	Rosario Bifulco
Member	André-Michel Ballester
Member	Andrea Bovone
Member	Gaetano Casertano
Member	Laura Iris Ferro
Member	Ugo Ortelli

Compensation and Appointments Committee. Established by the Board of Directors, this Committee provides the Board with proposals regarding the compensation of the Chief Executive Officer and other Directors with special duties, and periodically reviews the guidelines for compensating executives with strategic responsibilities. In addition, the Committee is vested with the functions regulated by Art. 5.C.1 of the Code issued by the ISE, in particular, the power to provide opinions to the Board of Directors regarding the size and composition of the Board and to propose candidates for the office of Director in cases of co-optation, and if necessary, to replace independent directors. The Compensation and Appointments Committee is comprised of the following Directors:

Chairman	Giovanni Pavese
Member	Luciano Cattani
Member	Laura Donnini

Control and Risk Committee. Consisting mainly of independent directors, this Committee holds a consulting and advisory role, and monitors the risks inherent in the business sectors in which Sorin operates. It also oversees the operating and financial performance of Sorin. The Control and Risk Committee is comprised of the following Directors:

Chairman	Laura Iris Ferro
Member	Andrea Bovone
Member	Roberto Ferri

Committee for Transactions with Related Parties. This Committee is composed exclusively of independent directors and provides both preliminary and binding advice on Sorin’s Policy for Transactions with Related Parties and on any subsequent modifications to the Policy. Moreover, the Committee advises on specific transactions between Sorin and related parties. The Committee for Transactions with Related Parties is comprised of the following Directors:

Chairman	Gino Santini
Member	Laura Donnini
Member	Ugo Ortelli

Included below are the biographies of the current members of Sorin’s Board as elected by the shareholders at the ordinary shareholders’ meeting held on April 30, 2015, which resolved on a thirteen-member Board for the three-year period 2015-2017.

Rosario Bifulco—Chairman. Mr. Bifulco, born in 1954, was appointed to the position of Chairman for Sorin in December 2008. Mr. Bifulco also serves as Chairman of Sorin’s Executive Committee. Beginning in December 2006, Mr. Bifulco was a member of the Board of Directors of Italy-based Pierrel S.p.A., a company active in the pharmaceutical sector. Before that, Mr. Bifulco was Chairman and CEO of Lottomatica S.p.A., and prior to that, held executive positions at Techosp, which controls and operates the Humanitas hospital in Milan; Techint, a leading engineering and construction company, and Gilardini, an industrial and automotive components division of FIAT Group. Mr. Bifulco also currently serves as a board member of DEA Capital, Italian-listed company of the De Agostini group. Mr. Bifulco holds a degree in Mechanical Engineering from Politecnico di Napoli and a Master of Business Administration from Harvard University.

Giovanni Pavese—Deputy Chairman. Mr. Pavese, born in 1943, has served as Deputy Chairman of the Board of Sorin since 2010, and from 2008-2010, as a Director of Sorin. He is the coordinator of Sorin’s Compensation and Appointments Committee. Mr. Pavese currently serves as Chairman of Immobiliare Santa Caterina S.r.l., Chairman of the Advisory Committee of EQUINOX Two S.C.A., and Chairman of Borghesi Osculati 3 Partner S.p.A. Mr. Pavese also serves as Vice Chairman of Italiana Valorizzazioni Immobiliari. Mr. Pavese’s past professional activities include service on the boards of directors of Arca Impresa Gestioni SGR S.p.A., Meliorbanca Private S.p.A. and Meliorbanca S.p.A., among others. Mr. Pavese holds a graduate degree in Economics from Universita Commerciale Luigi Bocconi.

André-Michel Ballester—Chief Executive Officer. Mr. Ballester, born in 1958, has been Chief Executive Officer of Sorin since September 2007. He also serves on Sorin’s Executive Committee and as Member of the Executive Leadership Team of Sorin. Prior to assuming his position as CEO, Mr. Ballester was President of Sorin’s Cardiac Rhythm Management Business Unit. Before joining Sorin, Mr. Ballester was Corporate Vice President EMEA, Asia and Latin America for Edwards Lifesciences, and prior to that, spent his professional background at Edwards Lifesciences and Baxter, where he participated in the successful spinoff of Edwards Lifesciences from Baxter. For over 10 years prior to Edwards’ spin-off, Mr. Ballester held several executive positions at Baxter in Europe and in the U.S., and was appointed President of CardioVascular Group, Europe in 1997. Mr. Ballester currently serves as an independent director of the board of Carmat SA and of Mauna Kea Technologies, French-listed medical technology companies. Mr. Ballester holds a Master of Science in Chemical Engineering from Ecole Centrale Lille, France, and a Master of Business Administration from INSEAD in Fontainebleau, France.

Andrea Bovone—Director. Mr. Bovone, born in 1963, has served as Director and a member of the Executive Committee of Sorin since 2009. Mr. Bovone has been an Investment Director at Equinox S.A. since 2002, and prior to that, was the Head of Industrial Activities at Intek S.p.A. in Milan from 1989 to 2001. From 1989 to 2001, he was a Financial Analyst at Santavaleria Finanziaria S.p.A., and before then, served in various capacities with JP Morgan in Milan, Italy. Mr. Bovone has served as a director of numerous companies over the past 25 years, including Tecnomask S.p.A., Boston Tapes S.p.A., La Compagnia Finanziaria S.p.A. and Max Mayer Duco S.p.A. In addition to his role as a Director of Sorin, Mr. Bovone also currently serves as a director of Bioenergie S.p.A. and Esaote S.p.A. Mr. Bovone earned a degree in Economics from University of Genoa, Italy.

Gaetano Casertano—Independent Director. Mr. Casertano, born in 1967, was appointed as Director and a member of the Executive Committee of Sorin in 2015. Mr. Casertano has extensive experience working in a number of senior management roles, including serving as General Manager of Mittel SpA (2015 to present), Partner-Transaction Advisory Services at Ernst & Young, and CEO of Grandi Stazioni, S.p.A. In 1991, Mr. Casertano earned a degree in Economics from Luiss University Rome, where he currently serves as a professor on the Economics Faculty.

Luciano Cattani—Independent Director. Mr. Cattani, born in 1945, has served as an independent director of Sorin since 2012, and is also a member of Sorin’s Compensation and Appointments Committee. Mr. Cattani has over 30 years of experience working in a number of international roles within the healthcare sector. He served as Executive Vice President of International Public Affairs at Stryker Corporation, from January 2008 to June 2010. Mr. Cattani joined Stryker in 2001 to lead the EMEA region, and then became responsible for all international markets, excluding the Americas and Canada, up to 2008. Previously, he spent 20 years at Pfizer Corporation, within their Howmedica Medical Devices division. Mr. Cattani served as Managing Director at Pfizer Italy and Vice President of Southern Europe at Pfizer Corporation. Mr. Cattani is also a member of the board of directors of Elekta AB, a bioscience company based in Stockholm, Sweden. Mr. Cattani holds a Master of Science in Economics from the University of Rome.

Laura Donnini—Independent Director. Ms. Donnini, born in 1963, was appointed as Director and a member of the Compensation and Appointments Committee and Committee for Transactions with Related Parties in 2015. Ms. Donnini has nearly 30 years of experience in branded consumer products and book publishing. Since 2013,

Ms. Donnini has served as the Chief Executive Officer of RCS Libri SpA, a book publisher based in Italy, and before that served as Managing Director and Publisher of Edizioni Mondadori SpA from 2011 to 2013 and Chief Executive Officer of Edizioni Piemmi SpA from 2008-2011. Ms. Donnini earned a degree in Business Administration from the University of Florence in 1986.

Roberto Ferri—Independent Director. Mr. Ferri, born in 1947, has served as an independent director of Sorin since 2012. Mr. Ferri has over 40 years of experience working in a number of international roles within the healthcare sector and is currently the Divisional VP Central and Eastern Europe—North and West Africa for Abbott Laboratories. Prior to that, Mr. Ferri held numerous positions at GlaxoSmithKline, including Chairman, CEO and Managing Director, GlaxoSmithKline S.p.A., Italy. Mr. Ferri holds a degree in Industrial Chemistry from the University of Bologna.

Laura Iris Ferro, M.D.—Independent Director. Dr. Ferro, born in 1951, has served as an independent director of Sorin since 2012, and is a member of the Control and Risk Committee. Dr. Ferro is a licensed physician and the founder of the biotechnology company Gentium S.p.A, when he served as the President and Chief Executive Officer from 1991 to 2009, and continues to serve as a director. After 14 years as a professional psychiatrist, she held various executive-level managerial roles in the pharmaceutical industry, including positions at Foltene Laboratories and Sirton Pharmaceuticals. Dr. Ferro is currently Chairman of Azienda di Servizi alla Persona Istituti Milanesi Martiniti e Pio Albergo Trivulzio, the largest geriatric hospital and nursing home in Italy. Dr. Ferro was certified in Psychiatry, and later in Clinical Pharmacology, at the University of Milan. Dr. Ferro received her MD and Ph.D. degrees from the University of Milan, and a Masters in Business Administration from Bocconi University in Milan in 1994.

Ugo Ortelli—Independent Director. Mr. Ortelli, born in 1953, has served as an independent director of Sorin since 2012. Mr. Ortelli has over 20 years of experience working in the healthcare sector. He served as General Manager Italy for the Implants Commercial Division of Stryker from 2011 to 2012, and worked for Medtronic Italy from 1993 to 2010. Prior to joining Medtronic, Mr. Ortelli held various managerial roles with Beckman Instruments and Instrumentation Laboratory in Milan, Italy. Mr. Ortelli holds a degree in Electronic Engineering from University Politecnico di Milano.

Gino Santini—Independent Director. Mr. Santini, born in 1956, has served as an independent director of Sorin since 2012. He is also a member of the Committee for Transactions with Related Parties. Mr. Santini has more than 30 years of experience in the healthcare sector, having held numerous managerial and executive positions with Eli Lilly and Company. Mr. Santini served as Senior Vice President of Corporate Strategy and Business Development at Eli Lilly from 2008-2010, and as Senior Vice President of Corporate Policy & Strategy from 2004-2008. In these roles, he led corporate strategy and long-range planning, mergers and acquisitions, new product licensing, innovative financing of internal development projects and the expansion of Lilly Ventures in the U.S. and China. Mr. Santini also served as President of U.S. Operations at Eli Lilly and Company from 1999 to 2004. Mr. Santini currently serves as the Chairman of the Board of Directors of AMAG Pharmaceuticals, Inc., and is a director of Horizon Pharma, plc, Vitae Pharmaceuticals, Allena Pharmaceuticals, Collegium Pharmaceuticals, Intarica Therapeutics and Artax Biopharma. Mr. Santini holds an undergraduate degree in Mechanical Engineering from the University of Bologna and a Master of Business Administration from the Simon School of Business, University of Rochester.

Massimo Tononi—Director. Mr. Tononi, born in 1964, has served as Director of Sorin since 2010. Mr. Tononi has held various roles at Goldman Sachs, beginning in 1988, and was a Partner and Managing Director of the London Investment Banking Division of Goldman Sachs from 2008 to 2010. Mr. Tononi also served as Treasury Undersecretary of the Italian Ministry of Economy and Finance from 2006 to 2008. Mr. Tononi is currently Chairman of Prysmian S.p.A. and Borsa Italiana S.p.A., and an independent non-executive director of London Stock Exchange Group plc and the lead independent director at Italmobiliare S.p.A. He is a member of the Executive Committee of Assonime and of the Italian Corporate Governance Committee. Mr. Tononi received a B.A. in Economics from Bocconi University, Milan in June 1988.

Michela Zeme—Director. Ms. Zeme, born in 1969, has served as Director of Sorin since 2014, and also serves as an independent director of Mittel S.p.A. Ms. Zeme is a Certified Public Accountant and Certified External Auditor. Ms. Zeme was a partner in the consulting firm, Studio di Consulenza Tributaria e Societaria, from 2003 to 2009, and served as a tax consultant for property, telecommunications, banking, insurance and finance companies quoted on the Italian stock exchange. She is an auditor of numerous companies, including Telecom Italia Media S.p.A., Olivetti S.p.A., UniCredit Leasing S.p.A., Pioneer Global Asset Management S.p.A. and Telecom Italia Sparkle S.p.A., among others. Ms. Zeme received a degree in Business Economics from Bocconi University.

Management of Sorin

Set forth below are the names and ages of current executive officers of Sorin, as well as information regarding their positions with Sorin, their periods of service in these capacities and their business experiences. There are no family relationships among any of the officers named, nor is there any arrangement or understanding pursuant to which any person was selected as an officer.

Rosario Bifulco, born in 1954, was appointed Chairman for Sorin in December 2008. Mr. Bifulco also serves as coordinator of Sorin’s Executive Committee. Beginning in December 2006, Mr. Bifulco was a member of the board of directors of Italy-based Pierrel S.p.A., a company active in the pharmaceutical sector. Before that, Mr. Bifulco was Chairman and CEO of Lottomatica S.p.A., and prior to that he, held executive positions at Techosp, a company which controls and operates the Humanitas hospital in Milan; Techint, a leading engineering and construction company; and Gilardini, an industrial and automotive components division of FIAT Group. Mr. Bifulco also currently serves as a board member of DEA Capital, Italian-listed company of the De Agostini group.

André-Michel Ballester, born in 1958, has served as Chief Executive Officer of Sorin since September 2007. He also serves as a member of Sorin’s Executive Committee and as a member of the Executive Leadership Team of Sorin. Prior to assuming his position as CEO, Mr. Ballester was President of Sorin’s Cardiac Rhythm Management Business Unit. Before joining Sorin, Mr. Ballester was Corporate Vice President EMEA, Asia and Latin America for Edwards Lifesciences, and prior to that spent, his professional background at Edwards Lifesciences and Baxter, where he participated in the successful spinoff of Edwards Lifesciences from Baxter. For over 10 years prior to Edwards’ spin-off, Mr. Ballester held several executive positions at Baxter in Europe and in the U.S. and was appointed President, CardioVascular Group, Europe in 1997. Mr. Ballester currently serves as an independent director of the board of Carmat SA and of Mauna Kea Technologies, French-listed med-tech companies.

Michel Darnaud, born in 1949, has served as the President of Sorin’s Cardiac Surgery Business Unit since February 2008. Prior to joining Sorin, beginning in 2005, Mr. Darnaud served as Executive Search Consultant at Spencer Stuart. For seven years before that, he served as President Europe for Boston Scientific with full P/L responsibility across eight divisions, including interventional cardiology. Prior to joining Boston Scientific, Mr. Darnaud spent 18 years with Baxter International, where he worked his way up to the position of President European Cardiovascular Business. Mr. Darnaud is also former Chairman of Eucomed, the European Medical Device Industry Association.

Stefano Di Lullo, born in 1961, has served as the President of Sorin’s Cardiac Rhythm Management Business Unit since January 2009. From 2007-2009, Mr. DiLullo served as President, Heart Valves Business Unit, and from 2005-2007 served as Senior Vice President Vascular Therapy Business Unit. Before joining Sorin, Mr. DiLullo was VP Europe Peripheral Vascular for Boston Scientific. Prior to joining Boston Scientific, Mr. DiLullo held general management positions with Baxter and Edwards Lifesciences, including VP General Manager, HV Therapy at the Irvine Headquarters.

Jacques Gutedel, born in 1959, has served as Vice-President Intercontinental for Sorin since 2009. Before joining Sorin, Mr. Gutedel was Vice President Europe, Middle East & Africa and member of the executive team of Nobel Biocare. Beginning in 2001, he was VP Midsize Countries and Electrophysiology Europe, and later served as VP EPT International (Europe, Intercontinental and Japan). Before joining Boston Scientific, beginning in 1990, Mr. Gutedel was in sales and marketing at Mallinckrodt.

Edward Andrle, born in 1957, has been Sorin’s Vice-President of Strategy & Business Development since September 2010. Prior to joining Sorin, Mr. Andrle had a successful career in the medical device industry, initially with large U.S. corporations such as Baxter and Boston Scientific, then as an entrepreneur and a CEO of startup companies like Teramed , which specialized in endovascular stent-graft, Myocor, which specialized in mitral valve surgery and StarFire Medical, which specialized in neurovascular technology.

Stéphane Bessette, born in 1966, has been Sorin’s Vice-President of Human Resources since November 2007. From 2004-2007, Mr. Bessette led the HR function for the Cardiac Rhythm Management Business Unit. Before joining Sorin, Mr. Bessette served at Alstom, as Vice President of Human Resources, and Guerlain, as LVMH.

Demetrio Mauro, born in 1960, was appointed Chief Financial Officer of Sorin in 2005. Prior to his appointment as CFO, Mr. Mauro served as Vice President of Corporate Finance, responsible for managing financial risks, financial planning and record-keeping, as well as financial reporting for the corporation’s higher management. Before joining Sorin, Mr. Mauro was CFO/Managing Director of Teksid Aluminium Italy from June 2004 to November 2005. Prior to this, Mr. Mauro held various senior roles, including CFO, in technological companies such as De Agostini and Olivetti Group Ivrea.

Brian Sheridan, born in 1970, has served as General Counsel of Sorin since 2004. Mr. Sheridan joined Sorin as Director of Corporate Legal Affairs in 2003, with extensive experience in international business and corporate law. Prior to joining Sorin, Mr. Sheridan worked for many years in the Brussels office of a U.S. law firm, specializing in commercial and regulatory matters for the life science industry and leaving as Partner and Head of the Life Science Practice Group.

Pritpal Shinmar, born in 1957, joined Sorin in January 2013 as Vice-President of Market Access. Prior to joining Sorin, Mr. Shinmar was Vice President of International Strategy for Boston Scientific, where he led the company’s expansion into emerging markets, with a focus on China and India. Mr. Shinmar graduated from Trent University and studied General Business Management at the London Business School.

Kieran Tuite, born in 1949, joined Sorin in September 2009 as Vice-President of Corporate Operations. Mr. Tuite has extensive experience in the medical device industry from his service in various companies, including Baxter, Boston Scientific and Edwards. Throughout his career he has held roles in finance, manufacturing and supply chain, as well as in sales and marketing.

Compensation and Benefits

This section discusses the material components of the compensation program for the individuals who were Sorin’s directors or members of Sorin’s administrative, supervisory or management bodies (which we refer to as Sorin’s executive leadership team) in the year ended December 31, 2014 and who will serve as directors or members of Holdco’s administrative, supervisory or management bodies, respectively, following the mergers.

The directors and their current positions are as follows:

-	Rosario Bifulco, Chairman of the board of directors of Sorin

-	Andre-Michel Ballester, Chief Executive Officer

Following the completion of the mergers, Mr. Bifulco is expected to be a member of the Holdco board of directors (but not the chairman) and Mr. Ballester is expected to be the chief executive officer of Holdco and a member of the Holdco board.

For their services in 2014, Messrs. Bifulco and Ballester received compensation consisting of four components: fixed compensation, short-term variable compensation, long-term variable compensation and other benefits in kind. The amount of compensation paid, and benefits in kind granted, to each of Mr. Bifulco and Mr. Ballester with respect to 2014 for services in all capacities to Sorin and its subsidiaries is as follows (in the disclosure format set forth by the CONSOB):

Name	Director Fees (€)	Compensation for Special Offices (€)	Wage from Employment (€)	Bonuses & Other Incentives (€)	Non-Monetary Benefits (€)	Other Compensation (€)	Fair Value of Equity Compensation (€)
Rosario Bifulco	24,000	480,000	—	125,000	4,202	—	82,086
Andre-Michel Ballester	24,000	515,600	148,194	169,219	51,716	27,000	146,160

For their services in 2014, the total amount of compensation and benefits we paid or granted to the members of Sorin’s executive leadership team who will serve as executive officers of Holdco, other than the directors, was approximately €3,060,000.

Bonus Plans

The annual bonuses for Sorin’s executive leadership team for 2014 were payable based on a combination of business and individual objectives. For 2014, business performance was based on sales and adjusted net profits. The individual objectives for Mr. Ballester were sales growth objectives, earnings-financial objectives and non-financial objectives, mainly linked to medium/long-term strategic projects. Mr. Bifulco’s 2014 bonus was based only on sales and adjusted net profits.

Securities Arrangements

The members of Sorin’s executive leadership team have been granted equity awards that settle in the form of ordinary shares of Sorin upon the achievement of pre-set performance objectives in relation to the final year of each three-year period of reference. They have each been granted performance shares under Sorin’s 2012-2014, 2013-2015 and 2014-2016 Long Term Incentive Plans. The performance objectives for the 2012-2014 cycle were tied to adjusted net profit achieved and the performance of Sorin’s ordinary shares on the stock market in relation to official stock-exchange indices and the performance objectives for the 2013-2015 and 2014-2016 cycles are tied to an earnings parameter and two parameters linked to the stock market performance of Sorin’s ordinary shares in relation to official market indices.

The members of Sorin’s executive leadership team have also been granted stock appreciation rights the value of which is determined based on growth in the price of Sorin’s ordinary shares between the grant date and the exercise date, which date cannot be earlier than three years from the grant date nor later than three years from the vesting date. They have also chosen to defer certain of their bonuses in the form of deferred bonus shares under the 2012 Deferred Bonus Program, which vest based on continued employment over a three-year period from 2012 through 2015.

The following table shows the outstanding shares and equity awards held by Messrs. Ballester and Bifulco as of May 27, 2015:

Name	Shares/% of Share Capital	2012-2014 Performance Shares (1)	2013-2015 Performance Shares	2014-2016 Performance Shares	2012 Deferred Bonus Shares	2014-2016 SARs (2)
Rosario Bifulco	2,065,795 / 0.4315%	148,555	146,667	70,263	267,857	223,305
Andre-Michel Ballester	1,031,596 / 0.2155%	238,700	235,541	125,378	517,097	398,464

(1)	This column shows the number of 2012-2014 performance shares that will be awarded at the completion of the mergers (See “The Merger Agreement—Treatment of Sorin Equity Awards” ).

(2)	The exercise price of each SAR is €2.15 and the exercise period is from May 2017 through April 2020.

The other members of Sorin’s executive leadership team who will serve as executive officers of Holdco hold an aggregate of 574,230 performance shares under Sorin’s 2012-2014 Long Term Incentive Plan, which will be settled at closing, 601,979 performance shares under Sorin’s 2013-2015 Long Term Incentive Plan and 312,891 performance shares under Sorin’s 2014-2016 Long Term Incentive Plan, based on the same performance objectives as described above for the directors. In 2014, such executive officers were granted 994,401 stock appreciation rights, each with an exercise price of €2.15 per share and each exercisable from May 2017 through April 2020.

The shares provided under the long-term incentive plans are subject to a lock-up limitation. With respect to the 2012-2014 Long Term Incentive Plan and 2013-2015 Long Term Incentive Plan, one-third of the shares cannot be transferred for 12 months after the delivery date. With respect to the 2014-2016 Long Term Incentive Plan, the lock-up period is 18 months after the vesting date for one-half of the shares.

In addition, the other members of Sorin’s executive leadership team hold 774,910 ordinary shares as part of the 2012 Deferred Bonus Program.

See “The Merger Agreement—Treatment of Sorin Equity Awards” for a description of how these long-term incentive awards will be treated in the mergers.

Sorin does not currently maintain any stock option plans.

Retirement Benefits

Sorin has not established any insurance policies or benefit plans for members of Sorin’s executive leadership team other than those required by law, and a supplemental healthcare plan. The total amounts set aside or accrued in 2014 by Sorin or its subsidiaries to provide pension, retirement or similar benefits under the plans for the members of Sorin’s executive leadership team who will serve as executive officers of Holdco, including Mr. Ballester, is approximately €260,000. This does not include state pension social security contributions. Mr. Bifulco does not receive any pension benefits other than state contributions.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS OF SORIN

The following discussion and analysis provides management’s perspective on the financial condition and results of operations of Sorin and its subsidiaries, which we collectively refer to as Sorin. The statements in the discussion and analysis regarding industry outlook, Sorin’s expectations regarding its business performance and any forward-looking statements are subject to numerous risks and uncertainties, including, but not limited to, the risks and uncertainties described in “Risk Factors” and “Cautionary Statement Concerning Forward-Looking Statements”. Sorin’s actual results may differ materially from those contained in or implied by any forward-looking statements. You should read the following discussion and analysis together with the sections entitled “Risk Factors”, “Summary Historical Consolidated Financial Data for Sorin” and Sorin’s historical consolidated financial statements and notes thereto included elsewhere in this prospectus.

Overview

Sorin is Europe’s largest medical technology company specializing in the treatment of cardiovascular diseases. Sorin is a world leader in the production of cardiac surgery systems, with a consolidated position in heart valves, and offers innovative therapies for the treatment of cardiac rhythm disorders. Every year, Sorin’s products improve the health and quality of life of more than one million patients across the globe. Sorin has manufacturing and R&D facilities in Brazil, Canada, China (under development), the Dominican Republic, France, Germany, Italy and the United States.

Sorin’s organization is based on two business segments, Cardiac Surgery, which we refer to as CS, and Cardiac Rhythm Management, which we refer to as CRM, supported and managed by centralized corporate functions at Sorin’s headquarters. Commercial activities are also integrated by function with a geographical focus. In addition to its primary business segments, Sorin’s New Ventures organization is dedicated to the development of new therapies in the field of heart failure and mitral regurgitation, two areas where current unmet clinical needs are huge, as there is no optimal therapeutic solution for the majority of patients.

The Cardiac Surgery business unit is engaged in the development, production, marketing and sale of cardiovascular surgery products, including oxygenators, heart-lung machines, perfusion tubing systems, cannulae and accessories and systems for autotransfusion and autologous blood washing, as well as implantable prostheses for the replacement or repair of heart valves.

The CRM business unit develops, manufactures and markets products for the diagnosis, treatment and management of heart rhythm disorders and heart failure. These products include implantable devices, leads and delivery systems and information systems for the management of patients with CRM devices.

Key factors affecting operations and financial condition

The following are a description of the principal factors which have affected Sorin’s results of operations and financial condition for the three years ended December 31, 2014 and for the six months ended June 30, 2015.

Market environment. Over these periods, the macroeconomic environment was weak, particularly in the mature markets of Western Europe. Policies implemented by governments to contain healthcare spending, including in the CRM industry, resulted in pricing pressure, which affected Sorin’s industry. Despite these prior challenges, however, the current market environment presents some significant growth opportunities. Demand for medical devices is increasing, due mainly to the aging of the population, a rise in the incidence of cardiovascular diseases and a growing availability of new therapeutic technologies. New innovative therapies are expanding treatment options and may satisfy patients’ unmet clinical needs, thereby offering new market opportunities. Lastly, the market for medical technology products continues to grow at a sustained rate in developing countries.

Effects of foreign exchange rates. Sorin is affected by fluctuations in foreign exchange rates. Sorin is particularly exposed to euro movements compared to the U.S. dollar and the Japanese yen. The fluctuations in foreign exchange rates have had a significant impact on Sorin’s net revenues. However, the impact on Sorin’s net profit is less significant, due to offsetting impacts on operating costs and expenses resulting from currency fluctuations and Sorin’s hedging activities.

Regulation. Sorin operates on an international basis in regulated healthcare markets. Sorin’s medical devices are subject to regulation by numerous government agencies, including the U.S. FDA and comparable agencies outside the United States. Sorin’s ability to enter new markets or to offer new products in existing markets depends on Sorin’s ability to comply with laws and regulations governing the development, testing, manufacturing, labeling, marketing and distribution of Sorin’s devices. Accordingly, Sorin cannot guarantee that it will be able to obtain marketing clearance for its new or modified products nor is it in control of the timing or additional resources needed for such approvals.

Restructuring costs. Over these periods, Sorin has undertaken restructuring plans and initiatives. The most significant initiative, announced in the fourth quarter of 2012 and concluded in the first half of 2015, was aimed at strengthening Sorin’s competitive position and freeing up resources to re-invest in its long-term growth initiatives. Costs related to this program amounted to €16.0 million at June 30, 2015. Furthermore, in the first half of 2015, Sorin launched a new restructuring program for the repositioning of the CRM business in the United States. Costs recognized in the six months ended June 30, 2015 amounted to €1.5 million.

Earthquake. In May 2012, a powerful earthquake struck the area of Mirandola, Italy where one of Sorin’s production facilities is located. No Sorin employees were physically injured by the earthquake, but the Mirandola plant was damaged and production activities were temporarily interrupted. The Mirandola plant is one of nine production facilities operated by Sorin. Production of oxygenators and autotransfusion disposable kits, which are part of the Cardiac Surgery segment, is concentrated at this plant. Other production related to Sorin’s oxygenator and autotransfusion product lines, and the entire heart-lung machine product area, is carried out at plants located in Denver, Colorado, Munich, Germany and São Paulo, Brazil. As a result, certain of these products did not suffer any significant negative repercussions, and none of the devices relating to the heart valve product line or those of the CRM segment were affected in any significant way by the seismic events. Despite the extensive damage caused by the earthquake, production resumed earlier than the date originally anticipated, reaching levels of volumes higher than those reported before the earthquake. Nevertheless, the interruption in the manufacturing activity caused a serious disruption in the flow of deliveries and, consequently, in the commercial activity that had a material impact on the performance of oxygenators and autotransfusion systems and disposables. The effects of this disruption continued to impact Sorin’s financial results throughout the first half of 2013, albeit with a gradually decreasing intensity.

Despite the factors above, Sorin has pursued growth and development strategies, continuing to invest in technology and new markets. Certain significant events related to new product approvals and new markets for Sorin included:

•	Approval by Japan’s Pharmaceuticals and Medical Devices Agency (PMDA) of the new KORA 100 pacemaker, with “Automatic MRI mode”. The KORA 100 SR and KORA 100 DR pacemakers, implanted in combination with Sorin BEFLEX1 series electrodes, allow the patient to undergo MR scanning in total safety.

•	CE mark certification for adult age indication for the Perceval sutureless aortic valve, allowing treatment of a wider spectrum of patients with aortic stenosis and/or steno-insufficiency, as well as dedicated reimbursements for Perceval in the Czech Republic and Germany.

•	FDA approval for the MitroflowTM Aortic Pericardial Heart Valve with Phospholipid Reduction Treatment, which we refer to as PRT, a patented advanced tissue treatment intended to further improve valve durability.

•	CE mark certification for Sorin’s innovative stented aortic bioprosthesis CROWN PRTTM, now commercially available in Europe. CROWN PRTTM features a surgeon-friendly design, PRT technology, and state-of-the-art hemodynamic and durability performance.

•	FDA approval for SoloSmartTM, the first aortic valve with a removable stent, providing native-like performance with the ease of implant of a stented valve.

•	CE mark and FDA clearance of Sorin’s new MEMO3D ReChordTM mitral valve annuloplasty ring.

•	Announcement of the results of the Perceval CAVALIER trial and of the Pooled European Multicenter Experience at the 28th Annual Meeting of EACTS in Milan, Italy, showing Perceval’s durability, excellent hemodynamic performance, low complication rates and ease of implant.

•	Announcement of the Freedom Solo FDA study results at the Annual Meeting of the American Association for Thoracic Surgery, which we refer to as AATS, in Toronto, Canada showing outstanding hemodynamic and clinical performance of the Freedom Solo stentless valve.

•	Announcement of the ANSWER study results at the Cardiostim/EHRA congress in Nice, France showing that Sorin’s SafeR, a unique pacing mode designed to limit right ventricular pacing, significantly reduces heart failure events and significantly improves clinical outcomes.

•	Completion, ahead of schedule, of the enrollment in the Respond CRT IDE clinical study. This trial, which studies the safety and effectiveness of the innovative SonR CRT optimization system in patients with severe heart failure, enrolled a total of 1,039 patients in Europe, the United States and Australia.

In 2014, Sorin also completed the following transactions:

•	The acquisition of Sorin’s cardiac surgery cannulae activities from its supplier, Bioengineering Laboratories S.p.A., which we refer to as BEL. BEL produced cardiac surgery cannulae on an exclusive basis for Sorin. These cannulae are an integral part of the Sorin cannulae portfolio and generated revenues of approximately €4 million in 2013.

•	The establishment of MicroPort Sorin CRM (Shanghai) Co. Ltd., a joint-venture with MicroPort Scientific Corporation, to market and develop CRM devices in greater China. MicroPort Scientific Corporation holds 51% of the capital of the new company, while Sorin has the remaining 49%. MicroPort Scientific Corporation and Sorin proportionally funded the initial capital of the joint venture, with respective investments of CNY 62,220,000 and CNY 59,780,000. MicroPort Sorin CRM (Shanghai) Co. Ltd. initiated activity in June 2014.

•	The acquisition of the CRM lead business from Oscor Inc., which we refer to as Oscor, for an aggregate value of approximately $20 million. Pursuant to the agreement between the parties, Sorin acquired: (i) Oscor’s activities in the original equipment manufacturer business for bradycardia leads; (ii) a fully equipped, ISO certified and U.S. FDA registered production facility in the Dominican Republic; and (iii) access to Oscor’s drawings and development resources, to accelerate the development of a complete portfolio of MRI-compatible pacing, defibrillation and left ventricle leads.

•	An additional investment in Sorin’s minority interest held in Cardiosolutions Inc. for $5.1 million. Cardiosolutions is a startup company focused on the development of an innovative percutaneous mitral repair system and is one of Sorin’s New Ventures investments.

During 2014, Sorin also repaid €94 million of outstanding loans from the European Investment Bank, which we refer to as EIB, and signed a finance contract with EIB for a new €100 million medium- to long-term facility. The EIB financing is being used to support research and development projects in Italy and France in relation to the development of new products or the upgrading of existing products in Sorin’s Cardiac Surgery and CRM segments and the New Ventures organization.

Finally, during the first half of 2015, Sorin completed an additional investment in Sorin’s non-controlling interest held in Caisson Interventional LLC for $7.5 million, and in HighLife SAS for €2.8 million.

***

In order to provide a more in-depth assessment of operating and financial performance, Sorin identifies specific income statement, balance sheet and financial position indicators, which are used as part of the decision-making process, both when formulating budgets and plans and in presenting to financial analysts and investors. These indicators should not be viewed as alternatives to the conventional indicators provided in IFRS and, for all intents and purposes, simply constitute an additional disclosure.

Sorin’s management measures its performance and the performance of its segments adjusted for the impact of special items on its operating profit; earnings before interest, taxes, depreciation and amortization, which we refer to as Adjusted EBITDA; and net profit and net indebtedness. The “Adjusted” financial and operating indicators and non-IFRS measures, included in this section, have been adjusted to reflect extraordinary, non-recurring transactions and activities which are not directly related to its ordinary business. Such measures include adjusted operating profit, adjusted EBITDA, adjusted net profit, and adjusted net indebtedness.

Sorin believes that certain non-IFRS financial measures are useful because that information is an appropriate measure for evaluating its operating performance. Non-IFRS information is used to evaluate business performance and management’s effectiveness. These measures should be considered in addition to, not as a substitute for, or superior to, measures of financial performance prepared in accordance with IFRS. Non-IFRS financial measures may not be calculated in the same manner by all companies and therefore may not be comparable. Therefore, management has included the adjusted information to allow a better comparison of financial information across the periods. It should be noted that such measures are not recognized as measures of financial performance or liquidity under IFRS.

Investors should not place any undue reliance on the historical or adjusted non-IFRS measures and financial indicators and should not consider these measures as: (a) an alternative to operating income or net income, as determined in accordance with generally accepted accounting principles, or as measures of operating performance; (b) an alternative to cash flows from operating, investing or financing activities, as determined in accordance with generally accepted accounting principles, or as a measure of Sorin’s ability to meet liquidity needs; or (c) an alternative to any other measures of performance under generally accepted accounting principles. These measures are not indicative of Sorin’s historical operating results, nor are they meant to be predictive of future results. These measures are used by Sorin’s management to monitor the underlying performance of its business and operations. Since all companies do not calculate these measures in an identical manner, its presentation may not be consistent with similar measures used by other companies. Therefore, investors should not place undue reliance on this data.

Material income statement and balance sheet items are classified as special items when (i) they arise from events or transactions that are not recurring or from transactions or situations that do not occur frequently in the normal course of business, or (ii) they arise from events or transactions that are not indicative of Sorin’s regular business activities. IFRS does not provide a definition for special items. Consequently, information about special items should be viewed as a supplemental disclosure provided for the purpose of more effectively measuring the results of regular operations.

Sorin’s financial statements are affected by fluctuations in foreign exchange rates through the translation of foreign currency financial statements into euro for consolidation and through transactions by entities in currencies other than their own functional currencies. As a consequence, percentage variations in items like net sales revenues, operating profit and adjusted EBITDA versus prior periods for comparison purposes are computed at comparable exchange rates, which means adopting the same exchange rate versus the euro in the two periods of comparison.

Results of Operations

For the six months ended June 30, 2015 compared to the six months ended June 30, 2014

	Six months ended June 30,
	2015		2014		Change
(In millions of euro, except percentages)		% of Net revenues		% of Net revenues		%
Net revenues	€405.0	100.0%	€366.9	100.0%	€38.1	10.4%
Other revenues and income	9.6	2.4%	6.3	1.7%	3.3	52.8%
Change in inventory of work in process, semifinished goods and finished goods	(4.1)	(1.0)%	11.8	3.2%	(15.9)	(135.2)%
Increase in Sorin-produced additions to non-current assets	19.3	4.8%	21.0	5.7%	(1.7)	(8.0)%
Cost of raw materials and other materials and services used and miscellaneous operating cost	(238.0)	(58.8)%	(207.4)	(56.5)%	(30.6)	14.8%
Personnel expense	(158.8)	(39.2)%	(145.4)	(39.6)%	(13.4)	9.3%
Adjusted EBITDA (*)	33.0	8.1%	53.1	14.5%	(20.1)	(38.0)%
Depreciation, amortization and write-downs	(26.5)	(6.5)%	(22.5)	(6.1)%	(4.0)	17.7%
Additions to provisions for risks and charges	(0.5)	(0.1)%	(0.5)	(0.1)%	0.0	(4.4)%
Restructuring charges and provisions	(3.0)	(0.7)%	(0.1)	0.0%	(2.9)	n.a.

Operating profit	3.0	0.7%	30.1	8.2%	(27.1)	(90.0)%
Financial income (expense)	(5.3)	(1.3)%	(3.5)	(1.0)%	(1.8)	50.2%
Share of loss of investments in associates accounted for using the equity method	(3.9)	(1.0)%	(1.3)	(0.4)%	(2.6)	n.a.

Profit (Loss) before taxes	(6.2)	(1.5)%	25.2	6.9%	(31.4)	n.a.
Income taxes	6.8	1.7%	(5.3)	(1.5)%	12.2	n.a.

Net profit (loss)	€0.6	0.2%	€19.9	5.4%	€(19.3)	(96.9)%

(*)	Adjusted EBITDA is defined by Sorin as net profit (loss) adjusted for the following: (i) depreciation, amortization and write-downs; (ii) additions to provisions for risks and charges; (iii) restructuring charges and provisions; (iv) financial income (expense); (v) share of loss of investments in associates accounted for using the equity method; and (vi) income taxes. Adjusted EBITDA is a non-IFRS measure and should not be considered as an alternative to the conventional indicators provided by IFRS.

Net revenues increased by €38.1 million (or 10.4%), from €366.9 million in the first half of 2014 to €405.0 million in the first half of 2015, driven principally by the performance of the cardiopulmonary product lines and the slight growth of the Cardiac Rhythm Management segment. See the sections entitled “Segment Information” below for a detailed analysis of net revenues by segment and geographic area.

Other revenues and income increased by €3.3 million, from €6.3 million in the first half of 2014 to €9.6 million in the first half of 2015, due to the remaining insurance reimbursement related to the earthquake in Mirandola.

Changes in inventory had a negative impact of €4.1 million on profit for the six months ended June 30, 2015, compared to a positive impact of €11.8 million for the same period of 2014.

Increases in Sorin-produced additions to non-current assets had a positive impact of €19.3 million in the first half of 2015, compared to a positive impact of €21.0 million in the first half of 2014, mainly referred to development costs for the Cardiac Rhythm Management and Cardiac Surgery business units of €12.4 million (€12.0 million in the first half of 2014) and costs of €3.1 million (€2.4 million in the first half of 2014) incurred to obtain Food and Drug Administration authorization for the sale of valves and pacemakers in the United States.

The cost of raw materials and services used and miscellaneous operating costs increased by €30.6 million (or 14.8%), from €207.4 million in the first half of 2014 to €238.0 million in the first half of 2015. For the first half of 2015, miscellaneous other operating costs included cost of 3,624 thousand euro (an income of 4,138 thousand euro in the first half of 2014) for the release of the cash flow hedge reserve for fluctuating exchange rates following the impact of the economic effects of assets and liabilities being hedged on the net profit for the period. These costs also included non-recurring costs of 727 thousand euro for seismic events occurred at the Mirandola site in 2012 (380 thousand euro in the first half of 2014) and 17,935 thousand euro related to the recognition of expenses for consulting and advisory services associated to the merger with Cyberonics.

Personnel expense increased by €13.4 million (or 9.3%), from €145.4 million in the first half of 2014 to €158.8 million in the first half of 2015. Included within this expense in the first half of 2015 are non-recurring personnel costs of €4.7 million related to the merger with Cyberonics. The item included bonuses for the CEO and the Chairman for the “Change of Control”, bonuses and other incentives to the President and Group employees. In addition, the item was effected by the increase in average headcount, from 3,770 in the first half of 2014 to 3,916 in the first half of 2015.

Adjusted EBITDA decreased by €20.1 million (or 38.0%), from €53.1 million in the first half of 2014 to €33.0 million in the first half of 2015. As a percentage of net revenues, Adjusted EBITDA decreased from 14.5% in the first half of 2014 to 8.1% in the first half of 2015. This decrease was due to the negative effect on the profitability in the first half of 2015 of nonrecurring costs incurred in connection with the pending merger with Cyberonics.

Restructuring charges and provisions amounted to €3.0 million in the first half of 2015 (€0.1 million in the first half of 2014), mainly due to strategic repositioning of the U.S. CRM business for some €1.5 million. This program, which should allow the CRM business to reach operating break-even in the U.S. by the second half of 2015, confirms Sorin’s commitment to the U.S. market by accelerating the transition to a specific focus premium positioning on the high-tier and undertreated segment of heart failure and related co-morbidities. This strategy is supported by Sorin’s strong and unique pipeline of innovative therapies expected to be available in the U.S. market from 2016 onwards such as SonRTM, EquiliaTM and Respicardia. The program, launched in the first half of 2015 and that will be completed by the end of 2015, aims at achieving overall savings, once fully implemented, of approximately €4.0 million per year on a full year basis.

Net financial expense increased by €1.8 million (or 50.2%), from €3.5 million in the first half of 2014 to €5.3 million in the first half of 2015. This change was heavily affected by currency translation gains (losses) which went from an income of €0.4 million in the first half of 2014 to a charge of €3.1 million in the first half of 2015. Excluding currency translation gains and losses, net financial expenses decreased by €1.8 million over the same period in 2014.

Share of loss of investments in associates accounted for using the equity method amounted to €3.9 million for the first half of 2015 compared with €1.3 million for the first half of 2014, and includes the portion of earnings (losses) for the period of investments made in start-ups and affiliate companies and write-downs of equity investments.

In the first half of 2015, Sorin recognized a tax benefit of €6.8 million as against a tax liability of €5.3 million in the first half of 2014.

Net profit decreased by €19.3 million, from €19.9 million in the first half of 2014 to €0.6 million in the first half of 2015. As a percentage of net revenues, net profit decreased to 0.2% in the first half of 2015 from 5.4% in the first half of 2014.

***

Sorin’s management also monitors expenses by function. The following table sets forth a summary of Sorin’s consolidated income statement showing expenses by function for the six months ended June 30, 2015 and 2014. It should be noted that this information is not derived directly from Sorin’s historical financial statements, which present expense information by nature.

	Six months ended June 30,
	2015		2014		Change
(In millions of euro, except percentages)		% of Net revenues		% of Net revenues		%
Net revenues	€405.0	100.0%	€366.9	100.0%	€38.1	10.4%
Cost of sales	(176.1)	(43.5)%	(152.1)	(41.4)%	(24.0)	15.8%

Gross profit	229.0	56.5%	214.8	58.6%	14.1	6.6%
Selling, general and administrative expenses	(156.5)	(38.6)%	(142.4)	(38.8)%	(14.1)	9.9%
Research and development costs	(41.9)	(10.4)%	(40.1)	(10.9)%	(1.8)	4.6%
Special items	(27.5)	(6.8)%	(2.3)	(0.6)%	(25.2)	n.a.

Operating profit	3.0	0.7%	30.1	8.2%	(27.1)	(90.0)%

Net profit	€0.6	0.2%	€19.9	5.4%	€(19.3)	(96.9)%

Gross profit increased by €14.1 million (or 6.6%), from €214.8 million in the first half of 2014 to €229.0 million in the first half of 2015. As a percentage of net revenues, the decrease is mainly due to the unfavorable geographic mix, CRM pricing erosion worldwide and to the negative impact of exchange rates.

Selling, general and administrative expenses (SG&A) increased by €14.1 million (or 9.9%), from €142.4 million in the first half of 2014 to €156.5 million in the first half of 2015. As a percentage of net revenues this item was substantially in line in the two periods, showing a slight decrease of 0.2 percentage points.

Research and development costs increased by €1.8 million (or 4.6%) to €41.9 million in the first half of 2015 from €40.1 million in the first half of 2014.

Special items were for a charge of €27.5 million in the first half of 2015, compared to a charge of €2.3 million in the first half of 2014, primarily including restructuring charges for €3.0 million (mostly related to CRM U.S. re-positioning) and €22.7 million related to transaction expenses associated with the pending merger with Cyberonics.

***

Sorin’s management also monitors operating profit, adjusted EBITDA and net profit adjusted for the effect of special items. The following table sets forth Sorin’s adjusted operating profit, adjusted EBITDA (net of special items) and adjusted net profit for the six months ended June 30, 2015 and 2014.

	Six months ended June 30,
	2015		2014		Change
(In millions of euro, except percentages)		% of Net revenues		% of Net revenues		%
Adjusted EBITDA (net of special items)	€57.3	14.2%	€55.4	15.1%	€1.9	3.5%
Adjusted operating profit	30.5	7.5%	32.3	8.8%	(1.8)	(5.6)%
Adjusted net profit	€24.2	6.0%	€22.4	6.1%	€1.8	8.1%

The following table sets forth a reconciliation of non-IFRS financial measures (adjusted for the effect of special items) and IFRS financial measures for the six months ended June 30, 2015 and 2014.

	Six months ended June 30,
	2015	2014	Change
(In millions of euro)
Net profit (loss)	0.6	19.9	(19.3)
Income/(charges):
Depreciation, amortization and write-downs	(26.5)	(22.5)	(4.0)
Additions to provisions for risks and charges	(0.5)	(0.5)	0.0
Restructuring charges and provisions	(3.0)	(0.1)	(2.9)
Financial income (expense)	(5.3)	(3.5)	(1.8)
Share of loss of investments in associates accounted for using the equity method	(3.9)	(1.3)	(2.6)
Income taxes	6.8	(5.3)	12.2

Adjusted EBITDA	33.0	53.1	(20.1)

Special items—income/(charges):
Litigations	(1.3)	(0.7)	(0.6)
Business development expenses	(0.3)	(0.9)	0.6
Merger-related costs	(22.7)	—	(22.7)
Valuation of provision for employee benefits	(0.2)	(0.1)	(0.1)
Income/expenses related to the earthquake	1.7	(0.4)	2.1
Others	(1.7)	(0.1)	(1.6)

Adjusted EBITDA (net of special items)	57.3	55.4	1.9

Operating profit	3.0	30.1	(27.1)
Special items—income/(charges):
Litigations	(1.3)	(0.7)	(0.6)
Business development expenses	(0.3)	(0.9)	0.6
Merger-related costs	(22.7)	—	(22.7)
Valuation of provision for employee benefits	(0.2)	(0.1)	(0.1)
Restructuring	(3.0)	(0.1)	(2.9)
Income/expenses related to the earthquake	1.7	(0.4)	2.1
Others	(1.9)	(0.1)	(1.8)

Adjusted operating profit	30.5	32.3	(1.8)

Net profit (loss)	0.6	19.9	(19.3)
Special items—income/(charges):
Litigations	(1.3)	(0.7)	(0.6)
Business development expenses	(0.3)	(0.9)	0.6
Merger-related costs	(22.7)	—	(22.7)
Valuation of provision for employee benefits	(0.2)	(0.1)	(0.1)
Restructuring	(3.0)	(0.1)	(2.9)
Income/expenses related to the earthquake	1.7	(0.4)	2.1
Others	(1.9)	(0.1)	(1.8)
Charges for overhedging foreign exchange risks	(0.8)	—	(0.8)
Income from (expenses on) investments in affiliate and in other companies (business dev.)	(3.9)	(1.1)	(2.8)
Tax impact	8.7	0.9	7.8

Adjusted net profit	24.2	22.4	1.8

Segment Information

The following table sets forth an analysis of Sorin’s net revenues by segment for the six months ended June 30, 2015 and 2014.

The tables below include information calculated at a constant currency. Sorin calculates this constant currency by applying the current-year/period average exchange rates to prior-year/period financial data expressed in local currency in order to eliminate the impact of foreign exchange rate fluctuations originating from translating the income statement of Sorin’s foreign entities into euro. These constant currency measures are non-IFRS measures. Although these measures are not a substitute for IFRS measures, Sorin believes that such results, excluding the impact of currency fluctuations period-on-period, provide additional useful information to investors regarding operating performance on a local currency basis.

	Six months ended June 30,		% Change	H1 2014 Foreign Currency impact	H1 2014 Net Revenues at Constant Exchange Rates	% Change at Constant Exchange Rates
(In millions of euro, except percentages)	2015	2014
Cardiac Surgery	€272.9	€242.2	12.7%	€22.5	€264.7	3.1%
Cardiac Rhythm Management	130.8	123.4	6.0%	3.9	127.3	2.7%
Other Items	1.3	1.3	0.3%	—	1.3	0.3%

Total	€405.0	€366.9	10.4%	€26.4	€393.3	3.0%

Total net revenues increased by €38.1 million (or 10.4%), from €366.9 million in the first half of 2014 to €405.0 million in the first half of 2015, driven principally by the performance of the cardiopulmonary product lines and the slight growth of the Cardiac Rhythm Management segment. For further details on the main fluctuations, see the following sections.

Cardiac Surgery

The following table sets forth an analysis of Cardiac Surgery net revenues by product for the six months ended June 30, 2015 and 2014.

	Six months ended June 30,		% Change	H1 2014 Foreign Currency impact	H1 2014 Net Revenues at Constant Exchange Rates	% Change at Constant Exchange Rates
(In millions of euro, except percentages)	2015	2014
Heart-lung machines	€57.9	€48.2	20.1%	€5.4	€53.6	8.0%
Oxygenators	113.7	100.5	13.1%	8.5	109.0	4.3%
Autotransfusion systems and devices	35.7	30.6	16.4%	2.8	33.4	6.8%
Mechanical heart valves	25.6	24.0	6.5%	2.4	26.4	(3.2)%
Tissue heart valves	32.7	32.7	(0.1)%	2.3	35.0	(6.7)%
Other items	7.4	6.1	21.4%	1.1	7.3	2.2%

Total Cardiac Surgery	€272.9	€242.2	12.7%	€22.5	€264.7	3.1%

Cardiac Surgery net revenues increased by €30.7 million (or 12.7%), from €242.2 million in the first half of 2014 to €272.9 million in the first half of 2015. At constant exchange rates, Cardiac Surgery net revenues increased by 3.1%.

Heart-lung machines net revenues increased by €9.7 million (or 20.1%), from €48.2 million in the first half of 2014 to €57.9 million in the first half of 2015. At constant exchange rates, they increased by 8.0%, which is the result of an increase in machines volumes (17.6%) mitigated by the unfavorable country mix.

Oxygenators net revenues increased by €13.2 million (or 13.1%), from €100.5 million in the first half of 2014 to €113.7 million in the first half of 2015. At constant exchange rates, they increased by 4.3% as a result of the continuous roll-out of the new INSPIRE™– HEARTLINK™– CONNECT™ family of oxygenator systems in Europe, United States and Japan.

Autotransfusion systems and devices net revenues increased by €5.1 million (or 16.4%), from €30.6 million in the first half of 2014 to €35.7 million in the first half of 2015. At constant exchange rates, they increased by 6.8% (in term of disposable volumes the increase was 6.0%), with a strong performance in Europe and the United States.

Mechanical heart valves net revenues increased by €1.6 million (or 6.5%), from €24.0 million in the first half of 2014 to €25.6 million in the first half of 2015. At constant exchange rates, they decreased by 3.2% due to a weak performance particularly in Europe, partially offset by a growth in the emerging markets, China and Japan (in term of volumes, they were flat 0.2%).

Tissue valves revenues were in line in the first half of 2015 compared to the first half of 2014, while at constant exchange rates tissue valves net revenues decreased by 6.7% attributed to a weak performance in traditional valves in the United States and to the temporary limitation in the production capacity for Perceval™ at Sorin’s Saluggia plant, which was completely restored during the second quarter of 2015.

Cardiac Rhythm Management

The following table sets forth an analysis of CRM net revenues by product for the six months ended June 30, 2015 and 2014.

	Six months ended June 30,		% Change	H1 2014 Foreign Currency impact	H1 2014 Net Revenues at Constant Exchange Rates	% Change at Constant Exchange Rates
(In millions of euro, except percentages)	2015	2014
High voltage (defibrillators and CRT-D)	€42.4	€43.7	(3.0)%	€1.8	€45.5	(6.9)%
Low voltage (pacemakers)	81.7	73.4	11.2%	1.9	75.4	8.4%
Other Items	6.8	6.3	7.4%	0.1	6.4	4.9%

Total Cardiac Rhythm Management	€130.8	€123.4	6.0%	€3.9	€127.3	2.7%

CRM net revenues increased by €7.4 million (or 6.0%), from €123.4 million in the first half of 2014 to €130.8 million in the first half of 2015. At constant exchange rates, CRM net revenues increased by 2.7%.

High voltage net revenues decreased by €1.3 million (or 3.0%), to €42.4 million in the first half of 2015 from €43.7 million in the first half of 2014. At constant exchange rates, they decreased by 6.9%. The negative performance was impacted by a challenging pricing environment and unfavorable mix, considering that volumes grew by 2.5%.

Low voltage net revenues increased by €8.3 million (or 11.2%), from €73.4 million in the first half of 2014 to €81.7 million in the first half of 2015. At constant exchange rates, they increased by 8.4% (in term of volumes 4.9%), thanks to the adoption of KORA™ 100, which has driven the growth in Japan, in the emerging markets and in Europe.

In February, Sorin received the approval of the Japanese Pharmaceuticals and Medical Devices Agency (PMDA) for the new KORA 100 pacemaker, followed by the first implant in Japan the following month. The KORA 100 system is equipped with the Automatic MRI mode function, a patented technology available exclusively on Sorin Group devices that reduces the time during which KORA 100 pacemakers are required to operate in MRI mode. Specifically, as soon as a KORA 100 device detects the scanner’s magnetic field, the parameters that allow the scanning to take place with total safety are activated automatically. In the same way, the device senses when a patient exits the magnetic field and returns to normal operating mode within 5 minutes. The KORA 100, distributed in Japan by Japan Lifeline Co. Ltd, drove the growth in market share in this country during the second quarter of 2015.

In the same month, Sorin announced the strategic repositioning of the CRM business unit in the United States. This program, which is aimed at reaching operational breakeven for this business within the second half of 2015, confirms Sorin’s commitment to the CRM market in the United states, through an acceleration of the process of repositioning itself on the premium segment and the “undertreated” segment of heart failure and related co-morbidities. The objective of this program, once completed, is to realize total savings of about €4 million a year.

In June, Sorin launched in Europe the KORA 250, its next generation of pacemakers compatible with Full Body Magnetic Resonance Imaging (MRI). The KORA 250 pacemakers, when implanted with Sorin’s BEFLEX pacing leads, allows patients to undergo Magnetic Resonance Imaging (MRI) for any district of the body. The KORA 250 pacemakers are equipped both with the exclusive Automatic MRI mode function and the Sleep Apnea Monitoring (SAM) system, a clinically validated tool to monitor and screen patients with severe sleep apnea, an important co-morbidity associated with atrial fibrillation and heart failure.

In New Ventures (new growth platforms in neurostimulation for heart failure and related co-morbidities and percutaneous mitral valve therapies), during the first quarter of 2015, Sorin continued the initial commercial roll-out of Respicardia’s device in Europe and started the enrollment of first patients in the clinical study of Equilia™, Sorin’s neurostimulation system for heart failure patients. On February 2015, the Company also executed further investments of €2.8 million and U.S. dollar 7.5 million, respectively, in HighLife SAS and Caisson Interventional LLC, companies that focus on the development of innovative mitral valve replacement systems.

Net Revenues by Geographic Area

	Six months ended June 30,
(In millions of euro, except percentages)	2015	%	2014	%
Europe	€200.7	49.5%	€196.2	53.5%
North America	112.8	27.8%	100.3	27.3%
Rest of the world	91.6	22.6%	70.3	19.2%

Total	€405.0	100.0%	€366.9	100.0%

For further details on the main fluctuations by geography, please refer to the comments reported above.

Year ended December 31, 2014 compared to year ended December 31, 2013

	Year ended December 31,
	2014		2013		Change
(In millions of euro, except percentages)		% of Net revenues		% of Net revenues		%
Net revenues	€746.9	100.0%	€738.5	100.0%	€8.4	1.1%
Other revenues and income	27.9	3.7%	14.3	1.9%	13.6	95.1%
Change in inventory of work in process, semifinished goods and finished goods	10.8	1.4%	(2.3)	(0.3)%	13.1	(569.6)%
Increase in Company-produced additions to non-current assets	42.3	5.7%	36.1	4.9%	6.1	16.9%
Cost of raw materials and services used and miscellaneous operating costs	(418.0)	(56.0)%	(385.5)	(52.2)%	(32.5)	8.4%
Personnel expense	(286.9)	(38.4)%	(273.5)	(37.0)%	(13.4)	4.9%
Adjusted EBITDA (*)	122.9	16.5%	127.6	17.3%	(4.6)	(3.6)%
Depreciation, amortization and write-downs	(46.9)	(6.3)%	(49.4)	(6.7)%	2.5	(5.1)%
Additions to provisions for risks and charges	(0.8)	(0.1)%	(2.4)	(0.3)%	1.6	(66.7)%
Restructuring charges and provisions	(1.5)	(0.2)%	(7.2)	(1.0)%	5.7	(79.2)%

Operating profit	73.7	9.9%	68.6	9.3%	5.1	7.4%
Financial income (expense)	(7.8)	(1.0)%	(5.7)	(0.8)%	(2.1)	36.8%
Share of loss of investments in associates accounted for using the equity method	(4.9)	(0.7)%	(4.7)	(0.6)%	(0.3)	6.4%

Profit before taxes	61.0	8.2%	58.2	7.9%	2.7	4.6%
Income taxes	(9.0)	(1.2)%	(9.4)	(1.3)%	0.4	(4.3)%

Net profit	€52.0	7.0%	€48.9	6.6%	€3.1	6.3%

(*)	Adjusted EBITDA is defined by Sorin as net profit adjusted for the following: (i) depreciation, amortization and write-downs; (ii) additions to provisions for risks and charges; (iii) restructuring charges and provisions; (iv) financial income (expense); (v) share of loss of investments in associates accounted for using the equity method; and (vi) income taxes. Adjusted EBITDA is a non-IFRS measure and should not be considered as an alternative to the conventional indicators provided by IFRS.

Net revenues increased by €8.4 million (or 1.1%), from €738.5 million in 2013 to €746.9 million in 2014, driven principally by the performance of the cardiopulmonary product lines and the continued growth of the Cardiac Rhythm Management segment. Net revenues also increased from the effect of the average revaluation of foreign currencies versus the euro in 2014 with respect to 2013. See the sections entitled “—Segment Information” and “—Net Revenues by Geographic Area” below for a detailed analysis of net revenues by segment and geographic area.

Other revenues and income increased by €13.6 million (or 95.1%), from €14.3 million in 2013 to €27.9 million in 2014. In 2014, this included €15.5 million in insurance indemnities for earthquake damages (€3.8 million in 2013) and €7.5 million in grants and other research-related income (€5.5 million in 2013).

Changes in inventory had a positive impact of €10.8 million on profit for the year ended December 31, 2014, compared to a negative impact of €2.3 million for the year ended December 31, 2013.

Increases in Company-produced additions to non-current assets had a positive impact of €42.3 million for the year ended December 31, 2014, compared to €36.1 million for the year ended December 31, 2013, mainly attributable to an increase in capitalized development costs and costs incurred to obtain FDA authorization for sales in the U.S., amounting to €31.0 million in 2014 (€26.4 million in 2013), and an increase in investments in plant, equipment and machinery and accessories supplied under gratuitous loan agreements, amounting to €11.2 million (€9,8 million in 2013).

The cost of raw materials and services used and miscellaneous operating costs increased by €32.5 million (or 8.4%), from €385.5 million in 2013 to €418.0 million in 2014. In 2014, this line item included €0.8 million in nonrecurring costs related to the earthquake at the Mirandola site (€3.5 million in 2013) and a gain of €6.5 million for the reclassification to the income statement of a cash flow hedge reserve for foreign exchange fluctuations, reclassified when the hedged assets and liabilities affected the income statement (€15.3 million in 2013).

Personnel expense increased by €13.4 million (or 4.9%), from €273.5 million in 2013 to €286.9 million in 2014, mainly as a result of the increase in average headcount, from 3,708 in 2013 to 3,815 in 2014 and from the effect of the increase in salaries. In 2014, personnel expenses included costs for variable compensation plans related to the Long Term Incentive Plan, which we refer to as LTIP, and stock grant plans totaling €1.4 million (€4.0 million in 2013). In 2014, this line item also included expenses relating to temporary staff; in 2013 such expenses, amounting to €4.1 million, were included in cost of raw materials and services used and miscellaneous operating costs.

Adjusted EBITDA decreased by €4.6 million (or 3.6%), from €127.6 million in 2013 to €122.9 million in 2014. As a percentage of net revenues, adjusted EBITDA decreased from 17.3% in 2013 to 16.5% in 2014.

Depreciation, amortization and write-downs decreased by €2.5 million (or 5.1%), from €49.4 million in 2013 to €46.9 million in 2014. In 2013, this line item included write-downs of intangible assets amounting to €2.2 million, while in 2014 no write-down was recorded.

Additions to provisions for risks decreased by €1.6 million (or 66.7%), from €2.4 million in 2013 to €0.8 million in 2014.

Restructuring charges and provisions decreased by €5.7 million (or 79.2%), from €7.2 million in 2013 to €1.5 million in 2014 due to the progress made during 2013 for the completion of the restructuring plan approved at the end of 2012.

Net financial expense increased by €2.1 million, from €5.7 million in 2013 to €7.8 million in 2014. In 2014, net financial expense included foreign exchange losses of €0.1 million compared to foreign exchange gains of €1.5 million in 2013. On a run-rate basis, i.e., excluding the impact of the currency translation effect, net financial expense increased by €0.2 million compared to 2013.

Share of loss of investments in associates accounted for using the equity method amounted to €4.9 million in 2014 (€4.7 million in 2013), and included Sorin’s pro rata portion of the losses incurred by startup investee companies and other affiliated companies, recognized in accordance with IAS 28 (equity method), and write-downs of investments in affiliated companies and other companies totaling €0.4 million that represented unrecoverable losses.

Income taxes of €9.0 million in 2014 included a gain resulting from the reversal of a provision for taxes recognized in 2012 in connection with insurance settlements received for the damages caused by the earthquake at the Mirandola site. Pursuant to the recent Decree Law No. 76 of June 28, 2013, settlements and compensation received for earthquake damages are not taxable.

Net profit increased by €3.1 million (or 6.3%), from €48.9 million in 2013 to €52.0 million in 2014. As a percentage of net revenues, net profit increased to 7.0% in 2014 from 6.6% in 2013.

Sorin’s management also monitors expenses by function. The following table sets forth a summary of Sorin’s consolidated income statement showing expenses by function for the years ended December 31, 2014 and 2013. It should be noted that this information is not derived directly from Sorin’s historical financial statements, which present expense information by nature.

	Year ended December 31,
	2014		2013		Change
(In millions of euro, except percentages)		% of Net revenues		% of Net revenues		%
Net revenues	€746.9	100%	€738.5	100%	€8.4	1.1%
Cost of sales	(308.0)	(41.2)%	(301.7)	(40.9)%	(6.3)	2.1%

Gross profit	438.9	58.8%	436.8	59.1%	2.1	0.5%

Selling, general and administrative expenses	(285.2)	(38.2)%	(280.3)	(38.0)%	(4.9)	1.7%

Research and development costs	(80.3)	(10.8)%	(73.7)	(10.0)%	(6.6)	9.0%
Special items	0.4	0.1%	(14.2)	(1.9)%	14.6	(102.8)%

Operating profit	73.7	9.9%	68.6	9.3%	5.1	7.4%

Net profit	€52.0	7.0%	€48.9	6.6%	€3.1	6.3%

Gross profit increased by €2.1 million (or 0.5%), from €436.8 million in 2013 to €438.9 million in 2014 . The decrease in percentage was mainly attributable to the unfavorable geographic mix, CRM price erosion worldwide and the negative impact of exchange rates, partially offset by a steady improvement in manufacturing efficiency.

Selling, general and administrative expenses (SG&A) increased by €4.9 million (or 1.7%), to €285.2 million in 2014 compared to €280.3 million in 2013. At constant exchange rates, SG&A were substantially unchanged over the two year period. In 2014, SG&A included a gain of €6.5 million for the reclassification to the income statement of a cash flow hedge reserve for foreign exchange fluctuations, reclassified when the hedged assets and liabilities affected the income statement (€15.3 million in 2013).

Research and development costs increased by €6.6 million (or 9.0%) to €80.3 million in 2014 from €73.7 million in 2013. In 2014, R&D activities mainly focused on (i) the launch of new products such as InspireTM, HeartlinkTM and ConnectTM; (ii) the clinical trials for the PercevalTM and Freedom SoloTM valves; (iii) the development of Platinum™; and (iv) the internal neuromodulation projects.

In 2014, special items included the proceeds from a partial earthquake insurance settlement of €15.5 million offset by restructuring expenses of €1.5 million and nonrecurring expenses related to the earthquake totaling €0.8 million. Other special items included €0.3 million from the measurement, in accordance with IAS 19, of the obligation under the defined-benefit plan for U.S. employees of the former Sorin Biomedical, Inc.—SBI and expenses for legal disputes of €2.5 million, costs for business development activities of €1.2 million, and sundry nonrecurring costs of €8.7 million, of which €7.9 million related to the effect of the returns of old generation devices in Japan.

In 2013, special items included restructuring charges of €7.2 million and nonrecurring expenses related to the earthquake totaling €3.5 million offset by the proceeds from a partial earthquake insurance settlement of €3.8 million. Other special items included €0.3 million relating to the obligation under the defined-benefit plan for U.S. employees of the former Sorin Biomedical, Inc.—SBI, as measured in accordance with IAS 19, and expenses of €2.1 million for legal disputes, €0.4 million for business development activities, €2.2 million for write-downs of projects included in intangible assets, as well as €2.3 million for other nonrecurring costs.

Sorin’s management also monitors operating profit, adjusted EBITDA and net profit adjusted for the effect of special items. The following table sets forth Sorin’s adjusted operating profit, adjusted EBITDA (net of special items) and adjusted net profit for the years ended December 31, 2014 and 2013.

	Year ended December 31,
	2014		2013		Change
(In millions of euro, except percentages)		% of Net revenues		% of Net revenues		%
Adjusted EBITDA (net of special items)	€121.0	16.2%	€131.1	17.8%	€(10.1)	(7.7)%
Adjusted operating profit	73.4	9.8%	82.8	11.2%	(9.4)	(11.4)%
Adjusted net profit	55.1	7.4%	60.8	8.2%	(5.7)	(9.4)%

The following table sets forth a reconciliation of non-IFRS financial measures (adjusted for the effect of special items) and IFRS financial measures for the years ended December 31, 2014 and 2013.

	Year ended December 31,
(In millions of euro)	2014	2013	Change
Net profit	52.0	48.9	3.1
Income/(charges):
Depreciation, amortization and write-downs	(46.9)	(49.4)	2.5
Additions to provisions for risks and charges	(0.8)	(2.4)	1.6
Restructuring charges and provisions	(1.5)	(7.2)	5.7
Financial income (expense)	(7.8)	(5.7)	(2.1)
Share of loss of investments in associates accounted for using the equity method	(4.9)	(4.7)	(0.3)
Income taxes	(9.0)	(9.4)	0.4
Adjusted EBITDA	122.9	127.6	(4.7)
Special items—income/(charges):
Litigations	(2.5)	(2.1)	(0.4)
Business development expenses	(1.2)	(0.4)	(0.8)
Valuation of provisions for employee benefits	(0.3)	(0.3)	(0.0)
Earthquake-related expenses/writedowns, net of insurance settlement	14.7	0.3	14.4
Voluntary recall of Isoline leads	—	(0.2)	0.2
Sundry items	(8.7)	(0.8)	(7.9)

Adjusted EBITDA (net of special items)	121.0	131.1	(10.1)

Operating profit	73.7	68.6	5.1
Special items—income/(charges):
Litigations	(2.5)	(2.1)	(0.4)
Business development expenses	(1.2)	(0.4)	(0.8)
Restructuring	(1.5)	(7.2)	5.7
Valuation of provisions for employee benefits	(0.3)	(0.3)	(0.0)
Earthquake-related expenses/writedowns, net of insurance settlement	14.7	0.3	14.4
Writedown of projects involving intangible assets	(0.1)	(2.2)	2.1
Voluntary recall of Isoline leads	—	(0.2)	0.2
Sundry items	(8.7)	(2.1)	(6.6)

Adjusted operating profit	73.4	82.8	(9.4)

Net profit	52.0	48.9	3.1

	Year ended December 31,
(In millions of euro)	2014	2013	Change
Special items—income/(charges):
Litigations	(2.5)	(2.1)	(0.4)
Business development expenses	(1.2)	(0.4)	(0.8)
Restructuring	(1.5)	(7.2)	5.7
Valuation of provisions for employee benefits	(0.3)	(0.3)	(0.0)
Earthquake-related expenses/writedowns, net of insurance settlement	14.7	0.3	14.4
Writedown of projects involving intangible assets	(0.1)	(2.2)	2.1
Voluntary recall of Isoline leads	—	(0.2)	0.2
Sundry items	(8.7)	(2.1)	(6.6)
Income from (expenses on) investments in affiliate and in other companies (business dev.)	(4.6)	(2.2)	(2.4)
Tax impact	1.1	4.4	(3.3)

Adjusted net profit	55.1	60.8	(5.8)

Segment Information

The following table sets forth an analysis of Sorin’s net revenues by segment for the years ended December 31, 2014 and 2013.

The table below includes information calculated at a constant currency. Sorin calculates this constant currency by applying the current-year/period average exchange rates to prior-year/period financial data expressed in local currency in order to eliminate the impact of foreign exchange rate fluctuations originating from translating the income statement of its foreign entities into euro. These constant currency measures are non-IFRS measures. Although these measures are not a substitute for IFRS measures, Sorin believes that such results, excluding the impact of currency fluctuations period-on-period, provide additional useful information to investors regarding operating performance on a local currency basis.

(In millions of euro, except percentages)	2014	2013	% Change	2014 Provision on Sales Returns	2014 Adjusted Net Revenues	2013 Foreign Currency Impact	2013 Net Revenues at Constant Exchange Rates	% Change at Constant Exchange Rates and Scope
Cardiac Surgery	€500.9	€481.8	4.0%	€—	€500.9	€(5.3)	€476.5	5.1%
Cardiac Rhythm Management	243.5	253.9	(4.1)%	8.1	251.6	(3.0)	250.9	0.3%
Other Items	2.5	2.7	(7.6)%	—	2.5	—	2.7	(7.6)%

Total	€746.9	€738.5	1.1%	€8.1	€755.0	€(8.3)	€730.1	3.4%

Total net revenues increased by €8.4 million (or 1.1%), from €738.5 million in 2013 to €746.9 million in 2014, driven principally by the performance of the cardiopulmonary product lines and the continued growth of the Cardiac Rhythm Management segment.

Cardiac Surgery:

The following table sets forth an analysis of Cardiac Surgery net revenues by product for the years ended December 31, 2014 and 2013.

(In millions of euro, except percentages)	2014	2013	% Change	2013 Foreign Currency Impact	2013 Net Revenues at Constant Exchange Rates	% Change at Constant Exchange Rates
Heart-lung machines	€106.7	€95.8	11.4%	€(0.9)	€94.8	12.5%
Oxygenators	205.1	197.4	3.9%	(2.4)	195.1	5.2%
Autotransfusion systems and devices	64.4	60.1	7.0%	(0.7)	59.4	8.3%
Mechanical heart valves	49.1	52.3	(6.1)%	(0.2)	52.2	(5.8)%
Tissue heart valves	62.6	64.0	(2.2)%	(0.9)	63.1	(0.8)%
Other items	12.9	12.2	6.0%	(0.2)	11.9	8.1%

Total Cardiac Surgery	€500.9	€481.8	4.0%	€(5.3)	€476.5	5.1%

Cardiac Surgery net revenues increased by €19.1 million (or 4.0%), from €481.8 million in 2013 to €500.9 million in 2014. At constant exchange rates, Cardiac Surgery net revenues increased by 5.1%.

Heart-lung machines net revenues increased by €10.9 million (or 11.4%), from €95.8 million in 2013 to €106.7 million in 2014. At constant exchange rates, they increased by 12.5%, primarily due to an increase of 8.8% in the volume of machines sold.

Oxygenators net revenues increased by €7.7 million (or 3.9%), from €197.4 million in 2013 to €205.1 million in 2014. At constant exchange rates, they increased by 5.2% as a result of the launch of the new INSPIRE™– HEARTLINK™– CONNECT™ family of oxygenator systems in the fourth quarter of 2013 in Europe and the United States and the positive contribution of the cannulae business in Europe, Japan and United States. The volume of Oxygenators grew by 9.8% year over year while the average selling prices were impacted negatively by the country mix.

Autotransfusion systems and devices net revenues increased by €4.3 million (or 7.0%), from €60.1 million in 2013 to €64.4 million in 2014. At constant exchange rates, they increased by 8.3%, due to a positive performance in emerging markets as well as a continued penetration of XtraTM in Europe, the United States and Japan, mainly driven by an increase of 8.2% in ATS disposables.

Mechanical heart valves net revenues decreased by €3.2 million (or 6.1%) to €49.1 million in 2014 from €52.3 million in 2013. At constant exchange rates, they decreased by 5.8%, mainly due to lower volumes (-5.0%), in line with the continued shift of the market toward biological valves and lower volumes, particularly in the United States and in some emerging markets, including China. This trend, however, was partially offset by an increase in net revenues in Japan. In Europe, mechanical heart valves net revenues remained substantially unchanged over the two-year period.

Tissue valves revenues decreased by €1.4 million (or 2.2%), from €64.0 million in 2013 to €62.6 million in 2014. At constant exchange rates, tissue valves net revenues remained substantially unchanged over the two-year period. Units sold declined by 5.7%, substantially offset by the increase of revenues related to the sale of original equipment manufacturer products.

Cardiac Rhythm Management:

The following table sets forth an analysis of CRM net revenues by product for the years ended December 31, 2014 and 2013.

(In millions of euro, except percentages)	2014	2013	% Change	2014 Provision on Sales Returns	2014 at Constant Scope	2013 Data Amounts Effect	2013 at Constant Exchange Rate	% Change at Constant Exchange Rates and Scope
High voltage (defibrillators and CRT-D)	€84.4	€92.0	(8.2)%	€2.3	€86.7	€(0.7)	€91.3	(5.0)%
Low voltage (pacemakers)	146.6	150.9	(2.9)%	5.8	152.4	(2.2)	148.7	2.5%
Other Items	12.5	11.0	13.1%	—	12.5	(0.1)	11.0	14.1

Total Cardiac Rhythm Management	€243.5	€253.9	(4.1)%	€8.1	€251.6	€(3.0)	€250.9	0.3%

CRM net revenues decreased by €10.4 million (or 4.1%) to €243.5 million in 2014 from €253.9 million in 2013. At constant exchange rates and scope, CRM net revenues increased by 0.3%.

High voltage net revenues decreased by €7.6 million (or 8.2%) to €84.4 million in 2014 from €92.0 million in 2013. At constant exchange rates and scope, they decreased by 5.0%, mainly due to a decrease of prices, with change in volumes substantially in line.

The success of the SonR system, the first and only cardiac resynchronization system that provides a weekly automatic optimization whilst patients engage in their normal activities, continued to support further gains in CRT-D market share. However, the resulting positive effects were offset by a weak performance in implantable cardiac defibrillators, which we refer to as ICD, affected by a challenging pricing environment.

Low voltage net revenues decreased by 4.3 million (or 2.9%) to €146.6 million in 2014 from €150.9 million in 2013. At constant exchange rates, they increased by 2.5% as a result of the increase in the sales of leads. Such decrease was mainly attributable to the severe price pressure in Europe and a growing penetration by MRI compatible pacemakers in Europe and particularly in Japan. Sorin’s new pacemaker KORA 100, featuring the only automatic MRI mode, was launched only in Europe at the end of November 2013, thus minimally impacting 2013 results.

Net Revenues by Geographic Area

	Year ended December 31,				% Change at Constant Exchange Rates
(In millions of euro, except percentages)	2014	%	2013	%
Italy	€75.2	€10.1	€75.2	€10.2	(0.1)%
Europe excluding Italy	312.4	41.8	306.6	41.5	1.6%
North America	208.8	28.0	202.3	27.4	4.7%
Rest of the world	150.5	20.2	154.3	20.9	0.9%

Total	€746.9	€100.0	€738.5	€100.0	3.4%

Revenues in Italy in 2014 were substantially flat versus 2013. Sorin reported an increase from the sales of cannulae and heart-lung machines, confirming the company leadership position in this segment. In the CRM segment, a decrease in net revenues from the low voltage product line was partially offset by an increase in net revenues from the high voltage product line, mainly related to SonR. In the other European countries Sorin reported a strong performance in all the cardiopulmonary products driven by the successful roll-out of the new InspireTM-HeartlinkTM-ConnectTM System. The mechanical valves product line witnessed a decrease in net revenues offset by the positive performance of PercevalTM, which obtained CE mark approval for an expanded adult age indication as well as dedicated reimbursement status in the Czech Republic, Turkey, Belgium and Germany. The CRM segment reported an increase in low voltage driven by the roll-out of KORATM 100 and REPLYTM 200 pacing systems, compensated for by the decrease in the implantable defibrillator product line affected by a challenging pricing environment, notwithstanding the continued penetration of SonRTM. Net revenues for North America reported a positive performance in cardiopulmonary and a weak performance in traditional tissue heart valves. CRM sales were substantially unchanged over the two-year period. With reference to the rest of the world, Sorin recorded an increase in cardiopulmonary sales and a shift of the market toward biological valves. The decreased sales in the high voltage segment were partially offset by an increase in low voltage sales driven by the introduction of the MRI compatible pacemaker KORATM 100.

Year ended December 31, 2013 compared to year ended December 31, 2012

	Year ended December 31,
	2013		2012		Change
(In millions of euro, except percentages)		% of Revenue		% of Revenue		%
Net revenues	€738.5	100.0%	€731.1	100.0%	€7.4	1.0%
Other revenues and income	14.3	1.9%	25.1	3.4%	(10.8)	(43.0)%
Change in inventory of work in process, semifinished goods and finished goods	(2.3)	(0.3)%	0.2	0.0%	(2.5)	<(100)%
Increase in Company-produced additions to non-current assets	36.1	4.9%	28.4	3.9%	7.7	27.1%
Cost of raw materials and services used and miscellaneous operating costs	(385.5)	(52.2)%	(407.5)	(55.7)%	22.0	(5.4)%
Personnel expense	(273.5)	(37.0)%	(280.6)	(38.4)%	7.1	(2.5)%

Adjusted EBITDA (*)	127.6	17.3%	96.7	13.2%	30.9	32.0%
Depreciation, amortization and write-downs	(49.4)	(6.7)%	(50.7)	(6.9)%	1.3	(2.6)%
Additions to provisions for risks and charges	(2.4)	(0.3)%	(1.2)	(0.2)%	(1.2)	100.0%
Restructuring charges and provisions	(7.2)	(1.0)%	(7.9)	(1.1)%	0.6	(7.6)%

Operating profit	68.6	9.3%	36.9	5.0%	31.7	85.9%
Financial income (expense)	(5.7)	(0.8)%	(12.8)	(1.8)%	7.1	(55.5)%
Share of loss of investments in associates accounted for using the equity method	(4.7)	(0.6)%	(1.5)	(0.2)%	(3.1)	>100%

Profit before taxes	58.2	7.9%	22.6	3.1%	35.6	>100%
Income taxes	(9.4)	(1.3)%	(2.3)	(0.3)%	(7.1)	>100%

Net profit	€48.9	6.6%	€20.3	2.8%	€28.6	>100%

(*)	Adjusted EBITDA is defined by Sorin as net profit adjusted for the following: (i) depreciation, amortization and write-downs; (ii) additions to provisions for risks and charges; (iii) restructuring charges and provisions; (iv) financial income (expense); (v) share of loss of investments in associates accounted for using the equity method; and (vi) income taxes. Adjusted EBITDA is a non-IFRS measure and should not be considered as an alternative to the conventional indicators provided by IFRS.

Net revenues increased by €7.4 million (or 1.0%), from €731.1 million in 2012 to €738.5 million in 2013. Net revenues growth for 2013 was driven by 12% growth in Sorin’s Cardiac Surgery segment, fully offsetting the 6.8% decrease in Sorin’s CRM business. The growth in the Cardiac Surgery segment was primarily driven by the cardiopulmonary product lines, which successfully recovered from the consequences of the earthquakes, and by increased sales in the tissue heart valve product line. The CRM segment was primarily adversely affected by a decline in net revenues from the low voltage product lines. See the sections entitled “—Segment Information” and “—Net Revenues by Geographic Area” below for a detailed analysis of net revenues by segment and geographic area.

Other revenues and income, which decreased by €10.8 million (or 43%), from €25.1 million in 2012 to €14.3 million in 2013, include €3.8 million in insurance settlements for earthquake damages in 2013 (compared to €13.8 million in 2012) and grants and other research-related income totaling €5.5 million in 2013 (compared to €7.1 million in 2012).

The change in inventory had a negative impact of €2.3 million on the results for the year ended December 31, 2013.

Increases in Company-produced additions to non-current assets, which primarily reflects the capitalization of development costs, costs incurred to secure FDA approval to market products in the United States and the capitalized cost of equipment and accessories provided to customers under gratuitous loan agreements, had a positive impact of €36.1 million in 2013 (compared to €28.4 million in 2012).

Cost of raw materials and services used and miscellaneous operating costs totaled €385.5 million in 2013, for a decrease of €22.0 million (or 5.4%) compared with 2012. This includes €3.5 million in nonrecurring costs related to the earthquake in Mirandola in 2013 (compared to €13.4 million in 2012). Other operating costs include €2.7 million for a new excise tax levied in 2013 in the United States on manufacturers of medical devices. Consistent with hedge accounting requirements, other operating costs include a gain of €15.3 million in 2013 (as compared to a charge of €8.9 million in 2012) from the reclassification to the income statement of a cash flow hedge reserve for foreign exchange fluctuations, reclassified when the hedged assets and liabilities affected the income statement.

Personnel expense decreased to €273.5 million (or 2.5%) in 2013 from €280.6 million in 2012 mainly as a result of the decreases in the average headcount from 3,763 in 2012 to 3,708 in 2013. In 2013, personnel expense included costs for variable compensation plans totaling €4.0 million (compared with €4.5 million in 2012), related to the LTIP and the stock grant plans. Sorin adopted the amendments to IAS 19—Employee Benefits starting with the 2012 financial statements, recognizing the net remeasurement of liabilities (assets) for defined benefits in “other components of comprehensive income” and no longer in profit or loss.

Adjusted EBITDA increased by €30.9 million (or 32.0%) to €127.6 million in 2013 from €96.7 million in 2012. As a percentage of net revenues, adjusted EBITDA increased to 17.3% in 2014 from 13.2% in 2013.

Depreciation, amortization and write-downs, which had a negative impact of €49.4 million in 2013 (compared to €50.7 million in 2012), include a write-down of intangible assets in the amount of €2.2 million in 2013 (compared to a write-down of intangible assets amounting to €7.5 million in 2012).

Additions to provisions for risks and charges had a negative impact of €2.4 million in 2013 (compared to €1.2 million in 2012).

Restructuring charges and provisions totaled €7.2 million in 2013 (compared with €7.9 million in 2012).

Net financial expense decreased to €5.7 million in 2013, down from €12.8 million 2012. This included foreign exchange gains of €1.5 million in 2013 compared to foreign exchange losses of €5.0 million in 2012. In 2013, this item also reflected the recognition of a gain of €0.3 million, due to the early closing of overhedging positions, compared to financial expense of €4.8 million for the same reason in 2012. On a run-rate basis, i.e., excluding the impact of the currency translation effect, financial expense for 2013 decreased by €0.6 million from 2012.

Share of loss of investments in associates accounted for using the equity method, which amounted to €4.7 million in 2013 (compared to €1.5 million in 2012), correspond to Sorin’s pro rata portion of the losses incurred by startup investee companies and other affiliated companies, recognized in accordance with IAS 28 (equity method), and to write-downs of investments in affiliated companies and other companies totaling €2.7 million, that represented unrecoverable losses.

Income taxes of €9.4 million in 2013 benefited from the reversal of the provision for taxes recognized the previous year in connection with insurance settlements received for the damages caused by an earthquake in the Mirandola area, pursuant to the recent Decree Law No. 76 of June 28, 2013, which made settlements and compensation received for earthquake damages not taxable.

As a result of the factors described above, Sorin reported a net profit of €48.9 million for the year ended December 31, 2013 compared to €20.3 million in 2012.

Sorin’s management also monitors expenses by function. The following table sets forth a summary of Sorin’s consolidated income statement showing expenses by function for the years ended December 31, 2013 and 2012. It should be noted that this information is not directly derived from Sorin’s historical financial statements, which present expense information by nature.

	Year ended December 31,
	2013		2012		Change
(In millions of euro, except percentages)		% of Revenue		% of Revenue		%
Net revenues	€738.5	100.0%	€731.1	100.0%	€7.4	1.0%
Cost of sales	(301.7)	(40.9)%	(288.0)	(39.4)%	(13.6)	4.7%

Gross profit	436.8	59.1%	443.0	60.6%	(6.2)	(1.4)%
Selling, general and administrative expenses	(280.3)	(38.0)%	(309.6)	(42.4)%	29.3	(9.5)%
Research and development costs	(73.7)	(10.0)%	(75.4)	(10.3)%	1.7	(2.3)%
Special items	(14.2)	(1.9)%	(21.0)	(2.9)%	6.8	(32.4)%

Operating profit	68.6	9.3%	36.9	5.0%	31.7	85.9%

Net profit	€48.9	6.6%	€20.3	2.8%	€28.6	n.m.

Gross profit amounted to €436.8 million in 2013 (or 59.1% of revenues) compared to €443.0 million in 2012 (or 60.6% of revenues). The negative impact of exchange rates and a back-to-normal product mix following a complete recovery from the earthquake, offset in part by a steady improvement in manufacturing efficiency, are the main reasons for this decrease.

Selling, general and administrative expenses, which we refer to as SG&A, totaled €280.3 million in 2013, a decrease of €29.3 million compared to 2012. At constant exchange rates, SG&A were substantially unchanged over the two periods, despite a charge of €2.7 million for the medical device excise tax levied in the United States in 2013. In 2013, SG&A included a gain of €15.3 million from the reclassification to the income statement of a cash flow hedge reserve for foreign exchange fluctuations, reclassified when the hedged assets and liabilities affected the income statement (a charge of €8.9 million in 2012).

Research and development costs amounted to €73.7 million in 2013 (or 10.0% of revenues), compared with €75.4 million (or 10.3% of revenues) in 2012. In 2013, R&D activities focused mainly on the new products InspireTM, HeartlinkTM and ConnectTM, the clinical trials for the PercevalTM and Freedom SoloTM valves, the development of REPLYTM 200 and KORATM 100, and internal neuromodulation projects.

In 2013, special items included restructuring charges of €7.2 million. They also included nonrecurring expenses related to the earthquake totaling €3.5 million offset by the proceeds from a partial earthquake insurance settlement of €3.8 million. Other special items include €0.3 million from the measurement, in accordance with IAS 19, of the obligation under the defined-benefit plan for U.S. employees of the former Sorin Biomedical, Inc.—SBI and expenses of €2.1 million for legal disputes, €0.4 million for business development activities, €2.2 million for write-downs of projects included in intangible assets and €2.3 million for sundry nonrecurring costs.

In 2012, special items included restructuring charges of €7.9 million and nonrecurring expenses related to the earthquake (write-downs of inventory and non-current assets, and demolition and reconstruction costs) totaling €13.4 million, offset by the proceeds from a partial earthquake insurance settlement of €13.8 million. Other special items included €7.5 million in nonrecurring charges for write-downs of projects included in intangible assets, €2.0 million incurred to discontinue the production of leads at the Saluggia site and €0.8 million for the voluntary recall of the Isoline leads. Special items also included €0.3 million from the measurement, in accordance with IAS 19, of the obligation under the defined-benefit plan for U.S. employees of the former Sorin Biomedical, Inc.—SBI and expenses of €1.0 million for legal disputes, €1.4 million for business development activities and €0.6 million for sundry nonrecurring costs.

In 2012, non-operational special items included a charge of €4.8 million for the overhedging of the foreign exchange risk caused by the impact of the May 2012 earthquake in Mirandola and the resulting decrease in business activity.

Sorin’s total R&D expenditures, including research and development expenses, capitalized development costs and costs incurred to obtain authorization from the FDA to market products in the United States, net of the corresponding amortization, remained substantially unchanged over the two-year period, amounting to €91.7 million in 2013 and €91.2 million in 2012.

Sorin’s management also monitors operating profit, adjusted EBITDA and net profit adjusted for the effect of special items. The following table sets forth Sorin’s adjusted operating profit, adjusted EBITDA (net of special items) and adjusted net profit for the years ended December 31, 2013 and 2012.

	Year ended December 31,
	2013		2012		Change
(In millions of euro, except percentages)		% of Net revenues		% of Net revenues		%
Adjusted EBITDA	131.1	17.8%	101.8	13.9%	29.3	28.8%
Adjusted operating profit	82.8	11.2%	58.0	7.9%	24.8	42.8%
Adjusted net profit	60.8	8.2%	39.2	5.4%	21.6	55.1%

The following table sets forth a reconciliation of non-IFRS financial measures (adjusted for the effect of special items) and IFRS financial measures at December 31, 2013 and 2012.

	Year ended December 31,
(In millions of euro)	2013	2012	Change
Net profit	48.9	20.3	28.6
Income/(charges):
Depreciation, amortization and write-downs	(49.4)	(50.7)	1.3
Additions to provisions for risks and charges	(2.4)	(1.2)	(1.2)
Restructuring charges and provisions	(7.2)	(7.9)	0.6
Financial income (expense)	(5.7)	(12.8)	7.1
Share of loss of investments in associates accounted for using the equity method	(4.7)	(1.5)	(3.1)
Income taxes	(9.4)	(2.3)	(7.1)
Adjusted EBITDA	127.6	96.7	30.9
Special items—income/(charges):
Litigations	(2.1)	(1.0)	(1.1)
Business development expenses	(0.4)	(0.9)	0.5
Valuation of provisions for employee benefits	(0.3)	(0.3)	(0.0)
Earthquake-related expenses/writedowns, net of insurance settlement	0.3	0.4	(0.1)
Voluntary recall of Isoline leads	(0.2)	(0.8)	0.6
Discontinuation of lead production at the Saluggia site	—	(2.0)	2.0
Sundry items	(0.8)	(0.6)	(0.2)

Adjusted EBITDA (net of special items)	131.1	101.8	29.3

Operating profit	68.6	36.9	31.7
Special items—income/(charges):
Litigations	(2.1)	(1.0)	(1.1)
Business development expenses	(0.4)	(1.4)	1.0
Valuation of provisions for employee benefits	(0.3)	(0.3)	(0.0)
Restructuring	(7.2)	(7.9)	0.7
Earthquake-related expenses/writedowns, net of insurance settlement	0.3	0.4	(0.1)
Writedown of projects involving intangible assets	(2.2)	(7.5)	5.4
Voluntary recall of Isoline leads	(0.2)	(0.8)	0.6
Discontinuation of lead production at the Saluggia site	—	(2.0)	2.0
Sundry items	(2.1)	(0.6)	(1.5)

Adjusted operating profit	82.8	58.0	24.8

Net profit	48.9	20.3	28.6
Special items—income/(charges):
Litigations	(2.1)	(1.0)	(1.1)
Business development expenses	(0.4)	(1.4)	1.0
Valuation of provisions for employee benefits	(0.3)	(0.3)	(0.0)
Restructuring	(7.2)	(7.9)	0.7
Earthquake-related expenses/writedowns, net of insurance settlement	0.3	0.4	(0.1)
Charges for overhedging foreign exchange risks resulting from the interruption of activities caused by the earthquake	—	(4.8)	4.8
Writedown of projects involving intangible assets	(2.2)	(7.5)	5.3
Voluntary recall of Isoline leads	(0.2)	(0.8)	0.6
Discontinuation of lead production at the Saluggia site	—	(2.0)	2.0
Sundry items	(2.1)	(0.6)	(1.5)
Tax impact	3.8	7.0	(3.2)

Adjusted net profit	59.2	39.2	20.1

Segment Information

The following table sets forth an analysis of Sorin’s net revenues by segment for the years ended December 31, 2013 and 2012.

(In millions of euro, except percentages)	2013	2012	% Change	Foreign Currency Impact on 2012 Net Revenues	Net Revenues for 2012 at Constant Exchange Rates	% Change at Constant Exchange Rates
Cardiac Surgery	€481.8	€445.9	8.1%	€(16.0)	€429.8	12.1%
Cardiac Rhythm Management	253.9	282.7	(10.2)%	(10.2)	272.5	(6.8)%
Other Items	2.7	2.5	8.2%	—	2.5	8.2%

Total	€738.5	€731.1	1.0%	€(26.3)	€704.8	4.8%

Cardiac Surgery:

The following table sets forth an analysis of Cardiac Surgery net revenues by product for the years ended December 31, 2013 and 2012.

(In millions of euro, except percentages)	2013	2012	% Change	Foreign Currency Impact on 2012 Net Revenues	Net Revenues for 2012 at Constant Exchange Rates	% Change at Constant Exchange Rates
Heart-lung machines	€96.3	€86.5	11.3%	€(3.9)	€82.6	16.6%
Oxygenators	196.7	171.6	14.6%	(5.8)	165.8	18.6%
Autotransfusion systems and devices	60.1	56.8	5.9%	(2.9)	53.9	11.5%
Mechanical heart valves	52.6	56.5	(6.8)%	(1.1)	55.4	(4.9)%
Tissue heart valves	63.9	61.9	3.2%	(1.8)	60.2	6.2%
Other items	12.1	12.5	(3.3)%	(0.6)	11.9	1.7%

Total Cardiac Surgery	€481.8	€445.9	8.1%	€(16.0)	€429.8	12.1%

In 2013, Cardiac Surgery net revenues totaled €481.8 million, up 12.1% at constant exchange rates compared with 2012, due to successful recovery from the consequences of the earthquake in the oxygenators and autotransfusion product lines, and the continuing increase of market share in heart-lung machine products. The increase in net revenues was also due to the increase in net revenue generated by the tissue valve product line, which was mainly driven by sales of sutureless valves.

Heart-lung machines revenues increased by 16.6% at constant exchange rates to €96.3 million, mainly driven by an increase of the volume of sales of machines of 18.0%, representing record revenues for the fifth consecutive year and further reinforcing Sorin’s leadership position in every major market.

The oxygenator and autotransfusion product lines also performed positively, confirming Sorin’s full recovery from the earthquakes of May 2012.

Oxygenators revenues increased by 18.6% at constant exchange rates to €196.7 million, benefitting from ongoing penetration in emerging markets and from the significant contribution of the cannulae business. The volume of Oxygenators grew by 26.5% year over year.

Autotransfusion systems and devices revenues were €60.1 million, an 11.5% increase compared with the previous year, due to a strong performance in emerging markets as well as a continued penetration of XtraTM in Europe and the United States. The volume of autotransfusion systems disposables grew by 10.1% year over year.

Mechanical valves revenues were €52.6 million, a 4.9% decrease compared with the previous year, in line with the continued shift of the market toward biological valves and lower volumes in emerging markets during the first part of the year.

Tissue valves revenues were €63.9 million, a 6.2% growth compared with the previous year. The increase in sales was driven by the ongoing penetration of Mitroflow, particularly in emerging markets and Japan, and the positive performance of Perceval, whose annual revenues amounted to €12.1 million.

Cardiac Rhythm Management:

The following table sets forth an analysis of CRM net revenues by product for the years ended December 31, 2013 and 2012.

(In millions of euro, except percentages)	2013	2012	% Change	Foreign Currency Impact on 2012 Net Revenues	Net Revenues for 2012 at Constant Exchange Rates	% Change at Constant Exchange Rates
High voltage (defibrillators and CRT-D)	€92.0	€96.2	(4.4)%	€(2.1)	€94.1	(2.3)%
Low voltage (pacemakers)	150.9	175.6	(14.0)%	(7.9)	167.6	(10.0)%
Other Items	11.0	10.9	1.3%	(0.2)	10.7	3.0%

Total Cardiac Rhythm Management	€253.9	€282.7	(10.2)%	€(10.2)	€272.5	(6.8)%

CRM net revenues totaled €253.9 million in 2013, compared with €282.7 million in 2012, for a year-over-year decrease of 10.2% (negative 6.8% at constant exchange rates), due mainly to unfavorable market conditions in Europe and growing penetration by MRI compatible pacemakers.

After a significant contraction in the first six months of 2013, the CRM market showed signs of a stabilization in the second half of the year, primarily in the United States, while Europe continued to be affected by a challenging pricing environment.

In the high voltage product line (which includes defibrillators and CRT-D cardiac rhythm resynchronization devices) net revenues decreased by 4.4% to €92.0 million (negative 2.3% at constant exchange rates, compared with the previous year), with volume of defibrillators remaining substantially flat year over year. The success of the SonR system, the first and only cardiac resynchronization system that provides a weekly automatic optimization whilst patients engage in their normal activities, continued to support further gains in CRT-D market share. However, the resulting positive effects were offset by a weak performance in the ICD, affected by a challenging pricing environment.

The net revenues reported in the low voltage product line (which includes pacemakers) totaled €150.9 million, a decrease of 14.0% compared with the previous year (negative 10.0% at constant exchange rates), mainly due to severe price pressure in Europe and a growing penetration by MRI compatible pacemakers in Europe and particularly in Japan. Sorin’s new pacemaker KORA 100, featuring the only automatic MRI mode, was launched only in Europe at the end of November 2013, thus minimally impacting fiscal year 2013 results.

Net Revenues by Geographic Area

	Year ended December 31,				Change at Constant Exchange Rates
(In millions of Euro, except percentages)	2013	%	2012	%
Italy	€75.2	10.2	€74.0	10.1	€1.7
Europe excluding Italy	306.6	41.5	306.6	41.9	0.5
North America	202.3	27.4	202.3	27.7	4.1
Rest of the world	154.3	20.9	148.3	20.3	17.0

Total	€738.5	100.0	€731.1	100.0	€4.8

The net revenues increase in Italy was mainly driven by the oxygenators product line, which was adversely affected in 2012 by the earthquake. In the CRM segment, a decrease in net revenues from the low voltage product line was partially offset by an increase in net revenues from the high voltage product line, mainly related to SonR. In the European countries (excluding Italy), Sorin reported an increase in net revenues from the sale of oxygenators, autotransfusion systems and cannulae, confirming Sorin’s full recovery from the earthquakes of 2012 as well as increased revenues from the sale of heart-lung machines. The mechanical valves product line witnessed a decrease in net revenues consistent with the continued shift of the market toward biological valves. With respect to the CRM segment in European countries (excluding Italy), Sorin reported a decline in both low voltage and in high voltage net revenues driven by pricing pressure and lower volumes. Net revenues for North America followed a similar trend with a weak performance of the CRM segment. In particular, a decrease in high voltage product line net revenues was offset by increased net revenues from the cardiopulmonary product line. With reference to the rest of the world, Sorin experienced strong cardiopulmonary sales, a shift of the market toward biological valves and decreased sales in both the high and low voltage product lines.

Liquidity and Capital Resources

Sorin’s business is capital intensive and requires liquidity in order to meet obligations and to fund growth. Sorin’s primary sources of liquidity are cash flows from operations and, to a lesser extent, cash proceeds from financing activities. Markets (like Italy or Spain) in which Sorin operates, with long terms of collections from customers, and business models in some cases based on consignment stocks, make working capital financing particularly important. In addition to Sorin’s general working capital and operational needs, liquidity requirements arise from its need to fund capital expenditures and innovation. Sorin also requires liquidity to fund acquisitions and, in general, growth initiatives. Sorin’s cash flows generated from operating activities, together with cash flows generated from financing activities, have historically been sufficient to meet liquidity requirements.

Sorin believes its ability to generate cash from operations and to reinvest in its business is one of its fundamental financial strengths and, combined with funds currently available and committed borrowing capacity, Sorin expects to have sufficient liquidity to meet its financial obligations and working capital requirements in the ordinary course of business for the future.

The management of operating cash main funding operations and investment of excess liquidity is centrally coordinated by a dedicated treasury team with the objective of ensuring effective and efficient management of funds.

Sorin uses a number of instruments to finance its operations, including: medium and long-term financing facilities provided by credit institutions and other lenders, finance leases, short-term bank loans and advances against trade receivables assigned under factoring contracts. Other financial instruments available to Sorin include trade payables and receivables generated by its operations, equity investments in other companies, assets and liabilities from financial derivatives (mainly interest rate swaps and forward currency contracts) and other receivables and payables, except for those involving transactions with employees, the tax administration and social security institutions.

Sorin’s ability to raise short-term and long-term financing is mainly linked to the following factors:

•	Capability to generate free cash flow due to new products pipeline and their market success;

•	Material litigation with the risk of impacting future cash out;

•	Capability of managing working capital’s drivers;

•	Foreign exchange risk impact; and

•	Emerging markets risks (political, financial and currency).

The following table sets forth Sorin’s net indebtedness at June 30, 2015, December 31, 2014 and 2013.

	At June 30, 2015	At December 31,
(In millions of euro)		2014	2013
Non-current financial assets	€0.2	€0.2	€0.2
Current financial assets
Assets from financial derivatives	0.5	1.2	(10.1)
Other current financial assets	7.8	7.1	1.9
Cash and cash equivalents	15.1	21.1	(51.8)

Total financial assets	23.5	29.5	(64.0)

Non-current financial liabilities
Liabilities from financial derivatives	(2.6)	(2.2)	(0.6)
Other non-current financial liabilities	(114.1)	(114.1)	(20.7)

Current financial liabilities
Liabilities from financial derivatives	(1.4)	(1.3)	(1.6)
Other current financial liabilities	(58.9)	(36.3)	(109.8)

Total financial liabilities	(177.0)	(153.9)	(132.7)

Net indebtedness	€(153.4)	€(124.4)	€(68.7)

Current portion	(36.9)	(8.3)	(47.5)
Non-current portion	(116.5)	(116.1)	(21.2)

Checking account overdrafts and other short-term indebtedness include utilization of revocable credit lines, none of which have been collateralized.

At June 30, 2015, unused short-term credit lines amounted to about €89 million (€74 million at December 31, 2014, and €112 million at December 31, 2013).

The main contracts related to financing facilities provided to Sorin by credit institutions at June 30, 2015, have obligations and covenants that, in case of breach, could cause an event of default and/or a mandatory prepayment of the financing.

A description of the main contracts is provided below.

The finance contract with the European Investment Bank which we refer to as EIB, for €100 million, dated May 6, 2014, is a loan borrowed by Sorin, which is co-guaranteed by Sorin Group Italia S.r.l and Sorin CRM SAS. The loan is subject to terms and conditions that are standard for this kind of facility. They include a compulsory prepayment; the EIB may ask for a prepayment of the financing in case of:

•	Project cost reduction: if the total cost of R&D projects, partially financed by this financing, falls below an amount so that the amount of the facility exceeds 50% of such total cost, EIB may ask for the partial prepayment of the financing;

•	Pari passu to non-EIB financing, pursuant to which the financing may not be subordinated to other borrowings, except for obligations that enjoy a senior status pursuant to law;

•	Change of control: in case of a change of control event which does not satisfy the bank, EIB may ask for a prepayment of the financing; however, a waiver of this clause is currently expected and, therefore, no adjustment to the pro forma financial statements has been made in order to reflect management’s expectation of the financial position of Holdco;

•	Change of law and or illegality events;

•	Cross default, with a threshold amount at €5 million;

•	The main undertakings are:

•	Limitations on: disposal of assets, acquisitions, repayment of capital and subsidiary financial indebtedness (may not exceed 35% of total Sorin financial indebtedness); and

•	Financial Covenants: net debt to EBITDA (as contractually defined) ratio less than or equal 2.50, net debt to net equity ratio less than or equal to 0.70, EBITDA (as contractually defined) to net interest payable ratio greater than or equal to 6.30 and net equity greater than or equal to €420 million.

The Loan Agreement with UniCredit Bank New York branch for $20 million, dated April 12, 2013 and amended on December 12, 2014, with Sorin Group USA, Inc. is guaranteed by Sorin. The term loan is subject to terms and conditions that are standard for this kind of facility. They include:

•	Pari passu: pursuant to which the financing may not be subordinated to other borrowings, except for obligations that enjoy a senior status pursuant to law;

•	Change of control: in case of a change of control event that does not satisfy the bank, a prepayment of the financing may be asked; however, a waiver of this clause is currently expected and, therefore, no adjustment to the pro forma financial statements has been made in order to reflect management’s expectation of the financial position of Holdco;

•	Change of law and or illegality events;

•	Cross default;

•	Limitations on: disposal of assets, acquisitions, distribution of dividends or repayment of capital; and

•	Financial Covenants include: net debt to EBITDA (as contractually defined) ratio less than or equal to 2.50, net debt to net equity ratio less than or equal to 0.70, EBITDA (as contractually defined) to net interest payable ratio greater than or equal to 6.30, net equity greater than or equal to €420 million and borrower’s net equity greater than or equal to $175 million.

The loan agreement with BpiFrance (ex-Oséo) for €3 million (Contrat de development participatif), dated October 8, 2012, with Sorin CRM SAS is guaranteed by cash collateral of €150,000. This French loan provides financial support both for innovation and international expansion of Sorin CRM SAS. BpiFrance may ask for a prepayment of the loan if:

•	growth projects and the related investments are cancelled; and

•	capital reduction and reserves distribution are not completed.

In January 2015, Sorin received two loans in support of research and development within the program of Major Strategic Projects of the Italian Ministry of Education, University and Research. The loans, guaranteed by Sorin, are made of a loan granted by Cassa Depositi e Prestiti with a fixed interest rate of 0.50%, for the amount of €8.5 million, and an ordinary bank loan provided by GE Capital Interbanca to variable rate Euribor 6 months plus a spread of 3.3%, amounting to €0.9 million. Both loans have a repayment plan amortized, maturing December 31, 2019.

In recent years, Sorin has generated free cash flow mainly from an increase in profitability, significant decrease in working capital, with improvement of days outstanding on accounts receivable and accounts payable, and a better management of inventory.

As a consequence of the maturity profile of the main borrowings (EIB loan, UniCredit loan, Cassa Depositi e Prestiti and BpiFrance loan) at June 30, 2015, the largest cash outflow related to financing activities is expected in 2017 for an amount of €38.1 million of required free cash flow or of proceeds from new borrowings.

The flexibility to cover cash requirements is also granted by uncommitted short term credit facilities. At June 30, 2015, Sorin had in place credit facilities for €112.8 million, of which €89.2 million, or 79%, remains available (compared to €91.8 million, of which €73.9 million, or 81%, remained available at December 31, 2014).

Sorin’s capital structure consists of equity and interest-bearing debt. Interest-bearing debt represented 21% of total liabilities and net equity as of June 30, 2015, 19% of total liabilities and net equity as of December 31, 2014 and 18% of total liabilities and net equity as of December 31, 2013.

The average cost of funding for Sorin (run rate) has decreased from 4.1% in 2012 to 3.63% in 2014 and to 3.55% for the first quarter of 2015 and to 2.10% for the second quarter of 2015 due to decreasing market interest rates and, specifically, as a result of the new EIB loan drawdown in July 2014 at more competitive conditions. EIB loan interest rate has been hedged from floating to fixed for 80% of the amount, at an average fixed rate of 1.30% plus a spread of 127.7 bps.

Sorin has entered into different factoring contracts without recourse for the true sale of part of its A/R in Italy, France, Belgium and Canada. These transactions, on a revolving basis, allow for a decrease in working capital. The outstanding amount of factoring without recourse was €33.5 million at June 30, 2015, €36.8 million at December 31, 2014, and €35.0 million at December 31, 2013. The cost of factoring depends on debtors’ creditworthiness and debtors’ DSO and consists of a flat factoring commission in the range of 0.25-0.70% plus a financial discount at Euribor plus 1.15%-1.40%. At June 30, 2015, Sorin had in place factoring credit facilities for €127.2 million (for with and without recourse factoring transactions), of which €72.7 million, or 57%, remains available (compared to €130.5 million, of which €76.8 million, or 59%, remained available at December 31, 2014). The following guarantees provided by Sorin were outstanding at June 30, 2015:

•	Endorsements provided to credit institutions for securities provided in connection with bidding on calls for tenders for Sorin products of €24.4 million (€31.6 million at December 31, 2014 and €25.1 million at December 31, 2013);

•	Securities totaling €11.9 million provided to the Italian Tax Administration—Milan VAT Office in connection with the filing of a consolidated VAT return (€5.2 million at December 31, 2014 and €1.5 million at December 31, 2013); and

•	Other securities provided to outsiders totaling €5.1 million (€5.2 million at December 31, 2014 and €5.7 million at December 31, 2013). The total amount includes €4.4 million provided as security for the lease of the production facility in Vancouver, Canada (€4.4 million at December 31, 2014 and €4.8 million at December 31, 2013).

In addition, some buildings in Saluggia and Cantù collateralize loans received to purchase those buildings. Approximately €1.3 million (€1.5 million at December 31, 2014) and €0.8 million (€0.9 million at December 31, 2014) of the non-current loans remain outstanding for the Saluggia and Cantù buildings, respectively.

Cash Flows

The following table sets forth a summary of Sorin’s cash flows for the six months ended June 30, 2015 and 2014.

	Six months ended June 30,
(In millions of euro)	2015	2014
Net cash generated from operating activities	€9.8	€20.9
Net cash used in investing activities	(40.3)	(52.2)
Net cash generated from/(used in) financing activities	24.2	(1.6)
Effect of exchange rate changes on cash and cash equivalents	0.4	0.1

Net increase/(decrease) in cash and cash equivalents	€(6.3)	€(32.9)

The following table sets forth a summary of Sorin’s cash flows for the years ended December 31, 2014, 2013 and 2012.

	Year ended December 31,
(In millions of euro)	2014	2013	2012
Net cash generated from operating activities	€77.8	€94.5	€79.5
Net cash used in investing activities	(119.9)	(75.0)	(81.7)
Net cash generated from/(used in) financing activities	11.1	6.6	(13.0)
Effect of exchange rate changes on cash and cash equivalents	0.2	(1.0)	(0.1)

Net increase/(decrease) in cash and cash equivalents	€(30.8)	€25.1	€(15.2)

Analysis of Cash Flows

Operating Activities

The following table sets forth an analysis of cash flows generated from operating activities for the six months ended June 30, 2015 and 2014.

	Six months ended June 30,
(In millions of euro)	2015	2014
Net profit for the period	€0.6	19.9
Depreciation and amortization	25.2	22.3
Write-downs of property, plant and equipment	0.2	0.0
(Gains) Losses on disposal of property, plant and equipment	0.1	0.1
Share of loss of investments in associates accounted for using the equity method	3.9	1.3
Non-cash stock option and stock grant costs	1.7	1.2
Amortized costs of medium- and long-term borrowings	0.1	0.0
Non-cash hedging (income) costs	0.0	(0.1)
Change in inventories and in receivables and payables generated from/(used in) operating activities	(21.6)	(22.4)
Change in provisions for risks, provision for employee severance indemnities and other provisions for employee benefits	(0.2)	(1.5)

Net cash generated from operating activities	€9.8	€20.9

The net cash flow absorbed by Sorin’s operating activities in the first half of 2015 amounted to €9.8 million, for a negative change of €11.1 million compared with the same period of the previous year, primarily due to the lower profitability achieved in the first half of 2015 compared to the first half of 2014.

The following table sets forth an analysis of cash flows generated from operating activities for the years ended December 31, 2014, 2013 and 2012.

	Year ended December 31,
(In millions of euro)	2014	2013	2012
Net profit for the year	€52.0	€48.9	€20.3
Depreciation and amortization	46.2	43.3	42.0
Write-downs of property, plant and equipment	0.1	0.0	0.2
Write-downs of intangibles	—	2.2	7.5
(Gains) Losses on disposal of property, plant and equipment	0.3	0.5	1.0
Share of loss of investments in associates accounted for using the equity method	4.9	3.5	1.5
Non-cash stock option and stock grant costs	1.4	4.0	4.5
Amortized costs of medium- and long-term borrowings	0.1	0.1	—
Non-cash hedging (income) costs	(2.9)	(0.1)	1.3
Change in inventories and in receivables and payables generated from/(used in) operating activities	(21.6)	(7.8)	4.9
Change in provisions for risks, provision for employee severance indemnities and other provisions for employee benefits	(2.6)	0.1	(3.6)

Net cash generated from operating activities	€77.8	€94.5	€79.5

Net cash flows generated from operating activities amounted to €77.8 million for the year ended December 31, 2014, a decrease of €16.7 million from €94.5 million for the year ended December 31, 2013. This decrease was primarily attributable to an increase in change in inventories and in receivables and payables used in operating activities following the creation of initial stock for the launch of several new products.

Net cash flows generated from operating activities amounted to €94.5 million for the year ended December 31, 2013, an increase of €15.0 million from €79.5 million for the year ended December 31, 2012. This increase was primarily attributable to the back-to-normal product mix, following a complete recovery from the earthquake in Mirandola in 2012, partially offset by a decrease in working capital due to the growth of business following the recovery from the aforementioned earthquake.

Investing Activities

The following table sets forth an analysis of cash flow used in investing activities for the six months ended June 30, 2015 and 2014.

	Six months ended June 30,
(In millions of euro)	2015	2014
Investments in property, plant and equipment	€(12.3)	€(20.4)
Investments in intangibles	(18.7)	(16.4)
Investments in associates	(9.5)	(5.4)
Acquisition of the cannulae manufacturing activities of BEL, net of cash acquired	—	(2.3)
Acquisition of the bradycardia leads business of Oscor, net of cash acquired	—	(8.1)
Proceeds from sale of property, plant and equipment	0.2	0.2
Proceeds from sale of intangible assets	0.0	0.0

Net cash used in investing activities	€(40.3)	€(52.2)

The net cash flow absorbed by Sorin’s investing activities in the first half of 2015 totaled €40.3 million, mainly attributable to i) €12.3 million for investments in property, plant and equipment; ii) €18.7 million to investments in intangible assets; and iii) €9.5 million to investments in associates.

The following table sets forth an analysis of cash flow used in investing activities for the years ended December 31, 2014, 2013 and 2012.

	Year ended December 31,
(In millions of euro)	2014	2013	2012
Investments in property, plant and equipment	€(44.3)	€(33.3)	€(22.7)
Investments in intangibles	(38.0)	(30.5)	(29.9)
Investments in associates	(23.8)	(8.5)	(13.1)
Acquisition of the cannulae manufacturing activities of BEL, net of cash acquired	(2.3)	0.0	0.0
Acquisition of the bradycardia leads business of Oscor, net of cash acquired	(11.9)	0.0	0.0
Acquisition of the Alcard Industria Mecanica Ltda, subsidiary, net of cash acquired	0.0	(3.1)	0
Acquisition of the California Medical Laboratories Inc. subsidiary, net of cash acquired			(10.5)
Acquisition of Neurotech S.A. subsidiary, net of cash acquired		0.0	(6.1)
Proceeds from sale of property, plant and equipment	0.3	0.2	0.5
Proceeds from sale of intangible assets	0.0	0.1	0.1

Net cash used in investing activities	€(119.9)	€(75.0)	€(81.7)

Net cash flows used in investing activities amounted to €119.9 million for the year ended December 31, 2014, an increase of €44.9 million from €75.0 million for the year ended December 31, 2013. The increase was primarily attributable to investments in plants and equipment, including the modernization of the plant of Mirandola following the earthquake in 2012; investment in intangibles following the capitalization of development expenses; and the acquisition of the bradycardia leads business of Oscor in February 2014, amounting to €11.9 million.

Net cash flows used in investing activities amounted to €75.0 million for the year ended December 31, 2013, a decrease of €6.7 million from €81.7 million for the year ended December 31, 2012. The decrease was primarily attributable to lower investment in associates and acquisitions.

Financing Activities

The following table sets forth an analysis of cash flow generated by (used in) financing activities for the six months ended June 30, 2015 and 2014.

	Six months ended June 30,
(In millions of euro)	2015	2014
Purchase of treasury shares	€(0.1)	€(0.2)
Proceeds for medium- and long-term borrowings	9.4	22.0
Repayments of medium- and long-term borrowings	(0.6)	(94.2)
Net change in indebtedness under finance leases	0.0	(0.0)
Net change in financial receivables/payables	15.5	70.9

Net cash generated from (used in) financing activities	€24.2	€(1.6)

The net cash flow from financing activities was positive by €24.2 million in the first half of 2015, as against a negative cash flow of €1.6 million in the first half of 2014. More specifically, in the six months ended June 31, 2015, the cash flow from financing activities mainly reflects the effect of new financing facilities of €9.4 million, and a net positive change of €15.5 million in financial receivables and payables, due to checking account overdraft facilities.

The following table sets forth an analysis of cash flow generated by (used in) financing activities for the years ended December 31, 2014, 2013 and 2012.

	Year ended December 31,
(In millions of euro)	2014	2013	2012
Purchase of treasury shares	€(5.3)	€(1.1)	€(1.3)
Proceeds for medium- and long-term borrowings	99.9	14.3	3.0
Repayments of medium- and long-term borrowings	(94.5)	(0.5)	(0.3)
Net change in indebtedness under finance leases	0.0	0.0	(0.1)
Net change in financial receivables/payables	11.0	(6.1)	(14.4)

Net cash generated from (used in) financing activities	€11.1	€6.6	€(13.0)

Net cash flows generated from financing activities amounted to €11.1 million for the year ended December 31, 2014, an increase of €4.5 million from €6.6 million for the year ended December 31, 2013. Such increase was primarily attributable to higher cash flows generated from changes in financial receivables/payables in 2014 compared to 2013, partially offset by lower proceeds for medium- and long-term borrowing, net of repayments, and increased cash used in the purchase of treasury shares.

Net cash flows generated from financing activities amounted to €6.6 million for the year ended December 31, 2013, an increase of €19.6 million from €13.0 million of cash used in financing activities for the year ended December 31, 2012. This increase primarily resulted from the new agreement for a facility in U.S. dollars with UniCredit Bank AG (New York branch) consisting of a term loan for $20 million and a revolving facility.

Consolidated Statement of Financial Position

	At June 30, 2015	At December 31,		Change (*) June 30, 2015 vs December 31, 2014	Change (*) December 31, 2014 vs December 31, 2013
(In millions of euro)		2014	2013
Net invested capital	808.2	764.2	651.1	44.0	113.1
Shareholders’ equity	654.7	639.8	582.4	14.9	57.4
Net indebtedness	(153.4)	(124.4)	(68.7)	(29.0)	55.7

(*)	Changes are shown as positive or negative based on the change in absolute terms.

Net invested capital increased by €44.0 million from €764.2 million at December 31, 2014 to € 808.2 million at June 30, 2015, and by €113.1 million from €651.1 million at December 31, 2013 to € 764.2 million at December 31, 2014, mainly due to continuous investments in modernization and equipment, expansion of production capacity and development of products and associates. Shareholders’ equity increased by €14.9 million from €639.8 million at December 31, 2014 to €654.7 million at June 30, 2015, and by €57.4 million from €582.4 million at December 31, 2013 to €639.8 million at December 31, 2014, mainly reflecting the positive impact on the currency conversion reserve for the first half of 2015 and the impact of the net profit for 2014 amounting to €52.0 million. Net indebtedness increased by €29.0 million from €124.4 million at December 31, 2014 to €153.4 million at June 30, 2015, and by €55.7 million from €68.7 million at December 31, 2013 to €124.4 million at December 31, 2014, mainly attributable to the investments strategy in associates and acquisitions registered in 2014 and in the first half of 2015.

As a result, the debt/equity ratio increased from 0.12 at December 31, 2013 to 0.19 at December 31, 2014 and to 0.23 at June 30, 2015. The debt/adjusted EBITDA (net of special items) ratio increased from 0.5 at December 31, 2013 to 1.0 at December 31, 2014 and to 1.5 at June 30, 2015.

In February 2014, Sorin acquired the cannulae manufacturing activities of Bioengineering Laboratories which we refer to as BEL, a company based in Italy that develops, manufactures and distributes disposable medical devices for urology, urodynamics, heart surgery and hemodialysis. The acquisition, amounting to €2.3 million, caused net invested capital to increase by €2.3 million, including €0.8 million for intangible assets. The revenues generated by BEL for the year ended December 31, 2013 amounted to €0.4 million.

The following table sets forth a breakdown of Sorin’s net invested capital at June 30, 2015, December 31, 2014 and 2013.

	At June 30, 2015	At December 31,		Change (*) June 30, 2015 vs December 31, 2014	Change (*) December 31, 2014 vs December 31, 2013
(In millions of euro)		2014	2013
Property, plant and equipment	€136.7	€134.2	€108.1	€2.5	€26.1
Goodwill and other intangibles	431.3	421.1	385.5	10.2	35.7
Equity investments in associates and other companies	59.4	52.4	25.7	7.0	26.7

Capital invested in non-current assets	627.5	607.7	519.2	19.8	88.4

Inventories	148.1	146.1	127.8	2.0	18.3
Trade accounts receivable	202.9	175.0	165.1	27.9	9.9
Trade accounts payable	(111.5)	(109.3)	(95.3)	(2.2)	(14.0)
Other assets (liabilities)	(22.5)	(19.1)	(30.9)	(3.4)	11.8

Working capital	216.9	192.7	166.7	24.2	26.0

Provision for employee severance indemnities and other employee benefit provisions	(29.1)	(29.7)	(26.4)	0.6	(3.3)
Provisions for risks and charges	(7.2)	(6.4)	(8.4)	(0.8)	2.0

Net invested capital	€808.2	€764.2	€651.1	€44.0	€113.1

(*)	Changes are shown as positive or negative based on the change in absolute terms.

Property, plant and equipment increased by €2.5 million from €134.2 million at December 31, 2014 to €136.7 million at June 30, 2015, and by €26.1 million from €108.1 million at December 31, 2013 to €134.2 million at December 31, 2014, as the net result of the following items: (i) an increase in additions, (including purchases or additions from internal production) made to modernize or expand production capacity, totaling €12.3 million in the first half of 2015 and €43.7 million in 2014 (of which €8.9 million related to Mirandola and €4.7 million related to Souzhou); (ii) an increase of €2.7 million for additions to property, plant and equipment as a result of the acquisitions of BEL and Oscor in 2014; (iii) a decrease of €0.3 million in the first half of 2015 and €0.6 million in 2014 due to asset disposals; (iv) a decrease of €11.5 million in the first half of 2015 and €21.7 million in 2014 for the depreciation of the period; and (v) an increase of €2.2 million in the first half of 2015 and €2.1 million in 2014 attributable to translation differences for subsidiaries with reporting currencies different from the Euro.

Goodwill and other intangibles increased by €10.2 million from €421.1 million at December 31, 2014 to €431.3 million at June 30, 2015, and by €35.7 million from €385.5 million at December 31, 2013 to €421.1 million at December 31, 2014, as the net result of the following items: (i) an increase of €16.4 million in the first half of 2015 and €31.6 million in 2014 for the capitalization of development costs (including the capitalization of costs incurred to secure approval from the U.S. FDA to market Sorin products in the United Sates and similar rights); (ii) an increase of €15.1 million for additions to intangible assets resulting from the acquisitions of BEL and Oscor in 2014; (iii) an increase of €2.3 million in the first half of 2015 and €6.4 million in 2014 for miscellaneous purchases including technologies, customer lists, licenses and software; (iv) a decrease of €13.6 million in the first half of 2015 and €24.5 million for amortization of the period; and (v) an increase of €5.2 million in the first half of 2015 and €4.9 million in 2014 attributable to translation differences for subsidiaries with reporting currencies different from the Euro. The carrying amount of goodwill amounted to €196.8 million at June 30, 2015 and €195.8 million at December 31, 2014, reflecting an increase of €1.0 million in the first half of 2015 and €1.5 million in 2014 attributable to the translation of amounts in currencies different from the Euro.

Equity investments in associates and other companies increased by €7.0 million from €52.4 million at December 31, 2014 to €59.4 million at June 30, 2015, and by €26.7 million from €25.7 million at December 31, 2013 to €52.4 million at December 31, 2014, following (i) the joint venture agreement with MicroPort Scientific Corporation completed in January 2014, amounting to €7.1 million, (ii) a non-controlling interest investment in Respicardia in October 2014, a U.S.-based developer of implantable therapies designed to improve respiratory and cardiovascular health, amounting to €15.8 million; (iii) additional investments in non-controlling interests in Caisson Interventional LLC and HighLife SAS in the first half year of 2015 and Cardiosolutions Inc. in 2014; partially offset by (iv) the losses for the period of affiliated companies valued by the equity method at €3.9 million in the first half of 2015 and €4.9 million in 2014; and (v) currency translation differences of €1.5 million in the first half of 2015 and €3.8 million in 2014.

Inventories increased by €2.0 million from €146.1 million at December 31, 2014 to €148.1 million at June 30, 2015, and by €18.3 million from €127.8 million at December 31, 2013 to €146.1 million at December 31, 2014, as a result of the creation of the initial stock for the launch of several new products.

Trade receivables increased by €27.9 million from €175.0 million at December 31, 2014 to €202.9 million at June 30, 2015, and by €9.9 million from €165.1 million at December 31, 2013 to €175.0 million at December 31, 2014, as a result of increased sales. The average collection period increased from 75 days in 2013 to 77 in 2014 and to 87 at June 30, 2015. Transactions involving non-recourse factoring of receivables decreased by €3.3 million from €36.8 million at December 31, 2014 to €33.5 million at June 30, 2015, and increased by €1.8 million from €35.0 million at December 31, 2013 to €36.8 million at December 31, 2014.

Trade account payables increased by €2.2 million from €109.3 million at December 31, 2014 to €111.5 million at June 30, 2015, and by €14.0 million from €95.3 million at December 31, 2013 to €109.3 million at December 31, 2014, while other net liabilities included in net working capital increased by €3.4 million at June 30, 2015 and decreased by €11.8 million at December 31, 2014, reflecting primarily statutory employee benefits and tax items.

The provision for severance indemnities and other employee benefit provisions decreased by €0.6 million from €29.7 million at December 31, 2014 to €29.1 million at June 30, 2015, and increased by €3.3 million from €26.4 million at December 31, 2013 to €29.7 million at December 31, 2014. The provisions for risks and charges increased by €0.8 million from €6.4 million at December 31, 2014 to €7.2 million at June 30, 2015, and decreased by €2.0 million from €8.4 million at December 31, 2013 to €6.4 million at December 31, 2014, and include provisions for warranties, restructuring programs and other provisions for specific risks.

A breakdown of Sorin’s consolidated shareholders’ equity is as follows:

	At June 30, 2015	At December 31,		Change (*) June 30, 2015 vs December 31, 2014	Change (*) December 31, 2014 vs December 31, 2013
(In millions of euro)		2014	2013
Share capital	€478.7	€478.7	€478.7	€—	€—
Reserves	175.4	109.1	54.8	66.3	54.3
Net profit for the period	(0.6)	52.0	48.9	(52.6)	3.1

Consolidated shareholders’ equity	€654.7	€639.8	€582.4	€14.9	€57.4

The consolidated shareholders’ equity increased by €14.9 million from €639.8 million at December 31, 2014 to €654.7 million at June 30, 2015, due to the combined effect of the following items: (i) the net profit for the half year amounting to €0.6 million; (ii) the amount attributable to 2015 plans with grants of Sorin stock (€1.7 million); (iii) the purchases of treasury shares (approximately €0.1 million); (iv) the recognition in equity (reserves) of the effective hedging component of interest rate swaps and currency translation hedges (approximately €0.6 million); (v) the differences from the translation of shareholders’ equities of consolidated companies denominated in currencies other than the euro (approximately €13.2 million).

The consolidated shareholders’ equity increased by €57.4 million from €582.4 million at December 31, 2013 to €639.8 million at December 31, 2014, due to the combined effect of the following items: (i) the net profit for the year amounting to €52.0 million; (ii) the amount attributable to 2014 plans with grants of Sorin stock (€1.6 million); (iii) the purchases of treasury shares to implement the abovementioned plan (approximately €5.3 million); (iv) the recognition in equity reserves of the effective hedging component of interest rate swaps and currency translation hedges (approximately €9.1 million); (v) the remeasurement of net liabilities (assets) for defined benefits (approximately €2.0 million); and (vi) the differences from the translation of shareholders’ equities of consolidated companies denominated in currencies other than the euro (approximately €20.0 million).

The following table sets forth a breakdown of Sorin’s net indebtedness at June 30, 2015, December 31, 2014 and 2013.

	At June 30, 2015	At December 31,
(In millions of euro)		2014	2013
Non-current financial assets	€0.2	€0.2	€0.2
Current financial assets
Assets from financial derivatives	0.5	1.2	(10.1)
Other current financial assets	7.8	7.1	1.9
Cash and cash equivalents	15.1	21.1	(51.8)

Total financial assets	23.5	29.5	(64.0)

Non-current financial liabilities
Liabilities from financial derivatives	(2.6)	(2.2)	(0.6)
Other non-current financial liabilities	(114.1)	(114.1)	(20.7)

Current financial liabilities
Liabilities from financial derivatives	(1.4)	(1.3)	(1.6)
Other current financial liabilities	(58.9)	(36.3)	(109.8)

Total financial liabilities	(177.0)	(153.9)	(132.7)

Net indebtedness	€(153.4)	€(124.4)	€(68.7)

Current portion	(36.9)	(8.3)	(47.5)
Non-current portion	(116.5)	(116.1)	(21.2)

(*)	Changes are shown as positive or negative based on the change in absolute terms.

Net indebtedness increased by €29.0 million from €124.4 million at December 31, 2014 to €153.4 million at June 30, 2015, and by €55.7 million from €68.7 million at December 31, 2013 to €124.4 million at December 31, 2014. Special items for the period amounted to €31.1 million in the first half of 2015 and €60.7 million in 2014, of which €24.4 million in the first half of 2015 and €38.5 million in 2014 related to business development projects pursued for the implementation of Sorin’s long-term growth strategy. In particular, in the first half of 2015, special items also include nonrecurring costs related to the proposed merger with Cyberonics.

In January 2015, Sorin received two loans in support of research and development granted by Cassa Depositi e Prestiti with a fixed interest rate of 0.50%, for the amount of €8.5 million and an ordinary bank loan provided by GE Capital Interbanca to variable rate Euribor 6 months plus a spread of 3.3%, amounting to €0.9 million. Both loans have a repayment plan amortized, maturing December 31, 2019.

In May 2014, Sorin entered into an agreement with the EIB for a new medium-/long-term financing in the amount of €100.0 million. The new financing replaced a similar EIB financing due on June 30, 2014, which was completely repaid.

Other non-current financial liabilities at June 30, 2015 mainly include (i) the installments due after June 30, 2015 of mortgages taken out in connection with purchases of buildings in Saluggia, amounting to €1.3 million (€1.5 million at December 31, 2014), and of a building in Cantù, acquired from BEL in 2014, amounting to €0.8 million (€0.9 million at December 31, 2014); (ii) a loan of €2.1 million (€2.4 million at December 31, 2014) received from Oséo in connection with business development investments in France; (iii) certain financing facilities with Novalia SA in Belgium for €1.1 million (€1.3 million at December 31, 2014); (iv) a new facility ($20 million) from UniCredit Bank AG (New York branch) for €17.8 million (€16.4 million at December 31, 2014); and (v) the new EIB loan for €83.3 million (€91.6 million at December 31, 2014).

Other current financial liabilities were €58.9 million at June 30, 2015 (€36.3 million at December 31, 2014 and €109.8 million at December 31, 2013) and consist mainly of (i) bank account overdrafts and other short-term borrowings totaling €33.6 million (€21.6 million at December 31, 2014 and €4.4 million at December 31, 2013); (ii) liabilities for advances received for the assignment of factored trade receivables amounting to €2.0 million (€2.8 million at December 31, 2014 and €10.4 million at December 31, 2013); and (iii) €19.7 million in installments due within one year of medium- and long-term facilities (€9.5 million at December 31, 2014, and €0.4 million at December 31, 2013).

For the periods indicated, Sorin was fully in compliance with the covenants of the loan agreement for the facilities provided by the EIB and UniCredit Bank AG.

The following table sets forth a breakdown by maturity of Sorin’s net indebtedness at June 30, 2015.

(In millions of euro)	2015	2016	2017	2018 and beyond	Total
EIB loan	(8.3)	(16.7)	(16.7)	(58.2)	(99.9)
Medium-long term loan	(2.8)	(3.6)	(21.4)	(6.1)	(34.0)
Recourse factoring	(2.0)	—	—	—	(2.0)
Other short-term debt	(37.2)	—	—	—	(37.2)
Net assets from financial derivatives	(0.9)	—	—	(2.5)	(3.4)
Other financial assets	7.8	—	—	0.2	7.9
Cash and cash equivalents	15.1	—	—	—	15.1

Total	(28.3)	(20.3)	(38.1)	(66.7)	(153.4)

Average duration (years)	2.4

The following table sets forth a breakdown of the impact of special items on Sorin’s net indebtedness at June 30, 2015, December 31, 2014 and 2013.

	Change-June 30, 2015 vs December 31, 2014	Change-December 31, 2014 vs December 31, 2013
(In millions of euro)
Net indebtedness at the beginning of the period	€(124.4)	€(68.7)
Net indebtedness at the end of the period	(153.4)	(124.4)
Change	(29.0)	(55.7)
Change in amount of non-recourse factoring	(3.4)	1.8
Change in position of exchange rate and interest rate cash flow hedges	(1.3)	(12.8)
Share buyback program	(0.1)	(5.3)
Restructuring charges	(2.7)	(4.0)
Business development activities	(11.1)	(38.5)
Charges for litigation, settlement and sundry items	(1.3)	(1.9)
Charges related to the proposed merger	(11.1)

Total effect of changes from special items	(31.1)	(60.7)

Change in net indebtedness before special items	€2.0	€5.0

Net indebtedness increased by €29.0 million from €124.4 million at December 31, 2014 to €153.4 million at June 30, 2015, and by €55.7 million from €68.7 million at December 31, 2013 to €124.4 million at December 31, 2014 as a result of the negative impact of special items amounting to €31.1 million in the first half of 2015 and €60.7 million in 2014.

Special items include the following: the effect of an increased use of factoring without recourse (negative for €3.4 million at June 30, 2015, and positive for €1.8 million at December 31, 2014), the negative effect of the difference in the fair value of the portfolio of derivatives hedging interest rates and foreign exchange risks (€1.3 million at June 30, 2015, and €12.8 million at December 31, 2014), the negative effect of share buyback programs (€0.1 million at June 30, 2015, and €5.3 million at December 31, 2014), the negative effect of restructuring charges (€2.7 million at June 30, 2015, and €4.0 million at December 31, 2014), expenses for miscellaneous disputes (€1.3 million at June 30, 2015, and €1.9 million at December 31, 2014), disbursements for business development activities (€11.1 million at June 30, 2015, and €38.5 million at December 31, 2014) and charges related to the proposed merger (€11.1 million at June 30, 2015, and zero at December 31, 2014).

Capital resources

Sorin maintains an adequate level of capital to meet the growth and operating needs of its segments and protect its viability as a going concern.

The appropriate balance of funding sources, which also serves the purpose of lowering the overall cost of capital, is achieved by an effective mix of risk capital, which is provided permanently by shareholders, and debt capital, which must also be diversified in terms of maturities and currency denominations.

To achieve these goals, management constantly monitors Sorin’s debt exposure, in terms of the ratios of indebtedness to shareholders’ equity and adjusted EBITDA (net of special items), and the segments’ cash flow generating ability.

At June 30, 2015, Sorin held 1,549,587 treasury shares with an average cost of €1.9056 per share (2,722,145 treasury shares at December 31, 2014, with an average cost of €1.8565 per share), which is equal to 0.3237%

(0.5686% at December 31, 2014) of the total share capital comprised of 478,738,144 common shares (same amount at December 31, 2014), par value €1 each. The treasury shares held are reserved for use in connection with the stock grant plans for the Chairman, the Chief Executive Officer and Sorin employees.

Contractual obligations

The following table sets forth Sorin’s obligations and commitments to make future payments under contracts and contingent commitments at December 31, 2014, assuming exchange and interest rates remain constant at December 31, 2014. Information regarding accrued income tax obligations are not reflected in the table below.

(In millions of euro)	Total	Less than 1 Year	1 – 5 Years	After 5 Years
Operating leases	€17.1	€5.7	€11.4	€—
Building leases	79.4	11.2	38.6	29.6
Fx derivatives payables	0.3	0.3	—	—
Interest payments on debt	6.7	1.9	4.7	0.1
Interest payments on interest rate derivatives	4.0	1.1	2.9	—
Factoring (with recourse)	2.4	2.4	—	—
MLT loans/debt	125.7	9.3	141.4	10.0
Debt for capital contributions in associates	4.1	4.1	—	—

Operating leases include operational leases related to equipment and company cars. Building leases represent obligations for commercial and manufacturing sites within Sorin.

Foreign exchange derivatives payables of € 0.3 million reflect the negative fair value of foreign exchange rate hedging contracts (forward and option) with maturity dates in 2015.

Interest payments on debt reflect the amounts of interest due in the next several years on Sorin financing contracts. For financings bearing floating interest rates, the interest rate at December 31, 2014 has been applied.

Interest payments on interest rate swap derivatives reflect the net interest due of all interest rate swaps at December 31, 2014 on the interest rate hedging contracts related to the EIB loan and the Unicredit NY branch loan, from floating to fixed rate. The interest rate at December 31, 2014 has been applied.

Factoring with recourse is the amount of outstanding accounts receivable assigned on a recourse basis, all of which is collectable in 2015.

MLT loans/debt relates to the repayment plan of all medium/long-term financings of Sorin. U.S. dollar and other currencies (other than euro financings) have been evaluated at the exchange rate applicable at December 31, 2014.

Debt for capital contribution in associates refers to the disbursement of CNY 29.9 million due in 2015 for the last capital injections into the Chinese joint venture with Microport and the disbursement of €150,000 to the MD Start capital contribution by Sorin Group Deutschland in the first quarter of 2015.

With respect to loan repayment, Sorin will make significant repayments in 2017 when there will be an EIB repayment of €16.7 million, a repayment to UniCredit NY of €16.4 million, and repayment of other MLT financings of €1.2 million, for total repayments of €34.3 million.

Quantitative and Qualitative Disclosures About Market Risk

As Sorin operates in several markets throughout the globe, it is automatically exposed to market risks related to fluctuations in foreign exchange rates. The exposure to foreign exchange risks is due chiefly to the different geographic distribution of its manufacturing and distribution activities, as a result of which export flows are denominated in currencies that are different from those used in the regions of production. Specifically, Sorin’s main exposure arises from net exports from Euro-zone countries to countries where other currencies are used (primarily the U.S. dollar, Japanese yen, Canadian dollar and British pound). Consistent with its risk management policies, Sorin seeks to hedge its exposure to the risk of fluctuations in foreign exchange rates with financial hedging instruments. However, even though Sorin may have hedged its exposure, sudden changes in foreign exchange rates could still have a negative impact on Sorin’s operating and financial performance.

To address these risks, Sorin has taken the following actions: it published policies and some procedures that are binding on all Sorin companies; it constantly monitors risk exposure levels through corporate-level departments; it uses derivatives exclusively for non-speculative purposes; it acts as the only counterparty of Sorin’s companies in derivatives that hedge market risk related to fluctuations in foreign exchange rates; it manages Sorin’s financial resources through a centralized cash management system, obtains adequate credit lines and monitors liquidity projections, consistent with the corporate planning process; and it appropriately balances the average maturity, flexibility and diversification of funding sources.

Sorin’s activities expose it to a variety of risks including interest rate risk, foreign currency exchange rate risk, liquidity risk and credit risk. Sorin’s overall risk management strategy focuses on the unpredictability of financial markets and seeks to minimize potential adverse effects on performance through ongoing operational and finance activities. Sorin monitors and manages its exposure to such risks centrally as part of Sorin’s overall risk management program with the objective of seeking to reduce the potential adverse effects of such risks on Sorin’s results of operations and cash flow.

Depending on the risk assessment, Sorin uses selected derivative hedging instruments, including principally of interest rate swaps, forward currency contracts and foreign exchange currency options for the purposes of managing interest rate risk and currency risks arising from its operations and sources of financing. Sorin’s policy is not to enter into such contracts for speculative purposes.

The following section provides qualitative and quantitative disclosures on the effects that these risks may have. The quantitative data reported below does not have any predictive value and does not reflect the complexity of the markets or reactions that may result from any changes that are assumed to have taken place.

Interest Rate Risk

Sorin’s exposure to changes in market interest rates relates primarily to its financial liabilities, which bear floating interest rates. In particular, the facilities bear floating rates of interest linked to Euribor and Libor. Sorin’s policy is to manage interest cost using a mix of fixed and variable rate debt. Sorin uses various techniques to mitigate the risks associated with future changes in interest rates, including entering into interest rate swaps. As of December 31, 2014, Sorin had entered into interest rate swaps with a notional value of €96.5 million to swap from floating to fixed rate. After considering such interest rate swaps, approximately 34% of Sorin’s debt portfolio was variable rate at the end of 2014. As of December 31, 2013, Sorin had entered into interest rate swaps with a notional value of €168.1 million to swap from floating to fixed rate, of which €60 million was pre-hedging of the new EIB loan drawn in July 2014. Pre-hedging of the new EIB loan was achieved with forward interest rate swaps (floating to fixed) for a notional amount of €60.0 million. After considering such interest rate swaps for the amount of €108.1 million, approximately 14% of Sorin’s debt portfolio was at variable rates at the end of 2013.

A hypothetical 50 basis points increase in interest rates for the year ended December 31, 2014, with all other variables held constant, would have resulted in a decrease in Sorin’s income before income tax for an amount less than €0.5 million.

Foreign Currency Exchange Rate Risk

Sorin operates on an international basis across a number of geographical locations. Sorin is exposed to (i) transactional foreign exchange risk when an entity enters into transactions in a currency other than its functional currency and (ii) translation foreign exchange risk, which arises when Sorin translates the financial statements of its foreign entities into euro for the preparation of its consolidated financial statements.

Sorin’s subsidiaries generally execute their operating activities in their respective functional currencies. In circumstances where Sorin enters into transactions in a currency other than the functional currency of the relevant entity, Sorin seeks to minimize its exposure by creating a natural hedge by netting receipts and payments and by entering into foreign currency forward and option contracts.

The foreign exchange risk is hedged at the budget level, before the revenues and expenses denominated in foreign currencies are generated. In 2013, with regard to transactional risk, Sorin hedged approximately 100% of its net positions in U.S. dollars, Canadian dollars, Australian dollars, Japanese yen, British pounds and Swiss francs. The derivatives used included forward foreign exchange contracts and options. The foreign currency forward and option contracts to hedge the budget for the risk related to revenues and costs denominated in a currency other than euro, have average maturities from 6 to 12 months and are regularly renewed to provide continuing coverage throughout the year. It is Sorin’s policy to negotiate the terms of the hedge derivatives to match the terms of the hedged item to maximize hedge effectiveness.

Certain of Sorin’s subsidiaries are located in countries that are outside of the Eurozone, particularly in the United States and Canada. As its reporting currency is the euro, the income statements of those entities are converted into euro using the average exchange rate for the period, and while revenues and costs are unchanged in local currency, changes in exchange rates may lead to effects on the converted balances of revenues, costs and the result in euro. The monetary assets and liabilities of consolidated entities that have a reporting currency other than the euro are translated into euro at the period-end foreign exchange rate. The effects of these changes in foreign exchange rates are recognized directly in the consolidated statement of changes in equity within other reserves. Sorin does not cover the translation risk.

Sorin’s foreign currency exposure before hedging is primarily due to changes between the euro, the U.S. dollar and the Japanese yen. For 2014, a hypothetical 10% increase in the euro to U.S. dollar exchange rate, with all other variables held constant, would have reduced Sorin’s income before income tax by €3.3 million, while a hypothetical 10% increase in the euro to Japanese yen exchange rate, with all other variables held constant, would have reduced its income before income tax by €3.3 million.

Liquidity Risk

The liquidity risk is the risk that the financial resources available to Sorin may not be sufficient to meet financial obligations arising from operating and investing activities in accordance with stipulated terms and deadlines.

Sorin’s policy is to achieve a balance between average maturity and flexibility and diversification of financial sources. As Sorin manages its financial resources directly (centralized management of liquidity and bank borrowings, negotiation of adequate credit lines and monitoring of future liquidity needs to be consistent with the corporate planning process), this goal is generally pursued by securing access to overdraft facilities, medium- and long-term financing, finance leases, factoring of trade receivables and, lastly, maintaining a minimum required level of liquidity.

At June 30, 2015, Sorin had unused short-term credit lines of approximately €89 million (€74.0 million at December 31, 2014 and €112.0 million at December 31, 2013). On the same date, medium- and long-term borrowings, excluding current installments, were equal to approximately 82% of Sorin’s total net indebtedness (92% at December 31, 2014, and 31% at December 31, 2013).

Credit Risk

The risk related to bank accounts, financial assets and assets from financial derivatives is relatively small, as all bank and financial counterparts have very high credit ratings. Most of the guarantees provided by Sorin derive from statutory obligations (endorsements given to credit institutions for sureties—the same provided in connection with bidding on calls for tenders and sureties provided to the revenue administration for the VAT consolidated return). As historical data show, any resulting risk is remote.

As the companies of Sorin operate in the medical technology industry, they are not exposed to a significant risk of non-payment by customers because public institutions represent a significant portion of the customer portfolio. However, because Sorin’s trade receivable balance is large due to a high DSO index, it is exposed to a liquidity risk due to the aging of the receivables. While Sorin addresses positions that have become objectively uncollectible (bankruptcies, litigations, etc.) by writing down the corresponding receivables, in order to monitor and minimize the credit risk on its trade receivable exposure, Sorin establishes credit limits for private-sector customers, guidelines for securing payment guarantees by customers in at-risk countries (in certain countries sales are allowed only against the issuance of a letter of credit) or with cash in advance payment terms and guidelines for granting payment terms that deviate from standard market terms.

The bad debt policy, based on the average DSO of each Sorin company and the aging of each receivable, defines the method that should be used to compute the amount that should be added to the allowance for past-due accounts of private-sector customers.

Of the receivables that were more than one year past due, which amounted to €4.3 million at June 30, 2015 (€2.5 million at December 31, 2014 and €6.6 million at December 31, 2013), 22% was owed by public hospitals (27% at December 31, 2014), mainly in Italy and Spain, that require from their suppliers payment terms averaging more than six months. The remaining 78% (73% at December 31, 2014) was owed by private-sector customers, clinics and distributors, with whom Sorin has negotiated repayment plans and new payment terms.

With respect to the total amount of past-due trade receivables, trade receivables totaling €0.2 million at June 30, 2015 were included in two repayment plans (€0.1 million in 2015 were included in two repayment plans at December 31, 2014, compared with €1.3 million and four repayment plans at December 31, 2013).

Trade receivables with current status that had not been written down totaled €138.0 million at June 30, 2015 (€122.3 million at December 31, 2014 and €111.1 million at December 31, 2013). Public institutions owed 18% of this amount (23.7% at December 31, 2014 and 44.5% at December 31, 2013). Sorin’s five largest customers in terms of exposure (representing 7.5% of the total in the first half of 2015 and 7.9% of the total both in 2014 and 2013) accounted for 5.8% of net revenues in the first half of 2015 (5.4% in 2014 and 3.9% in 2013).

The average number of days of sales increased from 75 days at December 31, 2013 to 77 days at December 31, 2014 and to 87 days at June 30, 2015.

Off Balance Sheet Arrangements

Certain potential commitments of Sorin related to the funding of equity method investments are such that Sorin invests in minority shares of companies with assets still in development that often require milestone and/or royalty payments to a third party, contingent upon the occurrence of certain future events. Milestone payments may be required, and are contingent upon the successful achievement of an important point in the development life cycle of a product or upon certain pre-designated levels of achievement in clinical trials. A number of these arrangements give Sorin the discretion to unilaterally make the decision to stop development of a product or cease progress of a clinical trial, which would allow Sorin to avoid making the contingent payments. Although Sorin is unlikely to cease development if a device successfully achieves clinical testing objectives, these are not considered contractual obligations because of the contingent nature of these payments and Sorin’s ability to avoid them if Sorin decided to pursue a different path of development. While it is not certain if and/or when these payments will be made, the maturity dates included in the table below reflect Sorin’s best estimates.

This estimate is the maximum theoretical commitment in the event (i) all the projects are successful and Sorin exercises all of its buyout options and (ii) all the commitments based on variable earn out are satisfied. For one of the startups, Sorin has the possibility of exercising the buyout in an earlier stage at a lower price, which would reduce the commitments by around €78 million.

	Total	Less than 1 Year	1 – 5 Years	After 5 Years
Potential commitments	663	23	406	233

In the normal course of business, Sorin periodically enters into agreements that require it to indemnify customers or suppliers for specific risks, such as claims for injury or property damage arising out of Sorin’s products or the negligence of Sorin’s personnel or claims alleging that its products infringe third-party patents or other intellectual property. Sorin’s maximum exposure under these indemnification provisions cannot be estimated, and Sorin has not accrued any liabilities within Sorin’s consolidated financial statements, with the exceptions of those which will probably require the use of financial resources in an amount that can be estimated reliably.

Critical Accounting Policies and Estimates

Critical Accounting Estimates

Sorin’s consolidated financial statements are prepared in accordance with the IFRS issued by the International Accounting Standards Board, which we refer to as IASB. The preparation of the consolidated financial statements in accordance with the international accounting principles requires the formulation of estimates and assumptions that have an impact on the amounts of assets and liabilities and on revenues and expenses. These estimates were based on past experience and on other factors that were deemed to be reasonable under the relevant circumstances. However, the actual results that will ultimately be recognized may be different from the estimates. Sorin bases its estimates on historical experience, actuarial valuations or various assumptions that are believed to be reasonable under the circumstances.

Estimates and valuations affect the amounts reported in the consolidated financial statements and accompanying notes, including goodwill and intangible assets in general, impairment of assets, deferred-tax assets or liabilities, allowances for doubtful accounts and for obsolete and slow-moving inventory items, legal proceedings and contingent liabilities, pension and post-retirement obligations, sales returns and discounts, stock-based compensation, and, in general, additions to provisions and the definition of fair value of assets and liabilities recognized in connection with business combinations. Estimates and assumptions are reviewed on a regular basis and the impact of any change in the estimates is reflected in the results for the period during which the change was made.

Critical valuation processes and key assumptions used by Sorin for IFRS implementation purposes, which could have a material impact on the data presented in the consolidated financial statements or which entail the risk that there may be material differences compared with the future carrying amounts of assets and liabilities, are reported below.

Revenue recognition

Revenues are recognized to the extent that it is probable that economic benefits will flow to Sorin and the amount of the benefits can be determined reliably, irrespective of the date of collection. Revenues are measured at the fair value of the consideration received or owed and recognized net of returns, discounts, allowances, bonuses and directly related taxes. Determining when the specific recognition criteria have been met requires Sorin to make assumptions and exercise judgment that could significantly affect the timing and amounts of revenue reported each period.

Revenues from the sale of goods are deemed to have been earned when the risks and benefits significantly inherent in the ownership of the goods have been transferred and the amount of the revenues can be determined reliably. In the case of the sale of goods, this generally occurs when the merchandise is shipped, except when the devices are held by the customer (consignment stock). Sorin carries the equipment as part of property, plant and equipment and depreciates it in 3 to 5 years, according to the situation and to the length of agreements.

Intangible Assets

When Sorin acquires a business, the assets acquired, including intangible assets, and liabilities assumed are recorded at their respective fair values as of the acquisition date. Determining the fair value of intangible assets acquired as part of a business combination requires Sorin to make significant estimates. These estimates include the amount and timing of projected future cash flows, the discount rate used to discount those cash flows to present value, the assessment of the asset’s life cycle and the consideration of legal, technical, regulatory, economic and competitive risks. The discount rate used is determined at the time of measurement in accordance with accepted valuation methodologies. Goodwill is the excess of the purchase price (consideration) over the estimated fair value of net assets of acquired businesses.

Intangibles are recognized on the asset side of the statement of financial position when it is likely that the use of an asset will generate future benefits and its cost can be measured reliably. Intangibles are booked at their purchase price or internal production cost, inclusive of incidental charges and borrowing costs directly attributable to the acquisition, construction or production of a qualifying asset. Intangibles with an indefinite useful life, including goodwill, are not amortized. Instead, they are tested at least once a year for impairment. Intangibles with a finite useful life are amortized on a straight-line basis, based on an asset’s estimated useful life.

Development costs incurred in connection with a specific project are capitalized only when Sorin can demonstrate that it possesses the technical capabilities needed to complete the intangible asset and make it available for use or sale; that it intends to complete the asset for the purpose of using it or selling it; that it has developed methods to enable the asset to generate future economic benefits; that it has the technical, financial and other resources needed to complete the development; and that it is able to evaluate reliably the costs attributable to the asset during its development.

During the development period, the asset is tested annually for impairment. Subsequent to the impairment test, development costs are valued at cost less amortization and any accumulated impairment loss. Amortization begins when the development is completed and the asset is ready for use. The capitalized cost is amortized over the period during which the underlying project is expected to generate revenues.

Due to the uncertainty associated with R&D projects, there is risk that actual results will differ materially from the original cash flow projections and that the R&D project will not result in a successful commercial product. The risks associated with achieving commercialization include, but are not limited to, delay or failure to obtain regulatory approvals to conduct clinical trials, delay or failure to obtain required market clearances, delays or issues with patent issuance, or validity and litigation.

Patents are capitalized when they are acquired for consideration or when they are produced internally, provided they have been legally recognized and exist as an identifiable asset. Items purchased from outsiders are booked at cost, plus incidentals. Internally produced items are booked on the basis of the direct costs incurred to obtain legal recognition of the protected rights. In both cases, they are amortized over their useful lives, but not in excess of the period of legal protection.

Trademarks, concessions, licenses and similar rights include the costs incurred to secure manufacturing and/or distribution permits for new products in certain markets, in accordance with CE, U.S. FDA and other regulations. The costs of CE and FDA certifications are capitalized as assets if they meet the capitalization requirements of IAS 38 “Intangible Assets” and are amortized over the entire length of the period during which they are expected to generate revenues.

Technologies and other intangible assets refer, for the most part, to the values attributed to medical technologies and customer lists in connection with acquisitions. Amortization is computed on a straight line over the estimated useful lives of these assets.

Borrowing costs are capitalized when directly attributable to the construction of qualifying assets. A qualifying asset is an asset that necessarily takes a substantial period of time (normally more than a year) to get ready for its intended use. The amount of borrowing costs to be capitalized is calculated, at the end of each period, by applying a capitalization rate to the expenditures on the asset incurred in each period. The capitalization rate is the weighted average on the borrowings of Sorin that are outstanding during the period. Sorin considers as qualifying assets the incremental expenditures incurred in each period for multi-year capitalized development projects, capitalized cost for marketing authorization (FDA, CE, etc.) and any other similar multi-year capitalized project.

Property, Plant and Equipment

Property, plant and equipment are booked at purchase or production cost plus any incidental charges that are attributable directly to the construction or production of an asset and are necessary to make the asset ready for use. Financial expense directly attributable to the acquisition, construction or production of an asset that requires a relatively long time before it is ready for use (qualifying asset) is capitalized as part of the asset’s cost.

Maintenance and repair costs that do not extend the useful lives of assets are charged to income in the year they are incurred. The amounts booked to assets are depreciated annually on a straight-line basis at a rate that reflects the estimated useful lives of the assets. No depreciation is taken until the assets are put into service. Land, including appurtenant land, is not depreciated. Assets are impaired when there is an indication that the value of an asset may be written down.

Equipment includes equipment owned by Sorin (heart-lung machines or autotransfusion systems) installed at a hospital within an “equipment on loan” agreement and depreciated.

Leasehold improvements that meet the requirements of IAS 16 “Property, Plant and Equipment” are classified as property, plant and equipment and depreciated over the asset’s remaining useful life or the remainder of the lease, whichever is shorter.

Investment in Associates

Sorin invests in minority shares of startup companies with R&D projects that can further the pursuit of Sorin’s strategy of innovation and development of new therapies; we refer to such companies in which Sorin has a minority investment interest as associated companies. Associated companies, which are companies that Sorin does not control but can influence significantly, directly or indirectly, are valued by the equity method. Under the equity method, an investment in an associated company is initially recognized at cost and the investment’s carrying amount is increased or reduced to recognize the investor company’s pro rata interest in the profit or loss reported by the investee company after the date of acquisition. Goodwill attributable to the associate is included in the investment’s carrying amount. Sorin reflects in its income statement its pro rata interest in the profit or loss of the associated company. Unrealized gains or losses resulting from transactions between Sorin and an associate are eliminated proportionately to the percentage interest held in the associate. If necessary, the associate’s financial statements are restated to make them consistent with Sorin’s accounting principles. On each reporting date, Sorin determines if there is any objective evidence that the investment in the associated company is to be impaired. If that is the case, Sorin determines the amount of the loss as the difference between the associate’s recoverable value and its carrying amount, recognizing this difference in its income statement.

Recoverable Value of Non-Current Assets

Non-current assets include property, plant and equipment, other intangible assets, goodwill, investments in associates and other financial assets. Sorin periodically reviews the carrying amount of its non-current assets when facts and circumstances require such a revision. Goodwill and other assets with an indefinite useful life are tested for impairment once a year and whenever circumstances suggest that their recoverable value may be impaired.

For impairment testing purposes, goodwill acquired through business combinations was allocated to the following cash generating units, which we refer to as CGUs: Cardiac Surgery and Cardiac Rhythm Management, consistent with Sorin’s operating characteristics and management’s strategic vision.

The recoverable amount of the cash generating units was determined based on their value in use, computed using a projection of the cash flow estimates from the latest five-year plan. The recoverable value depends to a significant extent on the discount rate used in the cash flow discounting model, as well as on the cash inflows expected in the future and the growth rate used for extrapolation purposes.

The initial capitalization of development costs is based on management’s belief that the project’s technical and economic feasibility can be confirmed. The recoverable amount of capitalized projects is determined based on their value in use, computed using a projection of the estimates of the cash flows deriving from forecasts of costs to complete and revenues from the sale of products resulting from the projects in question. The recoverable value depends to a significant extent on the discount rate used in the cash flow discounting model, as well as on the cash inflows expected in the future.

Provisions for Risks and Charges and Contingent Liabilities

Provisions for risks and charges are recognized to cover losses and charges of a determined nature, the existence of which is certain or probable, but the amount and/or date of occurrence of which cannot be determined exactly.

Provisions for future risks and charges are established to recognize a current (legal or implied) obligation that arises from past events, the satisfaction of which will probably require the use of financial resources in an amount that can be estimated reliably. In case of material contingent liabilities, when a reliable prediction cannot be formulated about the outcome of the dispute or litigation and/or the amount of the obligation cannot be determined with sufficient reliability, Sorin describes these events in the notes to the financial statements.

This provision for product warranties refers to the commitments that, pursuant to contract, law or commercial practice, arise from warranties provided with regard to products for a specific length of time or usage, from the time of delivery to customers, special contract clauses notwithstanding. At the end of each reporting period, and at least once a year, this provision is recomputed to determine if it is adequate, taking into account, among others, any changes in warranty terms (duration, coverage, etc.).

This provision for restructuring charges is recognized when there is a constructive obligation to carry out a restructuring process or when a detailed, formal plan identifies an activity or part of an activity that is affected by the restructuring process. The plan must also state the location of such process and the number of employees affected and define a detailed cost estimate and an appropriate implementation schedule.

Other provisions generally refer to any disputes and litigations with employees and legal costs for proceedings involving Sorin companies. Sorin is involved in a number of legal actions involving product liability, intellectual property disputes and others. The outcomes of these legal actions are not within Sorin’s complete control and may not be known for prolonged periods of time. In some actions, the claimants seek damages, as well as other relief that could require significant expenditures or result in lost revenues. Sorin records a provision as liability in its consolidated financial statements when a loss is known or considered probable and the amount can be reasonably estimated. If a loss is reasonably possible, but not probable, or cannot be reasonably estimated, the risk is disclosed in the notes to the consolidated financial statements. When determining the estimated loss or range of loss, significant judgment is required to estimate the amount and timing of a loss to be recorded. Estimates of probable losses resulting from litigation and governmental proceedings are inherently difficult to predict, particularly when the matters are in early procedural stages.

Receivables and Factoring

Receivables and other current financial assets include trade receivables and other financial receivables generated in the normal course of business and advances to suppliers. Following initial recognition, they are valued at their amortized cost, using the effective discount rate method, net of any provision for impairment losses. The process of computing the allowance for doubtful accounts includes a write-down for specific receivables and a write-down for categories of receivables. Sorin performs an analysis of individual receivables the collection of which is questionable (past-due receivables, disputed receivables, etc.), estimating a specific write-down for each receivable or, in the event that an analysis of individual receivables proves to be too onerous or unfeasible, develops an estimate for homogeneous categories to provide for the possibility that the future collection of these receivables may be questionable. The estimate of the write-down is not generic, as receivables are grouped into homogeneous categories, based both on past experience and current market conditions.

Sorin assigns a portion of its trade receivables through factoring transactions. Accounts receivable assigned without recourse are deleted from the asset side of the statement of financial position when the assignment transaction transfers substantially all risks and benefits inherent in the ownership of the receivables. In all other cases of assignments without recourse or assignments with recourse, the receivables stay on the statement of financial position and the advance received from the factor is recognized as a financial liability.

When all risks and benefits inherent in the ownership of the leased assets are transferred to the lessee, assets held under a finance lease are booked as property, plant and equipment and the corresponding liability to the lessor is recognized as a financial liability. At the beginning of a lease, assets held under a finance lease are valued at the lower of their fair value or the present value of the minimum payments owed under the lease. They are depreciated over the asset’s estimated useful life in the same manner as property, plant and equipment that Sorin owns outright.

Lease payments are broken down between principal, which is deducted from the indebtedness to the lessor, and interest, which is recognized as a financial expense, so that a constant interest rate is applied to the outstanding lease balance.

Financial Derivatives

Sorin uses financial derivatives (mainly forward and option currency contracts and interest rate swaps) for the purpose of hedging the risk of fluctuations in foreign exchange and interest rates. Initially, derivatives are recognized at their fair value on the date when the contracts are executed. Subsequently, their fair value is tested at regular intervals using for the forward currency contracts the forward interest rates applied to contracts with a similar profile and maturity and for the interest rate swaps the market value for similar instruments. Any gain or loss that results from this valuation process is recognized on the statement of financial position as either an asset or a liability from a financial derivative.

Gains or losses that result from the valuation at fair value of financial derivatives that meet the requirements of IAS 39 for hedge accounting treatment are recognized as follows:

•	In the income statement when they are realized, in the event that the financial instrument in question is designated as hedging the risk of changes in the fair value of an asset or liability (fair value hedge), thereby offsetting the gains or losses recognized in the income statement as a result of the process of valuing the hedged asset or liability.

•	In the statement of comprehensive income for the effective portion of the hedge and in the income statement for the ineffective portion of the hedge, in the event that the financial instrument in question is designated as hedging the cash flow of a given asset or liability (cash flow hedge). Gains or losses recognized in the statement of comprehensive income are transferred to the income statement when the economic effects of the hedged assets or liabilities are reflected in the results for the period. When a hedge expires or is cancelled, any amount previously recognized in the statement of comprehensive income is transferred to the income statement.

Gains or losses from the valuation of financial derivatives that do not qualify for hedge accounting are recognized in profit or loss.

To measure the fair value of its derivative transactions (transactions to hedge foreign exchange and interest rate risks), Sorin determines the mark-to-market of each transaction based both on prices quoted on active markets—for example, the spot exchange rate for a currency, for forward foreign exchange transactions—and on observable market inputs developed for the same measurement—for example, the fair value of an interest rate swap (using the interest rate curve) or the measurement of a currency option (combining quoted prices and observable variables, such as volatility). Sorin uses data provided by Bloomberg as the source for determining quoted and observable prices and analyzing market variables. More specifically, Sorin uses the following techniques to compute the fair value of outstanding derivatives:

•	For forward currency transactions, fair value is determined using, for each contract, the forward market exchange rate on the reporting date: the difference compared with the contractual forward exchange rate is discounted to present value at the same reporting date.

•	For interest rate swaps, fair value is determined considering the present value of interest flows computed on the notional amount of each contract using the forward interest curve existing on the reporting date.

•	For currency options, fair value is determined using the market value of each contract on the reporting date, developed by Bloomberg, which computes the present value, on the same reporting date, of all variables of the option’s price: forward exchange rate, volatility, etc.

The credit risk of the counterparties used by Sorin is quoted on the market through the respective credit default swap rate. The fair value of each contract with a positive balance (asset) is adjusted based on the abovementioned counterparty rate, computed over the contract’s remaining duration. On the other hand, the fair value of each contract with a negative balance (liability) is adjusted taking into account the default risk of Sorin. As this risk is not quoted, it was determined starting with Sorin’s average cost of funding, decreased by the risk-free interest rate, computed by interpolation, based on the average duration of Sorin’s financial debt.

Employee Benefits

The provisions for employee benefits and the respective assets, costs and net financial expenses are measured with an actuarial method that requires the use of estimates and assumptions to determine the net value of the obligation or asset. The actuarial valuation process requires the development of assumptions regarding discount rates, the expected rate of return on future investments, future wage increases, mortality rates and future increases in pension benefits. Due to the long-term nature of these plans, these estimates are subject to a high degree of uncertainty. These assumptions are reviewed once a year.

The provision for employee severance indemnities, which is mandatory for Italian companies, is considered:

•	A defined-benefit plan with respect to the benefits that vested up to December 31, 2006, as well as with respect to benefits vesting from January 1, 2007 and on, but limited to employees of companies with 50 employees or less who chose to leave their vested benefits with the company; and

•	A defined-contribution plan with respect to benefits vesting from January 1, 2007 on for employees who opted for alternative pension plans and, in the case of companies with more than 50 employees, employees who chose to leave their vested benefits with the company.

The provision for employee severance indemnities, which can be construed as a defined-benefit plan, is valued by the Projected Unit Credit Method, based on actuarial and financial assumptions (actuarial assumptions: mortality, turnover, and disability of the population included in the plan; financial assumptions: discount rate, rate of wage increases, and capitalization rate). The increase in the present value of the provision for employee severance indemnities is recognized as personnel expense except for the revaluation of the net liability, which is recognized among other components of the comprehensive income statement. In the case of severance benefits vested up to December 31, 2006, the cost no longer includes a component for future wage increases.

Vested severance benefits under a provision for employee severance indemnities, which can be construed as a defined-contribution plan, are also recognized as personnel expense and, until their actual disbursement, the offsetting statement of financial position entry is posted to other current liabilities.

Other provisions for employee benefits, which are recognized by Sorin in some European countries, the United States and Japan, are defined-benefit plans. Accordingly, they are valued by the Projected Unit Credit Method, based on actuarial assumptions. The increase in the present value of the provision for employee severance indemnities is recognized as personnel expense except for the revaluation of the net liability, which is recognized among other components of the comprehensive income statement.

Sorin awards additional benefits to some employees through equity settled compensation plans (stock grant plans). These plans represent a component of the beneficiary’s compensation and their cost is measured based on the fair value of the abovementioned instruments on the grant date. Changes in fair value after the grant date have no effect on the valuation of the plans. The cost of equity settled transactions and the corresponding increase in shareholders’ equity are recognized over the period from the grant date to the vesting date. Until the vesting date, the cumulative costs recognized for such transactions at the end of each reporting period reflect vesting period maturities and the best available estimate of the number of equity instruments that will actually vest. The gain or loss recognized in profit or loss is equal to the difference in the cumulative cost recognized at the beginning and the end of the reporting year. Long-term incentive plans that call for the award of stock grants to employees require the recognition of a liability and of the corresponding costs attributable to each reporting period by each of the group’s companies. The measurement of these financial statement items requires the formulation of an estimate of the number of shares that will be awarded through a stochastic simulation model that takes into account the correlations existing among the plan’s conditions (including performance of the Sorin stock versus the FTSE Italia Industrial and S&P 500 Healthcare indices).

Income Taxes

Sorin’s tax rate is based on income, statutory tax rates, and tax planning opportunities available to Sorin in the various jurisdictions in which Sorin operates. Income tax uncertainties exist with respect to the interpretation of complex tax regulations and the amount and timing of future taxable income. Due to the wide range of Sorin’s international business relationships and the long-term nature and complexity of existing contractual agreements, differences arising between the actual results and the assumptions made, or future changes to such assumptions, could necessitate future adjustments to taxable income and income tax expense already recorded. Sorin records provisions, based on reasonable estimates, for possible consequences of audits by the tax authorities of the respective countries in which Sorin operates. The amount of such provisions is based on various factors, such as experience of previous tax audits and differing interpretations of tax regulations by the taxable entity and the responsible tax authority. Such differences of interpretation may arise on a wide variety of issues depending on the conditions prevailing in the respective domiciles of its companies. Deferred tax assets are recognized for unused tax losses and tax credits to the extent that it is probable that taxable income will be available against which the losses and tax credits can be utilized. Significant judgment is required to determine the amount of deferred tax assets that can be recognized.

Each company within Sorin recognizes its current tax obligation by booking a tax liability based on a reasonable valuation of the amount payable for direct taxes, determined in accordance with the tax laws in force in each country and taking into account any tax loss carryforwards or exemptions. Deferred-tax assets and liabilities are computed on the temporary differences that arise between the carrying amounts and the tax bases of assets and on items like tax loss carryforwards usable in future years that, while not recognized on the statement of financial position, have the potential of creating tax credits in future years. Deferred-tax assets and liabilities are computed based on projected tax rates in each country in the year in which the assets are realized or the liabilities extinguished. Deferred-tax liabilities are recognized on all taxable temporary differences, except in the following cases:

•	Deferred-tax liabilities on retained earnings of subsidiaries are recognized only if there is a real intention of distributing those earnings; and

•	Deferred-tax liabilities on reserves of Sorin, the taxation of which has been suspended, are recognized only if there is a high probability that conditions requiring the payment of income taxes will occur.

Deferred-tax assets, including those arising from a tax loss carryforward and unused tax credits, are recognized in the financial statements only to the extent that it is likely that Sorin will generate sufficient taxable income against which these temporary deductible differences can be offset. Income taxes due on items recognized directly in equity are also reflected directly in equity.

At December 31, 2014, Sorin held deferred-tax assets as deductible temporary differences and theoretical tax benefits for losses brought forward totaling €141.4 million, €52.0 million of which were not recognized in the financial statements. At December 31, 2013, the corresponding amounts were €129.4 million and €60.2 million, respectively. Sorin recognized deferred-tax assets up to the amount for which recoverability is deemed probable, based on the results projected in Sorin’s five-year plan, conservatively reduced to reflect the uncertainty inherent in estimates.

Guarantees, Retained or Contingent Interests, Derivative Instruments, and/or Variable Interest

The following guarantees provided by Sorin were outstanding as of June 30, 2015:

•	Endorsements provided to credit institutions for securities provided in connection with bidding on calls for tenders for Sorin products of €24.4 million (€31.6 million at December 31, 2014 and €25.1 million at December 31, 2013);

•	Securities totaling €11.9 million provided to the Italian Tax Administration—Milan VAT Office in connection with the filing of a consolidated VAT return (€5.2 million at December 31, 2014 and €1.5 million at December 31, 2013); and

•	Other securities provided to outsiders totaling €5.1 million (€5.2 million at December 31, 2014 and €5.7 million at December 31, 2013). The total amount includes €4.4 million provided as security for the lease of the production facility in Vancouver, Canada (€4.4 million at December 31, 2014 and €4.8 million at December 31, 2013).

In addition, some buildings in Saluggia and Cantù collateralize loans received to purchase those buildings. Approximately €1.3 million (€1.5 million at December 31, 2014) and €0.8 million (€0.9 million at December 31, 2014) of the non-current loans remain outstanding for the Saluggia and Cantù buildings, respectively.

THE MERGERS

This section of the document describes material aspects of the mergers. The description in this section and elsewhere in this proxy statement/prospectus is qualified in its entirety by reference to the complete text of the merger agreement, a copy of which is attached as Annex A-1 and is incorporated by reference into this proxy statement/prospectus. This summary may not contain all of the information that is important to you. You should carefully read this entire document, including the full text of the merger agreement and the other documents referred to for a more complete understanding of the mergers. This section is not intended to provide you with any factual information about Cyberonics or Sorin. Such information can be found elsewhere in this proxy statement/prospectus and in the public filings Cyberonics makes with the SEC, as described in the section entitled “Where You Can Find More Information” of this proxy statement/prospectus.

The Mergers

As discussed throughout this document, Cyberonics is asking its stockholders to adopt the merger agreement, pursuant to which Sorin and Cyberonics will enter into a business combination and operate under Holdco, a new holding company incorporated under the laws of England and Wales, which prior to the closing date will be renamed. This business combination will be effected in two steps: (i) first, Sorin will merge with and into Holdco in a cross-border merger, pursuant to which, following the Sorin merger effective time, the independent existence of Sorin will cease, with Holdco surviving as the continuing entity, and pursuant to which each issued and outstanding Sorin ordinary share, other than excluded Sorin shares and excluded Sorin rescission shares, will be converted into the right to receive 0.0472 Holdco ordinary shares, and immediately following the Sorin merger effective time, (ii) Merger Sub, a Delaware corporation and wholly owned subsidiary of Holdco, will be merged with and into Cyberonics, with Cyberonics surviving as a wholly owned subsidiary of Holdco, pursuant to which each issued and outstanding share of Cyberonics common stock, other than excluded Cyberonics shares, will be converted into the right to receive one Holdco ordinary share, in each case subject to the terms and conditions of the merger agreement.

Background of the Mergers

The Cyberonics board of directors, which we refer to as the Cyberonics board, and senior management of Cyberonics regularly review and assess Cyberonics’ performance and prospects and consider strategic opportunities and alternatives available to Cyberonics to maximize stockholder value. These reviews focus on Cyberonics’ business strategy in light of developments in the medical technology and healthcare environments, and include consideration of alternatives for developing and commercializing products under various scenarios, including by collaborating with other companies through various business development or business combination strategies, and whether the continued execution of Cyberonics’ business strategy as a stand-alone company, or a possible sale of the company to, or a business combination with, a third party, offers the best avenue to enhance stockholder value.

In connection with its regular reviews of Cyberonics’ strategic direction, the Cyberonics board and senior management have regularly received the assistance and advice of Piper Jaffray.

In 2011, Cyberonics initiated a program to assess the potential for its vagus nerve stimulation technology, which at the time was approved solely for the treatment of drug-resistant epilepsy and treatment-resistant depression, to treat chronic heart failure. Commencing at its quarterly meeting in February 2011 and continuing at each quarterly meeting of the Cyberonics board since that date and prior to February 26, 2015, the board has received an update on, and engaged in a discussion regarding, Cyberonics’ development program for the treatment of chronic heart failure.

In June 2012, Cyberonics began to enroll patients in its ANTHEM-HF clinical study, a pilot clinical study to assess vagus nerve stimulation therapy (sometimes also referred to as Autonomic Regulation Therapy) as a treatment for chronic heart failure.

On August 19, 2013, the Cyberonics board and senior management met with representatives of Piper Jaffray to review Cyberonics’ strategic alternatives and in particular its options for developing and commercializing implantable medical devices to treat chronic heart failure by means of vagus nerve stimulation therapy. This discussion included four strategic options for developing the heart failure indication: (i) invest in the indication as a stand-alone company, (ii) negotiate a joint venture to develop the heart failure indication with a partner, which we refer to as a potential JV transaction, (iii) divest the heart failure indication, or (iv) create and spin-off a separate company to develop the indication.

In November 2013, Cyberonics senior management reported to the Cyberonics board on the preliminary favorable data from the company’s ongoing ANTHEM-HF pilot clinical study for the treatment of chronic heart failure, and Cyberonics senior management continued its discussion with the Cyberonics board regarding strategic options for possible commercial development of the heart failure indication. The Cyberonics board and senior management agreed that, to facilitate a complete understanding of its options, senior management needed to gauge interest among possible counterparties for a potential JV transaction. Over the next several months, in a series of ongoing discussions, Cyberonics senior management developed a list of potential counterparties, which was comprised of five potential counterparties with technology and know-how to combine vagus nerve stimulation therapy with existing heart failure medical device therapies and three other companies with market access and a potential interest in the heart failure indication. The list included Sorin and four other companies that we refer to in this proxy statement/prospectus as “Party A,” “Party B,” “Party C,” and “Party D,” as possible counterparties in the potential JV transaction. The three other parties initially included on the list were not contacted because their particular circumstances or other information available to Cyberonics at the time indicated a low likelihood of their having an interest in a potential JV transaction. Commencing in February 2014 and continuing through December 2014, Cyberonics senior management, in some instances directly and in other instances through or with the assistance of Piper Jaffray, contacted or met with representatives of the five potential counterparties, including Sorin, to explore each such party’s interest in a potential JV transaction with Cyberonics.

On January 21, 2014, Mr. Daniel J. Moore, Chief Executive Officer of Cyberonics contacted a representative of Party A to inquire about Party A’s interest in a potential JV transaction.

On March 10, 2014, after entering into a mutual non-disclosure agreement, Mr. Moore and other Cyberonics representatives met in person and by telephone with representatives of Party B to discuss Cyberonics’ heart failure development program and a potential JV transaction.

On May 6, 2014, Mr. Moore had a telephone conversation with a Party B representative, who expressed an intention to discuss a potential JV transaction in heart failure with Cyberonics with Party B’s board of directors.

On June 4, 2014, the Party B representative advised Mr. Moore that Party B had decided not to pursue discussions with Cyberonics regarding a potential JV transaction.

In early July 2014, Mr. Moore had several telephonic discussions with representatives of Piper Jaffray during which the Piper Jaffray representatives provided Mr. Moore with extensive information regarding Sorin and proposed to facilitate a telephonic discussion between Mr. Moore and a representative of Sorin.

On July 10, 2014, Mr. Moore had a telephone conference with Mr. Edward Andrle, Vice-President, Strategy and Business Development for Sorin, concerning a potential JV transaction for the heart failure indication. Sorin regularly reviews and assesses strategic opportunities and alternatives available to Sorin to maximize shareholder value, and was interested in engaging in discussions with Cyberonics on a potential JV transaction to assess whether the proposed transaction would enhance Sorin shareholder value.

On July 23, 2014, Mr. Moore had a telephonic discussion with representatives of Piper Jaffray during which they discussed opportunities to collaborate with Sorin by means of a potential JV transaction to develop and commercialize the heart failure indication. Mr. Moore and the Piper Jaffray representatives also discussed a broader neuromodulation partnership or a possible merger of Cyberonics with Sorin, which we refer to as a potential business combination transaction.

On July 30, 2014, Mr. Moore updated the Cyberonics board concerning, among other things, the potential partnership opportunity with Sorin, and indicated that he was scheduled to meet with representatives of Sorin on July 31, 2014.

On July 31, 2014, Mr. Moore met with Mr. André-Michel Ballester, Chief Executive Officer of Sorin, in New York, New York to have preliminary discussions regarding a potential JV transaction between Sorin and Cyberonics to develop and commercialize the heart failure indication.

On August 11, 2014, Cyberonics and Sorin entered into a mutual nondisclosure agreement.

On August 24, 2014, a senior management representative of Cyberonics contacted a representative of Party A to advise him that the results of the ANTHEM-HF clinical study would be announced the following week. On August 27, 2014, the Party A representative contacted the senior management representative of Cyberonics asking for additional information and suggesting a follow-up discussion in mid-September.

On August 26, 2014, Mr. Moore, Mr. Andrle, and others from Cyberonics and Sorin participated in a telephone conference during which they discussed a potential JV transaction to develop and commercialize the heart failure indication.

On September 2, 2014, Cyberonics issued a press release announcing the results of its ANTHEM-HF clinical study of vagus nerve stimulation therapy as a treatment for chronic heart failure.

On September 5, 2014, members of Cyberonics and Sorin senior management held a meeting at Sorin’s facility in Clamart (Paris), France, to discuss the potential JV transaction. Mr. Moore and other Cyberonics representatives along with representatives from Piper Jaffray and Sorin also joined the meeting by telephone. The meeting included detailed presentations of Cyberonics’ heart failure program and Sorin’s business, including its work in heart failure, and the Sorin senior management team provided a plant tour of its Clamart facility to the Cyberonics senior management representatives.

On September 9, 2014, a representative of Party C contacted Mr. Moore to request a telephone conference to discuss potential collaboration opportunities in heart failure or other matters. Mr. Moore agreed to participate in a telephone conference on September 11, 2014.

On September 10, 2014, Mr. Ballester and Mr. Moore had a telephone conversation during which Mr. Ballester indicated that he wanted to continue discussions regarding the potential JV transaction but also wanted the parties to consider additional opportunities for synergies and to explore a broader partnership between Cyberonics and Sorin.

Also on September 10, 2014, Mr. Moore updated the Cyberonics board regarding, among other things, the potential partnership opportunity with Sorin, the September 5, 2014 meeting in Clamart, France between members of Cyberonics and Sorin senior management and his September 10, 2014 telephone conversation with Mr. Ballester. Mr. Moore also noted that he had received a request from a representative of Party C seeking to discuss potential collaboration opportunities and had scheduled a call with the Party C representative with the intent of discussing a potential JV transaction between Cyberonics and Party C.

On September 11, 2014, Mr. Moore participated in a telephonic discussion with a representative of Party C. They discussed the ANTHEM-HF clinical study results and Cyberonics’ desire to explore a potential JV transaction. Mr. Moore and the representative of Party C agreed to schedule a follow-up telephone call or meeting to further discuss a potential JV transaction between Cyberonics and Party C.

On October 1, 2014 and again on October 7, 2014, a Party A representative sent an e-mail message to Mr. Moore arranging a meeting on October 24, 2014.

On October 8, 2014, Mr. Moore updated the Cyberonics board regarding, among other things, the status of discussions with several parties regarding a potential JV transaction. Mr. Moore indicated that representatives from Sorin would be in Houston, Texas on October 9, 2014 to continue exploring a potential JV transaction. Mr. Moore also noted that he was scheduled to meet with representatives of Party C the following week and that he had received an inbound inquiry from Party A, requesting a discussion relating to a potential JV transaction.

On October 8-9, 2014, members of Cyberonics and Sorin senior management held a meeting in Houston, Texas, with representatives of each of Piper Jaffray and Rothschild present. During this meeting, Mr. Moore and Mr. Ballester gave presentations on Cyberonics’ heart failure program and Sorin’s business, including its work in heart failure, the parties discussed expected benefits and challenges related to the potential JV transaction, as well as a potential business combination transaction, and the Cyberonics senior management team provided a plant tour of its Houston facility to the Sorin senior management team. The parties did not engage in any substantive negotiations related to the terms of a potential transaction. At or about this same time, Cyberonics senior management concluded that a transaction with a counterparty having the technology and know-how to combine vagus nerve stimulation therapy with existing heart failure medical device therapies, technology Cyberonics did not possess, was of potential critical importance to Cyberonics’ ability to build a successful and sustainable business around vagus nerve stimulation therapy for the treatment of chronic heart failure. Also, at or about this time, Sorin senior management committed to evaluate both the potential JV transaction and a potential business combination transaction opportunity, in each case between Sorin and Cyberonics, in more detail and arranged for follow-up visits between members of senior management of each of Sorin and Cyberonics for further discussions to take place.

On October 15, 2014, Mr. Moore and another member of Cyberonics senior management met with representatives of Party C to provide an overview of Cyberonics and the heart failure program and to explore potential mutual interest in some form of collaboration.

On October 20-22, 2014, members of Cyberonics and Sorin senior management held a meeting in Dallas, Texas, with representatives of each of Piper Jaffray and Rothschild present, during which the parties discussed at a high level certain key aspects of a potential JV transaction, including equal ownership, equal board representation, a dedicated management team, capital infusion requirements, primary business objectives, transfer of related assets and ongoing operational support requirements. The parties also discussed a potential business combination transaction between Cyberonics and Sorin, but did not engage in negotiations regarding the terms of a potential business combination transaction.

On October 22, 2014, Mr. Moore had a telephone conversation with a representative of Party D, who advised that Party D did not have an interest in a potential JV transaction. The Party D representative suggested a willingness to discuss a possible acquisition of Cyberonics by Party D.

On October 23, 2014, the Sorin executive committee, which we refer to as the Sorin ExCom, held a meeting at which the initial discussions with Cyberonics were summarized, and Sorin senior management discussed both the Cyberonics product portfolio and the scope of a potential JV transaction with Cyberonics. Sorin ExCom members regularly review opportunities presented by the Sorin senior management to maximize shareholder value, and were interested in this opportunity to potentially accelerate the Sorin strategic plan.

On October 24, 2014, Mr. Moore and another member of Cyberonics senior management met with representatives of Party A to provide an overview of Cyberonics and to discuss a potential JV transaction. The Party A representatives indicated that they would follow up regarding a potential JV transaction, but thereafter did not contact any representatives of Cyberonics.

On November 2-3, 2014, members of Cyberonics and Sorin senior management held a meeting in Boston, Massachusetts, with representatives of each of Piper Jaffray and Rothschild present, to continue exploring the potential JV transaction between Cyberonics and Sorin. At this meeting, the parties also further discussed a potential business combination transaction between Cyberonics and Sorin. In each case, the discussion focused on strategic considerations relevant to the transactions and basic governance principles and processes common to both such transactions, without negotiations related to the terms of any such potential transaction. At or about this same time, Sorin senior management determined that it would be interested in moving forward with the evaluation of a potential business combination transaction between Sorin and Cyberonics on an accelerated timetable in order to understand if there was a viable business opportunity or whether Sorin would prefer to direct its efforts toward other opportunities.

On November 6, 2014, Mr. Moore spoke with a representative of Party C by telephone as a follow-up to the October 15, 2014 meeting. The Party C representative indicated that Party C was willing to consider a potential JV transaction, but due to challenges with the joint venture structure, would like to consider other potential forms for collaboration, including a transaction broader than heart failure.

Also on November 6, 2014, Mr. Moore updated the Cyberonics board regarding, among other things, the pursuit of a partner for a potential JV transaction. Mr. Moore noted that, in addition to the potential joint venture transactions under consideration with various parties, there appeared to be significant opportunities to create stockholder value for both Cyberonics and Sorin in a potential business combination transaction. Mr. Moore provided an update on his October 15, 2014 meeting with representatives of Party C and his October 24, 2014 meeting with representatives of Party A, as well as his October 22, 2014 telephone conversation with a representative of Party D. Mr. Moore noted that a potential JV transaction with Party A was not likely to provide Cyberonics with the technology and know-how to combine vagus nerve stimulation therapy with existing heart failure medical device therapies.

On November 11, 2014, Mr. Moore and another representative of senior management of Cyberonics, accompanied by representatives of Piper Jaffray, met with Mr. Hugh M. Morrison, Chairman of the Cyberonics board, to discuss the potential JV transaction with Sorin and the potential business combination transaction with Sorin, as well as to review other strategic alternatives available to Cyberonics.

On November 13, 2014, the Sorin board held an informal meeting at which it evaluated and discussed the various Sorin business units and several potential strategic options, including a potential business combination transaction with Cyberonics. This informal meeting of the Sorin board to evaluate and discuss the various Sorin business units is held annually in the month of November by the Sorin board.

On November 17, 2014, Mr. Moore had a telephone conversation with a representative of Party C during which they agreed to continue discussing a potential JV transaction.

On November 17-18, 2014, the Cyberonics board held a meeting that was also attended by representatives of senior management and Piper Jaffray. The Cyberonics board discussed Cyberonics’ business as it stood at the time in the areas of epilepsy, treatment-resistant depression and chronic heart failure and considered the prospects, options, challenges and risks related to growing Cyberonics’ business in each area. The Cyberonics board and senior management also discussed the potential JV transaction with Sorin, including a discussion of the key features, terms and conditions of the transaction structure. At the conclusion of the meeting and at the request of Cyberonics, a Piper Jaffray representative provided information regarding the potential business combination transaction with Sorin scheduled for discussion at a Cyberonics board meeting set for December 9, 2014.

Following the November 17-18, 2014 Cyberonics board meeting, Mr. Moore had a telephone conversation with Mr. Ballester to provide an update regarding the Cyberonics board meeting and discussions on the potential JV transaction and the potential business combination transaction.

On November 19, 2014, the Sorin ExCom held a meeting at which representatives of Rothschild and senior management of Sorin were present. The Sorin ExCom discussed Sorin’s current business and growth strategy, Cyberonics’ business and product portfolio, the potential JV transaction between Sorin and Cyberonics and the strategic rationale for a potential business combination transaction with Cyberonics, as well as the process by which such a potential business combination transaction with Cyberonics would likely be negotiated. The Sorin ExCom discussed with representatives of Rothschild the strategic rationale of a potential business combination transaction between Sorin and Cyberonics as well as the general structure and principal transaction issues to be addressed. Sorin senior management recommended that the Sorin ExCom bring to the Sorin board for consideration a potential business combination transaction between Sorin and Cyberonics and request the Sorin board’s approval of continued engagement by Sorin senior management in discussions with Cyberonics senior management on the parameters of a potential deal structure and a process for due diligence for such a transaction.

On November 21, 2014, representatives of each of Piper Jaffray and Rothschild had a telephone conference regarding both the potential JV transaction between Cyberonics and Sorin and the potential business combination transaction between Cyberonics and Sorin.

On November 25, 2014, the Sorin board held a meeting at which members of the senior management of Sorin were present. The Sorin board discussed Sorin’s current business and growth strategy, Cyberonics’ business and product portfolio, the potential JV transaction between Sorin and Cyberonics and the strategic rationale for a potential business combination transaction with Cyberonics, as well as the process by which such a potential business combination transaction with Cyberonics would likely be negotiated. After extensive discussions, the Sorin board then granted its approval for Sorin senior management to engage in further discussions with Cyberonics senior management on the parameters of a deal structure and a process for due diligence for a potential business combination transaction.

On December 5, 2014, Mr. Rosario Bifulco, Chairman of the Sorin board, sent a letter to Mr. Morrison indicating that the Sorin board had granted its approval to move forward with Cyberonics to negotiate the potential business combination transaction.

On December 9, 2014, the Cyberonics board held a meeting that was also attended by representatives of senior management and Piper Jaffray. The Cyberonics board, senior management and representatives of Piper Jaffray discussed the potential business combination transaction with Sorin. The Cyberonics board discussed in broad terms certain corporate governance aspects of the combined company, including that each of Sorin and Cyberonics would have equal representation on the board of directors, that the chief executive officer of the combined company would come from Sorin and that the chairman of the board of directors of the combined company would come from Cyberonics. After extensive discussions, the Cyberonics board determined that Cyberonics should continue to investigate the potential business combination transaction with Sorin. In reaching this determination, the Cyberonics board considered the potential challenges in growing Cyberonics’ business organically without new growth drivers and noted that several aspects of the proposed strategic combination offered a unique opportunity to grow stockholder value. In particular, Sorin’s ongoing development program in chronic heart failure, which included significant focus on, and investment related to, vagus nerve stimulation, would make Sorin an attractive partner in the chronic heart failure indication due to its ability to combine cardiac resynchronization therapy and defibrillation therapy with vagus nerve stimulation therapy and its organization’s focus on physicians involved in treating heart failure. In addition, a broad strategic combination could offer additional value over a potential JV transaction due to, among other things, potential additional sources of revenue growth in new business areas. The Cyberonics board also considered the fact that, consistent with its prior instructions, management had communicated directly with four companies other than Sorin regarding a potential collaboration relating to the chronic heart failure indication and that, of those discussions, only Party C had emerged as a potential collaboration partner, given that Party A lacked the technology and know-how to combine vagus nerve stimulation therapy with existing heart failure medical device therapies and that Party B and Party D had not expressed an interest in pursuing a potential JV transaction. The Cyberonics board considered that Party D had expressed an interest in pursuing a potential acquisition by Party D of Cyberonics and that discussions with Party C regarding a potential JV transaction were still ongoing, but determined that neither a potential JV transaction with Party C nor a potential sale of Cyberonics to Party D were likely to result in a transaction creating more stockholder value than a strategic combination with Sorin. In particular, in deciding not to pursue a potential sale of Cyberonics for cash such as the transaction suggested by Party D, the Cyberonics board considered, based on discussions with its financial advisor, the premium that it reasonably expected would be paid to Cyberonics stockholders in a sale of Cyberonics for cash, and weighed the likely amount of such premium against the expected strategic benefits of a potential business combination transaction with Sorin. The Cyberonics board concluded that the potential strategic benefits and long-term stockholder value resulting from a business combination with Sorin outweighed the premium likely to be achieved in an outright sale of the company, and that if Party D or another party were willing to pay a higher premium to stockholders than the Cyberonics board and its financial advisor expected, it could make such willingness known to the Cyberonics board by making a competing offer following announcement of the potential business combination transaction with Sorin. For these reasons, the Cyberonics board directed Mr. Moore to continue discussions with Sorin regarding the potential business combination transaction.

On December 12, 2014, Mr. Moore had a telephone conversation with Mr. Ballester to provide an update on the December 9, 2014 Cyberonics board meeting and to discuss the proposed deal structure, status of negotiations and next steps going forward, including planning an in-person meeting between Messrs. Moore and Morrison and Messrs. Ballester and Bifulco to discuss the potential business combination transaction.

On December 15, 2014, representatives of Cyberonics and Piper Jaffray met with representatives of Party C in Piper Jaffray’s offices to discuss the potential JV transaction. Following the meeting, the Cyberonics representatives questioned whether Party C would be willing to commit funding and resources at a level Cyberonics management estimated would be required for market success.

On December 16-17, 2014, Messrs. Moore and Morrison met with Messrs. Ballester and Bifulco in Clamart, France to discuss the potential business combination transaction and tour the Sorin manufacturing facility in Clamart. During this meeting, the parties discussed the nature of the proposed business combination, potential governance, stock exchange listing and domicile considerations and approaches to discuss the range of ownership percentages that Cyberonics stockholders and Sorin shareholders could have in the future combined company (the relative ownership percentage of the two companies being referred to in this proxy statement/prospectus as the equity split). While the discussions were preliminary, informational and exploratory in nature, Messrs. Ballester and Bifulco took the position that equity in the new company should be split equally between the shareholders of Sorin and the stockholders of Cyberonics. Messrs. Moore and Morrison expressed the opinion that the equity should be split according to the relative market capitalization of the two companies, which at the time would have resulted in approximately 41.5% ownership for Sorin shareholders and approximately 58.5% ownership for Cyberonics stockholders.

On December 18, 2014, the Sorin ExCom held a meeting that was also attended by representatives of Rothschild, and discussed the strategic rationale of a potential business combination transaction between Sorin and Cyberonics. The Sorin ExCom evaluated the potential business combination transaction between Sorin and Cyberonics in light of the Sorin stand-alone business plan.

On December 22, 2014, the Cyberonics board held a meeting that was also attended by representatives of senior management and Piper Jaffray. At the meeting, Mr. Moore provided an update from the meeting he and Mr. Morrison had with Messrs. Bifulco and Ballester in France, including with respect to the equity split discussion. In addition, Mr. Moore provided an update on discussions with Party C regarding the potential JV transaction. The Cyberonics board discussed the merits of pursuing a potential business combination transaction and whether Sorin was the best partner for such a business combination transaction. As part of this discussion, the Cyberonics board reviewed Cyberonics’ strategic alternatives, including operating on a stand-alone basis and running a public or limited auction for the company, and considered that an auction raised potential confidentiality concerns and could also introduce operational risk resulting from the distraction of management and disruption to the business during the process. The Cyberonics board also considered that prolonging discussions with Sorin for an extended period of time would increase the risk of an unauthorized disclosure of the potential transaction, which, under Italian law, could trigger an obligation on the part of Sorin to disclose its discussions publicly. After this discussion, the Cyberonics board reached a consensus that, while interest from other strategic parties was possible, the most effective alternative for maximizing stockholder value would be to pursue the potential business combination transaction with Sorin, while retaining the ability to consider other offers following any announcement of the potential business combination transaction. Concluding that a potential JV transaction with Party C was a less realistic alternative at the time than a potential business combination transaction with Sorin, the Cyberonics board directed management to prioritize pursuing a business combination transaction with Sorin but delegated to Mr. Moore the authority to maintain a dialogue with Party C in the event Party C’s interest in pursuing a potential JV transaction became more serious.

Also on December 22, 2014, the Sorin board held a meeting that was also attended by representatives of Rothschild, and discussed the strategic rationale of a potential business combination transaction between Sorin and Cyberonics. The Sorin board evaluated the potential business combination transaction between Sorin and Cyberonics in light of the Sorin stand-alone business plan, taking into careful consideration the valuations of Sorin and Cyberonics, with specific attention to Sorin goodwill and the current business development activities of Sorin. The Sorin board discussed in further detail with members of Sorin senior management and representatives of Rothschild certain aspects of the potential business combination transaction with Cyberonics, including relative valuation of each company based on various methodologies such as discounted cash flow, market prices and broker consensus estimates, and the process by which such a transaction would likely be negotiated. Additionally, the Sorin board discussed the potential stock exchange listing(s), branding and corporate governance of the combined company, and approved and authorized Sorin senior management’s and its advisors’ continued engagement and negotiation of the terms of a potential business combination transaction between Sorin and Cyberonics on an accelerated timetable.

On December 23, 2014, a representative of Party C contacted Mr. Moore to express its serious interest in pursuing a potential JV transaction. Mr. Moore then had a telephone conversation with Mr. Morrison during which they agreed, in light of the Cyberonics board’s discussion at its December 22, 2014 meeting, to pursue the potential JV transaction with Party C in parallel with the potential business combination transaction with Sorin, as an alternative in case discussions with Sorin failed to lead to an agreement. Mr. Moore then had separate telephone conversations with two Party C representatives during which they assured Mr. Moore of Party C’s interest in the potential JV transaction. Mr. Moore agreed that Cyberonics would continue discussing the potential JV transaction. One Party C representative expressed that Party C had a willingness to engage in a discussion going beyond a joint venture.

On January 2, 2015, Mr. Moore had a telephone conversation with a representative of Party C regarding the potential JV transaction.

On January 8, 2015, Mr. Moore had another telephone conversation with a representative of Party C regarding the potential JV transaction.

On January 9, 2015, members of senior management of Cyberonics and Sorin held a meeting in New York, New York to discuss the potential business combination transaction structure, documentation, timing and process considerations, the anticipated scope of the parties’ due diligence investigations and certain key non-price contractual terms. Also present at the meeting were representatives from each of Piper Jaffray and Rothschild, as well as Sullivan & Cromwell LLP, Cyberonics’ outside counsel and which we refer to as Sullivan & Cromwell, and Latham & Watkins LLP, Sorin’s outside counsel and which we refer to as Latham & Watkins. The key contractual terms discussed were the jurisdiction of incorporation and tax domicile of the combined company, the stock exchange listing for the securities of the combined company, and the scope of each party’s right to terminate the merger agreement. The parties agreed that the representations, warranties and covenants of the parties contained in the merger agreement would generally be reciprocal in nature. The Sorin representatives continued to advocate that equity in the new company should be split equally between the shareholders of Sorin and the stockholders of Cyberonics, while the Cyberonics representatives continued to propose an equity split of approximately 41.5% to Sorin shareholders and approximately 58.5% to Cyberonics stockholders. Over the ensuing six weeks, until approximately February 20, 2015, equity split negotiations were conducted by and through the advisors from Rothschild and Piper Jaffray, who discussed various financial analyses underlying their positions.

On January 12, 2015, the Cyberonics board held a meeting that was also attended by representatives of senior management, Piper Jaffray and Sullivan & Cromwell. At this meeting, representatives from Sullivan & Cromwell reviewed with the Cyberonics board its fiduciary duties under applicable law. Mr. David S. Wise, Senior Vice President, Chief Administrative Officer & Secretary, recounted developments in discussions with Sorin since the last meeting of the Cyberonics board, including an overview of the key issues discussed at the January 9, 2015 meeting between representatives of Cyberonics and Sorin, and Mr. Moore provided an update regarding discussions with Party C regarding the potential JV transaction. The Cyberonics board and Cyberonics’ senior management and advisors engaged in an extended discussion of matters relating to the potential business combination transaction with Sorin, including questions relating to the corporate and tax domicile, stock exchange listing and board composition of the combined company, and other key terms, including the equity split. Following discussion, the Cyberonics board reaffirmed its view from the prior meeting that pursuing a potential business combination transaction with Sorin, while preserving flexibility for the Cyberonics board to accept a proposal providing superior value to Cyberonics stockholders following announcement of the potential business combination transaction, was the best alternative available to Cyberonics to maximize stockholder value. The Cyberonics board also instructed senior management to continue pursuing a potential JV transaction with Party C as an alternative in case discussions with Sorin failed to lead to an agreement.

After the January 12, 2015 Cyberonics board meeting, Mr. Moore had a telephone conversation with Mr. Ballester to provide an update on the January 12, 2015 Cyberonics board meeting and to discuss the proposed deal structure and the status of negotiations.

From approximately January 19, 2015 through February 25, 2015, each of Cyberonics and Sorin and their respective advisors conducted due diligence investigations on the other company, which included management presentations, the exchange of documents and financial information, and numerous due diligence teleconference calls.

On January 20, 2015, Mr. Moore had a telephone conversation with Mr. Ballester to discuss the status of negotiations.

On January 21, 2015, Sullivan & Cromwell sent an initial draft of portions of the merger agreement containing certain key non-price terms to Latham & Watkins.

Also on January 21, 2015, the Sorin ExCom held a meeting at which the current status of the negotiation of the potential business combination transaction between Sorin and Cyberonics was discussed, including the estimated timeline for completing such a transaction, key deal parameters, and transaction structure.

On January 22, 2015, the Cyberonics board held a meeting that was also attended by representatives of senior management, Piper Jaffray and Sullivan & Cromwell. Representatives from Sullivan & Cromwell reviewed with the Cyberonics board its fiduciary duties under applicable law. Mr. Gregory H. Browne, Senior Vice President & Chief Financial Officer of Cyberonics, reviewed with the Cyberonics board the Cyberonics projections for future financial performance as prepared by management, including the assumptions on which they were based. At various times the directors asked questions of Mr. Browne and directed him to make certain adjustments to the projections. The Cyberonics board then authorized senior management to share the projections reflecting the input of the Cyberonics board, which projections as revised are referred to in this proxy statement/prospectus as the Cyberonics projections, with Sorin. During the meeting, representatives from Sullivan & Cromwell provided an update to the Cyberonics board regarding progress with Sorin and its advisors in the areas of due diligence, transaction structuring and documentation drafting, and the Cyberonics board provided feedback to Cyberonics’ advisors regarding proposed transaction terms. In addition, representatives from Piper Jaffray provided an update regarding discussions relating to the equity split. It was noted that Cyberonics and its advisors had maintained the position that the equity split should be based on the relative market capitalization of Cyberonics and Sorin, whereas Sorin and its advisors had maintained the position that the equity split should be reflective of a true “merger of equals” with each company’s shareholders owning approximately 50% of the combined company. Following the discussion, the Cyberonics board authorized management to continue, with the assistance of Cyberonics’ advisors, discussions with Sorin regarding the terms of the potential business combination transaction, including the equity split.

Also on January 22, 2015, Cyberonics and Party C executed a mutual non-disclosure agreement.

Between January 22, 2015 and February 6, 2015, members of the management teams of Cyberonics and Sorin and each party’s advisors continued due diligence investigations and discussions regarding the structure and terms of the potential business combination transaction, including discussions between representatives of each of Piper Jaffray and Rothschild regarding the equity split wherein representatives of Piper Jaffray maintained the position that the equity split should be based on the relative market capitalization of Cyberonics and Sorin and representatives of Rothschild maintained the position that the equity split should be reflective of a true “merger of equals,” with each company’s shareholders owning approximately 50% of the combined company. During this time period, representatives of Cyberonics and its advisors generally took the position that a sole listing on a U.S. securities exchange would be preferable, but expressed a willingness to consider a secondary listing if Sorin’s representatives were able to demonstrate that its expected benefits would outweigh its associated administrative costs and financial reporting complexity, provided that obtaining approval for such a secondary listing would not delay consummation of the potential business combination transaction. After weighing the pros and cons of domiciling the combined company in various jurisdictions, the parties reached a general consensus during this time period that a U.K. domicile for tax purposes would be optimal, and continued to explore whether the combined company should be domiciled in the U.K. also for corporate purposes or whether incorporating in an alternative jurisdiction could provide additional benefits.

On January 27, 2015, representatives of each of Piper Jaffray and Rothschild held a meeting by telephone conference at which both parties discussed key financial metrics underlying their positions with respect to the equity split. The Piper Jaffray representatives, after adjusting their metrics for currency devaluation, suggested that a reduction of the Cyberonics share of the equity split from their previous position of 58.5% to 55.1% would likely be acceptable. The Rothschild representatives indicated that an increase in the Cyberonics share of the equity split from their previous position of 50.0% to 51.5% would likely be acceptable.

Later on January 27, 2015, the Sorin ExCom held a meeting by telephone conference, which was also attended by representatives of Rothschild, at which the proposed deal structure and status of negotiations of the potential business combination transaction between Sorin and Cyberonics was discussed, including discussion on the equity split and the parameters that would be acceptable to the Sorin ExCom in a potential business combination transaction between Sorin and Cyberonics. In addition, the potential benefits and implications of pursuing a dual listing as compared to listing on a single stock exchange in the United States were discussed.

On January 28, 2015, members of Cyberonics and Sorin senior management met by videoconference in Houston and Milan, respectively. Sorin presented its operations review for its cardiac rhythm management and cardiopulmonary business units and products. Cyberonics presented its operations review for its products related to epilepsy and depression.

On January 29, 2015, Mr. Moore and a former Vice President of Cyberonics who was engaged to negotiate on behalf of Cyberonics the terms of the potential JV transaction with Party C, such person being referred to in this proxy statement/prospectus as the Cyberonics JV representative, had a telephone conference with four representatives of Party C to discuss the potential JV transaction.

On January 30, 2015, Mr. Moore had a telephone conversation with Mr. Ballester to discuss the outcome of recent due diligence findings and to discuss the current status of negotiations between the parties.

On February 2, 2015, the Cyberonics JV representative had a telephone conference with representatives of Party C to discuss the potential JV transaction.

Also on February 2, 2015, Mr. Moore had a telephone conversation with Mr. Ballester to discuss the status of negotiations and next steps going forward. Messrs. Moore and Ballester did not engage in negotiations regarding the terms of a potential business combination transaction except to reiterate positions previously articulated by the parties and their advisors.

On February 3, 2015, the Sorin board held an informal meeting by telephone conference at which the proposed deal structure and status of negotiations of the potential business combination transaction between Sorin and Cyberonics were discussed, including discussion on the equity split and the parameters that would be acceptable to the Sorin board in a potential business combination transaction between Sorin and Cyberonics.

On February 4, 2015, the Cyberonics JV representative had another telephone conference with representatives of Party C to discuss the potential JV transaction.

On February 5, 2015, the Sorin board held a meeting that was also attended by members of Sorin’s senior management to discuss the potential business combination transaction between Sorin and Cyberonics, including the preliminary results of the ongoing due diligence investigation and market research conducted by Sorin and its advisors, details on the transaction structure, the likely jurisdiction of incorporation of Holdco and certain tax implications arising from the post-closing structure and operations of the combined organization and the utility of dual listing the shares of Holdco capital stock. Throughout extensive discussion on these points, the Sorin board provided feedback to Sorin senior management on the preferred parameters on the issues that remained open for negotiation.

After the February 5, 2015 Sorin board meeting, Mr. Moore had a telephone conversation with Mr. Ballester to discuss the February 5, 2015 Sorin board meeting, and the proposed deal structure, status of negotiations, and next steps going forward. Messrs. Moore and Ballester did not engage in negotiations regarding the terms of a potential business combination transaction except to reiterate positions previously articulated by the parties and their advisors.

On February 6, 2015, the Cyberonics board held a meeting that was also attended by members of Cyberonics’ senior management and representatives from Sullivan & Cromwell. Representatives from Sullivan & Cromwell reviewed with the Cyberonics board its fiduciary duties under applicable law. Mr. Wise and representatives from Sullivan & Cromwell provided an overview to the Cyberonics board regarding the proposed terms of the engagement letter with Piper Jaffray and information provided by Piper Jaffray in response to certain questions on potential conflicts of interest. At various times, the directors asked questions of Mr. Wise and the representatives of Sullivan & Cromwell regarding the terms of the proposed engagement of Piper Jaffray and the other information provided by Piper Jaffray. Mr. Moore then reviewed with the Cyberonics board the current state of the equity split negotiation. The Cyberonics board engaged in an extended discussion of the equity split and the metrics that Cyberonics’ senior management and advisors should use as their key benchmarks in negotiations with Sorin. During the meeting, the Cyberonics board also received an update from Mr. Moore on the status of discussions with Party C regarding a potential JV transaction.

Also on February 6, 2015, the Cyberonics JV representative had another telephone conference with representatives of Party C to discuss the potential JV transaction.

On February 7, 2015, Sullivan & Cromwell sent Latham & Watkins a draft of the full merger agreement. Following that date and continuing until the announcement of the transaction, representatives of Cyberonics,

Sorin, Sullivan & Cromwell and Latham & Watkins negotiated and finalized the terms of the merger agreement. Key non-price contractual terms discussed as part of the negotiation included the ability of each party to terminate the agreement, including in the event such party received a superior proposal from a third party; the ability of each party’s board of directors to change its recommendation that such party’s shareholders vote in favor of the proposed business combination transaction; the amount and triggers of termination fees; the conditions to each party’s obligation to close the proposed business combination transaction; the jurisdiction of organization and tax domicile of the combined company; the stock exchange or exchanges on which Holdco shares would be listed; and the combined company’s post-closing corporate governance structure.

On February 9, 2015, the Sorin ExCom held a meeting, which was also attended by members of Sorin’s senior management and representatives of each of Rothschild and Latham & Watkins, to discuss the potential business combination transaction between Sorin and Cyberonics. At this meeting, members of Sorin senior management discussed with the Sorin ExCom the issues that remained open for negotiation on the potential business combination transaction between Sorin and Cyberonics, certain aspects of the proposed operations and potential financial performance of the combined organization, additional information related to the ongoing due diligence investigation of Cyberonics and market research information. The Sorin ExCom approved, in connection with the potential business combination transaction, the formation of Holdco in the United Kingdom, as a subsidiary of Sorin, and the incorporation by Holdco of Merger Sub, as a Delaware subsidiary of Holdco. The Sorin ExCom also approved and authorized Messrs. Ballester and Bifulco to continue negotiating with the senior management of Cyberonics with the goal of reaching definitive terms for the Board’s final approval for the potential business combination transaction between Sorin and Cyberonics.

Also on February 9, 2015, Mr. Moore had a telephone conversation with a representative of Party C to review the progress on negotiation of the potential JV transaction.

During the week of February 9, 2015, as Cyberonics and Sorin and their respective advisors continued negotiating the terms of the potential business combination transaction, representatives of Latham & Watkins informed representatives of Sullivan & Cromwell that Sorin had a works council in France and that, due to certain requirements of French law, Sorin could not enter into a binding merger agreement with Cyberonics without consulting the French works council of Sorin’s French subsidiary in advance and complying with certain related procedural requirements. Latham & Watkins nevertheless indicated that Sorin would be willing to enter into a letter of intent that would obligate the parties to enter into the proposed merger agreement upon the conclusion of the French works council consultation process and that would further obligate the parties to makes the representations and warranties in the proposed merger agreement as of the date of the letter of intent and to adhere to certain of the pre-closing covenants, including interim operating covenants, exclusivity provisions and termination and termination fee provisions set forth in the proposed merger agreement, which would be fully negotiated and attached as an exhibit to the letter of intent.

On February 11, 2015, the Cyberonics JV representative met in Party C’s offices with representatives of Party C to discuss the potential JV transaction.

Also on February 11, 2015, the Sorin board held a meeting, which was also attended by members of Sorin’s senior management and representatives of each of Latham & Watkins and Rothschild, to discuss the potential business combination transaction between Sorin and Cyberonics. At this meeting, members of Sorin senior management discussed with the Sorin board certain aspects of the proposed operations and potential financial performance of the combined organization, including key deal parameters, including the equity split negotiations and shareholder support agreements proposed by the parties to be signed by certain Sorin shareholders and Cyberonics stockholders, withdrawal rights of Sorin shareholders pursuant to Italian law, director and officer insurance coverage, and additional information related to the ongoing due diligence investigation of Cyberonics and market research information. The Sorin board considered this information in light of Sorin’s stand-alone business plan and other alternatives, and agreed to continue negotiations with Cyberonics, as the Sorin board believed that the proposed business combination transaction had the potential to maximize shareholder value.

The Sorin board provided its feedback to Sorin senior management for the continuing negotiations, outlining the preferred and acceptable deal parameters and equity split for the proposed business combination transaction between Sorin and Cyberonics.

On February 13, 2015, the Cyberonics board held a meeting that was also attended by representatives of senior management, Piper Jaffray and Sullivan & Cromwell. During the meeting, representatives from Sullivan & Cromwell reviewed with the Cyberonics board its fiduciary duties under applicable law and described the proposal of announcing the proposed business combination transaction with Sorin on the basis of a letter of intent prior to entry into a definitive merger agreement with Sorin. The Cyberonics board engaged in an extended discussion to understand the scope and effect of the French law as it pertained to the potential business combination transaction with Sorin. The Cyberonics board discussed the risks attendant to publicly announcing a potential business combination transaction with Sorin prior to entry into a binding definitive merger agreement and noted that such a circumstance could put the company in a vulnerable position. The Cyberonics board also discussed the risks from a French law perspective attendant to entering into a binding definitive merger agreement with Sorin prior to completion of the works council consultation process, and the potential negative consequences that such an approach could have on the future combined company if the French authorities commenced an enforcement action. Following this discussion, the Cyberonics board decided that it would need to see the details of the letter of intent structure proposed by Sorin in order to evaluate the merits of such an approach.

Later in the February 13, 2015 Cyberonics board meeting, representatives from Piper Jaffray reviewed four potential strategic alternatives available to Cyberonics: (i) continuing as a stand-alone company, executing the base business while continuing with the investments in heart failure and sleep apnea and evaluating opportunistic acquisition opportunities, (ii) pursuing a potential JV transaction, (iii) pursuing a sale of the company for cash, and (iv) the potential business combination transaction with Sorin. Piper Jaffray presented financial analyses regarding each potential alternative. During the discussion of the potential JV transaction alternative, representatives from Piper Jaffray reviewed the current status of efforts to identify a partner by summarizing the current situation with each of the parties initially identified. It was noted that the initial outreach had failed to generate meaningful discussions with the potential counterparties with the exception of Sorin and Party C, that Sorin viewed a potential JV transaction as suboptimal compared to the potential business combination transaction, and that discussions with Party C regarding a potential JV transaction were still ongoing. During the meeting, Mr. Moore provided an update on the status of discussions with Party C, noting that Party C continued to express serious interest in pursuing a potential JV transaction and that this remained a viable alternative for Cyberonics in the event that an agreement could not be reached with Sorin.

In discussing its financial analysis of the potential business combination transaction with Sorin, representatives from Piper Jaffray provided an update on the equity split negotiation, noting that Sorin’s current position was that Cyberonics’ stockholders should receive 51.5% ownership of the combined company and Sorin’s shareholders should receive 48.5% ownership, and Cyberonics’ current position was that Cyberonics’ stockholders should receive 55% ownership of the combined company and Sorin’s shareholders should receive 45% ownership. In addition, representatives from Sullivan & Cromwell provided an overview of the key contractual terms embodied in the most recent draft of the merger agreement, and Mr. Wise provided an overview of certain aspects of the due diligence investigation on Sorin. At various times throughout the discussion of strategic alternatives, the directors asked questions of management and Cyberonics’ advisors.

After this discussion, which included extensive discussions regarding the potential benefits and risks associated with the potential business combination transaction with Sorin, as described more fully below in the section entitled “The Mergers—Cyberonics Reasons for the Mergers and Recommendation of the Cyberonics Board” of this proxy statement/prospectus, the Cyberonics board reached a consensus that the potential business combination transaction with Sorin remained the best strategic alternative to maximize value for Cyberonics’ stockholders. The Cyberonics board also observed that the terms of the merger agreement with Sorin would allow the Cyberonics board to terminate the merger agreement if, after announcement of the potential business combination transaction with Sorin, Cyberonics received an offer from a third party that the board believed would provide more value to stockholders than the potential business combination transaction with Sorin. The Cyberonics board directed management and Cyberonics’ advisors to continue negotiating the potential business combination transaction with Sorin but emphasized that resolving the French works council issue in a manner that would mitigate risk to Cyberonics was of paramount importance.

Also on February 13, 2015, Mr. Moore had a telephone conversation with a representative of Party C to review the progress on negotiation of the potential JV transaction.

On February 15, 2015, the Sorin board held a meeting where it was briefed by Sorin’s senior management on the open issues still being negotiated with respect to the potential business combination transaction between Sorin and Cyberonics, including, but not limited to, the preferred listing, financial reporting requirements, governance requirements, deal protection terms, termination rights, alignment on communication and public relations strategy. Throughout extensive discussions with Sorin senior management on these terms, the Sorin board agreed to the preferred outcomes for negotiation strategy. The Sorin board also received from Sorin’s senior management a further presentation on certain aspects of the combined organization, including its proposed operating synergies and potential benefits. The Sorin board considered this information in light of the Sorin stand-alone business plan and other alternatives.

On February 15 and February 16, 2015, Messrs. Ballester, Moore, and Wise, joined by Mr. Brian Sheridan, General Counsel of Sorin, participated in telephone conferences during which they discussed key terms of the proposed business combination transaction.

During the week of February 16, 2015, representatives of each of Piper Jaffray and Rothschild continued discussions regarding the equity split. In addition, on February 16, 2015, Latham & Watkins sent Sullivan & Cromwell an initial draft of the proposed letter of intent and Sullivan & Cromwell sent Latham & Watkins an initial draft of the Cyberonics support agreement. Following that date until the announcement of the transaction, representatives of Cyberonics, Sorin, Sullivan & Cromwell and Latham & Watkins negotiated and finalized the terms of the letter of intent, the Cyberonics support agreements and the Sorin support agreements.

On February 17, 2015, Messrs. Ballester, Moore, Wise, and Sheridan, joined by Mr. Browne and Mr. Demetrio Mauro, Chief Financial Officer of Sorin, participated in a telephone conference during which they discussed key terms of the proposed business combination transaction.

On February 18, 2015, Messrs. Ballester, Moore, Wise and Sheridan, joined by representatives of Latham & Watkins and Sullivan & Cromwell, participated in a telephone conference during which they discussed key terms of the proposed business combination transaction. Later in the day on February 18, 2015, Messrs. Ballester and Moore had a telephone conversation during which they discussed open issues on the proposed business combination transaction.

Also on February 18, 2015, representatives of each of Piper Jaffray and Rothschild held a meeting by telephone conference at which both parties discussed key financial metrics underlying their positions with respect to the equity split. The Rothschild representatives indicated that, based on the financial metrics used in their analyses, a reduction of the Sorin share of the equity split from 48.5% to 47.0% would likely be acceptable to Sorin. The Piper Jaffray representatives observed that a reduction in the Cyberonics share of the equity split from 55.0% to 54.0% would likely be acceptable, leaving the parties with a difference of 100 basis points on the equity split negotiation.

Also on February 18, 2015, the Cyberonics JV representative had a telephone conference with representatives of Party C to discuss the potential JV transaction.

On February 19, 2015, Mr. Moore and the Cyberonics JV representative had a telephone conference with representatives of Party C to discuss the potential JV transaction.

Also on February 19, 2015, the Sorin board held a meeting, which was also attended by members of Sorin’s senior management and representatives of Rothschild, where representatives of Rothschild discussed the evolution of Sorin and Cyberonics historical stock price trading and summary valuation analysis, the implications of the analysis on both the implied potential equity split and the exchange ratio, as well as potential financial impacts to Sorin shareholders and Cyberonics stockholders. During this meeting, the Sorin board authorized the Sorin management team to negotiate an equity split in the range of approximately 53.5% to 54.0% ownership for Cyberonics stockholders and 46.0% to 46.5% ownership for Sorin shareholders.

On February 20, 2015, the Cyberonics board held a meeting that was also attended by representatives of senior management, Piper Jaffray and Sullivan & Cromwell. At the meeting, Mr. Moore provided a general business update and also provided an update on discussions with Party C regarding a potential JV transaction. He noted that Cyberonics had been working with members of senior management of Party C to formulate a joint venture plan and that this alternative remained a viable option if an agreement could not be reached with Sorin. Representatives from Sullivan & Cromwell reviewed with the directors their fiduciary duties under applicable law and updated the Cyberonics board on the unresolved issues in the merger agreement with Sorin. One open issue was the ability of the Cyberonics board to change, for any reason, its recommendation to the company’s stockholders in favor of the potential business combination transaction prior to the Cyberonics special meeting to vote on the merger with Sorin. After discussion, the Cyberonics board confirmed that having the ability to change its recommendation for any reason would be an essential term in the agreement. Representatives from Sullivan & Cromwell noted that the second open issue related to the French works council consultation requirements and Sorin’s proposal to address the issue by initially entering into a letter of intent as opposed to a definitive merger agreement. Representatives from Sullivan & Cromwell explained that Sorin continued to insist on utilizing the letter of intent structure based on its view that executing a binding definitive merger agreement prior to completion of the works council consultation process would violate French law. Representatives from Sullivan & Cromwell explained the proposed letter of intent structure that had been proposed by Sorin, together with certain changes to the letter of intent structure proposed by Sullivan & Cromwell, which had been developed with Cyberonics’ Delaware counsel, that would provide as much certainty as possible for the merger agreement’s execution. Under this structure, concurrently with entry into the letter of intent, each party would execute a power of attorney irrevocably granting to a person or entity the power to execute the merger agreement on behalf of all parties upon completion of the works council consultation or expiration of a specified time period. Representatives of Sullivan & Cromwell suggested appointing an eminent former Delaware jurist as the attorney-in-fact for the parties. The letter of intent, which would be governed by Delaware law and afford the parties the remedy of specific performance in the event of a breach of its terms, would, in addition to the other provisions proposed by Sorin, provide that Sorin would be required to pay Cyberonics a fee as high as French law permits and higher than the termination fee in the merger agreement, if Sorin failed to enter into the merger agreement or took any action to rescind or reduce the powers granted to the attorney-in-fact. Representatives of Sullivan & Cromwell described the risks and benefits of the proposed letter of intent approach. The Cyberonics board engaged in an extended discussion of the merits and risks of the letter of intent structure described by representatives from Sullivan & Cromwell and discussed with the representatives from Sullivan & Cromwell potential alternatives to address the French works council requirements. After discussion, the Cyberonics board reaffirmed its conclusion from the prior meeting that a potential business combination transaction with Sorin was the best alternative available to maximize stockholder value and the consensus of the Cyberonics board was that, though not as protective as a binding agreement, the letter of intent structure appeared to be the most viable path for ultimately completing a potential business combination transaction with Sorin. The Cyberonics board considered that, although the structure described by representatives from Sullivan & Cromwell would not completely eliminate the risk of Sorin not entering into the merger agreement after entering into the letter of intent, it would enhance Cyberonics’ ability to enforce remedies against Sorin in such circumstances. The Cyberonics board directed management and Cyberonics’ advisors to propose to Sorin and its advisors the changes to the letter of intent structure described by the representatives from Sullivan & Cromwell at the meeting.

After the February 20, 2015 Cyberonics board meeting, Sullivan & Cromwell sent to Latham & Watkins a revised draft of the letter of intent containing the terms described at the meeting of the Cyberonics board on February 20, 2015. On February 21, 2015, representatives from Latham & Watkins confirmed telephonically to representatives of Sullivan & Cromwell that the general structure embodied in the draft was acceptable to Sorin.

On February 21, 2015, representatives from Sullivan & Cromwell sent representatives from Latham & Watkins a draft of the agent and attorney-in-fact agreement providing for the designation of E. Norman Veasey, former Chief Justice of the Delaware Supreme Court, as the agent and attorney-in-fact authorized to execute the merger agreement on behalf of all of the parties in accordance with the terms of the letter of intent and such agent and attorney-in-fact agreement. Following that date and until the announcement of the transaction, representatives of Cyberonics, Sorin, former Chief Justice Veasey, Sullivan & Cromwell, Latham & Watkins and counsel to former Chief Justice Veasey negotiated and finalized the terms of the agent and attorney-in-fact agreement.

On February 22, 2015, members of senior management of Cyberonics and Sorin held a meeting in New York, New York, which was also attended by representatives of each of Piper Jaffray, Rothschild, Sullivan & Cromwell and Latham & Watkins, to discuss the potential business combination transaction. During the meeting, the parties discussed the equity split, Holdco’s stock exchange listing, certain aspects of the corporate governance structure of the combined company, the Cyberonics support agreements that would be entered into by several large shareholders of Sorin, and a few other less significant items requiring resolution. The parties reached agreement on each of the significant items, with the exception of the equity split, with Cyberonics still requiring a 54% share of the new company, and Sorin willing to agree to a 53% share of the new company for stockholders of Cyberonics.

On the morning of February 23, 2015, Mr. Ballester informed Mr. Moore that Sorin would agree to an equity split of 46% for Sorin shareholders and 54% for Cyberonics stockholders. Following this discussion, Mr. Ballester met with some members of the Cyberonics board in Houston, Texas, at which time Mr. Ballester was introduced and was available to answer questions about Sorin and its business.

On February 24, 2015, the Cyberonics board held a meeting that was also attended by representatives of senior management, Piper Jaffray and Sullivan & Cromwell. At this meeting, the Cyberonics board received updates from members of management and representatives from Piper Jaffray and Sullivan & Cromwell as to the status of negotiations with Sorin regarding a potential business combination transaction. The Cyberonics board also discussed with members of management Cyberonics’ due diligence investigation of Sorin. Members of management and representatives from Piper Jaffray provided an update on the negotiation of the equity split, noting that Cyberonics’ position was that its stockholders should have approximately 54% ownership in the combined company, and Sorin appeared to have agreed that Cyberonics’ stockholders would have approximately 54% ownership in the combined company. Representatives from Sullivan & Cromwell reviewed with the directors their fiduciary duties under applicable law and summarized the principal terms of the latest drafts of the transaction documentation, noting that Sorin had agreed to the revised letter of intent structure proposed by Cyberonics with minor modifications. Piper Jaffray made a detailed financial presentation to the Cyberonics board, including discussion of the valuation analyses referred to in the section entitled “The Mergers—Opinion of Piper Jaffray as Financial Advisor to Cyberonics” of this proxy statement/prospectus. The Cyberonics board engaged in extensive discussions regarding the potential benefits and risks associated with the transaction, as described more fully below in the section entitled “The Mergers—Cyberonics Reasons for the Mergers and Recommendation of the Cyberonics Board” of this proxy statement/prospectus, the projections referred to below in the sections entitled “The Mergers—Cyberonics Unaudited Prospective Financial Information” and “The Mergers—Sorin Unaudited Prospective Financial Information” of this proxy statement/prospectus, and the potential synergies and revenue opportunities that might result from a combination of Cyberonics and Sorin. The Cyberonics board concluded that the potential business combination with Sorin was a better alternative than a potential JV transaction with Party C and that the potential business combination with Sorin was the best alternative available to maximize stockholder value.

Following the February 24, 2015 meeting of the Cyberonics board, Cyberonics, Sorin and their respective legal and financial advisors finalized the terms of the transaction, and the parties confirmed their agreement that the equity split would be approximately 54% ownership for Cyberonics stockholders and approximately 46% ownership for Sorin shareholders, resulting in an exchange ratio of 0.0472 shares of Holdco for each Sorin share in the Sorin merger and an exchange ratio of one share of Holdco for each Cyberonics share in the Cyberonics merger. For Sorin shareholders, the exchange ratio implies a per share valuation of Sorin that represents approximately 14.2 percent premium to Sorin’s closing share price on February 25, 2015, the last trading day prior to the public announcement of Sorin and Cyberonics entering into the letter of intent.

Also on February 24, 2015, prior to the consideration of the full Sorin board at the February 25, 2015 Sorin board meeting, and in order to provide the full Sorin board with an opinion thereon, the Sorin remuneration committee held a meeting where it discussed the terms of a Cyberonics, Sorin and Holdco management retention plan targeted at incentivizing and retaining key executives of Cyberonics and Sorin through closing and retaining key executives of Holdco post-closing for long-term value creation and continuity.

On February 24-25, 2015, prior to the consideration of the full Sorin board at the February 25, 2015 Sorin board meeting, and in order to provide the full Sorin board with an opinion thereon, the Sorin committee for related party transactions held meetings where it discussed the following related party transactions that would occur in connection with the proposed business combination transaction: (i) certain proposed transactions, in connection with the Sorin and Holdco management retention plans, between Sorin and Holdco and certain members of the senior management team of Sorin and its subsidiaries, (ii) certain proposed transactions, including in connection with the Sorin and Holdco management retention plans and the support agreements, involving Sorin ExCom members, (iii) the support agreements between Cyberonics and certain current direct and indirect shareholders of Sorin and (iv) the shareholder letter agreement by and among Sorin and certain current and indirect shareholders of Sorin.

On February 25, 2015, the Cyberonics board held a meeting that was also attended by representatives of each of senior management, Piper Jaffray and Sullivan & Cromwell. Representatives from Sullivan & Cromwell reviewed with the Cyberonics board its fiduciary duties under applicable law. Representatives from Piper Jaffray and Sullivan & Cromwell reviewed with the Cyberonics board the terms of the proposed final letter of intent and merger agreement with Sorin and the related transaction documentation. Thereafter, Piper Jaffray rendered its oral opinion to the Cyberonics board, later confirmed by delivery of a written opinion dated February 25, 2015, to the effect that, as of such date, and subject to the assumptions made, procedures followed, matters and factors considered and limitations and qualifications on the review undertaken set forth in such opinion, the exchange ratio of one Holdco share for each Cyberonics share to be paid to holders of Cyberonics shares (other than holders of excluded Cyberonics shares) (after giving effect to the consummation of the Sorin merger) was fair, from a financial point of view, to such holders, as discussed below in the section entitled “The Mergers— Opinion of Piper Jaffray as Financial Advisor to Cyberonics” of this proxy statement/prospectus. The opinion delivered by Piper Jaffray is attached to this proxy statement/prospectus as Annex C. Following additional discussion and consideration of the proposed business combination transaction with Sorin, including as to the matters discussed in the section entitled “The Mergers—Sorin Reasons for the Mergers” of this proxy statement/prospectus, the Cyberonics board unanimously determined to proceed with the proposed business combination transaction with Sorin, and (i) approved and declared advisable the merger agreement, the Cyberonics merger and the other transactions contemplated by the merger agreement, including the support agreements, and authorized execution of the letter of intent and the agent and attorney-in-fact agreement in furtherance of the transactions contemplated by the merger agreement, (ii) determined that the Cyberonics merger and the other transactions contemplated by the merger are fair to and in the best interests of Cyberonics and its stockholders, and (iii) resolved to recommend that the stockholders of Cyberonics vote to adopt the merger agreement.

Also on February 25, 2015, the Sorin board held a meeting that was also attended by representatives of each of senior management, Rothschild and Latham & Watkins. Representatives from each of Rothschild and Latham & Watkins reviewed with the Sorin board the terms of the proposed final letter of intent and merger agreement with

Sorin and the related transaction documentation. Thereafter, representatives of Rothschild rendered its oral opinion to the Sorin board, later confirmed by delivery of a written opinion dated February 25, 2015, to the effect that, as of such date, and subject to the assumptions made, procedures followed, matters and factors considered and limitations and qualifications on the review undertaken set forth in such opinion, the exchange ratio of 0.0472 Holdco shares for each Sorin share to be paid to holders of Sorin ordinary shares (other than holders of excluded Sorin shares) was fair, from a financial point of view, to such holders, as discussed below in “The Mergers—Opinion of Rothschild as Financial Advisor to Sorin” of this proxy statement/prospectus. The opinion delivered by representatives of Rothschild is attached to this proxy statement/prospectus as Annex B. Following additional discussion and consideration of the proposed business combination transaction with Cyberonics, including as to the matters discussed in the sections entitled “The Mergers—Sorin Reasons for the Mergers” of this proxy statement/prospectus, the Sorin board unanimously determined to proceed with the proposed business combination transaction with Cyberonics, and (i) approved the execution, by Sorin, of the letter of intent, the agent and attorney-in-fact agreement and the merger agreement, and all further documents and activities provided therein, (ii) approved the transactions contemplated by the letter of intent and the merger agreement as a whole, including the mergers, and deemed such transactions to be in the best interest of Sorin and its shareholders, and (iii) resolved to submit and recommend to the Sorin shareholders the approval of the transactions contemplated by the letter of intent and the merger agreement as a whole, including the Sorin merger, as described in the Sorin merger terms.

On the morning of February 26, 2015, Cyberonics, Sorin, Holdco and Merger Sub executed the letter of intent and executed the agent and attorney-in-fact agreement, and Cyberonics, Sorin and the relevant shareholders from Cyberonics and Sorin executed the support agreements.

Before the opening of trading on the Milan Stock Exchange on February 26, 2015, Cyberonics and Sorin issued a joint press release announcing their intention to merge on the terms contained in the merger agreement.

On March 17, 2015, the French works council consultation process was completed.

On March 23, 2015, former Chief Justice Veasey executed the merger agreement on behalf of Cyberonics, Sorin, Holdco and Merger Sub in accordance with the terms of the letter of intent and the agent and attorney-in-fact agreement.

Sorin Reasons for the Mergers

At its meeting on February 25, 2015, the Sorin board, taking into account the then-current circumstances, (i) approved the execution, by Sorin, of the letter of intent, the agent and attorney-in-fact agreement and the merger agreement, and all further documents and activities provided therein, (ii) approved the transactions contemplated by the letter of intent and the merger agreement as a whole, including the mergers, and deemed such transactions to be in the best interest of Sorin and its shareholders, and (iii) resolved to submit and recommend to the Sorin shareholders the approval of the transactions contemplated by the letter of intent and the merger agreement as a whole, including the Sorin merger, as described in the Sorin merger terms.

The Sorin board considered many factors, taking into account the then-current circumstances, in reaching its conclusion that the transactions contemplated by the letter of intent and the merger agreement as a whole, including the mergers, are in the best interests of Sorin and its shareholders. In arriving at its conclusion, the Sorin board consulted with Sorin’s management, its executive committee, committee for appointments and remuneration and committee for related party transactions, its board of statutory auditors, legal advisors and financial advisor, reviewed a significant amount of information and considered a number of factors in its deliberations, including:

•	the belief that the combination will result in the creation of a new global leader in medical technologies in the large and growing markets for cardiac surgery and neuromodulation;

•	the belief that the combination will result in the creation of a leading innovator in cardiac rhythm management, with a diversified product portfolio, leveraging product technologies and complementary marketing capabilities;

•	the belief that the combination will result in a combined company with enhanced global scale, a diversified product portfolio and geographic mix, a strategic presence in over 100 countries on five continents around the world, approximately 4,500 employees and strengthened research and development capabilities;

•	the belief that the combined company will strengthen Sorin’s current strategic repositioning plans for its United States cardiac rhythm management business to focus on premium positioning on the high-tier and undertreated segment of heart failure and related co-morbidities;

•	the belief that the combination will result in the combined company’s ability to achieve industrial efficiencies, including economies of scale in purchasing, consolidate corporate and support activities, and optimize expenditures on research and development;

•	the belief that the combined company’s complementary product portfolios and extensive customer base will result in a greater ability to meet operating customers’ needs, provide Sorin and Cyberonics customers with a more compelling and holistic product offering, and increase revenue potential;

•	the belief that the Sorin management team, working together with members of Cyberonics management, will be able to successfully integrate the two companies and that the transaction will improve the performance of Sorin’s employees in a global and integrated working context, which will stimulate the sharing of technical expertise and support faster innovation;

•	the belief that the combined company will be able to leverage an efficient corporate structure and a global operational platform with the commercial, regulatory, supply chain, research and development and manufacturing capabilities to drive growth and efficiencies;

•	the belief that the combined company’s strong cash flow generation and robust balance sheet, with a relatively immaterial amount of net debt, will enable investment in new medical technology solutions for patients and customers, and provide the ability to fund future growth opportunities supported by increased strategic flexibility;

•	the belief that the sound financial profile and larger market capitalization of the combined company, along with the proposed dual listing on the NASDAQ and the LSE, will create the opportunity to attract a wider, global investor base; and

•	that the combined company will have multiple investments and ventures in what the Sorin board believes to be three growth platforms with multi-billion U.S. dollar market potential: heart failure, sleep apnea and percutaneous mitral repair or replacement, which the Sorin board believes will increase the prospects of the combined company achieving its accelerated growth plans;

•	that the per share valuation of Sorin, implied by the proposed exchange ratio, represents approximately a 14.2 percent premium to Sorin’s closing share price on February 25, 2015, the last trading day prior to the parties announcing the proposed transaction.

These beliefs are based in part on the following factors that the Sorin board considered:

•	its knowledge and understanding of the Sorin business, operations, financial condition, earnings, strategy and future prospects;

•	information and discussions with Sorin’s management regarding Cyberonics’ business, operations, financial condition, earnings, strategy and future prospects, and the results of Sorin’s due diligence review of Cyberonics;

•	information and results of a market survey and business trend assessment on Cyberonics’ epilepsy base business in the United States and select key countries in western Europe, performed by specialist healthcare research consultancies;

•	the fact that the Holdco board, following completion of the mergers and until the first annual meeting of the members of Holdco following completion of Holdco’s second full fiscal year, will be equally balanced between Sorin and Cyberonics, with four directors designated by Sorin, four directors designated by Cyberonics and one additional Holdco board member mutually agreed to by Sorin and Cyberonics;

•	the fact that the Chief Executive Officer of Sorin as of immediately prior to the Sorin merger effective time will serve as the Chief Executive Officer of the combined company;

•	the current and prospective economic climate generally and the competitive climate in the industries in which the companies operate;

•	the financial analysis presented by Rothschild to the Sorin board and the opinion of Rothschild rendered to the Sorin board, as of February 25, 2015, and based upon and subject to the assumptions made, procedures followed, matters considered and limitations on the review undertaken by Rothschild, as to whether the Sorin exchange ratio was fair, from a financial point of view, to the Sorin shareholders, as more fully described in the section entitled “The Mergers—Opinion of Rothschild as Financial Advisor to Sorin” of this proxy statement/prospectus;

•	the likelihood that the mergers will be completed on a timely basis and the belief that antitrust clearance could be obtained without the imposition of conditions that would be materially adverse to the combined company;

•	the limited number and nature of the conditions to Cyberonics’ obligation to complete the Cyberonics merger;

•	the fact that the mergers are subject to approval by the Sorin shareholders;

•	the fact that, subject to certain limited exceptions, Cyberonics is prohibited from soliciting, participating in any discussions or negotiations with respect to, providing nonpublic information to any third party with respect to or entering into any agreement providing for, the acquisition of Cyberonics;

•	the fact that Cyberonics may be required to pay Sorin a termination fee of $50 million or reimburse Sorin for certain out-of-pocket expenses it incurs if the letter of intent or the merger agreement is terminated under certain circumstances specified in the letter of intent and the merger agreement;

•	the fact that the obligations of Sorin and Holdco to appear at the hearing of the Court and to seek the Sorin merger order are subject to the satisfaction or waiver by Sorin, on or prior to the making of the Sorin merger order at the hearing of the Court, of additional conditions, including, among others, the accuracy of the representations and warranties of Cyberonics set forth in the merger agreement as of immediately prior to the making of the Sorin merger order at the hearing of the Court; and

•	the fact that the Sorin exchange ratio will not be negatively affected in the event of a decrease in the share price of Sorin’s ordinary shares prior to the Sorin merger effective time and that the terms of the letter of intent and the merger agreement do not include termination rights for Cyberonics triggered in the event of an increase of the value of Cyberonics relative to the value of Sorin.

The Sorin board weighed these factors against a number of uncertainties, risks and potentially negative factors relevant to the mergers, including the following:

•	the Cyberonics exchange ratio will not be reduced in the event of an increase in the share price of Sorin’s ordinary shares prior to the Sorin merger effective time, and that the terms of the letter of intent and the merger agreement do not include termination rights for Sorin triggered in the event of a decrease in the value of Cyberonics relative to the value of Sorin;

•	the fact that, under the merger agreement, the obligations of Sorin and Holdco to appear at the hearing of the Court and to seek the Sorin merger order are not subject to a condition precedent requiring the rescission rights of Sorin shareholders being exercised to be within a maximum predetermined amount;

•	the adverse impact that business uncertainty prior to the closing of the mergers and during the post-closing integration period could have on the ability of both Sorin and Cyberonics to attract, retain and motivate key personnel;

•	the challenges inherent in the combination of two business enterprises of the size and scope of Sorin and Cyberonics, including the possibility that the anticipated cost savings and synergies and other benefits sought to be obtained from the mergers might not be achieved in the time frame contemplated or at all and the other numerous risks and uncertainties which could adversely affect Holdco’s operating results;

•	the risk that the forecasted results in the unaudited prospective financial information of Cyberonics would not be achieved in the amounts or at the times anticipated;

•	the risk that a change in applicable law with respect to Section 7874 of the Code or any other U.S. tax law, or official interpretations thereof, could cause Holdco to be treated as a U.S. domestic corporation for U.S. federal income tax purposes following the completion of the mergers or otherwise adversely affect Holdco;

•	the risk that the mergers might not be consummated in a timely manner or at all;

•	that failure to complete the mergers could cause Sorin to incur significant fees and expenses and could lead to negative perceptions among investors, potential investors and customers;

•	the limited circumstances under which Sorin could terminate the letter of intent or the merger agreement or refuse to consummate the mergers;

•	that Sorin, subject to certain limited exceptions, is prohibited during the term of the letter of intent and the merger agreement from soliciting, participating in any discussions or negotiations with respect to, and providing nonpublic information to any third party with respect to, the acquisition of Sorin and that Sorin is prohibited from terminating the letter of intent and the merger agreement to enter into any agreement providing for the acquisition of Sorin;

•	the risk that, pursuant to the terms of the letter of intent and the merger agreement, Sorin may become obligated to pay a termination fee of $50 million or reimburse Cyberonics for certain out-of-pocket expenses it incurs if the letter of intent or the merger agreement is terminated under certain circumstances specified therein;

•	the restrictions on Sorin’s operations until completion of the mergers which could have the effect of preventing Sorin from pursuing certain other strategic transactions during the pendency of the merger agreement as well as taking certain other actions relating to the conduct of its business without the prior consent of Cyberonics; and

•	the risks of the type and nature described under the sections entitled “Risk Factors” and “Cautionary Statement Concerning Forward-Looking Statements” of this proxy statement/prospectus.

The Sorin board concluded that the uncertainties, risks and potentially negative factors relevant to the mergers were outweighed by the potential benefits that it expected Sorin and the Sorin shareholders would achieve as a result of the mergers.

The foregoing discussion of the information and factors considered by the Sorin board is not exhaustive but is intended to reflect the material factors considered by the Sorin board in its consideration of the combination with Cyberonics. In view of the large number of factors considered and their complexity, the Sorin board, both individually and collectively, did not find it practicable to and did not attempt to quantify or assign any relative or specific weight to the various factors. Rather, the Sorin board based its recommendation on the totality of the information presented to and considered by it. In addition, individual members of the Sorin board may have given different weights to different factors.

The foregoing discussion of the information and factors considered by the Sorin board is forward-looking in nature. This information should be read in light of the factors described under the section entitled “Cautionary Statement Concerning Forward-Looking Statements” of this proxy statement/prospectus.

Opinion of Rothschild as Financial Advisor to Sorin

Sorin retained Rothschild to act as its financial advisor in connection with the mergers and to render to the Sorin board, solely in its capacity as such, an opinion with respect to the fairness, from a financial point of view, to the shareholders of Sorin of the Sorin exchange ratio. Sorin selected Rothschild based on its reputation and experience. As part of its investment banking business, Rothschild regularly engages in the valuation of businesses and their securities in connection with mergers and acquisitions, restructurings and other matters.

On February 25, 2015, at the request of the Sorin board, Rothschild rendered an oral opinion to the Sorin board, which was subsequently confirmed in a written opinion, as of such date, and based upon and subject to the assumptions made, procedures followed, matters considered and limitations on the review undertaken by Rothschild, as to whether the Sorin exchange ratio was fair, from a financial point of view, to the shareholders of Sorin.

The full text of Rothschild’s written opinion dated February 25, 2015, which describes the assumptions made, procedures followed, matters considered and limitations on the review undertaken, is attached to this proxy statement/prospectus as Annex B. We encourage Sorin shareholders to read this opinion carefully and in its entirety. This summary is qualified in its entirety by reference to the full text of such opinion. Rothschild’s opinion was provided for the benefit of the Sorin board, solely in its capacity as such, in connection with its evaluation of the mergers. Rothschild’s opinion should not be construed as creating any fiduciary duty on Rothschild’s part to any party. Rothschild’s opinion was limited to the fairness from a financial point of view, to the shareholders of Sorin, on the date of the opinion, of the Sorin exchange ratio, and Rothschild expressed no opinion as to the merits of the underlying decision by Sorin to engage in the mergers or as to any aspect of the mergers other than the Sorin exchange ratio. Rothschild’s opinion did not constitute a recommendation to the Sorin board as to whether to approve the mergers or a recommendation to any shareholder as to how to vote or otherwise act with respect to the mergers or any other matter. In addition, Rothschild did not express any opinion or view with respect to the fairness (financial or otherwise) of the amount, nature or any other aspect of any compensation to any of the officers, directors or employees of any party to the mergers or any class of such persons.

Rothschild’s opinion was based on information made available to Rothschild at the date of its opinion by Sorin management, or upon publicly-available information or other information made available to Rothschild during meetings and conference calls with the management of Sorin held between January 27, 2015 and February 23, 2015. In arriving at its opinion, Rothschild considered, among other things:

•	the draft letter of intent exchanged between Sorin and Cyberonics dated February 23, 2015;

•	the draft of the merger agreement dated February 23, 2015;

•	Sorin stand-alone economic and financial projections approved by the Sorin board, prepared according to IFRS principles and covering the 2014-2019 period, which we refer to as the Sorin business plan;

•	Cyberonics stand-alone economic and financial projections prepared by the management of Cyberonics according to GAAP principles and converted into IFRS by the management of Sorin, covering the 2014-2019 period, which we refer to as the Cyberonics business plan;

•	details on the estimated net financial position of Sorin and Cyberonics as of December 31, 2014 as provided by the management of Sorin in the Sorin business plan and Cyberonics business plan;

•	details on Sorin and Cyberonics latest available outstanding shares, including the impact of employees’ stock-based compensations and indication on the figurative adjustments on the net financial position;

•	the latest available annual statutory financial statements of Sorin and Cyberonics as of December 31, 2013 and April 25, 2014, respectively;

•	the latest available interim reports of Sorin and Cyberonics as of September 30, 2014 and October 24, 2014 respectively; and

•	certain publicly available business and financial information about companies operating in a similar sector of Sorin and Cyberonics sourced, among others, from broker reports and from databases such as Bloomberg and Factset.

In its opinion, Rothschild noted that it only had access to a draft of the merger agreement. Accordingly, the valuation considerations contained in Rothschild’s opinion in relation to the Sorin exchange ratio were based on the assumption that the draft of the merger agreement reviewed by Rothschild on February 23, 2015 would not materially differ from the one which would be approved by the Sorin board.

In arriving at its opinion, Rothschild did not consider, among other items: (1) any legal, fiscal, accounting and other implications for Sorin and its shareholders that may derive from the implementation of the mergers; (2) the implications associated to the structure of the mergers as would be executed by Sorin and Cyberonics; (3) any potential or contingent liabilities of Sorin or Cyberonics; and (4) any transaction costs arising from the execution of the mergers.

Rothschild’s opinion was based on stand-alone valuations of each of Sorin and Cyberonics, respectively. The valuation as to the fairness, from a financial point of view, of the Sorin exchange ratio was carried out using methodologies commonly adopted by Italian and international best practices and differs in a number of important aspects from a valuation performed by auditors and from asset-based valuations and balance sheet valuations in general.

In the course of its analysis and in rendering its opinion, Rothschild did not assume any obligation to independently verify any of the economic, financial, business or other information utilized, reviewed or considered by Rothschild in formulating its opinion, and Rothschild relied on such information, including all information that was publicly available or provided to Rothschild by Sorin, being accurate and complete in all material respects. With respect to the financial statements, financial forecasts and other information and operating data for Sorin and Cyberonics regarding the future financial performance of Sorin and Cyberonics provided to or discussed with Rothschild by the management of Sorin and the management of Cyberonics including, but not limited to, the Sorin business plan and the Cyberonics business plan, Rothschild was advised, and assumed, that such forecasts had been reasonably prepared on bases reflecting the best then currently available estimates and judgments of the management of Sorin and the management of Cyberonics, as applicable, as to the future results of operations and financial condition of Sorin and Cyberonics. Rothschild also assumed, at Sorin’s direction, that there had not occurred any material change in the assets, financial condition, results of operations, business, regulation/laws or prospects of Sorin or Cyberonics since the respective dates on which the most recent financial statements or other financial and business information relating to Sorin and Cyberonics, respectively, were made available to Rothschild.

Rothschild was not provided with an independent evaluation of Sorin or Cyberonics, nor did Rothschild assume responsibility for making an independent evaluation of Sorin, Cyberonics or their respective subsidiaries, nor did Rothschild perform an appraisal or physical inspection of any of the assets or liabilities (contingent or otherwise) of Sorin or Cyberonics.

Rothschild was not provided with, nor did Rothschild obtain or review, any specialist advice, including but not limited to, legal, accounting, actuarial, technical, environmental, commercial, information technology or tax advice, and accordingly its opinion did not take into account the possible implications of any such specialist advice.

Rothschild assumed that all material governmental, regulatory or other approvals and consents required in connection with the execution of the merger agreement would be obtained without any reduction in the benefits of the mergers.

Rothschild’s opinion was based on economic, monetary, market and other conditions as in effect on, and the information and financial forecasts made available to Rothschild as of the date of its opinion. Rothschild noted that these as well as other assumptions underlying its opinion may change in the future and Rothschild did not assume any obligation to update, revise or reaffirm its opinion.

Rothschild was unaware of, and therefore did not assess, the impact of facts that occurred or the effects subsequent to other potential contingencies, including those of regulatory or normative nature, or those connected to the operating sector or specific situations pertaining to Sorin and Cyberonics that would entail a revision of economic and financial forecasts and of other financial, economic or balance sheet information provided by the management of Sorin on which Rothschild’s opinion was based.

As a result, if the facts mentioned above were to take place and require an adjustment of economic and financial forecasts provided by the management of Sorin, other financial, economic or balance sheet information and/or of the aspects and means by which the mergers are to be accomplished, some of the notions at the basis of Rothschild’s opinion would fail to be considered and thus so would the conclusions reached in its opinion. Given the above, Rothschild did not assume any obligation to update, revise or reaffirm its opinion at any time.

Rothschild’s opinion was limited to the Sorin exchange ratio, from a financial point of view and as of the date of its opinion, and did not address any financial impact from any other transaction which Sorin had considered or may consider. In addition, Rothschild did not review the mergers from a legal or any other perspectives and, accordingly, Rothschild does not have responsibility or liability (whether in contract, tort or otherwise) for anything arriving therefrom.

Rothschild expressed no opinion as to the price at which the shares of Sorin ordinary shares, Cyberonics common stock or Holdco ordinary shares will trade at any future time. Rothschild’s opinion was limited to the fairness, from a financial point of view, to the shareholders of Sorin of the Sorin exchange ratio in the mergers, and Rothschild expressed no opinion as to any underlying decision which Sorin may have made to engage in the mergers or any alternative transaction. Rothschild was not asked to, nor did it, offer any opinion as to the terms, other than the Sorin exchange ratio to the extent expressly set forth in its opinion, of the merger agreement or the mergers.

Described below is a brief summary of the material financial analyses performed by Rothschild. The summary of these analyses is not a comprehensive description of all analyses and factors considered by Rothschild. The preparation of an opinion regarding financial fairness is a complex analytical process that involves various determinations as to the most appropriate and relevant methods of financial analysis and the application of these methods to the particular circumstances and, therefore, an opinion regarding financial fairness is not readily susceptible to summary description. Rothschild’s analyses must be considered as a whole and selecting portions of its analyses and factors or focusing on information presented in tabular format, without considering all analyses and factors or the narrative description of the analyses, could create a misleading or incomplete view of the processes underlying its analyses and opinion.

Rothschild employed several analytical methodologies and each analytical technique has inherent strengths and weaknesses, and the nature of the available information may further affect the value of particular techniques. The conclusion reached by Rothschild was based on all analyses and factors taken as a whole and also on application of Rothschild’s experience and judgment, which conclusion may involve significant elements of subjective judgment and qualitative analysis. In its analyses, Rothschild considered industry performance, general business, economic, market and financial conditions and other matters existing as of the date of its opinion, many of which are beyond the control of Sorin, Cyberonics and Rothschild. No company or business used in those analyses as a comparison is identical to Sorin or Cyberonics or the mergers, and an evaluation of those analyses is not entirely mathematical. Rather, the analyses involve complex considerations and judgments concerning financial and operating characteristics and other factors that could affect the acquisition, public trading or other values of the companies or business segments analyzed.

The estimates contained in Rothschild’s analyses and the valuation ranges resulting from any particular analysis are not necessarily indicative of actual values or predictive of future results or values, which may be significantly more or less favorable than those suggested by its analyses. In addition, analyses relating to the value of businesses or securities do not purport to be appraisals or to reflect the prices at which businesses or securities actually may be sold. Accordingly, Rothschild’s analyses and estimates are inherently subject to substantial uncertainty.

Rothschild’s opinion was given and speaks only as of its date. Subsequent developments may affect the opinion and the assumptions used in preparing it, and Rothschild does not have any obligation to update, revise or reaffirm the opinion.

The decision by Sorin to enter into the mergers was solely that of the Sorin board. The Sorin exchange ratio was determined by Sorin and Cyberonics based solely on negotiations between such parties. Rothschild’s opinion and analyses were only one of many factors considered by the Sorin board in its evaluation of the mergers and should not be viewed as determinative of the views of the Sorin board or the management of Sorin with respect to the Sorin exchange ratio, the mergers or any related transactions.

Summary of Financial Analyses of Rothschild

The financial analyses summarized below include information presented in tabular format. In order to fully understand Rothschild’s financial analyses, the tables must be read together with the text of each summary. The tables alone do not constitute a complete description of the financial analyses. Considering the data below without considering the full narrative description of the financial analyses, including the methodologies and assumptions underlying the analyses, could create a misleading or incomplete view of Rothschild’s financial analyses. The order of analyses described below does not represent the relative importance or weight given to the analysis by Rothschild. Rothschild did not attribute equal weight to each analysis and no analytical methodology should be viewed individually. In converting various figures related to the performance and market trading of Cyberonics from U.S. dollars to euro, Rothschild used (a) an exchange rate of $1.28 per €1 to convert historical and projected financial statements, (b) the spot exchange rate as of February 20, 2015 to convert current market values, (c) the historical daily exchange rate to convert historical trading values, and (d) a three month average daily exchange rate to convert broker’s consensus estimates.

Summary of Implied Exchange Ratio Analyses. Rothschild derived implied exchange ratio reference ranges based on discounted cash flow analyses and selected public companies analysis for each of Sorin and Cyberonics, as more fully described below. Rothschild then compared the Sorin exchange ratio of 0.0472 with the exchange ratio reference ranges set forth in the table below:

Implied Exchange Ratio Reference Range
	Low	High
Unlevered Discounted Cash Flow Analysis	0.046x	0.048x
Selected Public Companies Analysis—EV/EBITDA	0.044x	0.050x
Selected Public Companies Analysis—P/E	0.036x	0.041x

For illustrative purposes only, and not relied upon in reaching its conclusion, Rothschild also derived implied exchange ratio reference ranges based on share price analyses and brokers’ consensus estimates for each of Sorin and Cyberonics, as more fully described below. Rothschild then compared the Sorin exchange ratio of 0.0472 with the exchange ratio reference ranges set forth in the table below:

Implied Exchange Ratio Reference Range
	Low	High
Share Price Analysis—3-Month Analysis	0.042x	0.044x
Share Price Analysis—6-Month Analysis	0.042x	0.043x
Brokers’ Consensus Estimates	0.038x	0.048x

Valuation of Sorin

Unlevered Discounted Cash Flow Analysis. Rothschild calculated the estimated present value of the stand-alone, unlevered, after-tax free cash flows that Sorin was forecast by management of Sorin to generate over fiscal years 2015 through 2019. In calculating the terminal value of Sorin, Rothschild applied a perpetuity growth rate of 2%. Rothschild used a range of weighted average cost of capital, which we refer to as WACC, rates of 7.7% to 8.2% based on the WACC for the selected public companies set forth in the following analysis. This analysis indicated an implied per share equity reference range for Sorin ordinary shares of €2.39 to €2.70.

Selected Public Companies Analysis. Rothschild analyzed the market values and trading multiples of Sorin and the following ten publicly traded medical device manufacturers and medical technology companies, which were selected based upon the experience and judgment of Rothschild and were deemed by Rothschild to possess a similar business and financial profile to Sorin, including (i) operating in the medical device and technology sector with a focus, in part, on manufacturing devices and instruments used in cardiovascular procedures, (ii) possessing a liquid trading market for their securities with market capitalizations ranging from $1 billion to $15 billion, (iii) demonstrated historical or projected revenue growth rates in the low- to mid-single digits, and (iv) having gross margins above 50%:

•	Edwards Lifesciences Corporation

•	C.R. Bard, Inc.

•	Terumo Corporation

•	Getinge AB

•	Teleflex Incorporated

•	Haemonetics Corporation

•	Thoratec Corporation

•	Integra LifeSciences Holdings Corporation

•	HeartWare International, Inc.

•	Greatbatch, Inc.

None of the companies listed above is either identical or directly comparable to Sorin. In evaluating the group, Rothschild made judgments and assumptions with regard to industry performance, general business, economic, market and financial conditions and other matters, many of which are beyond the control of Sorin, such as the impact of competition on the business of Sorin or the industry generally, industry growth and the absence of any material adverse change in the financial condition and prospects of Sorin or the industry or in the financial markets in general. Mathematical analysis, such as determining the average or median, is not in itself a meaningful method of using comparable company data. HeartWare International, Inc. was included as a selected public company for this analysis, although it exhibited near term growth rates in excess of the selection criteria due to a short term pick-up in market share from a key competitor. However, it was excluded from the computation of multiples for the selected public companies due to a lack of profitability. Due to its principal business as an original equipment manufacturer component supplier to manufacturers of CRM medical devices, Greatbatch, Inc. was included as a selected public company for this analysis and in the computation of multiples for the selected public companies although it exhibited gross margins lower than the selection criteria.

For purposes of this analysis, for each of the selected companies reporting in GAAP (all of the companies listed above with the exception of Terumo Corporation and Getinge AB), Rothschild used information obtained from SEC filings for historical information and publicly available research analyst estimates (and in the case of Sorin, the Sorin projections, adjusted from IFRS to GAAP). For each company, Rothschild reviewed (i) enterprise value (EV), calculated as market value based on closing stock prices on February 20, 2015, plus debt, less cash and other adjustments, as a multiple of estimated EBITDA, and (ii) price as a multiple of earnings (referred to as P/E), in each case, for fiscal years 2015 and 2016.

Rothschild noted that the EV to EBITDA and P/E, in each case, for each of 2015E and 2016E, of Sorin were 11.7x and 26.0x for 2015E and 9.6x and 19.3x for 2016E, and compared these to the same metrics for the selected companies, which are summarized in the chart below:

Publicly Traded Companies
Benchmark	High	Low	Median
EV/2015E EBITDA	22.4x	9.1x	11.4x
EV/2016E EBITDA	18.4x	8.9x	11.0x

2015E P/E	34.3x	17.4x	20.3x
2016E P/E	28.6x	15.2x	18.5x

Rothschild’s analyses and judgment of the foregoing EV/EBITDA metrics for the selected companies were then applied to each of Sorin’s calendar year 2015 and 2016 estimated EBITDA to compute an implied range of enterprise values based on such medians for each year of 2015 and 2016 which, after the subtraction of net debt, provided an implied range of equity values. Rothschild’s analysis and judgment of the foregoing P/E multiples for the selected companies were then applied to each of Sorin’s calendar year 2015 and 2016 estimated earnings to compute an additional set of implied equity values. Each range of implied equity values were then divided by Sorin’s fully diluted shares outstanding to establish implied equity reference ranges for Sorin of €2.10 to €2.53 per share based on EV/EBITDA and €1.68 to €2.07 per share based on P/E.

Valuation of Cyberonics

Unlevered Discounted Cash Flow Analysis. Rothschild calculated the estimated present value of the stand-alone, unlevered, after-tax free cash flows that Cyberonics was forecast by management of Cyberonics to generate over fiscal years 2015 through 2019. In calculating the terminal value of Cyberonics, Rothschild applied a perpetuity growth rate of 2.0%. Rothschild used a range of weighted average cost of capital, which we refer to as WACC, rates of 8.5% to 9.0% based on the WACC for the selected public companies set forth in the following analysis. This analysis indicated an implied per share equity reference range for Cyberonics common stock of €51.67 to €55.70.

Selected Public Companies Analysis. Rothschild analyzed the market values and trading multiples of Cyberonics and the following eight publicly traded medical device manufacturers, which were selected based upon the experience and judgment of Rothschild and were deemed by Rothschild to possess a similar business and financial profile to Cyberonics, including (i) operating in the medical technology sector with a focus, in part, on implantable product technologies or other devices focused primarily on treating chronic health conditions, (ii) possessing a liquid trading market for their equity securities with market capitalizations ranging from $1 billion to $15 billion, (iii) demonstrated historical or projected revenue growth rates in the mid-single digits to low teens, and (iv) having gross margins above 60%:

•	Edwards Lifesciences Corporation

•	ResMed Inc.

•	Cooper Companies, Inc.

•	NuVasive, Inc.

•	Integra LifeSciences Holdings Corporation

•	Globus Medical, Inc.

•	HeartWare International, Inc.

•	Masimo Corporation

None of the companies listed above is either identical or directly comparable to Cyberonics. In evaluating the group, Rothschild made judgments and assumptions with regard to industry performance, general business, economic, market and financial conditions and other matters, many of which are beyond the control of Sorin and Cyberonics, such as the impact of competition on the business of Cyberonics or the industry generally, industry growth and the absence of any material adverse change in the financial condition and prospects of Cyberonics or the industry or in the financial markets in general. Mathematical analysis, such as determining the average or median, is not in itself a meaningful method of using comparable company data. HeartWare International, Inc. was included as a selected public company for this analysis due to strong historical and projected growth and high gross margin levels, but was excluded from the computation of multiples for the selected public companies due to a lack of operating profitability.

For purposes of this analysis, for each of the selected companies reporting in GAAP (all of the companies listed above), Rothschild used information obtained from SEC filings for historical information and publicly available research analyst estimates (and in the case of Cyberonics, the Cyberonics projections). For each company, Rothschild reviewed (i) EV as a multiple of estimated EBITDA, and (ii) P/E, in each case, for fiscal years 2015 and 2016.

Rothschild noted that the EV to EBITDA and P/E, in each case, of Cyberonics for each of 2015E and 2016E were 12.7x and 24.9x for 2015E and 12.3x and 23.7x for 2016E based on the Cyberonics projections, and compared these to the same metrics for the selected companies, which are summarized in the chart below:

Publicly Traded Companies
Benchmark	High	Low	Median
EV/2015E EBITDA	20.3x	10.3x	12.7x
EV/2016E EBITDA	18.4x	8.9x	11.3x

2015E P/E	32.0x	17.4x	24.4x
2016E P/E	28.6x	15.2x	22.0x

Rothschild’s analyses and judgment of the foregoing EV/EBITDA metrics for the selected companies were then applied to each of Cyberonics’ calendar year 2015 and 2016 estimated adjusted EBITDA to compute an implied range of enterprise values based on such medians for each of 2015 and 2016 which, after the subtraction of net debt, provided an implied range of equity values. Rothschild’s analysis and judgment of the foregoing P/E multiples for the selected companies were then applied to Cyberonics’ calendar year 2015 and 2016 estimated earnings to compute an additional set of implied equity values. Each range of implied equity values was then divided by Cyberonics fully diluted shares outstanding to establish implied equity reference ranges for Cyberonics common stock of €47.34 to €51.16 per share based on EV/EBITDA and €47.42 to €50.02 per share based on P/E.

Other Factors

In rendering its opinion, for illustrative purposes only and not relied upon in reaching its conclusion, Rothschild also reviewed and considered other factors, including:

•	closing prices of the common stock of Sorin and Cyberonics during each of the 3-month period and the 6-month period ended February 20, 2015, noting, as reference points, that during such periods, Sorin’s stock price ranged from €1.85 per share to €2.16 per share and Cyberonics’ stock price ranged from €42.28 per share to €51.17 per share in the 3-month period and Sorin’s stock price ranged from €1.67 per share to €2.16 per share and Cyberonics’ stock price ranged from €38.65 per share to €51.17 per share in the 6-month period; and

•	the future public market trading price targets of ten analysts that have provided a price target and rating for Sorin and eleven analysts for Cyberonics, noting, as reference points, that such price targets for Sorin ranged from €2.10 per share to €2.50 per share, with a simple average of €2.31 per share, and for Cyberonics ranged from €43.86 per share to €64.94 per share, with a simple average of €57.55 per share.

Miscellaneous

Rothschild is acting as financial advisor to Sorin with respect to the mergers and received a fee of approximately €500,000 upon delivery of its opinion and will receive a fee of approximately €7.0 million upon the consummation of the mergers. Sorin also has agreed to reimburse Rothschild for reasonable expenses incurred by Rothschild in performing its services, including fees and expenses of its legal counsel, and to indemnify Rothschild and related persons against any liabilities arising out of its engagement. In addition to its engagement with respect to the mergers, Rothschild has in the past acted as a financial advisor to Sorin on one potential transaction which was not consummated. Rothschild has not in the past acted, and is not currently acting, as financial advisor to Cyberonics. In addition, Rothschild and its affiliates may in the future provide financial services to Cyberonics, Sorin and/or their respective affiliates and third parties in the ordinary course of its businesses from time to time and may receive fees for the rendering of such services.

Sorin Unaudited Prospective Financial Information

Sorin does not as a matter of course publicly disclose long-term projections as to future revenues, earnings or other results due to, among other reasons, the uncertainty, unpredictability and subjectivity of the underlying assumptions and estimates. As a result, Sorin does not endorse unaudited prospective financial information as a reliable indication of future results. Sorin is including the limited unaudited prospective financial information in this document solely because it was among the financial information made available to the Sorin board, Rothschild, Cyberonics and Piper Jaffray in connection with their respective evaluations of the mergers. The unaudited prospective financial data presented below includes projections prepared by Sorin management. Moreover, Sorin’s internally prepared unaudited prospective financial information was based on estimates and assumptions made by management at the respective times of their preparation and speak only as of such times, as applicable. Except to the extent required by applicable law, Sorin has no obligation to update prospective financial data included in this proxy statement/prospectus and, except as provided below, has not done so and does not intend to do so.

The inclusion of this information should not be regarded as an indication that any of Sorin, Cyberonics, Rothschild and Piper Jaffray or any of their respective affiliates, officer, directors, partners, advisors or other representatives considered, or now considers, it to be necessarily predictive of actual future results. There can be no assurance that the prospective results will be realized or that actual results will not be significantly higher or lower than estimated.

Since the unaudited prospective financial information below covers multiple years, such information by its nature becomes less predictive with each successive year. Sorin shareholders and Cyberonics stockholders are urged to review the risk factors described in the section entitled “Risk Factors—Risk Factors Relating to Sorin’s Business” of this proxy statement/prospectus with respect to the business of Sorin. Sorin shareholders and Cyberonics stockholders are also urged to review the risks and other factors described in the sections entitled “Risk Factors” and “Cautionary Statement Concerning Forward-Looking Statements” of this proxy statement/prospectus. The unaudited prospective financial information was not prepared with a view toward public disclosure, nor was it prepared with a view toward compliance with published guidelines of the SEC, the guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of prospective financial information, or GAAP. The independent accountants of Sorin have not audited, reviewed, compiled or performed any procedures with respect to the accompanying unaudited prospective financial information for the purpose of its inclusion herein, and accordingly, they do not express an opinion or provide any form of assurance with respect thereto for the purpose of this proxy statement/prospectus. The report of the independent accountants of Sorin included in this proxy statement/prospectus relates to the historical financial information of Sorin. It does not extend to the unaudited prospective financial information and should not be read to do so. Furthermore, the unaudited prospective financial information does not take into account any circumstances or events occurring after the date it was prepared. The unaudited prospective financial information does not give effect to the mergers.

The following table presents selected unaudited prospective financial data for Sorin, including:

	Actual	Management Projections
(In millions of euro, except per share amounts)	2014	2015	2016	2017	2018	2019
Revenues	€747	€817	€880	€983	€1,100	€1,220
EBITDA (1)	€121	€130	€150	€171	€199	€243
Adjusted Net Profit	€55	€56	€62	€70	€90	€121

(1)	EBITDA represents income from operations excluding the impact of depreciation and amortization, provisions, special items and restructuring expenses.

Although presented with numerical specificity, the above unaudited prospective financial information reflects numerous assumptions and estimates as to future events made by the management of Sorin. At the respective times the unaudited prospective financial information was prepared, Sorin’s management believed such assumptions and estimates were reasonable. In preparing the foregoing unaudited projected financial information, Sorin made assumptions regarding, among other things, pricing and volume of products sold, production costs, interest rates, corporate financing activities, including amount and timing of the issuance of debt, the timing and amount of ordinary share issuances, the effective tax rate, the amount of general and administrative costs.

No assurances can be given that the assumptions made in preparing the above unaudited prospective financial information will accurately reflect future conditions. The estimates and assumptions underlying the unaudited prospective financial information involve judgments with respect to, among other things, future economic, competitive, regulatory and financial market conditions and future business decisions which may not be realized and that are inherently subject to significant business, economic, competitive and regulatory uncertainties and contingencies, including, among others, risks and uncertainties described under the sections entitled “Risk Factors” and “Cautionary Statement Concerning Forward-Looking Statements” of this proxy statement/prospectus, all of which are difficult to predict and many of which are beyond the control of Sorin and/or Cyberonics and will be beyond the control of the combined company. There can be no assurance that the underlying assumptions will prove to be accurate or that the projected results will be realized, and actual results likely will differ, and may differ materially, from those reflected in the unaudited prospective financial information, whether or not the mergers are completed.

Readers of this document are cautioned not to place undue reliance on the unaudited prospective financial information set forth above. No representation is made by Sorin, Cyberonics, any other person to any Sorin shareholders or any Cyberonics stockholder regarding the ultimate performance of Sorin compared to the information included in the above unaudited prospective financial information. The inclusion of unaudited prospective financial information in this document should not be regarded as an indication that such prospective financial information will be an accurate prediction of future events, and such information should not be relied on as such.

SORIN DOES NOT INTEND TO UPDATE OR OTHERWISE REVISE THE ABOVE UNAUDITED PROSPECTIVE FINANCIAL INFORMATION TO REFLECT CIRCUMSTANCES EXISTING AFTER THE DATE WHEN MADE OR TO REFLECT THE OCCURRENCE OF FUTURE EVENTS, EVEN IN THE EVENT THAT ANY OR ALL OF THE ASSUMPTIONS UNDERLYING SUCH PROSPECTIVE FINANCIAL INFORMATION ARE NO LONGER APPROPRIATE, EXCEPT AS MAY BE REQUIRED BY LAW.

Cyberonics Reasons for the Mergers and Recommendation of the Cyberonics Board

At its meeting on February 25, 2015, the Cyberonics board unanimously (i) approved and declared advisable the merger agreement, the Cyberonics merger and the other transactions contemplated by the merger agreement, including the support agreements, (ii) determined that the Cyberonics merger and the other transactions contemplated by the merger agreement are fair to and in the best interests of Cyberonics and its stockholders and (iii) resolved to recommend that the stockholders of Cyberonics vote to adopt the merger agreement. Accordingly, the Cyberonics board unanimously recommends that Cyberonics stockholders vote “FOR” the proposal to adopt the merger agreement, “FOR” the adjournment proposal and “FOR” the proposal to approve, by non-binding, advisory vote, certain compensation arrangements for Cyberonics’ named executive officers in connection with the Cyberonics merger.

In arriving at its determination, the Cyberonics board consulted with Cyberonics’ senior management and outside financial, accounting and legal advisors and considered a number of factors that it believed supported its determination. These positive factors included, but were not limited to, the following:

•	that Sorin, which generates $1 billion in annual revenues from base businesses in cardiac surgery and cardiac rhythm management, has commercial operations that serve physicians and healthcare providers in cardiology, and maintains a development program in chronic heart failure, which includes significant focus on, and investment related to, the vagus nerve, would be an attractive partner in chronic heart failure due to its ability to combine cardiac resynchronization therapy and defibrillation therapy with vagus nerve stimulation therapy;

•	that the combination would increase the diversity of Cyberonics’ business mix and enhance its growth potential, bringing together Cyberonics’ and Sorin’s investments in complementary sleep apnea businesses and providing Cyberonics stockholders with potential upside through Sorin’s investments in percutaneous mitral valve businesses, thereby reducing Cyberonics’ investment risk profile;

•	that the combination would provide Cyberonics with the opportunity to accelerate its entry into three emerging multi-billion-dollar market opportunities in the areas of heart failure, sleep apnea and less invasive mitral valves, allowing Cyberonics and Sorin to leverage combined global clinical and regulatory expertise to accelerate commercialization across geographic markets;

•	that the combination would increase the diversity of Cyberonics’ geographic mix, creating an approximately $1.3 billion revenue base business diversified across all key global geographic markets;

•	that the combination would provide both short-term and long-term synergy opportunities, including expected annual pre-tax revenue enhancements of approximately $17 million and expected annual pre-tax cost savings of approximately $64 million by the end of calendar year 2018, as well as potential tax savings. Cost savings primarily will be derived from optimizing global back-office infrastructure, leveraging best-demonstrated practices across plants, in-sourcing consumables and eliminating redundant public company costs, as well as optimizing costs that both companies expend on development work in chronic heart failure and other research and development projects as to which both companies have activities underway. Revenue synergies are expected to occur from utilizing Sorin’s commercial infrastructure in countries outside the United States and Europe to sell products manufactured by Cyberonics;

•	that the combination would allow Cyberonics to utilize and integrate certain Sorin technologies into its existing and future product lines for epilepsy;

•	the Cyberonics board’s understanding of, and management’s review of, the industry in which Cyberonics and Sorin operate and overall market conditions, including the current, historical and potential future trading prices for Cyberonics common stock and Sorin ordinary shares, and the Cyberonics board’s determination that, in light of these factors, the timing of the potential business combination transaction was favorable to Cyberonics;

•	the review by the Cyberonics board with its financial advisor of the structure and financial terms of the mergers;

•	that the transaction would provide Cyberonics with an enhanced balance sheet position with significant leverage capacity and untapped capacity to support future growth initiatives, as well as the flexibility to support a share repurchase program;

•	that Sorin’s market capitalization is likely undervalued due to its securities being listed on a smaller foreign stock exchange, and that the proposed transaction would allow Cyberonics stockholders to share in the unlocking of potential value resulting from Sorin’s shares being de-listed from the ISE and the combined company’s shares being listed on the NASDAQ and the LSE; and

•	the review by the Cyberonics board with its legal advisor of the structure of the proposed business combination transaction and the terms of the letter of intent, the merger agreement, the agent and attorney-in-fact agreement and the support agreements, including the parties’ representations, warranties and covenants, the conditions of their respective obligations and the termination provisions, as well as the likelihood of consummation of the mergers and the Cyberonics board’s evaluation of the likely time period necessary to complete the mergers. The Cyberonics board also considered the following specific aspects of the merger agreement:

•	the nature of the closing conditions included in the merger agreement, including the exceptions to the events that would constitute a material adverse effect with respect to Cyberonics or Sorin for purposes of the merger agreement, as well as the likelihood of satisfaction of all conditions to the consummation of the mergers;

•	Cyberonics’ right to engage in negotiations with, and provide information to, a third party that makes an unsolicited written Cyberonics competing acquisition proposal (as defined in the section entitled “The Merger Agreement—No Solicitation of Transactions—Cyberonics” of this proxy statement/prospectus), if the Cyberonics board determines in good faith, after consultation with its legal and financial advisors, that such proposal constitutes or would reasonably be expected to lead to a Cyberonics superior proposal (as defined in the section entitled “The Merger Agreement—No Solicitation of Transactions—Cyberonics” of this proxy statement/prospectus);

•	the Cyberonics board’s right to change its recommendation that Cyberonics stockholders vote in favor of the merger agreement and/or terminate the merger agreement in order to accept a superior proposal, subject to compliance by Cyberonics with certain obligations and the payment of the termination fee to Sorin;

•	the Cyberonics board’s ability to change its recommendation that Cyberonics stockholders vote in favor of the adoption of the merger agreement if it determines in good faith after consultation with its outside counsel that failure to take such action would be inconsistent with its fiduciary duties under applicable law, subject to compliance by Cyberonics with certain obligations; and

•	certain other provisions in the merger agreement, including the termination provisions.

The Cyberonics board also considered (i) the opinion of Piper Jaffray, delivered to the Cyberonics board on February 25, 2015, to the effect that, as of such date and based on and subject to the assumptions made, procedures followed, matters considered and limitations on the scope of the review undertaken by Piper Jaffray as described in its written opinion, the Cyberonics exchange ratio in the Cyberonics merger (after giving effect to consummation of the Sorin merger) was fair, from a financial point of view, to holders of Cyberonics shares (other than holders of excluded Cyberonics shares), and (ii) the related presentation and financial analyses presented by Piper Jaffray to the Cyberonics board in connection with the rendering of its opinion, in each case as more fully described in the section entitled “The Mergers—Opinion of Piper Jaffray as Financial Advisor to Cyberonics” of this proxy statement/prospectus.

In making its determination, the Cyberonics board also considered Cyberonics’ strategic alternatives to the proposed business combination with Sorin for maximizing stockholder value over the long-term, including the alternative of continuing as a standalone company, the alternative of pursuing a potential JV transaction with Sorin or another partner, and the alternative of pursuing a sale of Cyberonics for cash. In considering these alternatives, the Cyberonics board weighed the potential risks, rewards and uncertainties associated with each. The Cyberonics board also considered that management had communicated, consistent with the board’s instructions, with several other companies regarding a potential JV transaction and that, of those discussions, only Party C had emerged as a potential partner. In addition, the Cyberonics board was aware of, and considered, the likely price that a potential acquirer would pay to acquire Cyberonics for cash. The Cyberonics board concluded, based on its understanding of the business, assets, financial condition, results of operations, current business strategy, projections and prospects of Cyberonics, that the potential business combination transaction with Sorin was the best alternative available to Cyberonics to maximize stockholder value.

The Cyberonics board weighed the above factors and considerations against a number of uncertainties, risks, and potentially negative factors relevant to the combination, including:

•	that the fixed number of Holdco shares to be issued per Sorin share will not adjust downward, and the fixed number of Holdco shares to be issued per Cyberonics share will not adjust upward, to compensate for changes in the price of Cyberonics common stock or Sorin ordinary shares;

•	the likelihood that Cyberonics and Sorin would be “in play” for a period of time following announcement of entry into the letter of intent without the benefit of having entered into the binding merger agreement and that, following announcement, Sorin could fail to enter into the merger agreement as provided in the letter of intent and the potential negative consequences on Cyberonics’ business as a result of such a circumstance;

•	the adverse impact that business uncertainty pending the consummation of the combination could have on Cyberonics’ or Sorin’s ability to attract, retain, and motivate key personnel until the consummation of the combination;

•	the risks related to the fact that the combination might not be completed in a timely manner or at all, including that failure to complete the combination could cause Cyberonics to incur significant expenses and/or lead to negative perceptions among investors;

•	the restrictions on Cyberonics’ operations prior to completion of the mergers, which may delay or prevent Cyberonics from undertaking business opportunities that may arise or any other action it would otherwise take with respect to the operation of Cyberonics pending the completion of the mergers;

•	the transaction costs to be incurred in connection with the mergers;

•	the challenges inherent in the combination of two businesses of the size and scope of Cyberonics and Sorin, including the possibility that the anticipated cost savings, synergies and other benefits sought to be obtained from the combination might not be achieved in the time frame contemplated or at all;

•	the possibility that, if the combination is not consummated, under certain circumstances, Cyberonics may be required to pay up to $15 million of Sorin’s expenses incurred in connection with the transaction or a termination fee to Sorin of $50 million, as more fully described in the section entitled “The Merger Agreement—Expenses and Termination Fees” of this proxy statement/prospectus, which could discourage other third parties from making an alternative takeover proposal with respect to Cyberonics, but which the Cyberonics board believed would not be a meaningful deterrent;

•	the risk that changes to relevant tax laws, including Section 7874 of the Code, could cause the combined company to be treated as a U.S. domestic corporation for U.S. federal tax purposes following the combination, or could otherwise have negative effects on the combined company; and

•	the risks of the type and nature described in the sections of this proxy statement/prospectus entitled “Risk Factors” and “Cautionary Statement Concerning Forward-Looking Statements” of this proxy statement/prospectus.

In addition, the Cyberonics board was aware of and considered the interests of its directors and executive officers that are different from, or in addition to, the interests of Cyberonics stockholders generally, including the treatment of Cyberonics stock options and other equity awards held by such directors and executive officers in the merger described in the section entitled “Interests of Certain Persons in the Mergers” of this proxy statement/prospectus and Holdco’s agreement to indemnify Cyberonics directors and officers, after the closing of the mergers, against certain claims and liabilities.

The foregoing discussion of the information and factors considered by the Cyberonics board is not exhaustive but is intended to reflect the material factors considered by the Cyberonics board in its consideration of the combination with Sorin. In view of the large number of factors considered and their complexity, the Cyberonics board, both individually and collectively, did not find it practicable to and did not attempt to quantify or assign any relative or specific weight to the various factors. Rather, the Cyberonics board based its recommendation on the totality of the information presented to and considered by it. In addition, individual members of the Cyberonics board may have given different weights to different factors.

The foregoing discussion of the information and factors considered by the Cyberonics board is forward-looking in nature. This information should be read in light of the factors described under the section entitled “Cautionary Statement Concerning Forward-Looking Statements” of this proxy statement/prospectus.

Opinion of Piper Jaffray as Financial Advisor to Cyberonics

Cyberonics retained Piper Jaffray to act as its financial advisor, and, if requested, to render to the Cyberonics board an opinion as to the fairness, from a financial point of view, of the Cyberonics exchange ratio in the Cyberonics merger (after giving effect to the consummation of the Sorin merger) to the holders of Cyberonics common stock (other than holders of excluded Cyberonics shares).

The full text of the Piper Jaffray written opinion, dated February 25, 2015, which sets forth, among other things, the assumptions made, procedures followed, matters considered and limitations on the scope of the review undertaken by Piper Jaffray in rendering its opinion, is attached as Annex C to this proxy statement/prospectus. Holders of Cyberonics common stock are urged to, and should, carefully read the Piper Jaffray opinion in its entirety and this summary is qualified in its entirety by reference to the written opinion. The Piper Jaffray opinion addresses only the fairness, from a financial point of view and as of the date of the opinion, of the Cyberonics exchange ratio in the Cyberonics merger (after giving effect to the consummation of the Sorin merger) to the holders of Cyberonics common stock (other than holders of excluded Cyberonics shares). Piper Jaffray’s opinion was directed to the Cyberonics board in connection with its consideration of the mergers and was not intended to be, and does not constitute, a recommendation to any holders of Cyberonics common stock as to how such holders should vote or act with respect to the mergers or any other matter.

In connection with rendering the opinion described above and performing its related financial analyses, Piper Jaffray, among other things:

•	reviewed and analyzed the financial terms of a draft of the merger agreement;

•	reviewed and analyzed the terms of a draft of the letter of intent;

•	reviewed and analyzed certain financial and other data with respect to Cyberonics and Sorin which were publicly available;

•	reviewed and analyzed certain information, including financial forecasts, relating to the business, earnings, cash flow, assets, liabilities and prospects of Cyberonics and Sorin that were furnished to Piper Jaffray by Cyberonics and Sorin, respectively, including the analyses and forecasts of certain cost savings, operating efficiencies, revenue effects, strategic benefits and other synergies expected by managements of Cyberonics and Sorin to result from the mergers, which we refer to as synergies;

•	conducted discussions with members of senior managements and representatives of Cyberonics and Sorin, respectively, concerning the matters described above, as well as their respective businesses and prospects before and after giving effect to the mergers and the synergies;

•	reviewed the current and historical reported prices and trading activity of Cyberonics common stock and Sorin ordinary shares and similar information for certain other companies deemed by Piper Jaffray to be comparable to Cyberonics; and

•	compared the financial performance of Cyberonics and Sorin with that of certain other publicly traded companies that Piper Jaffray deemed relevant.

In addition, Piper Jaffray conducted such other analyses, examinations and inquiries and considered such other financial, economic and market criteria as it deemed necessary in arriving at its opinion.

The following is a summary of the material financial analyses performed by Piper Jaffray in connection with the preparation of its fairness opinion and reviewed with the Cyberonics board at a meeting held on February 25, 2015.

This summary includes information presented in tabular format, which tables must be read together with the text of each analysis summary and considered as a whole in order to fully understand the financial analyses presented by Piper Jaffray. The tables alone do not constitute a complete summary of the financial analyses. The order in which these analyses are presented below, and the results of those analyses, should not be taken as any indication of the relative importance or weight given to these analyses by Piper Jaffray or the Cyberonics board. Except as otherwise noted, the following quantitative information, to the extent that it is based on market data, is based on market data as it existed on or before February 24, 2015, and is not necessarily indicative of current market conditions.

For purposes of its analyses, and unless the context indicates otherwise, Piper Jaffray calculated (i) enterprise value, which we refer to as EV, for each of Cyberonics and Sorin to be (I) implied equity value, plus (II) debt, less cash (such amount referred to in this clause (II) we refer to as net cash or net debt, as the case may be), as of January 23, 2015 in the case of Cyberonics and as of December 31, 2014 in the case of Sorin, and preferred stock (if applicable), and (ii) each of Cyberonics’ and Sorin’s implied per share equity value based on diluted shares of their respective common stock and common stock equivalents outstanding, including options and stock units, using the treasury stock method, as of January 23, 2015 in the case of Cyberonics and as of January 29, 2015 in the case of Sorin.

In addition, for purposes of its analyses, and unless the context indicates otherwise, Piper Jaffray calculated (i) EBITDA for each of Cyberonics and Sorin by excluding intangible amortization and stock-based compensation and, in the case of Sorin, by also excluding long-term incentive provisions and non-recurring special items and restructuring costs, and (ii) net income for Sorin by adding back after-tax non-recurring special items and restructuring costs and income/loss from unconsolidated affiliates.

Also, as noted below, (i) Piper Jaffray used a conversion rate of $1.28 per euro in order to convert the historical financial statements and financial projections for Sorin from euro to U.S. Dollars and (ii) because the historical financial statements and projected financial results for Sorin were provided by the management of Sorin and prepared in accordance with IFRS (as adopted by the European Union and in accordance with legislative decree in effect in Italy on the date of preparation of the applicable financial information), Piper Jaffray made certain adjustments to such financial information for purposes of its analyses that, in effect, expensed Sorin research and development expenses and adjusted related historical amortization amounts. Piper Jaffray assumed that no further adjustments to such financial information were necessary in order to materially conform such financial information to GAAP.

Historical Trading Analysis

Piper Jaffray reviewed the historical closing prices for Cyberonics common stock and Sorin ordinary shares over the one-year period ended February 24, 2015, in order to provide background information on the prices at which Cyberonics common stock and Sorin ordinary shares have historically traded. The following table summarizes some of these historical closing prices, and average closing prices:

Cyberonics Historical Stock Prices

Closing Trading Price on or Prior to February 24, 2015	Price
Current Price	$59.75
1 Day Prior	$59.57
1 Week Prior	$56.60
4 Weeks Prior	$57.32
180 Day Average	$55.72
1 Year Average	$57.86
52 Week High	$70.15
52 Week Low	$48.51

Sorin Historical Stock Prices (1)

Closing Trading Price on or Prior to February 24, 2015	Price
Current Price	$2.46
1 Day Prior	$2.45
1 Week Prior	$2.39
4 Weeks Prior	$2.32
180 Day Average	$2.48
1 Year Average	$2.63
52 Week High	$3.18
52 Week Low	$2.14

(1)	Historical stock prices for Sorin were based on the spot conversion rate on the applicable closing trading price date.

Selected Public Companies Analysis

Piper Jaffray reviewed, among other things, projected financial data prepared by Cyberonics’ management with respect to Cyberonics and prepared by Sorin’s management with respect to Sorin for the calendar years (each of which we refer to as a CY) ending December 31, 2015 through December 31, 2017, as described more fully in the sections entitled “The Mergers—Cyberonics Unaudited Prospective Financial Information” of this proxy statement/prospectus and “The Mergers—Sorin Unaudited Prospective Financial Information” of this proxy statement/prospectus, respectively, and compared such data to corresponding consensus Wall Street research forecasts for public companies in the medical technology industry that Piper Jaffray believed were comparable to Cyberonics’ and Sorin’s business profile. Piper Jaffray selected U.S. listed public companies that it considered to be medical technology companies with (i) revenue for the last twelve month period for which financial information was publicly available, which we refer to as LTM, greater than $100 million, (ii) LTM gross margin greater than 55%, (iii) LTM EBITDA margin greater than 10%, (iv) projected revenue growth between 3% and 15% in 2015 and 2016 and (v) public free float greater than 75% of total shares outstanding.

Based on these criteria, Piper Jaffray selected the following thirteen companies:

•	Align Technology, Inc.

•	The Cooper Companies, Inc.

•	CryoLife, Inc.[1], [2], [4], [5], [6]

•	Cynosure, Inc.[1], [3], [4,6]

•	Edwards Lifesciences Corp.

•	Integra LifeSciences Holdings Corp.[4]

•	Intuitive Surgical, Inc.

•	Masimo Corporation[4]

•	Natus Medical Inc.[1,4,6]

•	NuVasive, Inc.

•	ResMed Inc.

•	Stryker Corporation

•	Vascular Solutions, Inc.[1,4,6]

For the selected public companies analysis, Piper Jaffray compared, among other things, projected CY 2015 through 2017 implied EV/revenue and EV/EBITDA multiples for each of Cyberonics and Sorin on the one hand, to the corresponding implied EV multiples for the selected public medical technology companies, in each case, based on their closing prices per share on February 24, 2015, as well as their cash and debt outstanding amounts as indicated in public filings as of such date, on the other hand, as well as each of Cyberonics’ and Sorin’s implied price-to-earnings, which we refer to as P/E, multiples based on their respective projected CY 2015 through CY 2017 earnings on the one hand, to implied P/E multiples for the selected companies derived from such closing prices per share and their respective projected CY 2015 through CY 2017 earnings. CY 2015 through CY 2017 revenue, EBITDA and earnings for each of Cyberonics and Sorin were based on the estimates provided by Cyberonics’ and Sorin’s managements, respectively. Projected CY 2015 through CY 2017 revenue, EBITDA and earnings for the selected medical technology companies were based on Wall Street consensus estimates. Piper Jaffray concluded that EV/EBITDA multiples were not meaningful to its valuation analysis, and therefore omitted them, if they were negative or greater than 40.0x. Piper Jaffray concluded that P/E multiples were not meaningful to its valuation analysis, and therefore omitted them, if they were negative or greater than 40.0x.

[1]	2017 EV/revenue multiple for this company was not available.
[2]	2015 EV/EBITDA multiple for this company was deemed not meaningful, for the reasons set forth below.
[3]	2016 EV/EBITDA multiple for this company was not available.
[4]	2017 EV/EBITDA multiple for this company was not available.
[5]	2015 Price-to-earnings multiple for this company was deemed not meaningful, for the reasons set forth below.
[6]	2017 Price-to-earnings multiple for this company was not available.

The analysis indicated the following multiples:

	Cyberonics	Sorin	Maximum	75th %	Mean	Median	25th %	Minimum
Projected CY 2015 Revenue	4.5x	1.3x	7.2x	5.0x	3.9x	3.5x	2.8x	1.8x
Projected CY 2016 Revenue	4.0x	1.2x	6.5x	4.5x	3.6x	3.2x	2.6x	1.6x
Projected CY 2017 Revenue	3.6x	1.1x	6.0x	4.3x	3.8x	3.9x	2.7x	2.3x
Projected CY 2015 EBITDA	11.7x	10.2x	20.8x	18.4x	16.2x	16.7x	13.5x	11.5x
Projected CY 2016 EBITDA	11.3x	8.3x	19.0x	16.0x	14.5x	14.3x	12.5x	10.8x
Projected CY 2017 EBITDA	10.7x	7.4x	17.3x	14.2x	13.7x	14.1x	12.8x	10.4x
Projected CY 2015 Adjusted Net Income	22.8x	23.1x	35.1x	31.6x	26.3x	24.8x	22.9x	18.1x
Projected CY 2016 Adjusted Net Income	21.7x	17.2x	28.5x	27.5x	22.8x	21.6x	18.2x	16.0x
Projected CY 2017 Adjusted Net Income	20.1x	15.7x	25.2x	22.3x	19.8x	19.8x	16.0x	14.5x

Based on this analysis, Piper Jaffray observed the following ranges of implied per share values for Cyberonics common stock and Sorin ordinary shares, respectively, based on the mean and median for each analysis:

Implied Per Share Value of Cyberonics common stock
CY 2015 Revenue	$47.38-$52.41
CY 2016 Revenue	$48.93-$53.94
CY 2017 Revenue	$62.19-$63.95
CY 2015 EBITDA	$80.40-$82.41
CY 2016 EBITDA	$73.90-$74.57
CY 2017 EBITDA	$74.73-$76.64
CY 2015 Adjusted Net Income	$64.69-$68.66
CY 2016 Adjusted Net Income	$59.48-$62.69
CY 2017 Adjusted Net Income	$58.95-$59.09

Implied Per Share Value of Sorin ordinary shares
CY 2015 Revenue	$7.11-$8.02
CY 2016 Revenue	$7.06-$7.93
CY 2017 Revenue	$9.44-$9.75
CY 2015 EBITDA	$4.10-$4.23
CY 2016 EBITDA	$4.46-$4.51
CY 2017 EBITDA	$4.79-$4.93
CY 2015 Adjusted Net Income	$2.63-$2.80
CY 2016 Adjusted Net Income	$3.10-$3.27
CY 2017 Adjusted Net Income	$3.10-$3.11

Exchange Ratio Reference Ranges. Piper Jaffray then compared the low end of each of the 2015-2017 projected revenue, 2015-2017 projected EBITDA and 2015-2017 projected adjusted net income reference ranges for Cyberonics to the high end of such respective reference ranges for Sorin and the high end of such reference ranges for Cyberonics to the low end of such respective reference ranges of Sorin. This analysis indicated the following ranges of theoretical (i) relative equity value percentages in Holdco attributable to each of Cyberonics and Sorin equity holders, which we refer to as the equity splits, and (ii) implied Sorin exchange ratios in the Sorin merger, in each case assuming a Cyberonics exchange ratio in the Cyberonics merger of 1.0, as compared to the implied equity allocation in the mergers based on the Sorin exchange ratio of 0.0472 and the Cyberonics exchange ratio of 1.0:

	Implied Equity Split				Theoretical Implied Sorin Exchange Ratio Reference Range
	Cyberonics		Sorin
	Low	High	High	Low
2015 Revenue	9.0%	59.1%	91.0%	40.9%	0.0387	0.5539
2016 Revenue	9.3%	60.1%	90.7%	39.9%	0.0372	0.5310
2017 Revenue	13.0%	47.7%	87.0%	52.3%	0.0611	0.3675
2015 EBITDA	37.7%	66.9%	62.3%	33.1%	0.0277	0.0911
2016 EBITDA	34.5%	61.9%	65.5%	38.1%	0.0344	0.1045
2017 EBITDA	34.5%	59.2%	65.5%	40.8%	0.0385	0.1047
2015 Adjusted Net Income	41.3%	72.5%	58.7%	27.5%	0.0212	0.0781
2016 Adjusted Net Income	37.4%	65.4%	62.6%	34.6%	0.0295	0.0919
2017 Adjusted Net Income	37.7%	64.7%	62.3%	35.3%	0.0305	0.0907

Implied Equity Allocation
Based on Sorin Exchange Ratio of 0.0472	54%		46%		—	—
Sorin Exchange Ratio	—		—		0.0472

Contribution Analysis

Piper Jaffray calculated a range of theoretical relative equity values for each of Cyberonics and Sorin by comparing their respective revenue, EBITDA and adjusted net income contribution to Holdco from 2014 through 2017. In the case of revenue and EBITDA amounts, Piper Jaffray adjusted for net cash and net debt amounts at each of Cyberonics and Sorin so as to review the relative valuations on an equity value basis. This analysis indicated the following theoretical relative equity value percentages in Holdco attributable to each of Cyberonics and Sorin equity holders:

	Revenue				EBITDA				Adj. Net Income
	2014	2015	2016	2017	2014	2015	2016	2017	2014	2015	2016	2017
Cyberonics	27.8%	28.9%	29.7%	29.6%	53.4%	53.9%	49.7%	48.4%	57.7%	57.7%	51.5%	51.3%
Sorin	72.2%	71.1%	70.3%	70.4%	46.6%	46.1%	50.3%	51.6%	42.3%	42.3%	48.5%	48.7%

Exchange Ratio Reference Ranges. Piper Jaffray then reviewed the respective theoretical relative equity value ranges for each of revenue, EBITDA and adjusted net income for such periods. This analysis indicated the following ranges of theoretical (i) equity splits and (ii) implied Sorin exchange ratios in the Sorin merger, in each case assuming a Cyberonics exchange ratio in the Cyberonics merger of 1.0, as compared to the implied equity allocation in the mergers based on the Sorin exchange ratio of 0.0472 and the Cyberonics exchange ratio of 1.0:

	Cyberonics		Sorin		Theoretical Sorin Ratio Range	Implied Exchange Reference
	Low	High	High	Low
Revenue	27.8%	29.7%	72.2%	70.3%	0.1295	0.1424
EBITDA	48.4%	53.9%	51.6%	46.1%	0.0472	0.0589
Adjusted Net Income	51.3%	57.7%	48.7%	42.3%	0.0407	0.0525
Implied Equity Allocation
Based on Sorin Exchange Ratio of 0.0472	54%		46%		—	—
Sorin Exchange Ratio	—		—		0.0472

Discounted Cash Flow Analyses

Cyberonics. Using a discounted cash flows analysis, Piper Jaffray calculated an estimated range of theoretical enterprise values for Cyberonics based on the net present value of (i) projected unlevered free cash flows from January 1, 2015 to December 31, 2019 and (ii) a projected terminal value at December 31, 2019 based upon terminal year multiples of projected EBITDA, discounted back to January 1, 2015. The free cash flows for each year and terminal year EBITDA were calculated from financial forecasts, which were prepared and provided to Piper Jaffray by the management of Cyberonics, and are described in the section entitled “The Mergers—Cyberonics Unaudited Prospective Financial Information” of this proxy statement/prospectus. Piper Jaffray calculated the range of net present values for unlevered free cash flows for such periods based on a range of discount rates ranging from 8.5% to 10.5%, based on its estimation of Cyberonics’ weighted average cost of capital, which we refer to as WACC. Piper Jaffray calculated a range of terminal values using terminal EBITDA multiples ranging from 10.0x to 12.0x applied to projected 2019 EBITDA and discounted such resulting values back to January 1, 2015 using discount rates ranging from 8.5% to 10.5%.

This analysis resulted in implied per share values for Cyberonics common stock ranging from $65.99 to $81.64.

Sorin. Using a discounted cash flows analysis, Piper Jaffray calculated an estimated range of theoretical enterprise values for Sorin based on the net present value of (i) projected unlevered free cash flows from January 1, 2015 to December 31, 2019 and (ii) a projected terminal value at December 31, 2019 based upon terminal year multiples of projected EBITDA, discounted back to January 1, 2015. The free cash flows for each year and terminal year EBITDA were calculated from financial forecasts, which were prepared and provided to Piper Jaffray by the management of Sorin, and are described in the section entitled “The Mergers—Sorin Unaudited Prospective Financial Information” of this proxy statement/prospectus. Piper Jaffray calculated the range of net present values for unlevered free cash flows for such periods based on a range of discount rates ranging from 6.4% to 8.4%, based on its estimation of Sorin’s WACC. Piper Jaffray calculated a range of terminal values using terminal EBITDA multiples ranging from 10.0x to 12.0x applied to projected 2019 EBITDA and discounted such resulting values back to January 1, 2015 using discount rates ranging from 6.4% to 8.4%.

This analysis resulted in implied per share values for Sorin ordinary shares ranging from $3.38 to $4.52.

Exchange Ratio Reference Ranges. Piper Jaffray then compared the low end of the implied equity value reference range for Cyberonics to the high end of such reference range for Sorin and the high end of such reference range for Cyberonics to the low end of such reference range for Sorin. This analysis indicated the following ranges of theoretical (i) equity splits and (ii) implied Sorin exchange ratios in the Sorin merger, in each case assuming a Cyberonics exchange ratio in the Cyberonics merger of 1.0, as compared to the implied equity allocation in the mergers based on the Sorin exchange ratio of 0.0472 and the Cyberonics exchange ratio of 1.0:

	Cyberonics		Sorin		Theoretical Sorin Ratio Range	Implied Exchange Reference
	Low	High	High	Low
DCF	44.7%	57.4%	55.3%	42.6%	0.0414	0.0685
Implied Equity Allocation
Based on Sorin Exchange Ratio of 0.0472	54%		46%		—	—
Sorin Exchange Ratio	—		—		0.0472

Synergized Combined. Piper Jaffray also performed a synergized discounted cash flow analysis to calculate the value creation for holders of Cyberonics common stock based on their pro forma ownership of Holdco as compared to their 100% ownership in Cyberonics as a standalone company. Piper Jaffray calculated an estimated range of theoretical enterprise values for Holdco based on the net present value of (i) projected unlevered free cash flows from January 1, 2015 to December 31, 2019 and (ii) a projected terminal value at December 31, 2019 based upon terminal year multiples of projected EBITDA, discounted back to January 1, 2015. The free cash flows for each year and terminal year EBITDA were calculated from financial forecasts, which were provided to Piper Jaffray by the managements of Cyberonics and Sorin, respectively, and are described in the sections entitled “The Mergers—Cyberonics Unaudited Prospective Financial Information” and “The Mergers—Sorin Unaudited Prospective Financial Information” of this proxy statement/prospectus. Piper Jaffray calculated the range of net present values for unlevered free cash flows for such periods based on a range of discount rates ranging from 7.5% to 9.5%, which reflected a 54%/46% weighing of standalone discount rates of Cyberonics and Sorin, respectively. Piper Jaffray calculated a range of terminal values using terminal EBITDA multiples ranging from 10.0x to 12.0x applied to projected 2019 EBITDA and discounted such resulting values back to January 1, 2015 using discount rates ranging from 7.5% to 9.5%.

This analysis resulted in implied per share values for Holdco ordinary shares ranging from $81.09 to $103.74. Piper Jaffray observed that this implied equity value range largely exceeded the implied equity value range from the discounted cash flow analysis of Cyberonics on a standalone basis.

Miscellaneous

The summary set forth above does not contain a complete description of the analyses performed by Piper Jaffray and reviewed with the Cyberonics board, but summarizes the material analyses performed by Piper Jaffray in rendering its opinion. The preparation of a fairness opinion is not necessarily susceptible to partial analysis or summary description. Piper Jaffray believes that its analyses and the summary set forth above must be considered as a whole and that selecting portions of its analyses or of the summary, without considering the analyses as a whole or all of the factors included in its analyses, would create an incomplete view of the processes underlying the analyses set forth in the Piper Jaffray opinion. In arriving at its opinion, Piper Jaffray considered the results of all of its analyses and did not attribute any particular weight to any factor or analysis. Instead, Piper Jaffray made its determination as to fairness on the basis of its experience and financial judgment after considering the results of all of its analyses. In addition, the ranges of valuations resulting from any particular analysis described above should not be taken to be Piper Jaffray’s view of the actual value of Cyberonics common stock, Sorin ordinary shares or Holdco ordinary shares.

None of the selected companies used in the analyses above is directly comparable to Cyberonics, Sorin or, subsequent to the mergers, Holdco. Accordingly, an analysis of the results of the comparisons is not purely mathematical; rather, it involves considerations and judgments concerning differences in historical and projected financial and operating characteristics of the selected companies and other factors that could affect the public trading value of the companies involved.

Piper Jaffray performed its analyses for purposes of providing its opinion to the Cyberonics board. In performing its analyses, Piper Jaffray made numerous assumptions with respect to industry performance, general business and economic conditions and other matters. Certain of the analyses performed by Piper Jaffray are based upon financial projections of future results furnished to Piper Jaffray by Cyberonics’ and Sorin’s managements, respectively, which are not necessarily indicative of actual future results and may be significantly more or less favorable than actual future results. These financial projections are inherently subject to uncertainty because, among other things, they are based upon numerous factors or events beyond the control of the parties or their respective advisors. Neither Piper Jaffray nor Cyberonics or Sorin assumes responsibility if future results are materially different from projected financial results.

Piper Jaffray’s opinion was one of many factors taken into consideration by the Cyberonics board in making the determination to approve the merger agreement. While Piper Jaffray provided advice to the Cyberonics board during Cyberonics’ negotiations with Sorin, the Cyberonics board determined the Cyberonics exchange ratio and the Sorin exchange ratio in such negotiations and Piper Jaffray did not recommend any specific amount or type of merger consideration.

Piper Jaffray relied upon and assumed, without assuming liability or responsibility for independent verification, the accuracy and completeness of all information that was publicly available or was furnished, or otherwise made available, to Piper Jaffray or discussed with or reviewed by Piper Jaffray. Piper Jaffray further relied upon the assurances of the managements of Cyberonics and Sorin that the financial information provided to it was prepared on a reasonable basis in accordance with industry practice, and that they were not aware of any information or facts that would make any information provided to Piper Jaffray incomplete or misleading. Without limiting the generality of the foregoing, for the purpose of its opinion, Piper Jaffray assumed that with respect to financial forecasts, estimates and other forward-looking information (including the synergies) reviewed by it, that such information was reasonably prepared based on assumptions reflecting the best currently available estimates and judgments of the management of (i) Cyberonics and Sorin as to the expected future results of operations and financial condition of Cyberonics and Sorin, respectively, to which such financial forecasts, estimates and other forward-looking information relate, and (ii) each of Cyberonics and Sorin as to the expected future results of operations and financial condition of Holdco, including the amount and timing of realization of the synergies. Piper Jaffray expressed no opinion as to any such financial forecasts, estimates or forward-looking information (including the synergies) or the assumptions on which they were based. Piper Jaffray understood that historical financial statements and projected financial results for Sorin were provided to Piper Jaffray by the management of Sorin in euro. Piper Jaffray utilized a conversion rate of $1.28 per euro in order to convert the historical financial statements and financial projections for Sorin from euro to U.S. Dollars, and Piper Jaffray assumed, with the consent of the Cyberonics board, that such exchange rate was reasonable to utilize for purposes of its analyses and its opinion. Piper Jaffray expressed no view or opinion as to any currency or exchange rate fluctuations and assumed, with the consent of the Cyberonics board, that any such fluctuations would not in any respect be material to its analyses or its opinion. In addition, Piper Jaffray expressed no view as to, and its opinion does not address, foreign currency exchange risks (if any) associated with the mergers or otherwise. Piper Jaffray relied, with the consent of the Cyberonics board, on advice of the outside counsel and the independent accountants to Cyberonics, and on the assumptions of the managements of Cyberonics and Sorin, as to all accounting, legal, tax and financial reporting matters with respect to Cyberonics, Sorin and the letter of intent, the merger agreement and the other agreements contemplated by the business combination transaction, which we refer to collectively as the transaction agreements.

In arriving at its opinion, Piper Jaffray assumed that the executed transaction agreements would be in all material respects identical to the last draft reviewed by it. Piper Jaffray relied upon and assumed, without independent verification, that (i) the representations and warranties of all parties to the transaction agreements and all other related documents and instruments that are referred to therein are true and correct, (ii) each party to such agreements will fully and timely perform all of the covenants and agreements required to be performed by such party, (iii) the mergers will be consummated pursuant to the terms of the merger agreement without amendments thereto and (iv) all conditions to the consummation of the mergers will be satisfied without waiver by any party of any conditions or obligations thereunder. Additionally, Piper Jaffray assumed that all the necessary regulatory approvals and consents required for the mergers would be obtained in a manner that will not adversely affect Cyberonics, Sorin or the contemplated benefits of the mergers.

In arriving at its opinion, Piper Jaffray did not perform any appraisals or valuations of any specific assets or liabilities (fixed, contingent or other) of Cyberonics or Sorin, and Piper Jaffray was not furnished or provided with any such appraisals or valuations, nor did Piper Jaffray evaluate the solvency of Cyberonics, Sorin or Holdco under any state or federal law relating to bankruptcy, insolvency or similar matters. The analyses performed by Piper Jaffray in connection with its opinion were going concern analyses. Piper Jaffray expressed no opinion regarding the liquidation value of Cyberonics, Sorin or Holdco or any other entity. Without limiting the generality of the foregoing, Piper Jaffray undertook no independent analysis of any pending or threatened litigation, regulatory action, possible unasserted claims or other contingent liabilities, to which Cyberonics, Sorin or Holdco or any of their affiliates is a party or may be subject, and at Cyberonics’ direction and with its consent, Piper Jaffray’s opinion made no assumption concerning, and therefore did not consider, the possible assertion of claims, outcomes or damages arising out of any such matters. Piper Jaffray also assumed that none of Cyberonics, Sorin or Holdco is party to any material pending transaction, including without limitation, any financing, recapitalization, acquisition or merger, divestiture or spin-off, other than the mergers. Piper Jaffray understood that the historical financial statements and projected financial results for Sorin were provided to it by the management of Sorin and prepared in accordance with IFRS (as adopted by the European Union and in accordance with legislative decree in effect in Italy on the date of preparation of the applicable financial information). As a result, Piper Jaffray made certain adjustments to such financial information for purposes of its analyses that, in effect, expensed Sorin research and development expenses and adjusted related historical amortization amounts; such adjustments were reviewed and approved for Piper Jaffray’s use by Cyberonics’ management. Piper Jaffray relied upon and assumed, with Cyberonics’ consent, and without assuming liability or responsibility for independent verification, that no further adjustments to such financial information were necessary in order to materially conform such financial information to GAAP.

Piper Jaffray’s opinion was necessarily based upon the information available to it and facts and circumstances as they existed and were subject to evaluation on the date thereof; events occurring after the date thereof could materially affect the assumptions used in preparing its opinion. Piper Jaffray was not expressing any opinion therein as to the price at which Cyberonics common stock, Sorin ordinary shares or Holdco ordinary shares may trade following announcement of the mergers or at any future time. Piper Jaffray has not undertaken to reaffirm or revise its opinion or otherwise comment upon any events occurring after the date thereof and does not have any obligation to update, revise or reaffirm its opinion.

Piper Jaffray’s opinion addressed solely the fairness, from a financial point of view, to holders of Cyberonics common stock of the proposed Cyberonics exchange ratio set forth in the merger agreement, after giving effect to the consummation of the Sorin merger, and did not address any other terms or agreement relating to the Cyberonics merger or any other terms of the transaction agreements (other than the impact, but not the fairness, of the Sorin exchange ratio on the economic substance of the Cyberonics exchange ratio). Piper Jaffray was not requested to opine as to, and its opinion did not address, the basic business decision to proceed with or effect the mergers, the merits of the mergers relative to any alternative transaction or business strategy that may be available to Cyberonics or Holdco’s ability to fund itself subsequent to the consummation of the mergers, or any other terms contemplated by the transaction agreements or the fairness of the mergers to any other class of securities, creditor or other constituency of Cyberonics. Furthermore, Piper Jaffray expressed no opinion with respect to the amount or nature of compensation to any officer, director or employee of any party to the mergers, or any class of such persons, relative to the Cyberonics exchange ratio to be received by holders of Cyberonics common stock in the mergers or with respect to the fairness of any such compensation, including whether such payments were reasonable in the context of the mergers.

Information about Piper Jaffray

As a part of its investment banking business, Piper Jaffray is regularly engaged in the valuation of businesses in the medical technology and other industries and their securities in connection with mergers and acquisitions, underwritings, secondary distributions of listed and unlisted securities, private placements, and valuations for corporate and other purposes. The Cyberonics board selected Piper Jaffray to be its financial advisor and render its fairness opinion in connection with the mergers on the basis of such experience and its familiarity with Cyberonics.

Piper Jaffray acted as a financial advisor to Cyberonics in connection with the mergers and will receive a fee currently estimated to be approximately $17.4 million from Cyberonics, which is contingent upon the consummation of the merger, except for $1 million of such fee which has been earned by Piper Jaffray for rendering its fairness opinion and is creditable against the total fee. The opinion fee was not contingent upon the consummation of the mergers or the conclusions reached in Piper Jaffray’s opinion. Cyberonics has also agreed to indemnify Piper Jaffray against certain liabilities and reimburse Piper Jaffray for certain expenses in connection with its services. Piper Jaffray has, in the past, provided financial advisory and financing services to Sorin and has received fees for the rendering of such services, which, in the past two years has not exceeded $250,000. In addition, in the ordinary course of its business, Piper Jaffray and its affiliates may actively trade securities of Cyberonics and Sorin for its own account or the account of Piper Jaffray’s customers and, accordingly, may at any time hold a long or short position in such securities. Piper Jaffray may also, in the future, provide investment banking and financial advisory services to Cyberonics, Sorin, Holdco or entities that are affiliated with the Cyberonics, Sorin or Holdco for which Piper Jaffray would expect to receive compensation. Piper Jaffray has not received fees or other compensation from Cyberonics in the two years prior to the issuance of its fairness opinion.

Consistent with applicable legal and regulatory requirements, Piper Jaffray has adopted policies and procedures to establish and maintain the independence of its Research Department and personnel. As a result, Piper Jaffray’s research analysts may hold opinions, make statements or recommendations, and/or publish research reports with respect to Cyberonics, Sorin, Holdco and the mergers and other participants in the mergers that differ from the views of Piper Jaffray’s investment banking personnel.

Cyberonics Unaudited Prospective Financial Information

Cyberonics does not as a matter of course publicly disclose long-term projections as to future revenues, earnings or other results due to, among other reasons, the uncertainty, unpredictability and subjectivity of the underlying assumptions and estimates. However, in connection with the evaluation of a possible transaction involving Cyberonics, Cyberonics provided the Cyberonics board, Sorin and their respective advisors with certain non-public, unaudited financial forecasts that were prepared by management of Cyberonics and not for public disclosure. A summary of such unaudited prospective financial information, which we refer to as the Cyberonics projections, is included in the table below. Cyberonics does not endorse the Cyberonics projections as a reliable indication of future results, and Cyberonics has not made any representation to Sorin, Holdco or Merger Sub, in the merger agreement or otherwise, concerning the Cyberonics projections. Cyberonics is including the Cyberonics projections in this document solely because it was among the financial information made available to the Cyberonics board, Sorin, Piper Jaffray and Rothschild in connection with their evaluation of the mergers, and not to influence your decision on how to vote on any proposal. Although Cyberonics’ fiscal year ends in late April, Cyberonics management prepared the Cyberonics projections on a calendar year basis. The fact that the Cyberonics projections were prepared on a calendar year basis as opposed to on the basis of Cyberonics’ normal fiscal year may have had an impact on the Cyberonics projections. Moreover, the Cyberonics projections were prepared based on estimates and assumptions made by management at the respective times of their preparation and speak only as of such times, as applicable. Except to the extent required by applicable law, Cyberonics has no obligation to update prospective financial data included in this proxy statement/prospectus and, except as provided below, has not done so and does not intend to do so.

The inclusion of the Cyberonics projections should not be regarded as an indication that any of Cyberonics, Sorin, Piper Jaffray and Rothschild or any of their respective affiliates, officers, directors, partners, advisors or other representatives considered, or now considers, it to be necessarily predictive of actual future results, and does not constitute an admission or representation by Cyberonics or Sorin that this information is material. There can be no assurance that the prospective results will be realized or that actual results will not be significantly higher or lower than estimated, whether or not the mergers are completed.

Since the Cyberonics projections cover multiple years, such information by its nature becomes less predictive with each successive year. Cyberonics stockholders and Sorin shareholders are urged to review the SEC filings of Cyberonics for a description of risk factors with respect to the business of Cyberonics, as well as the risks and other factors described in the sections entitled “Risk Factors” and “Cautionary Statement Concerning Forward-Looking Statements” of this proxy statement/prospectus. The Cyberonics projections were not prepared with a view toward public disclosure, nor were they prepared with a view toward compliance with published guidelines of the SEC, the guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of prospective financial information, or GAAP. The Cyberonics projections include certain non-GAAP financial measures. Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information presented in compliance with GAAP, and non-GAAP financial measures as used by Cyberonics may not be comparable to similarly titled amounts used by other companies. The footnote to the table below provides certain supplemental information with respect to the calculation of these non-GAAP financial measures. The independent registered public accounting firm of Cyberonics has not audited, reviewed, compiled or performed any procedures with respect to the Cyberonics projections for the purpose of their inclusion herein, and accordingly, the independent registered public accounting firm of Cyberonics does not express an opinion or provide any form of assurance with respect thereto for the purpose of this proxy statement/prospectus. The report of the independent registered public accounting firm of Cyberonics incorporated by reference in this proxy statement/prospectus relates to the historical financial information of Cyberonics. It does not extend to the Cyberonics projections and should not be read to do so. Furthermore, the Cyberonics projections do not take into account any circumstances or events occurring after the date they were prepared and do not give effect to the mergers.

	Actual	Management Projections
(In millions of Dollars, except per share amounts)	CY2014	CY2015	CY2016	CY2017	CY2018	CY2019
Revenue	$290	$325	$365	$405	$451	$508
EBITDA (1)	$112	$126	$130	$137	$177	$218
EPS	$2.39	$2.69	$2.89	$3.21	$4.43	$5.82

(1)	EBITDA is defined as earnings before net interest expense, income taxes, non-cash equity compensation expense, depreciation and amortization. EBITDA is a non-GAAP financial measure and should not be considered as an alternative to income from operations or net earnings as a measure of operating performance, or as an alternative to cash flows as a measure of liquidity. Cyberonics management believes it is useful to exclude depreciation, amortization, non-cash based equity compensation, income taxes and net interest expense as this provides another indication of the operating performance of the business and these expenses are essentially fixed amounts that cannot be influenced by management in the short term.

A reconciliation of EBITDA to the most directly comparable GAAP measure is provided below.

	Actual	Management Projections
(In millions of Dollars)	CY2014	CY2015	CY2016	CY2017	CY2018	CY2019
Income from Operations	$94	$107	$111	$118	$157	$198
Plus: Depreciation	5	6	6	7	7	8
Plus: Amortization	1	1	1	1	1	1
Plus: Stock-Based Compensation	12	12	12	12	12	12

EBITDA	$112	$126	$130	$137	$177	$218

Although presented with numerical specificity, the Cyberonics projections reflect numerous assumptions and estimates as to future events made by the management of Cyberonics, including, among others, the assumption that Cyberonics would continue to operate as a stand-alone company. At the time the Cyberonics projections were prepared, Cyberonics’ management believed such assumptions and estimates were reasonable. In preparing the Cyberonics projections, Cyberonics made assumptions regarding, among other things, pricing and volume of products sold, new patient growth, replacement implant growth, regulatory approvals and market adoption rates for new products, production costs, the timing and cost of clinical trials, corporate financing activities, share repurchases, the effective tax rate, including the continuation of certain tax credits for R&D activities, foreign exchange rates and the amount of selling, general and administrative costs. Specifically, Cyberonics management assumed, among other things, an exchange rate of $1.21 to €1.00 and the absence of any acquisitions or changes to existing investments.

No assurances can be given that the assumptions made in preparing the Cyberonics projections will accurately reflect future conditions. The estimates and assumptions underlying the Cyberonics projections involve judgments with respect to, among other things, future economic, competitive, regulatory and financial market conditions and future business decisions, which may not be realized and that are inherently subject to significant business, economic, competitive and regulatory uncertainties and contingencies, including, among others, risks and uncertainties described under the sections entitled “Risk Factors” and “Cautionary Statement Concerning Forward-Looking Statements” of this proxy statement/prospectus, all of which are difficult to predict and many of which are beyond the control of Cyberonics and/or Sorin and will be beyond the control of the combined company after the completion of the mergers.

READERS OF THIS DOCUMENT ARE CAUTIONED NOT TO PLACE UNDUE RELIANCE ON THE CYBERONICS PROJECTIONS. CYBERONICS DOES NOT INTEND TO UPDATE OR OTHERWISE REVISE THE CYBERONICS PROJECTIONS TO REFLECT CIRCUMSTANCES EXISTING AFTER THE DATE WHEN MADE OR TO REFLECT THE OCCURRENCE OF FUTURE EVENTS, EVEN IN THE EVENT THAT ANY OR ALL OF THE ASSUMPTIONS UNDERLYING THE CYBERONICS PROJECTIONS ARE NO LONGER APPROPRIATE, EXCEPT AS MAY BE REQUIRED BY LAW.

Closing Date and Effective Times

Due to certain English law procedural requirements applicable to the transaction, the Sorin merger may not be consummated unless Sorin and Holdco appear before the Court and obtain the Sorin merger order. The merger agreement requires Sorin and Holdco to use their respective reasonable best efforts to obtain such order as promptly as practicable after the Court and the Italian notary public certify as to Sorin’s and Holdco’s compliance with certain requirements applicable to European cross-border mergers, subject to the satisfaction of certain conditions under the merger agreement. Once the order is made by the Court, it may not take effect (i.e., the Sorin merger may not become effective) until at least twenty-one (21) days after the order is made by the Court. Following the receipt of such order from the Court, under the merger agreement, the parties may not take any action or amend, modify, rescind or terminate the order.

On the same day that the Sorin merger order is made, subject to the satisfaction of certain conditions under the merger agreement as discussed in the section entitled “The Merger Agreement—Conditions to the Mergers” of this proxy statement/prospectus, the merger agreement provides that Cyberonics will file a certificate of merger with the State of Delaware, which we refer to as the certificate of Cyberonics merger. The certificate of Cyberonics merger will provide that the Cyberonics merger will become effective at a time which falls on the closing date (i.e., the date that the Sorin merger will become effective) but subsequent to the Sorin merger effective time and in no event prior to the Sorin merger effective time. Both the Sorin merger and the Cyberonics merger will take effect approximately twenty-one (21) days after the date on which the Sorin merger order is made and the certificate of Cyberonics merger is filed with the State of Delaware.

Board of Directors and Management of Holdco Following the Consummation of the Mergers

Board of Directors

Pursuant to the terms of the merger agreement, during the initial period, the Holdco board will consist of nine (9) members and be composed as follows: (i) four (4) directors designated by Sorin prior to the date on which the Sorin merger order is obtained; (ii) four (4) directors designated by Cyberonics prior to the date on which the Sorin merger order is obtained; and (iii) one (1) director to be mutually agreed to by Sorin and Cyberonics, who will be required to meet the independence standards of the NASDAQ applicable to non-controlled domestic U.S. issuers.

In addition, pursuant to the terms of the merger agreement, during the initial period: the Chief Executive Officer of Cyberonics as of immediately prior to the Cyberonics merger effective time will be the Chairman of the Holdco board; one of Cyberonics’ designees on the Holdco board will serve as the Chairman of the audit committee; one of Cyberonics’ designees on the Holdco board will serve as Chairman of the compensation committee; each committee of the Holdco board will have at least three (3) members; and one of Sorin’s designees on the Holdco board will serve as a member of each committee of the Holdco board.

Biographical information with respect to the current Sorin directors is contained in the section entitled “Business of Sorin and Certain Information about Sorin—The Sorin Board of Directors” of this proxy statement/prospectus. Biographical information with respect to the current Cyberonics directors from among whom the designees to the Holdco board after the acquisition will be selected is contained in Cyberonics’ proxy statement on Schedule 14A for its 2014 annual general meeting of shareholders filed with the SEC on July 30, 2014, which is incorporated herein by reference.

Holdco is required to take all actions within its power as may be necessary to elect the directors appointed to the Holdco board pursuant to the terms of the merger agreement for the initial period. No such actions have been taken at this time.

Committees of the Holdco Board

The Holdco board is expected to form at the closing the following board committees: Audit, Compensation, Nominating and Corporate Governance.

No board committees have been formed at this time. Pursuant to the merger agreement, Sorin and Holdco will take all corporate actions as may be necessary to cause one of the directors designated by Cyberonics to serve as Chairman of the Holdco board’s audit and compensation committees for the initial period, each committee of the Holdco board to have at least three (3) members for the initial period and one of the directors designated by Sorin to serve as a member of each committee of the Holdco board during the initial period.

Management

Pursuant to the terms of the merger agreement, during the initial period, the Chief Executive Officer of Sorin as of immediately prior to the Sorin merger effective time will be the Chief Executive Officer of Holdco. The Holdco senior management team has not yet been determined, but it is expected that the senior management will be comprised of former Sorin and Cyberonics officers in accordance with the merger agreement.

Accounting Treatment

The combined company will account for the merger using the acquisition method of accounting under GAAP. ASC 805 provides guidance for determining the accounting acquirer in a business combination when equity interests are exchanged between two entities. ASC 805 provides that in a business combination effected through an exchange of equity interests, such as the merger, the entity that issues the equity interests is generally the acquiring entity. However, the acquirer for accounting purposes may not be the legal acquirer (i.e., the entity that issues its equity interest to effect the business combination).

Based on the relative voting rights and presence of the premium paid by Cyberonics for Sorin ordinary shares, and after taking in consideration all relevant facts, Cyberonics is considered to be the acquirer for accounting purposes. As a result, the Cyberonics merger will be accounted for as a reverse acquisition. At the closing date of the mergers, Cyberonics’ assets and liabilities will be presented at their pre-combination amounts and Sorin’s assets and liabilities will be recorded at their estimated fair values. This means that the total purchase price will be allocated to Sorin’s tangible and identifiable intangible assets and liabilities based on their estimated relative fair market values at the date of the completion of the mergers. Final valuations of property, plant and equipment, and intangible and other assets have not yet been completed as management is still reviewing the existence, characteristics and useful lives of Sorin’s intangible assets. Estimates and assumptions are subject to change upon finalization of these preliminary valuations within one year of consummation of the mergers. The completion of the valuation work could result in significantly different amortization expenses and balance sheet classifications. After completion of the mergers, the results of operations of both companies will be included in the financial statements of the combined company. For further discussion of the accounting treatment, see the section entitled “Unaudited Pro Forma Condensed Combined Financial Information” of this proxy statement/prospectus.

Regulatory Matters

Antitrust Filings

Under the HSR Act, the mergers may not be completed until notification and report forms have been filed with the FTC and the Antitrust Division, and the applicable waiting period has expired or been terminated. Cyberonics and Sorin filed their respective notification and report forms under the HSR Act with the FTC and the Antitrust Division on March 12, 2015, and the applicable waiting period under the HSR Act expired on April 13, 2015, without any action having been taken by the FTC or Antitrust Division.

The expiration of the HSR Act waiting period without any action having been taken by the FTC or Antitrust Division does not preclude the Antitrust Division or the FTC from challenging the mergers on antitrust grounds and seeking to preliminarily or permanently enjoin the proposed mergers. At any time before or after the completion of the mergers, the Antitrust Division, the FTC, state attorneys general, or foreign antitrust and competition authorities could take any action under U.S. federal or state antitrust laws, or foreign laws, as they deem necessary or desirable in the public interest, including seeking to enjoin the mergers in federal court or other tribunals, or seeking the divestiture of substantial assets of Holdco, Sorin, Cyberonics or their subsidiaries and affiliates. Private parties may also bring legal actions under U.S. federal, state or foreign antitrust and competition laws under certain circumstances. There can be no assurance that a challenge to the mergers on antitrust grounds will not be made or, if a challenge is made, of the result of the challenge.

Sorin and Cyberonics generally must use their respective reasonable best efforts to obtain all regulatory approvals required to complete the mergers.

The Parties’ Intentions Regarding Sorin and Cyberonics

Prior to the closing date, Sorin and Cyberonics will commence, and following the effective times, Holdco will continue, a comprehensive evaluation of the combined company’s operations and will identify the best way to integrate the organizations in order to further improve Holdco’s ability to serve its customers, as well as achieve revenue and cost synergies. Employees from both Sorin and Cyberonics will be involved in the evaluation, formation and execution of the integration plans.

Until these evaluations and formation of plans have been completed, Cyberonics and Sorin are not in a position to comment on prospective potential impacts upon employment, specific locations or any redeployment of fixed assets. Based upon experience in integrating acquisitions, it is the expectation of the parties that there will be a reduction in headcount for the combined company stemming from the elimination of duplicative activities, functions, and facilities.

United States Federal Securities Law Consequences

Pending the effectiveness of the registration statement of Holdco on Form S-4, of which this proxy statement/prospectus forms a part, Holdco ordinary shares issued in the mergers will not be subject to any restrictions on transfer arising under the Securities Act or the Exchange Act, except for shares of Holdco ordinary shares issued to any Cyberonics stockholder who may be deemed an “affiliate” of Holdco after the completion of the mergers. This proxy statement/prospectus does not cover resales of Holdco ordinary shares received by any person upon the completion of the mergers, and no person is authorized to make any use of this proxy statement/prospectus in connection with any resale of Holdco common stock.

Listing of Holdco Ordinary Shares on Stock Exchanges

Holdco ordinary shares currently are not traded or quoted on a stock exchange or quotation system. The parties expect that, following the completion of the mergers, Holdco ordinary shares will be listed for trading on both NASDAQ and the LSE, and it is a condition to the parties’ obligations to effect the mergers that the Holdco ordinary shares be authorized for listing on the NASDAQ and that there has not been any written indication from the FCA or the LSE that they will not be willing to admit the Holdco ordinary shares to listing.

Delisting and Deregistration of Shares of Cyberonics Common Stock

Following the completion of the mergers, shares of Cyberonics common stock will be delisted from the NASDAQ and deregistered under the Exchange Act.

Litigation Related to the Sorin Merger

On July 24, 2015, Sorin received a claim from the Italian State’s Attorney seeking to enjoin the Sorin merger. The claim was filed with the Civil Court of Milan on behalf of the Italian Ministry of the Environment and other Italian government agencies pursuant to provisions of the Italian Civil Code permitting creditors to challenge a merger if the merger will result in harm to the position of creditors with respect to the merged entity. In its claim, the Italian State’s Attorney alleges that the Sorin merger is intended to insulate Sorin from potential liability related to the SNIA litigation and thus harms the position of the relevant Italian government agencies named as plaintiffs in the claim, which the claim alleges are creditors of Sorin. Sorin believes that the Italian State’s Attorney’s allegation that the Sorin merger is intended to insulate Sorin from liability contradicts European Union, United Kingdom and Italian cross-border merger regulations applicable to the Sorin merger, which provide that all liabilities of Sorin, including any potential liabilities arising from the SNIA litigation, will be assumed by Holdco as the successor to Sorin in the Sorin merger. Moreover, Sorin believes that it should not have any liability for the claimed amounts and that the Italian government agencies are not creditors of Sorin, for the reasons Sorin has stated in a civil action pending in the Civil Court of Milan. See the section entitled “Business of Sorin and Certain Information about Sorin—Government Regulation and Other Considerations—Legal Proceedings” of this proxy statement/prospectus. On August 20, 2015, the Civil Court of Milan issued a ruling rejecting the Italian State’s Attorney’s claim, thus allowing the Sorin merger to move forward. Sorin believes the Italian State’s Attorney’s claim is without merit and intends to contest vigorously any appeal of the ruling in the Civil Court of Milan. For additional information, see the sections entitled “Risk Factors—Risk Factors Relating to the Mergers—Completion of the mergers is subject to certain conditions, some of which are outside of the parties’ control, and if these conditions are not satisfied or waived, the mergers will not be completed,” “Risk Factors—Risk Factors Relating to Sorin’s Business—Risks related to the Sorin spin-off” and “Business of Sorin and Certain Information about Sorin—Government Regulation and Other Considerations—Legal Proceedings” of this proxy statement/prospectus.

THE MERGER AGREEMENT

This section of the document describes material terms and conditions of the merger agreement. The description in this section and elsewhere in this proxy statement/prospectus is qualified in its entirety by reference to the complete text of the merger agreement, a copy of which is attached as Annex A-1 and is incorporated by reference into this proxy statement/prospectus. This summary may not contain all of the information that is important to you. You should carefully read this entire document, including the full text of the merger agreement and the other documents referred to therein, for a more complete understanding of the mergers before making any decisions regarding the mergers, including approval of the proposal to adopt the merger agreement, as it is the legal document governing the mergers.

Explanatory Note Regarding the Merger Agreement

The merger agreement and this summary of terms are included to provide you with information regarding the terms of the merger agreement. Factual disclosures about Cyberonics, Sorin and Holdco contained in this proxy statement/prospectus or in the public reports of Cyberonics and Holdco filed with the SEC and of Sorin filed with CONSOB may supplement, update or modify the factual disclosures about Cyberonics, Sorin and Holdco contained in the merger agreement. See the section entitled “Where You Can Find More Information” of this proxy statement/prospectus. The representations, warranties and covenants made in the merger agreement by Cyberonics, Sorin, Holdco and Merger Sub were qualified and subject to important limitations agreed to by Cyberonics, Sorin, Holdco and Merger Sub in connection with negotiating the terms of the merger agreement. In particular, in your review of the representations and warranties contained in the merger agreement and described in this summary, it is important to bear in mind that the representations and warranties were negotiated with the principal purpose of establishing circumstances in which a party to the merger agreement may have the right not to consummate the mergers if the representations and warranties of the other party prove to be untrue due to a change in circumstance or otherwise, and allocating risk between the parties to the merger agreement, rather than establishing matters as facts. The representations and warranties also may be subject to a contractual standard of materiality different from that generally applicable to stockholders and reports and documents filed with the SEC, and in some cases were qualified by the matters contained in the confidential disclosures that Cyberonics and Sorin each delivered to the other party in connection with the merger agreement, which disclosures were not reflected in the merger agreement itself. Moreover, information concerning the subject matter of the representations and warranties, which do not purport to be accurate as of the date of this proxy statement/prospectus, may have changed since the date of the merger agreement.

Structure and Effective Times

The merger agreement provides for two mergers, which will occur in immediate succession. First, Sorin will merge with and into Holdco in a cross-border merger, which we refer to as the Sorin merger, pursuant to which, following the effective time of the Sorin merger, which we refer to the Sorin merger effective time, the independent existence of Sorin will cease, with Holdco surviving as the continuing entity, and pursuant to which each issued and outstanding Sorin ordinary share, other than the excluded Sorin shares and the excluded Sorin rescission shares, will be converted into the right to receive 0.0472 Holdco ordinary shares. Immediately following the Sorin merger effective time, Merger Sub, a Delaware corporation and wholly owned subsidiary of Holdco, will merge with and into Cyberonics in a statutory merger under Delaware law, which we refer to as the Cyberonics merger, pursuant to which, following the effective time of the Cyberonics merger, the independent existence of Merger Sub will cease, with Cyberonics surviving as a wholly owned subsidiary of Holdco, and pursuant to which each issued and outstanding share of Cyberonics common stock, other than the excluded Cyberonics shares, will be converted into the right to receive one Holdco ordinary share, in each case subject to the terms and conditions of the merger agreement and as described under “—Merger Consideration” below.

The Sorin merger will be completed at the Sorin merger effective time, the exact time and date of which will be fixed by the Sorin merger order. Holdco and Sorin are required under the merger agreement to appear before the

Court at a hearing to seek the Sorin merger order, which will take place after the receipt of the pre-merger certificates issued by U.K. and Italian authorities and the satisfaction or waiver of certain conditions contained in the merger agreement, as described under “—Conditions to the Mergers” below. Under applicable U.K. regulations, the Sorin merger may not become effective until a period of twenty-one (21) days has elapsed following the making of the Sorin merger order. Under the merger agreement, the Sorin merger order will specify that the Sorin merger effective time will occur not later than the first U.S. business day following the lapse of a 21-day period after the Sorin merger order is made. On the date on which the Sorin merger order is made, and as soon as reasonably practicable after such time, and in no event prior thereto, Cyberonics will file a certificate of merger with the Secretary of State of the State of Delaware, which we refer to as the certificate of Cyberonics merger, which will provide that the Cyberonics merger shall become effective at a time which falls on the date of the Sorin merger effective time but subsequent to the Sorin merger effective time and in no event prior to the Sorin merger effective time. The Cyberonics merger will be completed at the Cyberonics merger effective time. The effective times are expected to occur approximately twenty-one (21) days after the date on which the Sorin merger order is made.

Governing Documents, Directors and Officers

Prior to the Sorin merger effective time, Sorin, as the sole shareholder of Holdco, will adopt the Holdco articles substantially in the form set forth in Exhibit A to the merger agreement, the final form of which is subject to Cyberonics’ consent, to become effective at the Sorin merger effective time, and which will remain in effect as of the Cyberonics merger effective time.

At the Cyberonics merger effective time, the Cyberonics certificate of incorporation will be amended and restated in the form set forth in Exhibit B to the merger agreement, and the by-laws of Merger Sub in effect immediately prior to the Cyberonics merger effective time will become the by-laws of the surviving corporation of the Cyberonics merger. The directors and officers of Merger Sub immediately prior to the Cyberonics merger effective time will become the directors and officers of the surviving corporation in the Cyberonics merger at the Cyberonics merger effective time, each to hold office in accordance with the certificate of incorporation and by-laws of such surviving corporation, which shall be Cyberonics.

Merger Consideration

Sorin Ordinary Share Consideration

The merger agreement provides that, at the Sorin merger effective time, Holdco will allot for each Sorin ordinary share issued and outstanding immediately prior to the Sorin merger effective time, other than the excluded Sorin shares and excluded Sorin rescission shares, 0.0472 Holdco ordinary shares. All Sorin ordinary shares issued and outstanding immediately prior to the Sorin merger effective time will cease to be outstanding, will be cancelled and will cease to exist after the Sorin merger effective time, and each Sorin ordinary share, other than the excluded Sorin shares and excluded Sorin rescission shares, will thereafter represent only the right to receive, in accordance with the terms of the merger agreement, the Sorin merger consideration.

The merger agreement provides that no certificate or scrip representing fractional shares or book-entry credit of Holdco ordinary shares will be issued upon the conversion of Sorin ordinary shares, but that prior to the Sorin merger effective time, Holdco and a financial intermediary or a bank which participates in Monte Titoli designated to act as exchange agent (selected by Cyberonics and Sorin and appointed by Holdco), which we refer to as the Sorin exchange agent, will determine suitable procedures reasonably acceptable to Cyberonics and Sorin for the treatment of fractional Holdco ordinary shares that would otherwise have been issued in respect of Sorin ordinary shares in the Sorin merger, in accordance with market practice in Italy and with the rules and practice of Monte Titoli and reasonably acceptable to Cyberonics and Sorin. Holdco shall pay all commissions, transfer taxes and other out-of-pocket transaction costs of, and compensation to, the Sorin exchange agent incurred in connection with dealing with any such fractional Holdco ordinary shares.

Cyberonics Common Stock Consideration

The merger agreement provides that, at the Cyberonics merger effective time, each issued and outstanding share of Cyberonics common stock, other than excluded Cyberonics shares, will be converted into the right to receive one Holdco ordinary share. All shares of Cyberonics common stock will be cancelled and cease to exist after the Cyberonics merger effective time, and each such share of Cyberonics common stock represented by a certificate or by book entry immediately prior to the Cyberonics merger effective time, other than the excluded Cyberonics shares, will represent only the right to receive, in accordance with the terms of the merger agreement, the Cyberonics merger consideration.

Pursuant to §262(b)(2) of the DGCL, Cyberonics stockholders are not entitled to exercise dissenters’, appraisal, cash exit or similar rights in connection with the mergers.

Adjustments to Prevent Dilution

The Sorin merger consideration will be adjusted appropriately to reflect the effect of any reclassification, share split (including a reverse share split), recapitalization, split-up, combination, exchange of shares, readjustment or other similar transaction (but not including the excluded Sorin rescission shares), or a share dividend or share distribution with a record date prior to the Sorin merger effective time shall be declared with respect to outstanding shares of Cyberonics common stock or Sorin ordinary shares or the securities convertible into, or exercisable or exchangeable for, shares of Cyberonics common stock or Sorin ordinary shares, to provide the holders of shares of Cyberonics common stock and Sorin ordinary shares the same economic effect as contemplated by the merger agreement prior to such event.

Exchange of Stock Certificates

Sorin merger

Sorin ordinary shares will be exchanged for Holdco ordinary shares in accordance with the terms of the merger agreement, the rules and procedures of any depositary or clearing agency through which such shares are held or traded and applicable law.

Cyberonics merger

Prior to the Cyberonics merger effective time, Holdco will appoint the Cyberonics exchange agent, which must be reasonably acceptable to Sorin. Prior to the Cyberonics merger effective time, Holdco will deposit with the Cyberonics exchange agent, for the benefit of holders of Cyberonics common stock, the full number of Holdco ordinary shares issuable in the Cyberonics merger and, as necessary from time to time from and after the Cyberonics merger effective time, any dividends or other distributions payable pursuant to the merger agreement with respect to the Holdco ordinary shares with a record and payment date after the Cyberonics merger effective time and prior to the surrender of shares of Cyberonics common stock. See the section entitled “—Dividends and Distributions with Respect to Unexchanged Shares” below.

For shares of Cyberonics common stock represented by certificate, promptly after the Cyberonics merger effective time and in any event within three (3) business days thereafter, Holdco will cause the exchange agent to mail to each holder of a Cyberonics common stock certificate a letter of transmittal and instructions describing how such holder may exchange its shares of Cyberonics common stock for the Cyberonics merger consideration in respect of their shares under the merger agreement. Upon surrender of a certificate (or an affidavit of loss in lieu thereof) for cancellation to the exchange agent and delivery of a duly executed letter of transmittal in proper form, the record holder of such shares will be entitled to receive (1) certificates (or, at Holdco’s option, uncertificated shares) representing the Holdco ordinary shares into which the surrendered Cyberonics common stock certificates were converted per the Cyberonics exchange ratio and (2) a check in U.S. dollars equal to the amount of any cash dividends or other distributions that such holder may have the right to, in each case, after giving effect to any required tax withholdings and without interest thereon. Holders of shares of Cyberonics common stock represented by certificate will not be entitled to receive the Cyberonics merger consideration or any other payments in respect of their shares under the merger agreement unless and until such holders have delivered a duly completed and executed letter of transmittal to the Cyberonics exchange agent, accompanied by the required share certificates and such other customary documents as may be reasonably required by the exchange agent. Surrendered share certificates will be cancelled.

For Cyberonics book-entry shares, promptly after the Cyberonics merger effective time, Holdco shall cause the Cyberonics exchange agent to (a) mail to each holder of a non-certificated Cyberonics book-entry share materials advising such holder of the effectiveness of the Cyberonics merger and the exchange of shares of Cyberonics common stock for Holdco ordinary shares and (b) deliver (1) in registered form to each holder of Cyberonics book-entry shares that number of Holdco ordinary shares that such holder is entitled to receive in respect of each such Cyberonics book-entry share per the Cyberonics exchange ratio and (2) a check in U.S. dollars equal to the amount of any cash dividends or other distributions that such holder may have the right to, in each case, after giving effect to any required tax withholdings and without interest thereon.

Lost, Stolen or Destroyed Certificates

If any certificate representing shares of Cyberonics common stock will have been lost, stolen or destroyed, the holder thereof will be entitled to receive, in exchange for such lost, stolen or destroyed Cyberonics common stock certificate, the applicable Cyberonics merger consideration as contemplated by the merger agreement upon the making of an affidavit by the holder claiming such certificate to be lost, stolen or destroyed and, if required by the exchange agent or Holdco, the posting by such person of a bond in a customary amount or delivery of a customary indemnity agreement, as indemnity against any claim with respect to such certificate.

Dividends and Distributions with Respect to Unexchanged Shares

Dividends or other distributions declared by Holdco in respect of Holdco ordinary shares with a record date after the Cyberonics merger effective time will be payable in respect of all Holdco shares issuable in the mergers. Until holders of certificates previously representing shares of Cyberonics common stock have surrendered their share certificates to the exchange agent for exchange, those holders will not receive dividends or distributions with a record date after the Cyberonics merger effective time on the shares of Holdco ordinary shares into which those shares have been converted. When such holders surrender their share certificates, they will receive, without interest and subject to applicable tax withholdings, (i) the amount of dividends or other distributions with a record date after the Cyberonics merger effective time theretofore payable with respect to the Holdco ordinary shares such holder receives in the exchange and (ii) at the appropriate payment date, the amount of dividends or other distributions with a record date after the Cyberonics merger effective time payable with respect to such Holdco ordinary shares with a payment date subsequent to such surrender.

No Transfers Following the Effective Time

As of the Sorin merger effective time, to the extent permitted under applicable law and the rules and regulations of the ISE, the share transfer books of Sorin shall be closed, and there will be no further registration of transfers on the share transfer books of the Sorin merger surviving company of the Sorin ordinary shares that were outstanding immediately prior to the Sorin merger effective time.

As of the Cyberonics merger effective time, the stock transfer books of Cyberonics shall be closed, and there will be no further registration of transfers on the stock transfer books of the Cyberonics merger surviving corporation of the shares of Cyberonics common stock that were outstanding immediately prior to the Cyberonics merger effective time.

Termination of Exchange Fund

Any property, including certificates representing Holdco ordinary shares or any uncertificated Holdco ordinary shares, that remains in the exchange fund as of the first anniversary of the Cyberonics merger effective time will be delivered to Holdco by the Cyberonics exchange agent if Holdco so requires. Thereafter, holders of Cyberonics common stock will be entitled to look only to Holdco with respect to the payment of the Cyberonics merger consideration. None of Holdco, the Sorin merger surviving company, the Cyberonics merger surviving corporation or the Cyberonics exchange agent will be liable to any former holder of Cyberonics common stock or Sorin ordinary shares for any amount properly delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

Withholding Taxes

Sorin, Holdco, Merger Sub, the Sorin merger surviving company, the Cyberonics merger surviving corporation, the Sorin exchange agent or the Cyberonics exchange agent will be entitled to deduct and withhold applicable taxes from the consideration otherwise payable pursuant to the merger agreement to any holder of shares of Cyberonics common stock, Cyberonics equity awards, Sorin ordinary shares or Sorin equity awards, and pay over such withheld amount to the applicable governmental entity. Any amount so withheld will be treated for all purposes as having been paid to such holders.

Sorin Rescission Shares

If the Sorin merger is consummated, a Sorin shareholder that properly exercises rescission rights will be entitled to receive, for each Sorin ordinary share for which rescission rights were so exercised, an amount of cash equal to the average closing price per Sorin ordinary share for the six-month period prior to the publication of the notice of call of the Sorin extraordinary general meeting, which is equal to €2.2043.

Treatment of Sorin Equity Awards

As of the Sorin merger effective time, Holdco will assume, or will cause one of its subsidiaries to assume, all of Sorin’s stock plans, and awards outstanding under Sorin’s stock plans will be treated as follows:

Options and Stock Appreciation Rights. At the Sorin merger effective time, each option or stock appreciation right to acquire Sorin ordinary shares or to receive a cash payment based on the value thereof granted under any Sorin stock plan that is outstanding immediately prior to the Sorin merger effective time will be fully vested, will be cancelled and cease to represent an option or stock appreciation right based on Sorin ordinary shares and will be converted into an option or stock appreciation right based on that number of Holdco ordinary shares equal to the product (rounded down to the nearest whole number) obtained by multiplying (i) the number of Sorin ordinary shares subject to such Sorin stock option or stock appreciation right immediately prior to the Sorin merger effective time by (ii) the Sorin exchange ratio, at an exercise price per share equal to the quotient (rounded up to the nearest whole cent) obtained by dividing (a) the per share exercise price specified in the stock option or stock appreciation right immediately prior to the Sorin merger effective time by (b) the Sorin exchange ratio (which exercise price may be converted into U.S. dollars or British pounds based on the applicable currency exchange rates). Following the Sorin merger effective time, each Sorin stock option and stock appreciation right will continue to be governed by the same terms and conditions (including exercisability terms) as were applicable to such Sorin stock option or stock appreciation right, as applicable, immediately prior to the Sorin merger effective time (but taking into account any changes provided for in the applicable Sorin stock plan or in any applicable award agreement and any restrictions on replicating such terms and conditions under applicable law) There are no outstanding Sorin stock options. Based on the Sorin stock appreciation rights outstanding as of August 17, 2015, and assuming no stock appreciation rights are exercised between August 17, 2015 and the Sorin merger effective time, 185,925 Holdco ordinary shares will be issuable pursuant to the accelerated vesting of such Sorin stock appreciation rights.

Restricted Stock Units and Performance Shares. At the Sorin merger effective time, any vesting conditions applicable to each restricted stock unit and each performance share pursuant to the Sorin stock plans (other than the 2012-2014 Long Term Incentive Plan), each of which we refer to as a Sorin LTI award, will accelerate at 100% of the target level and will be converted into a number of Holdco ordinary shares equal to the product (rounded down to the nearest whole number) obtained by multiplying (i) the number of Sorin ordinary shares subject to such Sorin LTI award immediately prior to the Sorin merger effective time by (ii) the Sorin exchange ratio. Except as otherwise agreed by Cyberonics and Sorin, with respect to each Sorin LTI award the terms of which currently provide for a lock-up period and, except as otherwise determined by Sorin, each other Sorin LTI award, which we refer to collectively as the modified Sorin LTI awards, a portion of the Holdco ordinary shares payable will be paid as promptly as practicable after the Sorin merger effective time (but in any event no later than three (3) business days after the Sorin merger effective time), with such portion equal to the number of Holdco ordinary shares that would have been payable with respect to such award based on (x) the actual level of performance achieved for the 2012-2014 performance period (which was 30.57%) and (y) the portion of the applicable performance period completed as of the Sorin merger effective time. Of the remaining Holdco ordinary shares payable pursuant to each such modified Sorin LTI award, 50% will be paid on February 26, 2016 and 50% will be paid on February 26, 2017, in each case subject to the continued employment with Sorin or Holdco or any of their respective affiliates of the holder of such modified Sorin LTI award through the applicable payment date; provided that any holder of a modified Sorin LTI award whose employment is terminated in a “good leaver” or similar termination will remain entitled to receive such Holdco ordinary shares promptly following such termination. The Holdco ordinary shares payable with respect to each Sorin LTI award other than the modified Sorin LTI awards will be paid as promptly as practicable after the Sorin merger effective time (but in any event no later than three (3) business days after the Sorin merger effective time). No Holdco ordinary shares payable with respect to any Sorin LTI award will be subject to any lock-up period.

Based on the Sorin restricted stock units and performance shares (other than the performance shares under the 2012-2014 Long Term Incentive Plan) outstanding as of August 17, 2015, and assuming none of such units or shares vest by their terms between August 17, 2015 and the Sorin merger effective time, 190,920 Holdco shares will be issuable pursuant to the accelerated vesting of such Sorin restricted stock units and performance shares.

Performance shares under the 2012-2014 Long Term Incentive Plan of Sorin were settled in Sorin ordinary shares pursuant to their existing terms at the originally scheduled time (on May 5, 2015), based on the actual level of performance, which was 30.57%, and there will be no lock-up on any such shares. Each individual who holds any such performance shares, each of which we refer to as a 2012-2014 Participant, will also be entitled to receive (without interest) as promptly as practicable after the Sorin merger effective time (but in any event no later than three (3) business days after Sorin merger effective time), a number of Holdco ordinary shares equal to the product (rounded down to the nearest whole number) obtained by multiplying (i) 69.43% of the number of Sorin ordinary shares that would have been payable to such individual with respect to such performance shares pursuant to the terms of such 2012-2014 Long Term Incentive Plan if the respective target levels of performance had been achieved at 100% with respect to such awards by (ii) the Sorin exchange ratio. Unless otherwise agreed by Cyberonics and Sorin, with respect to each 2012-2014 Participant who holds performance shares under the 2012-2014 Long Term Incentive Plan the terms of which provide that the Sorin ordinary shares payable with respect to such performance shares would be subject to a lock-up period following settlement, and, except as otherwise determined by Sorin, each other performance share under the 2012-2014 Long Term Incentive Plan, which we refer to collectively as the modified 2012-2014 LTI awards, 50% of the Holdco ordinary shares payable to such individual pursuant to the merger agreement will be subject to an 18-month lock-up period (on the same terms otherwise applicable and which will terminate upon termination of employment of the holder), and 50% of such Holdco ordinary shares will not be subject to such lock-up period. With respect to the performance shares under the 2012-2014 Long Term Incentive Plan other than the modified 2012-2014 LTI awards, no lock-up period will apply to the Holdco ordinary shares payable pursuant to the merger agreement.

Based on the performance shares under the 2012-2014 Long Term Incentive Plan outstanding as of August 17, 2015, and assuming none of such units or shares vest by their terms between August 17, 2015 and the Sorin merger effective time, 69,779 Holdco shares will be issuable pursuant to the accelerated vesting of such performance shares.

Deferred Bonus Shares. As of the Sorin merger effective time, any vesting conditions applicable to each outstanding deferred bonus share pursuant to the Sorin stock plans immediately prior to the Sorin merger effective time, each of which we refer to as a Sorin deferred bonus share, will accelerate and each Sorin deferred bonus share will only entitle the holder of such Sorin deferred bonus share to receive (without interest), as promptly as practicable after the Sorin merger effective time (but in any event no later than three (3) business days after the Sorin merger effective time), a number of Holdco ordinary shares equal to the product (rounded down to the nearest whole number) obtained by multiplying (i) the number of Sorin ordinary shares subject to such Sorin deferred bonus share immediately prior to the Sorin merger effective time by (ii) the Sorin exchange ratio. No Holdco ordinary shares payable with respect to any Sorin deferred bonus share will be subject to any lock-up period.

Based on the deferred bonus shares outstanding as of August 17, 2015, and assuming none of such shares vest by their terms between August 17, 2015 and the Sorin merger effective time, 81,256 Holdco shares will be issuable pursuant to the accelerated vesting of such deferred bonus shares.

Treatment of Cyberonics Equity Awards

Under the merger agreement, awards outstanding under Cyberonics’ stock plans as of the Cyberonics merger effective time will be treated as follows:

Stock Options. At the Cyberonics merger effective time, each outstanding unvested Cyberonics stock option will fully vest and each outstanding Cyberonics stock option, other than any such option granted prior to January 1, 2013 that is held by any executive officer of Cyberonics (each of which we refer to as a cashed-out Cyberonics option), will be cancelled and converted into an option to purchase a number of Holdco ordinary shares equal to the product (rounded down to the nearest whole number) of (i) the total number of shares subject to such stock option immediately prior to the Cyberonics merger effective time and (ii) the Cyberonics exchange ratio, at an exercise price per share equal to the quotient (rounded up to the nearest whole cent) obtained by dividing (a) the per share exercise price of such stock option immediately prior to the Cyberonics merger effective time by (b) the Cyberonics exchange ratio. Except for the adjustments described in this paragraph, following the Cyberonics merger effective time, each Cyberonics stock option will otherwise continue to be governed by the same terms and conditions (including exercisability terms) as were applicable to such Cyberonics stock option immediately prior to the Cyberonics merger effective time. Based on the Cyberonics stock options (other than the cashed-out Cyberonics options) outstanding as of August 17, 2015, and assuming no stock options are exercised between August 17, 2015 and the Cyberonics merger effective time, 864,114 Holdco ordinary shares will be issuable pursuant to the accelerated vesting of such Cyberonics stock options.

Each cashed-out Cyberonics option (whether vested or unvested) will, as of the Cyberonics merger effective time, be cancelled and will only entitle the holder thereof to receive (without interest), on the date on which the Cyberonics merger effective time occurs, an amount in cash equal to the product (rounded down to the nearest whole cent) obtained by multiplying (i) the number of shares of Cyberonics common stock subject to such Cyberonics option immediately prior to the Cyberonics merger effective time by (ii) the excess, if any, of (a) the Cyberonics trading price over (b) the per share exercise price of such option immediately prior to the Cyberonics merger effective time, less applicable taxes required to be withheld. The Cyberonics trading price is the average of the volume-weighted average prices, rounded to four (4) decimal points, of a share of Cyberonics common stock on the NASDAQ for ten (10) individual trading days within the twenty (20) consecutive trading days ending on (and including) the second full trading day prior to the Cyberonics merger effective time (with such ten (10) trading days to be selected by random lottery in the presence of senior executives of each of Sorin and Cyberonics), in each case as reported by Bloomberg Financial Markets, or any successor thereto, through its “Volume Weighted Average Price” function (or, if not reported therein, in another authoritative source mutually selected by Sorin and Cyberonics), subject to appropriate adjustments for any stock dividend, stock split or other similar transactions that occur during such period. If the volume-weighted average price cannot be calculated for shares of Cyberonics common stock on any such date, the volume-weighted average price for such date shall be the fair market value as mutually agreed upon by Sorin and Cyberonics. Based on the cashed-out Cyberonics stock options outstanding as of August 17, 2015, and assuming no stock options are exercised between August 17, 2015 and the Cyberonics merger effective time and assuming that the Cyberonics trading price is $70.45 (the average closing price of Cyberonics common stock on the NASDAQ over the first five business days following February 26, 2015, which is the date on which the mergers were first publicly announced), the aggregate cash amount that will be received by holders thereof is equal to $5,666,644.

Restricted Stock. At the Cyberonics merger effective time, each outstanding share of Cyberonics common stock subject to vesting or other lapse restrictions pursuant to the Cyberonics stock plans will accelerate and fully vest (with performance-based restricted shares vesting at 100% of the target level) and will be converted into, and become exchanged for one Holdco ordinary share (less applicable taxes required to be withheld with respect to such vesting). Except as otherwise agreed to by Cyberonics and Sorin, with respect to each executive officer of Cyberonics other than Mr. Alch, 50% of such Holdco ordinary shares payable at the Cyberonics merger effective time in respect of Cyberonics restricted stock will be subject to an 18-month lock-up period, which will terminate on termination of employment of the holder for any reason, and 50% of such Holdco ordinary shares will not be subject to any lock-up period. Based on the Cyberonics restricted stock outstanding as of August 17, 2015, and assuming none of the restricted stock vest by their terms between August 17, 2015 and the Cyberonics merger effective time, 224,841 Holdco shares will be issuable pursuant to the accelerated vesting of Cyberonics restricted stock.

Restricted Stock Units. At the Cyberonics merger effective time, any vesting conditions applicable to each outstanding restricted stock unit pursuant to the Cyberonics stock plans, each of which we refer to as a Cyberonics RSU, will accelerate (with performance-based Cyberonics RSUs vesting at 100% of the target level), and each Cyberonics RSU will be exchanged for a number of Holdco ordinary shares equal to the product (rounded down to the nearest whole number) of (i) the number of Cyberonics shares subject to such Cyberonics RSU immediately prior to the Cyberonics merger effective time and (ii) the Cyberonics exchange ratio (less applicable taxes required to be withheld with respect to such payment). Such Holdco ordinary shares will be payable as soon as practicable following the Cyberonics merger effective time, but in any event no later than three (3) business days after the Cyberonics merger effective time, except that any such shares payable to any director or executive officer of Cyberonics will be paid on the date of the Cyberonics merger effective time, and any such shares payable pursuant to Cyberonics RSUs that constitute deferred compensation under Section 409A of the Code will be paid at the earliest time permitted that will not trigger a tax or penalty under Section 409A. Except as otherwise agreed to by Cyberonics and Sorin, with respect to each executive officer of Cyberonics other than Mr. Alch, 50% of such Holdco ordinary shares payable at the Cyberonics merger effective time in respect of Cyberonics RSUs will be subject to an 18-month lock-up period, which will terminate on termination of employment of the holder for any reason, and 50% of such Holdco ordinary shares will not be subject to any lock-up period. As of August 17, 2015, no Cyberonics RSUs were outstanding.

Employee Stock Purchase Plan. As soon as reasonably practicable following the date of the letter of intent and prior to the Cyberonics merger effective time, Cyberonics will take all actions, including obtaining any necessary determinations and/or resolutions of Cyberonics’ board of directors or a committee thereof and, if appropriate, amending the terms of Cyberonics’ 1991 Employee Stock Purchase Plan, which we refer to as the ESPP, that may be necessary or required under the ESPP and applicable laws to ensure that (i) except for the six (6) month offering period under the ESPP that commenced on December 1, 2014, which we refer to as the final offering, no offering period will be authorized or commenced on or after the date of the letter of intent (unless the merger agreement is terminated), (ii) if the Cyberonics merger effective time will occur prior to the end of the final offering as scheduled as of immediately prior to the date of the letter of intent, (a) each individual participating in the Final Offering will receive notice of the transactions contemplated by the letter of intent no later than ten business days prior to the Cyberonics merger effective time and will have an opportunity to terminate his or her outstanding purchase rights under the ESPP, and (b) the final offering will end at the Cyberonics merger effective time, (iii) each ESPP participant’s accumulated contributions under the ESPP will be used to purchase shares of Cyberonics common stock in accordance with the ESPP as of the end of the Final Offering, (iv) the applicable purchase price for shares of Cyberonics common stock will not be decreased below the levels set forth in the ESPP as of the date of the letter of intent, (v) no individual will be permitted to increase his or her rate of contribution under the ESPP following the date of the letter of intent, and (vi) the ESPP will terminate in its entirety at the Cyberonics merger effective time and no further rights will be granted or exercised under the ESPP thereafter.

Representations and Warranties

The merger agreement contains representations and warranties that Cyberonics, on the one hand, and Sorin, on the other hand, have made to each other as of specific dates and are subject to and qualified by certain information included in certain public filings each party and its affiliates have made. These representations and warranties have been made for the benefit of the other parties to the merger agreement and may be intended not as statements of fact, but rather as a way of allocating risk to one of the parties if those statements prove to be incorrect. In addition, the assertions embodied in the representations and warranties are qualified by information in a confidential disclosure letter provided by Cyberonics to Sorin, on the one hand, and in a confidential disclosure letter provided by Sorin to Cyberonics, on the other hand, delivered in connection with the execution of the merger agreement. While the parties do not believe that these disclosure letters contain information required to be publicly disclosed under the applicable securities laws (other than information that has already been so disclosed), the disclosure letters do contain information that modifies, qualifies and creates exceptions to the representations and warranties set forth in the merger agreement. Accordingly, you should not rely on the representations and warranties as current characterizations of factual information about Cyberonics or Sorin since they were made as of specific dates, may be intended merely as risk allocation mechanisms between Cyberonics and Sorin and are modified in important part by the confidential disclosure letters.

The merger agreement contains representations and warranties from Cyberonics to Sorin, on the one hand, and from Sorin to Cyberonics, on the other hand, in each case regarding the following:

•	organization, existence, good standing (if applicable), qualification to do business and corporate or other legal power;

•	capital structure, including the number of shares of capital stock, stock options and other equity-based awards outstanding;

•	corporate power and authority with respect to the due execution and delivery of the merger agreement and completion of the mergers, the authorization and adoption of the merger agreement and the mergers by the board of directors or similar governing body and the enforceability of the merger agreement;

•	absence of breaches of, or conflicts with, organizational documents, certain contracts and applicable laws as a result of entry into, or consummation of the transactions contemplated by, the merger agreement;

•	required consents, approvals, authorizations or permits of, or filings or registrations with or notifications to, governmental entities;

•	compliance with laws (including healthcare laws) and required permits;

•	filings with the SEC and CONSOB and/or the ISE and compliance with federal and foreign securities laws, rules and regulations, as applicable;

•	compliance with GAAP and IFRS, as applicable;

•	internal controls over financial reporting and disclosure controls and procedures;

•	accuracy of information supplied in connection with this proxy statement/prospectus and the Sorin information statement;

•	conduct of business in the ordinary course of business consistent with past practice since April 25, 2014 and December 31, 2013 for Cyberonics and Sorin, respectively;

•	absence of a material adverse effect (as defined below) on Cyberonics or Sorin since April 25, 2014 (in the case of Cyberonics) and December 31, 2013 (in the case of Sorin);

•	absence of undisclosed liabilities;

•	absence of any suits, claims, litigations, arbitrations, mediations, actions, proceedings or investigations pending or, to the knowledge of the parties, threatened;

•	absence of any order, writ, injunction, judgment or decree of any governmental entity currently in effect;

•	employee benefit matters and compliance with the Employee Retirement Income Security Act of 1974, as amended, as applicable;

•	collective bargaining agreements and other labor matters;

•	compliance with tax laws and other tax matters;

•	real property;

•	environmental matters;

•	intellectual property;

•	material contracts;

•	insurance matters;

•	compliance with anti-money laundering laws, economic sanctions laws and other similar laws and regulations;

•	compliance with the FCPA and other anti-corruption laws, as applicable;

•	absence of any breach of any contracts with certain significant customers;

•	inapplicability of take-over statutes;

•	opinions of each of Cyberonics’ and Sorin’s respective financial advisors;

•	vote required for such party’s shareholders to adopt the merger agreement and approve the merger agreement and the mergers;

•	brokers, finders or investment bankers entitled to fees or commissions in connection with the mergers; and

•	absence of certain arrangements with between Cyberonics and the directors and officer of Sorin, on the one hand, and Sorin and the directors and officers of Cyberonics, on the other hand.

Sorin made certain additional representations and warranties to Cyberonics regarding the ability to pay cash in respect of excluded Sorin rescission shares.

Certain of the representations and warranties in the merger agreement are subject to knowledge qualifications, which means that those representations and warranties would not be deemed untrue, inaccurate or incorrect as a result of matters of which certain officers of the party making the representation did not have the actual (but not constructive or imputed) knowledge following due inquiry. Many of the representations and warranties in the merger agreement are qualified by a “materiality” or “material adverse effect” standard (that is, they will not be deemed to be untrue or incorrect unless their failure to be true or correct is material or would result in a material adverse effect on the company making such representation or warranty).

Subject to certain exclusions (which are summarized below), for purposes of the merger agreement, a material adverse effect means, when used in reference to Cyberonics or Sorin, any change, development, circumstance, event, occurrence or effect that, when considered either individually or in the aggregate together with all other effects, (a) prevents or materially impairs or materially delays the ability of the applicable party to consummate the mergers or the other transactions contemplated under the merger agreement or (b) has had or would reasonably be expected to have a materially adverse effect on the financial condition, business, assets or results of operations of Cyberonics or Sorin and their respective subsidiaries, taken as a whole; provided, however, that none of the following effects or any effects resulting therefrom, in each case individually or in the aggregate with all other such effects, will be deemed to constitute, or be taken into account in determining whether there has been, a material adverse effect on the applicable party under (b):

•	the announcement or pendency of the merger agreement or the transactions contemplated thereby, including any loss or threatened loss of, or adverse change or threatened adverse change in, relationships of the company or any of its subsidiaries with customers, employees, financing sources, suppliers or business partners, in each case to the extent attributable to, arising out of or resulting from the announcement or pendency of the merger agreement or the transactions contemplated thereby;

•	effects attributable to changes in financial, economic, social or political conditions or the securities, credit or financial markets in general in the United States (with respect to Cyberonics), Italy (with respect to Sorin) or other countries in which the applicable party or any of its subsidiaries conduct operations or any effect generally that is the result of factors affecting any principal industry in which the applicable party and its subsidiaries operate;

•	any change in the market price or trading volume of the equity securities of the applicable party or of the ratings or the ratings outlook for the applicable party or any of its subsidiaries by any applicable rating agency;

•	any adoption, implementation, proposal or change in any applicable law or GAAP (in the case of Cyberonics) or IFRS (in the case of Sorin) or interpretation of any of the foregoing after the date of the letter of intent;

•	any action taken by the applicable company or any of its subsidiaries that is expressly required by the merger agreement (other than pursuant to its obligation to conduct its business in all material respects in the ordinary course of business pursuant to the terms of the merger agreement) or taken or not taken at the written direction of the other party;

•	the failure of the applicable party to meet any internal or public projections, budgets, forecasts or estimates of revenues, earnings or other financial results for any period ending on or after the date of the letter of intent;

•	the commencement, occurrence, continuation or escalation of any war, armed hostilities or acts of terrorism;

•	any actions or claims made or brought by any of the current or former stockholders or shareholders of the applicable party (or on their behalf or on behalf of the applicable party, but in any event only in their capacities as current or former stockholders or shareholders, as applicable) arising out of the merger agreement or the mergers; or

•	the existence, occurrence or continuation of any force majeure events, including any earthquakes, floods, hurricanes, tropical storms, fires or other natural disasters or any national, international or regional calamity;

however, (i) the exceptions described in the third and sixth bullets above will not prevent the underlying causes of any such change, decline or failure referred to therein (if not otherwise falling within any of the exceptions described above) from constituting a material adverse effect or being taken into account in determining whether a material adverse effect has occurred; and (ii) any effect referred to in the second, fourth, seventh and ninth bullets above may be taken into account in determining whether there has been, or would be, a material adverse effect to the extent (but only to the extent) such effect has a disproportionate adverse effect on the applicable company and its subsidiaries, taken as a whole, as compared to other participants in the principal industries in which such company and its subsidiaries operate.

The representations and warranties of each of the parties to the merger agreement do not survive the effective times of the mergers.

Conduct of Business Prior to the Effective Times

In the merger agreement, each of Cyberonics and Sorin has agreed that until the Cyberonics merger effective time, subject to certain specified exceptions, and unless the other party consents in writing (which consent will not be unreasonably withheld, delayed or conditioned), it will, and will cause its subsidiaries (including, in the case of Sorin, Holdco and Merger Sub) to:

•	conduct its business and operations in all material respects in the ordinary course of business consistent with past practice; and

•	to the extent consistent with past practice, use commercially reasonable efforts to preserve substantially intact its business organization, keep available the services of its current officers and employees and preserve its relationships with significant governmental entities, customers, suppliers, licensors, licensees, distributors, wholesalers, lessors and others having significant business dealings with it.

In addition, without limiting the foregoing and subject to certain specified exceptions, each of Cyberonics and Sorin (including, in the case of Sorin, Holdco and Merger Sub) has agreed that until the Cyberonics merger effective time, it will not, and will not permit any of its subsidiaries to, do any of the following without the prior written consent of Sorin (in the case of Cyberonics) or Cyberonics (in the case of Sorin, Holdco or Merger Sub) (which consent will not be unreasonably withheld, delayed or conditioned):

•	amend its certificate or articles of incorporation, by-laws or equivalent organizational documents;

•	issue, sell, deliver, pledge, dispose, encumber, subject to any lien or grant any shares of capital stock or other equity interests in, or voting securities of, it or any of its subsidiaries, or options, warrants or other securities convertible into, or exchangeable or exercisable for, any such shares of capital stock or equity interests or voting securities, any rights of any kind to acquire any such shares of capital stock, equity interests, voting securities or such options, warrants or other convertible or exchangeable securities or any rights relating to or based on the value of such capital stock, equity interests, voting securities, or any “phantom” stock, “phantom” stock rights, stock appreciation rights or stock-based performance units, other than the issuance of shares of Cyberonics common stock or Sorin ordinary shares, as applicable, upon the exercise, vesting and/or settlement, as applicable, of Cyberonics or Sorin equity awards outstanding, as applicable, as of the date of the letter of intent in accordance with the terms of the applicable award agreement and stock plan;

•	sell, pledge, dispose of, transfer, abandon, allow to lapse, lease, license or encumber or otherwise subject to a lien (other than in the case of certain permitted liens) any property, rights or assets (including capital stock of any of its subsidiaries) (other than pledges, disposals, transfers, abandonment, lapses, leases, licenses or encumbrances of inventory, supplies, materials and products in the ordinary course of business consistent with past practice) of it or its subsidiaries taken as a whole, other than pursuant to contracts in effect on the date of the letter of intent that have been provided to Sorin (in the case of Cyberonics) or Cyberonics (in the case of Sorin, Holdco or Merger Sub) prior to the date of the letter of intent;

•	declare, set aside, make or pay any dividend or other distribution (whether payable in cash, stock, property or a combination thereof) with respect to any of its securities (other than dividends paid by its wholly owned subsidiaries to it or another of its wholly owned subsidiaries);

•	split, combine, reclassify or amend the terms of any shares of its capital stock or other equity interests or that of any of its subsidiaries;

•

redeem, purchase or otherwise acquire any shares of its capital stock or other securities or any rights, warrants, or options to acquire any such shares or other securities, except for any repurchases in connection with exercises of or tax withholdings on the vesting or payment of Cyberonics or Sorin equity awards outstanding, as applicable, as of the date of the letter of intent in accordance with the terms of the applicable award agreement and stock plan;

•	adopt a plan of complete or partial liquidation or resolutions providing for its complete or partial liquidation, dissolution, restructuring, recapitalization or other reorganization or that of any of its subsidiaries (in the case of Sorin, other than a merger of one or more of its subsidiaries with or into, or the transfer of one or more of its subsidiaries to, one or more of its other subsidiaries and other than in furtherance of the consummation of the transactions contemplated by the merger agreement);

•	acquire (including by merger, consolidation or acquisition of stock or assets) any business or any interest in any person or any division or amount of assets thereof, except with respect to such acquisitions for consideration that is for an individual transaction, not in excess of $30 million for all such transactions in the aggregate;

•	incur, prepay, defease, cancel or materially modify any indebtedness or issue any debt securities, or warrants or any rights to acquire debt securities, or assume, guarantee or endorse the obligations of any person (other than a wholly owned subsidiary), except (a) for borrowings in the ordinary course of business under its existing credit facilities or (b) indebtedness for borrowed money that is prepayable at any time without penalty or premium, in an amount not to exceed $30 million in the aggregate;

•	make any loans, advances or capital contributions to, or investments in, (i) any person in which it or any of its subsidiaries does not own an equity interest as of the date of the letter of intent which loans, advances, capital contributions or investments are in an amount in excess of $5 million in the aggregate or (ii) any other person (other than its subsidiary) in which it or any of its subsidiaries owns an equity interest as of the date of the letter of intent which loans, advances, capital contributions or investments are in an amount in excess of $30 million in the aggregate;

•	modify, amend, renew, cancel or terminate, or waive, release or assign any material rights or claims with respect to, any material contract, or enter into any contract which, if entered into prior to the date of the letter of intent, would be a material contract, in each case, other than renewals in the ordinary course of business consistent with past practice or automatic renewals contemplated by the terms of such contract or as expressly permitted pursuant to the merger agreement, provided that such renewals are not permitted with respect to any contract that would materially restrict, after the effective times, Holdco and its subsidiaries with respect to engaging or competing in any line of business or in any geographic area;

•	enter into any contract that would materially restrict, after the effective times, Holdco and its subsidiaries with respect to engaging or competing in any line of business or in any geographic area;

•	except to the extent required by law or the terms of any of its benefit plans in effect as of the date of the letter of intent or as specifically contemplated by the merger agreement: (a) other than in the ordinary course of business consistent with past practice, increase the compensation or benefits payable or to become payable to its directors, officers or employees; (b) other than in the ordinary course of business consistent with past practice, establish, adopt, enter into, amend or terminate any benefit plan; (c) take any action to amend or waive any performance or vesting criteria or accelerate vesting, exercisability or funding under any benefit plan; (d) pay or award, or commit to pay or award, any bonuses or incentive compensation, other than at times and in amounts in the ordinary course of business, consistent with past practice; or (e), notwithstanding clauses (a) and (b), for employees who are officers, grant any rights to severance or termination pay or enter into any employment or severance agreement;

•	establish, adopt, enter into, materially amend or terminate any collective bargaining agreement or other agreement with a labor union, works council or similar organization;

•	except to the extent required by law or in the ordinary and usual course of business consistent with past practice, make or change any material tax election, adopt or change any material method of tax accounting, file any materially amended tax return, make a request for a tax ruling or enter into a closing agreement or advance pricing agreement in respect of a material amount of taxes or settle or compromise any material audit assessment, tax claim or proceeding relating to taxes, surrender any right to claim a material refund or offset of any taxes or change its classification or that of any of its subsidiaries for U.S. federal tax purposes;

•	in the case of Cyberonics, make any material change in accounting policies or procedures in effect as of April 25, 2014, other than as required by GAAP (or any interpretation or enforcement thereof), Regulation S-X of the Exchange Act or a governmental entity or quasi-governmental entity (including the Financial Accounting Standards Board or any similar organization) or applicable law;

•	in the case of Sorin, make any material change in accounting policies or procedures in effect as of December 31, 2013, other than as required by IFRS (or any interpretation or enforcement thereof) or a governmental entity or quasi-governmental entity (including the International Accounting Standards Board or any similar organization) or applicable law;

•	make any capital expenditures after the date of the letter of intent that exceed, in the case of Cyberonics, $15 million in the aggregate, and in the case of Sorin, the amounts contemplated by Sorin’s capital expenditure budget made available to Cyberonics in writing prior to the date of the letter of intent by more than five percent (5%); in each case, other than emergency capital expenditures in any amount that the applicable company determines is necessary in its reasonable judgment to maintain its ability to operate its business in the ordinary course;

•	waive, release, assign, settle or compromise any suits, claims, litigations, arbitrations, mediations, actions, or proceedings affecting it or any of its subsidiaries (other than any suit, claim, litigation, arbitration, mediation, action, or proceeding brought by Cyberonics against Sorin or brought by Sorin against Cyberonics arising out of or relating to the merger agreement), other than any such waiver, release, assignment, settlement or compromise of a suit, claim, litigation, arbitration, mediation, action, or proceeding (a) where the amounts paid or to be paid (i) do not exceed established reserves for such suit, claim, litigation, arbitration, mediation, action, or proceeding as of the date of the letter of intent by more than $10 million in the aggregate or (ii) are funded, subject to payment of a deductible, by insurance coverage maintained by it or its subsidiaries and (b) that does not include any equitable relief that would be material and adverse to the conduct of the business of it and its subsidiaries, taken as a whole, or the business of Holdco and its subsidiaries, taken as a whole, following the effective times;

•	fail to maintain insurance consistent with past practice and of a size and scope that is reasonable for its business and that of its subsidiaries, taken as a whole;

•	take any action or omit to take any action that is reasonably likely to cause any of the conditions to the obligations of each party to effect the mergers set forth in the merger agreement not to be satisfied; or

•	authorize, commit to or enter into any agreement to do any of the foregoing.

No Solicitation of Transactions—Cyberonics

Under the terms of the merger agreement and until the Cyberonics merger effective time, Cyberonics agreed that it would not, and agreed to cause its subsidiaries and its and their respective affiliates, directors, officers, advisors and other representatives not to:

•	initiate, solicit or knowingly facilitate or encourage the submission of any inquiry, proposal or offer regarding a Cyberonics competing acquisition proposal (as defined below);

•	furnish any information regarding Cyberonics or any subsidiary to any person in connection with, for the purpose of encouraging or facilitating, or in response to, a Cyberonics competing acquisition proposal;

•	participate in any discussions or negotiations with respect to any Cyberonics competing acquisition proposal or any inquiry, proposal or offer that would reasonably be expected to lead to a Cyberonics competing acquisition proposal; or

•	execute or enter into, or agree to enter into, any letter of intent, memorandum of understanding, agreement in principle, merger agreement, acquisition agreement or other similar agreement relating to any Cyberonics competing acquisition proposal (other than a confidentiality agreement entered into in accordance with the non-solicitation provisions of the merger agreement), which we refer to as a Cyberonics competing acquisition agreement.

However, the Cyberonics board may correspond in writing with any person making a Cyberonics competing acquisition proposal solely to request clarification of the terms and conditions thereof so as to determine whether such Cyberonics competing acquisition proposal constitutes or would reasonably be expected to lead to a Cyberonics superior proposal, provided such written correspondence is delivered concurrently to Sorin.

Throughout this proxy statement/prospectus, a “Cyberonics competing acquisition proposal” means any inquiry, proposal or offer (other than a proposal or offer by Sorin or any of its subsidiaries) made by any person or group of persons relating to (A) any direct or indirect acquisition or purchase in any manner, in each case whether in a single transaction or a series of transactions, of (1) fifteen percent (15%) or more (based on fair market value) of the consolidated total assets (including capital stock of the Cyberonics subsidiaries), taken as a whole, or (2) fifteen percent (15%) or more of outstanding shares of Cyberonics common stock or any other class of capital stock or equity securities of Cyberonics, (B) any tender offer or exchange offer, in each case whether in a single transaction or a series of transactions, that, if consummated, would result in any person or group of persons owning, directly or indirectly, fifteen percent (15%) or more of outstanding shares of Cyberonics common stock or any other class of capital stock or equity securities of Cyberonics or (C) any merger, consolidation, share exchange, business combination, recapitalization, liquidation, dissolution, equity investment, joint venture or similar transaction involving Cyberonics or any of its subsidiaries, pursuant to which any person or group of persons (or the stockholders of any person) would own, directly or indirectly, (x) fifteen percent (15%) or more of any class of equity securities of Cyberonics or the surviving entity in a merger or the resulting direct or indirect parent of Cyberonics or such surviving entity or (y) businesses or assets (including capital stock of the Cyberonics subsidiaries) that constitute fifteen percent (15%) or more of the consolidated revenues, net income or total assets of Cyberonics and its subsidiaries.

Existing Discussions or Negotiations

Under the terms of the merger agreement, Cyberonics agreed and agreed, to cause its subsidiaries and its and their respective affiliates, directors, officers, advisors and other representatives to, immediately cease any discussions or negotiations with any persons that were ongoing with respect to any Cyberonics competing acquisition proposal or any inquiry, proposal or offer that would reasonably be expected to lead to any Cyberonics competing acquisition proposal. Cyberonics also agreed to promptly request the prompt return or destruction of all confidential information previously furnished in connection with a potential Cyberonics competing acquisition proposal to any person with whom Cyberonics or any of its subsidiaries and its and their respective affiliates, directors, officers, advisors and other representatives has had discussions or negotiations with respect to a Cyberonics competing acquisition proposal in the twelve (12) months prior to the date of the letter of intent and terminate all physical and electronic dataroom access previously granted to any such person or such person’s representatives.

Fiduciary Exception

At any time prior to obtaining the requisite approval of the Cyberonics stockholders to adopt the merger agreement, which we refer to as the Cyberonics stockholder approval, if (1) Cyberonics receives a bona fide unsolicited written Cyberonics competing acquisition proposal that has not resulted from a material breach of its non-solicitation and related obligations described in this section, (2) the Cyberonics board determines in good faith (after consultation with its financial advisor and outside counsel) that such Cyberonics competing acquisition proposal constitutes or would reasonably be expected to lead to a Cyberonics superior proposal (as defined below), (3) the Cyberonics board determines (after consultation with its outside counsel) that failure to take such action would be inconsistent with its fiduciary duties to the stockholders of Cyberonics under applicable law, (4) Cyberonics enters into a confidentiality agreement with such person before disclosing or permitting or authorizing its subsidiaries to disclose any information to such person, and (5) as promptly as practicable (and in any event within 24 hours), Cyberonics provides or makes available to Sorin any material information concerning Cyberonics or its subsidiaries that was made available to such person that was not previously provided to Sorin, Cyberonics may:

•	furnish information with respect to Cyberonics and its subsidiaries to the person making such Cyberonics competing acquisition proposal; and

•	participate in discussions or negotiations with such person or its representatives regarding such Cyberonics competing acquisition proposal.

Throughout this proxy statement/prospectus, a “Cyberonics superior proposal” means a bona fide written Cyberonics competing acquisition proposal (with all percentages in the definition of Cyberonics competing acquisition proposal increased to 50%) that the Cyberonics board has determined in good faith, after consultation with its financial advisors and outside counsel, is reasonably likely to be consummated in accordance with its terms, taking into account all legal, financial and regulatory aspects of the proposal and the person making the proposal, and if consummated, would result in a transaction more favorable to the Cyberonics stockholders from a financial point of view than the transactions contemplated by the merger agreement, after taking into account any binding changes to the terms of the merger agreement definitively and irrevocably agreed to by Sorin in writing.

Notice

Cyberonics will promptly (and in any event within 24 hours) notify Sorin (1) in the event a Cyberonics competing acquisition proposal is received by, (2) any information is requested in connection with any Cyberonics competing acquisition proposal from, or (3) any discussion or negotiations with respect to a Cyberonics competing acquisition proposal are sought to be initiated with, it, its subsidiaries or any of their representatives and will indicate the identity of the person making such Cyberonics competing acquisition proposal, requesting such information or seeking to initiate such discussions or negotiations together with a summary of the material terms and conditions of such Cyberonics competing acquisition proposal (including, if applicable, copies of any written Cyberonics competing acquisition proposal) or the nature of any request for information, as applicable, and thereafter will keep Sorin reasonably informed, on a reasonably current basis, of the status and terms of any such discussions or negotiations. Cyberonics will not, and will cause its subsidiaries not to, enter into any agreement with any person that prohibits Cyberonics from providing to Sorin any of the information required to be provided to Sorin as described in this section within the applicable time periods.

Limits on Release of Standstill and Confidentiality

Under the terms of the merger agreement, Cyberonics shall not to terminate, waive, amend or modify any provision of, or grant permission under, any “standstill” or confidentiality agreement to which Cyberonics is a party, and Cyberonics shall enforce the provisions of each such agreement. However, Cyberonics will be permitted not to enforce any provision of any “standstill”, confidentiality or similar obligation of any person if the Cyberonics board determines in good faith, after consultation with its outside legal counsel, that the failure to take such action would be inconsistent with its fiduciary duties to Cyberonics’ stockholders under applicable law, as long as Cyberonics promptly advises Sorin that it is taking such action and the identity of the party or parties with respect to which it is taking such action. In addition, Cyberonics may permit a person to orally request the waiver of a “standstill” or similar obligation to the extent necessary to avoid violating fiduciary duties under applicable law.

No Change in Cyberonics Board Recommendation or Cyberonics Competing Acquisition Agreement

Subject to the exceptions discussed below, under the terms of the merger agreement, the Cyberonics board and each committee of the Cyberonics board may not:

•	authorize, approve or recommend, or publicly propose to authorize, approve or recommend, any Cyberonics competing acquisition proposal;

•	withhold or withdraw (or modify or qualify in a manner adverse to Sorin), or publicly propose to withhold or withdraw (or modify or qualify in a manner adverse to Sorin), its recommendation that Cyberonics stockholders adopt the merger agreement, any of which and any of the actions described in the first bullet above we refer to as a Cyberonics change of recommendation; or

•	approve or recommend, or publicly propose to approve or recommend, or cause or permit Cyberonics or any of its subsidiaries to execute or enter into, any Cyberonics competing acquisition agreement.

Fiduciary Exceptions

However, at any time before the Cyberonics stockholder approval is obtained, the Cyberonics board may, subject to compliance by Cyberonics with its non-solicitation and related obligations under the merger agreement, (1) make a Cyberonics change of recommendation in connection with a Cyberonics superior proposal, or (2) cause Cyberonics to enter into a Cyberonics competing acquisition agreement with respect to a Cyberonics superior proposal and terminate the merger agreement, subject to the payment by Cyberonics of any required termination fee, if:

•	Cyberonics is not in material breach of its obligations described above in the section entitled “—No Solicitation of Transactions—Cyberonics” or in this section;

•	a bona fide, written Cyberonics competing acquisition proposal is made to Cyberonics by a third person, and the Cyberonics board determines in good faith, after consultation with its outside financial advisors and outside counsel, that such Cyberonics competing acquisition proposal constitutes a Cyberonics superior proposal;

•	Cyberonics provides Sorin with ninety-six (96) hours’ prior written notice of its intention to take such action, which notice will include the identity of the person making such Cyberonics superior proposal and the material terms and conditions of such Cyberonics superior proposal and, if applicable, will include the proposed definitive agreement providing for such Cyberonics superior proposal;

•	to the extent requested by Sorin, Cyberonics negotiates in good faith with Sorin with respect to any changes to the terms of the merger agreement proposed by Sorin for at least ninety-six (96) hours following delivery by Cyberonics of the above notice (with any amendment to any material term of such Cyberonics competing acquisition proposal requiring a new written notice to Sorin and an additional seventy-two (72) hour negotiation period); and

•	taking into account any binding changes to the terms of the merger agreement definitively and irrevocably agreed to by Sorin in writing, the Cyberonics board determines in good faith, after consultation with its financial advisor and outside legal counsel, that such Cyberonics competing acquisition proposal would continue to constitute a Cyberonics superior proposal if such changes irrevocably agreed to by Sorin in writing were to be given effect.

In addition, at any time prior to obtaining the Cyberonics stockholder approval, the Cyberonics board may make a Cyberonics change of recommendation, other than in connection with a Cyberonics competing acquisition proposal, if:

•	Cyberonics provides Sorin with ninety-six (96) hours’ prior written notice of its intention to take such action, which notice will specify, in reasonable detail, the reasons therefor;

•	Cyberonics negotiates in good faith with Sorin with respect to any changes to the terms of the merger agreement proposed by Sorin for at least ninety-six (96) hours following delivery by Cyberonics of such notice; and

•	taking into account any binding changes to the terms of the merger agreement definitively and irrevocably agreed to by Sorin in writing, the Cyberonics board determines in good faith after consultation with outside legal counsel that the failure to take such action would be inconsistent with the fiduciary duties of the members of the Cyberonics board under applicable law.

No Solicitation of Transactions—Sorin

Under the terms of the merger agreement and until the Sorin merger effective time, Sorin agreed that it would not, and agreed to cause its subsidiaries and its and their respective affiliates, directors, officers, advisors and other representatives not to:

•	initiate, solicit or knowingly facilitate or encourage the submission of any inquiry, proposal or offer regarding a Sorin competing acquisition proposal (as defined below);

•	furnish any information regarding Sorin or any subsidiary to any person in connection with, for the purpose of encouraging or facilitating, or in response to, a Sorin competing acquisition proposal;

•	participate in any discussions or negotiations with respect to any Sorin competing acquisition proposal or any inquiry, proposal or offer that would reasonably be expected to lead to a Sorin competing acquisition proposal; or

•	execute or enter into, or agree to enter into, any letter of intent, memorandum of understanding, agreement in principle, merger agreement, acquisition agreement or other similar agreement relating to any Sorin competing acquisition proposal (other than a confidentiality agreement entered into in accordance with the non-solicitation provisions of the merger agreement), which we refer to as a Sorin competing acquisition agreement.

However, the Sorin board may correspond in writing with any person making a Sorin competing acquisition proposal solely to request clarification of the terms and conditions thereof so as to determine whether such Sorin competing acquisition proposal constitutes or would reasonably be expected to lead to a Sorin superior proposal, provided such written correspondence is delivered concurrently to Cyberonics.

Throughout this proxy statement/prospectus, a “Sorin competing acquisition proposal” means any inquiry, proposal or offer (other than a proposal or offer by Cyberonics or any of its subsidiaries) made by any person or group of persons relating to (A) any direct or indirect acquisition or purchase in any manner, in each case whether in a single transaction or a series of transactions, of (1) fifteen percent (15%) or more (based on fair market value) of the consolidated total assets (including capital stock of the Sorin subsidiaries), taken as a whole, or (2) fifteen percent (15%) or more of outstanding Sorin ordinary shares or any other class of capital stock or equity securities of Sorin, (B) any tender offer or exchange offer, in each case whether in a single transaction or a series of transactions, that, if consummated, would result in any person or group of persons owning, directly or indirectly, fifteen percent (15%) or more of outstanding shares Sorin ordinary shares or any other class of capital stock or equity securities of Sorin or (C) any merger, consolidation, share exchange, business combination, recapitalization, liquidation, dissolution, equity investment, joint venture or similar transaction involving Sorin or any of its subsidiaries, pursuant to which any person or group of persons (or the stockholders of any person) would own, directly or indirectly, (x) fifteen percent (15%) or more of any class of equity securities of Sorin or the surviving entity in a merger or the resulting direct or indirect parent of Sorin or such surviving entity or (y) businesses or assets (including capital stock of the Sorin subsidiaries) that constitute fifteen percent (15%) or more of the consolidated revenues, net income or total assets of Sorin and its subsidiaries.

Existing Discussions or Negotiations

Under the terms of the merger agreement, Sorin agreed, and agreed to cause its subsidiaries and its and their respective affiliates, directors, officers, advisors and other representatives to, immediately cease any discussions or negotiations with any persons that were ongoing with respect to any Sorin competing acquisition proposal or any inquiry, proposal or offer that would reasonably be expected to lead to any Sorin competing acquisition proposal. Sorin also agreed to promptly request the prompt return or destruction of all confidential information previously furnished in connection with a potential Sorin competing acquisition proposal to any person with whom Sorin or any of its subsidiaries and its and their respective affiliates, directors, officers, advisors and other representatives has had discussions or negotiations with respect to a Sorin competing acquisition proposal in the twelve (12) months prior to the date of the letter of intent and terminate all physical and electronic dataroom access previously granted to any such person or such person’s representatives.

Fiduciary Exception

At any time prior to obtaining the requisite Sorin shareholder approval of the Sorin merger and Sorin merger terms, which we refer to as the Sorin shareholder approval, if (1) Sorin receives a bona fide unsolicited written Sorin competing acquisition proposal that has not resulted from a material breach of its non-solicitation and related obligations described in this section, (2) the Sorin board determines in good faith (after consultation with its financial advisor and outside counsel) that such Sorin competing acquisition proposal constitutes or would reasonably be expected to lead to a Sorin superior proposal (as defined below), (3) the Sorin board determines (after consultation with its outside counsel) that failure to take such action would be inconsistent with its fiduciary duties to the stockholders of Sorin under applicable law, (4) Sorin first enters into a confidentiality agreement with such person before disclosing or permitting or authorizing its subsidiaries to disclose any information to such person, and (5) as promptly as practicable (and in any event within 24 hours), Sorin provides or makes available to Cyberonics any material information concerning Sorin or its subsidiaries that was made available to such person that was not previously provided to Cyberonics, Sorin may:

•	furnish information with respect to Sorin and its subsidiaries to the person making such Sorin competing acquisition proposal; and

•	participate in discussions or negotiations with such person or its representatives regarding such Sorin competing acquisition proposal.

Throughout this proxy statement/prospectus, a “Sorin superior proposal” means a bona fide written Sorin competing acquisition proposal (with all percentages in the definition of Sorin competing acquisition proposal increased to 50%) that the Sorin board has determined in good faith, after consultation with its financial advisors and outside counsel, is reasonably likely to be consummated in accordance with its terms, taking into account all legal, financial and regulatory aspects of the proposal and the person making the proposal, and if consummated, would result in a transaction more favorable to the Sorin shareholders from a financial point of view than the transactions contemplated by the merger agreement, after taking into account any binding changes to the terms of the merger agreement definitively and irrevocably agreed to by Cyberonics in writing.

Notice

Sorin will promptly (and in any event within 24 hours) notify Cyberonics (1) in the event a Sorin competing acquisition proposal is received by, (2) any information is requested in connection with any Sorin competing acquisition proposal from, or (3) any discussion or negotiations with respect to a Sorin competing acquisition proposal are sought to be initiated with, it, its subsidiaries or any of their representatives and will indicate the identity of the person making such Sorin competing acquisition proposal, requesting such information or seeking to initiate such discussions or negotiations together with a summary of the material terms and conditions of such Sorin competing acquisition proposal (including, if applicable, copies of any written Sorin competing acquisition proposal) or the nature of any request for information, as applicable, and thereafter will keep Cyberonics reasonably informed, on a reasonably current basis, of the status and terms of any such discussions or negotiations. Sorin will not, and will cause its subsidiaries not to, enter into any agreement with any person that prohibits Sorin from providing to Cyberonics any of the information required to be provided to Cyberonics as described in this section within the applicable time periods.

Limits on Release of Standstill and Confidentiality

Under the terms of the merger agreement, Sorin shall not to terminate, waive, amend or modify any provision of, or grant permission under, any “standstill” or confidentiality agreement to which Sorin is a party, and Sorin shall enforce the provisions of each such agreement. However, Sorin will be permitted not to enforce any provision of any “standstill”, confidentiality or similar obligation of any person if the Sorin board determines in good faith, after consultation with its outside legal counsel, that the failure to take such action would be inconsistent with its fiduciary duties to Sorin’s shareholders under applicable law, as long as Sorin promptly advises Sorin that it is taking such action and the identity of the party or parties with respect to which it is taking such action. In addition, Sorin may permit a person to orally request the waiver of a “standstill” or similar obligation to the extent necessary to avoid violating fiduciary duties under applicable law.

No Change in Sorin Board Recommendation or Sorin Competing Acquisition Agreement

Subject to the exceptions discussed below, under the terms of the merger agreement, the Sorin board and each committee of the Sorin board may not:

•	authorize, approve or recommend, or publicly propose to authorize, approve or recommend, any Sorin competing acquisition proposal;

•	withhold or withdraw (or modify or qualify in a manner adverse to Cyberonics), or publicly propose to withhold or withdraw (or modify or qualify in a manner adverse to Cyberonics), its recommendation that Sorin shareholders approve the Sorin merger and the Sorin merger terms, any of which and any of the actions described in the first bullet above we refer to as a Sorin change of recommendation; or

•	approve or recommend, or publicly propose to approve or recommend, or cause or permit Sorin or any of its subsidiaries to execute or enter into, any Sorin competing acquisition agreement.

Fiduciary Exceptions

However, at any time before obtaining the Sorin shareholder approval, the Sorin board may, subject to compliance by Sorin with its non-solicitation and related obligations under the merger agreement, (1) make a Sorin change of recommendation in connection with a Sorin superior proposal, or (2) cause Sorin to enter into a Sorin competing acquisition agreement with respect to a Sorin superior proposal and terminate the merger agreement, subject to the payment by Sorin of any required termination fee, if:

•	Sorin is not in material breach of its obligations described above in the section entitled “—No Solicitation of Transactions—Sorin” or in this section;

•	a bona fide, written Sorin competing acquisition proposal is made to Sorin by a third person, and the Sorin board determines in good faith, after consultation with its outside financial advisors and outside counsel, that such Sorin competing acquisition proposal constitutes a Sorin superior proposal;

•	Sorin provides Cyberonics with ninety-six (96) hours’ prior written notice of its intention to take such action, which notice will include the identity of the person making such Sorin superior proposal and the material terms and conditions of such Sorin superior proposal and, if applicable, will include the proposed definitive agreement providing for such Sorin superior proposal;

•	to the extent requested by Cyberonics, Sorin negotiates in good faith with Cyberonics with respect to any changes to the terms of the merger agreement proposed by Cyberonics for at least ninety-six (96) hours following delivery by Sorin of the above notice (with any amendment to any material term of such Sorin competing acquisition proposal requiring a new written notice to Cyberonics and an additional seventy-two (72) hour negotiation period); and

•	taking into account any binding changes to the terms of the merger agreement definitively and irrevocably agreed to by Cyberonics in writing, the Sorin board determines in good faith, after consultation with its financial advisor and outside legal counsel, that such Sorin competing acquisition proposal would continue to constitute a Sorin superior proposal if such changes irrevocably agreed to by Cyberonics in writing were to be given effect.

In addition, at any time prior to obtaining the Sorin shareholder approval, the Sorin board may make a Sorin change of recommendation, other than in connection with a Sorin competing acquisition proposal, if:

•	Sorin provides Cyberonics with ninety-six (96) hours’ prior written notice of its intention to take such action, which notice will specify, in reasonable detail, the reasons therefor;

•	Sorin negotiates in good faith with Sorin with respect to any changes to the terms of the merger agreement proposed by Cyberonics for at least ninety-six (96) hours following delivery by Sorin of such notice; and

•	taking into account any binding changes to the terms of the merger agreement definitively and irrevocably agreed to by Cyberonics in writing, the Sorin board determines in good faith after consultation with outside legal counsel that the failure to take such action would be inconsistent with the fiduciary duties of the members of the Sorin board under applicable law.

Certain Permitted Disclosure

Nothing in the merger agreement will prevent Cyberonics or Sorin from complying with its disclosure obligations under applicable laws with regard to a Cyberonics competing acquisition proposal or Sorin competing acquisition proposal, as applicable, except that Cyberonics and Sorin must nevertheless comply with their obligations under the merger agreement with respect to a Cyberonics change of recommendation or Sorin change of recommendation, as applicable, to the extent complying with such disclosure obligations would result in a Cyberonics change of recommendation or Sorin change of recommendation.

Stockholder/Shareholder Meetings

Cyberonics must, as promptly as reasonably practicable after the effectiveness of this proxy statement/prospectus, distribute this document to its stockholders and duly call, give notice of, and mail this proxy statement/prospectus to, the holders of Cyberonics common stock as of the record date established for, convene and hold, the Cyberonics special meeting for the purpose of submitting to such stockholders the merger agreement for adoption in order to obtain the vote required to adopt the merger agreement and approve the transactions contemplated by the merger agreement. Subject to the ability of the Cyberonics board to make a Cyberonics change of recommendation pursuant to the terms of the merger agreement, the Cyberonics board must recommend that the Cyberonics stockholders adopt the merger agreement. And unless there has been a Cyberonics change of recommendation as permitted by the merger agreement, Cyberonics must use all lawful efforts to solicit from its stockholders proxies in favor of the adoption of the merger agreement and to take all other action reasonably necessary or advisable to secure the vote required to adopt the merger agreement and approve the transactions contemplated by the merger agreement. However, Cyberonics is not required to fix the record date for the Cyberonics special meeting until the expiration of the withdrawal period for rescission rights of Sorin shareholders in accordance with Italian law, which expired on June 12, 2015, and will be entitled to mail this proxy statement/prospectus a customary amount of time prior to the Cyberonics special meeting.

Pursuant to the merger agreement, Sorin was required to call and hold the Sorin extraordinary general meeting for the purpose of obtaining the approval of the Sorin merger and the Sorin merger terms as promptly as practicable, and submit the Sorin merger terms and the transactions contemplated by the merger agreement to the shareholders of Sorin at the Sorin extraordinary general meeting for the purpose of obtaining the approval of the Sorin merger and the Sorin merger terms. Subject to the ability of the Sorin board to make a Sorin change of recommendation pursuant to the terms of the merger agreement, the Sorin board was required to recommend that the Sorin shareholders approve the Sorin merger and the Sorin merger terms. And unless there had been a Sorin change of recommendation, as permitted by the merger agreement, Sorin was required by the merger agreement to use all lawful efforts to take all actions reasonably necessary or advisable to secure the approval of the Sorin merger and the Sorin merger terms. Sorin was also required by the merger agreement to file the approval of the Sorin merger and the Sorin merger terms with Sorin’s relevant Companies’ Register promptly following the approval of the Sorin merger terms by its shareholders.

On May 26, 2015, at the Sorin extraordinary general meeting, the Sorin shareholder approval was obtained, and, on May 28, 2015, Sorin filed the approval of the Sorin merger and the Sorin merger terms with Sorin’s relevant Companies’ Register.

Efforts to Complete the Mergers

In order to facilitate the completion of the mergers, the parties to the merger agreement, subject to certain exceptions, have agreed to:

•	use (and cause their respective affiliates to use) their respective reasonable best efforts to consummate and make effective the mergers and the transactions contemplated by the merger agreement as promptly as practicable, including using reasonable best efforts to obtain promptly all actions or nonactions, consents, licenses, permits (including environmental permits), waivers, approvals, authorizations, and orders from governmental entities or other persons necessary in connection with the consummation of the transactions contemplated by the merger agreement, including any certifications or orders from the Court, Italian notary public and competent Italian court;

•	use (and cause their respective affiliates to use) their respective reasonable best efforts to, as promptly as practicable, make all registrations and filings and any other required submissions with, and to pay any fees due in connection therewith to, any governmental entity or other persons necessary in connection with the consummation of the transactions contemplated by the merger agreement, including any such filings under the HSR Act, to file all notifications required under foreign antitrust laws as promptly as reasonably practicable, defend all lawsuits or other legal, regulatory or other proceedings challenging or affecting the merger agreement or the consummation of the transactions contemplated by the merger agreement until the issuance of a final, non-appealable order, to seek to have lifted or rescinded any injunction or restraining order which may adversely affect the ability of the parties to consummate the transactions contemplated by the merger agreement until the issuance of a final, non-appealable order, and to execute and deliver any additional instruments necessary to consummate the transactions contemplated by the merger agreement;

•	use (and cause their respective affiliates to use) their respective reasonable best efforts to avoid or eliminate any impediment and obtain all consents under any antitrust laws that may be required by any governmental entity with competent jurisdiction so as to enable the parties to close the transactions contemplated by the merger agreement as promptly as practicable, including accepting operational restrictions or limitations and committing to or effecting, by consent decree, hold separate orders, trust, or otherwise, the sale, license, disposition or holding separate of assets or businesses as are required in order to avoid the entry of, or to effect the dissolution of or vacate or lift any order that would otherwise have the effect of preventing or materially delaying the consummation of the transactions contemplated by the merger agreement;

•	take (and shall cause each of its affiliates to take) any and all actions necessary or advisable in order to ensure that no requirement for any non-action by, or consent or approval of, the Antitrust Division, the FTC or other foreign or U.S. governmental entity with respect to any antitrust laws, no decree, judgment, injunction, temporary restraining order or any other order in any suit or proceeding with respect to any antitrust laws, and no other matter relating to any antitrust laws, would in any case prevent or materially delay the consummation of the transactions contemplated by the merger agreement.

•	give the other parties prompt notice of any request, inquiry, investigation, action or legal proceeding by or before any governmental entity with respect to the transactions contemplated by the merger agreement, keep the other parties informed as to the status of any such request, inquiry, investigation, action or legal proceeding, and promptly inform the other parties, and, if in writing, promptly furnish the outside legal counsel for the other parties with copies of any communication to or from, the FTC, the Antitrust Division or any other governmental entity, regarding the transactions contemplated by the merger agreement; and

•	consult and cooperate with the other parties and consider in good faith and in advance the views of the other parties in connection with any filing or other materials made or submitted to any governmental entity in connection with the transactions contemplated by the merger agreement, and, except as may be prohibited by any governmental entity or law, upon reasonable request, permit authorized representatives of the other parties to be present at each telephonic or in-person meeting or conference relating to, and to have access to and be consulted in advance (and consider in good faith any comments made by others) in connection with any document, opinion or proposal made or submitted to any governmental entity.

Indemnification and Insurance

From and after the completion of the mergers, Holdco and the Cyberonics merger surviving corporation (in the case of directors, officers, employees and agents of Cyberonics and its subsidiaries), and Holdco or one of its subsidiaries, to the extent required by law and for a period of six (6) years following the Sorin merger effective time (in the case of directors, officers, employees and agents of Sorin and its subsidiaries), will indemnify and hold harmless, to the fullest extent permitted under applicable law (and advance expenses as incurred, provided that the person to whom expenses are advanced provides an undertaking to repay such advances if it is ultimately determined that such person is not entitled to indemnification), each present and former director, officer, employee and agent of Cyberonics, Sorin or any of their subsidiaries against any costs or expenses (including reasonable attorneys’ fees), judgments, settlement amounts, fines, losses, claims, damages or liabilities incurred in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, arising out of or related to such person’s service as a director, officer, employee or agent of Sorin or its subsidiaries at or prior to the Sorin merger effective time, or of Cyberonics or any of its subsidiaries at or prior to the Cyberonics merger effective time.

For a period of not less than six years after completion of the mergers, the articles of association, certificates of incorporation and by-laws of Holdco, the Cyberonics merger surviving corporation and their respective subsidiaries will contain provisions no less favorable with respect to exculpation, indemnification and advancement of expenses to directors, officers, employees and agents than those set forth in Sorin’s, Cyberonics’ and their respective subsidiaries’ certificate of incorporation, by-laws or other equivalent organizational documents as of the date of the letter of intent, except as may be required by applicable law. The contractual indemnification rights, if any, existing as of the date of the letter of intent, of the directors, officers, employees and agents of Sorin and Cyberonics will be assumed by Holdco and Cyberonics and will continue in full force and effect in accordance with their terms following the completion of the mergers.

For the benefit of Sorin’s and Cyberonics’ former directors and officers, prior to completion of the mergers, Cyberonics and Sorin will be permitted and, if Cyberonics or Sorin are unable to or do not do so, Holdco will or will cause the Cyberonics surviving corporation following the completion of the mergers to, as applicable, obtain and fully pay the premium for a “tail” directors’ and officers’ liability insurance and indemnification policy that provides coverage for a period of six (6) years from the effective times for events occurring prior to the effective times, that is no less favorable in the aggregate than Cyberonics’ existing policies, except as may be required by law, and that has a cost not in excess of 300% of the last annual premiums paid by Sorin or Cyberonics, as the case may be, prior to the date of the merger agreement for the directors’ and officers’ insurance currently in place in effect for such party as of the date of the merger agreement. In the event the annual premiums necessary to provide such coverage exceed 300% of the last annual premium paid prior to the date of the merger agreement, Holdco or Cyberonics, as the case may be, will obtain a policy with the greatest amount of coverage available for a cost not to exceed such amount.

In the event either Holdco or Cyberonics (or both) later consolidates with or merges into another person and shall not be the continuing or surviving corporation or entity of such consolidation or merger, or transfers all or substantially all of its assets to another person, then proper provision will be made such that the surviving or continuing company will assume the indemnification and insurance obligations of Holdco and/or Cyberonics, as the case may be, set forth in the merger agreement.

Employee Matters

From and after the Cyberonics merger effective time and for a period ending on the first anniversary of the Cyberonics merger effective time, Holdco will provide or cause its subsidiaries to provide to each individual who is an employee of Cyberonics or its subsidiaries immediately prior to the Cyberonics merger effective time (i) base salary, wages and commission opportunities at a rate that is no less favorable than the rate of base salary, wages or commission opportunities provided to such employee immediately prior to the Cyberonics merger effective time, (ii) a target annual bonus opportunity that is not less favorable than the target annual bonus opportunity provided to such employee immediately prior to the Cyberonics merger effective time, (iii) severance benefits that are no less favorable than the severance benefits provided such employee immediately prior to the Cyberonics merger effective time, and (iv) other compensation and pension and welfare benefits that are no less favorable, in the aggregate, than the other compensation and pension and welfare benefits provided to such employee immediately prior to the Cyberonics merger effective time (excluding any retention arrangements implemented in connection with the transactions contemplated by the merger agreement or on or after the date of the letter of intent).

From and after the Sorin merger effective time and for a period ending on the first anniversary of the Sorin merger effective time, Holdco will provide or cause its subsidiaries to provide to each individual who is an employee of Sorin or its subsidiaries immediately prior to the Sorin merger effective time (i) base salary, wages and commission opportunities at a rate that is no less favorable than the rate of base salary, wages or commission opportunities provided to such employee immediately prior to the Sorin merger effective time, (ii) a target annual bonus opportunity that is not less favorable than the target annual bonus opportunity provided to such employee immediately prior to the Sorin merger effective time, (iii) severance benefits that are no less favorable than the severance benefits provided such employee immediately prior to the Sorin merger effective time, and (iv) other compensation and pension and welfare benefits that are no less favorable, in the aggregate, than the other compensation and pension and welfare benefits provided to such employee immediately prior to the Sorin merger effective time (excluding any retention arrangements implemented in connection with the transactions contemplated by the merger agreement or on or after the date of the letter of intent).

For all purposes (including for purposes of determining eligibility to participate, level of benefits, vesting and benefit accruals) under any employee benefit plan, program, policy or arrangement maintained by Holdco or any of its subsidiaries, including any vacation, paid time off and severance plans (to the extent applicable), each continuing Cyberonics or Sorin employee’s service with or otherwise credited by Cyberonics or Sorin or any of their respective subsidiaries will be treated as service with Holdco or any of its subsidiaries; however, such service will not be recognized to the extent that such recognition would result in any duplication of benefits or for purposes of benefit accruals under any defined benefit pension plan. In addition, Holdco will, or will cause its subsidiaries to waive, or cause to be waived, any pre-existing condition, limitations, exclusions, actively-at-work requirements and waiting periods under any welfare benefit plan maintained by Holdco or any of its subsidiaries in which continuing Cyberonics or Sorin employees (and their eligible dependents) will be eligible to participate from and after the Cyberonics merger effective time or the Sorin merger effective time, as applicable, except to the extent that such pre-existing condition limitations, exclusions, actively-at-work requirements and waiting periods would not have been satisfied or waived under the comparable Cyberonics or Sorin benefit plan immediately prior to the Cyberonics merger effective time or Sorin merger effective time, as applicable. To the extent permitted by applicable law, Holdco will, or will cause its subsidiaries to, recognize, or cause to be recognized, the U.S. dollar amount of all co-payments, deductibles and similar expenses incurred by each continuing Cyberonics or Sorin employee (and his or her eligible dependents) during the calendar year in which the Cyberonics merger effective time or Sorin merger effective time, as applicable, occurs for purposes of satisfying such year’s deductible, co-payment and out-of-pocket maximum limitations under the relevant welfare benefit plans in which the continuing Cyberonics or Sorin employee (and his or her eligible dependents) will be eligible to participate from and after the Cyberonics merger effective time or Sorin merger effective time, as applicable.

Holdco will, or will cause its subsidiaries to, assume, honor and continue, in accordance with their terms as in effect immediately prior to the Cyberonics merger effective time or the Sorin merger effective time, as applicable, all employment, change in control, severance, retention and other compensation and benefits agreements, arrangements and policies between Cyberonics or any of its subsidiaries or Sorin or any of its subsidiaries and any director, officer, employee or consultant of any such entity. Each of the parties to the merger agreement agreed that the consummation of the mergers constitute a “change in control”, “change of control” or term of similar meaning for purposes of such agreements, arrangements and policies, the Cyberonics stock plans and the Sorin stock plans.

Prior to the effective times and in accordance with applicable law, Sorin and Holdco will comply with any consultation, notice or information requirements with respect to a labor union, works council or similar organization or employee representative arising under any Sorin labor agreements or otherwise required by applicable law, and Sorin will provide evidence to Cyberonics of the fulfillment of the formalities relating thereto.

The merger agreement permits Sorin and Holdco to implement certain retention arrangements for Sorin and Cyberonics employees.

Corporate Governance Matters

Pursuant to the terms of the merger agreement, for the period from the Cyberonics merger effective time until the first annual meeting of the Holdco shareholders following completion of Holdco’s second full fiscal year, which we refer to as the initial period, the Holdco board will consist of nine (9) members and be composed as follows: (i) four (4) directors designated by Sorin prior to the date on which the Sorin merger order is obtained; (ii) four (4) directors designated by Cyberonics prior to the date on which the Sorin merger order is obtained; and (iii) one (1) director to be mutually agreed to by Sorin and Cyberonics, who will be required to meet the independence standards of the NASDAQ applicable to non-controlled domestic U.S. issuers.

In addition, pursuant to the terms of the merger agreement, during the initial period: (i) the Chief Executive Officer of Sorin as of immediately prior to the Sorin merger effective time will be the Chief Executive Officer of Holdco; (ii) the Chief Executive Officer of Cyberonics as of immediately prior to the Cyberonics merger effective time will be the Chairman of the Holdco board; (iii) one of Cyberonics’ designees on the Holdco board will serve as the Chairman of the audit committee; (iv) one of Cyberonics’ designees on the Holdco board will serve as Chairman of the compensation committee; (v) each committee of the Holdco board will have at least three (3) members; and (vi) one of Sorin’s designees on the Holdco board will serve as a member of each committee of the Holdco board.

Under the merger agreement, for as long as the Holdco ordinary shares are listed on the NASDAQ, Holdco is required to comply with all of the NASDAQ corporate governance standards applicable to non-controlled domestic U.S. issuers, regardless of whether Holdco is a foreign private issuer.

Other Covenants and Agreements

The merger agreement contains certain other covenants and agreements, including covenants relating to:

•	Holdco, in its capacity as the sole stockholder of Merger Sub, delivering to Cyberonics a written consent adopting the merger agreement;

•	Sorin causing Holdco and Merger Sub to comply with all of their respective obligations under the merger agreement before the effective times;

•	Holdco causing the Cyberonics merger surviving corporation to comply with all of its obligations under the merger agreement after the effective times;

•	cooperation between the parties in the preparation of this proxy statement/prospectus;

•	the preparation and filing of the necessary documentation required to effect the mergers with the applicable regulatory authorities in the United States, the U.K. and Italy;

•	obtaining the approval for listing of the Holdco ordinary shares issuable in the mergers on the NASDAQ and the standard listing segment of the Official List and the admission of such shares to trading on the LSE’s Main Market, subject to official notice of issuance; delisting the Cyberonics common stock from the NASDAQ and deregistering the Cyberonics common stock under the Exchange Act promptly following the Cyberonics merger effective time; and delisting the Sorin ordinary shares from the ISE following the Sorin merger effective time;

•	keeping the other parties apprised of the status of matters relating to completion of the transactions contemplated by the merger agreement;

•	eliminating or minimizing the effects of any takeover statute or similar law on the transactions contemplated by the merger agreement;

•	access to certain information about Cyberonics and Sorin during the period prior to the Cyberonics merger effective time;

•	the exemption under Rule 16b-3 under the Exchange Act with respect to dispositions of Cyberonics securities and the acquisition of Holdco ordinary shares (including derivative securities) pursuant to the transactions contemplated by the merger agreement by officers or directors of Cyberonics;

•	press releases and public statements relating to the merger agreement or the transactions contemplated by the merger agreement;

•	the obligation, subject to certain exceptions described below in the section entitled “—Expenses and Termination Fees”, of each party to pay the fees and expenses incurred by such part in connection with the merger;

•	the formation of an Italian Branch of Holdco that qualifies as a permanent establishment under Article 162 of the Income Tax Act and Article 5 of the Italy-U.K. Treaty;

•	the formation of new entities between Holdco and Merger Sub to effect certain intercompany transfers of equity and debt in order to achieve an efficient capital structure;

•	the satisfaction of any pre-merger requirements under U.K. and Italian laws, including obtaining any required pre-merger certificates; and

•	obtaining an expert report on the fairness of the Sorin merger consideration to be received by Sorin shareholders in the Sorin merger in accordance with applicable provisions of English and Italian laws.

Conditions to the Mergers

The obligations of Sorin and Holdco to appear before the Court to obtain the Sorin merger order and the obligation of Cyberonics to file the certificate of Cyberonics merger with the State of Delaware with respect to the Cyberonics merger as discussed in the section entitled “The Mergers—Closing Date and Effective Times” are subject to the satisfaction or waiver by the parties of the following conditions:

•	the approval of the Sorin merger and the Sorin merger terms at the Sorin extraordinary general meeting attended by the holders of more than one-fifth of Sorin ordinary shares able to vote, and the affirmative vote of the holders of two-thirds of Sorin ordinary shares in attendance and able to vote on the sole call at the Sorin extraordinary general meeting, which was obtained on May 26, 2015;

•	the adoption of the merger agreement by the holders of shares having at least a majority of the voting power of the outstanding shares of Cyberonics common stock entitled to vote at the Cyberonics special meeting;

•	the effectiveness of the registration statement of which this proxy statement/prospectus forms a part and the absence of any stop order suspending the effectiveness of the Holdco registration statement or proceedings for that purpose initiated or, to the knowledge of Holdco, Sorin or Cyberonics, threatened by the SEC;

•	the authorization of the Holdco ordinary shares issuable in the mergers for listing on the NASDAQ, subject to official notice of issuance, and the absence of any indication in writing from the FCA or the LSE to any of Cyberonics, Sorin or Holdco (or their respective advisers) prior to the time of the hearing of the Court that, in the case of the FCA, it will not be willing to admit the Holdco ordinary shares to listing on the standard segment of the Official List or, in the case of the LSE, that the Holdco ordinary shares will not be admitted to listing on the LSE’s Main Market;

•	the expiration, on July 27, 2015, of the sixty (60) day period following the date upon which the resolutions of the Sorin extraordinary general meeting of the Sorin shareholders have been filed with the Companies’ Register of Milan, which occurred on May 28, 2015, or the earlier termination of such period, pursuant to applicable Italian laws and regulations, by the posting of a bond by Sorin sufficient to satisfy Sorin’s creditors’ claims, if any and the delivery of the pre-merger compliance certificate by the Italian public notary selected by Sorin to the Court (such certificate being the pre-merger scrutiny certificate in the meaning of EU Directive 2005/56/EC of the European Parliament and Council of October 26, 2005 on cross-border mergers of limited liability companies) (for additional information, see the sections entitled “Risk Factors—Risk Factors Relating to the Mergers—Completion of the mergers is subject to certain conditions, some of which are outside of the parties’ control, and if these conditions are not satisfied or waived, the mergers will not be completed,” “Risk Factors—Risk Factors Relating to Sorin’s Business—Risks related to the Sorin spin-off,” “Business of Sorin and Certain Information about Sorin—Government Regulation and Other Considerations—Legal Proceedings” and “The Mergers—Litigation Related to the Sorin Merger” of this proxy statement/prospectus);

•	the expiration or termination of all applicable waiting periods under the HSR Act;

•	the absence of any law, order or injunction of a court or other governmental entity of competent jurisdiction rendering illegal, prohibiting, enjoining or otherwise preventing the completion of the mergers; and

•	the approval of the prospectus (including any supplementary prospectus) to be published by Holdco in connection with the issuance of the Sorin merger consideration or the Cyberonics merger consideration and the admission of the Holdco ordinary shares to the standard segment of the Official List and to trading on the Main Market of the LSE by the FCA, or if such approval is not obtained by the time of the hearing of the Court, the absence of any writing by the U.K. Listing Authority to any of Cyberonics, Sorin or Holdco indicating that such approval will not be obtained.

Cyberonics’ obligation to file the certificate of Cyberonics merger is subject to satisfaction or waiver of the following additional conditions:

•

the representations and warranties of Sorin (other than certain representations and warranties related to organization and qualification, subsidiaries, corporate power and authority with respect to the merger agreement and the completion of the mergers, anti-takeover provisions, the availability of funds to pay cash to shareholders in connection with the exercise of rescission rights, capitalization, absence of a material adverse effect, absence of knowledge of facts that Holdco would be treated as a “Domestic Corporation” under the Code and the vote required to approve the transactions contemplated by the merger agreement), must be true and correct without regard to materiality or material adverse effect qualifiers contained within such representations and warranties as of the date of the letter of intent and as of immediately prior to the making of the Sorin merger order at the hearing of the Court with the same effect as if made on such date (except to the extent expressly made as of a specific date, in which case the same must be so true and correct as of such specific date), other than where the failure of such representations and warranties to be so true and correct would not reasonably be expected, individually or in the aggregate, to have a material adverse effect on Sorin;

•	the representations and warranties of Sorin related to organization and qualification, subsidiaries, corporate power and authority with respect to the merger agreement and the completion of the mergers, anti-takeover provisions, and the availability of funds to pay cash to shareholders in connection with the exercise of rescission rights must be true and correct in all material respects without regard to materiality or material adverse effect qualifiers contained within such representations and warranties as of the date of the letter of intent and as of immediately prior to the making of the Sorin merger order at the hearing of the Court as though made on such date (except to the extent expressly made as of a specific date, in which case the same must be so true and correct as of such specific date);

•	the representations and warranties of Sorin related to capitalization must be true and correct (except for any de minimis inaccuracy) as of the date of the letter of intent and as of immediately prior to the making of the Sorin merger order at the hearing of the Court as though made on such date (except to the extent expressly made as of a specific date, in which case the same must be so true and correct as of such specific date);

•	the representations and warranties of Sorin related to absence of a material adverse effect on Sorin, the absence of knowledge of facts that Holdco would be treated as a “Domestic Corporation” under the Code and the vote required to approve the transactions contemplated by the merger agreement must be true and correct as of the date of the letter of intent and as of immediately prior to the making of the Sorin merger order at the hearing of the Court as though made on such date (except to the extent expressly made as of a specific date, in which case the same must be so true and correct as of such specific date);

•	the performance and compliance by each of Sorin, Holdco, and Merger Sub in all material respects with the agreements and covenants required to be performed or complied with by them on or prior to the making of the Sorin merger order at the hearing of the Court; and

•	the receipt by Cyberonics of a certificate executed by an executive officer of Sorin certifying as to the satisfaction of the conditions set forth in the five immediately preceding bullets.

The obligations of Sorin and Holdco to appear before the Court to obtain the Sorin merger order are subject to the satisfaction or waiver of the following additional conditions:

•	the representations and warranties of Cyberonics (other than certain representations and warranties related to organization and qualification, subsidiaries, corporate power and authority with respect to the merger agreement and the completion of the mergers, anti-takeover provisions, capitalization, absence of a material adverse effect, absence of knowledge of facts that Holdco would be treated as a “Domestic Corporation” the Code and the vote required to approve the transactions contemplated by the merger agreement), must be true and correct without regard to materiality or material adverse effect qualifiers contained within such representations and warranties as of the date of the letter of intent and as of immediately prior to the making of the Sorin merger order at the hearing of the Court with the same effect as if made on such date (except to the extent expressly made as of a specific date, in which case the same must be so true and correct as of such specific date), other than where the failure of such representations and warranties to be so true and correct would not reasonably be expected, individually or in the aggregate, to have a material adverse effect on Cyberonics;

•

the representations and warranties of Cyberonics related to organization and qualification, subsidiaries, corporate power and authority with respect to the merger agreement and the completion of the mergers, anti-takeover provisions must be true and correct in all material respects without regard to materiality or material adverse effect qualifiers contained within such representations and warranties as of the date of the letter of intent and as of immediately prior to the making of the Sorin merger order at the hearing of the Court as though made on such date (except to the extent expressly made as of a specific date, in which case the same must be so true and correct as of such specific date);

•	the representations and warranties of Cyberonics related to capitalization must be true and correct in all respects (except for any de minimis inaccuracy) as of the date of the letter of intent and as of immediately prior to the making of the Sorin merger order at the hearing of the Court as though made on such date (except to the extent expressly made as of a specific date, in which case the same must be so true and correct as of such specific date);

•	the representations and warranties of Cyberonics related to absence of a material adverse effect on Cyberonics, absence of knowledge of facts that Holdco would be treated as a “Domestic Corporation” under the Code and the vote required to approve the transactions contemplated by the merger agreement must be true and correct as of the date of the letter of intent and as of immediately prior to the making of the Sorin merger order at the hearing of the Court as though made on such date (except to the extent expressly made as of a specific date, in which case the same must be so true and correct as of such specific date);

•	the performance and compliance by Cyberonics in all material respects with the agreements and covenants required to be performed and complied with by it on or prior to the making of the Sorin merger order at the hearing of the Court; and

•	the receipt by Sorin of a certificate executed by an executive officer of Cyberonics as to the satisfaction of the conditions set forth in the five immediately preceding bullets.

Termination

The merger agreement may be terminated at any time prior to the Sorin merger effective time, whether before or after receipt of the Cyberonics stockholder approval or Sorin shareholder approval, as follows:

•	by the mutual written consent of Sorin and Cyberonics;

•	by either Cyberonics or Sorin, if the mergers are not consummated on or before February 26, 2016 (however, the right to terminate the merger agreement under the provision described in this bullet will not be available to any party if the failure to perform any of its obligations (and in the case of Sorin, the failure of Holdco or Merger Sub to perform any of their respective obligations) under the merger agreement has been a principal cause of or resulted in the failure of the mergers to be consummated on or before such date);

•	by either Cyberonics or Sorin, if either the Sorin shareholder approval or Cyberonics stockholder approval is not obtained upon the votes taken on the matter at the Sorin extraordinary general meeting or the Cyberonics special meeting, respectively;

•	by either Cyberonics or Sorin, if any governmental entity of competent jurisdiction issues any law, order, injunction or other judgment (whether temporary, preliminary or permanent) that becomes final and nonappealable and that is in effect and renders either merger illegal, or prohibits, enjoins or otherwise prevents either merger. However, the right to terminate the merger agreement under the provision described in this bullet will not be available to any party that has failed to comply with its obligations under the merger agreement relating to regulatory approvals or exchange listings in any material respect;

•	by Sorin, prior to (but not after) the time that the Cyberonics stockholder approval is obtained, if the Cyberonics board fails to include its recommendation that Cyberonics stockholders adopt the merger agreement in this proxy statement/prospectus or makes a Cyberonics change of recommendation;

•	by Cyberonics, prior to (but not after) the time that the Sorin shareholder approval is obtained, if the Sorin board fails to include its recommendation that Sorin shareholders approve the Sorin merger and the Sorin merger terms in the information document relating to the Sorin extraordinary general meeting or makes a Sorin change of recommendation;

•	by Cyberonics, prior to (but not after) the time that the Cyberonics stockholder approval is obtained, in connection with Cyberonics entering into a Cyberonics competing acquisition agreement in accordance with the terms of the merger agreement, subject to the payment by Cyberonics of any required termination fee;

•	by Sorin, prior to (but not after) the time that the Sorin shareholder approval is obtained, in connection with Sorin entering into a Sorin competing acquisition agreement in accordance with the terms of the merger agreement, subject to the payment by Sorin of any required termination fee;

•	by either Cyberonics or Sorin, if the other party, including, in the case of Sorin, either Holdco or Merger Sub, has breached or failed to perform any of its representations, warranties, covenants or agreements set forth in the merger agreement, which breach or failure to perform (i) would give rise to the failure of certain conditions described in this section, (ii) the non-breaching party has delivered to the breaching party written notice of such breach or failure to perform and (iii) the breach or failure is incapable of being cured by the breaching party by February 26, 2016 or, if capable of being cured, is not cured by the breaching party by the 30th day following delivery of written notice of such breach or failure to perform by the non-breaching party; provided that the party providing notice, including, in the case of Sorin, either Holdco or Merger Sub, is not also then in material breach of its representations, warranties, covenants or agreements under the merger agreement; and

•	by Cyberonics, if the Sorin merger order has not been made by February 1, 2016 or, made by that date, will not have taken full and final effect at the Sorin merger effective time without modification or variation from the terms of such order at the hearing of the Court.

In the event the merger agreement is terminated by either Cyberonics or Sorin, the merger agreement will become void and have no effect and there will be no liability or obligation on the part of Cyberonics, Sorin, Holdco or Merger Sub or any of their respective subsidiaries, officers or directors, in each case, except with respect to certain obligations to pay certain expenses and terminations fees provided for under the merger agreement, as described in the section entitled “—Expenses and Terminations Fees” below. Notwithstanding the foregoing, the termination of the merger agreement will not relieve any party from liability for any willful and material breach of any of its representations, warranties, covenants or agreements set forth in the merger agreement, and the aggrieved party will be entitled to all rights and remedies available at law or in equity. Further, the letter regarding confidentiality between Cyberonics and Sorin, dated August 11, 2014, as may be amended from time to time, will survive the termination of the merger agreement in accordance with its terms.

Expenses and Termination Fees

All costs and expenses incurred in connection with the merger agreement and the mergers and the other transactions contemplated by the merger agreement generally are to be paid by the party incurring such costs and expenses, but Sorin and Cyberonics will share equally all expenses associated with antitrust filings, the NASDAQ listing application, the LSE listing application and the filing, printing and mailing of this proxy statement/prospectus and the registration statement of which it forms a part, the Sorin information document and other disclosure documents required in connection with the mergers. However,

•	if Sorin or Cyberonics terminates the merger agreement because the mergers are not consummated on or before February 26, 2016 and the Cyberonics special meeting has not been held by February 26, 2016, or because the Cyberonics stockholder approval was not obtained at the Cyberonics special meeting, then Cyberonics must reimburse Sorin for Sorin’s documented out-of-pocket expenses incurred in connection with the merger agreement and the transactions contemplated thereby up to $15 million;

•	if Sorin or Cyberonics terminates the merger agreement because the mergers are not consummated on or before February 26, 2016 and the Sorin extraordinary general meeting has not been held by February 26, 2016, or because the Sorin shareholder approval was not obtained at the Sorin extraordinary general meeting, then Sorin must reimburse Cyberonics for Cyberonics’ documented out-of-pocket expenses incurred in connection with the merger agreement and the transactions contemplated thereby up to $15 million;

•	if Cyberonics terminates the merger agreement because the Sorin merger order has not been made by the Court by February 1, 2016 or has not taken full and final effect at the Sorin merger effective time without modification or variation from the terms approved at the hearing of the Court, then Sorin must reimburse Cyberonics for Cyberonics’ documented out-of-pocket expenses incurred in connection with the merger agreement and the transactions contemplated thereby up to $15 million; and

•	Sorin or Cyberonics must reimburse the other party’s documented out-of-pocket expenses incurred in connection with the merger agreement and the transactions contemplated thereby up to $15 million if the merger agreement is terminated by the other party because of an uncured breach of the merger agreement by the breaching party that gives rise to the failure of certain conditions to the parties’ obligations to effect the mergers.

Cyberonics must pay Sorin a termination fee of $50 million in the event the merger agreement is terminated in the following circumstances:

•	by Sorin, because prior to obtaining the Cyberonics stockholder approval, the Cyberonics board failed to include its recommendation that Cyberonics stockholders adopt the merger agreement in this proxy statement/prospectus or made a Cyberonics change of recommendation;

•	by Cyberonics, because prior to obtaining the Cyberonics stockholder approval, Cyberonics entered into a Cyberonics competing acquisition agreement in accordance with the terms of the merger agreement; or

•	(a) by Sorin or Cyberonics, because the Cyberonics special meeting has not been held by February 26, 2016 or the Cyberonics stockholders failed to adopt the merger agreement at the Cyberonics special meeting, (b) prior to the Cyberonics special meeting (if such a meeting was held) or the termination of the merger agreement (if the Cyberonics special meeting has not been held by February 26, 2016), as applicable, a Cyberonics competing acquisition proposal became publicly known and was not withdrawn, and (c) within twelve (12) months after the termination of the merger agreement, Cyberonics entered into a definitive agreement with respect to a Cyberonics competing acquisition proposal and such Cyberonics competing acquisition proposal is ultimately consummated, or within twelve (12) months after the termination of the merger agreement, any Cyberonics competing acquisition proposal is consummated; but for purposes of the provision described in this bullet, the term “Cyberonics competing acquisition proposal” has the meaning described above in “—No Solicitation of Transactions—Cyberonics”, except that all percentages therein will be changed to 50%.

In the event a termination fee is payable by Cyberonics to Sorin after the time Cyberonics pays any expense reimbursement to Sorin in accordance with the terms of the merger agreement, the amount of the termination fee payable by Cyberonics to Sorin will be reduced by the amount of such expense reimbursement actually paid to Sorin.

Sorin must pay Cyberonics a termination fee of $50 million in the event the merger agreement is terminated in the following circumstances:

•	by Cyberonics, because prior the time that the Sorin shareholder approval is obtained, the Sorin board failed to include its recommendation to Sorin shareholders to approve the merger agreement in the Sorin information document or made a Sorin change of recommendation;

•	by Sorin, because prior to the time that the Sorin shareholder approval is obtained, Sorin entered into a Sorin competing acquisition agreement, in accordance with the terms of the merger agreement; or

•

(a) by Sorin or Cyberonics, because the Sorin extraordinary general meeting has not been held by February 26, 2016 or the Sorin shareholders failed to approve the Sorin merger at the Sorin extraordinary general meeting, or by Cyberonics because the Sorin merger order has not been made by the Court by February 1, 2016 or has not taken full and final effect at the Sorin merger effective time without modification or variation from the terms approved at the hearing of the Court, (b) before the

Sorin extraordinary general meeting (if such a meeting was held) or the termination of the merger agreement (if the Sorin extraordinary general meeting has not been held by February 26, 2016), as applicable, a Sorin competing acquisition proposal became publicly known and was not withdrawn, and (c) within twelve (12) months after the termination of the merger agreement, Sorin entered into a definitive agreement with respect to a Sorin competing acquisition proposal and such Sorin competing acquisition proposal is ultimately consummated, or within twelve (12) months after the termination of the merger agreement, any Sorin competing acquisition proposal is consummated; but for purposes of the provision described in this bullet, the term “Sorin competing acquisition proposal” has the meaning described above in the section entitled “—No Solicitation of Transactions—Sorin”, except that all percentages therein will be changed to 50%.

In the event a termination fee is payable by Sorin to Cyberonics after the time Sorin pays any expense reimbursement to Cyberonics in accordance with the terms of the merger agreement, the amount of the termination fee payable by Sorin to Cyberonics will be reduced by the amount of such expense reimbursement actually paid to Cyberonics.

Upon any termination of the merger agreement where a termination fee becomes due and payable, the payment of the termination fee by the applicable party will be in full and complete satisfaction of any and all monetary damages of the party to which such termination fee is paid and its affiliates, and their respective directors, officers and other representatives, arising out of or related to the merger agreement, the mergers or the other transactions contemplated by the merger agreement, including as a result of any breach of the merger agreement, the termination of the merger agreement, the failure to consummate the mergers or the other transactions contemplated by the merger agreement, and any claims or actions under applicable law arising out of such breach, termination or failure; and in no event will the party to which a termination fee is paid or its affiliates, or any of their respective directors, officers or other representatives, be entitled to seek or obtain any recovery or judgment in excess of the termination fee paid.

Modification or Amendment; Waiver of Conditions

At any time prior to the Cyberonics merger effective time, any provision of the merger agreement may be amended by written agreement signed by each of the parties to the merger agreement. However, after the Cyberonics stockholders or Sorin shareholders have approved the merger agreement, no amendment to the merger agreement that, under applicable law or stock exchange rules, requires further approval by either Cyberonics stockholders or Sorin shareholders may be made without obtaining the approval of the Cyberonics stockholders or Sorin shareholders, as applicable.

Third-Party Beneficiaries

The merger agreement generally is not intended to confer upon any person other than Cyberonics, Sorin, Holdco, and Merger Sub any benefit or remedy, other than the right of Cyberonics stockholders and Sorin shareholders and holders of certain equity awards of Sorin and Cyberonics to receive payment in respect thereof upon the effective times in accordance with the terms of the merger agreement, the rights of specified directors, officers and employees of Sorin and Cyberonics to certain indemnification and insurance following the effective times and the rights of certain designees of Sorin and Cyberonics with respect to certain corporate governance features of Holdco following the effective times under the merger agreement.

Specific Performance

Cyberonics and Sorin have agreed that Cyberonics and Sorin will be entitled to an injunction, specific performance and other equitable relief to prevent breaches or threatened breaches of the merger agreement by the other parties and to enforce specifically the terms and provisions of the merger agreement, in addition to any other remedy to which they are entitled. However, a party will not be entitled to both specific performance and the payment of any termination fee described above under “—Expenses and Termination Fees”.

THE SUPPORT AGREEMENTS

In connection with the entry into the letter of intent by Cyberonics and Sorin, Cyberonics entered into the Cyberonics support agreements with certain Sorin shareholders who directly and indirectly hold, in the aggregate, approximately 26.2% of the outstanding ordinary shares of Sorin as of August 17, 2015. Under the Cyberonics support agreements, such Sorin shareholders agreed to vote their shares in favor of the transactions contemplated by the merger agreement and against any competing transaction and have agreed, until the Sorin merger effective time, not to transfer any shares of capital stock or other equity interests in Sorin owned by them. The Sorin shareholders that are parties to the support agreements are: Mittel, S.P.A.; Equinox Two S.C.A.; Bios S.P.A.; Tower 6BIS S.À.R.L.; Tower 6 S.À.R.L.; GHEA S.R.L.; Rosario Bifulco, Chairman of the Sorin board; and André-Michel Ballester, Chief Executive Officer of Sorin.

In connection with the entry into the letter of intent by Cyberonics and Sorin, Sorin entered into the Sorin support agreements with certain Cyberonics stockholders who hold, in the aggregate, approximately 0.41% of the outstanding ordinary shares of Cyberonics as of August 17, 2015. Under the Sorin support agreements, such Cyberonics stockholders agreed to vote their shares in favor of the transactions contemplated by the merger agreement and against any competing transaction and have agreed, until the Cyberonics merger effective time, not to transfer any shares of capital stock or other equity interests in Cyberonics owned by them, subject to certain exceptions. The Cyberonics stockholders that are parties to the Sorin support agreements are Hugh M. Morrison, Chairman of the Cyberonics board, and Daniel J. Moore, President and Chief Executive Officer of Cyberonics.

The Cyberonics support agreements and the Sorin support agreements will terminate upon the earlier of (i) in the case of the Cyberonics support agreements, the Sorin merger effective time, and in the case of the Sorin support agreements, the Cyberonics merger effective time, (ii) termination of the merger agreement in accordance with its terms and (iii) February 26, 2016. In addition, pursuant to a mandatory provision of Italian law, the Sorin shareholders are entitled to terminate the Cyberonics support agreements in order to tender their shares into a competing public tender offer.

The Cyberonics support agreements have been subject to certain disclosure obligations (i.e., filing with CONSOB, publication of an excerpt in Italian language on an Italian newspaper, filing with the Company’s Register of Milan and formal communication to Sorin) pursuant to applicable Italian laws and CONSOB regulations.

The foregoing descriptions of the Cyberonics support agreements and the Sorin support agreements do not purport to be complete and are subject to, and qualified in their entirety by, the full text of such agreements, copies of which are filed herewith as Annexes A-2 through A-6 and are hereby incorporated by reference herein.

STOCKHOLDER VOTE ON CERTAIN COMPENSATORY ARRANGEMENTS

Proposal No. 3—Advisory (Non-Binding) Vote on Certain Compensation Arrangements

(Item 3 on the Cyberonics proxy card)

As required by Section 14A of the Exchange Act and the applicable SEC rules issued thereunder, which were enacted pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, Cyberonics is required to submit a proposal to Cyberonics stockholders to approve, on a non-binding, advisory basis, the compensation arrangements for Cyberonics’ named executive officers in connection with the Cyberonics merger.

The compensation that Cyberonics’ named executive officers may receive that is based on or otherwise relates to the Cyberonics merger is summarized and included in the section entitled “Interests of Certain Persons in the Mergers—Golden Parachute Compensation” of this proxy statement/prospectus.

The Cyberonics board unanimously recommends that the Cyberonics stockholders approve the following resolution:

“RESOLVED, that the stockholders of Cyberonics approve, on a non-binding advisory basis, certain compensation arrangements for Cyberonics’ named executive officers in connection with the Cyberonics merger, as disclosed pursuant to Item 402(t) of Regulation S-K in the section entitled “Interests of Certain Persons in the Mergers—Golden Parachute Compensation.”

As an advisory vote, this proposal is not binding upon Cyberonics or the Cyberonics board, and approval of this proposal is not a condition to completion of the proposed mergers or Cyberonics’, Sorin’s, and Holdco’s obligations to effect the mergers. The vote on executive compensation payable in connection with the proposed transactions is a vote separate and apart from the vote to adopt the merger agreement. Accordingly, you may vote to approve the proposal to adopt the merger agreement, but vote not to approve the proposal to approve, on a non-binding, advisory basis, certain compensation arrangements for Cyberonics’ named executive officers in connection with the Cyberonics merger. Because the vote is advisory, it will not be binding on Cyberonics. Accordingly, to the extent that Cyberonics is contractually obligated to pay certain merger-related compensation, such compensation will be payable, subject only to the contractual conditions applicable thereto, if the proposed mergers are consummated and regardless of the outcome of the advisory vote.

THE CYBERONICS UNANIMOUSLY BOARD RECOMMENDS A VOTE “FOR” PROPOSAL NO. 3—THE PROPOSAL TO APPROVE, ON A NON-BINDING ADVISORY BASIS, CERTAIN COMPENSATION ARRANGEMENTS FOR CYBERONICS’ NAMED EXECUTIVE OFFICERS IN CONNECTION WITH THE CYBERONICS MERGER, AS DISCLOSED IN THIS PROXY STATEMENT/PROSPECTUS (ITEM 3).

INTERESTS OF CERTAIN PERSONS IN THE MERGERS

Interests of Cyberonics Officers and Directors in the Mergers

Cyberonics executive officers and directors have interests in the mergers that are different from, or in addition to, the interests of Cyberonics stockholders generally. The Cyberonics board was aware of these potentially differing interests and considered them, among other matters, in reaching its decision to adopt the merger agreement and approve the mergers and to recommend that you vote in favor of the proposal to adopt the merger agreement. See the sections entitled “The Mergers—Background of the Mergers” and “The Mergers—Cyberonics Reasons for the Mergers and Recommendation of the Cyberonics Board” of this proxy statement/prospectus. Cyberonics’ stockholders should take these interests into account in deciding whether to vote “FOR” the proposal to adopt the merger agreement. These interests are described in more detail below, and certain of them are quantified in the narrative and the table included under the section entitled “Interests of Certain Persons in the Mergers—Golden Parachute Compensation” of this proxy statement/prospectus.

The amounts indicated below are estimates based on multiple assumptions that may or may not actually occur, including assumptions described in this proxy statement/prospectus, and some of these assumptions are based on information that is currently available but may change. The dates used in the discussion below to quantify certain of these interests have been selected for illustrative purposes only. They do not necessarily reflect the dates on which certain events will occur. With respect to Cyberonics equity awards, these estimates assume that the Cyberonics trading price is $70.45 (the average closing price of Cyberonics common stock on the NASDAQ over the first five business days following February 26, 2015, which is the date on which the mergers were first publicly announced). The value of the equity award consideration depends on the per share price of Holdco ordinary shares at the Cyberonics merger effective time (or with respect to the cashed-out Cyberonics options, the per share price of Cyberonics common stock prior to the Cyberonics merger effective time) which are not determinable at this time. As a result of the foregoing, the actual amounts, if any, to be received by an executive officer or a director may differ in material respects from the amounts set forth below.

Treatment of Cyberonics Equity Awards

Stock Options. At the Cyberonics merger effective time, each outstanding unvested Cyberonics stock option will fully vest and each outstanding Cyberonics stock option, other than any such option granted prior to January 1, 2013 which is held by any director or executive officer of Cyberonics (each of which we refer to as a cashed-out Cyberonics option), will be cancelled and converted into an option to purchase a number of Holdco ordinary shares equal to the product (rounded down to the nearest whole number) of (i) the total number of shares subject to such stock option immediately prior to the Cyberonics merger effective time and (ii) the Cyberonics exchange ratio (which is equal to one (1)), at an exercise price per share equal to the quotient (rounded up to the nearest whole cent) obtained by dividing (a) the per share exercise price of such stock option immediately prior to the Cyberonics merger effective time by (b) the Cyberonics exchange ratio. Except for the adjustments described in this paragraph, following the Cyberonics merger effective time, each Cyberonics stock option will otherwise continue to be governed by the same terms and conditions (including exercisability terms) as were applicable to such Cyberonics stock option immediately prior to the Cyberonics merger effective time.

Each cashed-out Cyberonics option (whether vested or unvested) will, as of the Cyberonics merger effective time, be cancelled and will only entitle the holder thereof to receive (without interest), on the date on which the Cyberonics merger effective time occurs, an amount in cash equal to the product (rounded down to the nearest whole cent) obtained by multiplying (i) the number of shares of Cyberonics common stock subject to such Cyberonics option immediately prior to the Cyberonics merger effective time by (ii) the excess, if any, of (a) the Cyberonics trading price over (b) the per share exercise price of such option immediately prior to the Cyberonics merger effective time, less applicable taxes required to be withheld. The Cyberonics trading price is the average of the volume-weighted average prices, rounded to four (4) decimal points, of a share of Cyberonics common stock on the NASDAQ for ten (10) individual trading days within the twenty (20) consecutive trading days ending on (and including) the second full trading day prior to the Cyberonics merger effective time (with such ten (10) trading days to be selected by random lottery in the presence of senior executives of each of Sorin and Cyberonics), in each case as reported by Bloomberg Financial Markets, or any successor thereto, through its “Volume Weighted Average Price” function (or, if not reported therein, in another authoritative source mutually selected by Sorin and Cyberonics), subject to appropriate adjustments for any stock dividend, stock split or other similar transactions that occur during such period. If the volume-weighted average price cannot be calculated for shares of Cyberonics common stock on any such date, the volume-weighted average price for such date shall be the fair market value as mutually agreed upon by Sorin and Cyberonics.

The following table summarizes the outstanding unvested Cyberonics stock options held by each of the Cyberonics executive officers, and an approximation of the value of the Holdco ordinary shares (and cash proceeds in the case of holders of cashed-out Cyberonics options) that each of them may become entitled to receive pursuant to the accelerated vesting of Cyberonics options, assuming continued employment through the Cyberonics merger effective time and assuming the Cyberonics merger effective time occurred on August 17, 2015. As of August 17, 2015, none of the Cyberonics’ non-employee directors hold unvested Cyberonics stock options.

Executive Officers:	No. of Shares Underlying Unvested Options	Weighted Average Exercise Price of Unvested Options (1)	Value of Unvested Options (2)
Daniel J. Moore	73,359	$54.11	$1,198,757
Gregory H. Browne	16,439	53.22	283,194
Rohan H. Hoare	21,705	55.37	327,294
Milton M. Morris (3)	13,192	52.71	234,008
David S. Wise	16,503	53.18	284,982
Darren W. Alch	10,937	53.90	180,959

(1)	Weighted average exercise price numbers are rounded up or down to the nearest whole cent.

(2)	Values include the following amounts attributable to unvested cashed-out Cyberonics options: Mr. Moore—$211,681; Mr. Browne—$74,042; Mr. Wise—$75,830; and Mr. Alch—$38,823. None of Messrs. Hoare or Morris or Cyberonics’ non-employee directors hold cashed-out Cyberonics options.

(3)	Cyberonics’ former named executive officer, Mr. Morris, resigned in December 2014. Although he is no longer an executive officer, Mr. Morris is included in the “Interests of Certain Persons in the Mergers—Treatment of Cyberonics Equity Awards” section for purposes of full disclosure.

Restricted Stock. At the Cyberonics merger effective time, each outstanding share of Cyberonics common stock subject to vesting or other lapse restrictions pursuant to the Cyberonics stock plans will accelerate and fully vest (with performance-based restricted shares vesting at 100% of the target level) and will be converted into, and become exchanged for one Holdco ordinary share (less applicable taxes required to be withheld with respect to such vesting). Except as otherwise agreed to by Cyberonics and Sorin, with respect to each executive officer of Cyberonics other than Mr. Alch, 50% of such Holdco ordinary shares payable at the Cyberonics merger effective time in respect of Cyberonics restricted stock will be subject to an 18-month lock-up period, which will terminate on termination of employment of the holder for any reason, and 50% of such Holdco ordinary shares will not be subject to any lock-up period.

The following table summarizes the aggregate number of shares of restricted stock held by Cyberonics’ executive officers and non-employee directors, and the value of the Holdco ordinary shares that each of them may become entitled to receive pursuant to the accelerated vesting of Cyberonics restricted stock, assuming continued employment or continued service through the Cyberonics merger effective time and assuming the Cyberonics merger effective time occurred on August 17, 2015.

Executive Officers:	Aggregate Shares of Unvested Restricted Stock	Value of Unvested Restricted Stock
Daniel J. Moore	35,476	$2,499,284
Gregory H. Browne	7,831	551,694
Rohan H. Hoare	8,383	590,582
Milton M. Morris	6,289	443,060
David S. Wise	7,831	551,694
Darren W. Alch	4,809	338,792

Non-Employee Directors:
Hugh M. Morrison	2,315	163,092
Guy C. Jackson	2,315	163,092
Joseph E. Laptewics Jr.	2,315	163,092
Alfred J. Novak	2,315	163,092
Arthur L. Rosenthal	2,315	163,092
Jon T. Tremmel	2,315	163,092

Restricted Stock Units. At the Cyberonics merger effective time, any vesting conditions applicable to each outstanding restricted stock unit pursuant to the Cyberonics stock plans, each of which we refer to as a Cyberonics RSU, will accelerate (with performance-based Cyberonics RSUs vesting at 100% of the target level), and each Cyberonics RSU will be exchanged for a number of Holdco ordinary shares equal to the product (rounded down to the nearest whole number) of (i) the number of Cyberonics shares subject to such Cyberonics RSU immediately prior to the Cyberonics merger effective time and (ii) the Cyberonics exchange ratio (less applicable taxes required to be withheld with respect to such payment). Such Holdco ordinary shares will be payable as soon as practicable following the Cyberonics merger effective time, but in any event no later than three (3) business days after the Cyberonics merger effective time, except that any such shares payable to any director or executive officer of Cyberonics will be paid on the date of the Cyberonics merger effective time, and any such shares payable pursuant to Cyberonics RSUs that constitute deferred compensation under Section 409A of the Code will be paid at the earliest time permitted that will not trigger a tax or penalty under Section 409A. Except as otherwise agreed to by Cyberonics and Sorin, with respect to each executive officer other than Mr. Alch, 50% of such Holdco ordinary shares payable at the Cyberonics merger effective time in respect of Cyberonics RSUs will be subject to an 18-month lock-up period, which will terminate on termination of employment of the holder for any reason, and 50% of such Holdco ordinary shares will not be subject to any lock-up period.

As of August 17, 2015, none of Cyberonics’ executive officers or non-employee directors hold any Cyberonics RSUs.

Employment Agreements with Executive Officers

Cyberonics previously entered into employment agreements with each of its executive officers. The employment agreements provide each executive officer with certain severance benefits in the event of a qualifying termination of employment in connection with a change in control of Cyberonics, which would include the consummation of the mergers.

If Mr. Moore’s employment is terminated (i) by Cyberonics without “cause” or (ii) by Mr. Moore for “good reason”, irrespective of a change in control, Mr. Moore is entitled to receive (a) a lump-sum cash payment equal to two times the sum of Mr. Moore’s current annual base salary and average bonus amount for the two most recent fiscal years, (b) payment of the full cost of premiums to continue medical and dental coverage under Cyberonics’ medical and dental insurance programs for 24 months and (c) interest at the prime rate of interest on any severance benefits delayed for six months to avoid the excise tax under the Code. Cyberonics must provide Mr. Moore with at least 60 days’ notice or an additional two months’ base salary in lieu of notice in order to terminate his employment without “cause”. Mr. Moore is not entitled to enhanced change in control severance benefits.

Mr. Moore’s employment agreement also provides that Mr. Moore’s time-vesting equity awards that would have vested in the 12 months following a qualifying termination will immediately vest and, if he enters into a consulting agreement with Cyberonics following termination, his performance-based equity awards will continue to vest in accordance with their terms. Since Mr. Moore’s currently outstanding equity awards will receive the more favorable treatment described above in connection with the mergers, the provision described in the immediately preceding sentence would apply only to any equity awards granted following the consummation of the mergers. However, Cyberonics and Sorin have agreed that, on or as soon as practicable following the closing date of the mergers, Mr. Moore’s employment agreement will be amended to provide that all equity awards granted to Mr. Moore following the consummation of the mergers will immediately vest upon a termination of employment entitling Mr. Moore to severance pursuant to his employment agreement, with any performance criteria deemed to be met at the 100% level. The amendment would also provide that any lock-up period on such equity awards will be removed upon such a termination of employment.

For each of the other executive officers, if his employment is terminated (i) by Cyberonics without “cause” or (ii) by the executive officer for “good reason” during the two-year period following a change in control, the executive officer is entitled to receive (a) a lump-sum cash payment equal to three times the executive officer’s annual base salary and (b) payment of the full cost of premiums to continue medical and dental coverage under Cyberonics’ medical and dental insurance programs for a period of 12 months. Cyberonics must provide at least 30 days’ notice or an additional one month’s base salary in lieu of notice to terminate the executive officers’ employment without “cause”. The other executive officers’ employment agreements include the same provision regarding acceleration of vesting of certain time-vesting equity awards granted following the consummation of the mergers as Mr. Moore’s agreement and, as is the case for Mr. Moore, Cyberonics and Sorin intend that the other executive officers’ employment agreements will be amended to provide for full vesting of all equity awards granted following the consummation of the mergers, other than the stock appreciation right described below, upon a qualifying termination of employment.

Each of the executive officers is subject to a perpetual confidentiality covenant as well as non-competition and non-solicitation covenants that continue to apply for two years for Mr. Moore, and for one and two years, respectively, for the other executive officers, following a termination of employment.

Based on compensation levels as of August 17, 2015, the estimated value of severance payments and benefits (excluding the value attributable to accelerated vesting of outstanding equity awards) to which the executive officers would be entitled on a termination of employment without “cause” or for “good reason”, in each case within the two-year period following the Cyberonics merger effective time, is as follows: Mr. Moore, $2,136,739; Mr. Browne, $1,065,015; Mr. Hoare, $999,090; Mr. Wise, $1,029,600; and Mr. Alch, $836,160. Cyberonics’ former named executive officer, Mr. Morris, resigned in December 2014 and will not receive any additional payments or benefits under his employment agreement in connection with the mergers.

Cause and Good Reason. Under the employment agreements, “cause” is generally defined to mean that the executive has (i) breached a material provision of the applicable employment agreement, (ii) willfully engaged in conduct that is materially and demonstrably injurious to Cyberonics, (iii) willfully failed to comply with a lawful directive of Cyberonics’ Chief Executive Officer (or, for Mr. Moore, Cyberonics’ board of directors), (iv) failed to comply with Cyberonics’ written policies and procedures, (v) engaged in fraud, dishonesty or misappropriation of Cyberonics’ assets, business, customers, suppliers or employees, (vi) been convicted of a felony or (vii) continually failed or refused to perform satisfactorily, or grossly neglected, his duties, other than as a result of physical or mental illness.

“Good reason” for Mr. Moore generally means (i) a material diminution of base salary or target bonus amount, (ii) a material diminution in authority, duties or responsibilities, provided that any such changes necessitated solely by a change, following a change in control, in Cyberonics’ status from a publicly traded company to a subsidiary of a publicly traded company will not by themselves be considered “material”, (iii) a material diminution in the budget over which Mr. Moore retains authority or (iv) any action or inaction that constitutes a material breach by Cyberonics of the employment agreement. “Good reason” for the executive officers other than Mr. Moore generally means (i) a material diminution in base salary or target bonus amount, (ii) any action or inaction that constitutes a material breach by Cyberonics of the applicable employment agreement, (iii) a material diminution in authority, duties or responsibilities or (iv) a relocation by over 35 miles.

Employment Agreements Following the Effective Time. Pursuant to the merger agreement, from and after the Cyberonics merger effective time, Holdco will assume and honor all of Cyberonics’ existing employment agreements and arrangements, including the agreements described above. As described above, pursuant to the merger agreement, Cyberonics and Sorin have agreed to amend the executive officers’ employment agreements to provide for full vesting of all equity awards granted following the consummation of the mergers (other than the stock appreciation right described below) upon a qualifying termination of employment. Other than such amendment, as of the date of this proxy statement/prospectus, none of Cyberonics’ executive officers have entered into any agreement with Cyberonics, Sorin, Holdco or their affiliates regarding employment with Cyberonics, Sorin or Holdco after the Cyberonics merger effective time, although it is possible that Cyberonics, Sorin or Holdco may enter into employment or other arrangements with Cyberonics’ executive officers in the future.

Retention Plan

Cyberonics and Sorin have agreed that Holdco will implement a retention plan pursuant to which, on the closing date of the mergers, Holdco will grant stock appreciation rights, which we refer to as SARs, to certain employees of Cyberonics and Sorin under an equity compensation plan to be adopted by Holdco and an award agreement to be entered into with each such recipient. The aggregate estimated Black-Scholes value of these SARs is expected to be approximately €7.2 million. It is expected that at least 18% of these SARs will be allocated to Cyberonics executive officers and key employees. Messrs. Hoare and Wise are each expected to receive SAR awards with a Black-Scholes value of €630,000.

Each of these SARs will entitle the holder to receive the lesser of (i) the excess of (a) the fair market value of one Holdco ordinary share at the time of exercise of the SAR over (b) the fair market value of one Holdco ordinary share on the closing date of the mergers, which we refer to as the strike price, and (ii) two times the strike price. The SARs may be settled in ordinary shares and/or cash, as determined by Holdco and as set forth in the individual award agreements. Fifty percent of each award will vest on the first anniversary of the closing date of the mergers, and 50% will vest on the second anniversary of such closing date, in each case subject to the continued employment of the holder through the applicable vesting date, except as described in the immediately following paragraph. Once vested, the SARs will have an exercise window of three years following the vesting date. Fifty percent of the Holdco ordinary shares that become vested under each SAR award will be locked-up and non-transferable for 18 months following the applicable vesting date.

To the extent that any SAR recipient’s employment is terminated after the closing date of the mergers and it is determined that any such termination qualifies for “good leaver” status under the terms of the applicable equity plan and award agreement, the recipient will be eligible for pro-rata vesting of the SAR (with the potential for full acceleration at the discretion of Holdco); no lock-up period will apply; and the vested SARs may then be exercised for one year following such termination. The vesting of these SARs will also be accelerated upon a change in control, as will be defined in the applicable plan and/or award agreement.

Prior to the consummation of the mergers, we intend to adopt the LivaNova 2015 Incentive Award Plan in order to facilitate the grant of cash and equity incentives to non-employee directors, employees (including executive officers), and consultants of Holdco and certain of its affiliates and to enable Holdco and certain of its affiliates to obtain and retain services of these individuals, which is essential to our long-term success. We expect that the 2015 Incentive Award Plan will be effective on the date on which it is adopted by our board of directors, subject to approval of such plan by Sorin as Holdco’s sole stockholder. The plan will have a ten-year term. An aggregate of 8,800,000 shares of Holdco common stock will be available for issuance under awards granted pursuant to the Plan, which shares may be authorized but unissued shares or shares purchased in the open market.

Internal Revenue Code Section 4985 Excise Tax

With respect to the Cyberonics merger, if Cyberonics is an “expatriated entity” under Section 7874 of the Code, Section 4985 of the Code would impose a 15% excise tax on the value of certain stock-based compensation held at any time during the six months before and six months after the closing of the Cyberonics merger by individuals who were and/or are directors and executive officers of Cyberonics during the same period. It is uncertain whether Cyberonics will be an “expatriated entity” under Section 7874 of the Code and, accordingly, it is uncertain whether the 15% excise tax will be imposed.

To the extent Section 4985 of the Code is applicable, the excise tax would apply to all payments (or rights to payment) granted to such persons by Cyberonics and its affiliates in connection with the performance of services to Cyberonics and its affiliates if the value of such payment or right is based on (or determined by reference to) the value (or change in value) of stock in Cyberonics (excluding certain statutory incentive stock options and holdings in tax qualified plans) and if the award providing for such payment or right is held by the executive officer or director at any time during the six months before and six months after the closing of the Cyberonics merger. This would include any (i) vested or unvested nonqualified stock options or stock appreciation rights, (ii) unvested restricted stock and (iii) unvested restricted stock unit awards held by such Cyberonics executive officers and directors during this twelve-month period. However, the excise tax would not apply to (i) any stock option or stock appreciation right that is exercised on the closing date of the Cyberonics merger or during the six-month period before such date or to the stock or cash acquired in such exercise, if income is recognized under Section 83 of the Code on or before the closing of the Cyberonics merger with respect to the stock or cash acquired pursuant to such exercise or (ii) any other relevant stock-based compensation that is exercised, sold, exchanged, distributed, cashed out or otherwise paid during such six-month period in a transaction in which income, gain or loss is recognized in full.

Accordingly, the excise tax would apply to the stock options granted to Cyberonics’ executive officers on or after January 1, 2013, which will be converted into options to purchase Holdco ordinary shares, and to the stock appreciation rights granted following the Cyberonics merger effective time as described above under “—Retention Plan”. However, the excise tax would not apply to restricted stock held by Cyberonics’ directors, stock options granted to its executive officers prior to January 1, 2013 or restricted stock or restricted stock units held by its executive officers, as these awards will vest and be settled in the form of cash, in the case of the stock options, or Holdco ordinary shares, in the case of all other such awards, at the Cyberonics merger effective time pursuant to the merger agreement and will result in the individual recognizing income, gain or loss on such awards in full.

If Section 4985 of the Code is applicable, the compensation committee of the Cyberonics board has determined that it is appropriate to provide these executive officers with a payment with respect to the excise tax, so that, on a net after-tax basis, they would be in the same position as if no such excise tax had been applied. These payments would be non-deductible by Cyberonics and also would be subject to the 15% excise tax. These amounts would be paid following the closing of the Cyberonics merger, which is subject to approval and adoption of the merger agreement and the Cyberonics merger by the Cyberonics stockholders. The actual amounts due on behalf of such executive officers would be determinable following the consummation of the Cyberonics merger. These payments would result in no unique benefit to the executive officers and are intended only to place them in the same position as other equity compensation holders after the Cyberonics merger.

Based on the relevant stock-based compensation held by the Cyberonics executive officers as of August 17, 2015 and assuming (i) the Cyberonics trading price is $70.45, which is the average closing price of Cyberonics common stock on the NASDAQ over the first 5 business days following February 26, 2015 (which is the date on which the mergers were first publicly announced), (ii) a maximum federal tax rate of 39.6% and applicable state and local tax rates, (iii) no stock options are exercised between August 17, 2015 and the Cyberonics merger effective time and (iv) other than the grants of stock appreciation rights described above under “—Retention Plan”, no additional relevant stock-based compensation grants are made to the executive officers within the applicable 12-month window, the payment for the executive officers that would be made if the 15% excise tax is applicable is estimated to be as follows: Mr. Moore, $1,067,414; Mr. Browne, $227,223; Mr. Hoare, $297,000; Mr. Wise, $227,223; and Mr. Alch, $153,194. As noted above, it is uncertain whether the excise tax will be applicable and, to the extent it is applicable, the actual amount of the reimbursement payment for each affected executive officer would not be determinable until following the Cyberonics merger effective time.

Golden Parachute Compensation

This section sets forth the information required by Item 402(t) of Regulation S-K regarding the compensation of each of Cyberonics’ four current named executive officers and one former named executive officer that is based on or otherwise relates to the mergers. This compensation is referred to as “golden parachute” compensation by the applicable SEC disclosure rules, and in this section we use such term to describe the merger-related compensation payable to Cyberonics’ named executive officers.

The terms of the merger agreement provide for vesting of outstanding Cyberonics stock options, restricted shares and Cyberonics RSUs at the Cyberonics merger effective time (with performance-based restricted shares and Cyberonics RSUs vesting at 100% of the target level), as described above in the section entitled “Interests of Certain Persons in the Mergers—Treatment of Cyberonics Equity Awards” of this proxy statement/prospectus.

Each of Cyberonics’ named executive officers is also entitled to certain payments and benefits pursuant to the agreements described above in the section entitled “Interests of Certain Persons in the Mergers—Employment Agreements with Executive Officers” of this proxy statement/prospectus.

In addition, Cyberonics and Sorin have agreed that Holdco will implement a retention plan pursuant to which Holdco will grant SARs to certain employees of Cyberonics and Sorin, including Messrs. Hoare and Wise, under an equity compensation plan to be adopted by Holdco and an award agreement to be entered into with each such recipient, as described above in the section entitled “Interests of Certain Persons in the Mergers—Retention Plan” of this proxy statement/prospectus. These SARs are subject to certain “double-trigger” accelerated vesting, as described above. However, because these SARs will first be granted upon closing of the mergers, and the strike price of each such SAR will be equal to the fair market value per Holdco ordinary share on such closing date, the SARs will have no intrinsic value for purposes of the Golden Parachute Compensation Table and therefore are not shown in such table. The grant-date value of the SARs that each of Messrs. Hoare and Wise will receive will be €630,000. The amounts set forth in the table below assume the following:

•	the Cyberonics merger effective time occurred on August 17, 2015, the last practicable date determined pursuant to Item 402(t) of Regulation S-K;

•	Cyberonics’ named executive officers were terminated without “cause” or resigned for “good reason” immediately following the Cyberonics merger effective time on August 17, 2015; and

•	the Cyberonics trading price is $70.45, which is the average closing price of Cyberonics common stock on the NASDAQ over the first 5 business days following February 26, 2015 (which is the date on which the mergers were first publicly announced).

The amounts reported below are estimated based on multiple assumptions that may or may not actually occur, including assumptions described in this proxy statement/prospectus, and do not reflect compensation actions that may occur before completion of the mergers. As a result, the actual amounts, if any, to be received by a named executive officer may differ materially from the amounts set forth below.

	Golden Parachute Compensation
Name	Cash Severance Payments (1)	Equity (2)	Perquisites / Benefits (3)	Total
Daniel J. Moore	$2,136,739	$3,698,041	$97,610	$5,932,390
Gregory H. Browne	1,065,015	834,888	25,560	1,925,463
Rohan H. Hoare	999,090	917,876	8,460	1,925,426
Milton M. Morris	—	677,068	—	677,068
David S. Wise	1,029,600	836,676	25,332	1,891,608

(1)	These amounts represent “double-trigger” cash severance amounts. In the case of Mr. Moore, the amount of severance is equal to two times the sum of his annual base salary and his average bonus for the two most recent fiscal years. For the other executive officers, the amount of severance is three times the executive’s annual base salary. The amounts shown in the table assume that base salaries remain unchanged from their current levels.

As described above in the section entitled “Interests of Certain Persons in the Mergers—Internal Revenue Code Section 4985 Excise Tax” of this proxy statement/prospectus, it is uncertain whether the executives will be subject to an excise tax under Section 4985 of the Code. If the executives are subject to an excise tax under Section 4985 of the Code, the executives would be entitled to receive a single-trigger payment with respect to the excise tax that is estimated as follows: Mr. Moore, $1,067,414; Mr. Browne, $227,223; Mr. Hoare, $297,000; and Mr. Wise, $227,223. These amounts are not reflected in the Golden Parachute Compensation Table.

(2)	These amounts represent the value of the unvested equity awards under Cyberonics’ equity compensation plans the vesting of which would accelerate on a “single-trigger” basis solely as a result of the closing of the Cyberonics merger (and regardless of whether the executive’s employment terminates). The estimated value of such awards is shown in the following table:

Name	Stock Options	Restricted Stock	Total
Daniel J. Moore	$1,198,757	$2,499,284	$3,698,041
Gregory H. Browne	283,194	551,694	834,888
Rohan H. Hoare	327,294	590,582	917,876
Milton M. Morris	234,008	443,060	677,068
David S. Wise	284,982	551,694	836,676

(3)	These amounts represent the value of “double-trigger” payments for medical and dental coverage for up to 12 months (24 months for Mr. Moore), payable following a qualifying termination of employment within two years following the Cyberonics merger effective time. For Mr. Moore, these amounts also reflect interest at the prime rate of interest on any severance benefits delayed for six months to avoid the excise tax under Section 409A of the Code (estimated value $34,817).

Interests of Sorin Designated Holdco Directors in the Mergers

Rosario Bifulco and Andre-Michel Ballester, both of whom are expected to be designated by Sorin to serve as directors of Holdco following the mergers, have interests in the mergers that are different from, or in addition to, the interests of Cyberonics and Sorin stockholders generally.

The amounts indicated below are estimates based on multiple assumptions that may or may not actually occur, including assumptions described in this proxy statement/prospectus, and some of these assumptions are based on information that is currently available but may change. The dates used in the discussion below to quantify certain of these interests have been selected for illustrative purposes only. They do not necessarily reflect the dates on which certain events will occur. With respect to Sorin equity awards, these estimates assume that the Sorin trading price is €2.92 (the average closing price of Sorin common stock on the Italian Stock Exchange over the first five business days following February 26, 2015, which is the date on which the mergers were first publicly announced). The value of the equity award consideration depends on the per share price of Holdco ordinary shares at the Sorin merger effective time, which is not determinable at this time. As a result of the foregoing, the actual amounts, if any, to be received by Messrs. Bifulco and Ballester may differ in material respects from the amounts set forth below.

Treatment of Sorin Equity Awards

Stock Appreciation Rights. At the Sorin merger effective time, each stock appreciation right to acquire Sorin ordinary shares or to receive a cash payment based on the value thereof granted under any Sorin stock plan that is outstanding immediately prior to the Sorin merger effective time will be fully vested and converted into a stock appreciation right based on that number of Holdco ordinary shares equal to the product (rounded down to the nearest whole number) obtained by multiplying (i) the number of Sorin ordinary shares subject to such Sorin stock appreciation right immediately prior to the Sorin merger effective time by (ii) the Sorin exchange ratio, at an exercise price per share equal to the quotient (rounded up to the nearest whole cent) obtained by dividing (a) the per share exercise price specified in the stock appreciation right immediately prior to the Sorin merger effective time by (b) the Sorin exchange ratio (which exercise price may be converted into U.S. dollars or British pounds based on the applicable currency exchange rates). Following the Sorin merger effective time, each Sorin stock appreciation right will continue to be governed by the same terms and conditions (including exercisability terms) as were applicable to such Sorin stock appreciation right, as applicable, immediately prior to the Sorin merger effective time (but taking into account any changes provided for in the applicable Sorin stock plan or in any applicable award agreement and any restrictions on replicating such terms and conditions under applicable law). In addition, while the post-termination exercise period for stock appreciation rights is normally no more than one year following termination, the Sorin board has determined that, notwithstanding the termination of Mr. Bifulco’s role as Chairman of the Sorin board upon the completion of the mergers, his stock appreciation rights will maintain the original three-year exercise window.

The following table summarizes the outstanding unvested Sorin stock appreciation rights held by each of Mr. Bifulco and Mr. Ballester, and an approximation of the value of the Holdco ordinary shares that each of them may become entitled to receive pursuant to the accelerated vesting of Sorin stock appreciation rights, assuming continued employment and/or service, as applicable, through the Sorin merger effective time and assuming the Sorin merger effective time occurred on August 17, 2015 and assuming the Sorin trading price is €2.92, which is the average closing price of Sorin ordinary shares over the first 5 business days following February 26, 2015 (which is the date on which the mergers were first publicly announced).

Sorin-Designated Directors:	No. of Sorin Unvested SARs	No. of Sorin Shares Underlying Unvested SARs	Weighted Average Exercise Price of Unvested SARs (1)	Value of Unvested SARs
Rosario Bifulco	223,305	58,885	€2.15	€171,945
Andre-Michel Ballester	398,464	105,074	€2.15	€306,817

(1)	Weighted average exercise price numbers are rounded up or down to the nearest whole cent.

Performance Shares. At the Sorin merger effective time, any vesting conditions applicable to each performance share pursuant to the Sorin stock plans (other than the 2012-2014 Long Term Incentive Plan), each of which we refer to as a Sorin LTI award, will accelerate at 100% of the target level and will be converted into a number of Holdco ordinary shares equal to the product (rounded down to the nearest whole number) obtained by multiplying (i) the number of Sorin ordinary shares subject to such Sorin LTI award immediately prior to the Sorin merger effective time by (ii) the Sorin exchange ratio. Except as otherwise agreed by Cyberonics and Sorin, with respect to each Sorin LTI award the terms of which currently provide for a lock-up period (including the awards held by Mr. Ballester) and, except as otherwise determined by Sorin, each other Sorin LTI award, which we refer to collectively as the modified Sorin LTI awards, a portion of the Holdco ordinary shares payable will be paid as promptly as practicable after the Sorin merger effective time (but in any event no later than three (3) business days after the Sorin merger effective time), with such portion equal to the number of Holdco ordinary shares that would have been payable with respect to such award based on (x) the actual level of performance achieved for the 2012-2014 performance period (which was 30.57%) and (y) the portion of the applicable performance period completed as of the Sorin merger effective time. Of the remaining Holdco ordinary shares payable pursuant to each such modified Sorin LTI award, 50% will be paid on February 26, 2016 and 50% will be paid on February 26, 2017, in each case subject to the continued employment with Sorin or

Holdco or any of their respective affiliates of the holder of such modified Sorin LTI award through the applicable payment date; provided that any holder of a modified Sorin LTI award whose employment is terminated in a “good leaver” or similar termination will remain entitled to receive such Holdco ordinary shares promptly following such termination. The Holdco ordinary shares payable with respect to each Sorin LTI award other than the modified Sorin LTI awards will be paid as promptly as practicable after the Sorin merger effective time (but in any event no later than three (3) business days after the Sorin merger effective time). Because Mr. Bifulco will not be chairman of the board of directors of Holdco following the mergers, he will be considered a “good leaver” for purposes of his equity awards and all the ordinary shares payable with respect to Mr. Bifulco’s Sorin LTI awards will be paid promptly following the mergers. No Holdco ordinary shares payable with respect to any Sorin LTI award will be subject to any lock-up period.

Performance shares under the 2012-2014 Long Term Incentive Plan of Sorin were settled in Sorin ordinary shares pursuant to their existing terms at the originally scheduled time (on May 5, 2015) based on the actual level of performance, which was 30.57%, and there will be no lockup on any such shares. Each individual who holds any such performance shares, which we refer to as a 2012-2014 Participant, will also be entitled to receive (without interest) as promptly as practicable after the Sorin merger effective time (but in any event no later than three (3) business days after Sorin merger effective time), a number of Holdco ordinary shares equal to the product (rounded down to the nearest whole number) obtained by multiplying (i) 69.43% of the number of Sorin ordinary shares that would have been payable to such individual with respect to such performance shares pursuant to the terms of such 2012-2014 Long Term Incentive Plan if the respective target levels of performance had been achieved at 100% with respect to such awards by (ii) the Sorin exchange ratio. Unless otherwise agreed by Cyberonics and Sorin, with respect to each 2012-2014 Participant who holds performance shares under the 2012-2014 Long Term Incentive Plan the terms of which provide that the Sorin ordinary shares payable with respect to such performance shares would be subject to a lock-up period following settlement (including the awards held by Mr. Ballester), and, except as otherwise determined by Sorin, each other performance share under the 2012-2014 Long Term Incentive Plan, which we refer to collectively as the modified 2012-2014 LTI awards, 50% of the Holdco ordinary shares payable to such individual pursuant to the merger agreement will be subject to an 18-month lock-up period (on the same terms otherwise applicable and which will terminate upon termination of employment of the holder), and 50% of such Holdco ordinary shares will not be subject to such lock-up period. With respect to the performance shares under the 2012-2014 Long Term Incentive Plan other than the modified 2012-2014 LTI awards, no lock-up period will apply to the Holdco ordinary shares payable pursuant to the merger agreement. In addition, no lock-up period will apply to the ordinary shares payable with respect to Mr. Bifulco’s 2012-2014 awards because he is a “good leaver”.

The following table summarizes the outstanding performance shares held by each of Mr. Bifulco and Mr. Ballester, and an approximation of the value of the Holdco ordinary shares that each of them may become entitled to receive pursuant to the accelerated vesting of such shares, assuming continued employment and/or service, as applicable, through the Sorin merger effective time and assuming the Sorin merger effective time occurred on August 17, 2015 and assuming the Sorin trading price is €2.92, which is the average closing price of Sorin ordinary shares over the first 5 business days following February 26, 2015 (which is the date on which the mergers were first publicly announced). Neither Mr. Bifulco nor Mr. Ballester hold any restricted stock units.

Sorin-Designated Directors:	No. of Shares Underlying 2012-2014 Performance Shares	Value of Unvested 2012-2014 Performance Shares
Rosario Bifulco	148,555	€433,781
Andre-Michel Ballester	238,700	€697,004

Sorin-Designated Directors:	No. of Shares Underlying 2013-2015 Performance Shares	Value of Unvested 2013-2015 Performance Shares
Rosario Bifulco	146,667	€428,268
Andre-Michel Ballester	235,541	€687,780

Sorin-Designated Directors:	No. of Shares Underlying 2014-2016 Performance Shares	Value of Unvested 2014-2016 Performance Shares
Rosario Bifulco	70,263	€205,168
Andre-Michel Ballester	125,378	€366,104

Deferred Bonus Shares. As of the Sorin merger effective time, any vesting conditions applicable to each outstanding deferred bonus share pursuant to the Sorin stock plans immediately prior to the Sorin merger effective time, each of which we refer to as a Sorin deferred bonus share, will accelerate and each Sorin deferred bonus share will only entitle the holder of such Sorin deferred bonus share to receive (without interest), as promptly as practicable after the Sorin merger effective time (but in any event no later than three (3) business days after the Sorin merger effective time), a number of Holdco ordinary shares equal to the product (rounded down to the nearest whole number) obtained by multiplying (i) the number of Sorin ordinary shares subject to such Sorin deferred bonus share immediately prior to the Sorin merger effective time by (ii) the Sorin exchange ratio. No Holdco ordinary shares payable with respect to any Sorin deferred bonus share will be subject to any lock-up period.

The following table summarizes the outstanding deferred bonus shares held by each of Mr. Bifulco and Mr. Ballester, and an approximation of the value of the Holdco ordinary shares that each of them may become entitled to receive pursuant to the accelerated vesting of such shares, assuming continued employment and/or service, as applicable, through the Sorin merger effective time, assuming the Sorin merger effective time occurred on August 17, 2015 and assuming the Sorin trading price is €2.92, which is the average closing price of Sorin ordinary shares over the first 5 business days following February 26, 2015 (which is the date on which the mergers were first publicly announced).

Sorin-Designated Directors:	No. of Deferred Bonus Shares	Value of Deferred Bonus Shares
Rosario Bifulco	267,857	€782,142
Andre-Michel Ballester	517,097	€1,509,923

Retention Bonus

Upon completion of the mergers, Mr. Bifulco will be granted a cash bonus of €2 million as a retention award in recognition of the importance of the role he played in the mergers by virtue of his international experience in similar transactions.

Services Agreements

Sorin previously entered into services agreements with each of Mr. Bifulco and Mr. Ballester. The agreements provide such individuals with certain severance benefits in the event of a qualifying termination of services in connection with certain events. Pursuant to the merger agreement, from and after the Sorin merger effective time, Holdco will assume and honor all of Sorin’s existing employment agreements and arrangements, including these agreements. In addition, the Sorin board approved a resolution stating that the mergers constitute a condition under the agreements of Mr. Bifulco and Mr. Ballester that will trigger the right to change in control indemnity payments. As a consequence of the mergers, Mr. Bifulco will be paid a cash payment in an amount equal to two times the sum of his fixed compensation and variable compensation earned in the year before termination. As a consequence of the mergers, pursuant to his Italian agreement, Mr. Ballester will be paid a cash payment in an amount equal to two times the sum of his fixed compensation earned in the year before termination and the annual average of the variable compensation earned by him in the most recent three years and, pursuant to his Swiss agreement, Mr. Ballester will be paid an additional cash payment equal to two times his base salary.

Based on compensation levels as of August 17, 2015, the estimated value of the change in control payments and benefits to which Mr. Bifulco and Mr. Ballester are entitled in connection with the mergers are approximately as follows: Mr. Bifulco, €1,258,000; and Mr. Ballester, €2,027,739.

Retention Plan

Mr. Ballester will receive SARs under the retention plan that Holdco will implement on the closing date of the mergers, as described above under “Interests of Certain Persons in the Mergers—Interests of Cyberonics Officers and Directors in the Mergers—Retention Plan”. The grant-date value of the SARs that Mr. Ballester will receive will be €1,767,000.

Summary

The following table shows the values of the cash and equity-based benefits payable to Messrs. Bifulco and Ballester in connection with the mergers, assuming their services are terminated immediately following the mergers.

The amounts set forth in the table below assume the following:

•	the Sorin merger effective time occurred on August 17, 2015;

•	Messrs. Bifulco and Ballester were terminated immediately following the Sorin merger effective time on August 17, 2015; and

•	the Sorin trading price is €2.92, which is the average closing price of Sorin ordinary shares over the first 5 business days following February 26, 2015 (which is the date on which the mergers were first publicly announced).

The amounts reported below are estimated based on multiple assumptions that may or may not actually occur, including assumptions described in this proxy statement/prospectus, and do not reflect compensation actions that may occur before completion of the mergers. As a result, the actual amounts, if any, to be received by either individual may differ materially from the amounts set forth below.

Name	Cash Retention Payment (1)	Cash Change in Control Indemnity (2)	Equity (3)	Total
Rosario Bifulco	€2,000,000	€1,258,000	€2,021,304	€5,279,304
Andre-Michel Ballester	—	€2,027,739	€3,567,627	€5,595,366

(1)	This amount represents the “single-trigger” cash retention bonus of €2 million payable to Mr. Bifulco upon completion of the mergers in recognition of the importance of the role he played in the mergers by virtue of his international experience in similar transactions.

(2)	These amounts represent “single-trigger” change in control indemnity payments, described above.

(3)	These amounts represent the value of the unvested equity awards under Sorin’s equity compensation plans the vesting of which would accelerate on a “single-trigger” basis solely as a result of the closing of the Sorin merger (and regardless of whether the individual’s services terminate). The estimated value of such awards is shown in the following table:

Name	Performance Shares	Deferred Bonus Shares	SARs	Total
Rosario Bifulco	€1,067,217	€782,142	€171,945	€2,021,304
Andre-Michel Ballester	€1,750,886	€1,509,923	€306,817	€3,567,627

MATERIAL UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

The following discussion is a summary of the material U.S. federal income tax considerations of the Cyberonics merger and Sorin merger to U.S. holders and non-U.S. holders (each as defined below) of Cyberonics common stock and to U.S. holders of Sorin ordinary shares and of the ownership and disposition of the Holdco ordinary shares received by U.S. holders upon the consummation of the Cyberonics merger and the Sorin merger. The discussion is based on and subject to the Code, the U.S. Treasury Regulations promulgated thereunder, administrative guidance and court decisions as of the date hereof, all of which are subject to change, possibly with retroactive effect, and to differing interpretations. The discussion assumes that Cyberonics stockholders hold their Cyberonics common stock, Sorin shareholders hold their Sorin ordinary shares, and both Cyberonics stockholders and Sorin shareholders will hold their Holdco ordinary shares, as “capital assets” within the meaning of Section 1221 of the Code (generally, property held for investment). The discussion does not constitute tax advice and does not address all aspects of U.S. federal income taxation that may be relevant to particular holders of Cyberonics common stock or Sorin ordinary shares in light of their personal circumstances, including any tax consequences arising under the Medicare contribution tax on net investment income, or to such shareholders subject to special treatment under the Code, such as:

•	banks, thrifts, mutual funds and other financial institutions,

•	real estate investment trusts and regulated investment companies,

•	traders in securities who elect to apply a mark-to-market method of accounting,

•	brokers or dealers in securities,

•	tax-exempt organizations or governmental organizations,

•	insurance companies,

•	dealers or brokers in securities or foreign currency,

•	individual retirement and other deferred accounts,

•	U.S. holders whose functional currency is not the U.S. dollar,

•	U.S. expatriates and former citizens or long-term residents of the United States,

•	“passive foreign investment companies” or “controlled foreign corporations”, and corporations that accumulate earnings to avoid U.S. federal income tax,

•	persons subject to the alternative minimum tax,

•	U.S. holders who own or are deemed to own 10% or more of Holdco’s voting stock,

•	shareholders who hold their shares as part of a straddle, hedging, conversion, constructive sale or other risk reduction transaction,

•	shareholders who purchase or sell their shares as part of a wash sale for tax purposes,

•	“S corporations”, partnerships or other entities or arrangements classified as partnerships for U.S. federal income tax purposes or other pass-through entities (and investors therein),

•	shareholders who received their shares through the exercise of employee stock options or otherwise as compensation or through a tax-qualified retirement plan, and

•	Cyberonics shareholders who also actually or constructively own Sorin ordinary shares, if such shareholders’ actual or constructive percentage ownership of Holdco ordinary shares following the mergers does not experience a reduction when compared to such shareholders’ actual or constructive percentage ownership in Cyberonics common stock immediately before the mergers.

No rulings are intended to be sought from the IRS with respect to the mergers and there can be no assurance that the IRS or a court will not take a contrary position regarding the tax consequences described herein.

The discussion does not address any non-income tax considerations or any foreign, state or local tax consequences. For purposes of this discussion, a “U.S. holder” means a beneficial owner of Cyberonics common stock or Sorin ordinary shares who is:

•	an individual who is a citizen or resident of the United States;

•	a corporation (or other entity taxable as a corporation for U.S. federal income tax purposes) created or organized in the United States or under the laws of the United States or any subdivision thereof;

•	an estate the income of which is includible in gross income for U.S. federal income tax purposes regardless of its source; or

•	a trust if (1) a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust, or (2) the trust has a valid election in effect under applicable U.S. Treasury Regulations to be treated as a U.S. person for U.S. federal income tax purposes.

A “non-U.S. holder” means a beneficial owner of Cyberonics common stock or Sorin ordinary shares other than a U.S. holder.

Based on the representations made by Cyberonics and Sorin in the merger agreement, this discussion assumes that the shares of Cyberonics common stock and Sorin ordinary shares are not “U.S. real property interests” within the meaning of Section 897 of the Code.

If a partnership, including for this purpose any arrangement that is treated as a partnership for U.S. federal income tax purposes, holds Cyberonics common stock or Sorin ordinary shares, the tax treatment of a partner in the partnership will generally depend upon the status of the partner and the activities of the partnership. A holder that is a partnership and the partners in such partnership are urged to consult their tax advisors about the U.S. federal income tax consequences of the mergers and the ownership and disposition of the Holdco ordinary shares.

If a non-U.S. holder is a citizen or resident of, or otherwise subject to taxation in, a country other than the U.S. or the U.K., the tax consequences of the receipt of Holdco ordinary shares in exchange for the non-U.S. holder’s Holdco ordinary shares will depend on the applicable tax laws in such country.

THIS DISCUSSION IS FOR INFORMATIONAL PURPOSES ONLY AND IS NOT TAX ADVICE. HOLDERS OF CYBERONICS COMMON STOCK OR SORIN ORDINARY SHARES SHOULD CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE MERGERS TO THEM IN LIGHT OF THEIR PARTICULAR CIRCUMSTANCES, AS WELL AS ANY TAX CONSEQUENCES OF THE MERGERS ARISING UNDER THE U.S. FEDERAL TAX LAWS OTHER THAN THOSE PERTAINING TO INCOME TAX, INCLUDING ESTATE OR GIFT TAX LAWS, OR UNDER ANY STATE, LOCAL OR NON-U.S. TAX LAWS OR UNDER ANY APPLICABLE INCOME TAX TREATY.

Tax Consequences of the Mergers to Cyberonics, Sorin, and Holdco

U.S. Federal Income Tax Treatment of the Mergers

Neither Holdco nor Cyberonics will be subject to U.S. federal income tax as a result of the Cyberonics merger, although it is uncertain whether Cyberonics and its U.S. affiliates would be subject to subsequent limitations on the utilization of its tax attributes (more fully discussed in the section entitled “Risk Factors—Risk Factors Relating to the Combined Company Following Completion of the Mergers—It is uncertain whether Section 7874 of the Code will limit Cyberonics’ and its U.S. affiliates’ ability to utilize their U.S. tax attributes and impose an excise tax on gain recognized by certain individuals” of this proxy statement/prospectus). Additionally, neither Holdco nor Sorin will be subject to U.S. federal income tax as a result of the Sorin merger. In conjunction with the mergers, Holdco and its affiliates will engage in certain additional intercompany transactions. The discussion herein does not address the U.S. federal income tax treatment of such transactions.

U.S. Federal Income Tax Classification of Holdco as a Result of the Mergers

Subject to the discussion of Section 7874 of the Code below, for U.S. federal tax purposes, a corporation is considered a tax resident in the place of its organization or incorporation. Because Holdco is a U.K. incorporated entity, it would be classified as a foreign corporation (and, therefore, a non-U.S. tax resident) under these general rules, except to the extent required under Section 7874. Section 7874 contains rules (more fully discussed in the section entitled “Risk Factors—Risk Factors Relating to the Combined Company Following Completion of the Mergers—The IRS may not agree with the conclusion that Holdco should be treated as a foreign corporation for U.S. federal tax purposes, and Holdco may be required to pay substantial U.S. federal income taxes” of this proxy statement/prospectus) that can result in a foreign corporation being treated as a U.S. corporation for U.S. federal tax purposes. The application of these rules is complex, and there is little or no guidance on many important aspects of Section 7874.

For Holdco to be treated as a foreign corporation for U.S. federal tax purposes under Section 7874, either (i) the Section 7874 Percentage (as defined in the section entitled “Risk Factors—Risk Factors Relating to the Combined Company Following Completion of the Mergers—The IRS may not agree with the conclusion that Holdco should be treated as a foreign corporation for U.S. federal tax purposes, and Holdco may be required to pay substantial U.S. federal income taxes” of this proxy statement/prospectus) must be less than 80% or (ii) Holdco must have substantial business activities in the U.K. after the mergers (taking into account the activities of Holdco’s EAG).

Neither Holdco nor its EAG are expected to have substantial business activities in the U.K. within the meaning of the relevant provisions of Section 7874. Nevertheless, after taking into account the adjustments described in the section entitled “Risk Factors—Risk Factors Relating to the Combined Company Following Completion of the Mergers—The IRS may not agree with the conclusion that Holdco should be treated as a foreign corporation for U.S. federal tax purposes, and Holdco may be required to pay substantial U.S. federal income taxes” of this proxy statement/prospectus, the Section 7874 Percentage is expected to be below the 80% threshold. As a result, Holdco is expected to be treated as a foreign corporation for U.S. Federal income tax purposes, and the remainder of this disclosure assumes such treatment. However, should the IRS disagree with the conclusion that Holdco should not be treated as a U.S. corporation for U.S. federal income tax purposes as described in the section entitled “Risk Factors—Risk Factors Relating to the Combined Company Following Completion of the Mergers—The IRS may not agree with the conclusion that Holdco should be treated as a foreign corporation for U.S. federal tax purposes, and Holdco may be required to pay substantial U.S. federal income taxes” of this proxy statement/prospectus, Holdco would be subject to tax on its worldwide income at the relatively high U.S. tax rates, which can exceed 40%, and would be subject to other provisions of the U.S. tax regime, including with respect to Holdco subsidiaries which are treated as “controlled foreign corporations” for U.S. tax purposes. Also, dividend and certain other payments made by Holdco to foreign entities would be subject to U.S. withholding tax at a statutory rate of 30%, which may be reduced or eliminated by applicable treaty. Additionally, certain holders of Sorin ordinary shares would be required to recognize gain with respect to the Sorin Merger as described in the section entitled “Risk Factors—Risk Factors Relating to the Mergers—The IRS may not agree with the conclusion that Holdco should be treated as a foreign corporation for U.S. federal tax purposes, and Sorin shareholders may be required to pay U.S. federal income tax as a result of the mergers” of this proxy statement/prospectus.

Limitation on the Utilization of Cyberonics’ (and its U.S. Affiliates’) Tax Attributes as a Result of the Mergers

If the Section 7874 Percentage is calculated to be at least 60% but less than 80%, Section 7874 imposes a minimum level of tax on any “inversion gain” of a U.S. corporation (and any U.S. person related to the U.S. corporation) after the acquisition. Inversion gain is defined as (i) the income or gain recognized by reason of the transfer of property to a foreign related person during the 10-year period following the Cyberonics merger, and (ii) any income received or accrued during such period by reason of a license of any property by the U.S. corporation to a foreign related person. The effect of this provision is to deny the use of certain U.S. tax attributes (including net operating losses and certain tax credits) to offset their U.S. tax liability, if any, attributable to such inversion gain. In addition, the IRS and the U.S. Treasury Department have issued guidance that has further limited benefits of certain post-combination transactions for combinations resulting in a Section 7874 Percentage of at least 60%, but less than 80%, and have announced the intention to issue future guidance that could potentially limit benefits of interest deductions from intercompany debt or other deductions deemed to inappropriately “strip” U.S. source earnings. Furthermore, a recent treaty proposal by the U.S. Treasury Department would reduce potential tax benefits under a treaty with respect to Holdco and its affiliates if the Section 7874 Percentage is calculated to be at least 60% but less than 80% by imposing full withholding taxes on payments pursuant to certain financing structures, distributions from U.S. subsidiaries and payments pursuant to certain licensing arrangements. If the proposal is enacted with applicability to Holdco or its affiliates, it would result in material U.S. taxes for Holdco and its affiliates.

Pursuant to the merger agreement, Holdco will indirectly acquire all of Cyberonics’ assets at the Cyberonics merger effective time. After taking into account the adjustments described in the section entitled “Risk Factors—Risk Factors Relating to the Combined Company Following Completion of the Mergers—The IRS may not agree with the conclusion that Holdco should be treated as a foreign corporation for U.S. federal tax purposes, and Holdco may be required to pay substantial U.S. federal income taxes” of this proxy statement/prospectus, the Section 7874 Percentage following the mergers is expected to be less than 80%. However, it is uncertain whether the Section 7874 Percentage will be at least 60% and, thus, whether the rules limiting certain tax attributes and benefits and imposing the Section 4985 Excise Tax will apply (see the section entitled “Interests of Certain Persons in the Merger—Internal Revenue Code Section 4985 Excise Tax” of this proxy statement/prospectus). As a result, it is uncertain whether (i) Cyberonics or its U.S. affiliates will be able to utilize their U.S. tax attributes to offset their U.S. tax liability, if any, resulting from certain subsequent specified taxable transactions, or (ii) “disqualified individuals” will be subject to the Section 4985 Excise Tax.

Tax Consequences of the Cyberonics Merger to Holders of Cyberonics Common Stock

Tax Consequences to U.S. Holders

Subject to the discussion below of an alternative characterization of the Cyberonics merger, the receipt of Holdco ordinary shares for Cyberonics common stock pursuant to the Cyberonics merger should be a taxable transaction for U.S. federal income tax purposes. Assuming such treatment, for U.S. federal income tax purposes, a U.S. holder would recognize gain or loss equal to the difference between (i) the fair market value of the Holdco ordinary shares received as consideration in the Cyberonics merger on the date of the exchange and (ii) the U.S. holder’s adjusted tax basis in the Cyberonics common stock surrendered in the exchange. A U.S. holder’s adjusted basis in the Cyberonics common stock will equal the holder’s purchase price for such Cyberonics common stock, as adjusted to take into account stock dividends, stock splits, or similar transactions. Because the Cyberonics merger is intended to be a taxable transaction, treating the corporation as a U.S. corporation for U.S. federal tax purposes pursuant to Section 7874 will not affect such U.S. federal tax treatment of the Cyberonics holders with respect to the Cyberonics merger.

A U.S. holder’s gain or loss on the receipt of Holdco ordinary shares for Cyberonics common stock will be capital gain or loss. Capital gains of non-corporate U.S. holders (including individuals) will be eligible for the preferential U.S. federal income tax rates applicable to long-term capital gains if the U.S. holder has held his or her Cyberonics common stock for more than one year as of the closing date of the Cyberonics merger. The deductibility of capital losses is subject to limitations.

Any gain or loss recognized by a U.S. holder will be treated as U.S. source gain or loss. If a U.S. holder acquired different blocks of Cyberonics common stock at different times and different prices, such holder must determine its adjusted tax basis and holding period separately with respect to each block of Cyberonics common stock.

However, there is no judicial or administrative authority that directly addresses the U.S. federal income tax treatment of the Cyberonics merger in the context of this transaction, which is expected to involve certain mechanics that are effected in accordance with U.K. corporate law. It is possible that the IRS could assert an alternative characterization of the Cyberonics merger, including preventing a U.S. holder from recognizing taxable loss on the exchange of Cyberonics common stock for Holdco ordinary shares pursuant to the Cyberonics merger. Under such an alternative characterization, the U.S. holder’s basis in Holdco ordinary shares received will be the same as the basis of Cyberonics common stock surrendered in exchange therefor, increased by any gain recognized on the exchange (as determined on a share-by-share basis). The holding period of Holdco ordinary shares to be received by a U.S. holder will include the holding period of the Cyberonics common stock surrendered in exchange therefor. Under such an alternative characterization, a U.S. holder would still recognize capital gain, if any, on the exchange.

U.S. holders are urged to consult their advisors as to the particular consequences of the exchange of shares of Cyberonics common stock for Holdco ordinary shares pursuant to the Cyberonics merger.

Tax Consequences to Non-U.S. Holders

Subject to the discussion of backup withholding below, a non-U.S. holder will not be subject to U.S. federal income tax on any gain recognized in the Cyberonics merger, unless:

•	the gain is effectively connected with a U.S. trade or business of such non-U.S. holder (and, if required by an applicable income tax treaty, is attributable to a U.S. “permanent establishment”); or

•	such non-U.S. holder is an individual who is present in the U.S. for 183 days or more in the taxable year of the Cyberonics merger, and certain other conditions are met.

Unless an applicable treaty provides otherwise, the recognized gain described in the first bullet point above will be subject to U.S. federal income tax on a net income basis in the same manner as if such non-U.S. holder were a U.S. person (see the section above entitled “—Tax Consequences to U.S. Holders” of this proxy statement/prospectus). A non-U.S. holder that is a corporation also may be subject to a branch profits tax equal to 30% (or such lower rate specified by an applicable tax treaty) of its effectively connected earnings and profits for the taxable year, as adjusted for certain items. Non-U.S. holders should consult their tax advisors regarding any applicable tax treaties that may provide for different rules.

Recognized gain described in the second bullet point above will be subject to U.S. federal income tax at a flat 30% rate (or such lower rate specified by an applicable income tax treaty), but may be offset by U.S. source capital losses of the non-U.S. holder (even though the individual is not considered a resident of the United States), provided that the non-U.S. holder has timely filed U.S. federal income tax returns with respect to such losses.

Backup Withholding

A non-U.S. holder will not be subject to U.S. backup withholding if it provides a certification of exempt status (on an IRS Form W-8 or an applicable substitute form). Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against the non-U.S. holder’s U.S. federal income tax liability, provided the required information is timely furnished to the IRS.

Tax Consequences of the Sorin Merger to U.S. Holders of Sorin Ordinary Shares

It is expected that the receipt of Holdco ordinary shares in exchange for the Sorin ordinary shares pursuant to the Sorin merger should qualify as a “reorganization” within the meaning of Section 368(a) of the Code for U.S.

federal income tax purposes. However, it is not a condition to Sorin’s obligation that the Sorin merger qualify as a “reorganization” for U.S. federal income tax purposes and none of Cyberonics, Sorin, or Holdco intends to request a ruling from the IRS regarding the U.S. federal income tax consequences of the Sorin merger. Moreover, there is no judicial or administrative authority that directly addresses the U.S. federal income tax treatment of the mergers in the context of this transaction, certain mechanics of which are effected in accordance with U.K. corporate law. Consequently there is no guarantee that the IRS will treat the Sorin merger in the manner described above. If the IRS successfully challenges the treatment of the Sorin merger, adverse U.S. federal income tax consequences may result, including the recognition of taxable gain by certain holders of Sorin ordinary shares (including U.S. holders and certain foreign persons). See the discussion below in the section entitled “Receipt of Holdco Ordinary Shares in a Taxable Transaction” of this proxy statement/prospectus, which describes certain U.S. federal income tax consequences to a holder of Sorin ordinary shares in the event that the receipt of the Holdco ordinary shares in exchange for the Sorin ordinary shares pursuant to the Sorin merger is not treated for U.S. federal income tax purposes as a “reorganization”.

This discussion assumes that Sorin was not a passive foreign investment company, as described below.

Receipt of Holdco Ordinary Shares in a “Reorganization”

The following discussion assumes that the receipt of the Holdco ordinary shares in exchange for the Sorin ordinary shares pursuant to the Sorin merger is a “reorganization” within the meaning of Section 368(a) of the Code for U.S. federal income tax purposes. A U.S. holder that receives Holdco ordinary shares pursuant to the Sorin merger will not recognize any income, gain or loss except for any cash received in lieu of a fractional Holdco ordinary share. It is expected that the U.S. holders should recognize gain or loss on any cash received in lieu of a fractional Holdco ordinary share, and such gain or loss will be equal to the difference between the amount of cash received in lieu of the fractional share and the portion of the holder’s adjusted tax basis of the Sorin ordinary shares surrendered that is allocable to the fractional share. Such gain or loss generally will be long-term capital gain or loss if the holding period in Sorin ordinary shares is more than one year as of the closing date of the Sorin merger. Sorin shareholders who also actually or constructively own Cyberonics common stock may be required to treat such cash in lieu of fractional shares as a distribution from Holdco (which may result in dividend income) if such shareholders’ percentage ownership of Holdco ordinary shares following the mergers does not experience a reduction when compared to such shareholders’ percentage ownership in Sorin ordinary shares immediately before the mergers. Sorin shareholders should consult their tax advisors with respect to the U.S. federal income tax consequences of the Sorin merger if they also actually or constructively own Cyberonics common stock. A U.S. holder will have an adjusted tax basis in the Holdco ordinary shares received in the Sorin merger equal to the adjusted tax basis of the Sorin ordinary shares surrendered by that holder in the Sorin merger that is allocable to the Holdco ordinary shares received. The holding period for Holdco ordinary shares received in the Sorin merger will include the holding period for the Sorin ordinary shares surrendered therefor. A U.S. holder will be required to retain records pertaining to the Sorin merger.

Receipt of Holdco Ordinary Shares in a Taxable Transaction

In the event that the receipt of the Holdco ordinary shares in exchange for the Sorin ordinary shares pursuant to the Sorin merger is not a “reorganization” within the meaning of Section 368(a) of the Code, but rather is a taxable transaction for U.S. federal income tax purposes, a U.S. holder will generally recognize gain or loss equal to the difference between (i) the sum of the fair market value of the Holdco ordinary shares on the date of the exchange and any cash in lieu of fractional Holdco ordinary shares received as consideration in the Sorin merger and (ii) the U.S. holder’s adjusted tax basis in the Sorin ordinary shares surrendered in the Sorin merger. A U.S. holder’s adjusted basis in the Sorin ordinary shares generally will equal the holder’s purchase price for such Sorin ordinary shares, as adjusted to take into account stock dividends, stock splits, or similar transactions.

A U.S. holder’s gain or loss on the receipt of Holdco ordinary shares and cash in lieu of fractional ordinary shares for Sorin ordinary shares generally will be a capital gain or loss. Capital gains of noncorporate U.S. holders (including individuals) will be eligible for the preferential U.S. federal income tax rates applicable to long-term capital gains if the U.S. holder has held his or her Sorin ordinary shares for more than one year as of the closing date of the Sorin merger. The deductibility of capital losses is subject to limitations. Any gain or loss recognized by a U.S. holder will generally be treated as U.S. source gain or loss. If a U.S. holder acquired different blocks of Sorin ordinary shares at different times and different prices, such holder must determine its adjusted tax basis and holding period separately with respect to each block of Sorin ordinary shares.

Passive Foreign Investment Company Rules

Sorin believes that it was not a “passive foreign investment company, which we refer to as a PFIC (generally, a foreign corporation that has a specified percentage of “passive” income or assets, after the application of certain “look-through” rules and further described in the section entitled “Tax Consequences to U.S. Holders of Holding Ordinary Shares of Holdco—Passive Foreign Investment Company Considerations” of this proxy statement/prospectus), for U.S. federal income tax purposes for its 2014 taxable year or any prior taxable year. If Sorin was a PFIC for any taxable year during which a U.S. holder held Sorin ordinary shares, certain adverse tax consequences could apply to such U.S. holder as a result of the Sorin merger, even if that transaction otherwise qualified as a “reorganization” for U.S. federal income tax purposes. Sorin shareholders should consult their tax advisors with respect to the U.S. federal income tax consequences of the Sorin merger if they believe that Sorin was a PFIC for any taxable year during which they held Sorin ordinary shares.

Tax Consequences to U.S. Holders of Holding Ordinary Shares of Holdco

The following discussion is a summary of certain material U.S. federal income tax consequences of the ownership and disposition of Holdco ordinary shares to U.S. holders who receive such Holdco ordinary shares pursuant to the mergers and assumes that (i) Holdco will be resident exclusively in the U.K. for U.S. federal tax purposes, (ii) Holdco ordinary shares will be traded on both the NASDAQ and LSE in U.S. dollars and (iii) dividends paid by Holdco will be in U.S. dollars.

Taxation of Dividends

Dividends will be taxed as ordinary income to U.S. holders to the extent that they are paid out of Holdco’s current or accumulated earnings and profits, as determined under U.S. federal income tax principles. The dividend income would be treated as foreign source, passive income for U.S. federal foreign tax credit limitation purposes. Subject to the following discussion of special rules applicable to PFICs (as defined below), the gross amount of the dividends paid by Holdco to U.S. holders may be eligible to be taxed at lower rates applicable to certain qualified dividends. The maximum U.S. federal income tax rate imposed on dividends received by non-corporate U.S. holders from certain “qualified foreign corporations” is currently 20%, provided that certain holding period requirements are satisfied and certain other requirements are met. Dividends paid with respect to stock of a foreign corporation which is readily tradable on an established securities market in the United States will be treated as having been received from a “qualified foreign corporation”. The U.S. Department of the Treasury and the IRS have determined that common stock is considered readily tradable on an established securities market if it is listed on an established securities market in the United States, such as the NASDAQ. Accordingly, dividends received by non-corporate U.S. holders should be entitled to favorable treatment as dividends received with respect to stock of a “qualified foreign corporation”. Dividends paid by Holdco will not qualify for the dividends received deduction otherwise available to corporate shareholders.

To the extent that the amount of any dividend exceeds Holdco’s current and accumulated earnings and profits for a taxable year, the excess will first be treated as a tax-free return of capital, causing a reduction in the U.S. holder’s adjusted basis in Holdco ordinary shares. The balance of the excess, if any, will be taxed as capital gain, which would be long-term capital gain if the holder has held the Holdco ordinary shares for more than one year at the time the dividend is received.

It is possible that Holdco is, or at some future time will be, at least 50% owned by U.S. persons. Dividends paid by a foreign corporation that is at least 50% owned by U.S. persons may be treated as U.S. source income (rather than foreign source income) for foreign tax credit purposes to the extent the foreign corporation has more than an insignificant amount of U.S. source income. The effect of this rule may be to treat a portion of any dividends paid by Holdco as U.S. source income. Treatment of the dividends as U.S. source income in whole or in part may limit a U.S. holder’s ability to claim a foreign tax credit with respect to foreign taxes payable or deemed payable in respect of the dividends or other items of foreign source, passive income for U.S. federal foreign tax credit limitation purposes. The Code permits a U.S. holder entitled to benefits under the U.K.-U.S. Income Tax Treaty to elect to treat any company dividends as foreign source income for foreign tax credit purposes if the dividend income is separated from other income items for purposes of calculating the U.S. holder’s foreign tax credit. U.S. holders should consult their own tax advisors about the desirability and method of making such an election.

Sale, Exchange or Other Taxable Disposition

Subject to the following discussion of special rules applicable to PFICs, a U.S. holder will recognize taxable gain or loss on the sale, exchange or other taxable disposition of Holdco ordinary shares in an amount equal to the difference between the amount realized on such taxable disposition and the holder’s tax basis in the Holdco ordinary shares.

The source of any such gain or loss is determined by reference to the residence of the holder such that it will be treated as U.S. source income for foreign tax credit limitation purposes in the case of a sale, exchange or other taxable disposition by a U.S. holder. However, the Code permits a U.S. holder entitled to benefits under the U.K.-U.S. Income Tax Treaty to elect to treat any gain or loss on the sale, exchange or other taxable disposition of Holdco ordinary shares as foreign source income for foreign tax credit purposes if the gain or loss is sourced outside of the United States under the U.K.-U.S. Income Tax Treaty and such gain or loss is separated from other income items for purposes of calculating the U.S. holder’s foreign tax credit. U.S. holders should consult their own tax advisors about the desirability and method of making such an election.

Gain or loss realized on the sale, exchange or other taxable disposition of Holdco ordinary shares will be capital gain or loss and will generally be long-term capital gain or loss if the Holdco ordinary shares have been held for more than one year. Under the expected taxable treatment described in the section entitled “Tax Consequences of the Cyberonics Merger to Holders of Cyberonics Common Stock—Tax Consequences to U.S. Holders” of this proxy statement/prospectus, U.S. holders that received shares in Holdco by reason of their ownership of Cyberonics common stock will have a tax basis with respect to such Holdco ordinary shares equal to the fair market value of the Holdco ordinary shares at the Cyberonics merger effective time, and the holding period with respect to such Holdco ordinary shares will begin on the date of the Cyberonics merger. Assuming that the Sorin merger is treated as a reorganization within the meaning of Section 368(a) of the Code, then the period of time during which a U.S. holder who was formerly a Sorin shareholder will be treated as having held the Holdco ordinary shares will include the time period during which such U.S. holder held its Sorin ordinary shares, and such U.S. holder’s tax basis in the Holdco ordinary shares will be its tax basis of the Sorin ordinary shares exchanged in the Sorin merger. Long-term capital gain of a non-corporate U.S. holder currently is subject to a maximum U.S. federal income tax rate of 20%. The deduction of capital losses is subject to limitations.

Passive Foreign Investment Company Considerations

A foreign corporation is a PFIC if, after the application of certain “look-through” rules, (1) at least 75% of its gross income is “passive income” as that term is defined in the relevant provisions of the Code and IRS rules, or (2) at least 50% of the average value of its assets produce “passive income” or are held for the production of “passive income”. The determination as to PFIC status is made annually. If a U.S. holder is treated as owning PFIC stock, the U.S. holder will be subject to special rules intended to reduce or eliminate the benefit of the deferral of U.S. federal income tax that results from investing in a foreign corporation that does not distribute all of its earnings on a current basis. Unless a U.S. holder elects to be taxed annually on a mark-to-market basis with respect to its Holdco ordinary shares, gain realized on the sale or other disposition of the Holdco ordinary shares would not be treated as capital gain. Instead, a U.S. holder would be treated as if it had realized such gain and certain “excess distributions” ratably over its holding period for the shares and would be taxed at the highest tax rate in effect for each such year to which the gain was allocated, together with an interest charge in respect of the tax attributable to each such year. In addition, dividends would not be eligible for the special tax rates applicable to qualified dividend income if Holdco is treated as a PFIC with respect to the U.S. holder, but instead would be taxable at rates applicable to ordinary income. With certain exceptions, a U.S. holder’s Holdco ordinary shares will be treated as stock in a PFIC if Holdco were to be a PFIC at any time during the U.S. holder’s holding period in its shares. If a U.S. holder is treated as owning PFIC stock and the Holdco ordinary shares are treated as “marketable stock”, the U.S. holder would not be subject to the PFIC rules if it makes a mark-to-market election. If the U.S. holder makes such election, the U.S. holder would include as ordinary income each year the excess, if any, of the fair market value of its Holdco ordinary shares at the end of the taxable year over the U.S. holder’s adjusted basis in its Holdco ordinary shares. Holdco expects its shares to be “marketable stock” for these purposes, but this conclusion is a factual determination as to which there can be no assurance.

It is not expected that Holdco ordinary shares will be treated as shares of a PFIC, and it is not expected that Holdco will become a PFIC in the future. This conclusion is a factual determination that is made annually and thus may be subject to change. In addition, there can be no assurance that the IRS will not successfully challenge this position or that Holdco will not become a PFIC at some future time as a result of changes in Holdco’s assets, income or business operations. U.S. holders should consult their own tax advisors about the determination of Holdco’s PFIC status and the U.S. federal income tax consequences of holding the Holdco ordinary shares if Holdco is considered a PFIC in any taxable year.

Information Reporting and Backup Withholding

In general, information reporting requirements will apply to dividends received by U.S. holders of the Holdco ordinary shares and the proceeds received on the disposition of the Holdco ordinary shares effected within the United States (and, in certain cases, outside the United States), paid to U.S. holders other than certain exempt recipients (such as corporations). Backup withholding may apply to such amounts if the U.S. holder fails to provide an accurate taxpayer identification number (on an IRS Form W-9 provided to the paying agent or the U.S. holder’s broker) or is otherwise subject to backup withholding. The amount of any backup withholding from a payment to a U.S. holder will be allowed as a refund or credit against the U.S. holder’s U.S. federal income tax liability, provided that the required information is timely furnished to the IRS.

Non-U.S. holders may be required to comply with certification and identification procedures in order to establish an exemption from information reporting and backup withholding.

MATERIAL U.K. TAX CONSIDERATIONS

The following paragraphs are intended as a general guide to current U.K. tax law and HM Revenue & Customs, which we refer to as HMRC, published practice applying as at the date of this document (both of which are subject to change at any time, possibly with retrospective effect) relating to the mergers and the holding of Holdco ordinary shares. They do not constitute legal or tax advice and do not purport to be a complete analysis of all U.K. tax considerations relating to the mergers and the holding of Holdco ordinary shares. They relate only to persons who are absolute beneficial owners of Cyberonics shares, Sorin ordinary shares or, as relevant, Holdco ordinary shares and who are resident for tax purposes in (and only in) the U.K. (except to the extent that the position of non-U.K. resident persons is expressly referred to).

These paragraphs may not relate to certain classes of holders of Cyberonics shares, Sorin ordinary shares or, as relevant, Holdco ordinary shares, such as (but not limited to):

•	persons who are connected with Cyberonics, Sorin or Holdco;

•	insurance companies;

•	charities;

•	collective investment schemes;

•	pension schemes;

•	brokers or dealers in securities or persons who hold Cyberonics shares, Sorin ordinary shares or Holdco ordinary shares otherwise than as an investment;

•	persons who have (or are deemed to have) acquired their Cyberonics shares, Sorin ordinary shares or Holdco ordinary shares by virtue of an office or employment or who are or have been officers or employees of Cyberonics, Sorin, Holdco or any of their affiliates; and

•	individuals who are subject to U.K. taxation on a remittance basis.

We assume for the purposes of the following paragraphs that Holdco is treated as a foreign corporation for U.S. federal income tax purposes and that dividends paid by Holdco are not subject to U.S. withholding tax.

These paragraphs do not describe all of the circumstances in which holders of Cyberonics shares, Sorin ordinary shares or Holdco ordinary shares may benefit from an exemption or relief from U.K. taxation. It is recommended that all holders of Cyberonics shares, Sorin ordinary shares and Holdco ordinary shares obtain their own tax advice. In particular, non-U.K. resident or domiciled persons are advised to consider the potential impact of any relevant double tax agreements.

Material U.K. Tax Consequences of the Mergers

Income

The mergers should not be treated as giving rise to a distribution which would be chargeable to U.K. income tax or U.K. corporation tax on income.

Chargeable Gains

Cyberonics Merger

Subject to the comments below in relation to Section 137 of the U.K. Taxation of Chargeable Gains Act 1992, which we refer to as the TCGA, the receipt of Holdco ordinary shares by a Cyberonics stockholder in respect of, and in proportion to, such stockholder’s Cyberonics shares pursuant to the Cyberonics merger may (although the point is not free from doubt) be treated as a scheme of reconstruction for the purposes of U.K. capital gains tax and corporation tax on chargeable gains, which we refer to together as CGT. If so, a Cyberonics stockholder would not be treated as making a disposal of their Cyberonics shares and, therefore, no liability to CGT would arise in respect of the receipt of Holdco ordinary shares by a Cyberonics stockholder pursuant to the Cyberonics merger. For the purposes of CGT, the Holdco ordinary shares received by a Cyberonics stockholder would be treated as the same asset, acquired at the same time and for the same amount, as the Cyberonics shares in respect of which they are issued.

If the “rollover” treatment described above is not available, a Cyberonics stockholder would be treated as having made a full disposal of their Cyberonics shares and may, depending on such stockholder’s personal circumstances, be liable to pay CGT.

Under Section 137 of the TCGA, any Cyberonics stockholder who holds (either alone or together with other persons connected with them) more than 5% of, or of any class of, shares in or debentures of Cyberonics will not in any event receive the possible “rollover” treatment described above if the Cyberonics merger has not been effected for bona fide commercial reasons or if it forms part of a scheme or arrangement of which the main purpose, or one of the main purposes, is the avoidance of liability to CGT or U.K. corporation tax. It is possible to apply for statutory clearance from HMRC under Section 138 of the TCGA confirming that this anti-avoidance provision does not apply. No application for clearance has been made to HMRC under Section 138 of the TCGA in respect of the receipt of Holdco ordinary shares pursuant to the Cyberonics merger. For the avoidance of doubt, please note that any Cyberonics stockholder who holds (either alone or together with other persons connected with them) 5% or less of, or of any class of, shares in or debentures of Cyberonics would not have to satisfy this anti-avoidance provision.

The rules governing the interaction of the substantial shareholding exemption, set out in Section 192A and Schedule 7AC of the TCGA, and the possible “rollover” treatment described above are complex. Cyberonics stockholders who consider that they may be eligible for the substantial shareholding exemption should consult their own tax advisors immediately.

Sorin Merger

Subject to the comments below, the receipt of Holdco ordinary shares by a Sorin shareholder in respect of, and in proportion to, such shareholder’s Sorin ordinary shares pursuant to the Sorin merger may be treated as a scheme of reconstruction for the purposes of CGT. On that basis, a Sorin shareholder would not be treated as making a disposal of their Sorin ordinary shares and, therefore, no liability to CGT would arise in respect of the receipt of Holdco ordinary shares by a Sorin shareholder pursuant to the Sorin merger. For the purposes of CGT, the Holdco ordinary shares received by a Sorin shareholder would be treated as the same asset, acquired at the same time and for the same amount, as the Sorin ordinary shares in respect of which they are issued.

If the “rollover” treatment described above is not available, a Sorin shareholder would be treated as having made a full disposal of their Sorin ordinary shares and may, depending on such shareholder’s personal circumstances, be liable to pay CGT.

Under Section 137 of the TCGA, any Sorin shareholder who holds (either alone or together with other persons connected with them) more than 5% of, or of any class of, shares in or debentures of Sorin will not in any event receive the possible “rollover” treatment described above if the Sorin merger has not been effected for bona fide commercial reasons or if it forms part of a scheme or arrangement of which the main purpose, or one of the main purposes, is the avoidance of liability to CGT or U.K. corporation tax. It is possible to apply for statutory clearance from HMRC under Section 138 of the TCGA confirming that this anti-avoidance provision does not apply. No application for clearance has been made to HMRC under Section 138 of the TCGA in respect of the receipt of Holdco ordinary shares pursuant to the Sorin merger. For the avoidance of doubt, please note that any Sorin shareholder who holds (either alone or together with other persons connected with them) 5% or less of, or of any class of, shares in or debentures of Sorin would not have to satisfy this anti-avoidance provision.

The proceeds on the sale (i.e., cash received), on behalf of a Sorin shareholder, of fractional entitlements to Holdco ordinary shares pursuant to the Sorin merger will be treated as a capital distribution to such shareholder, in which case such shareholder will be treated as disposing of a part of such shareholder’s Sorin ordinary shares and such shareholder may, depending on the particular circumstances, incur a liability to CGT. However, if the proceeds are “small” as compared with the market value (at the date of the sale of the fractional entitlement to the Holdco ordinary shares) of the relevant holding of Holdco ordinary shares, the Sorin shareholder should not generally be treated as making a disposal for the purposes of CGT. The proceeds will instead reduce the base cost of the relevant holding of Holdco ordinary shares used to compute any chargeable gain or allowable loss on a subsequent disposal. This treatment will not apply where such proceeds are greater than the base cost of the relevant holding of Sorin ordinary shares.

The current practice of HMRC is generally to treat proceeds as “small” where either (i) the proceeds do not exceed 5% of the market value (at the date of the sale of the fractional entitlement to the Holdco ordinary shares) of the relevant holding of Sorin ordinary shares or (ii) the amount of the proceeds is £3,000 or less, regardless of whether the 5% test is satisfied.

A Sorin shareholder who properly exercises their rescission rights will be treated as having disposed of their Sorin ordinary shares and may, depending on such shareholder’s personal circumstances, be liable to pay CGT.

The rules governing the interaction of the substantial shareholding exemption, set out in Section 192A and Schedule 7AC of the TCGA, and the “rollover” treatment described above are complex. Sorin shareholders who consider that they may be eligible for the substantial shareholding exemption should consult their own tax advisors immediately.

U.K. Stamp Duty and U.K. Stamp Duty Reserve Tax, which we refer to as SDRT

No liability to U.K. stamp duty or SDRT should generally arise on the issue of the Holdco ordinary shares pursuant to the mergers.

Material U.K. Tax Consequences of Holding Holdco Ordinary Shares

Dividends

Withholding Tax

Dividends paid by Holdco will not be subject to any withholding or deduction for or on account of U.K. tax, irrespective of the residence or particular circumstances of the shareholders.

Income Tax

An individual holder of Holdco ordinary shares who is resident for tax purposes in the U.K. may, depending on his or her particular circumstances, be subject to U.K. tax on dividends received from Holdco. An individual holder of Holdco ordinary shares who is not resident for tax purposes in the U.K. should not be chargeable to U.K. income tax on dividends received from Holdco unless he or she carries on (whether solely or in partnership) any trade, profession or vocation in the U.K. through a branch or agency to which the Holdco ordinary shares are attributable. There are certain exceptions for trading in the U.K. through independent agents, such as some brokers and investment managers. Subject to certain conditions, an individual holder of Holdco ordinary shares who is resident for tax purposes in the U.K. will be entitled to a tax credit equal to one-ninth of the amount of the dividend received from Holdco.

Dividends will be subject to U.K. income tax at the rate of 10% on the amount of the dividend and any associated one-ninth tax credit in the hands of an individual holder of Holdco ordinary shares who is liable to U.K. income tax at the basic rate. This means that the tax credit will generally satisfy in full the U.K. income tax liability of such a U.K. resident individual shareholder with respect to such a dividend.

An individual holder of Holdco ordinary shares who is liable to U.K. income tax at the higher rate will generally be subject to U.K. income tax at the rate of 32.5% on the amount of the dividend and any associated one-ninth tax credit. The tax credit will only partially satisfy that U.K. resident individual shareholder’s U.K. income tax liability with respect to such a dividend and, accordingly, such shareholders will generally be liable for additional tax of 22.5% of the amount of the dividend and any associated one-ninth tax credit, or 25% of the cash dividend received.

An individual holder of Holdco ordinary shares who is liable to U.K. income tax at the additional rate will generally be subject to U.K. income tax at the rate of 37.5% on the amount of the dividend and any associated one-ninth tax credit. The tax credit will only partially satisfy that U.K. resident individual shareholder’s U.K. income tax liability with respect to such a dividend and, accordingly, such shareholders will generally be liable for additional tax of 27.5% of the amount of the dividend and any associated one-ninth tax credit, or 30.56% of the cash dividend received.

Dividend income is treated as the top slice of the total income chargeable to U.K. income tax. Whether an individual holder of Holdco ordinary shares who is liable to U.K. income tax in respect of a dividend is liable to that tax at the higher or additional rate or not will depend on the particular circumstances of that shareholder.

The U.K. government has announced plans to abolish the dividend tax credit system described in the above paragraphs with effect from April 2016. All individual holders of Holdco ordinary shares would instead get a tax-free allowance of £5,000 per annum. Dividend income in excess of this tax-free allowance would be charged at 7.5% for basic rate taxpayers, 32.5% for higher rate taxpayers, and 38.1% for additional rate taxpayers. Draft legislation effecting this change is not yet available, and is proposed to be included in the U.K. Finance Bill 2016.

Corporation Tax

Corporate holders of Holdco ordinary shares which are resident for tax purposes in the U.K. should not be subject to U.K. corporation tax on any dividend received from Holdco so long as the dividends qualify for exemption (as is likely) and certain conditions are met (including anti-avoidance conditions).

Chargeable Gains

A disposal of Holdco ordinary shares by a shareholder resident for tax purposes in the U.K. may, depending on the shareholder’s circumstances and subject to any available exemptions or reliefs, give rise to a chargeable gain or an allowable loss for the purposes of CGT.

If an individual holder of Holdco ordinary shares who is subject to U.K. income tax at either the higher or the additional rate becomes liable to U.K. capital gains tax on the disposal of Holdco ordinary shares, the applicable rate will be 28%. For an individual holder of Holdco ordinary shares who is subject to U.K. income tax at the basic rate and liable to U.K. capital gains tax on such disposal, the applicable rate would be 18%, save to the extent that any capital gains exceed the unused basic rate tax band. In that case, the rate applicable to the excess would be 28%.

If a corporate holder of Holdco ordinary shares becomes liable to U.K. corporation tax on the disposal of Holdco ordinary shares, the main rate of U.K. corporation tax (20% for the financial year 2015) would apply. An indexation allowance may be available to such a holder to give an additional deduction based on the indexation of its base cost in the shares by reference to U.K. retail price inflation over its holding period. An indexation allowance can only reduce a gain on a future disposal, and cannot create a loss.

A holder of Holdco ordinary shares which is not resident for tax purposes in the U.K. should not normally be liable to CGT on a disposal of Holdco ordinary shares. However, an individual holder of Holdco ordinary shares who has ceased to be resident for tax purposes in the U.K. for a period of less than five years and who disposes of Holdco ordinary shares during that period may be liable on his or her return to the U.K. to U.K. tax on any capital gain realized (subject to any available exemption or relief).

Stamp Duty and SDRT

The discussion below relates to holders of Holdco ordinary shares wherever resident.

Transfers of Holdco ordinary shares within a clearance service or depositary receipt system should not give rise to a liability to U.K. stamp duty or SDRT, provided that no instrument of transfer is entered into and that no election that applies to the Holdco ordinary shares is, or has been, made by the clearance service or depositary receipt system under Section 97A of the U.K. Finance Act 1986. We understand that HMRC regards the facilities of the Depositary Trust Company as a clearance service for these purposes.

Transfers of Holdco ordinary shares within a clearance service where an election has been made by the clearance service under Section 97A of the U.K. Finance Act 1986 will generally be subject to SDRT (rather than U.K. stamp duty) at the rate of 0.5% of the amount or value of the consideration.

Transfers of Holdco ordinary shares that are held in certificated form will generally be subject to U.K. stamp duty at the rate of 0.5% of the consideration given (rounded up to the nearest £5). An exemption from U.K. stamp duty is available for a written instrument transferring an interest in Holdco ordinary shares where the amount or value of the consideration is £1,000 or less, and it is certified on the instrument that the transaction effected by the instrument does not form part of a larger transaction or series of transactions for which the aggregate consideration exceeds £1,000. SDRT may be payable on an agreement to transfer such Holdco ordinary shares, generally at the rate of 0.5% of the consideration given in money or money’s worth under the agreement to transfer the Holdco ordinary shares. This charge to SDRT would be discharged if an instrument of transfer is executed pursuant to the agreement which gave rise to SDRT and U.K. stamp duty is duly paid on the instrument transferring the Holdco ordinary shares within six years of the date on which the agreement was made or, if the agreement was conditional, the date on which the agreement became unconditional.

If Holdco ordinary shares (or interests therein) are subsequently transferred into a clearance service or depositary receipt system, U.K. stamp duty or SDRT will generally be payable at the rate of 1.5% of the amount or value of the consideration given or, in certain circumstances, the value of the shares (save to the extent that an election has been made under Section 97A of the U.K. Finance Act 1986). This liability for U.K. stamp duty or SDRT will strictly be accountable by the clearance service or depositary receipt system, as the case may be, but will, in practice, generally be reimbursed by participants in the clearance service or depositary receipt system.

Transfers of domestic depositary interests, which we refer to as DDIs, representing underlying Holdco ordinary shares through CREST will be generally liable to SDRT, rather than U.K. stamp duty, at the 0.5% rate. CREST is obliged to collect SDRT on relevant transactions settled within the CREST system. The issue and deposit into CREST, and any subsequent cancellation, of DDIs representing underlying Holdco ordinary shares should not give rise to any liability to U.K. stamp duty or SDRT, although this will be the subject of a clearance to be sought from HMRC and no guarantee can be given on the outcome of such an application.

MATERIAL ITALIAN TAX CONSIDERATIONS

This section describes the material Italian tax consequences of the mergers and of the ownership and transfer of Holdco ordinary shares. The following description is not intended to be a comprehensive description of all the tax considerations that may be relevant to a decision to own or dispose of the shares (such as Italian inheritance and gift tax considerations, and transfer tax considerations) and, in particular, does not discuss the treatment of shares that are held in connection with a permanent establishment or a fixed base through which a non-Italian resident shareholder carries on business or performs personal services in Italy.

To the extent this section consists of a statement as to matters of Italian tax law, this section is the opinion of Studio Legale Tributario EY, Ludovici & Partners and Maisto e Associati.

For the purposes of this discussion, an “Italian Shareholder” is a beneficial owner of Sorin ordinary shares, Cyberonics shares or Holdco ordinary shares that is:

•	an Italian-resident individual, or

•	an Italian-resident corporation.

This section does not apply to shareholders subject to special rules, including:

•	non-profit organizations, foundations and associations that are not subject to tax,

•	Italian commercial partnerships and assimilated entities (società in nome collettivo, in accomandita semplice),

•	Italian noncommercial partnerships (società semplice),

•	Individuals holding the shares in connection with the exercise of a business activity, and

•	Italian real estate investment funds (fondi comuni di investimento immobiliare) and Italian real estate SICAF, (società di investimento a capitale fisso).

In addition, where specified, this section also applies to Italian pension funds, Italian investment funds (fondi comuni di investimento mobiliare), Società di Investimento Collettivo A Capitale Variabile (SICAVs) and Società di investimento a capital fisso (SICAFs) other than real estate SICAFs.

For the purposes of this discussion, a Non-Italian Shareholder means a beneficial owner of Sorin ordinary shares, Cyberonics shares or Holdco ordinary shares that is neither an Italian Shareholder nor a permanent establishment or a fixed base through which a non-Italian resident shareholder carries on business or performs personal services in Italy nor a partnership.

This discussion is limited to Italian Shareholders and Non-Italian Shareholders that hold their shares directly and whose shares represent, and have represented in any 12-month period preceding each disposal: (i) a percentage of voting rights in the ordinary shareholders’ meeting not greater than two percent for listed shares or (ii) a participation in the share capital not greater than five percent for listed shares.

This section is based upon tax laws and applicable tax treaties and what is understood to be the current practice in Italy in effect on the date of this proxy statement/prospectus which may be subject to changes in the future, even on a retroactive basis. Italian Shareholders and Non-Italian Shareholders should consult their own advisors as to the Italian tax consequences of the purchase, ownership and disposal of Holdco ordinary shares in their particular circumstances.

The Sorin Merger

Tax consequences to Sorin

The Sorin merger qualifies as a EU cross-border merger transaction within the meaning of Article 178 of the Income Tax Act, implementing the Directive 90/434/EEC of 23 July 1990 (codified in the Directive 2009/133/CE, the Merger Directive).

Holdco intends to maintain a permanent establishment in Italy, which we refer to as the Italian P.E., to which most of the assets currently owned by Sorin will be attributed upon the Sorin merger. See section entitled “Risk Factors—Risk Factors Relating to the Mergers—The existence of a permanent establishment in Italy for Holdco after the Sorin merger is a question of fact based on all circumstances” of this proxy statement/prospectus.

Under Article 179 (6) of the Income Tax Act, Sorin merger is tax neutral with respect to Sorin’s assets that will remain connected with the Italian P.E. Conversely, such Sorin merger will trigger the realization at fair market value of capital gains or losses related to Sorin’s assets that will not be connected with the Italian P.E.

Capital gains on certain assets of Sorin that are expected to be transferred out of the Italian P.E. at the time and in connection with the Sorin merger, including the shareholding in Sorin Group Nederland N.V. and, possibly, the shareholding in Sorin CRM SAS, will be realized for Italian tax purposes.

Pursuant to Article 180 of the Income Tax Act, the tax-deferred reserves included in Sorin’s net equity before the Sorin merger need to be booked and reinstated in the Italian P.E.’s accounts after the Sorin merger, so as to preserve their tax-deferred status.

Sorin does not have any carried-forward losses, on a stand-alone basis or within the fiscal unit currently in place between Sorin and Sorin’s Italian subsidiaries, which we refer to as the fiscal unit. Therefore, the Sorin merger will not trigger the negative effects provided for by Article 181 of the Income Tax Act.

In case of successful outcome of some tax disputes against the Italian tax authorities in which Sorin is currently involved, the Italian P.E. may be reattributed in the future, in all or in part, those carried-forward tax losses generated by Sorin within the fiscal unit that have been temporarily used to offset the income assessed by Italian tax authorities. Such losses reattributed to the Italian P.E. may be subject to the limitations provided for by Article 181 of the Income Tax Act and, in particular, be carried forward by the Italian P.E. only in proportion to the difference between the assets and liabilities connected with the Italian P.E. and up to the limits of the said difference between the assets and the liabilities connected with the Italian P.E.

A fixed registration tax of €200 is due in Italy in respect of the Sorin merger.

Tax consequences of the Sorin merger on Sorin’s fiscal unit

Sorin has filed a ruling request to the Italian tax authorities in respect of the Sorin merger. According to Article 124(5) of the Income Tax Act, a mandatory ruling request should be submitted to the Italian tax authorities in order to ensure the continuity, via the Italian P.E., of the fiscal unit currently in place between Sorin and Sorin’s Italian subsidiaries. Depending on the outcome of the ruling, it is possible that those carried-forward tax losses generated by Sorin and other group companies within the fiscal unit, that have been temporarily used to offset the income assessed by Italian tax authorities and may be reattributed, in all or in part, to the Italian P.E. or to such group companies in case of successful outcome of the tax disputes currently in place, would become restricted losses and they could not be used to offset the future taxable income of the fiscal unit.

Tax consequences of the Sorin merger for Italian Shareholders

Currently, Sorin is resident in Italy for tax purposes.

Holdco is not expected to meet any of the residence criteria set forth for Italian resident companies under Article 73 of the Income Tax Act. For the purposes of the Italy-U.K. tax treaty, Holdco is expected to be resident in the U.K. since its incorporation.

According to Italian tax laws, the Sorin merger will not trigger any taxable event for Italian income tax purposes for Sorin Italian Shareholders. Holdco ordinary shares received by such Sorin Italian Shareholders at the effective time of the Sorin merger would be deemed to have the same aggregate tax basis as the Sorin ordinary shares held by the said Italian Shareholders prior to the Sorin merger.

Sorin’s Italian Shareholders that properly exercise their rescission rights will be entitled to receive an amount of cash per share of Sorin ordinary shares under Article 2437-ter of the Italian Civil Code, which is equal to €2.2043 per share (“rescission price”).

Italian Shareholders that receive the rescission price as a consideration for their Sorin ordinary shares being sold to other Sorin shareholders or to the market will recognize a capital gain or loss equal to the difference between the amount received and their tax basis in their Sorin ordinary shares (for further discussion, see the section entitled “—Ownership of Holdco Ordinary Shares—Italian Shareholders—Taxation of Capital Gains—Italian resident individual shareholders” of this proxy statement/prospectus).

Italian resident individual shareholders of Sorin that have their Sorin ordinary shares redeemed and cancelled pursuant to their rescission rights will be subject to a 26% final withholding tax on any profits derived from such redemption. Such profits will be deemed equal to the difference between the rescission price and their tax basis in their Sorin ordinary shares (for further discussion, see the section entitled “—Ownership of Holdco Ordinary Shares—Italian Shareholders—Taxation of dividends—Italian resident individual shareholders” of this proxy statement/prospectus). Any losses are not deductible (unless an election is made for the so called Regime del Risparmio Gestito, discussed further below).

Italian resident corporate shareholders of Sorin that have their Sorin ordinary shares redeemed and cancelled pursuant to their rescission rights will recognize gain or loss equal to the difference between the rescission price (or portion thereof) which is paid out of share capital and capital reserves and their tax basis in Sorin ordinary shares (for further discussion, see the section entitled “—Ownership of Holdco Ordinary Shares—Italian Shareholders—Taxation of Capital Gains—Italian resident corporations” of this proxy statement/prospectus), while the portion of the rescission price (if any) which is paid out of annual profit and/or profit reserves will be treated as a dividend distribution (for further discussion see the section entitled “—Ownership of Holdco Ordinary Shares—Italian Shareholders—Taxation of Capital Gains—Italian resident corporations” of this proxy statement/prospectus).

Italian Shareholders should consult their tax advisor in connection with any exercise of rescission rights in their particular circumstances.

Tax consequences of the Sorin merger for non-Italian Shareholders

According to Italian tax laws, the Sorin merger will not trigger any taxable event for Italian income tax purposes for Sorin Non-Italian Shareholders.

Non-Italian Shareholders that receive the rescission price as a consideration for their Sorin ordinary shares being sold to other Sorin shareholders or to the market will not be subject to taxation in Italy.

Non-Italian Shareholders that have their Sorin ordinary shares redeemed and cancelled pursuant to their rescission rights should be subject to a 26% final withholding tax on any profits derived from such redemption, which profits will be deemed equal to the difference between the rescission price and their tax basis in their Sorin ordinary shares. A more favorable regime might be provided for by the applicable international tax treaties. A more favorable regime may also apply if dividends are paid to companies or entities that (i) are resident for tax purposes in a EU Member State or in a “white-listed” State that is part of the European Economic Area (Iceland and Norway, at the date hereof) and (ii) subject to corporate income tax in such State.

Financial Transaction Tax

Under Article 1 (491-500) of Law No. 228 of December 24, 2012, Italian Financial Transaction tax, which we refer to as the FTT, applies on the transfer of ownership and property rights in shares issued by Italian resident companies, such as Sorin, regardless of the tax residence of the parties and/or where the transaction is entered into. The residence of a company for FTT purposes is the place where the company has its registered office. If a holder of Sorin ordinary shares exercises its rescission rights, according to Italian law such holder must first offer its Sorin ordinary shares for sale to the holders of Sorin ordinary shares that have not chosen to exercise rescission rights. Shareholders of Sorin that purchase shares of a holder exercising its rescission rights may be subject to the FTT. The FTT applies at a rate of 0.20%, reduced to 0.10% if the transaction is executed on a regulated market or a multilateral trading system, as defined by the law. The taxable base is the transaction value, which is defined as the consideration paid for the transfer or as the net balance of the transactions executed by the same subject in the course of the same day. The FTT is due by the party that acquires the shares and will be levied by the financial intermediary (or by any other person) that is involved, in any way, in the execution of the transaction. Specific exclusions and exemptions are set out by the law by Decree 21 February 2013 (as amended by Decree 16 September 2013) which also regulates in detail other aspects of the FTT. Specific rules apply for the application of the FTT on derivative financial instruments having as underlying instruments shares issued by Italian resident companies and on high frequency trading transactions.

The Cyberonics Merger

Italian Shareholders

According to Italian tax laws, the Cyberonics merger should be regarded as a taxable event for Italian income tax purposes for Italian Shareholders of Cyberonics.

Non-Italian Shareholders

According to Italian tax laws, the Cyberonics merger will not trigger any taxable event for Italian income tax purposes for Non-Italian Shareholders of Cyberonics.

Ownership of Holdco Ordinary Shares

Italian Shareholders

Taxation of Dividends

The tax treatment applicable to dividend distributions depends upon the nature of the dividend recipient, as summarized below.

Italian resident individual shareholders

Dividends paid by a non-Italian-resident company, such as Holdco, to Italian resident individual shareholders are subject to a 26% tax. Such tax (i) may be applied by the taxpayer in its tax assessment or (ii) if an Italian withholding agent intervenes in the collection of the dividends, may be withheld by such withholding agent.

In the event that a taxpayer elects to be taxed under the “Regime del Risparmio Gestito” (see discussion below in the section entitled “—Taxation of Capital Gains—Italian resident individual shareholders” of this proxy statement/prospectus), dividends are not subject to the 26% tax, but are subject to taxation under such “Regime del Risparmio Gestito.”

Pursuant to Law Decree No. 167 of 28 June 1990, as amended, Italian resident individual shareholders who hold (or are beneficial owners of) foreign financial activities not being deposited or otherwise held or traded through Italian resident financial intermediaries must, in certain circumstances, disclose the aforesaid to the Italian tax authorities in their income tax return.

Italian resident corporations

Subject to the paragraph below, Italian Shareholders subject to Italian corporate income tax, which we refer to as the IRES, should benefit from a 95% exemption on dividends if certain conditions are met. The remaining 5% of dividends are included in the taxable business income of such Italian resident corporations, subject to tax in Italy under IRES, which is currently levied at 27.5%.

Dividends, however, are fully subject to tax in the following circumstances: (i) dividends paid to taxpayers using IAS/IFRS in relation to shares accounted for as “held for trading” on the balance sheet of their statutory accounts; (ii) dividends which are considered as “deriving from” profits accumulated by companies or entities resident for tax purposes in States or Territories with a preferential tax system; or (iii) dividends paid in relation to shares acquired through repurchase transactions, stock lending and similar transactions, unless the beneficial owner of such dividends would have benefited from the 95% exemption described in the above paragraph. In the case of (ii), 100% of the dividends is subject to taxation, unless a special ruling request is filed with the Italian tax authorities in order to prove that the shareholding has not been used to enable the shifting of taxable income to the said States or Territories.

For certain companies operating in the financial field and subject to certain conditions, dividends are also included in the tax base for the regional tax on productive activities (Imposta regionale sulle attività produttive, which we refer to as IRAP).

Italian pension funds

Dividends paid to Italian pension funds (subject to the regime provided for by article 17 of Italian legislative decree No. 252 of December 5, 2005) are not subject to any withholding tax, but must be included in the result of the relevant portfolio accrued at the end of the tax period, which is subject to substitute tax at the rate of 20%. Under certain conditions provided for by Article 1(92) of Law No. 190 of 23 December 2014 and by a forthcoming decree to be issued by the Minister of Finance, pension funds may be granted a tax credit equal to 9% of the result accrued at the end of the tax period and subject to the substitute tax.

Italian investment funds (fondi comuni di investimento mobiliare) SICAVs and SICAFs

Dividends paid to Italian investment funds SICAVs and SICAFs are neither subject to any tax withheld at source nor to any taxation at the level of the fund, SICAV or SICAFs. A withholding tax may apply in certain circumstances at the rate of up to 26% on distributions made by investment funds, SICAVs or SICAFs.

Taxation of Capital Gains

Italian resident individual shareholders

Capital gains realized upon disposal of shares or rights by an Italian resident individual shareholder are subject to Italian final substitute tax (imposta sostitutiva) at a 26% rate.

Capital gains and capital losses realized in the relevant tax year have to be declared in the annual income tax return (Regime di Tassazione in Sede di Dichiarazione dei Redditi). Losses in excess of gains may be carried forward against capital gains realized in the four subsequent tax years. While losses generated as of July 1, 2014 can be carried forward for their entire amount, losses realized until December 31, 2011 can be carried forward for 48.08% of their amount only and losses realized between January 1, 2012 and June 30, 2014 for 76.92% of their amount.

As an alternative to the Regime di Tassazione in Sede di Dichiarazione dei Redditi described in the above paragraph, Italian resident individual shareholders may elect to be taxed under one of the two following regimes:

(i)Regime del Risparmio Amministrato: Under this regime, separate taxation of capital gains is allowed subject to (i) the shares and rights in respect of the shares being deposited with Italian banks, società di intermediazione mobiliare or certain authorized financial intermediaries resident in Italy for tax purposes and (ii) an express election for the Regime del Risparmio Amministrato being timely made in writing by the relevant shareholder. Under the Regime del Risparmio Amministrato, the financial intermediary is responsible for accounting for the substitute tax in respect of capital gains realized on each sale of the shares or rights on the shares, and is required to pay the relevant amount to the Italian tax authorities on behalf of the taxpayer, deducting a corresponding amount from the proceeds to be credited to the shareholder. Under the Regime del Risparmio Amministrato, where a sale of the shares or rights on the shares results in a capital loss, such loss may be deducted (up to 48.08% for capital losses realized until December 31, 2011 and up to 76.92% for capital losses realized between January 1, 2012 and June 30, 2014) from capital gains of the same kind subsequently realized under the same relationship of deposit in the same tax year or in the four subsequent tax years. Under the Regime del Risparmio Amministrato, the shareholder is not required to declare the capital gains in its annual tax declaration; (ii)Regime del Risparmio Gestito: Under this regime, any capital gains accrued to Italian resident individual shareholders, that have entrusted the management of their financial assets, including the shares and rights in respect of the shares, to an authorized Italian-based intermediary and have elected for the Regime del Risparmio Gestito, are included in the computation of the annual increase in value of the managed assets accrued, even if not realized, at year-end, subject to the 26% substitute tax to be applied on behalf of the taxpayer by the managing authorized Italian-based intermediary. Under the Regime del Risparmio Gestito, any decline in value of the managed assets accrued at year-end may be carried forward (up to 48.08% if accrued until December 31, 2011 and up to 76.92% if accrued between January 1, 2012 and June 30, 2014) and set against increases in value of the managed assets which accrue in any of the four subsequent tax years. Under the Regime del Risparmio Gestito, the shareholder is not required to report capital gains realized in its annual tax declaration.

Italian resident corporations

Capital gains realized through the disposal of Holdco common shares by Italian Shareholders which are companies subject to IRES benefit from a 95% exemption, which we refer to as the Participation Exemption Regime, if the following conditions are met:

(i)	the shares have been held continuously from the first day of the 12th month preceding the disposal; and

(ii)	the shares were accounted for as a long-term investment in the first balance sheet closed after the acquisition of the shares (for companies adopting IAS/IFRS, shares are considered to be a long-term investment if they are different from those accounted for as “held for trading”).

Based on the assumption that Holdco should be a resident of the U.K. for tax purposes, that its ordinary shares will be listed on a regulated market, that its value will be predominantly composed of shareholdings in companies carrying on a business activity and not resident in a State with a preferential tax system, the two additional conditions set forth by Article 87 of the Income Tax Act in order to enjoy the Participation Exemption Regime (i.e., the company is not resident in a State with a preferential tax system and carries on a business activity) are both met.

The remaining five percent of the amount of such capital gain is included in the aggregate taxable income of the Italian resident corporate shareholders and subject to taxation according to ordinary IRES rules and rates.

If the conditions for the Participation Exemption Regime are met, capital losses from the disposal of shareholdings realized by Italian resident corporate shareholders are not deductible from the taxable income of the company.

Capital gains and capital losses realized through the disposal of shareholdings which do not meet at least one of the aforementioned conditions for the Participation Exemption Regime are, respectively, fully included in the aggregate taxable income and fully deductible from the same aggregate taxable income, subject to taxation according to ordinary rules and rates. However, if such capital gains are realized upon disposal of shares which have been accounted for as a long-term investment on the last three balance sheets, then if the taxpayer so chooses the gains can be taxed in equal parts in the year of realization and the four following tax years.

The ability to use capital losses to offset income is subject to significant limitations, including provisions against “dividend washing.” In addition, Italian resident corporations that recognize capital losses (or other negative differences deriving from transactions on the shares) exceeding €50,000 are subject to tax reporting requirements in their annual income tax return (also in case such capital losses are realized as a consequence of a set of transactions). Furthermore, for capital losses of more than €5 million, deriving from transactions on shares booked as fixed financial assets, the taxpayer must report the relevant information in its annual income tax return (also in case such capital losses are realized as a consequence of a set of transactions). Such an obligation does not apply to parties who prepare their financial statements in accordance with IAS/IFRS international accounting standards. Italian resident corporations that recognize capital losses should consult their tax advisors as to the tax consequences of such losses.

For certain types of companies operating in the financial field and subject to certain conditions, the capital gains are also included in the IRAP taxable base.

Italian pension funds

Capital gains realized by Italian pension funds are not subject to any withholding or substitute tax. Capital gains and capital losses must be included in the result of the relevant portfolio accrued at the end of the tax period, which is subject to a 20% substitute tax from fiscal year 2015. Under certain conditions provided for by Article 1(92) of the Law No. 190 of December 23, 2014 and by a forthcoming decree to be issued by the Minister of Finance (published in the Official Gazette of 29 December 2014) pension funds may be granted a tax credit equal to 9% of the result accrued at the end of the tax period and subject to the substitute tax.

Italian investment funds (fondi comuni di investimento mobiliare) and SICAVs and SICAFs

Capital gains realized by Italian investment funds and SICAVs and SICAFs are not subject to any withholding or substitute tax. Capital gains and capital losses must be included in the investment fund’s, SICAV’s or SICAF’s annual results, which is not subject to tax. A withholding tax may apply in certain circumstances at the rate of up to 26% on distributions made by the investment fund, the SICAV or the SICAF.

IVAFE-Imposta sul Valore delle Attività Finanziarie detenute all’Estero

Under Article 19 of Law Decree No. 201 of December 6, 2011, which we refer to as Decree 201, converted with Law No. 214 of December 22, 2011, Italian resident individuals holding financial products—including shares—outside the Italian territory are required to pay a special tax (IVAFE) at the rate of 0.20%. The tax applies on the market value at the end of the relevant year or—in the lack thereof—on the nominal value or the redemption value of such financial product held outside the Italian territory.

Taxpayers may deduct from the tax a tax credit equal to any wealth taxes paid in the State where the financial assets are held (up to the amount of the Italian tax due).

Non-Italian Shareholders

Taxation of Dividends

According to Italian tax laws, the distribution of dividends by Holdco will not trigger any taxable event for Italian income tax purposes for Non-Italian Shareholders.

Taxation of Capital Gains

According to Italian tax laws, capital gains on Holdco ordinary shares will not trigger any taxable event for Italian income tax purposes for Non-Italian Shareholders.

Stamp Duty (Imposta di bollo)

Under Article 13(2bis-2ter) of Decree No. 642 of October 26, 1972, which we refer to as the Stamp Duty Act, a 0.20% stamp duty generally applies on communications and reports that Italian financial intermediaries periodically send to their clients in relation to the financial products that are deposited with such intermediaries. Shares are included in the definition of financial products for these purposes. Communications and reports are deemed to be sent at least once a year even if the Italian financial intermediary is under no obligation to either draft or send such communications and reports.

The stamp duty cannot exceed €14,000.00 for investors other than individuals.

Based on the wording of the law and the implementing decree issued by the Italian Ministry of Finance on May 24, 2012, the 0.20% stamp duty does not apply to communications and reports that the Italian financial intermediaries send to Italian Shareholders or Non-Italian Shareholders who do not qualify as “clients” according to the regulations issued by the Bank of Italy on June 20, 2012.

The taxable base of the stamp duty is the market value or—in the lack thereof—the nominal value or the redemption amount of any financial product or financial instruments.

DESCRIPTION OF HOLDCO ORDINARY SHARES

General

The following information is a summary of the material terms of the ordinary shares of £1.00 each in the capital of Holdco.

You are encouraged to read the Holdco articles, which will be substantially the articles of association of Holdco following completion of the mergers, which are included as Exhibit 3.1 to this proxy statement/prospectus. For more information, see the comparison of relative rights described in the section entitled “Comparison of Rights of Stockholders of Cyberonics, Shareholders of Sorin and Shareholders of Holdco” of this proxy statement/prospectus.

Under English law, persons who are neither residents nor nationals of the U.K. may freely hold, vote and transfer the Holdco ordinary shares in the same manner and under the same terms as U.K. residents or nationals.

Share Capital

Immediately prior to the consummation of the mergers, the entire issued share capital of Holdco will be comprised of: (i) one Holdco ordinary share of a nominal value of £1.00 and (ii) 50,000 sterling non-voting redeemable shares with a nominal value of £1.00. These shares held by Sorin as an initial subscribing shareholder of Holdco are expected to be redeemed and/or cancelled on completion of the mergers.

The Holdco board will be authorized in the Holdco articles to allot and issue the shares of Holdco, and to grant rights to subscribe for or to convert any security into Holdco ordinary shares, up to an aggregate nominal amount (i.e., par value), representing 20% of the number of shares in the capital of Holdco as at the date of the adoption of the Holdco articles and after consummation of the transactions contemplated by the merger agreement (in addition to any authority to allot that has not yet expired granted to the board prior to the date of the adoption of the Holdco articles) for a period expiring (unless previously renewed, varied or revoked by Holdco in general meeting) on the date which is five years from the date of the adoption of the Holdco articles. Renewal of such authorization is expected to be sought at least once every five years, and possibly more frequently.

Dividends and Distributions

Under English law, Holdco may only pay dividends out of profits available for that purpose. Holdco’s profits available for distribution are its accumulated, realized profits, so far as not previously utilized by distribution or capitalization, less its accumulated, realized losses, so far as not previously written off in a reduction or reorganization of capital duly made. The amount of Holdco’s distributable reserves is a cumulative calculation. Holdco may be profitable in a single financial year but unable to pay a dividend if the profits of that year do not offset all previous years’ accumulated, realized losses.

Additionally, Holdco may only make a distribution if the amount of its net assets is not less than the aggregate of its called-up share capital and undistributable reserves, and if, and to the extent that, the distribution does not reduce the amount of those assets to less than that aggregate.

The Holdco articles permit the Holdco shareholders, by ordinary resolution, to declare dividends but no dividend shall exceed the amount recommended by the directors.

In addition, the directors may decide to pay interim dividends. The entitlement to a dividend lapses if unclaimed for 12 years.

The Holdco articles also permit a scrip dividend scheme under which the directors of Holdco may offer any holders of Holdco ordinary shares the right to receive shares, credited as fully paid, instead of cash in respect of all or any dividend subject to certain terms and conditions set out in the Holdco articles.

Voting Rights

The general meeting must vote by poll. On a poll taken at a general meeting, each qualifying Holdco shareholder present and entitled to vote on the resolution has one vote for every Holdco ordinary share held by such Holdco shareholder.

In the case of joint holders, the vote of the senior holder who tenders a vote shall be accepted to the exclusion of the votes of the other joint holders. The necessary quorum for a general meeting is the Holdco shareholders who together represent at least a majority of the voting rights of all the Holdco shareholders entitled to vote at the meeting, present in person or by proxy, save that if Holdco has only one Holdco shareholder entitled to attend and vote at the general meeting, one qualifying Holdco shareholder present at the meeting and entitled to vote is a quorum. If a meeting is adjourned for lack of quorum, the quorum of the adjourned meeting will be one qualifying person present and entitled to vote.

Amendment to the Holdco Articles of Association

Under English law, the shareholders may amend the articles of association of a public limited company by special resolution (i.e., a resolution approved by the holders of at least 75% of the aggregate voting power of the outstanding Holdco shares that, being entitled to vote, vote on the resolution) at a general meeting. The notice shall specify the intention to propose the resolution as a special resolution.

General Meetings and Notices

An annual general meeting must be called by not less than 21 clear days’ notice (i.e., excluding the date of receipt or deemed receipt of the notice and the date of the meeting itself). Holdco expects Sorin, as its current sole shareholder, to pass a special resolution prior to the closing date of the mergers, and intends to propose such a resolution at each annual general meeting, to allow all other general meetings to be called by not less than 14 clear days’ notice. General meetings that are not annual general meetings may be called by shorter notice if agreed to by a majority in number of the Holdco shareholders having the right to attend and vote at the meeting, being a majority who together hold not less than 95% in nominal value of the Holdco shares given that right. At least seven clear days’ notice is required for any adjourned meeting, and such meeting must be held not less than 14 days but not more than 28 days after adjournment at such time and place specified for the purpose in the notice calling the meeting or as decided by the chairman of the meeting.

The notice of a general meeting must be given to the Holdco shareholders (other than any who, under the provisions of the Holdco articles or the terms of allotment or issue of shares, are not entitled to receive notice), to the Holdco board, to the beneficial owners nominated to enjoy information rights under the U.K. Companies Act 2006 and to the auditors. Under English law, Holdco is required to hold an annual general meeting of its Holdco shareholders within six months from the day following the end of its fiscal year. Subject to the foregoing, a general meeting may be held at a time and place determined by the Holdco board.

Under English law, Holdco must convene such a meeting once it has received requests to do so from Holdco shareholders representing at least 5% of the paid up share capital of the company as carries voting rights at general meetings (excluding any paid-up capital held as treasury shares).

Under the Holdco articles, a general meeting may also be called if the company has fewer than two directors and the director (if any) is unable or unwilling to appoint sufficient directors to make up a quorum or to call a general meeting to do so. In such case, two or more Holdco shareholders may call a general meeting for the purpose of appointing directors.

Winding Up

In the event of a voluntary winding up of Holdco, the liquidator may, with the sanction of a special resolution of the company and any other sanction required by law, subject to the U.K. Companies Act, divide among the

Holdco shareholders the whole or any part of the assets of Holdco, whether they consist of property of the same kind or not, and vest the whole or any part of the assets in trustees upon such trusts for the benefit of the Holdco shareholders as he, with the like sanction, may determine. No Holdco shareholder shall be compelled to accept any assets upon which there is a liability.

On a return of capital on a liquidation, reduction of capital or otherwise, the surplus assets of Holdco available for distribution among the Holdco shareholders shall be applied pro rata (rounded to the nearest whole number) with the Holdco shares of Holdco ranking equally.

Rights of Pre-Emption on New Issues of Holdco Shares

Under the U.K. Companies Act 2006, the issuance of equity securities (except shares held under an employees’ share scheme) that are to be paid for wholly in cash must be offered first to the existing holders of equity securities in proportion to the respective nominal amounts (i.e., par values) of their holdings on the same or more favorable terms, unless a special resolution to the contrary has been passed or the articles of association otherwise provide an exclusion from this requirement (which exclusion can be for a maximum of five years after which Holdco shareholders’ approval would be required to renew the exclusion). In this context, equity securities generally means Holdco ordinary shares other than Holdco ordinary shares which, with respect to dividends or capital, carry a right to participate only up to a specified amount in a distribution, which, in relation to Holdco, will include the Holdco ordinary shares, and all rights to subscribe for or convert securities into such Holdco ordinary shares.

A provision in the Holdco articles will authorize the directors to allot shares in Holdco, or to grant rights to subscribe for or to convert or exchange any security into shares in Holdco, up to an aggregate nominal amount representing 20% of the number of shares in the capital of Holdco as at the date of the adoption of the Holdco articles and after consummation of the transactions contemplated by the merger agreement (in addition to any authority to allot that has not yet expired granted to the board prior to the date of the adoption of the Holdco articles) for a period expiring (unless previously renewed, varied or revoked by Holdco in general meeting) on the date which is five years from the date of the adoption of the Holdco articles and the pre-emptive rights under the U.K. Companies Act 2006 will not apply in respect of allotment of shares for cash made pursuant to such authority. Renewal of such authorization is expected to be sought at least once every five years, and possibly more frequently.

Where Holdco allots further Holdco shares, it must apply for these new Holdco shares to be admitted to listing with the FCA, which will require an approved prospectus, unless an exemption applies.

Disclosure of Ownership Interests in Holdco Shares

Holdco shareholders must comply with the notification obligations to Holdco contained in Chapter 5 (Vote Holder and Issuer Notification Rules) of the Disclosure and Transparency Rules, which we refer to as DTR (including, without limitation, the provisions of DTR 5.1.2), in relation to the percentage of the voting rights they hold as a Holdco shareholder, or through a direct or indirect holding of certain financial instruments, if the percentage of voting rights reaches, exceeds or falls below three percent, or any one per cent above three per cent. In effect, this means that a Holdco shareholder must notify Holdco if the percentage of voting rights in Holdco it holds reaches three percent and goes above this threshold by one percent thereafter or falls below a percentage threshold above three percent (or falls below three percent). Holdco is required to make this information public as soon as possible, and in any event, by the end of the trading day that it receives this notification. Under the DTR, Holdco will also be required to update the market of any changes to the total number of voting rights.

Section 793 of the U.K. Companies Act 2006 gives Holdco the power to require persons whom it knows have, or whom it has reasonable cause to believe have, or within the previous three years have had, any ownership interest in any Holdco shares to disclose specified information regarding those Holdco shares. Failure to provide the information requested within the prescribed period (or knowingly or recklessly providing false information after the date the notice is sent) can result in criminal or civil sanctions being imposed against the person in default.

Under the Holdco articles, if any Holdco shareholder, or any other person appearing to be interested in Holdco shares held by such Holdco shareholder, has been duly served with a notice under section 793 and fails to give Holdco the information required by such notice or has made a statement which is false or inadequate in a material particular, then the Holdco board may, in its absolute discretion at any time by notice, withdraw voting rights and, where the default shares represent at least 0.25% in nominal value of the issued shares of their class (calculated exclusive of any shares held in treasury), place restrictions on the rights to receive dividends and refuse to register a transfer of such shares.

Alteration of Share Capital/Repurchase of Holdco Shares

Subject to the provisions of the U.K. Companies Act 2006, and without prejudice to any relevant special rights attached to any class of shares, Holdco may, from time to time, among other things:

•	increase its share capital by allotting and issuing new shares in accordance with the Holdco articles and any relevant shareholder resolution;

•	consolidate all or any of its share capital into shares of a larger nominal amount (i.e., par value) than the existing shares;

•	subdivide any of its shares into shares of a smaller nominal amount (i.e., par value) than its existing shares; or

•	redenominate its share capital or any class of share capital.

English law prohibits Holdco from purchasing its own shares unless such purchase has been approved by its shareholders. Holdco shareholders may approve two different types of such share purchases; “on-market” purchases or “off-market” purchases. “On-market” purchases may only be made on a “recognised investment exchange”, which includes the LSE, but excludes NASDAQ. In order to purchase its own shares, as a cross-listed company on the LSE and NASDAQ, Holdco must therefore obtain the approval of its shareholder for either an “on market purchase” if acquiring its own Holdco shares on the LSE, or an “off-market purchase” if acquiring Holdco shares that are traded on the NASDAQ or held in certificated form. This requires the Holdco shareholders to pass an ordinary resolution approving either an “on-market purchase” or “off-market purchase”, where such approval may be for a maximum period of five years. In relation to an “off-market purchase”, Holdco may not acquire its own shares until the terms of the contract pursuant to which the purchase(s) are to be made has been authorized by the Holdco shareholders. A purchase of its own shares will also trigger disclosure obligations to the market under the DTR.

Transfer of Holdco Shares

The Holdco articles allow holders of Holdco shares to transfer all or any of their shares by instrument of transfer in writing in any usual form or in any other form which is permitted by the U.K. Companies Act 2006 and is approved by the Holdco board. The instrument of transfer must be executed by or on behalf of the transferor and (in the case of a transfer of a Holdco ordinary share which is not fully paid) by or on behalf of the transferee. The Holdco articles also are expected to permit transfer of shares in uncertificated form by means of a relevant system, i.e., the CREST system operated by Euroclear UK & Ireland Limited.

Holdco may not charge a fee for registering the transfer of a share.

The Holdco board may, in its absolute discretion, refuse to register a transfer of shares in certificated form if it is not fully paid or is with respect to a share on which Holdco has a lien and sums in respect of which the lien exists is payable and is not paid within 14 clear days after due notice has been sent. If the Holdco board refuses to register a transfer of a share, it shall send notice to the transferee of notice of the refusal together with reasons for the refusal and any instrument of transfer shall (except in the case of fraud) be returned when the notice of refusal is sent.

Annual Accounts and Independent Auditor

Under English law, a “quoted company”, which includes a company whose equity share capital is listed on the Official List or is admitted to dealing on the NASDAQ and/or the LSE (such as Holdco), must deliver to the Registrar of Companies a copy of:

•	the company’s annual accounts;

•	the directors’ remuneration report;

•	the directors’ report;

•	any separate corporate governance statement;

•	a strategic report; and

•	the auditor’s report on those accounts, on the auditable part of the directors’ remuneration report, on the directors’ report, the strategic report and any separate corporate governance statement.

The annual accounts and reports must be presented to the Holdco shareholders at a general meeting (although a vote is not mandatory in respect of such documents) and prepared in accordance with EU-IFRS. Under the Holdco articles, copies of the annual accounts and reports for that financial year must be sent to every Holdco shareholder, every debenture holder and every person entitled to receive notice of general meetings at least 21 clear days before the date of the meeting at which copies of the documents are to be presented. The Holdco articles provide that any documents to Holdco shareholders may be distributed in electronic form or by making them available on a website, as long as Holdco shareholders have agreed that such may be sent or supplied in that form.

Under the DTR, Holdco must publish its annual financial report within four months of the end of the financial year. The DTR contain certain requirements for the content of such annual financial reports; in particular, it must contain a corporate governance statement that complies with the requirements of the DTR.

Holdco is also required by the DTR to produce, and make public, half-yearly financial reports that cover the first half of the financial year, within two months after the end of the relevant period. The DTR contain certain requirements for the content of such half-yearly financial reports.

As an English company with no applicable exemptions from the audit requirements under the U.K. Companies Act 2006, Holdco must appoint an independent auditor to audit the annual accounts of the company. The auditor of a public company may be appointed by ordinary resolution at the general meeting of the company at which the company’s annual accounts are laid. Directors can also appoint auditors at any time before the company’s first accounts meeting, after a period of exemption or to fill a casual vacancy.

The remuneration of an auditor is fixed by the Holdco shareholders by ordinary resolution or in a manner that the Holdco shareholders by ordinary resolution determine.

Liability of Holdco and its Directors and Officers

Under English law, any provision that purports to exempt a director of a company (to any extent) from any liability that would otherwise attach to him in connection with any negligence, default, breach of duty or breach of trust in relation to the company is void. See the section entitled “Comparison of Rights of Stockholders of Cyberonics, Shareholders of Sorin and Shareholders of Holdco—Limitation of Personal Liability of Directors” of this proxy statement/prospectus for further information regarding the liability of Holdco’s directors and officers.

Takeover Provisions

As an English public limited company with its place of central management and control in the U.K., Holdco will be subject to the jurisdiction of the U.K. Panel on Takeovers and Mergers, which we refer to as the Takeover

Panel. Holdco shareholders are accordingly entitled to the protections afforded by the City Code on Takeovers and Mergers, which we refer to as the Takeover Code. The Takeover Code and the Takeover Panel operate principally to ensure that shareholders are treated fairly and are not denied an opportunity to decide on the merits of a takeover and that shareholders holding the same class of shares are afforded equivalent treatment by an offeror. The Takeover Code also provides an orderly framework within which takeovers are conducted.

Pursuant to the Takeover Code, if a person: (a) acquires an interest in Holdco’s shares which, when taken together with shares in which he or persons acting in concert with him are interested, carries 30% or more of the voting rights of Holdco’s shares; or (b) who, together with persons acting in concert with him, is interested in shares that in the aggregate carry not less than 30% and not more than 50% of the voting rights in Holdco, acquires additional interests in shares that increase the percentage of shares carrying voting rights in which that person is interested, in both cases, the acquirer and, depending on the circumstances of its concert parties, would be required (except with the consent of the Takeover Panel) to make a cash offer for Holdco’s outstanding shares at a price not less than the highest price paid for any interests in the shares by the acquirer or its concert parties during the previous 12 months.

COMPARISON OF RIGHTS OF STOCKHOLDERS OF CYBERONICS, SHAREHOLDERS OF SORIN AND SHAREHOLDERS OF HOLDCO

This section of the proxy statement/prospectus describes the material differences between the rights of holders of Holdco ordinary shares, Sorin ordinary shares and shares of Cyberonics common stock with respect to those shares. The differences between the rights of these respective holders result from the differences among U.K., Italian and Delaware law and the respective governing documents of Holdco, Sorin and Cyberonics. The rights of the Cyberonics stockholders and the relative powers of the Cyberonics board are governed by the laws of the State of Delaware, including the DGCL, and Cyberonics’ amended and restated certificate of incorporation, which we refer to as the Cyberonics charter, and amended and restated by-laws, which we refer to as the Cyberonics by-laws. The rights of Sorin shareholders and the relative powers of the Sorin board are governed by the Italian Civil Code, the Legislative Decree No. 58, dated February 24, 1998, as amended, and the Sorin by-laws. Each Holdco ordinary share will be issued in accordance with, and will carry with it the rights and obligations set forth in, the Holdco articles. Holdco is a public limited company incorporated under the laws of England and Wales. The rights of the Holdco shareholders and the relative powers of the Holdco board are governed by applicable laws of England and Wales, including the U.K. Companies Act 2006, the DTR and the Takeover Code, and by the Holdco articles.

This section does not include a complete description of all differences between the rights of holders of Holdco ordinary shares, Sorin ordinary shares and Cyberonics common stock, nor does it include a complete description of the specific rights of these respective holders. Furthermore, the identification of some of the differences in the rights of these holders as material is not intended to indicate that other differences do not exist. This summary is qualified in its entirety by reference to the full text of each of the governing documents of Holdco, Sorin and Cyberonics.

You are urged to read carefully the relevant provisions of the U.K. Companies Act 2006, the Takeover Code, the Italian Civil Code, the Legislative Decree No. 58, dated February 24, 1998, as amended, the DGCL and the governing documents of Holdco, Sorin and Cyberonics. A copy of the form of Holdco articles is included as Exhibit 3.1 to this proxy statement/prospectus. The Cyberonics charter and Cyberonics by-laws are filed as exhibits to the reports of Cyberonics incorporated by reference in this proxy statement/prospectus. An English translation of Sorin’s by-laws is available on its website at www.sorin.com. See the sections entitled “References to Additional Information” and “Where You Can Find More Information” of this proxy statement/prospectus.

COMPARISON OF RIGHTS OF STOCKHOLDERS OF CYBERONICS, SHAREHOLDERS OF SORIN AND SHAREHOLDERS OF HOLDCO

Cyberonics	Sorin	Holdco
Corporate Governance

The corporate bodies of Cyberonics are the Cyberonics stockholders and the Cyberonics board. The Cyberonics board, which is elected by the stockholders, has full control over the affairs of the corporation, except for the matters that are specifically reserved for stockholder approval.	The corporate bodies of Sorin are the general meeting (Assemblea) of shareholders, the Sorin board (Consiglio di Amministrazione), and the board of statutory auditors (Collegio Sindacale). Under Sorin’s by-laws, the Sorin board is vested with all of the ordinary and extraordinary powers required to manage the company. Consequently, it may perform all acts that it may deem useful for

The corporate bodies of Holdco are the general meeting and the Holdco board. The directors are responsible for the management of Holdco’s business, for which purpose they may exercise all the powers of Holdco including without limitation the power to dispose of all or any part of the undertaking of Holdco.

Cyberonics	Sorin	Holdco

the furtherance of the Sorin’s corporate purpose, except for such actions where shareholder approval is required by law.

The legal audit over Sorin’s accounts is performed by PricewaterhouseCoopers, appointed as external auditor for the 2013-2021 period.

As a company with a standard listing on the LSE, Holdco will not be required to comply with the U.K. CGC. However, the Holdco board may voluntarily comply with some aspects of the U.K. CGC to the extent it considers appropriate.

Authorized Capital/Outstanding Capital Stock

Under the Cyberonics charter, Cyberonics’ authorized capital stock consists of 50,000,000 shares of common stock, par value $0.01 per share, and 2,500,000 shares of preferred stock, par value $0.01 per share, 50,000 of which is designated as Series A participating preferred stock.

As of August 17, 2015, the closest possible date to the record date for the Cyberonics special meeting for which the number of shares of Cyberonics common stock that are issued and outstanding is known (and it is expected that at the record date the number of such shares outstanding will not have changed significantly), Cyberonics had 26,000,450 shares of common stock issued and outstanding and no shares of preferred stock issued and outstanding.

Under the DGCL, the number of authorized shares of common stock or preferred stock may be increased or reduced (but not below the number of issued shares of common stock or preferred stock, as applicable) through an amendment of the Cyberonics charter.

Shares of Cyberonics common stock are listed and traded on the NASDAQ.

Sorin’s authorized share capital is equal to €478,738,144.00, represented by 478,738,144 issued, fully paid-in and registered ordinary shares with a par value of €1,00 each, all bearing the same rights.

On April 30, 2014, the Sorin extraordinary shareholders meeting adopted a resolution granting to the Sorin board the power to increase the capital stock of Sorin by up to €23 million by issuing a maximum of 23,000,000 shares, for no consideration, in favor of employees of Sorin and/or Sorin subsidiaries in the context of the 2014-2016 Long Term Incentive Plan of Sorin, approved on the same date, or other Sorin stock plans or similar future plans. This delegation is valid for five years from the date of such shareholders’ resolution. No shares have been issued under said delegation.

Shares issued by Sorin are listed and traded on the Italian Stock Exchange (i.e., Mercato Telematico Azionario, organized and managed by ISE).

It is currently estimated that, following the mergers, the Holdco share capital will be equal to £50,453,484, divided into approximately 50,453,484 ordinary shares having a nominal value of £1 each.

The Holdco ordinary shares are expected to be listed on the NASDAQ and admitted to the standard listing segment of the Official List of the FCA and to trading on the LSE’s Main Market for listed securities.

Any proposed changes to Holdco’s capital structure must be notified to the market under the DTR.

Cyberonics	Sorin	Holdco
Board Committees

The Cyberonics by-laws provide that the Cyberonics board may delegate decision making to one or more committees of directors.

The Cyberonics board’s current committees include an audit committee, a nominating and governance committee and a compensation committee.

Pursuant to Sorin’s by-laws, the Sorin board may appoint one or more chief executive officers, establish an executive committee—setting the number of its members and the rules under which the committee shall operate—and define the powers thereof. The chairman of the Sorin board is required to be a member of the executive committee whenever such committee is created.

In addition, the Sorin board may establish one or more consultative committees with specific functions and tasks, and define the membership and rules governing such committees.

As recommended under the Italian corporate governance code (Codice di Autodisciplina) approved by ISE, the Sorin board has currently established, in addition to an executive committee, a control and risk committee, a committee for transactions with related parties and a compensation and appointments committee.

Under English law and the Holdco articles, the Holdco directors may delegate any of the powers which are conferred on them under the Holdco articles to such person(s) or committee(s) on such terms and conditions as the Holdco board so determines. All Holdco committees must comply with the applicable rules of NASDAQ applicable to non-controlled domestic U.S. issuers. The Holdco audit committee also must comply with the relevant requirements of the DTR.

Holdco expects to have, at a minimum, an audit committee, compensation committee and nominating and governance committee.

Voting Rights

The Cyberonics by-laws provide that holders of shares of Cyberonics common stock are entitled to one vote per share on all matters to be voted on by stockholders. No stockholder has the right of cumulative voting.

The Cyberonics charter provides that the Cyberonics board may fix and alter the voting rights of any series of preferred stock. See the section entitled “—Rights of Preferred Shareholders/Stockholders” below.

Sorin shareholders are entitled to one vote per share on all matters to be voted on by shareholders.

No shareholder has the right of cumulative voting.

The extraordinary shareholders’ meeting shall resolve upon any amendment of the company’s by-laws (including, without limitation, increases and reductions of its share capital, liquidation and other extraordinary

Any resolution put to a vote at a Holdco general shareholder meeting shall be decided by poll.

On a poll taken at a Holdco shareholder meeting, every qualifying Holdco shareholder present and entitled to vote on the resolution has one vote for every Holdco ordinary share.

An “ordinary resolution” requires, on a poll, the affirmative vote of Holdco shareholders representing

Cyberonics	Sorin	Holdco

The Cyberonics by-laws provide that, unless otherwise required by law or the Cyberonics charter, any question brought before any meeting of Cyberonics’ stockholders at which a quorum is present or represented will be decided by the vote of the holders of a majority of the stock having voting power present in person or represented by proxy at the meeting.

Under the DGCL, the adoption of a merger agreement must be approved by a majority of the outstanding stock of the corporation entitled to vote on the matter.

transactions such as mergers and demergers, issuance of special categories of shares or other securities to be allocated to the employees of Sorin or its subsidiaries).

Sorin has not issued preferred stock or other special categories of shares.

Under Italian Law, the approval of a merger must be resolved upon by an extraordinary shareholders’ meeting, with the majorities provided under the section entitled “—Quorum”.

a simple majority (more than 50%) of the total voting rights of those who are entitled to do so, either in person or by proxy.

A “special resolution” requires, on a poll, the affirmative vote of Holdco shareholders representing at least 75% of the total voting rights of those who are entitled to do so, either in person or by proxy.

The U.K. Companies Act 2006 requires that a number of matters are approved by way of special resolution, including (amongst other things) an amendment to the company’s articles of association, change of name, and re-registration as a public or private company.

Under the U.K. Companies Act 2006, a scheme of arrangement between a company and its shareholders or creditors (or any class of them) in order to effect a solvent reorganization of a company or group structure, including by merger and spin-off, as well as to effect insolvent restructurings such as by a debt for equity swap requires approval by at least 75% in value of each class of the shareholders or creditors who vote on the scheme, being also at least a majority in number of each class. The scheme of arrangement would also need the sanction of the court.

The Holdco articles require that any variation of rights attaching to any existing class of shares in the capital of Holdco may (unless otherwise provided by the terms of issue of the shares of that class) be varied or abrogated, either: (a) with the written consent of the holders of 75% in nominal value

Cyberonics	Sorin	Holdco

of the issued shares of that class (excluding any shares of that class held as treasury shares); or (b) with the sanction of a special resolution passed at a separate meeting of the holders of the shares of that class.

Holdco has not issued any shares which carry preferred rights of voting.

The DTR require a person to notify Holdco of the percentage of its voting rights he holds as a shareholder, or through his direct or indirect holding of certain financial instruments, if the percentage of those voting rights reaches, exceeds or falls below 3%, or any 1% above 3%. Holdco is required make this information public as soon as possible, and in any event, by the end of the trading day following receipt of this notification. Holdco will also be required to update the market of any changes to the total number of voting rights.

Rights of Preferred Shareholders/Stockholders

The Cyberonics charter provides that the Cyberonics board may fix or alter for any wholly unissued series of preferred stock the dividend rights, dividend rates, conversion rights, voting rights, rights and terms of redemption (including sinking fund provisions), redemption prices, liquidation preferences, the number of shares constituting any such series and the designation thereof.

The Cyberonics charter provides that each share of Series A participating preferred stock entitles the holder to (a) 1,000 times the aggregate per share amount of all dividends paid to holders of Cyberonics common stock, (b) 1,000 votes on all matters

	Sorin has not issued preferred stock or other special categories of shares.	Holdco has not issued preferred stock or other special categories of shares.

Cyberonics	Sorin	Holdco

to be voted on by shareholders and (c) 1,000 times the aggregate per share distribution to holders of Cyberonics common stock in any liquidation, dissolution or wind-up of Cyberonics and 1,000 times the aggregate per share consideration received by holders of Cyberonics common stock in any consolidation, merger, combination or other transaction in which shares of Cyberonics common stock are exchanged.

No shares of Cyberonics preferred stock were outstanding as of the date of this proxy statement/prospectus.

Proxies

The Cyberonics by-laws provide that a shareholder may vote either in person or by proxy executed in writing by the shareholder or by his attorney-in-fact and filed with the secretary of Cyberonics. No proxy will be voted or acted upon after three years from its date, unless the proxy provides for a longer period.

Proxies may be solicited by Cyberonics or one or more of its stockholders pursuant to applicable law regarding the solicitation of proxies, including the publication and filing of a proxy statement with the SEC.

Any person entitled to attend and vote at a general shareholders’ meeting may be represented according to the relevant provisions of Italian law. Representation requires a written proxy, which may be granted electronically. Proxies can be given only for one meeting (but may have effect for each subsequent call of the same meeting).

Under Italian law, Sorin, one or more of its shareholders or any other eligible person can solicit other shareholders’ proxies. Solicitation of proxies must be made through the publication of a prospectus and a proxy form; the relevant notice must be published on Sorin’s website and must also be disclosed to CONSOB, ISE and Monte Titoli.

Proxies must be dated and signed and must indicate the voting instructions. The voting instructions can also be referred exclusively to certain items on the agenda.

A Holdco shareholder is entitled to vote by proxy to exercise all or any of his rights to attend and to speak and vote at a meeting of Holdco in respect of the shares to which the proxy appointment relates. The appointment of a proxy must be executed by or on behalf of the appointor in such manner as the directors may approve and delivered to Holdco by the time as specified by the Holdco board.

Cyberonics	Sorin	Holdco
Pursuant to applicable Italian law, proxies may also be given to a representative that Sorin shall appoint in relation to each shareholders’ meeting. Proxies shall be received by such appointed representative by the end of the second trading day before the date set for the relevant shareholders’ meeting and may be revoked within the same term. The appointed representative is empowered to exercise voting rights solely on the matters for which specific instructions are given within the proxy.
Dividends
Under the DGCL, the Cyberonics board, subject to any restrictions contained in the Cyberonics charter, may declare and pay dividends upon the shares of its capital stock. Dividends may be paid in cash, in property, or in shares of Cyberonics’ capital stock.

Under Italian law, Sorin may pay dividends out of the net profits actually realized and recorded in Sorin’s audited and approved financial statements for the preceding fiscal year or out of its distributable reserves.

Dividend distributions out of the net profits must be approved by the general shareholders’ meeting approving the company’s yearly financial statements.

If there is a loss of Sorin’s share capital, distributions may not be made until the share capital has been reinstated or reduced as required.

According to Sorin’s by-laws, net profits reported in the annual financial statements shall be allocated as follows:

(a) to the legal reserve, 5% of the net profits until the amount of such reserve is equivalent to one-fifth of Sorin’s share capital; and

(b) the remainder to the Sorin shareholders, unless otherwise

Under English law, Holdco may only pay dividends out of profits available for that purpose. Holdco’s profits available for distribution are its accumulated, realized profits, so far as not previously utilized by distribution or capitalization, less its accumulated, realized losses, so far as not previously written off in a reduction or reorganization of capital duly made.

Additionally, Holdco may only make a distribution if the amount of its net assets is not less than the aggregate of its called-up share capital and undistributable reserves, and if, and to the extent that, the distribution does not reduce the amount of those assets to less than that aggregate.

The Holdco articles permit the shareholders, by ordinary resolution, to declare dividends but no dividend shall exceed the amount recommended by the directors.

In addition, the Holdco board may decide to pay interim dividends.

Cyberonics	Sorin	Holdco

resolved by the Sorin shareholders’ meeting.

In addition, during the course of the year, subject to applicable conditions under Italian law and if deemed appropriate on the basis of Sorin’s results from operations, the Sorin board may approve the payment of advances against the dividend for the same year.

The entitlement to a dividend lapses if unclaimed for 12 years.
Purchase of Treasury Shares

Under the DGCL, Cyberonics may repurchase outstanding shares of its capital stock, except that generally it may not redeem or repurchase those shares if the capital of the corporation is impaired at the time or would become impaired as a result of the redemption or repurchase of such shares.

Under Italian law and except as provided thereby, the purchase of treasury shares must be authorized by resolution adopted by an ordinary shareholders’ meeting and may only be paid out of retained earnings or distributable reserves resulting from the last approved financial statements. Only fully paid-in shares may be purchased. The relevant shareholders’ authorization shall set forth the terms of the purchase, including the maximum number of shares that may be purchased, the duration of the authorization (not to exceed eighteen months from the date of the relevant resolution) as well as the minimum and maximum purchase price.

The nominal value of the treasury shares repurchased, together with any treasury shares previously held by Sorin or any of its subsidiaries, may not exceed, in the aggregate, 20% of Sorin’s share capital. A legal reserve equal to the amount of treasury shares recorded within Sorin’s assets shall be recorded and kept at all times until the treasury shares are sold or cancelled.

Treasury shares may only be sold or disposed of upon authorization by an ordinary shareholders’

English law prohibits Holdco from purchasing its own shares unless such purchase has been approved by its shareholders. Shareholders may approve two different types of such share purchases; “on-market” purchases or “off-market” purchases. “On-market” purchases may only be made on a “recognised investment exchange”, which includes the LSE, but does not include the NASDAQ. In order to purchase its own shares, Holdco must therefore obtain shareholder approval for either an “on-market purchase” if acquiring its shares on the LSE, or an “off-market purchase” if acquiring its shares that are traded on NASDAQ or held in certificated form. Both require the Holdco shareholders to pass an ordinary resolution approving either an “on-market purchase” through the LSE, or “off-market purchase” if the relevant shares are traded on NASDAQ or held in certificated form, where such approval may be granted for a maximum period of up to five years. Where the purchase is “off-market”, Holdco may not acquire its own shares until the terms of the contract pursuant to which the purchase(s) are to be made have been authorized by the shareholders. Holdco should make

Cyberonics	Sorin	Holdco

meeting and pursuant to the terms set by the relevant shareholders’ resolution.

Sorin is not entitled to vote or to receive dividends on the treasury shares it owns. Treasury shares are not entitled to option rights in case of capital increases. Sorin ordinary shares owned by Sorin’s subsidiaries are not entitled to voting rights but are entitled to receive dividends. Treasury shares owned by Sorin and Sorin ordinary shares owned by Sorin’s subsidiaries are considered at Sorin shareholders’ meetings for quorum purposes.

For listed companies, such as Sorin, the purchase of treasury shares, as well as the purchase of Sorin ordinary shares by Sorin’s subsidiaries, must take place in a manner that ensures the equality of treatment among shareholders (e.g., on the market or through a voluntary tender offer addressed to all shareholders).

an announcement to the market of its intention to exercise its authority to make purchases of its own shares pursuant to an authority granted by its shareholders.

Holdco should ensure that a sufficient number of shares remain in public hands following the share buyback (25% of shares must be in public hands in one or more EEA states or in the United States as the Holdco shares will be listed on NASDAQ) to adhere to the free float requirements for a standard listing on the LSE.

Holdco is only permitted to purchase its own shares if they are fully paid, and must pay for them in full when purchasing them.

Holdco may only purchase its own shares out of distributable profits of Holdco, or the proceeds of a fresh issue of shares made for the purposes of financing the purchase. Any premium payable on the purchase of its own shares must be paid out of distributable profits of Holdco, unless the shares being purchased were issued at a premium, in which case any premium payable on their purchase by Holdco may be paid out of the proceeds of a fresh issue of shares made for the purpose of financing the purchase, up to an amount equal to: (a) the aggregate of the premiums received by Holdco on the issue of the shares purchased, or (b) the current amount of Holdco’s share premium account (including any sum transferred to that account in respect of premiums on the new shares), whichever is less.

Holdco may at any time dispose of treasury shares for cash

Cyberonics	Sorin	Holdco

consideration, transfer them for the purposes of or pursuant to an employees’ share scheme, or cancel the treasury shares.

A purchase of own shares by Holdco will trigger disclosure obligations to the market under the DTR.

Liquidation Rights
Under the DGCL, following a dissolution of Cyberonics, after provisions are made for all claims and obligations, any remaining assets will be distributed to the Cyberonics stockholders.	Under Italian law, subject to satisfaction of the claims of all creditors and except as otherwise provided in respect of special categories of shares, upon liquidation of Sorin, the relevant shareholders would be entitled to a distribution of Sorin’s net assets pro rata to their respective holdings in Sorin’s share capital. As mentioned above, Sorin has not issued preferred stock or other special categories of shares.	On a return of capital on a liquidation, reduction of capital or otherwise, the surplus assets of Holdco available for distribution among the Holdco shareholders shall be applied pro rata (rounded to the nearest whole number) with the ordinary shares of Holdco ranking equally.
Approval of Financial Statements
There is no requirement under the DGCL that Cyberonics stockholders approve Cyberonics’ financial statements.	Under Italian law and Sorin’s by-laws, Sorin’s yearly financial statements shall be approved by the shareholders at an ordinary shareholders’ meeting to be called no later than 120 days following the end of the relevant fiscal year (or no later than 180 days thereafter, as long as Sorin is required to prepare consolidated financial statements or has special requirements relating to its corporate purpose and structure).

Under English law, the annual accounts, which include a directors’ report, a strategic report, a directors’ remuneration report and an auditors’ report, must be approved by the Holdco board in accordance with their normal rules on decision making. The accounts must be signed by a director on behalf of the Holdco board and the auditors and filed with the Registrar of Companies of England and Wales. The accounts must be prepared in accordance with EU-IFRS.

Under the DTR, Holdco must publish its annual financial report within four months of the end of the financial year. The DTR contain certain requirements for the content of such annual financial reports; in particular, it

Cyberonics	Sorin	Holdco

must contain a corporate governance statement that complies with the requirements of the DTR.

The directors of Holdco must lay the annual accounts before a general meeting. At the general meeting, an ordinary resolution must be proposed to approve the directors’ remuneration report.

At least every three years, the directors are required to submit to the shareholders for their approval, a director’s remuneration policy, which will bind directors’ remuneration until the next policy approval.

Holdco is also required by the DTR to produce and make public half-yearly financial reports that cover the first half of its financial year within two months after the end of the relevant period. The DTR contain certain requirements for the content of such half-yearly financial reports.

Appraisal/Dissenters’ Rights
Under the DGCL, unless the certificate of incorporation or by-laws provide otherwise, stockholders of a Delaware corporation have the right to dissent from any plan of merger or consolidation to which the corporation is a party, and to demand payment for the fair value of their shares pursuant to, and in compliance with procedures set forth in, the “appraisal rights” provisions of the DGCL, except in connection with a merger or consolidation with respect to shares (i) listed on a national securities exchange or held of record by more than 2,000 holders and (ii) for which, pursuant to the plan of merger or consolidation, stockholders will receive only (a) shares or depository receipts of another

Under Italian law, Sorin shareholders are entitled to exercise cash exit rights if they did not concur in the approval of a resolution adopted at a Sorin shareholders’ meeting with respect to, among others:

•       a change in the business purpose clause of Sorin’s by-laws in such a way to allow a substantial change of the activities of the company;

•       a change in the legal form of the company;

•       the transfer of the registered office of the company outside Italy;

There is no mandatory provision in English law for appraisal rights. Such rights could, in theory, be provided for in the articles of association or in a shareholders’ agreement. The Holdco articles do not provide for appraisal/dissenters’ rights. However, English law provides dissenter’s rights which permit a shareholder to object to a Court in the context of the compulsory acquisition of minority shares.

Cyberonics	Sorin	Holdco
corporation which at the date the merger or consolidation is completed will be either listed on a national securities exchange or held of record by more than 2,000 holders, (b) shares of stock or depositary receipts of the surviving corporation in the merger or consolidation, (c) cash in lieu of fractional shares or (d) any combination of the foregoing. The DGCL also provides that stockholders of a surviving corporation do not have appraisal rights in connection with a plan of merger if the merger did not require for its approval the vote of the surviving corporation’s stockholders.

•       revocation of the winding up of the company;

•       change of the corporate and economic rights attached to the shares as provided for in the by-laws;

•       in case of a cross-border merger (pursuant to Legislative Decree no. 108/2008), if the surviving entity is a company organized under the laws of a country other than Italy.

Non-concurring shareholders are also entitled to exercise cash exit rights upon a resolution as a result of which Sorin ordinary shares would be delisted from the ISE.

Cash exit rights can be exercised for all or part of the shares held by the relevant shareholder.

In order to validly exercise their cash exit rights, Sorin shareholders entitled to do so must send a notice thereof to Sorin by registered mail within 15 days of the registration with the Companies’ Register of the Sorin shareholders’ resolution triggering such cash exit rights.

The Sorin ordinary shares with respect to which cash exit rights are exercised cannot be sold by the relevant Sorin shareholder and must be kept in a special account with the relevant intermediary.

Preemptive Rights
Shares of Cyberonics’ common stock are not entitled to preemptive rights.	Under Italian law, Sorin shareholders have a pre-emptive right in respect of any issuance of Sorin ordinary shares or debt	Under the U.K. Companies Act 2006, the issuance of equity securities (except shares held under an employees’ share

Cyberonics	Sorin	Holdco

convertible into Sorin ordinary shares pro rata to their respective holding in Sorin’s share capital, subject to the exceptions summarized below.

Sorin shareholders may exercise their pre-emptive rights for a period of at least 15 days after the publication of the notice relating to the offer of Sorin ordinary shares or convertible debt filed with the competent Companies’ Register.

Pursuant to applicable law, pre-emptive rights may be excluded or limited in respect of new Sorin ordinary shares to be paid-in by contribution in kind or to the extent required in Sorin’s interest. In both cases, the reasons for the exclusion or limitation of pre-emptive rights must be adequately illustrated by a report of the Sorin board. Pre-emptive rights may also be excluded in respect of Sorin ordinary shares to be offered to employees of Sorin or its subsidiaries.

In addition, Sorin’s by-laws, pursuant to a rule set forth in the Italian civil code, provide that Sorin shareholders’ pre-emptive rights may be excluded in respect of new Sorin ordinary shares representing up to 10% of the pre-existing Sorin share capital, provided that the issue price of the new Sorin ordinary shares is consistent with the market value of Sorin’s shares as confirmed in a report to be issued by a third party audit firm.

Pre-emptive rights can also be exercised by the holders of debt convertible into Sorin ordinary shares on the basis of the relevant exchange ratio.

scheme) that are to be paid for wholly in cash must be offered first to the existing holders of equity securities in proportion to the respective nominal amounts (i.e., par values) of their holdings on the same or more favorable terms, unless a special resolution (i.e., a resolution approved by the holders of at least 75% of the aggregate voting power of the outstanding Holdco shares that, being entitled to vote, vote on the resolution) to the contrary has been passed or the articles of association otherwise provide an exclusion from this requirement (which exclusion can be for a maximum of five years after which shareholders’ approval would be required to renew the exclusion). In this context, equity securities generally means shares other than shares which, with respect to dividends or capital, carry a right to participate only up to a specified amount in a distribution, which, in relation to Holdco, will include the Holdco ordinary shares, and all rights to subscribe for or convert securities into such shares.

A provision in the Holdco articles authorizes the directors to exclude preemptive rights in respect of issuances up to a nominal amount representing 20% of the number of shares in the capital of Holdco as at the date of the adoption of the Holdco articles and after consummation of the transactions contemplated by the merger agreement (in addition to any authority to allot that has not yet expired granted to the Holdco board prior to the date of the adoption of the Holdco articles) for a period expiring (unless previously renewed, varied or revoked by Holdco in general

Cyberonics	Sorin	Holdco

meeting) on the date which is five years from the date of the adoption of the Holdco articles. Renewal of such authorization is expected to be sought at least once every five years, and possibly more frequently.

Where Holdco allots further ordinary shares, it must apply to the FCA and the LSE for these new shares to be admitted to listing, which will require an approved prospectus, unless an exemption applies.

Amendments to Articles of Association or Articles of Incorporation

Under the DGCL, to amend the Cyberonics charter, the Cyberonics board must adopt a resolution setting forth the proposed amendment, declaring its advisability and either calling a special meeting of the stockholders or directing that the amendment proposed be considered at the next annual meeting of the stockholders. At the meeting, the affirmative vote of a majority of the outstanding stock entitled to vote thereon, plus, if the amendment adversely affects any class of shares, the affirmative vote of a majority of the outstanding stock of such class, is required to adopt the amendment.

The Cyberonics charter further provides that the affirmative vote of the holders of at least two-thirds (2/3) of the combined voting power of all of the then-outstanding shares of capital stock of Cyberonics entitled to vote is required to alter, amend or repeal the provisions of the Cyberonics charter concerning the election of directors, action by written consent and the vote required to alter, amend or repeal such provisions.

Under Italian law, amendments to the Sorin by-laws (including increases and reductions of its share capital, liquidation) and other extraordinary transactions (including mergers and demergers) are required to be resolved by an extraordinary shareholders’ meeting.

In order to be validly approved, resolutions pertaining to the above matters at a Sorin extraordinary shareholders’ meeting, to be held on a single call, require the attendance by Sorin shareholders representing at least one fifth of Sorin’s share capital and the affirmative vote of holders of at least two-thirds of Sorin’s share capital represented at the meeting.

Under English law, the shareholders may amend any provision of the articles of association of a public limited company, other than “entrenched provisions”, by special resolution at a general meeting. The full text of the special resolution must be included in the notice of the meeting.

An “entrenched” provision of the Holdco articles is a provision that may be amended or repealed only if certain conditions are complied with. These conditions are more restrictive than those applied to a special resolution (e.g. a higher majority than the threshold for a special resolution, which is 75%). Entrenchment does not prevent alteration to the articles by unanimous consent of the shareholders.

The Holdco articles do not contain any entrenched provisions.

Any draft amendments to the Holdco articles must be notified in advance to the FCA and LSE.

Number of Directors
The Cyberonics by-laws provide that the authorized number of directors	The Sorin board must be comprised of at least five but not	Under English law, there must be at least two directors, at least one

Cyberonics	Sorin	Holdco
will be nine (9), and this number may be increased or increased by resolution of the Cyberonics board. There are currently seven (7) directors serving on the Cyberonics board.	more than fifteen members, as determined by the Sorin shareholders in a general meeting. The current Sorin board is comprised of fifteen (15) directors.

of whom is a natural person, meaning an individual human being.

Unless otherwise decided by the Holdco board (where, for the period beginning on the date of the unconditional adoption of the Holdco articles and ending at the first annual meeting of Holdco shareholders following the completion of Holdco’s second full fiscal year, such decision must be taken unanimously), the number of directors will be nine (9). A majority of the directors then in office must be present for a Holdco board meeting to be quorate.

Election of Directors

Cyberonics directors are elected at each annual meeting of stockholders by a plurality of the votes of Cyberonics shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors.

The Cyberonics by-laws provide that each director, including a director elected to fill a vacancy, will hold office until the next annual meeting of stockholders and until the director’s successor is elected and qualified, or until the director’s earlier resignation or removal.

Under Italian law, Sorin directors are appointed for a period of no more than three fiscal years and their office expires on the date of the general shareholders’ meeting called to approve the yearly financial statements for the last financial year of their office.

Under applicable law and Sorin’s by-laws, the appointment of directors to the Sorin board shall occur, in accordance with regulations in effect from time to time with regard to the balance between genders, through a voting list mechanism on the basis of slates filed by shareholders and by the outgoing directors on Sorin board, in which the candidates are numbered in sequence. The following terms and conditions, among others, shall apply.

The Sorin directors must be in possession of the requirements provided by prevailing law; a minimum number of directors must be in possession of the

Directors are appointed by one of the following methods: (a) by ordinary resolution of the shareholders, (b) at a general meeting called in order to appoint directors where there are fewer than two directors of Holdco and the director (if any) is unable or unwilling to appoint sufficient directors to make up a quorum or to call a general meeting to do so; or (c) by a decision of the directors.

Only persons who have been nominated by the directors or by a shareholder may be appointed director. A motion for the appointment of two or more persons as directors by a single resolution shall not be made unless a resolution that it should be so made has first been agreed to by the meeting without any vote being given against it.

English law permits a company to provide for terms of different lengths for its directors. The

Cyberonics	Sorin	Holdco

requirements of independence provided under applicable law.

Should a director no longer meet the requirements, he/she shall be disqualified from office. Should a director no longer meet the independence requirements as set out above, he/she will not be disqualified from office, as long as the requirements are met by the minimum number of directors set by prevailing law.

Should the Sorin board file its own slate of candidates, without prejudice to any other procedural charge provided by law, including by prevailing regulations, the slate shall be filed at Sorin’s registered office and published in two Italian national newspapers twenty-one days before the date set for the Sorin shareholders’ meeting on sole call.

Slates of candidates submitted by Sorin shareholders must be filed at Sorin’s registered office at least twenty-five days before the date set for the Sorin shareholders’ meeting on single call and shall be subject to other forms of public disclosure as provided by prevailing law.

The slates may be presented only by Sorin shareholders who represent, alone or together with other presenting Sorin shareholders, at least 2.5% of the capital stock with voting rights at the Sorin ordinary shareholders’ meeting, or a smaller percentage as established by binding provisions of laws or regulations.

The slates presenting a number of candidates equal to or greater than three must be made up of candidates for both genders of directors in office immediately following the unconditional adoption of the Holdco articles shall be appointed for a term that will expire at the first annual meeting of Holdco shareholders following the completion of Holdco’s second full fiscal year.

Under English law, any agreement under which a director agrees to perform services (as a director or otherwise) for a company or its subsidiaries is defined as a service contract. Directors’ service contracts with a guaranteed term of more than two years require prior approval by resolution of Holdco shareholders at a general meeting.

Cyberonics	Sorin	Holdco

directors so that at least one third (rounded up) of the candidates belongs to the lesser represented gender.

The election of the Sorin board is conducted as follows:

(a) 70% of the directors to be elected (rounded down to the next whole number in the case of a fraction) shall be taken from the slate that receives the largest number of votes and directors are selected in the sequential order in which they are listed on the slate;

(b) the remaining directors shall be selected from the other slates as follows: the votes cast for the other slates shall be divided by one, two, three or four, depending on the number of directors that remain to be elected. The quotients thus obtained will be attributed progressively to the candidates on each of the slates, in accordance with the order in which they are listed on the slate. The quotients thus attributed to the candidates on the various slates will be ranked in descending order. The candidates with the highest quotients will be elected.

The application of the procedure outlined above must in any case guarantee the appointment of at least one director elected from the minority slate who is not linked in any way, even indirectly, with the persons who presented or voted the slate referenced in the preceding item (a) above. For this purpose, the last candidate elected according to the procedure under item (b) above will be substituted with the first candidate of the slate with the mentioned characteristics that obtained the largest number of votes amongst those excluded

Cyberonics	Sorin	Holdco

according to the procedure in item (b) above. Without prejudice to the foregoing, the slate still must have obtained a percentage of votes at least equal to one-half of that required for the presentation of the slates, as mentioned above.

If two or more candidates receive the same quotient, the candidate listed on a slate from which no director has been drawn or from which the smallest number of directors has been drawn will be elected. If no director has been drawn from the abovementioned slates or if the same number of directors has been drawn from each of the abovementioned slates, the candidate who received the most votes among those listed on all of the abovementioned slates will be elected. If candidates receive the same number of slate votes and are attributed the same quotient, the shareholders’ meeting shall cast a new vote, and the candidate receiving a simple majority of the votes will be elected.

In case the nomination of the candidates elected with the above procedures does not assure the minimum number of directors with the requirements of independence established for the statutory auditors pursuant to applicable laws, the last non-independent candidate elected in sequential order who had the highest number of votes, as referenced in above (a) above, will be substituted by the first independent candidate, according to sequential order, who was not elected from the same slate, or, in absence thereof, by the first independent candidate, in sequential order, who was not elected from the other slates, in

Cyberonics	Sorin	Holdco

accordance with the number of votes obtained by each slate. This substitution procedure will be applied until the Sorin board is composed of a number of members in possession of the independence requirements that is equal to at least the minimum number prescribed by the law. Should such procedure not ensure this result, the substitution will take place with a resolution taken by the relative majority of the shareholders, subject to the presentation of candidates satisfying the requirements. Furthermore, should the make-up of the Sorin board in accordance with regulations in effect from time to time with regard to the balance between the genders of directors to be elected not be ensured with the candidates elected with the means indicated above, the candidate of the greater represented gender elected as the final director according to the sequence of the slate that received the highest number of votes shall be substituted by the first candidate of the lesser represented gender not elected from the same slate, according to the sequential order. This substitution procedure will be applied until the make-up of the Sorin board complies with regulations in effect from time to time with regard to the balance between the genders of directors. Finally, should such procedure not ensure this result, the substitution will take place with a resolution approved by the relative majority of the shareholders, subject to the presentation of candidates belonging to the lesser represented gender.

Should one slate or no slate be filed, the Sorin shareholders’ meeting shall resolve upon

Cyberonics	Sorin	Holdco

appointment of directors with the majorities required by law, without applying the proceedings described above.

Should the Sorin directors not be appointed pursuant to the proceedings provided herein, the shareholders’ meeting shall appoint the Sorin directors by resolution in accordance with the majorities provided by the law.

Removal of Directors
The Cyberonics by-laws provide that Cyberonics directors may be removed, with or without cause, by a majority of stockholders then entitled to vote at an election of directors.	Directors can be removed from office at any time upon resolution by the Sorin ordinary shareholders’ meeting. Directors removed without cause before the end of their term may claim damages resulting from their removal from office.	Directors can be removed from office at any time by ordinary resolution, at a general meeting, provided that 28 clear days’ notice of the resolution is given to Holdco. On receipt of such notice, Holdco must send a copy to the director concerned. A director has the right to make reasonable written representations which Holdco must circulate to its shareholders, as to why he or he/she should not be removed. The director also has the right to speak at the general meeting.
Vacancies on the Board of Directors
The Cyberonics by-laws provide that when one or more directors resign and the resignation is effective as of a future date, a majority of directors then in office, including those who have resigned, will have the power to fill the vacancy or vacancies. Vacancies and newly created directorships resulting from an increase in the authorized number of directors may be filled only by a majority of the directors then in office, although less than a quorum, or by a sole remaining director.

Should one or more Sorin directors give up the office during the relevant term, the director(s) shall be replaced—in accordance with applicable law and provided that the majority of directors shall be represented by directors elected by the Sorin shareholders’ meeting—as follows:

(a) the Sorin board proceeds with the substitution with reference to the candidates belonging to the same slate as the ceasing director and such candidates will remain in office until the next Sorin shareholders’ meeting, which resolves, with the majorities set by law, respecting the same criterion;

Vacancies may be filled by the directors of Holdco or may be filled by an ordinary resolution of the shareholders. A director elected to fill a vacancy shall hold office for the remainder of the full term of the class of directors in which the vacancy occurred or to which the new director is appointed, until his successor is appointed or until his earlier resignation or removal in accordance with the Holdco articles.

Cyberonics	Sorin	Holdco

(b) should there be no non-elected candidates remaining on the above slate or should there be no candidates satisfying the requirements, or when, for whatever reason, it is not possible to comply with the provisions in item (a) above, the Sorin board arranges for the substitution, just as the Sorin shareholders meeting arranges thereafter, with the majorities established by law, without any slate voting.

In any case, the Sorin board and the Sorin shareholders’ meeting shall proceed with the appointment of new directors in order to ensure the presence of independent directors, in the total minimum number established by prevailing law, and the respect of the regulations in effect from time to time with regard to gender balance.

If a majority of the directors ceases from office for any cause or reason, the remaining directors shall be deemed to have resigned and their resignation shall become effective on the date on which a new Sorin board is elected by the Sorin shareholders’ meeting.

Action by Written Consent
The Cyberonics certificate of incorporation provides that Cyberonics stockholders may not take action by written consent in lieu of a meeting.	Under Italian law, the board members of a public company, such as Sorin, cannot resolve upon or take any action by written consent.	Under English law, except for the purposes of approval of a variation of rights attaching to special classes of shares, the shareholders of a public company cannot decide upon, or take any action, by written consent. All decisions must be taken at the general meeting.
Annual Shareholder Meetings
The Cyberonics by-laws provide that the annual meeting of Cyberonics stockholders will be held each year at	According to Italian law and Sorin’s by-laws, the ordinary meeting of the Sorin shareholders	Under English law, Holdco is required to hold an annual general meeting of shareholders within six

Cyberonics	Sorin	Holdco
a time designated by the Cyberonics board or as the Cyberonics board otherwise determines for the election of directors to succeed those whose terms expire and for the transaction of such other business as may properly come before the meeting. The meeting may be held at a place, within or outside the State of Delaware, on a date and at a time as the Cyberonics board will fix and set forth in the notice of the meeting, provided that such date must be within thirteen (13) months subsequent to the last annual meeting of stockholders.

shall be convened at least once a year, within 120 days after the end of the fiscal year, or within 180 days as long as the company is required to prepare consolidated financial statements, or when there are special needs in relation to the company’s structure and corporate purpose.

Pursuant to Italian law and Sorin’s by-laws, all persons entitled to vote may attend the Sorin shareholders’ meeting upon obtaining a statement from the relevant intermediary attesting title to attend and vote at the meeting. The statement shall be issued by the intermediary based on its accounts as of the end of the seventh trading day prior to the date scheduled for the meeting on single call, any subsequent registration in the accounts following said record date being irrelevant. The above statement shall be delivered to Sorin by the end of the third trading day preceding the date of the Sorin shareholders’ meeting. However, Sorin shareholders may attend the meeting even if such notice is received by Sorin subsequently, provided that it is received before the relevant meeting begins.

months from the day following the end of its fiscal year.
Advance Notice Requirements for Shareholder Nominations and Other Proposals
The Cyberonics by-laws provide that stockholder nominations of directors for election to the Cyberonics board at an annual meeting must be made by notice of the nomination in writing to the Cyberonics’ secretary at Cyberonics’ principal executive office. Such notice must by delivered by the stockholder not less than 120 days prior to the anniversary date of the preceding year’s annual meeting. However, in the event that the date of the annual meeting is changed by

Slates of candidates to the Sorin board or board of statutory auditors are required to be submitted by the Sorin shareholders at least twenty-five days before the date set for the Sorin shareholders’ meeting on sole call.

Upon filing, each slate shall be accompanied by, among other things: (a) exhaustive information on the personal and professional

If Holdco shareholders in accordance with the provisions of the U.K. Companies Act 2006, make a request to (a) call a general meeting for purposes of bringing a resolution before the meeting, or (b) give notice of a resolution to be proposed at a general meeting, such request must contain the following:

(i) to the extent that the request relates to the nomination of a director, as to each person whom

Cyberonics	Sorin	Holdco

more than 30 days from the one-year anniversary of the preceding year’s meeting of stockholders, then the deadline is the later of the (a) close of business on 120th day prior to the changed annual meeting of stockholders and (b) close of business on the tenth day following the public announcement or disclosure of the date of the changed annual meeting.

In the event Cyberonics calls for a special meeting of stockholders for the purpose of electing one or more directors to the Cyberonics board, any Cyberonics stockholder entitled to vote for the election of director(s) at the meeting may nominate a person or persons (as the case may be) for election to that position(s) as are specified in the corporation’s notice of the meeting, but only if the notice of the nomination in writing is delivered to the secretary at the principal executive office of the corporation not later than the close of business on the tenth day following the first day on which the date of the special meeting and either the names of all nominees proposed by the Cyberonics board to be elected at the meeting or the number of directors to be elected is publicly announced or disclosed.

In the event that the number of directors to be elected to the Cyberonics board at the next annual meeting of stockholders is increased by virtue of an increase in the size of the Cyberonics board and either all of the nominees for director at the next annual meeting of stockholders or the size of the increased board of directors is not publicly announced or disclosed by the corporation at least 120 days prior to the first anniversary of the preceding year’s annual meeting, then the notice of the qualifications of the candidates, indicating their alleged independency qualification pursuant to the applicable provisions; (b) a statement through which each candidate accepts to be candidate and certifies under his/her own responsibility that there are no reasons of ineligibility or incompatibility, as well as that he/she possesses all requirements as provided by applicable provisions and by the by-laws; and (c) an indication of the identity of the shareholders that have submitted the slate and the percentage of share capital that they jointly own.

Pursuant to the applicable provisions of law, shareholders who, even jointly, represent at least one-fortieth of the subscribed to and paid-in share capital of Sorin, may send to Sorin, within ten days following the publication of the notice of call for a Sorin shareholders’ meeting (or five days in the event that the Sorin shareholders’ meeting is called to resolve upon the decrease of the share capital due to losses, the appointment of liquidators or upon defensive actions in the context of a takeover bid), a request to supplement the list of items on the agenda with evidence of the further proposed items, or may present new proposed resolutions on items already on the agenda. Together with the request referred to above, Sorin shall receive a statement attesting the ownership of the shares of the applicant shareholder(s), issued by an authorized intermediary under applicable law. Within the same period referred to above the applicant Sorin shareholder(s) shall also submit a report the shareholder(s) propose(s) to nominate for election or re-election as a director, all information relating to such person that is required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Exchange Act;

(ii) to the extent that that request relates to any business other than the nomination of a director that the shareholder(s) propose(s) to bring before the meeting, a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such shareholder(s) and any shareholder associated person;

(iii) as to the shareholder(s) giving the notice and the shareholder associated person, if any, on whose behalf the nomination or proposal is made:

(A) the name and address of such shareholder(s), and of such shareholder associated persons, if any;

(B) the class and number of shares of Holdco which are owned beneficially and of record by such shareholder(s) and such shareholder associated persons;

(C) a description of all agreements, arrangements and understandings between such shareholder(s) and such shareholder associated persons, if any, each proposed nominee and any other person or persons (including their names) in

Cyberonics	Sorin	Holdco

nomination in writing, but only with respect to the nominees to stand for election at the next annual meeting as the result of any new positions created by the increase, must be delivered to the secretary at the principal executive office of the corporation not later than the close of business on the tenth day following the first day on which all nominees or the size of the increased Cyberonics board is publicly announced or disclosed.

Such stockholder’s notice of the nomination must set forth, with respect to each proposed nominee who is not an incumbent director, (a) the name and address of the person or persons to be nominated; (b) the number and class of all shares of each class of stock of Cyberonics owned of record and beneficially by each nominee, as reported to the stockholder by the nominee; (c) the information regarding each nominee required by paragraphs (a), (d), (e) and (f) of Item 401 of Regulation S-K adopted by the SEC; (d) the signed consent by each nominee to serve as a director of Cyberonics if elected; (e) the stockholder’s name and address; (f) the number and class of all shares of each class of stock of Cyberonics owned of record and beneficially by the stockholder; and (g) in the case of a stockholder who holds his Cyberonics common stock in “street name”, certain evidence of indirect ownership.

The Cyberonics by-laws provide that with respect to stockholder proposals related to matters other than a nomination for director, stockholders must provide notice as required by the regulations promulgated under the Exchange Act. In accordance with SEC Rule 14a-8 under the Exchange Act, stockholder proposals intended to be included in the proxy explaining the reasons underlying the proposed resolutions on the new proposed item on the agenda to be discussed or the reasons underlying the new proposed resolutions on items already on the agenda, as the case may be. The new items on the agenda or the new proposed resolutions shall be made public, in the same way prescribed for the notice of call, within fifteen days before the date set for the relevant Sorin shareholders’ meeting.

At the same time of the publication of the integration notice or the further proposed resolution, the report prepared by the requesting Sorin shareholders shall be made available to the public, in the same way required for the publication of the notice of call, along with any relevant evaluations made by the Sorin board. Additional items on the agenda, however, may not be submitted if, pursuant to applicable law, the Sorin shareholders have to resolve on such items on the basis of a proposal, a project or a report by the directors.

In the event of a Sorin shareholders meetings convened by the shareholders in compliance with the relevant provisions of the law and the by-laws, the report on the items on the agenda is prepared by Sorin shareholders requiring the convening of the meeting. The Sorin board or statutory auditors are required to make the report available to the public, accompanied by their assessments, if appropriate, at the same time as the notice calling the Sorin shareholders’ meeting is published.

connection with the nomination of a director or the proposal of any other business by such shareholder(s) or such shareholder associated person, if any;

(D) any other information relating to such shareholder(s) or such beneficial owner that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies pursuant to Section 14 of the Exchange Act; and

(E) to the extent known by the shareholder(s) giving the notice, the name and address of any other shareholder supporting the nominee for election or re-election as a director or the proposal of other business on the date of such request.

Cyberonics	Sorin	Holdco

statement and presented at a regularly scheduled annual meeting must be received by Cyberonics at least 120 days before the anniversary of the date that the preceding year’s proxy statement was first mailed to stockholders. As provided in the SEC rules, if the annual meeting date has been changed by more than 30 days from the date of the prior year’s meeting, or for special meetings, the proposal must be submitted within a reasonable time before Cyberonics begins to print and mail its proxy materials.

The stockholder must deliver, as part of the notice with respect to stockholder proposals related to matters other than a nomination for director, (a) a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting; (b) the stockholder’s name and address as they appear on the corporation’s books; (c) the number and class of all shares of each class of stock of Cyberonics owned of record and beneficially by the stockholder; (d) any material interest of the stockholder in the matter proposed (other than as a stockholder), if applicable; (e) in the case of a stockholder who holds his Cyberonics common stock in “street name”, certain evidence of indirect ownership; and (f) any other information that is required to be provided by the stockholder pursuant to Regulation 14A under the Exchange Act in his capacity as a proponent to a stockholder proposal.

The Cyberonics by-laws provide that the chairman of any meeting of stockholders has the power and duty to determine whether notice of nominees and other matters proposed to be brought before a meeting has been duly given in the manner

Cyberonics	Sorin	Holdco
provided in the Cyberonics by-laws and, if not so given, declare at the meeting that nominees and other matters will not be considered.
Notice of Shareholder Meeting; Record Date
The Cyberonics by-laws provide that a notice with respect to all meetings of stockholders will be given to each stockholder entitled to vote at the meeting not less than ten (10) nor more than sixty (60) days before the date of the meeting.

Under Italian law and Sorin’s by-laws, a written notice calling a Sorin shareholders’ meeting indicating the time, place and agenda of the meeting must be published in a national newspaper and on Sorin’s website not less than thirty days before the date scheduled for the meeting.

For Sorin ordinary shareholders’ meetings called to appoint, by means of the “voting slates” mechanism, the members of the Sorin board or board of statutory auditors, the notice of call shall be published at least forty days prior to the date of the Sorin shareholders’ meeting.

For Sorin extraordinary shareholders’ meetings called to resolve upon a decrease of Sorin’s share capital due to losses or the appointment of liquidators, the notice of call shall be published at least twenty-one days prior to the date of the Sorin extraordinary shareholders’ meeting.

Directors may call a Sorin shareholders’ meeting whenever they see fit.

Directors must convene a Sorin shareholders’ meeting without delay if requested to do so by the shareholders representing, alone or in the aggregate, at least 5% of the share capital of Sorin, provided that Sorin shareholders may not request the call of a meeting in relation to subject matters on which, pursuant to

Under English law and the Holdco articles, an annual general meeting must be called by not less than 21 clear days’ notice (i.e., excluding the date of receipt or deemed receipt of the notice and the date of the meeting itself). Holdco expects Sorin, in its current role as sole shareholder of Holdco, to pass a special resolution prior to the Sorin merger effective time, and intends to propose such a resolution at each annual general meeting to allow all other general meetings to be called by not less than 14 clear days’ notice. General meetings that are not annual general meetings may be called by shorter notice if agreed to by a majority in number of the shareholders having the right to attend and vote at the meeting, being a majority who together hold not less than 95% in nominal value of the shares given that right. At least seven (7) clear days’ notice is required for any adjourned meeting, and such meeting must be held not less than 14 days but not more than 28 days after adjournment at a time and place specified for the purpose in the notice calling the meeting or as decided by the chairman of the meeting.

The notice of a general meeting must be given to the shareholders (other than any who, under the provisions of the Holdco articles or the terms of allotment or issue of shares, are not entitled to receive notice), to the Holdco board, to the beneficial owners

Cyberonics	Sorin	Holdco

applicable law, shareholders shall resolve on the basis of a proposal, a project or a report by the directors.

Should the shareholders’ meeting not be called by the Sorin directors, or the board of statutory auditors in case of failure by the Sorin directors, the shareholders’ meeting may be convened by order of a court of competent jurisdiction where the failure to call said shareholders’ meeting is not properly justified.

Under Italian law the record date is the end of the seventh trading day before the date for which the shareholders’ meeting has been called.

nominated to enjoy information rights under the U.K. Companies Act 2006, and to the auditors.

The notice of a general meeting must specify a time by which a person must be entered on the register in order to have the right to attend or vote at the meeting. Changes to entries on the register after the time specified in the notice will be disregarded in deciding the rights of any person to attend or vote. The Holdco articles specify that the relevant time must not be more than 48 hours, excluding any part of a day that is not a working day, before the time fixed for the meeting.

Special Meeting of Shareholders
The Cyberonics by-laws provide that a special meeting of the Cyberonics stockholders may be called at any time by, and only by, the Cyberonics board.

Under Italian law, special meetings—as opposed to general shareholders’ meetings—shall be held among the holders of special categories of shares or securities bearing administrative rights, whenever a resolution to be adopted by a general shareholders’ meeting may prejudice the rights of said holders. Such resolutions shall also be approved by a special meeting for the relevant holders.

As mentioned before, Sorin has not issued any preferred stock or other special categories of shares.

Within a wider meaning—referring to general shareholders’ meetings held under special circumstances—please refer to the prior section entitled “—Notice of Shareholder Meeting; Record Date” in respect of general meetings called upon request by minority shareholders.

The directors may call a general meeting whenever and at such times and places as it shall determine.

The directors are required to call a general meeting if requested by shareholders representing at least 5% of the paid-up capital of Holdco as carries the right of voting at general meetings (excluding any paid-up capital held as treasury shares). Such meeting must be called within 21 days from the date on which the directors become subject to the requirement, and held on a date not more than 28 days after the date of the notice calling the meeting.

If the directors fail to call the general meeting requested by the shareholders, the shareholders who requested the meeting, or any of them representing more than one half of the total voting rights of all of them, may themselves

Cyberonics	Sorin	Holdco

call a general meeting. Such meeting must be called for a date not more than three months after the date on which the directors become subject to the requirement to call a meeting. Any reasonable expenses incurred by the shareholders requesting the meeting by reason of the failure of the directors duly to call a meeting must be reimbursed by Holdco.

If for any reason it is impracticable to call the meeting or to conduct the meeting in the manner prescribed by Holdco’s articles or the U.K. Companies Act 2006, a court may order a meeting to be called, held and conducted as it sees fit.

Quorum

The Cyberonics by-laws provide that the holders of a majority of the stock issued and outstanding and entitled to vote at any meeting of stockholders, present in person or represented by proxy, constitutes a quorum at any meeting of Cyberonics stockholders.

Pursuant to applicable law and Sorin’s by-laws, the Sorin board is entitled to hold the general shareholders’ meetings on single call.

On single call, ordinary shareholders’ meetings are validly held whatever percentage of the share capital is represented therein and resolutions are passed with the favorable vote expressed by a simple majority of the share capital in attendance, save for the resolutions concerning the appointment of the members of the Sorin board and board of statutory auditors, in which case a slate system applies.

Extraordinary shareholders’ meetings (necessary to approve, among others, any amendments to Sorin’s by-laws) are validly held, on single call, with attendance of at least one fifth of the share capital and resolutions are passed with the favorable vote expressed by at least two thirds of the share capital in attendance.

Subject to the U.K. Companies Act 2006, the necessary quorum for a general shareholder meeting of Holdco is the Holdco shareholders who together represent at least a majority of the voting rights of all the Holdco shareholders entitled to vote at the meeting, present in person or by proxy, save that if Holdco only has one shareholder entitled to attend and vote at the general meeting, one qualifying Holdco shareholder present in person or by proxy at the meeting and entitled to vote is a quorum.

At an adjourned meeting the quorum is one qualifying person present and entitled to vote. If a quorum is not present within 15 minutes from the time fixed for the start of the meeting, the adjourned meeting is dissolved.

Cyberonics	Sorin	Holdco
Limitation of Personal Liability of Directors

Under the DGCL, a corporation may include in its certificate of incorporation a provision that limits or eliminates the personal liability of directors to the corporation and its stockholders for monetary damages for a breach of fiduciary duty as a director. The Cyberonics charter includes such a provision.

However, a corporation may not limit or eliminate the personal liability of a director for: any breach of the director’s duty of loyalty to the corporation or its shareholders; acts or omissions in bad faith or which involve intentional misconduct or a knowing violation of law; intentional or negligent payments of unlawful dividends or unlawful stock purchases or redemptions; or any transaction in which the director derives an improper personal benefit.

Under the Cyberonics charter, to the fullest extent permitted by the DGCL, a director will not be personally liable to Cyberonics or its stockholders for monetary damages for breach of fiduciary duty as a director.

Under Italian law, the Sorin directors must perform their duties with the care required by the nature of their office and their specific competences.

Directors are jointly and severally liable towards the company for damages resulting from a breach of the duties of their office. Directors are also jointly liable if they have knowledge of facts that may be prejudicial to the company but have not implemented, to the extent possible, measures necessary to avoid or mitigate the adverse effects of such facts.

Sorin may initiate a liability claim against its own directors with the approval of the ordinary shareholders’ meeting or a resolution of the board of statutory auditors approved with a two-thirds majority of its members. The liability claim can be waived or settled, provided the waiver or settlement is authorized by the ordinary shareholders meeting. Such authorization is deemed not granted in the event that shareholders representing at least 5% of Sorin’s share capital vote against the authorization.

Directors may also be held liable vis-à-vis shareholders or Sorin’s creditors in the event of an act directly prejudicial to Sorin’s shareholders or Sorin’s assets, respectively.

Under English law, any provision that purports to exempt a director of a company (to any extent) from any liability that would otherwise attach to him in connection with any negligence, default, breach of duty or breach of trust in relation to the company is void.

Shareholders can ratify by ordinary resolution a director’s conduct amounting to negligence, default, breach of duty or breach of trust in relation to Holdco.

Although directors are not generally jointly and severally liable, joint and several liability may arise at common law where more than one director is involved in the same breach of duty.

Indemnification of Directors and Officers
The DGCL permits a corporation to indemnify officers and directors for actions taken in good faith and in a manner they reasonably believed to be in, or not opposed to, the best interests of the corporation, and with	Where proceedings are started against a director or an officer of Sorin, which we refer to as the executive, for facts that are directly related to the performance of the inherent duties of the office,	Subject to certain exceptions, English law does not permit Holdco to indemnify a director against any liability attaching to him in connection with any negligence, default, breach of duty

Cyberonics	Sorin	Holdco

respect to any criminal action that they had no reasonable cause to believe was unlawful.

Under the Cyberonics by-laws, each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she is or was a director or an officer of the corporation or is or was serving at the request of the corporation as a director, officer or trustee of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan, whether the basis of the proceeding is alleged action in an official capacity as a director, officer or trustee or in any other capacity while serving as a director, officer or trustee, will be indemnified and held harmless by the corporation to the fullest extent authorized by the DGCL, as the same exists or may be amended, against all expense, liability and loss (including attorneys’ fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by such person in connection therewith. However, except for proceedings to enforce rights to indemnification, Cyberonics is not obligated to indemnify any director, officer, employee or agent in connection with a proceeding initiated by such person unless the proceeding was authorized by the Cyberonics board.

In addition to the right to indemnification, such indemnitee also has the right to be advanced expenses (including attorneys’ fees) incurred in defending the proceeding in advance of its final disposition, subject to the receipt of an all costs for every instance of judgment shall be paid by Sorin. It is in the power of the executive to be assisted by a lawyer of his choice, with the burden of the cost falling on Sorin.

The commitment for trial of the executive for facts directly related to the performance of his or her duties does not constitute in itself justified grounds for dismissal; in the case of deprivation of liberty the executive will be entitled to retain his or her job position as well as the related salary.

The warranties and remedies mentioned above shall apply to the executive even after the termination of the office, as long as the facts took place in the course of it.

The warranties and remedies set out in the above paragraph shall not apply in case of the executive’s willful misconduct or gross negligence, ascertained with a definitive judgment by a court of competent jurisdiction.

or breach of trust in relation to Holdco. The exceptions allow Holdco to: (a) purchase and maintain director and officer insurance insuring its directors or the directors of an “associated company” (i.e., a company that is a parent, subsidiary or sister company of Holdco) against any liability attaching in connection with any negligence, default, breach of duty or breach of trust owed to the company of which he is a director; (b) provide a qualifying third party indemnity provision which permits Holdco to indemnify its directors and directors of an associated company in respect of proceedings brought by third parties (covering both legal costs and the amount of any adverse judgment), except for (i) the legal costs of an unsuccessful defense of criminal proceedings or civil proceedings brought by the company or an associated company, or the legal costs incurred in connection with certain specified applications by the director for relief where the court refuses to grant the relief (ii) fines imposed in criminal proceedings, and (iii) penalties imposed by regulatory bodies; (c) loan funds to a director to meet expenditure incurred defending civil and criminal proceedings against him or her (even if the action is brought by the company itself), or expenditure incurred applying for certain specified relief, subject to the requirement that the loan must be on terms that it is repaid if the defense or application for relief is unsuccessful; and (d) provide a qualifying pension scheme indemnity provision, which allows the company to indemnify a director of a company that is a trustee of an occupational pension

Cyberonics	Sorin	Holdco
undertaking by the indemnitee to repay such amount if it is ultimately determined that he or she is not entitled to be indemnified.

scheme against liability incurred in connection with such director’s activities as a trustee of the scheme (subject to certain exceptions).

The Holdco articles provide that, subject to the U.K. Companies Act 2006, Holdco may indemnify any person who is or was a director of Holdco or any associated company against any loss or liability incurred by him whether in connection with any negligence, default, breach of duty or breach of trust by him or otherwise in relation to Holdco or any associated company.

Certain Business Combination Restrictions and Anti-Takeover Measures
Section 203 of the DGCL generally prohibits “business combinations”, including mergers, sales and leases of assets, issuances of securities and similar transactions by a corporation or a subsidiary with an interested stockholder who beneficially owns 15% or more of a corporation’s voting stock, within three (3) years after the person or entity becomes an interested stockholder, unless: (i) the board of directors of the target corporation has approved, before the acquisition time, either the business combination or the transaction that resulted in the person becoming an interested stockholder; (ii) upon consummation of the transaction that resulted in the person becoming an interested stockholder, the person owns at least 85% of the corporation’s voting stock (excluding shares owned by directors who are officers and shares owned by employee stock plans in which participants do not have the right to determine confidentially whether shares will be tendered in a tender or exchange offer); or (iii) after the person or entity becomes an interested stockholder, the business	Under Italian law, anti-takeover measures can only be adopted by Italian public companies if approved by a shareholders’ meeting, unless the by-laws provides otherwise. There is no provision in the Sorin by-laws that derogates such law provision.

A transaction in which a third party seeks to acquire 30% or more of the voting rights of Holdco will be governed by the Takeover Code and regulated by the Takeover Panel. Assuming that Holdco shareholders are offerees in such a transaction, the general principles of the Takeover Code are as follows:

(a) All holders of the same class of securities of Holdco must be afforded equivalent treatment; moreover, if a person acquires control of Holdco, the other holders of securities must be protected;

(b) The holders of the securities of Holdco must have sufficient time and information to enable them to reach a properly informed decision on the bid; where it advises the holders of securities, the Holdco board must give its views on the effects of implementation of the bid on employment, conditions of employment and the locations of the company’s places of business;

Cyberonics	Sorin	Holdco

combination is approved by the board of directors and authorized at a meeting of stockholders by the affirmative vote of at least 66 2/3% of the outstanding voting stock not owned by the interested stockholder.

In addition, under the Cyberonics charter and Cyberonics by-laws, certain provisions may make it difficult for a third party to acquire Cyberonics, or for a change in the composition of the Cyberonics board or management to occur, including the authorization of “blank check” preferred stock, the terms of which may be established and shares of which may be issued without Cyberonics stockholder approval; the establishment of advance notice requirements for nominations for election to the Cyberonics board or for proposing matters that can be acted upon at meetings of the Cyberonics stockholders; the provision of Cyberonics charter prohibiting stockholder action by written consent; and the super majority-voting requirement for amending certain provisions of the Cyberonics charter concerning the election of directors, action by written consent and the vote required to alter, amend or repeal such provisions.

(c) The Holdco board must act in the interests of Holdco as a whole and must not deny the holders of securities the opportunity to decide on the merits of the bid;

(d) False markets must not be created in the securities of Holdco, of the offeror company or of any other company concerned by the bid in such a way that the rise or fall of the prices of the securities becomes artificial and the normal functioning of the markets is distorted;

(e) An offeror must announce a bid only after ensuring that he/she can fulfill in full any cash consideration, if such is offered, and after taking all reasonable measures to secure the implementation of any other type of consideration; and

(f) Holdco must not be hindered in the conduct of its affairs for longer than is reasonable by a bid for its securities.

Pursuant to the Takeover Code, if a person: (i) acquires an interest in Holdco’s shares which, when taken together with shares in which he/she or persons acting in concert with him are interested, carries 30% or more of the voting rights of Holdco’s shares; or (ii) who, together with persons acting in concert with him, is interested in shares that in the aggregate carry not less than 30% and not more than 50% of the voting rights in Holdco, acquires additional interests in shares that increase the percentage of shares carrying voting rights in which that person is interested, in both cases, the acquirer and, depending on the circumstances its concert

Cyberonics	Sorin	Holdco

parties, would be required (except with the consent of the Takeover Panel) to make a cash offer for Holdco’s outstanding shares at a price not less than the highest price paid for any interests in the shares by the acquirer or its concert parties during the previous 12 months.

The Takeover Code also contains restrictions on actions that could frustrate an offer. The Holdco board must not, from the time when either an offer is made or the Holdco board has reason to believe a bona fide offer may be imminent, take any actions that may result in any bona fide possible offer being frustrated or in the shareholders being denied the opportunity to decide on the merits of the offer, without the approval of the Holdco shareholders in a general meeting. Other examples of frustrating actions outlined in the Takeover Code include issuing new shares, granting options over unissued shares, creating securities carrying rights to convert into (or subscribe for) shares, selling (or acquiring) assets of a material amount, and entering into contracts otherwise than in the ordinary course of business.

Conflict of Interest Transactions
Section 143 of the DGCL provides that a corporation may lend money to, or guarantee any obligation incurred by, its officers or directors if, in the judgment of the board of directors, the loan or guarantee may reasonably be expected to benefit the corporation. Section 144 of the DGCL provides that any other contract or transaction between the corporation and one or more of its directors or officers is neither void nor voidable solely because the interested director or officer was	Under Italian law, a director holding an interest on its own or on behalf of a third party—not necessarily a conflicting interest—in a transaction contemplated by Sorin, must inform the Sorin board and the board of statutory auditors of any such interest in a comprehensive manner. If a managing director has a conflict of interest, he must refrain from executing the transaction and refer the relevant decision to the Sorin board.

Under English law, a director is under a duty to avoid conflicts of interest, and is obliged to declare his or her interest in a proposed or ongoing transaction to the other directors. It is an offense to fail to declare an interest.

Cyberonics	Sorin	Holdco
present, participates or votes at the board or board committee meeting that authorizes the contract or transaction, if: (i) the material facts as to the director’s or officer’s relationship or interest and as to the contract or transaction are disclosed or are known to the board of directors or the committee, and the board or committee in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested directors, even though the disinterested directors be less than a quorum; or (2) the material facts as to the director’s or officer’s relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the stockholders; or (3) the contract or transaction is fair as to the corporation as of the time it is authorized, approved or ratified by the board of directors, a board committee or the stockholders.

In such a case, if the Sorin board approves the transaction, such decision must be duly justified, in particular with regard to its economic rationale for Sorin.

In case the director has not properly disclosed the interest in a transaction, the Sorin board has not duly justified its decision, or such decision has been adopted with the decisive vote of the interested director, the relevant resolution, in case it may cause damage to Sorin, can be challenged in court by any of the directors who did not participate in the adoption of the resolution or by the statutory auditors of Sorin or by any of the directors (including those who participated in the adoption of the resolution) or by the statutory auditors of Sorin if the interested director did not inform the Sorin board of the existing interest.

The challenge must be brought within ninety days from the date of the relevant resolution.

Directors holding an interest on their own or on behalf of a third party in a transaction contemplated by Sorin are liable towards Sorin for damages deriving from any action or omission carried out breaching the above provisions.

The duty to avoid a conflict of interest is not infringed if the situation cannot reasonably be regarded as likely to give rise to a conflict of interest or if the matter has been authorized by the directors.

Provided that the director has declared his interest to the other directors, a director notwithstanding his office may, generally (a) be a party to, or otherwise interested in, any transaction or arrangement with Holdco or in which Holdco is directly or indirectly interested; (b) act by himself or through a firm of which he is a member in a professional capacity for Holdco (otherwise than as auditor), and be entitled to remuneration for professional services as if he were not a director; or (c) be a director or other officer of, or employed by, or a party to any transaction or arrangement with, or otherwise be interested in, any undertaking in which Holdco is directly or indirectly interested or with which he has such a relationship at the request or direction of Holdco.

Under the DTR, directors, and other senior managers who have access to inside information about Holdco, and their respective connected persons, must notify Holdco in writing of all transactions conducted on their own account in Holdco’s shares. This information must be notified to the market by Holdco.

Rights of Inspection
The Cyberonics by-laws provide that any Cyberonics stockholder of record has the right during the usual hours for business to inspect the corporation’s stock ledger, a list of	Under Italian law, any shareholder, in person or through an agent, may inspect Sorin’s shareholders’ ledger and the minutes of shareholders’ meetings	Under English law, Holdco must retain and keep available for inspection by shareholders free of charge, and by any other person on payment of a prescribed fee, its

Cyberonics	Sorin	Holdco
Cyberonics stockholders and other books and records and to make copies or extracts from such documents for a purpose reasonably related to the person’s interest as a stockholder.	at any time and may request a copy of the same at his or her own expense.

register of shareholders. It must also keep available for inspection by shareholders free of charge records of all resolutions and meetings by shareholders and for a fee, provide copies of the minutes to shareholders who request them.

In each case, the records should be kept for at least ten years. These records may be kept in electronic form, as long as they are capable of being produced in hard copy form.

Shareholder Suits

Under the DGCL, a Cyberonics stockholder may bring a derivative action on behalf of Cyberonics if Cyberonics does not enforce its own rights only if the stockholder was a Cyberonics stockholder at the time of the transaction of which such stockholder complains or that such stockholder’s stock thereafter devolved upon such stockholder by operation of law.

Under federal and state procedural rules, a shareholder must make a demand upon the Cyberonics board before bringing a derivative suit unless the demand is excused. An individual also may commence a class action suit on behalf of himself or herself and other similarly situated shareholders where the requirements for maintaining a class action have been met.

Shareholders are entitled to both derivative suits (on behalf of Sorin) and direct actions against Sorin’s directors for a breach of their legal duties.

Although the directors’ duties are sometimes enforced by the company itself (e.g. by newly appointed directors against their predecessors), shareholders’ derivative suits are by far the most important mechanism for enforcing the directors’ fiduciary duties and, under Italian law, can be brought:

(a) upon approval by an ordinary shareholders’ meeting; or

(b) by the shareholders jointly representing at least 1/40 of the company’s share capital or the lower fraction required by the company’s by-laws. No lower fraction is provided under Sorin’s by-laws.

The resolution under item (a) above may be passed during the ordinary shareholders’ meeting held to resolve upon the annual financial statements, even in the lack of a specific item on the

While English law only permits a shareholder to initiate a lawsuit on behalf of the company in limited circumstances, and requires court permission to so, it does permit a shareholder to bring a claim against Holdco when: (a) Holdco’s affairs are being or have been conducted in a manner unfairly prejudicial to the interests of all or some shareholders, including the shareholder making the claim; or (b) any act or omission of Holdco is or would be so prejudicial.

The U.K. Limitation Act 1980 imposes a limitation period, with certain exceptions, of civil claims. The period is six years in respect of actions in contract and tort, and twelve years for breach of any obligation contained in a deed. The period starts to run on the date that the action accrued. In the case of contract, this is the date on which the breach occurred, and in tort this is the date on which the damage occurred.

Under English law, the proper claimant for wrongs committed against Holdco, whether by Holdco directors or third parties,

Cyberonics	Sorin	Holdco

agenda set forth in the relevant notice of convocation.

The approval of the derivative suit by the Sorin shareholders representing at least one fifth of Sorin’s share capital implies the removal of the relevant Sorin directors. Sorin may withdraw or settle the suit obtaining the prior approval of an ordinary shareholders’ meeting, to the extent that the votes, if any, therein expressed against the withdrawal or settlement of the suit do not represent in the aggregate one twentieth or more of Sorin’s share capital (or the lower fraction provided for by Sorin’s by-laws as a requirement to bring the derivative suit; no lower fraction is however provided under Sorin’s by-laws).

In the case under item (b) above, the shareholders shall appoint one or more common representatives to promote and manage the civil action on their behalf. If the claims are successful, Sorin shall refund all costs borne by the shareholders in connection therewith. The promoting shareholders may withdraw or settle the suit, provided, however, that Sorin shall benefit from any amount obtained by the shareholders as consideration for the withdrawal or settlement. The suit may also be withdrawn or settled by Sorin, under the same terms and conditions provided for the withdrawal and settlement approved by an ordinary shareholders’ meeting.

Under Italian law, the above-mentioned shareholders’ derivative suits do not prevent the shareholders from seeking compensation for any prejudice is Holdco itself. However, under Part 11 of the U.K. Companies Act of 2006, a shareholder may bring a derivative claim against a director or third party in respect of an act or omission involving negligence, default, breach of duty or breach of trust by a director.

Cyberonics	Sorin	Holdco

that they may directly suffer as a consequence of a breach of the directors’ duties. Such a claim shall be grounded on damages directly borne by the shareholders, i.e. not indirectly resulting from a damage to the corporate assets or the value of the shareholders’ stake.

The suits described above may also be exercised against Sorin’s general managers appointed by a Sorin ordinary shareholders’ meeting or according to Sorin’s by-laws.

Any shareholder representing 1/1000 of the voting share capital of an Italian listed company, such as Sorin, may also challenge any resolution of the Sorin board within ninety days of such resolution being passed, if the resolution is prejudicial to the shareholder’s rights.

Finally, any shareholder representing 1/1000 of the voting share capital may challenge any shareholders’ meeting resolution that contravenes provisions of the by-laws or applicable law, if (i) the resolution was adopted at a shareholders’ meeting not attended by such shareholder, (ii) the shareholder dissented, (iii) the shareholder abstained from voting, or (iv) the shareholder purchased the shares between the record date and the beginning of the meeting.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of August 17, 2015, except where otherwise noted, certain information with respect to the amount of Cyberonics common stock beneficially owned (as defined by the SEC’s rules and regulations) by (1) each of Cyberonics’ named executive officers, (2) each member of the Cyberonics board, (3) all current executive officers and directors as a group and (4) each person known by Cyberonics to own beneficially more than 5% of the outstanding shares of Cyberonics common stock. Except for the Sorin support agreements and as otherwise noted below, Cyberonics is not aware of any agreements among its stockholders that relate to voting or investment of shares of Cyberonics common stock.

Applicable percentage ownership and voting power is based on 26,000,450 shares of Cyberonics common stock outstanding as of August 17, 2015.

	Amount and Nature of Beneficial Ownership (1)
Name of Beneficial Owner	Shares Owned	Shares Acquirable Within 60 days	Total Beneficial Ownership	Percent of Class (2)
Named Executive Officers:
Daniel J. Moore (3)	95,902	96,170	192,072	*
Gregory H. Browne (4)	38,003	25,815	63,818	*
Rohan H. Hoare (5)	9,797	7,235	17,032	*
Milton M. Morris (6)	21,146	48,219	69,365	*
David S. Wise (7)	37,262	49,219	86,481	*

Directors: (8)
Guy C. Jackson (9)	36,603	—	36,603	*
Josephs E. Laptewicz, Jr. (10)	20,883	—	20,883	*
Hugh M. Morrison (11)	10,315	—	10,315	*
Alfred J. Novak (12)	17,020	—	17,020	*
Arthur L. Rosenthal, Ph.D. (13)	15,265	—	15,265	*
Jon T. Tremmel (14)	14,125	—	14,125	*

All directors and executive officers as a group (11 persons)	316,321	226,658	542,979	2.07

5% Holders Not Listed Above:
BlackRock, Inc. (15)	2,776,888	—	2,776,888	10.68
40 East 42nd Street New York, NY 10022
Renaissance Technologies LLC (16)	2,256,094	—	2,256,094	8.68
800 Third Avenue New York, NY 10022
The Vanguard Group, Inc. (17)	1,726,676	—	1,726,676	6.64
100 Vanguard Blvd. Malvern, PA 19355
Palo Alto Investors, LLC (18)	1,608,101	—	1,608,101	6.18
470 University Avenue Palo Alto, CA 94301
Brown Capital Management, LLC (19)	1,567,045	—	1,567,045	6.03
1201 N. Calvert Street Baltimore, MD 21202

*	Less than 1%

(1)

Beneficial ownership is determined in accordance with the SEC’s rules and regulations and generally includes voting or investment power with respect to securities. Shares of Cyberonics common stock subject to options and warrants currently exercisable, or exercisable within 60 days after August 17, 2015, are deemed outstanding for purposes of computing the percentage of shares beneficially owned by the person holding such rights, but are not deemed outstanding for computing the percentage of any other person. Except as indicated by footnote, and subject to community property laws where applicable, the persons named in the table have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them.
(2)	Based on total shares outstanding of 26,000,450 at August 17, 2015.
(3)	The Total Beneficial Ownership column includes 35,476 shares of unvested restricted stock as to which Mr. Moore does not have investment power and includes 2,586 shares owned by the DJM Family Partnership, Ltd., in which Mr. Moore’s spouse, Grace M. Moore, owns a limited partner interest and holds sole investment power.
(4)	The Total Beneficial Ownership column includes 7,831 shares of unvested restricted stock as to which Mr. Browne does not have investment power.
(5)	The Total Beneficial Ownership column includes 8,383 shares of unvested restricted stock as to which Dr. Hoare does not have investment power.
(6)	The Total Beneficial Ownership column includes 6,289 shares of unvested restricted stock as to which Dr. Morris does not have investment power. Dr. Morris resigned from Cyberonics in December 2014.
(7)	The Total Beneficial Ownership column includes 7,831 shares of unvested restricted stock as to which Mr. Wise does not have investment power.
(8)	Excludes the beneficial ownership of Mr. Moore, which is reported above.
(9)	The Total Beneficial Ownership column includes 2,315 shares of unvested restricted stock as to which Mr. Jackson does not have investment power.
(10)	The Total Beneficial Ownership column includes 2,315 shares of unvested restricted stock as to which Mr. Laptewicz does not have investment power.
(11)	The Total Beneficial Ownership column includes 2,315 shares of unvested restricted stock as to which Mr. Morrison does not have investment power.
(12)	The Total Beneficial Ownership column includes 2,315 shares of unvested restricted stock as to which Mr. Novak does not have investment power.
(13)	The Total Beneficial Ownership column includes 2,315 shares of unvested restricted stock as to which Dr. Rosenthal does not have investment power.
(14)	The Total Beneficial Ownership column includes 3,751 shares of unvested restricted stock as to which Mr. Tremmel does not have investment power.
(15)	The shares set forth in the table reflect the number of shares beneficially owned as of December 31, 2014, based on a Schedule 13G/A dated January 9, 2015 filed by Blackrock, Inc.
(16)	The shares set forth in the table reflect the number of shares beneficially owned as of December 31, 2014, based on a Schedule 13G/A dated February 12, 2015 filed by Renaissance Technologies LLC and Renaissance Technologies Holdings Corporation. In such Schedule 13G/A, each of Renaissance Technologies LLC and Renaissance Technologies Holdings Corporation (because of Renaissance Technologies Holdings Corporation’s majority ownership of Renaissance Technologies LLC) reported having sole voting power over 2,065,417 shares, shared voting power over no shares, sole dispositive power over 2,255,995 shares and shared dispositive power over 99 shares.
(17)	The shares set forth in the table reflect the number of shares beneficially owned as of December 31, 2014, based on a Schedule 13G/A dated February 10, 2015 filed by The Vanguard Group. In such Schedule 13G/A, The Vanguard Group reported having sole voting power over 34,590 shares, shared voting power over no shares, sole dispositive power over 1,694,086 shares and shared dispositive power over 32,590 shares. Vanguard Fiduciary Trust Company, a wholly-owned subsidiary of The Vanguard Group, Inc., is the beneficial owner of 32,590 shares as a result of its serving as investment manager of collective trust accounts. Vanguard Investments Australia, Ltd., a wholly-owned subsidiary of The Vanguard Group, Inc., is the beneficial owner of 2,000 shares as a result of its serving as investment manager of Australian investment offerings.
(18)	The shares set forth in the table reflect the number of shares beneficially owned as of December 31, 2014, based on a Schedule 13G/A dated February 18, 2015 filed by Palo Alto Investors, LLC, Patrick Lee, MD and Anthony Joonkyoo Yun, MD. In such Schedule 13G/A, each of Palo Alto Investors, LLC, Dr. Lee and Dr. Yun reported having shared voting and shared dispositive power over 1,608,101 shares. Dr. Lee and Dr. Yun co-manage Palo Alto Investors, LLC.
(19)	The shares set forth in the table reflect the number of shares beneficially owned as of December 31, 2014, based on a Schedule 13G/A dated February 5, 2015 filed by Brown Capital Management LLC. In such Schedule 13G/A, Brown Capital Management, LLC reported that it had sole voting power over 771,849 shares, shared voting power over no shares, and sole dispositive power over 1,567,045 shares.

HOUSEHOLDING OF PROXY MATERIALS

The SEC has adopted rules that permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement or annual report, as applicable, addressed to those stockholders. As permitted by the Exchange Act, only one copy of this proxy statement/prospectus is being delivered to stockholders residing at the same address, unless such stockholders have notified the company whose shares they hold of their desire to receive multiple copies of this proxy statement/prospectus. This process, which is commonly referred to as “householding”, potentially provides extra convenience for stockholders and cost savings for companies.

If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement/prospectus, or if you are receiving multiple copies of this proxy statement/prospectus and wish to receive only one, please contact Cyberonics at the address identified below. Cyberonics will promptly deliver, upon oral or written request, a separate copy of this proxy statement/prospectus to any stockholder residing at an address to which only one copy was mailed. Requests for additional copies should be directed to: Cyberonics, Inc., Attention: Secretary, 100 Cyberonics Boulevard, Houston, TX 77058, Telephone (281) 228-7200.

SERVICE OF PROCESS AND ENFORCEABILITY OF CIVIL LIABILITIES

Holdco is organized under the laws of England and Wales with its registered office in the U.K. located at c/o Legalinx Limited, 1 Fetter Lane, London, EC4A 1BR, United Kingdom, its registered office in the U.S. located at c/o C T Corporation System, 111 Eighth Avenue, 13th Floor, New York, NY 10011, United States, and its principal executive offices located at c/o Legalinx Limited, 1 Fetter Lane, London, EC4A, 1BR, United Kingdom. A significant number of its directors and senior management, and some of the experts named in this proxy statement/prospectus, currently reside outside the United States. A substantial portion of its assets and the assets of these individuals are located outside the United States. As a result, it may not be possible for you to effect service of process within the United States upon non-U.S. resident directors or upon Holdco, or it may be difficult to enforce judgments obtained in U.S. courts based on the civil liability provisions of the U.S. securities laws against Holdco.

Italy

Enforceability in Italy of final judgments of U.S. courts obtained in actions predicated upon the civil liability provisions of the federal securities laws of the United States is subject to certain conditions. Final enforceable and conclusive judgments rendered by U.S. courts, even if obtained by default, may not require retrial and will be enforceable in the Republic of Italy, provided that pursuant to article 64 of Italian Law No. 218 of May 31, 1995 (riforma del sistema italiano di diritto internazionale privato), the following conditions are met:

•	the U.S. court which rendered the final judgment had jurisdiction according to Italian law principles of jurisdiction;

•	the relevant summons and complaint was appropriately served on the defendants in accordance with U.S. law and during the proceeding the essential rights of the defendants have not been violated;

•	the parties to the proceeding appeared before the court in accordance with U.S. law or, in the event of default by the defendants, the U.S. court declared such default in accordance with U.S. law;

•	the judgment is considered final in accordance with U.S. law;

•	there is no conflicting final judgment previously rendered by an Italian court;

•	there is no action pending in the Republic of Italy among the same parties and arising from the same facts and circumstances which commenced prior to the action in the United States; and

•	the provisions of such judgment would not violate Italian public policy.

Italian courts may have jurisdiction on actions based on non-Italian law depending on the nature of the claims brought by the relevant shareholder and subject to the requirements set forth under the Council Regulations (EC) no. 44/2001 of December 22, 2000 on jurisdiction and the recognition and enforcement of judgments in civil and commercial matters.

Italian shareholders should seek advice from their own counsel based on the applicable circumstances.

England

The United States and England currently do not have a treaty providing for the reciprocal recognition and enforcement of judgments (other than arbitration awards) in civil and commercial matters. Consequently, a final judgment for payment rendered by any federal or state court in the United States based on civil liability, whether or not predicated solely upon U.S. federal securities laws, would not automatically be enforceable in England. In order to enforce any U.S. judgment in England, proceedings must be initiated by way of common law action before a court of competent jurisdiction in England. In a common law action, an English court generally will not reinvestigate the merits of the original matter decided by a U.S. court and may order summary judgment on the basis that there is no arguable defense to the claim for payment. The entry of an enforcement order by an English court is conditional, among other things, upon the following:

•	the U.S. court having had jurisdiction over the original proceeding according to English conflict of laws principals;

•	the judgment being final and conclusive on the merits and being for a debt or a definite sum of money;

•	the judgment not contravening English public policy;

•	the judgment being not for a sum payable in respect of taxes or other charges of a like nature, or in respect of a fine or penalty;

•	the judgment not being arrived at by doubling, trebling or otherwise multiplying a sum assessed as compensation for the loss or damage sustained; and

•	the judgment having not been obtained by fraud or in breach of the principles of natural justice.

Enforcement proceedings would normally be required to be commenced within six years of the date of the judgment. In addition, it is questionable whether an English court would accept jurisdiction and impose civil liability if proceedings were commenced in England predicated solely upon U.S. federal securities law.

Holdco may comply with a U.S. judgment voluntarily, but, if it were not to do so, you would have to apply to an Italian or English court for an original judgment. Consequently, it could prove difficult to enforce civil liabilities solely based on U.S. securities law in Italy or England. In addition, awards of punitive damages in actions brought in the United States or elsewhere may not be enforceable in Italy or England and English courts are unlikely to enforce any U.S. judgments for specific performance.

FUTURE STOCKHOLDER/SHAREHOLDER PROPOSALS

Holdco

Assuming consummation of the mergers, Holdco shareholders will be entitled to present proposals for consideration at forthcoming Holdco shareholder meetings provided that they comply with the proxy rules promulgated by the SEC and the Holdco articles. The deadline for submission of all Holdco shareholder proposals to be considered for inclusion in Holdco’s proxy statement for its next annual meeting will be disclosed in a subsequent filing with the SEC.

Cyberonics

Cyberonics does not intend to hold an annual meeting of Cyberonics stockholders in 2015 and will hold its 2015 annual meeting only if the mergers are not completed.

The deadline for submitting a stockholder proposal to be considered for inclusion in Cyberonics’ proxy statement for Cyberonics’ 2015 annual meeting of stockholders was April 8, 2015. No proposals were received by Cyberonics by that date. However, if the date of the 2015 annual meeting of stockholders is changed by more than 30 days from the one-year anniversary of the 2014 annual meeting of stockholders, then the proposal must be received in writing no later than a reasonable time before Cyberonics begins to print and send its proxy materials.

The deadline for submitting a stockholder proposal that is not eligible for inclusion in the Cyberonics proxy statement and proxy card was May 21, 2015. No proposals were received by Cyberonics by that date. However, in the event that the date of Cyberonics’ next annual meeting is changed by more than 30 days from the one-year anniversary of the 2014 annual meeting of stockholders, then the deadline is the later of (a) close of business on 120th day prior to the 2015 annual meeting of stockholders and (b) close of business on the tenth day following the public announcement or disclosure of the date of the 2015 annual meeting. Stockholder proposals that do not meet the notice requirements set forth above and further described in Section 2.5 of Cyberonics by-laws will not be acted upon at the 2015 annual meeting.

You are advised to review the Cyberonics by-laws, which contain additional requirements about advance notice of stockholder proposals and director nominations.

NO DELAWARE APPRAISAL RIGHTS

Appraisal rights are statutory rights under the DGCL that enable stockholders who object to certain extraordinary transactions to demand that the corporation pay such stockholders the fair value of their shares instead of receiving the consideration offered to stockholders in connection with the extraordinary transaction. However, appraisal rights are not available in all circumstances. Appraisal rights are not available to Cyberonics stockholders in connection with the mergers.

LEGAL MATTERS

Latham & Watkins LLP (London), as counsel for Holdco, will pass on the validity of the Holdco ordinary shares to be issued in the mergers.

EXPERTS

The consolidated financial statements of Sorin S.p.A. as of December 31, 2014 and December 31, 2013, and for the two years ended December 31, 2014, included in this proxy statement/prospectus have been so included in reliance on the report of PricewaterhouseCoopers S.p.A., independent accountants, given on the authority of such firm as experts in accounting and auditing.

The consolidated income statement, consolidated statement of comprehensive income, consolidated statement of cash flows and consolidated statement of changes in shareholders’ equity of Sorin S.p.A. for the year ended December 31, 2012 have been audited by Reconta Ernst & Young S.p.A., independent accountants, as set forth in their report thereon, appearing elsewhere herein, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

The consolidated financial statements of Cyberonics, Inc. as of April 24, 2015 and April 25, 2014, and for each of the years in the three-year period ended April 24, 2015, and management’s assessment of the effectiveness of internal control over financial reporting as of April 24, 2015, have been incorporated by reference into Cyberonics, Inc.’s Annual Report on Form 10-K for the year ended April 24, 2015 filed with the SEC on June 15, 2015 (as amended by Amendment No. 1 on Form 10-K/A filed on July 1, 2015 and Amendment No. 2 on Form 10-K/A filed on July 28, 2015) in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

Cyberonics files annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document Cyberonics files with or furnishes to the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You may also obtain free copies of these reports, as well as proxy and information statements and other information that Cyberonics files with or furnishes to the SEC, at the Internet website maintained by the SEC, at www.sec.gov. The address of the SEC’s website is provided solely for the information of prospective investors and is not intended to be an active link. Please visit this website or call the SEC at 1-800-SEC-0330 for further information about its Public Reference Room. Reports and other information concerning the business of Cyberonics may also be inspected at the offices of the NASDAQ at One Liberty Plaza 165 Broadway, New York, NY 10006. In addition, you may obtain free copies of the documents Cyberonics files with the SEC by going to Cyberonics’ website at http://www.cyberonics.com under “Investor Relations”. The Internet website address of Cyberonics is provided as an inactive textual reference only, and the information provided on the Internet website of Cyberonics, other than copies of the documents listed below that have been filed with the SEC, is not part of this proxy statement/prospectus and, therefore, is not incorporated by reference.

The SEC allows Cyberonics to “incorporate by reference” certain information filed with or furnished to the SEC, which means that Cyberonics can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this proxy statement/prospectus. With respect to this proxy statement/prospectus, information that Cyberonics later files with or furnishes to the SEC and that is incorporated by reference will automatically update and supersede information in this proxy statement/prospectus and information previously incorporated by reference into this proxy statement/prospectus.

Statements contained in this proxy statement/prospectus, or in any document incorporated by reference into this proxy statement/prospectus regarding the contents of any contract or other document, are not necessarily complete and each such statement is qualified in its entirety by reference to that contract or other document filed as an exhibit with the SEC. Each document incorporated by reference into this proxy statement/prospectus is current only as of the date of such document, and the incorporation by reference of such document is not intended to create any implication that there has been no change in the affairs of Cyberonics since the date of the relevant document or that the information contained in such document is current as of any time subsequent to its date. Any statement contained in such incorporated documents is deemed to be modified or superseded for the purpose of this proxy statement/prospectus to the extent that a subsequent statement contained in another document that is incorporated by reference into this proxy statement/prospectus at a later date modifies or supersedes that statement. Any such statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this proxy statement/prospectus.

This proxy statement/prospectus incorporates by reference the following documents and any documents subsequently filed by Cyberonics with the SEC pursuant to Section 13(a), 13(c), 14 of 15(d) of the Exchange Act before the date of the Cyberonics special meeting:

Cyberonics Filings and Reports (SEC File Number: 000-19806)

•	Cyberonics Annual Report on Form 10-K for the fiscal year ended April 24, 2015, filed with the SEC on June 15, 2015 (as amended by Amendment No. 1 on Form 10-K/A filed on July 1, 2015 and Amendment No. 2 on Form 10-K/A filed on July 28, 2015).

•	Cyberonics Quarterly Report on Form 10-Q filed with the SEC on August 20, 2015.

•	Cyberonics Current Reports on Form 8-K filed with the SEC on April 28, 2014, June 4, 2014, August 21, 2014, September 18, 2014, November 20, 2014, December 19, 2014, January 7, 2015, January 30, 2015, February 26, 2015, February 27, 2015, March 23, 2015, April 15, 2015, June 4, 2015 and August 20, 2015.

•	Definitive Proxy Statement for Cyberonics’ 2014 Annual Meeting filed with the SEC on July 30, 2014.

•	Amended and Restated Certificate of Incorporation of Cyberonics, filed as Exhibit 3.1 to the Registration Statement on Form S-3 of Cyberonics filed with the SEC on February 21, 2001.

•	Amended and Restated By-Laws of Cyberonics, filed as Exhibit 3.2(i) to the Current Report on Form 8-K of Cyberonics filed with the SEC on October 26, 2007.

Notwithstanding the foregoing, information furnished by Cyberonics on any Current Report on Form 8-K, including the related exhibits, that, pursuant to and in accordance with the rules and regulations of the SEC, is not deemed “filed” for purposes of the Exchange Act, will not be deemed to be incorporated by reference into this proxy statement/prospectus.

You may also request copies of this proxy statement/prospectus and any of the documents incorporated by reference into this proxy statement/prospectus or other information concerning Cyberonics, without charge, by written or telephonic request directed to Cyberonics, Inc., Attention: Secretary, 100 Cyberonics Boulevard, Houston, Texas 77058, Telephone (281) 228-7200; or The Proxy Advisory Group, Cyberonics’ proxy solicitor, by calling (212) 616-2180 or toll free at (888) 337-7699.

THIS PROXY STATEMENT/PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO BUY OR SELL, OR A SOLICITATION OF AN OFFER TO BUY OR SELL, ANY SECURITIES, OR A SOLICITATION OF A PROXY IN ANY JURISDICTION TO OR FROM ANY PERSON TO WHOM OR FROM WHOM IT IS UNLAWFUL TO MAKE SUCH PROXY SOLICITATION IN THAT JURISDICTION. YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED OR INCORPORATED BY REFERENCE INTO THIS PROXY STATEMENT/PROSPECTUS TO VOTE YOUR SHARES OF CYBERONICS COMMON STOCK AT THE CYBERONICS SPECIAL MEETING. NO ONE HAS BEEN AUTHORIZED TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT FROM WHAT IS CONTAINED IN THIS PROXY STATEMENT/PROSPECTUS.

THIS PROXY STATEMENT/PROSPECTUS IS DATED AS OF THE DATE ON THE COVER HEREOF. YOU SHOULD NOT ASSUME THAT THE INFORMATION CONTAINED IN THIS PROXY STATEMENT/PROSPECTUS IS ACCURATE AS OF ANY DATE OTHER THAN THAT DATE AND THE MAILING OF THIS PROXY STATEMENT/PROSPECTUS TO STOCKHOLDERS DOES NOT CREATE ANY IMPLICATION TO THE CONTRARY.

INDEX TO THE CONSOLIDATED FINANCIAL STATEMENTS OF SORIN S.P.A. AND

SUBSIDIARIES

SORIN S.P.A. AND SUBSIDIARIES

UNAUDITED INTERIM CONDENSED CONSOLIDATED STATEMENT

OF FINANCIAL POSITION

(thousands of euros)	Notes	At June 30, 2015	At December 31, 2014
ASSETS
Non-current assets
Property, plant and equipment	4	136,739	134,154
Intangible assets	5	234,579	225,335
Goodwill	6	196,770	195,809
Investments in associates accounted for using the equity method	7	55,900	48,815
Non-current financial assets	8	3,697	3,697
Deferred-tax assets	9	71,100	55,422
Other non-current assets		1,110	1,224

Total non-current assets		699,895	664,456

Current assets
Inventories	10	148,076	146,078
Trade receivables	11	202,918	175,012
Other receivables	12	17,163	37,723
Assets from financial derivatives	13	517	1,185
Other current financial assets	14	7,781	7,111
Tax credits	15	18,859	26,611
Cash and cash equivalents	16	15,100	21,053

Total current assets		410,414	414,773

Total assets		1,110,309	1,079,229

LIABILITIES AND SHAREHOLDERS’ EQUITY

Consolidated shareholders’ equity	17	654,733	639,824

Non-current liabilities
Liabilities from financial derivatives	13	2,581	2,175
Non-current financial liabilities	18	114,093	114,083
Other liabilities	18	2,584	3,527
Provisions	19	302	367
Provision for employee severance indemnities and other provisions for employee benefits	20	29,101	29,708
Government grants		2,269	2,167
Deferred-tax liabilities	9	36,649	33,937

Total non-current liabilities		187,579	185,964

Current liabilities
Trade payables	21	111,524	109,305
Other payables	22	75,789	82,318
Liabilities from financial derivatives	13	1,430	1,293
Other current financial liabilities	18	58,876	36,343
Provisions	19	6,913	6,057
Taxes payable	15	13,465	18,125

Total current liabilities		267,997	253,441

Total liabilities and shareholders’ equity		1,110,309	1,079,229

SORIN S.P.A. AND SUBSIDIARIES

UNAUDITED INTERIM CONDENSED CONSOLIDATED INCOME STATEMENT

		Six months ended June 30,
(thousands of euros)	Notes	2015	2014
Net revenues	26	405,033	366,885
Other revenues and income	26	9,559	6,257
Change in inventory of work in process, semifinished goods and finished goods		(4,139)	11,754
Increase in Company-produced additions to non-current assets	27	19,335	21,020
Cost of raw materials and other materials	28	(111,909)	(107,575)
Cost of services used	28	(95,007)	(94,660)
Personnel expense	29	(158,807)	(145,360)
Miscellaneous operating costs	28	(31,101)	(5,179)
Depreciation, amortization and writedowns	31	(26,511)	(22,519)
Additions to provisions for risks and charges	31	(478)	(500)
Restructuring charges and provisions	32-37	(2,982)	(63)

Operating profit		2,993	30,060

Financial expense	33	(2,759)	(4,661)
Financial income	33	570	717
Currency translation differences	33	(3,079)	436
Share of loss of investments in associates accounted for using the equity method	34	(3,936)	(1,338)

Profit (Loss) before taxes		(6,211)	25,214

Income taxes	35	6,820	(5,338)

Net profit (loss)		609	19,876

Earnings per share (in euros)	36
- basic, as per reported net profit		0.00	0.04
- diluted, as per reported net profit		0.00	0.04

SORIN S.P.A. AND SUBSIDIARIES

UNAUDITED INTERIM CONDENSED CONSOLIDATED STATEMENT

OF COMPREHENSIVE INCOME

	Six months ended June 30,
(thousands of euros)	2015	2014
Net profit/(loss) for the period	609	19,876
Other components of comprehensive income that may be subsequently reclassified to profit or loss:
Profit/(loss) on cash flow hedges for interest rate fluctuations
Gains/(Losses) on cash flow hedges for fluctuations in interest rates	662	(445)
Tax effect	(219)	148
	443	(297)
Gains/(Losses) on cash flow hedges for fluctuations in foreign exchange rates	(1,861)	(8,045)
Tax effect	558	2,414
	(1,303)	(5,631)
Gains (Losses) recognized directly in the currency translation reserve	13,231	2,136

Total other components of comprehensive income that may be subsequently reclassified to profit or loss	12,371	(3,792)

Other components of comprehensive income that will not be reclassified to profit or loss:
Remeasurement of the net liability (asset) for defined benefits	427	(70)
Tax effect	(164)	28
	263	(42)

Total other components of comprehensive income that will not be reclassified to profit or loss	263	(42)

Total other components of comprehensive income net of tax effect	12,634	(3,834)

Comprehensive profit for the period net of tax effect	13,243	16,042

SORIN S.P.A. AND SUBSIDIARIES

UNAUDITED INTERIM CONDENSED STATEMENT OF CHANGES IN

SHEREHOLDERS’EQUITY

(thousands of euros)	Share Capital	Additional paid-in Capital	Currency translation reserve	Other reserves	Retained earnings (loss carry forward)	Total consolidated shareholders’ equity
Balance at December 31, 2013	478,738	7,722	(3,797)	(55,083)	154,821	582,401

Net profit for the period	—	—	—	—	19,876	19,876
Other components of comprehensive income	—	—	2,136	(5,970)	—	(3,834)

Total comprehensive profit (loss) for the period	—	—	2,136	(5,970)	19,786	16,042

Total transactions with owners:
Allocation of Sorin S.p.A. profit	—	—	—	5,411	(5,411)	—
Stock grants	—	—	—	1,229	—	1,229
Share buyback	—	—	—	(214)	—	(214)

Balance at June 30, 2014	478,738	7,722	(1,661)	(54,627)	169,286	599,458

(thousands of euros)	Share Capital	Additional paid-in Capital	Currency translation reserve	Other reserves	Retained earnings (loss carry forward)	Total consolidated shareholders’ equity
Balance at December 31, 2014	478,738	7,722	16,236	(68,237)	205,365	639,824

Net profit for the period	—	—	—	—	609	609
Other components of comprehensive income	—	—	13,231	(597)	—	12,634

Total comprehensive profit (loss) for the period	—	—	13,231	(597)	609	13,243

Total transactions with owners:
Allocation of Sorin S.p.A. profit	—	—	—	2,325	(2,325)	—
Stock grants	—	—	—	1,731	—	1,731
Purchase of treasury shares	—	—	—	(65)	—	(65)

Balance at June 30, 2015	478,738	7,722	29,467	(64,843)	203,649	654,733

SORIN S.P.A. AND SUBSIDIARIES

UNAUDITED INTERIM CONDENSED STATEMENT OF CASH FLOWS

			Six months ended June 30,
(thousands of euros)	Notes		2015	2014
Cash flow from operating activities
Net profit (loss) for the period			609	19,876
Adjustments to reconcile the profit (loss) for the period to the net cash flow from operating activities:
Depreciation and amortization	4	5	25,171	22,304
Writedowns of property, plant and equipment		4	181	7
Writedowns of intangibles		5	—	—
(Gains) Losses on disposal of property, plant and equipment			50	112
(Gains) Losses on disposal of Intangible assets			—	—
Share of loss on investments in associates accounting for using the equity method			3,936	1,338
Non-cash stock option and stock grant costs			1,654	1,168
Amortized costs of medium- and long-term borrowings			65	35
Non-cash hedging (income) costs			12	(134)
Change in inventories and in receivables and payables generated by operating activities			(21,641)	(22,373)
Change in provisions for risks, provision for employee severance indemnities and other provisions for employee benefits			(232)	(1,451)

Net cash from (used in) operating activities			9,805	20,882

Cash flow from investing activities
Investments in property, plant and equipment		4	(12,317)	(20,379)
Investments in intangibles		5	(18,721)	(16,364)
Investments in associates			(9,501)	(5,353)
Acquisition of BEL cardiovascular cannula activities			—	(2,260)
Acquisition of Oscor electro-catheter activities			—	(8,054)
Proceeds from the sale of property, plant and equipment			217	199
Proceeds from the sale of intangible assets			2	12

Net cash from (used in) investing activities			(40,320)	(52,199)

Cash flow from financing activities
Purchase of treasury shares			(65)	(214)
New medium- and long-term borrowings			9,383	21,965
Repayments of medium- and long-term borrowings			(579)	(94,242)
Change in indebtedness under finance leases			(7)	(5)
Net change in financial receivables/payables			15,450	70,864

Net cash from (used in) financing activities			24,182	(1,632)

Increase (Decrease) in cash and cash equivalents			(6,333)	(32,949)

Change in cash and cash equivalents attributable to currency translation differences			380	69

Cash and cash equivalents at the beginning of the period		16	21,053	51,838

Cash and cash equivalents at the end of the period		16	15,100	18,958

Additional disclosures:
Income taxes paid			11,426	9,765
Interest expense paid			490	861
Interest income received			359	315

SORIN S.P.A. AND SUBSIDIARIES

NOTES TO THE UNAUDITED INTERIM CONDENSED CONSOLIDATED

FINANCIAL STATEMENTS

NOTES TO THE UNAUDITED INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

1.	GENERAL INFORMATION

Sorin S.p.A. is a corporation established on January 2, 2004 following the partial proportional spin-off of Snia S.p.A., domiciled in Italy, with registered office in Milan, and governed by Italian Law. Sorin S.p.A. is listed on the Mercato Telematico Azionario (the “MTA”), the Italian screen-based trading system managed by Borsa Italiana S.p.A. (“Borsa Italiana”).

Sorin S.p.A. and its subsidiaries operate in the medical technology field offering products and services to treat cardiovascular pathologies. The organization is based on two segments, Cardiac Surgery and Cardiac Rhythm Management (“CRM”), corresponding to two main therapeutic areas, supported by centralized corporate functions managed by the company’s headquarters. Commercial activities are also integrated by functions with a geographical focus. Moreover, New Ventures organization is dedicated to the development of new therapies in the field of heart failure and mitral regurgitation, two areas where the unmet clinical needs are huge, as there is no optimal therapeutic solution for the majority of patients.

On February 26, 2015 Sorin S.p.A. and Cyberonics Inc.(“Cyberonics”), a medical device company with core expertise in neuromodulation, announced their intention to merge with the aim of creating a new global entity that is a leader in medical technologies and, subsequently, on March 23, 2015 Cyberonics entered into a definitive transaction agreement with Sorin S.p.A. (the “Transaction”). This transaction was unanimously approved by the Boards of Directors of both companies. However, the transaction’s closing is conditional on the approval of the shareholders’ meetings of Sorin (approval already given this past May 26) and Cyberonics Inc., the prior requisite authorizations by the relevant regulatory authorities and other conditions that are standard for transactions of this type.

When used in these notes, unless otherwise specified or the context otherwise indicates, all references to the terms ‘‘Sorin Group”, “Group’’, ‘‘we’’, ‘‘us’’, ‘‘our’’ and the ‘‘Company’’ refer to Sorin S.p.A., the parent entity, and all entities included in our unaudited interim condensed consolidated financial statements.

These unaudited interim condensed consolidated financial statements for the six months ended June 30, 2015 (the “Unaudited Interim Condensed Consolidated Financial Statements”) have been prepared solely for inclusion in the proxy statement of Cyberonics, Inc. (“Cyberonics”) that will be filed with the United States Securities and Exchange Commission (the “SEC”) on Form S-4.

2.	SIGNIFICANT ACCOUNTING POLICIES

2.1.	STATEMENT OF COMPLIANCE

The Unaudited Interim Condensed Consolidated Financial Statements have been prepared in accordance with International Accounting Standard 34 Interim Financial Reporting (“IAS 34”). As such, they do not include all the information and disclosures required in the annual financial statements, and should be read in conjunction with the Company’s annual consolidated financial statements for the year ended December 31, 2014, 2013 and 2012 (the “Consolidated financial statements”) which have been prepared in accordance with International Financial Reporting Standards as issued by International Accounting Standards Board.

2.2.	BASIS OF PREPARATION

The Unaudited Interim Condensed Consolidated Financial Statements have been prepared in accordance with historical cost convention, except for financial derivatives and stock grants, which have been measured at fair value.

SORIN S.P.A. AND SUBSIDIARIES

NOTES TO THE UNAUDITED INTERIM CONDENSED CONSOLIDATED

FINANCIAL STATEMENTS

The Unaudited Interim Condensed Consolidated Financial Statements have been prepared on a going concern basis.

Unless otherwise stated, the amounts listed on the accounting schedules and in the notes to the Unaudited Interim Condensed Consolidated Financial Statements are in thousands of euros. This approach could require the rounding of figures.

The Group presents assets and liabilities in its statement of financial position based on a current/non-current classification. The consolidated income statements are presented using a classification based on the nature of expenses. Comprehensive income is presented in two statements: a separate consolidated income statement and consolidated statement of comprehensive income. The consolidated statement of cash flows are presented using the indirect method.

The accounting policies applied in the preparation of these Unaudited Interim Condensed Consolidated Financial Statements are consistent with those of the Consolidated financial statements. These policies have been consistently applied to all the periods presented, except for the new standards and interpretations adopted by the Group since January 1, 2015 and described below in Note 3.

The preparation of the Unaudited Interim Condensed Consolidated Financial Statements requires management to make judgments, estimates and assumptions that affect the application of accounting policies and the reported amounts of assets and liabilities, income and expense. Actual results may differ from these estimates.

In preparing these Unaudited Interim Condensed Consolidated Financial Statements, the significant judgments made by management were the same as those that applied to the Consolidated financial statements.

It should be noted that certain valuation processes (and in particular, those that ascertain any impairment of value of non-current assets) are generally effected upon the preparation of the annual financial statements, unless there are indications of impairment during the year that require immediately valuation of any impairment losses.

It should be furthermore noted that the Group’s financial results for any individual quarter typically are not sensitive to seasonality.

2.3.	SCOPE OF CONSOLIDATION

The Unaudited Interim Condensed Consolidated Financial Statements include the financial statement of the parent company, Sorin S.p.A., and of the Italian and foreign subsidiaries that are controlled directly or indirectly by Sorin S.p.A. Sorin Group controls an entity when the Group is exposed to, or has rights to, variable returns from its involvement with the entity and has the ability to affect those returns through its power over the entity. The assessment of control is based on the substance of the relationship between Sorin S.p.A. and the entity and, among other things, considers existing and potential voting rights that are substantive. For a right to be substantive, the holder must have the practical ability to exercise that right. Subsidiaries are fully consolidated from the date on which control is transferred to the Group. They are deconsolidated from the date that control ceases.

A list of the companies included in Sorin Group and schedules showing how the scope of consolidation changed in the six months ended June 30, 2015 and 2014 are provided in Note 40.

SORIN S.P.A. AND SUBSIDIARIES

NOTES TO THE UNAUDITED INTERIM CONDENSED CONSOLIDATED

FINANCIAL STATEMENTS

3.	PRINCIPLES OF CONSOLIDATION, VALUATION CRITERIA AND ACCOUNTING PRINCIPLES

The consolidation standards, accounting standards and measurement criteria adopted for the purpose of preparing the Unaudited Interim Condensed Consolidated Financial Statements are the same as those utilized for the Consolidated financial statements, which should be referred to for complete information, except for:

•	income tax expense, which is recognized based on the best estimate of the average weighted rate expected for the total annual profit or loss;

•	the elements noted in the principles and amendments indicated below, which are applicable as of January 1, 2015.

New Principles, Amendments and Interpretations issued by IASB and in force from January 1, 2015

The following new standards and amendments that are applicable from January 1, 2015 were adopted by the Group for the purpose of the preparation of the Unaudited Interim Condensed Consolidated Financial Statements:

•	In November 2013, the IASB published narrow scope amendments to IAS 19 – Employee benefits entitled “Defined Benefit Plans: Employee Contributions”. These amendments apply to contributions from employees or third parties to defined benefit plans in order to simplify their accounting in specific cases. The amendments are effective, retrospectively, for annual periods beginning on or after July 1, 2014 with earlier application permitted. There was no significant effect on the Unaudited Interim Condensed Consolidated Financial Statements from the application of these amendments.

•	In December 2013, the IASB issued Annual Improvements to IFRSs 2010 – 2012 Cycle and Annual Improvements to IFRSs 2011–2013 Cycle. The most important topics addressed in these amendments are, among others, the definition of vesting conditions in IFRS 2 – Share-based payments, the disclosure on judgment used in the aggregation of operating segments in IFRS 8 – Operating Segments, the identification and disclosure of a related party transaction that arises when a management entity provides key management personnel service to a reporting entity in IAS 24 – Related Party disclosures, the extension of the exclusion from the scope of IFRS 3 – Business Combinations to all types of joint arrangements and to clarify the application of certain exceptions in IFRS 13 – Fair value Measurement. The improvements are effective for annual periods beginning on or after July 1, 2015. There was no significant effect on the Unaudited Interim Condensed Consolidated Financial Statements from the application of these amendments.

New Standards and Interpretations issued by IASB not yet effective

At the date of preparation of the accompanying Unaudited Interim Condensed Consolidated Financial Statements, the following IFRS, Amendments and IFRIC interpretations had been published, but their application was not yet mandatory.

•	In January 2014, the IASB issued IFRS 14 – Regulatory Deferral Accounts (applicable on or after 1 January 2016). The new standard allows only those who adopt IFRS for the first time to continue to recognize rate regulation amounts according to the previous accounting standards adopted. In order to improve comparability with entities that already apply IFRSs and do not recognize these amounts, the standard specifies that the rate regulation must be presented separately from other items. This new standard is not applicable to the Unaudited Interim Condensed Consolidated Financial Statements.

SORIN S.P.A. AND SUBSIDIARIES

NOTES TO THE UNAUDITED INTERIM CONDENSED CONSOLIDATED

FINANCIAL STATEMENTS

•	In May 2014, the IASB issued amendments to IFRS 11 – Joint arrangements: Accounting for acquisitions of interests in joint operations, clarifying the accounting for acquisitions of an interest in a joint operation that constitutes a business. The amendments are effective, retrospectively, for annual periods beginning on or after January 1, 2016 with earlier application permitted. The Group is currently evaluating the method of implementation and impact of this standard on its Unaudited Interim Condensed Consolidated Financial Statements.

•	In May 2014, the IASB issued an amendment to IAS 16 – Property, Plant and Equipment and to IAS 38 – Intangible Assets. The IASB has clarified that the use of revenue-based methods to calculate the depreciation of an asset is not appropriate because revenue generated by an activity that includes the use of an asset generally reflects factors other than the consumption of the economic benefits embodied in the asset. The IASB also clarified that revenue is generally presumed to be an inappropriate basis for measuring the consumption of the economic benefits embodied in an intangible asset. This presumption, however, can be rebutted in certain limited circumstances. These amendments are effective for annual periods beginning on or after January 1, 2016, with early application permitted. The Group is currently evaluating the method of implementation and impact of this standard on its Unaudited Interim Condensed Consolidated Financial Statements.

•	In May 2014, the IASB issued IFRS 15 – Revenue from contracts with customers. The standard requires a company to recognize revenue upon transfer of control of goods or services to a customer at an amount that reflects the consideration it expects to receive. This new revenue recognition model defines a five step process to achieve this objective. The updated guidance also requires additional disclosures about the nature, amount, timing and uncertainty of revenue and cash flows arising from customer contracts. The standard is effective for annual periods beginning on or after January 1, 2017, and requires either a full or modified retrospective application. The Group is currently evaluating the method of implementation and impact of this standard on its Unaudited Interim Condensed Consolidated Financial Statements.

•	In June 2014, the IASB issued amendment to IAS 16 – IAS 41 – Amendments to the Standard Applicable to Bearer Plants (applicable on or after 1 January 2016). The amendment changes the methodology for measuring bearer plant assets such as grape vines, rubber trees and oil palms. The amendment calls for the application of the same accounting methodology used for tangible assets, and thus the renunciation of the fair value model methodology under IAS 41 which originally applied to all biological assets. Bearer plants are in fact similar to other production assets or plants. This document does not apply to the Group.

•	In July 2014 the IASB issued IFRS 9 – Financial Instruments. The improvements introduced by the new standard includes a logical approach for classification and measurement of financial instruments driven by cash flow characteristics and the business model in which an asset is held, a single “expected loss” impairment model for financial assets and a substantially reformed approach for hedge accounting. The standard is effective, retrospectively with limited exceptions, for annual periods beginning on or after January 1, 2018 with earlier application permitted. The Group is currently evaluating the impact of this standard on its Unaudited Interim Condensed Consolidated Financial Statements.

•	In August 2014, the IASB issued IAS 27 – Separate Financial Statements (applicable on or after 1 January 2016). The aim was to allow the measurement of investments in associates and joint ventures using the equity method, including in separate financial statements. The Group does not believe that the adoption of the new standard will have a significant impact on its separate financial statements.

•	In September 2014, the IASB issued narrow amendments to IFRS 10 – Consolidated financial statements and IAS 28 – Investments in Associates and Joint Ventures (2011). The amendments

SORIN S.P.A. AND SUBSIDIARIES

NOTES TO THE UNAUDITED INTERIM CONDENSED CONSOLIDATED

FINANCIAL STATEMENTS

address an acknowledged inconsistency between the requirements in IFRS 10 and those in IAS 28 (2011), in dealing with the sale or contribution of assets between an investor and its associate or joint venture. The main consequence of the amendments is that a full gain or loss is recognized when a transaction involves a business (whether it is housed in a subsidiary or not). A partial gain or loss is recognized when a transaction involves assets that do not constitute a business, even if these assets are housed in a subsidiary. The amendments will be effective, prospectively, for annual periods commencing on or after January 1, 2016. The Group is currently evaluating the impact of this standard on its Unaudited Interim Condensed Consolidated Financial Statements.

•	In September 2014 the IASB issued the Annual Improvements to IFRSs 2012-2014 cycle, a series of amendments to IFRSs in response to issues raised mainly on IFRS 5 – Non-current assets held for sale and discontinued operations, on the changes of method of disposal, on IFRS 7 – Financial Instruments: Disclosures on the servicing contracts, on the IAS 19 – Employee Benefits, on the discount rate determination. The effective date of the amendments is January 1, 2016. The Group is currently evaluating the impact of these amendments on its Unaudited Interim Condensed Consolidated Financial Statements.

•	In December 2014 the IASB issued amendments to IAS 1- Presentation of Financial Statements as part of its major initiative to improve presentation and disclosure in financial reports. The amendments make clear that materiality applies to the whole of financial statements and that the inclusion of immaterial information can inhibit the usefulness of financial disclosures. Furthermore, the amendments clarify that companies should use professional judgment in determining where and in what order information is presented in the financial disclosures. The amendments are effective for annual periods beginning on or after January 1, 2016 with early application permitted. This amendment only affects presentation, and therefore is not believed to have an impact on the Unaudited Interim Condensed Consolidated Financial Statements.

•	In December 2014 the IASB issued amendments to IFRS 10 – IAS 28—Investment Companies: Exception to the Consolidation Requirement (applicable on or after 1 January 2016). The amendments specify that investment companies that fall within the definition established in the standard are exempt from presenting consolidated financial statements, and are instead required to measure investee companies using the fair value measurement method specified in IFRS 9. The Group is still assessing the impact of adopting the new standard on its Unaudited Interim Condensed Consolidated Financial Statements.

4.	PROPERTY, PLANT AND EQUIPMENT

(thousands of euros)	Land and buildings	Plant and machinery	Manufacturing and distribution equipment	Construction in progress	Assets under finance leases	Other assets	Total
At December 31, 2014
Gross value	71,268	93,605	138,799	31,125	4,345	29,849	368,991
Accum. depreciation and impairment losses	(39,824)	(62,703)	(107,321)	—	(4,297)	(20,692)	(234,837)

Net carrying value	31,444	30,902	31,478	31,125	48	9,157	134,154

At June 30, 2015
Gross value	81,232	95,562	146,610	26,279	4,340	30,694	384,717
Accum. depreciation and impairment losses	(41,933)	(65,410)	(114,449)	(200)	(4,302)	(21,684)	(247,978)

Net carrying value	39,299	30,152	32,161	26,079	38	9,010	136,739

SORIN S.P.A. AND SUBSIDIARIES

NOTES TO THE UNAUDITED INTERIM CONDENSED CONSOLIDATED

FINANCIAL STATEMENTS

The table below shows for each component of property, plant and equipment the changes in net carrying value that occurred during the first half year:

(thousands of euros)	Land and buildings	Plant and machinery	Manufacturing and distribution equipment	Construction in progress	Assets under finance leases	Other assets	Total
Net carrying value at December 31, 2014	31,444	30,902	31,478	31,125	48	9,157	134,154

Additions	537	1,235	771	5,271	—	624	8,438
Increases for internal production	—	—	3,144	631	—	104	3,879
Disposals	—	(14)	(177)	—	—	(76)	(267)
Impairment losses recognized in the income statement	—	—	—	(200)	—	(2)	(202)
Revaluations recognized in the income statement	—	—	21	—	—	—	21
Depreciation	(1,570)	(2,572)	(6,101)	—	(7)	(1,280)	(11,530)
Currency translation differences	720	(13)	925	502	(3)	48	2,179
Reclassifications	8,168	614	2,100	(11,250)	—	435	67

Net carrying value at June 30, 2015	39,299	30,152	32,161	26,079	38	9,010	136,739

The assets held under financial lease mainly refer to plant and machinery.

Some buildings in Saluggia and Cantù, which had a carrying value of 5,221 thousand euros at June 30, 2015 (5,473 thousand euros at December 31, 2014), were used as collateral to secure medium – and long-term loans used by Sorin Group Italia S.r.l. (formerly, Sorin Biomedica Cardio S.r.l and acquisition of the BEL cannulae business unit) and by Sorin Site Management S.r.l., to finance a portion of the price of real estate assets purchased.

No capitalized financial expense was added to property, plant and equipment during the period.

5.	INTANGIBLE ASSETS

(thousands of euros)	Development costs	Patents and patent licenses	Trademarks, concessions, licenses and similar rights	Work in progress	Technologies and sundry intangibles	Total
At December 31, 2014
Gross value	158,522	42,152	88,804	5,355	176,242	471,075
Accumulated amortization and impairment losses	(29,764)	(41,407)	(55,364)	—	(119,205)	(245,740)

Net carrying value	128,758	745	33,440	5,355	57,037	225,335

At June 30, 2015
Gross value	171,610	42,446	95,136	5,551	184,413	499,530
Accumulated amortization and impairment losses	(34,023)	(41,949)	(58,151)	—	(130,454)	(264,951)

Net carrying value	137,587	497	36,985	5,551	53,959	234,579

SORIN S.P.A. AND SUBSIDIARIES

NOTES TO THE UNAUDITED INTERIM CONDENSED CONSOLIDATED

FINANCIAL STATEMENTS

The table below shows for each component of intangible assets the changes in net carrying value that occurred during the first half of the year:

(thousands of euros)	Development costs	Patents and patent licenses	Trademarks, concessions, licenses and similar rights	Work in progress	Technologies and sundry intangibles	Total
Net carrying value at December 31, 2014	128,758	745	33,440	5,355	57,037	225,335

Additions	—	45	1,023	307	928	2,303
Increases for internal production	13,163	—	3,255	—	—	16,418
Disposals	—	—	(2)	—	—	(2)
Amortization	(4,563)	(320)	(1,662)	—	(7,096)	(13,641)
Currency translation differences	229	27	809	78	3,090	4,233
Reclassifications	—	—	122	(189)	—	(67)

Net carrying value at June 30, 2015	137,587	497	36,985	5,551	53,959	234,579

- assets with a finite useful life	137,587	497	32,784	5,551	53,959	230,378
- assets with an indefinite useful life	—	—	4,201	—	—	4,201

The primary investments during the first half of 2015 were for the Cardiac Surgery business unit, entailing the development of the new family of “Inspire” oxygenators for adults and the development of the “Perceval” tissue valve; and for the Cardiac Rhythm Management business unit, entailing the development of a new family of newly developed pacemakers and defibrillators.

Patents and licenses to patents related to Medtronic licenses for devices to control cardiac rhythm, amounted to 277 thousand euros at December 31, 2014, were fully amortized.

In the “Trademarks, concessions, licenses and similar rights” category, the largest amount was for capitalized costs incurred to obtain FDA (Food and Drug Administration) authorization for the sale of the Group’s products in the US. The net amount at June 30, 2015 was 27,236 thousand euros (24,330 thousand euros at December 31, 2014). This category also includes the Carbomedics trademark amounting to 4,201 thousand euros and other intangible assets of 5,548 thousand euros mainly related to software licenses.

Technologies and other intangible assets mainly refer to the values assigned to medical technologies and customer lists forming a part of business acquisitions.

In the first half of 2015, 1,021 thousand euros of financial expenses were capitalized in intangible assets. The rate used to determine financial expenses eligible for capitalization was 3.55% for the first quarter and 2.10% for the second quarter, which represent the Group’s average borrowing cost.

Research and development costs charged to the income statement amounted to 41,947 thousand euros compared with 40,118 thousand euros in the first half of 2014. The development costs expensed during the same periods were those that were not eligible for capitalization.

6.	GOODWILL

(thousands of euros)	Gross value	Impairment losses	Net value
Balance at December 31, 2014	195,809	—	195,809

Currency translation differences	961	—	961

Balance at June 30, 2015	196,770	—	196,770

SORIN S.P.A. AND SUBSIDIARIES

NOTES TO THE UNAUDITED INTERIM CONDENSED CONSOLIDATED

FINANCIAL STATEMENTS

The Group performs an impairment test annually (at December 31) and when circumstances indicate there may be a reduction in the recoverable amount of goodwill. The impairment test on goodwill and intangible assets with unspecified useful life is based on the calculation of value in use. Projections of discounted cash flows were used to calculate value in use (discounted cash flow method). The variables used to determine the recoverable value of the cash generating units (CGU), which correspond to the business units, are disclosed in the Consolidated financial statements.

During the first half of 2015, there were no further indicators of impairment that would have necessitated an impairment test during the same period, additional to the impairment test performed for the purposes of the consolidated financial statements for the year ended December 31, 2014 which showed a recoverable amount of the CGU CRM just above the book value.

The net carrying value of goodwill attributed to each CGU is as follows:

(thousands of euros)	At June 30, 2015	At December 31, 2014
Cardiac Surgery	126,922	125,961
Cardiac Rhythm Management	69,848	69,848

Total	196,770	195,809

7.	INVESTMENTS IN ASSOCIATES ACCOUNTED FOR USING THE EQUITY METHOD

The account refers to the equity investments evidenced in the following table:

	At June 30, 2015		At December 31, 2014
	% interest held	thousands of euros	% interest held	thousands of euros
La Bouscarre S.C.I.	50.000%	14	50.000%	14
LMTB—Laser und Medizin Technologie Gmbh	22.548%	3	22.548%	3
MD START S.A.	20.930%	—	20.930%	—
MD START I K.G.	23.377%	—	23.377%	—
Enopace Biomedical Ltd.	31.750%	5,598	31.750%	6,551
Cardiosolutions Inc.	35.330%	11,483	35.330%	10,631
Caisson Interventional LLC	43.730%	11,875	36.104%	4,957
Highlife S.A.S.	37.964%	5,547	26.857%	3,307
MicroPort Sorin CRM (Shanghai) Co. Ltd.	49.000%	5,177	49.000%	6,800
Respicardia Inc.	19.679%	16,203	19.679%	16,552

Total		55,900		48,815

This item includes equity investments in relation to which the parent company directly or indirectly exercises significant influence over financial or management policies even though it does not hold control pursuant to IFRS 10.

In February 2015 Sorin Group purchased a further share in Caisson Interventional LLC with an outlay of 7.5 million US dollars (7.0 million euros). Furthermore, based on the contractual agreement, Caisson may ask Sorin up to US Dollars 2.0 million for financing ongoing projects. Currently no loans were granted for this purpose.

SORIN S.P.A. AND SUBSIDIARIES

NOTES TO THE UNAUDITED INTERIM CONDENSED CONSOLIDATED

FINANCIAL STATEMENTS

The Group has also made a commitment to contribute 2.0 million US dollars to Caisson Interventional LLC if and when requested by the company. At the moment Sorin has no information on the timing of the disbursement.

Also in February 2015, Sorin Group purchased a further share in in Highlife S.A.S., with an outlay of 2.8 million euros.

The equity investment in LMTB (Laser und Medizin Technologie Gmbh) is stated at cost given the small amount involved.

The Group has an option to acquire, at a future date and if certain milestones are reached, the entire equity capital of Enopace International Ltd., Cardiosolution Inc., Caisson Interventional LLC and Highlife S.A.S.

While the Group has not undertaken any unconditional commitment to invest in outsourced research projects, it expects to provide capital increase contributions of up to 10 million euros in the second half of 2015 and of up to 250 million euros if all of the call options are exercised in subsequent years.

Adjustments to equity investments in associates and joint ventures are indicated in Note 34.

8.	NON-CURRENT FINANCIAL ASSETS

Non-current financial assets include investments in other companies, the amounts of which are provided below:

	At June 30, 2015		At December 31, 2014
	% interest held	thousands of euros	% interest held	thousands of euros
Istituto Europeo di Oncologia S.r.l.	1.172%	—	1.172%	—
Sphere Medical Holding PLC	0.227%	—	0.909%	—
Consorzio Medal Energia	7.692%	1	7.692%	1
Tecnobiomedica S.p.A.	7.985%	—	7.985%	—
Rainbow Medical Ltd.	3.148%	3,544	3.148%	3,544
Other	—	2	—	2

Total		3,547		3,547

At June 30, 2015 non-current financial assets also included 150 thousand euros for medium- and long-term financial receivables.

9.	DEFERRED-TAX ASSETS AND DEFERRED-TAX LIABILITIES

Deferred tax assets, net of deferred tax liabilities, amount to 34,451 thousand euros, compared with 21,485 thousand euros as of December 31, 2014.

The increase is mainly due to the positive amount of deferred tax assets recognized on tax losses carryforward generated in previous years as a result of the improved prospects of the Group’s taxable income generation.

10.	INVENTORIES

(thousands of euros)	At June 30, 2015	At December 31, 2014
Raw materials and auxiliaries	39,384	35,311
Work in process and semifinished goods	31,888	26,117
Finished goods and merchandise	76,804	84,650

Total	148,076	146,078

SORIN S.P.A. AND SUBSIDIARIES

NOTES TO THE UNAUDITED INTERIM CONDENSED CONSOLIDATED

FINANCIAL STATEMENTS

Inventories are reported net of the provision for obsolescence which amounted to 18,984 thousand euros at June 30, 2015 (16,105 thousand euros at December 31, 2014).

The level of finished goods inventories is affected by a policy, which is typical for companies operating in the cardiovascular sector, to maintain specific volumes of products in storage with customers, and especially implantable products (pacemakers, defibrillators and heart valves).

11.	TRADE RECEIVABLES

(thousands of euros)	At June 30, 2015	At December 31, 2014
Trade receivables:
- from third parties	201,937	173,907
- from associated companies and joint ventures	981	1,105
- from other related parties	—	—

Total	202,918	175,012

Trade receivables are net of an allowance for doubtful accounts amounted to 17,732 thousand euros at June 30, 2015 (16,896 thousand euros at December 31, 2014).

The Group’s customers consist of hospitals, other healthcare institutions, distributors, organized purchase groups and government and private entities with which end users (specialized doctors) are affiliated. Actual collection periods for trade receivables vary significantly as a function of the nature of the customer (e.g., government or private) and its geographic location. As a result of the collection period and the resulting high level of trade receivables, the Group has always used non-recourse and with-recourse factoring as a part of its funding policy.

Trade receivables from associated companies and joint ventures refer to Microport Sorin CRM (Shanghai) Co. Ltd.

Factoring agreements

The Group has the following factoring agreements in place that meet the requirements of IAS 39 for removing receivables from the financial statements:

•	with Ifitalia (BNP Paribas Group) for the non-recourse sale of receivables from Italian customers

•	with Mediofactoring for the non-recourse sale of receivables from French customers

•	with Unicredit Factoring for the non-recourse sale of receivables from Italian customers

•	with BNP Paribas Fortis Factor for the non-recourse sale of receivables from Belgian customers

•	with Sumitomo Mitsui Banking Corporation Europe for the non-recourse sale of receivables from Japanese customers

•	with Banca Farmafactoring for the non-recourse sale of receivables from Italian government customers.

At June 30, 2015 the total outstanding amount of trade receivables sold to factoring companies was 33,490 thousand euros (36,843 thousand euros at December 31, 2014).

SORIN S.P.A. AND SUBSIDIARIES

NOTES TO THE UNAUDITED INTERIM CONDENSED CONSOLIDATED

FINANCIAL STATEMENTS

The Group also has the following agreements in place that do not satisfy the conditions of IAS 39 for removing receivables from the financial statements:

•	with Ifitalia (BNP Paribas Group) for the with-recourse sale of receivables from Italian and Spanish customers

•	with Unicredit Factoring for the with-recourse sale of receivables from Italian customers.

At June 30, 2015 trade receivables included an amount of 2,027 thousand euros (2,760 thousand euros at December 31, 2014) for trade receivables sold through factoring. Payables were recorded for advances in the same amount as a balancing item to these sales (Note 18).

Below is a summary of trade receivables sold:

(thousands of euros)	At June 30, 2015	At December 31, 2014
Assigned trade receivables
- Carried in the financial statements:
. Assigned to Ifitalia/BNP Paribas	437	466
. Assigned to Unicredit Factoring	1,590	2,294

	2,027	2,760

- Derecognized from the financial statements (reclassified into cash and cash equivalent):
. Assigned to Ifitalia/BNP Paribas	11,916	12,895
. Assigned to Unicredit Factoring	11,065	11,787
. Assigned to Mediofactoring	9,528	9,974
. Assigned to Sumitomo Mitsui Banking Corporation Europe	—	179
. Assigned to Banca Farmafactoring	981	2,008

	33,490	36,843

12.	OTHER RECEIVABLES

(thousands of euros)	At June 30, 2015	At December 31, 2014
Other receivables:
- third parties	6,364	26,330
Advances to suppliers	5,269	6,563
Prepaid expenses	5,530	4,830

Total	17,163	37,723

At December 31, 2014 this item included receivables amounting to15,500 thousand euros related to the insurance claim for damage incurred in the 2012 earthquake at the Mirandola site. The amount collected in the first half of 2015, net of third-party reimbursements, amounted to 17,952 thousand euros, with an impact of 2,452 thousand euros on the income statement for the same period.

SORIN S.P.A. AND SUBSIDIARIES

NOTES TO THE UNAUDITED INTERIM CONDENSED CONSOLIDATED

FINANCIAL STATEMENTS

Other receivables are non-interest-bearing, and primarily consist of security deposits, current guarantee deposits, staff receivables and receivables from pension and welfare agencies.

13.	ASSETS AND LIABILITIES FROM FINANCIAL DERIVATIVES

(thousands of euros)	At June 30, 2015			At December 31, 2014
	Current	Non-current	Total	Current	Non-current	Total
Assets from financial derivatives
- Foreign exchange contracts (1)	517	—	517	1,185	—	1,185
- Interest rate contracts (2)	—	—	—	—	—	—

	517	—	517	1,185	—	1,185

Liabilities from financial derivatives
- Foreign exchange contracts (1)	1,413	—	1,413	340	—	340
- Interest rate contracts (2)	17	2,581	2,598	953	2,175	3,128

	1,430	2,581	4,011	1,293	2,175	3,468

(1) The impact on earnings is included in other operating expenses and foreign exchange translation differences.

(2) The impact on earnings is included in interest income and expense.

In accordance with IFRS 13, assets for financial instruments related to hedging contracts were adjusted for counterparty credit risk, and liabilities were adjusted for Sorin’s risk of default.

Financial derivatives for risk associated with exchange rate fluctuations

The Group enters into various contracts to hedge against the risk of exchange rate fluctuations. In particular, for exchange risk resulting from trade transactions, in the six months ended June 30, 2015 the Group hedged nearly all net positions determined on the basis of projected flows of revenues and costs denominated in US dollars, Canadian dollars, Australian dollars, Japanese yen, English pounds and Swiss francs. For trade-related cash flows in minor currencies (Swedish krona, Polish zloty, etc.), the Group has procured relevant hedging cover when receivables/payables in foreign currencies arise.

Starting 1 January 2010, the Group obtained the tools needed for the application of hedge accounting to financial derivatives used to hedge the risk of fluctuating exchange rates in trade transactions denominated in foreign currencies that are highly likely to occur (cash flow hedges).

Gains or losses resulting from the measurement of financial derivatives that meet the requirements of IAS 39 to be recognized for hedge accounting are recorded in the statement of comprehensive income to the extent of the effective portion of the hedge, and in the income statement to the extent of the ineffective portion, if the financial instrument is designated to hedge the future cash flow of an asset or liability (cash flow hedge). The gains or losses recorded in the statement of comprehensive income are transferred to the income statement at the time the economic effects of the assets and liabilities being hedged are recorded in income for the period. If the hedging instrument matures or is cancelled, the amounts previously recorded in the statement of comprehensive income are posted to the income statement.

SORIN S.P.A. AND SUBSIDIARIES

NOTES TO THE UNAUDITED INTERIM CONDENSED CONSOLIDATED

FINANCIAL STATEMENTS

The gains or losses resulting from the valuation of financial derivatives to which hedge accounting is not applied are recorded in the income statement.

(thousands of euros)
Financial derivatives that hedge foreign exchange risk	Position	Type of transaction	Currency	Notional amount	Measurement at fair value
On commercial flows	Buy	Forward	U.S. dollar	1,753	32
			Japanese yen	2,751	(14)
			Swiss franc	1,933	(3)

	Sell	Forward	U.S. dollar	20,028	(159)
			Japanese yen	28,171	691
			British pound	9,352	(11)
			Canadian dollar	3,275	(3)
			Australian dollar	6,061	(38)
			Swiss franc	3,293	(284)

	Options		U.S. dollar	n.a.	(1,338)
			Japanese yen	n.a.	(58)

Total hedge accounting					1,185

On commercial flows	Buy	Forward	Russian ruble	330	(21)

	Sell	Forward	Russian ruble	229	(79)

	Options		Chinese Yuan	n.a.	(17)

On other assets/	Buy	Forward	U.S. dollar	24,646	12
liabilities			Japanese yen	1,102	(8)
			Swiss franc	5,942	21
			British pound	2,840	4
			Canadian dollar	68,134	62
			Polish zloty	120	(1)
			Norwegian kroner	662	(4)
			Chinese Yuan	3,714	554

	Sell	Forward	U.S. dollar	3,687	(199)
			Japanese yen	5,528	(63)
			Australian dollar	1,181	(7)
			Chinese Yuan	1,365	19
			Polish zloty	464	2
			Colombian pesos	1,609	14

Total not hedge accounting					289

Total					(896)

The Group’s Finance Department periodically performs ex-ante and ex-post tests to measure the effectiveness of existing hedging instruments.

This effectiveness is measured by making a comparison between changes in just the exchange component of hedging derivatives, which are therefore calculated at the spot exchange rate, and changes in the amount of underlying projected sales for the risk being hedged.

The ex-ante tests are aimed at demonstrating that at the beginning, and for the entire duration of the hedge created, the hedging instrument proves to be highly effective at offsetting changes in the amount of underlying cash flows generated by the risk hedged, and they are conducted using spot exchange rate simulations.

SORIN S.P.A. AND SUBSIDIARIES

NOTES TO THE UNAUDITED INTERIM CONDENSED CONSOLIDATED

FINANCIAL STATEMENTS

Ex-post tests are used to verify whether hedges are actually highly effective. As specified in the related accounting standard, highly effective hedges fall within the range of 80% to 125%.

At June 30, 2015, the reserve for cash flow hedges, which reflects changes in the value of instruments used to hedge the risk of exchange rate fluctuations, was a negative figure of 3,139 thousand euros (2,197 thousand euros net of the tax effect).

Financial derivatives for risk associated with interest rate fluctuations

The Group enters into interest rate swap contracts to hedge against the risk associated with rate changes on medium- and long-term loans by converting them from floating-rate to fixed-rate loans.

Especially with respect to medium- and long-term financial payables outstanding at June 30, 2015, the Group entered into derivative contracts to hedge against the risk of interest rate fluctuations in a notional amount of 97.9 million euros (96.5 million euros at December 31, 2014).

Starting 1 January 2009, the Group obtained the tools needed to test the requirements and later apply hedge accounting to the financial derivatives for the risk of fluctuating interest rates (cash flow hedges).

Gains or losses resulting from the measurement of financial derivatives that meet the requirements of IAS 39 to be recognized for hedge accounting are recorded in the statement of comprehensive income to the extent of the effective portion of the hedge, and in the income statement to the extent of the ineffective portion, if the financial instrument is designated to hedge the future cash flow of an asset or liability (cash flow hedge). The gains or losses recorded in the statement of comprehensive income are transferred to the income statement at the time the economic effects of the assets and liabilities being hedged are recorded in income for the period. If the hedging instrument matures or is cancelled, the amounts previously recorded in the statement of comprehensive income are posted to the income statement.

The gains or losses resulting from the valuation of financial derivatives to which hedge accounting is not applied are recorded in the income statement.

(thousands of euros)
Derivative	Hedged borrowings	Expiration date	Notional amount	Measurement at fair value	Fixed rate
Cash flow hedge	tranche USD 20,000
	(Unicredit Bank AG medium/long-term facility)	10/12/17	20,000 USD	(57)	0.710%
	80,000 EUR
	(EIB medium/long-term facility)	6/30/21	80,000 EUR	(2,541)	1.303	%(1)

Total hedge accounting				(2,598)

(1)	Average fixed rate.

The Group’s Finance Department periodically performs ex-ante and ex-post tests to measure the effectiveness of existing hedging instruments.

The effectiveness of hedging transactions is documented at the beginning of the transaction and periodically (at least on every annual and interim reporting date), and it is measured by comparing changes in the fair value of the derivative and underlying asset, both of which are measured on the reporting date as a function of actual data (ex-post test), and calculated in the event of shocks to market conditions (ex-ante test).

SORIN S.P.A. AND SUBSIDIARIES

NOTES TO THE UNAUDITED INTERIM CONDENSED CONSOLIDATED

FINANCIAL STATEMENTS

The ex-ante tests are aimed at demonstrating that at the beginning, and for the entire duration of the hedge created, the hedging instrument proves to be highly effective at offsetting changes in the amount of underlying cash flows generated by the risk hedged.

Ex-post tests are used to verify whether hedges are actually highly effective, meaning that they fall within the range of 80% to 125%.

At June 30, 2015, the reserve for cash flow hedges, which reflects changes in the value of instruments used to hedge the risk of interest rate fluctuations, was a negative figure of 2,433 thousand euros (1,627 thousand euros net of the tax effect).

14.	OTHER CURRENT FINANCIAL ASSETS

Other current financial assets amounted to 7,781 thousand euros (7,111 thousand euros at December 31, 2014).

Other financial assets are net of the provision for write-downs equal to 1,549 thousand euros, which was unchanged from December 31, 2014.

This item includes liquid assets of 2,978 thousand euros that are not freely usable in relation to trade receivables from countries subject to restrictions. These receivables are not expected to be liquidated within three months, and thus they cannot be classified under liquid assets.

This item also includes 4,518 thousand euros in receivables from related parties (Note 38).

15.	TAX CREDITS AND TAX PAYABLES

(thousands of euros)	At June 30, 2015	At December 31, 2014
Tax credits	18,859	26,611
Taxes payable	(13,465)	(18,125)

Tax credits (taxes payable), net	5,394	8,486

Tax credits (payables) represent exposure to tax authorities for income taxes, including IRAP (regional tax on production activities) for Italian companies, and indirect taxes.

16.	CASH AND CASH EQUIVALENTS

(thousands of euros)	At June 30, 2015	At December 31, 2014
Cash on hand	28	26
Bank and postal accounts	15,072	21,027

Total	15,100	21,053

These are the liquid assets held by the Group to meet short-term financial requirements; they earn interest at a floating rate.

SORIN S.P.A. AND SUBSIDIARIES

NOTES TO THE UNAUDITED INTERIM CONDENSED CONSOLIDATED

FINANCIAL STATEMENTS

17.	CONSOLIDATED SHAREHOLDERS’ EQUITY

(thousands of euros)	Share Capital	Additional paid-in Capital	Currency translation reserve	Other reserves	Retained earnings (loss carry forward)	Total consolidated shareholders’ equity
Balance at December 31, 2014	478,738	7,722	16,236	(68,237)	205,365	639,824

Net profit for the period	—	—	—	—	609	609
Other components of comprehensive income	—	—	13,231	(597)	—	12,634
Total comprehensive profit (loss) for the period	—	—	13,231	(597)	609	13,243

Total transactions with owners:
Allocation Sorin S.p.A. profit	—	—	—	2,325	(2,325)	—
Stock grants	—	—	—	1,731	—	1,731
Purchase of treasury shares	—	—	—	(65)	—	(65)

Balance at June 30, 2015	478,738	7,722	29,467	(64,843)	203,649	654,733

Consolidated shareholders’ equity totals 654,733 thousand euros and reflects an increase of 14,909 compared with December 31, 2014. The consolidated stockholders’ equity is entirely attributable to the Group.

At June 30, 2015, Sorin S.p.A. held 1,549,587 treasury shares (average cost of €1.9056), equal to 0.3237% of the share capital comprised of 478,738,144 common shares, par value of €1.00 each.

The decrease in the number of treasury shares compared with December 31, 2014 is related to the shares bought in the first half of 2015 (34,000 shares) and to the delivery of shares vested under the stock grant plan 2012-2014 (no. 1,206,558).

Treasury shares are carried as a deduction from shareholders’ equity. The original cost of treasury shares, the proceeds from their sale and any subsequent variations are recognized as changes to shareholders’ equity.

SORIN S.P.A. AND SUBSIDIARIES

NOTES TO THE UNAUDITED INTERIM CONDENSED CONSOLIDATED

FINANCIAL STATEMENTS

18.	NON-CURRENT FINANCIAL LIABILITIES AND OTHER CURRENT FINANCIAL LIABILITIES

(thousands of euros)	At June 30, 2015	At December 31, 2014
Non-current financial liabilities
Due to banks:
• European Investment Bank (EIB)	83,252	91,568
• Banca Regionale Europea	1,328	1,486
• Unicredit Bank AG	17,810	16,374
• Mediocredito Italiano	814	869
• Cassa Depositi e Prestiti	6,574	—
• GE Capital Interbanca	944	—
Due to other lenders:
• Bpifrance (formerly Oséo)	2,115	2,400
• Novalia S.A. (Wallonia regional administration)	1,155	1,263
Due under finance leases	—	5
Other financial liabilities	101	118

Total non-current financial liabilities	114,093	114,083

Other current financial liabilities
Overdraft facilities and other short-term indebtedness	33,576	21,594
Advances on assigned trade receivables	2,027	2,760
Current portion of medium- and long-term indebtedness:
Due to banks:
• European Investment Bank (EIB)	16,632	8,299
• Banca Regionale Europea	311	302
• Itaù Unibanco	41	60
• Mediocredito Italiano	111	111
• Cassa Depositi e Prestiti	1,870	—
Due to other lenders:
• Bpifrance (formerly Oséo)	600	600
• Novalia S.A. (Wallonia regional administration)	120	88
Due under finance leases	18	22
Other financial liabilities	3,570	2,507

Total other current financial liabilities	58,876	36,343

Non-current financial liabilities consist of the portion of medium- and long-term debt maturing after the subsequent twelve months.

The item “Current account overdrafts and short-term financial debt” includes the utilization of evergreen lines of credit, all of which are unsecured.

SORIN S.P.A. AND SUBSIDIARIES

NOTES TO THE UNAUDITED INTERIM CONDENSED CONSOLIDATED

FINANCIAL STATEMENTS

Information is provided on the main loans provided by credit institutions.

	At June 30, 2015
(thousands of euros)	Face values in thousands of euros (1)	Maturity	% interest rate
— EIB:	100,000	June 30, 2021	Three month Euribor + spread of 1.277%
— Banca Regionale Europea	1,639	January 10, 2020	Six month Euribor + spread of 1.30%
— Unicredit Bank AG (2)	17,875	October 12, 2017 (3)	Three month USD Libor + spread from 1.18% to 2.68%
— Itaù Unibanco	41	September 15, 2015	10.9%
— Mediocredito Italiano	469	September 29, 2026	Six month Euribor + spread of 1.00%
	456	September 30, 2021	Six month Euribor + spread of 1.50%
	925
— Cassa Depositi e Prestiti	8,491	December 31, 2019	0,50%
— GE Capital Interbanca	944	December 31, 2019	Six month Euribor + spread of 3.30%
— Bpifrance (formerly Oséo)	2,715	October 31, 2019	2.58%
— Novalia S.A. (Wallonia region. admin.)	297	March 31, 2020	3.42%
	978	June 30, 2039	—
	1,275

(1)	Includes current installments.
(2)	Loan disbursed in U.S. dollars.
(3)	Single maturity.

In 2014 a medium/long-term loan agreement for 100 million euros was executed with EIB. The EIB loan, which is guaranteed by Sorin CRM SAS and Sorin Group Italia S.r.l., is aimed at supporting research and development projects in Italy and France related to the development of new products or improvements in existing products in Cardiac Surgery, Cardiac Rhythm Management and New Ventures (therapeutic solutions aimed at treating heart failure and mitral valve regurgitation). The loan, which was disbursed in July 2014, has a term of 7 years and interest-only instalments for 18 months. Its pricing is competitive with market benchmarks, and it follows the first loan provided by EIB to the Sorin Group in 2007, which, as noted earlier, matured in June 2014, and was used to support research and development activities from 2007-2009.

The EIB loan is subject to terms and conditions that are typical of similar loan agreements. Specific provisions include:

•	financial covenants that set maximum or minimum limits at the consolidated level for the debt to equity ratio, debt to gross operating profit ratio, gross operating profit to net financial expense ratio and for the amount of shareholders’ equity;

•	so-called “pari passu” clauses whereby the loan may not be subordinate to other loans with the exception of loans given preference as a result of legal requirements;

•	negative pledge clauses that impose limits on the amount of collateral provided;

•	other clauses normally found in loans of this type including limits on the sale of the Group’s assets.

In 2012 Sorin CRM S.A.S. executed a medium/long-term loan agreement for a total of 3 million euros with Bpifrance (formerly Oséo), a French government company that provides financial support for innovation and

SORIN S.P.A. AND SUBSIDIARIES

NOTES TO THE UNAUDITED INTERIM CONDENSED CONSOLIDATED

FINANCIAL STATEMENTS

development projects of French companies abroad. The loan has a term of seven years with amortized repayments following an interest-only period of two years. The Sorin CRM S.A.S. agreement is a “Contrat de développement participatif” and was provided by Bpfrance to fund business development investments of the French company.

Sorin Group Belgium S.A. has received loans from Novalia SA, a finance company in the Wallonia Region (Belgium), to support several R&D projects.

Through its acquisition of the cannula business from BEL, Sorin Group Italia S.r.l. has assumed two mortgages taken out by BEL with Mediocredito Italiano in an amount totaling, at June 30, 2015, 925 thousand euros. The two loans are secured by a mortgage on a building located in Cantù (CO) which was acquired by Sorin Group Italia S.r.l. when absorbing the business unit.

In January 2015, Sorin Group Italia has received two loans in support of research and development within the program of Major Strategic Projects (GPS) of the Italian Ministry of Education, University and Research (MIUR) . The loans, guaranteed by Sorin SpA, are made of a loan granted by Cassa Depositi e Prestiti with a fixed interest rate of 0.50%, for the amount of 8,491 thousand euros and an ordinary bank loan provided by GE Capital Interbanca to variable rate Euribor 6 months plus a spread of 3.3%, amounting to 943 thousand euros. Both loans have a repayment plan amortized, maturing December 31, 2019.

In April 2013, Sorin Group USA Inc. entered into a loan agreement for 50 million US dollars with UniCredit Bank AG (New York branch) consisting of a term loan amounting to 20 million US dollars and a revolving facility of 30 million US dollars. The loans are guaranteed by Sorin S.p.A.

Taking advantage of substantially more competitive market conditions, in December 2014 Sorin renegotiated the following terms of the loan agreement with the bank:

•	cancellation of the revolving facility;

•	reduction of the interest margin (over USD Libor), which was renegotiated from a minimum of 1.18% to a maximum of 2.68%. The margin is subject to changes based on a grid of levels of the ratio of consolidated net debt to consolidated gross operating profit;

•	extension of the final maturity of the term loan by 18 months to 12 October 2017.

The UniCredit loan is subject to terms and conditions that are typical of similar loan agreements. Specific provisions include:

•	financial covenants that set maximum or minimum limits and at the consolidated level for the debt to equity ratio, debt to gross operating profit ratio and gross operating profit to net financial expense ratio;

•	financial covenants that set maximum or minimum limits for the amount of consolidated shareholders’ equity and debt of the US associate;

•	so-called “pari passu” clauses whereby the loan may not be subordinate to other loans with the exception of loans given preference as a result of legal requirements;

•	negative pledge clauses that impose limits on the amount of collateral provided;

•	and other clauses normally found in loans of this type including limits on the sale of the Group’s assets.

At June 30, 2015, all covenants were met.

The loan of the Banca Regionale Europea is secured by a mortgage on the buildings at the Saluggia site (Note 4).

SORIN S.P.A. AND SUBSIDIARIES

NOTES TO THE UNAUDITED INTERIM CONDENSED CONSOLIDATED

FINANCIAL STATEMENTS

19.	PROVISIONS

(thousands of euros)	Provision for warranties	Provision for restructuring programs	Other provisions for risks and charges	Total
NON CURRENT

Balance at December 31, 2014	—	—	367	367

- Additions
- Utilizations	—	—	(65)	(65)

Balance at June 30, 2015	—	—	302	302

CURRENT

Balance at December 31, 2014	1,937	993	3,127	6,057

- Additions	350	2,973	128	3,451
- Utilizations	(271)	(2,191)	(44)	(2,506)
- Reversals in earnings	—	—	(350)	(350)
- Currency translation differences	103	(4)	—	99
- Reclassifications	—	—	162	162

Balance at June 30, 2015	2,119	1,771	3,023	6,913

The guarantee provision represents the best estimate made on the basis of past experience, for funding future charges connected with contractual obligations to guarantee products sold.

With regard to the restructuring provision, in 2012 a cost reduction program was established with the aim of further enhancing the company’s competitive position and having resources available to reinvest in long-term growth initiatives. The aim of this program, completed in the first half of 2015, is to achieve total cost savings of about 15-17 million euros per year upon its completion. The Sorin Group reinvested a portion of these resources in growth initiatives (New Ventures) and in emerging countries with a high growth potential. To implement the cost reduction program, the Group incurred total restructuring costs of about 16 million euros over time, of which 6.8 million euros were recorded in the fourth quarter of 2012, 7.2 million euros in 2013, 1.5 million euros in 2014 and 0.5 million euros in the first half of 2015 (including costs that did not pass through the restructuring provision). Among other things, the program reflected savings related to the company’s unification of its Cardiopulmonary and Heart Valves businesses into a single business unit (Cardiac Surgery). The program also responded to CRM’s complex market situation, especially in the US, with the reduction of the sales force and closing of the Plymouth (Minnesota) site and the resulting centralization of all operations at the Arvada site (Colorado).

Sorin Group also launched the strategic repositioning of its US CRM business. This program, which should allow the CRM business to reach operating break-even in the US by the second half of 2015, confirms Sorin’s commitment to the US market by accelerating the transition to a specific focus premium positioning on the high-tier and undertreated segment of heart failure and related co-morbidities. This strategy is supported by the Company’s strong and unique pipeline of innovative therapies expected to be available in the US market from 2016 onwards such as SonRTM, EquiliaTM and Respicardia. The program, launched in the first half of 2015 and that will be completed by the end of 2015, aims at achieving overall savings, once fully implemented, of approximately 4 million euros per year on a full year basis. In the first half of 2015 the costs recognized were euro 1.5 million euros.

SORIN S.P.A. AND SUBSIDIARIES

NOTES TO THE UNAUDITED INTERIM CONDENSED CONSOLIDATED

FINANCIAL STATEMENTS

20.	PROVISION FOR EMPLOYEE SEVERANCE INDEMNITIES (PESI) AND OTHER PROVISION FOR EMPLOYEE BENEFITS

(thousands of euros)	Pesi	Other provisions for employee benefits	Total
Balance at December 31, 2014	18,010	11,698	29,708

- Additions (2)	55	699	754
- Net remeasurement of liabilities (assets) for defined benefits (3)	(24)	(403)	(427)
- Utilizations (1)	(357)	(956)	(1,313)
- Currency translation differences	—	379	379

Balance at June 30, 2015	17,684	11,417	29,101

(1)	In the case of Other provisions for employee benefits, utilizations refers to benefits disbursed, net of contributions paid by the employer to increase plan assets.
(2)	Recognized in profit or loss under personnel expense.
(3)	Recognized in the statement of comprehensive income.

The item “Allocations to other employee provisions” includes the portion of social security contributions recorded on the basis of IAS 37 in relation to stock grant plans in the amount of 204 thousand euros (149 thousand euros in the first half of 2014). As specified in IFRS 2, the cost of the plans is instead recorded as an increase to shareholders’ equity.

21.	TRADE PAYABLES

(thousands of euros)	At June 30, 2015	At December 31, 2014
Trade payables owed to:
- third parties	111,407	109,305
- associates companies	10
- other related parties	107

Total	111,524	109,305

Trade payables do not accrue interest.

For detailed information on transactions with related parties and other related parties, see Note 38.

22.	OTHER PAYABLES

(thousands of euros)	At June 30, 2015	At December 31, 2014
Other current obligations and liabilities owed to:
- third parties	68,482	75,339
- associated companies	2,951	3,966
- other related parties	—	—
Advances from customers	2,068	—
Deferred income	2,288	3,013

Total	75,789	82,318

SORIN S.P.A. AND SUBSIDIARIES

NOTES TO THE UNAUDITED INTERIM CONDENSED CONSOLIDATED

FINANCIAL STATEMENTS

Other payables and current liabilities are non-interest-bearing and mainly consist of payables to welfare and social security institutions, payables to employees and accrued employee compensation.

Payables to associates and joint venture are for the portion of capital subscribed, but not paid in, for Microport Sorin CRM (Shanghai) Co. Ltd.

23.	GUARANTEES PROVIDED

At June 30, 2015 the Group had the following guarantees in place:

•	Security issued to credit institutions to back guarantees issued by them for government competitive bidding processes for Group products amounting to 24,409 thousand euros. At December 31, 2014 these amounted to 31,599 thousand euros;

•	Guarantees issued to the tax administration (Milan VAT office) in the amount of 11,894 thousand euros as a part of the VAT tax consolidation scheme (5,169 thousand euros at December 31, 2014);

•	Other guarantees given to third parties amounting to 5,139 thousand euros (5,239 thousand euros at December 31, 2014). This amount includes the guarantee issued to lease the Vancouver (Canada) production site amounting to 4,378 thousand euros.

In addition, as indicated in Note 4, several buildings at Saluggia and Cantù were provided as collateral for mortgages obtained to purchase these buildings.

24.	LEGAL DISPUTES AND CONTINGENT LIABILITIES

Although the Group, in the course of its ordinary business, is exposed to the risk of disputes over inherent product liability that is typical in the development, production and marketing of medical devices, at June 31, 2015 there were no pending administrative, court or arbitration proceedings pending that could have significant repercussions on the Group’s operating and financial situation. In addition, the Group has international insurance cover, which it considers to be sufficient to cover its product-related liability.

With regard to proceedings other than those resulting from product liability, in January 2012 the company was served with a writ of summons to appear before the Civil Court of Milan in an appearance hearing set on November 20, 2012. The action was initiated by SNIA S.p.A. (in receivership), and is intended to determine the alleged claim of joint responsibility of Sorin S.p.A. with SNIA S.p.A. for any amounts owed in connection with and/or resulting from environmental clean-up charges due to the chemical operations managed by SNIA S.p.A. and several companies of the SNIA group before the spin-off on 2 January 2004. The claims have been quantified as very large amounts. The Ministry of the Environment and Protection of Land and Sea and delegated commissioner for the socio-economic and environmental emergency at the Lagoons of Marano Lagunare and Grado were summoned by SNIA and appeared together with the Ministry of the Economy and Finance and commissioner for the emergency in the area of the Sacco river basin between the provinces of Rome and Frosinone (who also participated). The parties asked to be compensated for expenses incurred and to be incurred mostly in relation to the environmental damage allegedly suffered by the aforementioned sites.

On July 2, 2014, following the hearing held in the SNIA receivership proceedings at the Court of Milan, the official receiver rejected the petition to allow SNIA’s claim in bankruptcy presented by government agencies (i.e., the Ministry of the Environment and Protection of Land and Sea, the Ministry of the Economy and Finance, the delegated commissioner for the socio-economic and environmental emergency at the Lagoons of Marano

SORIN S.P.A. AND SUBSIDIARIES

NOTES TO THE UNAUDITED INTERIM CONDENSED CONSOLIDATED

FINANCIAL STATEMENTS

Lagunare and Grado and commissioner for the emergency in the area of the Sacco river basin between the provinces of Rome and Frosinone) thereby also temporarily rejecting SNIA’s alleged environmental responsibility to the government agencies.

Sorin has examined the content of the documents, and finds the claims made against it to be unfounded, and it entered an appearance in court to fully dispute the claims made against it and to fully defend its rights, which it will assert in the proper forum. Thus, the risk that Sorin S.p.A. will be a losing party is not deemed likely with regard to culpability, while with respect to the monetary amount, it is not possible to make projections at this time.

During the first half of 2015, the period set out in Article 183 of the Italian Civil Procedure Code establishing the timetable for exchanging briefs has now expired in the proceedings previously brought by Snia S.p.A. in extraordinary administration and the Italian Ministry of the Environment and other Italian public authorities pertaining to alleged environmental liabilities to be imposed on Sorin. On July 28, 2015, regarding the same matter, Sorin received a copy of an administrative order issued by the Italian Ministry of the Environment to multiple parties, directing them to promptly commence environmental remediation efforts at the affected sites. Sorin expects to file imminently a response brief outlining Sorin’s objection to such order and seeking to have execution of the order stayed.

With regard to tax disputes, on 30 October 2009 the Regional Revenue Office for Lombardy notified Sorin Group Italia S.r.l. of an official audit report in which, among other things, it partially rejected the tax-related write-down of the investment in the subsidiary under US law (Cobe Cardiovascular Inc.) in the amount of 102.6 million euros made in 2002 and deducted in five equal instalments starting in 2002. In December 2009 the Italian Revenue Agency notified the company of three assessment notices for 2002, 2003 and 2004. The notices for 2002 and 2003 were revoked in self-defense. The Italian Revenue Agency then notified the company of an assessment notice for 2005 (in December 2010) and for 2006 (in October 2011).

Based on the merits of the situation and in support of its claims, it made an appeal against all three assessment notices for 2004, 2005 and 2006 at the relevant Provincial Tax Commissions.

The introductory appeals submitted for 2004, 2005 and 2006 have already been discussed, and all were rejected. An appeal was submitted against the first-level decisions for 2004, 2005 and 2006 since the company finds to be illegitimate because they are unfounded and because they heavily flawed. The appeal submitted against the first-level decision for 2005 was rejected. An appeal in cassation was submitted against the second-level decision related to 2005 since it is deemed to be null and void for obvious reasons, and illegitimate due to the violation and false application of regulations.

The Italian Revenue Agency also notified the company of an assessment notice for 2007 (in November 2012) and for 2008 (in July 2013), pursuant to which additional taxable income was determined due to the reduction (through previous assessment notices issued for 2004, 2005 and 2006) of losses reported by Sorin Group Italia S.r.l. in relation to tax years 2002, 2003 and 2004 that were used in financial years 2007 and 2008. Both assessment notices were contested within the legal deadlines. The opinion for the appeal submitted for tax year 2007 was deferred until pending disputes for tax years 2004, 2005 and 2006 are settled.

The total amount of losses being contested is 62.6 million euros. In view of the objective legal and factual grounds of the defense’s arguments, the company believes it is unlikely it will be the losing party in the end, and thus, no provisions have been made to cover the potential risk. The potential tax liability totals 20.8 million

SORIN S.P.A. AND SUBSIDIARIES

NOTES TO THE UNAUDITED INTERIM CONDENSED CONSOLIDATED

FINANCIAL STATEMENTS

euros, of which 3.6 million euros is for current taxes, 0.8 million euros for interest accrued to June 30, 2015, 3.6 million euros for penalties and 12.9 million euros for lower deferred tax assets already recorded in the financial statements.

25.	FINANCIAL RISK MANAGEMENT AND FINANCIAL INSTRUMENTS

Financial risk management

The Group’s activities expose it to a variety of financial risks: market risk (including currency risk and interest rate risk), credit risk and liquidity risk.

The Unaudited Interim Condensed Consolidated Financial Statements do not include all financial risk management information and disclosures required in the annual financial statements; they should be read in conjunction with the Consolidated financial statements. There have been no changes in the risk management department or in any risk management policies since the year end.

Liquidity risk

Compared to year end, there was no material change in the contractual undiscounted cash out flows for financial liabilities.

SORIN S.P.A. AND SUBSIDIARIES

NOTES TO THE UNAUDITED INTERIM CONDENSED CONSOLIDATED

FINANCIAL STATEMENTS

Financial Instruments

The tables attached provide a breakdown by category according to IAS 39 of financial assets and liabilities at June 30, 2015 and December 31, 2014 and the related fair value:

Classification of Financial Instruments at June 30, 2015

	Classification						Carrying value			Fair value
(thousands of euros)	Financial assets/liabilities at fair value with changes recognized in profit or loss	Loans and other receivables	Held-to- maturity financial assets	Available-for- sale financial assets	Financial liabilities at amortized cost	Hedging derivatives	Total	Current amount	Non- current amount
Assets
Financial assets	—	150	—	3,547	—	—	3,697	—	3,697	3,697
Other assets	—	1,107	—	—	—	—	1,107	—	1,107	1,107
Trade receivables	—	202,918	—	—	—	—	202,918	202,918	—	202,918
Other receivables	—	16,947	—	—	—	—	16,947	16,947	—	16,947
Assets from financial derivatives	306	—	—	—	—	211	517	517	—	517
Other financial assets	—	7,781	—	—	—	—	7,781	7,781	—	7,781
Cash and cash equivalents	—	15,100	—	—	—	—	15,100	15,100	—	15,100

Total financial assets	306	244,003	—	3,547	—	211	248,067	243,263	4,804	248,067

Liabilities
Financial liabilities	—	—	—	—	133,695	—	133,695	19,703	113,992	134,463
Other liabilities	—	—	—	—	2,584	—	2,584	—	2,584	2,584
Trade payables	—	—	—	—	111,124	—	111,124	111,124	—	111,124
Other payables	—	—	—	—	23,187	—	23,187	23,187	—	23,187
Liabilities from financial derivatives	17	—	—	—	—	3,994	4,011	1,430	2,581	4,011
Other financial liabilities	—	—	—	—	39,274	—	39,274	39,173	101	39,274

Total financial liabilities	17	—	—	—	309,864	3,994	313,875	194,617	119,258	314,643

SORIN S.P.A. AND SUBSIDIARIES

NOTES TO THE UNAUDITED INTERIM CONDENSED CONSOLIDATED

FINANCIAL STATEMENTS

Classification of Financial Instruments at December 31, 2014

	Classification						Carrying value			Fair value
(thousands of euros)	Financial assets/liabilities at fair value with changes recognized in profit or loss	Loans and other receivables	Held-to- maturity financial assets	Available-for- sale financial assets	Financial liabilities at amortized cost	Hedging derivatives	Total	Current amount	Non -current amount
Assets
Financial assets	—	150	—	3,547	—	—	3,697	—	3,697	3,697
Other assets	—	1,224	—	—	—	—	1,224	—	1,224	1,224
Trade receivables	—	175,012	—	—	—	—	175,012	175,012	—	175,012
Other receivables	—	37,553	—	—	—	—	37,553	37,553	—	37,553
Assets from financial derivatives	2,395	—	—	—	—	(1,210)	1,185	1,185	—	1,185
Other financial assets	—	7,111	—	—	—	—	7,111	7,111	—	7,111
Cash and cash equivalents	—	21,053	—	—	—	—	21,053	21,053	—	21,053

Total financial assets	2,395	242,103	—	3,547	—	(1,210)	246,835	241,914	4,921	246,835

Liabilities
Financial liabilities	—	—	—	—	123,447	—	123,447	9,482	113,965	124,041
Other liabilities	—	—	—	—	3,527	—	3,527	—	3,527	3,527
Trade payables	—	—	—	—	109,305	—	109,305	109,305	—	109,305
Other payables	—	—	—	—	29,844	—	29,844	29,844	—	29,844
Liabilities from financial derivatives	—	—	—	—	—	3,468	3,468	1,293	2,175	3,468
Other financial liabilities	—	—	—	—	26,979	—	26,979	26,861	118	26,979

Total financial liabilities	—	—	—	—	293,102	3,468	296,570	176,785	119,785	297,164

SORIN S.P.A. AND SUBSIDIARIES

NOTES TO THE UNAUDITED INTERIM CONDENSED CONSOLIDATED

FINANCIAL STATEMENTS

Fair value hierarchy

The Group uses the following hierarchy to determine and document the fair value of financial instruments based on valuation techniques:

Level 1: quoted (unadjusted) prices in an active market for identical assets or liabilities;

Level 2: other techniques in which all inputs that have a material impact on the fair value recorded are directly or indirectly observable;

Level 3: techniques that use inputs that have a material impact on the fair value recorded that are not based on observable market data.

Below are the Group’s holdings of financial instruments measured at fair value:

	Amount at		Level 1		Level 2		Level 3
(thousands of euros)	June 30, 2015	December 31, 2014	June 30, 2015	December 31, 2014	June 30, 2015	December 31, 2014	June 30, 2015	December 31, 2014
Assets measured at fair value
- Assets from financial derivatives - hedging (exchange rates)	211	—	—	—	211	—	—	—
- Assets from financial derivatives - non-hedging (exchange rates)	306	2,395	—	—	306	2,395	—	—
Liabilities measured at fair value
- Liabilities from financial derivatives - hedging (interest rates)	2,598	3,128	—	—	2,598	3,128	—	—
- Liabilities from financial derivatives - hedging (exchange rates)	1,396	1,550	—	—	1,396	1,550	—	—
- Liabilities from financial derivatives - non-hedging (exchange rates)	17	—	—	—	17	—	—	—

There were no changes in valuation techniques during the periods in respect of those disclosed in the Consolidated financial statements.

During the first half of 2015, there were no transfers between Level 1 and Level 2 of fair value measurement, or into or out of Level 3.

26.	NET REVENUES AND OTHER REVENUES AND INCOME

	Six months ended June 30,
(thousands of euros)	2015	2014
Sales revenues	398,257	361,477
Service revenues	5,017	4,296
Recoveries of costs	1,759	1,112

Net revenues	405,033	366,885

Grants and other research income	3,650	3,898
Gains on the sale of property, plant and equipment	16	2
Revaluations of property, plant and equipment	21	—
Other income	5,872	2,357

Other revenues and income	9,559	6,257

SORIN S.P.A. AND SUBSIDIARIES

NOTES TO THE UNAUDITED INTERIM CONDENSED CONSOLIDATED

FINANCIAL STATEMENTS

Contributions and other income for research were for Italian, French and Canadian companies, and there were no conditions that were unmet for recognizing these contributions or the related risks.

Other income included in the first half of 2015 the residual insurance indemnity for damages suffered in the earthquake of 2012 in Mirandola (2,452 thousand euros). The last installment of the insurance claim, disbursed in the first half of 2015, amounted to 17,952 thousand euros, as against the amount of 15,500 thousand euros accrued in 2014.

Net revenues for the first half of 2015 included 625 thousand euros for related party transactions (Note 38).

27.	INCREASE IN FIXED ASSETS FOR INTERNAL WORK

	Six months ended June 30,
(thousands of euros)	2015	2014
Property, plant and equipment	3,899	5,813
Intangibles	15,436	15,207

Increase in Company-produced additions to non-current assets	19,335	21,020

Internal work for intangible assets mainly referred to development costs for the Cardiac Rhythm Management and Cardiac Surgery business units of 12,405 thousand euros (12,006 thousand euros in the first half of 2014) and costs of 3,142 thousand euros (2,408 thousand euros in the first half of 2014) incurred to obtain FDA (Food and Drug Administration) authorization for the sale of valves and pacemakers in the US.

SORIN S.P.A. AND SUBSIDIARIES

NOTES TO THE UNAUDITED INTERIM CONDENSED CONSOLIDATED

FINANCIAL STATEMENTS

28.	COST OF RAW MATERIALS, OTHER MATERIALS, SERVICES AND MISCELLANEOUS OPERATING

	Six months ended June 30,
(thousands of euros)	2015	2014
Purchases of raw materials and other materials	115,350	111,382
Change in inventories	(3,441)	(3,807)

Cost of raw materials and other materials	111,909	107,575

Industrial services	12,113	11,386
Rent, rentals and lease payments	10,769	10,731
Royalty expense	96	96
Variable selling costs	15,838	16,303
Consulting services, other professional services and other services	31,147	29,712
Advertising and promotions	7,389	7,876
Internal transportation, travel and ancillary expenses	11,633	12,415
Janitorial and security services	1,496	1,555
Communications, telephone, and postage expenses, etc.	1,666	1,668
Insurance	1,799	1,697
Employee training and development	1,061	1,221

Service costs	95,007	94,660

Losses on the sale of property, plant and equipment	66	114
Other costs	31,035	5,065

Miscellaneous operating costs	31,101	5,179

The item “Consulting, professional and other services” included technical, scientific, legal, administrative and tax consulting services, services of temporary workers, IT service expenses and compensation for statutory auditors and independent auditors.

In the first half of 2015 other operating costs included cost of 3,624 thousand euros (an income of 4,138 thousand euros in the first half of 2014) for the release of the cash flow hedge reserve for fluctuating exchange rates following the impact of the economic effects of assets and liabilities being hedged on the net profit for the period.

These costs also included non-recurring costs of 727 thousand euros for seismic events occurred at the Mirandola site in 2012 (380 thousand euros in the first half of 2014) and 17,935 thousand euros related to the recognition of expenses for consulting and advisory services associated to the merger with Cyberonics.

SORIN S.P.A. AND SUBSIDIARIES

NOTES TO THE UNAUDITED INTERIM CONDENSED CONSOLIDATED

FINANCIAL STATEMENTS

29.	PERSONNEL EXPENSE

	Six months ended June 30,
(thousands of euros)	2015	2014
Wages and salaries	153,326	140,343
Additions to provision for employee severance indemnities and other provisions for employee benefits:
- Amount for defined-benefit plans	754	751
- Amount for defined-contribution plans (1)	3,073	3,098
Cost of stock grants	1,654	1,168

Personnel expense	158,807	145,360

Number of employees:
- At June 30	3,940	3,811
- Average for the period	3,916	3,770

(1)	The undisbursed portion is recognized as a current liability in the statement of financial position.

Pursuant to IFRS 2, costs of 1,654 thousand euros (1,168 thousand euros in the first half of 2014) were recorded in relation to existing stock grant plans.

This amount includes social security contributions of 204 thousand euros (149 thousand euros in the first half of 2014).

The additional cost deriving from the planned merger, determined in accordance with the regulations of the respective plans in the event of early termination due to special circumstances, amounts to about 100 thousand euros.

In the first half of 2015, the item includes 4,727 thousand euros of non-recurring personnel costs related to the merger with Cyberonics. The item includes bonuses for the CEO and the Chairman for the clause of “Change of Control” set forth in the respective mandates, bonuses and other incentives to the President and Group employees, tied to the successful completion of the transaction.

30.	SHARE-BASED PAYMENTS

Stock grant

The number of shares and rights allocated and outstanding at June 30, 2015 is summarized in the following table, which also provides the best estimate of the number of projected shares and rights available for distribution and the maximum number of such shares for each cycle:

Cycle	Type of plan	Number of shares awarded	Best estimate of the projected number of distributable shares	Maximum number of distributable shares
2013-2015	Performance Shares (PS) e Restricted Stock Units (RSU)	2,570,372	878,609	3,855,558

2014-2016	Performance Shares (PS) e Restricted Stock Units (RSU) Stock Appreciation Rights (SAR)	1,474,552 3,939,084	456,136 3,939,084	2,211,828 3,939,084

Deferred bonus		1,721,530	1,721,530	n.s.

SORIN S.P.A. AND SUBSIDIARIES

NOTES TO THE UNAUDITED INTERIM CONDENSED CONSOLIDATED

FINANCIAL STATEMENTS

Measurement of stock grants

Stock grants are measured at fair value at the time of allocation according the methodology of IFRS 2, and the cost determined in this manner is spread out over the period from the allocation to vesting date.

The total cost recognized in the income statement in the first half of 2015 for these plans was 1,654 thousand euros (including social security costs of 204 thousand euros), determined based on the number of shares attributable in accordance with the regulations of the respective plans in the event of early termination for special circumstances.

More specifically, the cost of the plans, for the part tied to performance conditions, was determined based on the results in the latest consolidated financial statements (closed at December 31, 2014) and reapportioning the cost over a vesting period ending on September 30, 2015 (scheduled date for the closing of the merger transaction) as against the vesting period established for each plan.

This computation method was adopted because the merger is deemed probable and this event will give rise to obligations towards the beneficiaries of the plans to the extent entailed by the regulations of the respective plans.

In there is a bonus deferral, the only cost will consist of the increase compared to the original deferred bonus amounts.

For further details please refer to the Consolidated financial statements.

31.	AMORTISATION, DEPRECIATION, WRITE-DOWNS AND ADDITIONS TO PROVISION FOR RISKS AND CHARGES

	Six months ended June 30,
(thousands of euros)	2015	2014
Depreciation of property, plant and equipment	11.530	10,730
Amortization of intangible assets	13,641	11,574
Writedowns of property, plant and equipment	202	7
Writedowns of trade receivables	1,138	208

Depreciation, amortization and writedowns	26,511	22,519

Addition to the provision for product warranties	350	339
Addition to other provisions for risks and charges	128	161

Additions to provisions for risks and charges	478	500

32.	RESTRUCTURING CHARGES AND ALLOCATIONS

For the first half of 2015 this item amounted to 2,982 thousand euros and included charges of 9 thousand euros and addition to provisions of 2,973 thousand euros. For more details see Note 18.

SORIN S.P.A. AND SUBSIDIARIES

NOTES TO THE UNAUDITED INTERIM CONDENSED CONSOLIDATED

FINANCIAL STATEMENTS

33.	FINANCIAL EXPENSES, FINANCIAL INCOME AND CURRENCY TRANSALTION GAINS (LOSSES)

	Six months ended June 30,
(thousands of euros)	2015	2014
Interest paid and other charges paid to banks and other lenders	1,561	1,162
Losses on financial derivatives	633	1,328
Losses from discounting assets and liabilities to present value	111	129
Financial discounts and fees resulting from the factoring of trade receivables	1,011	1,350
Financial discounts granted to customers	138	440
Other financial charges	(695)	252

Financial expense	2,759	4,661

Bank interest earned	47	34
Gains from discounting assets and liabilities to present value	18	45
Delinquent interest earned	412	310
Other financial income	93	328

Financial income	570	717

Foreign exchange gains (losses)	(3,079)	436

Net financial expense (income)	5,268	3,508

Net financial expenses, 5,268 thousand euros in the first half of 2015, rose by 1,760 thousand euros over the first half of 2014 level (3,508 thousand euros). This change was heavily affected by currency translation gains (losses) which went from a gain figure of 436 thousand euros in the first half of 2014 to a charge of 3,079 thousand euros in the first half of 2015.

Excluding currency translation gains and losses, net financial expenses decreased by 1,755 thousand euros over the same period of 2014.

Other financial expenses in the first half of 2015 are net of capitalized interests for 1,021 thousand euros (82 thousand euros in the first half of 2014).

34.	INCOME (LOSS) FROM EQUITY INVESTMENTS IN ASSOCIATES AND JOINT VENTURES

Losses from equity investments in associates and joint ventures amounted to 3,936 thousand euros broken down as follows:

	Six months ended June 30,
(thousands of euros)	2015	2014
Enopace Biomedical Ltd.	(953)	(526)
MD Start K.G.	—	(200)
Cardiosolutions Inc.	(104)	(70)
Caisson Interventional LLC	(347)	(310)
Highlife S.A.S.	(560)	(232)
MicroPort Sorin CRM (Shanghai) Co. Ltd.	(1,623)	—
Respicardia Inc.	(349)	—

Income from (Expenses on) investments in associates	(3,936)	(1,338)

SORIN S.P.A. AND SUBSIDIARIES

NOTES TO THE UNAUDITED INTERIM CONDENSED CONSOLIDATED

FINANCIAL STATEMENTS

35.	INCOME TAXES

	Six months ended June 30,
(thousands of euros)	2015	2014
Current taxes	7,062	7,443
Deferred taxes liabilities	2,906	1,136
Deferred taxes assets	(16,788)	(3,241)

	(6,820)	5,338

36.	EARNINGS PER SHARE

Base earnings per share are calculated by dividing the Group’s portion of net profit (loss) by the weighted average number of shares outstanding during the period.

Diluted earnings per share are calculated by dividing the Group’s portion of net profit (loss) by the sum of the weighted average number of shares outstanding during the reporting period and the number of shares allocated under stock grant plans that have a diluting effect as specified in IAS 33.

The amounts used for the purposes of calculating earnings per share are indicated below.

	Six months ended June 30,
(thousands of euros)	2015	2014
Net profit for the period	609	19,876
Weighted average number of Sorin S.p.A. shares	476,362,340	477,521,677

Dilutive effect:	3,610,517
- Stock grants		3,832,964
Adjusted weighted average number of Sorin S.p.A. shares	479,972,857	481,354,641

Earnings per share (in euros):

- basic, as per reported net profit	0.00	0.04

- diluted, as per reported net profit	0.00	0.04

37.	EFFECTS OF SIGNIFICANT MATERIAL TRANSACTIONS

IAS 1 “Presentation of financial statements” requires material items of income and expense to be disclosed separately. Significant material transactions are items, which in management’s judgment, need to be disclosed by virtue of their size or incidence in order for the user to obtain a proper understanding of the financial information. The company considers these items to be of significance in nature, and accordingly, management has excluded these items, along with certain other extraordinary, non-recurring transactions and activities which are not directly related to its ordinary business, from measures management uses to assess the Group’s performance.

The significant material transactions that affected operating profits in the first half of 2015 were as follows:

•	seismic events at the Mirandola site (Note 29);

•	the proposed merger with Cyberonics (Notes 28 and 29);

•	restructuring procedures (Notes 18 and 32).

SORIN S.P.A. AND SUBSIDIARIES

NOTES TO THE UNAUDITED INTERIM CONDENSED CONSOLIDATED

FINANCIAL STATEMENTS

Below is a summary of the main economic impact of these transactions:

INCOME / (CHARGES)
(thousands of EUR)
Earthquake at the Mirandola site:
- partial insurance settlement	2,452
- charges	(727)
Proposed Merger with Cyberonics:	(17,935)
- consulting and advisory expenses	(4,727)
- bonus and other incentives for personnel
(2,982)
Restructuring costs

Total impact of significant material transactions	(23,919)

38.	RELATED-PARTY TRANSACTIONS

The Unaudited Interim Condensed Consolidated Financial Statements for the first half year include the financial statements of Sorin S.p.A., the parent company, and those of direct and indirect Italian and foreign subsidiaries of Sorin S.p.A. Note 40 provides a list of Sorin Group companies and tables indicating changes that occurred in the scope of consolidation in the first half of 2015.

Intra-group transactions between consolidated companies are eliminated in the Unaudited Interim Condensed Consolidated Financial Statements, and thus, they are not reported in this note.

Transactions completed with related parties were neither atypical nor unusual in nature.

Transactions with unconsolidated Group companies

Relations with unconsolidated Group companies are detailed below:

	Six months ended June 30,
	2015		2014
(thousands of euros)	Amount	% of total	Amount	% of total
Net revenues
- MicroPort Sorin CRM (Shanghai) Co. Ltd.	625	0.2%	—	—
Service costs:
- Respicardia Inc.	69	0.1%	—	—
- Caisson Interventional Inc.	—	—	25	0.0%

	At June 30, 2015		At December 31, 2014
(thousands of euros)	Amount	% of total	Amount	% of total
Trade receivables:
- Caisson Interventional Inc.	—	—	25	0.0%
- MicroPort Sorin CRM (Shanghai) Co. Ltd.	981	0.5%	1,080	0.6%
Current financial assets:
- Enopace Biomedical Inc.	3,888	50.0%	3,583	50.4%
- La Bouscarre S.C.I.	4	0.1%	4	0.1%
- Highlife S.A.S.	—	—	50	0.7%
- Cardiosolution Inc.	626	8.0%	577	8.1%
Other liabilities
- MicroPort Sorin CRM (Shanghai) Co. Ltd.	2,951	3.9%	3,966	4.8%

SORIN S.P.A. AND SUBSIDIARIES

NOTES TO THE UNAUDITED INTERIM CONDENSED CONSOLIDATED

FINANCIAL STATEMENTS

Transactions with other related parties

	Six months ended June 30,
	2015		2014
(thousands of euros)	Amount	% of total	Amount	% of total
Service costs:
- Università Bocconi	—	—	7	0.0%
- Mittel Advisory Debt and Grant S.p.A.	90	0.1%	—	—
- Savino del Bene S.p.A.	279	0.3%	—	—

	At June 30, 2015		At December 31, 2014
(thousands of euros)	Amount	% of total	Amount	% of total
Trade receivables:
- Savino del Bene S.p.A.	107	0.1%	—	—

These transactions were reviewed in accordance with company procedures used for the management of related party relations.

39.	INFORMATION BY BUSINESS SEGMENT

The Group’s operating segments were determined on the basis of reports used by management for performance evaluation and to make strategic decisions. These reports, which reflect the Group’s current organizational structure, are based on various products and services provided and are produced using the same accounting standards and measurement criteria used to prepare the Unaudited Interim Condensed Consolidated Financial Statements as described in Note 3 “Principles of consolidation, valuation criteria and accounting principles”.

The operating segments presented generate revenues from their ordinary production and sales activities as follows:

•	The Cardiac Surgery segment generates its revenues from the production and marketing of single-use biomedical devices, systems used to ensure out-of-body circulation in cardiac surgical procedures, and implantable prosthetics to replace or repair heart valves.

•	The Cardiac Rhythm segment generates its revenues from the production and marketing of implantable devices and monitoring equipment and accessories to protect against heart-beat disorders.

The New Ventures division is instead devoted to following projects that invest in new technologies. At present, the figures for this division are reported in the column “Holding companies, unallocated items and adjustments.”

Revenues for the segments presented are those directly generated or attributable to the segment and resulting from its ordinary activities. They include revenues from transactions with third parties and those from transactions with other segments.

The economic measure of each segment’s performance is operating profit.

The segment’s assets included in management evaluations are those used by the segment in the performance of its ordinary activities, or those assets that may be reasonably allocated to the segment as a function of its ordinary activities. These include the following financial statement items: property, plant and equipment; intangible assets; goodwill; investments in associates measured at net equity; investments in other companies; and inventories.

SORIN S.P.A. AND SUBSIDIARIES

NOTES TO THE UNAUDITED INTERIM CONDENSED CONSOLIDATED

FINANCIAL STATEMENTS

Information by business segment

	CONTINUING OPERATIONS
	CARDIAC SURGERY SEGMENT		CARDIAC RHYTM M. SEGMENT		HOLDING COS. AND NON-ATTRIBUT. AMTS		TOTAL
	Six months ended June 30,		Six months ended June 30,		Six months ended June 30,		Six months ended June 30,
(thousands of euros)	2015	2014	2015	2014	2015	2014	2015	2014
Net revenues
- Net revenues from outsiders	272,926	242,188	130,824	123,421	1,283	1,276	405,033	366,885
-Inter-Segment net revenues	—	—	—	—	—	—	—	—

Total net revenues	272,926	242,188	130,824	123,421	1,283	1,276	405,033	366,885

Operating Profit	37,209	28,667	4,937	5,766	(39,153)	(4,373)	2,993	30,060
Net financial expense and foreign exchange differences					(5,268)	(3,508)	(5,268)	(3,508)
Income from/(Expenses on) investments in associates					(3,936)	(1,338)	(3,936)	(1,338)

Profit (Loss) before taxes					(48,357)	(9,219)	(6,211)	25,214

Income taxes					6,820	(5,338)	6,820	(5,228)

Net profit (loss)					(41,537)	(14,557)	609	19,876

	06/30/2015	12/31/2014	0/30/2015	12/31/2014	06/30/2015	12/31/2014	06/30/2015	12/31/2014

Segment assets	494,718	482,122	223,056	220,467	57,837	51,149	775,611	753,738
Unallocated Group assets					334,698	325,491	334,698	325,491
Total assets							1,110,309	1,079,229

Information by geographical region

The Group has its registered office in Italy. Revenues generated from third-party customers in the first half of 2015 amounted to 39,303 thousand euros (39,486 thousand euros in the first half of 2014), and revenues generated in the rest of the world amounted to 365,730 thousand euros (327,399 thousand euros in the first half of 2014).

Revenues generated from third-party customers in the rest of the world are broken down as follows:

(thousands of euros)	First half of 2015	First half of 2014
France	56,489	54,905
Germany	18,139	17,984
Spain	17,720	17,508
United Kingdom	13,486	13,268
Other countries in Europe	55,541	53,062

Total Europe (excluding Italy)	161,375	156,727
United States	91,674	80,554
Canada	21,092	19,770

Total North America	112,766	100,324
Japan	34,079	25,220
China	16,693	13,881
Other countries	40,817	31,297

Total countries outside Europe and North America	91,589	70,348

Total revenues from external customers in the Rest of the World	365,730	327,399

SORIN S.P.A. AND SUBSIDIARIES

NOTES TO THE UNAUDITED INTERIM CONDENSED CONSOLIDATED

FINANCIAL STATEMENTS

Lastly, in the first half of 2015, as in same period of 2013, there were no revenues generated with a single outside customer in an amount over 10% of the Group’s revenues.

The total amount of non-current assets, excluding the Group’s financial instruments and deferred tax assets located in Italy was 153,967 thousand euros at June 30, 2015 (152,424 thousand euros at December 31, 2014), and total assets located in the rest of the world was 470,021 thousand euros (451,689 thousand euros at December 31, 2014).

Non-current assets located in the rest of the world are broken down as follows:

(thousands of euros)	June 30, 2015	December 31, 2014
France	193,076	188,607
Germany	20,589	18,932
Spain	1,084	1,201
United Kingdom	3,732	3,563
Other countries in Europe	2,543	2,997

Total Europe (excluding Italy)	221,024	215,300
United States	194,649	185,599
Canada	24,389	24,247

Total North America	219,038	209,846
Japan	1,772	1,802
China	8,792	5,633
Australia	69	88
Dominican Republic	14,492	13,934
Other countries	4,834	5,086

Total countries outside Europe and North America	29,959	26,543

Total non-current assets in the Rest of the World	470,021	451,689

SORIN S.P.A. AND SUBSIDIARIES

NOTES TO THE UNAUDITED INTERIM CONDENSED CONSOLIDATED

FINANCIAL STATEMENTS

40.	LIST OF SORIN GROUP COMPANIES AND CHANGES IN THE SCOPE OF CONSOLIDATION

Sorin Group companies at June 30, 2015

This list includes all companies in which Sorin S.p.A. holds a direct or indirect consolidated Group equity interest of 10% or more.

Company			Equity Capital at June 30, 2015	Nominal Value per share	Consolidated % interest held by the group	participating companies
	Registered office	Currency				denomination	% of participation (1)
Parent company
Sorin S.p.A.	Milan	EUR	478,738,144	1	—		—
Companies consolidated line by line:
Sorin CRM S.A.S.	Clamart (France)	EUR	50,000,000	20	100.000	Sorin S.p.A.	100.000
Sorin Group Italia S.r.l.	Milan	EUR	8,550,034	1	100.000	Sorin S.p.A.	90.368
						Sorin Site Management S.r.l.	7.035
						Sorin CRM S.A.S.	2.588
						Sorin Group Nederland N.V.	0.009
Sorin Group Nederland N.V.	Amsterdam (Netherlands)	EUR	29,044,000	1000	100.000	Sorin S.p.A.	100.000
Sorin Site Management	Milan	EUR	2,489,586	1	100.000	Sorin S.p.A.	86.423
S.r.l.						Sorin Group Italia S.r.l.	13.577
Sorin Group International S.A.	Lausanne (Switzerland)	CHF	2,200,000	100	100.000	Sorin S.p.A.	100.000
Livanova Plc	London (UK)	GBP	50,001	1	100.000	Sorin S.p.A.	100.000
Chyper Merger Sub Inc.	Wilmington Delaware (USA)	USD	1	100	100.000	Livanova Plc	100.000
Sorin Cardio—Comercialização e Distribuição de Equipamentos Medicos Lda	Alges (Portugal)	EUR	784,314	1	100.000	Sorin CRM S.A.S.	100.000
Sorin Group France S.A.S.	Clamart (France)	EUR	82,200,000	10	100.000	Sorin CRM S.A.S.	100.000
Sorin CRM Holding S.A.S.	Clamart (France)	EUR	15,000,000	10	100.000	Sorin CRM S.A.S.	100.000
Sorin Group DR, SRL	Santo (Dominican Rep.)	USD	16,002,400	10	100.000	Sorin CRM S.A.S.	100.000
Sorin Group USA Inc.	Wilmington Delaware (USA)	USD	102.55	0.01	100.000	Sorin Group Italia S.r.l.	100.000
Sorin Group Asia PTE Ltd	Singapore	SGD	4,864,002	nnv	100.000	Sorin Group Italia S.r.l.	100.000
Sorin Group Deutschland Gmbh	Munich (Germany)	EUR	1,667,000	1	100.000	Sorin Group Italia S.r.l.	100.000
Sorin Group Finland OY	Helsinki (Finland)	EUR	151,369.13	16.82	100.000	Sorin Group Italia S.r.l.	100.000
Sorin Group Scandinavia AB	Sollentuna (Sweden)	SEK	2,100,000	100	100.000	Sorin Group Italia S.r.l.	100.000

(1)	Unless otherwise indicated, the % of votes corresponds to % ownershipnnv = no nominal value nnv = no nominal value

SORIN S.P.A. AND SUBSIDIARIES

NOTES TO THE UNAUDITED INTERIM CONDENSED CONSOLIDATED

FINANCIAL STATEMENTS

Companies consolidated line by line (continued):

			Equity Capital at June 30, 2015		Nominal Value per share	Consolidated % interest held by the group	participating companies
Company	Registered office	Currency					denomination	% of participation (1)
Sorin CP Holding S.r.l.	Milan	EUR	10,000		10000	100.000	Sorin Group Italia S.r.l.	100.000
Alcard Indústria Mecânica Ltda	São Paulo (Brazil)	BRL	300,000		1	100.000	Sorin Group Italia S.r.l.	100.000
Reced Indústria Mecânica Ltda	São Paulo (Brazil)	BRL	2,000		1	100.000	Sorin Group Italia S.r.l.	100.000
Sorin Group Czech Republic S.r.o	Prague (Czech Republic)	CZK	200,000		0	100.000	Sorin Group Italia S.r.l.	100.000
Sorin Group Colombia Sas	Bogotà (Colombia)	COP	2,000,000	(2)	1	100.000	Sorin Group Italia S.r.l.	100.000
Sorin Group Rus LLC	Moscow (Russian Federation)	RUB	6,500,000		—	100.000	Sorin Group Italia S.r.l.	100.000
Sorin CRM USA Inc.	Wilmington Delaware (USA)	USD	1,527		1	100.000	Sorin Group USA Inc.	100.000
California Medical Laboratories Inc.—CalMed	Costa Mesa California (USA)	USD	35,000		nnv	100.000	Sorin Group USA Inc.	100.000
Sorin Group Canada Inc.	Markham (Canada)	CAD	273,000		nnv	100.000	Sorin Group USA Inc.	100.000
Sorin Group Australia PTY Limited	Toowong—Queensland (Australia)	AUD	7,510,000		10	100.000	Sorin Group Nederland N.V.	100.000
Sorin Group Belgium S.A.	Zaventem (Belgium)	EUR	6,384,207		nnv	100.000	Sorin Group Nederland N.V.	99.981
							Trustees	0.019
Sorin Group Espana S.L.	Barcelona (Spain)	EUR	3,149,240		6.01	100.000	Sorin Group Nederland N.V.	57.252
							Sorin CRM S.A.S.	42.748
Sorin Group UK Limited	Gloucester (UK)	GBP	1,540,000		1	100.000	Sorin Group Nederland N.V.	100.000
Sorin Group Japan K.K.	Tokyo (Japan)	JPY	470,000,000		nnv	100.000	Sorin Group Nederland N.V.	100.000
Sorin Group Austria GmbH	Vienna (Austria)	EUR	35,000		35,000	100.000	Sorin Group Nederland N.V.	100.000
Sorin Group Polska Sp.Z.o.o.	Warsaw (Poland)	PLN	2,000,000		50	100.000	Sorin Group Nederland N.V.	99.990
							Trustees	0.010
Sobedia Energia	Saluggia (Vercelli)	EUR	5,000		1250	75.000	Sorin Group Italia S.r.l.	50.000
							Sorin Site Management S.r.l.	25.000
Sorin Group Norway AS	Oslo (Norway)	NOK	300,000		3000	100.000	Sorin Group Scandinavia AB	100.000
Sorin Medical (Shanghai) Co. Ltd.	Shanghai (China)	CNY	1,500,000		0	100.000	Sorin CP Holding S.r.l.	100.000
Sorin Medical Devices (Suzhou) Co. Ltd.	Suzhou (China)	CNY	48,000,000		0	100.000	Sorin CP Holding S.r.l.	100.000

SORIN S.P.A. AND SUBSIDIARIES

NOTES TO THE UNAUDITED INTERIM CONDENSED CONSOLIDATED

FINANCIAL STATEMENTS

(1)	Unless otherwise stated corresponds to the% of voting% of participation
(2)	of which paid COP 1,185,000,000

Companies consolidated using the equity method

			Equity Capital at June 30, 2015		Nominal Value per share	Consolidated % interest held by the group	participating companies
Company	Registered office	Currency					denomination	% of participation
Companies consolidated using the equity method
La Bouscarre S.C.I.	Fourquevaux (France)	EUR	9,180		153	50.000	Sorin Group France S.A.S.	50.000
LMTB—Laser und Medizin Technologie Gmbh	Berlin (Germany)	EUR	226,757.97		1	22.548	Sorin Group Deuschland Gmbh	22.548
Enopace Biomedical Ltd.	Cesarea (Israel)	USD	526		nnv	31.750	Sorin CRM S.A.S.	31.750
MD START S.A.	Lausanne (Switzerland)	CHF	2,666,000		0.20	20.930	Sorin Group Italia S.r.l.	20.930
MD START I K.G.	Dresden (Germany)	EUR	2,300,000		nnv	23.377	Sorin Group Deuschland Gmbh	23.377
Cardiosolution Inc.	Wilmington Delaware (USA)	USD	22,699,606		0.001	35.330	Sorin Group USA Inc.	35.330
Caisson Interventional Inc.	Dover Delaware (USA)	USD	8,303,734.00		nnv	43.730	Sorin Group USA Inc.	43.730	(2)
Highlife S.A.S.	Paris (France)	EUR	71,745.05		0.01	37.964	Sorin CRM Holding S.A.S.	37.964
MicroPort Sorin CRM (Shanghai) Co. Ltd.	Shanghai (China)	CNY	122.000.000	(3)	—	49.000	Sorin CRM Holding S.A.S.	49.000
Respicardia, Inc.	Minneapolis Minnesota (USA)	USD	67,139,924		—	19.679	Sorin CRM Holding S.A.S.	19.679

(1)	Unless otherwise stated corresponds to the% of voting% of participation
(2)	39.800% of vote
(3)	of witch paid CNY 61,225,000 paid innnv = no nominal value

COMPANIES ADDED TO SCOPE OF CONSOLIDATION

Company	Registered office	Currency	Equity capital at 06/30/2015	% interest held by the group
Newly established companies
Livanova Plc	London (UK)	GBP	50,001	100.000
Chyper Merger Sub Inc.	Wilmington Delaware (USA)	USD	1	100.000
Sorin Group Colombia Sas	Bogotà (Colombia)	COP	2,000,000,000	100.000
Sorin Group Rus LLC	Moscow (Russian Federation)	RUB	6,500,000	100.000

SORIN S.P.A. AND SUBSIDIARIES

NOTES TO THE UNAUDITED INTERIM CONDENSED CONSOLIDATED

FINANCIAL STATEMENTS

41.	OTHER INFORMATION

Conversion of financial statements of foreign companies

The exchange rates used to convert figures for companies outside the Eurozone into euros are provided below:

Exchange rates for other currencies versus the Euro	2015		2014
	Average	at 6/30/15	at 12/31/2014	Average	at 6/30/14
U.S. dollar	1.116	1.119	1.214	1.370	1.366
Japanese yen	134.200	137.010	145.230	140.800	138.440
British pound	0.732	0.711	0.779	0.828	0.802
Canadian dollar	1.377	1.384	1.406	1.511	1.459
Swiss franc	1.057	1.041	1.202	1.224	1.216
Australian dollar	1.426	1.455	1.483	1.527	1.454
Norwegian krona	8.648	8.791	9.042	8.347	8.404
Swedish krona	9.340	9.215	9.393	8.857	9.176
Singapore dollar	1.506	1.507	1.606	1.738	1.705
Polish zloty	4.141	4.191	4.273	4.184	4.157
Brazilian real	3.310	3.470	3.221	3.240	3.000
Czech koruna	27.502	27.253	27.735	27.442	27.453
Chinese Yuan	6.941	6.937	7.536	8.358	8.472
Colombian peso	2,774.750	2,902.250	—	—	—
Russian ruble	64.641	62.355	—	—	—

42.	EVENTS OCCURRING AFTER JUNE 30, 2015

In July, the newly established associated company in Colombia completed the acquisition of the commercial activities of a local distributor, for a total consideration of 2 million euros.

During the first half of 2015, Sorin Group continues to reach important milestones in the proposed combination with Cyberonics Inc. (“Cyberonics”), including the overwhelming approval by Sorin’s shareholders of the cross-border merger of Sorin with and into LivaNova plc (formerly called Sand Holdco PLC or “Holdco”), progress on the integration of the two companies, appointment of the LivaNova plc executive leadership team and the expiration of the creditors’ opposition period of sixty days under Article 2503 of the Italian Civil Code.

The only creditor opposition received by Sorin on July 24 was a claim by the Italian State’s Attorney of Milan, on behalf of the Italian Ministry of the Environment and other Italian public authorities. Sorin believes that the allegations made by the Italian State’s Attorney are without merit, and has commenced expedited proceedings to challenge the action brought by the Italian State’s Attorney. An initial hearing on the matter has been scheduled in the Civil Court of Milan for August 17, 2015, and a decision by the Court is expected to be delivered promptly thereafter. Sorin continues to work with the relevant Italian authorities to facilitate their understanding of the structure of the pending transaction with Cyberonics in order to achieve a satisfactory resolution of the matter. Sorin remains hopeful that the objection can be resolved expeditiously and without delay on the expected closing timetable for the proposed transaction.

For this reason, Sorin believes that the claim does not change the probability of finalizing the merger with Cyberonics, still considered probable, and that there are no reasons to invalidate the accounting assumptions underlying this Unaudited Interim Condensed Consolidated Financial Statements.

No other significant events requiring disclosure occurred after June 30, 2015.

Independent Auditor’s Report

To the Board of Directors and Shareholders

of Sorin SpA

We have audited the accompanying consolidated financial statements of Sorin SpA and its subsidiaries (hereinafter the “Sorin Group”) as of December 31, 2014 and 2013, which comprise the consolidated statement of financial position, consolidated income statement, consolidated statement of comprehensive income, consolidated statement of changes in shareholders’ equity and the consolidated statement of cash flows for the two years then ended.

Management’s Responsibility for the Consolidated Financial Statements

Management is responsible for the preparation and fair presentation of the consolidated financial statements in accordance with International Financial Reporting Standards as issued by the International Accounting Standards Board; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of consolidated financial statements that are free from material misstatement, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express an opinion on the consolidated financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the consolidated financial statements. The procedures selected depend on our judgment, including the assessment of the risks of material misstatement of the consolidated financial statements, whether due to fraud or error. In making those risk assessments, we consider internal control relevant to the Company’s preparation and fair presentation of the consolidated financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Sorin Group as of 31 December 2014 and 2013, and the results of their operations and their cash flows for the two years then ended in accordance with International Financial Reporting Standards as issued by the International Accounting Standards Board.

/s/ PricewaterhouseCoopers SpA

Milan, Italy

April 16, 2015

Report of Independent Auditors

The Board of Directors and Shareholders of

Sorin S.p.A

We have audited the accompanying consolidated income statement, consolidated statement of comprehensive income, cash flows and changes in shareholders’ equity of Sorin S.p.A. and subsidiaries for the year ended December 31, 2012, and the related notes to those statements.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these financial statements in conformity with International Financial Reporting Standards as issued by the International Accounting Standards Board; this includes the design, implementation and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free of material misstatement, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express an opinion on these statements based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the statements referred to above present fairly, in all material respects, the consolidated results of operations of Sorin S.p.A. and subsidiaries and their cash flows for the year ended December 31, 2012, in conformity with International Financial Reporting Standards as issued by the International Accounting Standards Board.

/s/ Reconta Ernst & Young S.p.A.

Milan, Italy

April 16, 2015

SORIN S.P.A. AND SUBSIDIARIES

CONSOLIDATED STATEMENT OF FINANCIAL POSITION

(thousands of euros)	Notes	December 31, 2014	December 31, 2013
ASSETS
Non-current assets
Property, plant and equipment	(4)	134,154	108,062
Intangible assets	(5)	225,335	191,181
Goodwill	(6)	195,809	194,309
Investments in associates accounted for using the equity method	(8)	48,815	22,118
Non-current financial assets	(9)	3,697	3,697
Deferred-tax assets	(10)	55,422	41,244
Other non-current assets		1,224	1,190

Total non-current assets		664,456	561,801

Current assets
Inventories	(11)	146,078	127,797
Trade receivables	(12)	175,012	165,092
Other receivables	(13)	37,723	20,482
Assets from financial derivatives	(14)	1,185	10,121
Other current financial assets	(15)	7,111	1,909
Tax credits	(16)	26,611	30,447
Cash and cash equivalents	(17)	21,053	51,838

Total current assets		414,773	407,686

Total assets		1,079,229	969,487

LIABILITIES AND SHAREHOLDERS’ EQUITY

Consolidated shareholders’ equity	(18)	639,824	582,401

Non-current liabilities
Liabilities from financial derivatives	(14)	2,175	645
Non-current financial liabilities	(19)	114,083	20,682
Other liabilities		3,527	2,471
Provisions	(20)	367	406
Provision for employee severance indemnities and other provisions for employee benefits	(21)	29,708	26,411
Government grants		2,167	2,356
Deferred-tax liabilities	(10)	33,937	27,663

Total non-current liabilities		185,964	80,634

Current liabilities
Trade payables	(22)	109,305	95,328
Other payables	(23)	82,318	73,154
Liabilities from financial derivatives	(14)	1,293	1,589
Other current financial liabilities	(19)	36,343	109,811
Provisions	(20)	6,057	7,980
Government grants		—	1,599
Taxes payable	(16)	18,125	16,991

Total current liabilities		253,441	306,452

Total liabilities and shareholders’ equity		1,079,229	969,487

SORIN S.P.A. AND SUBSIDIARIES

CONSOLIDATED INCOME STATEMENT

		For the year ended December 31,
(thousands of euros)	Notes	2014	2013	2012
Net revenues	(26)	746,865	738,466	731,090
Other revenues and income	(26)	27,937	14,289	25,057
Change in inventory of work in process, semifinished goods and finished goods	(27)	10,805	(2,331)	152
Increase in Company-produced additions to non-current assets	(28)	42,279	36,148	28,410
Cost of raw materials and other materials	(29)	(215,484)	(197,595)	(183,011)
Cost of services used	(29)	(189,492)	(182,649)	(189,852)
Personnel expense	(30)	(286,937)	(273,503)	(280,561)
Miscellaneous operating costs	(29)	(13,043)	(5,256)	(34,596)
Depreciation, amortization and writedowns	(32)	(46,858)	(49,380)	(50,688)
Additions to provisions for risks and charges	(32)	(834)	(2,391)	(1,217)
Restructuring charges and provisions	(33)	(1,531)	(7,229)	(7,878)

Operating profit		73,707	68,569	36,906

Financial expense	(34)	(9,060)	(9,648)	(9,874)
Financial income	(34)	1,328	1,268	2,093
Currency translation differences	(34)	(55)	1,516	(4,990)
Share of loss of investments in associates accounted for using the equity method	(35)	(4,923)	(3,458)	(1,532)

Profit before taxes		60,997	58,247	22,603

Income taxes	(36)	(9,026)	(9,395)	(2,334)

Net profit		51,971	48,852	20,269

Earnings per share (in euros)	(37)
- basic, as per reported net profit		0.11	0.10	0.04
- diluted, as per reported net profit		0.11	0.10	0.04

SORIN S.P.A. AND SUBSIDIARIES

CONSOLIDATED STATEMENT OF COMPREHENSIVE INCOME

		For the year ended December 31,
(thousands of euros)	Notes	2014	2013	2012
Net profit for the year		51,971	48,852	20,269
Other components of comprehensive income that may be subsequently reclassified to profit or loss:
Gains/(Losses) on cash flow hedges for fluctuations in interest rates	(14)	(1,156)	2,040	813
Tax effect		381	(641)	(263)
		(775)	1,399	550
Gains/(Losses) on cash flow hedges for fluctuations in foreign exchange rates	(14)	(11,945)	3,268	22,973
Tax effect		3,584	(980)	(6,892)
		(8,361)	2,288	16,081
Gains (Losses) recognized directly in the currency translation reserve		20,033	(13,908)	(1,881)
Pro rata interest in the profit (loss) of companies consolidated by the equity method		129	(24)	—

Total other components of comprehensive income that may be subsequently reclassified to profit or loss		11,026	(10,245)	14,750

Other components of comprehensive income that will not be reclassified to profit or loss:
Remeasurement of the net liability (asset) for defined benefits		(2,993)	713	(3,547)
Tax effect		1,041	(221)	1,129
		(1,952)	492	(2,418)

Total other components of comprehensive income that will not be reclassified to profit or loss		(1,952)	492	(2,418)

Total other components of comprehensive income net of tax effect		9,074	(9,753)	12,332

Comprehensive profit for the year net of tax effect		61,045	39,099	32,601

SORIN S.P.A. AND SUBSIDIARIES

CONSOLIDATED STATEMENT OF CHANGES IN SHAREHOLDERS’ EQUITY

(thousands of euros)	Share Capital	Additional paid-in Capital	Currency translation reserve	Other reserves	Retained earnings (loss carryforward)	Total consolidated shareholders’ equity
Balance at January 1, 2012	478,738	7,147	11,992	(84,091)	90,968	504,754

Net profit for the year	—	—	—	—	20,269	20,269
Other components of comprehensive income	—	—	(1,881)	14,213	—	12,332

Total comprehensive profit (loss) for the year	—	—	(1,881)	14,213	20,269	32,601

Total transactions with owners:
Appropriation of Sorin S.p.A.’s net profit	—	—	—	1,750	(1,750)	—
Stock grants	—	—	—	3,913	—	3,913
Distribution of stock grants	—	(314)	—	314	—	—
Purchase of treasury shares	—	—	—	(1,264)	—	(1,264)
Other changes	—	—	—	6	—	6

Balance at December 31, 2012	478,738	6,833	10,111	(65,159)	109,487	540,010

Net profit for the year	—	—	—	—	48,852	48,852
Other components of comprehensive income	—	—	(13,908)	4,155	—	(9,753)

Total comprehensive profit (loss) for the year	—	—	(13,908)	4,155	48,852	39,099

Total transactions with owners:
Appropriation of Sorin S.p.A.’s net profit	—	—	—	3,518	(3,518)	—
Stock grants	—	—	—	4,396	—	4,396
Distribution of stock grants	—	889	—	(889)	—	—
Purchase of treasury shares	—	—	—	(1,111)	—	(1,111)
Other changes	—	—	—	7	—	7

Balance at December 31, 2013	478,738	7,722	(3,797)	(55,083)	154,821	582,401

Net profit for the year	—	—	—	—	51,971	51,971
Other components of comprehensive income	—	—	20,033	(10,959)	—	9,074

Total comprehensive profit (loss) for the year	—	—	20,033	(10,959)	51,971	61,045

Total transactions with owners:
Appropriation of Sorin S.p.A.’s net profit	—	—	—	1,427	(1,427)	—
Stock grants	—	—	—	1,634	—	1,634
Purchase of treasury shares	—	—	—	(5,256)	—	(5,256)

Balance at December 31, 2014	478,738	7,722	16,236	(68,237)	205,365	639,824

SORIN S.P.A. AND SUBSIDIARIES

CONSOLIDATED STATEMENT OF CASH FLOWS

		For the year ended December 31,
(thousands of euros)	Notes	2014	2013	2012
Cash flow from operating activities
Net profit for the year		51,971	48,852	20,269
Adjustments to reconcile the profit (loss) for the year to the net cash flow from operating activities:
Depreciation and amortization	(4) (5)	46,209	43,258	41,977
Writedowns of property, plant and equipment	(4)	52	7	181
Writedowns of intangibles	(5)	—	2,175	7,530
(Gains) Losses on disposal of property, plant and equipment		256	467	974
(Gains) Losses on disposal of Intangible assets		3	—	—
Share of loss on investments in associates accounting for using the equity method		4,923	3,458	1,532
Non-cash stock option and stock grant costs		1,372	4,040	4,483
Amortized costs of medium- and long-term borrowings		96	53	—
Non-cash hedging (income) costs		(2,931)	(102)	1,262
Change in inventories and in receivables and payables generated by operating activities		(21,621)	(7,760)	4,944
Change in provisions for risks, provision for employee severance indemnities and other provisions for employee benefits		(2,558)	81	(3,617)
Other changes		—	—	6

Net cash from (used in) operating activities		77,772	94,529	79,541

Cash flow from investing activities
Investments in property, plant and equipment	(4)	(44,258)	(33,281)	(22,731)
Investments in intangibles	(5)	(38,007)	(30,508)	(29,871)
Investments in associates		(23,755)	(8,510)	(13,136)
Acquisition of the California Medical Laboratories Inc. subsidiary, net of cash acquired		(2,260)	—	(10,497)
Acquisition of the Neurotech S.A. subsidiary, net of acquired liquid assets		(11,943)	—	(6,059)
Acquisition of the Alcard Industria Mecanica Ltda, subsidiary, net of acquired cash acquired		—	(3,073)	—
Proceeds from the sale of property, plant and equipment		331	211	539
Proceeds from the sale of intangible assets		12	126	66

Net cash from (used in) investing activities		(119,880)	(75,035)	(81,689)

Cash flow from financing activities
Purchase of treasury shares		(5,256)	(1,111)	(1,264)
Proceeds from new medium and long-term borrowings		99,850	14,293	3,000
Repayments of medium and long-term borrowings		(94,483)	(460)	(288)
Change in indebtedness under finance leases		(8)	(11)	(60)
Net change in financial receivables/payables		11,002	(6,081)	(14,388)

Net cash from (used in) financing activities		11,105	6,630	(13,000)

Increase (Decrease) in cash and cash equivalents		(31,003)	26,124	(15,148)

Change in cash and cash equivalents attributable to currency translation differences		218	(982)	(56)

Cash and cash equivalents at the beginning of the year	(17)	51,838	26,696	41,900

Cash and cash equivalents at the end of the year	(17)	21,053	51,838	26,696

Additional disclosures:
Income taxes paid		16,474	15,614	17,376
Interest expense paid		2,615	2,286	1,838
Interest income received		564	600	1,898

SORIN S.P.A. AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

1.	GENERAL INFORMATION

Sorin S.p.A. is a corporation established on January 2, 2004 following the partial proportional spin-off of Snia S.p.A., domiciled in Italy, with registered office in Milan, and governed by Italian Law.

Sorin S.p.A. and its subsidiaries operate in the medical technology field offering products and services to treat cardiovascular pathologies. The organization is based on two segments, Cardiac Surgery and Cardiac Rhythm Management (“CRM”), corresponding to two main therapeutic areas, supported by centralized corporate functions managed by the company’s headquarters. Commercial activities are also integrated by functions with a geographical focus. Moreover, New Ventures organization is dedicated to the development of new therapies in the field of heart failure and mitral regurgitation, two areas where the unmet clinical needs are huge, as there is no optimal therapeutic solution for the majority of patients.

Sorin S.p.A. is listed on the Mercato Telematico Azionario (the “MTA”), the Italian screen-based trading system managed by Borsa Italiana S.p.A. (“Borsa Italiana”) and for the years ended December 2014, 2013 and 2012 its consolidated financial statements were prepared in accordance with the International Financial Reporting Standards (“IFRS”) as issued by the International Accounting Standards Board (“IASB”) as adopted by the European Union, approved by Sorin’s Board of Directors on March 16, 2015, March 14, 2014 and March 14, 2013, respectively (the “Historical Consolidated financial statements”).

On February 26, 2015 Sorin S.p.A. and Cyberonics Inc announced their intention to merge with the aim of creating a new global entity that is a leader in medical technologies and, subsequently, on March 23, 2015 Cyberonics Inc. entered into a definitive transaction agreement with Sorin S.p.A.

These consolidated financial statements include the consolidated statement of financial position as at December 31, 2014 and 2013 and the related consolidated income statement, consolidated statement of comprehensive income, consolidated statement of cash flows, consolidated statement of changes in shareholders’ equity for the years ended December 31, 2014, 2013 and 2012, together with the Notes thereto (hereinafter collectively as the “Consolidated financial statements”). These consolidated financial statements have been prepared solely for inclusion in the proxy statement of Cyberonics, Inc. (“Cyberonics”) that will be filed with the United States Securities and Exchange Commission (the “SEC”) on Form S-4 and do not replace the Historical Consolidated financial statements.

When used in these notes, unless otherwise specified or the context otherwise indicates, all references to the terms “Sorin Group”, “Group”, “we”, “us”, “our” and the “Company” refer to Sorin S.p.A., the parent entity, and all entities included in our consolidated financial statements.

2.	SIGNIFICANT ACCOUNTING POLICIES

2.1.	STATEMENT OF COMPLIANCE

The Consolidated financial statements of Sorin Group were prepared in accordance with the International Financial Reporting Standards (“IFRS”) issued by the International Accounting Standards Board (“IASB”). The designation “IFRS” also includes International Accounting Standards (“IAS”) as well as all interpretations of the IFRS Interpretations Committee (“IFRIC”).

2.2.	BASIS OF PREPARATION

The Consolidated financial statements have been prepared in accordance with historical cost convention, except for financial derivatives and stock grants, which have been measured at fair value.

SORIN S.P.A. AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

The Consolidated financial statements have been prepared on a going concern basis.

The reference date for the Consolidated financial statements is December 31, the same as for Sorin S.p.A., the Group’s parent company. If a company included in the scope of consolidation has a different year end, such company is consolidated on the basis of the same reporting date as the Group.

Unless otherwise stated, the amounts listed on the accounting schedules and in the notes to the Consolidated financial statements are in thousands of euros. This approach could require the rounding of figures.

The Group presents assets and liabilities in its statement of financial position based on a current/non-current classification. The consolidated income statements are presented using a classification based on the nature of expenses. Comprehensive income is presented in two statements: a separate consolidated income statement and consolidated statement of comprehensive income. The consolidated statement of cash flows are presented using the indirect method.

The Group based its assumptions and estimates for the preparation of the Consolidated financial statements on parameters available when the Historical Consolidated financial statements were prepared.

The accounting policies applied in the preparation of these Consolidated financial statements are set out below. These policies have been consistently applied to all the years presented, except for the new standards and interpretations adopted by the Group since January 1, 2014 and described below.

2.3.	SCOPE OF CONSOLIDATION

Sorin Group’s Consolidated financial statements include the financial statement of the parent company, Sorin S.p.A., and of the Italian and foreign subsidiaries that are controlled directly or indirectly by Sorin S.p.A. Sorin Group controls an entity when the Group is exposed to, or has rights to, variable returns from its involvement with the entity and has the ability to affect those returns through its power over the entity.The assessment of control is based on the substance of the relationship between Sorin S.p.A. and the entity and, among other things, considers existing and potential voting rights that are substantive. For a right to be substantive, the holder must have the practical ability to exercise that right. Subsidiaries are fully consolidated from the date on which control is transferred to the Group. They are deconsolidated from the date that control ceases.

A list of the companies included in Sorin Group and schedules showing how the scope of consolidation changed in the years ended December 31, 2014, 2013 and 2012 are provided in Note 42.

3.	PRINCIPLES OF CONSOLIDATION, VALUATION CRITERIA AND ACCOUNTING PRINCIPLES

3.1.	PRINCIPLES OF CONSOLIDATION

Subsidiaries are consolidated line by line, offsetting the carrying value of the respective investment held by the Parent Company or other consolidated companies against the underlying interest in the respective shareholders’ equity.

Joint ventures, entities that are parties to joint control arrangements in which the Group has rights to the net assets of the agreement, are measured using the equity method.

Associate companies, i.e., those companies over which the parent company exercises a substantial direct or indirect influence over their financial and management policies but without exercising control, are recorded using the equity method.

SORIN S.P.A. AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

Under the equity method, an equity investment is initially recorded at cost, and the carrying amount is increased or decreased to reflect the controlling company’s relevant interest in the profits and losses of the investee company generated after the acquisition date. Goodwill related to an investee company is included in the carrying amount of the equity investment. The income statement reflects the Group’s portion of the investee company’s net profit or loss for the period. If an associate or joint venture reports adjustments that are directly allocated to shareholders’ equity, the Group records its relevant portion and highlights this amount, where applicable, in the statement of changes in shareholders’ equity. Unrealised profits and losses resulting from transactions between the Group and an associate or joint venture are eliminated in proportion to the interest held in them.

The financial statements of associates and joint ventures are to be prepared as at the same reporting date as the Group financial statements. The financial statements are adjusted as necessary to standardise them to the Group’s accounting standards.

Following the application of the equity method, the Group assesses whether it is necessary to recognise impairment of its investment in the associate or joint venture. On each reporting date, the Group assesses whether there is objective evidence that the equity investment has been subject to impairment. If so, the Group calculates the amount of the loss as the difference between the recoverable amount of the associate or joint venture and the carrying amount of the latter in its financial statements, and records the difference in the income statement under “Income from (Expenses on) investments in associates”.

Other companies, that cannot be classified as subsidiaries, associates or joint ventures, are classified as “available for sale” and if it is not possible to determine their fair value in the absence of a market value or company plans from which the value in use can be determined using valuation techniques, they are maintained at cost and written down for any impairment.

Receivables, payables, revenues and costs between consolidated companies are eliminated.

Profits of a significant amount included in merchandise in inventory sourced from consolidated companies are eliminated as are capital gains and losses from sales among group companies. The impact of transactions with associates and joint ventures is eliminated to the extent of the Group’s interest in such companies.

Dividends distributed by subsidiaries, associates and joint ventures are eliminated from the income statement and allocated to reserves, if related to subsidiaries, and reported as a reduction in equity investments, if related to associates and joint ventures.

The Consolidated financial statements are presented in euros, the functional and reporting currency used by the parent company. Each Group company determines its functional currency, which is used to value the amounts included in individual financial statements.

The functional currency of each company is indicated in Note 42 which provides a list of Sorin Group companies.

Financial statements expressed in foreign currencies are converted to euros using the exchange rate in effect at the end of the period for entries in the statement of financial position, and using the average exchange rate for the year for income statement entries.

Differences resulting from the operating profit expressed in euros at average exchange rates and expressed in euros at the exchange rate at the end of the period are allocated to the consolidated statement of comprehensive

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income. Exchange differences resulting from the conversion of initial shareholders’ equity figures to current exchange rates at the reporting date as compared to those used in the previous separate financial statements are allocated directly to the consolidated statement of comprehensive income.

See Note 43 for details on exchange rates used to convert financial statements expressed in foreign currencies to euros.

The financial statements used for consolidation are modified (made consistent) and reclassified to comply with the Group’s accounting policies in line with the currently applicable IFRS.

3.2.	VALUATION CRITERIA AND ACCOUNTING PRINCIPLES

The valuation criteria and accounting principles applied by Sorin Group are reported below.

Business Combinations and Goodwill

Business combinations are accounted for by the acquisition method. The cost of an acquisition is valued as the sum of the consideration given, measured at fair value on the date of acquisition, and the amount of any minority interest in the acquired entity. For each acquisition, the Group determines whether the minority interest in the acquired entity should be measured at fair value or in proportion to the minority interest in the net identifiable assets of the acquired entity. Acquisition costs are recognized in profit or loss for the year.

When the Group acquires a business, it classifies or designates the acquired financial assets or the assumed liabilities in accordance with the contract’s terms, economic conditions and other pertinent conditions in effect on the acquisition date. This process includes verifying whether an embedded derivative should be separated from the primary contract.

If a business combination is executed in multiple steps, the interest previously held is remeasured at its fair value on the acquisition date and any resulting gain or loss is recognized in profit or loss.

Any contingent consideration owed is recognized by the buyer at its fair value on the acquisition date. A change in the fair value of the contingent consideration classified among assets or liabilities, as a financial instrument within the scope of implementation of IAS 39, must be recognized in the income statement of the statement of other components of comprehensive income. If the contingent consideration does not fall within the scope of implementation of IAS 39, it is measured in accordance with the applicable IFRS. If the contingent consideration is classified in shareholders’ equity, its value is not remeasured and its subsequent settlement is recognized in equity.

Goodwill is initially recognized at cost, represented by the difference between the consideration given plus the amount recognized for any minority interest and the fair value of the net identifiable assets acquired and the liabilities assumed by the Group. If the consideration is less than the fair value of the net assets of the acquired subsidiary, the difference is recognized in profit or loss.

After initial recognition, goodwill is valued at cost net of accumulated impairment losses. After performing an impairment test, the goodwill acquired in a business combination is allocated, on the acquisition date, to each of the Group’s cash generating units that are expected to benefit from synergies generated by the business combination, irrespective of whether other assets or liabilities of the acquired entity are allocated to the same units.

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If goodwill was allocated to a cash generating unit and the Group divests part of the assets of the unit, the goodwill associated with the divested asset is included in the assets carrying amount when determining the gain or loss on divestment. The goodwill associated with the divested asset is determined based on the values of the divested asset and the retained portion of the cash generating unit.

Property, Plant and Equipment

Property, plant and equipment is booked at purchase or production cost plus any incidental charges that are attributable directly to the construction or production of an asset and are necessary to make the asset ready for use.

The initial cost of these assets must include an estimate of asset decommissioning and removal and site remediation costs. The corresponding liability is posted to the provisions for risks and charges.

Financial expense directly attributable to the acquisition, construction or production of an asset that requires a relatively long time before it is ready for use (qualifying asset) is capitalized as part of the asset’s cost. Maintenance and repair costs that do not extend the useful lives of assets are charged to income in the year they are incurred.

The amounts booked to assets are depreciated annually on a straight-line basis at a rate that reflects the estimated useful lives of the assets. No depreciation is taken until the assets are put into service. Land, including appurtenant land, is not depreciated.

When there is an indication that the value of an asset may have been impaired, its recoverable value is estimated using the method provided by IAS 36 “Impairment of Assets” and any resulting loss is recognized in the income statement, in accordance with the guidelines provided in IAS 36. If, subsequently, the impairment loss no longer exists or is reduced, the carrying amount of the asset is increased up to the new estimate of its recoverable value, which, however, cannot be greater than the value that would have resulted if no impairment loss had been recognized. The reversal of an impairment loss shall be recognized immediately in profit or loss.

Capital grants are recognized when there is a reasonable certainty that they will be collected and that all of the conditions required for collection have been met. Capital grants are booked as deferred income when collected and recognized as income on a pro rata basis over the useful lives of the respective assets. When a grant is directly attributable to a specific asset, the amount of the grant, instead of being provisionally booked as deferred income, is deducted from the gross carrying amount of the corresponding asset, in accordance with the alternative accounting treatment allowed by IAS 20, Paragraph 27. The resulting effect on the income statement is a reduction in depreciation expense.

Leasehold improvements that meet the requirements of IAS 16 “Property, Plant and Equipment” are classified as property, plant and equipment and depreciated over the asset’s remaining useful life or the remainder of the lease, whichever is shorter.

Leases

When all risks and benefits inherent in the ownership of the leased assets are transferred to the lessee, assets held under a finance lease are booked as property, plant and equipment and the corresponding liability to the lessor is recognized as a financial liability. At the beginning of a lease, assets held under a finance lease are valued at the lower of their fair value or the present value of the minimum payments owed under the lease. They are depreciated over the asset’s estimated useful life in the same manner as property, plant and equipment that the Company owns outright.

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Lease payments are broken down between principal, which is deducted from the indebtedness to the lessor, and interest, which is recognized as a financial expense, so that a constant interest rate is applied to the outstanding lease balance.

Intangible Assets

Intangibles are recognized on the asset side of the statement of financial position when it is likely that the use of an asset will generate future benefits and its cost can be measured reliably. Intangibles are booked at their purchase price or internal production cost, inclusive of incidental charges and borrowing costs directly attributable to the acquisition, construction or production of a qualifying asset. Intangibles with an indefinite useful life are not amortized. Instead, they are tested at least once a year for impairment.

Intangibles with a finite useful life are amortized on a straight line, based on an asset’s estimated useful life. When there is an indication that the value of an asset may have been impaired, the recoverable value of intangibles is computed in accordance with the method provided in IAS 36 “Impairment of Assets” and any resulting loss is recognized in the income statement. If, subsequently, the impairment loss no longer exists or is reduced, the carrying amount of the asset is increased up to the new estimate of its recoverable value, which, however, cannot be greater than the value that would have resulted if no impairment loss had been recognized. The reversal of an impairment loss shall be recognized immediately in profit or loss.

As is the case for property, plant and equipment, capital grants are recognized when there is a reasonable certainty that they will be collected and that all of the conditions required for collection have been met. Capital grants are booked as deferred income when collected and recognized as income on a pro rata basis over the useful lives of the respective assets. When a grant is directly attributable to a specific project, the amount of the grant, instead of being provisionally booked as deferred income, is deducted from the gross carrying amount of the corresponding intangible asset, in accordance with the alternative accounting treatment allowed by IAS 20, Paragraph 27. The resulting effect on the income statement is a reduction in amortization expense.

Research costs are charged in full to income in the year they are incurred. All related operating grants are recognized as income when there is a reasonable certainty that they will be collected and all conditions required for collection have been met.

Development costs incurred in connection with a specific project are capitalized only when the Group can demonstrate that it possesses the technical capabilities needed to complete the intangible asset and make it available for use or sale, that it intends to complete the asset for the purpose of using it or selling it, that it has developed methods to enable the asset to generate future economic benefits, that it has the technical, financial and other resources needed to complete the development and that it is able to evaluate reliably the costs attributable to the asset during its development.

During the development period, the asset should be tested annually for impairment. Subsequent to the impairment test, development costs are valued at cost less amortization and any accumulated impairment loss. Amortization begins when the development is completed and the asset is ready for use. The capitalized cost is amortized over the period during which the underlying project is expected to generate revenues for the Group.

Patents are capitalized when they are acquired for consideration from a party outside the Group or when they are produced internally, provided they have been legally recognized and exist as an identifiable asset. Items purchased from outsiders are booked at cost, plus incidentals. Internally produced items are booked on the basis of the direct costs incurred to obtain legal recognition of the protected rights. In both cases, they are amortized over their useful lives, but not in excess of the period of legal protection.

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Trademarks, concessions, licenses and similar rights include the costs incurred to secure manufacturing and/or distribution permits for new products in certain markets, in accordance with CE, FDA and other regulations. The costs of CE and FDA certifications are capitalized as assets if they meet the capitalization requirements of IAS 38 “Intangible Assets” and are amortized over the entire length of the period during which they are expected to generate revenues.

Technologies and other intangible assets refer for the most part to the values attributed to medical technologies and customer lists in connection with acquisitions. Amortization is computed on a straight line over the estimated useful lives of these assets.

Non-current Financial Assets

Non-current financial assets consist of equity investments in other companies. They are classified as available for sale and, in the absence of information to determine their fair value, are carried at cost, and adjusted for any impairment losses.

Inventories

Raw materials and auxiliaries and finished products are valued at the lower of purchase or production cost or market value.

Cost is determined by the FIFO method. The valuation process allocates to each inventory category the actual costs incurred to purchase raw materials, other materials and merchandise and the actual direct and indirect costs incurred in the production process.

Work in process is valued at the cost of production for the year, based on the percentage of completion.

The cost of work in process and finished goods includes the pro-rata share of the depreciation taken on the respective production equipment and indirect production costs.

Receivables and Other Current Financial Assets

Receivables and other current financial assets include trade receivables and other financial receivables generated in the normal course of business and advances to suppliers. Following initial recognition, they are valued at their amortized cost, using the effective discount rate method, net of any provision for impairment losses, in accordance with the guidelines provided by IAS 39 for financial instruments classified as “loans and receivables.” Receivables denominated in foreign currencies are adjusted to year-end exchange rates. Any resulting gains or losses are credited or debited to the income statement.

Factoring of Receivables

Sorin Group assigns a portion of its trade receivables through factoring transactions.

Accounts receivable assigned without recourse are deleted from the asset side of the statement of financial position when the assignment transaction transfers substantially all risks and benefits inherent in the ownership of the receivables, as required by IAS 39. In all other cases of assignments without recourse or assignments with recourse, the receivables stay on the statement of financial position and the advance received from the factor is recognized as a financial liability.

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Note 12 provides detailed information on the different methods currently used by the Group to assign its receivables.

Cash and Cash Equivalents

Cash and cash equivalents include cash on hand, demand deposits and short-term deposits, the original maturity of which may not exceed three months.

Payables and Financial Liabilities

Payables and financial liabilities comprise trade payables, other payables, loans payable, including liabilities for loans received as advances for the assignment of receivables, and obligations under finance leases.

Trade payables and other payables are initially recognized at fair value and later measured based on the amortized cost method. Financial payables are initially recognized at fair value, net of directly attributable incidental costs. Subsequently, these payables are measured at amortized cost, by applying the effective interest rate method.

If there is a change in the estimate of expected future cash flows, the value of the liabilities is redetermined consistent with this change based on the present value of the new expected cash flows and the internal effective rate determined initially.

Liabilities owed to banks and other lenders are classified into current liabilities, unless the Group has an unconditional right to defer their payment for a period of at least 12 months past the reporting date.

Liabilities owed to banks and other lenders are derecognized when they are extinguished and the Group has transferred all of the risks and obligations inherent in the underlying instrument.

Payables denominated in foreign currencies are adjusted to year-end exchange rates. Any resulting gains or losses are recognized in profit or loss.

Financial Derivatives

Sorin Group uses financial derivatives (mainly forward currency contracts and interest rate swaps) exclusively for the purpose of hedging the risk of fluctuations in foreign exchange and interest rates.

Initially, derivatives are recognized at their fair value on the date when the contracts are executed. Subsequently, their fair value is tested at regular intervals using for the forward currency contracts the forward interest rates applied to contracts with a similar profile and maturity and for the interest rate swaps the market value for similar instruments. Any gain or loss that results from this valuation process is recognized on the statement of financial position as either an asset or a liability from a financial derivative.

Gains or losses that result from the valuation at fair value of financial derivatives that meet the requirements of IAS 39 for hedge accounting treatment are recognized as follows:

•	In the income statement when they are realized, in the event that the financial instrument in question is designated as hedging the risk of changes in the fair value of an asset or liability (fair value hedge), thereby offsetting the gains or losses recognized in the income statement as a result of the process of valuing the hedged asset or liability.

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•	In the statement of comprehensive income for the effective portion of the hedge and in the income statement for the ineffective portion of the hedge, in the event that the financial instrument in question is designated as hedging the cash flow of a given asset or liability (cash flow hedge). Gains or losses recognized in the statement of comprehensive income are transferred to the income statement when the economic effects of the hedged assets or liabilities are reflected in the result for the period. When a hedge expires or is cancelled, any amount previously recognized in the statement of comprehensive income is transferred to the income statement.

Gains or losses from the valuation of financial derivatives that do not qualify for hedge accounting are recognized in profit or loss under financial expense or income.

Treasury Shares

Purchased treasury shares are recognized at cost and carried as a deduction from shareholders’ equity. The original cost of treasury shares and any proceeds from subsequent sales are recognized as changes in shareholders’ equity.

Provisions for Risks and Charges and Contingent Liabilities

Provisions for risks and charges are recognized to cover losses and charges of a determined nature, the existence of which is certain or probable, but the amount and/or date of occurrence of which cannot be determined exactly.

Provisions for future risks and charges are established to recognize a current (legal or implied) obligation that arises from past events, the satisfaction of which will probably require the use of financial resources in an amount that can be estimated reliably.

Provisions for risks and charges set aside to fund a medium- or long-term obligation of a material amount are discounted and any addition to such provisions required to reflect the passing of time is recognized as a financial expense using an interest rate that reflects market conditions, changes in risk free interest rates over time and the specific risk inherent in the obligation.

Any addition to the provision required by changes in risk free interest rates over time is recognized as a financial expense.

Risks for which the occurrence of a liability is less than probable but possible are mentioned in a separate disclosure on commitments and risks, but no provision is recognized to cover them.

Provision for Product Warranties

This provision refers to the commitments that pursuant to contract, law or commercial practice arise from warranties provided with regard to products for a specific length of time or usage, from the time of delivery to customers, special contract clauses notwithstanding. At the end of each reporting period, and at least once a year, this provision is recomputed to determine if it is adequate, taking into account, inter alia, any changes in warranty terms (duration, coverage, etc.).

Provision for Restructuring Charges

This provision is recognized when there is a constructive obligation to carry out a restructuring process or when a detailed, formal plan identifies an activity or part of an activity that is affected by the restructuring process. The plan must also state the location of such process and the number of employees affected and define a detailed cost estimate and an appropriate implementation schedule.

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NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

Other Provisions for Risks and Charges

These provisions generally refer to any disputes and litigations with employees and legal costs for proceedings involving Group companies. Allocations are made when the general requirements for the recognition of a provision are met.

Employee Benefits

Provision for Employee Severance Indemnities

The provision for employee severance indemnities, which is mandatory for Italian companies, is considered:

•	A defined-benefit plan with respect to the benefits that vested up to December 31, 2006, as well as with respect to benefits vesting from January 1, 2007 on, but limited to employees of companies with 50 employees or less who chose to leave their vested benefits with the company;

•	A defined-contribution plan with respect to benefits vesting from January 1, 2007 on for employees who opted for alternative pension plans and, in the case of companies with more than 50 employees, employees who chose to leave their vested benefits with the company.

The provision for employee severance indemnities, which can be construed as a defined-benefit plan, is valued by the Projected Unit Credit Method, based on actuarial and financial assumptions (actuarial assumptions: mortality, turnover, disability of the population included in the plan; financial assumptions: discount rate, rate of wage increases, capitalization rate). The increase in the present value of the provision for employee severance indemnities is recognized as personnel expense except for the revaluation of the net liability, which is recognized among other components of the comprehensive income statement. In the case of severance benefits vested up to December 31, 2006, the cost no longer includes a component for future wage increases.

Vested severance benefits under a provision for employee severance indemnities, which can be construed as a defined-contribution plan, are also recognized as personnel expense and, until their actual disbursement, the offsetting statement of financial position entry is posted to other current liabilities.

Other Provisions for Employee Benefits

Other provisions for employee benefits, which are recognized by the Group in some European countries, the United States and Japan, are defined-benefit plans. Accordingly, they are valued by the Projected Unit Credit Method, based on actuarial assumptions. The increase in the present value of the provision for employee severance indemnities is recognized as personnel expense except for the revaluation of the net liability, which is recognized among other components of the comprehensive income statement.

Equity Settled Compensation Plans

The Group awards additional benefits to some employees through equity settled compensation plans (stock grant plans). In accordance with IFRS 2 – Share-based Payment, these plans represent a component of the beneficiary’s compensation and their cost is measured based on the fair value of the abovementioned instruments on the grant date. Changes in fair value after the grant date have no effect on the valuation of the plans.

The cost of equity settled transactions and the corresponding increase in shareholders’ equity are recognized over the period from the grant date to the vesting date. Until the vesting date, the cumulative costs recognized for such transactions at the end of each reporting period reflect vesting period maturities and the best available estimate of the number of equity instruments that will actually vest. The gain or loss recognized in profit or loss is equal to the difference in the cumulative cost recognized at the beginning and the end of the reporting year.

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Revenue Recognition

Revenues are recognized to the extent that it is probable that economic benefits will flow to the Group and the amount of the benefits can be determined reliably, irrespective of the date of collection. Revenues are measured at the fair value of the consideration received or owed and recognized net of returns, discounts, allowances, bonuses and directly related taxes.

Sale of Goods

Revenues from the sale of goods are deemed to have been earned when the risks and benefits significantly inherent in the ownership of the goods have been transferred and the amount of the revenues can be determined reliably. In the case of the sale of goods, this generally occurs when the merchandise is shipped, except when the merchandise is held by the customer (consignment stock). In this case, revenues are recognized when the goods are used by the customer. Revenues from the sale of goods include those from equipment-on-loan contracts, under which revenues are generated through disposables used on equipment (heart-lung machines or autotransfusion systems) loaned to hospitals, which the Group carries as part of property, plant and equipment.

Provision of Services

Services provided consist mainly of technical support services provided to hospitals for the installation, maintenance and operating support of heart-lung machines (HLM) and autotransfusion systems (ATS).

Service revenues are recognized based on the progress made in providing the services and when the amount of the revenues can be determined reliably.

Income Taxes

Each Group company recognizes its current tax obligation by booking a tax liability based on a reasonable valuation of the amount payable for direct taxes, determined in accordance with the tax laws in force in each country and taking into account any tax loss carryforwards or exemptions.

Deferred-tax assets and liabilities are computed on the temporary differences that arise between the carrying amounts and the tax bases of assets and on items like tax loss carryforwards usable in future years that, while not recognized on the statement of financial position, have the potential of creating tax credits in future years.

Deferred-tax assets and liabilities are computed based on projected tax rates in each country in the year in which the assets are realized or the liabilities extinguished.

Deferred-tax liabilities are recognized on all taxable temporary differences, except in the following cases:

•	Deferred-tax liabilities on retained earnings of subsidiaries are recognized on retained earnings of subsidiaries only if there is a real intention of distributing those earnings;

•	Deferred-tax liabilities on reserves of the Group’s Parent Company the taxation of which has been suspended are recognized only if there is a high probability that conditions requiring the payment of income taxes will occur.

Deferred-tax assets, including those arising from a tax loss carryforward and unused tax credits, are recognized in the financial statements only to the extent that it is likely that the Company will generate sufficient taxable income against which these temporary deductible differences can be offset.

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Income taxes due on items recognized directly in equity are also reflected directly in equity.

Use of Estimates

The preparation of the Consolidated financial statements in accordance with IFRS requires the formulation of estimates and assumptions that have an impact on the amounts of assets and liabilities and on revenues and expenses. These estimates were based on past experience and on other factors that were deemed to be reasonable under the relevant circumstances. However, the actual results that will ultimately be recognized may be different from the estimates.

Estimates and valuations are used mainly to recognize any non-recoverable value of non-current assets, including goodwill, deferred-tax assets, additions to the allowances for doubtful accounts and for obsolete and slow-moving inventory items and, in general, additions to provisions and the fair value of assets and liabilities recognized in connection with business combinations. Estimates and assumptions are reviewed on a regular basis and the impact of any change in the estimates is reflected in the result for the period during which the change was made.

Critical valuation processes and key assumptions used by the Group for IFRS purposes, which could have a material impact on the data presented in the Consolidated financial statements or which entail the risk that there may be material differences compared with the future carrying amounts of assets and liabilities are reported below.

Recoverable value of non-current assets

Non-current assets include Property, plant and equipment, Other intangible assets, Goodwill, Investments in associates and Other financial assets. The Group reviews periodically the carrying amount of its non-current assets, when facts and circumstances require such a revision. Goodwill and other assets with an indefinite useful life are tested for impairment once a year (at December 31) and whenever circumstances suggest that their recoverable value may be impaired.

For impairment testing purposes, goodwill acquired through business combinations was allocated to the following cash generating units (CGUs):

•	Cardiac Surgery,

•	Cardiac Rhythm Management,

consistent with the Group’s operating characteristics and management’s strategic vision.

The recoverable amount of the cash generating units was determined based on their value in use, computed using a projection of the cash flow estimates from the latest five-year plan approved by the Board of Directors of Sorin S.p.A. The recoverable value depends to a significant extent on the discount rate used in the cash flow discounting model, as well as on the cash inflows expected in the future and the growth rate used for extrapolation purposes. The key assumptions used to determine the recoverable amount for the various cash generating units are described in Note 7.

Development Costs

Development costs are capitalized in accordance with the accounting principles already described for Other intangible assets. The initial capitalization of costs is based on the fact that management’s belief in the project’s technical and economic feasibility can be confirmed. The recoverable amount of capitalized projects is

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determined based on their value in use, computed using a projection of the estimates of the cash flows deriving from forecasts of costs to complete and revenues from the sale of products resulting from the projects in question. The recoverable value depends to a significant extent on the discount rate used in the cash flow discounting model, as well as on the cash inflows expected in the future.

Recoverability of Deferred-tax Assets

At December 31, 2014, the Sorin Group had deferred tax assets totalling 141.4 millions of euros for deductible temporary differences and theoretical tax benefits for tax loss carryforwards, of which 52.0 millions of euros are not recognised in the financial statements. The corresponding amounts at December 31, 2013 were 129.4 millions of euros and 60.2 millions of euros. The Group has recorded deferred tax assets up to the amount it believes their recovery is likely based on projected profits in the company’s five-year plans that have been prudently reduced to reflect the uncertainty of estimates.

Additional information about tax issues is provided in Note 10.

Allowance for Doubtful Accounts

The process of computing the allowance for doubtful accounts includes a writedown for specific receivables and a writedown for categories of receivables. The Group performs an analysis of individual receivables the collection of which is questionable (past-due receivables, disputed receivables, etc.), estimating a specific writedown for each receivable or, in the event that an analysis of individual receivables proves to be too onerous or unfeasible, develops an estimate for homogeneous categories to provide for the possibility that the future collection these receivables may be questionable. The estimate of the writedown is not generic, as receivables are grouped into homogeneous categories, based both on past experience and current market conditions.

Allowance for Inventory Writedowns

The allowance for inventory writedowns reflects management estimates relative to losses in value expected by the Group, and determined based on past experience and current market conditions. Inventory is written down when it is damaged or has become completely or partly obsolete.

Fair Value of Financial Instruments

To measure the fair value of its derivative transactions (transactions to hedge foreign exchange and interest rate risks), the Group determines the mark-to-market of each transaction based both on prices quoted on active markets – for example, the spot exchange rate for a currency, for forward foreign exchange transactions – and on observable market inputs developed for the same measurement – for example, the fair value of an interest rate swap (using the interest rate curve) or the measurement of a currency option (combining quoted prices and observable variables, such as volatility).

The Group uses data provided by Bloomberg as the source for determining quoted and observable prices and analysing market variables.

More specifically, the Group uses the following techniques to compute the fair value of outstanding derivatives:

•	For forward currency transactions, fair value is determined using, for each contract, the forward market exchange rate on the reporting date: the difference compared with the contractual forward exchange rate is discounted to present value at the same reporting date;

•	For interest rate swaps, fair value is determined considering the present value of interest flows computed on the notional amount of each contract using the forward interest curve existing on the reporting date;

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•	For currency options, fair value is determined using the market value of each contract on the reporting date, developed by Bloomberg, which computes the present value, on the same reporting date, of all variables of the option’s price: forward exchange rate, volatility, etc.

The credit risk of the counterparties used by Sorin is quoted on the market through the respective credit default swap rate. The fair value of each contract with a positive balance (asset) is adjusted based on the abovementioned counterparty rate, computed over the contract’s remaining duration.

On the other hand, the fair value of each contract with a negative balance (liability) is adjusted taking into account the default risk of Sorin S.p.A. As this risk is not quoted, it was determined starting with the Group’s average cost of funding, decreased by the risk-free interest rate, computed by interpolation, based on the average duration of the Group’s financial debt.

Pension Plans and Other Post-employment Benefits

The provisions for employee benefits and the respective assets, costs and net financial expense are measured with an actuarial method that requires the use of estimates and assumptions to determine the net value of the obligation or asset. The actuarial valuation process requires the development of assumptions regarding discount rates, the expected rate of return on future investments, future wage increases, mortality rates and future increases in pension benefits.

Due to the long-term nature of these plans, these estimates are subject to a high degree of uncertainty. These assumptions are reviewed once a year. Information about these assumptions is provided in Note 21.

Share-based Payments

Long-term incentive plans that call for the award of stock grants to employees require the recognition of a liability and of the corresponding costs attributable to each reporting period by each Group company. The measurement of these financial statement items requires the formulation of an estimate of the number of shares that will be awarded through a stochastic simulation model that takes into account the correlations existing among the plan’s three conditions (result objectives and performance of the Sorin stock versus the FTSE Italia Industrial and S&P500 Healthcare indices).

Product Warranties

Upon the sale of its products, the Group sets aside a provision to cover estimated product warranty costs.

The estimate of this provision is computed based on historical data and contract terms. At the end of each reporting period, this provision is recomputed to determine if it is adequate.

Contingent Liabilities

The Group recognizes a liability for pending disputes or litigation when it believes that it is probable that a financial outlay will be required and the amount of the resulting loss can be reasonably estimated.

In the case of material contingent liabilities, when a reliable prediction cannot be formulated about the outcome of the dispute or litigation and/or the amount of the obligation cannot be determined with sufficient reliability, the Group describes these events in the notes to the financial statements. The Group’s contingent liabilities and pending disputes are described in Note 24.

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NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

New Principles, Amendments and Interpretations issued by IASB and in force from January 1, 2014

The following new standards and amendments that are applicable from January 1, 2014 were adopted by the Group for the purpose of the preparation of the Consolidated financial statements.

Offsetting Financial Assets and Financial Liabilities (Amendments to IAS 32 – Financial Instruments: Presentation)

The Group adopted the amendments to IAS 32 – Financial Instruments: Presentation effective January 1, 2014. The amendments clarify the application of certain offsetting criteria for financial assets and financial liabilities and are required to be applied retrospectively. There was no effect on the Consolidated financial statements from the application of these amendments.

Recoverable Amount Disclosures for Non-Financial Assets (Amendments to IAS 36 – Impairment of assets)

The Group adopted the amendments to IAS 36 – Recoverable Amount Disclosures for Non-Financial Assets on January 1, 2014 which addresses the disclosure of information about the recoverable amount of impaired assets if the recoverable amount is based on fair value less cost of disposal. There was no significant effect on the Consolidated financial statements from the adoption of these amendments. The application of these amendments will result in expanded disclosure in the notes to future Consolidated financial statements when there is an impairment that is based on fair value less cost of disposal.

Novation of Derivatives and Continuation of Hedge Accounting (Amendments to IAS 39 – Financial Instruments: Recognition and Measurement)

These amendments, which were adopted from January 1, 2014, allow hedge accounting to continue in a situation where a derivative, which has been designated as a hedging instrument, is novated to effect clearing with a central counterparty as a result of laws or regulation, if specific conditions are met. There was no significant effect on the Consolidated financial statements from the application of these amendments.

Accounting for an obligation to pay a levy that is not income tax (IFRIC Interpretation 21 – Levies an interpretation of IAS 37 – Provisions, Contingent Liabilities and Contingent Assets )

The interpretation, effective from January 1, 2014, sets out the accounting for an obligation to pay a levy that is not income tax. The interpretation addresses what the obligating event is that gives rise to pay a levy and when a liability should be recognized. There was no effect on the Consolidated financial statements from the application of this interpretation.

New Standards and Interpretations issued by IASB not yet effective

At the date of preparation of the accompanying Consolidated financial statements, the following IFRS, Amendments and IFRIC interpretations had been published, but their application was not yet mandatory.

•	In November 2013, the IASB published narrow scope amendments to IAS 19 – Employee benefits entitled “Defined Benefit Plans: Employee Contributions”. These amendments apply to contributions from employees or third parties to defined benefit plans in order to simplify their accounting in specific cases. The amendments are effective, retrospectively, for annual periods beginning on or after July 1, 2014 with earlier application permitted. No significant effect is expected from the first time adoption of these amendments.

•	In December 2013, the IASB issued Annual Improvements to IFRSs 2010 – 2012 Cycle and Annual Improvements to IFRSs 2011 – 2013 Cycle. The most important topics addressed in these amendments

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NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

are, among others, the definition of vesting conditions in IFRS 2 – Share-based payments, the disclosure on judgment used in the aggregation of operating segments in IFRS 8 – Operating Segments, the identification and disclosure of a related party transaction that arises when a management entity provides key management personnel service to a reporting entity in IAS 24 – Related Party disclosures, the extension of the exclusion from the scope of IFRS 3 – Business Combinations to all types of joint arrangements and to clarify the application of certain exceptions in IFRS 13 – Fair value Measurement. The improvements are effective for annual periods beginning on or after January 1, 2015. No significant effect is expected from the adoption of these amendments.

•	In January 2014, the IASB issued IFRS 14 – Regulatory Deferral Accounts (applicable on or after 1 January 2016). The new standard allows only those who adopt IFRS for the first time to continue to recognise rate regulation amounts according to the previous accounting standards adopted. In order to improve comparability with entities that already apply IFRSs and do not recognise these amounts, the standard specifies that the rate regulation must be presented separately from other items. This new standard is not applicable to the Consolidated financial statements.

•	In May 2014, the IASB issued amendments to IFRS 11 – Joint arrangements: Accounting for acquisitions of interests in joint operations, clarifying the accounting for acquisitions of an interest in a joint operation that constitutes a business. The amendments are effective, retrospectively, for annual periods beginning on or after January 1, 2016 with earlier application permitted. The Group is currently evaluating the method of implementation and impact of this standard on its Consolidated financial statements.

•	In May 2014, the IASB issued an amendment to IAS 16 – Property, Plant and Equipment and to IAS 38 – Intangible Assets. The IASB has clarified that the use of revenue-based methods to calculate the depreciation of an asset is not appropriate because revenue generated by an activity that includes the use of an asset generally reflects factors other than the consumption of the economic benefits embodied in the asset. The IASB also clarified that revenue is generally presumed to be an inappropriate basis for measuring the consumption of the economic benefits embodied in an intangible asset. This presumption, however, can be rebutted in certain limited circumstances. These amendments are effective for annual periods beginning on or after January 1, 2016, with early application permitted. The Group is currently evaluating the method of implementation and impact of this standard on its Consolidated financial statements.

•	In May 2014, the IASB issued IFRS 15 – Revenue from contracts with customers. The standard requires a company to recognize revenue upon transfer of control of goods or services to a customer at an amount that reflects the consideration it expects to receive. This new revenue recognition model defines a five step process to achieve this objective. The updated guidance also requires additional disclosures about the nature, amount, timing and uncertainty of revenue and cash flows arising from customer contracts. The standard is effective for annual periods beginning on or after January 1, 2017, and requires either a full or modified retrospective application. The Group is currently evaluating the method of implementation and impact of this standard on its Consolidated financial statements.

•	In June 2014, the IASB issued amendment to IAS 16 – IAS 41 – Amendments to the Standard Applicable to Bearer Plants (applicable on or after 1 January 2016). The amendment changes the methodology for measuring bearer plant assets such as grape vines, rubber trees and oil palms. The amendment calls for the application of the same accounting methodology used for tangible assets, and thus the renunciation of the fair value model methodology under IAS 41 which originally applied to all biological assets. Bearer plants are in fact similar to other production assets or plants. This document does not apply to the Group.

•	In July 2014 the IASB issued IFRS 9 – Financial Instruments. The improvements introduced by the new standard includes a logical approach for classification and measurement of financial instruments

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NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

driven by cash flow characteristics and the business model in which an asset is held, a single “expected loss” impairment model for financial assets and a substantially reformed approach for hedge accounting. The standard is effective, retrospectively with limited exceptions, for annual periods beginning on or after January 1, 2018 with earlier application permitted. The Group is currently evaluating the impact of this standard on its Consolidated financial statements.

•	In August 2014, the IASB issued IAS 27 – Separate Financial Statements (applicable on or after 1 January 2016). The aim was to allow the measurement of investments in associates and joint ventures using the equity method, including in separate financial statements. The Group does not believe that the adoption of the new standard will have a significant impact on its separate financial statements.

•	In September 2014, the IASB issued narrow amendments to IFRS 10 – Consolidated financial statements and IAS 28 – Investments in Associates and Joint Ventures (2011). The amendments address an acknowledged inconsistency between the requirements in IFRS 10 and those in IAS 28 (2011), in dealing with the sale or contribution of assets between an investor and its associate or joint venture. The main consequence of the amendments is that a full gain or loss is recognized when a transaction involves a business (whether it is housed in a subsidiary or not). A partial gain or loss is recognized when a transaction involves assets that do not constitute a business, even if these assets are housed in a subsidiary. The amendments will be effective, prospectively, for annual periods commencing on or after January 1, 2016. The Group is currently evaluating the impact of this standard on its Consolidated financial statements.

•	In September 2014 the IASB issued the Annual Improvements to IFRSs 2012-2014 cycle, a series of amendments to IFRSs in response to issues raised mainly on IFRS 5 – Non-current assets held for sale and discontinued operations, on the changes of method of disposal, on IFRS 7 – Financial Instruments: Disclosures on the servicing contracts, on the IAS 19 – Employee Benefits, on the discount rate determination. The effective date of the amendments is January 1, 2016. The Group is currently evaluating the impact of these amendments on its Consolidated financial statements.

•	In December 2014 the IASB issued amendments to IAS 1- Presentation of Financial Statements as part of its major initiative to improve presentation and disclosure in financial reports. The amendments make clear that materiality applies to the whole of financial statements and that the inclusion of immaterial information can inhibit the usefulness of financial disclosures. Furthermore, the amendments clarify that companies should use professional judgment in determining where and in what order information is presented in the financial disclosures. The amendments are effective for annual periods beginning on or after January 1, 2016 with early application permitted. This amendment only affects presentation, and therefore is not believed to have an impact on the Consolidated financial statements.

•	In December 2014 the IASB issued amendments to IFRS 10-12 – IAS 28 – Investment Companies: Exception to the Consolidation Requirement (applicable on or after 1 January 2016). The amendments specify that investment companies that fall within the definition established in the standard are exempt from presenting consolidated financial statements, and are instead required to measure investee companies using the fair value measurement method specified in IFRS 9. The Group is still assessing the impact of adopting the new standard on its Consolidated financial statements.

SORIN S.P.A. AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

4.	PROPERTY, PLANT AND EQUIPMENT

(thousands of euros)	Land and buildings	Plant and machinery	Manufacturing and distribution equipment	Construction in progress	Assets under finance leases	Other assets	Total
At January 1, 2013
Gross value	57,983	72,945	120,929	18,439	4,278	26,265	300,839
Accum. depreciation and impairment losses	(33,593)	(55,599)	(92,155)	—	(4,082)	(17,447)	(202,876)

Net carrying value	24,390	17,346	28,774	18,439	196	8,818	97,963

At December 31, 2013
Gross value	60,378	85,989	125,640	16,798	4,344	27,299	320,448
Accum. depreciation and impairment losses	(35,558)	(58,084)	(95,673)	—	(4,215)	(18,856)	(212,386)

Net carrying value	24,820	27,905	29,967	16,798	129	8,443	108,062

At December 31, 2014
Gross value	71,268	93,605	138,799	31,125	4,345	29,849	368,991
Accum. depreciation and impairment losses	(39,824)	(62,703)	(107,321)	—	(4,297)	(20,692)	(234,837)

Net carrying value	31,444	30,902	31,478	31,125	48	9,157	134,154

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NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

The table below shows for each component of property, plant and equipment the changes in net carrying value that occurred in 2014 and 2013:

(thousands of euros)	Land and buildings	Plant and machinery	Manufacturing and distribution equipment	Construction in progress	Assets under finance leases	Other assets	Total
Net carrying value at January 1, 2013	24,390	17,346	28,774	18,439	196	8,818	97,963

Additions	3,432	2,356	3,005	13,090	—	1,909	23,792
Increases for internal production	—	823	4,791	3,716	—	159	9,489
IFRS 3 business combinations	108	228	25	—	57	33	451
Disposals	(3)	(69)	(433)	(40)	—	(133)	(678)
Impairment losses recognized in the income statement	—	—	(4)	(2)	—	(1)	(7)
Depreciation	(2,561)	(4,097)	(11,013)	—	(125)	(2,378)	(20,174)
Currency translation differences	(495)	(30)	(583)	(56)	1	(142)	(1,305)
Reclassifications	(51)	11,348	5,446	(18,348)	—	178	(1,427)
Other changes	—	—	(41)	(1)	—	—	(42)

Net carrying value at December 31, 2013	24,820	27,905	29,967	16,798	129	8,443	108,062

Additions	919	3,388	3,200	23,057	—	2,241	32,805
Increases for internal production	—	1,292	4,386	5,683	—	92	11,453
IFRS 3 business combinations	2,024	543	35	16	—	99	2,717
Disposals	—	(53)	(469)	(10)	—	(55)	(587)
Impairment losses recognized in the income statement	—	—	(4)	(46)	—	(2)	(52)
Depreciation	(2,865)	(5,038)	(11,241)	—	(82)	(2,499)	(21,725)
Currency translation differences	1,031	156	803	102	1	23	2,116
Reclassifications	5,515	2,709	4,801	(14,475)	—	815	(635)
Other changes	—	—	—	—	—	—	—

Net carrying value at December 31, 2014	31,444	30,902	31,478	31,125	48	9,157	134,154

In 2013, business combinations refer to the property, plant and equipment from the acquisition of Alcard Indústria Mecânica Ltda and Reced Indústria Mecânica Ltda. In 2014, business combinations refer to property, plant and equipment from the acquisition of the business unit related to the production of cardiovascular cannulas from the company’s supplier Bioengineering Laboratories S.p.A. (BEL) and the production plant acquired with the electro-catheter operations of Oscar Inc.

In 2014 the items “Additions” and “Increases for internal production” included investments for the construction of the Suzhou production plant in China totalling 4.7 millions of euros, and for the post-earthquake reconstruction of the Mirandola production plant (8.9 millions of euros).

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NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

The table below provides a breakdown of assets held under finance leases, which consist mainly of plant and machinery, and shows the changes that occurred in each asset group in 2014 and 2013.

(thousands of euros)	Land and buildings	Plant and machinery	Manufacturing and distribution equipment	Other assets	Total
Net carrying value at January 1, 2013	2	141	1	52	196

IFRS 3 business combinations	—	57	—	—	57
Depreciation	(2)	(94)	(1)	(28)	(125)
Currency translation differences	—	1	—	—	1
Net carrying value at December 31, 2013	—	105	—	24	129

Depreciation	—	(58)	—	(24)	(82)
Currency translation differences	—	1	—	—	1

Net carrying value at December 31, 2014	—	48	—	—	48

Certain buildings in Saluggia and Cantù, the net value of which was 5,473 thousands of euros at December 31, 2014 (3,459 thousands of euros at December 31, 2013), were provided as collateral to secure medium and long-term loans taken out by Sorin Group Italia S.r.l. (formerly Biomedica Cardio S.r.l., and the acquisition of the cannula operations of BEL) and Sorin Site Management S.r.l. to partially fund the purchase of properties.

No capitalized financial expense was added to property, plant and equipment in 2014 and 2013.

The minimum and maximum depreciation rates applied were as follows:

	2014	2013
Buildings	3/25%	3/20%
Plant and machinery	5/33%	5/40%
Manufacturing and distribution equipment	5/50%	5/50%
Other assets	5/33%	5/34%

Assets held under finance leases are depreciated at the rates applicable to the asset categories to which they belong.

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NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

5.	INTANGIBLE ASSETS

(thousands of euros)	Development costs	Patents and patent licenses	Trademarks, concessions, licenses and similar rights	Work in progress	Technologies and sundry intangibles	Total
At January 1, 2013
Gross value	113,982	41,901	78,997	538	149,699	385,117
Accumulated amortization and impairment losses	(16,041)	(39,654)	(54,436)	—	(87,668)	(197,799)

Net carrying value	97,941	2,247	24,561	538	62,031	187,318

At December 31, 2013
Gross value	132,408	41,834	76,953	2,528	150,923	404,646
Accumulated amortization and impairment losses	(21,644)	(40,337)	(51,100)	—	(100,384)	(213,465)

Net carrying value	110,764	1,497	25,853	2,528	50,539	191,181

At December 31, 2014
Gross value	158,522	42,152	88,804	5,355	176,242	471,075
Accumulated amortization and impairment losses	(29,764)	(41,407)	(55,364)	—	(119,205)	(245,740)

Net carrying value	128,758	745	33,440	5,355	57,037	225,335

The table below shows for each component of intangible assets the changes in net carrying value that occurred in 2014 and 2013:

(thousands of euros)	Development costs	Patents and patent licenses	Trademarks, concessions, licenses and similar rights	Work in progress	Technologies and sundry intangibles	Total
Net carrying value at January 1, 2013	97,941	2,247	24,561	538	62,031	187,318

Additions	—	113	943	2,041	883	3,980
Increases for internal production	21,988	—	3,871	28	641	26,528
IFRS 3 business combinations	—	—	—	—	1,140	1,140
Divestments	—	—	(1)	—	(125)	(126)
Amortization	(6,245)	(838)	(3,382)	—	(12,619)	(23,084)
Impairment losses recognized in profit or loss	(2,175)	—	—	—	—	(2,175)
Currency translation differences	(1,014)	(9)	(1,251)	(3)	(1,597)	(3,874)
Reclassifications	188	(16)	1,112	(76)	219	1,427
Other changes	81	—	—	—	(34)	47

Net carrying value at December 31, 2013	110,764	1,497	25,853	2,528	50,539	191,181

Additions	—	41	2,003	2,341	2,031	6,416
Increases for internal production	25,422	—	6,167	—	2	31,591
IFRS 3 business combinations	—	—	—	824	14,242	15,066
Divestments	—	—	(12)	—	(3)	(15)
Amortization	(8,000)	(797)	(2,713)	—	(12,974)	(24,484)
Currency translation differences	476	32	1,450	—	2,987	4,945
Reclassifications	96	(28)	692	(338)	213	635

Net carrying value at December 31, 2014	128,758	745	33,440	5,355	57,037	225,335

– assets with a finite useful life	128,758	745	29,569	5,355	57,037	221,464
– assets with an indefinite useful life	—	—	3,871	—	—	3,871

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NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

In 2013, business combinations refer to the acquisition of Alcard Indústria Mecânica Ltda and include the distribution network and product knowhow. In 2014, business combinations refer to the acquisition of the business unit related to the production of cardiovascular cannulas from the company’s supplier Bioengineering Laboratories, and the acquisition of the electro-catheter operations of Oscar Inc. in the Dominican Republic. See Note 38 for additional information.

Development costs are related to 38 projects involving both business units (47 in 2013). At December 31, 2014 the net amount of development projects completed and being amortised was 78,091 thousands of euros (64,113 thousands of euros at December 31, 2013). The primary investments carried out in 2014 were for the Cardiac Surgery business unit, entailing the development of the new family of “Inspire” oxygenators for adults and the development of the “Perceval” tissue valve; and for the Cardiac Rhythm Management business unit, entailing the development of a new family of newly developed pacemakers and defibrillators.

Patents and licences to patents include 277 thousands of euros for Medtronic licences related to devices to control cardiac rhythm (943 thousands of euros in 2013).

In the “Trademarks, concessions, licences and similar rights” category, the largest amount was for capitalised costs incurred to obtain FDA (Food and Drug Administration) authorisation for the sale of the Group’s products in the US. The net amount at December 31, 2014 was 24,330 thousands of euros (18,399 thousands of euros at December 31, 2013), of which 11,792 thousands of euros was for authorisations obtained and being amortised. This category also includes the Carbomedics trademark totalling 3,871 thousands of euros and other intangible assets of 5,239 thousands of euros mainly related to software licences. The Carbomedics trademark has an unspecified useful life since the Group believes there are no time limitations on its use and the related future economic benefits. Thus, this trademark is not amortised, but it is subject to valuations which are performed at least annually, or at any time events or circumstances occur that could result in potential impairment using the methodology indicated in IAS 36 “Impairment of Assets.” No impairment resulted from the valuation performed together with goodwill for the Cardiac Surgery CGU in 2014 and 2013. The main assumptions used for the impairment test are indicated in Note 7.

Technologies and other intangible assets mainly refer to the values assigned to medical technologies and customer lists forming a part of business acquisitions.

In 2014, financial expense totalling 300 thousands of euros was capitalized under intangible assets (318 thousands of euros in 2013). The rate used to determine capitalizable financial expense was 3.55% (4.0% in 2013), which is the Group’s average borrowing cost.

The minimum and maximum amortization rates applied in 2014 and 2013 were as follows:

	2014		2013
Development costs	6/25	%(1)	6/20	%(1)
Patents and patent licenses	5/25%		5/33%
Trademarks, concessions, licenses and similar rights	7/33%		7/33%
Technologies and sundry intangibles	2/33%		7/33%

Research and development costs totalling 80,303 thousands of euros were charged in full to income in 2014, compared with 73,718 thousands of euros in 2013. Development costs that are charged to income in the year they are incurred are those that do not meet the requirements for capitalization.

(1)	Based on the useful life of the product for which the development costs were incurred.

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NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

6.	GOODWILL

(thousands of euros)	Gross value	Impairment losses	Net value
Balance at January 1, 2013	193,059	—	193,059

IFRS 3 business combinations	1,805	—	1,805
Currency translation differences	(555)	—	(555)

Balance at December 31, 2013	194,309	—	194,309

Currency translation differences	1,500	—	1,500

Balance at December 31, 2014	195,809	—	195,809

In 2013, goodwill totalling 1,805 thousands of euros was recognized further to the acquisition of Alcard Indústria Mecânica Ltda and Reced Indústria Mecânica Ltda.

As allowed under an option provided by IFRS 1, the Group decided not to apply IFRS 3 “Business Combinations” retroactively to business acquisitions completed before January 1, 2004. As a result, the carrying amount of goodwill recognized as of that date was the same as the amount determined in accordance with Italian accounting principles, provided it was fully recoverable, net of accumulated amortization up to January 1, 2004.

Moreover, insofar as acquisitions completed prior to 1993 and received by the Company as a result of the Snia S.p.A. spin-off are concerned, goodwill does not include the amount by which certain investments exceeded the interests held in the shareholders’ equities of the consolidated companies. This is because the excess amount was deducted directly from reserves, as allowed by the rules then in effect, and was not recognized as an asset.

The Group tests goodwill for impairment annually (at December 31) and whenever circumstance indicate the recoverable value of goodwill may have been impaired. The test performed to determine whether the value of goodwill and other intangible assets with an indefinite useful life has been impaired is based on computing the value in use of these assets. Value in use was computed by discounting projected cash flows (discounted cash flow method). The variables used to determine the recoverable value of the cash generating units (CGUs), which correspond to the business units, are reviewed in the Note that follows.

The impairment test performed at the end of 2014 and 2013 showed that no impairment loss had occurred.

7.	IMPAIRMENT TEST OF GOODWILL AND OTHER ASSETS WITH AN INDEFINITE USEFUL LIFE

For the purpose of performing an impairment test, the goodwill acquired through business combinations was allocated to the following cash generating units:

•	Cardiac Surgery;

•	Cardiac Rhythm Management.

consistent with the Group’s operating characteristics and management’s strategic vision.

Assets with an indefinite useful life subject to impairment include the Carbomedics trademark (3,871 thousands of euros in 2014 and 3,408 thousands of euros in 2013), allocated to the Cardiac Surgery cash generating unit.

SORIN S.P.A. AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

The net carrying value of goodwill attributed to each CGU at December 31, 2013 is as follows.

(thousands of euros)	December 31, 2013
Cardiac Surgery	124,461
Cardiac Rhythm Management	69,848

Total	194,309

The recoverable value of the cash generating units was determined based on their value in use, computed by projecting their future cash flows in accordance with the latest 2014-2018 five-year strategic plan approved by the Board of Directors of Sorin S.p.A. in September 2013 and using the same impairment method as in previous years. The main assumptions used for computation purposes are the following:

•	The cash flow projection period includes five years of explicit projection and a terminal value based on projecting the last year of the explicit plan in accordance with the perpetual return formula, with no growth assumed for the year following the explicit projection year (g=0%).

•	The revenue growth rate for the explicit projection period is projected specifically for the corresponding sectors and geographic areas, considering the market opportunities, the existing product pipeline and the expected penetration of markets in the various countries. The five-year strategic plan estimates a CAGR of 6.2% for the Cardiac Surgery CGU and a CAGR of 4.5% for the Cardiac Rhythm Management CGU.

•	All CGUs are expected to improve their marginal profitability, due to a more profitable product/market mix, the impact of the restructuring and reorganization plans already under way and the effects of programs specifically designed to increase manufacturing margins.

•	In the case of the New Ventures Division, only the cash flows expected in the projections of the five-year strategic plan were taken into consideration, with no extrapolations to subsequent years.

•	The discount rate applied to projected cash flows was equal to the weighted average cost of capital (WACC) after taxes (adjusted taking into account the average of the tax rates in the countries where the Group operates (35%)):

• Cardiac Surgery	8.3%
• Cardiac Rhythm Management	9.6%
• Sorin Group	8.7%

•	The standard long-term tax rate was used as the average of the tax rates in the countries where the Group operates (35%).

•	The debt/equity ratio used for all CGUs was the same as the average ratio for the corresponding sector (0.24).

•	Different levered ß coefficients were used for each CGU. These coefficient, which were computed as the average of the ß coefficients of the corresponding sectors for the past two years, are as follows:

• Cardiac Surgery	0.82
• Cardiac Rhythm Management	0.99
• Sorin Group	0.87

•	The yield rate for riskless assets used was 2.2% (ten-year IRS). The market risk premium was computed for each CGU based on the geographic distribution of its revenues.

•	The average cost of debt capital used was 4.1% (2.7% net of the tax effect).

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NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

•	As the Group was reorganized at the end of 2012, combining the Cardiopulmonary and heart Valves Business Units into the Cardiac Surgery Business Unit, it was verified that there was indication of impairment if the results of the impairment test were allocated to the two old business units.

A sensitivity analysis of both CGUs assuming a deterioration of the WACC (+1.5%) or of the g parameter (-2%) showed no indication of problems.

The net carrying value of goodwill attributed to each CGU at December 31, 2014 is as follows.

(thousands of euros)	December 31, 2014
Cardiac Surgery	125,961
Cardiac Rhythm Management	69,848

Total	195,809

The recoverable amount of CGUs was determined on the basis of value in use calculated by using a projection of cash flows from the latest five year strategic plan for 2015-2019 approved in November 2014 by the Board of Directors of Sorin S.p.A. using the same methodology employed in impairment tests in previous years. The main assumptions used are described below.

•	The cash flow projection period includes five years of explicit projections and a terminal value based on the projection of the last year of the explicit plan using the perpetual return formula with a growth rate of 1% (g=1%) from the year after the final year of explicit projection. Although this rate is greater than the one used in previous years (g=0%), it is still a conservative parameter in comparison to macroeconomic projections of GDP growth in countries in which the Group operates, and compared to projected trends in the medical device sector.

•	The revenue growth rate during the explicit projection period is projected specifically for corresponding sectors and geographical areas as a function of market opportunities, the existing product pipeline and anticipated penetration in various countries. The five-year strategic plan estimates a CAGR of 7% for the CS CGU, 4% for the CRM CGU and 9% overall for the Group.

•	Marginal profitability is expected to improve in all CGUs due to a more profitable product/market mix, the restructuring and reorganisation plans already implemented, and specific actions aimed at improving industrial margins.

•	For the New Ventures division (which is not allocated to CGUs), only expected cash flows in the projections of the five-year strategic plan were taken into account with no extrapolations for future years. In fact, returns on investments in new therapies are projected using a time horizon greater than the five-year plan.

•	The discount rate applied to future cash flows is the after-tax WACC – weighted average cost of capital:

• Cardiac Surgery	7.8%
• Cardiac Rhythm Management	9.1%
• Sorin Group	8.2%

•	The standard long-term tax rate was assumed to be the average of tax rates of the main countries where the Group operates (31.3%).

The discount rate used was lower than the previous year reflecting improved conditions in financial markets and the economy in general as compared to the previous year.

SORIN S.P.A. AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

•	The debt/equity ratio was assumed to be equal for all CGUs, and equal to the average for the sector concerned (0.24).

•	Specific ß leveraged coefficients were used for each CGU; these were calculated as the average ß for the relevant sectors over the last two years as follows:

• Cardiac Surgery	0.90
• Cardiac Rhythm Management	1.06
• Sorin Group	0.96

•	The rate of return on risk-free assets was determined to be 0.8% (10-year IRS); the market risk premium calculated for each CGU was determined as a function of the regional revenues of each CGU.

•	As a surplus asset, CGUs were assigned the tax effect resulting from the use of past tax losses for the explicit plan period.

•	The average cost of borrowed capital used was assumed to be 3.6% (2.4% after taxes).

Compared to the previous year, the impairment test for the CRM CGU shows a substantial reduction in the recoverable value of the CGU which is at a level just above the carrying amount. As a result, any deterioration in relevant parameters such as WACC or the growth rate could result in impairment.

8.	INVESTMENTS IN ASSOCIATES VALUED BY THE EQUITY METHOD

	December 31, 2014		December 31, 2013
	% interest held	thousands of euros	% interest held	thousands of euros
La Bouscarre S.C.I.	50.000%	14	50.000%	14
LMTB – Laser und Medizin Technologie Gmbh	22.548%	3	22.548%	3
MD START S.A.	20.930%	—	20.930%	—
MD START I K.G.	23.377%	—	23.377%	—
Enopace Biomedical Ltd.	31.750%	6,551	31.799%	6,984
Cardiosolutions Inc.	35.330%	10,631	21.250%	5,661
Caisson Interventional LLC	36.104%	4,957	33.333%	5,523
Highlife S.A.S.	26.857%	3,307	26.857%	3,933
MicroPort Sorin CRM (Shanghai) Co. Ltd.	49.000%	6,800	—	—
Respicardia Inc.	19.679%	16,552	—	—

Total		48,815		22,118

This item includes equity investments in relation to which the parent company directly or indirectly exercises significant influence over financial or management policies even though it does not hold control pursuant to IFRS 10.

Description of the movements occurred in 2013

Capital contributions totalling 600,000 euros were provided to MD Start I K.G. in 2013. As required by IAS 37, Paragraph 86, the Group discloses that it is committed to providing additional capital contributions of up to 350,000 euros, when requested by MD Start I K.G. At this point, Sorin does not have any information regarding the timing of the disbursements.

Due to the failure of one of this company’s shareholders to participate in the capital increase, the interest held by Sorin Group in MD Start I K.G. increased from 20.930% to 23.377%.

SORIN S.P.A. AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

The carrying amounts of the investments in MD Start I K.G. and MD Start S.A. were written off due to the difficulty of formulating recoverability projections over the horizon of Sorin Group’s strategic plan.

In February 2013, Sorin Group completed a further minority investment in Enopace Biomedical Ltd. More specifically, a total of 5 million U.S. dollars (3.9 millions of euros) was invested to increase the minority interest in Enopace Biomedical Ltd., which will be used to finance clinical trials and product development. Further investments will be required in the future upon the achievement of specific project milestones.

In October 2013, Sorin Group acquired a further interest in Caisson Interventional LLC, at a cost of 5.5 million U.S. dollars (4.0 millions of euros).

The Group has also agreed to contribute an additional amount of 2.0 million U.S. dollars to this company, if and when requested,. At this point, Sorin Group does not have any information regarding the timing of this disbursement.

The information used to value this company by the equity method was taken from its most recent available financial statements, i.e., those at September 30, 2013, and the result for the fourth quarter was estimated.

Description of the movements occurred in 2014

In May 2014 MicroPort Sorin CRM (Shanghai) Co. Ltd. was established as a joint venture held 51% by MicroPort and 49% by Sorin.

The agreement entered into by the two companies specifies that MicroPort and Sorin are to invest proportionally in the initial capital in the joint venture with shares of 62,220,000 Chinese Yuan (10.2 millions of US dollars) and 59,780,000 Chinese Yuan (9.8 millions of US dollars) respectively. Based on the agreement, the two companies will collaborate through the joint venture in importing and marketing Sorin’s CRM devices in greater China, and in offering related services. At the same time, the joint venture will work on developing devices produced locally for the Chinese market. Major engineering and development resources of both companies will be used immediately in the joint venture.

The joint venture, with registered office in Shanghai, started operations in June 2014.

In October 2014 the Sorin Group spent 20 millions of US dollars to acquire a non-controlling interest in Respicardia (with registered office in Minneapolis, Minnesota, USA), which develops implantable devices to improve respiratory rhythm management (Respiratory Rhythm Management TM). Under the terms of the agreement, Sorin also acquired the exclusive right for the distribution of the remedē® system for the next five years in select European markets, and an option to acquire the company in the future.

Sorin’s initial investment will be used to finance clinical studies. This investment fits in perfectly with the innovative therapeutic solutions for patients suffering from heart failure on which Sorin is focusing.

During the year, a contribution of 350 thousands of euros was made to MD Start I K.G.

The amounts of the equity investments in MD Start I K.G. and MD Start S.A. were eliminated following the assessment of the projects of the two companies which are not likely to provide benefits to the Sorin Group over the period of its strategic plan.

In March 2014 the Sorin Group purchased a further share in Cardiosolution Inc. with an outlay of 5.1 millions of US dollars (4.2 millions of euros).

SORIN S.P.A. AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

The Group has also made a commitment to contribute 2.0 millions of US dollars to Caisson Interventional LLC if and when requested by the company. At the moment Sorin has no information on the timing of the disbursement.

The table below shows the highlights from the financial statements of the associated companies (amounts at 100%) at December 31, 2014, unless otherwise specified:

(thousands of euros)	Net revenues	Net profit (loss)	Total assets	Shareholders’ equity
MD START S.A. (1)	682	9	387	371
MD START I K.G.	—	(969)	3,785	3,777
Enopace Biomedical Ltd.	—	(4,269)	2,596	(2,389)
Cardiosolutions Inc.	—	(671)	8,722	7,097
Caisson Interventional LLC	21	(3,283)	992	633
Highlife S.A.S.	—	(2,270)	728	(125)
MicroPort Sorin CRM (Shanghai) Co. Ltd.	9	(1,778)	7,506	6,134
Respicardia Inc.	26	(3,781)	20,681	17,882

(1)	Balances at June 30, 2014

In both periods the equity investment in LMTB (Laser und Medizin Technologie Gmbh) is stated at cost given the small amount involved.

Upon reaching specific milestones, the Group has the option in the future to acquire the entire capital of the following companies: Enopace International Ltd., Cardiosolution Inc., Caisson Interventional LLC, Highlife S.A.S. and Respicardia Inc.

Although it has no unconditional obligation to invest in outsourced research projects, the Group is planning contributions for capital increases of up to 34 millions of euros in 2015 and an additional amount of up to 300 millions of euros if all purchase options are exercised in future years.

Adjustments to equity investments in associates are indicated in Note 35.

9.	NON-CURRENT FINANCIAL ASSETS

Non-current financial assets include investments in other companies. The table below shows the value of these investments:

	December 31, 2014		December 31, 2013
	% interest held	thousands of euros	% interest held	thousands of euros
Istituto Europeo di Oncologia S.r.l.	1.172%	—	1.172%	—
Sphere Medical Holding PLC	0.227%	—	0.909%	—
Consorzio Medal Energia	7.692%	1	7.692%	1
Tecnobiomedica S.p.A.	7.985%	—	7.985%	—
Rainbow Medical Ltd.	3.148%	3,544	3.148%	3,544
Other	—	2	—	2

Total		3,547		3,547

In addition at December 31, 2014 and 2013, non-current financial assets included medium and long-term loans receivable totalling 150 thousands of euros.

SORIN S.P.A. AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

10.	DEFERRED-TAX ASSETS AND DEFERRED-TAX LIABILITIES

Deferred-tax assets, net of deferred-tax liabilities, amounted to 21,485 thousands of euros, compared with 13,581 thousands of euros the previous year.

	December 31, 2014		December 31, 2013
(thousands of euros)	Amount of differences	Tax effect	Amount of differences	Tax effect
Deferred-tax liabilities for:
Depreciation of property, plant and equipment	180,545	(64,339)	151,598	(50,978)
Remeasurement at fair value	1,127	(376)	7,077	(2,362)
Recognition (Derecognition) of assets (liabilities)	(93)	5	673	(190)
Other items	9,821	(3,238)	6,502	(2,091)

Deferred-tax assets arising from:
Provision for risks and charges	46,007	14,798	46,157	14,532
Depreciation of property, plant and equipment	25,921	7,290	26,293	7,677
Value adjustments on financial assets	124	42	139	46
Inventories and eliminations of inventory gains	48,035	15,182	47,222	15,297
Remeasurement at fair value	3,104	1,025	2,046	669
Recognition (Derecognition) of liabilities (assets)	900	306	684	231
Other items	102,497	8,371	31,879	7,095

Deferred-tax assets arising from tax loss carryforward	135,267	42,419	81,349	23,655

Total deferred-tax assets, net of deferred-tax liabilities		21,485		13,581

Temporary differences excluded from the computation of deferred taxes for:
Tax suspension reserves	33,824	10,225	33,824	10,225
Other items	—	—	—	—

Total	33,824	10,225	33,824	10,225

Temporary differences excluded from the computation of deferred-tax assets	79,949	4,727	145,441	8,706

Tax loss carryforward excluded from the computation of deferred-tax assets	140,316	42,271	152,066	51,449

The increase in the asset balance was mostly due to the posting of deferred tax assets for tax loss carryforwards generated in previous years due to the Group’s improved prospects of generating taxable income.

Deferred tax liabilities amounted to 33,937 thousands of euros compared to 27,663 thousands of euros in the previous year.

Deferred tax assets amounted to 55,422 thousands of euros compared to 41,244 thousands of euros in the previous year.

Temporary differences related to tax suspended reserves were excluded from the determination of deferred tax liabilities since it is not likely they will be used in such a way to eliminate the assumption of not being taxable. In addition, deferred tax liabilities were not calculated for undivided profits of subsidiaries since there is no intention to distribute such profits.

SORIN S.P.A. AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

When determining deferred tax assets, a significant portion of those derived from tax losses and other temporary differences was excluded since it is not likely that Group companies will be able to generate taxable income sufficient for their use in the short term, and/or by the deadlines established by specific domestic legislation in the countries in which the Group operates.

At December 31, 2014, the Group’s tax loss carried forward amounted to 275,583 thousands of euros. A breakdown by expiration date is as follows:

Year of expiration
2015	2,887
2016	401
2017	4,874
2018	311
Expiration after 2018	148,014
No expiration date	119,096

Total tax loss carryforward (in thousands of euros)	275,583

Note 36 shows a breakdown of the income taxes recognized in the income statement and provides a reconciliation between the tax liability at the statutory rate and the tax liability actually recognized.

11.	INVENTORIES

(thousands of euros)	December 31, 2014	December 31, 2013
Raw materials and auxiliaries	35,311	31,196
Work in process and semifinished goods	26,117	24,759
Finished goods and merchandise	84,650	71,842

Total	146,078	127,797

Inventories are net of an allowance for inventory writedowns that amounted to 16,105 thousands of euros at the end of 2014 (17,343 thousands of euros at December 31, 2013).

The size of the inventory of finished goods reflects the policy, standard in the cardiovascular business, of allowing customers to hold on deposit a certain volume of products, particularly with regard to implantable products (pacemakers, defibrillators and heart valves).

12.	TRADE RECEIVABLES

(thousands of euros)	December 31, 2014	December 31, 2013
Trade receivables:
– from third parties	173,907	165,092
– from associated companies and joint ventures	1,105	—
– from other related parties	—	—

Total	175,012	165,092

SORIN S.P.A. AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

Trade receivables are shown net of an allowance for doubtful accounts, which is detailed below:

(thousands of euros)
Balance at January 1, 2013	30,032

Additions	3,940
Utilizations	(14,916)
Reversals in earnings	(6)
Reclassifications	23
Currency translation differences	(49)

Balance at December 31, 2013	19,024

Additions	597
Utilizations	(2,700)
Reversals in earnings	(121)
Currency translation differences	96

Balance at December 31, 2014	16,896

The average number of days of sales outstanding was 77 days at the end of 2014, compared with 75 days at December 31, 2013.

The Group’s customers includes hospitals, other health care facilities, distributors, organized buying groups and public or private entities with which the users (medical specialists) are associated. The actual payment terms vary greatly, depending on the type of customer (public or private institution) and the geographic region. Given the lengthy payment terms and the resulting high level of trade receivables, the Group has always used factoring arrangements, both with and without recourse, as part of its overall funds procurement strategy.

Following the decision to accelerate the introduction of the latest generation CRM devices in the Japanese market, Sorin renegotiated the terms of the agreement with its distributor, and agreed, among other things, to repurchase a significant portion of older generation devices sold by Sorin in 2014. The repurchase of devices, which will be returned in 2015, resulted in an 8.1 millions of euros adjustment in receivables from the Japanese distributor in the 2014 financial statements.

Securitization and Factoring Contracts

The Group has the following factoring agreements in place that meet the requirements of IAS 39 for removing receivables from the financial statements:

•	with Ifitalia (BNP Paribas Group) for the non-recourse sale of receivables from Italian customers

•	with Mediofactoring for the non-recourse sale of receivables from French customers

•	with UniCredit Factoring for the non-recourse sale of receivables from Italian customers

•	with BNP Paribas Fortis Factor for the non-recourse sale of receivables from Belgian customers

•	with Sumitomo Mitsui Banking Corporation Europe for the non-recourse sale of receivables from Japanese customers

•	with Banca Farmafactoring for the non-recourse sale of receivables from Italian government customers.

At December 31, 2014, the total value of outstanding receivables assigned to factors without recourse amounted to 36,843 thousands of euros (35,046 thousands of euros at December 31, 2013).

SORIN S.P.A. AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

The Group also has the following agreements in place that do not satisfy the conditions of IAS 39 for removing receivables from the financial statements:

•	with Ifitalia (BNP Paribas Group) for the with-recourse sale of receivables from Italian and Spanish customers

•	with Unicredit Factoring for the with-recourse sale of receivables from Italian customers.

At December 31, 2014 trade receivables included an amount of 2,760 thousands of euros (10,366 thousands of euros at December 31, 2013) for trade receivables sold through factoring. Payables were recorded for advances in the same amount as a balancing item to these sales (Note 19).

A breakdown of assigned trade receivables is provided below:

(thousands of euros)	December 31, 2014	December 31, 2013
Assigned trade receivables
Carried in the financial statements:
Assigned to Ifitalia/BNP Paribas	466	4,564
Assigned to UniCredit Factoring	2,294	5,802

	2,760	10,366

Derecognized from the financial statements (reclassified into cash and cash equivalent):
Assigned to Ifitalia/BNP Paribas	12,895	11,410
Assigned to UniCredit Factoring	11,787	8,101
Assigned to Mediofactoring	9,974	8,338
Assigned to Sumitomo Mitsui Banking Corporation Europe	179	3,429
Assigned to Banca Farmafactoring	2,008	3,768

	36,843	35,046

During the period, a receivable from French tax authorities (tax credit on research) was also sold without recourse to Ifitalia/BNP Paribas in the amount of 14,010 thousands of euros.

13.	OTHER RECEIVABLES

(thousands of euros)	December 31, 2014	December 31, 2013
Other receivables:
third parties	26,330	11,663
from associated companies	—	—
from other related parties	—	—
Advances to suppliers	6,563	3,265
Prepaid expenses	4,830	5,554

Total	37,723	20,482

Other receivables includes 15,500 thousands of euros related to the minimum proceeds deemed to be virtually certain (pursuant to IAS 37) from the insurance claim for damage incurred in the 2012 earthquake at the Mirandola site. The settlement of this amount is expected to be finalised in the near future.

SORIN S.P.A. AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

Other receivables, which are not interest bearing, consist mainly of current security and guarantee deposits, and receivables from employees and social security and employee benefit entities.

14.	ASSETS AND LIABILITIES FROM FINANCIAL DERIVATIVES

As required by IFRS 13, assets and liabilities from financial derivatives arising from hedging contracts were restated to reflect, respectively, the counterparty risk and the risk of Sorin’s default.

See Note 25 for additional information.

Financial Derivatives that Hedge the Risk of Fluctuations in Foreign Exchange Rates

(thousands of euros)	December 31, 2014			December 31, 2013
	Current	Non-current	Total	Current	Non-current	Total
Assets from financial derivatives
Foreign exchange contracts (1)	1,185	—	1,185	10,121	—	10,121
Interest rate contracts (2)	—	—	—	—	—	—

	1,185	—	1,185	10,121	—	10,121

Liabilities from financial derivatives
Foreign exchange contracts (1)	340	—	340	—	—	—
Interest rate contracts (2)	953	2,175	3,128	1,589	645	2,234

	1,293	2,175	3,468	1,589	645	2,234

(1)	The impact on earnings is included in other operating expenses and foreign exchange translation differences.
(2)	The impact on earnings is included in interest income and expense.

The Group uses different types of contracts to hedge the risk of fluctuations in foreign exchange rates. Specifically, with regard to the foreign exchange risk associated with commercial transactions, the Group hedged about 100% of the net positions determined based on projected revenue and expense flows denominated in U.S. dollars, Canadian dollars, Australian dollars, Japanese yen, British pounds and Swiss francs. For trade flows that involve less used currencies (Swedish kronor, Polish zloty, etc.) the Group establishes special hedges whenever a foreign currency receivable or payable arises.

As of January 1, 2010, in accordance with the provisions of IAS 39, the Group adopted the tools required to apply hedge accounting to financial derivatives that hedge the risk of fluctuations in foreign exchange rates on commercial transactions in a foreign currency of a highly probable nature (cash flow hedge).

The effective hedging portion of gains or losses from the measurement of financial derivatives that qualify for hedge accounting treatment under IAS 39 is recognized in the statement of comprehensive income, while the non-effective portion is recognized in profit or loss, provided the financial derivative has been designated as a cash flow hedge (hedging the cash flows of an asset or liability). Gains or losses recognized in the statement of comprehensive income are transferred to the income statement when the economic effects of the hedged assets and liabilities is reflected in the result for the period. If a hedging instrument expires or is closed out, the amounts previously recognized in the statement of comprehensive income are transferred to the income statement.

Gains and losses resulting from the measurement of financial derivatives that do not qualify for hedge accounting are recognized in profit or loss.

SORIN S.P.A. AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

Additional information about the market risk created by fluctuations in foreign exchange rates is provided in Note 25.

Tables below show a breakdown of contracts hedging foreign exchange risk that were outstanding at December 31, 2014 and 2013 respectively:

(thousands of euros)
Financial derivatives that hedge foreign exchange risk at December 31, 2014	Position	Type of transaction	Currency	Notional amount	Measurement at fair value
On commercial flows	Buy	Forward	U.S. dollar	5,791	44
			Japanese yen	5,658	65
			British pound	868	8
			Canadian dollar	1,026	11
			Swiss franc	1,662	1

	Sell	Forward	U.S. dollar	33,822	(823)
			Japanese yen	35,951	71
			British pound	12,398	(399)
			Canadian dollar	5,685	(89)
			Australian dollar	6,659	(59)
			Swiss franc	4,715	(40)

	Options		U.S. dollar	n.a.	(1,304)
			Japanese yen	n.a.	1,098
			British pound	n.a.	(39)
			Canadian dollar	n.a.	(113)
			Australian dollar	n.a.	18

Total hedge accounting					(1,550)

On commercial flows	Sell	Forward	Polish zloty	137	1
			Swedish kronor	124	(2)
			Brazilian real	1,033	(69)
			Russian ruble	671	(10)

On other assets/	Buy	Forward	U.S. dollar	29,449	642
liabilities			Japanese yen	681	8
			Swiss franc	4,519	(8)
			British pound	2,550	47
			Canadian dollar	63,383	1,894
			Australian dollar	478	7
			Norwegian kroner	512	17
			Chinese Yuan	3,714	164

	Sell	Forward	U.S. dollar	8,824	(178)
			Japanese yen	6,168	(67)
			Swiss franc	913	(1)
			British pound	763	(7)
			Australian dollar	1,712	(48)
			Norwegian kroner	39	—
			Polish zloty	646	5

Total not hedge accounting					2,395

Total					845

SORIN S.P.A. AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

(thousands of euros)
Financial derivatives that hedge foreign exchange risk at December 31, 2013	Position	Type of transaction	Currency	Notional amount	Measurement at fair value
On commercial flows	Buy	Forward	U.S. dollar	5,011	(52)
			Japanese yen	4,041	(76)
			British pound	1,615	2
			Canadian dollar	985	(7)
			Australian dollar	1,042	(5)
			Swiss franc	259	(1)

	Sell	Forward	U.S. dollar	50,231	1,726
			Japanese yen	52,359	5,553
			British pound	14,024	(245)
			Canadian dollar	11,232	755
			Australian dollar	9,826	882
			Swiss franc	4,449	4

	Options		Japanese yen	n.a.	1,725

Total hedge accounting					10,261

On commercial flows	Sell	Forward	Polish zloty	171	(1)
			Swedish kronor	131	(2)
			Australian dollar	330	6
			British pound	597	(2)

On medium/long-term	Buy	Forward	U.S. dollar	34,241	(110)
borrowings

On other assets/	Buy	Forward	U.S. dollar	15,288	(68)
liabilities			Swiss franc	2,758	(14)
			British pound	8,431	61
			Canadian dollar	46,161	(172)
			Australian dollar	194	(1)
			Norwegian kroner	415	2
			Polish zloty	465	2

	Sell	Forward	U.S. dollar	4,587	48
			Japanese yen	5,921	121
			Swiss franc	1,149	3
			British pound	1,458	(2)
			Australian dollar	1,901	(3)
			Norwegian kroner	103	(1)
			Polish zloty	982	(7)

Total not hedge accounting					(140)

Total					10,121

The Group’s Finance Department performs periodically prospective and retrospective tests to verify the effectiveness of the existing hedges.

The effectiveness of the hedges is tested by comparing the changes in the foreign exchange component of the hedging derivatives, which, consequently, are computed against the spot exchange rate, with the changes in the value of the future underlying sales for the hedged risk.

SORIN S.P.A. AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

Prospective tests, which are suitable for showing whether, at the beginning and for the entire duration of an established hedging relationship, a hedging instrument is highly effecting in compensating for changes in the value of the underlying cash flows caused by the hedged risk, are performed using simulations of spot exchange rates.

Retrospective tests are performed to verify the effectiveness of a highly effective hedging relationship, quantified within a range of 80% to 125%, as required by the accounting principle of reference.

At December 31, 2014, the cash flow hedge reserve, which reflects changes in the values of instruments hedging the risk of fluctuations in foreign exchange rates, was positive by 1,278 thousands of euros (895 thousands of euros net of tax effect). At December 31, 2013, the cash flow hedge reserve had a positive balance of 10,667 thousands of euros (7,467 thousands of euros net of tax effect).

The table below shows the changes that occurred in the cash flow hedge reserve:

(thousands of euros)	December 31, 2014	December 31, 2013
Cash flow hedge reserve – Foreign exchange risk
Opening balance	10,668	7,399

Amount added to cash flow hedge reserve during the year	(5,448)	19,228
Amount drawn from cash flow hedge reserve and recognized in profit or loss:
as an adjustment to operating revenues	(6,467)	(15,251)
to financial expense/income due to lack of underlying item	(31)	(708)

Closing balance	(1,278)	10,668

Ineffective portion	700	(1,213)

Financial Derivatives that Hedge the Risk of Fluctuations in Interest Rates

The Group executes interest rate swaps to hedge the risk of the impact of fluctuations in interest rates on its medium- and long-term borrowings by converting variable-rate borrowings into fixed-rate facilities.

Specifically with regard to medium/long-term financial debt outstanding at December 31, 2014, the Group entered into derivative contracts hedging the risk of interest rate fluctuations for a notional amount of 96.5 millions of euros (168.1 millions of euros at December 31, 2013).

As of January 1, 2009, the Group adopted the tools necessary to verify whether a financial derivative that hedged the risk of fluctuations in interest rates (cash flow hedge) qualified for hedge accounting and, consequently, began to apply hedge accounting treatment.

The effective hedging portion of gains or losses from the measurement of financial derivatives that qualify for hedge accounting treatment under IAS 39 is recognized in the statement of comprehensive income, while the non-effective portion is recognized in profit or loss, provided the financial derivative has been designated as a cash flow hedge (hedging the cash flows of an asset or liability). Gains or losses recognized in the statement of comprehensive income are transferred to the income statement when the economic effects of the hedged assets and liabilities is reflected in the result for the period. If a hedging instrument expires or is closed out, the amounts previously recognized in the statement of comprehensive income are transferred to the income statement.

Gains or losses from the measurement of financial derivatives that do not qualify for hedge accounting are recognized in profit or loss.

SORIN S.P.A. AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

Additional information about the market risk created by fluctuations in interest rates is provided in Note 25.

At December 31, 2014, the status of interest rate swaps hedging interest risks was as follows:

(thousands of euros)
Derivative	Hedged borrowings	Expiration date	Notional amount	Measurement at fair value	Fixed rate
Cash flow hedge	tranche USD 20,000
	(Unicredit Bank AG medium/long-term facility)	10/12/17	20,000 USD	(51)	0.710%
	80,000 EUR
	(EIB medium/long-term facility)	6/30/21	80,000 EUR	(3,077)	1.303	%(1)

Total hedge accounting				(3,128)

(1)	Average fixed rate.

At December 31, 2013, the status of interest rate swaps hedging interest risks was as follows:

(thousands of euros)
Derivative	Hedged borrowings	Expiration date	Notional amount	Measurement at fair value	Fixed rate
Cash flow hedge	tranche EUR 59,500	6/30/14	59,500 EUR	(1,136)	4.266	%(1)
	tranche USD 47,075	6/30/14	47,075 USD	(438)	2.952	%(1)
	(EIB medium/long-term facility) tranche USD 20,000
	(UniCredit Bank AG medium/long-term facility)	4/12/16	20,000 USD	(53)	0.710%
	60,000,000 EUR	6/30/21	60,000 EUR	(607)	1.534	%(1)
	(pre-hedged EIB medium/long-term facility)

Total hedge accounting				(2,234)

(1)	Average fixed rate.

The Group’s Finance Department performs periodically prospective and retrospective tests to verify the effectiveness of the existing hedges.

The effectiveness of hedging transactions is documented both at the transaction’s inception and periodically (as a minimum, in connection with the publication of the annual report and interim reports) and is measured by comparing changes in the fair values of the derivative and in the underlying item, both measured on the date of the financial statements based on actual end-of-period data (retrospective test) and on market conditions shock assumptions (prospective test).

Prospective tests are suitable for showing whether, at the beginning and for the entire duration of an established hedging relationship, a hedging instrument is highly effecting in compensating for changes in the underlying cash flow caused by the hedged risk.

Retrospective tests are performed to verify the effectiveness of a highly effective hedging relationship, quantified within a range of 80% to 125%.

SORIN S.P.A. AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

At December 31, 2014, the cash flow hedge reserve, which reflects changes in the values of instruments hedging the risk of fluctuations in interest rates, had a negative balance of 3,095 thousands of euros (2,070 thousands of euros net of tax effect). At December 31, 2013, the cash flow hedge reserve had a negative balance of 1,938 thousands of euros (1,295 thousands of euros net of tax effect).

The table below shows the changes that occurred in the cash flow hedge reserve:

(thousands of euros)	December 31, 2014	December 31, 2013
Cash flow hedge reserve – Interest rate risk
Opening balance	(1,938)	(3,979)

Amount added to cash flow hedge reserve during the year	(3,035)	(676)
Amount drawn from cash flow hedge reserve and recognized in profit or loss:
– to financial expense/income	1,878	2,717

Closing balance	(3,095)	(1,938)

The table that follows provides a forward projection of the hedged flows of interest expense that, based on the forward curves of market interest rates at December 31, the Group estimates it will be required to pay, based on the financial liabilities subject of cash flow hedging, net of contractual spreads:

(thousands of euros)	December 31, 2014	December 31, 2013
Flows within 3 months	(274)	(26)
Flows from 3 to 6 months	(274)	(1,808)
Flows from 6 months to 1 year	(548)	(512)
Flows from 1 to 2 years	(915)	(1,023)
Flows from 2 to 5 years	(1,591)	(2,007)
Flows after 5 years	(245)	(575)

Total	(3,847)	(5,951)

15.	OTHER CURRENT FINANCIAL ASSETS

Other current financial assets amounted to 7,111 thousands of euros (1,909 thousands of euros at December 31, 2013).

Other financial assets are net of an allowance for writedowns of 1,549 thousands of euros, unchanged compared with December 31, 2013.

At December 31, 2014 other current financial assets include restricted cash of 2,407 thousands of euros related to trade receivables collected from customers resident in countries subject to restrictions, which are not expected to become available within three months, and, consequently, cannot be classified in cash and cash equivalent.

This item includes 4,214 thousands of euros owed by related parties (Note 40).

SORIN S.P.A. AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

16.	TAX CREDITS AND TAX PAYABLES

(thousands of euros)	December 31, 2014	December 31, 2013
Tax credits	26,611	30,447
Taxes payable	(18,125)	(16,991)

Tax credits (taxes payable), net	8,486	13,456

The net tax credits (taxes payable) represent the Group’s position towards the tax authorities for income taxes (including regional taxes for Italian Group companies) and indirect taxes.

17.	CASH AND CASH EQUIVALENTS

(thousands of euros)	December 31, 2014	December 31, 2013
Cash on hand	26	23
Bank and postal accounts	21,027	51,815

Total	21,053	51,838

Cash and cash equivalents, which constitute the liquid assets used by the Group to meet its short-term obligations, earn interest at variable rates.

This item includes liquid assets of 1,373 thousands of euros, which at December 31, 2014 were not freely usable in relation to trade receivables from countries subject to restrictions. At the reporting date, the authorisation process was completed, and the liquid assets were liquidated.

18.	CONSOLIDATED SHAREHOLDERS’ EQUITY

The consolidated shareholders’ equity is entirely owned by the Group.

Movements in shareholders’ equity are presented in the statement of changes in shareholders’ equity.

The Company’s share capital consists exclusively of common shares, par value 1 euro each:

	Share capital of Sorin S.p.A.
(euros)	Authorized	Subscribed	Paid-in
Number of shares at December 31, 2013	478,738,144	478,738,144	478,738,144
Number of shares at December 31, 2014	478,738,144	478,738,144	478,738,144

The Group maintains an adequate level of capital to meet the growth and operating needs of the business units and protect its viability as a going concern.

The appropriate balance of funding sources, which also serves the purpose of lowering the overall cost of capital, is achieved by an effective mix of risk capital, which is provided permanently by shareholders, and debt capital, which must also be diversified in terms of maturities and currency denominations.

To achieve these goals, management constantly monitors the Group’s debt exposure, in terms of the ratios of indebtedness to shareholders’ equity and EBITDA, and the business units’ cash flow generating ability.

Information regarding the stock grant plans is provided in Note 31.

SORIN S.P.A. AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

Availing itself of one of the alternatives provided by IFRS 1 for first-time adoption of the international accounting principles, Sorin Group opted for the undifferentiated inclusion in equity reserves of the differences generated by translating financial statements of foreign companies that had accumulated as of the transition date. Retained earnings (loss carryforward) that had accumulated as of the transition date were also included in other reserves without differentiation.

Consequently, other reserves include the following:

•	The reserves of Sorin S.p.A., the Group’s Parent Company, with the exception of the additional paid-in capital, which is listed separately.

•	Retained earnings (loss carried forward) and translation differences as of January 2, 2004.

•	The reserve generated upon first-time adoption of the international accounting principles.

•	Consolidation differences, including the amounts by which the investment carrying values exceeded the pro rata interests held in the shareholders’ equities of consolidated companies that could not be attributed to individual assets or liabilities in connection with acquisitions completed prior to 1993 and conveyed upon the Snia S.p.A. spin-off. These differences had been deducted from consolidated shareholders’ equity, as provided for under the rules then in force (Note 6).

At December 31, 2014, Sorin S.p.A. held 2,722,145 treasury shares (average cost of 1.8565 euros per share), equal to 0.5686% of the share capital comprised of 478,738,144 common shares, par value 1 euro each. The treasury shares held are reserved for use in connection with the stock grant plans reserved for the Chairman, the Chief Executive Officer and Group employees, which is described in Note 31.

The increase in the number of treasury shares compared to December 31, 2013 was due to the assignment of shares vested as a part of the stock grant plan (1,595,304 shares) and purchases made during the period (2,815,480 shares).

Treasury shares are carried as a deduction from shareholders’ equity. The original cost of treasury shares, the proceeds from their sale and any subsequent variations are recognized as changes to shareholders’ equity.

SORIN S.P.A. AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

19.	NON-CURRENT FINANCIAL LIABILITIES AND OTHER CURRENT FINANCIAL LIABILITIES

(thousands of euros)	December 31, 2014	December 31, 2013
Non-current financial liabilities
Due to banks:
European Investment Bank (EIB)	91,568	—
Banca Regionale Europea	1,486	1,788
UniCredit Bank AG	16,374	14,346
Itaù Unibanco	—	38
Mediocredito Italiano	869	—
Due to other lenders:
Bpifrance (formerly Oséo)	2,400	3,000
Novalia S.A. (Wallonia regional administration)	1,263	1,344
Due under finance leases	5	13
Other financial liabilities	118	153

Total non-current financial liabilities	114,083	20,682

Other current financial liabilities
Overdraft facilities and other short-term indebtedness	21,594	4,361
Advances on assigned trade receivables (Note 12)	2,760	10,366
Current portion of medium- and long-term indebtedness:
Due to banks:
European Investment Bank (EIB)	8,299	93,634
Banca Regionale Europea	302	286
Itaù Unibanco	60	59
Mediocredito Italiano	111	—
Due to other lenders:
Bpifrance (formerly Oséo)	600	—
Novalia S.A. (Wallonia regional administration)	88	88
Due under finance leases	22	22
Other financial liabilities	2,507	995

Total other current financial liabilities	36,343	109,811

Non-current financial liabilities include the portion of medium and long-term debt due after one year.

Checking account overdrafts and other short-term indebtedness includes utilizations of revocable credit lines, none of which has been collateralized.

At December 31, 2014, the Group had unused short-term credit lines totalling about 74 millions of euros (112 millions of euros at December 31, 2013).

SORIN S.P.A. AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

Tables below show information about the main financing facilities provided to the Group by credit institutions at December 31, 2014 and 2013 respectively:

	At December 31, 2014
(thousands of euros)	Face values in thousands of euros (1)	Maturity	% interest rate
EIB:	100,000	June 30, 2021	Three month Euribor + spread of 1.277%
Banca Regionale Europea	1,788	January 10, 2020	Six month Euribor + spread of 1.30%
UniCredit Bank AG (2)	16,473	October 12, 2017 (3)	Three month USD Libor + spread from 1.18% to 2.68%
Itaù Unibanco	60	September 15, 2015	10.9%
Mediocredito Italiano	489	September 29, 2026	Six month Euribor + spread of 1.00%
	491	September 30, 2021	Six month Euribor + spread of 1.50%
	980
Bpifrance (formerly Oséo)	3,000	October 31, 2019	2.58%
Novalia S.A. (Wallonia region. admin.)	328	March 31, 2020	3.42%
	1,023	June 30, 2039	—
	1,351

(1)	Includes current installments.
(2)	Loan disbursed in U.S. dollars.
(3)	Single maturity.

	At December 31, 2013
(thousands of euros)	Face values in thousands of euros (1)	Maturity	% interest rate
EIB:
Tranche 1	59,500	June 30, 2014 (4)	Six month Euribor + spread from 1.75% to 0.45% (3)
Tranche 2 (2)	34,134	June 30, 2014 (4)	Six month Libor + spread from 1.75% to 0.45% (3)
	93,634
Banca Regionale Europea	2,074	January 10, 2020	Six month Euribor + spread of 1.30%
Oséo	3,000	October 31, 2019	2.58%
Novalia S.A. (Wallonia region. admin.)	391	October 31, 2019	3.42%
	1,041	June 30, 2039	—
	1,432
UniCredit Bank AG (2)	14,502	April 12, 2016 (4)	Three month USD Libor + spread from 2.25% to 3.75%
Itaù Unibanco	97	September 15, 2015	10.9%

(1)	Includes current installments.
(2)	Loan disbursed in U.S. dollars.
(3)	Spread subject to change upon Sorin Group achieving certain ratios of net indebtedness to EBITDA.
(4)	Single maturity.

SORIN S.P.A. AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

The EIB (European Investment Bank) loan matured on June 30, 2014 and was totally repaid on the same date (93,966 thousands of euros).

In 2014 a new medium/long-term loan agreement for 100 millions of euros was executed with EIB. The EIB loan, which is guaranteed by Sorin CRM SAS and Sorin Group Italia S.r.l., is aimed at supporting research and development projects in Italy and France related to the development of new products or improvements in existing products in Cardiac Surgery, Cardiac Rhythm Management and New Ventures (therapeutic solutions aimed at treating heart failure and mitral valve regurgitation). The loan, which was disbursed in July 2014, has a term of 7 years and interest-only instalments for 18 months. Its pricing is competitive with market benchmarks, and it follows the first loan provided by EIB to the Sorin Group in 2007, which, as noted earlier, matured in June 2014, and was used to support research and development activities from 2007-2009.

The EIB loan is subject to terms and conditions that are typical of similar loan agreements. Specific provisions include:

•	financial covenants that set maximum or minimum limits at the consolidated level for the debt to equity ratio, debt to gross operating profit ratio, gross operating profit to net financial expense ratio and for the amount of shareholders’ equity;

•	so-called “pari passu” clauses whereby the loan may not be subordinate to other loans with the exception of loans given preference as a result of legal requirements;

•	negative pledge clauses that impose limits on the amount of collateral provided;

•	other clauses normally found in loans of this type including limits on the sale of the Group’s assets.

In 2012 Sorin CRM S.A.S. executed a medium/long-term loan agreement for a total of 3 millions of euros with Bpifrance (formerly Oséo), a French government company that provides financial support for innovation and development projects of French companies abroad. The loan has a term of seven years with amortised repayments following an interest-only period of two years. The Sorin CRM S.A.S. agreement is a “Contrat de développement participatif” and was provided by Bpfrance to fund business development investments of the French company.

Sorin Group Belgium S.A. has received loans from Novalia SA, a finance company in the Wallonia Region (Belgium), to support several R&D projects.

Through its acquisition of the cannula business from BEL, Sorin Group Italia S.r.l. has assumed two mortgages taken out by BEL with Mediocredito Italiano in an amount totalling 980 thousands of euros at December 31, 2014. The two loans are secured by a mortgage on a building located in Cantù (CO) which was acquired by Sorin Group Italia S.r.l. when absorbing the business unit.

In April 2013, Sorin Group USA Inc. entered into a loan agreement for 50 millions of US dollars with UniCredit Bank AG (New York branch) consisting of a term loan totalling 20 millions of US dollars and a revolving facility of 30 millions of US dollars. The loans are guaranteed by Sorin S.p.A.

Taking advantage of substantially more competitive market conditions, in December 2014 Sorin renegotiated the following terms of the loan agreement with the bank:

•	cancellation of the revolving facility;

•	reduction of the interest margin (over USD Libor), which was renegotiated from a minimum of 1.18% to a maximum of 2.68%. The margin is subject to changes based on a grid of levels of the ratio of consolidated net debt to consolidated gross operating profit;

•	extension of the final maturity of the term loan by 18 months to 12 October 2017.

SORIN S.P.A. AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

The UniCredit loan is subject to terms and conditions that are typical of similar loan agreements. Specific provisions include:

•	financial covenants that set maximum or minimum limits and at the consolidated level for the debt to equity ratio, debt to gross operating profit ratio and gross operating profit to net financial expense ratio;

•	financial covenants that set maximum or minimum limits for the amount of consolidated shareholders’ equity and debt of the US associate;

•	so-called “pari passu” clauses whereby the loan may not be subordinate to other loans with the exception of loans given preference as a result of legal requirements;

•	negative pledge clauses that impose limits on the amount of collateral provided;

•	and other clauses normally found in loans of this type including limits on the sale of the Group’s assets.

At December 31, 2014 and 2013 there was full compliance with the covenants in respect of all of the loans mentioned above.

The loan of the Banca Regionale Europea is secured by a mortgage on the buildings at the Saluggia site (Note 4).

20.	PROVISIONS

(thousands of euros)	Provision for warranties	Provision for restructuring programs	Other provisions for risks and charges	Total
NON-CURRENT
Balance at January 1, 2013	—	—	209	209

Additions	—	—	200	200
Utilizations	—	—	(3)	(3)

Balance at December 31, 2013	—	—	406	406

Additions	—	—	67	67
Utilizations	—	—	(106)	(106)

Balance at December 31, 2014	—	—	367	367

CURRENT
Balance at January 1, 2013	1,323	2,349	3,641	7,313

Additions	576	7,207	1,615	9,398
Utilizations	(334)	(6,558)	(745)	(7,637)
Reversals in earnings	—	(1,008)	—	(1,008)
Currency translation differences	(50)	(36)	—	(86)

Balance at December 31, 2013	1,515	1,954	4,511	7,980

Additions	623	1,299	144	2,066
Utilizations	(373)	(1,977)	(1,528)	(3,878)
Reversals in earnings	—	(282)	—	(282)
Currency translation differences	172	(1)	—	171

Balance at December 31, 2014	1,937	993	3,127	6,057

The provision for warranties represents the Group’s best estimate, based on past experience, of the amount that will be needed to defray future costs arising from contractual commitments to guarantee products sold.

SORIN S.P.A. AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

For what concerns the utilizations of the provision for restructuring programs, in 2012, the Group defined a cost reduction program to further strengthen its competitive position and release resources for reinvestment in long-term growth projects. The objective of this program is to generate savings totalling approximately 15-17 millions of euros a year when fully implemented. Sorin Group intends to reinvest a portion of these resources in growth projects (New Ventures) and in emerging countries with a high growth potential. To implement this cost cutting program, over the duration of the program, the Group will incur restructuring charges totalling 16 millions of euros, including 6.8 millions of euros already recognized in the fourth quarter of 2012, 7.2 millions of euros in 2013 and 1.5 millions of euros in 2014 (including costs not covered through the provision for restructuring programs). This program also projects the saving generated by combining the Cardiopulmonary and Heart Valves operations into a single Business Unit (Cardiac Surgery) and responds to changes in the complex market context in the CRM sector, particularly in the United States, by downsizing the sales force and with the recent closure of the Plymouth (Minnesota) site and the resulting concentration of all activities at the Arvada (Colorado) site.

21.	PROVISION FOR EMPLOYEE SEVERANCE INDEMNITIES (“PESI”) AND OTHER PROVISION FOR EMPLOYEE BENEFITS

(thousands of euros)	Pesi	Other provisions for employee benefits	Total
Balance at January 1, 2013	18,564	8,893	27,457

Additions (2)	528	1,552	2,080
Net remeasurement of liabilities (assets) for defined benefits (3)	(594)	(119)	(713)
Utilizations (1)	(1,305)	(1,155)	(2,460)
Currency translation differences	—	(184)	(184)
Reclassifications	—	231	231

Balance at December 31, 2013	17,193	9,218	26,411

IFRS 3 business combinations	187	—	187
Additions (2)	595	1,227	1,822
Net remeasurement of liabilities (assets) for defined benefits (3)	679	2,314	2,993
Utilizations (1)	(644)	(1,442)	(2,086)
Currency translation differences	—	381	381

Balance at December 31, 2014	18,010	11,698	29,708

(1)	In the case of Other provisions for employee benefits, utilizations refers to benefits disbursed, net of contributions paid by the employer to increase plan assets.
(2)	Recognized in profit or loss under personnel expense.
(3)	Recognized in the statement of comprehensive income.

Additions to other provisions for employee benefits includes the social security contributions owed on plans with share-based payment (stock grants), accounted for in accordance with IAS 37, amounting to 160 thousands of euros (489 thousands of euros in 2013). The cost of the plan was recognized as an addition to shareholders’ equity, as required by IFRS 2.

SORIN S.P.A. AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

A breakdown of additions, included in personnel costs, is as follows:

	For the year ended December 31, 2014
(thousands of euros)	Pesi	Other provisions for employee benefits	Total
Cost of defined-benefit plans:
social security contributions	62	573	635
financial expense	533	494	1,027
Cost of plans with share based payment: stock grants (social security contributions)	—	160	160

Total	595	1,227	1,822

	For the year ended December 31, 2013
(thousands of euros)	Pesi	Other provisions for employee benefits	Total
Cost of defined-benefit plans:
– social security contributions	64	616	680
– financial expense	464	447	911
Cost of plans with share based payment: stock grants (social security contributions)	—	489	489

Total	528	1,552	2,080

Provision for Employee Severance Indemnities

The provision for employee severance indemnities was computed based on the following assumptions:

Demographic assumptions	For the year ended December 31, 2014	For the year ended December 31, 2013
Mortality rate	IPS55 mortality chart	IPS55 mortality chart
Disability rate	INPS 2000 tables	INPS 2000 tables
Employee turnover rate	3.20%	3.75%

Financial assumptions
Inflation rate	1.50%	2.00%
Discount rate	2.00%	3.10%
Average rate of wage increase (only for defined-benefit plans)	3.00%	3.00%

The table below describes a sensitivity analysis for 2014 and 2013 showing the effects of an increase/decrease in the main actuarial assumptions used to evaluate the provision for employee severance indemnities, namely, interest rate, inflation rate and employee turnover rate.

	For the year ended December 31, 2014
	Europe		North America
	Germany	France	America	Japan
Discount rate (%)	1.85	2.00	4.40	0.50
Expected return on plan assets (%)	0.29	—	5.00	0.50
Forecast of remaining number of employee work years	2.20	10.72-10.94	8.54	10.20

SORIN S.P.A. AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

	For the year ended December 31, 2013
	Europe		North America
	Germany	France	America	Japan
Discount rate (%)	3.46	3.15	3.58	0.70
Expected return on plan assets (%)	3.80	—	5.00	0.70
Forecast of remaining number of employee work years	3.00	10.79-10.41	9.60	6.00

Defined-benefit plans

The changes in obligations assumed under defined-benefit plans and in the fair value of plan assets that occurred in 2014 and 2013 are shown below:

(thousands of euros)	Obligations assumed under defined-benefit plans	Fair value of plan assets
Balance at January 1, 2013	14,378	(7,032)

Benefit costs	628	—
Financial expense	447	—
Net remeasurement of liabilities (assets) for defined benefits:
Expected return on plan assets	—	(258)
Actuarial (gains) losses	(82)	209
Contributions provided by employer	—	(359)
Benefits disbursed	(1,047)	644
Currency translation differences	(746)	578
Reclassifications	—	231

Balance at December 31, 2013	13,578	(5,987)

Benefit costs	573	—
Financial expense	494	—
Net remeasurement of liabilities (assets) for defined benefits:
Expected return on plan assets	—	(267)
Actuarial (gains) losses	2,584	(3)
Contributions provided by employer	—	(797)
Benefits disbursed	(426)	281
Currency translation differences	909	(571)

Balance at December 31, 2014	17,712	(7,344)

The data for the current period and the previous four periods are provided below:

(thousands of euros)	2014	2013	2012	2011	2010
Obligations under defined-benefit plans	17,712	13,578	14,378	12,663	12,431
Fair value of plan assets	(7,344)	(5,987)	(7,032)	(6,548)	(5,847)

Total	10,368	7,591	7,346	6,115	6,584

SORIN S.P.A. AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

A breakdown of defined-benefit plans by geographic region at December 31, 2014 and 2013 respectively is as follows:

	Europe			North America
(thousands of euros)	Germany	France	Others in Europe	America	Japan	Total
Obligations under defined-benefit plans	1,569	5,210	44	9,081	1,808	17,712
Fair value of plan assets	(287)	—	—	(5,278)	(1,779)	(7,344)

Total at December 31, 2014	1,282	5,210	44	3,803	29	10,368

	Europe			North America
(thousands of euros)	Germany	France	Others in Europe	America	Japan	Total
Obligations under defined-benefit plans	1,280	4,081	63	6,564	1,590	13,578
Fair value of plan assets	(256)	—	—	(4,236)	(1,495)	(5,987)

Total at December 31, 2013	1,024	4,081	63	2,328	95	7,591

The table below shows the types of investments for plan assets held in the United States, which correspond to approximately 70% of the total value:

North America plan	2014	2013
Shares	29%	28%
Bonds	69%	71%
Other	2%	1%

In the United States, other provisions for employee benefits refer mainly to Sorin Group USA Inc. and are related to employees of the old Sorin Biomedical Inc., which was merged into Sorin Group USA Inc. in 1999.

At the time of the merger, the employees were not transferred to Sorin Group USA Inc., but the company maintained the obligations that existed under the Sorin Biomedical Inc. pension plan.

The sensitivity analysis below indicates the impact of an increase/decrease in the discount rate used to measure bonds for defined benefits for the year ended December 31, 2014.

	Germany		France		North America		Japan
	0.50%	(0.50)%	0.50%	(0.50)%	0.50%	(0.50)%	0.10%	(0.10)%
Interest rate	(6.82)%	6.78%	(7.46)%	8.25%	(4.55)%	4.98%	(0.93)%	0.94%

22.	TRADE PAYABLES

(thousands of euros)	December 31, 2014	December 31, 2013
Trade payables owed to:
third parties	109,305	95,328
associated companies	—	—
other related parties	—	—

Total	109,305	95,328

SORIN S.P.A. AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

Trade payables do not accrue interest.

The Group produces highly specialized medical devices, the production of which requires the use of very high quality and highly reliable components and materials. Some of these components and materials are purchased from a limited number of strategic suppliers, due to the special characteristics of the materials used and products’ safety requirements. The limited number of suppliers used could be a source of price risk. The actions taken by the Group to minimize this risk include both maintaining an ongoing relationship with its existing suppliers and identifying alternative sources.

For risk assessment purposes, the Group discloses that, in terms of exposure, its top five suppliers accounted for 11.5% of the materials and services used (11.6% in 2013).

23.	OTHER PAYABLES

(thousands of euros)	December 31, 2014	December 31, 2013
Other current obligations and liabilities owed to:
third parties	75,339	70,046
associated companies	3,966	—
other related parties	—	—
Deferred income	3,013	3,108

Total	82,318	73,154

Other current payables and liabilities do not accrue interest. They consist mainly of amounts owed to pension and social security institutions and to employees, and include the accrued portion of employee payrolls.

Payables to associates and joint venture are for the portion of capital subscribed, but not paid in, for Microport Sorin CRM (Shanghai) Co. Ltd.

24.	COMMITMENTS, GUARANTEES PROVIDED AND CONTINGENT LIABILITIES

Commitments Under Finance Leases

A breakdown of future lease payments by maturity is as follows:

(thousands of euros)	December 31, 2014	December 31, 2013
Due within one year	22	22
Due between one and five years	5	13
Due after five years	—	—

Total lease payments	27	35

(Financial expense)	—	—

Total present value of lease payments	27	35

SORIN S.P.A. AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

Commitments Under Operating Leases and Building Leases

A breakdown by period of future payments due under operating leases and building leases executed by the Group is as follows:

	Operating leases		Building leases
(thousands of euros)	December 31, 2014	December 31, 2013	December 31, 2014	December 31, 2013
Due within one year	5,727	3,046	11,220	11,085
Due between one and five years	11,399	3,762	38,639	38,578
Due after five years	—	—	29,632	32,981

Total lease payments	17,126	6,808	79,491	82,644

Guarantees Provided

The following guarantees provided by the Group were outstanding at December 31, 2014:

•	Endorsements provided to credit institutions for sureties provided in connection with bidding on calls for tenders for Group products (31,599 thousands of euros). At December 31, 2013, endorsements amounted to 25,059 thousands of euros.

•	Sureties totalling 5,169 thousands of euros provided to the Italian Tax Administration – Milan VAT Office, in connection with the filing of a consolidated VAT return (1,544 thousands of euros at December 31, 2013);

•	Other sureties provided to outsiders totalling 5,239 thousands of euros (5,720 thousands of euros at December 31, 2013). The total amount includes 4,378 thousands of euros provided as security for the lease of the production facility in Vancouver, Canada (4,777 thousands of euros at December 31, 2013).

In addition, as stated in Note 4, some buildings in Saluggia collateralize loans received to purchase those buildings.

Litigation and Contingent Liabilities

Even though the Group is exposed to the risk of litigation related to product liability, which is inherent in the development, production and distribution of medical devices, there were no administrative, judicial or arbitration proceedings outstanding at December 31, 2014 that could have a material impact on the Group’s operating performance or financial position. Moreover, the Group has secured international insurance coverage that it believes is adequate to cover its civil liability and product liability exposure.

As for proceedings involving issues other than product liability, on November 9, 2010, the French antitrust authorities (L’Autorité de la Concurrence) launched an investigation of the cardiac rhythm management device industry in France. The antitrust authorities requested and received information from all of the companies active in this industry in the French market, including the direct and indirect subsidiaries of Sorin S.p.A. (Sorin CRM S.A.S. and Sorin Group France S.A.S.), and by the French industry association (Syndicat National de l’Industrie des Technologies Médicales – SNITEM). Sorin has provided its full collaboration to the investigation, which ended with a decision on 23 September 2014 with no further action taken by the French authorities.

In January 2012, in another action that did not involve product liability, the Company was served with a summons to appear before the Civil Court of Milan at a hearing scheduled for November 20, 2012. This action

SORIN S.P.A. AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

was filed by SNIA S.p.A., under extraordinary administration, and is aimed at verifying the existence of an alleged joint liability of Sorin S.p.A. with SNIA S.p.A. with regard to any liabilities related to and/or resulting from environmental remediation costs caused by chemical activities operated by SNIA S.p.A. and other companies of the SNIA Group prior to the group’s spin-off on January 2, 2004. The quantified claims are for very substantial amounts. The Ministry of the Environment and the Protection of the Territory and the Sea and the Delegated Commissioner for the socioeconomic and environmental emergency of the lagoons of Marano Lagunare and Grado sued by SNIA joined the proceedings together with the Ministry of Economy and Finance and the Commissioner for the emergency of the watershed of the Sacco river affecting the provinces of Rome and Frosinone, who are seeking to receive refunds for the costs incurred and, mainly, to be incurred as a result of the environmental damage allegedly caused at the abovementioned locations. On 2 July 2014, following the hearing held in the SNIA receivership proceedings at the Court of Milan, the official receiver rejected the petition to allow SNIA’s claim in bankruptcy presented by government agencies (i.e., the Ministry of the Environment and Protection of Land and Sea, the Ministry of the Economy and Finance, the delegated commissioner for the socio-economic and environmental emergency at the Lagoons of Marano Lagunare and Grado and commissioner for the emergency in the area of the Sacco river basin between the provinces of Rome and Frosinone) thereby also temporarily rejecting SNIA’s alleged environmental responsibility to the government agencies.

Sorin reviewed the contents of the summons, believes that the arguments presented against it are devoid of merit and joined the proceedings to contest the claims lodged against it in their entirety and vigorously defend its rights, which it will put forth in the appropriate venue. Consequently, the risk of an unfavourable outcome for Sorin S.p.A. is not deemed probable, but no prediction can be made at this point as to the amount involved.

As for tax-related disputes, in a tax audit report notified on October 30, 2009, the Regional Internal Revenue Office of Lombardy informed Sorin Group Italia S.r.l. that, among several issues, it was disallowing in part (for a total of 102.6 millions of euros) a tax deductible writedown of the investment in the U.S. company Cobe Cardiovascular Inc., which Sorin Group Italia S.r.l. recognized in 2002 and deducted in five equal installments, beginning in 2002. In December 2009, the Internal Revenue Office issued three notices of assessment for 2002, 2003 and 2004. The assessments for 2002 and 2003 were automatically voided by virtue of their lack of merit. The Revenue Office then issued a notices of assessment for 2005 (in December 2010) and for 2006 (in October 2011).

Firmly believing in the merit and logic of its arguments, the Company challenged all three notices of assessment for 2004, 2005 and 2006 before the relevant Provincial Tax Commissions.

The preliminary challenges filed for 2004, 2005 and 2006 were heard and all were denied. An appeal has been filed against the decisions at the first jurisdictional level for 2004, 2005 and 2006, in the belief that all the decisions are incorrect in their reasoning and radically flawed. The appeal submitted against the first-level decision for 2005 was rejected. An appeal in cassation was submitted against the second-level decision related to 2005 since it is deemed to be null and void for obvious reasons, and illegitimate due to the violation and false application of regulations.

The Revenue Office served a notice of assessment for 2007 (in November 2012) and a notice of assessment for 2008 (in July 2013) by which it determined an increase in taxable income due to a reduction (as per the previous notices of assessment for 2004, 205 and 2006) of the losses reported by Sorin Group Italia S.r.l. for the 2002, 2003 and 2004 tax period and utilized in 2007 and 2008. Both notices of assessment were challenged within the statutory deadline. The opinion for the appeal submitted for tax year 2007 was deferred until pending disputes for tax years 2004, 2005 and 2006 are settled.

The total amount of the contested losses is 62.6 millions of euros. Given the objective soundness of the legal and factual basis of the defensive arguments, an adverse ruling is unlikely, consequently, no provisions for contingent

SORIN S.P.A. AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

risk were recognized. The contingent tax liability amounts to 20.8 millions of euros, including 3.6 millions of euros for current taxes, 0.7 millions of euros for accrued interests at December 31 2014, 3.6 millions of euros in penalties and 12.9 millions of euros in reductions of already recognized deferred-tax assets.

25.	FINANCIAL INSTRUMENTS AND FINANCIAL RISK MANAGEMENT

Financial Instruments

The Group uses a number of instruments to finance its operations, including: medium- and long-term financing facilities provided by credit institutions and other lenders, finance leases, short-term bank loans and advances against trade receivables assigned under factoring contracts. Other financial instruments available to the Group include trade payables and receivables generated by its operations, equity investments in other companies, assets and liabilities from financial derivatives (mainly interest rate swaps and forward currency contracts) and other receivables and payables, except for those involving transactions with employees, the tax administration and social security institutions.

Consistent with IFRS 7 “Financial Instruments: Disclosures,” the schedules provided on subsequent pages of this Report contain the following information: classification of financial instruments, disclosure of fair value, the hierarchical ranking used to determine fair value, and interest income and expense on financial instruments not valued at fair value.

Classification of Financial Instruments

The following process was applied in developing a classification of financial instruments in accordance with guidelines provided by IAS 39:

•	Assets and liabilities from financial derivative contracts executed to hedge the impact of foreign exchange risk on the import/export flows were classified as “Hedging derivatives,” when they met the requirements for hedge accounting treatment, or as “Financial assets/liabilities at fair value through profit or loss,” when they did not meet the requirements for hedge accounting treatment.

•	Assets and liabilities from financial derivative contracts executed to hedge the impact of interest rate risk were classified under Hedging derivatives, when they met the requirements for hedge accounting, and under “Financial assets/liabilities at fair value through profit or loss,” when they did not meet those requirements.

•	Trade receivables include receivables assigned to outsiders under factoring contracts that do not meet the requirements of IAS 39 for derecognition. The assignment of these receivables was offset by liabilities for advances, which were classified as Financial liabilities at amortized cost (Note 12).

The schedule that provides a classification of financial instruments also shows the fair value of each line item in the financial statements. The following method was applied to determine fair value:

•	Assets and liabilities from financial derivatives that hedge interest rate risk (interest rate swaps): Present value of the interest flows generated on the notional amount, computed separately for the fixed rate portion and the variable rate portion. The computation for the latter was based on the forward rate curve at December 31.

•	Assets and liabilities from financial derivatives that hedge foreign exchange risk (forward contracts): Present value of the differentials between the contractual forward exchange rate and the forward rate for similar transactions executed on December 31.

SORIN S.P.A. AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

•	Financial liabilities at amortized cost: Present value of borrowing flows (counting both principal and interest). Future interest flows were computed using the forward rate curve at December 31 and were discounted to present value using rates adjusted to the market credit spread at December 31, using the curve of the zero-coupon interest rate swaps as of the same date.

In addition, as required by IFRS 13, assets for financial instruments arising from hedging contracts were restated to reflect the counterparty risk and the risk of Sorin’s default.

The carrying value of other financial instruments was a reasonable approximation of their fair value. Specifically, the carrying value of investments in other companies, which are instruments that are not traded on active markets, is realistically representative of their fair value. The fair value of the remaining financial assets and liabilities (trade receivables and payables, miscellaneous receivables and payables and short-term financial receivables and payables) is also consistent with their carrying value, of which it represents a reasonable approximation because of the short-term nature of such items.

SORIN S.P.A. AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

Classification of Financial Instruments at December 31, 2014

	Classification						Carrying value			Fair value
(thousands of euros)	Financial assets/liabilities at fair value with changes recognized in profit or loss	Loans and other receivables	Held-to- maturity financial assets	Available-for- sale financial assets	Financial liabilities at amortized cost	Hedging derivatives	Total	Current amount	Non- current amount
Assets
Financial assets	—	150	—	3,547	—	—	3,697	—	3,697	3,697
Other assets	—	1,224	—	—	—	—	1,224	—	1,224	1,224
Trade receivables	—	175,012	—	—	—	—	175,012	175,012	—	175,012
Other receivables	—	37,553	—	—	—	—	37,553	37,553	—	37,553
Assets from financial derivatives	2,395	—	—	—	—	(1,210)	1,185	1,185	—	1,185
Other financial assets	—	7,111	—	—	—	—	7,111	7,111	—	7,111
Cash and cash equivalents	—	21,053	—	—	—	—	21,053	21,053	—	21,053

Total financial assets	2,395	242,103	—	3,547	—	(1,210)	246,835	241,914	4,921	246,835

Liabilities
Financial liabilities	—	—	—	—	123,447	—	123,447	9,482	113,965	124,041
Other liabilities	—	—	—	—	3,527	—	3,527	—	3,527	3,527
Trade payables	—	—	—	—	109,305	—	109,305	109,305	—	109,305
Other payables	—	—	—	—	29,844	—	29,844	29,844	—	29,844
Liabilities from financial derivatives	—	—	—	—	—	3,468	3,468	1,293	2,175	3,468
Other financial liabilities	—	—	—	—	26,979	—	26,979	26,861	118	26,979

Total financial liabilities	—	—	—	—	293,102	3,468	296,570	176,785	119,785	297,164

SORIN S.P.A. AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

Classification of Financial Instruments at December 31, 2013

	Classification						Carrying value			Fair value
(thousands of euros)	Financial assets/liabilities at fair value with changes recognized in profit or loss	Loans and other receivables	Held-to- maturity financial assets	Available-for- sale financial assets	Financial liabilities at amortized cost	Hedging derivatives	Total	Current amount	Non- current amount
Assets
Financial assets	—	150	—	3,547	—	—	3,697	—	3,697	3,697
Other assets	—	1,190	—	—	—	—	1,190	—	1,190	1,190
Trade receivables	—	165,092	—	—	—	—	165,092	165,092	—	165,092
Other receivables	—	20,337	—	—	—	—	20,337	20,337	—	20,337
Assets from financial derivatives	(140)	—	—	—	—	10,261	10,121	10,121	—	10,121
Other financial assets	—	1,909	—	—	—	—	1,909	1,909	—	1,909
Cash and cash equivalents	—	51,838	—	—	—	—	51,838	51,838	—	51,838

Total financial assets	(140)	240,516	—	3,547	—	10,261	254,184	249,297	4,887	254,184

Liabilities
Financial liabilities	—	—	—	—	114,618	—	114,618	94,089	20,529	114,023
Other liabilities	—	—	—	—	2,471	—	2,471	—	2,471	2,471
Trade payables	—	—	—	—	95,328	—	95,328	95,328	—	95,328
Other payables	—	—	—	—	21,490	—	21,490	21,490	—	21,490
Liabilities from financial derivatives	—	—	—	—	—	2,234	2,234	1,589	645	2,234
Other financial liabilities	—	—	—	—	15,875	—	15,875	15,722	153	15,875

Total financial liabilities	—	—	—	—	249,782	2,234	252,016	228,218	23,798	251,421

SORIN S.P.A. AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

Fair Value – Hierarchical Ranking

The Group uses the following hierarchical ranking to determine and document the fair value of financial instruments, based on valuation techniques:

Level 1: unadjusted prices quoted in an active market for identical assets or liabilities;

Level 2: other techniques in which all inputs that have a material impact on recognized fair value can be observed, either directly or indirectly;

Level 3: techniques in which all inputs that have a material impact on recognized fair value are not based on observable market data.

The Group held the following financial instruments measured at fair value:

	Amount at		Level 1		Level 2		Level 3
(thousands of euros)	December 31, 2014	December 31, 2013	December 31, 2014	December 31, 2013	December 31, 2014	December 31, 2013	December 31, 2014	December 31, 2013
Assets measured at fair value
– Assets from financial derivatives – hedging (exchange rates)	—	10,261	—	—	—	10,261	—	—
– Assets from financial derivatives – non-hedging (exchange rates)	2,395	—	—	—	2,395	—	—	—

Liabilities measured at fair value
– Liabilities from financial derivatives – hedging (interest rates)	3,128	2,234	—	—	3,128	2,234	—	—
– Liabilities from financial derivatives – hedging (exchange rates)	1,550	—	—	—	1,550	—		—
– Liabilities from financial derivatives – non-hedging (exchange rates)	—	140	—	—	—	140	—	—

To measure the fair value of its derivative transactions (transactions to hedge foreign exchange and interest rate risks), the Group determines the mark-to-market of each transaction based both on prices quoted on active markets – for example, the spot exchange rate for a currency, for forward foreign exchange transactions – and on observable market inputs developed for the same measurement – for example, the fair value of an interest rate swap (using the interest rate curve) or the measurement of a currency option (combining quoted prices and observable variables, such as volatility). The Group uses data provided by Bloomberg as the source for determining quoted and observable prices and analysing market variables.

More specifically, the Group uses the following techniques to compute the fair value of outstanding derivatives:

•	For forward currency transactions, fair value is determined using, for each contract, the forward market exchange rate on the reporting date: the difference compared with the contractual forward exchange rate is discounted to present value at the same reporting date;

•	For interest rate swaps, fair value is determined considering the present value of interest flows computed on the notional amount of each contract using the forward interest curve existing on the reporting date;

SORIN S.P.A. AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

•	For currency options, fair value is determined using the market value of each contract on the reporting date, developed by Bloomberg, which computes the present value, on the same reporting date, of all variables of the option’s price: forward exchange rate, volatility, etc.

There were no item transfers between Level 1 and Level 2 and no items were transferred to or from Level 3 in the fair value ranking, over the periods reported.

Interest Income and Expense

(thousands of euros)	December 31, 2014	December 31, 2013
Interest earned on financial assets not valued at fair value
Trade receivables	580	497
Tax credits	164	—
Cash and cash equivalents	53	102

Interest paid on financial liabilities not valued at fair value
Taxes payable	15	144
Financial liabilities and other financial liabilities	871	183
Borrowings	1,747	1,251

Financial Risks Management

Because of the nature of its business operations, the Group is exposed to the following financial risks:

•	Credit risk, which rather than to the potential insolvency of customers is related to a high level of trade receivables, reflective of DSO (Days of Sales Outstanding) averages that in some geographic regions are quite high.

•	Liquidity risk, which reflects the need to meet financial obligations arising from operating and investing activities in accordance with stipulated terms and deadlines.

•	Market risk, which includes both the foreign exchange risk and the interest rate risk.

To address these risks Sorin S.p.A., the Group’s Parent Company, has taken the following actions:

•	It published policies and procedures that are binding on all Group companies.

•	it constantly monitors risk exposure levels, through corporate-level departments,.

•	It uses derivatives exclusively for non-speculative purposes.

•	It acts as the only counterparty of the Group’s companies in derivatives that hedge market risk related to fluctuations in foreign exchange rates.

•	It manages the Group’s financial resources through a centralized cash management system, obtains adequate credit lines and monitors liquidity projections, consistent with the corporate planning process.

•	It appropriately balances the average maturity, flexibility and diversification of funding sources.

Quantitative and qualitative information relative to the Group’s exposure to financial risks is provided below.

SORIN S.P.A. AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

Credit Risk

The table below shows the Group’s maximum theoretical exposure to risk. The amounts are those recognized in the financial statements at December 31, 2014 and 2013.

(thousands of euros)	December 31, 2014	December 31, 2013
Financial assets	3,697	3,697
Other assets	1,064	1,190
Trade receivables	175,012	165,092
Other receivables	32,723	14,783
Assets from financial derivatives	1,185	10,121
Other financial assets	7,062	1,862
Bank and postal accounts	21,027	51,815
Guarantees	42,007	32,323

Total	283,777	280,883

The risk related to bank accounts, financial assets and assets from financial derivatives is relatively small as all bank and financial counterparts have very high credit ratings.

Most of the guarantees provided by the Group derive from statutory obligations (endorsements given to credit institutions for sureties the same provided in connection with bidding on calls for tenders and sureties provided to the revenue administration for the VAT consolidated return). As historical data show, any resulting risk is remote.

As the companies of the Group operate in the medical technology industry, they are not exposed to a significant risk of non-payment by customers because public institutions represent a significant portion of the customer portfolio. However, because their trade receivable balance is large due to a high DSO index, they are exposed to a liquidity risk due to the aging of the receivables.

While the Group addresses positions that have become objectively uncollectible (bankruptcies, litigations, etc.) by writing down the corresponding receivables, in order to monitor and minimize the credit risk on its trade receivable exposure, Sorin S.p.A. has issued the following policies:

•	Credit and Collection Management Policy, which sets forth a series of control, prevention and verification activities to monitor and manage credit risk in terms both of default and delinquency. Specifically, the Policy establishes procedures regarding:

•	credit limits for individual private-sector customers;

•	authorization levels required to exceed those limits;

•	guidelines for securing payment guarantees by customers in at-risk countries (in certain countries sales are allowed only against the issuance of a letter of credit);

•	guidelines for granting payment terms that deviate from standard market terms.

In addition, pursuant to the Policy, a Credit Committee has been established to supervise risk situations.

•	The Bad Debt Policy, which, based on the average DSO of each Group company and the aging of each receivable, defines the method that should be used to compute the amount that should be added to the allowance for past-due accounts of private-sector customers.

SORIN S.P.A. AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

The changes that occurred in allowances for doubtful accounts are illustrated in Notes 12 and 15.

A schedule showing the aging of Sorin Group’s trade receivables is provided below, as part of the credit risk disclosure:

(thousands of euros)	December 31, 2014	December 31, 2013
Trade receivables
Current	122,320	111,117
Less than 30 days past due	16,404	17,005
31 to 120 days past due	20,842	14,898
121 to 365 days past due	12,895	15,423
366 to 730 days past due	1,746	5,631
more than 730 days past due	805	1,018

Total	175,012	165,092

Of the receivables that were more than one year past due, which amounted to 2,551 thousands of euros at December 31, 2014 (6,649 thousands of euros at December 31, 2013), 27% was owed by public hospitals, mainly in Italy and Spain, that require from their suppliers payment terms averaging more than six months. The remaining 73% was owed by private-sector customers, clinics and distributors, with whom the Group has negotiated repayment plans and new payment terms.

Out of the total past due accounts outstanding, trade receivables totalling 118 thousands of euros were included in two repayment plans at December 31, 2014, compared with 1,274 thousands of euros and four repayment plans at December 31, 2013.

Trade receivables with current status that had not been written down amounted to 122,320 thousands of euros (111,117 thousands of euros at December 31, 2013). As the table that follows shows, public institutions owed 23.7% of this amount (44.5% at December 31, 2013).

	December 31, 2014			December 31, 2013
(thousands of euros)	Total	Current	Past due	Total	Current	Past due
By sector:
Public	42,509	28,960	13,549	84,764	49,459	35,305
Private	132,503	93,360	39,143	80,328	61,658	18,670

Total	175,012	122,320	52,692	165,092	111,117	53,975

SORIN S.P.A. AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

The breakdown by geographic region shown in the table that follows is being provided to further facilitate an assessment of the risk entailed by Sorin Group’s trade receivables:

	December 31, 2014				December 31, 2013
(thousands of euros)	D.S.O.	Total	Current	Past due	D.S.O.	Total	Current	Past due
By geographic region:
Italy	83	19,235	11,676	7,559	112	25,629	13,021	12,608
Spain	175	16,677	9,674	7,003	275	25,497	10,129	15,368
France	36	11,619	9,778	1,841	37	12,104	9,651	2,453
Germany	36	3,910	3,552	358	50	5,141	4,714	427
Rest of Europe	65	24,299	18,677	5,622	75	26,861	22,035	4,826
North America	55	33,725	26,334	7,391	55	28,942	20,394	8,548
Japan	135	20,872	11,952	8,920	49	8,246	8,313	(67)
Rest of the world	125	44,675	30,677	13,998	96	32,672	22,860	9,812

Total	77	175,012	122,320	52,692	75	165,092	111,117	53,975

The Group’s five largest customers in terms of exposure (equal to 7.9% of the total both in 2014 and 2013) accounted for 5.4% of revenues (3.9% in 2013).

The average number of days of sales increased from 75 days at December 31, 2013 to 77 days at December 31, 2014.

The DSO (Days of Sales Outstanding), or average time to collection, is computed as the ratio of total trade receivables at the end of the period to revenues for the preceding 12 months:

DSO ratio = (Trade receivables/Revenues) * 365

In order to make data homogeneous, revenues include VAT.

To complete the information provided with regard to credit risk, the Group discloses that Other assets, Other receivables and Other financial assets do not include material amounts that are past due.

Liquidity Risk

The liquidity risk is the risk that the financial resources available to the Group may not be sufficient to meet financial obligations arising from operating and investment activities in accordance with stipulated terms and deadlines.

The Group’s policy is to achieve a balance between average maturity and flexibility and diversification of financial sources. As the Parent Company manages directly the Group’s financial resources (centralized management of liquidity and bank borrowings, negotiation of adequate credit lines and monitoring of future liquidity needs consistent with the corporate planning process), this goal is generally pursued by securing access to overdraft facilities, medium- and long-term financing, finance leases, securitization/factoring of trade receivables and, lastly, maintaining a minimum required level of liquidity.

At December 31, 2014, the Group had unused short-term credit lines of approximately 74 millions of euros (112 millions of euros at December 31, 2013). On the same date, medium- and long-term borrowings, excluding current installments, were equal to approximately 93% of the Group’s total net indebtedness (31% at December 31, 2013). Additional information regarding non-current and current financial liabilities is provided in Note 19.

SORIN S.P.A. AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

At December 31, 2014, the Group was fully in compliance with the covenants of the EIB and UniCredit facilities.

As part of the process of disclosing information concerning Sorin Group’s exposure to the liquidity risk, the schedules that follow provide a breakdown by maturity of the its financial liabilities. As the amounts shown in the abovementioned schedules represent cash flows that have not been discounted, liabilities that are presented in the financial statements at their amortized cost are being shown here at their face value.

The following information is relevant with regard to guarantees:

•	36,768 thousands of euros derive from statutory obligations, such as endorsements given to credit institutions for sureties the same provided in connection with bidding on calls for tenders and sureties provided to the revenue administration for the consolidated VAT return;

•	4,378 thousands of euros represent a security provided in connection with a lease for a production facility in Vancouver (Canada);

•	861 thousands of euros are mainly for guarantees provided in connection with the supply of services.

Considering the resources that will be generated by the Group’s operations, the existing cash and cash equivalents, which are readily convertible into cash, and its available lines of credit, the Group believes that it will be able to meet its obligations as they arise from its investing activities, working capital requirements and debt repayment obligations, based on their scheduled due dates.

Breakdown by Maturity at December 31, 2014

(thousands of euros)	Within 6 months	6 months to 1 year	1 to 2 years	2 to 5 years	More than 5 years	Total
Financial instruments other than derivatives
Trade payables	108,852	453	—	—	—	109,305
Borrowings
committed lines	622	8,838	34,155	53,479	26,326	123,420
uncommitted lines (*)	22,353	—	2,001	—	—	24,354
Financial liabilities (1)	3,283	889	1,531	2,586	340	8,629
Other liabilities	14,195	5,821	7,960	55	114	28,145

Total	149,305	16,001	45,647	56,120	26,780	293,853

Liabilities from financial derivatives
for foreign exchange risk	—	—	—	—	—	—
for interest rate risk	530	529	896	1,591	244	3,790

Total	149,835	16,530	46,543	57,711	27,024	297,643

(1) Amount for interest on borrowings and financial liabilities.	831	828	1,475	2,503	340	5,977

(*)	Includes the flows from Advances on assigned trade receivables.

SORIN S.P.A. AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

Breakdown by Maturity at December 31, 2013

(thousands of euros)	Within 6 months	6 months to 1 year	1 to 2 years	2 to 5 years	More than 5 years	Total
Financial instruments other than derivatives
Trade payables	94,868	460	—	—	—	95,328
Borrowings	93,894	173	977	17,569	1,970	114,583
committed lines
uncommitted lines (*)	8,596	4,413	1,719	—	—	14,728
Financial liabilities (1)	1,493	347	508	412	19	2,779
Other liabilities	12,001	129	6,211	18	92	18,451

Total	210,852	5,522	9,415	17,999	2,081	245,869

Liabilities from financial derivatives
for foreign exchange risk	—	—	—	—	—	—
for interest rate risk	1,640	369	738	1,459	419	4,625

Total	212,492	5,891	10,153	19,458	2,500	250,494

(1) Amount for interest on borrowings and financial liabilities.	615	227	443	307	6	1,598

(*)	Includes the flows from Advances on assigned trade receivables.

Market Risk Related to Fluctuations in Foreign Exchange Rates

Sorin Group comprises companies located both in Europe and elsewhere in the world (a list of the Group’s companies is provided in Note 42). Accordingly, it manufactures and distributes its products around the world and settles its commercial transactions in various currencies. As a result of the geographic footprint of its operations, the currencies to which the Group has its greatest exposure are the U.S. dollar, the Japanese yen, the British pound, the Canadian dollar, the Australian dollar and the Swiss franc.

The foreign exchange risk for the abovementioned currencies is pre-hedged at the budget level, before the revenues and expenses denominated in these currencies are generated.

As required by IFRS 13, assets and liabilities from financial derivatives arising from hedging contracts were restated to reflect, respectively, the counterparty risk and the risk of Sorin’s default.

The credit risk of the counterparties used by Sorin is quoted on the market through the respective credit default swap rate. The fair value of each contract with a positive balance (asset) at December 31 is adjusted based on the abovementioned counterparty rate, computed over the contract’s remaining duration.

On the other hand, the fair value of each contract with a negative balance (liability) at December 31 is adjusted taking into account the default risk of Sorin S.p.A. As this risk is not quoted, it was determined starting with the Group’s average cost of funding, decreased by the risk-free interest rate, computed by interpolation, based on the average duration of the Group’s financial debt.

SORIN S.P.A. AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

With regard to financial instruments denominated in currencies other than the reporting currency of the company holding them, the largest exposures are those in U.S. dollars and Japanese yen. A breakdown by currency is provided below:

	December 31, 2014
(thousands of euros)	EUR	USD	JPY	Other	Total
Assets
Cash and cash equivalents in foreign currencies	1,670	586	113	3,570	5,939
Foreign currency trade receivables	309	16,471	13,048	5,288	35,116
Foreign currency financial assets	—	3,329	163	—	3,492
Other foreign currency assets	—	90	9	216	315

Total assets	1,979	20,476	13,333	9,074	44,862

Liabilities
Foreign currency trade payables	(20)	(11,549)	(221)	(632)	(12,422)
Foreign currency financial liabilities	—	—	—	—	—
Other foreign currency liabilities	(37)	—	—	(4,025)	(4,062)

Total liabilities	(57)	(11,549)	(221)	(4,657)	(16,484)

Net exposure	1,922	8,927	13,112	4,417	28,378

Assets from financial derivatives
non-hedging (1)	—	464	(59)	1,990	2,395
hedging	—	—	—	—	—

Liabilities from financial derivatives
non-hedging (1)	—	—	—	—	—
hedging	—	(2,134)	1,234	(701)	(1,601)

Total	—	(1,670)	1,175	1,289	794

Net overall exposure	1,922	7,257	14,287	5,706	29,172

(1)	For hedging transactions that do not qualify for hedge accounting.

SORIN S.P.A. AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

	December 31, 2013
(thousands of euros)	EUR	USD	JPY	Other	Total
Assets
Cash and cash equivalents in foreign currencies	1,115	6,932	2,105	1,768	11,920
Foreign currency trade receivables	219	11,906	760	2,183	15,068
Foreign currency financial assets	—	(257)	—	(2)	(259)
Other foreign currency assets	—	(19)	5	232	218

Total assets	1,334	18,562	2,870	4,181	26,947

Liabilities
Foreign currency trade payables	(94)	(8,274)	(68)	(953)	(9,389)
Foreign currency financial liabilities	—	(34,134)	—	—	(34,134)
Other foreign currency liabilities	(15)	—	—	(170)	(185)

Total liabilities	(109)	(42,408)	(68)	(1,123)	(43,708)

Net exposure	1,225	(23,846)	2,802	3,058	(16,761)

Assets from financial derivatives
non-hedging (1)	—	(130)	121	(131)	(140)
hedging	—	1,674	7,202	1,385	10,261

Liabilities from financial derivatives
non-hedging (1)	—	(439)	—	—	(439)
hedging	—	—	—	—	—

Total	—	1,105	7,323	1,254	9,682

Net overall exposure	1,225	(22,741)	10,125	4,312	(7,079)

(1)	For hedging transactions that do not qualify for hedge accounting.

In order to minimize its foreign exchange risk exposure, the Group uses both indebtedness in currencies other than the euro and financial derivatives to hedge in the forward market import/export flows into and from the Eurozone.

To support the implementation of the abovementioned guidelines, Sorin S.p.A. published a Foreign Exchange Management Policy that defines the following:

•	The distinction between “transactional” risk, which is quantified at the outset in the budget, and “translational” risk, which arises from the translation of the shareholders’ equities of foreign subsidiaries that prepare their financial statements in currencies other than the euro.

•	The criteria for determining and quantifying risk.

•	The approach that must be followed with regard to hedging foreign exchange risk: mandatory for “transactional” risk, with 100% coverage of the net positions determined in the annual budget, and optional for “translational” risk.

•	The management level that can authorize the hedging of the abovementioned risks.

•	The operational procedures, pursuant to which subsidiaries are not permitted to execute hedging transactions with third parties. Only Sorin S.p.A. can hedge the foreign exchange risk of its subsidiaries, using approved instruments, and having as its counterparts Group companies on one side and, on the other, one of the credit and financial institutions included in a list provided in the Policy.

SORIN S.P.A. AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

•	The functions and responsibilities of Sorin S.p.A., which is responsible for defining guidelines for the management of foreign exchange risk, identifying their occurrence within the Group and determining and monitoring their magnitude.

•	The financial instruments that may be used as hedges: forward foreign exchange contracts, currency swaps, borrowings in foreign currencies and foreign exchange options.

With regard to transactional risk, the Group hedged approximately 100% of its net positions in U.S. dollars, Canadian dollars, Australian dollars, Japanese yen, British pounds and Swiss francs. The derivatives used included forward foreign exchange contracts and options. Beginning on January 1, 2010, the Group adopted the necessary tools to apply hedge accounting treatment to financial derivatives that hedge the risk of fluctuations in foreign exchange rates (cash flow hedges).

The effective hedging portion of gains or losses from the valuation of financial derivatives that qualify for hedge accounting treatment under IAS 39 is recognized in the statement of comprehensive income, while the non-effective portion is recognized in profit or loss, provided the financial derivative has been designated as a cash flow hedge (hedging the cash flows of an asset or liability). Gains or losses recognized in the statement of comprehensive income are transferred to the income statement when the economic effects of the hedged assets and liabilities is reflected in the result for the period. When a hedging instrument expires or is closed out, the amounts previously recognized in the statement of comprehensive income are transferred to the income statement.

Gains or losses from the valuation of financial derivatives that do not qualify for hedge accounting are recognized in profit or loss.

The nature and structure of the Group’s exposure to transactional risk and its hedging policies did not materially differ over the periods reported.

Additional details about the financial instruments used to hedge foreign exchange risk is provided in Note 14.

In order to illustrate the risk to which the Group is exposed as a result of changes in foreign exchange rates, a sensitivity analysis that shows the impact on the income statement of upward and downward changes in the parities between the euro and other currencies is provided on the following page.

SORIN S.P.A. AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

The variation used for sensitivity analysis purposes was +/-10% from the exchange rate at December 31, applied to the euro/U.S. dollar, euro/Japanese yen and euro/other currencies exchange rates for all financial instruments included in the financial statements.

	December 31, 2014
(thousands of euros)	USD		JPY		Other currencies
	Shock up	Shock down	Shock up	Shock down	Shock up	Shock down
Assets
Cash and cash equivalents in foreign currencies	(53)	65	(10)	13	(331)	388
Foreign currency trade receiv.	(1,497)	1,830	(1,186)	1,450	(489)	578
Foreign currency financial assets	(303)	370	(15)	18	—	—
Other foreign currency assets	(8)	10	(1)	1	(21)	24

Total assets	(1,861)	2,275	(1,212)	1,482	(841)	990

Liabilities
Foreign currency trade payab.	1,050	(1,283)	20	(25)	57	(69)
Foreign currency financial liabilities	—	—	—	—	—	—
Other foreign currency liabilities	—	—	—	—	403	(403)

Total liabilities	1,050	(1,283)	20	(25)	460	(472)

Assets from financial derivatives
non-hedging (1)	(1,911)	2,341	504	(614)	(6,435)	7,878
hedging	—	—	—	—	—	—

Liabilities from financial derivatives
non-hedging (1)	—	—	—	—	—	—
hedging	(3,783)	4,865	(4,660)	5,718	(2,881)	3,812

Total financial derivatives	(5,694)	7,206	(4,156)	5,104	(9,316)	11,690

Total	(6,505)	8,198	(5,348)	6,561	(9,697)	12,208

(1)	For hedging transactions that do not qualify for hedge accounting.

SORIN S.P.A. AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

	December 31, 2013
(thousands of euros)	USD		JPY		Other currencies
	Shock up	Shock down	Shock up	Shock down	Shock up	Shock down
Assets
Cash and cash equivalents in foreign currencies	(630)	770	(191)	234	(166)	189
Foreign currency trade receiv.	(1,082)	1,323	(69)	84	(203)	238
Foreign currency financial assets	23	(29)	—	—	—	—
Other foreign currency assets	2	(2)	—	1	(22)	27

Total assets	(1,687)	2,062	(260)	319	(391)	454

Liabilities
Foreign currency trade payab.	752	(919)	6	(8)	87	(105)
Foreign currency financial liabilities	3,103	(3,793)	—	—	—	—
Other foreign currency liabilities	—	—	—	—	9	(11)

Total liabilities	3,855	(4,712)	6	(8)	96	(116)

Assets from financial derivatives
non-hedging (1)	(4,000)	4,965	526	(639)	(4,624)	5,704
hedging	3,947	(4,764)	6,610	(8,205)	3,083	(3,720)

Liabilities from financial derivatives
non-hedging (1)	—	—	—	—	—	—
hedging	40	(49)	—	—	—	—

Total financial derivatives	(13)	152	7,136	(8,844)	(1,541)	1,984

Total	2,155	(2,498)	6,882	(8,533)	(1,836)	2,322

(1)	For hedging transactions that do not qualify for hedge accounting.

Market Risk Related to Fluctuations in Interest Rates

Sorin Group is exposed to the risk that arises from fluctuations in interest rates as the cost of all of its financial liabilities is incurred at variable rates.

To minimize the risk posed by increases in short-term interest rates, Sorin S.p.A. issued an “Interest rate Risk Management Policy” that provides guidelines with regard to:

•	The need to assess on a regular basis the interest rate risk and its impact on the Group’s income statement;

•	The roles and responsibilities with regard to risk management decision, with the requirement that all planned hedging transactions must be approved by the Board of Directors in advance;

•	Interest rate risk hedging transactions executed for specific financing facilities or transactions and the terms of the hedging instruments used, so as to ensure that they are entirely consistent with the hedged financing facilities or financial liabilities; The types of financial derivatives that may be used (interest rate swaps and options) and the approved bank counterparties for transactions hedging variable-rate financing facilities (up to 100% of the risk exposure may be hedged).

With regard to its medium- and long-term indebtedness outstanding at December 31, 2014, the Group executed derivatives that hedge the risk of interest rate fluctuations for a notional amount of 96.5 millions of euros, equal to approximately 64.1% of the consolidated financial liabilities at December 31, 2014. At December 31, 2013,

SORIN S.P.A. AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

the notional amount of interest rate derivatives was 108.1 millions of euros (168.1 millions of euros including the hedge obtained in advance on the EIB loan of 100 millions of euros), equal to approximately 81.5% of the consolidated financial liabilities.

As required by IFRS 13, assets and liabilities from financial derivatives arising from hedging contracts were restated to reflect, respectively, the counterparty risk and the risk of default by Sorin S.p.A.

At December 31, 2014, all contracts hedging the interest rate risk had a negative balance (liability); consequently, they were adjusted taking into account the default risk of Sorin S.p.A. As this risk is not quoted, it was determined starting with the Group’s average cost of funding, decreased by the risk-free interest rate, computed by interpolation, based on the average duration of the Group’s financial debt.

Beginning on January 1, 2009, as required by the “Interest Rate Risk Management” policy published by Sorin S.p.A. at the end of 2008, the Group adopted appropriate procedures to determine whether financial derivatives that hedge the risk of fluctuations in interest rates (cash flow hedges) meet the requirements for hedge accounting treatment.

The effective hedging portion of gains or losses from the valuation of financial derivatives that qualify for hedge accounting treatment under IAS 39 is recognized in the statement of comprehensive income, while the non-effective portion is recognized in profit or loss, provided the financial derivative has been designated as a cash flow hedge (hedging the cash flows of an asset or liability). Gains or losses recognized in the statement of comprehensive income are transferred to the income statement when the economic effects of the hedged assets and liabilities is reflected in the result for the period. When a hedging instrument expires or is closed out, the amounts previously recognized in the statement of comprehensive income are transferred to the income statement.

Gains or losses from the valuation of financial derivatives that do not qualify for hedge accounting are recognized in profit or loss.

The status of the abovementioned contracts at December 31, 2014 is shown in Note 14.

In order to illustrate the risks to which the Group is exposed as a result of fluctuations in interest rates, a sensitivity analysis that shows the impact on the income statement of changes in interest rates is provided below.

The following assumptions were used to perform the sensitivity analysis in 2014:

•	Interest bearing assets: change of +0.25% - 0.05% for short-term interest rates at December 31;

•	Non-hedged financial liabilities: change of + 0.5% - 0.05% in the interest rate curve at December 31 for euro interest rates;

•	Hedged financial liabilities: change of + 0.5% - 0.05% in the interest rate curve at December 31, for euro and U.S. dollar interest rates.

On the other hand, the assumptions used to perform the sensitivity analysis in 2013 are reported below:

•	Interest bearing assets: change of +0.25% - 0.1% for short-term interest rates at December 31;

•	Non-hedged financial liabilities: change of + 1% - 0.1% in the interest rate curve at December 31 for euro interest rates;

•	Hedged financial liabilities: change of + 1% - 0.3% in the interest rate curve at December 31, for euro and U.S. dollar interest rates.

SORIN S.P.A. AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

In the table that follows, a plus sign in the “income statement” columns means an increase in financial expense, while a plus sign in the “reserves” columns means an increase in reserves.

Capital management

The group’s objectives when managing capital are to safeguard the group’s ability to continue as a going concern in order to provide returns for shareholders and benefits for other stakeholders and to maintain an optimal capital structure to reduce the cost of capital.

In order to maintain or adjust the capital structure, the group may adjust the amount of dividends paid to shareholders, return capital to shareholders, issue new shares or sell assets to reduce debt.

Consistent with others in the industry, the group monitors capital on the basis of the gearing ratio. This ratio is calculated as net debt divided by total capital. Net debt is calculated as total borrowings (including ‘current and non-current borrowings’ as shown in the consolidated balance sheet) less cash and cash equivalents. Total capital is calculated as ‘equity’ as shown in the consolidated balance sheet plus net debt.

The gearing ratios at 31 December 2014 and 2013 were as follows:

(thousands of euros)	2014	2013
Financial liabilities (current and non-current) (note 19)	150,426	130,493
Less: Cash and cash equivalents (note 17)	(21,053)	(51,838)

Net debt	129,373	78,655
Total equity	639,824	582,401

Total capital	769,197	661,056

Gearing ratio	17%	12%

SORIN S.P.A. AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

Sensitivity Analysis

				Income statement				Reserves
	Reference rate	Carrying value		Shock up		Shock down		Shock up		Shock down
(thousands of euros)		December 31, 2014	December 31, 2013	December 31, 2014	December 31, 2013	December 31, 2014	December 31, 2013	December 31, 2014	December 31, 2013	December 31, 2014	December 31, 2013
Interest bearing assets (1)	Eonia	23,441	32,836	(59)	(82)	12	33	—	—	—	—

Non-hedged variable rate financial liabilities (1)	Six-month Euribor Six-month USD Libor	(44,834)	(17,380)	224	174	(22)	(17)	—	—	—	—

Hedged variable rate financial liabilities	Six-month Euribor Six-month USD Libor	(96,473)	(107,980)	482	1,080	(48)	(324)	—	—	—	—

Derivatives that do not qualify for hedge accounting – cash flow (2)	Six-month Euribor Six-month USD Libor	—	—	—	—	—	—	—	—	—	—

Derivatives that do not qualify for hedge accounting	Six-month Euribor Six-month USD Libor	—	—	—	—	—	—	—	—	—	—

Derivatives that qualify for hedge accounting – cash flow (2)	Six-month Euribor Six-month USD Libor	—	—	(482)	(1,080)	48	324	—	—	—	—

Derivatives that qualify for hedge accounting (3)	Six-month Euribor Six-month USD Libor	(3,110)	(2,234)	n.m.	n.m.	n.m.	n.m.	—	—	—	—

Derivatives that qualify for hedge accounting (4)	Six-month Euribor Six-month USD Libor	—	—	—	—	—	—	1,573	2,961	(158)	(894)

Total		(120,976)	(94,758)	165	92	(10)	16	1,573	2,961	(158)	(894)

(1)	Average of the quarterly values.
(2)	Shock values in the year.
(3)	Interest rate swaps: non-effective component.
(4)	Interest rate swaps: effective component.

SORIN S.P.A. AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

26.	NET REVENUES AND OTHER REVENUES AND INCOME

	For the year ended December 31,
(thousands of euros)	2014	2013	2012
Sales revenues	735,199	728,596	723,341
Service revenues	8,914	7,301	5,098
Recoveries of costs	2,752	2,569	2,651

Net revenues	746,865	738,466	731,090

Grants and other research income	7,512	5,519	7,143
Royalty income	794	851	97
Gains on the sale of property, plant and equipment	59	15	53
Other income	19,572	7,904	17,764

Other revenues and income	27,937	14,289	25,057

Research grants and other research income were provided to Italian, French and Spanish companies. All of the conditions required to receive the grants have been met and there is no risk with regard to their collection.

In 2014 other income included the minimum proceeds deemed to be virtually certain (pursuant to IAS 37) from the insurance claim (15,500 thousands of euros) for damage incurred in the 2012 earthquake at the Mirandola site. The settlement of this amount is expected to be finalised in the near future.

In 2013, other revenues and income included a further partial settlement of insurance claims related to the earthquake in Mirandola amounting to 3,751 thousands of euros (13,750 thousands of euros in 2012).

Net revenues for 2014 included 1,114 thousands of euros for related party transactions and other revenues and income of 23 thousands of euros (Note 40).

27.	CHANGE IN INVENTORY OF WORK IN PROCESS, SEMIFINISHED GOODS AND FINISHED GOODS

This item was positive by 10,805 thousands of euros, as against a negative balance of 2,331 thousands of euros in 2013. The positive balance of 152 thousands euros in 2012 included an extraordinary writedown of the inventory of work in process, semifinished goods and finished goods of 229 thousands of euros at the Mirandola site, due to the earthquake.

28.	INCREASE IN COMPANY-PRODUCED ADDITIONS TO NON-CURRENT ASSETS

	For the year ended December 31,
(thousands of euros)	2014	2013	2012
Property, plant and equipment	11,244	9,798	5,572
Intangibles	31,035	26,350	22,838

Increase in Company-produced additions to non-current assets	42,279	36,148	28,410

Company-produced additions to intangibles refer mainly to development costs incurred by the Cardiac Rhythm Management and Cardiac Surgery Business Units amounting to 25,096 thousands of euros (21,694 thousands of euros in 2013 and 18,434 thousands of euros in 2012 respectively) and costs incurred to secure approval from the Food and Drug Administration (FDA) to sell valves and pacemakers in the United States totalling 5,936 thousands of euros (3,992 thousands of euros in 2013 and 4,380 thousands of euros in 2012 respectively).

SORIN S.P.A. AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

29.	COST OF RAW MATERIALS, OTHER MATERIALS AND SERVICES USED, AND MISCELLANEOUS OPERATING COSTS

	For the year ended December 31,
(thousands of euros)	2014	2013	2012
Purchases of raw materials and other materials	218,702	195,079	182,226
Change in inventories	(3,218)	2,516	785

Cost of raw materials and other materials	215,484	197,595	183,011

Industrial services	24,235	21,326	19,227
Rent, rentals and lease payments	21,505	20,098	19,297
Royalty expense	162	194	311
Variable selling costs	34,319	32,203	34,499
Consulting services, other professional services and other services	58,838	58,118	66,110
Advertising and promotions	14,443	14,449	15,140
Internal transportation, travel and ancillary expenses	24,328	24,400	23,193
Janitorial and security services	2,863	2,767	2,580
Communications, telephone, and postage expenses, etc.	3,353	3,984	3,638
Insurance	3,286	3,081	2,951
Employee training and development	2,160	2,029	2,906

Service costs	189,492	182,649	189,852

Losses on the sale of property, plant and equipment	318	482	1,027
Other costs	12,725	4,774	33,569

Miscellaneous operating costs	13,043	5,256	34,596

In 2012, change in inventories included an extraordinary writedown of the inventory of raw materials of 1,243 thousands of euros at the Mirandola site, due to the earthquake of May 2012.

Consulting and other professional services includes technical, scientific, legal, administrative and tax-related consulting services, temporary staffing services, information technology services, and the remuneration of Statutory Auditors and Independent Auditors.

Fees paid to the Statutory Auditors of the Group’s Parent Company amounted to 146 thousands of euros in 2014 (155 thousands of euros both in 2013 and 2012).

In 2014, miscellaneous operating costs included a gain of 6,467 thousands of euros (gains of 15,251 thousands of euros in 2013 and charges of 8,896 thousands of euros in 2012) for the reversal of the cash flow hedge reserve for fluctuations in foreign exchange rates, due to the recognition in the result for the period of the economic effects of the hedged assets and liabilities.

Miscellaneous operating costs also included nonrecurring charges totalling 804 thousands of euros related to the Mirandola earthquake of May 2012 (3,497 thousands of euros in 2013 and 11,324 thousands of euros in 2012).

In 2012, these costs also included 920 thousands of euros for the settlement of a dispute for the alleged violation of an industrial patent covering a component of the heater/cooler device marketed by Sorin.

In 2012, losses on the sale of property, plant and equipment include 574 thousands of euros attributable to the earthquake.

SORIN S.P.A. AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

Transactions with related parties generated service costs totalling 32 thousands of euros (57 thousands of euros in 2013 and 130 thousands of euros in 2012 respectively) (Note 40).

30.	PERSONNEL EXPENSE

	For the year ended December 31,
(thousands of euros)	2014	2013	2012
Wages and salaries	277,871	261,982	268,627
Additions to provision for employee severance indemnities and other provisions for employee benefits:
Amount for defined-benefit plans	1,662	1,591	1,918
Amount for defined-contribution plans (1)	6,032	5,890	5,533
Cost of stock grants	1,372	4,040	4,483

Personnel expense	286,937	273,503	280,561

Number of employees:
At December 31	3,911	3,733	3,727
Average for the year	3,815	3,708	3,765

(1)	The undisbursed portion is recognized as a current liability in the statement of financial position.

With regard to stock grant plans, as required by IFRS 2, the Group recognized costs of 1,372 thousands of euros (4,040 thousands of euros in 2013 and 4,483 thousands of euros in 2012 respectively).

The abovementioned amount includes social security contributions totalling 160 thousands of euros (489 thousands of euros in 2013 and 570 thousands of euros in 2012 respectively).

Personnel expense includes fees paid to the Directors of the Group’s Parent Company, including stock grant costs, amounting to 2,453 thousands of euros (3,008 thousands of euros in 2013 and 3,246 thousands of euros in 2012 respectively).

31.	SHARE-BASED PAYMENTS

Stock grants

On September 14, 2010, the Shareholders’ Meeting approved a stock grant plan reserved for the Chairman, the Chief Executive Officer of Sorin S.p.A. and employees of Sorin Group, to be implemented either through a bonus capital increase, pursuant to Article 2349 of the Italian Civil Code, or by using the treasury shares acquired through the buyback plan, and granted to the Board of Directors all necessary and appropriate powers to establish and implement the plan.

The plan, which is designed to incentivize and increase the loyalty of management, further align the interests of management with those of the shareholders and achieve the medium/long-term objectives of the Strategic Plan, is tied to and conditional on the Group attaining specific targets in terms of EBITDA margin and consolidated net profit.

Specifically, the Shareholders’ Meeting approved the following resolutions:

i) Convened in extraordinary session, pursuant to Article 2443 of the Italian Civil Code, a resolution authorizing the Board of Directors, for a period of five years from the date of the resolution, to carry out a bonus capital increase, in one transaction or multiple transactions, for a maximum amount of 13,000,000 euros, through the

SORIN S.P.A. AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

issuance of up to 13,000,000 common shares, which would be awarded to employees in accordance with existing and future stock grant plans implemented by the Company, in accordance with Article 2349 of the Italian Civil Code;

ii) Convened in ordinary session, a resolution approving the Plan and granting the Board of Directors the powers required to implement it, as well as a plan to purchase and dispose of treasury shares, pursuant to Article 2357 and Article 2357-ter of the Italian Civil Code and granting the Board of Directors the power required to implement it. The authorization to purchase the treasury shares was granted for a period of up to 18 months from the date of the approval of the resolution by the Shareholders’ Meeting and is valid for 4,704,121 common shares, par value 1 euro each, equal to 1% of the subscribed capital.

The share buyback program was completed on March 14, 2012.

The stock grant plan runs for three cycles of three years each (2009-2011, 2010-2012 and 2011-2013). The first cycle was limited to the beneficiaries of the 2009 Long-term Cash Incentive Plan who joined the Plan and exercised the option of converting into shares the cash bonus originally provided under the abovementioned 2009 Long-term Incentive Plan. On June 1, 2012, upon the achievement of the targets for the first cycle (2009-2011), 1,281,787 Sorin S.p.A. shares were distributed to the beneficiaries, on June 3, 2013, upon the achievement of the targets for the second cycle (2010-2012), 1,703,337 Sorin S.p.A. shares were distributed to the beneficiaries and, on June 3, 2014, upon the achievement of the targets for the third cycle (2011-2013), 1,510,345 Sorin S.p.A. shares were distributed to the beneficiaries.

On April 30, 2012, the Shareholders’ Meeting, convened in ordinary session, approved:

i) a new stock grant program under the 2012-2014 Long-term Incentive Plan reserved for Directors and employees of Sorin S.p.A. and/or its subsidiaries;

ii) a plan to allocate shares for the full or partial deferment and conversion into shares of the annual bonus for the 2012 Short-term Incentive Plan by Directors and executives with strategic responsibilities of Sorin S.p.A. and/or its subsidiaries;

iii) a motion to amend the 2009-2013 Long-term Incentive stock grant plan, reserved for Directors and employees of Sorin S.p.A. and/or its subsidiaries, approved by the Shareholders’ Meeting on September 14, 2010.

In addition, the same Shareholders’ Meeting, acting pursuant to Articles 2357 and 2357-ter of the Italian Civil Code and Article 132 of Legislative Decree No. 58 of February 24, 1998, approved a motion to authorize a new plan to purchase and dispose of Sorin S.p.A. common shares, as a result of which, assuming that the purchasing authorization is exercised in full and counting the treasury shares already held, the Company may hold up to but not more than 10% of its own share capital (i.e., on the date of this Report, up to 47,873,814 common shares, par value 1.00 euro each)

The purpose of this plan is to provide the Company with treasury shares earmarked on a priority basis for the implementation of existing and future share-based incentive plans reserved for Directors and/or employees and/or associates of the Company or its subsidiaries, and equip the Company with an effective tool with which it may stabilize its stock price.

Lastly, the Shareholders. Meeting convened in extraordinary session, acting pursuant to Article 2443 of the Italian Civil Code, approved a resolution authorizing the Board of Directors, for a period of five years from the date of the resolution, to carry out a bonus capital increase, in one transaction or multiple transactions, for a

SORIN S.P.A. AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

maximum amount of 10 millions of euros, through the issuance of up to 10 million common shares, par value 1 euros each, to be awarded to employees of Sorin S.p.A. and / or its subsidiaries pursuant to Article 2349 of the Italian Civil Code, in accordance with the abovementioned stock grant plans and similar plans that the Company may implement in the future. The adoption of this resolution required the amendment of Article 5 of the Bylaws.

The table that follows shows the number of share awarded and available at December 31, 2012, as well as the best estimate of the projected number of distributable shares and the maximum number of distributable shares for each cycle:

Cycle	Number of shares awarded	Best estimate of the projected number of distributable shares	Maximum number of distributable shares
2010-2012	2,774,913	1,803,693	—
2011-2013	2,876,394	2,876,394	4,314,591
2012-2014	3,715,873	4,198,659	5,573,810

On April 30, 2013, the Shareholders’ Meeting, convened in ordinary session, approved a new stock grant program under the 2013-2015 Long-term Incentive Plan reserved for Directors and employees of Sorin S.p.A. and/or its subsidiaries, tied to and conditional on the achievement by the Group of specific consolidated net profit targets and the beneficiary’s continuing employment at a Group company on the date the bonus is paid. In addition, for the “performance shares” program, the number of shares that the beneficiaries will be entitled to receive at the end of the plan is partly tied to the performance of the Sorin stock compared with certain stock market indices (the FTSE Italian All Share Industrial and the S&P 500 Healthcare, specifically).

The same Shareholders’ Meeting, acting pursuant to Articles 2357 and 2357-ter of the Italian Civil Code and Article 132 of Legislative Decree No. 58 of February 24, 1998, approved a motion to authorize a new plan to purchase and dispose of Sorin S.p.A. common shares, subject to prior cancellation of the existing plan, for up to 17,500,000 common shares.

The table that follows shows the number of share awarded and available at December 31, 2013, as well as the best estimate of the projected number of distributable shares and the maximum number of distributable shares for each cycle:

Cycle	Number of shares awarded	Best estimate of the projected number of distributable shares	Maximum number of distributable shares
2011-2013	2,598,964	1,391,159	—
2012-2014	3,491,127	3,942,978	5,236,691
2013-2015	2,702,122	2,829,328	4,053,183
Deferred bonus	1,721,530	1,721,530	n.m.

On April 30, 2014, the Shareholders’ Meeting, convened in ordinary session, approved a new stock grant program under the 2014-2016 Long-term Incentive Plan reserved for Directors and employees of Sorin S.p.A. and/or its subsidiaries.

The same Shareholders’ Meeting, acting pursuant to Articles 2357 and 2357-ter of the Italian Civil Code and Article 132 of Legislative Decree No. 58 of February 24, 1998, approved a motion to authorize a new plan to purchase and dispose of Sorin S.p.A. common shares, subject to prior cancellation of the existing plan, for up to 17,500,000 common shares.

SORIN S.P.A. AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

Lastly, an extraordinary session of the Shareholders’ Meeting approved the allocation proposal made by the Board of Directors pursuant to Article 2443 of the Italian Civil Code, for a period of five years from the resolution date, for an option for a free capital increase, in one or more portions, in an amount of up to 23 millions of euros in nominal value through the issuance of up to 23 million ordinary shares with a nominal value of 1 euro each to be allocated to employees of Sorin S.p.A. and/or its subsidiaries pursuant to Article 2349 of the Italian Civil Code, as a part of each of the share allocation plans noted above or similar plans that may be approved in the future. At the same time, the Shareholders’ Meeting also voted to revoke the previous authorisations granted to the Board of Directors on September 14, 2010 and April 20, 2012 (which to date have not been exercised) giving it the option to increase capital free of charge. The passage of the resolution resulted in the amendment of Article 5 of the Articles of Association.

The table that follows shows the number of shares awarded and available at December 31, 2014, as well as the best estimate of the projected number of distributable shares and the maximum number of distributable shares for each cycle:

Cycle	Type of plan	Number of shares awarded	Best estimate of the projected number of distributable shares	Maximum number of distributable shares
2012-2014	Performance Shares (PS) e Restricted Stock Units (RSU)	3,430,896	2,454,664	2,454,664

2013-2015	Performance Shares (PS) e Restricted Stock Units (RSU)	2,658,116	1,130,718	3,987,174

2014-2016	Performance Shares (PS) e Restricted Stock Units (RSU) Stock Appreciation Rights (SAR)	1,491,246 3,973,826	1,351,233 3,973,826	2,236,869 3,973,826

Deferred bonus		1,721,530	1,721,530	n.s.

Valuation of Stock Grants

Stock grants are value at fair value on the grant date, in accordance with the method of IFRS 2, and the cost thus determined is allocated over the period between grant date and vesting date.

2012

The fair value used to compute the accrued cost for the 2009-2013 incentive plan corresponds to the price of Sorin S.p.A. shares on the grant date, which was 1.729 euros for the 2010-2012 cycle and, for the 2011-2013 cycle, amounted to 1.912 euros for the grant of March 14, 2011 and 1.969 euros for the grant of July 29, 2011.

The fair value used to compute the accrued cost for the 2012-2014 plan was 1.961 euros, computed by applying an actuarial model to the Sorin stock on the grant date (1.716 euros). The valuation method entailed using a Montecarlotype stochastic model and the two reference indices (FTSE Italia All Share Industrial and S&P 500 Healthcare).

The total cost recognized in profit or loss in 2012 for the abovementioned plans, which amounted to 4,483,000 euros (including social security contribution of 570,000 euros), was determined based on the number of shares awarded, taking into account the probability that the beneficiaries will earn the right to receive the shares based on the vesting conditions of the plans.

SORIN S.P.A. AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

2013

The fair value used to compute the accrued cost for the 2009-2013 incentive plan corresponds to the price of Sorin S.p.A. shares on the grant date, which was 1.729 euros for the 2010-2012 cycle and, for the 2011-2013 cycle, amounted to 1.912 euros for the grant of March 14, 2011 and 1.969 euros for the grant of July 29, 2011.

The fair value used to compute the accrued cost for the 2012-2014 plan was 1.961 euros, computed by applying an actuarial model to the Sorin stock on the grant date (1.716 euros). The valuation method entailed using a Montecarlotype stochastic model and the two reference indices (FTSE Italia All Share Industrial and S&P 500 Healthcare).

For the 2013-2015 plan, the grant’s total fair value was determined by measuring at the price of the Sorin stock (2.144 euros) the best estimate of the number of expected distributable shares, assuming full achievement of the performance target (net profit) and based on achievement projections for market conditions. The valuation method applied with regard to market conditions was based on a Montecarlo-type stochastic model and the two reference indices (FTSE Italia All Share Industrial and S&P 500 Healthcare).

With regard to the plan to allocate shares for the deferment of the annual bonus for 2012, the fair value used to compute the accrued cost corresponds to the price of the Sorin S.p.A. shares on the date of award, which was 1.4138 euros. The total cost recognized in profit or loss in 2013 for the abovementioned plans, which amounted to 4,040,000 euros (including social security contribution of 489,000 euros), was determined based on the number of shares awarded, taking into account the probability that the beneficiaries will earn the right to receive the shares based on the vesting conditions of the plans.

As for the bonus deferment, the costs consists only of the increase over the original deferred bonus amounts.

2014

The 2012-2014 plan assigns two types of rights: Performance Shares (PS) and Restricted Stock Units (RSU). For both types, the value of the right on the allocation date is 1.716 euros. For Performance Shares, the unit fair value used to calculate the applicable cost is 1.961 euros calculated by applying an actuarial model to the value of Sorin stock at the allocation date. The valuation method used a Monte Carlo type Stochastic model that simulated market price dynamics for Sorin stock and the two benchmark market indices (FTSE Italia All Share Industrial and S&P 500 Healthcare – Market Conditions) bearing in mind the number of shares projected to be allocated on the basis of the company’s performance (Performance conditions).

As in the case of the previous plan, the 2013-2015 plan assigns two types of rights: Performance Shares (PS) and Restricted Stock Units (RSU). For both types, the value of the right on the allocation date is 2.144 euros. For Performance Shares, the unit fair value used to calculate the applicable cost is 2.256 euros calculated by applying an actuarial model to the value of Sorin stock at the allocation date. The valuation method used a Monte Carlo type Stochastic model that simulated market price dynamics for Sorin stock and the two benchmark market indices (FTSE Italia All Share Industrial and S&P 500 Healthcare – Market Conditions) bearing in mind the number of shares projected to be allocated on the basis of the company’s performance (Performance conditions).

The 2014-2016 plan assigns three types of rights: Performance Shares (PS), Stock Appreciation Rights (SAR) and Restricted Stock Units (RSU). For Performance Shares and Restricted Stock Units, the value of the right on the allocation date is 2.086 euros. For Performance Shares, the unit fair value used to calculate the applicable cost is 1.852 euros calculated by applying the actuarial model to the value of Sorin stock at the allocation date. The valuation method used a Monte Carlo type Stochastic model that simulated market price dynamics for Sorin stock and the two benchmark market indices (FTSE Italia All Share Industrial and S&P 500 Healthcare – Market Conditions) bearing in mind the number of shares projected to be allocated on the basis of the company’s performance (Performance conditions).

SORIN S.P.A. AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

For Stock Appreciation Rights, the unit fair value is 0.64 euros, obtained using the Black-Scholes calculation model.

With regard to the plan to allocate shares to service the deferred annual bonus for 2012, the fair value used for the calculation of the applicable cost corresponds to the Sorin S.p.A. stock price at the allocation date (1.4138 euros).

The total cost recognised in the income statement in 2014 for these plans was 1,372 thousands of euros (including social security costs of 160 thousands of euros) determined on the basis of the number of shares allocated, taking into account the probability that beneficiaries’ rights have vested to receive the shares on the basis of the vesting conditions set by the plans, or by the number of shares projected to be allocated on the basis of net profit expectations (Performance conditions) and changes in the market price for Sorin stock and the two benchmark market indices (Market conditions).

The cost incorporates the change of the estimate of achieving the performance targets, bearing in mind the redetermination of the minimum thresholds for achieving these targets.

In the case of deferred bonuses, the cost only consists of the increase over the cost of the original portions of the deferred bonus.

32.	DEPRECIATION, AMORTIZATION AND WRITEDOWNS

	For the year ended December 31,
(thousands of euros)	2014	2013	2012
Depreciation of property, plant and equipment	21,725	20,174	20,546
Amortization of intangible assets	24,484	23,084	21,431
Writedowns of property, plant and equipment	52	7	181
Writedowns of intangible assets	—	2,175	7,530
Writedowns of trade receivables	597	3,940	1,000

Depreciation, amortization and writedowns	46,858	49,380	50,688

Addition to the provision for product warranties	623	576	252
Addition to other provisions for risks and charges	211	1,815	965

Additions to provisions for risks and charges	834	2,391	1,217

33.	RESTRUCTURING CHARGES AND PROVISIONS

For the year ended December 31, 2014 this item amounted to 1,531 thousands of euros and included charges of 554 thousands of euros, allocations of 1,299 thousands of euros and releases of provisions and payables of 322 thousands of euros in relation to allocations made previously and surplus results in 2014.

For the year ended December 31, 2013 the balance of 7,229 thousands of euros is the net result of charges amounting to 1,030 thousands of euros and provisions totalling 7,207 thousands of euros, offset in part by reversals into profit or loss of 1,008 thousands of euros in provisions established in previous years that were found to be larger than necessary in 2013.

SORIN S.P.A. AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

For the year ended December 31, 2012 the balance of 7,878 thousands of euros is the net result of charges amounting to 3,545 thousands of euros and provisions totalling 4,341 thousands of euros, offset in part by reversals into profit or loss of 8 thousands of euros in provisions established in previous years that were found to be larger than necessary in 2012.

34.	FINANCIAL EXPENSE, FINANCIAL INCOME AND CURRENCY TRANSLATION DIFFERENCES

	For the year ended December 31,
(thousands of euros)	2014	2013	2012
Interest paid and other charges paid to banks and other lenders	3,005	1,900	2,423
Losses on financial derivatives	1,878	2,717	2,039
Losses from discounting assets and liabilities to present value	179	148	72
Financial discounts and fees resulting from the factoring of trade receivables	2,671	2,420	3,012
Financial discounts granted to customers	889	780	1,438
Other financial charges	438	484	890
Writedown of investment in other companies:
Istituto Europeo di Oncologia S.r.l.	—	951	—
Rainbow Medical Ltd.	—	248	—

Financial expense	9,060	9,648	9,874

Bank interest earned	53	102	200
Gains on financial derivatives	—	75	—
Gains from discounting assets and liabilities to present value	90	102	75
Delinquent interest earned	580	497	1,305
Other financial income	605	492	513

Financial income	1,328	1,268	2,093

Foreign exchange gains (losses)	(55)	1,516	(4,990)

Net financial expense (income)	7,787	6,864	12,771

In the year ended December 31, 2014 net financial expense increased by 923 thousands of euros compared with the previous year, reflecting primarily the impact of translation differences, which reversed from a gain of 1,516 thousands of euros in 2013 to a charge of 55 thousands of euros in 2014.

In the year ended December 31, 2013, net financial expense decreased by 5,907 thousands of euros compared with the previous year, reflecting primarily the impact of translation differences, which reversed from a charge of 4,990 thousands of euros in 2012 to a gain of 1,516 thousands of euros in 2013. In 2012, translation differences included a charge of 4,818 thousands of euros for risk over-hedging previously recognized in the statement of comprehensive income, caused by the need to revise downwards the forecast of net transactions in currencies different from the euro, following the earthquake that struck the Mirandola area and the resulting interruption of production activities.

Excluding the translation differences and the writedowns of investment in other companies, net financial expense shows an increase of 551 thousands of euros in 2014 compared with 2013, and a reduction of 600 thousands of euros in 2013 compared with 2012. The investment in Rainbow Medical Ltd. was written down by 248 thousands of euros in 2013 to reflect the impairment of the company’s value and the investment in Istituto Europeo di Oncologia was written off, as the Group believes that its value cannot be recovered.

SORIN S.P.A. AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

As explained in Note 40, related-party transactions generated financial expense of 26 thousands of euros in 2013 and 6 thousands of euros in 2012, and financial income of 18 thousands of euros in 2013 and 58 thousands of euros in 2012.

35.	SHARE OF LOSS OF INVESTMENTS IN ASSOCIATES ACCOUNTED FOR USING THE EQUITY METHOD

A breakdown of the amount recognized for expenses on investments in associates (4,923 thousands of euros in 2014, 3,458 thousands of euros in 2013 and 1,532 thousands of euros in 2012) is provided below:

	For the year ended December 31,
(thousands of euros)	2014	2013	2012
Enopace Biomedical Ltd.	(1,349)	(1,051)	(723)
MD Start S.A.	—	(236)	(120)
MD Start K.G.	(350)	(1,300)	(347)
Cardiosolutions Inc.	(226)	(109)	(246)
Caisson Interventional LLC	(1,226)	(301)	(30)
Highlife S.A.S.	(613)	(461)	(66)
MicroPort Sorin CRM (Shanghai) Co. Ltd.	(1,058)	—	—
Respicardia Inc.	(101)	—	—

Income from (Expenses on) investments in associates	(4,923)	(3,458)	(1,532)

The amounts of the equity investments in MD Start I K.G. and MD Start S.A. were eliminated following the assessment of the projects of the two companies which are not likely to provide benefits to the Sorin Group over the period of its strategic plan.

36.	INCOME TAXES

	For the year ended December 31,
(thousands of euros)	2014	2013	2012
Taxes in the income statement:
Current taxes
for the year	13,882	18,775	13,730
for previous years	(283)	(1,550)	787

	13,599	17,225	14,517

Impact of deferred tax liabilities
depreciation of property, plant and equipment and amortization of intangibles	8,969	148	4,017
remeasurement at fair value	1,592	(127)	(5,367)
recognition (derecognition) of assets (liabilities)	(21)	(125)	(177)
other items	937	549	312

	11,477	445	(1,215)

Impact of deferred tax assets
taxed provisions for risks and charges	983	(1,791)	(898)
depreciation of property, plant and equipment	612	(204)	369
value adjustments on financial assets	5	10	—
inventories and eliminations of inventory profits	666	1,353	(3,676)
remeasurements at fair value	31	103	2,557
recognition (derecognition) of liabilities (assets)	42	27	37
other items	(814)	(859)	(5,847)
tax loss carryforward	(17,575)	(6,914)	(3,510)

	(16,050)	(8,275)	(10,968)

Income taxes	9,026	9,395	2,334

SORIN S.P.A. AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

For the year ended December 31, 2014 the decrease in current taxes was primarily due to the tax exemption for the insurance reimbursement for seismic events in May 2012.

The higher negative impact of deferred tax liabilities was mostly due to the lower use of deferred tax liabilities by the Belgian associate in the previous financial year, while the greater positive impact of deferred tax assets was mainly due to the higher level of deferred tax assets recorded for tax loss carryforwards on the basis of the Sorin Group’s strategic plans.

For the year ended December 31, 2013 the increase in current taxes reflects the improvement in operating results following the recovery from the earthquake of May 2012, and the lower positive impact of prepaid taxes is due, for the most part, to a reduction in prepaid taxes recognized on inventories and the elimination of inventory profits.

For the year ended December 31, 2012 current taxes reflect the reduction in operating results caused by the earthquake of May 2012, while the positive impact of deferred taxes is due mainly to an increased utilization of deferred taxes recognized for foreign-exchange hedge accounting transactions. Finally, the positive impact of prepaid taxes is due to an increase in prepaid taxes recognized on inventories and the elimination of inventory profits, as well as on tax losses that were brought forward in light of the Group’s improved expectations of future taxable income.

A reconciliation of the statutory tax liability to the tax liability recognized in the income statements is as follows:

	For the year ended December 31,
(thousands of euros)	2014		2013		2012
	Income taxes	Total	Income taxes	Total	Income taxes	Total
Profit (Loss) before taxes	60,997		58,247		22,603
Statutory tax liability (1)	16,775	27.5%	16,018	27.5%	6,216	27.5%
Regional tax (IRAP) (2)	5,432	8.9%	4,693	8.1%	5,410	23.9%
Utilization of tax loss carryforward (3)	(894)	(1.5)%	(2,895)	(5.0)%	(1,687)	(7.5)%
Tax impact of non-deductible differences	(1,120)	(1.8)%	4,568	7.8%	2,031	9.0%
Unrecognized (deferred)/prepaid taxes for the year	6,413	10.5%	(650)	(1.1)%	561	2.5%
Deferred/(Prepaid) taxes for previous years recognized and/or derecognized in the year	(15,095)	(24.7)%	(11,852)	(20.3)%	(9,798)	(43.3)%
Income taxes paid outside Italy	21	0.0%	34	0.1%	51	0.2%
Greater (Lesser) impact of tax liability of foreign companies	196	0.3%	1,742	3.0%	951	4.2%
Other items	(2,702)	(4.4)%	(2,263)	(3.9)%	(1,401)	(6.2)%

Income tax liability for the year	9,026	14.8%	9,395	16.1%	2,334	10.3%

(1)	The statutory income tax liability was computed by applying the statutory corporate income tax (IRES) rate in force in Italy (27.5%).
(2)	The regional tax (IRAP) was computed applying the tax rate currently in force.
(3)	Tax loss carried forward for which prepaid taxes were not recognized.

37.	EARNINGS PER SHARE

Base earnings per share are calculated by dividing the Group’s portion of net profit (loss) by the weighted average number of shares outstanding during the year.

SORIN S.P.A. AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

Diluted earnings per share are calculated by dividing the Group’s portion of net profit (loss) by the sum of the weighted average number of shares outstanding during the reporting period and the number of shares allocated under stock grant plans that have a diluting effect as specified in IAS 33.

The table below shows the data used to compute earnings per share:

	For the year ended December 31,
(thousands of euros)	2014	2013	2012
Net profit for the year	51,971	48,852	20,269
Weighted average number of Sorin S.p.A. shares	477,513,379	476,826,813	475,677,742

Dilutive effect:
Stock grants	3,276,453	4,450,523	1,803,693
Adjusted weighted average number of Sorin S.p.A. shares	480,789,832	481,277,336	477,481,435

Earnings per share (in euros):

basic, as per reported net profit	0.11	0.10	0.04

diluted, as per reported net profit	0.11	0.10	0.04

38.	ACQUISITIONS

Year 2014

In February the Sorin Group completed the acquisition of the business unit related to the production of cardiovascular cannulas from the company’s supplier Bioengineering Laboratories S.p.A. (BEL) with registered office in Cantù (Como). BEL develops, produces and distributes medical devices, and specifically, single-use systems for urology, urodynamics, cardiac surgery and haemodialysis. The transaction involved BEL’s production activities in relation to cannulas for cardiac surgery procedures that the company produces exclusively for the Sorin Group. These devices form a part of the Sorin Group’s cannula product line, and in 2013 generated revenues of about 4 millions of euros. Following the acquisition of the cannula product line for minimally-invasive cardiac surgery procedures from Estech in 2011 and of CalMed in 2012, this transaction is a further important step forward in Sorin’s strategy to enhance its competitive position in this segment.

The fair value measurement of the assets and liabilities acquired was updated in comparison to what was already reported in interim reports.

The provisional fair values of identifiable assets at the acquisition date were as follows:

	FAIR VALUE RECOGNIZED AT ACQUISITION
(thousands of euros)	December 31, 2014	June 06, 2014
Property, plant and equipment	2,355	2,355
Intangible assets	800	—
Inventories	455	455
Other receivables	4	4
Financial liabilities	(1,091)	(1,091)
Provision for employee severance indemnities and other provisions for employee benefits	(187)	(187)
Other liabilities	(76)	(76)
Net assets	2,260	1,460

Goodwill deriving from acquisition	—	800

Total cost	2,260	2,260

SORIN S.P.A. AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

(thousands of euros)	LIQUIDITY RELATED TO THE ACQUISITION
Cash at acquisition date (1)	—
Consideration paid (1)	(2,260)

Net cash flow used for the acquisition (1)	(2,260)

(1)	Amount translated at year-end exchange rates.

Intangible assets were for the know-how acquired, and they have a useful life of 10 years starting in February 2014.

The values may be revised within a year of the transaction date.

Also, in February 2014, the activities related to the electro-catheters of Oscor Inc. (Oscor) in the Dominican Republic were acquired for a total of about 20 millions of US dollars (15.4 millions of euros), of which 18 millions of US dollars was already accounted for as a part of a business combination (IFRS 3). The deferred price of 7 millions of US dollars was discounted (6.8 millions of US dollars).

The remaining 2 millions of US dollars refers to consideration for research and development projects to be carried out after the acquisition, and thus, they are gradually recorded on the basis of project progress.

As a part of this transaction, the Sorin Group acquired: i) the Oscor activities related to the OEM electro-catheter business for bradycardia; ii) one of Oscor’s fully-equipped, ISO-certified and FDA-registered production plants with registered office in the Dominican Republic; and iii) access to Oscor’s designs and development resources to accelerate the development of a complete portfolio of electro-catheters for stimulation, defibrillation and for the left ventricle that are compatible with magnetic resonance.

The fair value measurement of the assets and liabilities acquired was updated in comparison to what was already reported in interim reports.

The provisional fair values of identifiable assets at the acquisition date were as follows:

	FAIR VALUE RECOGNIZED AT ACQUISITION
	December 31, 2014		June 06, 2014
	(thousands of euros) (1)	(thousands of USD)	(thousands of USD)
Property, plant and equipment	362	440	5,500
Intangible assets	14,266	17,320	12,260
Net assets	14,628	17,760	17,760

Goodwill deriving from acquisition	—	—	—

Total cost	14,628	17,760	17,760

	LIQUIDITY RELATED TO THE ACQUISITION
	(thousands of euros) (1)	(thousands of USD)
Cash at acquisition date	—	—
Consideration paid	(11,943)	(14,500)

Net cash flow used for the acquisition	(11,943)	(14,500)

Consideration to be paid	(2,685)	(3,260)

(1)	Amount translated at year-end exchange rates.

SORIN S.P.A. AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

The values may be revised within a year of the transaction date.

The contribution of the activities acquired to consolidated profits in 2014 was not significant.

Year 2013

In February 2013, the Group completed the acquisition of Alcard Indústria Mecânica Ltda and Reced Indústria Mecânica Ltda, two Brazilian companies with a leadership position in the production of medical devices for cardiac surgery.

Alcard Indústria Mecânica Ltda

Alcard has a leadership position in the Brazilian market for heart-lung machines and produces and distributes disposable perfusion tubing systems. All of the products manufactured by Alcard have been approved by ANVISA, the Brazilian national health care regulatory agency.

While this acquisition is not very significant from a financial standpoint, in terms of the consideration involved and the revenues of the acquired company, it is strategically significant for Sorin Group as due to its local manufacturing base, it provides an important access point to the markets of Brazil and the rest of Latin America, which are characterized by rapid growth and attractive opportunities.

The final fair value of the identifiable assets determined at the date of acquisition are listed below:

	FAIR VALUE RECOGNIZED AT ACQUISITION
	(thousands of EUR)	(thousands of BRL)
Property, plant and equipment (1)	429	1,397
Intangible assets (1)	1,140	3,714
Inventories (1)	368	1,199
Trade receivables (1)	(36)	(116)
Other receivables (1)	60	194
Tax credits (1)	9	30
Cash and cash equivalents (1)	7	22
Deferred tax liabilities (1)	(353)	(1,151)
Trade payables (1)	(44)	(143)
Other liabilities (1)	(44)	(143)
Taxes payable (1)	(9)	(28)
Financial liabilities (1)	(107)	(350)
Other financial liabilities (1)	(144)	(470)
Net assets (1)	1,275	4,155

Goodwill deriving from acquisition (1)	1,805	5,879

Total cost (1)	3,080	10,034

(1)	Amount translated at year-end exchange rates.

SORIN S.P.A. AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

	LIQUIDITY RELATED TO THE ACQUISITION
	(thousands of EUR)	(thousands of BRL)
Cash at the acquisition date (1)	7	22
Consideration paid (1)	(3,080)	(10,034)

Net cash flow for the acquisition (1)	(3,073)	(10,012)

(1)	Amount translated at year-end exchange rates.

The company’s intangible assets correspond to the acquired distribution network and product knowhow and have a useful life of 9 years, counting from February 2013.

The items of property, plant and equipment have useful lives, by asset class, in line with those used by the Group (Note 3.2).

The acquisition of Alcard Indústria Mecânica Ltda resulted in the recognition of goodwill totalling 1,805 thousands of euros.

Reced Indústria Mecânica Ltda

The final fair value of the identifiable assets determined at the date of acquisition are listed below:

	FAIR VALUE RECOGNIZED AT ACQUISITION
	(thousands of EUR)	(thousands of BRL)
Property, plant and equipment (1)	22	71
Trade receivables (1)	24	79
Other receivables (1)	2	7
Trade payables (1)	(1)	(3)
Other liabilities (1)	(30)	(99)
Taxes payable (1)	(2)	(8)
Other financial liabilities (1)	(14)	(47)
Net assets (1)	—	—

Goodwill deriving from acquisition (1)	—	—

Total cost (1)	—	—

(1)	Amount translated at year-end exchange rates.

LIQUIDITY RELATED TO THE ACQUISITION
	(thousands of EUR)	(thousands of BRL)
Cash at acquisition date (1)	—	—
Consideration paid (1)	—	—

Net cash flow used for the acquisition (1)	—	—

(1)	Amount translated at year-end exchange rates.

SORIN S.P.A. AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

Year 2012

California Medical Laboratories Inc.

In July, the Group closed the acquisition of California Medical Laboratories Inc. (“CalMed”), a U.S. company that produces high quality cardiovascular cannulae, at a cost of 13.9 million U.S. dollars.

CalMed develops, produces and distributes a complete portfolio of cannulae, catheters and accessories for heart surgery. CalMed products, which are approved for marketing by the FDA and were awarded the CE mark in Europe, are sold in over 45 countries worldwide This acquisition ideally complements Sorin’s current cannula line and the family of cannulae for minimally invasive heart surgery produced by Estech, which was acquired in 2011.

The fair value of the identifiable assets on the date of acquisition is as follows:

	FAIR VALUE RECOGNIZED AT ACQUISITION
	(thousands of EUR)	(thousands of USD)
Property, plant and equipment (1)	67	89
Intangible assets (1)	13,550	17,878
Inventories (1)	2,014	2,657
Trade receivables (1)	1,066	1,406
Other receivables (1)	55	72
Cash and cash equivalents (1)	1	1
Deferred tax liabilities (1)	(5,368)	(7,083)
Trade payables (1)	(414)	(546)
Other liabilities (1)	(471)	(622)
Other financial liabilities (1)	(1)	(1)

Net assets (1)	10,498	13,851

Goodwill deriving from acquisition (2)	—	—

Total cost (1)	10,498	13,851

(1)	Amount translated at year-end exchange rates.
(2)	Amount translated at average exchange rates for the year.

	LIQUIDITY RELATED TO THE ACQUISITION
	(thousands of EUR)	(thousands of BRL)
Liquid assets of subsidiary (1)	1	1
Consideration paid (1)	(10,498)	(13,851)

Net liquid assets (1)	(10,497)	(13,850)

(1)	Amount translated at year-end exchange rates.

The company’s intangible assets correspond to the acquired technology.

Acquisition costs of 321 thousands of euros are reflected in the income statement and in the statement of cash flows under cash flow from operating activities.

The revenues generated in the second half of 2012 by the acquired cannula product line amounted to 1.9 millions of euros.

SORIN S.P.A. AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

Neurotech SA

In November 2012, Neurotech SA, a Belgian company that develops neurostimulation devices, was acquired for 6.1 millions of euros.

The Neurotech acquisition will enable the Group to accelerate the pace of the introduction of therapies focused on neurostimulation to treat patients suffering from heart failure.

The fair value of the identifiable assets on the date of acquisition is as follows:

(thousands of euros)	FAIR VALUE RECOGNIZED AT ACQUISITION
Property, plant and equipment	5
Intangible assets	13,489
Deferred tax assets	1,517
Other assets	42
Trade receivables	25
Other receivables	66
Tax credits	71
Cash and cash equivalents	4
Financial liabilities	(1,539)
Deferred tax liabilities	(6,102)
Trade payables	(395)
Other liabilities	(427)
Other financial liabilities	(637)
Taxes payables	(56)
Net assets	6,063

Goodwill deriving from acquisition	—

Total cost	6,063

(thousands of euros)	LIQUIDITY RELATED TO THE ACQUISITION
Liquid assets of subsidiary	4
Consideration paid	(6,063)

Net liquid assets	(6,059)

The company’s intangible assets correspond to its In-progress R&D.

Acquisition costs of 151 thousands of euros are reflected in the income statement and in the statement of cash flows under cash flow from operating activities.

39.	IMPACT OF SIGNIFICANT MATERIAL TRANSACTIONS

IAS 1 Presentation of financial statements requires material items of income and expense to be disclosed separately. Significant material transactions are items, which in management’s judgment, need to be disclosed by virtue of their size or incidence in order for the user to obtain a proper understanding of the financial information. The company considers these items to be of significance in nature, and accordingly, management has excluded these items, along with certain other extraordinary, non-recurring transactions and activities which are not directly related to its ordinary business, from measures management uses to assess the Group’s performance.

SORIN S.P.A. AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

Year 2014

The significant material transactions that affected operating profits in 2014 were as follows:

•	seismic events at the Mirandola site (Notes 26 and 29);

•	restructuring procedures (Note 33).

Below is a summary of the main economic impact of these transactions:

INCOME / (CHARGES)
(thousands of EUR)
Partial insurance settlement for earthquake at the Mirandola site	15,500
Costs for earthquake at the Mirandola site	(804)
Restructuring charges	(1,531)

Total impact of significant material transactions	13,165

Year 2013

The following significant material transactions affecting the income statement occurred in 2013:

•	the effects of the earthquake at the Mirandola site (Notes 26 and 29);

•	the restructuring programs (Note 33).

The table below shows the main impact of these transactions:

INCOME / (CHARGES)
(thousands of EUR)
Partial insurance settlement for earthquake at the Mirandola site	3,751
Costs for earthquake at the Mirandola site	(3,497)
Restructuring charges	(7,229)

Total impact of significant material transactions	(6,975)

Year 2012

The following significant material transactions affecting the income statement occurred in 2012:

•	an earthquake at the Mirandola site (Notes 26, 27 and 29);

•	restructuring programs (Note 33);

•	an over-hedging charge due to the temporary interruption of activity at the Mirandola site (Note 34).

SORIN S.P.A. AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

The table below shows the main impact of these transactions:

INCOME / (CHARGES)

(thousands of EUR)
Partial insurance settlement for earthquake at the Mirandola site	13,750
Costs for earthquake at the Mirandola site	(13,370)
Restructuring charges	(7,878)
Over-hedging changes	(4,818)

Total impact of significant material transactions	(12,316)

More specifically, the economic impact of the earthquake that struck the Mirandola facility in May 2012 is the net result of the following items: 11,375 thousands of euros as partial settlement of insurance claims, 11,765 thousands of euros in demolition and reconstruction costs, 1,472 thousands of euros in inventory writedowns, 133 thousands of euros in solidarity contributions and a charge of 4,818 thousands of euros for foreign exchange risk over-hedging due to a reduction in revenues denominated in foreign currencies projected for 2012 due to the earthquake.

40.	TRANSACTIONS WITH RELATED PARTIES

Sorin Group’s Consolidated financial statements include the financial statements of Sorin S.p.A., the Group’s Parent Company, and those of Italian and foreign companies that are controlled directly and indirectly by Sorin S.p.A. A list of Sorin Group companies and schedules showing the changes in the scope of consolidation that occurred in 2014, 2013 and 2012 are provided in Note 42.

Intra-Group transactions between consolidated companies have been eliminated and are not covered in this Note.

None of the transactions executed with related parties can be classified as atypical or unusual.

The amounts from transactions with related parties are not shown in the statement of financial position, income statement and statement of cash flows because they are not meaningful for the purpose of understanding these schedules.

Transactions with unconsolidated Group companies

	For the year ended December 31,
	2014		2013		2012
(thousands of euros)	Amount	% of total	Amount	% of total	Amount	% of total
Net revenues
– MicroPort Sorin CRM (Shanghai) Co. Ltd.	1.114	0.1%	—	—	—	—
Other revenues and income:
– Enopace Biomedical Inc.	—	—	—	—	42	0,2%
– Caisson Interventional Inc.	23	0.1%
Service costs:
– Caisson Interventional Inc.	25	0.0%	57	0,0%	—	—
– LMTB – Laser Medizin Technologie Gmbh	—	—	—	—	80	0,0%

SORIN S.P.A. AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

	December 31, 2014		December 31, 2013
(thousands of euros)	Amount	% of total	Amount	% of total
Trade receivables:
Caisson Interventional Inc.	25	0.0%	—	—
MicroPort Sorin CRM (Shanghai) Co. Ltd.	1.080	0.6%	—	—
Current financial assets:
Enopace Biomedical Inc.	3.583	50.4%	—	—
La Bouscarre S.C.I.	4	0.1%	4	0.2%
Highlife S.A.S.	50	0.7%	50	2.6%
Cardiosolution Inc.	577	2.7%	508	26.6%
Other liabilities
MicroPort Sorin CRM (Shanghai) Co. Ltd.	3.966	4.8%	—	—

Transactions with other related parties

The table below shows the income statement items generated by transactions with other related parties:

	For the year ended December 31,
	2014		2013		2012
(thousands of euros)	Amount	% of total	Amount	% of total	Amount	% of total
Service costs:
Mittel Corporate Finance S.p.A.	—	—	—	—	50	0.0%
Università Commerciale Luigi Bocconi	7	0.0%
Financial expense:
Banca Monte Paschi Siena S.p.A.	—	—	26	0.3%	6	0.1%
Financial income:
Banca Monte Paschi Siena S.p.A.	—	—	18	1.4%	55	2.6%
UGF Banca S.p.A.	—	—	—	—	3	0.1%

Banca Monte dei Paschi di Siena S.p.A. was a shareholder of Sorin S.p.A. who, jointly with other parties who signed a shareholders’ agreement concerning the Sorin S.p.A. shares, owned an equity interest greater than 10% until November 18, 2013. In 2013, financial income and expense from transactions with this credit institution refer to the period from January 1 to November 18. Financial transactions with this credit institution, which were executed on market terms and for which no guarantee was provided, refer to debit balances in checking accounts opened at the abovementioned bank by Group companies.

A checking account opened at UGF Banca S.p.A., a member of Unipol Gruppo Finanziario S.p.A., was closed in 2012.

In 2012, the Company received the services included in the last tranche of the contract with Mittel Corporate Finance S.p.A., a subsidiary of Mittel S.p.A., calling for the provision of consulting and other services in the area of subsidized financing.

These transactions were analysed in accordance with the procedures governing related-party transactions adopted by the Company.

SORIN S.P.A. AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

Benefits provided to Directors and Group Executives with Strategic Responsibilities

The compensation paid to Directors and Group executives with strategic responsibilities is shown below:

	2014		2013		2012
(thousands of euros)	DIRECT ORS	EXECUTI VES	DIRECT ORS	EXECUTI VES	DIRECT ORS	EXECUTI VES
Fees/Salaries (1)	1,044	2,430	1,044	2,577	1,041	2,750
Other compensation (2) (3)	529	995	602	1,209	959	2,629
Fair value of stock grants (4)	228	381	689	1,226	600	1,182

Total compensation attributable to the reporting year	1,801	3,806	2,335	5,012	2,600	6,561

Provision for severance indemnities at December 31 (5)	—	5	—	5	—	5
Number of projected stock grants distributable (6)	1,518,122	2,067,433	2,085,776	3,506,911	1,428,673	2,799,500
Number of rights (SAR) estimated on delivery (7)	621,769	1,146,897	—	—	—	—

1)	Excluding fees paid to the companies to which the Directors belonged and not to the Directors themselves.
2)	Including non-cash benefits.
3)	Other compensation paid to Directors includes the salary paid to the Chief Executive Officer as a Company employee.
4)	Figurative cost recognized in the reporting year.
5)	As stated in Note 21, the amount of severance benefits vested at December 31, 2006 was updated based on actuarial computations.
6)	Best estimate of the total number of distributable shares projected and existing at the end of the year
7)	Best estimate of the expected number of rights and existing at the end of the year.

41.	SEGMENT INFORMATION BY AREA OF BUSINESS AND GEOGRAPHIC REGION

The Group’s operating segments were determined on the basis of reports used by management to evaluate performance and to make strategic decisions.

These reports, which reflect the Group’s current organisational structure, are based on various products and services provided and are produced using the same accounting standards and measurement criteria used to prepare the Consolidated financial statements as described in Note 2 “Consolidation principles, measurement criteria and accounting standards.”

The operating segments presented generate revenues from their ordinary production and sales activities as follows:

•	The Cardiac Surgery segment generates its revenues from the production and marketing of single-use biomedical devices, systems used to ensure out-of-body circulation in cardiac surgical procedures, and implantable prosthetics to replace or repair heart valves.

•	The Cardiac Rhythm segment generates its revenues from the production and marketing of implantable devices and monitoring equipment and accessories to protect against heart-beat disorders.

The New Ventures division is instead devoted to following projects that invest in new technologies. At present, the figures for this division are reported in the column “Holding companies, unallocated items and adjustments.”

SORIN S.P.A. AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

Revenues for the segments presented are those directly generated or attributable to the segment and resulting from its ordinary activities. They include revenues from transactions with third parties and revenues from transactions with other segments.

The economic measure of each operating segment’s performance is operating profit.

The segment’s assets included in management evaluations are those used by the segment in the performance of its ordinary activities, or those assets that may be reasonably allocated to the segment as a function of its ordinary activities. These include the following financial statement items: property, plant and equipment; intangible assets; goodwill; investments in associates measured at net equity; investments in other companies; and inventories.

Segment information by area of business

	CONTINUING OPERATIONS
	CARDIAC SURGERY SEGMENT			CARDIAC RHYTM M. SEGMENT			HOLDING COS. AND NON-ATTRIBUT. AMTS			TOTAL
(thousands of euros)	2014	2013	2012	2014	2013	2012	2014	2013	2012	2014	2013	2012
Net revenues
– Net revenues from outsiders	500,859	481,814	445,866	243,480	253,922	282,701	2,526	2,730	2,523	746,865	738,466	731,090
– Inter-Segment net revenues	—	—	—	—	—	—	—	—	—	—	—	—

Total net revenues	500,859	481,814	445,866	243,480	253,922	282,701	2,526	2,730	2,523	746,865	738,466	731,090

Operating profit	80,134	65,686	57,720	3,401	8,989	8,725	(9,828)	(6,106)	(29,539)	73,707	68,569	36,906
Net financial expense and foreign exchange differences							(7,787)	(6,864)	(12,771)	(7,787)	(6,864)	(12,771)
Income from/(Expenses on) investments in associates							(4,923)	(3,458)	(1,532)	(4,923)	(3,458)	(1,532)

Profit (Loss) before taxes							(22,538)	(16,428)	(43,842)	60,997	58,247	22,603

Income taxes							(9,026)	(9,395)	(2,334)	(9,026)	(9,395)	(2,334)

Net profit (loss)							(31,564)	(25,823)	(46,176)	51,971	48,852	20,269

	12/31/14	12/31/13	12/31/12	12/31/14	12/31/13	12/31/12	12/31/14	12/31/13	12/31/12	12/31/14	12/31/13	12/31/12
Segment assets	482,122	421,902	417,313	220,467	192,294	205,012	51,149	32,818	9,846	753,738	647,014	632,171
Unallocated Group assets							325,491	322,473	281,369	325,491	322,473	281,369
Total assets										1,079,229	969,487	913,540

Segment information by geographic region

The Group is based in Italy. In 2014, revenues from external customers generated in Italy amounted to 75,154 thousands of euros (75,198 thousands of euros in 2013 and 73,982 thousands of euros in 2012), while revenues generated in the Rest of the World amounted to 671,711 thousands of euros (663,268 thousands of euros in 2013 and 657,108 thousands of euros in 2012).

SORIN S.P.A. AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

A breakdown of revenues from external customers generated in the Rest of the World is provided below:

	For the year ended December 31,
(thousands of euros)	2014	2013	2012
France	108,970	109,136	111,321
Germany	35,818	33,596	33,261
Spain	33,019	32,155	31,007
United Kingdom	26,625	23,725	23,740
Other countries in Europe	108,002	108,018	107,240

Total Europe (excluding Italy)	312,434	306,630	306,569
United States	168,328	159,011	157,335
Canada	40,438	43,330	44,924

Total North America	208,766	202,341	202,259
Japan	50,125	63,081	73,188
China	30,991	28,266	22,797
Other countries	69,395	62,950	52,295

Total countries outside Europe and North America	150,511	154,297	148,280

Total revenues from external customers in the Rest of the World	671,711	663,268	657,108

In 2014, 2013 and 2012 no single external customer generated revenues amounting to more than 10% of the Group’s total revenues.

The total value of non-current assets located in Italy, excluding financial instruments and Group deferred-tax assets, amounted to 152,424 thousands of euros at December 31, 2014 (128,236 thousands of euros at December 31, 2013 and 114,083 thousands of euros at December 31, 2012), while the total value of non-current assets located in the Rest of the World amounted to 451,689 thousands of euros at December 31, 2014 (387,434 thousands of euros at December 31, 2013 and 382,006 thousands of euros at December 31, 2012).

A breakdown of non-current assets located in the Rest of the World is as follows:

(thousands of euros)	December 31, 2014	December 31, 2013	December 31, 2012
France	188,607	149,994	126,095
Germany	18,932	16,259	14,738
Spain	1,201	1,301	1,385
United Kingdom	3,563	3,263	3,061
Other countries in Europe	2,997	4,604	20,024

Total Europe (excluding Italy)	215,300	175,421	165,303

United States	185,599	181,868	187,708
Canada	24,247	23,972	26,495

Total North America	209,846	205,840	214,203

Japan	1,802	1,809	2,199
China	5,633	230	—
Australia	88	113	227
Dominican Republic	13,934	—	—
Other countries	5,086	4,021	74

Total countries outside Europe and North America	26,543	6,173	2,500

Total non-current assets in the Rest of the World	451,689	387,434	382,006

SORIN S.P.A. AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

42.	LIST OF SORIN GROUP COMPANIES AND CHANGES IN THE SCOPE OF CONSOLIDATION

This list includes all of the companies in which Sorin S.p.A. has a consolidated direct or indirect Group interest equal to or greater than 10%.

Company	Registered office	Currency	Included in the scope of consolidation			Consolidated % interest held by the group			Equity capital at 31/12/2014
			2014	2013	2012	2014	2013	2012
Parent company
Sorin S.p.A.	Milan	EUR	Yes	Yes	Yes	—	—	—	478,738,144
Companies consolidated line by line:
Sorin CRM S.A.S.	Clamart (France)	EUR	Yes	Yes	Yes	100.000	100.000	100.000	50,000,000
Sorin Biomedica Cardio S.r.l.	Milan	EUR	No	No	Yes	—	—	100.000	—
Sorin Group Italia S.r.l.	Milan	EUR	Yes	Yes	Yes	100.000	100.000	100.000	8,550,034
Sorin Group Nederland N.V.	Amsterdam (Netherlands)	EUR	Yes	Yes	Yes	100.000	100.000	100.000	29,044,000
Sorin Site Management S.r.l.	Milan	EUR	Yes	Yes	Yes	100.000	100.000	100.000	2,489,586
Sorin Group International S.A.	Lausanne (Switzerland)	CHF	Yes	Yes	Yes	100.000	100.000	100.000	2,200,000
Sorin Cardio – Comercialização e Distribuição de Equipamentos Medicos Lda	Alges (Portugal)	EUR	Yes	Yes	Yes	100.000	100.000	100.000	784,314
Sorin CRM S.r.l	Milan	EUR	No	No	Yes	—	—	100.000	—
Sorin Group France S.A.S.	Clamart (France)	EUR	Yes	Yes	Yes	100.000	100.000	100.000	82,200,000
Sorin CRM Holding S.A.S.	Clamart (France)	EUR	Yes	Yes	Yes	100.000	100.000	100.000	15,000,000
Sorin Group DR, SRL	Santo (Dominican Rep)	USD	Yes	No	No	100.000	—	—	16,002,400
Sorin Group USA Inc.	Wilmington Delaware (USA)	USD	Yes	Yes	Yes	100.000	100.000	100.000	102.55
Sorin Group Asia PTE Ltd	Singapore	SGD	Yes	Yes	Yes	100.000	100.000	100.000	4,864,002
Sorin Group Deutschland Gmbh	Clamart (France)	EUR	Yes	Yes	Yes	100.000	100.000	100.000	1,667,000
Sorin Group Finland OY	Helsinki (Finland)	EUR	Yes	Yes	Yes	100.000	100.000	100.000	151,369.13
Sorin Group Scandinavia AB	Sollentuna (Sweden)	SEK	Yes	Yes	Yes	100.000	100.000	100.000	2,100,000
Sorin CP Holding S.r.l.	Milan	EUR	Yes	Yes	Yes	100.000	100.000	100.000	10,000
Alcard Indústria Mecânica Ltda	São Paulo (Brazil)	BRL	Yes	Yes	No	100.000	100.000	—	300,000
Reced Indústria Mecânica Ltda	São Paulo (Brazil)	BRL	Yes	Yes	No	100.000	100.000	—	2,000
Sorin Group Czech Republic S.r.o	Prague (Czech Republic)	CZK	Yes	Yes	No	100.000	100.000	—	200,000
Sorin CRM USA Inc.	Wilmington Delaware (USA)	USD	Yes	Yes	Yes	100.000	100.000	100.000	1,527
California Medical Laboratories Inc. – CalMed	Costa Mesa California (USA)	USD	Yes	Yes	Yes	100.000	100.000	100.000	35,000
Sorin Group Canada Inc.	Markham (Canada)	CAD	Yes	Yes	Yes	100.000	100.000	100.000	273,000
Sorin Group Australia PTY Limited	Toowong – Queensland (Australia)	AUD	Yes	Yes	Yes	100.000	100.000	100.000	7,510,000
Sorin Group Belgium S.A.	Zaventem (Belgium)	EUR	Yes	Yes	Yes	100.000	100.000	100.000	6,384,207
Sorin Group Espana S.L.	Barcelona (Spain)	EUR	Yes	Yes	Yes	100.000	100.000	100.000	3,149,240
Sorin Group UK Limited	Gloucester (United Kingdom)	GBP	Yes	Yes	Yes	100.000	100.000	100.000	1,540,000
Sorin Group Japan K.K.	Tokyo (Japan)	JPY	Yes	Yes	Yes	100.000	100.000	100.000	470,000,000
Sorin Group Austria GmbH	Vienna (Austria)	EUR	Yes	Yes	Yes	100.000	100.000	100.000	35,000
Sorin Group Polska Sp.Z.o.o.	Warsaw (Poland)	PLN	Yes	Yes	Yes	100.000	100.000	100.000	2,000,000
Neurotech S.A	Louvain-la-Neuve (Belgium)	EUR	No	No	Yes	—	—	100.000	—
Sobedia Energia	Saluggia (Vercelli)	EUR	Yes	Yes	Yes	75.000	75.000	75.000	5,000
Sorin Group Norway AS	Oslo (Norway)	NOK	Yes	Yes	Yes	100.000	100.000	100.000	300,000
Sorin Medical (Shanghai) Co. Ltd.	Shanghai (China)	CNY	Yes	Yes	No	100.000	100.000	—	1,500,000
Sorin Medical Devices (Suzhou) Co. Ltd.	Suzhou (China)	CNY	Yes	Yes	No	100.000	100.000	—	48.000.000	(1)

(1)	including CNY 41,767,330 paid-in.

SORIN S.P.A. AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

Company	Registered office	Currency	Included in the scope of consolidation			Consolidated % interest held by the group				Equity capital at 31/12/2014
			2014	2013	2012	2014		2013	2012
Companies valued by the equity method:
La Bouscarre S.C.I.	Fourquevaux (France)	EUR	Yes	Yes	Yes	50.000		50.000	50.000	9,180
LMTB – Laser und Medizin Technologie Gmbh	Berlin (Germany)	EUR	Yes	Yes	Yes	22.548		22.548	22.548	226,757.97
Enopace Biomedical Ltd.	Cesarea (Israel)	USD	Yes	Yes	Yes	31.750		31.799	25.063	526
MD START S.A.	Lausanne (Switzerland)	CHF	Yes	Yes	Yes	20.930		20.930	20.930	2,666,000
MD START I K.G.	Dresden (Germany)	EUR	Yes	Yes	Yes	23.377		23.377	20.930	2,300,000
Cardiosolution Inc.	Wilmington Delaware (USA)	USD	Yes	Yes	Yes	35.330		21.000	21.250	22,699,606
Caisson Interventional Inc.	Dover Delaware (USA)	USD	Yes	Yes	Yes	36.104	(2)	33.333	13.514	7,894,275.23
Highlife S.A.S.	Paris (France)	EUR	Yes	Yes	Yes	26.857		26.857	26.857	60,850.11
MicroPort Sorin CRM (Shanghai) Co. Ltd.	Shanghai (Cina)	CNY	Yes	No	No	49.000		—	—	122.000.000	(3)
Respicardia, Inc.	Minneapolis Minnesota (USA)	USD	Yes	No	No	19.679		—	—	67,139,924

(2)	Percentage of voting shares: 37.037
(3)	including CNY 61,225,000 paid-in.

Changes in the scope of consolidation – Year 2014

Companies added to the scope of consolidation

Company	Registered office	Currency	Equity capital at 12/31/14	% interest held by the group
Acquired companies
Sorin Group DR, SRL	Santo (Rep. Dominicana)	USD	16,002,400	100.000

Changes in the scope of consolidation – Year 2013

Companies added to the scope of consolidation

Company	Registered office	Currency	Equity capital at 12/31/13	% interest held by the group
Newly established companies
Sorin Medical (Shanghai) Co. Ltd.	Shanghai (China)	CNY	1,500,000	100.000
Sorin Group Czech Republic S.r.o	Prague (Czech Republic)	CZK	200,000	100.000
Sorin Medical Devices (Suzhou) Co. Ltd.	Suzhou (China)	CNY	48,000,000	100.000

Acquired companies
Alcard Indústria Mecânica Ltda	São Paulo (Brazil)	BRL	300,000	100.000
Reced Indústria Mecânica Ltda	São Paulo (Brazil)	BRL	2,000	100.000

SORIN S.P.A. AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

Companies removed from the scope of consolidation

Company	Registered office	Currency	Equity capital at 12/31/13	% interest held by the group
Merged companies
Sorin Biomedica Cardio S.r.l. (*)	Milan	EUR	4,732,000	100.000
Sorin CRM S.r.l. (*)	Milan	EUR	5,000,000	100.000
Neurotech S.A. (**)	Louvain-la Neuve (Belgium)	EUR	3,623,259.84	100.000

(*)	Merged into Sorin Group Italia S.r.l.
(**)	Merged into Sorin Group Belgium S.A

Changes in the scope of consolidation – Year 2012

Companies added to the scope of consolidation

Company	Registered office	Currency	Equity capital at 12/31/12	% interest held by the group
Newly established companies
Sorin CRM Holding S.A.S	Clamart (France)	EUR	15,000,000	100.000
Sorin CP Holding S.r.l.	Milan	EUR	10,000	100.000

Acquired companies
California Medical Laboratories Inc. – CalMed	Costa Mesa California (USA)	USD	35,000	100.000
Neurotech S.A.	Louvain-la-Neuve (Belgium)	EUR	3,623,259.84	100.000

43.	OTHER INFORMATION

Translation of Financial Statements of Foreign Companies

The table below shows the exchange rates used to translate into euros the data of companies outside the Eurozone:

Exchange rates for other currencies versus the Euro	2014		2013		2012
	Average	at 12/31/14	Average	at 12/31/13	Average	at 12/31/12
U.S. dollar	1.329	1.214	1.328	1.379	1.285	1.319
Japanese yen	140.310	145.230	129.660	144.720	102.490	113.610
British pound	0.806	0.779	0.849	0.834	0.811	0.816
Canadian dollar	1.466	1.406	1.368	1.467	1.284	1.314
Swiss franc	1.215	1.202	1.231	1.228	1.205	1.207
Australian dollar	1.472	1.483	1.378	1.542	1.241	1.271
Norwegian krone	8.354	9.042	7.807	8.363	7.475	7.348
Swedish kronor	9.099	9.393	8.652	8.859	8.704	8.582
Singapore dollar	1.682	1.606	1.662	1.741	1.605	1.611
Polish zloty	4.184	4.273	4.197	4.154	4.185	4.074
Brazilian real	3.121	3.221	2.869	3.258	2.508	2.704
Czech koruna	27.536	27.735	25.980	27.427	—	25.151
Chinese Yuan	8.186	7.536	8.165	8.349	—	8.221

SORIN S.P.A. AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

44.	EVENTS OCCURRING AFTER DECEMBER 31, 2014

Subsequent events included the following:

•	The announcement made on February 26, 2015 by Sorin S.p.A. and Cyberonics Inc., a medical company with core expertise in the area of neuromodulation, of their intention to merge with the aim of creating a new global entity that is a leader in medical technologies with combined capitalisation, based on closing prices for the shares of Sorin and Cyberonics at February 25, of about 2.7 billions of dollars (2.4 billions of euros).

Mittel S.p.A. and Equinox Two S.c.a. entered into a support agreement with Cyberonics Inc. and committed to support the merger with Sorin S.p.A., and specifically, to vote on behalf of the shareholders’ meeting of Sorin S.p.A., which will be asked to approve the transaction in the future, and not to sell its shares until the transaction has been completed.

•	An additional investment in minority interests of Caisson Interventional LLC (7.5 millions of US dollars) and Highlife S.A.S. (2.8 millions of euros).

•	Approval of the Japanese Pharmaceutical and Medical Device Agency (PMDA) for the new KORA 100 pacemaker featuring “Automatic MRI mode.” KORA 100 SR and KORA 100 DR pacemakers implanted in combination with Sorin Series BEFLEX 1 electrodes allow patients to be given an MRI exam in total safety.

There were no other significant events after December 31, 2014.

ANNEX A-1: TRANSACTION AGREEMENT

TRANSACTION AGREEMENT

among

SORIN S.P.A.,

SAND HOLDCO LIMITED,

CYPHER MERGER SUB, INC.

and

CYBERONICS, INC.

Dated as of

March 23, 2015

ARTICLE I
THE MERGERS

SECTION 1.01	The Mergers	A-1-2
SECTION 1.02	Closing Date	A-1-2
SECTION 1.03	Effective Times	A-1-2
SECTION 1.04	Organizational Documents; Directors and Officers	A-1-3

ARTICLE II
EFFECT OF THE MERGER ON CAPITAL STOCK

SECTION 2.01	Conversion of Securities in the Sorin Merger	A-1-3
SECTION 2.02	Conversion of Securities in the Cyberonics Merger	A-1-4
SECTION 2.03	Merger Consideration Adjustment	A-1-4
SECTION 2.04	Exchange of Sorin Shares	A-1-4
SECTION 2.05	Exchange of Cyberonics Certificates; Payment for Cyberonics Shares	A-1-5
SECTION 2.06	Treatment of Cyberonics Equity Awards	A-1-7
SECTION 2.07	Treatment of Sorin Equity Awards	A-1-10
SECTION 2.08	Sorin Rescission Shares	A-1-12
SECTION 2.09	Withholding Rights	A-1-12

ARTICLE III
REPRESENTATIONS AND WARRANTIES OF CYBERONICS

SECTION 3.01	Organization and Qualification; Subsidiaries	A-1-13
SECTION 3.02	Capitalization	A-1-13
SECTION 3.03	Authority	A-1-15
SECTION 3.04	No Conflict; Required Filings and Consents	A-1-15
SECTION 3.05	Permits; Compliance with Laws	A-1-16
SECTION 3.06	Cyberonics SEC Documents; Financial Statements	A-1-19
SECTION 3.07	Information Supplied	A-1-21
SECTION 3.08	Absence of Certain Changes	A-1-21
SECTION 3.09	Undisclosed Liabilities	A-1-21
SECTION 3.10	Litigation	A-1-21
SECTION 3.11	Employee Benefits	A-1-21
SECTION 3.12	Labor	A-1-23
SECTION 3.13	Tax Matters	A-1-24
SECTION 3.14	Real Property	A-1-25
SECTION 3.15	Environmental Matters	A-1-26
SECTION 3.16	Intellectual Property	A-1-26
SECTION 3.17	Contracts	A-1-27
SECTION 3.18	Insurance	A-1-29
SECTION 3.19	Anti-Money Laundering and Economic Sanctions Laws	A-1-29
SECTION 3.20	FCPA and Anti-Corruption	A-1-30
SECTION 3.21	Customers	A-1-30
SECTION 3.22	Opinion of Financial Advisor	A-1-30
SECTION 3.23	Anti-Takeover Provisions	A-1-30
SECTION 3.24	Vote Required	A-1-30
SECTION 3.25	Brokers	A-1-31
SECTION 3.26	Absence of Certain Arrangements	A-1-31

A-1-i

SECTION 3.27	Acknowledgement of No Other Representations or Warranties	A-1-31

ARTICLE IV
REPRESENTATIONS AND WARRANTIES OF SORIN

SECTION 4.01	Organization and Qualification; Subsidiaries	A-1-31
SECTION 4.02	Capitalization	A-1-32
SECTION 4.03	Authority	A-1-34
SECTION 4.04	No Conflict; Required Filings and Consents	A-1-34
SECTION 4.05	Permits; Compliance with Laws	A-1-35
SECTION 4.06	Sorin CONSOB Documents; Financial Statements	A-1-38
SECTION 4.07	Information Supplied	A-1-39
SECTION 4.08	Absence of Certain Changes	A-1-39
SECTION 4.09	Undisclosed Liabilities	A-1-39
SECTION 4.10	Litigation	A-1-39
SECTION 4.11	Employee Benefits	A-1-40
SECTION 4.12	Labor	A-1-41
SECTION 4.13	Tax Matters	A-1-43
SECTION 4.14	Real Property	A-1-44
SECTION 4.15	Environmental Matters	A-1-44
SECTION 4.16	Intellectual Property	A-1-45
SECTION 4.17	Contracts	A-1-46
SECTION 4.18	Insurance	A-1-47
SECTION 4.19	Anti-Money Laundering and Economic Sanctions Laws	A-1-47
SECTION 4.20	FCPA and Anti-Corruption	A-1-48
SECTION 4.21	Customers	A-1-48
SECTION 4.22	Opinion of Financial Advisor	A-1-48
SECTION 4.23	Anti-Takeover Provisions	A-1-49
SECTION 4.24	Vote Required	A-1-49
SECTION 4.25	Brokers	A-1-49
SECTION 4.26	Sufficient Funds	A-1-49
SECTION 4.27	Absence of Certain Arrangements	A-1-49
SECTION 4.28	Acknowledgement of No Other Representations or Warranties	A-1-49

ARTICLE V
COVENANTS

SECTION 5.01	Conduct of Business Pending the Mergers	A-1-50
SECTION 5.02	Agreements Concerning Holdco and Merger Sub	A-1-55
SECTION 5.03	No Solicitation by Cyberonics; Cyberonics Change of Recommendation	A-1-55
SECTION 5.04	No Solicitation by Sorin; Sorin Change of Recommendation	A-1-58
SECTION 5.05	Registration Statements; Sorin Information Document; Proxy Statement; NASDAQ Listing Application; LSE Listing Application; Holdco Prospectus; Holdco Filings; Sorin Filings; Meetings	A-1-61
SECTION 5.06	Access to Information	A-1-63
SECTION 5.07	Appropriate Action; Consents; Filings	A-1-64
SECTION 5.08	Certain Notices	A-1-65
SECTION 5.09	Public Announcements	A-1-65
SECTION 5.10	Directors & Officers Indemnification and Insurance	A-1-66
SECTION 5.11	Employee Benefit Matters	A-1-68
SECTION 5.12	Takeover Statutes	A-1-71
SECTION 5.13	Expenses	A-1-71

A-1-ii

SECTION 5.14	Rule 16b-3 Matters	A-1-71
SECTION 5.15	Listing Matters	A-1-71
SECTION 5.16	Pre-Merger Certificates	A-1-71
SECTION 5.17	Report on Sorin Merger Consideration	A-1-72
SECTION 5.18	Corporate Governance Matters	A-1-72
SECTION 5.19	Formation of Italian Branch	A-1-73
SECTION 5.20	Intercompany Structure	A-1-73
SECTION 5.21	Certain Actions	A-1-73

ARTICLE VI
CONDITIONS TO THE MERGERS

SECTION 6.01	Conditions to Obligations of Each Party to Effect the Mergers	A-1-73
SECTION 6.02	Additional Conditions to Obligations of Sorin, Holdco and Merger Sub	A-1-74
SECTION 6.03	Additional Conditions to Obligations of Cyberonics	A-1-75

ARTICLE VII
TERMINATION
SECTION 7.01	Termination	A-1-75
SECTION 7.02	Effect of Termination	A-1-76
SECTION 7.03	Amendment	A-1-78
SECTION 7.04	Waiver	A-1-79

ARTICLE VIII
GENERAL PROVISIONS

SECTION 8.01	No Survival of Representations and Warranties	A-1-79
SECTION 8.02	Notices	A-1-79
SECTION 8.03	Severability	A-1-80
SECTION 8.04	Entire Agreement	A-1-80
SECTION 8.05	Assignment	A-1-80
SECTION 8.06	Parties in Interest	A-1-80
SECTION 8.07	Interpretation	A-1-81
SECTION 8.08	Obligations of Sorin and Cyberonics	A-1-81
SECTION 8.09	Governing Law; Consent to Jurisdiction; Waiver of Trial by Jury	A-1-81
SECTION 8.10	Counterparts	A-1-82
SECTION 8.11	Specific Performance	A-1-83

Annex I	Defined Terms

Exhibit A	Form of Articles of Association of Sorin Merger Surviving Company

Exhibit B	Form of Certificate of Incorporation of Cyberonics Merger Surviving Corporation

A-1-iii

This TRANSACTION AGREEMENT, dated as of March 23, 2015 (this “Agreement”), is entered into by and among Cyberonics, Inc., a Delaware corporation (“Cyberonics”), Sorin S.p.A., a joint stock company organized under the laws of Italy (“Sorin”), Sand Holdco Limited, a private limited company incorporated under the laws of England and Wales and a wholly owned subsidiary of Sorin (“Holdco”), and Cypher Merger Sub, Inc., a Delaware corporation and wholly owned (whether directly or indirectly through a wholly owned subsidiary or subsidiaries) subsidiary of Holdco (“Merger Sub”). Certain capitalized terms used in this Agreement are defined in Annex I and other capitalized terms used in this Agreement are defined elsewhere in this Agreement as indicated in Annex I.

RECITALS

WHEREAS, the board of directors of Sorin and the board of directors of Holdco have each unanimously approved this Agreement and the proposed merger of Sorin with and into Holdco (the “Sorin Merger”) upon the terms and subject to the conditions set forth in this Agreement and in accordance with the Laws of England and Wales and Italy, whereby each issued and outstanding ordinary share, par value €1 per share, of Sorin (the “Sorin Shares”), other than Sorin Shares owned by Cyberonics, Sorin, Holdco, Merger Sub or any of their respective Subsidiaries, will be converted into the right to receive the Sorin Merger Consideration;

WHEREAS, following the execution and delivery of this Agreement, the board of directors of each of Holdco and Sorin desires to adopt common cross-border merger terms for the Sorin Merger to reflect the terms of this Agreement (the “Sorin Merger Terms”) pursuant to the Directive on Cross-Border Mergers of Limited Liability Companies (2005/56/EC) of the European Parliament and of the Council of the European Union and, in the case of Holdco, the Companies (Cross-Border Mergers) Regulations 2007 (as amended) (the “UK Merger Regulations”) and, in the case of Sorin, Articles 2501ff of the Italian Civil Code and the Italian Legislative Decree 30 May 2008, No. 108 (the “Italian Merger Regulations”);

WHEREAS, the board of directors of each of Holdco, Cyberonics and Merger Sub has unanimously approved this Agreement and the merger of Merger Sub with and into Cyberonics (the “Cyberonics Merger” and, together with the Sorin Merger, the “Mergers”) upon the terms and subject to the conditions set forth in this Agreement and in accordance with the General Corporation Law of the State of Delaware (the “DGCL”), whereby each issued and outstanding share of common stock, par value $0.01 per share, of Cyberonics (the “Cyberonics Common Stock” and each share of Cyberonics Common Stock, a “Cyberonics Share”), other than Cyberonics Shares owned by Cyberonics, Sorin, Holdco, Merger Sub or any of their respective wholly owned Subsidiaries, will be converted into the right to receive the Cyberonics Merger Consideration;

WHEREAS, (i) the board of directors of Holdco has declared advisable and in the best interests of Holdco, and resolved to recommend to its shareholder the adoption of, this Agreement and the Mergers, (ii) the board of directors of Sorin has determined that this Agreement and the Sorin Merger are advisable and in the best interests of Sorin and its shareholders and has proposed that the Sorin shareholders approve the Sorin Merger, and (iii) the boards of directors of each of Cyberonics and Merger Sub has declared advisable and in the best interests of such corporation and its respective stockholders, and has resolved to recommend to its respective stockholders the adoption of, this Agreement and the Cyberonics Merger; and

WHEREAS, concurrently with the execution and delivery of this Agreement, Cyberonics and certain shareholders of Sorin (the “Principal Sorin Shareholders”) are entering into agreements pursuant to which such shareholders will agree to take specified actions in furtherance of the Sorin Merger (the “Sorin Support Agreements”); and

WHEREAS, concurrently with the execution and delivery of this Agreement, Sorin and certain shareholders of Cyberonics are entering into agreements pursuant to which such shareholders will agree to take specified actions in furtherance of the Cyberonics Merger (the “Cyberonics Support Agreements”).

A-1-1

NOW, THEREFORE, in consideration of the foregoing and the mutual representations, warranties and covenants and subject to the conditions set forth herein, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

ARTICLE I

THE MERGERS

SECTION 1.01 The Mergers.

(a) Upon the terms and subject to the conditions set forth in this Agreement (i) at the Sorin Merger Effective Time, Sorin shall be merged with and into Holdco in accordance with the Laws of England and Wales and Italy, whereupon the separate existence of Sorin shall cease, and Holdco shall continue as the surviving company in the Sorin Merger (the “Sorin Merger Surviving Company”), and (ii) at the Cyberonics Merger Effective Time, Merger Sub shall be merged with and into Cyberonics in accordance with the DGCL, whereupon the separate existence of Merger Sub shall cease, and Cyberonics shall continue as the surviving corporation in the Cyberonics Merger (the “Cyberonics Merger Surviving Corporation”). The Sorin Merger shall have the effects prescribed by the applicable provisions of the UK Merger Regulations and the Italian Merger Regulations and this Agreement, and the Cyberonics Merger shall have the effects prescribed by the applicable provisions of the DGCL and this Agreement.

(b) Without limiting the generality of the foregoing and subject thereto, (i) at the Sorin Merger Effective Time, all the property, rights, privileges, immunities, powers and franchises of Holdco and Sorin shall vest in Holdco as the Sorin Merger Surviving Company, and all debts, liabilities, obligations and duties of Holdco and Sorin shall become the debts, liabilities, obligations and duties of the Sorin Merger Surviving Company, and (ii) at the Cyberonics Merger Effective Time, all the property, rights, privileges, immunities, powers and franchises of Cyberonics and Merger Sub shall vest in Cyberonics as the Cyberonics Merger Surviving Corporation, and all debts, liabilities, obligations and duties of Cyberonics and Merger Sub shall become the debts, liabilities, obligations and duties of the Cyberonics Merger Surviving Corporation. After the Mergers, the Cyberonics Merger Surviving Corporation shall be a wholly owned subsidiary (whether directly or indirectly through a wholly owned subsidiary or subsidiaries) of the Sorin Merger Surviving Company.

SECTION 1.02 Closing Date. Holdco and Sorin shall use their respective reasonable best efforts to obtain the Sorin Merger Order as promptly as practicable after the receipt of the Pre-Merger Certificates and the satisfaction or waiver by them of the conditions set forth in Article VI, (including, without limitation, by promptly making all necessary applications under, and otherwise satisfying the requirements of, the UK Merger Regulations) and, subject to the satisfaction or waiver by them of the conditions set forth in Sections 6.01 and 6.02, will appear by Sorin Merger Counsel at the Hearing to seek the Sorin Merger Order. The date on which the Sorin Merger Order is obtained shall be the “Closing Date.” Following the receipt of the Sorin Merger Order, the parties shall not take any action to amend, modify, rescind or terminate the Sorin Merger Order.

SECTION 1.03 Effective Times. On the date on which the Sorin Merger Order is obtained, and as soon as reasonably practicable after such time, and in no event prior thereto, Cyberonics shall, subject to the satisfaction or waiver by it of the conditions set forth in Sections 6.01 and 6.03, file a certificate of merger with respect to the Cyberonics Merger (the “Certificate of Cyberonics Merger”) with the Secretary of State of the State of Delaware in such form as required by, and executed and acknowledged in accordance with, the relevant provisions of the DGCL and shall make all other filings and recordings required under the DGCL. The Certificate of Cyberonics Merger shall provide that the Cyberonics Merger shall become effective at a time which falls on the date of the Sorin Merger Effective Time but subsequent to the Sorin Merger Effective Time and in no event prior to the Sorin Merger Effective Time (such date and time, the “Cyberonics Merger Effective Time” and, together with the Sorin Merger Effective Time, the “Effective Times”). In the event that the Sorin Merger Order is amended, modified, rescinded or terminated prior to the Sorin Merger Effective Time, Cyberonics shall file with the Secretary of State of the State of Delaware an executed Certificate of Termination terminating the Certificate of Cyberonics Merger.

A-1-2

SECTION 1.04 Organizational Documents; Directors and Officers.

(a) Organizational Documents of the Sorin Merger Surviving Company. Prior to the Sorin Merger Effective Time, Sorin, as the sole shareholder of Holdco, shall adopt the Articles of Association of the Sorin Merger Surviving Company (the “Holdco Articles”), substantially in the form set forth as Exhibit A, the final form of which shall be subject to the consent of Cyberonics, to take effect as of the Sorin Merger Effective Time, or prior to the Sorin Merger Effective Time if mutually agreed by Sorin and Cyberonics. The Holdco Articles shall remain in effect as of the Cyberonics Merger Effective Time.

(b) Organizational Documents of the Cyberonics Merger Surviving Corporation. At the Cyberonics Merger Effective Time (i) the certificate of incorporation of the Cyberonics Merger Surviving Corporation, as in effect immediately prior to the Cyberonics Merger Effective Time, shall be amended and restated in the form set forth as Exhibit B and (ii) the bylaws of Merger Sub, as in effect immediately prior to the Cyberonics Merger Effective Time, shall be the bylaws of the Cyberonics Merger Surviving Corporation (except that references therein to the name of Merger Sub shall be replaced by references to the name of the Cyberonics Merger Surviving Corporation, which shall be mutually agreed upon by Cyberonics and Sorin) until thereafter amended in accordance with the DGCL and the applicable provisions of the certificate of incorporation and bylaws of the Cyberonics Merger Surviving Corporation.

(c) Directors of the Cyberonics Merger Surviving Corporation. Subject to applicable Law, as of the Cyberonics Merger Effective Time, the members of the board of directors of Merger Sub immediately prior to the Cyberonics Merger Effective Time shall be the members of the board of directors of the Cyberonics Merger Surviving Corporation, each to hold office in accordance with the certificate of incorporation and bylaws of the Cyberonics Merger Surviving Corporation, subject to Section 5.18(f).

(d) Officers of the Cyberonics Merger Surviving Corporation. As of the Cyberonics Merger Effective Time, the officers of Merger Sub immediately prior to the Cyberonics Merger Effective Time shall be the officers of the Cyberonics Merger Surviving Corporation, each to hold office in accordance with the certificate of incorporation and bylaws of the Cyberonics Merger Surviving Corporation.

ARTICLE II

EFFECT OF THE MERGER ON CAPITAL STOCK

SECTION 2.01 Conversion of Securities in the Sorin Merger. At the Sorin Merger Effective Time, by virtue of the Sorin Merger and without any action on the part of Holdco, Sorin or the holders of any Sorin Shares:

(a) Conversion of Sorin Shares. Subject to Sections 2.03, 2.04 and 2.09 and in accordance with the Sorin Merger Terms, and subject to the granting by the Court of the Sorin Merger Order, Holdco shall, at the Sorin Merger Effective Time, allot for each Sorin Share issued and outstanding immediately prior to the Sorin Merger Effective Time, other than any Excluded Sorin Shares and any Sorin Rescission Shares which have not been purchased by holders of other Sorin Shares or by third parties pursuant to Article 2437-quater of the Italian Civil Code (the “Excluded Sorin Rescission Shares”), 0.0472 (the “Sorin Exchange Ratio”) validly issued, fully paid and non-assessable Holdco Shares (the “Sorin Merger Consideration”) and all such Sorin Shares shall cease to be outstanding, shall be cancelled and shall cease to exist, and each such Sorin Share (other than the Excluded Sorin Shares and the Excluded Sorin Rescission Shares) shall thereafter represent only the right to receive the Sorin Merger Consideration.

(b) Cancellation of Excluded Sorin Shares. All Sorin Shares that are held in the treasury of Sorin or owned of record by Holdco, Merger Sub or Cyberonics, or any of their respective wholly owned Subsidiaries as of immediately prior to the Sorin Merger Effective Time (the “Excluded Sorin Shares”) shall immediately following the Sorin Merger Effective Time be cancelled and shall cease to exist, with no consideration being paid with respect thereto.

A-1-3

(c) Cancellation of Holdco Shares. Each Holdco Share issued and outstanding immediately prior to the Sorin Merger Effective Time shall immediately following the Sorin Merger Effective Time be cancelled and shall cease to exist, with no consideration being paid with respect thereto. The parties shall discuss in good faith any alternative treatment proposed by Sorin or Holdco in respect of this Section 2.01(c) to the extent such treatment is permitted under applicable Law.

SECTION 2.02 Conversion of Securities in the Cyberonics Merger. At the Cyberonics Merger Effective Time, by virtue of the Cyberonics Merger and without any action on the part of Holdco, Merger Sub, Cyberonics or the holders of any shares of capital stock of Cyberonics or Merger Sub:

(a) Conversion of Cyberonics Common Stock. Subject to Sections 2.03, 2.05 and 2.09, each Cyberonics Share issued and outstanding immediately prior to the Cyberonics Merger Effective Time, other than Excluded Cyberonics Shares, shall automatically be converted into the right to receive one (1) (the “Cyberonics Exchange Ratio”) validly issued, fully paid and non-assessable Holdco Share (the “Cyberonics Merger Consideration”) and all such Cyberonics Shares shall cease to be outstanding, shall be cancelled and shall cease to exist, and each such Cyberonics Share that immediately prior to the Cyberonics Merger Effective Time was represented by a certificate (each, a “Cyberonics Certificate”) or was a non-certificated Cyberonics Share represented by book-entry (each, a “Cyberonics Book-Entry Share”) (in each case, other than Excluded Cyberonics Shares) shall thereafter represent only the right to receive the Cyberonics Merger Consideration, subject to Sections 2.05 and 2.09.

(b) Cancellation of Excluded Cyberonics Shares. All Cyberonics Shares that are held in the treasury of Cyberonics or owned of record by Sorin, Holdco or Merger Sub, or any of their respective wholly owned Subsidiaries (the “Excluded Cyberonics Shares”) shall be cancelled and shall cease to exist, with no consideration being paid with respect thereto.

(c) Conversion of Capital Stock of Merger Sub. Each share of capital stock of Merger Sub issued and outstanding immediately prior to the Cyberonics Merger Effective Time shall be automatically converted into and become one validly issued, fully paid and non-assessable share of common stock, par value $0.01 per share, of the Cyberonics Merger Surviving Corporation.

SECTION 2.03 Merger Consideration Adjustment. Notwithstanding anything in this Agreement to the contrary, if, from the date of this Agreement until the Sorin Merger Effective Time, the outstanding Sorin Shares or Cyberonics Shares or the securities convertible into, or exercisable or exchangeable for, Sorin Shares or Cyberonics Shares shall have been changed into a different number of shares or a different class by reason of any reclassification, share split (including a reverse share split), recapitalization, split-up, combination, exchange of shares, readjustment or other similar transaction (but not including the Excluded Sorin Rescission Shares), or a share dividend or share distribution thereon shall be declared with a record date within said period, the Sorin Merger Consideration shall be appropriately adjusted, without duplication, to provide the holders of Cyberonics Shares and Sorin Shares the same economic effect as contemplated by this Agreement prior to such event.

SECTION 2.04 Exchange of Sorin Shares.

(a) Sorin Shares shall be exchanged for Holdco Shares in accordance with the Sorin Merger Terms, the rules and procedures of any depositary or clearing agency through which such Sorin Shares are held or traded or through which the Holdco Shares to be issued as Sorin Merger Consideration are to be held or traded, and applicable Law.

(b) As of the Sorin Merger Effective Time, to the extent permitted under applicable Law and the rules and regulations of the MSE, the share transfer books of Sorin shall be closed, and there shall be no further registration of transfers on the share transfer books of the Sorin Merger Surviving Company of the Sorin Shares that were outstanding immediately prior to the Sorin Merger Effective Time. The Sorin Merger Consideration issued in accordance with the terms of this Article II shall represent full satisfaction of all rights pertaining to the Sorin Shares, other than the Excluded Sorin Rescission Shares, that were outstanding

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immediately prior to the Sorin Merger Effective Time. From and after the Sorin Merger Effective Time, the holders of Sorin Shares outstanding immediately prior thereto shall cease to have any rights with respect thereto except as otherwise provided for herein or by applicable Law.

(c) Notwithstanding anything to the contrary in this Article II, (i) no certificates or scrip representing fractional shares or book-entry credit of Holdco Shares shall be issued upon the conversion of Sorin Shares pursuant to this Article II, (ii) no Holdco dividend or other distribution or share split shall relate to any such fractional share interest and (iii) no such fractional share interest shall entitle the owner thereof to vote or to any other rights of a shareholder of Holdco.

(d) Prior to the Sorin Merger Effective Time, Cyberonics and Sorin shall select, and Holdco shall enter into an agreement (in form and substance reasonably satisfactory to Cyberonics and Sorin) with, a financial intermediary or a bank which participates in Monte Titoli designated by the parties to act as exchange agent (the “Sorin Exchange Agent”). Holdco and the Sorin Exchange Agent shall determine suitable procedures for the treatment of fractional Holdco Shares that would have been issued in respect of Sorin Shares in the Sorin Merger but for Section 2.04(c), which procedures shall be (i) in accordance with market practice in Italy and with the rules and practice of Monte Titoli and (ii) reasonably acceptable to Cyberonics and Sorin. Holdco shall pay all commissions, transfer taxes and other out-of-pocket transaction costs of, and compensation to, the Sorin Exchange Agent incurred in connection with dealing with any such fractional Holdco Shares.

SECTION 2.05 Exchange of Cyberonics Certificates; Payment for Cyberonics Shares.

(a) Cyberonics Exchange Agent. Holdco shall deposit, or shall procure the deposit, with a U.S.-based nationally recognized financial institution designated by Cyberonics and reasonably acceptable to Cyberonics and Sorin (the “Cyberonics Exchange Agent”) for the benefit of the holders of Cyberonics Shares (other than Excluded Cyberonics Shares), for exchange in accordance with this Article II, (i) at or prior to the Cyberonics Merger Effective Time, certificates (or, at Holdco’s option, uncertificated shares) representing the aggregate number of Holdco Shares required to be delivered pursuant to Section 2.02 and (ii) as necessary from time to time from and after the Cyberonics Merger Effective Time, any dividends or other distributions payable pursuant to Section 2.05(c) with respect to the Holdco Shares with a record and payment date prior to the surrender of such Cyberonics Shares (such certificates for shares of Holdco Shares or uncertificated Holdco shares, together with the amount of any dividends or other distributions payable with respect thereto being hereinafter referred to as the “Exchange Fund”). The Exchange Fund shall not be used for any purpose other than to fund payments pursuant to Section 2.02, except as expressly provided for in this Agreement. Holdco shall enter into an agreement with the Cyberonics Exchange Agent in a form reasonably acceptable to Cyberonics and Sorin. Any or all of the obligations of Holdco contained in this Section 2.05 may be performed, satisfied or fulfilled by one or more Sorin Subsidiaries or New Entities reasonably acceptable to Cyberonics; provided that Holdco shall not be relieved of its obligations under this Section 2.05 to the extent not performed, satisfied or fulfilled in full by such Sorin Subsidiaries or New Entities.

(b) Procedures for Surrender.

(i) Cyberonics Certificates. Promptly after the Cyberonics Merger Effective Time (and in any event within three (3) Business Days thereafter), Holdco shall cause the Cyberonics Exchange Agent to mail to each holder of record of a Cyberonics Certificate, (a) a letter of transmittal (which shall notify holders of the effectiveness of the Cyberonics Merger and specify that delivery shall be effected, and that risk of loss and title to the Cyberonics Certificates shall pass, only upon delivery of the Cyberonics Certificates (or affidavit of loss in lieu thereof as provided in Section 2.05(f)) to the Cyberonics Exchange Agent), and (b) instructions for effecting the surrender of the Cyberonics Certificates (or affidavit of loss in lieu thereof as provided in Section 2.05(f)) to the Cyberonics Exchange Agent in exchange for delivery of the Cyberonics Merger Consideration therefor. Upon surrender of Cyberonics Certificates (or an affidavit of loss in lieu thereof as provided in Section 2.05(f)) for cancellation to the

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Cyberonics Exchange Agent, together with such letter of transmittal, duly completed and validly executed in accordance with such instructions, and such other documents as may reasonably be required by the Cyberonics Exchange Agent, the holder of such Cyberonics Certificates shall be entitled to receive in exchange therefor: (1) certificates (or, at Holdco’s option, uncertificated shares) representing the Holdco Shares into which the Cyberonics Shares represented by such holder’s Cyberonics Certificates were converted pursuant to Section 2.02, and the Cyberonics Certificates so surrendered shall forthwith be cancelled, and (2) a check in United States dollars equal to the amount of any cash dividends or other distributions that such holder has the right to receive pursuant to Section 2.05(c), in each case, after giving effect to any required Tax withholdings as provided in Section 2.09 and without interest thereon.

(ii) Cyberonics Book-Entry Shares. Promptly after the Cyberonics Merger Effective Time, Holdco shall cause the Cyberonics Exchange Agent to (a) mail to each holder of Cyberonics Book-Entry Shares materials advising such holder of the effectiveness of the Cyberonics Merger and the conversion of their Cyberonics Shares into the right to receive the Cyberonics Merger Consideration and (b) deliver (1) in registered form to each holder of Cyberonics Book-Entry Shares that number of Holdco Shares that such holder is entitled to receive in respect of each such Cyberonics Book-Entry Share pursuant to Section 2.02 and (2) a check in United States dollars equal to the amount of any cash dividends or other distributions that such holder has the right to receive pursuant to Section 2.05(c), in each case, after giving effect to any required Tax withholdings as provided in Section 2.09 and without interest thereon.

(c) Dividends and Distributions with Respect to Unexchanged Cyberonics Shares. All Holdco Shares to be issued pursuant to the Cyberonics Merger shall be issued and outstanding as of the Cyberonics Merger Effective Time and whenever a dividend or other distribution is declared by Holdco in respect of the Holdco Shares, the record date for which is after the Cyberonics Merger Effective Time, that declaration shall include dividends or other distributions in respect of all Holdco Shares issued in the Cyberonics Merger. Subject to Section 2.05(e), the Cyberonics Exchange Agent shall hold any Holdco Shares in respect of any unsurrendered Cyberonics Certificate in trust for the holder of such Cyberonics Certificate until such Cyberonics Certificate (or affidavit of loss in lieu thereof as provided in Section 2.05(f)) has been surrendered for exchange in accordance with this Article II. No dividends or other distributions in respect of the Holdco Shares shall be paid to any holder of any unsurrendered Cyberonics Certificate until such Cyberonics Certificate (or affidavit of loss in lieu thereof as provided in Section 2.05(f)) has been surrendered for exchange in accordance with this Article II. Subject to applicable Law and the provisions of this Article II, following surrender of any such Cyberonics Certificate (or affidavit of loss in lieu thereof as provided in Section 2.05(f)), there shall be delivered to the record holder of the certificate representing shares of Holdco Shares issued in exchange therefor, without interest and after giving effect to any required Tax withholdings as provided in Section 2.09, (i) at the time of such surrender, the dividends or other distributions with a record date after the Cyberonics Merger Effective Time with respect to such Holdco Shares and not theretofore paid and (ii) at the appropriate payment date, the dividends or other distributions payable with respect to such Holdco Shares with a record date after the Cyberonics Merger Effective Time, but with a payment date subsequent to such surrender.

(d) Transfer Books; No Further Ownership Rights in Shares. As of the Cyberonics Merger Effective Time, the stock transfer books of Cyberonics shall be closed, and there shall be no further registration of transfers on the stock transfer books of the Cyberonics Merger Surviving Corporation of the Cyberonics Shares that were outstanding immediately prior to the Cyberonics Merger Effective Time. The Cyberonics Merger Consideration issued in accordance with the terms of this Article II, together with any dividends or other distributions payable pursuant to Section 2.05(c), shall represent full satisfaction of all rights pertaining to the Cyberonics Shares that were outstanding immediately prior to the Cyberonics Merger Effective Time. From and after the Cyberonics Merger Effective Time, the holders of Cyberonics Shares outstanding immediately prior thereto shall cease to have any rights with respect thereto except as otherwise provided for herein or by applicable Law.

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(e) Termination of Exchange Fund; Abandoned Property; No Liability. At any time following the first anniversary of the Cyberonics Merger Effective Time (or such earlier date immediately prior to such time when the amounts would otherwise escheat to or become property of any Governmental Entity), Holdco shall be entitled to require the Cyberonics Exchange Agent to deliver to it all or any portion of the Exchange Fund (including any interest or investment income received with respect thereto) not transferred to holders of Cyberonics Shares, and thereafter such holders shall be entitled to look only to Holdco (subject to abandoned property, escheat or other similar Laws) as general creditors thereof with respect to the Cyberonics Merger Consideration payable upon due surrender of their Cyberonics Certificates and compliance with the procedures set forth in Section 2.05(b), without interest. Notwithstanding the foregoing, none of the Cyberonics Merger Surviving Corporation, the Sorin Merger Surviving Company, Holdco, the Cyberonics Exchange Agent or any other person shall be liable to any former holder of Cyberonics Shares or Sorin Shares for any amount properly delivered to a public official pursuant to any applicable abandoned property, escheat or similar Law.

(f) Transferred Certificates; Lost, Stolen or Destroyed Certificates. In the event any Cyberonics Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Cyberonics Certificate to be lost, stolen or destroyed and compliance with the replacement requirements established by the Cyberonics Exchange Agent including the posting by such person of a bond in customary amount and upon such terms as may be required by Holdco or the Cyberonics Exchange Agent as indemnity against any claim with respect to such Cyberonics Certificate that may be made against Holdco, the Cyberonics Merger Surviving Corporation or the Cyberonics Exchange Agent, such person (or its designee) shall be entitled to receive, in exchange for such lost, stolen or destroyed Cyberonics Certificate, the Cyberonics Merger Consideration, plus any dividends and other distributions in respect of the Holdco Shares that would have been delivered pursuant to the provisions of this Article II (after giving effect to any required Tax withholdings as provided in Section 2.09) had such lost, stolen or destroyed Cyberonics Certificate been surrendered. If delivery of the Cyberonics Merger Consideration is to be made to a person other than the person in whose name the surrendered Cyberonics Certificate is registered, it shall be a condition of delivery that the Cyberonics Certificate so surrendered be properly endorsed or be otherwise in proper form for transfer and that the person requesting such delivery shall have paid to the Cyberonics Exchange Agent any transfer and other Taxes required by reason of the delivery of the Cyberonics Merger Consideration to a person other than the record holder of the Cyberonics Certificate surrendered or shall have established to the satisfaction of Holdco that such Tax either has been paid or is not applicable.

SECTION 2.06 Treatment of Cyberonics Equity Awards.

(a) Treatment of Cyberonics Options.

(i) As of the Cyberonics Merger Effective Time, (A) each option to purchase Cyberonics Shares granted under a Cyberonics Stock Plan (the “Cyberonics Options”) that is outstanding immediately prior to the Cyberonics Merger Effective Time shall be fully vested and (B) each Cyberonics Option shall be cancelled and cease to represent an option to purchase Cyberonics Shares and shall be converted into an option to purchase a number of Holdco Shares equal to the product (rounded down to the nearest whole number) obtained by multiplying (i) the number of Cyberonics Shares subject to such Cyberonics Option immediately prior to the Cyberonics Merger Effective Time by (ii) the Cyberonics Exchange Ratio, at an exercise price per share equal to the quotient (rounded up to the nearest whole cent) obtained by dividing (A) the per share exercise price specified in such Cyberonics Option immediately prior to the Cyberonics Merger Effective Time by (B) the Cyberonics Exchange Ratio; provided, however, that the exercise price and the number of shares of Holdco Shares purchasable pursuant to such Cyberonics Option will be determined in a manner consistent with the requirements of Section 409A of the Code; provided, further, that in the case of any Cyberonics Option to which Section 422 of the Code applies, the exercise price and the number of shares of Holdco Shares purchasable pursuant to such Cyberonics Option shall be determined in accordance with the foregoing,

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subject to such adjustments as are necessary in order to satisfy the requirements of Section 424(a) of the Code. Except as specifically provided above, following the Cyberonics Merger Effective Time, each Cyberonics Option shall continue to be governed by the same terms and conditions (including exercisability terms) as were applicable to such Cyberonics Option immediately prior to the Cyberonics Merger Effective Time.

(ii) Notwithstanding Section 2.06(a)(i) or anything else to the contrary, with respect to any Cyberonics Options that were granted prior to January 1, 2013 and are held by a Section 16 Person, each such Cyberonics Option that is outstanding immediately prior to the Cyberonics Merger Effective Time (whether vested or unvested) shall, as of the Cyberonics Merger Effective Time, be cancelled and shall only entitle the holder of such Cyberonics Option to receive (without interest), on the date on which the Cyberonics Merger Effective Time occurs, an amount in cash equal to the product (rounded down to the nearest cent) obtained by multiplying (i) the number of Cyberonics Shares subject to such Cyberonics Option immediately prior to the Cyberonics Merger Effective Time by (ii) the excess, if any, of (A) the Cyberonics Trading Price over (B) the per share exercise price specified in such Cyberonics Option immediately prior to the Cyberonics Merger Effective Time, less applicable Taxes required to be withheld with respect to such payment. For the avoidance of doubt, any Cyberonics Option which has a per share exercise price that is greater than or equal to the Cyberonics Trading Price shall be cancelled at the Cyberonics Merger Effective Time for no consideration or payment.

(iii) “Cyberonics Trading Price” means the average of the volume-weighted average prices, rounded to four decimal points, of Cyberonics Shares on NASDAQ for ten individual (10) trading days within the twenty (20) consecutive trading days ending on (and including) the second full trading day prior to the Cyberonics Merger Effective Time (with such ten (10) trading days to be selected by random lottery in the presence of senior executives of each of Sorin and Cyberonics), in each case as reported by Bloomberg Financial Markets, or any successor thereto, through its “Volume Weighted Average Price” function (or, if not reported therein, in another authoritative source mutually selected by Sorin and Cyberonics), subject to appropriate adjustments for any stock dividend, stock split or other similar transactions that occur during such period. If the volume-weighted average price cannot be calculated for Cyberonics Shares on any such date, the volume-weighted average price for such date shall be the fair market value as mutually agreed upon by Sorin and Cyberonics.

(b) Treatment of Restricted Cyberonics Shares. Each outstanding Cyberonics Share subject to vesting or other lapse restrictions pursuant to the Cyberonics Stock Plans immediately prior to the Cyberonics Merger Effective Time (each, a “Restricted Cyberonics Share”) shall, as of the Cyberonics Merger Effective Time, accelerate and become fully vested (with performance-based Restricted Cyberonics Shares vesting at 100% of the target level) and shall be converted into, and become exchanged for the Cyberonics Merger Consideration (less applicable Taxes required to be withheld with respect to such vesting) in accordance with Section 2.02. Except as otherwise agreed to by Cyberonics and Sorin, with respect to each Section 16 Person who is an officer of Cyberonics (other than the individual whose name is set forth on Section 2.06 of the Cyberonics Disclosure Letter), 50% of the Holdco Shares payable to such Section 16 Person pursuant to this Section 2.06(b) shall be subject to an 18-month lock-up period, which will terminate on termination of employment of the holder for any reason, and the remaining 50% of the Holdco Shares payable to such Section 16 Person pursuant to this Section 2.06(b) shall not be subject to any lock-up period.

(c) Treatment of Cyberonics RSUs. As of the Cyberonics Merger Effective Time, (A) any vesting conditions applicable to each outstanding restricted stock unit pursuant to the Cyberonics Stock Plans immediately prior to the Cyberonics Merger Effective Time (each, a “Cyberonics RSU”) shall accelerate (with performance-based Cyberonics RSUs vesting at 100% of the target level), and (B) each Cyberonics RSU shall be cancelled and shall only entitle the holder of such Cyberonics RSU to receive (without interest), as promptly as practicable after the Cyberonics Merger Effective Time (but in any event no later than three (3) Business Days after the Cyberonics Merger Effective Time), a number of Holdco Shares equal to the product (rounded down to the nearest whole number) obtained by multiplying (i) the number of Cyberonics Shares subject to such Cyberonics RSU immediately prior to the Cyberonics Merger Effective

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Time by (ii) the Cyberonics Exchange Ratio (less applicable Taxes required to be withheld with respect to such payment); provided, that notwithstanding anything to the contrary, with respect to any Cyberonics RSU held by a Section 16 Person, the amount determined in accordance with this Section 2.06(c) will be paid to such Section 16 Person on the date on which the Cyberonics Merger Effective Time occurs; provided, further, that with respect to any Cyberonics RSUs that constitute nonqualified deferred compensation subject to Section 409A of the Code and that are not permitted to be paid at the Cyberonics Merger Effective Time without triggering a Tax or penalty under Section 409A of the Code, such payment shall be made at the earliest time permitted under the applicable Cyberonics Stock Plan and award agreement that will not trigger a Tax or penalty under Section 409A of the Code. Except as otherwise agreed to by Cyberonics and Sorin, with respect to each Section 16 Person who is an officer of Cyberonics (other than the individual whose name is set forth on Section 2.06 of the Cyberonics Disclosure Letter), 50% of the Holdco Shares payable to such Section 16 Person pursuant to this Section 2.06(c) shall be subject to an 18-month lock-up period, which will terminate on termination of employment of the holder for any reason, and the remaining 50% of the Holdco Shares payable to such Section 16 Person pursuant to this Section 2.06(c) shall not be subject to any lock-up period.

(d) Employee Stock Purchase Plan. As soon as reasonably practicable following the date of this Agreement and in any event prior to the Cyberonics Merger Effective Time, Cyberonics shall take all actions, including obtaining any necessary determinations and/or resolutions of Cyberonics’s board of directors or a committee thereof and, if appropriate, amending the terms of Cyberonics’s 1991 Employee Stock Purchase Plan (the “ESPP”) that may be necessary or required under the ESPP and applicable Laws to ensure that (A) except for the six (6) month offering period under the ESPP that commenced on December 1, 2014 (the “Final Offering”), no offering period shall be authorized or commenced on or after the date of this Agreement (unless this Agreement is terminated), (B) if the Cyberonics Merger Effective Time shall occur prior to the end of the Final Offering as scheduled as of immediately prior to the date of this Agreement, (i) each individual participating in the Final Offering shall receive notice of the transactions contemplated by this Agreement no later than ten (10) Business Days prior to the Cyberonics Merger Effective Time and shall have an opportunity to terminate his or her outstanding purchase rights under the ESPP and (ii) the Final Offering shall end at the Cyberonics Merger Effective Time, (C) each ESPP participant’s accumulated contributions under the ESPP shall be used to purchase Cyberonics Shares in accordance with the ESPP as of the end of the Final Offering, (D) the applicable purchase price for Cyberonics Shares shall not be decreased below the levels set forth in the ESPP as of the date of this Agreement, (E) no individual shall be permitted to increase his or her rate of contribution under the ESPP following the date of this Agreement and (F) the ESPP shall terminate in its entirety at the Cyberonics Merger Effective Time and no further rights shall be granted or exercised under the ESPP thereafter.

(e) Cyberonics Actions. Prior to the Cyberonics Merger Effective Time, Cyberonics and Holdco shall adopt any resolutions and take all action necessary to (i) effectuate the treatment of the Cyberonics Options, Restricted Cyberonics Shares and Cyberonics RSUs (the “Cyberonics Equity Awards”) pursuant to this Section 2.06 and (ii) ensure that from and after the Cyberonics Merger Effective Time, neither Holdco nor any other party to this Agreement will be required to deliver Cyberonics Shares or other capital stock of Cyberonics to any person pursuant to or in settlement of the Cyberonics Equity Awards.

(f) Holdco Actions. Holdco shall take all action necessary for the assumption, at the Cyberonics Merger Effective Time, by Holdco of all the obligations of Cyberonics under the Cyberonics Stock Plans and each outstanding Cyberonics Option and the agreements evidencing the grant thereof, as necessary to effect the transactions contemplated by this Section 2.06. At the Cyberonics Merger Effective Time, the number and kind of shares available for issuance under each Cyberonics Stock Plan shall be adjusted to reflect Holdco Shares in accordance with the provisions of the applicable Cyberonics Stock Plan. Holdco shall take all corporate action necessary to reserve for issuance a sufficient number of Holdco Shares for delivery with respect to the Cyberonics Options assumed by it and shall, no later than the tenth (10th) day following the Cyberonics Merger Effective Time, file a registration statement on Form S-8 (or any successor or other appropriate form) with respect to the Holdco Shares subject to such Cyberonics Options, and shall use its

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reasonable best efforts to maintain the effectiveness of such registration statement for so long as the relevant Cyberonics Stock Plans remain in effect and such registration of interests therein or the Holdco Shares issuable thereunder continues to be required.

SECTION 2.07 Treatment of Sorin Equity Awards.

(a) Assumption of Sorin Stock Plans. As of the Sorin Merger Effective Time, Holdco shall assume, or shall cause one of its Subsidiaries to assume, all Sorin Stock Plans and the Sorin Options granted thereunder in accordance with this Section 2.07 and Holdco shall be able to grant stock awards, to the extent permissible by applicable Laws, the Listing Rules and NASDAQ regulations, under the terms of the Sorin Stock Plans covering the reserved but unissued Sorin Shares, except that (i) Sorin Shares covered by such awards will be Holdco Shares and (ii) all references to a number of Sorin Shares will be changed to references to Holdco Shares. Prior to the Sorin Merger Effective Time, Sorin and Holdco shall adopt such resolutions and take such other actions as may be reasonably required to effectuate the foregoing provisions of this Section 2.07(a), subject to any adjustments that may be required by the Laws of England and Wales or Italy.

(b) Sorin Options. As of the Sorin Merger Effective Time, (i) each option or stock appreciation right to acquire Sorin Shares or to receive a cash payment based on the value thereof granted under any Sorin Stock Plan (each, a “Sorin Option”) that is outstanding immediately prior to the Sorin Merger Effective Time shall be fully vested and (ii) each Sorin Option shall be cancelled and cease to represent an option or stock appreciation right based on Sorin Shares and shall be converted into an option or stock appreciation right based on that number of Holdco Shares equal to the product (rounded down to the nearest whole number) obtained by multiplying (A) the number of Sorin Shares subject to such Sorin Option immediately prior to the Sorin Merger Effective Time by (B) the Sorin Exchange Ratio, at an exercise price per share equal to the quotient (rounded up to the nearest whole cent) obtained by dividing (x) the per share exercise price specified in such Sorin Option immediately prior to the Sorin Merger Effective Time by (y) the Sorin Exchange Ratio (which exercise price may be converted into dollars or pounds based on the applicable currency exchange rates); provided, however, in the case of any Sorin Option to which Section 409A of the Code applies, that the exercise price and the number of shares of Holdco Shares purchasable pursuant to such Sorin Option will be determined in a manner consistent with the requirements of Section 409A of the Code; provided, further, that in the case of any Sorin Option to which Section 422 of the Code applies, the exercise price and the number of shares of Holdco Shares purchasable pursuant to such Sorin Option shall be determined in accordance with the foregoing, subject to such adjustments as are necessary in order to satisfy the requirements of Section 424(a) of the Code. Except as specifically provided above, following the Sorin Merger Effective Time, each Sorin Option shall continue to be governed by the same terms and conditions (including exercisability terms) as were applicable to such Sorin Option immediately prior to the Sorin Merger Effective Time (but taking into account any changes thereto provided for in the applicable Sorin Stock Plan or in any applicable award agreement and any restrictions on replicating such terms and conditions under the Laws of England and Wales or Italy).

(c) Sorin RSUs and Sorin Performance Shares. As of the Sorin Merger Effective Time, (i) any vesting conditions applicable to each outstanding restricted stock unit pursuant to the Sorin Stock Plans other than the 2012-2014 Long Term Incentive Plan of Sorin immediately prior to the Sorin Merger Effective Time (each, a “Sorin RSU”) and each outstanding performance share pursuant to the Sorin Stock Plans other than the 2012-2014 Long Term Incentive Plan of Sorin immediately prior to Sorin Merger Effective Time (each, a “Sorin Performance Share “ and each award of Sorin RSUs or Sorin Performance Shares, a “Sorin LTI Award”) shall accelerate at 100% of the target level and (ii) each Sorin LTI Award shall be cancelled and shall only entitle the holder of such Sorin LTI Award to receive (without interest), at the times set forth in the remainder of this Section 2.07(c), a number of Holdco Shares equal to the product (rounded down to the nearest whole number) obtained by multiplying (A) the number of Sorin Shares subject to such Sorin LTI Award immediately prior to the Sorin Merger Effective Time by (B) the Sorin Exchange Ratio. Except as otherwise agreed by Cyberonics and Sorin, with respect to each Sorin LTI Award, the terms of which

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currently provide for a lock-up period and, except as otherwise determined by Sorin, each other Sorin LTI Award (collectively, the “Modified Sorin LTI Awards”), a portion of the Holdco Shares payable pursuant to this Section 2.07(c) shall be paid as promptly as practicable after the Sorin Merger Effective Time (but in any event no later than three (3) Business Days after the Sorin Merger Effective Time), with such portion equal to the number of Holdco Shares that would have been payable with respect to such award based on (x) the actual level of performance achieved for the 2012-2014 performance period (which is expected to be 30.57%) and (y) the portion of the applicable performance period completed as of the Sorin Merger Effective Time. Of the remaining Holdco Shares payable pursuant to each such Modified Sorin LTI Award, 50% shall be paid on the first anniversary of the date hereof and 50% shall be paid on the second anniversary of the date hereof, in each case subject to the continued employment with Sorin or Holdco or any of their respective affiliates of the holder of such Modified Sorin LTI Award through the applicable payment date; provided that any holder of a Modified Sorin LTI Award whose employment is terminated in a “good leaver” or similar termination shall remain entitled to receive such Holdco Shares promptly following such termination. The Holdco Shares payable with respect to each Sorin LTI Award other than the Modified Sorin LTI Awards shall be paid as promptly as practicable after the Sorin Merger Effective Time (but in any event no later than three (3) Business Days after the Sorin Merger Effective Time). No Holdco Shares payable with respect to any Sorin LTI Award shall be subject to any lock-up period.

(d) Sorin Deferred Bonus Shares. As of the Sorin Merger Effective Time, (i) any vesting conditions applicable to each outstanding deferred bonus share pursuant to the Sorin Stock Plans immediately prior to the Sorin Merger Effective Time (each, a “Sorin Deferred Bonus Share”) shall accelerate and (ii) each Sorin Deferred Bonus Share shall be cancelled and shall only entitle the holder of such Sorin Deferred Bonus Share to receive (without interest), as promptly as practicable after the Sorin Merger Effective Time (but in any event no later than three (3) Business Days after the Sorin Merger Effective Time), a number of Holdco Shares equal to the product (rounded down to the nearest whole number) obtained by multiplying (A) the number of Sorin Shares subject to such Sorin Deferred Bonus Share immediately prior to the Sorin Merger Effective Time by (B) the Sorin Exchange Ratio. No Holdco Shares payable with respect to any Sorin Deferred Bonus Share shall be subject to any lock-up period.

(e) 2012-2014 Sorin Performance Shares. Each individual who, as of the date of this Agreement, holds any performance shares under the 2012-2014 Long Term Incentive Plan of Sorin (“2012-2014 Participant”) shall be entitled to receive (without interest), as promptly as practicable after the Sorin Merger Effective Time (but in any event no later than three (3) Business Days after Sorin Merger Effective Time), a number of Holdco Shares equal to the product (rounded down to the nearest whole number) obtained by multiplying (i) 69.43% of the number of Sorin Shares that would have been payable to such individual with respect to such performance shares pursuant to the terms of such 2012-2014 Long Term Incentive Plan if the respective target levels of performance had been achieved at 100% with respect to such awards by (ii) the Sorin Exchange Ratio. Unless otherwise agreed by Cyberonics and Sorin, with respect to each 2012-2014 Participant who holds performance shares under the 2012-2014 Long Term Incentive Plan the terms of which provide that the Sorin Shares payable with respect to such performance shares would be subject to a lock-up period following settlement, and, except as otherwise determined by Sorin, each other performance share under the 2012-2014 Long Term Incentive Plan (collectively, the “Modified 2012-2014 LTI Awards”), 50% of the Holdco Shares payable to such individual pursuant to this Section 2.07(e) shall be subject to an 18-month lock-up period (on the same terms otherwise applicable and which shall terminate upon termination of employment of the holder), and 50% of such Holdco Shares shall not be subject to such lock-up period. With respect to the performance shares under the 2012-2014 Long Term Incentive Plan other than the Modified 2012-2014 LTI Awards, no lock-up period shall apply to the Holdco Shares payable pursuant to this Section 2.07(e).

(f) Notices. As soon as practicable after the Sorin Merger Effective Time, Holdco shall deliver to the holders of Sorin Options appropriate notices setting forth such holders’ rights pursuant to the Sorin Stock Plans, and the agreements evidencing the grants of such Sorin Options, as the case may be, shall continue in effect on the same terms and conditions (subject to the acceleration of vesting and other adjustments

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required by this Section 2.07 after giving effect to the Sorin Merger and the assumption by Holdco as set forth above).

(g) Holdco Actions. Holdco shall take all corporate action necessary to ensure that a sufficient number of Holdco Shares can be delivered with respect to the Sorin Options assumed by it in accordance with this Section 2.07. If requested by Sorin prior to the Sorin Merger Effective Time, Holdco shall, no later than the tenth (10th) day following the Sorin Merger Effective Time, file a registration statement on Form S-8 (or any successor or other appropriate form) with respect to the Holdco Shares subject to such converted Sorin Options, and shall use its reasonable best efforts to maintain the effectiveness of such registration statement for so long as the relevant Sorin Stock Plans or any successor equity plans, as applicable, remain in effect and such registration of interests therein or the Holdco Shares issuable thereunder continues to be required. With respect to those individuals who subsequent to the Sorin Merger will be subject to the reporting requirements under Section 16(a) of the Exchange Act, where applicable, Holdco shall administer the Sorin Stock Plans or any successor equity plans in a manner that complies with Rule 16b-3 promulgated under the Exchange Act to the extent the applicable Sorin Stock Plan complied with such rule prior to the Sorin Merger.

(h) Sorin Actions. The Sorin shareholders’ meeting and the Sorin board of directors (or, if appropriate, any committee thereof) shall adopt any resolutions and take all action (including obtaining the consent of the Sorin Equity Awards’ beneficiaries, to the extent required) necessary to (i) effectuate the treatment of the Sorin Equity Awards pursuant to this Section 2.07 and (ii) ensure that from and after the Sorin Merger Effective Time neither Holdco nor any other party to this Agreement will be required to deliver Sorin Shares or other capital stock of Sorin to any person pursuant to or in settlement of the Sorin Equity Awards. The actions related to the Sorin Equity Awards, as regulated under this Section 2.07, shall be described in the Sorin Merger Terms to be submitted to the approval of Sorin Shareholder Meeting. “Sorin Equity Awards” means the Sorin Options, Sorin LTI Awards, Sorin Deferred Bonus Shares and performance Shares under the 2012-2014 Long Term Incentive Plan of Sorin.

SECTION 2.08 Sorin Rescission Shares. If the Sorin Merger is consummated pursuant to the terms and conditions of this Agreement, Sorin Shares outstanding immediately prior to the Sorin Merger Effective Time and held by a holder who has exercised and perfected his or her rescission rights in accordance with Italian Law (the “Sorin Rescission Shares”), and to be reallocated to other shareholders or third parties who have purchased such Sorin Shares in accordance with Article 2437-quater of the Italian Civil Code, shall be converted into or exchanged for the Sorin Merger Consideration effective on or about the Sorin Merger Effective Time or at any other time determined by Sorin and Holdco in accordance with applicable Law, and such Sorin Merger Consideration shall be promptly allotted to such other shareholders or third parties. Effective as of the Sorin Merger Effective Time and in accordance with applicable Laws, the holders of Excluded Sorin Rescission Shares shall be entitled to receive an amount of cash per Sorin Share to the extent required by Article 2437-quater (5) of the Italian Civil Code. Sorin shall deliver prompt notice to Cyberonics of any purported exercise of rescission rights of any Sorin Shares, to the extent permitted by applicable Law. The Sorin board of directors shall submit to the relevant Sorin Shareholders Meeting the proposal for the Sorin Merger specifying that the cash exit right will be effective only upon effectiveness of the Sorin Merger.

SECTION 2.09 Withholding Rights. Each of Sorin, Holdco, Merger Sub, the Sorin Merger Surviving Company, the Cyberonics Merger Surviving Corporation, the Sorin Exchange Agent and the Cyberonics Exchange Agent shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement, such amounts as it is required to deduct and withhold with respect to the making of such payment under the Code or any other applicable state, local or foreign Tax Law. Any such withheld amounts (i) shall be remitted by Sorin, Holdco, Merger Sub, the Sorin Merger Surviving Company, the Cyberonics Merger Surviving Corporation, the Sorin Exchange Agent or the Cyberonics Exchange Agent, as applicable, to the applicable Governmental Entity, and (ii) shall be treated for all purposes of this Agreement as having been paid to the holder of Sorin Shares, Cyberonics Shares, Sorin Equity Awards and Cyberonics Equity Awards in respect of which such deduction and withholding was made by Sorin, Holdco, Merger Sub, the Sorin Merger

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Surviving Company, the Cyberonics Merger Surviving Corporation, the Sorin Exchange Agent or the Cyberonics Exchange Agent, as the case may be.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF CYBERONICS

Except (a) as disclosed in the Cyberonics SEC Documents publicly filed prior to the date hereof and since March 31, 2013 (but excluding any disclosure contained in such Cyberonics SEC Documents under the heading “Risk Factors” or “Cautionary Statement About Forward-Looking Statements” or similar heading and any other disclosures contained or referenced therein of factors or risks that are predictive, cautionary or forward-looking in nature), or (b) as disclosed in the Cyberonics Disclosure Letter (it being agreed that disclosure of any item in any section or subsection of the Cyberonics Disclosure Letter shall also be deemed to be disclosed with respect to any other section or subsection in this Agreement to which the relevance of such item is reasonably apparent on the face of such disclosure), Cyberonics hereby represents and warrants to Sorin, Holdco and Merger Sub as follows:

SECTION 3.01 Organization and Qualification; Subsidiaries.

(a) Cyberonics is duly organized, validly existing and in good standing under the Laws of its jurisdiction of organization and has all requisite corporate power and authority to carry on its business as presently conducted and is duly qualified or licensed to do business and is in good standing (where such concept is recognized under applicable Law) in each jurisdiction where the nature of its business or the ownership, leasing or operation of its properties makes such qualification or licensing necessary, other than where the failure to be so qualified, licensed or in good standing has not had and would not reasonably be expected to have, individually or in the aggregate, a Cyberonics Material Adverse Effect. Each of the Cyberonics Subsidiaries is duly organized, validly existing and in good standing (where such concept is recognized under applicable Law) under the Laws of its jurisdiction of organization and has all requisite corporate or similar power and authority to carry on its business as presently conducted and each of the Cyberonics Subsidiaries is duly qualified or licensed to do business and is in good standing (where such concept is recognized under applicable Law) in each jurisdiction where the nature of its business or the ownership, leasing or operation of its properties makes such qualification or licensing necessary, other than where the failure to be so qualified, licensed or in good standing has not had and would not reasonably be expected to have, individually or in the aggregate, a Cyberonics Material Adverse Effect.

(b) Cyberonics has made available to Sorin true and complete copies of the Amended and Restated Certificate of Incorporation, as amended, of Cyberonics (the “Cyberonics Charter”), the Amended and Restated Bylaws of Cyberonics (the “Cyberonics Bylaws”) and the certificates of incorporation and bylaws, or equivalent organizational documents, of each Cyberonics Significant Subsidiary, in each case as amended through, and in full force and effect, as of the date hereof, and neither Cyberonics nor any such Cyberonics Significant Subsidiary is in violation of any of the provisions of such documents.

SECTION 3.02 Capitalization.

(a) The authorized capital stock of Cyberonics consists of 50,000,000 shares of Cyberonics Common Stock. As of the close of business on February 24, 2015, (i) 26,018,867 shares of Cyberonics Common Stock were issued and outstanding, all of which are (and all such shares which may be issued prior to the Cyberonics Merger Effective Time in accordance with the terms of this Agreement will be when issued) duly authorized, validly issued, fully paid and non-assessable, free of preemptive rights, and (ii) 6,025,138 shares of Cyberonics Common Stock were held in treasury.

(b) As of the close of business on February 24, 2015, Cyberonics had no shares of Cyberonics Common Stock reserved for issuance, except for 1,948,529 shares of Cyberonics Common Stock reserved for issuance pursuant to the Cyberonics Stock Plans.

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(c) Section 3.02(c) of the Cyberonics Disclosure Letter sets forth a list of each Cyberonics Equity Award, the number of Cyberonics Shares issuable thereunder (or, in the case of Cyberonics Equity Awards subject to performance-based vesting conditions, the target number of Cyberonics Shares issuable thereunder) and the expiration date and exercise price relating thereto (if applicable), which list is true and complete as of February 24, 2015.

(d) As of the date hereof, except as provided in Sections 3.02(a), (b), (c) and (f), there are no (i) shares of capital stock of, or other equity or voting interests in, Cyberonics issued, reserved for issuance or outstanding, (ii) securities of Cyberonics convertible into or exchangeable for one or more shares of capital stock of, or other equity or voting interests in, Cyberonics, in each case issued, reserved for issuance or outstanding, (iii) options, warrants or other rights relating to or based on the value of the equity securities of Cyberonics, (iv) agreements, commitments or arrangements of any character that are binding on Cyberonics that obligate Cyberonics to issue, deliver, acquire or sell, or cause to be issued, delivered, acquired or sold, any capital stock of, or other equity or voting interests in, Cyberonics, (v) obligations of Cyberonics to grant, extend or enter into a subscription, warrant, right, convertible or exchangeable security or other similar Contract relating to any capital stock of, or other equity or voting interest in, Cyberonics, or (vi) outstanding restricted shares, restricted share units, stock appreciation rights, performance shares, contingent value rights, “phantom” stock or similar securities or rights that are derivative of, or provide economic benefits based, directly or indirectly, on the value or price of, any capital stock of, or other voting securities or ownership interests in, Cyberonics (the items in clauses (i) - (vi), together with the capital stock of, or other equity interest in, Cyberonics or any Cyberonics Subsidiary, being referred to collectively as “Cyberonics Securities”). Since the close of business on February 24, 2015 through the date hereof, Cyberonics has not issued any Cyberonics Securities (other than Cyberonics Shares issued in respect of Cyberonics Equity Awards that were outstanding as of February 24, 2015).

(e) Except with respect to the Cyberonics Equity Awards and the related award agreements, there are no outstanding obligations of Cyberonics or any Cyberonics Subsidiary (i) requiring the repurchase, redemption, acquisition or disposition of, or containing any right of first refusal with respect to, (ii) requiring the registration for sale of or (iii) granting any antidilutive rights or other similar rights with respect to any Cyberonics Securities.

(f) There are no outstanding bonds, debentures, notes or other Indebtedness of Cyberonics or any Cyberonics Subsidiary having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matter on which stockholders of Cyberonics or any Cyberonics Subsidiary may vote or be entitled to vote. There are no voting trusts or other agreements or understandings to which Cyberonics or any Cyberonics Subsidiary is a party with respect to the voting of capital stock of or equity interests in Cyberonics or any Cyberonics Subsidiary.

(g) Section 3.02(g) of the Cyberonics Disclosure Letter sets forth (x) each of Cyberonics’s Subsidiaries and the ownership interest of Cyberonics in each such Subsidiary, as well as the ownership interest of any other person or persons in each such Subsidiary and (y) Cyberonics’s or its Subsidiaries’ capital stock, equity interest or other direct or indirect ownership interest in any other person other than securities in a publicly traded company held for investment by Cyberonics or any of its Subsidiaries and consisting of less than 1% of the outstanding capital stock of such company. Cyberonics does not own, directly or indirectly, any voting interest in any person that requires an additional filing by Cyberonics under the HSR Act or comparable foreign antitrust or competition law.

(h) Cyberonics or another Cyberonics Subsidiary owns, directly or indirectly, all of the issued and outstanding shares of capital stock or other equity interests of each of the Cyberonics Subsidiaries, free and clear of any Liens (other than transfer and other restrictions under applicable federal and state securities Laws), and all of such outstanding shares of capital stock or other equity interests are (and all such shares or interests which may be issued prior to the Cyberonics Merger Effective Time in accordance with the terms of this Agreement will be when issued) duly authorized, validly issued, fully paid and non-assessable and free of preemptive rights (other than preemptive rights provided under applicable Law). Except for equity

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interests in the Cyberonics Subsidiaries and as set forth in Section 3.02(h) of the Cyberonics Disclosure Letter, neither Cyberonics nor any Cyberonics Subsidiary owns, directly or indirectly, any shares of capital stock or other equity interests in any person, or has any material obligation to acquire any such shares of capital stock or other equity interests, or to provide material funds to or make any material investment (in the form of a loan, capital contribution or otherwise) in, any Cyberonics Subsidiary or any other person. There are no outstanding material obligations to which Cyberonics or any Cyberonics Subsidiary is a party (i) restricting the transfer of or (ii) limiting the exercise of voting rights with respect to any shares of capital stock or other equity interests in any Cyberonics Subsidiary.

SECTION 3.03 Authority.

(a) Cyberonics has the requisite corporate power and authority to execute and deliver the LOI, the POA and this Agreement and, subject in the case of the Cyberonics Merger to receipt of the Cyberonics Stockholder Approval, to perform its obligations thereunder and to consummate the transactions contemplated hereby (including the Cyberonics Merger). The execution, delivery and performance of the LOI, the POA and this Agreement by Cyberonics and the consummation by Cyberonics of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Cyberonics’s board of directors and, other than the Cyberonics Stockholder Approval and the filing of the Certificate of Cyberonics Merger with the Secretary of State of the State of Delaware, no additional corporate proceedings on the part of Cyberonics are necessary to authorize the execution, delivery and performance of the LOI, the POA and this Agreement or the consummation of the transactions contemplated hereby. The LOI, the POA and this Agreement have been duly executed and delivered by Cyberonics and (assuming the valid authorization, execution and delivery of the LOI, the POA and this Agreement by Sorin, Holdco and Merger Sub) constitutes the legal, valid and binding obligation of Cyberonics enforceable against Cyberonics in accordance with their terms, except that (i) such enforcement may be subject to applicable bankruptcy, insolvency or other similar Laws, now or hereafter in effect, affecting creditors’ rights generally and (ii) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

(b) Except as permitted by Section 5.03 after the date hereof, Cyberonics’s board of directors, by resolutions unanimously adopted at a meeting duly called and held, has (i) determined that the Mergers are in the best interests of Cyberonics, approved and declared advisable the LOI, the POA and this Agreement and the Cyberonics Merger and the other transactions contemplated hereby and (ii) resolved to recommend that the stockholders of Cyberonics adopt this Agreement, which resolutions have not been rescinded, modified or withdrawn in any way as of the date hereof.

SECTION 3.04 No Conflict; Required Filings and Consents.

(a) None of the execution, delivery or performance of the LOI, the POA or this Agreement by Cyberonics or the consummation by Cyberonics of the transactions contemplated by the LOI, the POA and this Agreement (including the Mergers) will: (i) subject to obtaining the Cyberonics Stockholder Approval, conflict with or violate any provision of the Cyberonics Charter or the Cyberonics Bylaws or any equivalent organizational or governing documents of any Cyberonics Subsidiary; (ii) assuming that all consents, approvals and authorizations described in Section 3.04(b) have been obtained and all filings and notifications described in Section 3.04(b) have been made and any waiting periods thereunder have terminated or expired, conflict with or violate any Law applicable to Cyberonics or any Cyberonics Subsidiary or any of their respective properties or assets; or (iii) require any consent or approval under, violate, conflict with, result in any breach of or any loss of any benefit under, or constitute a default under (with or without notice or lapse of time, or both), or result in termination or give to others any right of termination, vesting, amendment, acceleration or cancellation of, or result in the creation of a Lien (other than a Cyberonics Permitted Lien) upon any of the respective properties or assets of Cyberonics or any Cyberonics Subsidiary pursuant to any Contract to which Cyberonics or any Cyberonics Subsidiary is a

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party or by which any property or asset of Cyberonics or any Cyberonics Subsidiary is bound or affected or any Cyberonics Permit, except with respect to clauses (ii) and (iii), for any such conflicts, violations, consents, breaches, losses, changes of control, defaults, other occurrences or Liens that would not reasonably be expected to have, individually or in the aggregate, a Cyberonics Material Adverse Effect.

(b) None of the execution, delivery or performance of the LOI, the POA or this Agreement by Cyberonics or the consummation by Cyberonics of the transactions contemplated by the LOI, the POA or this Agreement (including the Mergers) will require (with or without notice or lapse of time, or both) any consent, approval, authorization or permit of, or filing or registration with or notification to, any Governmental Entity with respect to Cyberonics or any Cyberonics Subsidiary or any of their respective assets, other than (i) the filing of the Certificate of Cyberonics Merger with the Secretary of State of the State of Delaware, (ii) the filing of a premerger notification and report form under the HSR Act with the related attachments and exhibits (the “HSR Act Filing”) and the receipt, termination or expiration, as applicable, of waivers, consents, approvals, waiting periods or agreements required under the HSR Act, the Competition Act or any other applicable U.S. or foreign competition, antitrust, merger control or investment Laws (together with the HSR Act and the Competition Act, “Antitrust Laws”), (iii) compliance with the applicable requirements of the Exchange Act, (iv) filings as may be required under the rules and regulations of the NASDAQ and (v) where the failure to obtain such consents, approvals, authorizations or permits of, or to make such filings, registrations with or notifications to, any Governmental Entity would not reasonably be expected to have, individually or in the aggregate, a Cyberonics Material Adverse Effect.

SECTION 3.05 Permits; Compliance with Laws.

(a) Cyberonics and each Cyberonics Subsidiary is in possession of all material authorizations, licenses, franchises, grants, permits, certificates, variances, exemptions, approvals, findings of suitability, consents, orders, registrations and clearances of any Governmental Entity including, without limitation, those necessary to permit the design, development, pre-clinical and clinical testing, manufacture, labeling, sale, shipment, distribution and promotion of medical device products in the relevant jurisdictions (each, a “Permit”) necessary for Cyberonics and each Cyberonics Subsidiary to own, lease and operate its properties and assets, and to carry on and operate its businesses as currently conducted (the “Cyberonics Permits”), except where the failure to possess such Cyberonics Permits, individually or in the aggregate, would not reasonably be expected to have a Cyberonics Material Adverse Effect. All Cyberonics Permits are in full force and effect, except where the failure to be in full force and effect of any Cyberonics Permits, individually or in the aggregate, would not reasonably be expected to have a Cyberonics Material Adverse Effect, and none of Cyberonics or the Cyberonics Subsidiaries is in default or violation of any such Cyberonics Permit, except where such default or violation, individually or in the aggregate, would not reasonably be expected to have a Cyberonics Material Adverse Effect. Neither Cyberonics nor any Cyberonics Subsidiary has received any written notice during the period beginning on the date that is three (3) years prior to the date of this Agreement from any Governmental Entity (i) threatening to suspend, revoke, withdraw, modify or limit in any material and adverse respect any Cyberonics Permit or (ii) that would reasonably be expected to lead to the denial of any application for marketing approval or clearance currently pending before the FDA or any other Governmental Entity, except where such notice, individually or in the aggregate, would not reasonably be expected to have a Cyberonics Material Adverse Effect.

(b) Cyberonics and each Cyberonics Subsidiary is in compliance with (and since January 1, 2012 or, if later, its respective date of formation or organization, has been in compliance with) all Laws applicable to their respective businesses or operations, including, to the extent applicable to their respective businesses or operations, (A) the Federal Health Care Program Anti-Kickback Statute, 42 U.S.C. § 1320a-7b(b) (known as the “Anti-Kickback Statute”), (B) the civil False Claim Act, 31 U.S.C. § 3729 et seq., (C) the administrative False Claims Law, 42 U.S.C. § 1320a-7b(a), (D) the Occupational Safety and Health Act (known as “OSHA”), (E) the Health Insurance Portability and Accountability Act of 1996, as amended by the Health Information Technology for Economic and Clinical Health Act (42 U.S.C. § 17921 et seq.) (collectively known as “HIPAA”) and the exclusion laws (42 U.S.C. § 1320a-7), (F) the Sunshine/Open Payments Law

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(42 U.S.C. § 1320a-7h), (G) the Federal Food, Drug and Cosmetic Act (21 U.S.C. § 321 et seq.), (H) all criminal laws relating to health care fraud and abuse, including but not limited to 18 U.S.C. Sections 286 and 287, the health care fraud criminal provisions under HIPAA and the criminal Health Care Fraud statute (18 U.S.C. § 1347), (I) the Civil Monetary Penalties Law (42 U.S.C. § 1320a-7a), (J) applicable Laws of the United States Drug Enforcement Administration, (K) the Medicare, Medicaid, and the federal TRICARE statutes, (L) the Council Directive 93/42/EEC of the European Union concerning medical devices, as amended, and its implementing rules and guidance documents, (M) any state, local and foreign Laws in any jurisdiction where Cyberonics or any of the Cyberonics Subsidiaries conducts business that are comparable to any of the Laws referred to in clauses (A) through (L), (N) Information Privacy and Security Laws, (O) state Laws governing fraud and abuse, kickbacks, self-referral and the licensure and business of medical device manufacturers, and (P) any regulations promulgated pursuant to any Laws referred to in clauses (A) through (O) and any other federal, state or foreign Law that regulates the design, development, testing, studying, manufacturing, processing, storing, importing or exporting, licensing, labeling or packaging, advertising, distributing, selling or marketing of medical device products, or that is related to remuneration (including ownership) to or by physicians or other health care providers (including kickbacks) or the disclosure or reporting of the same, patient or program charges, record-keeping, claims processing, documentation requirements, medical necessity, referrals, the hiring of employees or acquisition of services or supplies from those who have been excluded from government health care programs, quality, safety, privacy, security, licensure, accreditation or any other aspect of providing health care products or services (the Laws referred to in clauses (A) through (P), collectively, “Health Care Laws”), except where the failure to be so in compliance would not, individually or in the aggregate, reasonably be expected to have a Cyberonics Material Adverse Effect.

(c) Except as has not and would not reasonably be expected to have, individually or in the aggregate, a Cyberonics Material Adverse Effect, the design, development, investigation, manufacture, testing, sale, marketing and distribution of medical devices by or, to the knowledge of Cyberonics, on behalf of Cyberonics is being, and has been since January 1, 2012, conducted in material compliance with all applicable Health Care Laws, including, without limitation, requirements relating to clinical and non-clinical research, product approval or clearance, premarketing notification, labeling, advertising and promotion, record-keeping, adverse event reporting, reporting of corrections and removals, and current good manufacturing practices for medical device products.

(d) Since January 1, 2012, all reports, documents, claims, permits, notices and reports of adverse events required to be filed, maintained or furnished to the FDA or any other Governmental Entity by Cyberonics and the Cyberonics Subsidiaries have been so filed, maintained or furnished in a timely manner, except where failure to file, maintain or furnish such reports, documents, claims, permits, notices or adverse event reports has not had and would not reasonably be expected to have, individually or in the aggregate, a Cyberonics Material Adverse Effect. All such reports, documents, claims, permits and notices were complete and accurate in all respects on the date filed (or were corrected in or supplemented by a subsequent filing), except as would not, individually or in the aggregate, reasonably be expected to have a Cyberonics Material Adverse Effect. To the knowledge of Cyberonics, neither Cyberonics nor any of the Cyberonics Subsidiaries, nor any officer, employee, agent or distributor of Cyberonics or any of the Cyberonics Subsidiaries, has made an untrue statement of a material fact or a fraudulent statement to the FDA or any other Governmental Entity, failed to disclose a material fact required to be disclosed to the FDA or any other Governmental Entity, or committed an act, made a statement, or failed to make a statement, in each such case, related to the business of Cyberonics or any of the Cyberonics Subsidiaries, that, at the time such disclosure was made, would reasonably be expected to provide a basis for the FDA to invoke its policy respecting “Fraud, Untrue Statements of Material Facts, Bribery, and Illegal Gratuities” set forth in 56 Fed. Reg. 46191 (September 10, 1991) or for the FDA or any other Governmental Entity to invoke any similar policy. Neither Cyberonics nor any of the Cyberonics Subsidiaries, nor, to the knowledge of Cyberonics, any officer, employee, agent or distributor of Cyberonics or any of the Cyberonics Subsidiaries, has been debarred or convicted of any crime or engaged in any conduct for which debarment is mandated by 21 U.S.C. § 335a(a) or any similar Law or authorized by 21 U.S.C. § 335a(b) or any similar Law. Neither

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Cyberonics nor any of the Cyberonics Subsidiaries, nor, to the knowledge of Cyberonics, any officer, employee, agent or distributor of Cyberonics or any of the Cyberonics Subsidiaries, has been debarred, suspended, or excluded from participation in any federal health care program or convicted of any crime or engaged in any conduct for which such person could be excluded from participating in any federal health care program under Section 1128 of the Social Security Act of 1935, as amended, or any similar Law or program. Neither Cyberonics nor any of the Cyberonics Subsidiaries is party to or has any reporting or disclosure obligations under any Corporate Integrity Agreement (“CIA”), Deferred Prosecution Agreement (“DPA”), Non-Prosecution Agreement (“NPA”), monitoring agreement, consent decree, plans of correction, settlement order, or similar agreement with or imposed by a Governmental Entity.

(e) None of Cyberonics, any of the Cyberonics Subsidiaries or, to the knowledge of Cyberonics, any of their respective Representatives, have engaged in any activities which are cause for or have resulted in criminal or material civil penalties against, or mandatory or permissive exclusion of, Cyberonics or any of the Cyberonics Subsidiaries from Medicare, Medicaid, or any other federal health care program under any Health Care Law, the Federal Employees Health Benefits Program statute, or the regulations promulgated pursuant to such statutes or related foreign, state or local statutes or regulations.

(f) Cyberonics and to Cyberonics’s knowledge, any contract manufacturers assisting in the manufacture of medical devices or medical device components are, and, since January 1, 2012, have been, in compliance with FDA’s device registration and listing requirements to the extent required by applicable Health Care Laws insofar as they pertain to the manufacture of medical devices or medical device components for Cyberonics, except as has not and would not reasonably be expected to have, individually or in the aggregate, a Cyberonics Material Adverse Effect. Cyberonics has not received written notification of any pending or threatened claim, suit, proceeding, hearing, enforcement, audit, investigation, arbitration or other action from any Governmental Entity, including, without limitation, the Centers for Medicare & Medicaid Services, the U.S. Department of Health and Human Services Office of Inspector General, the U.S. Department of Health and Human Services Office for Civil Rights, the U.S. Department of Justice, or any comparable state or federal Governmental Entity alleging potential or actual non-compliance by, or liability of, Cyberonics under any Health Care Law.

(g) Cyberonics has not received any written notice or other communication from the FDA or any other Governmental Entity contesting the pre-market clearance or approval of any of the Cyberonics medical device products, or alleging that the labeling and promotion of any of the Cyberonics medical device products fail to comply with Health Care Laws, except as would not, individually or in the aggregate, reasonably be expected to have a Cyberonics Material Adverse Effect. No manufacturing site for the manufacture of the Cyberonics medical device products or their components (whether Cyberonics-owned or operated or that of a contract manufacturer for any medical device products or related components) has, since January 1, 2012, been subject to a Governmental Entity (including the FDA) shutdown or import or export prohibition. Neither Cyberonics nor, to Cyberonics’s knowledge, any manufacturing site for the manufacture of any Cyberonics medical device products or related components of Cyberonics medical device products (whether Cyberonics-owned or operated or that of a contract manufacturer for the medical device products or related components) has received, since January 1, 2012, any FDA Form 483 or other Governmental Entity notice of inspectional observations or adverse findings, “warning letters,” “untitled letters” or similar correspondence or notice from the FDA or other Governmental Entity alleging or asserting noncompliance with any applicable Health Care Laws or Cyberonics Permits or alleging a lack of safety or effectiveness from the FDA or any other Governmental Entity, in each case except as would not, individually or in the aggregate, reasonably be expected to have a Cyberonics Material Adverse Effect, and to Cyberonics’s knowledge, there is no such action or proceeding pending or threatened.

(h) Since January 1, 2012, to the knowledge of Cyberonics, in no clinical trial directly conducted or sponsored by Cyberonics or any of the Cyberonics Subsidiaries, or in which Cyberonics or any of the Cyberonics Subsidiaries has participated, has the FDA, Institutional Review Board or equivalent approval, to the extent such approval is required to be obtained or maintained by Cyberonics or any of the Cyberonics Subsidiaries, been suspended or terminated for material safety reasons.

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(i) Since January 1, 2012, each of Cyberonics and the Cyberonics Subsidiaries have neither voluntarily nor involuntarily initiated, conducted or issued, caused to be initiated, conducted or issued any “Class I” recall or material field corrective action, market withdrawal or replacement, safety alert, warning, “dear doctor” letter, investigator notice, or similar notice or action to wholesalers, distributors, retailers, healthcare professionals or patients relating to an alleged lack of material safety, efficacy or regulatory compliance of any Cyberonics medical device products nor is Cyberonics or any Cyberonics Subsidiary currently considering initiating, conducting or issuing any “Class I” recall of any Cyberonics medical device product. To the knowledge of Cyberonics, there are no facts which are reasonably likely to cause, and Cyberonics has not received since January 1, 2012 any written notice from the FDA or any other Governmental Entity (i) requesting or requiring a “Class I” recall of any Cyberonics medical device products sold or intended to be sold by Cyberonics or the Cyberonics Subsidiaries, (ii) proposing or instituting a change in the marketing classification or a material change in the labelling of any such Cyberonics medical device products, (iii) requiring a termination, enjoinment or suspension of the manufacturing, marketing, or distribution of such Cyberonics medical device products, or (iv) implementing an adverse change in reimbursement status of a Cyberonics medical device product; in each case, except as would not reasonably be expected to have a Cyberonics Material Adverse Effect.

(j) Cyberonics’s and the Cyberonics Subsidiaries’ past and present collection, use, analysis, disclosure, retention, storage, security and dissemination of Personal Information comply (and since January 1, 2012 have complied) with (i) any and all applicable Laws, including Information Privacy and Security Laws, (ii) business associate agreements to which Cyberonics or any of its Subsidiaries is a party and (iii) Cyberonics’s and the Cyberonics Subsidiaries’ privacy policies, except, in each case, as would not reasonably be expected to have a Cyberonics Material Adverse Effect. To the extent required by applicable Law, each of Cyberonics and the Cyberonics Subsidiaries have posted in accordance with Information Privacy and Security Laws a privacy policy governing its use of Personal Information on its website and has complied at all times with such privacy policy, except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Cyberonics Material Adverse Effect.

(k) Cyberonics and the Cyberonics Subsidiaries are in compliance with all applicable Laws relating to (i) the privacy of users of Cyberonics products or services and all Internet websites owned, maintained or operated by Cyberonics or any Cyberonics Subsidiary and (ii) the collection, storage, processing, use and transfer of, and provision of notice of breach regarding, any personally identifiable information, except in the case of each of clause (i) and (ii), where the failure to be in compliance with such applicable Laws would not reasonably be expected to have, individually or in the aggregate, a Cyberonics Material Adverse Effect. No claims are pending or, to the knowledge of Cyberonics, are threatened in writing against Cyberonics or any of the Cyberonics Subsidiaries by any person alleging a violation of such applicable Laws referred to in the foregoing sentence or by any person alleging a violation of such person’s privacy or confidentiality rights or rights relating to Personal Information, except for any such claim that would not reasonably be expected to have, individually or in the aggregate, a Cyberonics Material Adverse Effect.

SECTION 3.06 Cyberonics SEC Documents; Financial Statements.

(a) Since January 1, 2013, Cyberonics has filed with or otherwise furnished to (as applicable) the SEC all registration statements, prospectuses, forms, reports, definitive proxy statements, schedules and other documents required to be filed or furnished by it under the Securities Act or the Exchange Act, as the case may be, together with all certifications required pursuant to the Sarbanes-Oxley Act of 2002, as amended (the “Sarbanes-Oxley Act”) (such documents and any other documents filed by Cyberonics with the SEC, as have been supplemented, modified or amended since the time of filing, collectively, the “Cyberonics SEC Documents”). As of their respective filing dates or, if supplemented, modified or amended since the time of filing, as of the date of the most recent supplement, modification or amendment, the Cyberonics SEC Documents (i) did not at the time each such document was filed contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading and (ii) complied in

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all material respects with all applicable requirements of the Exchange Act or the Securities Act, as the case may be, and the Sarbanes-Oxley Act, and the rules and regulations promulgated thereunder, in each case as in effect on the date each such document was filed. The audited consolidated financial statements and unaudited consolidated interim financial statements of Cyberonics (including, in each case, any notes thereto) and the consolidated Cyberonics Subsidiaries included in or incorporated by reference into the Cyberonics SEC Documents (collectively, the “Cyberonics Financial Statements”) (x) complied as of their respective dates of filing in all material respects with the then applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, (y) were prepared in all material respects in accordance with GAAP (as in effect in the United States on the date of such Cyberonics Financial Statement) applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto or, in the case of interim financial statements, for normal and recurring year-end adjustments and as may be permitted by the SEC on Form 10-Q, Form 8-K or any successor or like form under the Exchange Act) and (z) present fairly, in all material respects, the consolidated financial position and the consolidated comprehensive income, results of operations, cash flows and equity of Cyberonics and the consolidated Cyberonics Subsidiaries as of the dates and for the periods referred to therein (except as may be indicated in the notes thereto or, in the case of interim financial statements, for normal and recurring year-end adjustments and as may be permitted by the SEC on Form 10-Q, Form 8-K or any successor or like form under the Exchange Act). As of the date of this Agreement, to the knowledge of Cyberonics, there are no outstanding or unresolved comments in any comment letters received by Cyberonics from the SEC. As of the date of this Agreement, to the knowledge of Cyberonics, none of the Cyberonics SEC Documents is the subject of any ongoing review by the SEC. No Cyberonics Subsidiary is, or since January 1, 2013 has been, required to file periodic reports with the SEC pursuant to the Exchange Act.

(b) From January 1, 2013 to the date hereof, (i) neither Cyberonics nor any Cyberonics Subsidiary has received, in writing, any material complaint, allegation, assertion or claim regarding the accounting or auditing practices, procedures, methodologies or methods of Cyberonics or any of the Cyberonics Subsidiaries or their respective internal accounting controls, and (ii) to the knowledge of Cyberonics, no attorney representing Cyberonics or any of the Cyberonics Subsidiaries has reported evidence of a material violation of securities Laws, breach of fiduciary duty or similar violation by Cyberonics or any of the Cyberonics Subsidiaries or any of their respective officers, directors, employees or agents to Cyberonics’s board of directors or any committee thereof pursuant to the rules of the SEC adopted under Section 307 of the Sarbanes-Oxley Act.

(c) Cyberonics has established and maintains disclosure controls and procedures over financial reporting (as such terms are defined in paragraphs (e) and (f), respectively, of Rule 13a-15 promulgated under the Exchange Act) as required by Rule 13a-15 promulgated under the Exchange Act designed to ensure that (i) all material information required to be disclosed by Cyberonics in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the rules and forms of the SEC and (ii) material information relating to Cyberonics, including its consolidated Cyberonics Subsidiaries, is made known to the management of Cyberonics by others within those entities, as appropriate to allow timely decisions regarding required disclosure and to make the certifications required pursuant to Sections 302 and 906 of the Sarbanes-Oxley Act. Since January 1, 2013 to the date hereof, Cyberonics has disclosed, based on its most recent evaluation of internal controls prior to the date hereof, to Cyberonics’s auditors and the audit committee of Cyberonics’s board of directors (i) any “significant deficiencies” or “material weakness” in the design or operation of internal controls over financial reporting which are reasonably likely to adversely affect in any material respect Cyberonics’s ability to record, process, summarize and report financial data and (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in Cyberonics’s internal controls. As and to the extent described in the Cyberonics SEC Documents, Cyberonics and the Cyberonics Subsidiaries have devised and maintain a system of internal accounting controls sufficient to provide reasonable assurances regarding the reliability of financial reporting and the preparation of financial statements in accordance with GAAP.

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SECTION 3.07 Information Supplied. None of the information supplied or to be supplied by Cyberonics specifically for inclusion or incorporation by reference in the Registration Statement or the proxy statement relating to the Cyberonics Stockholder Meeting (such proxy statement, together with any amendments or supplements thereto, the “Proxy Statement”) will (a) in the case of the Registration Statement, at the time it becomes effective, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading or (b) in the case of the Proxy Statement, at the time the Proxy Statement is first mailed to Cyberonics’s stockholders or at the time of the Cyberonics Stockholder Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading, except that no representation or warranty is made by Cyberonics with respect to statements made or incorporated by reference in the Registration Statement or the Proxy Statement based on information supplied by Sorin, Holdco or Merger Sub or any of their respective Representatives specifically for inclusion or incorporation by reference therein.

SECTION 3.08 Absence of Certain Changes.

(a) From April 25, 2014 through the date of this Agreement, except as otherwise contemplated or permitted by this Agreement, the businesses of Cyberonics and the Cyberonics Subsidiaries have been conducted in all material respects in the ordinary course of business consistent with past practice.

(b) Since April 25, 2014, there has not been any event, effect, development or circumstance that has had or would reasonably be expected to have, individually or in the aggregate, a Cyberonics Material Adverse Effect.

SECTION 3.09 Undisclosed Liabilities. Neither Cyberonics nor any of the Cyberonics Subsidiaries is subject to any material liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) required by GAAP to be set forth on a consolidated balance sheet of Cyberonics and the Cyberonics Subsidiaries or in the notes thereto, other than liabilities and obligations (a) disclosed, reserved against or provided for in the consolidated balance sheet of Cyberonics as of October 24, 2014 or in the notes thereto, (b) incurred since October 24, 2014 in the ordinary course of business consistent with past practice or (c) incurred under this Agreement or in connection with the transactions contemplated hereby.

SECTION 3.10 Litigation. There is no suit, claim, litigation, arbitration, mediation, action, proceeding or investigation (each, a “Proceeding”) to which Cyberonics or any Cyberonics Subsidiary is a party pending or, to the knowledge of Cyberonics, threatened that would reasonably be expected to have, individually or in the aggregate, a Cyberonics Material Adverse Effect. Neither Cyberonics nor any Cyberonics Subsidiary is subject to any outstanding order, writ, injunction, judgment or decree of any Governmental Entity that would reasonably be expected to have, individually or in the aggregate, a Cyberonics Material Adverse Effect.

Immediately prior to the execution of this Agreement, to the knowledge of Cyberonics, there are no Proceedings pending or threatened against Cyberonics or any of its Subsidiaries challenging or seeking to prohibit the execution, delivery or performance of the LOI, the POA and this Agreement or any of the transactions contemplated hereby.

SECTION 3.11 Employee Benefits.

(a) Section 3.11(a) of the Cyberonics Disclosure Letter sets forth a true and complete list of each material Cyberonics Benefit Plan (which, for the avoidance of doubt, does not include any (i) employment contracts or consultancy agreements for employees or consultants outside the United States where the employee or consultant’s base compensation is less than $200,000 per annum and (ii) any plan, program or policy for employees outside the United States that applies to or in respect of which benefits are provided to less than 10 employees). For purposes of this Agreement, “Cyberonics Benefit Plan” means any benefit or compensation plan, program, policy, practice, agreement, contract, arrangement or other obligation, whether

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or not in writing and whether or not funded, in each case, which is sponsored or maintained by, or required to be contributed to, or with respect to which any potential liability is borne by Cyberonics or any Cyberonics Subsidiary. Cyberonics Benefit Plans include, but are not limited to, “employee benefit plans” within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), employment, consulting, retirement, severance, termination or change in control agreements, agreements providing for exceptional advantages, deferred compensation, equity-based, incentive, bonus, supplemental retirement, profit sharing, insurance, medical, welfare, fringe or other benefits or remuneration of any kind.

(b) With respect to each material Cyberonics Benefit Plan, to the extent applicable, Cyberonics has made available to Sorin true and complete copies of (i) such Cyberonics Benefit Plan, including any amendment thereto, or a written description if such Cyberonics Benefit Plan is not set forth in a written document, (ii) each trust, insurance annuity or other funding Contract related thereto, and (iii) all material correspondence to or from any Governmental Entity received in the last three (3) years with respect to any such Cyberonics Benefit Plan.

(c) Except as would not reasonably be expected to have, individually or in the aggregate, a Cyberonics Material Adverse Effect, (i) each Cyberonics Benefit Plan (including any related trusts), other than Cyberonics Benefit Plans subject to the Laws of any jurisdiction outside the United States, has been established, operated and administered in compliance with its terms and all applicable Laws, including ERISA and the Code, (ii) Cyberonics and each Cyberonics Subsidiary is in compliance with all Laws applicable to such Cyberonics Benefit Plans, including ERISA and the Code, (iii) all contributions or other amounts payable by Cyberonics or a Cyberonics Subsidiary with respect to each such Cyberonics Benefit Plan in respect of current or prior plan years have been paid or accrued in accordance with GAAP and (iv) there are no claims, actions, suits, proceedings, investigations, arbitrations, audits or hearings (other than for routine claims for benefits) pending or, to the knowledge of Cyberonics, threatened with respect to any such Cyberonics Benefit Plan.

(d) Each Cyberonics Benefit Plan which is intended to qualify under Section 401(a) of the Code has either received a favorable determination letter from the IRS as to its qualified status, or has timely filed an application for a favorable determination letter, or may rely upon an opinion letter for a prototype or volume submitter plan, and, to the knowledge of Cyberonics, no circumstance exists that would materially jeopardize the qualified status of any such Cyberonics Benefit Plan, except as would not reasonably be expected to have, individually or in the aggregate, a Cyberonics Material Adverse Effect.

(e) No Cyberonics Benefit Plan provides health, life insurance or other welfare benefits after retirement or other termination of employment, other than (i) as required by Law, (ii) coverage or benefits the full cost of which is borne by the employee or former employee (or any beneficiary of the employee or former employee) or (iii) benefits provided for a period of less than eighteen (18) months following termination of employment or during any period during which the former employee is receiving severance pay.

(f) Neither Cyberonics nor any of its ERISA Affiliates has maintained or contributed or has had any obligation of any sort in the last six (6) years (i) under any employee benefit subject to Section 302 or Title IV of ERISA or Section 412 of the Code or any similar provision of state, local or foreign law or that is otherwise a defined benefit pension plan, or (ii) to any “multiemployer plan” (as defined in Section 3(37) of ERISA). No Cyberonics Benefit Plan is a “multiple employer welfare arrangement” (as defined in Section 3(40) of ERISA).

(g) None of the execution and delivery of this Agreement or the consummation of the Mergers or any other transaction contemplated by this Agreement (alone or in conjunction with any other event, including any termination of employment) will (i) entitle any current or former employee, officer, director or independent contractor of Cyberonics or any Cyberonics Subsidiary to any severance pay or any material increase in severance pay, (ii) accelerate the time of payment or vesting, or materially increase the amount of compensation due to any such employee, director, officer or independent contractor, (iii) directly or indirectly cause Cyberonics to transfer or set aside any assets to fund any material benefits under any

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Cyberonics Benefit Plan, (iv) trigger any other material obligation under any Cyberonics Benefit Plan or (v) result in any material breach or violation of or default under, or limit Cyberonics’s right to materially amend or terminate, any Cyberonics Benefit Plan.

(h) None of the execution and delivery of this Agreement or the consummation of the Mergers or any other transaction contemplated by this Agreement will result in the payment of any amount that could, individually or in combination with any other such payment, constitute an “excess parachute payment” as defined in Section 280G(b)(1) of the Code.

(i) Except as would not reasonably be expected to have, individually or in the aggregate, a Cyberonics Material Adverse Effect, all Cyberonics Benefit Plans subject to the Laws of any jurisdiction outside the United States (i) have been maintained and operated in accordance with, and are compliant with, their terms, all applicable Laws, government taxation, social security and funding requirements and with any agreement entered into with a union or labor organization, (ii) to the extent required to be registered or approved by a foreign Governmental Entity, has been registered with, or approved by, a foreign Governmental Entity and, to the knowledge of Cyberonics, nothing has occurred that would adversely affect such registration or approval, (iii) if such Cyberonics Benefit Plans are intended to qualify for special Tax treatment, meet all the requirements for such treatment, (iv) if such Cyberonics Benefit Plans are intended or required to be funded and/or book-reserved, are fully funded and/or book-reserved, as appropriate, based upon reasonable actuarial assumptions and in accordance with any applicable requirements and (v) there is no pending or threatened litigation relating to any such Cyberonics Benefit Plan.

(j) Except as would not reasonably be expected to have, individually or in the aggregate, a Cyberonics Material Adverse Effect, with respect to each Cyberonics Benefit Plan subject to the Laws of any jurisdiction outside the United States, (i) if required to be funded, the assets of such Cyberonics Benefit Plan are sufficient under applicable local Law to provide for the payment of the relevant benefits in full or (ii) if not required to be funded, the book reserves (determined in accordance with GAAP) are sufficient to provide for the payment of the relevant benefits.

SECTION 3.12 Labor.

(a) As of the date hereof, (i) neither Cyberonics nor any Cyberonics Subsidiary is a party to, or bound by, any collective bargaining agreement or other agreement with a labor union, works council or similar organization and (ii) to the knowledge of Cyberonics, no union or other labor organizational campaign is in progress with respect to the employees of Cyberonics or any Cyberonics Subsidiary.

(b) Except as would not reasonably be expected to have, individually or in the aggregate, a Cyberonics Material Adverse Effect, (i) during the three (3) years immediately preceding the date hereof, there is no, and has not been any, strike, lockout, slowdown, work stoppage, unfair labor practice, labor dispute (other than routine individual grievances) or labor arbitration proceedings pending or, to the knowledge of Cyberonics, threatened with respect to employees of Cyberonics or any Cyberonics Subsidiary, (ii) there are no social security disputes or claims pending or, to the knowledge of Cyberonics, threatened in writing against Sorin and/or the Subsidiaries, (iii) Cyberonics and each Cyberonics Subsidiary is in compliance, with respect to both present and former employees and personnel, with all applicable Laws pertaining to employment, employment practices and labor, including all such Laws relating to labor relations, terms and conditions of employment, payment of wages and salaries, payment of social security contributions, mandatory accrual of statutory leaving allowances, hours, overtime, classification of employees and assignment of duties, immigration, secondment, health and safety, mandatory hiring of disabled people, workers’/executives’/directors’ compensation, the use of labor contracts other than ordinary open-term employment, self-employment agreements, and staff leasing, registration in any mandatory books, termination of employment, collective redundancy or work suspension procedures, and the use of social and welfare schemes and (iv) Cyberonics and each Cyberonics Subsidiary is in compliance with all applicable individual labor contracts.

(c) Except as would not reasonably be expected to have, individually or in the aggregate, a Cyberonics Material Adverse Effect, (i) none of the non-employed personnel working or having worked for Cyberonics

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and/or its Subsidiaries is in a position to legitimately claim the status of employee of Cyberonics and/or its Subsidiaries, (ii) Cyberonics and its Subsidiaries have made all filings and taken all actions and made all payments required to be made or taken, under applicable social security, insurance, pension and welfare Laws, with respect to each of the present and former employees and any other self-employed personnel, (iii) all mandatory social security, health insurance, tax withholdings and pension charges due under such Laws with respect to its present and former employees and any other self-employed personnel have been fully paid-in and (iv) all mandatory pension plans/funds, insurance plans/funds, health care funds and severance funds required to be funded and/or allocated in relation to present and former employees have been funded in accordance with all applicable Laws. Neither Cyberonics nor any Cyberonics Subsidiary has incurred any liability or obligation under the Worker Adjustment and Retraining Notification Act and the regulations promulgated thereunder or any similar state or local Law that remains unsatisfied.

(d) Except as would not reasonably be expected to have, individually or in the aggregate, a Cyberonics Material Adverse Effect, (i) all commercial agency agreements entered into by Cyberonics and/or its Subsidiaries have been executed in compliance with all applicable Laws, economic collective agreements and individual agreements, (ii) Cyberonics and/or the Subsidiaries have fulfilled all their obligations related to the payments of commissions and social security contributions for agents, (iii) the agents are not entitled to be treated as, or recognized as having the status of, an employee of Cyberonics and/or the Subsidiaries, (iv) all contracts for the supply of works or services entered into by Cyberonics and its Subsidiaries have been executed and performed in compliance with applicable Laws and do not entitle any individual performing services or works in favor of Cyberonics and/or its Subsidiaries to be treated as, or recognized as having the status of, an employee thereof and (v) all of Cyberonics’s and its Subsidiaries’ contractors (and sub-contractors) have regularly paid wages, taxes and social security contributions in favor of their personnel and complied with their health and safety obligations.

(e) Except as would not reasonably be expected to have, individually or in the aggregate, a Cyberonics Material Adverse Effect, Cyberonics and its Subsidiaries have fully complied with applicable Laws when transferring employees to third parties in connection with transfers of going concerns, mergers or any other corporate transactions.

SECTION 3.13 Tax Matters.

(a) Cyberonics and each Cyberonics Subsidiary properly maintains the mandatory tax books and accounts and has timely filed (taking into account any valid extension of time within which to file) all Tax Returns required to be filed by it and all such filed Tax Returns are correct, complete and accurate, and has paid all Taxes due (whether or not shown as due on such filed Tax Returns), subject in each case to such exceptions as would not reasonably be expected to have, individually or in the aggregate, a Cyberonics Material Adverse Effect. All Taxes which Cyberonics or any Cyberonics Subsidiary has been required by law to withhold or to collect for payment on or prior to the date hereof have been duly withheld and collected and have been paid to the appropriate Governmental Entity, subject to such exceptions as would not reasonably be expected to have, individually or in the aggregate, a Cyberonics Material Adverse Effect. There are no material Liens related to Taxes upon any property or assets of Cyberonics or any Cyberonics Subsidiary, except for Cyberonics Permitted Liens.

(b) Neither Cyberonics nor any Cyberonics Subsidiary has in effect any waiver of any statute of limitations with respect to any material amount of Taxes. Neither Cyberonics nor any Cyberonics Subsidiary has agreed to any extension of time with respect to an assessment or deficiency for Taxes. As of the date hereof, there is no action, suit, investigation, audit, claim, assessment or other proceeding pending with respect to Taxes for which Cyberonics or any Cyberonics Subsidiary may be liable that would, if determined adversely, reasonably be expected to have, individually or in the aggregate, a Cyberonics Material Adverse Effect. No material deficiency with respect to Taxes has been asserted or assessed in writing against Cyberonics or any Cyberonics Subsidiary which has not been fully paid or adequately reserved in Cyberonics Financial Statements in accordance with GAAP.

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(c) Neither Cyberonics nor any Cyberonics Subsidiary has been a member of an affiliated group of corporations filing a consolidated federal income Tax Return (other than a group the common parent of which is Cyberonics) or has any liability for Taxes of another person (other than Cyberonics or a Cyberonics Subsidiary) under Treasury Regulation Section 1.1502-6 (or any similar provision of state, local or foreign law).

(d) Neither Cyberonics nor any Cyberonics Subsidiary has been a “controlled corporation” or a “distributing corporation” in any distribution occurring during the two-year period ending on the Closing Date that was purported or intended to be governed by Section 355 of the Code (or any similar provision of state, local or foreign Law).

(e) Neither Cyberonics nor any Cyberonics Subsidiary is a party to, or bound by, or has any obligation under, any Tax sharing, indemnification or similar Contract other than (i) Contracts solely among Cyberonics and the Cyberonics Subsidiaries and (ii) customary Tax indemnification provisions in Contracts entered into in the ordinary course of business and the primary purpose of which does not relate to Taxes.

(f) Neither Cyberonics nor any Cyberonics Subsidiary has participated in any “listed transaction” required to be disclosed by any of them on any Tax Return in accordance with Treasury Regulation Section 1.6011-4(a).

(g) Cyberonics has not been a “United States real property holding corporation” within the meaning of Section 897 of the Code during the five-year period ending on the Closing Date.

(h) Neither Cyberonics nor any Cyberonics Subsidiary has knowledge of any facts or of any reason that would reasonably be expected to cause Holdco to be treated under current Law, as a result of the transactions contemplated by this Agreement, as a “domestic corporation” within the meaning of the Code.

SECTION 3.14 Real Property.

(a) Section 3.14(a) of the Cyberonics Disclosure Letter sets forth, as of the date of this Agreement, a true and complete list of all material real property owned in fee by Cyberonics or any Cyberonics Subsidiary (the “Cyberonics Owned Real Property”). Except as would not reasonably be expected to have, individually or in the aggregate, a Cyberonics Material Adverse Effect, (i) Cyberonics or a Cyberonics Subsidiary has good and marketable title to the Cyberonics Owned Real Property, in each case free and clear of all Liens except for Cyberonics Permitted Liens and (ii) no Cyberonics Owned Real Property is subject to any option, obligation or right of first refusal or contractual right to purchase, lease or acquire any interest in any Cyberonics Owned Real Property.

(b) Section 3.14(b) of the Cyberonics Disclosure Letter sets forth, as of the date of this Agreement, a true and complete list of all material real property that is leased, subleased or licensed by Cyberonics or any Cyberonics Subsidiary (the “Cyberonics Leased Real Property”, and together with the Cyberonics Owned Real Property, collectively, the “Cyberonics Real Property”). Except as would not reasonably be expected to have, individually or in the aggregate, a Cyberonics Material Adverse Effect, Cyberonics or a Cyberonics Subsidiary has a valid leasehold estate in each Cyberonics Leased Real Property, in each case free and clear of all Liens except for Cyberonics Permitted Liens. Each Contract of Cyberonics or the Cyberonics Subsidiaries for any Cyberonics Leased Real Property is legal, valid, enforceable and binding on Cyberonics and each Cyberonics Subsidiary that is a party thereto and, to the knowledge of Cyberonics, each other party thereto and is in full force and effect, except that (i) such enforcement may be subject to applicable bankruptcy, insolvency or other similar Laws, now or hereafter in effect, affecting creditors’ rights generally and (ii) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought, and except for such failures to be valid and binding or to be in full force and effect that would not reasonably be expected to have, individually or in the aggregate, a Cyberonics Material Adverse Effect, and neither Cyberonics nor any of the Cyberonics Subsidiaries is in breach of or default under, or has received written notice of any breach of or default under, and no condition exists which (with notice or lapse of time

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or both) would constitute a default under, any lease of Cyberonics Leased Real Property where such breach or default would reasonably be expected to have, individually or in the aggregate, a Cyberonics Material Adverse Effect. Cyberonics has made available to Sorin a true and complete copy of all Contracts for Cyberonics Leased Real Property. There are no outstanding options or rights of any third party to acquire any of Cyberonics’s or Cyberonics Subsidiary’s interests in such Cyberonics Leased Real Property. Neither Cyberonics nor any Cyberonics Subsidiary has subleased or otherwise granted any person the right to use or occupy any Cyberonics Leased Real Property.

Neither Cyberonics nor any Cyberonics Subsidiary has collaterally assigned or granted any other security interest in any Cyberonics Leased Real Property or any interest therein.

SECTION 3.15 Environmental Matters. Except as would not reasonably be expected to have, individually or in the aggregate, a Cyberonics Material Adverse Effect:

(a) Cyberonics and each Cyberonics Subsidiary is, and has at all times been, in compliance with those Environmental Laws applicable to their respective assets, properties and operations (including possessing and complying with any required Environmental Permits), and there are no administrative or judicial proceedings, actions or investigations pending against Cyberonics or any Cyberonics Subsidiary and none of Cyberonics or any Cyberonics Subsidiary has received any written notice, demand, letter or claim, in either case, alleging that Cyberonics or such Cyberonics Subsidiary is in violation of, or has liability under, any Environmental Law.

(b) To the knowledge of Cyberonics, there are no Hazardous Substances present in, at, on, or under any Cyberonics Owned Real Property, Cyberonics Leased Real Property or any other location that requires remediation or has resulted in a liability under Environmental Laws on the part of Cyberonics or any Cyberonics Subsidiary.

SECTION 3.16 Intellectual Property.

(a) Except as would not reasonably be expected to have, individually or in the aggregate, a Cyberonics Material Adverse Effect, Cyberonics and the Cyberonics Subsidiaries (i) own all right, title and interest in or (ii) have the valid right or license to use all Patents, Trademarks (including for the avoidance of doubt third-party brands), Copyrights (including for the avoidance of doubt Copyrights in third-party software), Internet domain names and Trade Secrets (collectively, the “Intellectual Property Rights”) that are used in the conduct of the business of Cyberonics and the Cyberonics Subsidiaries as currently conducted (the “Cyberonics Intellectual Property Rights”). Cyberonics has made available to Sorin a list of all Cyberonics Intellectual Property Rights that are both owned by Cyberonics or a Cyberonics Subsidiary and registered with any Governmental Entity (the “Cyberonics Registered Intellectual Property Rights”), which list is, to the knowledge of Cyberonics, true and complete in all material respects as of the date hereof. Except as would not reasonably be expected to have, individually or in the aggregate, a Cyberonics Material Adverse Effect, Cyberonics and the Cyberonics Subsidiaries are the sole and exclusive owners of all applications and registrations included in the Cyberonics Registered Intellectual Property Rights, free and clear of all Liens, except for Cyberonics Permitted Liens. Except as would not reasonably be expected to have, individually or in the aggregate, a Cyberonics Material Adverse Effect, all Cyberonics Registered Intellectual Property Rights are subsisting and, to Cyberonics’s knowledge, valid and enforceable.

(b) As of the date of this Agreement, there is no pending, or to the knowledge of Cyberonics, threatened Proceeding against Cyberonics or any of the Cyberonics Subsidiaries concerning the validity, enforceability or ownership of any Cyberonics Intellectual Property Rights or the right of Cyberonics to use or otherwise exploit any Cyberonics Intellectual Property Rights, except for such Proceedings that would not reasonably be expected to have, individually or in the aggregate, a Cyberonics Material Adverse Effect if determined adversely to Cyberonics or any of the Cyberonics Subsidiaries. To the knowledge of Cyberonics, Cyberonics is not subject to any order pertaining to the Cyberonics Intellectual Property Rights restricting in any material manner the use, transfer, licensing or other exploitation by Cyberonics or any of

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the Cyberonics Subsidiaries of any Cyberonics Intellectual Property Rights or Cyberonics’s (or the applicable Cyberonics Subsidiary’s) ownership thereof. Neither Cyberonics nor any of the Cyberonics Subsidiaries has received, during the period beginning on the date that is two (2) years prior to the date of this Agreement, any written charge, complaint, claim, demand or notice challenging the validity of any of the Cyberonics Intellectual Property Rights, except as would not reasonably be expected to have, individually or in the aggregate, a Cyberonics Material Adverse Effect if determined adversely to Cyberonics or any of the Cyberonics Subsidiaries.

(c) Neither the execution, delivery and performance of this Agreement nor the consummation of the Mergers and other transactions contemplated by this Agreement will impair the right of Cyberonics to use, develop, make, have made, offer for sale, sell, import, copy, modify, create derivative works of, perform, display, distribute, license, or dispose of any Cyberonics Intellectual Property Rights or any portion thereof as currently used or exploited by Cyberonics and the Cyberonics Subsidiaries, except as would not reasonably be expected, individually or in the aggregate, to be material to Cyberonics and the Cyberonics Subsidiaries, taken as a whole.

(d) To Cyberonics’s knowledge, as of the date hereof, the conduct of the business of Cyberonics and the Cyberonics Subsidiaries as currently conducted does not infringe upon any Intellectual Property Rights of any other person, except for any such infringement that would not reasonably be expected to be material to Cyberonics and the Cyberonics Subsidiaries, taken as a whole. None of Cyberonics or any of the Cyberonics Subsidiaries has received, during the period beginning on the date that is two (2) years prior to the date of this Agreement, any written charge, complaint, claim, demand or notice alleging any such infringement by Cyberonics or any of the Cyberonics Subsidiaries that has not been settled or otherwise fully resolved, except for any such infringement that would not reasonably be expected to be material to Cyberonics and the Cyberonics Subsidiaries, taken as a whole. To Cyberonics’s knowledge, no other person is infringing, or has infringed during the period beginning on the date that is two (2) years prior to the date of this Agreement, any Cyberonics Intellectual Property Rights owned by Cyberonics, except for any such infringement as would not reasonably be expected to have, individually or in the aggregate, a Cyberonics Material Adverse Effect.

(e) Except as would not reasonably be expected to have, individually or in the aggregate, a Cyberonics Material Adverse Effect, each of Cyberonics and the Cyberonics Subsidiaries has taken commercially reasonable steps to protect, preserve and maintain the secrecy and confidentiality of all Trade Secrets included in the Cyberonics Intellectual Property Rights that are both owned by Cyberonics or the Cyberonics Subsidiaries and material to the business of Cyberonics or the Cyberonics Subsidiaries as currently conducted. To Cyberonics’s knowledge, there have been no breaches of security that resulted in the disclosure of any such material Trade Secrets, except for any such disclosure that would not reasonably be expected to be material to Cyberonics and the Cyberonics Subsidiaries, taken as a whole.

SECTION 3.17 Contracts.

(a) Section 3.17(a) of the Cyberonics Disclosure Letter sets forth a true and complete list of all Cyberonics Material Contracts in effect as of the date hereof. For the purposes of this Agreement, “Cyberonics Material Contract” means each Contract to which Cyberonics or any of the Cyberonics Subsidiaries is a party or by which it is bound (other than any of the foregoing solely between Cyberonics and any of the Cyberonics Subsidiaries or between any wholly owned Cyberonics Subsidiaries or any Cyberonics Benefit Plan) that:

(i) relates to a partnership, collaboration agreement, joint venture or similar agreement or arrangement of Cyberonics or any of the Cyberonics Subsidiaries;

(ii) relates to outstanding Indebtedness of Cyberonics or any Cyberonics Subsidiary in an amount in excess of $5 million;

(iii) by its terms calls for aggregate payments by Cyberonics or any of its Subsidiaries of more than $2 million in any fiscal year period, except for any such Contract that may be canceled by

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Cyberonics, without any material penalty or other liability to Cyberonics or any of its Subsidiaries, upon notice of 90 days or less;

(iv) by its terms calls for aggregate payments to Cyberonics or any of its Subsidiaries of more than $2 million in any fiscal year period;

(v) is a definitive agreement providing for the acquisition from another person or disposition to another person, directly or indirectly (by merger, purchase or similar transaction), of assets or capital stock or other equity interests of another person (A) that involves aggregate consideration (alone or as a series of related Contracts) in excess of $3 million (other than acquisitions or dispositions of inventory in the ordinary course of business) and which has not been consummated or (B) under which Cyberonics or any Cyberonics Subsidiary has outstanding “earn-out” or other similar contingent payment obligations;

(vi) prohibits Cyberonics or any of its affiliates (including the Sorin Merger Surviving Company and its affiliates from and after the Effective Times) from (A) engaging or competing in any line of business in any geographical location or with any person or (B) selling any products or services (including Cyberonics products or services) of or to any other person or in any geographic region;

(vii) involves any material exchange traded, over-the-counter or other swap, cap, floor, collar, futures contract, forward contract, option or any other derivative financial instrument or contract, based on any commodity, security, instrument, asset, rate or index of any kind or nature whatsoever, whether tangible or intangible, including commodities, emissions allowances, renewable energy credits, currencies, interest rates, foreign currency and other indices;

(viii) obligates Cyberonics or any of the Cyberonics Subsidiaries to make any capital expenditures (including pursuant to any development project, partnership or joint venture) in excess of $2 million in any fiscal year;

(ix) obligates Cyberonics or any of the Cyberonics Subsidiaries to provide indemnification or a guarantee (other than in the ordinary course of business in connection with sales of products or services to customers) that, to the knowledge of Cyberonics, would reasonably be expected to result in payments in excess of $5 million as of the date hereof;

(x) constitutes a Contract for Cyberonics Intellectual Property Rights (other than with respect to licenses for commercially available software or hardware) that would reasonably be expected to result in payments by Cyberonics in excess of $2 million per fiscal year;

(xi) is a Contract that grants “most favored nation” status or similar preferential pricing rights to any third party;

(xii) is a material Contract with a Governmental Entity;

(xiii) (A) obligates Cyberonics to purchase or otherwise obtain any product or service exclusively from a single party or sell any product or service exclusively to a single party or (B) under which any person has been granted the right to manufacture, sell, market or distribute any product of Cyberonics on an exclusive basis to any person or group of persons or in any geographical area; and

(xiv) any lease with respect to Cyberonics Leased Real Property.

(b) Neither Cyberonics nor any Cyberonics Subsidiary is in breach of or default under the terms of any Cyberonics Material Contract (nor, to the knowledge of Cyberonics, is there any condition or event which, with notice or lapse of time or both, would constitute such a breach or default) where such breach or default would reasonably be expected to have, individually or in the aggregate, a Cyberonics Material Adverse Effect. To the knowledge of Cyberonics, no other party to any Cyberonics Material Contract is in breach of or default (nor, to the knowledge of Cyberonics, is there any condition or event which, with notice or lapse of time or both, would constitute such a breach or default) under the terms of any Cyberonics Material Contract where such breach or default would reasonably be expected to have, individually or in the

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aggregate, a Cyberonics Material Adverse Effect. Each Cyberonics Material Contract is a valid and binding obligation of, and enforceable in accordance with its terms against, Cyberonics or the relevant Cyberonics Subsidiary party thereto, as applicable, and, to the knowledge of Cyberonics, each other party thereto and is in full force and effect, except as would not reasonably be expected to have, individually or in the aggregate, a Cyberonics Material Adverse Effect; provided, however, that (i) such enforcement may be subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar Laws, now or hereafter in effect, relating to creditors’ rights generally and (ii) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

(c) Prior to the date hereof, Cyberonics has heretofore delivered or made available to Sorin correct and complete copies of each Cyberonics Material Contract, together with any and all amendments and supplements thereto.

SECTION 3.18 Insurance. Except as would not reasonably be expected to have, individually or in the aggregate, a Cyberonics Material Adverse Effect, (a) all insurance policies maintained by Cyberonics and the Cyberonics Subsidiaries are in full force and effect and provide insurance in such amounts and against such risks as the management of Cyberonics reasonably has determined to be prudent in accordance with industry practices or as is required by Law or regulation, and all premiums due and payable thereon have been paid; and (b) neither Cyberonics nor any Cyberonics Subsidiary is in breach or default of any of the insurance policies, and neither Cyberonics nor any Cyberonics Subsidiary has taken any action or failed to take any action which, with notice or the lapse of time, would constitute such a breach or default or permit termination or material modification of any of the insurance policies. Except as would not reasonably be expected to have, individually or in the aggregate, a Cyberonics Material Adverse Effect, Cyberonics has not received any notice of termination or cancellation or denial of coverage with respect to any insurance policy.

SECTION 3.19 Anti-Money Laundering and Economic Sanctions Laws.

(a) None of Cyberonics, the Cyberonics Subsidiaries, any of their respective officers, directors, employees or, to the knowledge of Cyberonics, agents designated by Cyberonics to act on behalf of Cyberonics and solely when acting in such capacity (collectively, the “Cyberonics Group,” it being acknowledged and agreed that any representation or warranty in this Agreement with respect to the Cyberonics Group shall, to the extent it applies to such agents, be deemed made to the knowledge of Cyberonics and solely when acting in such capacity), (i) is, or in the five (5) years prior to the date of this Agreement has been, in violation of any applicable anti-money laundering law or (ii) engages in, or in the five (5) years prior to the date of this Agreement has engaged in, any transaction, investment, undertaking or activity that conceals the identity, source or destination of the proceeds from any category of offenses designated in any applicable law, regulation or other binding measure implementing the “Forty Recommendations” and “Nine Special Recommendations” published by the Organization for Economic Co-operation and Development’s Financial Action Task Force on Money Laundering.

(b) Except as otherwise authorized by OFAC, no member of the Cyberonics Group (i) conducts, or in the five (5) years prior to the date of this Agreement has conducted, any business or engages in, or in the five (5) years prior to the date of this Agreement has engaged in, making or receiving any contribution of funds, goods or services to or for the benefit of any Embargoed Person, (ii) deals in, or otherwise engages in, or in the five (5) years prior to the date of this Agreement has dealt in or otherwise engaged in, any transaction related to any property or interests in property blocked pursuant to any applicable Economic Sanctions Laws or (iii) engages in or conspires to engage in, or in the five (5) years prior to the date of this Agreement has engaged in or conspired to engage in, any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the applicable prohibitions set forth in any Economic Sanctions Laws.

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SECTION 3.20 FCPA and Anti-Corruption.

(a) No member of the Cyberonics Group has in the five (5) years prior to the date of this Agreement, in connection with the business of Cyberonics or any Cyberonics Subsidiary, itself or, to the knowledge of Cyberonics, any other third party, in each case, acting on behalf of Cyberonics or any Cyberonics Subsidiary, taken any action in violation of the Foreign Corrupt Practices Act of 1977, as amended (the “FCPA”), or any other applicable anti-bribery or anti-corruption related provisions in criminal and anti-competition laws (collectively, “Bribery Legislation”).

(b) No member of the Cyberonics Group is, or in the five (5) years prior to the date of this Agreement has been, subject to any actual, pending, or threatened civil, criminal, or administrative actions, suits, demands, claims, hearings, notices of violation, investigations, proceedings, demand letters, settlements, or enforcement actions, or made any voluntary disclosures to any Governmental Entity, involving Cyberonics or any Cyberonics Subsidiary in any way relating to applicable Bribery Legislation, including the FCPA.

(c) The Cyberonics Group has, for the five (5) years prior to the date of this Agreement, had in place an effective compliance and ethics program in accordance with Chapter 8 of the United States Sentencing Guidelines.

SECTION 3.21 Customers. To the knowledge of Cyberonics, as of the date of this Agreement, neither Cyberonics nor any of the Cyberonics Subsidiaries (a) has been notified in writing of any breach of any Contract with any of Cyberonics’s top twenty (20) customers (the “Cyberonics Material Customers”), measured by revenue generated in fiscal year 2014, that would be material and adverse to Cyberonics and the Cyberonics Subsidiaries, taken as a whole or (b) has been notified in writing by any such Cyberonics Material Customers that it intends to terminate or otherwise materially and adversely alter the terms of its business with Cyberonics or any of the Cyberonics Subsidiaries, in each case, in a manner that would be material and adverse to Cyberonics and the Cyberonics Subsidiaries, taken as a whole. As of the date of this Agreement, neither Cyberonics nor any of the Cyberonics Subsidiaries has notified any such Cyberonics Material Customers in writing of any material breach of any material Contract by such Cyberonics Material Customers.

SECTION 3.22 Opinion of Financial Advisor. Cyberonics’s board of directors has received the opinion of Piper Jaffray & Co. on or prior to the date of this Agreement, to the effect that, as of the date of such opinion and subject to the assumptions, qualifications and limitations set forth therein, the Cyberonics Exchange Ratio (after giving effect to the consummation of the Sorin Merger) is fair from a financial point of view to the holders of Cyberonics Shares (other than the holders of Excluded Cyberonics Shares). Cyberonics will make a true and complete copy of such opinion available to Sorin, for informational purposes only, after receipt of such opinion by Cyberonics’s board of directors, and it is agreed and understood that such opinion may not be relied on by Sorin, Holdco or Merger Sub.

SECTION 3.23 Anti-Takeover Provisions. Assuming the accuracy of the representations contained in Sections 4.02(h) and 4.02(i), Cyberonics has taken all actions necessary to render inapplicable to the Cyberonics Merger the provisions of Section 203 of the DGCL to the extent, if any, such Section would otherwise be applicable to the Cyberonics Merger, and no “fair price”, “moratorium”, “control share acquisition” or other takeover statute or regulation of any state or jurisdiction (collectively, “Takeover Statutes”), and no such Takeover Statute applies or will apply to Cyberonics or any of its Subsidiaries with respect to the Cyberonics Merger.

SECTION 3.24 Vote Required. The affirmative vote of the holders of shares having a majority of the voting power of the outstanding shares of the Cyberonics Common Stock entitled to vote at the Cyberonics Stockholder Meeting is the only vote required (under applicable Law, the Cyberonics Charter, the Cyberonics Bylaws or otherwise) of the holders of any class or series of capital stock or other equity securities of Cyberonics to adopt this Agreement and approve the transactions contemplated hereby (including the Mergers) (the “Cyberonics Stockholder Approval”).

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SECTION 3.25 Brokers. No broker, finder or investment banker other than Piper Jaffray & Co. is entitled to any brokerage, finder’s or other fee or commission from Cyberonics or any Cyberonics Subsidiary in connection with the transactions contemplated by this Agreement.

SECTION 3.26 Absence of Certain Arrangements. Other than this Agreement and the Sorin Support Agreements and the Management Retention Agreements, there are no Contracts or any commitments to enter into any Contract between Cyberonics or any of its affiliates, on the one hand, and any director, officer, employee or shareholder of Sorin, on the other hand, relating to the transactions contemplated by this Agreement or the operations of the Sorin Merger Surviving Company or the Cyberonics Merger Surviving Corporation after the Effective Times.

SECTION 3.27 Acknowledgement of No Other Representations or Warranties. Except for the representations and warranties contained in Article IV, Cyberonics acknowledges and agrees that none of Sorin, Holdco, Merger Sub, the Sorin Subsidiaries or any of their respective Representatives (such Representatives, collectively, the “Sorin Representatives”) makes or has made any representation or warranty, either express or implied, concerning Sorin, Holdco, Merger Sub or any of their respective Subsidiaries or any of their respective assets or properties or the transactions contemplated by this Agreement. Cyberonics and its Representatives (“Cyberonics Representatives”) have received from Sorin or its Representatives certain estimates, projections and other forecasts for Sorin and its Subsidiaries and certain estimates, plans and budget information. Cyberonics acknowledges and agrees that there are uncertainties inherent in attempting to make such projections, forecasts, estimates, plans and budgets; that Sorin makes no representations or warranties with respect thereto except to the extent of any representations and warranties made by Sorin, Holdco or Merger Sub in Article IV relating thereto; that Cyberonics is familiar with such uncertainties; and that, except to the extent the representations and warranties in Article IV speak to such estimates, projections, forecasts, plans and budgets, Cyberonics is taking full responsibility for making its own evaluation of the adequacy and accuracy of all estimates, projections, forecasts, plans and budgets so furnished to it or its Representatives.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF SORIN

Except (a) as publicly disclosed in the Sorin CONSOB Documents filed prior to the date hereof and since March 31, 2013 (but excluding any disclosure contained in such Sorin CONSOB Documents under the heading “Risk Factors” or “Disclaimer” or similar heading and any other disclosures contained or referenced therein of factors or risks that are predictive, cautionary or forward-looking in nature), or (b) as disclosed in the Sorin Disclosure Letter (it being agreed that disclosure of any item in any section or subsection of the Sorin Disclosure Letter shall also be deemed to be disclosed with respect to any other section or subsection in this Agreement to which the relevance of such item is reasonably apparent on the face of such disclosure), Sorin hereby represents and warrants to Cyberonics as follows:

SECTION 4.01 Organization and Qualification; Subsidiaries.

(a) Each of Sorin, Holdco and Merger Sub is duly organized, and each is validly existing and in good standing under the Laws of its jurisdiction of organization and has all requisite corporate power and authority to carry on its business as presently conducted and is duly qualified or licensed to do business and is in good standing (where such concept is recognized under applicable Law) in each jurisdiction where the nature of its business or the ownership, leasing or operation of its properties makes such qualification or licensing necessary, other than where the failure to be so qualified, licensed or in good standing has not had and would not reasonably be expected to have, individually or in the aggregate, a Sorin Material Adverse Effect. Each of the respective Subsidiaries of Sorin, Holdco and Merger Sub is duly organized, validly existing and in good standing (where such concept is recognized under applicable Law) under the Laws of its jurisdiction of organization and has all requisite corporate or similar power and authority to carry on its business as presently conducted and each of the respective Subsidiaries of Sorin, Holdco and Merger Sub is

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duly qualified or licensed to do business and is in good standing (where such concept is recognized under applicable Law) in each jurisdiction where the nature of its business or the ownership, leasing or operation of its properties makes such qualification or licensing necessary, other than where the failure to be so qualified, licensed or in good standing has not had and would not reasonably be expected to have, individually or in the aggregate, a Sorin Material Adverse Effect.

(b) Sorin has made available to Cyberonics true and complete copies of the deed of incorporation, as amended, of Sorin (the “Sorin Charter”), the Bylaws of Sorin (the “Sorin Bylaws”) and the charter and bylaws, or equivalent organizational documents, of each Sorin Significant Subsidiary and of Holdco and Merger Sub, in each case as amended through, and in full force and effect, as of the date hereof, and neither Sorin, Holdco, Merger Sub nor any of their respective Subsidiaries is in violation of any of the provisions of such documents.

SECTION 4.02 Capitalization.

(a) The share capital authorized to be issued pursuant to the Sorin Bylaws in force as of the date hereof (“capital sociale deliberato”), is equal to an amount of 478,738,144 Euros of which 478,738,144 Euros have been issued, fully paid and registered in the form of 478,738,144 Sorin Shares. As of the close of business on February 25, 2015, (i) 478,738,144 Sorin Shares were issued and fully paid, all of which are (and all such shares which may be issued prior to the Sorin Merger Effective Time in accordance with the terms of this Agreement will be when issued) duly authorized, validly issued and free of preemptive rights (other than preemptive rights provided under applicable Law) and not issued in violation of any preemptive rights under applicable Law, the Sorin Charter or the Sorin Bylaws in effect at the time of such issuance or any Sorin Material Contract, of which 475,981,999 Sorin Shares were issued and outstanding (excluding treasury shares) and 2,756,145 Sorin Shares were held in treasury. As of the date of this Agreement, the share capital of Holdco consists of one (1) Holdco Share, which is validly issued and outstanding and held of record by Sorin, and the authorized share capital of Merger Sub consists of 100 shares of common stock, par value $0.01 per share, all of which are validly issued and outstanding. All of the issued and outstanding share capital of Merger Sub is, and at Cyberonics Merger Effective Time will be, owned by Holdco. Each of Holdco and Merger Sub was formed solely for the purpose of engaging in the transactions contemplated hereby, and has not conducted any business prior to the date hereof and has no, and prior to the Sorin Merger Effective Time (in the case of Holdco) and the Cyberonics Merger Effective Time (in the case of Merger Sub), will have no, assets, liabilities or obligations of any nature other than those incident to its formation and pursuant to this Agreement and the transactions contemplated by this Agreement.

(b) As of the close of business on February 25, 2015, Sorin had no Sorin Shares reserved for issuance, except for 23,000,000 Sorin Shares reserved for issuance pursuant to the Sorin Stock Plans.

(c) Section 4.02(c) of the Sorin Disclosure Letter sets forth a list of each Sorin Equity Award, the number of Sorin Shares issuable thereunder (or, in the case of Sorin Equity Awards subject to performance-based vesting conditions, the target number of Sorin Shares issuable thereunder) and the expiration date and exercise price relating thereto (if applicable), which list is true and complete as of February 25, 2015.

(d) As of the date hereof, except as provided in Sections 4.02(a), (b), (c) and (f), there are no (i) shares of capital stock of, or other equity or voting interests in, Sorin, Holdco or Merger Sub issued, reserved for issuance or outstanding, (ii) securities of Sorin, Holdco or Merger Sub convertible into or exchangeable for one or more shares of capital stock of, or other equity or voting interests in, Sorin, Holdco or Merger Sub, in each case issued, reserved for issuance or outstanding, (iii) options, warrants or other rights relating to or based on the value of the equity securities of Sorin, Holdco or Merger Sub to which any of Sorin, Holdco or Merger Sub is party, (iv) agreements, commitments or arrangements of any character that are binding on Sorin, Holdco or Merger Sub that obligate Sorin, Holdco or Merger Sub to issue, deliver, acquire or sell, or cause to be issued, delivered, acquired or sold, any capital stock of, or other equity or voting interests in, Sorin, Holdco or Merger Sub, (v) obligations of Sorin, Holdco or Merger Sub to grant, extend or enter into a subscription, warrant, right, convertible or exchangeable security or other similar Contract relating to any

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capital stock of, or other equity or voting interest in, Sorin, Holdco or Merger Sub, or (vi) outstanding restricted shares, restricted share units, stock appreciation rights, performance shares, contingent value rights, “phantom” stock or similar securities or rights that are derivative of, or provide economic benefits based, directly or indirectly, on the value or price of, any capital stock of, or other voting securities or ownership interests in, Sorin, Holdco or Merger Sub (the items in clauses (i) — (vi), together with the capital stock of, or other equity interest in, Sorin, Holdco, Merger Sub or any of their respective Subsidiaries, being referred to collectively as “Sorin Securities”). Since the close of business on February 25, 2015 through the date hereof, Sorin has not issued any Sorin Securities (other than Sorin Shares issued in respect of Sorin Equity Awards that were outstanding as of February 25, 2015).

(e) Except with respect to the Sorin Equity Awards and the related award agreements, there are no outstanding obligations of Sorin or any Sorin Subsidiary (i) requiring the repurchase, redemption, acquisition or disposition of, or containing any right of first refusal with respect to, (ii) requiring the registration for sale of or (iii) granting any antidilutive rights or other similar rights with respect to any Sorin Securities.

(f) There are no outstanding bonds, debentures, notes or other Indebtedness of Sorin or any Sorin Subsidiary having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matter on which shareholders of Sorin or any Sorin Subsidiary may vote or be entitled to vote. There are no voting trusts or other agreements or understandings to which Sorin, Holdco, Merger Sub or any of their respective Subsidiaries is a party with respect to the voting of capital stock of or equity interests in Sorin, Holdco, Merger Sub or any of their respective Subsidiaries.

(g) Section 4.02(g) of the Sorin Disclosure Letter sets forth (x) each of Sorin’s Subsidiaries and the ownership interest of Sorin in each such Subsidiary, as well as the ownership interest of any other person or persons in each such Subsidiary and (y) Sorin’s or its Subsidiaries’ capital stock, equity interest or other direct or indirect ownership interest in any other person other than securities in a publicly traded company held for investment by Sorin or any of its Subsidiaries and consisting of less than 1% of the outstanding capital stock of such company. Sorin does not own, directly or indirectly, any voting interest in any person that requires an additional filing by Sorin under the HSR Act or comparable foreign antitrust or competition law.

(h) Sorin or another Sorin Subsidiary owns, directly or indirectly, all of the issued and outstanding shares of capital stock or other equity interests of each of the Sorin Subsidiaries, and Holdco owns all of the issued and outstanding shares of capital stock or other equity securities of Merger Sub, in each case free and clear of any Liens (other than transfer and other restrictions under applicable federal and state securities Laws), and all of such outstanding shares of capital stock or other equity interests are (and all such shares or interests which may be issued prior to the Sorin Merger Effective Time in accordance with the terms of this Agreement will be when issued) duly authorized, validly issued, fully paid and, where applicable, non-assessable and free of preemptive rights (other than preemptive rights provided under applicable Law). Except for equity interests in the Sorin Subsidiaries and as set forth in Section 4.02(h) of the Sorin Disclosure Letter, neither Sorin nor any Sorin Subsidiary owns, directly or indirectly, any shares of capital stock or other equity interests in any person, or has any material obligation to acquire any such shares of capital stock or other equity interests, or to provide material funds to or make any material investment (in the form of a loan, capital contribution or otherwise) in, any Sorin Subsidiary or any other person. There are no outstanding material obligations to which Sorin or any Sorin Subsidiary is a party (i) restricting the transfer of or (ii) limiting the exercise of voting rights with respect to any shares of capital stock or other equity interests in any Sorin Subsidiary.

(i) None of Sorin, Holdco, Merger Sub or any of their respective Subsidiaries or affiliates, or any persons acting in association with them beneficially owns (as defined by Rule 13d-3 under the Exchange Act) any Cyberonics Shares or any securities that are convertible into or exchangeable or exercisable for Cyberonics Shares, or holds any rights to acquire or vote any Cyberonics Shares, other than pursuant to this Agreement. None of Sorin, Holdco, Merger Sub, any of their respective Subsidiaries, or the “affiliates” or

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“associates” (as each such terms is defined in Section 203 of the DGCL) of any such person is, and at no time during the last three (3) years has been, an “interested stockholder” of Cyberonics, as such term is defined in Section 203 of the DGCL.

SECTION 4.03 Authority.

(a) Each of Sorin, Holdco and Merger Sub has the requisite corporate power and authority to execute and deliver the LOI, the POA and this Agreement and, following the approval of the Sorin Merger Terms by the respective boards of directors of Sorin and Holdco and Merger Sub, and subject to the receipt of Sorin Shareholder Approval, the Holdco Shareholder Approval and the Merger Sub Shareholder Approval, to perform their respective obligations thereunder and to consummate the transactions contemplated hereby (including the Mergers). The execution, delivery and performance of the LOI, the POA and this Agreement by Sorin, Holdco and Merger Sub and the consummation by Sorin, Holdco and Merger Sub of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Sorin’s, Holdco’s and Merger Sub’s respective boards of directors and, other than the approval of the Sorin Merger Terms by the respective boards of directors of Sorin and Holdco, the Sorin Shareholder Approval, the Holdco Shareholder Approval and the Merger Sub Shareholder Approval, no additional corporate proceedings on the part of Sorin, Holdco or Merger Sub are necessary to authorize the execution, delivery and performance of the LOI, the POA and this Agreement or the consummation of the transactions contemplated hereby. The LOI, the POA and this Agreement have been duly executed and delivered by each of Sorin, Holdco and Merger Sub, and (assuming the valid authorization, execution and delivery of the LOI, the POA and this Agreement by Cyberonics) constitutes the legal, valid and binding obligation of each of Sorin, Holdco and Merger Sub enforceable against each of them in accordance with their terms, except that (i) such enforcement may be subject to applicable bankruptcy, insolvency or other similar Laws, now or hereafter in effect, affecting creditors’ rights generally and (ii) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

(b) Except as permitted by Section 5.04 after the date hereof, Sorin’s board of directors, by resolutions unanimously adopted at a meeting duly called and held, has (i) determined that the Mergers are in the best interests of Sorin, adopted and declared advisable the LOI, the POA and this Agreement and the Mergers and the other transactions contemplated hereby and resolved to recommend approval of the LOI, the POA and this Agreement to the holders of Sorin Shares, (ii) directed that the Mergers contemplated by the LOI, the POA and this Agreement, and documented in the Sorin Merger Terms to be approved pursuant to the Italian Merger Regulations, be submitted to the holders of Sorin Shares for their approval or adoption, and (iii) resolved to recommend that the Sorin shareholders adopt this Agreement, which resolutions have not been rescinded, modified or withdrawn in any way as of the date hereof.

SECTION 4.04 No Conflict; Required Filings and Consents.

(a) None of the execution, delivery or performance of the LOI, the POA or this Agreement by Sorin or the consummation by Sorin of the transactions contemplated by the LOI, the POA and this Agreement (including the Mergers) will: (i) subject to obtaining Sorin Shareholder Approval, conflict with or violate any provision of the Sorin Charter or the Sorin Bylaws or any equivalent organizational or governing documents of any Sorin Subsidiary; (ii) assuming that all consents, approvals and authorizations described in Section 4.04(b) have been obtained and all filings and notifications described in Section 4.04(b) have been made and any waiting periods thereunder have terminated or expired, conflict with or violate any Law applicable to Sorin or any Sorin Subsidiary or any of their respective properties or assets; or (iii) require any consent or approval under, violate, conflict with, result in any breach of or any loss of any benefit under, or constitute a default under (with or without notice or lapse of time, or both), or result in termination or give to others any right of termination, vesting, amendment, acceleration or cancellation of, or result in the creation of a Lien (other than a Sorin Permitted Lien) upon any of the respective properties or assets of Sorin or any Sorin Subsidiary pursuant to any Contract to which Sorin or any Sorin Subsidiary is a party or

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by which any property or asset of Sorin, Holdco, Merger Sub or any of their respective Subsidiaries is bound or affected or any Sorin Permit, except with respect to clauses (ii) and (iii), for any such conflicts, violations, consents, breaches, losses, changes of control, defaults, other occurrences or Liens that would not reasonably be expected to have, individually or in the aggregate, a Sorin Material Adverse Effect.

(b) None of the execution, delivery or performance of the LOI, the POA or this Agreement by Sorin, Holdco or Merger Sub or the consummation by Sorin, Holdco or Merger Sub of the transactions contemplated by the LOI, the POA or this Agreement (including the Mergers) will require (with or without notice or lapse of time, or both) any consent, approval, authorization or permit of, or filing or registration with or notification to, any Governmental Entity with respect to Sorin or any Sorin Subsidiary or any of their respective assets, other than (i) the filings required to effect the Sorin Merger with the relevant authorities of the United Kingdom and Italy, (ii) an HSR Act Filing and the receipt, termination or expiration, as applicable, of waivers, consents, approvals, waiting periods or agreements required under applicable Antitrust Laws, (iii) compliance with the applicable requirements of securities Laws in Italy, (iv) filings as may be required under the rules and regulations of the MSE and (v) where the failure to obtain such consents, approvals, authorizations or permits of, or to make such filings, registrations with or notifications to, any Governmental Entity would not reasonably be expected to have, individually or in the aggregate, a Sorin Material Adverse Effect.

SECTION 4.05 Permits; Compliance with Laws.

(a) Sorin and each Sorin Subsidiary is in possession of all material Permits necessary for Sorin and each Sorin Subsidiary to own, lease and operate its properties and assets, and to carry on and operate its businesses as currently conducted (the “Sorin Permits”), except where the failure to possess such Sorin Permits, individually or in the aggregate, would not reasonably be expected to have a Sorin Material Adverse Effect. All Sorin Permits are in full force and effect, except where the failure to be in full force and effect of any Sorin Permits, individually or in the aggregate, would not reasonably be expected to have a Sorin Material Adverse Effect, and none of Sorin or the Sorin Subsidiaries is in default or violation of any such Sorin Permit, except where such default or violation, individually or in the aggregate, would not reasonably be expected to have a Sorin Material Adverse Effect. Neither Sorin nor any Sorin Subsidiary has received any written notice during the period beginning on the date that is three (3) years prior to the date of this Agreement from any Governmental Entity (i) threatening to suspend, revoke, withdraw, modify or limit in any material and adverse respect any Sorin Permit or (ii) that would reasonably be expected to lead to the denial of any application for marketing approval or clearance currently pending before the FDA or any other Governmental Entity, except where such notice, individually or in the aggregate, would not reasonably be expected to have a Sorin Material Adverse Effect.

(b) Sorin and each Sorin Subsidiary is in compliance with (and since January 1, 2012 or, if later, its respective date of formation or organization, has been in compliance with) all Health Care Laws applicable to their respective businesses or operations, except where the failure to be so in compliance would not, individually or in the aggregate, reasonably be expected to have a Sorin Material Adverse Effect.

(c) Except as has not and would not reasonably be expected to have, individually or in the aggregate, a Sorin Material Adverse Effect, the design, development, investigation, manufacture, testing, sale, marketing and distribution of medical devices by or, to the knowledge of Sorin, on behalf of Sorin is being, and has been since January 1, 2012, conducted in material compliance with all applicable Health Care Laws, including, without limitation, requirements relating to clinical and non-clinical research, product approval or clearance, premarketing notification, labeling, advertising and promotion, record-keeping, adverse event reporting, reporting of corrections and removals, and current good manufacturing practices for medical device products.

(d) Since January 1, 2012, all reports, documents, claims, permits, notices and reports of adverse events required to be filed, maintained or furnished to the FDA or any other Governmental Entity by Sorin and the Sorin Subsidiaries have been so filed, maintained or furnished in a timely manner, except where failure to

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file, maintain or furnish such reports, documents, claims, permits, notices or adverse event reports has not had and would not reasonably be expected to have, individually or in the aggregate, a Sorin Material Adverse Effect. All such reports, documents, claims, permits and notices were complete and accurate in all respects on the date filed (or were corrected in or supplemented by a subsequent filing), except as would not, individually or in the aggregate, reasonably be expected to have a Sorin Material Adverse Effect. To the knowledge of Sorin, neither Sorin nor any of the Sorin Subsidiaries, nor any officer, employee, agent or distributor of Sorin or any of the Sorin Subsidiaries, has made an untrue statement of a material fact or a fraudulent statement to the FDA or any other Governmental Entity, failed to disclose a material fact required to be disclosed to the FDA or any other Governmental Entity, or committed an act, made a statement, or failed to make a statement, in each such case, related to the business of Sorin or any of the Sorin Subsidiaries, that, at the time such disclosure was made, would reasonably be expected to provide a basis for the FDA to invoke its policy respecting “Fraud, Untrue Statements of Material Facts, Bribery, and Illegal Gratuities” set forth in 56 Fed. Reg. 46191 (September 10, 1991) or for the FDA or any other Governmental Entity to invoke any similar policy. Neither Sorin nor any of the Sorin Subsidiaries, nor, to the knowledge of Sorin, any officer, employee, agent or distributor of Sorin or any of the Sorin Subsidiaries, has been debarred or convicted of any crime or engaged in any conduct for which debarment is mandated by 21 U.S.C. § 335a(a) or any similar Law or authorized by 21 U.S.C. § 335a(b) or any similar Law. Neither Sorin nor any of the Sorin Subsidiaries, nor, to the knowledge of Sorin, any officer, employee, agent or distributor of Sorin or any of the Sorin Subsidiaries, has been debarred, suspended, or excluded from participation in any federal health care program or convicted of any crime or engaged in any conduct for which such person could be excluded from participating in any federal health care program under Section 1128 of the Social Security Act of 1935, as amended, or any similar Law or program. Neither Sorin nor any of the Sorin Subsidiaries is party to or has any reporting or disclosure obligations under any CIA, DPA, NPA, monitoring agreement, consent decree, plans of correction, settlement order, or similar agreement with or imposed by a Governmental Entity.

(e) None of Sorin, any of the Sorin Subsidiaries or, to the knowledge of Sorin, any of their respective Representatives, have engaged in any activities which are cause for or have resulted in criminal or material civil penalties against, or mandatory or permissive exclusion of, Sorin or any of the Sorin Subsidiaries from Medicare, Medicaid, or any other federal health care program under any Health Care Law, the Federal Employees Health Benefits Program statute, or the regulations promulgated pursuant to such statutes or related foreign, state or local statutes or regulations.

(f) Sorin and, to Sorin’s knowledge, any contract manufacturers assisting in the manufacture of medical devices or medical device components are, and, since January 1, 2012, have been, in compliance with FDA’s device registration and listing requirements to the extent required by applicable Health Care Laws insofar as they pertain to the manufacture of medical devices or medical device components for Sorin, except as has not and would not reasonably be expected to have, individually or in the aggregate, a Sorin Material Adverse Effect. Sorin has not received written notification of any pending or threatened claim, suit, proceeding, hearing, enforcement, audit, investigation, arbitration or other action from any Governmental Entity, including, without limitation, the Centers for Medicare & Medicaid Services, the U.S. Department of Health and Human Services Office of Inspector General, the U.S. Department of Health and Human Services Office for Civil Rights, the U.S. Department of Justice, or any comparable state or federal Governmental Entity alleging potential or actual non-compliance by, or liability of, Sorin under any Health Care Law.

(g) Sorin has not received any written notice or other communication from the FDA or any other Governmental Entity contesting the pre-market clearance or approval of any of the Sorin medical device products, or alleging that the labeling and promotion of any of the Sorin medical device products fail to comply with Health Care Laws, except as would not, individually or in the aggregate, reasonably be expected to have a Sorin Material Adverse Effect. No manufacturing site for the manufacture of the Sorin medical device products or their components (whether Sorin-owned or operated or that of a contract manufacturer for any medical device products or related components) has, since January 1, 2012, been

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subject to a Governmental Entity (including the FDA) shutdown or import or export prohibition. Neither Sorin nor, to Sorin’s knowledge, any manufacturing site for the manufacture of any Sorin medical device products or related components of Sorin medical device products (whether Sorin-owned or operated or that of a contract manufacturer for the medical device products or related components) has received, since January 1, 2012, any FDA Form 483 or other Governmental Entity notice of inspectional observations or adverse findings, “warning letters,” “untitled letters” or similar correspondence or notice from the FDA or other Governmental Entity alleging or asserting noncompliance with any applicable Health Care Laws or Sorin Permits or alleging a lack of safety or effectiveness from the FDA or any other Governmental Entity, in each case except as would not, individually or in the aggregate, reasonably be expected to have a Sorin Material Adverse Effect, and to Sorin’s knowledge, there is no such action or proceeding pending or threatened.

(h) Since January 1, 2012, to the knowledge of Sorin, in no clinical trial directly conducted or sponsored by Sorin or any of the Sorin Subsidiaries, or in which Sorin or any of the Sorin Subsidiaries has participated, has the FDA, Institutional Review Board or equivalent approval, to the extent such approval is required to be obtained or maintained by Sorin or any of the Sorin Subsidiaries, been suspended or terminated for material safety reasons.

(i) Since January 1, 2012, each of Sorin and the Sorin Subsidiaries have neither voluntarily nor involuntarily initiated, conducted or issued, caused to be initiated, conducted or issued any “Class I” recall or material field corrective action, market withdrawal or replacement, safety alert, warning, “dear doctor” letter, investigator notice, or similar notice or action to wholesalers, distributors, retailers, healthcare professionals or patients relating to an alleged lack of material safety, efficacy or regulatory compliance of any Sorin medical device products nor is Sorin or any Sorin Subsidiary currently considering initiating, conducting or issuing any “Class I” recall of any Sorin medical device product. To the knowledge of Sorin, there are no facts which are reasonably likely to cause, and Sorin has not received since January 1, 2012 any written notice from the FDA or any other Governmental Entity (i) requesting or requiring a “Class I” recall of any Sorin medical device products sold or intended to be sold by Sorin or the Sorin Subsidiaries, (ii) proposing or instituting a change in the marketing classification or a material change in the labelling of any such Sorin medical device products, (iii) requiring a termination, enjoinment or suspension of the manufacturing, marketing, or distribution of such Sorin medical device products, or (iv) implementing an adverse change in reimbursement status of a Sorin medical device product; in each case, except as would not reasonably be expected to have a Sorin Material Adverse Effect.

(j) Sorin’s and the Sorin Subsidiaries’ past and present collection, use, analysis, disclosure, retention, storage, security and dissemination of Personal Information comply (and since January 1, 2012 have complied) with (i) any and all applicable Laws, including Information Privacy and Security Laws, (ii) business associate agreements to which Sorin or any of its Subsidiaries is a party and (iii) Sorin’s and the Sorin Subsidiaries’ privacy policies, except, in each case, as would not reasonably be expected to have a Cyberonics Material Adverse Effect. To the extent required by applicable Law, each of Sorin and the Sorin Subsidiaries have posted in accordance with Information Privacy and Security Laws a privacy policy governing its use of Personal Information on its website and has complied at all times with such privacy policy, except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Sorin Material Adverse Effect.

(k) Sorin and the Sorin Subsidiaries are in compliance with all applicable Laws relating to (i) the privacy of users of Sorin products or services and all Internet websites owned, maintained or operated by Sorin or any Sorin Subsidiary and (ii) the collection, storage, processing, use and transfer of, and provision of notice of breach regarding, any personally identifiable information, except in the case of each of clause (i) and (ii), where the failure to be in compliance with such applicable Laws would not reasonably be expected to have, individually or in the aggregate, a Sorin Material Adverse Effect. No claims are pending or, to the knowledge of Sorin, are threatened in writing against Sorin or any of the Sorin Subsidiaries by any person alleging a violation of such applicable Laws referred to in the foregoing sentence or by any person alleging a violation of such person’s privacy or confidentiality rights or rights relating to Personal

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Information, except for any such claim that would not reasonably be expected to have, individually or in the aggregate, a Sorin Material Adverse Effect.

SECTION 4.06 Sorin CONSOB Documents; Financial Statements.

(a) Since January 1, 2013, Sorin has filed with or otherwise furnished to (as applicable) the CONSOB and/or the MSE, all registration statements, prospectuses, forms, reports, definitive proxy statements, schedules and other documents required to be filed or furnished by it under the securities Laws of Italy, as applicable (such documents and any other documents filed by Sorin with the CONSOB and/or the MSE, as have been supplemented, modified or amended since the time of filing, collectively, the “Sorin CONSOB Documents”). As of their respective filing dates or, if supplemented, modified or amended since the time of filing, as of the date of the most recent supplement, modification or amendment, the Sorin CONSOB Documents (i) did not at the time each such document was filed contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading and (ii) complied in all material respects with all applicable requirements of the securities Laws of Italy, in each case as in effect on the date each such document was filed. The audited consolidated financial statements and unaudited consolidated interim financial statements of Sorin (including, in each case, any notes thereto) and the consolidated Sorin Subsidiaries included in or incorporated by reference into the Sorin CONSOB Documents (collectively, the “Sorin Financial Statements”) (x) complied as of their respective dates of filing in all material respects with the then applicable accounting requirements and the published rules and regulations of the CONSOB with respect thereto, (y) were prepared in all material respects in accordance with IFRS (as adopted by the European Union and in accordance with legislative decree in effect in Italy on the date of such Sorin Financial Statement) applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto or, in the case of interim financial statements, for normal and recurring year-end adjustments) and (z) present fairly, in all material respects, the consolidated financial position and the consolidated comprehensive income, results of operations, cash flows and equity of Sorin and the consolidated Sorin Subsidiaries as of the dates and for the periods referred to therein (except as may be indicated in the notes thereto or, in the case of interim financial statements, for normal and recurring year-end adjustments). As of the date of this Agreement, to the knowledge of Sorin, there are no outstanding or unresolved comments in any comment letters received by Sorin from the CONSOB. As of the date of this Agreement, to the knowledge of Sorin, none of the Sorin CONSOB Documents is the subject of any ongoing review by the CONSOB. No Sorin Subsidiary is, or since January 1, 2013 has been, required to file periodic reports with the SEC or CONSOB pursuant to applicable securities Laws.

(b) From January 1, 2013 to the date hereof, (i) neither Sorin nor any Sorin Subsidiary has received, in writing, any material complaint, allegation, assertion or claim regarding the accounting or auditing practices, procedures, methodologies or methods of Sorin or any of the Sorin Subsidiaries or their respective internal accounting controls, and (ii) to the knowledge of Sorin, no attorney representing Sorin or any of the Sorin Subsidiaries has reported evidence of a material violation of securities Laws, breach of fiduciary duty or similar violation by Sorin or any of the Sorin Subsidiaries or any of their respective officers, directors, employees or agents to Sorin’s board of directors or any committee thereof.

(c) Sorin has established and maintains internal control mechanisms and internal audit procedures in compliance with Legislative Decree No. 58 of 24 February 1998 and the Italian Corporate Governance Code issued by Borsa Italiana S.p.A. (to the extent described in the Sorin Corporate Governance Report as of December 31, 2013) designed to ensure that (i) all material information required to be disclosed by Sorin in the reports that it files or submits with the CONSOB is recorded, processed, summarized and reported within the time periods specified in the rules and forms of CONSOB and (ii) material information relating to Sorin, including its consolidated Sorin Subsidiaries, is made known to the directors of Sorin as appropriate to allow timely decisions regarding required disclosure and to prepare the documentation required pursuant to the securities Laws of Italy. Since January 1, 2013 to the date hereof, Sorin has disclosed, based on its most recent evaluation of internal controls prior to the date hereof, to Sorin’s auditors and the audit

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committee of Sorin (i) any significant weakness in the internal control reviews system in relation to the financial reporting process which are reasonably likely to adversely affect in any material respect Sorin’s ability to record, process, summarize and report financial data and (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in Cyberonics’s internal controls. As and to the extent described in the Sorin CONSOB Documents, Sorin and the Sorin Subsidiaries have devised and maintain a system of internal accounting controls sufficient to provide reasonable assurances regarding the reliability of financial reporting and the preparation of financial statements in accordance with IFRS.

SECTION 4.07 Information Supplied. None of the information supplied or to be supplied by Sorin, Holdco or Merger Sub specifically for inclusion or incorporation by reference in the Registration Statement, the Proxy Statement or the Sorin Information Document (a) will in the case of the Registration Statement, at the time it becomes effective, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading or (b) in the case of the Proxy Statement and the Sorin Information Document, will, at the time the Proxy Statement is first mailed to Cyberonics’s stockholders or the Sorin Information Document is first mailed to Sorin’s shareholders, as applicable, or at the time of the Cyberonics Stockholder Meeting or the Sorin Shareholder Meeting, as applicable, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading, except that no representation or warranty is made by Sorin with respect to statements made or incorporated by reference therein based on information supplied by Cyberonics or any of its Representatives specifically for inclusion or incorporation by reference therein.

SECTION 4.08 Absence of Certain Changes.

(a) From December 31, 2013 through the date of this Agreement, except as otherwise contemplated or permitted by this Agreement, the businesses of Sorin and the Sorin Subsidiaries have been conducted in all material respects in the ordinary course of business consistent with past practice.

(b) Since December 31, 2013, there has not been any event, effect, development or circumstance that has had or would reasonably be expected to have, individually or in the aggregate, a Sorin Material Adverse Effect.

SECTION 4.09 Undisclosed Liabilities. Neither Sorin nor any of the Sorin Subsidiaries is subject to any material liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) required by IFRS to be set forth on a consolidated balance sheet of Sorin and the Sorin Subsidiaries or in the notes thereto, other than liabilities and obligations (a) disclosed, reserved against or provided for in the consolidated balance sheet of Sorin as of September 30, 2014 or in the notes thereto, (b) incurred since September 30, 2014 in the ordinary course of business consistent with past practice or (c) incurred under this Agreement or in connection with the transactions contemplated hereby.

SECTION 4.10 Litigation. There is no Proceeding to which Sorin, Holdco, Merger Sub or any of their respective Subsidiaries is a party pending or, to the knowledge of Sorin, threatened that would reasonably be expected to have, individually or in the aggregate, a Sorin Material Adverse Effect. None of Sorin, Holdco, Merger Sub or any of their respective Subsidiaries is subject to any outstanding order, writ, injunction, judgment or decree of any Governmental Entity that would reasonably be expected to have, individually or in the aggregate, a Sorin Material Adverse Effect. Immediately prior to the execution of this Agreement, to the knowledge of Sorin, there are no Proceedings pending or threatened against Sorin or any of its Subsidiaries challenging or seeking to prohibit the execution, delivery or performance of this the LOI, the POA or this Agreement or any of the transactions contemplated hereby.

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SECTION 4.11 Employee Benefits.

(a) Section 4.11(a) of the Sorin Disclosure Letter sets forth a true and complete list of each material Sorin Benefit Plan (which, for the avoidance of doubt, does not include any (i) employment contracts or consultancy agreements for employees or consultants outside the United States where the employee or consultant’s base compensation is less than $200,000 per annum and (ii) any plan, program or policy for employees outside the United States that applies to or in respect of which benefits are provided to less than 10 employees). For purposes of this Agreement, “Sorin Benefit Plan” means any benefit or compensation plan, program, policy, practice, agreement, contract, arrangement or other obligation, whether or not in writing and whether or not funded, in each case, which is sponsored or maintained by, or required to be contributed to, or with respect to which any potential liability is borne by Sorin or any Sorin Subsidiary. Sorin Benefit Plans include, but are not limited to, “employee benefit plans” within the meaning of Section 3(3) of ERISA, employment, consulting, retirement, severance, termination or change in control agreements, agreements providing for exceptional advantages, deferred compensation, equity-based, incentive, bonus, supplemental retirement, profit sharing, insurance, medical, welfare, fringe or other benefits or remuneration of any kind.

(b) With respect to each material Sorin Benefit Plan, to the extent applicable, Sorin has made available to Cyberonics true and complete copies of (i) such Sorin Benefit Plan, including any amendment thereto, or a written description if such Sorin Benefit Plan is not set forth in a written document, (ii) each trust, insurance annuity or other funding Contract related thereto, and (iii) all material correspondence to or from any Governmental Entity received in the last three (3) years with respect to any such Sorin Benefit Plan.

(c) Except as would not reasonably be expected to have, individually or in the aggregate, a Sorin Material Adverse Effect, (i) each Sorin Benefit Plan (including any related trusts), other than Sorin Benefit Plans subject to the Laws of any jurisdiction outside the United States, has been established, operated and administered in compliance with its terms and all applicable Laws, including ERISA and the Code, (ii) Sorin and each Sorin Subsidiary is in compliance with all Laws applicable to such Sorin Benefit Plans, including ERISA and the Code, (iii) all contributions or other amounts payable by Sorin or any Sorin Subsidiary with respect to each Sorin Benefit Plan in respect of current or prior plan years have been paid or accrued in accordance with GAAP and (iv) there are no claims, actions, suits, proceedings, investigations, arbitrations, audits or hearings (other than for routine claims for benefits) pending or, to the knowledge of Sorin, threatened with respect to any such Sorin Benefit Plan.

(d) Each Sorin Benefit Plan which is intended to qualify under Section 401(a) of the Code has either received a favorable determination letter from the IRS as to its qualified status, or has timely filed an application for a favorable determination letter, or may rely upon an opinion letter for a prototype or volume submitter plan, and, to the knowledge of Sorin, no circumstance exists that would materially jeopardize the qualified status of any such Sorin Benefit Plan, except as would not reasonably be expected to have, individually or in the aggregate, a Sorin Material Adverse Effect.

(e) No Sorin Benefit Plan provides health, life insurance or other welfare benefits after retirement or other termination of employment, other than (i) as required by Law, (ii) coverage or benefits the full cost of which is borne by the employee or former employee (or any beneficiary of the employee or former employee) or (iii) benefits provided for a period of less than eighteen (18) months following termination of employment or during any period during which the former employee is receiving severance pay.

(f) Neither Sorin nor any Sorin Subsidiary has or is expected to incur any material liability under subtitles C or D of Title IV of ERISA with respect to any ongoing, frozen or terminated “single-employer plan”, within the meaning of Section 4001(a)(15) of ERISA, currently or formerly maintained by any of them or any of their ERISA Affiliates. With respect to any Sorin Benefit Plan subject to the minimum funding requirements of Section 412 of the Code or Title IV of ERISA, (i) no such plan is, or is expected to be, in “at-risk” status (within the meaning of Section 303(i)(4)(A) of ERISA or Section 430(i)(4)(A) of the Code), (ii) as of the last day of the most recent plan year ended prior to the date hereof, the actuarially determined present value of all “benefit liabilities” within the meaning of Section 4001(a)(16) of ERISA did

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not exceed the then current value of assets of such Sorin Benefit Plan, (iii) no unsatisfied liability (other than for premiums to the PBGC) under Title IV of ERISA has been, or is expected to be, incurred by Sorin or any of its Subsidiaries, (iv) the PBGC has not instituted proceedings to terminate any such Sorin Benefit Plan and (v) no “reportable event” within the meaning of Section 4043 of ERISA (excluding any such event for which the thirty (30) day notice requirement has been waived under the regulations to Section 4043 of ERISA) has occurred, nor has any event described in Sections 4062, 4063 or 4041 of ERISA occurred. Neither Sorin nor any of its ERISA Affiliates has maintained or contributed or has had any obligation of any sort in the last six (6) years to any “multiemployer plan” (as defined in Section 3(37) of ERISA). No Sorin Benefit Plan is a “multiple employer welfare arrangement” (as defined in Section 3(40) of ERISA).

(g) None of the execution and delivery of this Agreement or the consummation of the Mergers or any other transaction contemplated by this Agreement (alone or in conjunction with any other event, including any termination of employment) will (i) entitle any current or former employee, officer, director or independent contractor of Sorin or any Sorin Subsidiary to any severance pay or any material increase in severance pay, (ii) accelerate the time of payment or vesting, or materially increase the amount of compensation due to any such employee, director, officer or independent contractor, (iii) directly or indirectly cause Sorin to transfer or set aside any assets to fund any material benefits under any Sorin Benefit Plan, (iv) trigger any other material obligation under any Sorin Benefit Plan or (v) result in any material breach or violation of or default under, or limit Sorin’s right to materially amend or terminate, any Sorin Benefit Plan.

(h) None of the execution and delivery of this Agreement or the consummation of the Mergers or any other transaction contemplated by this Agreement will result in the payment of any amount that could, individually or in combination with any other such payment, constitute an “excess parachute payment” as defined in Section 280G(b)(1) of the Code.

(i) Except as would not reasonably be expected to have, individually or in the aggregate, a Sorin Material Adverse Effect, all Sorin Benefit Plans subject to the Laws of any jurisdiction outside the United States (i) have been maintained and operated in accordance with, and are compliant with, their terms, all applicable Laws, government taxation, social security and funding requirements and with any agreement entered into with a union or labor organization, (ii) to the extent required to be registered or approved by a foreign Governmental Entity, has been registered with, or approved by, a foreign Governmental Entity and, to the knowledge of Sorin, nothing has occurred that would adversely affect such registration or approval, (iii) if such Sorin Benefit Plans are intended to qualify for special Tax treatment, meet all the requirements for such treatment, (iv) if such Sorin Benefit Plans are intended or required to be funded and/or book-reserved, are fully funded and/or book reserved, as appropriate, based upon reasonable actuarial assumptions and in accordance with any applicable requirements and (v) there is no pending or threatened litigation relating to any such Sorin Benefit Plan.

(j) Except as would not reasonably be expected to have, individually or in the aggregate, a Sorin Material Adverse Effect, with respect to each Sorin Benefit Plan subject to the Laws of any jurisdiction outside the United States, (i) if required to be funded, the assets of such Sorin Benefit Plan are sufficient under applicable local Law to provide for the payment of the relevant benefits in full or (ii) if not required to be funded, the book reserves (determined in accordance with GAAP) are sufficient to provide for the payment of the relevant benefits.

SECTION 4.12 Labor.

(a) Section 4.12(a) of the Sorin Disclosure Letter sets forth a true and complete list of any collective bargaining agreement or other material agreement, including at a national and company level, with a labor union, works council or similar organization that Sorin or any of its Subsidiaries is a party to or otherwise bound by (collectively, but without reference to materiality, the “Sorin Labor Agreements”), and to Sorin’s knowledge, no union or other labor organizational campaign is in progress with respect to the employees of Sorin or any Sorin Subsidiary. Sorin has made available to Cyberonics true and complete copies of each

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Sorin Labor Agreement. None of the execution and delivery of this Agreement or the consummation of the Mergers or any other transaction contemplated by this Agreement (alone or in conjunction with any other event, including any termination of employment) will entitle any third party (including any labor organization or Governmental Entity) to any payments under any of the Sorin Labor Agreements, and Sorin and its Subsidiaries are in compliance in all material respect with their obligations pursuant to all notification and bargaining obligations arising under any Sorin Labor Agreements. None of the Sorin Labor Agreements guarantee minimum employment levels at Sorin and/or its Subsidiaries or may in any way prevent, for reasons other than the existing statutory limits and restrictions, the implementation of restructuring or redundancy programs.

(b) Except as would not reasonably be expected to have, individually or in the aggregate, a Sorin Material Adverse Effect, (i) during the three (3) years immediately preceding the date hereof, there is no, and has not been any, strike, lockout, slowdown, work stoppage, unfair labor practice, labor dispute (other than routine individual grievances) or labor arbitration proceedings pending or, to the knowledge of Sorin, threatened with respect to employees of Sorin or any Sorin Subsidiary, (ii) there are no social security disputes or claims pending or, to the knowledge of Sorin, threatened in writing against Sorin and/or the Subsidiaries, (iii) Sorin and each Sorin Subsidiary is in compliance, with respect to both present and former employees and personnel, with all applicable Laws pertaining to employment, employment practices and labor, including all such Laws relating to labor relations, terms and conditions of employment, payment of wages and salaries, payment of social security contributions, mandatory accrual of statutory leaving allowances, hours, overtime, classification of employees and assignment of duties, immigration, secondment, health and safety, mandatory hiring of disabled people, workers’/executives’/directors’ compensation, the use of labor contracts other than ordinary open-term employment, self-employment agreements, and staff leasing, registration in any mandatory books, termination of employment, collective redundancy or work suspension procedures, and the use of social and welfare schemes and (iv) Sorin and each Sorin Subsidiary is in compliance with all applicable Sorin Labor Agreements and individual labor contracts.

(c) Except as would not reasonably be expected to have, individually or in the aggregate, a Sorin Material Adverse Effect, (i) none of the non-employed personnel working or having worked for Sorin and/or its Subsidiaries is in a position to legitimately claim the status of employee of Sorin and/or its Subsidiaries, (ii) Sorin and its Subsidiaries have made all filings and taken all actions and made all payments required to be made or taken, under applicable social security, insurance, pension and welfare Laws, with respect to each of the present and former employees and any other self-employed personnel, (iii) all mandatory social security, health insurance, tax withholdings and pension charges due under such Laws with respect to its present and former employees and any other self-employed personnel have been fully paid-in and (iv) all mandatory pension plans/funds, insurance plans/funds, health care funds and severance funds required to be funded and/or allocated in relation to present and former employees have been funded in accordance with all applicable Laws and national collective bargaining agreements. Neither Sorin nor any Sorin Subsidiary has incurred any liability or obligation under the Worker Adjustment and Retraining Notification Act and the regulations promulgated thereunder or any similar state or local Law that remains unsatisfied.

(d) Except as would not reasonably be expected to have, individually or in the aggregate, a Sorin Material Adverse Effect, (i) all commercial agency agreements entered into by Sorin and/or its Subsidiaries have been executed in compliance with all applicable Laws, economic collective agreements and individual agreements, (ii) Sorin and/or the Subsidiaries have fulfilled all their obligations related to the payments of commissions and social security contributions for agents, (iii) the agents are not entitled to be treated as, or recognized as having the status of, an employee of Sorin and/or the Subsidiaries, (iv) all contracts for the supply of works or services entered into by Sorin and its Subsidiaries have been executed and performed in compliance with applicable Laws and do not entitle any individual performing services or works in favor of Sorin and/or its Subsidiaries to be treated as, or recognized as having the status of, an employee thereof and

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(v) all of Sorin’s and its Subsidiaries’ contractors (and sub-contractors) have regularly paid wages, taxes and social security contributions in favor of their personnel and complied with their health and safety obligations.

(e) Except as would not reasonably be expected to have, individually or in the aggregate, a Sorin Material Adverse Effect, Sorin and its Subsidiaries have fully complied with applicable Laws and Sorin Labor Agreements when transferring employees to third parties in connection with transfers of going concerns, mergers or any other corporate transactions.

SECTION 4.13 Tax Matters.

(a) Sorin and each Sorin Subsidiary properly maintains the mandatory tax books and accounts and has timely filed (taking into account any valid extension of time within which to file) all Tax Returns required to be filed by it and all such filed Tax Returns are correct, complete and accurate, and has paid all Taxes due (whether or not shown as due on such filed Tax Returns), subject in each case to such exceptions as would not reasonably be expected to have, individually or in the aggregate, a Sorin Material Adverse Effect. All Taxes which Sorin or any Sorin Subsidiary has been required by law to withhold or to collect for payment on or prior to the date hereof have been duly withheld and collected and have been paid to the appropriate Governmental Entity, subject to such exceptions as would not reasonably be expected to have, individually or in the aggregate, a Sorin Material Adverse Effect. There are no material Liens related to Taxes upon any property or assets of Sorin or any Sorin Subsidiary, except for Sorin Permitted Liens.

(b) Neither Sorin nor any Sorin Subsidiary has in effect any waiver of any statute of limitations with respect to any material amount of Taxes. Neither Sorin nor any Sorin Subsidiary has agreed to any extension of time with respect to an assessment or deficiency for Taxes. As of the date hereof, there is no action, suit, investigation, audit, claim, assessment or other proceeding pending with respect to Taxes for which Sorin or any Sorin Subsidiary may be liable that would, if determined adversely, reasonably be expected to have, individually or in the aggregate, a Sorin Material Adverse Effect. No material deficiency with respect to Taxes has been asserted or assessed in writing against Sorin or any Sorin Subsidiary which has not been fully paid or adequately reserved in Sorin Financial Statements in accordance with IFRS.

(c) Neither Sorin nor any Sorin Subsidiary has been a member of an affiliated group of corporations filing a consolidated federal income Tax Return (other than a group the common parent of which is Sorin) or has any liability for Taxes of another person (other than Sorin or a Sorin Subsidiary) under Treasury Regulation Section 1.1502-6 (or any similar provision of state, local or foreign law).

(d) Neither Sorin nor any Sorin Subsidiary has been a “controlled corporation” or a “distributing corporation” in any distribution occurring during the two-year period ending on the Closing Date that was purported or intended to be governed by Section 355 of the Code (or any similar provision of state, local or foreign Law).

(e) Neither Sorin nor any Sorin Subsidiary has, within the past six (6) years, (i) been engaged in, or been party to, any of the transactions set out in Chapter 5 of Part 23 of the UK Corporation Tax Act 2010, or (ii) made or received a chargeable payment as defined in section 1086 of that Act.

(f) Neither Sorin nor any Sorin Subsidiary is a party to, or bound by, or has any obligation under, any Tax sharing, indemnification or similar Contract other than (i) Contracts solely among Sorin and the Sorin Subsidiaries and (ii) customary Tax indemnification provisions in Contracts entered into in the ordinary course of business and the primary purpose of which does not relate to Taxes.

(g) Neither Sorin nor any Sorin Subsidiary has participated in any “listed transaction” required to be disclosed by any of them on any Tax Return in accordance with Treasury Regulation Section 1.6011-4(a) or any arrangements which have been or are required to be disclosed pursuant to Part 7 of the UK Finance Act 2004 (or any similar provision of state, local or foreign law).

(h) Sorin has not been a “United States real property holding corporation” within the meaning of Section 897 of the Code during the five-year period ending on the Closing Date.

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(i) Neither Sorin nor any Sorin Subsidiary has knowledge of any facts or of any reason that would reasonably be expected to cause Holdco to be treated under current Law, as a result of the transactions contemplated by this Agreement, as a “domestic corporation” within the meaning of the Code.

SECTION 4.14 Real Property.

(a) Section 4.14(a) of the Sorin Disclosure Letter sets forth, as of the date of this Agreement, a true and complete list of all material real property owned in fee by Sorin or any Sorin Subsidiary (the “Sorin Owned Real Property”). Except as would not reasonably be expected to have, individually or in the aggregate, a Sorin Material Adverse Effect, (i) Sorin or a Sorin Subsidiary has good and marketable title to the Sorin Owned Real Property, in each case free and clear of all Liens except for Sorin Permitted Liens and (ii) no Sorin Owned Real Property is subject to any option, obligation or right of first refusal or contractual right to purchase, lease or acquire any interest in any Sorin Owned Real Property.

(b) Section 4.14(b) of the Sorin Disclosure Letter sets forth, as of the date of this Agreement, a true and complete list of all material real property that is leased, subleased or licensed by Sorin or any Sorin Subsidiary (the “Sorin Leased Real Property”), and together with the Sorin Owned Real Property, collectively, the “Sorin Real Property”). Except as would not reasonably be expected to have, individually or in the aggregate, a Sorin Material Adverse Effect, Sorin or a Sorin Subsidiary has a valid leasehold estate in each Sorin Leased Real Property, in each case free and clear of all Liens except for Sorin Permitted Liens. Each Contract of Sorin or the Sorin Subsidiaries for any Sorin Leased Real Property is legal, valid, enforceable and binding on Sorin and each Sorin Subsidiary that is a party thereto and, to the knowledge of Sorin, each other party thereto and is in full force and effect, except that (i) such enforcement may be subject to applicable bankruptcy, insolvency or other similar Laws, now or hereafter in effect, affecting creditors’ rights generally and (ii) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought, and except for such failures to be valid and binding or to be in full force and effect that would not reasonably be expected to have, individually or in the aggregate, a Sorin Material Adverse Effect, and neither Sorin nor any of the Sorin Subsidiaries is in breach of or default under, or has received written notice of any breach of or default under, and no condition exists which (with notice or lapse of time or both) would constitute a default under, any lease of Sorin Leased Real Property where such breach or default would reasonably be expected to have, individually or in the aggregate, a Sorin Material Adverse Effect. Sorin has made available to Sorin a true and complete copy of all Contracts for Sorin Leased Real Property. There are no outstanding options or rights of any third party to acquire any of Sorin’s or Sorin Subsidiary’s interests in such Sorin Leased Real Property. Neither Sorin nor any Sorin Subsidiary has subleased or otherwise granted any person the right to use or occupy any Sorin Leased Real Property. Neither Sorin nor any Sorin Subsidiary has collaterally assigned or granted any other security interest in any Sorin Leased Real Property or any interest therein.

SECTION 4.15 Environmental Matters. Except as would not reasonably be expected to have, individually or in the aggregate, a Sorin Material Adverse Effect:

(a) Sorin and each Sorin Subsidiary is, and has at all times been, in compliance with those Environmental Laws applicable to their respective assets, properties and operations (including possessing and complying with any required Environmental Permits), and there are no administrative or judicial proceedings, actions or investigations pending against Sorin or any Sorin Subsidiary and none of Sorin or any Sorin Subsidiary has received any written notice, demand, letter or claim, in either case, alleging that Sorin or such Sorin Subsidiary is in violation of, or has liability under, any Environmental Law.

(b) To the knowledge of Sorin, there are no Hazardous Substances present in, at, on, or under any Sorin Owned Real Property, Sorin Leased Real Property or any other location that requires remediation or has resulted in a liability under Environmental Laws on the part of Sorin or any Sorin Subsidiary.

(c) Sorin has provided any and all material information in its possession relating to (i) SNIA S.p.A. legacy environmental liability, including all environmental reports, studies, assessments, legal memoranda,

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sampling data and other environmental documentation relating to the lagoons of Marano Lagunare and Grado and the litigation relating thereto and (ii) the possession or storage of radiological materials or wastes.

SECTION 4.16 Intellectual Property.

(a) Except as would not reasonably be expected to have, individually or in the aggregate, a Sorin Material Adverse Effect, Sorin and the Sorin Subsidiaries (i) own all right, title and interest in or (ii) have the valid right or license to use all Intellectual Property Rights that are used in the conduct of the business of Sorin and the Sorin Subsidiaries as currently conducted (the “Sorin Intellectual Property Rights”). Sorin has made available to Cyberonics a list of all Sorin Registered Intellectual Property Rights, which list is, to the knowledge of Sorin, true and complete in all material respects as of the date hereof. Except as would not reasonably be expected to have, individually or in the aggregate, a Sorin Material Adverse Effect, Sorin and the Sorin Subsidiaries are the sole and exclusive owners of all applications and registrations included in the Sorin Registered Intellectual Property Rights, free and clear of all Liens, except for Sorin Permitted Liens. Except as would not reasonably be expected to have, individually or in the aggregate, a Sorin Material Adverse Effect, all Sorin Registered Intellectual Property Rights are subsisting and, to Sorin’s knowledge, valid and enforceable.

(b) As of the date of this Agreement, there is no pending, or to the knowledge of Sorin, threatened Proceeding against Sorin or any of the Sorin Subsidiaries concerning the validity, enforceability or ownership of any Sorin Intellectual Property Rights or the right of Sorin to use or otherwise exploit any Sorin Intellectual Property Rights, except for such Proceedings that would not reasonably be expected to have, individually or in the aggregate, a Sorin Material Adverse Effect if determined adversely to Sorin or any of the Sorin Subsidiaries. To the knowledge of Sorin, none of Sorin nor any of the Sorin Subsidiaries are subject to any order pertaining to the Sorin Intellectual Property Rights restricting in any material manner the use, transfer, licensing or other exploitation by Sorin or any of the Sorin Subsidiaries of any Sorin Intellectual Property Rights or Sorin’s (or the applicable Sorin Subsidiary’s) ownership thereof. Neither Sorin nor any of the Sorin Subsidiaries has received, during the period beginning on the date that is two (2) years prior to the date of this Agreement, any written charge, complaint, claim, demand or notice challenging the validity of any of the Sorin Intellectual Property Rights, except as would not reasonably be expected to have, individually or in the aggregate, a Sorin Material Adverse Effect if determined adversely to Sorin or any of the Sorin Subsidiaries.

(c) Neither the execution, delivery and performance of this Agreement nor the consummation of the Mergers and other transactions contemplated by this Agreement will impair the right of Sorin to use, develop, make, have made, offer for sale, sell, import, copy, modify, create derivative works of, perform, display, distribute, license, or dispose of any Sorin Intellectual Property Rights or any portion thereof as currently used or exploited by Sorin and the Sorin Subsidiaries, except as would not reasonably be expected, individually or in the aggregate, to be material to Sorin and the Sorin Subsidiaries, taken as a whole.

(d) To Sorin’s knowledge, as of the date hereof, the conduct of the business of Sorin and the Sorin Subsidiaries as currently conducted does not infringe upon any Intellectual Property Rights of any other person, except for any such infringement that would not reasonably be expected to be material to Sorin and the Sorin Subsidiaries, taken as a whole. None of Sorin or any of the Sorin Subsidiaries has received, during the period beginning on the date that is two (2) years prior to the date of this Agreement, any written charge, complaint, claim, demand or notice alleging any such infringement by Sorin or any of the Sorin Subsidiaries that has not been settled or otherwise fully resolved, except for any such infringement that would not reasonably be expected to be material to Sorin and the Sorin Subsidiaries, taken as a whole. To Sorin’s knowledge, no other person is infringing, or has infringed during the period beginning on the date that is two (2) years prior to the date of this Agreement, any Sorin Intellectual Property Rights owned by Sorin, except for any such infringement as would not reasonably be expected to have, individually or in the aggregate, a Sorin Material Adverse Effect.

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(e) Except as would not reasonably be expected to have, individually or in the aggregate, a Sorin Material Adverse Effect, each of Sorin and the Sorin Subsidiaries has taken commercially reasonable steps to protect, preserve and maintain the secrecy and confidentiality of all Trade Secrets included in the Sorin Intellectual Property Rights that are both owned by Sorin or the Sorin Subsidiaries and material to the business of Sorin or the Sorin Subsidiaries as currently conducted. To Sorin’s knowledge, there have been no breaches of security that resulted in the disclosure of any such material Trade Secrets, except for any such disclosure that would not reasonably be expected to be material to Sorin and the Sorin Subsidiaries, taken as a whole.

SECTION 4.17 Contracts.

(a) Section 4.17(a) of the Sorin Disclosure Letter sets forth a true and complete list of all Sorin Material Contracts in effect as of the date hereof. For the purposes of this Agreement, “Sorin Material Contract” means each Contract to which Sorin or any of the Sorin Subsidiaries is a party or by which it is bound (other than any of the foregoing solely between Sorin and any of the Sorin Subsidiaries or between any wholly owned Sorin Subsidiaries or any Sorin Benefit Plan) that:

(i) relates to a partnership, collaboration agreement, joint venture or similar agreement or arrangement of Sorin or any of the Sorin Subsidiaries;

(ii) relates to outstanding Indebtedness of Sorin or any Sorin Subsidiary in an amount in excess of $5 million;

(iii) by its terms calls for aggregate payments by Sorin or any of its Subsidiaries of more than $2 million in any fiscal year period, except for any such Contract that may be canceled by Sorin, without any material penalty or other liability to Sorin or any of its Subsidiaries, upon notice of 90 days or less;

(iv) by its terms calls for aggregate payments to Sorin or any of its Subsidiaries of more than $2 million in any fiscal year period;

(v) is a definitive agreement providing for the acquisition from another person or disposition to another person, directly or indirectly (by merger, purchase or similar transaction), of assets or capital stock or other equity interests of another person (A) that involves aggregate consideration (alone or as a series of related Contracts) in excess of $3 million (other than acquisitions or dispositions of inventory in the ordinary course of business) and which has not been consummated or (B) under which Sorin or any Sorin Subsidiary has outstanding “earn-out” or other similar contingent payment obligations;

(vi) prohibits Sorin or any of its affiliates (including the Sorin Merger Surviving Company and its affiliates from and after the Effective Times) from (A) engaging or competing in any line of business in any geographical location or with any person or (B) selling any products or services (including Sorin products or services) of or to any other person or in any geographic region;

(vii) involves any material exchange traded, over-the-counter or other swap, cap, floor, collar, futures contract, forward contract, option or any other derivative financial instrument or contract, based on any commodity, security, instrument, asset, rate or index of any kind or nature whatsoever, whether tangible or intangible, including commodities, emissions allowances, renewable energy credits, currencies, interest rates, foreign currency and other indices;

(viii) obligates Sorin or any of the Sorin Subsidiaries to make any capital expenditures (including pursuant to any development project, partnership or joint venture) in excess of $2 million in any fiscal year;

(ix) obligates Sorin or any of the Sorin Subsidiaries to provide indemnification or a guarantee (other than in the ordinary course of business in connection with sales of products or services to customers) that, to the knowledge of Sorin, would reasonably be expected to result in payments in excess of $5 million as of the date hereof;

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(x) constitutes a Contract for Sorin Intellectual Property Rights (other than with respect to licenses for commercially available software or hardware) that would reasonably be expected to result in payments by Sorin in excess of $2 million per fiscal year;

(xi) is a Contract that grants “most favored nation” status or similar preferential pricing rights to any third party;

(xii) is a material Contract with a Governmental Entity;

(xiii) (A) obligates Sorin to purchase or otherwise obtain any product or service exclusively from a single party or sell any product or service exclusively to a single party or (B) under which any person has been granted the right to manufacture, sell, market or distribute any product of Sorin on an exclusive basis to any person or group of persons or in any geographical area; and

(xiv) any lease with respect to Sorin Leased Real Property.

(b) Neither Sorin nor any Sorin Subsidiary is in breach of or default under the terms of any Sorin Material Contract (nor, to the knowledge of Sorin, is there any condition or event which, with notice or lapse of time or both, would constitute such a breach or default) where such breach or default would reasonably be expected to have, individually or in the aggregate, a Sorin Material Adverse Effect. To the knowledge of Sorin, no other party to any Sorin Material Contract is in breach of or default (nor, to the knowledge of Sorin, is there any condition or event which, with notice or lapse of time or both, would constitute such a breach or default) under the terms of any Sorin Material Contract where such breach or default would reasonably be expected to have, individually or in the aggregate, a Sorin Material Adverse Effect. Each Sorin Material Contract is a valid and binding obligation of, and enforceable in accordance with its terms against, Sorin or the relevant Sorin Subsidiary party thereto, as applicable, and, to the knowledge of Sorin, each other party thereto and is in full force and effect, except as would not reasonably be expected to have, individually or in the aggregate, a Sorin Material Adverse Effect; provided, however, that (i) such enforcement may be subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar Laws, now or hereafter in effect, relating to creditors’ rights generally and (ii) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

(c) Prior to the date hereof, Sorin has heretofore delivered or made available to Cyberonics correct and complete copies of each Sorin Material Contract, together with any and all amendments and supplements thereto.

SECTION 4.18 Insurance. Except as would not reasonably be expected to have, individually or in the aggregate, a Sorin Material Adverse Effect, (a) all insurance policies maintained by Sorin and the Sorin Subsidiaries are in full force and effect and provide insurance in such amounts and against such risks as the management of Sorin reasonably has determined to be prudent in accordance with industry practices or as is required by Law or regulation, and all premiums due and payable thereon have been paid; and (b) neither Sorin nor any Sorin Subsidiary is in breach or default of any of the insurance policies, and neither Sorin nor any Sorin Subsidiary has taken any action or failed to take any action which, with notice or the lapse of time, would constitute such a breach or default or permit termination or material modification of any of the insurance policies. Except as would not reasonably be expected to have, individually or in the aggregate, a Sorin Material Adverse Effect, Sorin has not received any notice of termination or cancellation or denial of coverage with respect to any insurance policy.

SECTION 4.19 Anti-Money Laundering and Economic Sanctions Laws.

(a) None of Sorin, the Sorin Subsidiaries, any of their respective officers, directors, employees or, to the knowledge of Sorin, agents designated by Sorin to act on behalf of Sorin and solely when acting in such capacity (collectively, the “Sorin Group,” it being acknowledged and agreed that any representation or

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warranty in this Agreement with respect to the Sorin Group shall, to the extent it applies to such agents, be deemed made to the knowledge of Sorin and solely when acting in such capacity), (i) is, or in the five (5) years prior to the date of this Agreement has been, in violation of any applicable anti-money laundering law or (ii) engages in, or in the five (5) years prior to the date of this Agreement has engaged in, any transaction, investment, undertaking or activity that conceals the identity, source or destination of the proceeds from any category of offenses designated in any applicable law, regulation or other binding measure implementing the “Forty Recommendations” and “Nine Special Recommendations” published by the Organization for Economic Co-operation and Development’s Financial Action Task Force on Money Laundering.

(b) Except as otherwise authorized by OFAC, no member of the Sorin Group (i) conducts, or in the five (5) years prior to the date of this Agreement has conducted, any business or engages in, or in the five (5) years prior to the date of this Agreement has engaged in, making or receiving any contribution of funds, goods or services to or for the benefit of any Embargoed Person, (ii) deals in, or otherwise engages in, or in the five (5) years prior to the date of this Agreement has dealt in or otherwise engaged in, any transaction related to any property or interests in property blocked pursuant to any applicable Economic Sanctions Laws or (iii) engages in or conspires to engage in, or in the five (5) years prior to the date of this Agreement has engaged in or conspired to engage in, any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the applicable prohibitions set forth in any Economic Sanctions Laws.

SECTION 4.20 FCPA and Anti-Corruption.

(a) No member of the Sorin Group has in the five (5) years prior to the date of this Agreement, in connection with the business of Sorin or any Sorin Subsidiary, itself or, to the knowledge of Sorin, any other third party, in each case, acting on behalf of Sorin or any Sorin Subsidiary, taken any action in violation of the FCPA, Legislative Decree no. 231 under Italian Law or any Bribery Legislation.

(b) No member of the Sorin Group is, or in the five (5) years prior to the date of this Agreement has been, subject to any actual, pending, or threatened civil, criminal, or administrative actions, suits, demands, claims, hearings, notices of violation, investigations, proceedings, demand letters, settlements, or enforcement actions, or made any voluntary disclosures to any Governmental Entity, involving Sorin or any Sorin Subsidiary in any way relating to applicable Bribery Legislation, including the FCPA.

(c) Sorin and the Sorin Subsidiaries are in material compliance with the provisions of Italian Law contained in Legislative Decree no. 231, dated June 8, 2001, and have adopted all the actions provided for in such legislation to be exempted from fines, disqualifications or other sanctions (including the adoption and implementation of a model aimed at preventing crimes committed in their interest or to their advantage by their directors, managers, executives or by their agents or employees).

SECTION 4.21 Customers. To the knowledge of Sorin, as of the date of this Agreement neither Sorin nor any of the Sorin Subsidiaries (a) has been notified in writing of any breach of any Contract with any of Sorin’s top twenty (20) customers (the “Sorin Material Customers”), measured by revenue generated in fiscal year 2014, that would be material and adverse to Sorin and the Sorin Subsidiaries, taken as a whole or (b) has been notified in writing by any such Sorin Material Customers that it intends to terminate or otherwise materially and adversely alter the terms of its business with Sorin or any of the Sorin Subsidiaries, in each case, in a manner that would be material and adverse to Sorin and the Sorin Subsidiaries, taken as a whole. As of the date of this Agreement, neither Sorin nor any of the Sorin Subsidiaries has notified any such Sorin Material Customers in writing of any material breach of any material Contract by such Sorin Material Customers.

SECTION 4.22 Opinion of Financial Advisor. Sorin’s board of directors has received the opinion of Rothschild on or prior to the date of this Agreement, to the effect that, as of the date of such opinion and subject to the assumptions, qualifications and limitations set forth therein, the Sorin Exchange Ratio is fair, from a financial point of view, to the shareholders of Sorin. Sorin will make a true and complete copy of such opinion

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available to Cyberonics, for informational purposes only, after receipt of such opinion by Sorin’s board of directors.

SECTION 4.23 Anti-Takeover Provisions. Assuming the accuracy of the representation contained in Section 3.02(h), Sorin, Holdco and Merger Sub have taken all actions necessary to render inapplicable to this Agreement and the Sorin Merger, and inapplicable to Holdco, Merger Sub and Sorin’s share capital in connection with this Agreement and the Sorin Merger, any and all Takeover Statutes, and no such Takeover Statute applies or will apply to Sorin, Holdco, Merger Sub, or any of their respective Subsidiaries, with respect to the Sorin Merger.

SECTION 4.24 Vote Required. (i) The attendance of the holders of more than one-fifth of Sorin Shares able to vote and the affirmative vote of the holders of two-thirds of Sorin Shares in attendance and able to vote on the sole call at the Sorin Shareholder Meeting for the approval of the Sorin Merger and the Sorin Merger Terms (“Sorin Shareholder Approval”) and (ii) the approval of (A) Sorin, as the sole shareholder of Holdco, of this Agreement, the Sorin Merger Terms and the transactions contemplated hereby (including the Mergers) (the “Holdco Shareholder Approval”) and (B) Holdco, as the sole shareholder of Merger Sub, of this Agreement, the Sorin Merger Terms and the transactions contemplated hereby (including the Mergers) (the “Merger Sub Shareholder Approval”), are the only votes required (under applicable Law, the Sorin Charter, the Sorin Bylaws or otherwise) of the holders of any class or series of capital stock or other equity securities of Sorin, Holdco and Merger Sub to approve, as the case may be, this Agreement, the Sorin Merger Terms and the transactions contemplated hereby (including the Mergers). The Principal Sorin Shareholders will be entitled to vote all Sorin Shares held by them at the Sorin Shareholder Meeting, and such Sorin Shares will be counted in determining whether the Sorin Shareholder Approval is obtained.

SECTION 4.25 Brokers. No broker, finder or investment banker other than Rothschild is entitled to any brokerage, finder’s or other fee or commission from Sorin or any Sorin Subsidiary in connection with the transactions contemplated by this Agreement.

SECTION 4.26 Sufficient Funds. At the Effective Times, Holdco will have available, and Holdco will provide Merger Sub with sufficient cash or lines of credit available to pay (i) any cash required to be paid to any holder of Excluded Sorin Rescission Shares and (ii) any and all other amounts required to be paid in connection with the consummation of the transactions contemplated by this Agreement, including the Mergers, and any related fees and expenses.

SECTION 4.27 Absence of Certain Arrangements. Other than this Agreement and the Cyberonics Support Agreements and the Management Retention Agreements, there are no Contracts or any commitments to enter into any Contract between Sorin, Holdco, Merger Sub or any of their respective affiliates, on the one hand, and any director, officer, employee or stockholder of Cyberonics, on the other hand, relating to the transactions contemplated by this Agreement or the operations of the Sorin Merger Surviving Company or the Cyberonics Merger Surviving Corporation after the Effective Times.

SECTION 4.28 Acknowledgement of No Other Representations or Warranties. Except for the representations and warranties contained in Article III, each of Sorin, Holdco and Merger Sub acknowledges and agrees that none of Cyberonics, the Cyberonics Subsidiaries or any of their respective affiliates or the Cyberonics Representatives makes or has made any representation or warranty, either express or implied, concerning Cyberonics or the Cyberonics Subsidiaries or any of their respective assets or properties or the transactions contemplated by this Agreement. Sorin, Holdco and Merger Sub and their respective Representatives have received from Cyberonics or its Representatives certain estimates, projections and other forecasts for Cyberonics and its Subsidiaries and certain estimates, plans and budget information. Each of Sorin, Holdco and Merger Sub acknowledges and agrees that there are uncertainties inherent in attempting to make such projections, forecasts, estimates, plans and budgets; that Cyberonics makes no representations or warranties with respect thereto except to the extent of any representations and warranties made by Cyberonics in Article III relating thereto; that Sorin,

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Holdco and Merger Sub are familiar with such uncertainties; and that, except to the extent the representations and warranties in Article III speak to such estimates, projections, forecasts, plans and budgets, Sorin, Holdco and Merger Sub are each taking full responsibility for making their own evaluation of the adequacy and accuracy of all estimates, projections, forecasts, plans and budgets so furnished to them or their Representatives.

ARTICLE V

COVENANTS

SECTION 5.01 Conduct of Business Pending the Mergers.

(a) Conduct of Business by Cyberonics. Cyberonics agrees that between the date of this Agreement and the Cyberonics Merger Effective Time, except as set forth in Section 5.01(a) of the Cyberonics Disclosure Letter, as expressly provided for, permitted, or as required by any provision of this Agreement or as required by applicable Law, by a Governmental Entity of competent jurisdiction or by the rules or requirements of the NASDAQ, unless Sorin shall otherwise consent in writing (which consent shall not be unreasonably withheld, delayed or conditioned), Cyberonics will, and will cause each Cyberonics Subsidiary to, (x) conduct its business and operations in all material respects in the ordinary course of business consistent with past practice and (y), to the extent consistent therewith, use commercially reasonable efforts to preserve substantially intact its business organization, keep available the services of its current officers and employees and preserve its relationships with significant Governmental Entities, customers, suppliers, licensors, licensees, distributors, wholesalers, lessors and others having significant business dealings with it. Without limiting the foregoing, except as set forth in Section 5.01(a) of the Cyberonics Disclosure Letter, as expressly provided for, permitted, or as required by any provision of this Agreement or as required by applicable Law, by a Governmental Entity of competent jurisdiction or by the rules or requirements of the NASDAQ, Cyberonics shall not, and shall not permit any Cyberonics Subsidiary to, between the date of this Agreement and the Cyberonics Merger Effective Time, do any of the following without the prior written consent of Sorin (which consent shall not be unreasonably withheld, delayed or conditioned):

(i) amend its certificate of incorporation, bylaws or equivalent organizational documents;

(ii) issue, deliver, sell, pledge, dispose, encumber, subject to any Lien or grant any shares of capital stock or other equity interests in, or voting securities of, Cyberonics or any Cyberonics Subsidiary, or options, warrants or other securities convertible into, or exchangeable or exercisable for, any such shares of capital stock, equity interests or voting securities, any rights of any kind to acquire any such shares of capital stock, equity interests, voting securities or such options, warrants or other convertible or exchangeable securities, or any rights relating to or based on the value of such capital stock, equity interests or voting securities, or any “phantom” stock, “phantom” stock rights, stock appreciation rights or stock based performance units, other than the issuance of Cyberonics Shares upon the exercise, vesting and/or settlement, as applicable, of Cyberonics Equity Awards outstanding as of the date hereof in accordance with the terms of the applicable award agreement and Cyberonics Stock Plan;

(iii) sell, pledge, dispose of, transfer, abandon, allow to lapse, lease, license or encumber or otherwise subject to a Lien (other than a Cyberonics Permitted Lien) any property, rights or assets (including capital stock of any Cyberonics Subsidiary) (other than pledges, disposals, transfers, abandonments, lapses, leases, licenses or encumbrances of inventory, supplies, materials and products in the ordinary course of business consistent with past practice) of Cyberonics and the Cyberonics Subsidiaries, taken as a whole, other than pursuant to Contracts in effect on the date hereof that have been provided to Sorin prior to the date hereof;

(iv) (x) declare, set aside, make or pay any dividend or other distribution (whether payable in cash, stock, property or a combination thereof) with respect to any Cyberonics Securities (other than dividends paid by a wholly owned Cyberonics Subsidiary to Cyberonics or another wholly owned Cyberonics Subsidiary); (y) split, combine, reclassify or amend the terms of any shares of capital stock

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or other Cyberonics Securities; or (z) redeem, purchase or otherwise acquire any shares of capital stock or other securities or any rights, warrants, or options to acquire any such shares or other securities, except for any repurchases in connection with the exercise of or Tax withholdings on the vesting or payment, as applicable, of Cyberonics Equity Awards outstanding as of the date hereof in accordance with the terms of the applicable award agreement and Cyberonics Stock Plan;

(v) adopt a plan of complete or partial liquidation or resolutions providing for a complete or partial liquidation, dissolution, restructuring, recapitalization or other reorganization of Cyberonics or any Cyberonics Subsidiary;

(vi) acquire (including by merger, consolidation or acquisition of stock or assets) any business or any interest in any person or any division or amount of assets thereof, except with respect to such acquisitions for consideration that is for an individual transaction, not in excess of $30 million for all such transactions in the aggregate;

(vii) incur, prepay, defease, cancel or materially modify any Indebtedness or issue any debt securities or warrants or any rights to acquire debt securities, or assume, guarantee or endorse the obligations of any person (other than a wholly owned Cyberonics Subsidiary), except (A) for borrowings in the ordinary course of business under Cyberonics’s existing credit facilities or (B) Indebtedness for borrowed money that is prepayable at any time without penalty or premium in an amount not to exceed $30 million in the aggregate;

(viii) make any loans, advances or capital contributions to, or investments in, (i) any person in which Cyberonics or any Cyberonics Subsidiary does not own an equity interest as of the date hereof which loans, advances, capital contributions or investments are in an amount in excess of $5 million in the aggregate or (ii) any other person (other than any Cyberonics Subsidiary) in which Cyberonics or any Cyberonics Subsidiary owns an equity interest as of the date hereof which loans, advances, capital contributions or investments are in an amount in excess of $30 million in the aggregate;

(ix) modify, or amend, or renew, cancel or terminate, or waive, release or assign any material rights or claims with respect to, any Cyberonics Material Contract, or enter into any Contract which, if entered into prior to the date hereof, would be a Cyberonics Material Contract, other than renewals in the ordinary course of business consistent with past practice or automatic renewals contemplated by the terms of such Contract or, for the avoidance of doubt, as expressly permitted by any other clause of this Section 5.01(a); provided, however, that such renewals shall not be permitted with respect to any Contract that would materially restrict, after the Effective Times, Holdco and its Subsidiaries (including the Cyberonics Merger Surviving Corporation, the Sorin Merger Surviving Company and their respective Subsidiaries) with respect to engaging or competing in any line of business or in any geographic area;

(x) enter into any Contract that would materially restrict, after the Effective Times, Holdco and its Subsidiaries (including the Cyberonics Merger Surviving Corporation, the Sorin Merger Surviving Company and their respective Subsidiaries) with respect to engaging or competing in any line of business or in any geographic area;

(xi) except to the extent required by Law or the terms of any Cyberonics Benefit Plan as in effect as of the date of this Agreement or as specifically contemplated by this Agreement: (A) other than in the ordinary course of business consistent with past practice, increase the compensation or benefits payable or to become payable to its directors, officers or employees; (B) other than in the ordinary course of business consistent with past practice, establish, adopt, enter into, amend or terminate any Cyberonics Benefit Plan; (C) take any action to amend or waive any performance or vesting criteria or accelerate vesting, exercisability or funding under any Cyberonics Benefit Plan; (D) pay or award, or commit to pay or award, any bonuses or incentive compensation, other than at times and in amounts in the ordinary course of business consistent with past practice; or (E) notwithstanding clause (A) or (B), for employees who are officers, grant any rights to severance or termination pay or enter into any employment or severance agreement;

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(xii) establish, adopt, enter into, materially amend or terminate any collective bargaining agreement or other agreement with a labor union, works council or similar organization;

(xiii) except to the extent otherwise required by Law or in the ordinary and usual course of business consistent with past practice, make or change any material Tax election, adopt or change any material method of Tax accounting, file any material amended Tax Return, make a request for a Tax ruling or enter into a closing agreement or advance pricing agreement in respect of a material amount of Taxes or settle or compromise any material audit, assessment, Tax claim or proceeding relating to Taxes, surrender any right to claim a material refund or offset of any Taxes, or change the classification of Cyberonics or any Cyberonics Subsidiary for U.S. federal Tax purposes;

(xiv) make any material change in accounting policies or procedures in effect as of April 25, 2014, other than as required by GAAP (or any interpretation or enforcement thereof), Regulation S-X of the Exchange Act or a Governmental Entity or quasi-Governmental Entity (including the Financial Accounting Standards Board or any similar organization) or applicable Law;

(xv) make any capital expenditures after the date hereof that exceed $15 million in the aggregate; provided, however, that Cyberonics and any Cyberonics Subsidiary shall be permitted to make emergency capital expenditures in any amount that Cyberonics determines is necessary in its reasonable judgment to maintain its ability to operate its business in the ordinary course;

(xvi) waive, release, assign, settle or compromise any Proceeding affecting Cyberonics or any Cyberonics Subsidiary (other than any Proceeding brought by Cyberonics against Sorin or brought by Sorin against Cyberonics arising out of or relating to this Agreement), other than any such waiver, release, assignment, settlement or compromise of a Proceeding (a) where the amounts paid or to be paid (A) do not exceed established reserves for such Proceedings as of the date hereof by more than $10 million in the aggregate or (B) are funded, subject to payment of a deductible, by insurance coverage maintained by Cyberonics or its Subsidiaries and (b) that does not include any equitable relief that would be material and adverse to the conduct of the business of Cyberonics and the Cyberonics Subsidiaries, taken as a whole, or the business of Holdco and the Subsidiaries of Holdco following the Effective Times (together, the “Holdco Group”), taken as a whole following the Effective Times;

(xvii) fail to maintain insurance consistent with past practice and of a size and scope that is reasonable for the business of Cyberonics and the Cyberonics Subsidiaries, taken as a whole;

(xviii) take any action or omit to take any action that is reasonably likely to cause any of the conditions to the Mergers set forth in Article VI not being satisfied; or

(xix) authorize, commit to or enter into any Contract to do any of the foregoing.

Nothing contained in this Agreement shall give Sorin, Holdco or Merger Sub, directly or indirectly, the right to control or direct the operations of Cyberonics prior to the Cyberonics Merger Effective Time. Prior to the Cyberonics Merger Effective Time, Cyberonics shall exercise, consistent with the terms and conditions of this Agreement, complete unilateral control and supervision over its business operations.

(b) Conduct of Business by Sorin, Holdco and Merger Sub. Sorin, Holdco and Merger Sub agree that between the date of this Agreement and the Cyberonics Merger Effective Time, except as set forth in Section 5.01(b) of the Sorin Disclosure Letter, as expressly provided for, permitted or as required by any provision of this Agreement or as required by applicable Law, by a Governmental Entity of competent jurisdiction or by the rules or requirements of the MSE, unless Cyberonics shall otherwise consent in writing (which consent shall not be unreasonably withheld, delayed or conditioned), Sorin, Holdco and Merger Sub will, and will cause each of their respective Subsidiaries to, (x) conduct its business and operations in all material respects in the ordinary course of business consistent with past practice and (y) to the extent consistent therewith, use commercially reasonable efforts to preserve substantially intact its business organization, keep available the services of its current officers and employees and preserve its relationships with significant Governmental Entities, customers, suppliers, licensors, licensees, distributors,

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wholesalers, lessors and others having significant business dealings with it. Without limiting the foregoing, except as set forth in Section 5.01(b) of the Sorin Disclosure Letter, as expressly provided for, permitted or as required by any provision of this Agreement or as required by applicable Law, by a Governmental Entity of competent jurisdiction or by the rules or requirements of the MSE, Sorin, Holdco and Merger Sub shall not, and shall cause each of their respective Subsidiaries not to, between the date of this Agreement and the Cyberonics Merger Effective Time, do any of the following without the prior written consent of Cyberonics (which consent shall not be unreasonably withheld, delayed or conditioned):

(i) amend its articles of incorporation, bylaws or equivalent organizational documents;

(ii) issue, deliver, sell, pledge, dispose, encumber, subject to any Lien or grant any shares of capital stock or other equity interests in, or voting securities of, Sorin or any Sorin Subsidiary, or options, warrants or other securities convertible into, or exchangeable or exercisable for, any such shares of capital stock, equity interests or voting securities, any rights of any kind to acquire any such shares of capital stock, equity interests, voting securities or such options, warrants or other convertible or exchangeable securities, or any rights relating to or based on the value of such capital stock, equity interests or voting securities, or any “phantom” stock, “phantom” stock rights, stock appreciation rights or stock based performance units, other than the issuance of Sorin Shares upon the exercise, vesting and/or settlement, as applicable, of Sorin Equity Awards outstanding as of the date hereof in accordance with the terms of the applicable award agreement and Sorin Stock Plan;

(iii) sell, pledge, dispose of, transfer, abandon, allow to lapse, lease, license or encumber or otherwise subject to a Lien (other than a Sorin Permitted Lien) any property, rights or assets (including capital stock of any Sorin Subsidiary) (other than pledges, disposals, transfers, abandonments, lapses, leases, licenses or encumbrances of inventory, supplies, materials and products in the ordinary course of business consistent with past practice) of Sorin and the Sorin Subsidiaries, taken as a whole, other than pursuant to Contracts in effect on the date hereof that have been provided to Cyberonics prior to the date hereof;

(iv) (x) declare, set aside, make or pay any dividend or other distribution (whether payable in cash, stock, property or a combination thereof) with respect to any Sorin Securities (other than dividends paid by a wholly owned Sorin Subsidiary to Sorin or another wholly owned Sorin Subsidiary); (y) split, combine, reclassify or amend the terms of any shares of capital stock or other Sorin Securities; or (z) redeem, purchase or otherwise acquire any shares of capital stock or other securities or any rights, warrants, or options to acquire any such shares or other securities, except for any repurchases in connection with the exercise of or Tax withholdings on the vesting or payment, as applicable, of Sorin Equity Awards outstanding as of the date hereof in accordance with the terms of the applicable award agreement and Sorin Stock Plan;

(v) adopt a plan of complete or partial liquidation or resolutions providing for a complete or partial liquidation, dissolution, restructuring, recapitalization or other reorganization of Sorin or any Sorin Subsidiary (other than a merger of one or more Sorin Subsidiaries with or into, or the transfer of one or more Sorin Subsidiaries to, one or more other Sorin Subsidiaries and other than in furtherance of the consummation of the transactions contemplated by this Agreement);

(vi) acquire (including by merger, consolidation or acquisition of stock or assets) any business or any interest in any person or any division or amount of assets thereof, except with respect to such acquisitions for consideration that is for an individual transaction, not in excess of $30 million for all such transactions in the aggregate;

(vii) incur, prepay, defease, cancel or materially modify any Indebtedness or issue any debt securities or warrants or any rights to acquire debt securities, or assume, guarantee or endorse the obligations of any person (other than a wholly owned Sorin Subsidiary), except (A) for borrowings in the ordinary course of business under Sorin’s existing credit facilities or (B) Indebtedness for borrowed money that is prepayable at any time without penalty or premium in an amount not to exceed $30 million in the aggregate;

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(viii) make any loans, advances or capital contributions to, or investments in, (i) any person in which Sorin or any Sorin Subsidiary does not own an equity interest as of the date hereof which loans, advances, capital contributions or investments are in an amount in excess of $5 million in the aggregate or (ii) any other person (other than any Sorin Subsidiary) in which Sorin or any Sorin Subsidiary owns an equity interest as of the date hereof which loans, advances, capital contributions or investments are in an amount in excess of $30 million in the aggregate;

(ix) modify, or amend, or renew, cancel or terminate, or waive, release or assign any material rights or claims with respect to, any Sorin Material Contract, or enter into any Contract which, if entered into prior to the date hereof, would be a Sorin Material Contract, other than renewals in the ordinary course of business consistent with past practice or automatic renewals contemplated by the terms of such Contract or, for the avoidance of doubt, as expressly permitted by any other clause of this Section 5.01(b); provided, however, that such renewals shall not be permitted with respect to any Contract that would materially restrict, after the Effective Times, Holdco and its Subsidiaries (including the Cyberonics Merger Surviving Corporation, the Sorin Merger Surviving Company and their respective Subsidiaries) with respect to engaging or competing in any line of business or in any geographic area;

(x) enter into any Contract that would materially restrict, after the Effective Times, Holdco and its Subsidiaries (including the Cyberonics Merger Surviving Corporation, the Sorin Merger Surviving Company and their respective Subsidiaries) with respect to engaging or competing in any line of business or in any geographic area;

(xi) except to the extent required by Law or the terms of any Sorin Benefit Plan as in effect as of the date of this Agreement or as specifically contemplated by this Agreement: (A) other than in the ordinary course of business consistent with past practice, increase the compensation or benefits payable or to become payable to its directors, officers or employees; (B) other than in the ordinary course of business consistent with past practice, establish, adopt, enter into, amend or terminate any Sorin Benefit Plan; (C) take any action to amend or waive any performance or vesting criteria or accelerate vesting, exercisability or funding under any Sorin Benefit Plan; (D) pay or award, or commit to pay or award, any bonuses or incentive compensation, other than at times and in amounts in the ordinary course of business consistent with past practice; or (E) notwithstanding clause (A) or (B), for employees who are officers, grant any rights to severance or termination pay or enter into any employment or severance agreement;

(xii) establish, adopt, enter into, materially amend or terminate any collective bargaining agreement or other agreement with a labor union, works council or similar organization;

(xiii) except to the extent otherwise required by Law or in the ordinary and usual course of business consistent with past practice, make or change any material Tax election, adopt or change any material method of Tax accounting, file any material amended Tax Return, make a request for a Tax ruling or enter into a closing agreement or advance pricing agreement in respect of a material amount of Taxes or settle or compromise any material audit, assessment, Tax claim or proceeding relating to Taxes, surrender any right to claim a material refund or offset of any Taxes, or change the classification of Sorin or any Sorin Subsidiary for U.S. federal Tax purposes;

(xiv) make any material change in accounting policies or procedures in effect as of December 31, 2013, other than as required by IFRS (or any interpretation or enforcement thereof) or a Governmental Entity or quasi-Governmental Entity (including the International Accounting Standards Board or any similar organization) or applicable Law;

(xv) make any capital expenditures after the date hereof that exceed the amounts contemplated by Sorin’s capital expenditure budget made available to Cyberonics in writing prior to the date hereof by more than five percent (5%) in the aggregate; provided, however, that Sorin and any Sorin Subsidiary shall be permitted to make emergency capital expenditures in any amount that Sorin determines is

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necessary in its reasonable judgment to maintain its ability to operate its business in the ordinary course;

(xvi) waive, release, assign, settle or compromise any Proceeding affecting Sorin or any Sorin Subsidiary (other than any Proceeding brought by Cyberonics against Sorin or brought by Sorin against Cyberonics arising out of or relating to this Agreement), other than any such waiver, release, assignment, settlement or compromise of a Proceeding (a) where the amounts paid or to be paid (A) do not exceed established reserves for such Proceedings as of the date hereof by more than $10 million in the aggregate or (B) are funded, subject to payment of a deductible, by insurance coverage maintained by Sorin or its Subsidiaries and (b) that does not include any equitable relief that would be material and adverse to the conduct of the business of Sorin and the Sorin Subsidiaries, taken as a whole or the business of Holdco Group, taken as a whole, following the Effective Times;

(xvii) fail to maintain insurance consistent with past practice and of a size and scope that is reasonable for the business of Sorin and the Sorin Subsidiaries, taken as a whole;

(xviii) take any action or omit to take any action that is reasonably likely to cause any of the conditions to the Mergers set forth in Article VI not being satisfied; or

(xix) authorize, commit to or enter into any Contract to do any of the foregoing.

Nothing contained in this Agreement shall give Cyberonics, directly or indirectly, the right to control or direct the operations of Sorin prior to the Cyberonics Merger Effective Time. Prior to the Cyberonics Merger Effective Time, Sorin shall exercise, consistent with the terms and conditions of this Agreement, complete unilateral control and supervision over its business operations.

SECTION 5.02 Agreements Concerning Holdco and Merger Sub.

(a) Holdco shall, immediately following execution of this Agreement, execute and deliver, in accordance with Section 228 of the DGCL and in its capacity as the sole stockholder of Merger Sub, a written consent adopting this Agreement. Prior to the Closing Date, Sorin shall take all necessary actions to ensure that the shareholders of Holdco provide promptly all necessary consents and approvals with respect to this Agreement and the consummation of the Mergers and the other transactions contemplated hereby.

(b) From the date of this Agreement until the Effective Times, Sorin shall cause Holdco and Merger Sub to comply with all of their respective obligations under this Agreement and Merger Sub shall not engage in any activities of any nature except as provided in or contemplated by this Agreement. From and after the Effective Times, Holdco shall cause the Cyberonics Merger Surviving Corporation to comply with all of its obligations under this Agreement.

SECTION 5.03 No Solicitation by Cyberonics; Cyberonics Change of Recommendation.

(a) Except as permitted by this Section 5.03, Cyberonics shall, and shall cause the Cyberonics Subsidiaries and its and their respective Representatives to, (i) immediately upon the execution of this Agreement cease any discussions or negotiations with any persons that are ongoing with respect to any Cyberonics Competing Proposal, or any inquiry, proposal or offer that would reasonably be expected to lead to a Cyberonics Competing Proposal, and (ii) from the execution of this Agreement until the Cyberonics Merger Effective Time, not (A) initiate, solicit or knowingly facilitate or encourage the submission of any inquiry, proposal or offer regarding a Cyberonics Competing Proposal, (B) furnish any information regarding Cyberonics or any Cyberonics Subsidiary to any person in connection with, for the purpose of encouraging or facilitating, or in response to, a Cyberonics Competing Proposal, (C) participate in any discussions or negotiations with respect to any Cyberonics Competing Proposal or any inquiry, proposal or offer that would reasonably be expected to lead to a Cyberonics Competing Proposal, or (D) execute or enter into, or agree to enter into, any letter of intent, memorandum of understanding, agreement in principle, merger agreement, acquisition agreement or other similar agreement relating to any Cyberonics Competing Proposal (other than an Acceptable Cyberonics Confidentiality Agreement) (a “Cyberonics Acquisition

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Agreement”). Promptly following the execution of this Agreement (and in any event no later than two (2) Business Days following the date of this Agreement), Cyberonics shall request the prompt return or destruction of all confidential information previously furnished in connection with a potential Cyberonics Competing Proposal to any person with whom Cyberonics or a Cyberonics Representative has had discussions or negotiations with respect to a Cyberonics Competing Proposal in the last twelve (12) months and shall terminate all physical and electronic dataroom access previously granted to any such person or its Representatives.

(b) Notwithstanding anything to the contrary contained in Section 5.03(a), if at any time following the execution of this Agreement and prior to Cyberonics obtaining the Cyberonics Stockholder Approval, (i) Cyberonics has received a bona fide written Cyberonics Competing Proposal that has not resulted from a material breach of Section 5.03(a), (ii) the board of directors of Cyberonics determines in good faith, after consultation with its financial advisor and outside counsel, that such Cyberonics Competing Proposal constitutes or would reasonably be expected to lead to a Cyberonics Superior Proposal and (iii) the board of directors of Cyberonics determines, after consultation with its outside counsel, that failure to take such action would be inconsistent with its fiduciary duties to the stockholders of Cyberonics under applicable Law, then Cyberonics may, subject to compliance with this Section 5.03, (A) furnish information with respect to Cyberonics and the Cyberonics Subsidiaries to the person making such Cyberonics Competing Proposal and its Representatives and (B) participate in discussions or negotiations with the person making such Cyberonics Competing Proposal and its Representatives regarding such Cyberonics Competing Proposal; provided, however, that Cyberonics (1) will not, and will not permit or authorize the Cyberonics Subsidiaries or any Representative of Cyberonics or the Cyberonics Subsidiaries to, disclose any information to such person without first entering into an Acceptable Cyberonics Confidentiality Agreement with such person and (2) will as promptly as practicable (and in any event within 24 hours thereafter) provide or make available to Sorin any material information concerning Cyberonics or the Cyberonics Subsidiaries provided or made available to such other person (or its Representatives) that was not previously provided or made available to Sorin. Subject to the undertakings of the Confidentiality Agreement, Cyberonics will promptly (and in any event, within 24 hours) notify Sorin in the event (x) any Cyberonics Competing Proposal is received by, (y) any information is requested in connection with any Cyberonics Competing Proposal from, or (z) any discussions or negotiations with respect to a Cyberonics Competing Proposal are sought to be initiated with, Cyberonics, any Cyberonics Subsidiary or any Cyberonics Representative, and shall (I) indicate, in connection with such notice, the identity of the person making such Cyberonics Competing Proposal, requesting such information or seeking to initiate such discussions or negotiations, together with a summary of the material terms and conditions of such Cyberonics Competing Proposal (including, if applicable, copies of any written Cyberonics Competing Proposal) or the nature of the request for information, as applicable, and (II) thereafter keep Sorin reasonably informed, on a reasonably current basis, of the status and terms of any such discussions or negotiations. Cyberonics shall not, and shall cause the Cyberonics Subsidiaries not to, enter into any agreement with any person that prohibits Cyberonics from providing to Sorin any of the information required to be provided to Sorin under this Section 5.03(b) within the time periods contemplated hereby. Notwithstanding anything to the contrary in this Section 5.03, the board of directors of Cyberonics may correspond in writing with any person making a Cyberonics Competing Proposal solely to request clarification of the terms and conditions thereof so as to determine whether such Cyberonics Competing Proposal constitutes or would reasonably be expected to lead to a Cyberonics Superior Proposal, provided that such written correspondence is delivered concurrently to Sorin. Cyberonics shall not terminate, waive, amend or modify any provision of, or grant permission under, any “standstill” or confidentiality agreement to which Cyberonics is a party, and Cyberonics shall enforce the provisions of each such agreement. Notwithstanding anything to the contrary contained in this Agreement, Cyberonics shall be permitted to fail to enforce any provision of any “standstill”, confidentiality or similar obligation of any person if the board of directors of Cyberonics determines in good faith, after consultation with its outside legal counsel, that the failure to take such action would be inconsistent with its fiduciary duties to Cyberonics’s stockholders under applicable Law; provided, that Cyberonics promptly advises Sorin that it is taking such action and the identity of the party or parties with respect to which it is

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taking such action; provided, further, that the foregoing shall not restrict Cyberonics from permitting a person to orally request the waiver of a “standstill” or similar obligation to the extent necessary to avoid violating fiduciary duties under applicable Law.

(c) Except as set forth in Sections 5.03(d) and 5.03(e), neither the board of directors of Cyberonics nor any committee thereof shall (i) authorize, approve or recommend, or publicly propose to authorize, approve or recommend, any Cyberonics Competing Proposal, (ii) withhold or withdraw (or modify or qualify in a manner adverse to Sorin), or publicly propose to withhold or withdraw (or modify or qualify in a manner adverse to Sorin), the Cyberonics Board Recommendation (any action set forth in the foregoing clause (i) or (ii), a “Cyberonics Change of Recommendation”) or (iii) approve or recommend, or publicly propose to approve or recommend, or cause or permit Cyberonics or any Cyberonics Subsidiary to execute or enter into, any Cyberonics Acquisition Agreement.

(d) Notwithstanding anything to the contrary contained in this Agreement, at any time prior to (but not after) obtaining the Cyberonics Stockholder Approval and subject to compliance with Section 7.02(b)(i) and this Section 5.03(d), the board of directors of Cyberonics may:

(i) (A) make a Cyberonics Change of Recommendation in connection with a Cyberonics Superior Proposal or (B) cause Cyberonics to enter into a Cyberonics Acquisition Agreement with respect to a Cyberonics Superior Proposal and terminate this Agreement pursuant to Section 7.01(h), if (v) there has been no material breach of this Section 5.03, (w) a bona fide, written Cyberonics Competing Proposal is made to Cyberonics by a third person and the board of directors of Cyberonics determines in good faith, after consultation with its outside financial advisors and outside counsel, that such Cyberonics Competing Proposal constitutes a Cyberonics Superior Proposal, (x) Cyberonics provides Sorin 96 hours’ prior written notice of its intention to take such action (a “Notice of Cyberonics Superior Proposal Action”), which notice shall include the identity of the person making such Cyberonics Superior Proposal and the material terms and conditions of such Cyberonics Superior Proposal and, if applicable, shall attach the proposed Cyberonics Acquisition Agreement providing for such Cyberonics Superior Proposal (it being agreed that, in each case, neither the delivery of such notice by Cyberonics nor any public announcement thereof that the board of directors of Cyberonics determines in good faith, after consultation with outside counsel, is required to be made under applicable Law shall constitute a Cyberonics Change of Recommendation), (y) to the extent requested by Sorin, Cyberonics negotiates in good faith with Sorin with respect to any changes to the terms of this Agreement proposed by Sorin for at least 96 hours following delivery by Cyberonics of such Notice of Cyberonics Superior Proposal Action (it being understood and agreed that any amendment to any material term of any Cyberonics Competing Proposal will be deemed a new Cyberonics Competing Proposal for purposes of this Section 5.03(d), including with respect to the notice period referenced in this Section 5.03(d)(i), except that the 96 hours’ period shall be reduced to 72 hours for such purposes) and (z) taking into account any binding changes to the terms of this Agreement definitively and irrevocably agreed to by Sorin in writing, the board of directors of Cyberonics determines in good faith, after consultation with its financial advisor and outside legal counsel, that such Cyberonics Competing Proposal would continue to constitute a Cyberonics Superior Proposal if such changes irrevocably agreed to by Sorin in writing were to be given effect; or

(ii) make a Cyberonics Change of Recommendation other than in connection with a Cyberonics Competing Proposal if (A) Cyberonics provides Sorin 96 hours’ prior written notice of its intention to take such action (a “Notice of Cyberonics Change of Recommendation”), which notice shall specify, in reasonable detail, the reasons therefor (it being agreed that neither the delivery of such Notice of Cyberonics Change of Recommendation by Cyberonics nor any public announcement thereof that the board of directors of Cyberonics determines in good faith, after consultation with outside counsel, is required to be made under applicable Law shall constitute a Cyberonics Change of Recommendation), (B) Cyberonics has negotiated in good faith with Sorin with respect to any changes to the terms of this Agreement proposed by Sorin for at least 96 hours following delivery by Cyberonics of such Notice of Cyberonics Change of Recommendation and (C) taking into account any binding changes to the terms

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of this Agreement definitively and irrevocably agreed to by Sorin in writing, the board of directors of Cyberonics determines in good faith after consultation with outside legal counsel that the failure to take such action would be inconsistent with the fiduciary duties of the members of the board of directors of Cyberonics under applicable Law.

(e) Nothing contained in this Section 5.03 or elsewhere in this Agreement shall prohibit Cyberonics or the board of directors of Cyberonics from (i) complying with its disclosure obligations under applicable United States federal or state Law with respect to a Cyberonics Competing Proposal, including taking and disclosing to the stockholders of Cyberonics a position contemplated by Rule 14d-9, Rule 14e-2(a) or Item 1012(a) of Regulation M-A promulgated under the Exchange Act (or any similar communication to stockholders) or (ii) making any disclosure to the stockholders of Cyberonics if the board of directors of Cyberonics determines in good faith, after consultation with outside counsel, that the failure to make such disclosure would be inconsistent with its fiduciary duties to the stockholders of Cyberonics under applicable Law; provided, however, that clause (ii) of this Section 5.03(e) shall not be deemed to permit the board of directors of Cyberonics to make a Cyberonics Change of Recommendation or take any of the actions referred to in Section 5.03(c)(iii), except, in each case, to the extent permitted by Section 5.03(d) (for the avoidance of doubt, it being agreed that the issuance by Cyberonics or the board of directors of Cyberonics of a “stop, look and listen” statement pending disclosure of its position, as contemplated by Rule 14e-2(a) or Rule 14d-9 promulgated under the Exchange Act (or any similar communication to stockholders), shall not constitute a Cyberonics Change of Recommendation).

(f) Neither Cyberonics nor the board of directors of Cyberonics shall take any action to exempt any person or entity (other than Holdco, Sorin, Merger Sub and their respective affiliates) from the restrictions on “business combinations” contained in Section 203 of the DGCL or any other Takeover Statute or otherwise cause such restrictions not to apply.

(g) Cyberonics agrees that any violation of the restrictions set forth in this Section 5.03 by any Cyberonics Representative shall be deemed to be a breach of this Agreement (including this Section 5.03) by Cyberonics.

SECTION 5.04 No Solicitation by Sorin; Sorin Change of Recommendation.

(a) Except as permitted by this Section 5.04, Sorin shall, and shall cause the Sorin Subsidiaries and its and their respective Representatives to, (i) immediately upon the execution of this Agreement cease any discussions or negotiations with any persons that are ongoing with respect to any Sorin Competing Proposal, or any inquiry, proposal or offer that would reasonably be expected to lead to a Sorin Competing Proposal and (ii) from the execution of this Agreement until the Sorin Merger Effective Time, not (A) initiate, solicit or knowingly facilitate or encourage the submission of any inquiry, proposal or offer regarding a Sorin Competing Proposal, (B) furnish any information regarding Sorin or any Sorin Subsidiary to any person in connection with, for the purpose of encouraging or facilitating, or in response to, a Sorin Competing Proposal, (C) participate in any discussions or negotiations with respect to any Sorin Competing Proposal or any inquiry, proposal or offer that would reasonably be expected to lead to a Sorin Competing Proposal, or (D) execute or enter into, or agree to enter into, any letter of intent, memorandum of understanding, agreement in principle, merger agreement, acquisition agreement or other similar agreement relating to any Sorin Competing Proposal (other than an Acceptable Sorin Confidentiality Agreement) (a “Sorin Acquisition Agreement”). Promptly following the execution of this Agreement (and in any event no later than two Business Days following the date of this Agreement), Sorin shall request the prompt return or destruction of all confidential information previously furnished in connection with a potential Sorin Competing Proposal to any person with whom Sorin or a Sorin Representative has had discussions or negotiations with respect to a Sorin Competing Proposal in the last twelve (12) months and shall terminate all physical and electronic dataroom access previously granted to any such person or its Representatives.

(b) Notwithstanding anything to the contrary contained in Section 5.04(a), if, at any time following the execution of this Agreement and prior to Sorin obtaining the Sorin Shareholder Approval, (i) Sorin has received a bona fide written Sorin Competing Proposal that has not resulted from a material breach of

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Section 5.04(a), (ii) the board of directors of Sorin determines in good faith, after consultation with its financial advisor and outside counsel, that such Sorin Competing Proposal constitutes or would reasonably be expected to lead to a Sorin Superior Proposal and (iii) the board of directors of Sorin determines, after consultation with its outside counsel, that failure to take such action would be inconsistent with its fiduciary duties to the stockholders of Sorin under applicable law, then Sorin may, subject to compliance with this Section 5.04, (A) furnish information with respect to Sorin and the Sorin Subsidiaries to the person making such Sorin Competing Proposal and its Representatives and (B) participate in discussions or negotiations with the person making such Sorin Competing Proposal and its Representatives regarding such Sorin Competing Proposal; provided, however, that Sorin (1) will not, will not permit or authorize the Sorin Subsidiaries or any Representative of Sorin or the Sorin Subsidiaries to, disclose any information to such person without first entering into an Acceptable Sorin Confidentiality Agreement with such person and (2) will as promptly as practicable (and in any event within 24 hours thereafter) provide to Cyberonics any material information concerning Sorin or the Sorin Subsidiaries provided or made available to such other person (or its Representatives) that was not previously provided or made available to Cyberonics. Subject to the undertakings of the Confidentiality Agreement, Sorin will promptly (and in any event, within 24 hours) notify Cyberonics in the event (x) any Sorin Competing Proposal is received by, (y) any information is requested in connection with any Sorin Competing Proposal from, or (z) any discussions or negotiations with respect to a Sorin Competing Proposal are sought to be initiated with, Sorin, any Sorin Subsidiary or any Sorin Representative, and shall (I) indicate, in connection with such notice, the identity of the person making such Sorin Competing Proposal, requesting such information or seeking to initiate such discussions or negotiations, together with a summary of the material terms and conditions of such Sorin Competing Proposal (including, if applicable, copies of any written Sorin Competing Proposal) or the nature of the request for information, as applicable, and (II) thereafter keep Cyberonics reasonably informed, on a reasonably current basis, of the status and terms of any such discussions or negotiations. Sorin shall not, and shall cause the Sorin Subsidiaries not to, enter into any agreement with any person that prohibits Sorin from providing to Cyberonics any of the information required to be provided to Cyberonics under this Section 5.04 within the time periods contemplated hereby. Notwithstanding anything to the contrary in this Section 5.04, the board of directors of Sorin may correspond in writing with any person making a Sorin Competing Proposal solely to request clarification of the terms and conditions thereof so as to determine whether such Sorin Competing Proposal constitutes or would reasonably be expected to lead to a Sorin Superior Proposal, provided that such written correspondence is delivered concurrently to Cyberonics. Sorin shall not terminate, waive, amend or modify any provision of, or grant permission under, any “standstill” or confidentiality agreement to which Sorin is a party, and Sorin shall enforce the provisions of each such agreement. Notwithstanding anything to the contrary contained in this Agreement, Sorin shall be permitted to fail to enforce any provision of any “standstill”, confidentiality or similar obligation of any person if the board of directors of Sorin determines in good faith, after consultation with its outside legal counsel, that the failure to take such action would be inconsistent with its fiduciary duties to Sorin’s stockholders under applicable Law; provided, that Sorin promptly advises Cyberonics that it is taking such action and the identity of the party or parties with respect to which it is taking such action; provided, further, that the foregoing shall not restrict Sorin from permitting a person to orally request the waiver of a “standstill” or similar obligation to the extent necessary to avoid violating fiduciary duties under applicable Law.

(c) Except as set forth in Sections 5.04(d) or 5.04(e), neither the board of directors of Sorin nor any committee thereof shall (i) authorize, approve or recommend, or publicly propose to authorize, approve or recommend, any Sorin Competing Proposal, (ii) withhold or withdraw (or modify or qualify in a manner adverse to Cyberonics), or publicly propose to withhold or withdraw (or modify or qualify in a manner adverse to Cyberonics), the Sorin Board Recommendation (any action set forth in the foregoing clause (i) or (ii), a “Sorin Change of Recommendation”) or (iii) approve or recommend, or publicly propose to approve or recommend, or cause or permit Sorin or any Sorin Subsidiary to execute or enter into, any Sorin Acquisition Agreement.

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(d) Notwithstanding anything to the contrary contained in this Agreement, at any time prior to (but not after) obtaining the Sorin Shareholder Approval and subject to compliance with Section 7.02(b)(ii) and this Section 5.04(d), the board of directors of Sorin may:

(i) (A) make a Sorin Change of Recommendation in connection with a Cyberonics Superior Proposal or (B) cause Sorin to enter into a Sorin Acquisition Agreement with respect to a Sorin Superior Proposal and terminate this Agreement pursuant to Section 7.01(i), if (v) there has been no material breach of this Section 5.04, (w) a bona fide, written Sorin Competing Proposal is made to Sorin by a third person and the board of directors of Sorin determines in good faith, after consultation with its outside financial advisors and outside counsel, that such Sorin Competing Proposal constitutes a Sorin Superior Proposal, (x) Sorin provides Cyberonics 96 hours’ prior written notice of its intention to take such action (a “Notice of Sorin Superior Proposal Action”), which notice shall include the identity of the person making such Sorin Superior Proposal and the material terms and conditions of such Sorin Superior Proposal and, if applicable, shall attach the proposed Sorin Acquisition Agreement providing for such Sorin Superior Proposal (it being agreed that, in each case, neither the delivery of such notice by Sorin nor any public announcement thereof that the board of directors of Sorin determines in good faith, after consultation with outside counsel, is required to be made under applicable Law shall constitute a Sorin Change of Recommendation), (y) to the extent requested by Cyberonics, Sorin negotiates in good faith with Cyberonics with respect to any changes to the terms of this Agreement proposed by Cyberonics for at least 96 hours following delivery by Sorin of such Notice of Sorin Superior Proposal Action (it being understood and agreed that any amendment to any material term of any Sorin Competing Proposal will be deemed a new Sorin Competing Proposal for purposes of this Section 5.04(d), including with respect to the notice period referenced in this Section 5.04(d)(i), except that the 96 hours’ period shall be reduced to 72 hours for such purposes) and (z) taking into account any binding changes to the terms of this Agreement definitively and irrevocably agreed to by Cyberonics in writing, the board of directors of Sorin determines in good faith, after consultation with its financial advisor and outside legal counsel, that such Sorin Competing Proposal would continue to constitute a Sorin Superior Proposal if such changes irrevocably agreed to by Sorin in writing were to be given effect; or

(ii) make a Sorin Change of Recommendation other than in connection with a Sorin Competing Proposal if (A) Sorin provides Cyberonics 96 hours’ prior written notice of its intention to take such action (a “Notice of Sorin Change of Recommendation”), which notice shall specify, in reasonable detail, the reasons therefor (it being agreed that neither the delivery of such Notice of Sorin Change of Recommendation by Sorin nor any public announcement thereof that the board of directors of Sorin determines in good faith, after consultation with outside counsel, is required to be made under applicable Law shall constitute a Sorin Change of Recommendation), (B) Sorin has negotiated in good faith with Cyberonics with respect to any changes to the terms of this Agreement proposed by Cyberonics for at least 96 hours following delivery by Sorin of such Notice of Sorin Change of Recommendation and (C) taking into account any binding changes to the terms of this Agreement definitively and irrevocably agreed to by Cyberonics in writing, the board of directors of Sorin has determined in good faith after consultation with outside legal counsel that the failure to take such action would be inconsistent with the fiduciary duties of the members of the board of directors of Sorin under applicable Law.

(e) Nothing contained in this Section 5.04 or elsewhere in this Agreement shall prohibit Sorin or the board of directors of Sorin from complying with its disclosure obligations under applicable Italian Laws with respect to a Sorin Competing Proposal, including making any disclosure to the shareholders of Sorin if the board of directors of Sorin determines in good faith, after consultation with outside counsel, that the failure to make such disclosure would be inconsistent with its fiduciary duties to the shareholders of Sorin under applicable Law; provided, however, that this Section 5.04(e) shall not be deemed to permit the board of directors of Sorin to make a Sorin Change of Recommendation or take any of the actions referred to in Section 5.04(c)(iii), except, in each case, to the extent permitted by Section 5.04(d).

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(f) Neither Sorin nor the board of directors of Sorin shall take any action to exempt any person or entity (other than Holdco, Sorin, Merger Sub and their respective affiliates) from the provisions of “control share acquisitions” contained in any Takeover Statute or otherwise cause such restrictions not to apply.

(g) Sorin agrees that any violation of the restrictions set forth in this Section 5.04 by any Sorin Representative shall be deemed to be a breach of this Agreement (including this Section 5.04) by Sorin.

SECTION 5.05 Registration Statements; Sorin Information Document; Proxy Statement; NASDAQ Listing Application; LSE Listing Application; Holdco Prospectus; Holdco Filings; Sorin Filings; Meetings.

(a) As promptly as practicable following the execution of this Agreement, (i) Cyberonics shall prepare the Proxy Statement (with Sorin’s reasonable cooperation), (ii) Holdco (with Cyberonics’s reasonable cooperation) shall prepare and file with the SEC a registration statement on Form S-4 (together with all amendments thereto, the “Registration Statement”), in connection with the registration under the Securities Act of the Holdco Shares to be issued to the holders of Sorin Shares and Cyberonics Shares, as applicable, in connection with the Mergers, and in which the Proxy Statement will be included as a prospectus, (iii) Sorin shall prepare, file and publish in accordance with applicable Law an information document relating to the Sorin Shareholder Meeting (together with any amendments thereof or supplements thereto, the “Sorin Information Document”, it being understood and agreed that such Sorin Information Document shall comply with Italian Law and the parties hereto shall cooperate in good faith to ensure that the intent of the parties hereto, as set forth in this Agreement, is reflected as nearly as possible in such other documents), (iv) Holdco shall prepare and file with (x) the NASDAQ a listing application (the “NASDAQ Listing Application”) for the dual-listing of the Holdco Shares on the NASDAQ, (y) with the FCA and the LSE applications for the admission of the Holdco Shares (including, for the avoidance of doubt, the Sorin Merger Consideration and the Cyberonics Merger Consideration) to the standard listing segment of the Official List and the admission of such shares to trading on the LSE’s Main Market for listed securities on or as close as practicable following the Sorin Merger Effective Time and the Cyberonics Merger Effective Time respectively (the “LSE Listing Application”), and (z) prepare and submit to the FCA for approval the Holdco Prospectus, (v) Holdco shall prepare and file with the Registrar of Companies in England and Wales (the “Registrar”) the Sorin Merger Terms, with any other customary terms approved with the prior written consent of Cyberonics (which shall not be unreasonably withheld, conditioned or delayed) in compliance with Regulation 7 of the UK Merger Regulations and a report from the directors of Holdco compliant with Regulation 8 of the UK Merger Regulations, which shall have been approved by the Holdco board of directors in accordance with the Laws of England and Wales, and which filing shall be made in sufficient time for a notice of receipt of the documents to be published in the London Gazette by the Registrar not later than thirty (30) days prior to the date of the Sorin Shareholder Meeting and (vi) Sorin shall prepare and file with Sorin’s Companies Register: (x) the Sorin Merger Terms, with any other customary terms approved with the prior written consent of Cyberonics (which shall not be unreasonably withheld, conditioned or delayed) in compliance with the Laws of Italy, (y) a report of the Sorin board of directors, compliant with the Laws of Italy, which shall have been approved by the Sorin board of directors as provided by the Laws of Italy, and (z) the Sorin Expert Report. Sorin and Holdco shall ensure that the Sorin Merger Terms and all other documents required to effect the transactions contemplated hereby, including to obtain the Sorin Shareholder Approval and complete the Sorin Merger, reflect and are consistent with the terms of this Agreement in all respects, except as otherwise required by applicable Laws or consented to in writing by Cyberonics in advance (such consent not to be unreasonably withheld, conditioned or delayed). Sorin, Holdco and Cyberonics shall provide each other with a reasonable opportunity to review and comment on the documents referred to in the preceding sentence and any amendment or supplement thereto (which comments shall be reasonably considered) prior to their filing. No filing of, or amendment or supplement to, such documents shall be made by Sorin, Holdco or Cyberonics, as applicable, without the prior consent of Sorin and Cyberonics, as applicable (which shall not be unreasonably withheld, delayed or conditioned). Subject to Section 5.03, the Proxy Statement shall include the Cyberonics Board Recommendation and subject to Section 5.04, the Sorin Information Document shall include the Sorin Board Recommendation. Each of Sorin, Holdco, Merger Sub and Cyberonics shall cooperate in the

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preparation of the Registration Statement, the Proxy Statement, the Holdco Prospectus, the Sorin Information Document, the NASDAQ Listing Application, the LSE Listing Application and, in each case, any amendments or supplements thereto, and shall furnish all information concerning Sorin, Holdco, Merger Sub and Cyberonics, as applicable, and their respective affiliates and holders of shares and provide such other assistance as is reasonably requested or necessary or appropriate in connection with the preparation, filing and distribution of such documents including the resolution of any comments in respect of the Registration Statement from the SEC or the Holdco Prospectus from the FCA. Each of Sorin and Cyberonics shall use commercially reasonable efforts to cause to be delivered to Holdco and each other a “comfort letter” of its independent auditors, dated the date that is two (2) Business Days prior to the date on which the Registration Statement becomes effective. The parties shall use their respective reasonable best efforts to (i) cause the Registration Statement to become effective as promptly as practicable following the filing thereof (including by responding to comments of the SEC) and to keep the Registration Statement effective as long as is necessary to consummate the Mergers and the other transactions contemplated hereby, (ii) satisfy prior to the effective date of the Registration Statement any applicable foreign or state securities laws in connection with the issuance of Holdco Shares pursuant to the Mergers, (iii) cause the Proxy Statement to be cleared by the SEC as promptly as reasonably practicable, (iv) prepare, file and obtain any necessary approvals of the Sorin Information Document, in each case as promptly as reasonably practicable, and (v) cause the Holdco Prospectus to be approved by the FCA as promptly as reasonably practicable and for the FCA to provide to CONSOB and, to the extent required under applicable Law, any other relevant competent authorities, a certificate of approval and other documentation required under the EU Prospectus Directive (Directive 2003/71/EC), as amended, for the Holdco Prospectus to be, to the extent required under applicable Law, “passported” into Italy and any other relevant member state. Sorin, Holdco and Cyberonics shall notify each other promptly of the receipt of any comments from the SEC or its staff, the FCA or its employees, or any comments from any other Governmental Entity and of any request by the SEC or its staff, the FCA or its employees or any request by any other Governmental Entity for amendments or supplements to the Registration Statement, the Holdco Prospectus, the Proxy Statement or the Sorin Information Document, or for additional information, and will supply each other with copies of all correspondence between Sorin, Holdco or Cyberonics, as applicable, or any of their respective Representatives, and the SEC or its staff, the FCA or its employees, or any other Governmental Entity with respect to the Registration Statement, the Proxy Statement, the Holdco Prospectus or the Sorin Information Document.

(b) If at any time prior to the Cyberonics Merger Effective Time any information relating to Sorin, Holdco, Merger Sub or Cyberonics, or any of their respective affiliates, officers or directors, should be discovered by Sorin, Holdco, Merger Sub or Cyberonics which should be set forth in an amendment or supplement to any of the Registration Statement, the Proxy Statement, the Holdco Prospectus or the Sorin Information Document, so that any of such documents would not include any misstatement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or in the case of the Holdco Prospectus there arises or is noted a significant new factor, material mistake or inaccuracy relating to the information included in the Holdco Prospectus after its approval by the FCA and prior to the Cyberonics Merger Effective Time or, if later, the Holdco Shares being admitted to trading on the LSE, the party which discovers such information shall promptly notify the other parties and the parties shall cooperate as appropriate to prepare and promptly file an appropriate amendment or supplement describing such information and, to the extent required by applicable Law, disseminate such amendment or supplement to the stockholders of Sorin or Cyberonics, as applicable. Nothing in this Section 5.05(b) shall limit the obligations of any party under Section 5.05(a). Sorin, Holdco and Cyberonics will cause (i) the Registration Statement to comply as to form in all material respects with the applicable provisions of the Securities Act and the rules and regulations thereunder and (ii) the Holdco Prospectus to comply in all material respects with applicable Laws and the rules and regulations applicable thereto, including the Prospectus Rules and the Listing Rules.

(c) Holdco shall promptly advise Sorin and Cyberonics when the Registration Statement has become effective and of any supplements or amendments thereto. Subject to Section 5.05(e), applicable Law, the Cyberonics Charter, the Cyberonics Bylaws and the rules of NASDAQ, Cyberonics shall, as promptly as

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reasonably practicable after (i) the Registration Statement is declared effective in accordance with Section 5.05(a) and (ii) the SEC (or the staff of the SEC) confirms that it has no further comments to the Proxy Statement, distribute the Proxy Statement to its stockholders and duly call, give notice of and mail the Proxy Statement to the holders of Cyberonics Common Stock as of the record date established for, convene and hold, a meeting of its stockholders for the purpose of submitting to such stockholders this Agreement for adoption in order to obtain the Cyberonics Stockholder Approval (the “Cyberonics Stockholder Meeting”). Subject to Section 5.03, Cyberonics’s board of directors shall recommend that Cyberonics’s stockholders adopt this Agreement (the “Cyberonics Board Recommendation”), and Cyberonics shall, unless there has been a Cyberonics Change of Recommendation as permitted by this Agreement, use all lawful efforts to solicit from its stockholders proxies in favor of the adoption of this Agreement and to take all other action reasonably necessary or advisable to secure the Cyberonics Stockholder Approval.

(d) Sorin shall, in accordance with all applicable rules and regulations of the MSE and Italian Law, call and hold an extraordinary general meeting of its shareholders (the “Sorin Shareholder Meeting”), for the purpose of obtaining the Sorin Shareholder Approval as promptly as practicable, and shall submit the Sorin Merger Terms and the transactions contemplated hereby and thereby to the shareholders of Sorin at the Sorin Shareholder Meeting for the purpose of obtaining the Sorin Shareholder Approval. Subject to Section 5.04, Sorin’s board of directors shall recommend that Sorin’s shareholders approve this Agreement (the “Sorin Board Recommendation”), and Sorin shall, unless there has been a Sorin Change of Recommendation as permitted by this Agreement, use all lawful efforts to take all actions reasonably necessary or advisable to secure the Sorin Shareholder Approval. Sorin shall file the Sorin Shareholder Approval with Sorin’s relevant Companies Register promptly following the approval of the Sorin Merger Terms by its shareholders.

(e) Notwithstanding anything contained herein to the contrary, Cyberonics shall not be obligated to fix the record date for the Cyberonics Stockholder Meeting until the expiration of the withdrawal period for rescission rights held by Sorin shareholders in accordance with Italian Law (and shall be entitled to mail the Proxy Statement a customary amount of time prior to the Cyberonics Stockholder Meeting).

(f) Sorin shall use reasonable best efforts to obtain the early termination of the right of creditors of Sorin to exercise creditor opposition rights under the Laws of Italy, and shall take any other actions necessary or advisable to resolve any exercise of such rights as promptly as practicable.

(g) Holdco and Sorin will use commercially reasonable efforts to ensure that the issuance and subsequent trading of Holdco Shares on the NASDAQ do not attract a charge to stamp duty or stamp duty reserve tax in the United Kingdom, provided, however, that Holdco and Sorin shall be treated as having so used commercially reasonable efforts for purposes of this Section 5.05(g) so long as the Holdco Shares to be traded on the NASDAQ are put into a clearance system or depositary receipts system, including the Depository Trust Company.

SECTION 5.06 Access to Information. From the date of this Agreement to the Cyberonics Merger Effective Time, Sorin and Cyberonics shall, and shall cause each of their respective Subsidiaries, and shall direct and use reasonable best efforts to cause their respective Representatives to: (i) provide to each other and their respective Representative, upon prior written notice, reasonable access, during normal business hours in such a manner as not to unreasonably interfere with the operation of any business conducted by it, to its officers, employees, properties, offices, other facilities and books and records; and (ii) furnish promptly such information concerning its business, properties, contracts, assets and liabilities as Sorin or Cyberonics or their respective Representatives may reasonably request; provided, however, that Sorin and Cyberonics shall not be required to (or to cause any of their respective Subsidiaries or Representatives to) afford such access or furnish such information (x) to the extent that it reasonably believes in good faith that doing so would: (A) result in the loss of attorney-client privilege; (B) violate any of its obligations with respect to confidentiality to any third party or otherwise breach, contravene or violate any then effective Contract to which it is party; or (C) breach, contravene, violate or result in liability under any applicable Law (including the HSR Act or any other antitrust or competition Law) (it being agreed that Cyberonics and Sorin shall use their respective reasonable best efforts to reduce the scope of or

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eliminate the applicable restriction) or (y) if Cyberonics or any of its affiliates, on the one hand, and Sorin or any of its affiliates, on the other hand, are adverse parties in any Proceeding, to the extent that is reasonably pertinent to such Proceeding. Sorin and Cyberonics shall, and shall cause each of their respective Subsidiaries and shall direct and use reasonable best efforts to cause their respective Representatives to, hold all information provided or furnished pursuant to this Section 5.06 confidential in accordance with the terms of the Confidentiality Agreement.

SECTION 5.07 Appropriate Action; Consents; Filings.

(a) On the terms and subject to the conditions set forth in this Agreement, each of Sorin, Holdco and Cyberonics shall (and shall cause each of their respective affiliates to) use its reasonable best efforts (unless, with respect to any action, another standard of performance is expressly provided for herein) to consummate and make effective the transactions contemplated hereby and to cause the conditions set forth in Article VI to be satisfied, in each case as promptly as practicable. Without limiting the generality of the foregoing, but subject to the other terms and conditions set forth in this Agreement, each of Sorin, Holdco and Cyberonics shall (and shall cause each of their respective affiliates to) use its reasonable best efforts to (i) promptly obtain all actions or nonactions, consents, licenses, permits (including Environmental Permits), waivers, approvals, authorizations and orders from Governmental Entities or other persons necessary in connection with the consummation of the transactions contemplated hereby, including any certifications or orders from the Court, Italian notary public and competent Italian court, (ii) as promptly as practicable (and, in the case of the HSR Act, in any event within ten (10) Business Days after the date hereof), make all registrations and filings, and thereafter make any other required submissions with, and pay any fees due in connection therewith to, any Governmental Entity or other persons necessary in connection with the consummation of the transactions contemplated by this Agreement, including the filings required of them or their “ultimate parent entities” under the HSR Act, (iii) file all notifications required under any other Antitrust Law, in each case with respect to this Agreement and the transactions contemplated hereby, including the Mergers, as promptly as reasonably practicable, (iv) defend all lawsuits or other legal, regulatory or other proceedings to which it is a party challenging or affecting this Agreement or the consummation of the transactions contemplated by this Agreement, in each case until the issuance of a final, non-appealable order with respect to each such lawsuit or other proceeding, (v) seek to have lifted or rescinded any injunction or restraining order which may adversely affect the ability of the parties to consummate the transactions contemplated hereby, in each case until the issuance of a final, non-appealable order with respect thereto and (vi) execute and deliver any additional instruments necessary to consummate the transactions contemplated hereby.

(b) Notwithstanding anything to the contrary in Section 5.07(a), Cyberonics, Sorin, Holdco and Merger Sub agree to use their respective reasonable best efforts (and to cause their affiliates to use their respective reasonable best efforts) to avoid or eliminate each and every impediment and obtain all consents under any Antitrust Laws that may be required by any foreign or U.S. federal, state or local Governmental Entity with competent jurisdiction, so as to enable the parties to close the transactions contemplated by this Agreement as promptly as practicable, including accepting operational restrictions or limitations and committing to or effecting, by consent decree, hold separate orders, trust, or otherwise, the sale, license, disposition or holding separate of such assets or businesses as are required (and the entry into agreements with, and submission to orders of, the relevant Governmental Entity) in order to avoid the entry of, or to effect the dissolution of or vacate or lift, any order, that would otherwise have the effect of preventing or materially delaying the consummation of the transactions contemplated by this Agreement. Further, and for the avoidance of doubt, each of Cyberonics, Sorin, Holdco and Merger Sub shall take (and shall cause each of its affiliates to take) any and all actions necessary or advisable in order to ensure that (x) no requirement for any non-action by or consent or approval of the Antitrust Division, the FTC or other foreign or U.S. Governmental Entity with respect to any Antitrust Laws, (y) no decree, judgment, injunction, temporary restraining order or any other order in any suit or proceeding with respect to any Antitrust Laws, and (z) no other matter relating to any Antitrust Laws, would in any case prevent or materially delay the consummation of the transactions contemplated by this Agreement.

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(c) Without limiting the generality of anything contained in this Section 5.07, each party hereto shall: (i) give the other parties prompt notice of the making or commencement of any request, inquiry, investigation, action or legal proceeding by or before any Governmental Entity with respect to the transactions contemplated by this Agreement; (ii) keep the other parties informed as to the status of any such request, inquiry, investigation, action or legal proceeding; and (iii) promptly inform the other parties, and if in writing, promptly furnish the outside legal counsel for the other parties with copies of (or, in the case of oral communications, advise as to the contents of) any communication to or from the FTC, the Antitrust Division, or any other Governmental Entity regarding the transactions contemplated by this Agreement. Each party hereto will consult and cooperate with the other parties and will consider in good faith and in advance the views of the other parties in connection with any filing, analysis, appearance, presentation, memorandum, brief, argument, opinion or proposal made or submitted to any Governmental Entity in connection with the transactions contemplated by this Agreement. In addition, except as may be prohibited by any Governmental Entity or by any Law, in connection with any such request, inquiry, investigation, action or legal proceeding, each party hereto will, upon reasonable request, permit authorized Representatives of the other parties to be present at each telephonic or in-person meeting or conference relating to such request, inquiry, investigation, action or legal proceeding and to have access to and be consulted in advance (and consider in good faith any comments made by others) in connection with any document, opinion or proposal made or submitted to any Governmental Entity in connection with such request, inquiry, investigation, action or legal proceeding. Each party hereto may, as each deems advisable and necessary, reasonably designate any competitively sensitive information provided to the other under this Section 5.07(c) as “outside counsel only.” Such materials and information contained therein shall be given only to the outside legal counsel for the other parties and will not be disclosed by such outside legal counsel to employees, officers, or directors of the receiving parties unless express permission is obtained in advance from the disclosing party; provided, however, that materials provided pursuant to this Section 5.07(c) may be redacted (i) as necessary to comply with contractual arrangements and (ii) as necessary to address reasonable privilege concerns. Notwithstanding anything in this Agreement to the contrary, nothing in this Section 5.07 shall require either party to provide to the other party or its Representatives a copy of its HSR Act Filing.

SECTION 5.08 Certain Notices. Subject to applicable Laws and the instructions of any Governmental Entity as well as the limitations set forth in Section 5.06 with respect to information sharing, each of Cyberonics, Holdco and Sorin shall keep the other apprised of the status of matters relating to completion of the transactions contemplated hereby, including promptly furnishing the other with copies of material notices or other communications received by Sorin, Holdco, Merger Sub or Cyberonics, as the case may be, or any of their respective Subsidiaries, from any third person and/or any Governmental Entity with respect to the Mergers and the other transactions contemplated by this Agreement.

SECTION 5.09 Public Announcements. The initial press release issued by Sorin and Cyberonics concerning this Agreement and the transactions contemplated hereby shall be a joint press release. Thereafter through the Cyberonics Merger Effective Time, and so long as this Agreement is in effect, none of Holdco, Sorin or Cyberonics shall issue or cause the publication of any press release or other public announcement concerning this Agreement, the Mergers or the other transactions contemplated hereby without the prior consultation and consent of the other parties hereto (which consent shall not be unreasonably withheld, conditioned or delayed), except as may be required by applicable Law or by obligations pursuant to any listing agreement with the NASDAQ, LSE or the MSE, as applicable, or by any Governmental Entity with jurisdiction over such party. For the avoidance of doubt, the provisions of this Section 5.09 do not apply to (i) any announcement, document or publication in connection with a Cyberonics Competing Proposal, Cyberonics Superior Proposal or Cyberonics Change of Recommendation, (ii) any announcement, document or publication in connection with a Sorin Competing Proposal, Sorin Superior Proposal or Sorin Change of Recommendation or (iii) any disclosure by Cyberonics or Sorin of any information concerning this Agreement or the transactions contemplated hereby in connection with any dispute between the parties regarding this Agreement, the Mergers or the other transactions contemplated by this Agreement.

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SECTION 5.10 Directors & Officers Indemnification and Insurance.

(a) From and after the Cyberonics Merger Effective Time, each of the Sorin Merger Surviving Company and the Cyberonics Merger Surviving Corporation agrees that it will indemnify and hold harmless, to the fullest extent permitted under applicable Law (and the Sorin Merger Surviving Company or the Cyberonics Merger Surviving Corporation shall also advance expenses as incurred to the fullest extent permitted under applicable Law, provided that the person to whom expenses are advanced provides an undertaking to repay such advances if it is ultimately determined that such person is not entitled to indemnification), each present and former director, officer, employee and agents of Cyberonics or any Cyberonics Subsidiary against any costs or expenses (including reasonable attorneys’ fees), judgments, settlement amounts, fines, losses, claims, damages or liabilities incurred in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, arising out of or related to such person’s service as a director, officer, employee or agent of Cyberonics or any Cyberonics Subsidiary or services performed by such persons at the request of Cyberonics or any Cyberonics Subsidiary at or prior to the Cyberonics Merger Effective Time, whether asserted or claimed prior to, at or after the Cyberonics Merger Effective Time, including the transactions contemplated by this Agreement, and including any expenses incurred in enforcing such person’s rights under this Section 5.10.

(b) For not fewer than six (6) years from and after the Cyberonics Merger Effective Time, the certificate of incorporation and bylaws of the Cyberonics Merger Surviving Corporation and each Cyberonics Subsidiary shall contain provisions no less favorable with respect to exculpation, indemnification and advancement of expenses of directors, officers, employees and agent of Cyberonics and the Cyberonics Subsidiaries for periods at or prior to the Cyberonics Merger Effective Time than are set forth in the Cyberonics Charter, the Cyberonics Bylaws or the equivalent organizational documents of any Cyberonics Subsidiary as of the date hereof, except as may be required by applicable Law. The contractual indemnification rights, if any, in existence on the date of this Agreement with any of the directors, officers, employees or agents of Cyberonics or any Cyberonics Subsidiary shall be assumed by the Cyberonics Merger Surviving Corporation, without any further action, and shall continue in full force and effect in accordance with their terms following the Cyberonics Merger Effective Time.

(c) For the benefit of Cyberonics’s present and former directors and officers, Cyberonics shall be permitted, prior to the Cyberonics Merger Effective Time, and if Cyberonics fails to do so, the Sorin Merger Surviving Company shall cause the Cyberonics Merger Surviving Corporation to obtain and fully pay the premium for a directors’ and officers’ liability insurance and indemnification policy that provides coverage for a period of six (6) years from and after the Cyberonics Merger Effective Time for events occurring prior to the Cyberonics Merger Effective Time (the “Cyberonics D&O Insurance”) that is no less favorable in the aggregate than Cyberonics’s existing policy, and that has a cost not in excess of 300% of the last annual premium paid by Cyberonics prior to the date of this Agreement for the Cyberonics D&O Insurance in place in effect as of the date hereof. If Cyberonics and the Cyberonics Merger Surviving Corporation for any reason fail to obtain such “tail” insurance policy as of the Cyberonics Merger Effective Time, the Cyberonics Merger Surviving Corporation shall, and the Sorin Merger Surviving Company shall cause the Cyberonics Merger Surviving Corporation to, continue to maintain in effect for a period of at least six (6) years from and after the Cyberonics Merger Effective Time the Cyberonics D&O Insurance in place as of the date hereof with terms, conditions, retentions and limits of liability that are at least as favorable as provided in Cyberonics’s existing policies as of the date hereof, or the Cyberonics Merger Surviving Corporation shall, and the Sorin Merger Surviving Company shall cause the Cyberonics Merger Surviving Corporation to, purchase comparable Cyberonics D&O Insurance for such six-year period with terms, conditions, retentions and limits of liability that are at least as favorable as provided in Cyberonics’s existing policies as of the date hereof; provided, however, in no event shall the Sorin Merger Surviving Company or the Cyberonics Merger Surviving Corporation be required to pay an annual premium for the Cyberonics D&O Insurance that is in excess of 300% of the annual premium paid as of the date hereof by Cyberonics for such insurance; and provided, further, that if the annual premiums of such insurance coverage exceed such amount, the Cyberonics Merger Surviving Corporation shall obtain a policy with the greatest coverage available for a cost not exceeding such amount.

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(d) For six (6) years from and after the Sorin Merger Effective Time, each of the Sorin Merger Surviving Company or one of its Subsidiaries, to the extent required by applicable Law, will indemnify and hold harmless, to the fullest extent permitted under applicable Law (and the Sorin Merger Surviving Company or one of its Subsidiaries shall also advance expenses as incurred to the fullest extent permitted under applicable Law, provided that the person to whom expenses are advanced provides an undertaking to repay such advances if it is ultimately determined that such person is not entitled to indemnification), each present and former director, officer, employee and agent of Sorin or any Sorin Subsidiary against any costs or expenses (including reasonable attorneys’ fees), judgments, settlement amounts, fines, losses, claims, damages or liabilities incurred in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, arising out of or related to such person’s service as a director, officer, employee or agent of Sorin or any Sorin Subsidiary or services performed by such persons at the request of Sorin or any Sorin Subsidiary at or prior to the Sorin Merger Effective Time, whether asserted or claimed prior to, at or after the Sorin Merger Effective Time, including the transactions contemplated by this Agreement, and including any expenses incurred in enforcing such person’s rights under this Section 5.10.

(e) For not fewer than six (6) years from and after the Sorin Merger Effective Time, the articles of incorporation and bylaws of the Sorin Merger Surviving Company and each Sorin Subsidiary shall contain provisions no less favorable with respect to exculpation, indemnification and advancement of expenses of directors, officers, employees and agents of Sorin and the Sorin Subsidiaries for periods at or prior to the Sorin Merger Effective Time than are set forth in the Sorin Charter, the Sorin Bylaws or the equivalent organizational documents of any Sorin Subsidiary as of the date hereof, except as may be required by applicable Law. The contractual indemnification rights, if any, in existence on the date of this Agreement with any of the directors, officers, employees or agents of Sorin or any Sorin Subsidiary shall be assumed by the Sorin Merger Surviving Company, without any further action, and shall continue in full force and effect in accordance with their terms following the Sorin Merger Effective Time, except as may be required by applicable Law.

(f) For the benefit of Sorin’s present and former directors and officers, Sorin shall be permitted, prior to the Sorin Merger Effective Time, and if Sorin fails to do so, the Sorin Merger Surviving Company shall, obtain and fully pay the premium for a directors’ and officers’ liability insurance and indemnification policy that provides coverage for a period of six (6) years from and after the Sorin Merger Effective Time for events occurring prior to the Sorin Merger Effective Time (the “Sorin D&O Insurance”) that is no less favorable in the aggregate than Cyberonics’s existing policy, except as may be required by applicable Law, and that has a cost not in excess of 300% of the last annual premium paid by Sorin prior to the date of this Agreement for the Sorin D&O Insurance in place in effect as of the date hereof. If Sorin and the Sorin Merger Surviving Company for any reason fail to obtain such “tail” insurance policy as of the Sorin Merger Effective Time, the Sorin Merger Surviving Company shall continue to maintain in effect for a period of at least six (6) years from and after the Sorin Merger Effective Time the Sorin D&O Insurance in place as of the date hereof with terms, conditions, retentions and limits of liability that are at least as favorable as provided in Sorin’s existing policies as of the date hereof, except as may be required by applicable Law, or the Sorin Merger Surviving Company shall purchase comparable Sorin D&O Insurance for such six-year period with terms, conditions, retentions and limits of liability that are at least as favorable as provided in Sorin’s existing policies as of the date hereof, except as may be required by applicable Law; provided, however, in no event shall the Sorin Merger Surviving Company be required to pay an annual premium for the Sorin D&O Insurance that is in excess of 300% of the annual premium paid as of the date hereof by Sorin for such insurance; and provided, further, that if the annual premiums of such insurance coverage exceed such amount, the Sorin Merger Surviving Company shall obtain a policy with the greatest coverage available for a cost not exceeding such amount.

(g) In the event Sorin Merger Surviving Company or the Cyberonics Merger Surviving Corporation (i) consolidates with or merges into any other person and shall not be the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers all or substantially all of its properties

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and assets to any person, then proper provision shall be made so that such continuing or surviving corporation or entity or transferee of such assets, as the case may be, shall assume the obligations of the Sorin Merger Surviving Company or the Cyberonics Merger Surviving Corporation, as the case may be, set forth in this Section 5.10.

(h) The persons to whom this Section 5.10 applies are express third-party beneficiaries of this Section 5.10.

(i) The rights of each such director, officer, employee and agent under this Section 5.10 shall be in addition to any rights such person may have under the organizational documents of Sorin, Cyberonics or any of their respective Subsidiaries, as the case may be, or under any applicable Laws or contractual indemnification rights.

SECTION 5.11 Employee Benefit Matters.

(a) From and after the Cyberonics Merger Effective Time and for a period ending on the first anniversary of the Cyberonics Merger Effective Time, the Sorin Merger Surviving Company shall provide or cause its Subsidiaries, including the Cyberonics Merger Surviving Corporation, to provide to each individual who is an employee of Cyberonics or a Cyberonics Subsidiary immediately prior to the Cyberonics Merger Effective Time (each, a “Cyberonics Employee”) (i) base salary, wages and commission opportunities at a rate that is no less favorable than the rate of base salary, wages or commission opportunities provided to such Cyberonics Employee immediately prior to the Cyberonics Merger Effective Time, (ii) a target annual bonus opportunity that is no less favorable than the target annual bonus opportunity provided to such Cyberonics Employee immediately prior to the Cyberonics Merger Effective Time, (iii) severance benefits that are no less favorable than the severance benefits provided to such Cyberonics Employee immediately prior to the Cyberonics Merger Effective Time and (iv) other compensation and pension and welfare benefits that are no less favorable, in the aggregate, to the other compensation and pension and welfare benefits provided to such Cyberonics Employee immediately prior to the Cyberonics Merger Effective Time (excluding any retention arrangements implemented in connection with the transactions contemplated by this Agreement or on or after the date of this Agreement). From and after the Sorin Merger Effective Time and for a period ending on the first anniversary of the Sorin Merger Effective Time, the Sorin Merger Surviving Company shall provide or cause its Subsidiaries, including the Cyberonics Merger Surviving Corporation, to provide to each individual who is an employee of Sorin or a Sorin Subsidiary immediately prior to the Sorin Merger Effective Time (each, a “Sorin Employee”) (i) base salary, wages and commission opportunities at a rate that is no less favorable than the rate of base salary, wages or commission opportunities provided to such Sorin Employee immediately prior to the Sorin Merger Effective Time, (ii) a target annual bonus opportunity that is no less favorable than the target annual bonus opportunity provided to such Sorin Employee immediately prior to the Sorin Merger Effective Time, (iii) severance benefits that are no less favorable than the severance benefits provided to such Sorin Employee immediately prior to the Sorin Merger Effective Time and (iv) other compensation and pension and welfare benefits that are no less favorable, in the aggregate, to the other compensation and pension and welfare benefits provided to such Sorin Employee immediately prior to the Sorin Merger Effective Time (excluding any retention arrangements implemented in connection with the transactions contemplated by this Agreement or on or after the date of this Agreement).

(b) Without limiting the generality of Section 5.11(a), from and after the Cyberonics Merger Effective Time, the Sorin Merger Surviving Company shall, or shall cause its Subsidiaries, including the Cyberonics Merger Surviving Corporation, to, assume, honor and continue all of Cyberonics’s and the Cyberonics Subsidiaries’ employment, severance, retention and termination plans, policies, programs, agreements and arrangements (including any change in control or severance agreement between Cyberonics or any Cyberonics Subsidiary and any Cyberonics Employee), in each case, in accordance with their terms as in effect immediately prior to the Cyberonics Merger Effective Time, including with respect to any payments, benefits or rights arising as a result of the transactions contemplated by this Agreement (either alone or in combination with any other event), it being understood that, subject to Section 5.11(a), the foregoing shall

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not be construed to limit the right of the Sorin Merger Surviving Company and its Subsidiaries to amend or terminate any such plans, policies, programs, agreements or arrangements, to the extent permitted by the terms of such plans, policies, programs, agreements or arrangements. Without limiting the generality of Section 5.11(a), from and after the Sorin Merger Effective Time, the Sorin Merger Surviving Company shall, or shall cause its Subsidiaries, including the Cyberonics Merger Surviving Corporation, to, assume, honor and continue all of Sorin’s and the Sorin Subsidiaries’ employment, severance, retention and termination plans, policies, programs, agreements and arrangements (including any change in control or severance agreement between Sorin or any Sorin Subsidiary and any Sorin Employee), in each case, in accordance with their terms as in effect immediately prior to the Sorin Merger Effective Time, including with respect to any payments, benefits or rights arising as a result of the transactions contemplated by this Agreement (either alone or in combination with any other event), it being understood that, subject to Section 5.11(a), the foregoing shall not be construed to limit the right of the Sorin Merger Surviving Company and its Subsidiaries to amend or terminate any such plans, policies, programs, agreements or arrangements, to the extent permitted by the terms of such plans, policies, programs, agreements or arrangements.

(c) For all purposes (including for purposes of determining eligibility to participate, level of benefits, vesting, and benefit accruals) under any “employee benefit plan” (as such term is defined in Section 3(3) of ERISA, but without regard to whether the applicable plan is subject to ERISA) and any other employee benefit plan, program, policy or arrangement maintained by the Sorin Merger Surviving Company or any of its Subsidiaries, including the Cyberonics Merger Surviving Corporation, including any vacation, paid time off and severance plans (in each case, solely to the extent that Sorin or any of its Subsidiaries makes such plan available to employees of the Sorin Merger Surviving Company or the Cyberonics Merger Surviving Corporation), each Cyberonics Employee’s service with or otherwise credited by Cyberonics or any Cyberonics Subsidiary shall be treated as service with the Sorin Merger Surviving Company or any of its Subsidiaries, including the Cyberonics Merger Surviving Corporation; provided, however, that such service shall not be recognized to the extent that such recognition would result in any duplication of benefits or for purposes of benefit accruals under any defined benefit pension plan. For all purposes (including for purposes of determining eligibility to participate, level of benefits, vesting, and benefit accruals) under any “employee benefit plan” (as such term is defined in Section 3(3) of ERISA, but without regard to whether the applicable plan is subject to ERISA) and any other employee benefit plan, program, policy or arrangement maintained by the Sorin Merger Surviving Company or any of its Subsidiaries, including the Cyberonics Merger Surviving Corporation, including any vacation, paid time off and severance plans (in each case, solely to the extent that Sorin or any of its Subsidiaries makes such plan available to employees of the Sorin Merger Surviving Company or the Cyberonics Merger Surviving Corporation), each Sorin Employee’s service with or otherwise credited by Sorin or any Sorin Subsidiary shall be treated as service with the Sorin Merger Surviving Company or any of its Subsidiaries, including the Cyberonics Merger Surviving Corporation; provided, however, that such service shall not be recognized to the extent that such recognition would result in any duplication of benefits or for purposes of benefit accruals under any defined benefit pension plan.

(d) The Sorin Merger Surviving Company shall, or shall cause its Subsidiaries, including the Cyberonics Merger Surviving Corporation to, waive, or cause to be waived, any pre-existing condition limitations, exclusions, actively at work requirements and waiting periods under any welfare benefit plan maintained by the Sorin Merger Surviving Company or any of its Subsidiaries, including the Cyberonics Merger Surviving Corporation, in which Cyberonics Employees (and their eligible dependents) will be eligible to participate from and after the Cyberonics Merger Effective Time, except to the extent that such pre-existing condition limitations, exclusions, actively-at-work requirements and waiting periods would not have been satisfied or waived under the comparable Cyberonics Benefit Plan immediately prior to the Cyberonics Merger Effective Time. To the extent permitted by applicable Law, the Sorin Merger Surviving Company shall, or shall cause its Subsidiaries, including the Cyberonics Merger Surviving Corporation, to recognize, or cause to be recognized, the dollar amount of all co-payments, deductibles and similar expenses incurred by each Cyberonics Employee (and his or her eligible dependents) during the plan year in which

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the Cyberonics Merger Effective Time occurs for purposes of satisfying such year’s deductible, co-payment and out-of-pocket maximum limitations under the relevant welfare benefit plans in which such Cyberonics Employee (and dependents) will be eligible to participate from and after the Cyberonics Merger Effective Time. The Sorin Merger Surviving Company shall, or shall cause its Subsidiaries, including the Cyberonics Merger Surviving Corporation to, waive, or cause to be waived, any pre-existing condition limitations, exclusions, actively at work requirements and waiting periods under any welfare benefit plan maintained by the Sorin Merger Surviving Company or any of its Subsidiaries, including the Cyberonics Merger Surviving Corporation, in which Sorin Employees (and their eligible dependents) will be eligible to participate from and after the Cyberonics Merger Effective Time, except to the extent that such pre-existing condition limitations, exclusions, actively-at-work requirements and waiting periods would not have been satisfied or waived under the comparable Sorin Benefit Plan immediately prior to the Sorin Merger Effective Time. To the extent permitted by applicable Law, the Sorin Merger Surviving Company shall, or shall cause its Subsidiaries, including the Cyberonics Merger Surviving Corporation, to recognize, or cause to be recognized, the dollar amount of all co-payments, deductibles and similar expenses incurred by each Sorin Employee (and his or her eligible dependents) during the plan year in which the Sorin Merger Effective Time occurs for purposes of satisfying such year’s deductible, co-payment and out-of-pocket maximum limitations under the relevant welfare benefit plans in which such Sorin Employee (and dependents) will be eligible to participate from and after the Sorin Merger Effective Time.

(e) Prior to the Sorin Merger Effective Time, Sorin may implement a retention plan for the benefit of employees of Sorin and the Sorin Subsidiaries on the terms set forth in Section 5.11(e)(i) of the Sorin Disclosure Letter. Prior to the Effective Times, Holdco may implement a retention plan for the benefit of employees of Sorin, the Sorin Subsidiaries, Cyberonics and/or the Cyberonics Subsidiaries on the terms set forth in Section 5.11(e)(ii) of the Sorin Disclosure Letter.

(f) The Sorin Merger Surviving Company shall, or shall cause its Subsidiaries, including the Cyberonics Merger Surviving Corporation to, honor, in accordance with their terms, all employment, change in control, severance and other compensation and benefits agreements, arrangements and policies between Cyberonics or any of its Subsidiaries or Sorin or any of the Sorin Subsidiaries and any director, officer, employee or consultant of any such entity. Each of the parties hereto agrees that the consummation of the Mergers constitute a “change in control”, “change of control” or term of similar meaning for purposes of such agreements, arrangements and policies, the Cyberonics Stock Plans and the Sorin Stock Plans.

(g) Prior to the Effective Times and in accordance with applicable Law, Sorin and Holdco shall comply with any consultation, notice or information requirements with respect to a labor union, works council or similar organization or employee representative arising under any Sorin Labor Agreements or otherwise required by applicable Law, and Sorin shall provide evidence to Cyberonics of the fulfillment of the formalities relating thereto.

(h) Without limiting Section 8.06, this Section 5.11 shall be binding upon and shall inure solely to the benefit of each of the parties to this Agreement, and nothing in this Section 5.11, express or implied, is intended to confer upon any other person (including for the avoidance of doubt any current or former directors, officers, employees, contractors or consultants of any of Cyberonics or any Cyberonics Subsidiary, Sorin or any of its Subsidiaries, or on or after the Effective Times, the Cyberonics Merger Surviving Corporation or any of its Subsidiaries, and the Sorin Merger Surviving Company or any of its Subsidiaries) any rights or remedies of any nature whatsoever under or by reason of this Section 5.11. Nothing contained herein shall (i) be treated as an amendment of any Cyberonics Benefit Plan, Sorin Benefit Plan or employee benefit plan of Holdco, Sorin, the Sorin Merger Surviving Company or the Cyberonics Merger Surviving Corporation, (ii) prevent Cyberonics, Sorin, the Sorin Merger Surviving Company, the Cyberonics Merger Surviving Corporation or any of their respective affiliates from amending or terminating any of their benefit plans, including any Cyberonics Benefit Plan or any Sorin Benefit Plan, in accordance with their terms, or from terminating the employment of any employee, or (iii) create any third-party beneficiary rights in any employee of Cyberonics, Sorin, the Sorin Merger Surviving Company, the Cyberonics Merger Surviving Corporation or any of their respective affiliates with respect to the

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compensation, terms and conditions of employment and/or benefits that may be provided to any Cyberonics Employee or Sorin Employee by Cyberonics, Sorin, the Sorin Merger Surviving Company, the Cyberonics Merger Surviving Corporation or any of their respective affiliates or under any benefit plan which Cyberonics, Sorin, the Sorin Merger Surviving Company, the Cyberonics Merger Surviving Corporation or any of their respective affiliates may maintain.

SECTION 5.12 Takeover Statutes. If any Takeover Statute is or may become applicable to the Mergers or the other transactions contemplated by this Agreement, each of Sorin, Holdco, Merger Sub and Cyberonics and their respective board of directors shall grant such approvals and take such actions as are necessary so that such transactions may be consummated as promptly as practicable on the terms contemplated by this Agreement and otherwise act to eliminate or minimize the effects of such statute or regulation on such transactions.

SECTION 5.13 Expenses. Except as otherwise provided in this Agreement, all costs and expenses incurred in connection with this Agreement and the Mergers and the other transactions contemplated hereby shall be paid by the party incurring such expense; provided, however, that Cyberonics and Sorin shall share equally all fees and expenses, other than attorneys’ fees, incurred in connection with (y) the filing by the parties hereto of the premerger notification and report forms relating to the Mergers under the HSR Act and the filing of any notice or other document under any applicable foreign antitrust law or regulation and (z) the filing, printing and mailing of the Registration Statement, the Proxy Statement, the Sorin Information Document, the NASDAQ Listing Application, the LSE Listing Application and any amendments or supplements thereto.

SECTION 5.14 Rule 16b-3 Matters. Prior to the Cyberonics Merger Effective Time, Cyberonics, Holdco, Sorin and the Sorin Merger Surviving Company shall take such further actions, if any, as may be reasonably necessary or appropriate to ensure that the dispositions of equity securities of Cyberonics (including derivative securities) and the acquisition of Holdco Shares (including derivative securities) pursuant to the transactions contemplated by this Agreement by any individual who is an officer or director of Cyberonics and is subject to Section 16 of the Exchange Act with respect to Cyberonics or will become subject to Section 16 of the Exchange Act with respect to the Sorin Merger Surviving Company (a “Section 16 Person”) are exempt under Rule 16b-3 promulgated under the Exchange Act.

SECTION 5.15 Listing Matters.

(a) Each of Cyberonics, Sorin and Holdco shall take all actions as may be reasonably necessary to cause the Holdco Shares to be issued in the Mergers to be approved for listing on the NASDAQ and to the standard listing segment of the Official List and the admission of such shares to trading on the LSE’s Main Market for listed securities, subject to official notice of issuance, prior to the Effective Times, including, prior to the mailing of the Holdco Prospectus, the Sorin Information Document or the Proxy Statement, the resolution of any issues theretofore communicated by the NASDAQ or the LSE.

(b) (i) Cyberonics shall take all actions as may be reasonably necessary to cause the de-listing of Cyberonics Common Stock from the NASDAQ and the deregistration of Cyberonics Common Stock under the Exchange Act promptly after the Cyberonics Merger Effective Time and (ii) Sorin shall take all actions as may be reasonably necessary to cause, in compliance with the rules and regulations of the MSE, the de-listing of Sorin Shares from the MSE promptly after the Sorin Merger Effective Time.

SECTION 5.16 Pre-Merger Certificates. Sorin and Holdco shall use their respective reasonable best efforts to satisfy the pre-merger requirements as set out in the UK Merger Regulations (including the requirements as further specified in Section 5.05) and Italian Merger Regulations (including the requirements as further specified in Section 5.05) and to obtain, and to take such action as is necessary to obtain, an order from the Court and the Italian notary public certifying that such pre-merger requirements as set out in the UK Merger Regulations and Italian Merger Regulations have been complied with (the “Pre-Merger Certificates”). Following receipt of the Sorin Merger Order, Sorin and Holdco will comply with all necessary filing requirements under the Laws of England and Wales and the Laws of Italy.

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SECTION 5.17 Report on Sorin Merger Consideration. Sorin and Holdco shall apply to the applicable courts to appoint one or two eligible accounting firms (each, an “Accounting Firm”) to issue a report regarding the fairness of the Sorin Merger Consideration, taking into account the entirety of the transactions contemplated by this Agreement, including the Cyberonics Merger (the “Sorin Expert Report”), or, if required by mandatory provision of English or Italian Law, another reputable accounting firm appointed by the applicable court upon request of Sorin or Holdco, to issue a report regarding the Sorin Merger Consideration, each in accordance with applicable provisions of Laws of England and Italy. Sorin and Cyberonics shall each use reasonable best efforts to cooperate with the Accounting Firm in order to obtain a favorable report on the Sorin Merger Consideration and, in the event that the Accounting Firm provides, or indicates an intention to provide, an unfavorable report, work in good faith with the Accounting Firm to seek to address the auditors’ concerns with a view to obtaining a favorable report for a period of at least thirty (30) days unless the Accounting Firm has advised the parties finally that it will be unable to provide a favorable report. Sorin shall keep Cyberonics and the Cyberonics Representatives informed on a reasonably prompt basis regarding the preparation of such reports and any communications with respect thereto, and shall promptly provide to Cyberonics a copy of each such report, any drafts thereof, and shall permit the Cyberonics Representatives to participate in the preparation of such reports and any proceedings with respect thereto, to the extent permitted by applicable Law.

SECTION 5.18 Corporate Governance Matters.

(a) Holdco and Sorin shall take all actions within their power as may be necessary to cause (i) for a period beginning as of the Cyberonics Merger Effective Time and ending on the date of the first annual meeting of the members of Holdco following the completion of the second full fiscal year of Holdco (such period, the “Initial Period”) the number of directors constituting the Holdco board of directors as of the Effective Times to be nine (9) and (ii) the Holdco board of directors during the Initial Period to be composed as follows: (A) four (4) individuals designated by Cyberonics prior to the Closing Date (each, a “Cyberonics Designee”), (B) four individuals designated by Sorin prior to the Closing Date (each, a “Sorin Designee”) and (C) one (1) director mutually agreed to by Sorin and Cyberonics, who shall meet the independence standards of the NASDAQ applicable to non-controlled domestic U.S. issuers.

(b) Sorin and Holdco shall take all corporate actions as may be necessary to cause, effective as of the Sorin Merger Effective Time and Cyberonics Merger Effective Time, as the case may be: (i) the Chief Executive Officer of Sorin as of immediately prior to the Sorin Merger Effective Time to serve as the Chief Executive Officer of the Sorin Merger Surviving Company immediately following the Sorin Merger Effective Time until the end of the Initial Period, (ii) the Chief Executive Officer of Cyberonics as of immediately prior to the Cyberonics Merger Effective Time to serve as the Chairman of the Holdco board of directors for the Initial Period, (iii) a Cyberonics Designee to serve as the Chairman of the audit and compensation committees of the Holdco board of directors for the Initial Period, (iv) each committee of the Holdco board of directors to have at least three (3) members and (v) a Sorin Designee to serve as a member of each committee of the Holdco board of directors during the Initial Period.

(c) For as long as the Holdco Shares are listed on the NASDAQ, Holdco shall comply with all NASDAQ corporate governance standards set forth in Rule 5600 of the NASDAQ Stock Market Rules applicable to non-controlled domestic U.S. issuers, regardless of whether Holdco is a foreign private issuer. For as long as the Holdco Shares are listed on the LSE, Holdco shall comply with all Listing Rules and any other Laws applicable to it.

(d) Prior to the Closing Date, Sorin and Holdco shall procure the passing of resolutions of the shareholders of Holdco providing for the reregistration of Holdco as a public limited company.

(e) Subject to applicable Law, Sorin and Cyberonics shall take all requisite action to cause the organizational documents of those entities that will be Subsidiaries of Holdco to be substantially in such form as agreed by Cyberonics and Sorin, effective as of the Cyberonics Merger Effective Time.

(f) As promptly as practicable after the Effective Times, the Sorin Merger Surviving Company shall take all requisite action to cause the composition of the board of directors or other governing body of each

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of the Subsidiaries of the Sorin Merger Surviving Company to reflect representation by directors designated by Cyberonics immediately prior to the Effective Times, on the one hand, and directors designated by Sorin immediately prior to the Effective Times, on the other hand, that is proportionate to the relative representation of directors designated by such party on the Holdco board of directors as of the Effective Times as provided in Section 5.18(a), unless otherwise mutually agreed by Sorin and Cyberonics.

(g) The Cyberonics Designees, the Sorin Designees and each of their respective successors on the Holdco board of directors during the first three (3) years following the Effective Times are express third-party beneficiaries of Sections 5.18(a) and 5.18(b).

SECTION 5.19 Formation of Italian Branch. Prior to the Sorin Merger Effective Time, the board of directors of Holdco shall adopt resolutions, and Sorin and Holdco shall take all other actions necessary or appropriate under applicable Law, to (i) establish an Italian branch of Holdco (the “Italian Branch”) that meets the definition of permanent establishment under Article 162 of the Income Tax Act and Article 5 of the Italy-UK Treaty, (ii) obtain all Permits necessary to permit participations in Sorin Subsidiaries that are directly held by Sorin, tax-deferred reserves booked in Sorin’s accounts, and any other of Sorin’s assets that are intended to be attributed to the Italian Branch to become assets of the Italian Branch as of the Sorin Merger Effective Time, including (but not limited to) obtaining an advance ruling from the Italian Revenue Agency to continue the tax consolidation by the Italian Branch of the Italian resident companies that are currently within Sorin’s Italian fiscal unit, (iii) appoint one or more managers to manage the Italian Branch in Italy and vest such manager or managers with representation power vis-à-vis third parties and (iv) grant the relevant powers to the Italian Branch managers for the management of the Italian Branch (including the power to sub-delegate certain of such powers to attorneys-in-fact).

SECTION 5.20 Intercompany Structure. Within 30 days of the date hereof, Sorin and Cyberonics shall exercise reasonable best efforts to mutually agree upon and commence implementation of a plan by which Sorin will (a) form or cause to be formed certain entities (the “New Entities”), and interpose such New Entities as affiliates between Holdco and Merger Sub and (b) effect certain intercompany transfers of equity and debt among Holdco, Merger Sub and the New Entities, in order to achieve an efficient intercompany capital structure among Holdco and the New Entities in connection with the consummation of the Transactions contemplated by this Agreement.

SECTION 5.21 Certain Actions. Sorin shall use reasonable best efforts to undertake the actions set forth on Section 5.21 of the Sorin Disclosure Letter.

ARTICLE VI

CONDITIONS TO THE MERGERS

SECTION 6.01 Conditions to Obligations of Each Party to Effect the Mergers. The obligations of Sorin and Holdco to appear by Sorin Merger Counsel at the Hearing and to seek the Sorin Merger Order pursuant to Section 1.02 and the obligation of Cyberonics to file the Certificate of Cyberonics Merger pursuant to Section 1.03 are subject to the satisfaction or waiver by such parties at or prior to the making of the Sorin Merger Order at the Hearing of each of the following conditions:

(a) Cyberonics Stockholder Approval. The Cyberonics Stockholder Approval shall have been obtained.

(b) Sorin Shareholder Approval. The Sorin Shareholder Approval shall have been obtained.

(c) Registration Statement. The Registration Statement shall have been declared effective by the SEC under the Securities Act. No stop order suspending the effectiveness of the Registration Statement shall have been issued by the SEC and remain in effect, and no proceedings for that purpose shall have been initiated or, to the knowledge of Holdco, Sorin or Cyberonics, threatened by the SEC.

(d) Stock Exchange Listing. (i) The Holdco Shares issuable in the Mergers shall have been authorized for listing on the NASDAQ, subject to official notice of issuance, and (ii) neither the FCA nor the LSE shall

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have indicated in writing to any of Cyberonics, Sorin or Holdco (or their respective advisers) prior to the time of the Hearing that, in the case of the FCA, it will not be willing to admit the Holdco Shares to listing on the standard segment of the Official List or, in the case of the LSE, that the Holdco Shares will not be admitted to listing on the LSE’s Main Market.

(e) Expiration or Satisfaction of Sorin Creditor Claims. The sixty (60) day period following the date upon which the resolutions of the Sorin Shareholder Meeting have been filed with the Companies’ Register of Milan shall have expired or have been earlier terminated, pursuant to applicable Italian Laws and regulations, by the posting of a bond by Sorin sufficient to satisfy Sorin’s creditors’ claims, if any and (ii) the pre-merger compliance certificate has been delivered by the Italian public notary selected by Sorin to the Court (such certificate being the pre-merger scrutiny certificate in the meaning of EU Directive 2005/56/EC of the European Parliament and Council of October 26, 2005 on cross-border mergers of limited liability companies).

(f) Antitrust Approvals. The waiting period (and any extensions thereof) applicable to the Cyberonics Merger under the HSR Act shall have expired or been terminated.

(g) No Injunction. No Governmental Entity of competent jurisdiction shall have issued, enacted, entered, promulgated or enforced any Law, injunction, order or other judgment, in each case whether temporary, preliminary or permanent (collectively, “Restraints”) that is in effect and renders either Merger illegal, or prohibits, enjoins or otherwise prevents either Merger.

(h) Holdco Prospectus. The Holdco Prospectus shall have been approved by the FCA, or if such approval is not obtained by the time of the Hearing, the UKLA shall not have indicated in writing to any of Cyberonics, Sorin or Holdco that such approval will not be obtained.

SECTION 6.02 Additional Conditions to Obligations of Sorin, Holdco and Merger Sub. The obligations of Sorin and Holdco to appear by Sorin Merger Counsel at the Hearing and to seek the Sorin Merger Order pursuant to Section 1.02 are also subject to the satisfaction or waiver by Sorin on or prior to the making of the Sorin Merger Order at the Hearing of each of the following additional conditions:

(a) Representations and Warranties. (i) Each of the representations and warranties of Cyberonics set forth in Sections 3.02, 3.08(b), 3.13(h) and 3.24 shall be true and correct as of the date hereof and as of immediately prior to the making of the Sorin Merger Order at the Hearing as though made on such date (in each case except to the extent any of such representations and warranties speak as of an earlier date, in which case such representations and warranties shall be true and correct as of such earlier date) other than, in the case of Section 3.02, for inaccuracies that are de minimis in the aggregate, (ii) each of the representations and warranties of Cyberonics set forth in Sections 3.01, 3.03 and 3.23 of this Agreement shall be true and correct in all material respects (disregarding all qualifications or limitations as to “material”, “Material Adverse Effect” and words of similar import set forth therein) as of the date hereof and as of immediately prior to the making of the Sorin Merger Order at the Hearing as though made on such date (in each case except to the extent any of such representations and warranties speak as of an earlier date, in which case such representations and warranties shall be true and correct in all material respects as of such earlier date) and (iii) each of the other representations and warranties of Cyberonics set forth in this Agreement shall be true and correct in all respects (disregarding all qualifications or limitations as to “material”, “Material Adverse Effect” and words of similar import set forth therein) as of the date hereof and as of immediately prior to the making of the Sorin Merger Order at the Hearing as though made on such date (except to the extent any of such representations and warranties speak as of an earlier date, in which case such representations and warranties shall be true and correct as of such earlier date), except, solely in the case of this clause (iii), where the failure of such representations and warranties to be so true and correct would not reasonably be expected to have, individually or in the aggregate, a Cyberonics Material Adverse Effect.

(b) Agreements and Covenants. Cyberonics shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the making of the Sorin Merger Order at the Hearing.

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(c) Officer’s Certificate. Sorin shall have received a certificate signed on behalf of Cyberonics by an executive officer of Cyberonics as to the satisfaction of the conditions set forth in Sections 6.02(a) and 6.02(b).

SECTION 6.03 Additional Conditions to Obligations of Cyberonics. The obligation of Cyberonics to file the Certificate of Cyberonics Merger pursuant to Section 1.03 is also subject to the satisfaction or waiver by Cyberonics on or prior to the making of the Sorin Merger Order at the Hearing of each of the following additional conditions:

(a) Representations and Warranties. (i) Each of the representations and warranties of Sorin set forth in Sections 4.02, 4.08(b), 4.13(i) and 4.24 shall be true and correct as of the date hereof and as of immediately prior to the making of the Sorin Merger Order at the Hearing as though made on such date (in each case except to the extent any of such representations and warranties speak as of an earlier date, in which case such representations and warranties shall be true and correct as of such earlier date) other than, in the case of Section 4.02, for inaccuracies that are de minimis in the aggregate, (ii) each of the representations and warranties of Sorin set forth in Sections 4.01, 4.03, 4.23 and 4.26 of this Agreement shall be true and correct in all material respects (disregarding all qualifications or limitations as to “material”, “Material Adverse Effect” and words of similar import set forth therein) as of the date hereof and as of immediately prior to the making of the Sorin Merger Order at the Hearing as though made on such date (in each case except to the extent any of such representations and warranties speak as of an earlier date, in which case such representations and warranties shall be true and correct in all material respects as of such earlier date) and (iii) each of the other representations and warranties of Sorin set forth in this Agreement shall be true and correct in all respects (disregarding all qualifications or limitations as to “material”, “Material Adverse Effect” and words of similar import set forth therein) as of the date hereof and as of immediately prior to the making of the Sorin Merger Order at the Hearing as though made on such date (except to the extent any of such representations and warranties speak as of an earlier date, in which case such representations and warranties shall be true and correct as of such earlier date), except, solely in the case of this clause (iii), where the failure of such representations and warranties to be so true and correct would not reasonably be expected to have, individually or in the aggregate, a Sorin Material Adverse Effect.

(b) Agreements and Covenants. Sorin shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the making of the Sorin Merger Order at the Hearing.

(c) Officer’s Certificate. Cyberonics shall have received a certificate signed on behalf of Sorin by an executive officer of Sorin as to the satisfaction of the conditions set forth in Sections 6.03(a) and 6.03(b).

ARTICLE VII

TERMINATION

SECTION 7.01 Termination. This Agreement may be terminated at any time prior to (but not after) the Cyberonics Merger Effective Time, whether before or after receipt of the Cyberonics Stockholder Approval or the Sorin Shareholder Approval:

(a) by mutual written consent of Sorin and Cyberonics;

(b) by either Cyberonics or Sorin, if the Cyberonics Merger Effective Time shall not have occurred on or before February 26, 2016 (the “Outside Date”); provided, however, that the right to terminate this Agreement under this Section 7.01(b) shall not be available to any party if the failure of such party (and in the case of Sorin, the failure of Holdco or Merger Sub) to perform any of its obligations under this Agreement has been a principal cause of or resulted in the failure of the Mergers to be consummated on or before such date;

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(c) by either Cyberonics or Sorin, if the Cyberonics Stockholder Approval shall not have been obtained upon a vote taken thereon at the Cyberonics Stockholder Meeting, including any adjournment or postponement thereof;

(d) by either Cyberonics or Sorin, if the Sorin Shareholder Approval shall not have been obtained upon a vote taken thereon at the Sorin Shareholder Meeting, including any adjournment or postponement thereof;

(e) by either Cyberonics or Sorin, if any Restraint having any of the effects set forth in Section 6.01(g) shall have become final and nonappealable; provided, however, that the right to terminate this Agreement under this Section 7.01(e) shall not be available to any party if such party (and in the case of Sorin, if Holdco or Merger Sub) has not complied in all material respects with its obligations under Sections 5.07 or 5.15;

(f) by Sorin, at any time prior to (but not after) receipt of the Cyberonics Stockholder Approval, if the board of directors of Cyberonics shall have failed to include the Cyberonics Board Recommendation in the Proxy Statement or shall have effected a Cyberonics Change of Recommendation;

(g) by Cyberonics, at any time prior to (but not after) receipt of the Sorin Shareholder Approval, if the board of directors of Sorin shall have failed to include the Sorin Board Recommendation in the Sorin Information Document or shall have effected a Sorin Change of Recommendation;

(h) by Cyberonics, at any time prior to (but not after) receipt of the Cyberonics Stockholder Approval in connection with entering into a Cyberonics Acquisition Agreement in compliance with Section 5.03(d); provided that prior to or concurrently with such termination Cyberonics pays the amounts due under Section 7.02(b)(i);

(i) by Sorin, at any time prior to (but not after) receipt of the Sorin Shareholder Approval in connection with entering into a Sorin Acquisition Agreement in compliance with Section 5.04(d); provided that prior to or concurrently with such termination Sorin pays the amounts due under Section 7.02(b)(ii);

(j) by Sorin, if: (i) Cyberonics has breached or failed to perform any of its representations, warranties, covenants or agreements contained in this Agreement, in any case, which would give rise to the failure of a condition contained in Sections 6.02(a) or 6.02(b); (ii) Sorin shall have delivered to Cyberonics written notice of such breach or failure to perform; and (iii) such breach or failure to perform is either not capable of being cured prior to the Outside Date or, if capable of being so cured, such breach or failure to perform is not cured by the thirtieth (30th) day after delivery of such written notice to Cyberonics; provided, however, that Sorin shall not be permitted to terminate this Agreement pursuant to this Section 7.01(j) if Sorin is then in material breach of any of its representations, warranties, covenants or agreements hereunder;

(k) by Cyberonics, if (i) Holdco, Merger Sub or Sorin has breached or failed to perform any of its representations, warranties, covenants or agreements contained in this Agreement, in any case, which would give rise to the failure of a condition contained in Sections 6.03(a) or 6.03(b); (ii) Cyberonics shall have delivered to Sorin written notice of such breach or failure to perform; and (iii) such breach or failure to perform is either not capable of being cured prior to the Outside Date or, if capable of being so cured, is not cured by the thirtieth (30th) day after delivery of such written notice to Sorin; provided, however, that Cyberonics shall not be permitted to terminate this Agreement pursuant to this Section 7.01(k) if Cyberonics is then in material breach of any of its representations, warranties, covenants or agreements hereunder; and

(l) by Cyberonics, if the Sorin Merger Order shall not have been made by the Court by February, 1 2016 or, having been made by that date, shall not have taken full and final effect at the Sorin Merger Effective Time without modification or variation from the terms of the Sorin Merger Order approved at the Hearing.

SECTION 7.02 Effect of Termination.

(a) In the event of termination of this Agreement by either Cyberonics or Sorin as provided in Section 7.01, this Agreement shall forthwith become void and have no effect and there shall be no liability

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or obligation on the part of Cyberonics, Sorin, Holdco or Merger Sub or any of their respective Subsidiaries, officers or directors, in each case, except with respect to Section 5.13; provided, however, that (a) subject to Section 7.02(d), nothing herein shall relieve any party hereto from liability for any willful and material breach of any of its representations, warranties, covenants or agreements set forth in this Agreement and the aggrieved party will be entitled to all rights and remedies available at law or in equity and (b) the Confidentiality Agreement shall survive termination in accordance with its terms.

(b) In the event that this Agreement is terminated:

(i) by (A) Sorin pursuant to Section 7.01(f) or (B) Cyberonics pursuant to Section 7.01(h), then Cyberonics shall pay to Sorin or its designee, within two (2) Business Days following the date of such termination by Sorin pursuant to clause (A), or concurrently with such termination by Cyberonics pursuant to clause (B), the Cyberonics Termination Fee by wire transfer of immediately available funds;

(ii) by (A) Cyberonics pursuant to Section 7.01(g) or (B) Sorin pursuant to Section 7.01(i), then Sorin shall pay to Cyberonics or its designee, within two (2) Business Days following the date of such termination by Cyberonics pursuant to clause (A), or concurrently with such termination by Sorin pursuant to clause (B), the Sorin Termination Fee by wire transfer of immediately available funds;

(iii) (A) by either Sorin or Cyberonics pursuant to Section 7.01(b) (but only if the Cyberonics Stockholder Meeting has not been held by the Outside Date) or by Sorin or Cyberonics pursuant to Section 7.01(c), (B) after the date of this Agreement and prior to such termination (in the case of a termination pursuant to Section 7.01(b)) or Cyberonics Stockholder Meeting (in the case of a termination pursuant to Section 7.01(c)), a Cyberonics Competing Proposal shall have been publicly disclosed (or otherwise become publicly known) and in each case not withdrawn and (C) (x) Cyberonics shall have entered into a definitive agreement with respect to any Cyberonics Competing Proposal within twelve (12) months after the termination of this Agreement and such Cyberonics Competing Proposal is ultimately consummated or (y) within twelve (12) months after the termination of this Agreement, any Cyberonics Competing Proposal is consummated, then in each case, Cyberonics shall pay to Sorin or its designee, within two (2) Business Days after the consummation of such Cyberonics Competing Proposal, the Cyberonics Termination Fee by wire transfer of immediately available funds; provided that for purposes of this Section 7.02(b)(iii), the term “Cyberonics Competing Proposal” shall have the meaning assigned to such term, except that all percentages therein shall be changed to “50%”; or

(iv) (A) by either Sorin or Cyberonics pursuant to Section 7.01(b) (but only if the Sorin Shareholder Meeting has not been held prior to the Outside Date), by Sorin or Cyberonics pursuant to Section 7.01(d), or by Cyberonics pursuant to Section 7.01(l), (B) after the date of this Agreement and prior to such termination (in the case of termination pursuant to Section 7.01(b)) or the Sorin Shareholder Meeting (in the case of termination pursuant to Section 7.01(d)), a Sorin Competing Proposal shall have been publicly disclosed (or otherwise become publicly known) and in each case not withdrawn and (C) (x) Sorin shall have entered into a definitive agreement with respect to any Sorin Competing Proposal within twelve (12) months after the termination of this Agreement and such Sorin Competing Proposal is ultimately consummated or (y) within twelve (12) months after the termination of this Agreement, any Cyberonics Competing Proposal is consummated, then, in each case, Sorin shall pay to Cyberonics or its designee, within two (2) Business Days after the consummation of such Sorin Competing Proposal, the Sorin Termination Fee by wire transfer of immediately available funds; provided that for purposes of this Section 7.02(b)(iv), the term “Sorin Competing Proposal” shall have the meaning assigned to such term, except that all percentages therein shall be changed to “50%”.

Sorin and Cyberonics acknowledge and agree that neither the Cyberonics Termination Fee nor the Sorin Termination Fee is a penalty but rather is a reasonable estimate of damages necessary to compensate Cyberonics

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or Sorin, as the case may be, in the circumstances in which the Cyberonics Termination Fee or Sorin Termination Fee, as applicable, is payable. Sorin and Cyberonics hereby acknowledge and agree that the amount of the Cyberonics Termination Fee or Sorin Termination Fee, if and as applicable, is fair, after taking into account the value of the Sorin Merger and Cyberonics Merger, the other transactions contemplated hereby and all the costs and expenses already incurred by the parties before entering into this Agreement. In no event shall Cyberonics, on the one hand, or Sorin, on the other hand, be required to pay to the other party more than one Cyberonics Termination Fee or Sorin Termination Fee, if and as applicable, pursuant to this Section 7.02(b).

(c) In the event that this Agreement is terminated by either Sorin or Cyberonics pursuant to Section 7.01(b) (but only if the Cyberonics Stockholder Meeting has not been held by the Outside Date), by Sorin or Cyberonics pursuant to Section 7.01(c) or by Sorin pursuant to Section 7.01(j), then in each case, Cyberonics shall pay to Sorin, by wire transfer of immediately available funds, the Cyberonics Expense Reimbursement. In the event that this Agreement is terminated by either Sorin or Cyberonics pursuant to Section 7.01(b) (but only if the Sorin Shareholder Meeting has not been held prior the Outside Date), by Sorin or Cyberonics pursuant to Section 7.01(d), by Cyberonics pursuant to Section 7.01(k), or by Cyberonics pursuant to Section 7.01(l), then in each case Sorin shall pay to Cyberonics, by wire transfer of immediately available funds, the Sorin Expense Reimbursement. In the event any Cyberonics Termination Fee is payable by Cyberonics after the time Cyberonics pays any expense reimbursement pursuant to this Section 7.02(c), the amount of the Cyberonics Termination Fee payable by Cyberonics shall be reduced by the amount of such expense reimbursement actually paid to Sorin. In the event any Sorin Termination Fee is payable by Sorin after the time Sorin pays any expense reimbursement pursuant to this Section 7.02(c), the amount of the Sorin Termination Fee payable by Sorin shall be reduced by the amount of such expense reimbursement actually paid to Cyberonics.

(d) The parties hereto expressly acknowledge and agree that: (i) upon any termination of this Agreement where either the Cyberonics Termination Fee or Sorin Termination Fee becomes due and payable, the payment of the Cyberonics Termination Fee or Sorin Termination Fee, as applicable, pursuant to Section 7.02(b) shall be in full and complete satisfaction of any and all monetary damages of the party to which such Cyberonics Termination Fee or Sorin Termination Fee, as applicable, is paid and its affiliates, and their respective directors, officers and other Representatives, arising out of or related to this Agreement, the Mergers or the other transactions contemplated by this Agreement, including as a result of any breach of this Agreement, the termination of this Agreement, the failure to consummate the Mergers or the other transactions contemplated by this Agreement, and any claims or actions under applicable Law arising out of such breach, termination or failure; and (ii) in no event shall the party to which such Cyberonics Termination Fee or Sorin Termination Fee, as applicable, is paid or its affiliates, or any of their respective directors, officers or other Representatives, be entitled to seek or obtain any recovery or judgment in excess of the Cyberonics Termination Fee or Sorin Termination Fee, as applicable (plus, in the case the Cyberonics Termination Fee or Sorin Termination Fee, as applicable, is not timely paid, the amounts described in Section 7.02(e)) against any other party to this Agreement, their affiliates and any of their respective directors, officers and other Representatives.

(e) Each of Sorin, Cyberonics, Holdco and Merger Sub acknowledges that (i) the agreements contained in this Section 7.02 are an integral part of the transactions contemplated by this Agreement and that, without these agreements, the parties would not have entered into this Agreement; accordingly, if a party hereto fails promptly to pay any amount due pursuant to Section 7.02(b) or 7.02(c) and, in order to obtain such payment, another party hereto commences a suit that results in a judgment against the first party for the payment set forth in Section 7.02(b) or 7.02(c) or any portion thereof, such first party shall pay to the other party the other party’s costs and expenses (including reasonable attorneys’ fees and expenses) in connection with such suit, together with interest on such amount from the date such payment was required to be made until the date of payment at the prime rate as published in The Wall Street Journal in effect on the date such payment was required to be made.

SECTION 7.03 Amendment. This Agreement may be amended by Cyberonics and Sorin at any time prior to the Cyberonics Merger Effective Time; provided, however, that, after receipt of the Cyberonics Stockholder

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Approval or Sorin Shareholder Approval, as applicable, no amendment may be made which, by Law or in accordance with the rules of any relevant stock exchange, requires further approval by Cyberonics’s or Sorin’s stockholders or shareholders, as applicable, without obtaining such further approval. This Agreement may not be amended except by an instrument in writing signed by each of the parties hereto. For the avoidance of doubt, this Section 7.03 shall survive the Effective Times.

SECTION 7.04 Waiver. At any time prior to the Effective Times, Sorin, Holdco and Merger Sub, on the one hand, and Cyberonics, on the other hand, may (a) extend the time for the performance of any of the obligations or other acts of the other, (b) waive any breach of the representations and warranties of the other contained herein or in any document delivered pursuant hereto and (c) to the extent permitted by Law, waive compliance by the other with any of the covenants or conditions contained herein; provided, however, that after receipt of the Cyberonics Stockholder Approval or the Sorin Shareholder Approval, as applicable, there may not be any extension or waiver of this Agreement which, by Law or in accordance with the rules of any relevant stock exchange, requires further approval by the stockholders of Cyberonics or the shareholders of Sorin, as applicable, without obtaining such further approval. Any such extension or waiver shall be valid only if set forth in an instrument in writing signed by the party or parties to be bound thereby, but such extension or waiver or failure to insist on strict compliance with an obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure. The failure of any party to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of such rights.

ARTICLE VIII

GENERAL PROVISIONS

SECTION 8.01 No Survival of Representations and Warranties. None of the representations and warranties contained in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Effective Times. Except for any covenant or agreement that by its terms contemplates performance after the Sorin Merger Effective Time or the Cyberonics Merger Effective Time, as applicable, none of the covenants and agreements of the parties contained in this Agreement shall survive the Sorin Merger Effective Time or the Cyberonics Merger Effective Time.

SECTION 8.02 Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be deemed given if delivered personally, faxed (with confirmation), electronically mailed in portable document format (PDF) (with confirmation) or sent by overnight courier (providing proof of delivery) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

if to Sorin, Holdco or Merger Sub:

Sorin S.p.A.

Via Benigno Crespi, 17

20159 Milan, Italy Fax:

Attention: Brian Sheridan

with a copy to (which shall not constitute notice):

Latham & Watkins LLP

140 Scott Drive

Menlo Park, CA, USA 94025

Fax:

Attention: Luke Bergstrom

                     Adel Aslani-Far

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if to Cyberonics:

Cyberonics, Inc.

100 Cyberonics Blvd.

Houston, Texas 77058

Fax:

Attention: Chief Executive Officer

with a copy to (which shall not constitute notice):

Sullivan & Cromwell LLP

125 Broad Street

New York, NY 10004

Fax:

Attention: Matthew G. Hurd

                     Krishna Veeraraghavan

or to such other persons or addresses as may be designated in writing by the party to receive such notice as provided above. Any notice, request, instruction or other document given as provided above shall be deemed given to the receiving party upon actual receipt, if delivered personally; three Business Days after deposit in the mail, if sent by registered or certified mail; upon confirmation of successful transmission if sent by facsimile (provided that if given by facsimile such notice, request, instruction or other document shall be followed up within one Business Day by dispatch pursuant to one of the other methods described herein); or on the next Business Day after deposit with an overnight courier, if sent by an overnight courier.

SECTION 8.03 Severability. If any term or other provision of this Agreement is determined by a court of competent jurisdiction to be invalid, illegal or incapable of being enforced by any rule of Law or public policy, all other terms and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible.

SECTION 8.04 Entire Agreement. This Agreement (together with the Annexes, Exhibits, the Cyberonics Disclosure Letter, the Sorin Disclosure Letter and the other documents delivered pursuant hereto) and the Confidentiality Agreement constitute the entire agreement of the parties and supersede all prior agreements and undertakings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof and, except as otherwise expressly provided herein, are not intended to confer upon any other person any rights or remedies hereunder.

SECTION 8.05 Assignment. Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned or transferred, in whole or in part, by operation of Law or otherwise by any of the parties hereto without the prior written consent of the other parties. Any assignment or transfer in violation of the preceding sentence shall be void.

SECTION 8.06 Parties in Interest. This Agreement shall be binding upon and inure solely to the benefit of each party hereto and their respective successors and permitted assigns, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement, other than (a) Article II, which shall be for the benefit of any person entitled to payment thereunder, (b) Section 5.10, which shall be for the benefit of any persons entitled to indemnification or advancement of expenses thereunder, and (c) Sections 5.18(a) and (b), which shall be for the benefit of the Cyberonics Designees and their respective successors on the Holdco board of directors during the

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first three (3) years following the Effective Times, and each of the persons referred to in clauses (a), (b) and (c) shall be entitled to enforce their rights under this Agreement as third-party beneficiaries. The parties hereto further agree that the rights of third-party beneficiaries under Article II, Section 5.10 and Sections 5.18(a) and (b) shall not arise unless and until the occurrence of the Sorin Merger Effective Time or the Cyberonics Merger Effective Time, as applicable. The representations and warranties in this Agreement are the product of negotiations among the parties hereto and are for the sole benefit of the parties hereto. Any inaccuracies in such representations and warranties are subject to waiver by the parties hereto in accordance with Section 7.04 without notice or liability to any other person. In some instances, the representations and warranties in this Agreement may represent an allocation among the parties hereto of risks associated with particular matters regardless of the knowledge of any of the parties hereto. Consequently, persons other than the parties hereto may not rely upon the representations and warranties in this Agreement as characterizations of actual facts or circumstances as of the date of this Agreement or as of any other date. For the avoidance of doubt, this Section 8.06 shall survive the Effective Times.

SECTION 8.07 Interpretation. Each party hereto has participated in the drafting of this Agreement, which each party acknowledges is the result of extensive negotiations between the parties. If an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision. For purposes of this Agreement, whenever the context requires the singular number shall include the plural, and vice versa. As used in this Agreement, the words “include” and “including,” and words of similar meaning, shall not be deemed to be terms of limitation, but rather shall be deemed to be followed by the words “without limitation.” Except as otherwise indicated, all references in this Agreement to “Sections,” “Annexes” and “Exhibits,” are intended to refer to Sections of this Agreement and the Annexes and Exhibits to this Agreement. All references in this Agreement to “$” are intended to refer to U.S. dollars. Unless otherwise specifically provided for herein, the term “or” shall not be deemed to be exclusive. The words “hereof,” “herein,” “hereunder” and words of similar import, when used in this Agreement, refer to this Agreement as a whole and not to any particular provision of this Agreement. References herein to “as of the date hereof,” “as of the date of this Agreement” or words of similar import shall be deemed to mean “as of immediately prior to the execution and delivery of the LOI.” The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

SECTION 8.08 Obligations of Sorin and Cyberonics. Whenever this Agreement requires a Subsidiary of Sorin to take any action, such requirement shall be deemed to include an undertaking on the part of Sorin to cause such Subsidiary to take such action and, after the Sorin Merger Effective Time, on the part of the Sorin Merger Surviving Company, to cause such Subsidiary to take such action. Whenever this Agreement requires a Subsidiary of Cyberonics to take any action, such requirement shall be deemed to include an undertaking on the part of Cyberonics to cause such Subsidiary to take such action and, after the Cyberonics Merger Effective Time, on the part of the Sorin Merger Surviving Company or Cyberonics Merger Surviving Corporation to cause such Subsidiary to take such action.

SECTION 8.09 Governing Law; Consent to Jurisdiction; Waiver of Trial by Jury.

(a) This Agreement shall be governed by, and construed in accordance with, the Laws of the State of Delaware, without regard to Laws that may be applicable under conflicts of Laws principles that would cause the application of the Laws of any jurisdiction other than the State of Delaware (except that (i) the provisions of the Laws of the State of Delaware shall apply with respect to (A) the Cyberonics Merger, fiduciary duties of Cyberonics’s board of directors and general corporate law with respect to Cyberonics and (B) any provisions set forth herein that are required to be governed by such Laws or where such Laws are otherwise mandatorily applicable to the transactions contemplated hereby, (ii) the provisions of the Laws of Italy shall apply with respect to (A) the Sorin Merger, fiduciary duties of the Sorin board of directors and general company law with respect to Sorin and (B) any provisions set forth herein that are required to be governed by such Laws or where such Laws are otherwise mandatorily applicable to the transactions contemplated hereby (including the Sorin Merger) and (iii) the provisions of the Laws of England and

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Wales shall apply with respect to (A) the Sorin Merger, fiduciary duties of the Holdco board of directors and general company law with respect to Holdco and (B) any provisions set forth herein that are required to be governed by such Laws or where such Laws are otherwise mandatorily applicable to the transactions contemplated hereby).

(b) Each of the parties irrevocably agrees that any legal action or proceeding arising out of or relating to this Agreement brought by any other party or its successors or assigns shall be brought and determined in the Court of Chancery of the State of Delaware (or, if such court shall be unavailable, any state or Federal court sitting in the State of Delaware), and each of the parties hereby irrevocably submits to the exclusive jurisdiction of the aforesaid courts for itself and with respect to its property, generally and unconditionally, with regard to any such action or proceeding arising out of or relating to this Agreement and the transactions contemplated hereby. Notwithstanding the foregoing, Sorin, Holdco and Merger Sub each irrevocably agrees that any equitable action or proceeding, including the seeking of specific performance under Section 8.11 of this Agreement and damages claims in connection with such equitable action or proceeding, may be brought by Cyberonics, in its discretion, the Court of Chancery of the State of Delaware (or, if such court shall be unavailable, any state or Federal court sitting in the State of Delaware), any court of England and Wales or any court of Italy. Subject to the preceding sentence, each of the parties agrees not to commence any action, suit or proceeding relating thereto except in the courts described above in Delaware, other than actions in any court of competent jurisdiction to enforce any judgment, decree or award rendered by any such court as described herein. Each of the parties further agrees that notice as provided herein shall constitute sufficient service of process and the parties further waive any argument that such service is insufficient. Each of the parties hereby irrevocably and unconditionally waives, and agrees not to assert, by way of motion or as a defense, counterclaim or otherwise, in any action or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby, (a) any claim that it is not personally subject to the jurisdiction of the courts in Delaware as described herein for any reason, (b) that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) and (c) that (i) the suit, action or proceeding in any such court is brought in an inconvenient forum, (ii) the venue of such suit, action or proceeding is improper or (iii) this Agreement, or the subject matter hereof, may not be enforced in or by such courts.

(c) EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER OR RELATE TO THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (i) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (ii) EACH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (iii) EACH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (iv) EACH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 8.09.

For the avoidance of doubt, this Section 8.09 shall survive the Cyberonics Merger Effective Time.

SECTION 8.10 Counterparts. This Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement. The exchange of a fully executed Agreement (in counterparts or otherwise) by facsimile or by electronic delivery in .pdf format shall be sufficient to bind the parties to the terms and conditions of this Agreement.

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SECTION 8.11 Specific Performance.

(a) The parties agree that irreparable damage would occur in the event that the parties hereto do not perform the provisions of this Agreement in accordance with its terms or otherwise breach such provisions. Accordingly, subject to Section 8.11(c), the parties acknowledge and agree that Sorin and Cyberonics shall be entitled to an injunction, specific performance and other equitable relief to prevent breaches or threatened breaches of this Agreement and to enforce specifically the terms and provisions hereof, this being in addition subject to Section 7.02(d) and Section 8.11(c), to any other remedy to which they are entitled at Law or in equity.

(b) Subject to Section 8.11(c), each of the parties agrees that it will not oppose the granting of an injunction, specific performance and other equitable relief as provided herein on the basis that (i) it has an adequate remedy at Law or (ii) an award of specific performance is not an appropriate remedy for any reason at Law or equity. Any party seeking an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement shall not be required to provide any bond or other security in connection with any such order or injunction.

(c) In no event shall Cyberonics’s or Sorin’s right to seek specific performance pursuant to this Section 8.11 reduce, restrict or otherwise limit any right of such party to terminate this Agreement and to be paid the Cyberonics Termination Fee or Sorin Termination Fee, as and if applicable; provided, that in no event shall Cyberonics or Sorin be entitled to both specific performance pursuant to this Section 8.11 and payment of the Sorin Termination Fee or the Cyberonics Termination Fee, as applicable.

* * * * * * * *

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IN WITNESS WHEREOF, Sorin, Holdco, Merger Sub and Cyberonics have caused this Agreement to be signed by their respective officers thereunto duly authorized all as of the date first written above.

SORIN S.P.A.

By:	/s/ E. Norman Veasey
Name: E. Norman Veasey
Title: Agent and Attorney-in-Fact

SAND HOLDCO LIMITED

By:	/s/ E. Norman Veasey
Name: E. Norman Veasey
Title: Agent and Attorney-in-Fact

CYPHER MERGER SUB, INC.

By:	/s/ E. Norman Veasey
Name: E. Norman Veasey
Title: Assistant Secretary

CYBERONICS, INC.

By:	/s/ E. Norman Veasey
Name: E. Norman Veasey
Title: Assistant Secretary

[Signature page to Transaction Agreement]

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ANNEX I

“Acceptable Cyberonics Confidentiality Agreement” means a confidentiality agreement that contains confidentiality provisions of the relevant person that has made a Cyberonics Competing Proposal that are no less favorable in the aggregate to Cyberonics than those contained in the Confidentiality Agreement, it being understood that such confidentiality agreement need not prohibit the making or amendment of a Cyberonics Competing Proposal.

“Acceptable Sorin Confidentiality Agreement” means a confidentiality agreement that contains confidentiality provisions of the relevant person that has made a Sorin Competing Proposal that are no less favorable in the aggregate to Sorin than those contained in the Confidentiality Agreement, it being understood that such confidentiality agreement need not prohibit the making or amendment of a Sorin Competing Proposal.

“affiliate” means, with respect to any person, any other person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, the first-mentioned person.

“Antitrust Division” means the Antitrust Division of the U.S. Department of Justice.

“Business Day” means any day, other than a Saturday or Sunday or a day on which banks are required or authorized by Law to close in New York, Delaware, London, England or Milan, Italy.

“Code” means the Internal Revenue Code of 1986, as amended.

“Confidentiality Agreement” means the letter regarding confidentiality between Cyberonics and Sorin, dated August 11, 2014, as may be amended from time to time.

“CONSOB” means Commissione Nazionale per le Società e la Borsa.

“Contract” means any agreement, contract, lease (whether for real or personal property), power of attorney, note, bond, mortgage, indenture, deed of trust, loan, evidence of Indebtedness, purchase order, letter of credit, settlement agreement, franchise agreement, covenant not to compete, employment agreement, license, or purchase and sales order.

“Copyrights” means United States and non-U.S. copyrights and mask works (as defined in 17 U.S.C. §901) and pending applications to register the same.

“Court” means the High Court of England and Wales.

“Cyberonics Competing Proposal” means any inquiry, proposal or offer (other than a proposal or offer by Sorin or any of the Sorin Subsidiaries) made by any person or group of persons relating to (A) any direct or indirect acquisition or purchase in any manner, in each case whether in a single transaction or a series of transactions, of (1) fifteen percent (15%) or more (based on the fair market value thereof) of the consolidated total assets (including capital stock of the Cyberonics Subsidiaries), taken as a whole, or (2) fifteen percent (15%) or more of outstanding shares of the Cyberonics Common Stock or any other class of capital stock or equity securities of Cyberonics, (B) any tender offer or exchange offer, in each case whether in a single transaction or a series of transactions, that, if consummated, would result in any person or group of persons owning, directly or indirectly, fifteen percent (15%) or more of outstanding shares of Cyberonics Common Stock or any other class of capital stock or equity securities of Cyberonics or (C) any merger, consolidation, share exchange, business combination, recapitalization, liquidation, dissolution, equity investment, joint venture or similar transaction involving Cyberonics or any of the Cyberonics Subsidiaries pursuant to which any person or group of persons (or the stockholders of any person) would own, directly or indirectly, (x) fifteen percent

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(15%) or more of any class of equity securities of Cyberonics or the surviving entity in a merger or the resulting direct or indirect parent of Cyberonics or such surviving entity or (y) businesses or assets (including capital stock of the Cyberonics Subsidiaries) that constitute fifteen percent (15%) or more of the consolidated revenues, net income or total assets of Cyberonics and the Cyberonics Subsidiaries.

“Cyberonics Disclosure Letter” means the separate disclosure letter, dated as of February 26, 2015, delivered by Cyberonics to Sorin prior to the execution of the LOI, including the documents attached to or expressly incorporated by reference in such disclosure letter.

“Cyberonics Expense Reimbursement” means an amount equal to all of the documented out-of-pocket expenses incurred by Sorin in connection with this Agreement and the transactions contemplated hereby up to a maximum of $15 million.

“Cyberonics Material Adverse Effect” means any change, development, circumstance, event, occurrence or effect (each, an “Effect”) that, when considered either individually or in the aggregate together with all other Effects, (a) has had or would reasonably be expected to have a materially adverse effect on the financial condition, business, assets or results of operations of Cyberonics and the Cyberonics Subsidiaries, taken as a whole; provided, however, that in no event shall any of the following Effects or any Effects resulting therefrom, in each case individually or in the aggregate with all other such Effects, be deemed to constitute, or be taken into account in determining whether there has been, a “Cyberonics Material Adverse Effect”: (i) the announcement or pendency of this Agreement or the transactions contemplated hereby, including any loss or threatened loss of, or adverse change or threatened adverse change in, the relationship of Cyberonics or any of its Subsidiaries with its customers, employees, financing sources, suppliers or business partners, in each case to the extent attributable to, arising out of or resulting from the announcement or pendency of this Agreement or the transactions contemplated hereby, (ii) any Effect attributable to changes in financial, economic, social or political conditions, or the securities, credit or financial markets in general in the United States or other countries in which Cyberonics or any of the Cyberonics Subsidiaries conduct operations or any Effect generally that is the result of factors affecting any principal industry in which Cyberonics and the Cyberonics Subsidiaries operate, (iii) any change in the market price or trading volume of the equity securities of Cyberonics or of the ratings or the ratings outlook for Cyberonics or any of the Cyberonics Subsidiaries by any applicable rating agency, (iv) any adoption, implementation, proposal or change in any applicable Law or GAAP or interpretation of any of the foregoing after the date hereof, (v) any action taken by Cyberonics or any Cyberonics Subsidiary that is expressly required by this Agreement (other than pursuant to its obligation to conduct its business in all material respects in the ordinary course of business under Section 5.01(a)) or taken or not taken at the written direction of Sorin, (vi) the failure of Cyberonics to meet any internal or public projections, budgets, forecasts or estimates of revenues, earnings or other financial results for any period ending on or after the date of this Agreement, (vii) the commencement, occurrence, continuation or escalation of any war, armed hostilities or acts of terrorism, (viii) any actions or claims made or brought by any of the current or former stockholders of Cyberonics (or on their behalf or on behalf of Cyberonics, but in any event only in their capacities as current or former stockholders) arising out of this Agreement or the Mergers, or (ix) the existence, occurrence or continuation of any force majeure events, including any earthquakes, floods, hurricanes, tropical storms, fires or other natural disasters or any national, international or regional calamity; provided that (1) the exceptions in clauses (iii) and (vi) hereof shall not prevent the underlying cause of any such change, decline or failure referred to therein (if not otherwise falling within any of the exceptions provided by clauses (i) through (ix) hereof) from constituting a Cyberonics Material Adverse Effect or being taken into account in determining whether a Cyberonics Material Adverse Effect has occurred and (2) any Effect referred to in clauses (ii), (iv), (vii) or (ix) hereof may be taken into account in determining whether there has been, or would be, a Cyberonics Material Adverse Effect to the extent (but only to the extent) such Effect has a disproportionate adverse effect on Cyberonics and the Cyberonics Subsidiaries, taken as a whole, as compared to other participants in the principal industries in which Cyberonics and the Cyberonics Subsidiaries operate or (b) prevents or materially impairs or materially delays the ability of Cyberonics to consummate the Mergers or the other transactions contemplated under this Agreement.

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“Cyberonics Permitted Liens” means (a) encumbrances for current Taxes or other governmental charges not yet due and payable or the amount or validity of which is being contested in good faith by appropriate proceedings by Cyberonics and its Subsidiaries and for which appropriate reserves have been established in accordance with GAAP; (b) mechanics’, carriers’, workmen’s, repairmen’s, materialmens’, contractors’ or other like encumbrances arising or incurred in the ordinary course of business consistent with past practice relating to obligations that are not yet due and payable or that are being diligently contested in good faith by appropriate proceedings; (c) zoning, entitlement, building and other land use regulations imposed by any Governmental Entity having jurisdiction over the Cyberonics Real Property which are not violated by the current use and operation of the Cyberonics Real Property; (d) purchase money liens and liens securing rental payments under capital lease arrangements; (e) other encumbrances that do not, individually or in the aggregate, materially impair the continued use, operation, value or marketability of the specific parcel of Cyberonics Real Property to which they relate or the conduct of the business of Cyberonics and its Subsidiaries as presently conducted or restrictions or exclusions which would be shown by a current title report or other similar report; and (f) any condition or other matter, if any, that may be shown or disclosed by a current and accurate survey or physical inspection.

“Cyberonics Significant Subsidiary” means a Subsidiary company that would constitute a “significant subsidiary” of Cyberonics within the meaning of Rule 1.02(w) of Regulation S-X as promulgated by the SEC.

“Cyberonics Stock Plans” means Cyberonics’s Amended and Restated 1996 Stock Option Plan, Amended and Restated 1997 Stock Plan, 2005 Stock Plan, 2009 Stock Plan, and the Amended and Restated New Employee Equity Inducement Plan.

“Cyberonics Subsidiary” means each Subsidiary of Cyberonics.

“Cyberonics Superior Proposal” means a bona fide written Cyberonics Competing Proposal (with all percentages in the definition of Cyberonics Competing Proposal increased to fifty percent (50%)) that the board of directors of Cyberonics has determined in its good faith judgment (after consultation with its financial advisor and outside counsel) is reasonably likely to be consummated in accordance with its terms, taking into account all legal, financial and regulatory aspects of the proposal and the person making the proposal, and if consummated, would result in a transaction more favorable to Cyberonics’s stockholders from a financial point of view than the transactions contemplated by this Agreement (after taking into account any binding changes to the terms of this Agreement definitively and irrevocably agreed to by Sorin in writing as contemplated by Section 5.03(d) of this Agreement).

“Cyberonics Termination Fee” means an amount equal to $50,000,000, in cash.

“Embargoed Person” means any party that (i) is publicly identified on the most current list of “Specially Designated Nationals and Blocked Persons” published by OFAC or any similar list maintained by the United Nations Security Council, the European Union or Her Majesty’s Treasury of the United Kingdom; or (ii) resides, is organized or chartered, or has a place of business in a country or territory that is the subject of comprehensive territory-wide or country-wide Economic Sanctions Laws.

“Environmental Laws” means all Laws which (a) regulate or relate to the protection or cleanup of the environment, occupational safety and health as it relates to the use, treatment, storage, transportation, handling, exposure to, disposal or release of Hazardous Substances or (b) impose liability or standards of care with respect to any of the foregoing.

“Environmental Permit” means any permit, registration, identification number, license or other authorization required under any applicable Environmental Law.

“ERISA Affiliate” means any entity, trade or business, which together with another entity, trade or business, would be treated as a single employer within the meaning of Section 414 of the Code.

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“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“FCA” means the UK Financial Conduct Authority.

“FDA” means the United States Food and Drug Administration.

“FTC” means the Federal Trade Commission.

“GAAP” means generally accepted accounting principles as applied in the United States.

“Governmental Entity” means any United States or non-United States national, federal, state, provincial county, municipal, communal or local government, or other political subdivision thereof, and any entity exercising executive, legislative, judicial, regulatory, taxing or administrative functions of or pertaining to government.

“Hazardous Substances” means any toxic, reactive, corrosive, ignitable or flammable chemical, or chemical compound, or hazardous substance, material or waste, whether solid, liquid or gas, that is subject to regulation, control or remediation under any applicable Environmental Laws.

“Hearing” means the hearing of the Court at which Sorin and Holdco apply for the Court’s approval of the Sorin Merger pursuant to Regulation 16 of the UK Merger Regulations;

“Holdco Prospectus” means the prospectus, including any supplementary prospectus, to be published by Holdco in connection with the issuance of the Sorin Merger Consideration or the Cyberonics Merger Consideration and the admission of the Holdco Shares to the standard segment of the Official List and to trading on the Main Market of the LSE.

“Holdco Shares” means the ordinary shares, par value £1 per share, of Holdco.

“HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder.

“IFRS” means International Financial Reporting Standards.

“Income Tax Act” means the Italian Consolidated Income Tax Act approved with Presidential Decree no. 917 of December 22, 1986, as subsequently amended and supplemented.

“Indebtedness” means, with respect to any person, without duplication, (i) indebtedness of such person or its Subsidiaries for borrowed money (including the aggregate principal amount thereof and the aggregate amount of any accrued but unpaid interest thereon), (ii) obligations of such person or any of its Subsidiaries evidenced by bonds, notes, debentures, letters of credit or similar instruments, (iii) obligations of such person or any of its Subsidiaries under capitalized leases, (iv) obligations in respect of interest rate and currency obligation swaps, hedges or similar arrangements and (v) all obligations of such person or any of its Subsidiaries to guarantee any of the foregoing types of payment obligations on behalf of any person other than such person or any of its Subsidiaries.

“Information Privacy and Security Laws” shall mean all Laws that apply to Cyberonics or any of the Cyberonics Subsidiaries concerning the privacy or security of information pertaining to an individual including, where applicable, HIPAA, state data breach notification, privacy and security Laws, state Social Security number protection Laws, the European Union Directive 95/46/EC, the Federal Trade Commission Act, Canada’s Personal Information Protection and Electronic Documents Act, the Gramm Leach Bliley Act, the Fair Credit Reporting Act, the Fair and Accurate Credit Transaction Act, and state consumer protection Laws.

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“IRS” means the Internal Revenue Service.

“Italy-UK Treaty” means the Convention between the United Kingdom of Great Britain and Northern Ireland and the Italian Republic for the avoidance of double taxation and the prevention of fiscal evasion with respect to taxes on income signed in Pallanza (Italy) on October 21, 1988.

“knowledge” means, (i) with respect to Cyberonics, the actual (but not constructive or imputed) knowledge following due inquiry of the individuals listed in Section 1.1 of the Cyberonics Disclosure Letter and (ii) with respect to Sorin, Holdco and Merger Sub, the actual (but not constructive or imputed) knowledge following due inquiry of the individuals listed in Section 1.1 of the Sorin Disclosure Letter.

“Law” means any federal, state, local or foreign law, statute, code, directive, ordinance, rule, regulation, order, judgment, writ, stipulation, award, injunction or decree.

“Lien” means any lien, mortgage, pledge, conditional or installment sale agreement, encumbrance, covenant, restriction, option, right of first refusal, easement, security interest, deed of trust, deed to secure debt, lease, sublease, title retention agreement, preferential arrangement, option, right of first refusal or first offer, servitude, right-of-way, easements, charges, title defects, encroachment, community property interest or other claim or restriction of any nature, whether voluntarily incurred or arising by operation of Law and with respect to any securities, any restriction on the right to vote or transfer the same, except for such transfer restrictions of general applicability as may be provided under the Securities Act, the “blue-sky” Laws of the various States of the United States or similar Laws of other applicable jurisdictions.

“Listing Rules” means the Listing Rules made by the FCA, as from time to time amended.

“LOI” means that certain letter agreement, dated as of February 26, 2015, entered into by and among Cyberonics, Sorin, Holdco, Merger Sub and the Attorney-in-Fact (as defined therein).

“LSE” means London Stock Exchange plc.

“Management Retention Agreements” means those certain agreements and arrangements described in Section 5.11(e) of the Sorin Disclosure Letter.

“MSE” means the Milan Stock Exchange.

“NASDAQ” means the National Association of Securities Dealers Automated Quotations.

“Official List” means the Official List of the UKLA.

“Patents” means United States and non-U.S. patents, provisional patent applications, patent applications, continuations, continuations-in-part, divisions, reissues, patent disclosures, industrial designs, inventions (whether or not patentable or reduced to practice) and improvements thereto.

“PBGC” means Pension Benefit Guaranty Corporation.

“person” means an individual, corporation, partnership, limited partnership, limited liability partnership, limited liability Cyberonics, joint venture, association, trust, unincorporated organization, Governmental Entity or other entity (including any person as defined in Section 13(d)(3) of the Exchange Act).

“Personal Information” means the information pertaining to an individual that is regulated or protected by one or more of the Information Privacy and Security Laws.

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“POA” means the Agent and Attorney-in-Fact Agreement (as defined in the LOI).

“Prospectus Rules” means the Prospectus Rules made by the FCA, as from time to time amended.

“Representative” means, with respect to any person, any of the person’s Subsidiaries or affiliates, or directors, officers, investment bankers, financial advisors, counsel and other representatives.

“SEC” means the Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Sorin Competing Proposal” means any inquiry, proposal or offer (other than a proposal or offer by Cyberonics or any of the Cyberonics Subsidiaries) made by any person or group of persons relating to (A) any direct or indirect acquisition or purchase in any manner, in each case whether in a single transaction or a series of transactions, of (1) fifteen percent (15%) or more (based on the fair market value thereof) of the consolidated total assets (including capital stock of the Sorin Subsidiaries), taken as a whole, or (2) fifteen percent (15%) or more of outstanding shares of the Sorin Shares or any other class of capital stock or equity securities of Sorin, (B) any tender offer or exchange offer, in each case whether in a single transaction or a series of transactions, that, if consummated, would result in any person or group of persons owning, directly or indirectly, fifteen percent (15%) or more of outstanding shares of the Sorin Shares or any other class of capital stock or equity securities of Sorin or (C) any merger, consolidation, share exchange, business combination, recapitalization, liquidation, dissolution, equity investment, joint venture or similar transaction involving Sorin or any of the Sorin Subsidiaries pursuant to which any person or group of persons (or the stockholders of any person) would own, directly or indirectly, (x) fifteen percent (15%) or more of any class of equity securities of Sorin or the surviving entity in a merger or the resulting direct or indirect parent of Sorin or such surviving entity or (y) businesses or assets (including capital stock of the Sorin Subsidiaries) that constitute fifteen percent (15%) or more of the consolidated revenues, net income or total assets of Sorin and the Sorin Subsidiaries.

“Sorin Disclosure Letter” means the separate disclosure letter, dated as of February 26, 2015, delivered by Sorin to Cyberonics prior to the execution of the LOI, including the documents attached to or expressly incorporated by reference in such disclosure letter.

“Sorin Expense Reimbursement” means an amount equal to all of the documented out-of-pocket expenses incurred by Cyberonics in connection with this Agreement and the transactions contemplated hereby up to a maximum of $15 million.

“Sorin Material Adverse Effect” means any Effect that, when considered either individually or in the aggregate together with all other Effects, (a) has had or would reasonably be expected to have a materially adverse effect on the financial condition, business, assets or results of operations of Sorin and the Sorin Subsidiaries taken as a whole; provided, however, that in no event shall any of the following Effects or any Effects resulting therefrom, in each case individually or in the aggregate with all other such Effects, be deemed to constitute, or taken into account in determining whether there has been, a “Sorin Material Adverse Effect”: (i) the announcement or pendency of this Agreement or the transactions contemplated hereby, including any loss or threatened loss of, or adverse change or threatened adverse change in, the relationship of Sorin or any of its Subsidiaries with its customers, employees, financing sources, suppliers or business partners, in each case to the extent attributable to, arising out of or resulting from the announcement or pendency of this Agreement or the transactions contemplated hereby, (ii) any Effect attributable to changes in financial, economic, social or political conditions or the securities, credit or financial markets in general in Italy or other countries in which Sorin or any of the Sorin Subsidiaries conduct operations or any Effect generally that is the result of factors affecting any principal industry in which Sorin and the Sorin Subsidiaries operate, (iii) any change in the market price or trading volume of the equity securities of Sorin or of the ratings or the ratings outlook for Sorin or any of the

A-1-I-6

Sorin Subsidiaries by any applicable rating agency, (iv) any adoption, implementation, proposal or change in any applicable Law or IFRS or interpretation of any of the foregoing after the date hereof, (v) any action taken by Sorin or any Sorin Subsidiary that is expressly required by this Agreement (other than pursuant to its obligation to conduct its business in all material respects in the ordinary course of business under Section 5.01(b)) or taken or not taken at the written direction of Cyberonics, (vi) the failure of Sorin to meet any internal or public projections, budgets, forecasts or estimates of revenues, earnings or other financial results for any period ending on or after the date of this Agreement, (vii) the commencement, occurrence, continuation or escalation of any war, armed hostilities or acts of terrorism, (viii) any actions or claims made or brought by any of the current or former shareholders of Sorin (or on their behalf or on behalf of Sorin, but in any event only in their capacities as current or former shareholders) arising out of this Agreement or the Mergers, or (ix) the existence, occurrence or continuation of any force majeure events, including any earthquakes, floods, hurricanes, tropical storms, fires or other natural disasters or any national, international or regional calamity; provided that (1) the exceptions in clauses (iii) and (vi) hereof shall not prevent the underlying cause of any such change, decline or failure referred to therein (if not otherwise falling within any of the exceptions provided by clauses (i) through (x) hereof) from constituting a Sorin Material Adverse Effect or being taken into account in determining whether a Sorin Material Adverse Effect has occurred and (2) any Effect referred to in clauses (ii), (iv), (vii) or (ix) hereof may be taken into account in determining whether there has been, or would be, a Sorin Material Adverse Effect to the extent (but only to the extent) such Effect has a materially disproportionate adverse effect on Sorin and the Sorin Subsidiaries, taken as a whole, as compared to other participants in the principal industries in which Sorin and the Sorin Subsidiaries operate or (b) prevents or materially impairs or materially delays the ability of Sorin, Holdco and Merger Sub to consummate the Mergers or the other transactions contemplated under this Agreement.

“Sorin Merger Counsel” means Martin Moore Q.C. or, if he is unable to act, another barrister at Erskine Chambers acceptable to Sorin and Cyberonics.

“Sorin Merger Effective Time” means the time and date at which the consequences of the Sorin Merger have effect in accordance with the Sorin Merger Order.

“Sorin Merger Order” means an order made by the Court under Regulation 16 of the UK Merger Regulations which fixes a time and date for the Sorin Merger Effective Time where such date is (a) prior to the Outside Date and (b) not later than the first US Business Day to fall after the end of the Sorin Merger Order Period.

“Sorin Merger Order Period” means a period of not more than 21 clear days in London beginning on the day immediately after the day on which the Sorin Merger Order is made by the Court.

“Sorin Permitted Liens” means (a) encumbrances for current Taxes or other governmental charges not yet due and payable or the amount or validity of which is being contested in good faith by appropriate proceedings by Sorin and its Subsidiaries and for which appropriate reserves have been established in accordance with IFRS; (b) mechanics’, carriers’, workmen’s, repairmen’s, materialmens’, contractors’ or other like encumbrances arising or incurred in the ordinary course of business consistent with past practice relating to obligations that are not yet due and payable or that are being diligently contested in good faith by appropriate proceedings; (c) zoning, entitlement, building and other land use regulations imposed by any Governmental Entity having jurisdiction over the Sorin Real Property which are not violated by the current use and operation of the Sorin Real Property; (d) purchase money liens and liens securing rental payments under capital lease arrangements; (e) other encumbrances that do not, individually or in the aggregate, materially impair the continued use, operation, value or marketability of the specific parcel of Sorin Real Property to which they relate or the conduct of the business of Sorin and its Subsidiaries as presently conducted or restrictions or exclusions which would be shown by a current title report or other similar report; and (f) any condition or other matter, if any, that may be shown or disclosed by a current and accurate survey or physical inspection.

“Sorin Registered Intellectual Property Rights” means all Sorin Intellectual Property Rights that are both owned by Sorin or a Sorin Subsidiary and registered with any Governmental Entity.

A-1-I-7

“Sorin Significant Subsidiary” means a Subsidiary of Sorin that would constitute a “significant subsidiary” of Sorin within the meaning of Rule 1.02(w) of Regulation S-X as promulgated by the SEC.

“Sorin Stock Plans” means the 2012-2014 Long Term Incentive Plan of Sorin, the 2013-2015 Long Term Incentive Plan of Sorin, the 2014-2016 Long Term Incentive Plan of Sorin and the 2012 Deferred Bonus Plan of Sorin.

“Sorin Subsidiary” means each Subsidiary of Sorin.

“Sorin Superior Proposal” means a bona fide written Sorin Competing Proposal (with all percentages in the definition of Sorin Competing Proposal increased to fifty percent (50%)) that the board of directors of Sorin has determined in its good faith judgment (after consultation with its financial advisor and outside counsel) is reasonably likely to be consummated in accordance with its terms, taking into account all legal, financial and regulatory aspects of the proposal and the person making the proposal, and if consummated, would result in a transaction more favorable to Sorin’s shareholders from a financial point of view than the transactions contemplated by this Agreement (after taking into account any binding changes to the terms of this Agreement definitively and irrevocably agreed to by Cyberonics in writing as contemplated by Section 5.04(d) of this Agreement).

“Sorin Termination Fee” means an amount equal to $50,000,000, in cash.

“Subsidiary” of any person means another person, of which at least a majority of the securities or ownership interests having by their terms ordinary voting power to elect a majority of the board of directors or other persons performing similar functions is owned or controlled directly or indirectly by such first person and/or by one or more of its Subsidiaries.

“Tax” and “Taxes” means any federal, state, local or foreign net income, gross income, gross receipts, windfall profit, severance, property, production, value added, sales, use, license, excise, stamp, transfer (including, but not limited to, registration tax, mortgage tax and cadastral tax), financial transaction, franchise, employment, payroll, withholding, Social Security (or similar, including FICA), alternative or add-on minimum or any other tax, custom, duty, governmental fee or other like assessment or charge, together with any interest or penalty, addition to tax or additional amount imposed by any Governmental Entity.
“Tax Return” means any return, report or similar statement filed or required to be filed with respect to any Tax with any Governmental Entity including any information return, claim for refund, amended return, any attachment thereto or declaration of estimated Tax.

“Trademarks” means United States, state and non-U.S. trademarks, service marks, trade names, designs, logos, slogans and general intangibles of like nature, and pending registrations and applications to register the foregoing.

“Trade Secrets” means trade secrets and confidential ideas, know-how, concepts, methods, processes, formulae, technology, algorithms, models, reports, data, customer lists, supplier lists, mailing lists, business plans and other proprietary information, all of which derive value, monetary or otherwise, from being maintained in confidence.

“UKLA” means the UK Listing Authority.

“US Business Day” means any day, other than a Saturday or Sunday, on which the Secretary of State of the State of Delaware is open for purposes of accepting certificates of merger for filing pursuant to the DGCL.

A-1-I-8

Each of the following terms is defined in the Section set forth opposite such term:

Term	Section
2012-2014 Participant	2.07(d)
Accounting Firm	5.17
Agreement	Preamble
Antitrust Laws	3.04(b)
Bribery Legislation	3.20(a)
Certificate of Cyberonics Merger	1.03
CIA	3.05(d)
Closing Date	1.02
Cyberonics	Preamble
Cyberonics Acquisition Agreement	5.03(a)
Cyberonics Benefit Plan	3.11(a)
Cyberonics Board Recommendation	5.05(c)
Cyberonics Book-Entry Share	2.02(a)
Cyberonics Bylaws	3.01(b)
Cyberonics Certificate	2.02(a)
Cyberonics Change of Recommendation	5.03(c)
Cyberonics Charter	3.01(b)
Cyberonics Common Stock	Recitals
Cyberonics Designee	5.18(a)
Cyberonics D&O Insurance	5.10(c)
Cyberonics Employee	5.11(a)
Cyberonics Equity Awards	2.06(e)
Cyberonics Exchange Agent	2.05(a)
Cyberonics Exchange Ratio	2.02(a)
Cyberonics Financial Statements	3.06(a)
Cyberonics Group	3.19(a)
Cyberonics Intellectual Property Rights	3.16(a)
Cyberonics Leased Real Property	3.14(b)
Cyberonics Material Contract	3.17(a)
Cyberonics Material Customers	3.21
Cyberonics Merger	Recitals
Cyberonics Merger Consideration	2.02(a)
Cyberonics Merger Effective Time	1.03
Cyberonics Merger Surviving Corporation	1.01(a)
Cyberonics Options	2.06(a)(i)
Cyberonics Owned Real Property	3.14(a)
Cyberonics Permits	3.05(a)
Cyberonics Real Property	3.14(b)
Cyberonics Registered Intellectual Property Rights	3.16(a)
Cyberonics Representatives	3.27
Cyberonics RSU	2.06(c)
Cyberonics SEC Documents	3.06(a)
Cyberonics Securities	3.02(d)
Cyberonics Share	Recitals
Cyberonics Stockholder Approval	3.24
Cyberonics Stockholder Meeting	5.05(c)
Cyberonics Support Agreements	Recitals
Cyberonics Trading Price	2.06(a)(iii)
DGCL	Recitals

A-1-I-9

Term	Section
DPA	3.05(d)
Effective Times	1.03
ERISA	3.11(a)
ESPP	2.06(d)
Exchange Fund	2.05(a)
Excluded Cyberonics Shares	2.02(b)
Excluded Sorin Rescission Shares	2.01(a)
Excluded Sorin Shares	2.01(b)
FCPA	3.20(a)
Final Offering	2.06(d)
Health Care Laws	3.05(b)
Holdco	Preamble
Holdco Articles	1.04(a)
Holdco Group	5.01(a)(xvi)
Holdco Shareholder Approval	4.24
HSR Act Filing	3.04(b)
Initial Period	5.18(a)
Intellectual Property Rights	3.16(a)
Italian Branch	5.19
Italian Merger Regulations	Recitals
LSE Listing Application	5.05(a)
Mergers	Recitals
Merger Sub	Preamble
Merger Sub Shareholder Approval	4.24
Modified 2012-2014 LTI Awards	2.07(e)
Modified Sorin LTI Award	2.07(c)
NASDAQ Listing Application	5.05(a)
New Entities	5.20
Notice of Cyberonics Change of Recommendation	5.03(d)(ii)
Notice of Cyberonics Superior Proposal Action	5.03(d)(i)
Notice of Sorin Change of Recommendation	5.04(d)(ii)
Notice of Sorin Superior Proposal Action	5.04(d)(i)
NPA	3.05(d)
Outside Date	7.01(b)
Permit	3.05(a)
Pre-Merger Certificates	5.16
Principal Sorin Shareholders	Recitals
Proceeding	3.10
Proxy Statement	3.07
Registrar	5.05(a)
Registration Statement	5.05(a)
Restraints	6.01(g)
Restricted Cyberonics Share	2.06(b)
Sarbanes-Oxley Act	3.06(a)
Section 16 Person	5.14
Sorin	Preamble
Sorin Acquisition Agreement	5.04(a)
Sorin Benefit Plan	4.11(a)
Sorin Board Recommendation	5.05(d)
Sorin Bylaws	4.01(b)
Sorin Change of Recommendation	5.04(c)

A-1-I-10

Term	Section
Sorin Charter	4.01(b)
Sorin CONSOB Documents	4.06(a)
Sorin Deferred Bonus Share	2.07(d)
Sorin Designee	5.18(a)
Sorin D&O Insurance	5.10(f)
Sorin Employee	5.11(a)
Sorin Equity Awards	2.07(h)
Sorin Exchange Agent	2.04(d)
Sorin Exchange Ratio	2.01(a)
Sorin Expert Report	5.17
Sorin Financial Statements	4.06(a)
Sorin Group	4.19(a)
Sorin Information Document	5.05(a)
Sorin Intellectual Property Rights	4.16(a)
Sorin Labor Agreements	4.12(a)
Sorin Leased Real Property	4.14(b)
Sorin LTI Award	2.07(c)
Sorin Material Contract	4.17(a)
Sorin Material Customers	4.21
Sorin Merger	Recitals
Sorin Merger Consideration	2.01(a)
Sorin Merger Surviving Company	1.01(a)
Sorin Merger Terms	Recitals
Sorin Option	2.07(b)(i)
Sorin Owned Real Property	4.14(a)
Sorin Performance Share	2.07(c)
Sorin Permits	4.05(a)
Sorin Real Property	4.14(b)
Sorin Representatives	3.27
Sorin Rescission Shares	2.08
Sorin RSU	2.07(c)
Sorin Securities	4.02(d)
Sorin Shares	Recitals
Sorin Shareholder Approval	4.24
Sorin Shareholder Meeting	5.05(d)
Sorin Support Agreements	Recitals
Takeover Statutes	3.23
UK Merger Regulations	Recitals

A-1-I-11

Exhibit A

[ Date ]

ARTICLES OF ASSOCIATION

of

[SAND HOLDCO] PLC

PUBLIC LIMITED COMPANY

“the Company”

(effective as from [ • ] 2015)

ARTICLES OF ASSOCIATION

CONTENTS

Clause		Page
1.	MODEL ARTICLES NOT TO APPLY	A-1-A-1
2.	INTERPRETATION	A-1-A-1
3.	LIABILITY OF MEMBERS	A-1-A-5
4.	SHARES AND SHARE CAPITAL	A-1-A-5
5.	AUTHORITY TO ALLOT SHARES AND DISAPPLICATION OF PRE-EMPTION RIGHTS	A-1-A-6
6.	VARIATION OF RIGHTS	A-1-A-7
7.	SHARE CERTIFICATES	A-1-A-7
8.	LIEN	A-1-A-8
9.	CALLS ON SHARES	A-1-A-9
10.	FORFEITURE AND SURRENDER	A-1-A-10
11.	TRANSFER OF SHARES	A-1-A-11
12.	TRANSMISSION OF SHARES	A-1-A-12
13.	SHARE WARRANTS	A-1-A-12
14.	UNTRACED MEMBERS	A-1-A-14
15.	ALTERATION OF CAPITAL	A-1-A-15
16.	GENERAL MEETINGS	A-1-A-15
17.	NOTICE OF GENERAL MEETINGS	A-1-A-16
18.	PROCEEDINGS AT GENERAL MEETINGS	A-1-A-17
19.	AMENDMENTS TO RESOLUTIONS	A-1-A-20
20.	PROPOSED MEMBER RESOLUTIONS	A-1-A-21
21.	VOTES OF MEMBERS	A-1-A-23
22.	PROXIES AND CORPORATE REPRESENTATIVES	A-1-A-25
23.	NUMBER AND CLASSIFICATION OF DIRECTORS	A-1-A-28
24.	APPOINTMENT OF DIRECTORS	A-1-A-28
25.	DIRECTORS’ FEES AND EXPENSES	A-1-A-30
26.	[RESERVED]	A-1-A-30
27.	POWERS OF THE BOARD	A-1-A-30
28.	COMPLIANCE WITH NASDAQ RULES	A-1-A-31
29.	DELEGATION OF DIRECTORS’ POWERS	A-1-A-31
30.	DISQUALIFICATION AND REMOVAL OF DIRECTORS	A-1-A-32
31.	EXECUTIVE DIRECTORS	A-1-A-32
32.	DIRECTORS’ INTERESTS	A-1-A-33
33.	PROCEEDINGS OF DIRECTORS	A-1-A-35
34.	MINUTES	A-1-A-38

A-1-A-i

35.	SECRETARY	A-1-A-38
36.	THE SEAL	A-1-A-38
37.	REGISTERS	A-1-A-39
38.	DIVIDENDS	A-1-A-39
39.	SCRIP DIVIDENDS	A-1-A-42
40.	CAPITALISATION OF PROFITS	A-1-A-43
41.	RETURN OF CAPITAL	A-1-A-45
42.	CHANGE OF THE COMPANY’S NAME	A-1-A-45
43.	RECORD DATES	A-1-A-45
44.	ACCOUNTS	A-1-A-45
45.	NOTICES AND OTHER COMMUNICATIONS	A-1-A-46
46.	DESTRUCTION OF DOCUMENTS	A-1-A-49
47.	WINDING UP	A-1-A-50
48.	INDEMNITY AND INSURANCE	A-1-A-51
49.	DISPUTE RESOLUTION	A-1-A-51

A-1-A-ii

1.	MODEL ARTICLES NOT TO APPLY

1.1	The regulations in the relevant model articles shall not apply to the Company.

2.	INTERPRETATION

2.1	In these Articles (if not inconsistent with the subject or context) the following words shall bear the following meanings:

“Affiliates” means, with respect to any specified Person, any other Person that, directly or indirectly, through one or more intermediaries, Controls, is Controlled by or is under common Control with such specified Person;

“Articles” means the articles of association for the time being of the Company;

“Board” means the board of Directors of the Company from time to time;

“British Pounds Sterling” or “£” means the lawful currency of the United Kingdom;

“certificated share” means share in the capital of the Company which is held in physical certificated form and references in these Articles to a share being held in certificated form shall be construed accordingly;

“clear days” means, in relation to the period of a notice, that period excluding the day on which a notice is given or deemed to be given and the day for which it is given or which it is to take effect;

“Companies Act” means the Companies Act 2006 including any modifications or re-enactment of it for the time being in force;

“Contract” means, as to any Person, any contract, lease, easement, license, instrument or understanding to which the applicable Person is a party;

“Control” means, as to any Person, the possession, directly or indirectly or as trustee or executor, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of shares or other equity securities or as trustee or executor, by Contract or otherwise; the terms “Controlled” and “Controlling” shall have a correlative meaning;

“Depositary” means any depositary, custodian or nominee approved by the Board that holds legal title to shares in the capital of the Company for the purposes of facilitating beneficial ownership of such shares by another individual;

“Director” means a director of the Company from time to time;

“dividend” means dividend or bonus;

“electronic address” means any number or address used for the purposes of sending or receiving notices, documents or information by electronic means;

“equity security” shall have the meaning given to such term in Rule 405 under the United States Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder;

“Exchange” means the stock exchange on which the Company maintains its primary listing, and in all events will be the NASDAQ so long as listed thereon;

A-1-A-1

“Exchange Act” means the United States Securities Exchange Act of 1934, as amended from time to time, and the regulations promulgated thereunder;

“executed” means any mode of execution;

“financial institution” means a recognised clearing house or a nominee of a recognised clearing house or of a recognised investment exchange who is designated within the meaning of section 778(2) of the Companies Act;

“Fully Diluted Interest” means, with respect to any member, the percentage of the Ordinary Shares owned by that member assuming the exercise or conversion, as applicable, of all options, warrants, rights and convertible or other similar securities outstanding on the date in question, whether vested or unvested, on a cashless net exercise basis or conversion assuming the price of the Ordinary Share underlying such option, warrant, right or convertible or other similar securities equals the 5-day volume weighted average trading price of such Ordinary Shares ending on the trading day prior to the date in question. For the avoidance of doubt, it is intended that Fully Diluted Interest shall be calculated using a customary treasury stock method to determine fully diluted shares outstanding;

“Governmental Authority” shall mean any national, federal, state, county, municipal, local or foreign government, or other political subdivision thereof, any entity exercising executive, legislative, judicial, regulatory, taxing or administrative functions of or pertaining to government, and any arbitrator or arbitral body or panel of competent jurisdiction;

“holder” means, in relation to a share in the capital of the Company, the member whose name is entered in the register of members as the holder of that share;

“Independent Director” means a director who meets the independence standards of the NASDAQ applicable to non-controlled domestic US issuers;

“Law” means any federal, state, provincial, municipal, local or foreign law, statute, code, ordinance, rule, regulation, circular, order, judgment, writ, stipulation, award, injunction, decree or arbitration award or finding;

“member” means a member of the Company;

“NASDAQ” means the National Association of Securities Dealers Automated Quotations

“Office” means the registered office of the Company from time to time;

“officer” includes a Director, manager and the secretary, but shall not include an auditor;

“Ordinary Shares” means the ordinary shares in the capital of the Company from time to time, identified in Article 4.1(a) and with the rights set out therein and these Articles generally;

“paid” means paid or credited as paid;

“Percentage Interest” means, with respect to any member, the percentage of the total outstanding Ordinary Shares of owned by that member;

“Person” means any individual, corporation, limited company, limited liability company, partnership, association, trust, unincorporated organization, Governmental Authority, other entity or group (as defined in Section 13(d) of the Exchange Act);

A-1-A-2

“public announcement” shall mean disclosure in a press release reported by Reuters, the Dow Jones News Service, Associated Press or a comparable news service or other method of public announcement as the Board may deem appropriate in the circumstances or in a document publicly filed by the Company with the US Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act;

“register” means the register of members of the Company;

“seal” means the common seal (if any) of the Company and includes an official seal (if any) kept by the Company by virtue of section 49 or 50 of the Companies Act;

“secretary” means the secretary of the Company and includes a joint, assistant, deputy or temporary secretary and any other person appointed to perform the duties of the secretary of the Company;

“Subsidiary” shall mean, with respect to any Person, any corporation, partnership, joint venture or other legal entity of which such Person (either alone or through or together with any other Subsidiary), owns, directly or indirectly, a majority of the stock or other equity interests the holders of which are generally entitled to vote for the election of the board of directors or other governing body of such corporation, partnership, joint venture or other legal entity, or any Person that would otherwise be deemed a “subsidiary” under Rule 12b-2 promulgated under the Exchange Act;

“uncertificated share” means a share in the capital of the Company which is not held in physical certificated form and references in these Articles to a share being held in uncertificated form shall be construed accordingly;

“undertaking” includes a body corporate, trust or partnership, joint ventures or an unincorporated association carrying on a trade or business with or without a view to profit (and, in relation to an undertaking which is not a company, expressions in these articles appropriate to companies shall be construed as references to the corresponding persons, officers, documents or organs (as the case may be) appropriate to undertakings of that description);

“United Kingdom” means Great Britain and Northern Ireland;

“US Dollars” or “$” means the lawful currency of the United States of America; and

“Voting Shares” means the Ordinary Shares and any other shares which may be issued with the right to attend and vote at general meetings.

2.2	Subject to the following paragraph, references to any provision of any enactment or of any subordinate legislation (as defined by section 2(1) of the Interpretation Act 1978) include any modification or re-enactment of that provision for the time being in force.

2.3	Words and expressions contained in these Articles which are not defined in Article 2 but are defined in the Companies Act have the same meaning as in the Companies Act (but excluding any modification of the Companies Act not in force at the date these Articles took effect) unless inconsistent with the subject or the context.

2.4	In these Articles, unless the context otherwise requires:

(a)	words in the singular include the plural, and vice versa;

(b)	words importing any gender include all genders;

A-1-A-3

(c)	a reference to a person includes a reference to a body corporate (wherever resident or domiciled) and to an unincorporated body of persons;

(d)	reference to a document or information being “sent”, “supplied” or “given” to or by a person means such document or information, or a copy of such document or information, being sent, supplied, given, delivered, issued or made available to or by, or served on or by, or deposited with or by that person by any method authorised by these Articles, and “sending”, “supplying” and “giving” shall be construed accordingly;

(e)	references to documents “being signed” or to “signature” include a reference to it being executed under hand or under seal or by any other method and, in the case of a communication in electronic form, such references are to its being authenticated as specified in the Companies Act;

(f)	references to “writing” include references to typewriting, printing, lithography, photography and any other modes of representing or reproducing words in a legible and non-transitory form, whether sent or supplied in electronic form or made available on a website or otherwise and “written” shall be construed accordingly;

(g)	references to “other” and “otherwise” shall not be construed ejusdem generis where a wider construction is possible;

(h)	references to a power are to power of any kind, whether administrative, discretionary or otherwise;

(i)	references to a committee of the Directors are to a committee established in accordance with these Articles, whether or not comprised wholly of Directors;

(j)	any words following the terms “including”, “include”, “in particular” or any similar expression shall be construed as illustrative and shall not limit the sense of the words, description, definition, phrase or term preceding those terms;

(k)	powers of delegation shall not be restrictively construed but the widest interpretation shall be given to them;

(l)	the word “Board” in the context of the exercise of any power contained in these Articles includes any committee consisting of one or more Directors, any Director, any other officer of the Company and any local or divisional board, manager or agent of the Company to which or, as the case may be, to whom the power in question has been delegated;

(m)	no power of delegation shall be limited by the existence or, except where expressly provided by the terms of delegation, the exercise of that or any other power of delegation;

(n)	except where expressly provided by the terms of delegation, the delegation of a power shall not exclude the concurrent exercise of that power by any other body or person who is for the time being authorised to exercise it under these Articles or under another delegation of the power; and

(o)	references to the “entire” Board are to the total number of director positions on the Board, without regard to any vacancies, at the relevant time. As an example, if there are seven director positions, five of which are filled and two of which are vacant, the entire Board shall be seven directors, so an action required to be taken by a majority of the entire Board shall require the approval of four of the five Directors in office and any action requiring the approval of two-thirds of the entire Board shall require the approval of all five Directors in office.

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2.5	The headings are inserted for convenience only and do not affect the construction of these Articles.

3.	LIABILITY OF MEMBERS

The liability of each member is limited to the amount, if any, unpaid on the shares held by that member.

4.	SHARES AND SHARE CAPITAL

4.1	The Company may issue the following shares in the capital of the Company with rights attaching to them and denominated, in each case, as follows:

(a)	Ordinary Shares, each of which shall be denominated in British Pounds Sterling with a nominal value of £1. Each Ordinary Share shall be issued with one vote attaching to it for voting purposes in respect of all matters on which Voting Shares in the capital of the Company have voting rights and shall form a single class with the other Voting Shares in the capital of the Company for such purposes. The holders of Ordinary Shares shall, in respect of the Ordinary Shares held by them, be entitled to receive notice of, attend and speak at and vote at, general meetings of the Company.

4.2	Notwithstanding Article 4.1, subject to the provisions of the Companies Act, and without prejudice to any rights attached to any existing shares or class of shares:

(a)	any share may be issued in one or more classes with such rights or restrictions as the Company may by special resolution determine or, subject to and in default of such determination, as the Board shall determine; and

(b)	shares may be issued which are to be redeemed or are to be liable to be redeemed at the option of the Company or the holder and the Board may determine the terms, conditions and manner of redemption of shares provided that it does so before the shares are allotted.

4.3	The Company may exercise all powers of paying commissions or brokerage conferred or permitted by the Companies Act. Subject to the provisions of the Companies Act, any such commission may be satisfied by the payment of cash or by the allotment of fully or partly paid shares or partly in one way and partly in the other and may be in respect of a conditional or an absolute subscription.

4.4	Except as required by law, no person shall be recognised by the Company as holding any share upon any trust. Except as otherwise provided by these Articles or by law, the Company shall not be bound by or recognise (even if having notice of it) any equitable, contingent, future, partial or other claim or any interest in any share (or in any fractional part of a share) except the holder’s absolute ownership of the entirety of the share and all the rights attaching to it.

4.5	Without prejudice to any powers which the Company or the Board may have to issue, allot, dispose of, convert, or otherwise deal with or make arrangements in relation to, shares and other securities in any form:

(a)	the Board may permit the holding of shares in any class of shares in uncertificated form; and

(b)	the Company may issue shares in uncertificated form and may convert shares from certificated form to uncertificated form and vice versa.

4.6	Shares in the capital of the Company that fall within a certain class shall not form a separate class of shares from other shares in that class because any share in that class is held in uncertificated form.

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4.7	Where the Company is entitled under any provision of the Companies Act or these Articles to sell, transfer or otherwise dispose of, forfeit, re-allot, accept the surrender of, or otherwise enforce a lien over, a share held in uncertificated form, the Company shall be entitled, subject to the provisions of the Companies Act and these Articles to:

(a)	require the holder of that uncertificated share by notice to change that share into certificated form within the period specified in the notice and to hold that share in certificated form so long as required by the Company; and

(b)	take any action that the Board considers appropriate to achieve the sale, transfer, disposal, forfeiture, reallotment or surrender of that share, or otherwise to enforce a lien in respect of that share.

4.8	If and to the extent that any provision of these Articles is inconsistent with the holding of or transfer of title to shares in uncertificated form it shall not apply to any share of any class which is in uncertificated form.

5.	AUTHORITY TO ALLOT SHARES AND DISAPPLICATION OF PRE-EMPTION RIGHTS

5.1	In addition to any similar authority which has not been fully utilised, the Board shall be generally and unconditionally authorised pursuant to section 551 of the Companies Act to:

(a)	exercise all of the powers of the Company to allot shares in the Company, and to grant rights to subscribe for or to convert any security into shares in the Company up to an aggregate nominal amount representing 20 per cent. of the number of shares in the capital of the Company as at the date of the adoption of these Articles and after consummation of the transactions contemplated by the transaction Agreement between, amongst others, Sorin S.P.A. and Cyberonics, Inc. first dated 26 February 2015 (in addition to any authority to allot that has not yet expired granted to the Board prior to the date of the adoption of these Articles) for a period expiring (unless previously renewed, varied or revoked by the Company in general meeting) on the date which is five years from the date of the adoption of these Articles by the Company; and

(b)	make an offer or agreement which would or might require shares to be allotted, or rights to subscribe for or convert any security into shares to be granted, after expiry of the authority described in this Article 5.1 and the Board may allot shares and grant rights in pursuance of that offer or agreement as if this authority had not expired.

5.2	Subject to these Articles, the Board shall be generally empowered pursuant to section 570 of the Companies Act and section 573 of the Companies Act to allot equity securities (as defined in the Companies Act) for cash, pursuant to the authority conferred by Article 5 of these Articles as if section 561(1) of the Companies Act did not apply to the allotment.

5.3	Subject to the provisions of the Companies Act relating to the authority to allot shares and the disapplication of pre-emption rights or otherwise and of any resolution of the Company in general meeting passed pursuant to those provisions, and, in the case of redeemable shares, the provisions of Article 5.4:

(a)	all shares for the time being in the capital of the Company shall be at the disposal of the Board; and

(b)	the Board may reclassify, allot (with or without conferring a right of renunciation), grant options over, or otherwise dispose of them to such persons on such terms and conditions and at such times as it thinks fit.

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5.4	Subject to the provisions of the Companies Act, and without prejudice to any rights attached to existing shares, any share may be issued which is to be redeemed, or is liable to be redeemed at the option of the Company or the holder. The Board may determine the terms, conditions and manner of redemption of any redeemable share so issued provided that it does so before the share is allotted.

5.5	The Board may at any time after the allotment of a Share, but before a Person has been entered in the register as the holder of the Share, recognise a renunciation of the Share by the allottee in favour of another Person and may grant to an allottee a right to effect a renunciation on such terms and conditions as the Board thinks fit.

6.	VARIATION OF RIGHTS

6.1	Subject to the provisions of the Companies Act, if at any time the capital of the Company is divided into different classes of shares, all or any of the rights attached to any existing class may from time to time be varied or abrogated, either while the Company is a going concern or during or in contemplation of a winding up:

(a)	in such manner (if any) as may be provided by those rights;

(b)	with the written consent of the holders of 75% in nominal value of the issued shares of that class (excluding any shares of that class held as treasury shares), which consent shall be in hard copy form or in electronic form sent to such address (if any) for the time being specified by or on behalf of the Company for that purpose, or in default of such specification to the Office, and may consist of several documents, each executed or authenticated in such manner as the Board may approve by or on behalf of one or more holders, or a combination of both; or

(c)	with the sanction of a special resolution passed at a separate meeting of the holders of the shares of that class,

but not otherwise.

6.2	For the purposes of Article 6.1, if at any time the capital of the Company is divided into different classes of shares, unless otherwise expressly provided by the rights attached to any share or class of shares, those rights shall be deemed not to be varied by:

(a)	the issue of further shares ranking pari passu with, or subsequent to, that share or class of shares;

(b)	the purchase or redemption by the Company of any of its own shares; and

(c)	the exercise by the Board of any of the powers contemplated by Articles 38.7, 38.8 and 39.1.

7.	SHARE CERTIFICATES

7.1

On becoming the holder of any share other than a share in uncertificated form, every person (other than a financial institution in respect of whom the Company is not required by law to complete and have ready a certificate) shall be entitled, without payment, to have issued to him within two months after allotment or lodgement of a transfer (unless the terms of issue of the shares provide otherwise) one certificate for all the shares of each class held by him (and, upon transferring a part of his holding of shares of any class, to a certificate for the balance of that holding). A holder may elect to receive one or

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more additional certificates for any of his shares upon payment for every certificate after the first of such reasonable sum as the Directors may determine from time to time.

7.2	Every certificate shall:

(a)	be issued under the seal, or under such other form of authentication as the Board may approve (which may include manual or facsimile signatures by one or more Directors); and

(b)	shall specify the number, class and distinguishing numbers (if any) of the shares to which it relates and the amount or respective amounts paid up on the shares.

7.3	The Company shall not be bound to issue more than one certificate for shares held jointly by more than one person and delivery of a certificate to one joint holder shall be sufficient delivery to all of them, and seniority shall be determined in the manner described in Article 21.3. Shares of different classes may not be included in the same certificate.

7.4	If a share certificate is damaged, defaced or worn out or said to be lost, stolen or destroyed, it may be renewed on such terms (if any) as to evidence and indemnity and payment of any exceptional out-of-pocket expenses incurred by the Company in investigating evidence and preparing the requisite form of indemnity as the Directors may determine but otherwise free of charge, and (in the case of damage, defacement or wearing out) on delivery up of the old certificate to the Company.

7.5	When a member’s holding of Shares of a particular class increases, the Company may issue such holder with a single, consolidated certificate in respect of all the Shares of a particular class which that member holds or a separate certificate in respect of only those Shares by which that member’s holding has increased. When a member’s holding of Shares of a particular class is reduced, the Company must ensure that the member is issued with one or more certificates in respect of the number of Shares held by the member after that reduction, save that the Company need not (in the absence of a request from the member) issue any new certificate if all the Shares which the member no longer holds as a result of the reduction and none of the Shares which the member retains following the reduction, were, immediately before the reduction, represented by the same certificate.

8.	LIEN

8.1	The Company shall have a first and paramount lien on every share (not being a fully paid share) for all amounts payable to the Company (whether presently or not) in respect of that share. The Board may at any time (generally or in a particular case) waive any lien or declare any share to be wholly or in part exempt from the provisions of Articles 8.1 to 8.4 inclusive. The Company’s lien on a share takes priority over any third party’s interest in that share and shall extend to all amounts (including without limitation dividends) payable in respect of it.

8.2	The Company may sell, in such manner as the Board determines, any share on which the Company has a lien if an amount in respect of which the lien exists is presently payable and is not paid within 14 clear days after written notice has been sent to the holder of the share, or to the person entitled to it in consequence of the death or bankruptcy of the holder or otherwise by operation of law, demanding payment and stating that if the notice is not complied with the shares may be sold.

8.3

To give effect to the sale the Board may, in the case of a share in certificated form, authorise any person to execute an instrument of transfer of the share sold to, or in accordance with the directions of, the purchaser. In the case of a share in uncertificated form, the Board may, to enable the Company to deal with the share in accordance with the provisions of this Article 8.3, exercise any of the powers of the Company under Article 4.7 to effect the sale of the share. The title of the transferee to the share

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shall not be affected by any irregularity in or invalidity of the proceedings in reference to the sale and the transferee shall not be bound to see to the application of the purchase money.

8.4	The net proceeds of the sale, after payment of the costs, shall be applied in or towards payment or satisfaction of so much of the amount for which the lien exists as is presently payable, and any residue shall (upon surrender to the Company for cancellation of the certificate for the share sold, in the case of a share in certificated form, and, whether the share sold is in certificated form or uncertificated form, subject to a like lien for any amount not presently payable as existed upon the share before the sale) be paid to the person entitled to the share at the date of the sale.

9.	CALLS ON SHARES

9.1	Subject to the terms of allotment, the Board may from time to time make calls upon the members in respect of any amounts unpaid on their shares (whether in respect of nominal value or premium) and each member shall (subject to receiving at least 14 clear days’ notice specifying when and where payment is to be made) pay to the Company as required by the notice the amount called on his shares. A call may be required or permitted to be paid by instalments. A call may, by further notice in writing, before receipt by the Company of an amount due under it, be revoked in whole or in part and payment of a call may be postponed in whole or part. A person upon whom a call is made shall remain liable for calls made upon him notwithstanding the subsequent transfer of the shares in respect of which the call was made.

9.2	A call shall be deemed to have been made at the time when the resolution of the Board authorising the call was passed.

9.3	The joint holders of a share shall be jointly and severally liable to pay all calls in respect of it.

9.4	A call notice need not be issued in respect of sums which are specified, in the terms on which a share is issued, as being payable to the Company in respect of that share (whether in respect of nominal value or premium) on allotment or on a date fixed by or in accordance with the terms of issue; provided that if the due date for payment of such sum has passed and it has not been paid, the holder of the share concerned at the due date for payment will be treated in all respects as having failed to comply with a call notice in respect of that sum and is liable to the same consequences as a person having failed to comply with a call notice as regards the payment of interest and forfeiture.

9.5	If a call or an instalment of a call remains unpaid in whole or in part after it has become due and payable the person from whom it is due shall pay interest on the amount unpaid from the day it became due and payable until it is paid at the rate fixed by the terms of allotment of the shares in question or in the notice of the call or, if no rate is fixed, the rate determined by the Board, not exceeding 20 per cent. per annum, or, if higher, at the appropriate rate (as defined by the Companies Act), but the Board may in respect of any individual member waive payment of interest wholly or in part.

9.6	An amount payable in respect of a share on allotment or at any fixed date, whether in respect of nominal value or premium or as an instalment of a call, shall be deemed to be a call duly made and notified and payable on the date so fixed or in accordance with the terms of the allotment. If it is not paid these Articles shall apply as if that sum had become due and payable by virtue of a call duly made and notified.

9.7	Subject to the terms of allotment, the Directors may on the issue of shares differentiate between the allottees or holders in the amounts and times of payment of calls on their shares.

9.8	The Board may, if it thinks fit, receive from any member willing to advance it all or any part of the amount unpaid on any shares held by him (beyond the sums actually called up) as a payment in

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advance of calls, and such payment shall, to the extent of it, extinguish the liability on the shares in respect of which it is advanced. The Company may pay on all or any of the amount so advanced (until it would, but for such advance, become presently payable) interest on the amount so received, or so much of it as exceeds the sums called up on the shares in respect of which it has been received, at such rate (if any) as the member and the Board agree not exceeding 20 per cent. per annum or, if higher, the appropriate rate (as defined in the Companies Act).

10.	FORFEITURE AND SURRENDER

10.1	If a call or an instalment of a call remains unpaid, in whole or in part, after it has become due and payable, the Board may give to the person from whom it is due not less than 14 clear days’ written notice requiring payment of the amount unpaid together with any interest which may have accrued and any costs, charges and expenses incurred by the Company by reason of such non-payment. The notice shall name the place where payment is to be made and shall state that if the notice is not complied with the shares in respect of which the call was made will be liable to be forfeited.

10.2	If the notice is not complied with, any share in respect of which it was given may, at any time before the payment required by the notice has been made, be forfeited by a resolution of the Board. The forfeiture shall include all dividends and other amounts payable in respect of the forfeited shares and which have not been paid before the forfeiture. When a share has been forfeited, notice of the forfeiture shall be sent to the person who was the holder of the share before the forfeiture. An entry shall be made promptly in the register opposite the entry of the share showing that notice has been sent, that the share has been forfeited and the date of forfeiture. No forfeiture shall be invalidated by the omission or neglect to send that notice or to make those entries.

10.3	Subject to the provisions of the Companies Act, a forfeited share shall be deemed to belong to the Company and may be sold, re-allotted or otherwise disposed of on such terms and in such manner as the Board determines either to the person who was before the forfeiture the holder or to any other person. At any time before sale, re-allotment or other disposition, the forfeiture may be cancelled on such terms as the Board determines. Where for the purposes of its disposal a forfeited share is to be transferred to any person, the Board may, in the case of a share in certificated form, authorise someone to execute an instrument of transfer and, in the case of a share in uncertificated form, the Board may exercise any of the powers of the Company under Article 12. The Company may receive the consideration given for the share on its disposal and register the transferee as the holder of the share.

10.4	A person shall cease to be a member in respect of any share which has been forfeited or surrendered and shall, if the share is held in certificated form, surrender to the Company for cancellation the certificate for the share forfeited but shall remain liable to the Company for all amounts which at the date of forfeiture were presently payable by him to the Company in respect of that share plus interest at the rate at which interest was payable on those amounts before the forfeiture or, if no interest was so payable, at the rate determined by the Board, not exceeding 20 per cent. per annum or, if higher, the appropriate rate (as defined in the Companies Act) from the date of forfeiture until payment. The Board may waive payment wholly or in part or enforce payment without any allowance for the value of the share at the time of forfeiture or for any consideration received on its disposal.

10.5	The Board may accept the surrender of any share which it is in a position to forfeit upon such terms and conditions as may be agreed and, subject to any such terms and conditions, a surrendered share shall be treated as if it had been forfeited.

10.6

The forfeiture of a share shall involve the extinction at the time of forfeiture of all interest in and all claims and demands against the Company in respect of the share and all other rights and liabilities incidental to the share as between the person whose share is forfeited and the Company, except only

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such of those rights and liabilities as are by these Articles expressly saved, or are by the Companies Act given or imposed in the case of past members.

10.7	A statutory declaration by a Director or the secretary that a share has been duly forfeited on a specified date shall be conclusive evidence of the facts stated in it as against all persons claiming to be entitled to the share. The declaration shall (subject to the execution of an instrument of transfer if necessary, in the case of a share in certificated form) constitute a good title to the share. The person to whom the share is disposed of shall not be bound to see to the application of the consideration, if any, nor shall his title to the share be affected by any irregularity in or invalidity of the proceedings relating to the forfeiture or disposal of the share.

11.	TRANSFER OF SHARES

11.1	Without prejudice to any power of the Company to register as member a person to whom the right to any share has been transmitted by operation of law, the instrument of transfer of a share in certificated form may be in any usual form or in any other form which the Board may approve. An instrument of transfer shall be executed by or on behalf of the transferor and, where the share is not fully paid, by or on behalf of the transferee. An instrument of transfer need not be under seal.

11.2	The Board may, in its absolute discretion, refuse to register the transfer of a share in certificated form if it is not fully paid provided that the refusal does not prevent dealings in shares in the Company from taking place on an open and proper basis.

11.3	The Board may, in its absolute discretion, also refuse to register the transfer of a share:

(a)	unless the instrument of transfer:

(i)	is lodged, duly stamped, at the Office or such other place as the Board has appointed, accompanied by the certificate for the share to which it relates, or such other evidence as the Directors may reasonably require to show the transferor’s right to make the transfer, or evidence of the right of someone other than the transferor to make the transfer on the transferor’s behalf;

(ii)	is in respect of only one class of shares; or

(iii)	is in favour of not more than four transferees; or

(b)	is with respect to a share on which the Company has a lien and a sum in respect of which the lien exists is presently payable and is not paid within 14 clear days after notice has been sent to the holder of the share in accordance with Article 8.2.

11.4	If the Board refuses to register a transfer of a share, it shall as soon as practicable and in any event within two months after the date on which the instrument of transfer was lodged with the Company (in the case of a transfer of a share in certificated form) send to the transferee notice of the refusal together with reasons for the refusal. The Board shall send to the transferee such further information about the reasons for the refusal as the transferee may reasonably request.

11.5	No fee shall be charged for the registration of any instrument of transfer or other document or instruction relating to or affecting the title to any share.

11.6	The Company shall be entitled to retain any instrument of transfer which is registered, but any instrument of transfer which the Board refuses to register shall (except in the case of fraud) be returned to the person lodging it when notice of the refusal is sent.

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11.7	Nothing in these Articles shall preclude the Board from recognising a renunciation of the allotment of any share by the allottee in favour of some other person.

12.	TRANSMISSION OF SHARES

12.1	If a member dies, the survivor or survivors where he was a joint holder, or his personal representatives where he was a sole holder or the only survivor of joint holders, shall be the only persons recognised by the Company as having any title to his interest, but nothing in this Article 12.1 shall release the estate of a deceased member from any liability in respect of any share which had been solely or jointly held by him.

12.2	A person becoming entitled to a share in consequence of the death or bankruptcy of a member or otherwise by operation of law may, upon such evidence being produced as the Board may properly require, elect either to become the holder of the share or to have some person nominated by him registered as the transferee. If he elects to become the holder he shall give notice to the Company to that effect. If he elects to have another person registered, and the share is a certificated share, he shall execute an instrument of transfer of the share to that person. If he elects to have himself or another person registered and the share is an uncertificated share, he shall take any action the Board may require (including without limitation the execution of any document) to enable himself or that person to be registered as the holder of the share. All the provisions of these Articles relating to the transfer of shares shall apply to the notice or instrument of transfer as if it were an instrument of transfer signed by the member and the death or bankruptcy of the member or other event giving rise to the transmission had not occurred.

12.3	The Board may at any time send a notice requiring any such person referred to in Article 12.2 to elect either to be registered himself or to transfer the share. If the notice is not complied with within 60 days, the Board may after the expiry of that period withhold payment of all dividends or other amounts payable in respect of the share until the requirements of the notice have been complied with.

12.4	A person becoming entitled to a share by reason of the death or bankruptcy of a member or otherwise by operation of law shall, upon such evidence being produced as the Board may reasonably require as to his entitlement and subject otherwise to Article 12.2, have the same rights in relation to the share to which he would be entitled if he were the holder of the share, and may give a discharge for all dividends and other moneys payable in respect of the share, except that he shall not, before being registered as the holder of the share, be entitled in respect of it to receive notice of, or to attend or vote at, any general meeting or at any separate meeting of the holders of any class of shares in the capital of the Company.

13.	SHARE WARRANTS

13.1	The Company, with respect to fully paid shares, may issue share warrants to bearer under the seal of the Company or in any other manner authorised by the Board.

13.2	A share warrant shall state that the bearer is entitled to the shares therein specified, and may provide by coupons or otherwise for the payment of future dividends or other moneys on or in respect of the shares included in such share warrant.

13.3	A share warrant shall entitle the bearer thereof to the shares included in it, and the shares may be transferred by the delivery of the share warrant, and the provisions of these Articles with respect to share certificates, liens, calls on shares and forfeiture and surrender, disclosure of interest, transfer of shares and transmission of shares shall not apply in relation to share warrants or the holders thereof.

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13.4	The Board shall be at liberty to accept a certificate (in such form and from such person as the Board may approve) to the effect that a specified person is shown in the records of the person issuing such certificate as being entitled to the shares comprised in a specified share warrant as sufficient evidence of the facts stated in such certificate, and may treat the deposit of such certificate at the Office (or any other place specified from time to time by the Board) as equivalent to the deposit there of the share warrant, and may (inter alia) allot to the person named in such certificate any shares to which the bearer of the share warrant referred to in such certificate may be entitled and the rights of the allottee to the allotment shall not, after allotment, be questioned by any person.

13.5	The Board may determine and from time to time vary the conditions upon which share warrants shall be issued, and in particular (but without limitation) upon which a new share warrant or coupon will be issued in the place of one worn out, defaced, lost, stolen or destroyed (provided that no new share warrant may be issued to replace one that has been lost or destroyed unless the Board are satisfied beyond reasonable doubt that the original share warrant has been lost, stolen or destroyed), upon which (subject as hereinafter provided) the bearer of a share warrant shall be entitled to attend and vote at general meetings, and upon which a share warrant may be surrendered and the name of the holder entered in the register of members in respect of the shares therein specified. Subject to such conditions and to these Articles, the bearer of a share warrant shall be subject to the conditions for the time being in force relating to share warrants, whether made before or after the issue of such share warrant.

13.6	Subject to any conditions for the time being in force relating to share warrants and as otherwise expressly provided in these Articles, the bearer of a share warrant may at any time deposit the share warrant at the Office (or at such other place as the Board may from time to time appoint) and, so long as the share warrant remains so deposited, the depositor shall have the same right of signing a requisition for calling a meeting of the Company, of giving notice of intention to submit a resolution to a meeting and of attending and voting, giving a proxy and exercising the other privileges of a member at any meeting held after the expiration of 48 hours from the time of deposit, as if his name were inserted in the register of members as the holder of the shares included in the deposited share warrant. Not more than one person shall be recognised as a depositor of any share warrant. Every share warrant which shall have been so deposited as aforesaid shall remain so deposited until after the closing of the meeting at which the depositor desires to attend or to be represented.

13.7	Subject as otherwise expressly provided in these Articles or in any conditions for the time being in force relating to share warrants, no person shall, as bearer of a share warrant, be entitled to sign a requisition for calling a meeting of the Company or give notice of intention to submit a resolution to a meeting or attend or vote or give a proxy or exercise any other privilege of a member at a meeting of the Company, or be entitled to receive any notices or any documents pursuant to these Articles from the Company, but the bearer of a share warrant shall be entitled in all other respects to the same privileges and advantages as if he were named in the register of members as the holder of the shares included in the share warrant, and he shall be deemed to be a member of the Company.

13.8	Without prejudice to any powers which the Company or the Board may have to issue, dispose of, convert, or otherwise deal with or make arrangements in relation to, share warrants and other securities in any form:

(a)	the holding of share warrants in uncertificated form and the transfer of title to such share warrants shall be permitted; and

(b)	the Company may issue share warrants in uncertificated form and may convert share warrants from certificated form to uncertificated form and vice versa. If and to the extent that any provision of these Articles is inconsistent with such holding or transfer as is referred to in sub-paragraph (a) of this Article 13.8, it shall not apply to any share warrant in uncertificated form.

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14.	UNTRACED MEMBERS

14.1	The Company shall be entitled to sell any share held by a member, or any share to which a person is entitled by transmission, if:

(a)	during the period of 12 years before the date of the publication of the advertisements referred to in paragraph (b) of this Article 14 (or, if published on different dates, the first date) (the relevant period) at least three dividends in respect of the share have been declared and all dividend warrants, cheques or other method of payment for amounts payable in respect of the share which have been sent and were payable in a manner authorised by these Articles have remained uncashed;

(b)	the Company has, as soon as practicable after the expiration of the relevant period, inserted an advertisement in a leading national daily newspaper published in the United Kingdom and in a newspaper circulating in the area of the registered address or last known address of the member or person concerned, giving notice of its intention to sell such share; and

(c)	during the relevant period and the further period of three months after the publication of the advertisements referred to in paragraph (b) of this Article 14 (or, if published on different dates, the first date) the Company has received no communication from, or on behalf of, such member or person concerned.

14.2	The Company shall also be entitled to sell any additional share issued during the relevant period of 12 years in right of any share to which Article 14.1 applies (or in right of any share so issued), if the criteria in Article 14.1 are satisfied in relation to the additional share (but as if the words “during the period of 12 years” were omitted from paragraph (a) and the words “, after the expiration of the relevant period,” were omitted from paragraph (b)).

14.3	To give effect to the sale of any share pursuant to Articles 14.1 to 14.4 inclusive the Company may:

(a)	in the case of a share in certificated form, appoint any person to execute an instrument of transfer of the share, and the instrument shall be as effective as if it had been executed by the registered holder of, or person entitled by transmission to, the share; and

(b)	in the case of a share in uncertificated form, the Directors may, to enable the Company to deal with the share in accordance with the provisions of Articles 14.1 to 14.4 inclusive, do all acts and things it considers necessary and expedient to effect the transfer of the share to, or in accordance with the directions of, the purchaser.

14.4	An instrument of transfer executed by that person in accordance with Article 14.3(a) shall be as effective as if it had been executed by the holder of, or person entitled by transmission to, the shares. An exercise by the Company of its powers in accordance with Article 14.3(b) shall be as effective as if exercised by the registered holder of or person entitled by transmission to the shares. The purchaser shall not be bound to see to the application of the proceeds of sale, nor shall his title to the share be affected by any irregularity in or invalidity of the proceedings relating to the sale. The net proceeds of sale shall belong to the Company which shall be indebted to the member or other person entitled to the share for an amount equal to the net proceeds of the sale and the Company shall enter the name of such former member or other person in the books of the Company as a creditor for that amount. No trust or duty to account shall arise in respect of the net proceeds and no interest shall be payable in respect of the proceeds of sale, which may be employed in the business of the Company or invested in such investments as the Board may think fit.

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15.	ALTERATION OF CAPITAL

15.1	Subject to the Companies Act and the provisions of these Articles, and without prejudice to any relevant special rights attached to any class of shares, the Company may from time to time:

(a)	increase its share capital by allotting new shares;

(b)	consolidate and divide all or any of its share capital into shares of larger amount than its existing shares;

(c)	sub-divide its shares, or any of them, into shares of smaller amount than its existing shares;

(d)	redeem and/ or cancel any of its shares;

(e)	redenominate its share capital or any class of share capital; and

(f)	determine that, as between the shares resulting from such a sub-division, any of them may have any preference or advantage as compared with the others,

and where any difficulty arises in regard to any consolidation or division, the Directors may settle such difficulty as they see fit.

15.2	Whenever any fractions arise as a result of a consolidation or sub-division of shares, the Board may on behalf of the members deal with the fractions as it thinks fit. In particular, without limitation, the Board may sell shares, representing fractions to which any members would otherwise become entitled, to any person (including, subject to the provisions of the Companies Act, the Company) and distribute the net proceeds of sale in due proportion among those members or retain such net proceeds for the benefit of the Company. In the case of shares to be sold being held in certificated form, the Board may authorise some person to execute an instrument of transfer of the shares to, or in accordance with the directions of, the purchaser. In the case of shares to be sold in uncertificated form, the Board may, to enable the Company to deal with the share in accordance with the provisions of this Article 15.2, do all acts and things it considers necessary or expedient to effect the transfer of the shares to, or in accordance with the directions of, the purchaser. The transferee shall not be bound to see to the application of the purchase money nor shall his title to the shares be affected by any irregularity in or invalidity of the proceedings in reference to the sale.

15.3	All shares created by an increase of the Company’s share capital (unless otherwise provided by the terms of allotment of the shares of that class), by consolidation, division or sub-division of its share capital or the conversion of stock into paid-up shares shall be subject to all the provisions of these Articles, including without limitation provisions relating to the payment of calls, lien, forfeiture, transfer and transmission.

15.4	The Company shall not consolidate, divide, sub-divide or redenominate any one or more Ordinary Shares without consolidating, dividing, sub-dividing or redenominating (as the case may be) all of the Ordinary Shares, on an equal per share basis.

16.	GENERAL MEETINGS

16.1	The Board shall convene and the Company shall hold general meetings as annual general meetings in accordance with the Companies Act.

16.2	All provisions of these Articles relating to general meetings of the Company shall, mutatis mutandis, apply to every separate general meeting of the holders of any class of shares in the capital of the Company, except that:

(a)	the necessary quorum at any such meeting (or adjournment thereof) shall be members of that class who together represent at least the majority of the voting rights of all members of that class entitled to vote, present in person or by proxy, at the relevant meeting; and

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(b)	each holder of shares of the class shall, on a poll, have one vote in respect of every share of the class held by him.

For the purposes of this Article 16.2, where a person is present by proxy or proxies, he is treated only as holding the shares in respect of which those proxies are authorised to exercise voting rights with respect to any matter proposed at the meeting.

16.3	The Board may call general meetings whenever and at such times and places as it shall determine. On requisition of members pursuant to the provisions of the Companies Act, the Board shall promptly convene a general meeting in accordance with the requirements of the Companies Act. At a general meeting called by a requisition (or by requisitionists), no business may be transacted except that stated by the requisition or proposed by the Board.

16.4	A general meeting may also be called under this Article 16 if the Company has fewer than two directors and the director (if any) is unable or unwilling to appoint sufficient directors to make up a quorum or to call a general meeting to do so. In such case, two or more members may call a general meeting (or instruct the secretary to do so) for the purpose of appointing one or more directors.

17.	NOTICE OF GENERAL MEETINGS

17.1	At least 21 clear days’ notice must be given to call an annual general meeting. Subject to the provisions of the Companies Act, at least 14 clear days’ notice must be given to call all other general meetings. A general meeting may be called by shorter notice if it is so agreed by a majority in number of the members having a right to attend and vote at the meeting, being a majority who together hold not less than 95 per cent. in nominal value of the shares giving that right.

17.2	Subject to the provisions of the Companies Act and any relevant special rights or restrictions attached to any shares, notices shall be given to every member as of the record date for such meeting and to the Directors. The beneficial owners nominated to enjoy information rights under the Companies Act and the auditors of the Company are entitled to receive all notices of, and other communications relating to, any general meeting which any member is entitled to receive.

17.3	Subject to the provisions of the Companies Act, the notice shall specify the place (including without limitation any satellite meeting place arranged for the purposes of Article 18.9, which shall be identified as such in the notice), the date and the time of meeting and the general nature of the business to be transacted, and in the case of an annual general meeting shall specify the meeting as such. In the case of a meeting to pass a special resolution, the notice shall specify the intention to propose the resolution as a special resolution.

17.4	The notice of a general meeting must specify a time (which must not be more than 48 hours, excluding any part of a day that is not a working day, before the time fixed for the meeting) by which a person must be entered on the register in order to have the right to attend or vote at the meeting. Changes to entries on the register after the time specified in the notice will be disregarded in deciding the rights of any person to attend or vote.

17.5	Where the Company has given an electronic address in any notice of meeting, any document or information relating to proceedings at the meeting may be sent by electronic means to that address, subject to any conditions or limitations specified in the relevant notice of meeting.

17.6

The accidental omission to send notice of a meeting or resolution, or to send any notification where required by the Companies Act or these Articles in relation to the publication of a notice of meeting on a website, or to send a form of proxy where required by the Companies Act or these Articles, to any

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person entitled to receive it, or the non-receipt for any reason of any such notice, resolution or notification or form of proxy by that person, whether or not the Company is aware of such omission or non-receipt, shall not invalidate the proceedings at that meeting.

18.	PROCEEDINGS AT GENERAL MEETINGS

18.1	No business shall be transacted at a meeting unless a quorum is present but the absence of a quorum shall not preclude the choice or appointment of a chairman, which shall not be treated as part of the business of the meeting. If the Company has only one member entitled to attend and vote at the general meeting, one qualifying person present at the meeting and entitled to vote is a quorum. Except as otherwise provided by these Articles, a quorum is the members who together represent at least the majority of the voting rights of all the members entitled to vote, present in person or by proxy, at the relevant meeting.

18.2	If a quorum is not present within half an hour after the time appointed for holding the meeting (or such additional time as the chairman of the meeting decides to wait), or if during a meeting a quorum ceases to be present, the meeting, if convened on the requisition of members, shall be dissolved, and in any other case shall stand adjourned. The continuation of a general meeting adjourned under this Article 18.2 for lack of quorum shall take place either:

(a)	on a day that is not less than 14 days but not more than 28 days after it was adjourned and at a time and/or place specified for the purpose in the notice calling the meeting; or

(b)	where no such arrangements have been specified, on a day that is not less than 14 days but not more than 28 days after it was adjourned and at such time and/or place as the chairman of the meeting decides (or, in default, the directors decide).

In the case of a general meeting to take place in accordance with Article 18.2(b), the Company must give not less than seven clear days’ notice of any adjourned meeting and the notice must state the quorum requirement.

18.3	At an adjourned meeting the quorum is one qualifying person present and entitled to vote. If at the adjourned meeting a quorum is not present within 15 minutes after the time appointed for holding the meeting, the meeting shall be dissolved.

18.4	The chairman (if any) of the Board, or in his absence the deputy chairman of the Board, or in the absence of both of them some other Director nominated prior to the meeting by the Board, shall preside as chairman of the meeting. If none of the chairman, deputy chairman or such other Director (if any) is present within 15 minutes after the time appointed for holding the meeting or is not willing to act as chairman, the Directors present shall elect one of their number present and willing to act to be chairman of the meeting, and if there is only one Director present, he shall be chairman of the meeting.

18.5	If no Director is willing to act as chairman or if no Director is present within 15 minutes after the time appointed for holding the meeting, the members present in person or by proxy and entitled to vote shall choose a member present in person or a proxy of a member or a person authorised to act as a representative of a corporation in relation to the meeting to be chairman of the meeting.

18.6

The Board or the chairman of the meeting may make any arrangement and impose any restriction they consider appropriate to ensure the security of a general meeting, including to direct that any person wishing to attend any general meeting should submit to such searches or other security arrangements (including without limitation, requiring evidence of identity to be produced before entering the meeting and placing restrictions on the items of personal property which may be taken into the meeting) as they

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or he consider appropriate under the circumstances. The Directors or the chairman of the meeting may in their or his absolute discretion refuse entry to, or eject from, any general meeting any person who refuses to submit to a search or otherwise comply with such security arrangements or restrictions.

18.7	The Board or the chairman of the meeting may take such action, give such direction or put in place such arrangements as they or he consider appropriate to secure the safety of the people attending the meeting and to promote the orderly conduct of the business of the meeting. Any decision of the chairman of the meeting on matters of procedure or matters arising incidentally from the business of the meeting, and any determination by the chairman of the meeting as to whether a matter is of such a nature, shall be final.

18.8	Directors may attend and speak at general meetings and at any separate meeting of the holders of any class of shares, whether or not they are members. The chairman of the meeting may permit other persons who are not members of the Company or otherwise entitled to exercise the rights of members in relation to general meetings to attend and, at the chairman of the meeting’s discretion, speak at a general meeting or at any separate class meeting.

18.9	In the case of any general meeting, the Board may, notwithstanding the specification in the notice convening the general meeting of the place at which the chairman of the meeting shall preside (the principal place), make arrangements for simultaneous attendance and participation at satellite meeting places, or by way of any other electronic means, allowing persons not present together at the same place to attend, speak and vote at the meeting. The arrangements for simultaneous attendance and participation at satellite meeting places, or other places at which persons are participating via electronic means may include arrangements for controlling or regulating the level of attendance at any particular venue provided that such arrangements shall operate so that all members and proxies wishing to attend the meeting are able to attend at one or other of the venues. The members or proxies at the satellite meeting places, or other places at which persons are participating via electronic means, shall be counted in the quorum for, and be entitled to vote at, the general meeting in question, and that meeting shall be duly constituted and its proceedings valid if the chairman of the meeting is satisfied that adequate facilities are available throughout the meeting to ensure that the members or proxies attending at the satellite meeting places, or other places at which persons are participating via electronic means, are able to:

(a)	participate in the business for which the meeting has been convened;

(b)	see and hear all persons who speak (whether through the use of microphones, loud speakers, audio-visual communication equipment or otherwise) in the principal place and any other such place; and

(c)	be heard and seen by all other persons so present in the same way.

18.10	The chairman of the general meeting shall be present at, and the meeting shall be deemed to take place at, the principal place. If it appears to the chairman of the meeting that the facilities at the principal place or any satellite meeting place, have become inadequate for the purposes set out in Article 18.9, then the chairman of the meeting may, without the consent of the meeting, interrupt or adjourn the general meeting. All business conducted at the general meeting up to the point of the adjournment shall be valid. The provisions of Article 18.15 shall apply to that adjournment.

18.11

The Board may make arrangements for persons entitled to attend a general meeting or an adjourned general meeting to be able to view and hear the proceedings of the general meeting or adjourned general meeting and to speak at the meeting (whether by the use of microphones, loudspeakers, audio-visual communications equipment or otherwise) by attending at a venue anywhere in the world not

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being a satellite meeting place. Those attending at any such venue shall not be regarded as present at the general meeting or adjourned general meeting and shall not be entitled to vote at the meeting at or from that venue. The inability for any reason of any member present in person or by proxy at such a venue to view or hear all or any of the proceedings of the meeting or to speak at the meeting shall not in any way affect the validity of the proceedings of the meeting.

18.12	The Board may from time to time make any arrangements for controlling the level of attendance at any venue for which arrangements have been made pursuant to Article 18.12 (including without limitation the issue of tickets or the imposition of some other means of selection) it in its absolute discretion considers appropriate, and may from time to time change those arrangements. If a member, pursuant to those arrangements, is not entitled to attend in person or by proxy at a particular venue, he shall be entitled to attend in person or by proxy at any other venue for which arrangements have been made pursuant to Article 18.9. The entitlement of any member to be present at such venue in person or by proxy shall be subject to any arrangement then in force and stated by the notice of meeting or adjourned meeting to apply to the meeting.

18.13	If, after the sending of the notice of a general meeting but before the meeting is held, or after the adjournment of a general meeting but before the adjourned meeting is held (whether or not notice of the adjourned meeting is required), the Board decides that it is impracticable or unreasonable, for a reason beyond its control, to hold the meeting at the declared place (or any of the declared places, in the case of a meeting to which Article 18.9 applies) and/or time, it may change the place (or any of the declared places, in the case of a meeting to which Article 18.8 applies) and/or postpone the time at which the meeting is to be held. If such a decision is made, the Board may then change the place (or any of the declared places, in the case of a meeting to which Article 18.8 applies) and/or postpone the time again if it decides that it is reasonable to do so. In either case:

(a)	no new notice of the meeting need be sent, but the Board shall, if practicable, advertise the date, time and place of the meeting by public announcement and in two newspapers with national circulation in the United Kingdom and shall make arrangements for notices of the change of place and/or postponement to appear at the original place and/or at the original time; and

(b)	a proxy appointment in relation to the meeting may, if by means of a document in hard copy form, be delivered to the Office or such other place within the United Kingdom as may be specified by or on behalf of the Company in accordance with Article 22.6(a) or, if in electronic form, be received at the address (if any) specified by or on behalf of the Company in accordance with Article 22.6(b).

18.14	For the purposes of Articles 18.9, 18.10, 18.11, 18.12 and 18.13, the right of a member to participate in the business of any general meeting shall include, without limitation, the right to speak, vote on a poll, be represented by a proxy and have access to all documents which are required by the Companies Act or these Articles to be made available at the meeting.

18.15	Without prejudice to any other power of adjournment he may have under these Articles or at common law:

(a)	the chairman of the meeting may, with the consent of a meeting at which a quorum is present (and shall if so directed by the meeting), adjourn the meeting from time to time and from place to place or for an indefinite period; and

(b)	the chairman of the meeting may, without the consent of the meeting, adjourn the meeting before or after it has commenced, to another date, time or place which the chairman of the meeting may decide, if the chairman of the meeting considers that:

(i)	there is not enough room for the number of members and proxies who wish to attend the meeting;

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(ii)	the behaviour of anyone present prevents, or is likely to prevent, the orderly conduct of the business of the meeting;

(iii)	an adjournment is necessary to protect the safety of any person attending the meeting; or

(iv)	an adjournment is necessary to give all persons entitled to do so a reasonable opportunity of speaking and voting at the meeting; or

(v)	an adjournment is otherwise necessary in order for the business of the meeting to be properly carried out.

18.16	Save in accordance with Article 18.2 an adjournment may, subject to the provisions of the Companies Act, be for such time and to such other place (or, in the case of a meeting held at a principal place and a satellite meeting place, such other places) as the chairman may, in his absolute discretion determine, notwithstanding that by reason of such adjournment some members may be unable to be present at the adjourned meeting. Any such member may nevertheless appoint a proxy for the adjourned meeting either in accordance with Articles 22.2, 22.3 and 22.6 or by means of a document in hard copy form which, if delivered at the meeting which is adjourned to the chairman or the secretary or any Director, shall be valid even though it is given at less notice than would otherwise be required by Article 22.6(a). Subject to the provisions of the Companies Act, it shall not be necessary to give notice of an adjourned meeting, except that when a meeting is adjourned for 28 days or more, or for an indefinite period, at least seven clear days’ notice shall be given specifying the time and place (or places, in the case of a meeting to which Article 18.9 applies) of the adjourned meeting and the general nature of the business to be transacted. No business shall be transacted at an adjourned meeting other than business which might properly have been transacted at the meeting had the adjournment not taken place. A resolution put to the vote of a general meeting must be decided on a poll.

18.17	Subject to Article 18.18, a poll shall be taken as the chairman directs and he may, and shall if required by the meeting, appoint scrutineers (who need not be members) and fix a time and a place for declaring the result of the poll. The result of the poll shall be deemed to be the resolution of the meeting at which the poll was demanded.

18.18	A poll on the election of a chairman or on a question of adjournment shall be taken immediately. A poll on any other question shall be taken at either the meeting or such time and place as the chairman directs not being more than 30 days after the meeting.

19.	AMENDMENTS TO RESOLUTIONS

19.1	A special resolution to be proposed at a general meeting may be amended by ordinary resolution if: the chairman of the meeting proposes the amendment at the general meeting at which the resolution is to be proposed; and

(a)	the amendment does not go beyond what is necessary to correct a clear error in the resolution.

19.2	An ordinary resolution to be proposed at a general meeting may be amended by ordinary resolution if:

(a)

written notice of the terms of the proposed amendment and of the intention to move the amendment have been delivered in hard copy to the Company at the Office or to such other place as may be specified by or on behalf of the Company for that purpose, or received in electronic form at such address (if any) for the time being specified by or on behalf of the

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Company for that purpose, at least 48 hours before the time for holding the meeting or the adjourned meeting at which the ordinary resolution in question is proposed (which, if the Board so specifies, shall be calculated taking no account of any part of a day that is not a working day) and the proposed amendment does not, in the reasonable opinion of the chairman of the meeting, materially alter the substance of the resolution; or

(b)	the chairman of the meeting, in his absolute discretion, decides that the proposed amendment may be considered or voted on.

19.3	With the consent of the chairman of the meeting, an amendment may be withdrawn by its proposer before it is voted on. If an amendment proposed to any resolution under consideration is ruled out of order by the chairman of the meeting, the proceedings on the resolution shall not be invalidated by any error in the ruling.

20.	PROPOSED MEMBER RESOLUTIONS

20.1	Where a member or members, in accordance with the provisions of the Companies Act, request the Company to (i) call a general meeting for the purposes of bringing a resolution before the meeting, or (ii) give notice of a resolution to be proposed at a general meeting, such request must, in each case and in addition to the requirements of the Companies Act, contain the following (and, to the extent that the request relates to the nomination of a director, the content requirements of Article 24.3(b) also apply):

(a)	to the extent that the request relates to the nomination of a director, as to each person whom the member(s) propose(s) to nominate for election or re-election as a director, all information relating to such person that is required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Exchange Act including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected (or re-elected);

(b)	to the extent that that request relates to any business other than the nomination of a Director that the member(s) propose(s) to bring before the meeting, a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such member(s) and any Member Associated Person, individually or in the aggregate, including any anticipated benefit to the member(s) or the Member Associated Person therefrom; and

(c)	as to the member(s) giving the notice and the Member Associated Person, if any, on whose behalf the nomination or proposal is made:

(i)	the name and address of such member(s), as they appear on the Company’s books, and of such Member Associated Persons, if any;

(ii)	the class and number of shares of the Company which are owned beneficially and of record by such member(s) and such Member Associated Persons, if any;

(iii)	a description of all agreements, arrangements and understandings between such member and such Member Associated Persons, if any, each proposed nominee and any other person or persons (including their names) in connection with the nomination of a Director or the proposal of any other business by such member(s) or such Member Associated Person, if any;

(iv)	any other information relating to such member or such beneficial owner that would be required to be disclosed in a proxy statement or other filings required to be made

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in connection with solicitations of proxies pursuant to Section 14 of the Exchange Act; and

(v)	to the extent known by the member(s) giving the notice, the name and address of any other member supporting the nominee for election or re-election as a Director or the proposal of other business on the date of such request.

For the purposes of this Article 20.1, a Member Associated Person of any member shall mean:

(A)	any person controlling, directly or indirectly, or acting in concert with, such member;

(B)	any beneficial owner of shares in the capital of the Company owned of record or beneficially by such member; and

(C)	any person controlling, controlled by or under common control with such Member Associated Person.

20.2	If a request made in accordance with Article 20.1 does not include the information specified in that Article, or if a request made in accordance with Article 20.1 is not received in the time and manner required by Article 20.3, in respect of such shares which the relevant member(s) hold (the member default shares) the relevant member(s) shall not be entitled to vote, either personally or by proxy at a general meeting or at a separate meeting of the holders of that class of shares (or at an adjournment of any such meeting), the member default shares with respect to the matters detailed in the request made in accordance with Article 20.1.

20.3	Without prejudice to the rights of any member under the Companies Act, a member who makes a request to which Article 20.1 relates, must deliver any such request in writing to the secretary at the Office not earlier than the close of business on the one hundred and twentieth (120) calendar day nor later than the close of business on the ninetieth (90) calendar day prior to the date of the first anniversary of the preceding year’s annual general meeting provided, however, that in the event that the date of an annual general meeting is more than thirty (30) calendar days before or more than sixty (60) calendar days after the date of the first anniversary of the preceding year’s annual general meeting, notice by the member must be so delivered in writing not earlier than the close of business on the one hundred and twentieth (120) calendar day prior to such annual general meeting and not later than the close of business on the later of (i) the ninetieth (90) calendar day prior to such annual general meeting and (ii) the 10 calendar day after the day on which public announcement of the date of such annual general meeting is first made by the Company. In no event shall any adjournment or postponement of an annual general meeting or the public announcement thereof commence a new time period for the giving of a member’s notice as described in this Article 20.3.

Notwithstanding anything in the foregoing provisions of this Article 20.3 to the contrary, in the event that the number of Directors to be elected to the Board is increased and there is no public announcement, naming all of the nominees for Director or specifying the size of the increased Board, made by the Company at least one hundred (100) calendar days prior to the date of the first anniversary of the preceding year’s annual general meeting or, a member’s notice required by this Article 20.3 shall also be considered as validly delivered in accordance with this Article 20.3, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the secretary at the Office not later than 5.00 pm, local time, on the tenth (10) calendar day after the day on which such public announcement is first made by the Company.

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Notwithstanding the provisions of Articles 20.1 or 20.2 or the foregoing provisions of this Article 20.3, a member shall also comply with all applicable requirements of the Companies Act and of the Exchange Act with respect to the matters set forth in Articles 20.1 or 20.2 or in this Article 20.3. Nothing in Article 20.1 or 20.2 or in this Article 20.3 shall be deemed to affect any rights of members to request inclusion of proposals in, nor the right of the Company to omit proposals from, the Company’s proxy statement pursuant to Rule 14a-8 (or any successor provision) under the Exchange Act, subject in each case to compliance with the Exchange Act.

21.	VOTES OF MEMBERS

21.1	A resolution put to the vote of a general meeting must be taken on a poll.

21.2	Subject to any relevant special rights or restrictions attached to any shares (including, for the avoidance of doubt, such rights and restrictions set out in Article 4.1 above), on a poll taken at a meeting, every qualifying member present and entitled to vote on the resolution has one vote in respect of each Ordinary Share.

21.3	In the case of joint holders the vote of the senior who tenders a vote shall be accepted to the exclusion of the votes of the other joint holders, and seniority shall be determined by the order in which the names of the holders stand in the register of members.

21.4	A member in respect of whom an order has been made by any court or official having jurisdiction (whether in the United Kingdom or elsewhere) in matters concerning mental disorder may vote by any person authorised in that behalf by that court or official and such person may vote by proxy. Evidence to the satisfaction of the Board of the authority of the person claiming the right to vote shall be delivered to the Office, or such other place as is specified in accordance with these Articles for the delivery or receipt of appointments of proxy, not less than 48 hours before the time appointed for holding the meeting or adjourned meeting at which the right to vote is to be exercised (provided that the Company may specify, in any case, that in calculating the period of 48 hours, no account shall be taken of any part of a day that is not a working day). Failure to satisfy the requirements of this Article 21.4 shall cause the right to vote not to be exercisable.

21.5	In the case of an equality of votes, the chairman of the meeting shall not be entitled to a casting vote.

21.6	No member shall have the right to vote at any general meeting or at any separate meeting of the holders of any class of shares, either in person or by representative or proxy, in respect of any share held by him unless all amounts presently payable by him in respect of that share have been paid.

21.7	If at any time the Board is satisfied that any member, or any other person appearing to be interested in shares held by such member, has been duly served with a notice under section 793 of the Companies Act (a section 793 notice) and is in default for the prescribed period in supplying to the Company the information thereby required, or, in purported compliance with such a notice, has made a statement which is false or inadequate in a material particular, then the Board may, in its absolute discretion at any time by notice (a direction notice) to such member direct that:

(a)	in respect of the shares in relation to which the default occurred (the default shares, which expression includes any shares issued after the date of the section 793 notice in respect of those shares) the member shall not be entitled to attend or vote either personally or by proxy at a general meeting or at a separate meeting of the holders of that class of shares or on a poll; and

(b)	in respect of the default shares:

(i)	no payment shall be made by way of dividend and no share shall be allotted or distributed pursuant to Articles 39.1, 40.1, and 40.2; and

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(ii)	no transfer of any default share shall be registered unless:

(A)	the member is not himself in default as regards supplying the information requested and the transfer when presented for registration is accompanied by a certificate by the member in such form as the Board may in its absolute discretion require to the effect that after due and careful enquiry the member is satisfied that no person in default as regards supplying such information is interested in any of the shares the subject of the transfer; or

(B)	the transfer is an approved transfer.

21.8	The Company shall send the direction notice to each other person appearing to be interested in the default shares, but the failure or omission by the Company to do so shall not invalidate such notice.

21.9	Any direction notice shall cease to have effect not more than seven days after the earlier of receipt by the Company of:

(a)	a notice of an approved transfer, but only in relation to the shares transferred; or

(b)	all the information required by the relevant section 793 notice, in a form satisfactory to the Board.

21.10	The Board may at any time send a notice cancelling a direction notice.

21.11	The Company may exercise any of its powers under Article 4.7 in respect of any default share that is held in uncertificated form.

21.12	For the purposes of this Article 21.12 and Articles 21.7, 21.8, 21.9, 21.10 and 21.11:

(a)	a person shall be treated as appearing to be interested in any shares if the member holding such shares has sent to the Company a notification under section 793 of the Companies Act which either:

(i)	names such person as being so interested; or

(ii)	fails to establish the identities of all those interested in the shares, and (after taking into account the said notification and any other relevant section 793 notification) the Company knows or has reasonable cause to believe that the person in question is or may be interested in the shares;

(b)	the prescribed period is 14 days from the date of service of the section 793 notice; and

(c)	a transfer of shares is an approved transfer if:

(i)	it is a transfer of shares pursuant to an acceptance of a takeover offer (within the meaning of section 974 of the Companies Act);

(ii)	the Board is satisfied that the transfer is made pursuant to a sale of the whole of the beneficial ownership of the shares the subject of the transfer to a party unconnected with the member and with any other person appearing to be interested in the shares; or

(iii)	the transfer results from a sale made through a recognised investment exchange as defined in the Financial Services and Markets Act 2000 or any other stock

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exchange outside the United Kingdom on which the Company’s shares are normally traded.

21.13	Nothing contained in Article 21.7, 21.8, 21.9, 21.10 and 21.11 limits the power of the Company under section 794 of the Companies Act.

21.14	Any objection to the qualification of any person voting at a general meeting or on a poll or to the counting of, or failure to count, any vote, must be made at the meeting or adjourned meeting or at the time the poll is taken (if not taken at the meeting or adjourned meeting) at which the vote objected to is tendered. Every vote not disallowed at such meeting shall be valid and every vote not counted which ought to have been counted shall be disregarded. Any objection made in due time shall be referred to the chairman of the meeting whose decision shall be final and conclusive. If a vote is not disallowed by the chairman of the meeting it is valid for all purposes.

21.15	The Company shall not be bound to enquire whether any proxy or corporate representative votes in accordance with the instructions given to him by the member he represents and if a proxy or corporate representative does not vote in accordance with the instructions of the member he represents the vote or votes cast shall nevertheless be valid for all purposes.

21.16	If any votes are counted which ought not to have been counted, or might have been rejected, the error shall not vitiate the result of the voting unless it is pointed out at the same meeting, or any adjournment of the meeting, and, in the opinion of the chairman, it is of sufficient magnitude to vitiate the result of the voting.

22.	PROXIES AND CORPORATE REPRESENTATIVES

22.1	A member is entitled to appoint another person as his proxy to exercise all or any of his rights to attend and to speak and vote at a meeting of the Company in respect of the shares to which the proxy appointment relates. The proxy appointment shall, unless it provides to the contrary, be valid for any adjournment of the meeting as well as for the meeting to which it relates. A proxy need not be a member.

22.2	The appointment of a proxy shall be:

(a)	in the case of a proxy relating to shares in the capital of the Company held in the name of a Depositary, in a form or manner of communication approved by the Board, which may include, without limitation, a voter instruction form to be provided to the Company by certain third parties on behalf of the Depositary. Subject thereto, the appointment of a proxy may be:

(i)	in hard copy form; or

(ii)	in electronic form, to the electronic address provided by the Company for this purpose; or

(b)	in the case of a proxy relating to the shares to which Article 22.2(a) does not apply:

(i)	in any usual form or in any other form or manner of communication which the Board may approve. Subject thereto, the appointment of a proxy may be:

(A)	in hard copy form; or

(B)	in electronic form, to the electronic address provided by the Company for this purpose;

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22.3	The appointment of a proxy, whether made in hard copy form or in electronic form, shall be executed by or on behalf of the appointor in such manner as the Directors may approve, which in the case of a corporation may be either under its common seal or under the hand of a duly authorised officer or other person duly authorised for that purpose or in any other manner authorised by its constitution.

22.4	The Board may, if it thinks fit, but subject to the provisions of the Companies Act, at the Company’s expense (with or without provision for their return prepaid) send hard copy forms of proxy for use at the meeting, or at any separate meeting of the holders of any class of shares, and issue invitations in electronic form to appoint a proxy in relation to the meeting in such form as may be approved by the Board. If, for the purpose of any meeting appointments of proxy or invitations to appoint as proxy a person or one of a number of persons specified in the invitations are issued at the Company’s expense, they shall be issued to all (and not to some only) of the members entitled to be sent a notice of the meeting and to vote at it. The accidental omission or the failure due to circumstances beyond the Company’s control, to send or make available such an appointment of proxy or give such an invitation to, or the non-receipt thereof by, any member entitled to attend and vote, at a meeting shall not invalidate the proceedings at that meeting.

22.5	The appointment of a proxy shall not preclude a member from attending and voting in person at the meeting or poll concerned. A member may appoint more than one proxy to attend on the same occasion, provided that each such proxy is appointed to exercise the rights attached to a different share or shares held by that member. References in these Articles to an appointment of proxy include references to an appointment of multiple proxies.

22.6	Without prejudice to Article 18.13(b) or the second sentence of Article 19.16, the appointment of a proxy shall:

(a)	if in hard copy form, be delivered by hand or by post to the Office or such other place within the United Kingdom as may be specified by or on behalf of the Company for that purpose:

(i)	in the notice convening the meeting; or

(ii)	in any form of proxy sent by or on behalf of the Company in relation to the meeting,

by the time specified by the Board (as the Board may determine, in compliance with the provisions of the Companies Act) in any such notice or form of proxy; and

(b)	if in electronic form, be received at the electronic address to which the appointment of a proxy may be sent by electronic means pursuant to a provision of the Companies Act or to any other address specified by or on behalf of the Company for the purpose of receiving the appointment of a proxy in electronic form:

(i)	in the notice convening the meeting;

(ii)	in any form of proxy sent by or on behalf of the Company in relation to the meeting;

(iii)	in any invitation to appoint a proxy issued by the Company in relation to the meeting; or

(iv)	on a website that is maintained by or on behalf of the Company and identifies the Company,

by the time specified by the Board (as the Board may determine, in compliance with the provisions of the Companies Act) in any such method of notification.

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The Board may specify, when determining the dates by which proxies are to be lodged, that no account need be taken of any part of a day that is not a working day.

22.7	Subject to the provisions of the Companies Act, where the appointment of a proxy is expressed to have been or purports to have been sent or supplied by a person on behalf of a holder:

(a)	the Company may treat the appointment as sufficient evidence of that person’s authority to execute the appointment of proxy on behalf of that member; and

(b)	the holder shall, if requested by or on behalf of the Company at any time, send or procure the sending of reasonable evidence of the authority under which the appointment of proxy has been made, sent or supplied (which may include, without limitation, a copy of such authority certified notarially or in some other way approved by the Board), to such address and by such time as may be specified in the request and, if the request is not complied with in any respect, the appointment of proxy may be treated as invalid.

22.8	Subject to Article 22.7, a proxy appointment which is not delivered or received in accordance with Article 22.6 shall be invalid. Where two or more valid appointments of proxy are delivered or received in respect of the same share in relation to the same meeting, the one which was last delivered or received shall, unless otherwise specified in the notice convening the meeting, be treated as replacing and revoking the other or others as regards that share. If the Company is unable to determine which is last delivered or received, or if the Company determines that it has insufficient evidence to decide whether or not a proxy appointment is in respect of the same share, it shall be entitled determine which proxy appointment (if any) is to be treated as valid. Subject to the Companies Act, the Company may determine at its discretion when a proxy appointment shall be treated as delivered or received for the purposes of these Articles.

22.9	The Company shall not be required to check that a proxy or corporate representative votes in accordance with any instructions given by the member by whom he is appointed. Any failure to vote as instructed shall not invalidate the proceedings on the resolution.

22.10	Any corporation which is a member of the Company (the grantor) may, by resolution of its directors or other governing body, authorise such person or persons as it thinks fit to act as its representative or representatives at any meeting of the Company or at any separate meeting of the holders of any class of shares. A Director, the secretary or other person authorised for the purpose by the secretary may require all or any of such persons to produce a certified copy of the resolution of authorisation before permitting him to exercise his powers. Such person is entitled to exercise (on behalf of the grantor) the same powers as the grantor could exercise if it were an individual member of the Company. Where a grantor authorises more than one person and more than one authorised person purports to exercise a power in respect of the same shares:

(a)	if they purport to exercise the power in the same way as each other, the power is treated as exercised in that way; and

(b)	if they do not purport to exercise the power in the same way as each other, the power is treated as not exercised.

22.11	The termination of the authority of a person to act as a proxy or duly authorised representative of a corporation does not affect:

(a)	whether he counts in deciding whether there is a quorum at a meeting;

(b)	the validity of anything he does as chairman of a meeting;

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(c)	the validity of a poll demanded by him at a meeting; or

(d)	the validity of a vote given by that person,

unless notice of the termination was either delivered or received as mentioned in the following sentence at least 24 hours before the start of the relevant meeting or adjourned meeting or (in the case of a poll taken otherwise than on the same day as the meeting or adjourned meeting) the time appointed for taking the poll. Such notice of termination shall be either by means of a document in hard copy form delivered to the Office or to such other place within the United Kingdom as may be specified by or on behalf of the Company in accordance with Article 22.6(a) or in electronic form received at the address specified by or on behalf of the Company in accordance with Article 22.6(b), regardless of whether any relevant proxy appointment was effected in hard copy form or in electronic form.

22.12	A proxy given in the form of a power of attorney or similar authorisation granting power to a person to vote on behalf of a member at forthcoming meetings in general shall not be treated as valid for a period of more than three years, unless a contrary intention is stated in it.

23.	NUMBER AND CLASSIFICATION OF DIRECTORS

23.1	Unless otherwise decided by the Board (where, for the period beginning on the date of the unconditional adoption of these Articles and ending at the first annual meeting of members of the Company following the completion of the Company’s second full fiscal year, such decision must be taken unanimously), the number of directors shall be 9. The composition of the Board (and, if applicable, each director) will satisfy the requirements of applicable law and any securities exchange on which the Company’s securities are listed. Each director shall be able to understand and speak English sufficiently to be able to participate fully in all meetings of the Board.

23.2	The directors in office immediately following the unconditional adoption of these Articles shall be appointed for a term that will expire at the first annual meeting of members of the Company following the completion of the Company’s second full fiscal year.

24.	APPOINTMENT OF DIRECTORS

24.1	Subject to the Articles, any person who is willing to act as a director, and is permitted by law to do so, may be appointed to be a director:

(a)	by ordinary resolution;

(b)	at a general meeting called under article 16.4;

(c)	by a decision of the directors.

24.2	Subject to the Companies Act, the directors may enter into an agreement or arrangement with any director for the provision of any services outside the scope of the ordinary duties of a director. Any such agreement or arrangement may be made on such terms and conditions as (subject to the Act) the directors think fit and (without prejudice to any other provision of the articles) they may remunerate any such director for such services as they think fit.

24.3	No person shall be appointed a Director at any annual general meeting unless:

(a)	he is nominated by the Board; or

(b)	notice in respect of that person is given by a member qualified to vote at the meeting (other than the person to be proposed) has been received by the Company in accordance with

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Article 20.1 and Article 20.3 or section 338 of the Companies Act of the intention to nominate that person for appointment stating the particulars which would, if he were so appointed, be required to be included in the Company’s register of directors, together with notice by that person of his willingness to be appointed.

24.4	The directors may require that any notice of a proposed director by a member include additional disclosure regarding such proposed director, including such person’s interest in the Company.

24.5	Except as otherwise authorised by the Companies Act, a motion for the appointment of two or more persons as Directors by a single resolution shall not be made unless a resolution that it should be so made has first been agreed to by the meeting without any vote being given against it.

24.6	In the event that at a general meeting it is proposed to vote upon a number of the resolutions for the appointment of a person as a Director (each a Director Resolution) that exceeds the total number of Directors that are to be appointed to the Board at that meeting (the Board Number), the persons that shall be appointed Directors shall first be the person who receives the greatest number of “for” votes (whether or not a majority of those votes cast in respect of that Director Resolution), and then shall second be the person who receives the second greatest number of “for” votes (whether or not a majority of those votes cast in respect of that Director Resolution), and so on, until the number of Directors so appointed equals the Board Number.

24.7	Subject to the provisions of these Articles, the Company may by ordinary resolution appoint a person who is willing to act as a Director, and is permitted by law to do so, to be a Director, either to fill a vacancy or as an additional Director. Any Director elected in accordance with this Article 24.7 shall hold office for the remainder of the full term of the class of Directors in which the vacancy occurred or to which the new Director is appointed, until his successor is appointed or until his earlier resignation or removal in accordance with Article 30.1.

24.8	The Board may appoint a person who is willing to act as a Director and is permitted by law to do so, either to fill a vacancy or as an additional Director. Any Director elected in accordance with this Article 24.8 shall hold office for the remainder of the full term of the class of Directors in which the vacancy occurred or to which the new Director is appointed, until his successor is appointed or until his earlier resignation or removal in accordance with Article 30.1.

24.9	A Director shall not be required to hold any shares in the capital of the Company by way of qualification.

24.10	All acts done by:

(a)	a meeting of the directors;

(b)	a meeting of a committee of the directors;

(c)	written resolution of the directors; or

(d)	a person acting as a director, or a committee,

shall be valid notwithstanding that it is discovered afterwards that there was a defect in the appointment of a person or persons acting or that any of them were disqualified from holding office, had ceased to hold office or were not entitled to vote on the matter in question.

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25.	DIRECTORS’ FEES AND EXPENSES

25.1	Unless otherwise determined by the Company by ordinary resolution, there shall be paid to the Directors (other than alternate Directors and Directors employed by the company in an executive capacity) such fees for their services in the office of Director as the Directors may from time to time determine (or as the Company may decide by ordinary resolution). The total fees will be divided among the directors in the proportions that the Directors decide. If no decision is made, the total fees will be divided equally. The fees shall be deemed to accrue from day to day and shall be distinct from and additional to any remuneration or other benefits which may be paid or provided to any Director pursuant to any other provision of these Articles.

25.2	Subject to the Companies Act and the Articles, Directors’ fees may be payable in any form and, in particular, the Directors may arrange for part of a fee payable under this Article 25 to be provided in the form of fully paid shares of the Company. The amount of the fee payable in this way is at the Directors’ discretion. The amount of the fee will be applied to purchase or subscribe for shares on behalf of the Director.

25.3	Unless the Directors decide otherwise, a Director is not accountable to the Company for any remuneration which he receives as a director or other officer or employee of the Company’s subsidiary undertakings or of any other body corporate in which the Company is interested.

25.4	The Directors may also be paid all reasonable travelling, hotel and other expenses properly incurred by them in connection with their attendance at meetings of the Directors, or of committees of the Board, or general meetings or separate meetings of the holders of any class of shares or debentures of the Company or otherwise in connection with the discharge of their duties as Directors.

25.5	Subject to the Act, the Directors may make arrangements to provide a director with funds to meet expenditure incurred (or to be incurred) by him for the purposes of the Company; or enabling him to properly perform his duties as an officer of the Company; or enabling him to avoid incurring any such expenditure.

25.6	Any Director who holds any executive office or who serves on any committee of the Board or who performs services which the Board considers go beyond the ordinary duties of a Director may be paid such special remuneration (whether by way of bonus, commission, participation in profits or otherwise) as the Board may determine.

26.	[RESERVED]

27.	POWERS OF THE BOARD

27.1	Subject to the provisions of the Companies Act, these Articles and to any directions given by special resolution to take or refrain from taking, specified action, the business of the Company shall be managed by the Board who may exercise all the powers of the Company, including without limitation the power to dispose of all or any part of the undertaking of the Company. No alteration of these Articles and no such direction shall invalidate any prior act of the Board which would have been valid if that alteration had not been made or that direction had not been given. The powers given by Articles 27.1 to 27.3 inclusive shall not be limited by any special power given to the Board by these Articles, and a meeting of the Board at which a quorum is present may exercise all powers exercisable by the Board.

27.2

The Board may exercise the voting power conferred by the shares in any body corporate held or owned by the Company in such manner in all respects as it thinks fit (including without limitation the exercise

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of that power in favour of any resolution appointing its members or any of them as directors of such body corporate, or voting or providing for the payment of remuneration or the provision of indemnification to the directors of such body corporate).

27.3	The Board may decide to make provision for the benefit of persons employed or formerly employed by the Company or any of its Subsidiaries (other than a Director or former Director or shadow Director) in connection with the cessation or transfer to any person of the whole or part of the undertaking of the Company or that Subsidiary.

27.4	The Board may exercise all the powers of the Company to borrow money and to mortgage or charge all or part of the undertaking, property and assets (present or future) and uncalled capital of the Company and, subject to the Companies Act, to issue debentures and other securities, whether outright or as collateral security for a debt, liability or obligation of the Company or of a third party.

28.	COMPLIANCE WITH NASDAQ RULES

28.1	For as long as the Ordinary Shares are listed on the NASDAQ, the Company shall comply with all NASDAQ corporate governance standards set forth in Section 3 of the NASDAQ Listed Company Manual applicable to non-controlled domestic U.S. issuers, regardless of whether the Company is a foreign private issuer.

29.	DELEGATION OF DIRECTORS’ POWERS

29.1	Subject to the provisions of these Articles, the Directors may delegate any of the powers which are conferred on them under these Articles:

(a)	to a committee consisting of one or more Directors and (if thought fit) one or more other persons, to such an extent and on such terms and conditions as the Board thinks fit; or

(b)	to such person by such means (including by power of attorney), to such an extent, and on such terms and conditions, as they think fit including delegation to any Director holding any executive office such of its powers as the Board considers desirable to be exercised by him.

Any such delegation shall, in the absence of express provision to the contrary in the terms of delegation, be deemed to include authority to sub-delegate to one or more Directors (whether or not acting as a committee) or to any employee or agent of the Company all or any of the powers delegated and may be made subject to such conditions as the Board may specify, and may be revoked or altered.

29.2	The power to delegate under Article 29.1 includes the power to delegate the determination of any fee, remuneration or other benefit which may be paid or provided to any Director.

29.3	The Board may appoint any person to any office or employment having a designation or title including the word “director” or attach to any existing office or employment with the Company such a designation or title and may terminate any such appointment or the use of any such designation or title. The inclusion of the word “director” in the designation or title of any such office or employment shall not imply that the holder is a Director, and the holder shall not thereby be empowered in any respect to act as, or be deemed to be, a Director for any of the purposes of these Articles.

Committees

29.4	Subject to Article 29.5, the proceedings of any committee appointed under paragraph (a) of Article 29.1 with two or more members shall be governed by such of these Articles as regulate the

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proceedings of Directors so far as they are capable of applying, and the quorum at a meeting of any such committee shall be two.

29.5	The Directors may make rules regulating the proceedings of such committees. For as long as the Ordinary Shares are listed on the NASDAQ, all committees shall comply with the applicable rules of the NASDAQ applicable to non-controlled domestic US issuers. The directors may otherwise make rules of procedure for all or any committees, which prevail over rules derived from the Articles.

30.	DISQUALIFICATION AND REMOVAL OF DIRECTORS

30.1	A person ceases to be a Director if:

(a)	the period expires, if he has been appointed for a fixed period;

(b)	he ceases to be a Director by virtue of any provision of the Companies Act (including, without limitation, section 168 of the Companies Act) or he becomes prohibited by law from being a Director;

(c)	he is deemed unfit or has otherwise been requested to be removed from office by any regulatory authority in any applicable jurisdiction;

(d)	he becomes bankrupt or makes any arrangement or composition with his creditors generally;

(e)	a registered medical practitioner who is treating that person gives a written opinion to the Company stating that that person has become physically or mentally incapable of acting as a Director and may remain so for more than three months;

(f)	by reason of his mental health a court makes an order which wholly or partly prevents him from personally exercising any powers or rights he would otherwise have;

(g)	he resigns his office by notice in writing to the Company and such resignation has taken effect in accordance with its terms;

(h)	in the case of a Director who holds any executive office, his appointment as such is terminated or expires and the Board resolves that he should cease to be a Director;

(i)	he is absent for more than six consecutive months without permission of the Board from meetings of the Board held during that period and the Board resolves that he should cease to be a Director; or

(j)	he dies.

30.2	A unanimous resolution of the directors (excluding the director the subject of this Article) declaring a director to have ceased to be a director under the terms of this Article is conclusive as to the fact and grounds of cessation stated in the resolution.

30.3	If a director ceases to be a director for any reason, he shall cease to be a member of any committee of the directors.

31.	EXECUTIVE DIRECTORS

31.1

Subject to the provisions of the Companies Act, the Directors may appoint one or more of their number to the office of chief executive or to any other executive office of the Company (including, without

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limitation, to hold the office of president and/or treasurer but excluding that of auditor) and any such appointment may be made for such terms, at such remuneration and on such other conditions as the Directors think fit. The Company may enter into an agreement or arrangement with any such Director for his employment by the Company or for the provision by him of any services outside the scope of the ordinary duties of a Director. The Board may revoke or vary any such appointment but without prejudice to any rights or claims which the person whose appointment is revoked or varied may have against the Company because of the revocation or variation.

31.2	Any appointment of a Director to an executive office shall terminate if he ceases to be a Director but without prejudice to any rights or claims which he may have against the Company by reason of that cessation. A Director appointed to an executive office shall not cease to be a Director merely because his appointment to such executive office terminates.

31.3	The emoluments of any Directors holding executive office for his services shall be determined by the Board, and may be of any description, including without limitation admission to, or continuance of, membership of any scheme (including any share acquisition scheme) or fund instituted or established or financed or contributed to by the Company for the provision of pensions, life assurance or other benefits for employees or their dependants, or the payment of a pension or other benefits to him or his dependants on or after retirement or death, apart from membership of any such scheme or fund.

32.	DIRECTORS’ INTERESTS

32.1	For the purposes of these Articles (i) a conflict of interest includes (x) a conflict of interest and duty and (y) a conflict of duties and (ii) interest includes both direct and indirect interests.

32.2	A director shall be authorised for the purposes of section 175 of the Act to act or continue to act as a director of the Company notwithstanding that at the time of his appointment or subsequently he also holds office as a director of, or holds any other office, employment or engagement with, any other member of the Group.

32.3	For the purposes of section 175 of the Companies Act, the Board may (subject to such terms and conditions, if any, as the Board may think fit to impose from time to time, and always subject to the Board’s right to vary or terminate such authorisation) authorise, to the fullest extent permitted by law:

(a)	any matter proposed to it in accordance with these Articles which would, if not so authorised, involve a breach of duty by a Director under that section, including, without limitation, any matter which relates to a situation in which a Director has, or can have, an interest which conflicts, or possibly may conflict, with the interests of the Company or which may reasonably be regarded as likely to give rise to a conflict of interest; and

(b)	a Director to accept or continue in any office, employment or position in addition to his office as a Director and, without prejudice to the generality of Article 32.3(a), may authorise the manner in which a conflict of interest arising out of such office, employment or position may be dealt with, either before or at the time that such a conflict of interest arises, provided that any such authorisation will be effective only if:

(i)	any requirement as to quorum at the meeting at which the matter is considered is met without counting the Director in question or any other interested Director; and

(ii)	the matter was agreed to without such Director voting or would have been agreed to if such Director’s votes had not been counted.

The Board may (whether at the time of the giving of the authorisation or subsequently) make any such authorisation subject to any limits or conditions it expressly imposes but such authorisation is otherwise given to the fullest extent permitted. The Board may vary or terminate any such authorisation at any time.

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32.4	Subject to the provisions of the Companies Act, and provided that he has disclosed to the Board the nature and extent of any material interest of his (unless the circumstances referred to in section 177(5) or section 177(6) of the Companies Act apply, in which case no disclosure is required), a Director notwithstanding his office:

(a)	may be a party to, or otherwise interested in, any transaction or arrangement with the Company or in which the Company is otherwise (directly or indirectly) interested;

(b)	may (or any firm of which he is a member may) act in a professional capacity for the Company (otherwise than as auditor) or any other body in which the Company is otherwise interested and he or his firm shall be entitled to remuneration for professional services as if he were not a Director; and

(c)	may be a Director or other officer of, or employed by, or a party to any transaction or arrangement with, or otherwise interested in, any undertaking:

(i)	in which the Company is (directly or indirectly) interested as shareholder, member, partner or otherwise; or

(ii)	with which he has such a relationship at the request or direction of the Company.

32.5	A Director shall not, by reason of his office, be accountable to the Company for any remuneration or other benefit which he derives from any office or employment or from any transaction or arrangement or from any interest in any undertaking:

(a)	the acceptance, entry into or existence of which has been authorised by the Board pursuant to Article 32.2 (subject, in any case, to any limits or conditions to which such authorisation was subject); or

(b)	which he is permitted to hold or enter into by virtue of paragraphs (a), (b) or (c) of Article 32.4,

nor shall the receipt of any such remuneration or other benefit constitute a breach of his duty under section 176 of the Companies Act;

32.6	Any disclosure required by Article 32.4 may be made at a meeting of the Board, by notice in writing or by general notice or otherwise in accordance with section 177 of the Companies Act.

32.7	A Director shall be under no duty to the Company with respect to any information which he obtains or has obtained otherwise than as a Director and in respect of which he owes a duty of confidentiality to another person. However, to the extent that his relationship with that other person gives rise to a conflict of interest or possible conflict of interest, this Article 32.7 applies only if the existence of that relationship has been authorised by the Board pursuant to Article 32.2. In particular, the Director shall not be in breach of the general duties he owes to the Company by virtue of sections 171 to 177 of the Companies Act because he fails:

(a)	to disclose any such information to the Board or to any Director or other officer or employees of the Company; and/or

(b)	to use or apply any such information in performing his duties as a Director.

32.8	Where the existence of a Director’s relationship with another person or undertaking has been authorised by the Board pursuant to Article 32.2 and his relationship with that person or undertaking gives rise to a conflict of interest or possible conflict of interest, the Director shall not be in breach of the general duties he owes to the Company by virtue of sections 171 to 177 of the Companies Act because he:

(a)	absents himself from meetings of the Board at which any matter relating to the conflict of interest or possible conflict of interest will or may be discussed or from the discussion of any such matter at a meeting or otherwise; and/or

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(b)	makes arrangements not to receive documents and information relating to any matter which gives rise to the conflict of interest or possible conflict of interest sent or supplied by the Company and/or for such documents and information to be received and read by a professional adviser, for so long as he reasonably believes such conflict of interest or possible conflict of interest subsists, provided that provided that if a majority of the Independent Directors of the Company so determine (excluding any Independent Director who is conflicted in respect of the particular matter), such conflicted director may be permitted to participate in the relevant meeting (or part thereof), and to receive documents and information relating to the matter, but not to vote (save to the extent that such participation or access to such documents and information would constitute a breach of applicable competition law or regulation.

32.9	The provisions of Articles 32.7 and 32.8 are without prejudice to any equitable principle or rule of law which may excuse the Director from:

(a)	disclosing information, in circumstances where disclosure would otherwise be required under these Articles; or

(b)	attending meetings or discussions or receiving documents and information as referred to in Article 32.8, in circumstances where such attendance or receiving such documents and information would otherwise be required under these Articles.

32.10	For the purposes of Article 32.4:

(a)	a general notice given to the Directors that a Director is to be regarded as having an interest of the nature and extent specified in the notice in any transaction or arrangement in which a specified person or class of persons is interested shall be deemed to be a disclosure that the Director has an interest in any such transaction of the nature and extent so specified;

(b)	an interest of which a Director has no knowledge and of which it is unreasonable to expect him to have knowledge shall not be treated as an interest of his; and

(c)	a Director shall be deemed to have disclosed the nature and extent of an interest which consists of him being a Director, officer or employee of any undertaking in which the Company is interested.

33.	PROCEEDINGS OF DIRECTORS

33.1	Subject to the provisions of these Articles, the Board may regulate their proceedings as they think fit.

33.2	A Director may, and the secretary at the request of a Director shall, call a meeting of the Board or a committee of the Board by giving notice to each Director. A notice of a meeting of the Board shall be deemed to be properly given to a Director if given to him personally or by word of mouth, or sent in hard copy to him at his last known address or any other address (if any) as may for the time being be specified by him or on his behalf to the Company for this purpose or sent in electronic form to such address (if any) for the time being specified by him or on his behalf to the Company for this purpose. Any Director may waive the requirement for notice of a meeting and any such waiver may be retrospective. Any notice pursuant to this Article 33.2 need not be in writing if the Board so determines and any such determination may be retrospective.

33.3

Questions arising at a meeting shall be decided by a majority of votes of the Directors present at such meeting who are entitled to vote on such question. A Director who is also an alternate Director shall be

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entitled in the absence of his appointor to a separate vote on behalf of his appointor in addition to his own vote, and an alternate Director who is appointed by two or more Directors shall be entitled to a separate vote on behalf of each of his appointors in the appointors’ absence.

33.4	No business shall be transacted at any meeting of the Board unless a quorum is present. The quorum at a meeting of the Board shall be a majority of the Directors then in office. Any Director who ceases to be a Director at a Board meeting may continue to be present and to act as a Director and be counted in the quorum until the termination of the Board meeting if no Director objects. A Director shall not be counted in the quorum present in relation to a matter or resolution on which he is not entitled to vote (or when his vote cannot be counted) but shall be counted in the quorum present in relation to all other matters or resolutions considered or voted on at the meeting. An alternate Director, who is not himself a Director shall, if his appointor is not present but is entitled to be counted in the quorum, be counted in the quorum.

33.5	The Directors may at any time elect from their number, and remove, a chairman of the Board and a deputy chairman. Unless he is unwilling to do so, the Director appointed as chairman, or in his stead the Director appointed as deputy chairman, shall preside at all meetings of the Board at which he is present. If there is no Director holding either office, or if neither the chairman nor the deputy chairman is present within five minutes after the time appointed for the meeting, or if the chairman or deputy chairman is not willing to preside, the Directors present may choose one of their number to be chairman of the meeting.

33.6	All acts done by a meeting of the Board, or of a committee of the Board, or by a person acting as a Director, shall, notwithstanding that it may afterwards be discovered that there was a defect in the appointment of any Director, any member of the committee or that any of them were disqualified from holding office, or had vacated office, or were not entitled to vote, or that the meeting was not quorate (provided that the Directors present at the inquorate meeting believed, in good faith, that the meeting was quorate and made all such enquiries as were reasonable in the circumstances to establish that the meeting was quorate), be as valid as if every such person had been duly appointed and was qualified and had continued to be a Director and had been entitled to vote and that the meeting was quorate.

33.7	A resolution in writing agreed to by all the Directors entitled to receive notice of a meeting of the Board or of a committee of the Board and who would be entitled to vote (and whose vote would have been counted) on the resolution at a meeting of the Board or of a committee of the Board shall (if that number is sufficient to constitute a quorum) be as valid and effectual as if it had been passed at a meeting of the Board or (as the case may be) of that committee, duly convened and held. A resolution in writing is adopted when the Company receives from all such Directors a document indicating their agreement to the proposed resolution either by being signed or otherwise authenticated in the manner permitted by the Companies Act for a document in the relevant form, sent in either hard copy or electronic form (including facsimile transmission) to such address (if any) for the time being specified by the Company for that purpose. A resolution agreed to by an alternate Director need not also be agreed to by his appointor and, if it is agreed to by a Director who has appointed an alternate Director, it need not also be agreed to by the alternate Director in that capacity.

33.8	Without prejudice to Article 33.1, a meeting of the Board or of a committee of the Board may consist of a conference between Directors who are not all in one place, but each of whom is able (whether directly or by conference telephone or by any other form of communication equipment) to hear each of the other participating Directors, and to speak to and be heard by each of the others simultaneously. A Director taking part in such a conference shall be deemed to be present in person at the meeting and shall be entitled to vote and be counted in the quorum accordingly and the word “meeting” in these Articles shall be construed accordingly. Such meeting shall be deemed to take place where it is convened to be held or (if no Director is present in that place) where the largest group of those participating is assembled, or, if there is no such group, where the chairman of the meeting is located.

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33.9	Except as otherwise provided by these Articles, a Director shall not vote at a meeting of the Board or a committee of the Board on any resolution concerning a matter in which he has, directly or indirectly, an interest (other than an interest in shares, debentures or other securities of, or otherwise in or through, the Company) which can reasonably be regarded as likely to give rise to a conflict with the interests of the Company, unless his interest arises only because the resolution falls within one or more of the following matters:

(a)	the giving of a guarantee, security or indemnity in respect of money lent to, or an obligation incurred by him at the request of, or for the benefit of, the Company or any of its subsidiary undertakings;

(b)	the giving of a guarantee, security or indemnity in respect of a debt or obligation of the Company or any of its subsidiary undertakings for which the director has assumed responsibility (in whole or in part and whether alone or jointly with others) under a guarantee or indemnity or by the giving of security;

(c)	the giving to him of any other indemnity which is on substantially the same terms as indemnities given or to be given to all of the other directors and/or to the funding by the Company of his expenditure on defending proceedings or the doing by the Company of anything to enable him to avoid incurring such expenditure where all other directors have been given or are to be given substantially the same arrangements;

(d)	a contract, arrangement, transaction or proposal concerning an offer of shares, debentures or other securities of the Company or any of its subsidiary undertakings for subscription, purchase or exchange, in which offer he is or may be entitled to participate as holder of securities or in the underwriting or sub-underwriting of which he is to participate;

(e)	a contract, arrangement, transaction or proposal concerning any other undertaking in which he or any person connected with him is interested, directly or indirectly, and whether as an officer, shareholder, member, partner, creditor or otherwise if he and any persons connected with him do not to his knowledge hold an interest (as that term is used in sections 820 to 825 of the Companies Act) representing one per cent or more of either any class of the equity share capital of such undertaking (or any other undertaking through which his interest is derived) or of the voting rights available to shareholders, members, partners or equivalent of the relevant undertaking (or any interest being deemed for the purpose of this Article 33.9 to be likely to give rise to a conflict with the interests of the Company in all circumstances);

(f)	a contract, arrangement, transaction or proposal for the benefit of employees and directors and/or former employees and directors of the Company or any of its subsidiary undertakings and/or members of their families (including a spouse or civil partner or a former spouse or former civil partner) or any person who is or was dependent on such persons, including but without being limited to a retirement benefits scheme and an employees’ share scheme, which does not accord to any director any privilege or advantage not generally accorded to the employees and/or former employees to whom such arrangement relates; and

(g)	a contract, arrangement, transaction or proposal concerning any insurance against any liability which the Company is empowered to purchase or maintain for, or for the benefit of, any Directors or for persons who include Directors.

33.10

The Company may by ordinary resolution suspend or relax to any extent, either generally or in respect of any particular matter, any provision of these Articles prohibiting a Director from voting at a meeting of the Directors or of a committee of the Directors or ratify any transaction not duly authorised by

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reason of contravention of any such provision The Board may suspend or relax to any extent, in respect of any particular matter, any provision of these Articles prohibiting a Director from voting at a meeting of the Directors or of a committee of the Directors.

33.11	Where proposals are under consideration concerning the appointment (including without limitation fixing or varying the terms of appointment) of two or more Directors to offices or employments with the Company or any undertaking in which the Company is interested, the proposals may be divided and considered in relation to each Director separately In such cases each of the Directors concerned shall be entitled to vote in respect of each resolution except that concerning his own appointment.

33.12	If a question arises at a meeting of the Directors, or a meeting of a committee of the Directors, as to the right of a Director to vote, the question may, before the conclusion of the meeting, be decided by a resolution of a majority of Directors present at the meeting (other than the Director concerned and any other Director having a like interest as such Director) and such resolution shall be final and conclusive.

34.	MINUTES

34.1	The Directors shall cause minutes to be made in books kept for the purpose:

(a)	of all appointments of officers made by the Directors; and

(b)	of all proceedings at meetings of the Company, of the holders of any class of shares in the capital of the Company, and of the Board, and of committees of the Board, including the names of the Directors present at each such meeting.

34.2	Any such minutes, if purporting to be signed by the chairman of the meeting to which they relate or of the meeting at which they are read, shall be sufficient evidence without any further proof of the facts therein stated.

35.	SECRETARY

Subject to the provisions of the Companies Act, the secretary shall be appointed by the Board for such term, at such remuneration and on such other conditions as they think fit. Any secretary so appointed may be removed by the Board but without prejudice to any claim for damages for breach of any contract of service between him and the Company.

36.	THE SEAL

36.1	The seal shall be used only by the authority of a resolution of the Board or of a committee of the Board. The Board may determine whether any instrument to which the seal is affixed, shall be signed and, if it is to be signed, who shall sign it. Unless otherwise determined by the Board:

(a)	share certificates and, subject to the provisions of any instrument constituting the same, certificates issued under the seal in respect of any debentures or other securities, need not be signed and any signature may be applied to any such certificate by any mechanical, electronic or other means or may be printed on it; and

(b)	every other instrument to which the seal is affixed shall be signed by two authorised persons or by a Director in the presence of a witness who attests the signature and for this purpose an authorised person is any Director or the secretary of the Company.

36.2	Any document may be executed under the seal by impressing the seal by mechanical means or by printing the seal or a facsimile of it on the document or by applying the seal or a facsimile of it by any

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other means to the document. A document executed, with the authority of a resolution of the Board, in any manner permitted by section 44(2) of the Companies Act and expressed (in whatever form of words) to be executed by the Company has the same effect as if executed under the seal.

36.3	Subject to the provisions of the Companies Act, the Company may have an official seal for use in any place.

37.	REGISTERS

37.1	Subject to the provisions of the Companies Act, the Company may keep an overseas or local register in any place, and the Board may make, amend and revoke any regulations it thinks fit about the keeping of that register.

37.2	Any Director or the secretary or any other person appointed by the Board for the purpose shall have power to authenticate and certify as true copies of and extracts from:

(a)	any document comprising or affecting the constitution of the Company, whether in hard copy form or electronic form;

(b)	any resolution passed by the Company, the holders of any class of shares in the capital of the Company, the Board or any committee of the Board, whether in hard copy form or electronic form; and

(c)	any book, record and document relating to the business of the Company, whether in hard copy form or electronic form (including without limitation the accounts).

If certified in this way, a document purporting to be a copy of a resolution, or the minutes or an extract from the minutes of a meeting of the Company, the holders of any class of shares in the capital of the Company, the Board or a committee of the Board, whether in hard copy form or electronic form, shall be conclusive evidence in favour of all persons dealing with the Company in reliance on it or them that the resolution was duly passed or that the minutes are, or the extract from the minutes is, a true and accurate record of any proceedings at a duly constituted meeting.

38.	DIVIDENDS

38.1	The rights as regarding income attaching to the Ordinary Shares shall be as set out in this Article.

38.2	Each Ordinary Share shall be entitled to receive all of the distributable profits available and declared by the Directors for distribution by way of a dividend amongst the holders of the Ordinary Shares. Each Ordinary Share shall rank equally with all other Ordinary Shares in the capital of the Company for any dividend and shall receive its pro rata portion of any dividend rounded to the nearest whole number (such rounding to be in the sole discretion of the Board).

38.3	Subject to the provisions of the Companies Act, the Company may by ordinary resolution declare dividends in accordance with the respective rights of the members, but no dividend shall exceed the amount recommended by the Directors.

38.4	Subject to the provisions of the Companies Act and to Article 38.8, the Board may pay interim dividends, whether or not satisfied wholly or partly by the distribution of assets including without limitation paid up shares or debentures of another body corporate, of such amounts and on such dates and in respect of such periods as they may think fit if it appears to them that they are justified by the profits of the Company available for distribution If the share capital is divided into different classes, the Board may:

(a)	pay interim dividends on shares which confer deferred or non-preferred rights with regard to dividend as well as on shares which confer preferential rights with regard to dividend, but no interim dividend shall be paid on shares carrying deferred or non-preferred rights if at the time of payment, any preferential dividend is in arrears; and

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(b)	pay at intervals settled by them any dividend payable at a fixed rate if it appears to them that the profits available for distribution justify the payment;

If the Board acts in good faith they shall not incur any liability to the holders of shares conferring preferred rights for any loss they may suffer by the lawful payment of an interim dividend on any shares having deferred or non-preferred rights. Where any distribution is satisfied wholly or partly by the distribution of assets, where any difficulty arises in regard to such distribution, the Directors may settle the same as they think fit and in particular (but without limitation) may issue fractional certificates (or ignore fractions) and fix the value for distribution of any assets, and may determine that cash shall be paid to any member on the basis of the value so fixed in order to adjust the rights of members, and may vest any assets in trustees.

38.5	Dividends may be declared and paid in any currency or currencies that the Board shall determine. The Board may also determine the exchange rate and the relevant date for determining the value of any dividend in any currency.

38.6	Subject to the provisions of the Companies Act and except as otherwise provided by these Articles or the rights attached to shares, all dividends shall be declared and paid according to the amounts paid up on the shares on which the dividend is paid. If any share is issued on terms that it ranks for dividend as from a particular date, it shall rank for dividend accordingly In any other case (and except as aforesaid), dividends shall be apportioned and paid proportionately to the amounts paid up on the shares during any portion or portions of the period in respect of which the dividend is paid. For the purpose of this Article 38.6, an amount paid up on a share in advance of a call shall be treated, in relation to any dividend declared after the payment but before the call, as not paid up on the share.

38.7	Subject to Article 38.8, a general meeting declaring a dividend may, upon the recommendation of the Board, by ordinary resolution direct that it shall be satisfied wholly or partly by the distribution of assets including without limitation paid up shares or debentures of another body corporate. Where any difficulty arises in regard to the distribution, the Directors may settle the same as they think fit and in particular (but without limitation) may issue fractional certificates (or ignore fractions) and fix the value for distribution of any assets, and may determine that cash shall be paid to any member on the basis of the value so fixed in order to adjust the rights of members, and may vest any assets in trustees.

38.8	Unless otherwise recommended by two-thirds of the Board and approved by an ordinary resolution of the Company, where the securities of another body corporate are distributed, they must only be distributed to holders of Ordinary Shares on the basis that the holders of Ordinary Shares receive the identical class of securities on an equal per share basis.

38.9	Any dividend or other money payable in respect of a share may be paid:

(a)	in cash;

(b)	by cheque or warrant made payable to or to the order of the holder or person entitled to payment;

(c)	by direct debit, bank or other funds transfer system to the holder or person entitled to payment or, if practicable, to a person designated by notice to the Company by the holder or person entitled to payment; or

(d)	by any other method approved by the Board and agreed (in such form as the Company thinks appropriate) by the holder or person entitled to payment.

38.10	If two or more persons are registered as joint holders of any share, or are entitled by transmission jointly to a share, the Company may:

(a)	pay any dividend or other moneys payable in respect of the share to any one of them and any one of them may give effectual receipt for the payment; and

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(b)	for the purpose of Article 38.9, rely in relation to the share on the written direction, designation or agreement of, or notice to the Company by, any one of them.

38.11	A cheque or warrant may be sent by post:

(a)	where a share is held by a sole holder, to the registered address of the holder of the share;

(b)	if two or more persons are the holders of the share, to the registered address of the person who is first named in the register of members;

(c)	if two or more persons are holders of the share or are jointly entitled to it by reason of the death or bankruptcy of the holder or otherwise by operation of law, as if it were a notice to be sent under Article 45.12; or

(d)	in any case to such person and to such address as the person entitled to payment may direct by notice to the Company.

38.12	Every cheque or warrant shall be made payable to the order of or to the person or persons entitled or to such other person as the person or persons entitled may by notice direct and payment of the cheque or warrant shall be a good discharge to the Company. Every cheque or warrant sent or transfer of funds made by the relevant bank or system in accordance with these Articles shall be at the risk of the holder or person entitled. The Company shall have no responsibility for any sums lost or delayed in the course of payment by any method used by the Company in accordance with Article 38.9.

38.13	The Company may cease to send any cheque or warrant (or to use any other method of payment) for any dividend payable in respect of a share if:

(a)	in respect of at least two consecutive dividends payable on that share the cheque or warrant has been returned undelivered or remains uncashed (or that other method of payment has failed); or

(b)	following one such occasion, reasonable enquiries have failed to establish any new address of the holder;

but, subject to the provisions of these Articles, shall recommence sending cheques or warrants (or using another method of payment) for dividends payable on that share if the person or persons entitled so request and have supplied in writing a new address or account to be used for that purpose.

38.14	The Board may deduct from any dividend or other moneys payable to any member in respect of a share any moneys presently payable by him to the Company in respect of that share. Where a person is entitled by transmission to a share, the Board may retain any dividend payable in respect of that share until that person (or that person’s transferee) becomes the holder of that share.

38.15	No dividend or other money payable in respect of a share shall bear interest against the Company, unless otherwise provided by the rights attached to the share.

38.16	Any dividend which has remained unclaimed for 12 years from the date when it became due for payment shall, if the Directors so resolve, be forfeited and cease to remain owing by the Company. The payment of any unclaimed dividend or other money payable in respect of a share may (but need not) be paid by the Company into an account separate from the Company’s own account. Such payment shall not constitute the Company a trustee in respect of it.

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39.	SCRIP DIVIDENDS

39.1	The Board may offer any holder of shares the right to elect to receive shares, credited as fully paid, instead of cash in respect of the whole (or some part, to be determined by the Board) of all or any dividend subject to the following terms and conditions:

(a)	Each holder of shares shall be entitled to that number of new shares as are together as nearly as possible equal in value to (but not greater than) the cash amount (disregarding any tax credit) of the dividend that such holder would have received by way of dividend but elects to forego (each a new share). For this purpose, the value of each new share shall be:

(i)	equal to the average quotation for the relevant shares in the capital of the Company, that is, the average of the closing prices for those shares on the NASDAQ or other exchange or quotation service on which the Company’s shares are listed or quoted as derived from such source as the Board may deem appropriate, on the day on which such shares are first quoted ex the relevant dividend and the four subsequent business days; or

(ii)	calculated in any other manner the Board considers fit;

but shall never be less than the par value of the new share. A certificate or report by the auditors as to the value of a new share in respect of any dividend shall be conclusive evidence of that value.

(b)	Each holder of shares shall only be entitled to new Ordinary Shares.

(c)	On or as soon as possible after announcing that any dividend is to be declared or recommended, the Board, if it intends to offer an election in respect of that dividend, shall also announce that intention. If, after determining the basis of allotment, the Board decides to proceed with the offer, it shall notify the holders of shares of the terms and conditions of the right of election offered to them, specifying the procedure to be followed and place at which, and the latest time by which, elections or notices amending or terminating existing elections must be delivered in order to be effective.

(d)	The Board shall not proceed with any election unless the Board has sufficient authority to allot shares and sufficient reserves or funds that may be appropriated to give effect to it after the basis of allotment is determined.

(e)	The Board may exclude from any offer any holders of shares where the Board believes the making of the offer to them would or might involve the contravention of the laws of any territory or that for any other reason the offer should not be made to them.

(f)	The dividend (or that part of the dividend in respect of which a right of election has been offered) shall not be payable in cash on shares in respect of which an election has been made (the elected ordinary shares) and instead such number of new shares shall be allotted to each holder of elected ordinary shares as is arrived at on the basis stated in paragraph (a) of this Article 39.1. For that purpose the Board shall appropriate out of any amount for the time being standing to the credit of any reserve or fund (including without limitation the profit and loss account), whether or not it is available for distribution, a sum equal to the aggregate nominal amount of the new shares to be allotted and apply it in paying up in full the appropriate number of new shares for allotment and distribution to each holder of elected shares as is arrived at on the basis stated in paragraph (a) of this Article 39.1.

(g)	The new shares when allotted shall rank pari passu in all respects with the fully paid shares of the same class then in issue except that they shall not be entitled to participate in the relevant dividend in lieu of which they were allotted.

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(h)	No fraction of a share shall be allotted. The Board may make such provisions as it thinks fit for any fractional entitlements including without limitation payment in cash to holders in respect of their fractional entitlements, provision for the accrual, retention or accumulation of all or part of the benefit of fractional entitlements to or by the Company or to or by or on behalf of any holder or the application of any accrual, retention or accumulation to the allotment of fully paid shares to any holder.

(i)	The Board may do all acts and things it considers necessary or expedient to give effect to the allotment and issue of any share pursuant to this Article 39.1 or otherwise in connection with any offer made pursuant to this Article 39.1 and may authorise any person, acting on behalf of the holders concerned, to enter into an agreement with the Company providing for such allotment or issue and incidental matters Any agreement made under such authority shall be effective and binding on all concerned.

(j)	The Board may, at its discretion, amend, suspend or terminate any offer pursuant to the above.

40.	CAPITALISATION OF PROFITS

40.1	The Board may, subject to the provisions of this Article 40.1, Article 40.2 and Article 40.3 inclusive, resolve to capitalise any undistributed profits of the Company not required for paying any preferential dividend (whether or not they are available for distribution) or any sum standing to the credit of any reserve or fund of the Company (including without limitation the Company’s share premium account and capital redemption reserve, if any) and:

(a)	appropriate the sum resolved to be capitalised to the members or any class of members on the record date specified in the relevant resolution who would have been entitled to it if it were distributed by way of dividend and in proportion to the nominal amounts of the shares (whether or not fully paid) held by them respectively which would entitle them to participate in a distribution of that sum if the shares were fully paid and the sum were then distributable and were distributed by way of dividend;

(b)	apply such sum on their behalf either in or towards paying up the amounts, if any, for the time being unpaid on any shares held by them respectively, or in paying up in full shares, debentures or other obligations of the Company of a nominal amount equal to that sum but the share premium account, the capital redemption reserve, and any profits which are not available for distribution may, for the purposes of this Article 40.1, only be applied in paying up shares to be allotted to members credited as fully paid;

(c)	allot the shares, debentures or other obligations credited as fully paid to those members or as they may direct, in those proportions, or partly in one way and partly in the other;

(d)	resolve that any shares so allotted to any member in respect of a holding by him of any partly paid shares shall so long as such shares remain partly paid rank for dividend only to the extent that the latter shares rank for dividend;

(e)	where shares or debentures become, or would otherwise become, distributable under this Article 40.1 in fractions, make such provision as the Board thinks fit for any fractional entitlements including without limitation authorising their sale and transfer to any person, resolving that the distribution be made as nearly as practicable in the correct proportion but not exactly so, ignoring fractions altogether or resolving that cash payments be made to any members in order to adjust the rights of all parties;

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(f)	authorise any person to enter on behalf of all the members concerned into an agreement with the Company providing for either:

(i)	the allotment to members respectively, credited as fully paid, of any further shares, debentures or other obligations to which they are entitled upon such capitalisation; or

(ii)	the payment up by the Company on behalf of the members of the amounts, or any part of the amounts, remaining unpaid on their existing shares by the application of their respective proportions of the sums resolved to be capitalised, and any agreement made under such authority being binding on all such members, and

(g)	generally do all acts and things required to give effect to such resolution as aforesaid.

40.2	In exercising its authority under Article 40.1, unless recommended by two-thirds of the Board and approved by an ordinary resolution of the Company, the Board may only resolve to capitalise any undistributed profits of the Company not required for paying any preferential dividend (whether or not they are available for distribution) or any sum standing to the credit of any reserve or fund of the Company (including without limitation the Company’s share premium account and capital redemption reserve, if any) and to issue and allot Ordinary Shares, as otherwise contemplated by Article 40.1, to holders of Ordinary Shares on an equal per share basis.

40.3

(a)	Where, pursuant to an employees’ share scheme (within the meaning of section 1166 of the Companies Act) the Company has granted awards (“awards” being options or other incentive awards, including, without limitation, stock appreciation rights, restricted stock units, performance stock units and restricted stock awards) to subscribe for or with respect to shares on terms which provide (inter aim) for adjustments to the subscription, exercise or base price payable on the exercise of such award or to the number of shares to be allotted upon the exercise, or with respect to, such award, in the event of any increase or reduction in, or other reorganisation of, the Company’s issued share capital and an otherwise appropriate adjustment would result in the subscription, exercise or base price for any share being less than its nominal value, then, subject to the provisions of the Companies Act, the Directors may, on the exercise of any of the awards concerned and payment of the subscription, exercise or base price which would have applied had such adjustment been made, capitalise any such profits or other sum as is mentioned in Article 40.1 above (as if such Article 40.1 did not make reference to Article 40.2) to the extent necessary to pay up the unpaid balance of the nominal value of the shares which fall to be allotted on the exercise of such awards and apply such amount in paying up such balance and allot shares fully paid accordingly. The provisions of Article 40.1 shall apply mutatis mutandis to this Article 40.3 as if Article 40.1 did not make reference to Article 40.2.

(b)

Where, pursuant to an employees’ share scheme (within the meaning of section 1166 of the Companies Act) the Company has granted awards (“awards” being options or other incentive awards, including, without limitation, stock appreciation rights, restricted stock units, performance stock units and restricted stock awards) to subscribe for or with respect to shares, then, subject to the provisions of the Companies Act, the Directors may, on the grant, exercise or vesting of any of the awards concerned, capitalise any such profits or other sum as is mentioned in Article 40.1 above (as if such Article 40.1 did not make reference to Article 40.2) to the extent necessary to pay up the unpaid balance of the nominal value of the shares which fall to be allotted on the grant, exercise or vesting of such awards and apply

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such amount in paying up such balance and allot shares fully paid accordingly. The provisions of Article 40.1 shall apply mutatis mutandis to this Article 40.3(b) as if Article 40.1 did not make reference to Article 40.2.

41.	RETURN OF CAPITAL

41.1	The rights as regards return of capital attaching to the Ordinary Shares shall be as set out in this Article.

41.2	On a return of capital on a liquidation, reduction of capital or otherwise, the surplus assets of the Company available for distribution among the members shall be applied in the same order of priority as applies in respect of dividends and distributions set out in Article 38 (or as close thereto as is possible).

42.	CHANGE OF THE COMPANY’S NAME

The Company’s name may be changed by resolution of the Board.

43.	RECORD DATES

43.1	Notwithstanding any other provision of these Articles, and subject to the Companies Act, but without prejudice to any special rights attached to any shares, the Company or the Directors may:

(a)	fix any date as the record date for any dividend, distribution, allotment or issue, which shall not be more than 60 days prior to such action;

(b)	for the purpose of determining which persons are entitled to attend and vote at a general meeting of the Company, or a separate general meeting of the holders of any class of shares in the capital of the Company, and how many votes such persons may cast, specify in the notice of meeting a time by which a person must be entered on the register in order to have the right to attend or vote at the meeting provided that such time shall not be more than 60 days nor less than 10 days before the date of such meeting and changes to the register after the time specified by virtue of this Article 43.1 shall be disregarded in determining the rights of any person to attend or vote at the meeting; and

(c)	for the purposes of sending notices to any one or more members (including, without limitation, notices of general meetings, or separate general meetings of the holders of any class of shares in the capital of the Company), give such notices by reference to the register of members as it stands at the close of business on a day determined by the Company or the Board, which day may not be more than 60 days before the day that such notices are sent.

43.2	In the case of determination of members entitled to vote at any general meeting or adjournment thereof, or a separate general meeting of the holders of any class of shares in the capital of the Company, the record date shall, unless otherwise required by the Companies Act, not be more than 60 days nor less than 10 days before the date of such meeting.

43.3	In the case of any other lawful action, and save as otherwise provided by these Articles, the record date shall not be more than 60 days prior to such other action.

44.	ACCOUNTS

44.1	No member (as such, other than a Director) shall have any right to inspect any accounting record or other document of the Company, unless he is authorised to do so by statute, by order of the court, by the Board or by ordinary resolution of the Company.

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44.2	Subject to the Companies Act, a copy of the Company’s annual accounts and reports for that financial year shall, at least 21 clear days before the date of the meeting at which copies of those documents are to be laid in accordance with the provisions of the Companies Act, be sent to every member and to every holder of the Company’s debentures, and to every person who is entitled to receive notice of meetings from the Company under the provisions of the Companies Act or of these Articles or, in the case of joint holders of any share or debenture, to one of the joint holders. A copy need not be sent to a person for whom the Company does not have a current address.

44.3	Subject to the Companies Act, the requirements of Article 44.2 shall be deemed satisfied in relation to any person by sending to the person, instead of such copies, a summary financial statement derived from the Company’s annual accounts and directors’ report, which shall be in the form and containing the information prescribed by the Companies Act and any regulations made under the Companies Act.

45.	NOTICES AND OTHER COMMUNICATIONS

45.1	Any notice to be given to or by any person pursuant to these Articles shall be in writing other than a notice calling a meeting of the Directors which need not be in writing.

45.2	Any notice, document or information may (without prejudice to Articles 45.9 and 45.10) be given, sent or supplied by the Company to any member either:

(a)	personally;

(b)	by sending it by post in a prepaid envelope addressed to the member at his registered address or postal address given to the Company for that purpose, or by leaving it at that address;

(c)	subject to Article 45.3, by sending it in electronic form to a person who has agreed (generally or specifically) that the notice, document or information may be sent or supplied in that form (and has not revoked that agreement); or

(d)	subject to the provisions of the Companies Act, by making it available on a website, provided that the requirements in (i) to (iv) below are satisfied.

The requirements referred to in paragraph (d) are that:

(i)	the member has agreed (generally or specifically) that the notice, document or information may be sent or supplied to him by being made available on a website (and has not revoked that agreement), or the member has been asked by the Company to agree that the Company may send or supply notices, documents and information generally, or the notice, document or information in question, to him by making it available on a website and the Company has not received a response within the period of 28 days beginning on the date on which the Company’s request was sent and the member is therefore taken to have so agreed (and has not revoked that agreement);

(ii)	the member is sent a notification of the presence of the notice, document or information on a website, the address of that website, the place on that website where it may be accessed, and how it may be accessed (notification of availability); and

(iii)	in the case of a notice of meeting, the notification of availability states that it concerns a notice of a company meeting, specifies the place, time and date of the meeting, and states whether it will be an annual general meeting, and

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(iv)	the notice, document or information continues to be published on that website, in the case of a notice of meeting, throughout the period beginning with the date of the notification of availability and ending with the conclusion of the meeting and in all other cases throughout the period specified by any applicable provision of the Companies Act, or, if no such period is specified, throughout the period of 28 days beginning with the date on which the notification of availability is sent to the member, save that if the notice, document or information is made available for part only of that period then failure to make it available throughout that period shall be disregarded where such failure is wholly attributable to circumstances which it would not be reasonable to have expected the Company to prevent or avoid.

45.3	The Board may from time to time issue, endorse or adopt terms and conditions relating to the use of electronic means for the sending of notices, other documents and proxy appointments by the Company to members or persons entitled by transmission and by members or persons entitled by transmission to the Company.

45.4	In the case of joint holders of a share:

(a)	it shall be sufficient for all notices, documents and other information to be given, sent or supplied to the joint holder whose name stands first in the register of members in respect of the joint holding (first named holder) only and any notice, document or other information so sent shall be deemed for all purposes sent to all the joint holders; and

(b)	the agreement of the first named holder that notices, documents and information may be given, sent or supplied in electronic form or by being made available on a website shall be binding on all the joint holders.

45.5	The Company may at any time and at its sole discretion choose to give, send or supply notices, documents and information only in hard copy form to some or all members.

45.6	For the avoidance of doubt, the provisions of Articles 45.1 to 45.5 are subject to Article 17.6.

45.7	A member present either in person or by proxy, or in the case of a corporate member by a duly authorised representative, at any meeting of the Company or of the holders of any class of shares shall be deemed to have received notice of the meeting and, where requisite, of the purposes for which it was called.

45.8	Every person who becomes entitled to a share shall be bound by any notice in respect of that share which, before his name is entered in the register of members, has been given to the person from whom he derives his title, but this Article 45.8 does not apply to a notice given under section 793 of the Companies Act.

45.9	Subject to the Companies Act, where by reason of the suspension or curtailment of postal services, the Company is unable effectively to give notice of a general meeting, the general meeting may be convened by public announcement. The Company shall send a copy of the notice to members in the same manner as it sends notices under Articles 45.1 to 45.5 inclusive if at least seven clear days before the meeting the posting of notices again becomes practicable.

45.10	Subject to the Companies Act, any notice, document or information to be given, sent or supplied by the Company to the members or any of them, not being a notice to which Article 45.9 applies, shall be sufficiently given, sent or supplied if given by public announcement.

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45.11	Any notice, document or information given, sent or supplied by the Company to the members or any of them:

(a)	by hand shall be deemed to have been received by the member when it is handed to the member or left at his registered address;

(b)	by post, shall be deemed to have been received 24 hours after the time at which the envelope containing the notice, document or information was posted unless it was sent by second class post or there is only one class of post, or it was sent by air mail to an address outside the United Kingdom, in which case it shall be deemed to have been received 48 hours after it was posted Proof that the envelope was properly addressed, prepaid and posted shall be conclusive evidence that the notice, document or information was sent or supplied;

(c)	by advertisement, shall be deemed to have been received on the day on which the advertisement appears;

(d)	by electronic means, shall be deemed to have been received by the member on the day following that on which it was sent or supplied Proof that a notice, document or information in electronic form was addressed to the electronic address provided by the member for the purpose of receiving communications from the Company shall be conclusive evidence that the notice, document or information was sent or supplied and such notice, document or information shall be deemed received by the member at that time notwithstanding that the Company becomes aware that the member has filed to receive the relevant notice, document or information for any reason and notwithstanding that the Company subsequently sends or supplies a hard copy of such document or information by post to the member;

(e)	by making it available on a website, shall be deemed to have been received on the date on which the notice, document or information was first made available on the website or, if later, when the member is deemed to have been received notification of the fact that the notice, document or information was available on the website in accordance with this Article 45.11 and such notice, document or information shall be deemed received by the member on that day notwithstanding that the Company becomes aware that the member has filed to receive the relevant document or information for any reason and notwithstanding that the Company subsequently sends a hard copy of such notice, document or information by post to the member, or

(f)	by means of a Depositary, shall be deemed to have been received 24 hours after the Company, or person acting on the Company’s behalf, gives the notice, document or information to the Depositary.

45.12	Any notice, document or information may be given, sent or supplied by the Company to the person entitled to a share in consequence of the death or bankruptcy of a member or otherwise by operation of law by sending or delivering it in any manner that the Company may choose authorised by these Articles for the sending of notice, document or information to a member addressed to that person by name, or by the title of representative of the deceased or trustee of the bankrupt or by any similar description, at the address, if any, as may be supplied for that purpose by the person claiming to be so entitled. Until such an address has been supplied, a notice may be given in any manner in which it might have been given if the death or bankruptcy or other event giving rise to the transmission had not occurred.

45.13

If on three consecutive occasions, or on one occasion and reasonable enquiries have failed to establish the member’s address, notices, documents or information sent or supplied to a member by post have

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been returned undelivered, the member shall not be entitled to receive any subsequent notice, document or information until he has supplied to the Company (or its agent) a new registered address or a postal address, or shall have informed the Company, in such a manner as may be specified by the Company, of an electronic address. For the purposes of this Article 45.13, references to notices, documents or information include references to a cheque or other instrument of payment, but nothing in this Article 45.13 entitles the Company to cease sending any cheque or other instrument of payment for any dividend, unless it is otherwise so entitled under these Articles. Without prejudice to the generality of the foregoing, any notice of a general meeting of the Company which is in fact sent or purports to be sent to such member shall be ignored for the purpose of determining the validity of the proceedings at such general meeting.

45.14	Where a document is required under these Articles to be signed by a member or any other person, if the document is in electronic form, then in order to be valid the document must either:

(a)	incorporate the electronic signature, or personal identification details (which may be details previously allocated by the Company), of that member or other person, in such form as the Directors may approve; or

(b)	be accompanied by such other evidence as the Directors may require in order to be satisfied that the document is genuine.

The Company may designate mechanisms for validating any such document and a document not validated by the user of any such mechanisms shall be deemed as having not been received by the Company. In the case of any document or information relating to a meeting, an instrument of proxy or invitation to appoint a proxy, any validation requirements shall be specified in the relevant notice of meeting in accordance with Articles 17.5 and 22.6(b).

46.	DESTRUCTION OF DOCUMENTS

46.1	The Company shall be entitled to destroy:

(a)	any instrument of transfer of shares which have been registered, and all other documents on the basis of which any entry is made in the register, at any time after the expiration of six years from the date of registration;

(b)	any dividend mandate, variation or cancellation of dividend mandates, and notification of change of name or address, at any time after two years from the date on which it is recorded;

(c)	any share certificate which has been cancelled at any time after the expiration of one year from the date on which it is cancelled;

(d)	all paid dividend warrants and cheques at any time after the expiration of one year from the date of actual payment;

(e)	all proxy appointments which have been used for the purpose of a poll at any time after the expiration of one year from the date of use;

(f)	all proxy appointments which have not been used for the purpose of a poll at any time after one month from the end of the meeting to which the proxy appointment relates and at which no poll was demanded; and

(g)	any other document on the basis of which an entry in the register of members is made, after six years from the date on which it is made.

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Any document referred to in this Article 46.1 may be destroyed earlier than the relevant date authorised, provided that a permanent record of the document is made which is not destroyed before that date.

46.2	It shall be conclusively presumed in favour of the Company that:

(a)	every entry in the register of members purporting to have been made on the basis of an instrument of transfer or other document destroyed in accordance with Article 46.1 was duly and properly made;

(b)	that every instrument of transfer destroyed in accordance with Article 46.1 was a valid and effective instrument duly and properly registered;

(c)	that every share certificate destroyed in accordance with Article 46.1 was a valid and effective certificate duly and properly cancelled; and

(d)	that every other document destroyed in accordance with Article 46.1 was a valid and effective document in accordance with the particulars in the records of the Company.

provided that

(i)	Article 46.1 shall apply only to the destruction of a document in good faith and without notice of any claim (regardless of the parties to it) to which the document might be relevant;

(ii)	nothing in Article 46.1 shall be construed as imposing upon the Company any liability in respect of the destruction of any such document otherwise than in accordance with Article 46.1 which would not attach to the Company in the absence of Article 46.1; and

(iii)	references in Article 46.1 to the destruction of any document include references to the disposal of it in any manner.

47.	WINDING UP

47.1	If the Company commences liquidation, the liquidator may, with the sanction of a special resolution of the Company and any other sanction required by law, subject to the provisions of the Companies Act:

(a)	divide among the members in specie the whole or any part of the assets, whether they shall consist of property of the same kind or not, of the Company and may, for that purpose, value any assets as he deems fair and determine how the division shall be carried out as between the members or different classes of members; and

(b)	vest the whole or any part of the assets in trustees upon such trusts for the benefit of the members as he may with the like sanction determine;

but no member shall be compelled to accept any assets upon which there is a liability.

47.2	The power of sale of a liquidator shall include a power to sell wholly or partially for shares or debentures or other obligations of another body corporate, either then already constituted or about to be constituted for the purpose of carrying out the sale.

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48.	INDEMNITY AND INSURANCE

48.1	Subject to the provisions of the Companies Act, the Company may exercise all the powers of the Company to:

(a)	indemnify to any extent any person who is or was a Director, or a Director of any associated company, directly or indirectly (including by funding any expenditure incurred or to be incurred by him) against any loss or liability, whether in connection with any proven or alleged negligence, default, breach of duty or breach of trust by him or otherwise, in relation to the Company or any associated company;

(b)	indemnify to any extent any person who is or was a Director of an associated company that is a trustee of an occupational pension scheme, directly or indirectly (including by funding any expenditure incurred or to be incurred by him) against any liability incurred by him in connection with the company’s activities as trustee of an occupational pension scheme; and/or

(c)	purchase and maintain insurance for or for the benefit of any person who is or was:

(i)	a Director, officer or employee of the Company, or any body corporate which is or was the holding company or subsidiary undertaking of the Company, or in which the Company or such holding company or subsidiary undertaking has or had any interest (whether director or indirect) or with which the Company or such holding company or subsidiary undertaking is or was in any way allied or associated; or

(ii)	a trustee of any pension fund in which employees of the Company or any other body referred to in paragraph (c)(1) of this Article 48.1 are or have been interested;

including without limitation insurance against any loss or liability or any expenditure he may incur, whether in connection with any proven or alleged act or omission in the actual or purported execution or discharge of his duties or in the exercise or purported exercise of his powers or otherwise in relation to this duties, power or offices, whether comprising negligence, default, breach of duty, breach of trust or otherwise, in relation to the relevant body or fund

48.2	No Director of former Director shall be accountable to the Company or the members for any benefit provided pursuant to these Articles. The receipt of any such benefit shall not disqualify any person from being or becoming a director of the Company.

49.	DISPUTE RESOLUTION

49.1	The courts of England and Wales shall have exclusive jurisdiction to determine any and all disputes brought by a member in that member’s capacity (whether in its own name or in the name of the Company) as such against the Company and/or the Board and/or any of the Directors individually or collectively, arising out of or in connection with these Articles or any non-contractual obligations arising out of or in connection with these Articles.

49.2	The governing law of these Articles is the law of England and Wales and these Articles shall be interpreted in accordance with English law.

49.3	For the purposes of Article 49.1, Director shall be read so as to include each and any Director of the Company from time to time in his capacity as such or as an employee of the Company and shall include any former Director of the Company.

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Exhibit B

CERTIFICATE OF INCORPORATION

OF

[            ]

FIRST

The name of the corporation (the “Corporation”) is [            ]

SECOND

The address of the Corporation’s registered office in the State of Delaware is 1209 Orange Street in the City of Wilmington, County of New Castle, 19801. The name of its registered agent at such address is The Corporation Trust Company.

THIRD

The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of the State of Delaware, as the same exists or may hereafter be amended (“DGCL”) or any successor statute.

FOURTH

The total number of shares of all classes of stock that the Corporation shall have authority to issue is One Hundred (100) shares, all of which are Common Stock with a par value of $0.01.

FIFTH

The Corporation is to have perpetual existence.

SIXTH

In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to adopt, alter, amend or repeal the bylaws of the Corporation.

SEVENTH

Election of directors need not be by written ballot unless the bylaws of the Corporation shall so provide.

EIGHTH

Any action required or permitted to be taken by the holders of Common Stock of the Corporation, including but not limited to the election of directors, may be taken by written consent or consents but only if such consent or consents are signed by all holders of Common Stock.

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NINTH

A director of this Corporation shall not be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent that such exemption from liability or limitation thereof is not permitted under the DGCL as in effect at the time such liability is determined. No amendment or repeal of this Article NINTH shall apply to or have any effect on the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal.

TENTH

(A) The Corporation shall indemnify its directors and officers to the fullest extent authorized or permitted by the DGCL, and such right to indemnification shall continue as to a person who has ceased to be director or officer of the Corporation and shall inure to the benefit of his or her heirs, executors and administrators; provided, however, that, except for proceedings to enforce rights to indemnification, the Corporation shall not be obligated to indemnify any director or officer (or his or her heirs, executors or administrators) in connection with a proceeding (or part thereof) initiated by such person unless such proceeding (or part thereof) was authorized by the Board of Directors of the Corporation. The right to indemnification conferred in this paragraph shall be a contract right and shall include the right to be paid by the Corporation the expenses incurred in defending or otherwise participating in any proceeding in advance of its final disposition.

(B) The Corporation shall have the express authority to enter into such agreements as the Board of Directors deems appropriate for the indemnification of directors and officers of the Corporation. Such agreements may contain provisions relating to, among other things, the advancement of expenses, a person’s right to bring suit against the Corporation to enforce his or her right to indemnification, the establishment of a trust to assure the availability of funds to satisfy the Corporation’s indemnification obligations to such person and other matters as the Board of Directors deems appropriate or advisable.

(C) The rights to indemnification and to the advancement of expenses conferred in this Article TENTH shall not be exclusive of any other right which any person may have or hereafter acquire under this Certificate of Incorporation, the bylaws of the Corporation, any statute, agreement, vote of stockholders or disinterested directors or otherwise.

(D) The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the DGCL.

(E) Any repeal or modification of the foregoing provisions of this Article NINTH shall not adversely affect any right or protection of a director or officer of the Corporation, or other person indemnified by the Corporation, with respect to any acts or omissions of such director, officer or other person existing at the time of such repeal or modification.

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ELEVENTH

Subject to such limitations as may be from time to time imposed by other provisions of this Certificate of Incorporation, by the bylaws of the Corporation, by the DGCL or other applicable law, or by any contract or agreement to which the Corporation is or may become a party, the Corporation reserves the right to amend or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this express reservation.

I, THE UNDERSIGNED, being the sole incorporator hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, do make this certificate, herein declaring and certifying that this is my act and deed and the facts herein stated are true, and accordingly have hereunto set my hand this     day of                 , 2015.

[●]

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ANNEX A-2: SUPPORT AGREEMENT

SUPPORT AGREEMENT

This SUPPORT AGREEMENT, dated as of February 26, 2015 (this “Agreement”), is entered into by and among Cyberonics, Inc., a Delaware corporation (“Cyberonics”), Mittel S.p.A., a joint stock company organized under the laws of Italy whose shares are listed on the MSE (“Mittel”), Equinox Two S.c.a. a joint partnership organized under the laws of Luxembourg (“Equinox” and, collectively with Mittel, the “Ultimate Shareholders”), Tower 6 S. à r.l., a limited liability company organized under the laws of Luxembourg (“Tower 6”), Ghea S.r.l., a limited liability company organized under the laws of Italy (“Ghea”), Bios S.p.A., a joint stock company organized under the laws of Italy (“Bios”) and Tower 6Bis S.à r.l., a limited liability company organized under the laws of Luxembourg (“Tower 6bis” and collectively with Bios, the “Direct Shareholders”). The Direct Shareholders collectively with Tower 6, Ghea and the Ultimate Shareholders are referred to herein as the “Shareholders”.

WHEREAS, contemporaneously with the execution of this Agreement, Cyberonics, Sorin S.p.A., a joint stock company organized under the laws of Italy (“Sorin”), Sand Holdco Limited, a private limited company incorporated under the laws of England and Wales and a wholly owned subsidiary of Sorin (“Holdco”), and Cypher Merger Sub, Inc., a Delaware corporation and wholly owned (whether directly or indirectly through a wholly owned subsidiary or subsidiaries) subsidiary of Holdco, are entering into a Letter of Intent (an execution copy of which is attached hereto as Exhibit I) (the “Letter of Intent”), which includes as an exhibit a Transaction Agreement (the “Transaction Agreement”), providing for, among other things, the Mergers;

WHEREAS, capitalized terms used but not defined herein shall have the meanings set forth in the Transaction Agreement;

WHEREAS, the Ultimate Shareholders collectively own - directly as regards Mittel and indirectly, through Tower 6, as regards Equinox - of all of the shares of capital stock or other equity interests in, or voting securities of, the Direct Shareholders (such capital stock, equity interests and voting securities, collectively, the “Covered Intermediate Shares”);

WHEREAS, Shareholders collectively own, beneficially or of record, as the case may be, and are entitled to vote (or cause to be voted) 121,787,520 ordinary shares, par value €1 per share, of Sorin (such shares, the “Subject Shares,” and together with any other Sorin Equity Interests, as defined herein below, currently owned by Shareholders as set forth on Schedule A or of which beneficial ownership is acquired by Shareholders after the date hereof and during the term of this Agreement, being collectively referred to herein as the “Covered Sorin Shares”);

WHEREAS, as a condition to its willingness to enter into the Letter of Intent, Cyberonics has requested that the Shareholders enter into this Agreement, and Shareholders acknowledge that Cyberonics has relied upon Shareholders’ execution of this Agreement in its decision to enter into the Transaction Agreement;

WHEREAS, Shareholders are parties to a shareholders’ agreement relating to Sorin entered into on May 18th 2011 and subsequently amended on November 12th 2012, setting forth, among other things, certain undertakings in respect of the transfer of the Covered Sorin Shares and certain mutual undertakings of Shareholders in respect of the exercise of voting rights in the shareholders’ meeting of Sorin by Direct Shareholders (the “Sorin Shareholder Agreement”);

WHEREAS, (A) Bios holds 90,302,672 Covered Sorin Shares of which 55,505,985 are pledged (the “Bios MPS Pledge”) in favor of Banca Monte Paschi di Siena S.p.A. (“MPS”) and 15.579.249 are pledged in favor of Ghea (the “Bios Ghea Pledge”) and (B) Tower 6Bis - whose entire share capital has been pledged in favour of MPS - holds 31,484,848 Covered Sorin Shares of which 17,790,583 (it being understood that, notwithstanding the lock-up provisions under Section 1.03(d) below, such number may from time to time be increased or decreased in function of the market price of Sorin Shares) are currently pledged in favor of MPS (the “Tower

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6Bis MPS Pledge” and, collectively with the Bios MPS Pledge and the Bios Ghea Pledge, the “Pledges” and all of the Contracts entered into in connection with the financing arrangements to which such Pledges relate, as the same may be amended or supplemented from time to time, collectively, the “Financing Documents”). Such pledged Covered Sorin Shares are hereafter referred to as the “Pledged Covered Sorin Shares”. According to the Pledges, the voting rights pertaining to the Pledged Covered Sorin Shares are exercisable by the Direct Shareholders;

WHEREAS, the provisions of the Transaction Agreement and the structure of the transactions contemplated thereby is the result of independent negotiations between Cyberonics and Sorin, with the assistance of their advisors, and the Shareholders did not perform any autonomous assessment and due diligence with respect to the matters covered therein; and

WHEREAS, the Shareholders desire to enter into this Agreement in furtherance of the Sorin Merger and the other transactions contemplated by the Transaction Agreement.

NOW, THEREFORE, the parties hereto agree as follows:

SECTION 1.01. Representations and Warranties of Shareholder. Shareholders, severally and each for its own competence, hereby represent and warrant to Cyberonics as follows:

(a) Organization. Each of the Shareholders is duly organized and is validly existing and in good standing (to the extent such concept is applicable) under the laws of its jurisdiction of formation.

(b) Authority; Execution and Delivery. Each of the Shareholders has all requisite power and authority to execute and deliver this Agreement, to consummate the transactions contemplated hereby to be undertaken by Shareholders and to comply with the provisions of this Agreement. The execution and delivery by Shareholders of this Agreement, consummation of the transactions contemplated hereby to be undertaken by Shareholders and compliance with the provisions of this Agreement have been duly authorized by all necessary action on the part of Shareholders, and no other action or proceeding on the part of Shareholders is necessary to authorize this Agreement or to consummate the transactions contemplated hereby to be undertaken by Shareholders. Shareholders have duly executed and delivered this Agreement which, assuming the due authorization, execution and delivery by Cyberonics, constitutes the legal, valid and binding obligation of Shareholders, enforceable against Shareholders in accordance with its terms.

(c) Enforceability. The execution and delivery by Shareholders of this Agreement do not, and the consummation of the transactions to be undertaken by Shareholders contemplated hereby (alone or in combination with any other event) and compliance with the terms hereof will not, conflict with, or result in any violation or breach of, or a default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation, any obligation to make an offer to purchase or redeem any indebtedness or shares, voting securities or other equity interests or any loss of a benefit under, or result in the creation of any Lien in or upon any of the properties or assets of Shareholders (including any Covered Sorin Shares but excluding Pledged Covered Sorin Shares) under, any provision of (i) its organizational documents, (ii) any Contract to which any of the Shareholders is a party or to which any of the properties or assets of any of the Shareholders is subject or (iii) subject to the governmental filings and other matters referred to in the immediately following sentence, any (A) statute, law, ordinance, rule or regulation applicable to Shareholders or the properties or other assets of Shareholders (including any Covered Sorin Shares but excluding Pledged Covered Sorin Shares) or (B) order, writ, injunction, decree, judgment or stipulation, in each case applicable to Shareholders or the properties or other assets of Shareholders (including any Covered Sorin Shares but excluding Pledged Covered Sorin Shares). No consent, approval, order or authorization of, action by or in respect of, or registration, declaration or filing with, any Governmental Entity is required by or with respect to Shareholders in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby to be undertaken by Shareholders (alone or in combination with any other

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event) or the compliance by Shareholders with the provisions of this Agreement, save for the mandatory publication and filings required by Article 122 of Italian legislative decree no. 58 of 24 February 1998 (the Italian Consolidated Law on Finance, referred to herein as “TUF”) and its implementing regulations or by other provisions of Law as well as by other regulations applicable with respect to shareholders’ agreements regarding issuers of shares listed on the MSE.

(d) The Covered Sorin Shares. Other than the Covered Sorin Shares set forth on Schedule A, no Shareholder owns, of record or beneficially, (i) any shares of capital stock or other equity interests in, or voting securities of, Sorin or any Sorin Subsidiary, (ii) options, warrants or other securities convertible into, or exchangeable or exercisable for, any such shares of capital stock, equity interests or voting securities, (iii) any rights of any kind to acquire any such shares of capital stock, equity interests, voting securities or such options, warrants or other convertible or exchangeable securities or (iv) any right with an exercise or conversion privilege at a price related to an equity security in Sorin, or similar securities with a value derived from the value of an equity security in Sorin, including any “phantom” stock, “phantom” stock rights, stock appreciation rights or stock based performance units ((i) through (iv), collectively, “Sorin Equity Interests”). Shareholders are the lawful record and/or beneficial owner of, and have good and marketable title to, the Covered Sorin Shares, free and clear of any Liens except for the Pledged Covered Sorin Shares. Subject to the Sorin Shareholder Agreement, Direct Shareholders have the sole right to vote, and Ultimate Shareholders have the sole right to cause to be voted, the Covered Sorin Shares and none of the Covered Sorin Shares (with the exception of the Pledged Sorin Shares) is subject to any voting trust or other agreement, arrangement or restriction or limitation of any kind.

(e) Covered Intermediate Shares. Except for the pledge existing over the entire share capital of Tower 6Bis in favor of MPS, the Ultimate Shareholders collectively own of all of the Covered Intermediate Shares, and no other person or entity owns, of record or beneficially, (i) any shares of capital stock or other equity interests in, or voting securities of, the Direct Shareholders, (ii) options, warrants or other securities convertible into, or exchangeable or exercisable for, any such shares of capital stock, equity interests or voting securities, (iii) any rights of any kind to acquire any such shares of capital stock, equity interests, voting securities or such options, warrants or other convertible or exchangeable securities or (iv) any right with an exercise or conversion privilege at a price related to an equity security in a Direct Shareholder, or similar securities with a value derived from the value of an equity security in a Direct Shareholder, including any “phantom” stock, “phantom” stock rights, stock appreciation rights or stock based performance units.

(f) Financing Documents. No Shareholder is in default under any of the Financing Documents. There are no restrictions on voting rights pertaining to the Pledged Covered Sorin Shares and such voting rights are exercisable solely by the Direct Shareholders, except upon the occurrence of an event of default as provided under the relevant Financing Documents.

(g) Documentation. Shareholders have provided Cyberonics with a true and complete copy of the Sorin Shareholder Agreement and the Financing Documents. A list of the Financing Documents is set forth on Schedule B hereto.

SECTION 1.02. Representations and Warranties of Cyberonics. Cyberonics hereby represents and warrants to each of the Shareholders as follows:

(a) Authority; Execution and Delivery. Cyberonics has all requisite power and authority to execute and deliver this Agreement, to consummate the transactions contemplated hereby and to comply with the provisions of this Agreement. The execution and delivery by Cyberonics of this Agreement and consummation of the transactions contemplated hereby have been duly authorized by all necessary action on the part of Cyberonics and no other action or proceeding on the part of Cyberonics is necessary to authorize this Agreement or to consummate the transactions contemplated hereby. Cyberonics has duly executed and delivered this Agreement and, assuming the due authorization, execution and delivery by each of the Shareholders, constitutes the legal, valid and binding obligation of Cyberonics, enforceable against Cyberonics in accordance with its terms.

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(b) Enforceability. Except as set forth on Schedule 1.02(b), (i) the execution and delivery by Cyberonics of this Agreement do not, and the consummation of the transactions contemplated hereby (alone or in combination with any other event) and compliance with the terms hereof will not, conflict with, or result in any violation or breach of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation, any obligation to make an offer to purchase or redeem any indebtedness or shares, voting securities or other equity interests or any loss of a benefit under, or result in the creation of any Lien upon any of the properties or other assets of Cyberonics under, any provision of (A) its organizational documents, (B) any Contract to which Cyberonics is a party or any of the properties or assets of Cyberonics is subject or (C) subject to the governmental filings and other matters referred to in the immediately following sentence, any statute, law, ordinance, rule or regulation or order, writ, injunction, decree, judgment or stipulation applicable to Cyberonics or the properties or other assets of Cyberonics, except with respect to clauses (B) and (C), for any such conflicts, violations, consents, breaches, defaults, rights, obligations, losses or Liens that would not reasonably be expected to have, individually or in the aggregate, a Cyberonics Material Adverse Effect and (ii) other than filings under the Exchange Act and the mandatory publication and filings required under Article 122 of TUF, no consent, approval, order or authorization of, action by or in respect of, or registration, declaration or filing with, any Governmental Entity is required by or with respect to Cyberonics in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby and under the Transaction Agreement, except where the failure to obtain such consents, approvals, orders or authorizations of, or to make such registrations, declarations or filings with, any Governmental Entity would not reasonably be expected to have, individually or in the aggregate, a Cyberonics Material Adverse Effect.

(c) No ownership of Sorin Shares. During the twelve months preceding the execution of this Agreement, Cyberonics has not, whether directly or indirectly, acquired any Sorin Equity Interest. As of the date hereof and through the Sorin Merger Effective Date, Cyberonics does not, and will not, own, of record or beneficially, any Sorin Equity Interest.

SECTION 1.03. Covenants of Shareholders. Prior to the Sorin Merger Effective Time, each of the Shareholders covenants and agrees as follows:

(a) At any meeting of the shareholders of Sorin called to seek the Sorin Shareholder Approval or in any other circumstances upon which a vote, consent or other approval with respect to the Transaction Agreement, the Mergers or any other transaction contemplated by the Transaction Agreement is sought, Direct Shareholders shall vote (and Ultimate Shareholders shall cause to be voted) all of the Covered Sorin Shares (to the extent such shares can be voted) in favor of granting the Sorin Shareholder Approval and any other actions presented to shareholders of Sorin that are necessary in furtherance of the Sorin Merger, the Sorin Shareholder Approval or any other transactions contemplated by the Transaction Agreement.

(b) At any meeting of shareholders of Sorin or at any adjournment thereof or in any other circumstances upon which their vote, consent or other approval is sought, Direct Shareholders shall vote (and Ultimate Shareholders shall cause to be voted) the Covered Sorin Shares (to the extent such shares can be voted) against (and shall not otherwise Transfer (as defined below) any Covered Sorin Shares with respect to) (i) any Sorin Competing Proposal or any action which is a component of any Sorin Competing Proposal and (ii) any amendment of the Sorin Bylaws or other proposal or transaction involving Sorin or any Subsidiary, which amendment or other proposal or transaction would in any manner impede, frustrate, prevent or nullify any provision of the Transaction Agreement or any of the other transactions contemplated by the Transaction Agreement or change in any manner the voting rights of the Sorin Shares. Shareholders shall not commit or agree to take any action inconsistent with the foregoing.

(c) Each of the Shareholders hereby agrees that, in the event (i) of any share dividend, share split, recapitalization, reclassification, combination or exchange of shares or other equity interests or voting securities of Sorin of, or affecting, the Covered Sorin Shares, (ii) any Shareholder purchases or otherwise acquires

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beneficial ownership of or an interest in any Sorin Equity Interests after the execution of this Agreement (including by conversion, exercise or exchange) or (iii) any Shareholder voluntarily acquires the right to vote or share in the voting of any Sorin Equity Interests other than the Covered Sorin Shares (collectively, the “New Sorin Shares”), such New Sorin Shares acquired or purchased by such Shareholder shall be subject to the terms of this Agreement, including the covenants set forth in this Section 1.03, and shall constitute Covered Sorin Shares to the same extent as if those New Sorin Shares were owned by any Shareholder on the date of this Agreement.

(d) Prior to the Sorin Merger Effective Time, each of the Shareholders shall not, directly or indirectly, (i) sell, transfer, pledge, assign or otherwise dispose of (including by gift), hedge or utilize a derivative to transfer the economic interest in (collectively, “Transfer”), or enter into any Contract, option or other arrangement or understanding (including any profit sharing arrangement) with respect to the Transfer of, any Covered Sorin Shares or Covered Intermediate Shares to any person other than pursuant to the Mergers (it being understood that (A) any Transfer of the Covered Sorin Shares or Covered Intermediate Shares by and among the Shareholders shall not constitute a breach of this provision and (B) Bios shall be at any time entitled to increase the number of its Covered Sorin Shares subject to the Bios MPS Pledge to the extent necessary to postpone the maturity date of the facility to which such pledge relates, as provided under the relevant Financing Documents), (ii) enter into any voting arrangement, whether by proxy, voting agreement or otherwise, with respect to any Covered Sorin Shares or Covered Intermediate Shares, (iii) take any other action that would make any representation or warranty of Shareholders herein untrue or incorrect or would in any way restrict, limit or interfere with the performance of Shareholders’ obligations hereunder or the transactions contemplated hereby or (iv) commit or agree to take any of the foregoing actions, if, in the case of (i) - (iv) such action would have the effect of reducing the number of Sorin Shares, Covered Intermediate Shares or Covered Sorin Shares subject to the obligations set forth in Section 1.03, or otherwise preventing Shareholders from complying with their obligations pursuant to this Section 1.03 (determined as if Shareholders had not taken such action). Shareholders shall remain responsible for their obligations set forth in this Section 1.03 despite any such action.

(e) Each Shareholder shall, and shall cause its Representatives to (i) immediately upon the execution of this Agreement, cease any discussions or negotiations with any persons that are ongoing with respect to any Sorin Competing Proposal, or any inquiry, proposal or offer that would reasonably be expected to lead to a Sorin Competing Proposal, and (ii) from the execution of this Agreement until the Effective Times, not (A) initiate, solicit or knowingly facilitate or encourage the submission of any inquiry, proposal or offer regarding a Sorin Competing Proposal, (B) furnish any information regarding Sorin or any Sorin Subsidiary to any person in connection with, for the purpose of encouraging or facilitating or in response to, a Sorin Competing Proposal, (C) participate in any discussions or negotiations with respect to any Sorin Competing Proposal or any inquiry, proposal or offer that would reasonably be expected to lead to a Sorin Competing Proposal or (D) execute or enter into, or agree to enter into, any letter of intent, memorandum of understanding, voting or support agreement, agreement in principle or any other similar agreement relating to any Sorin Competing Proposal. Each Shareholder will promptly (and in any event, within 24 hours) notify Cyberonics in the event (x) any Sorin Competing Proposal is received by, (y) any information is requested in connection with any Sorin Competing Proposal from, or (z) any discussions or negotiations with respect to a Sorin Competing Proposal are sought to be initiated with, such Shareholder, and shall indicate, in connection with such notice, the identity of the person making such Sorin Competing Proposal, requesting such information or seeking to initiate such discussions or negotiations, together with a summary of the material terms and conditions of such Sorin Competing Proposal (including, if applicable, copies of any written Sorin Competing Proposal) or the nature of the request for information, as applicable. None of the Shareholders shall enter into any agreement with any person that prohibits any Shareholders from providing to Cyberonics any of the information required to be provided to Cyberonics under this Section 1.03(e) within the time periods contemplated hereby. Notwithstanding anything to the contrary in this Section 1.03, consistent with the provisions of Section 1.07(l) below, nothing herein shall limit or prohibit any Shareholder or any of its Representatives, in his capacity as an officer or director of Sorin, from taking any action or failing to take any action in such capacity to the extent permitted under the Transaction Agreement.

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(f) From the date hereof through the Sorin Merger Effective Time, for so long as this Agreement is in effect, each of the Shareholders shall not issue or cause the publication of any press release or other public announcement concerning this Agreement, the Transaction Agreement, or the Mergers or other transactions contemplated hereby or thereby without the prior consultation and consent of Cyberonics (which consent shall not be unreasonably withheld, conditioned or delayed), except as may be required by applicable Law (including to make this Agreement enforceable) or by obligations pursuant to any listing agreement with the MSE or by any Governmental Entity with jurisdiction over any Shareholder. Shareholders hereby agree to permit Cyberonics and Sorin to publish and disclose in the Registration Statement, the Proxy Statement (including all documents and schedules filed with the SEC), the Information Document and in any press release or other disclosure document which Cyberonics or Sorin reasonably determines to be necessary or desirable to comply with all applicable Laws or the rules and regulations of the NASDAQ, the CONSOB or the MSE in connection with the Mergers and any transactions related thereto, Shareholder’s identity and ownership of the Covered Sorin Shares and the nature of the Shareholder’s commitments, arrangements and understandings under this Agreement and a copy of this Agreement. For the avoidance of doubt, the provisions of this Section 1.03(g) do not apply to (i) any announcement, document or publication in connection with a Sorin Competing Proposal, Sorin Superior Proposal or Sorin Change of Recommendation, (ii) any press release or other publication to be issued or made by Mittel in respect of material non-public information pursuant to Article 114 of the TUF and relevant implementing regulations, including the press release that Mittel shall issue upon execution of this Agreement, which shall be in a text substantially in line with that attached hereto under Schedule 1.03(f) or (iii) any disclosure by Shareholders of any information concerning this Agreement or the transactions contemplated hereby in connection with any dispute between the parties regarding this Agreement, the Transaction Agreement, or the transactions contemplated hereby or thereby.

(g) Shareholders shall not acquire, directly or indirectly, any Sorin Rescission Shares if such acquisition would give rise to an obligation under applicable Law to commence a tender offer for the Sorin Shares (provided that purchases of Sorin Rescission Shares by Sorin shall not be deemed to be an indirect acquisition of Sorin Rescission Shares by Shareholders for purposes of this Section 1.03(g)).

(h) From the date of this Agreement until the Sorin Shareholder Meeting, the Shareholders will take reasonable efforts to perform all lawful action to comply with the Financing Documents and to avoid, eliminate and rescind any breach, default, acceleration or termination thereunder or thereof. In the event of that any Shareholder ceases to be entitled to vote the Pledged Covered Sorin Shares in accordance herewith under the terms of the Pledges and/or the Financing Documents, the Ultimate Shareholders shall promptly inform MPS about the content of this Agreement and take such lawful efforts as may be necessary to cause MPS to enter into agreements and instruments entitling the Shareholders to vote the Pledged Covered Sorin Shares in accordance herewith.

SECTION 1.04. Covenants of Cyberonics. Prior to the Sorin Merger Effective Time, Cyberonics covenants and agrees that it shall not acquire, offer to acquire, or agree to acquire, directly or indirectly, by purchase or otherwise, any Sorin Equity Interest, if such acquisition would give rise to a joint obligation upon Cyberonics and any of the Shareholders to commence, as parties acting in concert pursuant to Article 101-bis, Paragraphs 4 and 4-bis and Article 109 (Acquisto di Concerto) of TUF and relevant implementing regulations, a tender offer for the Sorin Shares according to Article 106, Paragraph 1, of the TUF. The parties hereby acknowledge and agree that in any event they would be jointly bound to launch a mandatory tender offer over Sorin Shares pursuant to Articles 106, Paragraph 1 and 109 of the TUF due to Cyberonics’s breach of its obligations under this Section 1.04, Cyberonics shall act as sole offeror (“offerente”) in the context of such tender offer.

SECTION 1.05. Additional Matters. The parties hereby agree to comply with all the disclosure requirements and filing obligations provided under applicable Italian Law including without limitation Article 122 of the TUF.

SECTION 1.06. Termination. The obligations of Shareholders under Section 1.03 of this Agreement and those of Cyberonics under Section 1.04 of this Agreement shall terminate upon the earlier of (i) February 26,

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2016, (ii) the Sorin Merger Effective Time, (iii) if the Transaction Agreement is never entered into, the termination of the Letter of Intent in accordance with its terms or, if the Transaction Agreement is entered into, the termination of the Transaction Agreement in accordance with its terms. The parties hereto further acknowledge and agree that, in the event a public offer to buy or exchange Sorin Shares is made pursuant to Articles 106 or 107 of the TUF, the Shareholders shall be entitled to terminate this Agreement without notice in accordance with Article 123 of the TUF.

Shareholders shall have the right to terminate this Support Agreement in the event of any amendment to the Transaction Agreement that (x) increases the Cyberonics Exchange Ratio or decreases the Sorin Exchange Ratio (except pursuant to an adjustment in accordance with Section 2.03 of the Transaction Agreement) or (y) modifies Sorin’s corporate governance rights under Section 5.18, in the case of each of clauses (x) and (y), without the prior written consent of the Shareholders.

SECTION 1.07. General Provisions.

(a) Amendment. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

(b) Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally, faxed (with confirmation), electronically mailed in portable document format (PDF) (with confirmation) or sent by overnight courier (providing proof of delivery) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

If to Mittel or any of the other Shareholders (other than Equinox):

Mittel S.p.A.

Piazza Armando Diaz, n. 7

20123 – Milan (Italy)

Fax:

Attention: General Manager

with a copy (which shall not constitute notice) to:

Gattai, Minoli, Agostinelli, Partners – Studio Legale

Via Manzoni, n. 30

20121 – Milan (Italy)

Fax:

Attention: Piero Albertario

If to Equinox or any of the other Shareholders (other than Mittel):

Equinox S.A.

Riva Albertoni, 1

6900 Lugano (CH)

Fax:

Attention: Salvatore Mancuso

with a copy (which shall not constitute notice) to:

Gemma and Partners

Via di Villa Patrizi, 13

00161 Roma

Fax

Attention: Andrea Gemma

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If to Cyberonics:

Cyberonics, Inc.

100 Cyberonics Boulevard

Houston, Texas 77058

Fax:

Attention: Chief Executive Officer

with a copy (which shall not constitute notice) to:

Sullivan & Cromwell LLP

125 Broad Street

New York, NY 10004

Fax:

Attention: Matthew G. Hurd

                 Krishna Veeraraghavan

(c) Interpretation. Each party hereto has participated in the drafting of this Agreement, which each party acknowledges is the result of extensive negotiations between the parties. If an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision. For purposes of this Agreement, whenever the context requires the singular number shall include the plural, and vice versa. As used in this Agreement, the words “include” and “including,” and words of similar meaning, shall not be deemed to be terms of limitation, but rather shall be deemed to be followed by the words “without limitation.” Except as otherwise indicated, all references in this Agreement to “Sections” and “Schedules” are intended to refer to Sections of this Agreement and the Schedules to this Agreement. Unless otherwise specifically provided for herein, the term “or” shall not be deemed to be exclusive. The words “hereof,” “herein,” “hereunder” and words of similar import, when used in this Agreement, refer to this Agreement as a whole and not to any particular provision of this Agreement. References herein to “as of the date hereof,” “as of the date of this Agreement” or words of similar import shall be deemed to mean “as of immediately prior to the execution and delivery of this Agreement.” The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

(d) Severability. If any term or other provision of this Agreement is determined by a court of competent jurisdiction to be invalid, illegal or incapable of being enforced by any rule of Law or public policy, all other terms and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible.

(e) Counterparts. This Agreement may be executed in two or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement. The exchange of a fully executed Agreement (in counterparts or otherwise) by facsimile or by electronic delivery in .pdf format shall be sufficient to bind the parties to the terms and conditions of this Agreement.

(f) Entire Agreement; No Third-Party Beneficiaries. This Agreement constitutes the entire agreement of the parties and supersedes all prior agreements and undertakings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof and, except as otherwise expressly provided herein, are not intended to confer upon any other person any rights or remedies hereunder.

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(g) Governing Law. This Agreement shall be governed by, and construed in accordance with, the Laws of the State of Delaware (except with respect to such matters as to which the application of the Laws of Italy is mandatory, in which case, this Agreement shall be governed by, and construed in accordance with, such Laws), without regard to Laws that may be applicable under conflicts of Laws principles that would cause the application of the Laws of any jurisdiction other than the State of Delaware.

(h) Consent to Jurisdiction. Each of the parties irrevocably agrees that any legal action or proceeding arising out of or relating to this Agreement brought by any other party or its successors or assigns shall be brought and determined in the Court of Chancery of the State of Delaware (or, if such court shall be unavailable, any state or Federal court sitting in the State of Delaware), and each of the parties hereby irrevocably submits to the exclusive jurisdiction of the aforesaid courts for itself and with respect to its property, generally and unconditionally, with regard to any such action or proceeding arising out of or relating to this Agreement and the transactions contemplated hereby. Each of the parties agrees not to commence any action, suit or proceeding relating thereto except in the courts described above in Delaware, other than actions in any court of competent jurisdiction to enforce any judgment, decree or award rendered by any such court as described herein. Each of the parties further agrees that notice as provided herein shall constitute sufficient service of process and the parties further waive any argument that such service is insufficient. Each of the parties hereby irrevocably and unconditionally waives, and agrees not to assert, by way of motion or as a defense, counterclaim or otherwise, in any action or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby, (a) any claim that it is not personally subject to the jurisdiction of the courts in Delaware as described herein for any reason, (b) that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) and (c) that (i) the suit, action or proceeding in any such court is brought in an inconvenient forum, (ii) the venue of such suit, action or proceeding is improper or (iii) this Agreement, or the subject matter hereof, may not be enforced in or by such courts.

(i) WAIVER OF JURY TRIAL. EACH PARTY TO THIS AGREEMENT WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY ACTION, SUIT OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (i) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE EITHER OF SUCH WAIVERS, (ii) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF SUCH WAIVERS, (iii) IT MAKES SUCH WAIVERS VOLUNTARILY AND (iv) IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 1.07.

(j) Assignment. Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned or transferred, in whole or in part, by operation of Law or otherwise by any of the parties hereto without the prior written consent of the other parties. Any assignment or transfer in violation of the preceding sentence shall be void.

(k) Specific Enforcement. Each of the parties agrees that irreparable damage would occur in the event that the other parties hereto do not perform the provisions of this Agreement in accordance with its terms or otherwise breach such provisions. Accordingly, each party hereto agrees that the other parties shall be entitled to an injunction, specific performance and other equitable relief to prevent breaches or threatened breaches of this Agreement and to enforce specifically the terms and provisions hereof, this being in addition to any other remedy to which such other parties are entitled at law or in equity. Each party hereto agrees that it will not oppose the granting of an injunction, specific performance and other equitable relief as provided herein on the basis that (i) it has an adequate remedy at law or (ii) an award of specific performance is not an appropriate remedy for any reason at law or in equity. Any party seeking an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement shall not be required to provide any bond or other security in connection with any such order or injunction.

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(l) Shareholder Capacity. By executing and delivering this Agreement, Shareholder makes no agreement or understanding herein in his capacity or with respect to his actions as a director, officer or employee of Sorin. Shareholder is signing and entering into this Agreement solely in his capacity as the record owner of the Covered Sorin Shares or in his capacity as the individual with voting power or the right to direct the vote with respect to the Covered Sorin Shares, and nothing herein shall limit or affect in any way any actions of any person in his capacity as an employee, officer or director of Sorin or in any other capacity to the extent permitted under the Transaction Agreement and no such actions shall be deemed to be a breach of this Agreement.

[Signatures are on the following pages]

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IN WITNESS WHEREOF, each party has duly executed this Agreement, all as of the date first written above.

CYBERONICS, INC.

By:	/s/ Daniel J. Moore
Name:	Daniel J. Moore
Title:	Chief Executive Officer

MITTEL, S.P.A.

By:	/s/ Franco Dalla Sega
Name:	Franco Dalla Sega
Title:	Chairman

EQUINOX TWO S.C.A.

By:	/s/ Giorgio Mancuso
Name:	Giorgio Mancuso
Title:	Director

BIOS S.P.A.

By:	/s/ Antonino Parisi
Name:	Antonino Parisi
Title:	Director

TOWER 6BIS S.À R.L.

By:	/s/ Giorgio Mercogliano
Name:	Giorgio Mercogliano
Title:	Director

TOWER 6 S.À R.L.

By:	/s/ Giorgio Mercogliano
Name:	Giorgio Mercogliano
Title:	Director

GHEA S.R.L.

By:	/s/ Pietro Santiadi
Name:	Pietro Santiadi
Title:	Sole Director

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SCHEDULE A

Covered Sorin Shares

31,484,848 shares owned directly by Tower 6Bis S.à r.l.

90,302,672 shares owned directly by Bios S.p.A.

SCHEDULE B

Financing Documents

(i) Financing agreement between Tower 6Bis and MPS, dated June 5, 2014;

(ii) “Tower 6Bis-MPS Pledge” in favor of Bank of Monte dei Paschi di Siena, dated March 11, 2009 (as amended);

(iii) Financing agreement between Bios and Bank of Monte dei Paschi di Siena, dated September 30, 2005, as amended on December 23, 2008;

(iv) Framework agreement between Mittel, Equinox, Ghea S.r.l., Tower 6 S.à.r.l., Tower 6Bis, Bios and Bank of Monte dei Paschi di Siena, dated December 20, 2013;

(v) Financing agreement in relation to the accrued interests between Bank of Monte dei Paschi di Siena and Bios, dated December 20, 2013;

(vi) Deed of pledge, dated March 30, 2007, entered into by and between Bios S.p.A. as pledger and Banco di Brescia San Paolo CAB S.p.A. (now replaced by Ghea S.r.l. pursuant to a credit transfer dated February 19, 2009 and notified on March 16, 2009) as pledgee;

(vii) “Bios MPS Pledge” dated September 30, 2005 (as amended).

SCHEDULE 1.02(b)

Enforceability

1.	International Distribution Agreement, effective April 24, 2009, between Cyberonics, Inc. and Nihon Kohden Corporation, as amended by First Amendment, effective November 2, 2012, and Second Amendment, effective November 25, 2013.

2.	Restricted Technical Data License Agreement, effective December 17, 2009, between Semiconductor Components Industries, LLC and Cyberonics, Inc.

3.	Design License Agreement, effective February 16, 2010, between Semiconductor Components Industries, LLC and Cyberonics, Inc.

ANNEX A-3: SUPPORT AGREEMENT

SUPPORT AGREEMENT

This SUPPORT AGREEMENT, dated as of February 26, 2015 (this “Agreement”), is entered into by and among Cyberonics, Inc., a Delaware corporation (“Cyberonics”), and Andre’-Michel Ballester (“Shareholder”).

WHEREAS, contemporaneously with the execution of this Agreement, Cyberonics, Sorin S.p.A., a joint stock company organized under the laws of Italy (“Sorin”), Sand Holdco Limited, a private limited company incorporated under the laws of England and Wales and a wholly owned subsidiary of Sorin (“Holdco”), and Cypher Merger Sub, Inc., a Delaware corporation and wholly owned (whether directly or indirectly through a wholly owned subsidiary or subsidiaries) subsidiary of Holdco, are entering into a Letter of Intent (the “Letter of Intent”), which includes as an exhibit a Transaction Agreement (the “Transaction Agreement”), providing for, among other things, the Mergers;

WHEREAS, capitalized terms used but not defined herein shall have the meanings set forth in the Transaction Agreement;

WHEREAS, Shareholder owns, beneficially or of record, and is entitled to vote (or cause to be voted) 926,497 ordinary shares, par value €1 per share, of Sorin (such shares, together with any other Sorin Equity Interests currently owned by Shareholder as set forth on Schedule A or acquired by Shareholder after the date hereof and during the term of this Agreement, being collectively referred to herein as the “Covered Sorin Shares”); and

WHEREAS, as a condition to its willingness to enter into the Letter of Intent, Cyberonics has requested that Shareholder enter into this Agreement, and Shareholder acknowledges that Cyberonics has relied upon Shareholder’s execution of this Agreement in its decision to enter into the Transaction Agreement.

NOW, THEREFORE, the parties hereto agree as follows:

SECTION 1.01. Representations and Warranties of Shareholder. Shareholder hereby represents and warrants to Cyberonics as follows:

(a) Authority; Execution and Delivery. Shareholder has all requisite power and authority, and is competent, to execute and deliver this Agreement, to consummate the transactions contemplated hereby to be undertaken by Shareholder and to comply with the provisions of this Agreement. Shareholder has duly executed and delivered this Agreement and, assuming the due authorization, execution and delivery by Cyberonics, constitutes the legal, valid and binding obligation of Shareholder, enforceable against Shareholder in accordance with its terms.

(b) Enforceability. The execution and delivery by Shareholder of this Agreement do not, and the consummation of the transactions to be undertaken by Shareholder contemplated hereby (alone or in combination with any other event) and compliance with the terms hereof will not, conflict with, or result in any violation or breach of, or a default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation, any obligation to make an offer to purchase or redeem any indebtedness or shares, voting securities or other equity interests or any loss of a benefit under, or result in the creation of any Lien in or upon any of the properties or assets of Shareholder (including the Covered Sorin Shares) under, any provision of (i) any Contract to which Shareholder is a party or to which any of the properties or assets of Shareholder is subject or (ii) subject to the governmental filings and other matters referred to in the immediately following sentence, any (A) statute, law, ordinance, rule or regulation applicable to Shareholder or the properties or other assets of Shareholder (including the Covered Sorin Shares) or (B) order, writ, injunction, decree, judgment or stipulation, in each case applicable to Shareholder or the properties or other assets of Shareholder (including the Covered Sorin Shares). No consent, approval, order or authorization of, action by or in respect of, or registration, declaration or filing with, any Governmental Entity is required by or with respect to

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Shareholder in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby to be undertaken by Shareholder (alone or in combination with any other event) or the compliance by Shareholder with the provisions of this Agreement, save for the mandatory publication and filings required by Article 122 of Italian legislative decree no. 58 of 24 February 1998 (the Italian Consolidated Law on Finance, referred to herein as “TUF”) and its implementing regulations or by other provisions of Law as well as by other regulations applicable with respect to shareholders’ agreements regarding issuers of shares listed on the MSE.

(c) The Covered Sorin Shares. Other than the Covered Sorin Shares set forth on Schedule A, Shareholder does not own, of record or beneficially, (i) any shares of capital stock or other equity interests in, or voting securities of, Sorin or any Sorin Subsidiary, (ii) options, warrants or other securities convertible into, or exchangeable or exercisable for, any such shares of capital stock, equity interests or voting securities, (iii) any rights of any kind to acquire any such shares of capital stock, equity interests, voting securities or such options, warrants or other convertible or exchangeable securities or (iv) any right with an exercise or conversion privilege at a price related to an equity security, or similar securities with a value derived from the value of an equity security, including any “phantom” stock, “phantom” stock rights, stock appreciation rights or stock based performance units ((i) through (iv), collectively, “Sorin Equity Interests”). Shareholder is the lawful record and beneficial owner of, and has good and marketable title to, the Covered Sorin Shares, free and clear of any Liens. Shareholder has the sole right to vote (or cause to be voted) the Covered Sorin Shares and none of the Covered Sorin Shares is subject to any voting trust or other agreement, arrangement or restriction or limitation of any kind, except as contemplated by this Agreement.

SECTION 1.02. Representations and Warranties of Cyberonics. Cyberonics hereby represents and warrants to Shareholder as follows:

(a) Authority; Execution and Delivery. Cyberonics has all requisite power and authority to execute and deliver this Agreement, to consummate the transactions contemplated hereby and to comply with the provisions of this Agreement. The execution and delivery by Cyberonics of this Agreement and consummation of the transactions contemplated hereby have been duly authorized by all necessary action on the part of Cyberonics and no other action or proceeding on the part of Cyberonics is necessary to authorize this Agreement or to consummate the transactions contemplated hereby. Cyberonics has duly executed and delivered this Agreement and, assuming the due authorization, execution and delivery by Shareholder, constitutes the legal, valid and binding obligation of Cyberonics, enforceable against Cyberonics in accordance with its terms.

(b) Enforceability. Except as set forth in Section 3.04 of the Transaction Agreement or on Section 3.04 of the Cyberonics Disclosure Letter, (i) the execution and delivery by Cyberonics of this Agreement do not, and the consummation of the transactions contemplated hereby (alone or in combination with any other event) and compliance with the terms hereof will not, conflict with, or result in any violation or breach of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation, any obligation to make an offer to purchase or redeem any indebtedness or shares, voting securities or other equity interests or any loss of a benefit under, or result in the creation of any Lien upon any of the properties or other assets of Cyberonics under, any provision of (A) its organizational documents, (B) any Contract to which Cyberonics is a party or any of the properties or assets of Cyberonics is subject or (C) subject to the governmental filings and other matters referred to in the immediately following sentence, any statute, law, ordinance, rule or regulation or order, writ, injunction, decree, judgment or stipulation applicable to Cyberonics or the properties or other assets of Cyberonics, except with respect to clauses (B) and (C), for any such conflicts, violations, consents, breaches, defaults, rights, obligations, losses or Liens that would not reasonably be expected to have, individually or in the aggregate, a Cyberonics Material Adverse Effect and (ii) other than filings under the Exchange Act, and the mandatory publication and filings required under Article 122 of TUF, no consent, approval, order or authorization of, action by or in respect of, or registration, declaration or filing with, any Governmental Entity is required by or with respect to Cyberonics in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby, except

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where the failure to obtain such consents, approvals, orders or authorizations of, or to make such registrations, declarations or filings with, any Governmental Entity would not reasonably be expected to have, individually or in the aggregate, a Cyberonics Material Adverse Effect.

SECTION 1.03. Covenants of Shareholder. Prior to the Sorin Merger Effective Time, Shareholder covenants and agrees as follows:

(a) At any meeting of the shareholders of Sorin called to seek the Sorin Shareholder Approval or in any other circumstances upon which a vote, consent or other approval with respect to the Transaction Agreement, the Mergers or any other transaction contemplated by the Transaction Agreement is sought, Shareholder shall vote (or cause to be voted) all of the Covered Sorin Shares (to the extent such Covered Sorin Shares may be voted) in favor of granting the Sorin Shareholder Approval and any other actions presented to shareholders of Sorin that are necessary and desirable in furtherance of the Mergers, the Sorin Shareholder Approval or any other transactions contemplated by the Transaction Agreement.

(b) At any meeting of shareholders of Sorin or at any adjournment thereof or in any other circumstances upon which their vote, consent or other approval is sought, Shareholder shall vote (or cause to be voted) the Covered Sorin Shares (to the extent such Covered Sorin Shares may be voted) against (and shall not otherwise Transfer (as defined below) any Covered Sorin Shares with respect to) (i) any Sorin Competing Proposal or any action which is a component of any Sorin Competing Proposal and (ii) any amendment of the Sorin Bylaws or other proposal or transaction involving Sorin or any Subsidiary, which amendment or other proposal or transaction would in any manner impede, frustrate, prevent or nullify any provision of the Transaction Agreement or any of the other transactions contemplated by the Transaction Agreement or change in any manner the voting rights of the Sorin Shares. Shareholder shall not commit or agree to take any action inconsistent with the foregoing.

(c) Shareholder hereby agrees that, in the event (i) of any share dividend, share split, recapitalization, reclassification, combination or exchange of shares or other equity interests or voting securities of Sorin of, or affecting, the Covered Sorin Shares, (ii) that Shareholder purchases or otherwise acquires beneficial ownership of or an interest in any Sorin Equity Interests after the execution of this Agreement (including by conversion, exercise or exchange) or (iii) that Shareholder voluntarily acquires the right to vote or share in the voting of any Sorin Equity Interests other than the Covered Sorin Shares (collectively, the “New Sorin Shares”), such New Sorin Shares acquired or purchased by Shareholder shall be subject to the terms of this Agreement, including the representations and warranties set forth in Section 1.01 and the covenants set forth in this Section 1.03, and shall constitute Covered Sorin Shares to the same extent as if those New Sorin Shares were owned by Shareholder on the date of this Agreement.

(d) Except pursuant to this Agreement, prior to the Sorin Merger Effective Time, Shareholder shall not, directly or indirectly, (i) sell, transfer, pledge, assign or otherwise dispose of (including by gift), hedge or utilize a derivative to transfer the economic interest in (collectively, “Transfer”), or enter into any Contract, option or other arrangement or understanding (including any profit sharing arrangement) with respect to the Transfer of, any Covered Sorin Shares to any person other than pursuant to the Mergers (except for Transfers intended to cover taxes payable under applicable Law resulting from the vesting or exercise of Sorin Equity Interests), (ii) enter into any voting arrangement, whether by proxy, voting agreement or otherwise, with respect to any Covered Sorin Shares, (iii) take any other action that would make any representation or warranty of Shareholder herein untrue or incorrect or would in any way restrict, limit or interfere with the performance of Shareholder’s obligations hereunder or the transactions contemplated hereby or (iv) commit or agree to take any of the foregoing actions, if, in the case of (i) - (iv) such action would have the effect of reducing the number of Sorin Shares or Covered Sorin Shares subject to the obligations set forth in Section 1.03 or otherwise preventing Shareholder from complying with its obligations pursuant to this Section 1.03 (determined as if Shareholder had not taken such action). Shareholder shall remain responsible for his obligations set forth in this Section 1.03 despite any such action.

(e) Shareholder shall, and shall cause his Representatives to (i) immediately upon the execution of this Agreement, cease any discussions or negotiations with any persons that are ongoing with respect to any Sorin

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Competing Proposal, or any inquiry, proposal or offer that would reasonably be expected to lead to a Sorin Competing Proposal, and (ii) from the execution of this Agreement until the Effective Times, not (A) initiate, solicit or knowingly facilitate or encourage the submission of any inquiry, proposal or offer regarding a Sorin Competing Proposal, (B) furnish any information regarding Sorin or any Sorin Subsidiary to any person in connection with, for the purpose of encouraging or facilitating or in response to, a Sorin Competing Proposal, (C) participate in any discussions or negotiations with respect to any Sorin Competing Proposal or any inquiry, proposal or offer that would reasonably be expected to lead to a Sorin Competing Proposal or (D) execute or enter into, or agree to enter into, any letter of intent, memorandum of understanding, voting or support agreement, agreement in principle or any other similar agreement relating to any Sorin Competing Proposal. Shareholder will promptly (and in any event, within 24 hours) notify Cyberonics in the event (x) any Sorin Competing Proposal is received by, (y) any information is requested in connection with any Sorin Competing Proposal from, or (z) any discussions or negotiations with respect to a Sorin Competing Proposal are sought to be initiated with, Shareholder, and shall (I) indicate, in connection with such notice, the identity of the person making such Sorin Competing Proposal, requesting such information or seeking to initiate such discussions or negotiations, together with a summary of the material terms and conditions of such Sorin Competing Proposal (including, if applicable, copies of any written Sorin Competing Proposal) or the nature of the request for information, as applicable, and (II) thereafter keep Cyberonics reasonably informed, on a reasonably current basis, of the status and terms of any such discussions or negotiations. Shareholder shall not enter into any agreement with any person that prohibits Shareholder from providing to Cyberonics any of the information required to be provided to Cyberonics under this Section 1.03(e) within the time periods contemplated hereby. Notwithstanding anything to the contrary in this Section 1.03, consistent with the provisions of Section 1.07(l) below, nothing herein shall limit or prohibit Shareholder or any of its Representatives, in his capacity as an officer or director of Sorin, from taking any action or failing to take any action in such capacity to the extent permitted under the Transaction Agreement.

(f) From the date hereof through the Effective Times, for so long as this Agreement is in effect, Shareholder shall not issue or cause the publication of any press release or other public announcement concerning this Agreement, the Transaction Agreement, or the Mergers or other transactions contemplated hereby or thereby without the prior consultation and consent of Cyberonics (which consent shall not be unreasonably withheld, conditioned or delayed), except as may be required by applicable Law or by obligations pursuant to any listing agreement with the MSE or by any Governmental Entity with jurisdiction over Shareholder. Shareholder hereby agrees to permit Cyberonics and Sorin to publish and disclose in the Registration Statement, the Proxy Statement (including all documents and schedules filed with the SEC), the Information Document and in any press release or other disclosure document which Cyberonics or Sorin reasonably determines to be necessary or desirable to comply with all applicable Laws or the rules and regulations of the NASDAQ, the CONSOB or the MSE in connection with the Mergers and any transactions related thereto, Shareholder’s identity and ownership of the Covered Sorin Shares and the nature of the Shareholder’s commitments, arrangements and understandings under this Agreement and a copy of this Agreement. For the avoidance of doubt, the provisions of this Section 1.03(f) do not apply to (i) any announcement, document or publication in connection with a Sorin Competing Proposal, Sorin Superior Proposal or Sorin Change of Recommendation or (ii) any disclosure by Shareholder of any information concerning this Agreement or the transactions contemplated hereby in connection with any dispute between the parties regarding this Agreement, the Transaction Agreement, or the transactions contemplated hereby or thereby.

(g) Shareholder shall not acquire, directly or indirectly, any Sorin Rescission Shares if such acquisition would give rise to an obligation under applicable Law to commence a tender offer for the Sorin Shares (provided that purchases of Sorin Rescission Shares by Sorin shall not be deemed to be an indirect acquisition of Sorin Rescission Shares by Shareholder for purposes of this Section 1.03(g)).

SECTION 1.04. Covenants of Cyberonics. Prior to the Sorin Merger Effective Time, Cyberonics covenants and agrees that it shall not acquire, offer to acquire, or agree to acquire, directly or indirectly, by purchase or otherwise, any Sorin Equity Interest, if such acquisition would give rise to a joint obligation upon Cyberonics and

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Shareholder to commence, as parties acting in concert pursuant to Article 101-bis, Paragraphs 4 and 4-bis and Article 109 (Acquisto di Concerto) of TUF and relevant implementing regulations, a tender offer for the Sorin Shares according to Article 106, Paragraph 1, of the TUF. The parties hereby acknowledge and agree that in any event they would be jointly bound to launch a mandatory tender offer over Sorin Shares pursuant to Articles 106, Paragraph 1 and 109 of the TUF due to Cyberonics’s breach of its obligations under this Section 1.04, Cyberonics shall act as sole offeror (“offerente”) in the context of such tender offer.

SECTION 1.05. Additional Matters. The parties hereby agree to comply with all the disclosure requirements and filing obligations provided under applicable Italian Law including without limitation Article 122 of the TUF.

SECTION 1.06. Termination. The obligations of Shareholder under Section 1.03 of this Agreement shall terminate upon the earlier of (i) the Sorin Merger Effective Time, (ii) if the Transaction Agreement is never entered into, the termination of the Letter of Intent in accordance with its terms or, if the Transaction Agreement is entered into, the termination of the Transaction Agreement in accordance with its terms, and (iii) February 26, 2016. The parties hereto further acknowledge and agree that, in the event a public offer to buy or exchange Sorin Shares is made pursuant to Articles 106 or 107 of the TUF, Shareholder shall be entitled to terminate this Agreement without notice in accordance with Article 123 of the TUF.

SECTION 1.07. General Provisions.

(a) Amendment. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

(b) Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally, faxed (with confirmation), electronically mailed in portable document format (PDF) (with confirmation) or sent by overnight courier (providing proof of delivery) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

If to Shareholder:

Andre’-Michel Ballester

c/o Sorin S.p.A.

Via Benigno Crespi, 17

20159 Milan, Italy

Fax:

with a copy (which shall not constitute notice) to:

Latham & Watkins LLP

140 Scott Drive

Menlo Park, CA, USA 94025

Fax:

Attention: Luke Bergstrom

                 Adel Aslani-Far

If to Cyberonics:

Cyberonics, Inc.

100 Cyberonics Boulevard

Houston, Texas 77058

Fax:

Attention: Chief Executive Officer

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with a copy (which shall not constitute notice) to:

Sullivan & Cromwell LLP

125 Broad Street

New York, NY 10004

Fax:

Attention: Matthew G. Hurd

                 Krishna Veeraraghavan

(c) Interpretation. Each party hereto has participated in the drafting of this Agreement, which each party acknowledges is the result of extensive negotiations between the parties. If an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision. For purposes of this Agreement, whenever the context requires the singular number shall include the plural, and vice versa. As used in this Agreement, the words “include” and “including,” and words of similar meaning, shall not be deemed to be terms of limitation, but rather shall be deemed to be followed by the words “without limitation.” Except as otherwise indicated, all references in this Agreement to “Sections” and “Schedules” are intended to refer to Sections of this Agreement and the Schedules to this Agreement. Unless otherwise specifically provided for herein, the term “or” shall not be deemed to be exclusive. The words “hereof,” “herein,” “hereunder” and words of similar import, when used in this Agreement, refer to this Agreement as a whole and not to any particular provision of this Agreement. References herein to “as of the date hereof,” “as of the date of this Agreement” or words of similar import shall be deemed to mean “as of immediately prior to the execution and delivery of this Agreement.” The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

(d) Severability. If any term or other provision of this Agreement is determined by a court of competent jurisdiction to be invalid, illegal or incapable of being enforced by any rule of Law or public policy, all other terms and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible.

(e) Counterparts. This Agreement may be executed in two or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement. The exchange of a fully executed Agreement (in counterparts or otherwise) by facsimile or by electronic delivery in .pdf format shall be sufficient to bind the parties to the terms and conditions of this Agreement.

(f) Entire Agreement; No Third-Party Beneficiaries. This Agreement constitutes the entire agreement of the parties and supersedes all prior agreements and undertakings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof and, except as otherwise expressly provided herein, are not intended to confer upon any other person any rights or remedies hereunder.

(g) Governing Law. This Agreement shall be governed by, and construed in accordance with, the Laws of the State of Delaware, without regard to Laws that may be applicable under conflicts of Laws principles that would cause the application of the Laws of any jurisdiction other than the State of Delaware.

(h) Consent to Jurisdiction. Each of the parties irrevocably agrees that any legal action or proceeding arising out of or relating to this Agreement brought by any other party or its successors or assigns shall be

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brought and determined in the Court of Chancery of the State of Delaware (or, if such court shall be unavailable, any state or Federal court sitting in the State of Delaware), and each of the parties hereby irrevocably submits to the exclusive jurisdiction of the aforesaid courts for itself and with respect to its property, generally and unconditionally, with regard to any such action or proceeding arising out of or relating to this Agreement and the transactions contemplated hereby. Each of the parties agrees not to commence any action, suit or proceeding relating thereto except in the courts described above in Delaware, other than actions in any court of competent jurisdiction to enforce any judgment, decree or award rendered by any such court as described herein. Each of the parties further agrees that notice as provided herein shall constitute sufficient service of process and the parties further waive any argument that such service is insufficient. Each of the parties hereby irrevocably and unconditionally waives, and agrees not to assert, by way of motion or as a defense, counterclaim or otherwise, in any action or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby, (a) any claim that it is not personally subject to the jurisdiction of the courts in Delaware as described herein for any reason, (b) that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) and (c) that (i) the suit, action or proceeding in any such court is brought in an inconvenient forum, (ii) the venue of such suit, action or proceeding is improper or (iii) this Agreement, or the subject matter hereof, may not be enforced in or by such courts.

(i) WAIVER OF JURY TRIAL. EACH PARTY TO THIS AGREEMENT WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY ACTION, SUIT OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (i) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE EITHER OF SUCH WAIVERS, (ii) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF SUCH WAIVERS, (iii) IT MAKES SUCH WAIVERS VOLUNTARILY AND (iv) IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 1.07.

(j) Assignment. Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned or transferred, in whole or in part, by operation of Law or otherwise by any of the parties hereto without the prior written consent of the other parties. Any assignment or transfer in violation of the preceding sentence shall be void.

(k) Specific Enforcement. Shareholder agrees that irreparable damage would occur in the event that the parties hereto do not perform the provisions of this Agreement in accordance with its terms or otherwise breach such provisions. Accordingly, Shareholder agrees that Cyberonics shall be entitled to an injunction, specific performance and other equitable relief to prevent breaches or threatened breaches of this Agreement and to enforce specifically the terms and provisions hereof, this being in addition to any other remedy to which it is entitled at law or in equity. Shareholder agrees that it will not oppose the granting of an injunction, specific performance and other equitable relief as provided herein on the basis that (i) it has an adequate remedy at law or (ii) an award of specific performance is not an appropriate remedy for any reason at law or equity. Any party seeking an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement shall not be required to provide any bond or other security in connection with any such order or injunction.

(l) Shareholder Capacity. By executing and delivering this Agreement, Shareholder makes no agreement or understanding herein in his capacity or with respect to his actions as a director, officer or employee of Sorin. Shareholder is signing and entering into this Agreement solely in his capacity as the record owner of the Covered Sorin Shares or in his capacity as the individual with voting power or the right to direct the vote with respect to the Covered Sorin Shares, and nothing herein shall limit or affect in any way any actions that may be

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hereafter taken by Shareholder in his capacity as an employee, officer or director of Sorin or in any other capacity to the extent permitted under the Transaction Agreement and no such actions shall be deemed to be a breach of this Agreement.

[Signatures are on the following pages]

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IN WITNESS WHEREOF, each party has duly executed this Agreement, all as of the date first written above.

CYBERONICS, Inc.

By:	/s/ Daniel J. Moore
Name:	Daniel J. Moore
Title:	Chief Executive Officer

[SHAREHOLDER]

By:	/s/ André-Michel Ballester
Name:	André-Michel Ballester

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SCHEDULE A

Covered Sorin Shares

926,497 ordinary shares, par value €1 per share

ANNEX A-4: SUPPORT AGREEMENT

SUPPORT AGREEMENT

This SUPPORT AGREEMENT, dated as of February 26, 2015 (this “Agreement”), is entered into by and among Cyberonics, Inc., a Delaware corporation (“Cyberonics”), and Rosario Bifulco (“Shareholder”).

WHEREAS, contemporaneously with the execution of this Agreement, Cyberonics, Sorin S.p.A., a joint stock company organized under the laws of Italy (“Sorin”), Sand Holdco Limited, a private limited company incorporated under the laws of England and Wales and a wholly owned subsidiary of Sorin (“Holdco”), and Cypher Merger Sub, Inc., a Delaware corporation and wholly owned (whether directly or indirectly through a wholly owned subsidiary or subsidiaries) subsidiary of Holdco, are entering into a Letter of Intent (the “Letter of Intent”), which includes as an exhibit a Transaction Agreement (the “Transaction Agreement”), providing for, among other things, the Mergers;

WHEREAS, capitalized terms used but not defined herein shall have the meanings set forth in the Transaction Agreement;

WHEREAS, Shareholder owns, beneficially or of record, and is entitled to vote (or cause to be voted) 2,000,386 ordinary shares, par value €1 per share, of Sorin (such shares, together with any other Sorin Equity Interests currently owned by Shareholder as set forth on Schedule A or acquired by Shareholder after the date hereof and during the term of this Agreement, being collectively referred to herein as the “Covered Sorin Shares”); and

WHEREAS, as a condition to its willingness to enter into the Letter of Intent, Cyberonics has requested that Shareholder enter into this Agreement, and Shareholder acknowledges that Cyberonics has relied upon Shareholder’s execution of this Agreement in its decision to enter into the Transaction Agreement.

NOW, THEREFORE, the parties hereto agree as follows:

SECTION 1.01. Representations and Warranties of Shareholder. Shareholder hereby represents and warrants to Cyberonics as follows:

(a) Authority; Execution and Delivery. Shareholder has all requisite power and authority, and is competent, to execute and deliver this Agreement, to consummate the transactions contemplated hereby to be undertaken by Shareholder and to comply with the provisions of this Agreement. Shareholder has duly executed and delivered this Agreement and, assuming the due authorization, execution and delivery by Cyberonics, constitutes the legal, valid and binding obligation of Shareholder, enforceable against Shareholder in accordance with its terms.

(b) Enforceability. The execution and delivery by Shareholder of this Agreement do not, and the consummation of the transactions to be undertaken by Shareholder contemplated hereby (alone or in combination with any other event) and compliance with the terms hereof will not, conflict with, or result in any violation or breach of, or a default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation, any obligation to make an offer to purchase or redeem any indebtedness or shares, voting securities or other equity interests or any loss of a benefit under, or result in the creation of any Lien in or upon any of the properties or assets of Shareholder (including the Covered Sorin Shares) under, any provision of (i) any Contract to which Shareholder is a party or to which any of the properties or assets of Shareholder is subject or (ii) subject to the governmental filings and other matters referred to in the immediately following sentence, any (A) statute, law, ordinance, rule or regulation applicable to Shareholder or the properties or other assets of Shareholder (including the Covered Sorin Shares) or (B) order, writ, injunction, decree, judgment or stipulation, in each case applicable to Shareholder or the properties or other assets of Shareholder (including the Covered Sorin Shares). No consent, approval, order or authorization of, action by or in respect of, or registration, declaration or filing with, any Governmental Entity is required by or with respect to

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Shareholder in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby to be undertaken by Shareholder (alone or in combination with any other event) or the compliance by Shareholder with the provisions of this Agreement, save for the mandatory publication and filings required by Article 122 of Italian legislative decree no. 58 of 24 February 1998 (the Italian Consolidated Law on Finance, referred to herein as “TUF”) and its implementing regulations or by other provisions of Law as well as by other regulations applicable with respect to shareholders’ agreements regarding issuers of shares listed on the MSE.

(c) The Covered Sorin Shares. Other than the Covered Sorin Shares set forth on Schedule A, Shareholder does not own, of record or beneficially, (i) any shares of capital stock or other equity interests in, or voting securities of, Sorin or any Sorin Subsidiary, (ii) options, warrants or other securities convertible into, or exchangeable or exercisable for, any such shares of capital stock, equity interests or voting securities, (iii) any rights of any kind to acquire any such shares of capital stock, equity interests, voting securities or such options, warrants or other convertible or exchangeable securities or (iv) any right with an exercise or conversion privilege at a price related to an equity security, or similar securities with a value derived from the value of an equity security, including any “phantom” stock, “phantom” stock rights, stock appreciation rights or stock based performance units ((i) through (iv), collectively, “Sorin Equity Interests”). Shareholder is the lawful record and beneficial owner of, and has good and marketable title to, the Covered Sorin Shares, free and clear of any Liens. Shareholder has the sole right to vote (or cause to be voted) the Covered Sorin Shares and none of the Covered Sorin Shares is subject to any voting trust or other agreement, arrangement or restriction or limitation of any kind, except as contemplated by this Agreement.

SECTION 1.02. Representations and Warranties of Cyberonics. Cyberonics hereby represents and warrants to Shareholder as follows:

(a) Authority; Execution and Delivery. Cyberonics has all requisite power and authority to execute and deliver this Agreement, to consummate the transactions contemplated hereby and to comply with the provisions of this Agreement. The execution and delivery by Cyberonics of this Agreement and consummation of the transactions contemplated hereby have been duly authorized by all necessary action on the part of Cyberonics and no other action or proceeding on the part of Cyberonics is necessary to authorize this Agreement or to consummate the transactions contemplated hereby. Cyberonics has duly executed and delivered this Agreement and, assuming the due authorization, execution and delivery by Shareholder, constitutes the legal, valid and binding obligation of Cyberonics, enforceable against Cyberonics in accordance with its terms.

(b) Enforceability. Except as set forth in Section 3.04 of the Transaction Agreement or on Section 3.04 of the Cyberonics Disclosure Letter, (i) the execution and delivery by Cyberonics of this Agreement do not, and the consummation of the transactions contemplated hereby (alone or in combination with any other event) and compliance with the terms hereof will not, conflict with, or result in any violation or breach of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation, any obligation to make an offer to purchase or redeem any indebtedness or shares, voting securities or other equity interests or any loss of a benefit under, or result in the creation of any Lien upon any of the properties or other assets of Cyberonics under, any provision of (A) its organizational documents, (B) any Contract to which Cyberonics is a party or any of the properties or assets of Cyberonics is subject or (C) subject to the governmental filings and other matters referred to in the immediately following sentence, any statute, law, ordinance, rule or regulation or order, writ, injunction, decree, judgment or stipulation applicable to Cyberonics or the properties or other assets of Cyberonics, except with respect to clauses (B) and (C), for any such conflicts, violations, consents, breaches, defaults, rights, obligations, losses or Liens that would not reasonably be expected to have, individually or in the aggregate, a Cyberonics Material Adverse Effect and (ii) other than filings under the Exchange Act, and the mandatory publication and filings required under Article 122 of TUF, no consent, approval, order or authorization of, action by or in respect of, or registration, declaration or filing with, any Governmental Entity is required by or with respect to Cyberonics in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby, except

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where the failure to obtain such consents, approvals, orders or authorizations of, or to make such registrations, declarations or filings with, any Governmental Entity would not reasonably be expected to have, individually or in the aggregate, a Cyberonics Material Adverse Effect.

SECTION 1.03. Covenants of Shareholder. Prior to the Sorin Merger Effective Time, Shareholder covenants and agrees as follows:

(a) At any meeting of the shareholders of Sorin called to seek the Sorin Shareholder Approval or in any other circumstances upon which a vote, consent or other approval with respect to the Transaction Agreement, the Mergers or any other transaction contemplated by the Transaction Agreement is sought, Shareholder shall vote (or cause to be voted) all of the Covered Sorin Shares (to the extent such Covered Sorin Shares may be voted) in favor of granting the Sorin Shareholder Approval and any other actions presented to shareholders of Sorin that are necessary and desirable in furtherance of the Mergers, the Sorin Shareholder Approval or any other transactions contemplated by the Transaction Agreement.

(b) At any meeting of shareholders of Sorin or at any adjournment thereof or in any other circumstances upon which their vote, consent or other approval is sought, Shareholder shall vote (or cause to be voted) the Covered Sorin Shares (to the extent such Covered Sorin Shares may be voted) against (and shall not otherwise Transfer (as defined below) any Covered Sorin Shares with respect to) (i) any Sorin Competing Proposal or any action which is a component of any Sorin Competing Proposal and (ii) any amendment of the Sorin Bylaws or other proposal or transaction involving Sorin or any Subsidiary, which amendment or other proposal or transaction would in any manner impede, frustrate, prevent or nullify any provision of the Transaction Agreement or any of the other transactions contemplated by the Transaction Agreement or change in any manner the voting rights of the Sorin Shares. Shareholder shall not commit or agree to take any action inconsistent with the foregoing.

(c) Shareholder hereby agrees that, in the event (i) of any share dividend, share split, recapitalization, reclassification, combination or exchange of shares or other equity interests or voting securities of Sorin of, or affecting, the Covered Sorin Shares, (ii) that Shareholder purchases or otherwise acquires beneficial ownership of or an interest in any Sorin Equity Interests after the execution of this Agreement (including by conversion, exercise or exchange) or (iii) that Shareholder voluntarily acquires the right to vote or share in the voting of any Sorin Equity Interests other than the Covered Sorin Shares (collectively, the “New Sorin Shares”), such New Sorin Shares acquired or purchased by Shareholder shall be subject to the terms of this Agreement, including the representations and warranties set forth in Section 1.01 and the covenants set forth in this Section 1.03, and shall constitute Covered Sorin Shares to the same extent as if those New Sorin Shares were owned by Shareholder on the date of this Agreement.

(d) Except pursuant to this Agreement, prior to the Sorin Merger Effective Time, Shareholder shall not, directly or indirectly, (i) sell, transfer, pledge, assign or otherwise dispose of (including by gift), hedge or utilize a derivative to transfer the economic interest in (collectively, “Transfer”), or enter into any Contract, option or other arrangement or understanding (including any profit sharing arrangement) with respect to the Transfer of, any Covered Sorin Shares to any person other than pursuant to the Mergers (except for Transfers intended to cover taxes payable under applicable Law resulting from the vesting or exercise of Sorin Equity Interests), (ii) enter into any voting arrangement, whether by proxy, voting agreement or otherwise, with respect to any Covered Sorin Shares, (iii) take any other action that would make any representation or warranty of Shareholder herein untrue or incorrect or would in any way restrict, limit or interfere with the performance of Shareholder’s obligations hereunder or the transactions contemplated hereby or (iv) commit or agree to take any of the foregoing actions, if, in the case of (i) - (iv) such action would have the effect of reducing the number of Sorin Shares or Covered Sorin Shares subject to the obligations set forth in Section 1.03 or otherwise preventing Shareholder from complying with its obligations pursuant to this Section 1.03 (determined as if Shareholder had not taken such action). Shareholder shall remain responsible for his obligations set forth in this Section 1.03 despite any such action.

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(e) Shareholder shall, and shall cause his Representatives to (i) immediately upon the execution of this Agreement, cease any discussions or negotiations with any persons that are ongoing with respect to any Sorin Competing Proposal, or any inquiry, proposal or offer that would reasonably be expected to lead to a Sorin Competing Proposal, and (ii) from the execution of this Agreement until the Effective Times, not (A) initiate, solicit or knowingly facilitate or encourage the submission of any inquiry, proposal or offer regarding a Sorin Competing Proposal, (B) furnish any information regarding Sorin or any Sorin Subsidiary to any person in connection with, for the purpose of encouraging or facilitating or in response to, a Sorin Competing Proposal, (C) participate in any discussions or negotiations with respect to any Sorin Competing Proposal or any inquiry, proposal or offer that would reasonably be expected to lead to a Sorin Competing Proposal or (D) execute or enter into, or agree to enter into, any letter of intent, memorandum of understanding, voting or support agreement, agreement in principle or any other similar agreement relating to any Sorin Competing Proposal. Shareholder will promptly (and in any event, within 24 hours) notify Cyberonics in the event (x) any Sorin Competing Proposal is received by, (y) any information is requested in connection with any Sorin Competing Proposal from, or (z) any discussions or negotiations with respect to a Sorin Competing Proposal are sought to be initiated with, Shareholder, and shall (I) indicate, in connection with such notice, the identity of the person making such Sorin Competing Proposal, requesting such information or seeking to initiate such discussions or negotiations, together with a summary of the material terms and conditions of such Sorin Competing Proposal (including, if applicable, copies of any written Sorin Competing Proposal) or the nature of the request for information, as applicable, and (II) thereafter keep Cyberonics reasonably informed, on a reasonably current basis, of the status and terms of any such discussions or negotiations. Shareholder shall not enter into any agreement with any person that prohibits Shareholder from providing to Cyberonics any of the information required to be provided to Cyberonics under this Section 1.03(e) within the time periods contemplated hereby. Notwithstanding anything to the contrary in this Section 1.03, consistent with the provisions of Section 1.07(l) below, nothing herein shall limit or prohibit Shareholder or any of its Representatives, in his capacity as an officer or director of Sorin, from taking any action or failing to take any action in such capacity to the extent permitted under the Transaction Agreement.

(f) From the date hereof through the Effective Times, for so long as this Agreement is in effect, Shareholder shall not issue or cause the publication of any press release or other public announcement concerning this Agreement, the Transaction Agreement, or the Mergers or other transactions contemplated hereby or thereby without the prior consultation and consent of Cyberonics (which consent shall not be unreasonably withheld, conditioned or delayed), except as may be required by applicable Law or by obligations pursuant to any listing agreement with the MSE or by any Governmental Entity with jurisdiction over Shareholder. Shareholder hereby agrees to permit Cyberonics and Sorin to publish and disclose in the Registration Statement, the Proxy Statement (including all documents and schedules filed with the SEC), the Information Document and in any press release or other disclosure document which Cyberonics or Sorin reasonably determines to be necessary or desirable to comply with all applicable Laws or the rules and regulations of the NASDAQ, the CONSOB or the MSE in connection with the Mergers and any transactions related thereto, Shareholder’s identity and ownership of the Covered Sorin Shares and the nature of the Shareholder’s commitments, arrangements and understandings under this Agreement and a copy of this Agreement. For the avoidance of doubt, the provisions of this Section 1.03(f) do not apply to (i) any announcement, document or publication in connection with a Sorin Competing Proposal, Sorin Superior Proposal or Sorin Change of Recommendation or (ii) any disclosure by Shareholder of any information concerning this Agreement or the transactions contemplated hereby in connection with any dispute between the parties regarding this Agreement, the Transaction Agreement, or the transactions contemplated hereby or thereby.

(g) Shareholder shall not acquire, directly or indirectly, any Sorin Rescission Shares if such acquisition would give rise to an obligation under applicable Law to commence a tender offer for the Sorin Shares (provided that purchases of Sorin Rescission Shares by Sorin shall not be deemed to be an indirect acquisition of Sorin Rescission Shares by Shareholder for purposes of this Section 1.03(g)).

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SECTION 1.04. Covenants of Cyberonics. Prior to the Sorin Merger Effective Time, Cyberonics covenants and agrees that it shall not acquire, offer to acquire, or agree to acquire, directly or indirectly, by purchase or otherwise, any Sorin Equity Interest, if such acquisition would give rise to a joint obligation upon Cyberonics and Shareholder to commence, as parties acting in concert pursuant to Article 101-bis, Paragraphs 4 and 4-bis and Article 109 (Acquisto di Concerto) of TUF and relevant implementing regulations, a tender offer for the Sorin Shares according to Article 106, Paragraph 1, of the TUF. The parties hereby acknowledge and agree that in any event they would be jointly bound to launch a mandatory tender offer over Sorin Shares pursuant to Articles 106, Paragraph 1 and 109 of the TUF due to Cyberonics’s breach of its obligations under this Section 1.04, Cyberonics shall act as sole offeror (“offerente”) in the context of such tender offer.

SECTION 1.05. Additional Matters. The parties hereby agree to comply with all the disclosure requirements and filing obligations provided under applicable Italian Law including without limitation Article 122 of the TUF.

SECTION 1.06. Termination. The obligations of Shareholder under Section 1.03 of this Agreement shall terminate upon the earlier of (i) the Sorin Merger Effective Time, (ii) if the Transaction Agreement is never entered into, the termination of the Letter of Intent in accordance with its terms or, if the Transaction Agreement is entered into, the termination of the Transaction Agreement in accordance with its terms, and (iii) February 26, 2016. The parties hereto further acknowledge and agree that, in the event a public offer to buy or exchange Sorin Shares is made pursuant to Articles 106 or 107 of the TUF, Shareholder shall be entitled to terminate this Agreement without notice in accordance with Article 123 of the TUF.

SECTION 1.07. General Provisions.

(a) Amendment. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

(b) Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally, faxed (with confirmation), electronically mailed in portable document format (PDF) (with confirmation) or sent by overnight courier (providing proof of delivery) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

If to Shareholder:

Rosario Bifulco

c/o Sorin S.p.A.

Via Benigno Crespi, 17

20159 Milan, Italy

Fax:

with a copy (which shall not constitute notice) to:

Latham & Watkins LLP

140 Scott Drive

Menlo Park, CA, USA 94025

Fax:

Attention: Luke Bergstrom

Adel Aslani-Far

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If to Cyberonics:

Cyberonics, Inc.

100 Cyberonics Boulevard

Houston, Texas 77058

Fax:

Attention: Chief Executive Officer

with a copy (which shall not constitute notice) to:

Sullivan & Cromwell LLP

125 Broad Street

New York, NY 10004

Fax:

Attention: Matthew G. Hurd

Krishna Veeraraghavan

(c) Interpretation. Each party hereto has participated in the drafting of this Agreement, which each party acknowledges is the result of extensive negotiations between the parties. If an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision. For purposes of this Agreement, whenever the context requires the singular number shall include the plural, and vice versa. As used in this Agreement, the words “include” and “including,” and words of similar meaning, shall not be deemed to be terms of limitation, but rather shall be deemed to be followed by the words “without limitation.” Except as otherwise indicated, all references in this Agreement to “Sections” and “Schedules” are intended to refer to Sections of this Agreement and the Schedules to this Agreement. Unless otherwise specifically provided for herein, the term “or” shall not be deemed to be exclusive. The words “hereof,” “herein,” “hereunder” and words of similar import, when used in this Agreement, refer to this Agreement as a whole and not to any particular provision of this Agreement. References herein to “as of the date hereof,” “as of the date of this Agreement” or words of similar import shall be deemed to mean “as of immediately prior to the execution and delivery of this Agreement.” The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

(d) Severability. If any term or other provision of this Agreement is determined by a court of competent jurisdiction to be invalid, illegal or incapable of being enforced by any rule of Law or public policy, all other terms and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible.

(e) Counterparts. This Agreement may be executed in two or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement. The exchange of a fully executed Agreement (in counterparts or otherwise) by facsimile or by electronic delivery in .pdf format shall be sufficient to bind the parties to the terms and conditions of this Agreement.

(f) Entire Agreement; No Third-Party Beneficiaries. This Agreement constitutes the entire agreement of the parties and supersedes all prior agreements and undertakings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof and, except as otherwise expressly provided herein, are not intended to confer upon any other person any rights or remedies hereunder.

(g) Governing Law. This Agreement shall be governed by, and construed in accordance with, the Laws of the State of Delaware, without regard to Laws that may be applicable under conflicts of Laws principles that would cause the application of the Laws of any jurisdiction other than the State of Delaware.

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(h) Consent to Jurisdiction. Each of the parties irrevocably agrees that any legal action or proceeding arising out of or relating to this Agreement brought by any other party or its successors or assigns shall be brought and determined in the Court of Chancery of the State of Delaware (or, if such court shall be unavailable, any state or Federal court sitting in the State of Delaware), and each of the parties hereby irrevocably submits to the exclusive jurisdiction of the aforesaid courts for itself and with respect to its property, generally and unconditionally, with regard to any such action or proceeding arising out of or relating to this Agreement and the transactions contemplated hereby. Each of the parties agrees not to commence any action, suit or proceeding relating thereto except in the courts described above in Delaware, other than actions in any court of competent jurisdiction to enforce any judgment, decree or award rendered by any such court as described herein. Each of the parties further agrees that notice as provided herein shall constitute sufficient service of process and the parties further waive any argument that such service is insufficient. Each of the parties hereby irrevocably and unconditionally waives, and agrees not to assert, by way of motion or as a defense, counterclaim or otherwise, in any action or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby, (a) any claim that it is not personally subject to the jurisdiction of the courts in Delaware as described herein for any reason, (b) that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) and (c) that (i) the suit, action or proceeding in any such court is brought in an inconvenient forum, (ii) the venue of such suit, action or proceeding is improper or (iii) this Agreement, or the subject matter hereof, may not be enforced in or by such courts.

(i) WAIVER OF JURY TRIAL. EACH PARTY TO THIS AGREEMENT WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY ACTION, SUIT OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (i) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE EITHER OF SUCH WAIVERS, (ii) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF SUCH WAIVERS, (iii) IT MAKES SUCH WAIVERS VOLUNTARILY AND (iv) IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 1.07.

(j) Assignment. Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned or transferred, in whole or in part, by operation of Law or otherwise by any of the parties hereto without the prior written consent of the other parties. Any assignment or transfer in violation of the preceding sentence shall be void.

(k) Specific Enforcement. Shareholder agrees that irreparable damage would occur in the event that the parties hereto do not perform the provisions of this Agreement in accordance with its terms or otherwise breach such provisions. Accordingly, Shareholder agrees that Cyberonics shall be entitled to an injunction, specific performance and other equitable relief to prevent breaches or threatened breaches of this Agreement and to enforce specifically the terms and provisions hereof, this being in addition to any other remedy to which it is entitled at law or in equity. Shareholder agrees that it will not oppose the granting of an injunction, specific performance and other equitable relief as provided herein on the basis that (i) it has an adequate remedy at law or (ii) an award of specific performance is not an appropriate remedy for any reason at law or equity. Any party seeking an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement shall not be required to provide any bond or other security in connection with any such order or injunction.

(l) Shareholder Capacity. By executing and delivering this Agreement, Shareholder makes no agreement or understanding herein in his capacity or with respect to his actions as a director, officer or employee of Sorin. Shareholder is signing and entering into this Agreement solely in his capacity as the record owner of the

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Covered Sorin Shares or in his capacity as the individual with voting power or the right to direct the vote with respect to the Covered Sorin Shares, and nothing herein shall limit or affect in any way any actions that may be hereafter taken by Shareholder in his capacity as an employee, officer or director of Sorin or in any other capacity to the extent permitted under the Transaction Agreement and no such actions shall be deemed to be a breach of this Agreement.

[Signatures are on the following pages]

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IN WITNESS WHEREOF, each party has duly executed this Agreement, all as of the date first written above.

CYBERONICS, Inc.

By:	/s/ Daniel J. Moore
Name:	Daniel J. Moore
Title:	Chief Executive Officer

[SHAREHOLDER]

By:	/s/ Rosario Bifulco
Name:	Rosario Bifulco

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SCHEDULE A

Covered Sorin Shares

2,000,386 ordinary shares, par value €1 per share, of Sorin

ANNEX A-5: SUPPORT AGREEMENT

SUPPORT AGREEMENT

This SUPPORT AGREEMENT, dated as of February 26, 2015 (this “Agreement”), is entered into by and among Sorin S.p.A., a joint stock company organized under the laws of Italy (“Sorin”), and Daniel J. Moore (“Shareholder”).

WHEREAS, contemporaneously with the execution of this Agreement, Sorin, Cyberonics, Inc., a Delaware corporation (“Cyberonics”), Sand Holdco Limited, a private limited company incorporated under the laws of England and Wales and a wholly owned subsidiary of Sorin (“Holdco”), and Cypher Merger Sub, Inc., a Delaware corporation and wholly owned (whether directly or indirectly through a wholly owned subsidiary or subsidiaries) subsidiary of Holdco, are entering into a Letter of Intent (the “Letter of Intent”), which includes as an exhibit a Transaction Agreement (the “Transaction Agreement”), providing for, among other things, the Mergers;

WHEREAS, capitalized terms used but not defined herein shall have the meanings set forth in the Transaction Agreement;

WHEREAS, Shareholder owns, beneficially or of record, and is entitled to vote (or cause to be voted) 150,569 shares of common stock, par value $0.01 per share, of Cyberonics (such shares, together with any other Cyberonics Equity Interests currently owned by Shareholder as set forth on Schedule A or acquired by Shareholder after the date hereof and during the term of this Agreement, being collectively referred to herein as the “Covered Cyberonics Shares”); and

WHEREAS, as a condition to its willingness to enter into the Letter of Intent, Sorin has requested that Shareholder enter into this Agreement, and Shareholder acknowledges that Sorin has relied upon Shareholder’s execution of this Agreement in its decision to enter into the Transaction Agreement.

NOW, THEREFORE, the parties hereto agree as follows:

SECTION 1.01. Representations and Warranties of Shareholder. Shareholder hereby represents and warrants to Sorin as follows:

(a) Authority; Execution and Delivery. Shareholder has all requisite power and authority, and is competent, to execute and deliver this Agreement, to consummate the transactions contemplated hereby to be undertaken by Shareholder and to comply with the provisions of this Agreement. Shareholder has duly executed and delivered this Agreement and, assuming the due authorization, execution and delivery by Sorin, constitutes the legal, valid and binding obligation of Shareholder, enforceable against Shareholder in accordance with its terms.

(b) Enforceability. The execution and delivery by Shareholder of this Agreement do not, and the consummation of the transactions to be undertaken by Shareholder contemplated hereby (alone or in combination with any other event) and compliance with the terms hereof will not, conflict with, or result in any violation or breach of, or a default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation, any obligation to make an offer to purchase or redeem any indebtedness or shares, voting securities or other equity interests or any loss of a benefit under, or result in the creation of any Lien in or upon any of the properties or assets of Shareholder (including the Covered Cyberonics Shares) under, any provision of (i) any Contract to which Shareholder is a party or to which any of the properties or assets of Shareholder is subject or (ii) subject to the governmental filings and other matters referred to in the immediately following sentence, any (A) statute, law, ordinance, rule or regulation applicable to Shareholder or the properties or other assets of Shareholder (including the Covered Cyberonics Shares) or (B) order, writ, injunction, decree, judgment or stipulation, in each case applicable to Shareholder or the

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properties or other assets of Shareholder (including the Covered Cyberonics Shares). No consent, approval, order or authorization of, action by or in respect of, or registration, declaration or filing with, any Governmental Entity is required by or with respect to Shareholder in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby to be undertaken by Shareholder (alone or in combination with any other event) or the compliance by Shareholder with the provisions of this Agreement.

(c) The Covered Cyberonics Shares. Other than the Covered Cyberonics Shares set forth on Schedule A, Shareholder does not own, of record or beneficially, (i) any shares of capital stock or other equity interests in, or voting securities of, Cyberonics or any Cyberonics Subsidiary, (ii) options, warrants or other securities convertible into, or exchangeable or exercisable for, any such shares of capital stock, equity interests or voting securities, (iii) any rights of any kind to acquire any such shares of capital stock, equity interests, voting securities or such options, warrants or other convertible or exchangeable securities or (iv) any right with an exercise or conversion privilege at a price related to an equity security, or similar securities with a value derived from the value of an equity security, including any “phantom” stock, “phantom” stock rights, stock appreciation rights or stock based performance units ((i) through (iv), collectively, “Cyberonics Equity Interests”). Shareholder is the lawful record and beneficial owner of, and has good and marketable title to, the Covered Cyberonics Shares, free and clear of any Liens. Shareholder has the sole right to vote (or cause to be voted) the Covered Cyberonics Shares and none of the Covered Cyberonics Shares is subject to any voting trust or other agreement, arrangement or restriction or limitation of any kind, except as contemplated by this Agreement.

SECTION 1.02. Representations and Warranties of Sorin. Sorin hereby represents and warrants to Shareholder as follows:

(a) Authority; Execution and Delivery. Sorin has all requisite power and authority to execute and deliver this Agreement, to consummate the transactions contemplated hereby and to comply with the provisions of this Agreement. The execution and delivery by Sorin of this Agreement and consummation of the transactions contemplated hereby have been duly authorized by all necessary action on the part of Sorin and no other action or proceeding on the part of Sorin is necessary to authorize this Agreement or to consummate the transactions contemplated hereby. Sorin has duly executed and delivered this Agreement and, assuming the due authorization, execution and delivery by Shareholder, constitutes the legal, valid and binding obligation of Sorin, enforceable against Sorin in accordance with its terms.

(b) Enforceability. Except as set forth in Section 4.04 of the Transaction Agreement or on Section 4.04 of the Sorin Disclosure Letter, (i) the execution and delivery by Sorin of this Agreement do not, and the consummation of the transactions contemplated hereby (alone or in combination with any other event) and compliance with the terms hereof will not, conflict with, or result in any violation or breach of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation, any obligation to make an offer to purchase or redeem any indebtedness or shares, voting securities or other equity interests or any loss of a benefit under, or result in the creation of any Lien upon any of the properties or other assets of Sorin under, any provision of (A) its organizational documents, (B) any Contract to which Sorin is a party or any of the properties or assets of Sorin is subject or (C) subject to the governmental filings and other matters referred to in the immediately following sentence, any statute, law, ordinance, rule or regulation or order, writ, injunction, decree, judgment or stipulation applicable to Sorin or the properties or other assets of Sorin, except with respect to clauses (B) and (C), for any such conflicts, violations, consents, breaches, defaults, rights, obligations, losses or Liens that would not reasonably be expected to have, individually or in the aggregate, a Sorin Material Adverse Effect and (ii) other than filings under the Exchange Act, no consent, approval, order or authorization of, action by or in respect of, or registration, declaration or filing with, any Governmental Entity is required by or with respect to Sorin in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby, except where the failure to obtain such consents, approvals, orders or authorizations of, or to make such registrations, declarations or filings with, any Governmental Entity would not reasonably be expected to have, individually or in the aggregate, a Sorin Material Adverse Effect.

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SECTION 1.03. Covenants of Shareholder. Prior to the Cyberonics Merger Effective Time, Shareholder covenants and agrees as follows:

(a) At any meeting of the shareholders of Cyberonics called to seek the Cyberonics Shareholder Approval or in any other circumstances upon which a vote, consent or other approval with respect to the Transaction Agreement, the Mergers or any other transaction contemplated by the Transaction Agreement is sought, Shareholder shall vote (or cause to be voted) all of the Covered Cyberonics Shares (to the extent such Covered Cyberonics Shares may be voted) in favor of granting the Cyberonics Shareholder Approval and any other actions presented to shareholders of Cyberonics that are necessary and desirable in furtherance of the Mergers, the Cyberonics Shareholder Approval or any other transactions contemplated by the Transaction Agreement.

(b) At any meeting of shareholders of Cyberonics or at any adjournment thereof or in any other circumstances upon which their vote, consent or other approval is sought, Shareholder shall vote (or cause to be voted) the Covered Cyberonics Shares (to the extent such Covered Cyberonics Shares may be voted) against (and shall not otherwise Transfer (as defined below) any Covered Cyberonics Shares with respect to) (i) any Cyberonics Competing Proposal or any action which is a component of any Cyberonics Competing Proposal and (ii) any amendment of the Cyberonics Charter or Cyberonics Bylaws or other proposal or transaction involving Cyberonics or any Subsidiary, which amendment or other proposal or transaction would in any manner impede, frustrate, prevent or nullify any provision of the Transaction Agreement or any of the other transactions contemplated by the Transaction Agreement or change in any manner the voting rights of the Cyberonics Shares. Shareholder shall not commit or agree to take any action inconsistent with the foregoing.

(c) Shareholder hereby agrees that, in the event (i) of any share dividend, share split, recapitalization, reclassification, combination or exchange of shares or other equity interests or voting securities of Cyberonics of, or affecting, the Covered Cyberonics Shares, (ii) that Shareholder purchases or otherwise acquires beneficial ownership of or an interest in any Cyberonics Equity Interests after the execution of this Agreement (including by conversion, exercise or exchange) or (iii) that Shareholder voluntarily acquires the right to vote or share in the voting of any Cyberonics Equity Interests other than the Covered Cyberonics Shares (collectively, the “New Cyberonics Shares”), such New Cyberonics Shares acquired or purchased by Shareholder shall be subject to the terms of this Agreement, including the representations and warranties set forth in Section 1.01 and the covenants set forth in this Section 1.03, and shall constitute Covered Cyberonics Shares to the same extent as if those New Cyberonics Shares were owned by Shareholder on the date of this Agreement.

(d) Except pursuant to this Agreement, prior to the Cyberonics Merger Effective Time, Shareholder shall not, directly or indirectly, (i) sell, transfer, pledge, assign or otherwise dispose of (including by gift), hedge or utilize a derivative to transfer the economic interest in (collectively, “Transfer”), or enter into any Contract, option or other arrangement or understanding (including any profit sharing arrangement) with respect to the Transfer of, any Covered Cyberonics Shares to any person other than pursuant to the Mergers, in each case except pursuant to a plan in existence as of the date hereof that complies with the safe harbor requirements of Rule 10b5-1 under the Exchange Act (ii) enter into any voting arrangement, whether by proxy, voting agreement or otherwise, with respect to any Covered Cyberonics Shares, (iii) take any other action that would make any representation or warranty of Shareholder herein untrue or incorrect or would in any way restrict, limit or interfere with the performance of Shareholder’s obligations hereunder or the transactions contemplated hereby or (iv) commit or agree to take any of the foregoing actions, if, in the case of (i) - (iv) such action would have the effect of reducing the number of Cyberonics Shares or Covered Cyberonics Shares subject to the obligations set forth in Section 1.03 or otherwise preventing Shareholder from complying with its obligations pursuant to this Section 1.03 (determined as if Shareholder had not taken such action). Shareholder shall remain responsible for his obligations set forth in this Section 1.03 despite any such action.

(e) Shareholder shall, and shall cause his Representatives to (i) immediately upon the execution of this Agreement, cease any discussions or negotiations with any persons that are ongoing with respect to any

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Cyberonics Competing Proposal, or any inquiry, proposal or offer that would reasonably be expected to lead to a Cyberonics Competing Proposal, and (ii) from the execution of this Agreement until the Effective Times, not (A) initiate, solicit or knowingly facilitate or encourage the submission of any inquiry, proposal or offer regarding a Cyberonics Competing Proposal, (B) furnish any information regarding Cyberonics or any Cyberonics Subsidiary to any person in connection with, for the purpose of encouraging or facilitating or in response to, a Cyberonics Competing Proposal, (C) participate in any discussions or negotiations with respect to any Cyberonics Competing Proposal or any inquiry, proposal or offer that would reasonably be expected to lead to a Cyberonics Competing Proposal or (D) execute or enter into, or agree to enter into, any letter of intent, memorandum of understanding, voting or support agreement, agreement in principle or any other similar agreement relating to any Cyberonics Competing Proposal. Shareholder will promptly (and in any event, within 24 hours) notify Cyberonics in the event (x) any Cyberonics Competing Proposal is received by, (y) any information is requested in connection with any Cyberonics Competing Proposal from, or (z) any discussions or negotiations with respect to a Cyberonics Competing Proposal are sought to be initiated with, Shareholder, and shall (I) indicate, in connection with such notice, the identity of the person making such Cyberonics Competing Proposal, requesting such information or seeking to initiate such discussions or negotiations, together with a summary of the material terms and conditions of such Cyberonics Competing Proposal (including, if applicable, copies of any written Cyberonics Competing Proposal) or the nature of the request for information, as applicable, and (II) thereafter keep Cyberonics reasonably informed, on a reasonably current basis, of the status and terms of any such discussions or negotiations. Shareholder shall not enter into any agreement with any person that prohibits Shareholder from providing to Cyberonics any of the information required to be provided to Cyberonics under this Section 1.03(e) within the time periods contemplated hereby. Notwithstanding anything to the contrary in this Section 1.03, consistent with the provisions of Section 1.06(l) below, nothing herein shall limit or prohibit Shareholder or any of its Representatives, in his capacity as an officer or director of Cyberonics, from taking any action or failing to take any action in such capacity to the extent permitted under the Transaction Agreement.

(f) From the date hereof through the Effective Times, for so long as this Agreement is in effect, Shareholder shall not issue or cause the publication of any press release or other public announcement concerning this Agreement, the Transaction Agreement, or the Mergers or other transactions contemplated hereby or thereby without the prior consultation and consent of Sorin (which consent shall not be unreasonably withheld, conditioned or delayed), except as may be required by applicable Law or by obligations pursuant to any listing agreement with the NASDAQ or by any Governmental Entity with jurisdiction over Shareholder. Shareholder hereby agrees to permit Cyberonics and Cyberonics to publish and disclose in the Registration Statement, the Proxy Statement (including all documents and schedules filed with the SEC), the Information Document and in any press release or other disclosure document which Cyberonics or Sorin reasonably determines to be necessary or desirable to comply with all applicable Laws or the rules and regulations of the NASDAQ, the CONSOB or the MSE in connection with the Mergers and any transactions related thereto, Shareholder’s identity and ownership of the Covered Cyberonics Shares and the nature of the Shareholder’s commitments, arrangements and understandings under this Agreement and a copy of this Agreement. For the avoidance of doubt, the provisions of this Section 1.03(f) do not apply to (i) any announcement, document or publication in connection with a Cyberonics Competing Proposal, Cyberonics Superior Proposal or Cyberonics Change of Recommendation or (ii) any disclosure by Shareholder of any information concerning this Agreement or the transactions contemplated hereby in connection with any dispute between the parties regarding this Agreement, the Transaction Agreement, or the transactions contemplated hereby or thereby.

SECTION 1.04. Termination. The obligations of Shareholder under Section 1.03 of this Agreement shall terminate upon the earlier of (i) the Cyberonics Merger Effective Time, (ii) if the Transaction Agreement is never entered into, the termination of the Letter of Intent in accordance with its terms or, if the Transaction Agreement is entered into, the termination of the Transaction Agreement in accordance with its terms, and (iii) February 26, 2016.

SECTION 1.05. Excluded Equity Interests. Notwithstanding anything to the contrary in this Agreement, no representation, warranty, covenant, obligation, agreement or other provision in this Agreement applies to any Cyberonics Equity Interests held by any of the persons or entities set forth on Schedule B hereto.

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SECTION 1.06. General Provisions.

(a) Amendment. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

(b) Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally, faxed (with confirmation), electronically mailed in portable document format (PDF) (with confirmation) or sent by overnight courier (providing proof of delivery) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

If to Shareholder:

Cyberonics, Inc.

100 Cyberonics Blvd.

Houston, Texas 77058

Fax:

Attention: Daniel J. Moore

with a copy (which shall not constitute notice) to:

Sullivan & Cromwell LLP

125 Broad Street

New York, NY 10004

Fax:

Attention: Matthew G. Hurd

                  Krishna Veeraraghavan

If to Sorin:

Sorin S.p.A.

Via Benigno Crespi, 17

20159 Milan, Italy

Fax:

Attention: Brian Sheridan

with a copy (which shall not constitute notice) to:

Latham & Watkins LLP

140 Scott Drive

Menlo Park, CA, USA 94025

Fax:

Attention: Luke Bergstrom

                  Adel Aslani-Far

(c) Interpretation. Each party hereto has participated in the drafting of this Agreement, which each party acknowledges is the result of extensive negotiations between the parties. If an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision. For purposes of this Agreement, whenever the context requires the singular number shall include the plural, and vice versa. As used in this Agreement, the words “include” and “including,” and words of similar meaning, shall not be deemed to be terms of limitation, but rather shall be deemed to be followed by the words

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“without limitation.” Except as otherwise indicated, all references in this Agreement to “Sections” and “Schedules” are intended to refer to Sections of this Agreement and the Schedules to this Agreement. Unless otherwise specifically provided for herein, the term “or” shall not be deemed to be exclusive. The words “hereof,” “herein,” “hereunder” and words of similar import, when used in this Agreement, refer to this Agreement as a whole and not to any particular provision of this Agreement. References herein to “as of the date hereof,” “as of the date of this Agreement” or words of similar import shall be deemed to mean “as of immediately prior to the execution and delivery of this Agreement.” The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

(d) Severability. If any term or other provision of this Agreement is determined by a court of competent jurisdiction to be invalid, illegal or incapable of being enforced by any rule of Law or public policy, all other terms and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible.

(e) Counterparts. This Agreement may be executed in two or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement. The exchange of a fully executed Agreement (in counterparts or otherwise) by facsimile or by electronic delivery in .pdf format shall be sufficient to bind the parties to the terms and conditions of this Agreement.

(f) Entire Agreement; No Third-Party Beneficiaries. This Agreement constitutes the entire agreement of the parties and supersedes all prior agreements and undertakings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof and, except as otherwise expressly provided herein, are not intended to confer upon any other person any rights or remedies hereunder.

(g) Governing Law. This Agreement shall be governed by, and construed in accordance with, the Laws of the State of Delaware, without regard to Laws that may be applicable under conflicts of Laws principles that would cause the application of the Laws of any jurisdiction other than the State of Delaware.

(h) Consent to Jurisdiction. Each of the parties irrevocably agrees that any legal action or proceeding arising out of or relating to this Agreement brought by any other party or its successors or assigns shall be brought and determined in the Court of Chancery of the State of Delaware (or, if such court shall be unavailable, any state or Federal court sitting in the State of Delaware), and each of the parties hereby irrevocably submits to the exclusive jurisdiction of the aforesaid courts for itself and with respect to its property, generally and unconditionally, with regard to any such action or proceeding arising out of or relating to this Agreement and the transactions contemplated hereby. Each of the parties agrees not to commence any action, suit or proceeding relating thereto except in the courts described above in Delaware, other than actions in any court of competent jurisdiction to enforce any judgment, decree or award rendered by any such court as described herein. Each of the parties further agrees that notice as provided herein shall constitute sufficient service of process and the parties further waive any argument that such service is insufficient. Each of the parties hereby irrevocably and unconditionally waives, and agrees not to assert, by way of motion or as a defense, counterclaim or otherwise, in any action or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby, (a) any claim that it is not personally subject to the jurisdiction of the courts in Delaware as described herein for any reason, (b) that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) and (c) that (i) the suit, action or proceeding in any such court is brought in an inconvenient forum, (ii) the venue of such suit, action or proceeding is improper or (iii) this Agreement, or the subject matter hereof, may not be enforced in or by such courts.

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(i) WAIVER OF JURY TRIAL. EACH PARTY TO THIS AGREEMENT WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY ACTION, SUIT OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (i) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE EITHER OF SUCH WAIVERS, (ii) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF SUCH WAIVERS, (iii) IT MAKES SUCH WAIVERS VOLUNTARILY AND (iv) IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 1.06.

(j) Assignment. Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned or transferred, in whole or in part, by operation of Law or otherwise by any of the parties hereto without the prior written consent of the other parties. Any assignment or transfer in violation of the preceding sentence shall be void.

(k) Specific Enforcement. Shareholder agrees that irreparable damage would occur in the event that the parties hereto do not perform the provisions of this Agreement in accordance with its terms or otherwise breach such provisions. Accordingly, Shareholder agrees that Cyberonics shall be entitled to an injunction, specific performance and other equitable relief to prevent breaches or threatened breaches of this Agreement and to enforce specifically the terms and provisions hereof, this being in addition to any other remedy to which it is entitled at law or in equity. Shareholder agrees that it will not oppose the granting of an injunction, specific performance and other equitable relief as provided herein on the basis that (i) it has an adequate remedy at law or (ii) an award of specific performance is not an appropriate remedy for any reason at law or equity. Any party seeking an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement shall not be required to provide any bond or other security in connection with any such order or injunction.

(l) Shareholder Capacity. By executing and delivering this Agreement, Shareholder makes no agreement or understanding herein in his capacity or with respect to his actions as a director, officer or employee of Cyberonics. Shareholder is signing and entering into this Agreement solely in his capacity as the record owner of the Covered Cyberonics Shares or in his capacity as the individual with voting power or the right to direct the vote with respect to the Covered Cyberonics Shares, and nothing herein shall limit or affect in any way any actions that may be hereafter taken by Shareholder in his capacity as an employee, officer or director of Cyberonics or in any other capacity to the extent permitted under the Transaction Agreement and no such actions shall be deemed to be a breach of this Agreement.

[Signatures are on the following pages]

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IN WITNESS WHEREOF, each party has duly executed this Agreement, all as of the date first written above.

SORIN S.P.A.

By:	/s/ André-Michel Ballester
Name:	André-Michel Ballester
Title:	Chief Executive Officer

/s/ Daniel J. Moore
(DANIEL J. MOORE)

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SCHEDULE A

Covered Cyberonics Shares

•	150,569 shares of common stock, par value $0.01 per share

•	285,306 shares subject to outstanding equity awards, consisting of:

•	169,529 shares subject to outstanding options

•	71,512 time-based restricted shares

•	13,146 performance-based restricted shares

•	25,231 performance-based phantom shares

•	5,888 time-based phantom shares

SCHEDULE B

1. Moore Family 2011 Gift Trust

2. Moore Family 2012 Gift Trust

3. DJM Family Partnership Ltd.

4. Grace M. Moore

ANNEX A-6: SUPPORT AGREEMENT

SUPPORT AGREEMENT

This SUPPORT AGREEMENT, dated as of February 26, 2015 (this “Agreement”), is entered into by and among Sorin S.p.A., a joint stock company organized under the laws of Italy (“Sorin”), and Hugh M. Morrison (“Shareholder”).

WHEREAS, contemporaneously with the execution of this Agreement, Sorin, Cyberonics, Inc., a Delaware corporation (“Cyberonics”), Sand Holdco Limited, a private limited company incorporated under the laws of England and Wales and a wholly owned subsidiary of Sorin (“Holdco”), and Cypher Merger Sub, Inc., a Delaware corporation and wholly owned (whether directly or indirectly through a wholly owned subsidiary or subsidiaries) subsidiary of Holdco, are entering into a Letter of Intent (the “Letter of Intent”), which includes as an exhibit a Transaction Agreement (the “Transaction Agreement”), providing for, among other things, the Mergers;

WHEREAS, capitalized terms used but not defined herein shall have the meanings set forth in the Transaction Agreement;

WHEREAS, Shareholder owns, beneficially or of record, and is entitled to vote (or cause to be voted) 12,769 shares of common stock, par value $0.01 per share, of Cyberonics (such shares, together with any other Cyberonics Equity Interests currently owned by Shareholder as set forth on Schedule A or acquired by Shareholder after the date hereof and during the term of this Agreement, being collectively referred to herein as the “Covered Cyberonics Shares”); and

WHEREAS, as a condition to its willingness to enter into the Letter of Intent, Sorin has requested that Shareholder enter into this Agreement, and Shareholder acknowledges that Sorin has relied upon Shareholder’s execution of this Agreement in its decision to enter into the Transaction Agreement.

NOW, THEREFORE, the parties hereto agree as follows:

SECTION 1.01. Representations and Warranties of Shareholder. Shareholder hereby represents and warrants to Sorin as follows:

(a) Authority; Execution and Delivery. Shareholder has all requisite power and authority, and is competent, to execute and deliver this Agreement, to consummate the transactions contemplated hereby to be undertaken by Shareholder and to comply with the provisions of this Agreement. Shareholder has duly executed and delivered this Agreement and, assuming the due authorization, execution and delivery by Sorin, constitutes the legal, valid and binding obligation of Shareholder, enforceable against Shareholder in accordance with its terms.

(b) Enforceability. The execution and delivery by Shareholder of this Agreement do not, and the consummation of the transactions to be undertaken by Shareholder contemplated hereby (alone or in combination with any other event) and compliance with the terms hereof will not, conflict with, or result in any violation or breach of, or a default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation, any obligation to make an offer to purchase or redeem any indebtedness or shares, voting securities or other equity interests or any loss of a benefit under, or result in the creation of any Lien in or upon any of the properties or assets of Shareholder (including the Covered Cyberonics Shares) under, any provision of (i) any Contract to which Shareholder is a party or to which any of the properties or assets of Shareholder is subject or (ii) subject to the governmental filings and other matters referred to in the immediately following sentence, any (A) statute, law, ordinance, rule or regulation applicable to Shareholder or the properties or other assets of Shareholder (including the Covered Cyberonics Shares) or (B) order, writ, injunction, decree, judgment or stipulation, in each case applicable to Shareholder or the properties or other assets of Shareholder (including the Covered Cyberonics Shares). No consent, approval, order

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or authorization of, action by or in respect of, or registration, declaration or filing with, any Governmental Entity is required by or with respect to Shareholder in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby to be undertaken by Shareholder (alone or in combination with any other event) or the compliance by Shareholder with the provisions of this Agreement.

(c) The Covered Cyberonics Shares. Other than the Covered Cyberonics Shares set forth on Schedule A, Shareholder does not own, of record or beneficially, (i) any shares of capital stock or other equity interests in, or voting securities of, Cyberonics or any Cyberonics Subsidiary, (ii) options, warrants or other securities convertible into, or exchangeable or exercisable for, any such shares of capital stock, equity interests or voting securities, (iii) any rights of any kind to acquire any such shares of capital stock, equity interests, voting securities or such options, warrants or other convertible or exchangeable securities or (iv) any right with an exercise or conversion privilege at a price related to an equity security, or similar securities with a value derived from the value of an equity security, including any “phantom” stock, “phantom” stock rights, stock appreciation rights or stock based performance units ((i) through (iv), collectively, “Cyberonics Equity Interests”). Shareholder is the lawful record and beneficial owner of, and has good and marketable title to, the Covered Cyberonics Shares, free and clear of any Liens. Shareholder has the sole right to vote (or cause to be voted) the Covered Cyberonics Shares and none of the Covered Cyberonics Shares is subject to any voting trust or other agreement, arrangement or restriction or limitation of any kind, except as contemplated by this Agreement.

SECTION 1.02. Representations and Warranties of Sorin. Sorin hereby represents and warrants to Shareholder as follows:

(a) Authority; Execution and Delivery. Sorin has all requisite power and authority to execute and deliver this Agreement, to consummate the transactions contemplated hereby and to comply with the provisions of this Agreement. The execution and delivery by Sorin of this Agreement and consummation of the transactions contemplated hereby have been duly authorized by all necessary action on the part of Sorin and no other action or proceeding on the part of Sorin is necessary to authorize this Agreement or to consummate the transactions contemplated hereby. Sorin has duly executed and delivered this Agreement and, assuming the due authorization, execution and delivery by Shareholder, constitutes the legal, valid and binding obligation of Sorin, enforceable against Sorin in accordance with its terms.

(b) Enforceability. Except as set forth in Section 4.04 of the Transaction Agreement or on Section 4.04 of the Sorin Disclosure Letter, (i) the execution and delivery by Sorin of this Agreement do not, and the consummation of the transactions contemplated hereby (alone or in combination with any other event) and compliance with the terms hereof will not, conflict with, or result in any violation or breach of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation, any obligation to make an offer to purchase or redeem any indebtedness or shares, voting securities or other equity interests or any loss of a benefit under, or result in the creation of any Lien upon any of the properties or other assets of Sorin under, any provision of (A) its organizational documents, (B) any Contract to which Sorin is a party or any of the properties or assets of Sorin is subject or (C) subject to the governmental filings and other matters referred to in the immediately following sentence, any statute, law, ordinance, rule or regulation or order, writ, injunction, decree, judgment or stipulation applicable to Sorin or the properties or other assets of Sorin, except with respect to clauses (B) and (C), for any such conflicts, violations, consents, breaches, defaults, rights, obligations, losses or Liens that would not reasonably be expected to have, individually or in the aggregate, a Sorin Material Adverse Effect and (ii) other than filings under the Exchange Act, no consent, approval, order or authorization of, action by or in respect of, or registration, declaration or filing with, any Governmental Entity is required by or with respect to Sorin in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby, except where the failure to obtain such consents, approvals, orders or authorizations of, or to make such registrations, declarations or filings with, any Governmental Entity would not reasonably be expected to have, individually or in the aggregate, a Sorin Material Adverse Effect.

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SECTION 1.03. Covenants of Shareholder. Prior to the Cyberonics Merger Effective Time, Shareholder covenants and agrees as follows:

(a) At any meeting of the shareholders of Cyberonics called to seek the Cyberonics Shareholder Approval or in any other circumstances upon which a vote, consent or other approval with respect to the Transaction Agreement, the Mergers or any other transaction contemplated by the Transaction Agreement is sought, Shareholder shall vote (or cause to be voted) all of the Covered Cyberonics Shares (to the extent such Covered Cyberonics Shares may be voted) in favor of granting the Cyberonics Shareholder Approval and any other actions presented to shareholders of Cyberonics that are necessary and desirable in furtherance of the Mergers, the Cyberonics Shareholder Approval or any other transactions contemplated by the Transaction Agreement.

(b) At any meeting of shareholders of Cyberonics or at any adjournment thereof or in any other circumstances upon which their vote, consent or other approval is sought, Shareholder shall vote (or cause to be voted) the Covered Cyberonics Shares (to the extent such Covered Cyberonics Shares may be voted) against (and shall not otherwise Transfer (as defined below) any Covered Cyberonics Shares with respect to) (i) any Cyberonics Competing Proposal or any action which is a component of any Cyberonics Competing Proposal and (ii) any amendment of the Cyberonics Charter or Cyberonics Bylaws or other proposal or transaction involving Cyberonics or any Subsidiary, which amendment or other proposal or transaction would in any manner impede, frustrate, prevent or nullify any provision of the Transaction Agreement or any of the other transactions contemplated by the Transaction Agreement or change in any manner the voting rights of the Cyberonics Shares. Shareholder shall not commit or agree to take any action inconsistent with the foregoing.

(c) Shareholder hereby agrees that, in the event (i) of any share dividend, share split, recapitalization, reclassification, combination or exchange of shares or other equity interests or voting securities of Cyberonics of, or affecting, the Covered Cyberonics Shares, (ii) that Shareholder purchases or otherwise acquires beneficial ownership of or an interest in any Cyberonics Equity Interests after the execution of this Agreement (including by conversion, exercise or exchange) or (iii) that Shareholder voluntarily acquires the right to vote or share in the voting of any Cyberonics Equity Interests other than the Covered Cyberonics Shares (collectively, the “New Cyberonics Shares”), such New Cyberonics Shares acquired or purchased by Shareholder shall be subject to the terms of this Agreement, including the representations and warranties set forth in Section 1.01 and the covenants set forth in this Section 1.03, and shall constitute Covered Cyberonics Shares to the same extent as if those New Cyberonics Shares were owned by Shareholder on the date of this Agreement.

(d) Except pursuant to this Agreement, prior to the Cyberonics Merger Effective Time, Shareholder shall not, directly or indirectly, (i) sell, transfer, pledge, assign or otherwise dispose of (including by gift), hedge or utilize a derivative to transfer the economic interest in (collectively, “Transfer”), or enter into any Contract, option or other arrangement or understanding (including any profit sharing arrangement) with respect to the Transfer of, any Covered Cyberonics Shares to any person other than pursuant to the Mergers, in each case except pursuant to a plan in existence as of the date hereof that complies with the safe harbor requirements of Rule 10b5-1 under the Exchange Act (ii) enter into any voting arrangement, whether by proxy, voting agreement or otherwise, with respect to any Covered Cyberonics Shares, (iii) take any other action that would make any representation or warranty of Shareholder herein untrue or incorrect or would in any way restrict, limit or interfere with the performance of Shareholder’s obligations hereunder or the transactions contemplated hereby or (iv) commit or agree to take any of the foregoing actions, if, in the case of (i) - (iv) such action would have the effect of reducing the number of Cyberonics Shares or Covered Cyberonics Shares subject to the obligations set forth in Section 1.03 or otherwise preventing Shareholder from complying with its obligations pursuant to this Section 1.03 (determined as if Shareholder had not taken such action). Shareholder shall remain responsible for his obligations set forth in this Section 1.03 despite any such action.

(e) Shareholder shall, and shall cause his Representatives to (i) immediately upon the execution of this Agreement, cease any discussions or negotiations with any persons that are ongoing with respect to any Cyberonics Competing Proposal, or any inquiry, proposal or offer that would reasonably be expected to lead to a

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Cyberonics Competing Proposal, and (ii) from the execution of this Agreement until the Effective Times, not (A) initiate, solicit or knowingly facilitate or encourage the submission of any inquiry, proposal or offer regarding a Cyberonics Competing Proposal, (B) furnish any information regarding Cyberonics or any Cyberonics Subsidiary to any person in connection with, for the purpose of encouraging or facilitating or in response to, a Cyberonics Competing Proposal, (C) participate in any discussions or negotiations with respect to any Cyberonics Competing Proposal or any inquiry, proposal or offer that would reasonably be expected to lead to a Cyberonics Competing Proposal or (D) execute or enter into, or agree to enter into, any letter of intent, memorandum of understanding, voting or support agreement, agreement in principle or any other similar agreement relating to any Cyberonics Competing Proposal. Shareholder will promptly (and in any event, within 24 hours) notify Cyberonics in the event (x) any Cyberonics Competing Proposal is received by, (y) any information is requested in connection with any Cyberonics Competing Proposal from, or (z) any discussions or negotiations with respect to a Cyberonics Competing Proposal are sought to be initiated with, Shareholder, and shall (I) indicate, in connection with such notice, the identity of the person making such Cyberonics Competing Proposal, requesting such information or seeking to initiate such discussions or negotiations, together with a summary of the material terms and conditions of such Cyberonics Competing Proposal (including, if applicable, copies of any written Cyberonics Competing Proposal) or the nature of the request for information, as applicable, and (II) thereafter keep Cyberonics reasonably informed, on a reasonably current basis, of the status and terms of any such discussions or negotiations. Shareholder shall not enter into any agreement with any person that prohibits Shareholder from providing to Cyberonics any of the information required to be provided to Cyberonics under this Section 1.03(e) within the time periods contemplated hereby. Notwithstanding anything to the contrary in this Section 1.03, consistent with the provisions of Section 1.06(l) below, nothing herein shall limit or prohibit Shareholder or any of its Representatives, in his capacity as an officer or director of Cyberonics, from taking any action or failing to take any action in such capacity to the extent permitted under the Transaction Agreement.

(f) From the date hereof through the Effective Times, for so long as this Agreement is in effect, Shareholder shall not issue or cause the publication of any press release or other public announcement concerning this Agreement, the Transaction Agreement, or the Mergers or other transactions contemplated hereby or thereby without the prior consultation and consent of Sorin (which consent shall not be unreasonably withheld, conditioned or delayed), except as may be required by applicable Law or by obligations pursuant to any listing agreement with the NASDAQ or by any Governmental Entity with jurisdiction over Shareholder. Shareholder hereby agrees to permit Cyberonics and Cyberonics to publish and disclose in the Registration Statement, the Proxy Statement (including all documents and schedules filed with the SEC), the Information Document and in any press release or other disclosure document which Cyberonics or Sorin reasonably determines to be necessary or desirable to comply with all applicable Laws or the rules and regulations of the NASDAQ, the CONSOB or the MSE in connection with the Mergers and any transactions related thereto, Shareholder’s identity and ownership of the Covered Cyberonics Shares and the nature of the Shareholder’s commitments, arrangements and understandings under this Agreement and a copy of this Agreement. For the avoidance of doubt, the provisions of this Section 1.03(f) do not apply to (i) any announcement, document or publication in connection with a Cyberonics Competing Proposal, Cyberonics Superior Proposal or Cyberonics Change of Recommendation or (ii) any disclosure by Shareholder of any information concerning this Agreement or the transactions contemplated hereby in connection with any dispute between the parties regarding this Agreement, the Transaction Agreement, or the transactions contemplated hereby or thereby.

SECTION 1.04. Termination. The obligations of Shareholder under Section 1.03 of this Agreement shall terminate upon the earlier of (i) the Cyberonics Merger Effective Time, (ii) if the Transaction Agreement is never entered into, the termination of the Letter of Intent in accordance with its terms or, if the Transaction Agreement is entered into, the termination of the Transaction Agreement in accordance with its terms, and (iii) February 26, 2016.

SECTION 1.05. General Provisions.

(a) Amendment. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

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(b) Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally, faxed (with confirmation), electronically mailed in portable document format (PDF) (with confirmation) or sent by overnight courier (providing proof of delivery) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

If to Shareholder:

Hugh M. Morrison

2517 Blue Bonnet Blvd.

Houston, Texas 77030

Fax:

with a copy (which shall not constitute notice) to:

Sullivan & Cromwell LLP

125 Broad Street

New York, NY 10004

Fax:

Attention: Matthew G. Hurd

                 Krishna Veeraraghavan

If to Sorin:

Sorin S.p.A.

Via Benigno Crespi, 17

20159 Milan, Italy

Fax:

Attention: Brian Sheridan

with a copy (which shall not constitute notice) to:

Latham & Watkins LLP

140 Scott Drive

Menlo Park, CA, USA 94025

Fax:

Attention: Luke Bergstrom

                 Adel Aslani-Far

(c) Interpretation. Each party hereto has participated in the drafting of this Agreement, which each party acknowledges is the result of extensive negotiations between the parties. If an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision. For purposes of this Agreement, whenever the context requires the singular number shall include the plural, and vice versa. As used in this Agreement, the words “include” and “including,” and words of similar meaning, shall not be deemed to be terms of limitation, but rather shall be deemed to be followed by the words “without limitation.” Except as otherwise indicated, all references in this Agreement to “Sections” and “Schedules” are intended to refer to Sections of this Agreement and the Schedules to this Agreement. Unless otherwise specifically provided for herein, the term “or” shall not be deemed to be exclusive. The words “hereof,” “herein,” “hereunder” and words of similar import, when used in this Agreement, refer to this Agreement as a whole and not to any particular provision of this Agreement. References herein to “as of the date hereof,” “as of the date of this Agreement” or words of similar import shall be deemed to mean “as of

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immediately prior to the execution and delivery of this Agreement.” The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

(d) Severability. If any term or other provision of this Agreement is determined by a court of competent jurisdiction to be invalid, illegal or incapable of being enforced by any rule of Law or public policy, all other terms and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible.

(e) Counterparts. This Agreement may be executed in two or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement. The exchange of a fully executed Agreement (in counterparts or otherwise) by facsimile or by electronic delivery in .pdf format shall be sufficient to bind the parties to the terms and conditions of this Agreement.

(f) Entire Agreement; No Third-Party Beneficiaries. This Agreement constitutes the entire agreement of the parties and supersedes all prior agreements and undertakings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof and, except as otherwise expressly provided herein, are not intended to confer upon any other person any rights or remedies hereunder.

(g) Governing Law. This Agreement shall be governed by, and construed in accordance with, the Laws of the State of Delaware, without regard to Laws that may be applicable under conflicts of Laws principles that would cause the application of the Laws of any jurisdiction other than the State of Delaware.

(h) Consent to Jurisdiction. Each of the parties irrevocably agrees that any legal action or proceeding arising out of or relating to this Agreement brought by any other party or its successors or assigns shall be brought and determined in the Court of Chancery of the State of Delaware (or, if such court shall be unavailable, any state or Federal court sitting in the State of Delaware), and each of the parties hereby irrevocably submits to the exclusive jurisdiction of the aforesaid courts for itself and with respect to its property, generally and unconditionally, with regard to any such action or proceeding arising out of or relating to this Agreement and the transactions contemplated hereby. Each of the parties agrees not to commence any action, suit or proceeding relating thereto except in the courts described above in Delaware, other than actions in any court of competent jurisdiction to enforce any judgment, decree or award rendered by any such court as described herein. Each of the parties further agrees that notice as provided herein shall constitute sufficient service of process and the parties further waive any argument that such service is insufficient. Each of the parties hereby irrevocably and unconditionally waives, and agrees not to assert, by way of motion or as a defense, counterclaim or otherwise, in any action or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby, (a) any claim that it is not personally subject to the jurisdiction of the courts in Delaware as described herein for any reason, (b) that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) and (c) that (i) the suit, action or proceeding in any such court is brought in an inconvenient forum, (ii) the venue of such suit, action or proceeding is improper or (iii) this Agreement, or the subject matter hereof, may not be enforced in or by such courts.

(i) WAIVER OF JURY TRIAL. EACH PARTY TO THIS AGREEMENT WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY ACTION, SUIT OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (i) NO

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REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE EITHER OF SUCH WAIVERS, (ii) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF SUCH WAIVERS, (iii) IT MAKES SUCH WAIVERS VOLUNTARILY AND (iv) IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 1.06.

(j) Assignment. Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned or transferred, in whole or in part, by operation of Law or otherwise by any of the parties hereto without the prior written consent of the other parties. Any assignment or transfer in violation of the preceding sentence shall be void.

(k) Specific Enforcement. Shareholder agrees that irreparable damage would occur in the event that the parties hereto do not perform the provisions of this Agreement in accordance with its terms or otherwise breach such provisions. Accordingly, Shareholder agrees that Cyberonics shall be entitled to an injunction, specific performance and other equitable relief to prevent breaches or threatened breaches of this Agreement and to enforce specifically the terms and provisions hereof, this being in addition to any other remedy to which it is entitled at law or in equity. Shareholder agrees that it will not oppose the granting of an injunction, specific performance and other equitable relief as provided herein on the basis that (i) it has an adequate remedy at law or (ii) an award of specific performance is not an appropriate remedy for any reason at law or equity. Any party seeking an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement shall not be required to provide any bond or other security in connection with any such order or injunction.

(l) Shareholder Capacity. By executing and delivering this Agreement, Shareholder makes no agreement or understanding herein in his capacity or with respect to his actions as a director, officer or employee of Cyberonics. Shareholder is signing and entering into this Agreement solely in his capacity as the record owner of the Covered Cyberonics Shares or in his capacity as the individual with voting power or the right to direct the vote with respect to the Covered Cyberonics Shares, and nothing herein shall limit or affect in any way any actions that may be hereafter taken by Shareholder in his capacity as an employee, officer or director of Cyberonics or in any other capacity to the extent permitted under the Transaction Agreement and no such actions shall be deemed to be a breach of this Agreement.

[Signatures are on the following pages]

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IN WITNESS WHEREOF, each party has duly executed this Agreement, all as of the date first written above.

SORIN S.P.A.

By:	/s/ André-Michel Ballester
Name:	André-Michel Ballester
Title:	Chief Executive Officer

/s/ Hugh M. Morrison
(HUGH M. MORRISON)

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SCHEDULE A

Covered Cyberonics Shares

•	12,769 shares of common stock, par value $0.01 per share

•	2,315 shares of restricted stock subject to an outstanding restricted stock award that will vest in full on September 18, 2015

ANNEX B: ROTHSCHILD OPINION

To the Board of Directors of

Sorin S.p.A.

Via Benigno Crespi, 17

20159 Milan

Italy

25 February 2015

Opinion to the Board of Directors of Sorin S.p.A. (“Sorin”) in relation to the share Exchange Ratio (as defined below) agreed between Sorin and Cyberonics Inc. (“Cyberonics”, and together with Sorin, the “Parties”) pursuant to which the Parties will be integrated, under a newly formed company HoldCo (as defined below)

Dear Sirs,

We are providing this opinion in relation to the proposed business combination between Sorin and Cyberonics, whose general principles have been included in a letter of intent that includes, among others, an attached transaction agreement (the “Transaction Agreement”) which envisages the integration of the Parties through the following steps (collectively, the “Transaction”):

i.	Sorin to incorporate a newly established company “HoldCo” under the Laws of England and Wales;

ii.	Sorin to be merged with and into HoldCo, whereupon the separate existence of Sorin shall cease and HoldCo shall continue as the surviving corporation, and the exchange with Sorin shareholders of 0.0472 HoldCo shares for each share of Sorin (the “Exchange Ratio”);

iii.	HoldCo to incorporate a newly established company “MergerSub” under the Delaware General Corporation Law;

iv.	MergerSub to be merged with and into Cyberonics, whereupon the separate existence of MergerSub shall cease and Cyberonics shall continue as the surviving corporation and as a wholly-owned subsidiary of HoldCo;

v.	Conversion of Cyberonics share capital into HoldCo share capital, with the exchange with Cyberonics shareholders of 1 (one) HoldCo share for each share of Cyberonics.

The Transaction is currently expected to be completed by the end of third calendar quarter of 2015 and is subject to approval by both Sorin and Cyberonics shareholders, the receipt of required antitrust and regulatory clearances, and other customary closing conditions.

As part and subject to the terms of the engagement agreed between us in a letter dated 23 February 2015 (the “Engagement Letter”), pursuant to which Sorin (also referred to as the “Client”) has appointed Rothschild S.p.A. (“Rothschild”) to act as its exclusive financial advisor in relation to the Transaction, you have requested our opinion (the “Opinion”) as to whether the proposed share Exchange Ratio, is fair from a financial point of view to the shareholders of the Client.

This Opinion is based upon the information made available to Rothschild at the date of this letter by Sorin management (the “Management”), or upon publicly-available information or other information made available to Rothschild during meetings and conference calls with the Management held between 27 January 2015 and 23 February 2015. In particular, in arriving at our Opinion, we have considered, inter alia:

i.	the draft letter of intent exchanged between the Parties dated 23 February 2015;

ii.	the draft of the Transaction Agreement dated 23 February 2015;

iii.	Sorin stand-alone economic and financial projections approved by the Board of Directors of Sorin S.p.A., prepared according to IFRS principles and covering the 2014-2019 period (the “Sorin Business Plan”);

iv.	Cyberonics stand-alone economic and financial projections prepared by the management of Cyberonics according to US GAAP principles and converted into IFRS by the Management, covering the 2014-2019 period (the “Cyberonics Business Plan”);

v.	details on the estimated net financial position of Sorin and Cyberonics as of 31st December 2014 as provided by the Management in the Sorin Business Plan and Cyberonics Business Plan;

vi.	details on Sorin and Cyberonics latest available outstanding shares, including the impact of employees stock-based compensations and indication on the figurative adjustments on the net financial position;

vii.	the latest available annual statutory financial statements of Sorin and Cyberonics as of 31 December 2013 and 25 April 2014 respectively;

viii.	the latest available interim reports of Sorin and Cyberonics as of 30 September 2014 and 24 October 2014 respectively;

ix.	certain publicly available business and financial information about companies operating in a similar sector of Sorin and Cyberonics sourced, among others, from broker reports and from databases such as Bloomberg and Factset.

It should be noted that Rothschild only had access to a draft of the Transaction Agreement. Accordingly, the valuation considerations contained in this Opinion in relation to the share Exchange Ratio are based on the assumption that the Transaction Agreement provided to Rothschild on 23 February 2015 will not materially differ from the one which will be approved by the Board of Directors of Sorin.

In arriving at the Opinion, we have not considered, amongst other items:

i.	any legal, fiscal, accounting and other implications for the Client and its shareholders deriving from the implementation of the Transaction;

ii.	the implications associated to the structure of the Transaction as will be executed by the Parties;

iii.	any potential or contingent liabilities of Sorin and Cyberonics;

iv.	any transaction costs arising from the execution of the Transaction.

This Opinion is based on a stand-alone valuation of Sorin and Cyberonics respectively as it is typically performed by investment firms in similar transactions. The valuation as to the fairness, from a financial point of view, of the share Exchange Ratio has been carried out using methodologies commonly adopted by Italian and international best practices and differs in a number of important aspects from a valuation performed by auditors and from asset-based valuations and balance sheet valuations in general.

In rendering our Opinion, in line with our Engagement Letter, we have neither carried out any independent due diligence on the information provided by the Client nor assumed any obligation to independently verify any of the economic, financial, business or other information utilised, reviewed or considered by us in formulating our Opinion and have relied on such information, including all information that was publicly available or provided to us by the Client, being accurate and complete in all material respects. With respect to the financial statements, financial forecasts and other information and operating data for Sorin and Cyberonics regarding the future financial performance of Sorin and Cyberonics provided to or discussed with us by the Management and the management of Cyberonics including, but not limited to, the Sorin Business Plan and Cyberonics Business Plan, we have been advised, and have assumed, that such forecasts have been reasonably prepared on bases reflecting the best currently available estimates and judgments of the Management and the management of Cyberonics, as applicable, as to the future results of operations and financial condition of Sorin and Cyberonics. We also have assumed, at your direction, that there has not occurred any material change in the assets, financial condition, results of operations, business, regulation/laws or prospects of Sorin and Cyberonics since the respective dates on which the most recent financial statements or other financial and business information relating to Sorin and Cyberonics were made available to us.

We are acting as exclusive financial advisor to Sorin in connection with the Transaction and we will receive a fee for our services, a significant portion of which is contingent upon consummation of the Transaction. We will also receive a fee for rendering this Opinion.

We have not been provided with an independent evaluation of Sorin and Cyberonics, nor assumed responsibility for making an independent evaluation of Sorin and Cyberonics or their subsidiaries, appraisal or physical inspection of any of the assets or liabilities (contingent or otherwise) of Sorin and Cyberonics.

We have not been provided with, obtained or reviewed any specialist advice, including but not limited to, legal, accounting, actuarial, technical, environmental, commercial, information technology or tax advice, and accordingly our Opinion does not take into account the possible implications of any such specialist advice.

We have also assumed that all material governmental, regulatory or other approvals and consents required in connection with the execution of the Transaction Agreement will be obtained without any reduction in the benefits of the Transaction.

This Opinion and all information and views given herein are based on economic, monetary, market and other conditions as in effect on, and the information and financial forecasts made available to us as of the date of this Opinion. It should be understood that these as well as other assumptions underlying this Opinion may change in the future and we have not assumed any obligation to update, revise or reaffirm this Opinion.

Rothschild is unaware of, and has therefore not assessed, the impact of facts occurred or the effects subsequent to other potential contingencies, including those of regulatory or normative nature, or those connected to the operating sector or specific situations pertaining to Sorin and Cyberonics that entail a revision of economic and financial forecasts and of other financial, economic or balance sheet information provided by the Management on which this document is based.

As a result, if the facts mentioned above were to take place and require an adjustment of economic and financial forecasts provided by the Management, other financial, economic or balance sheet information and/or of the aspects and means by which the Transaction is to be accomplished, some of the notions at the basis of our Opinion would fail to be considered and thus so would the conclusions reached in this Opinion. Given the above, Rothschild does not assume any obligation to update, revise or reaffirm this Opinion at any time.

Our Opinion is limited to the valuation of Sorin and Cyberonics, from a financial point of view and as of the date of this Opinion, and does not address any financial impact from any other transaction which the Client has considered or may consider. In addition, we have not reviewed the Transaction from a legal or other perspectives and, accordingly, we have no responsibility or liability (whether in contract, tort or otherwise) for anything arriving therefrom.

Further, Rothschild does not provide any opinion (i) on the evolution of the share price of both Sorin and Cyberonics following the announcement of the Transaction and (ii) on the price at which HoldCo shares will trade following the execution of the Transaction.

This Opinion is provided for the information and assistance of the Board of Directors of the Client in connection with its evaluation of the proposed Transaction from a financial point of view. It is not meant to address or to operate for the benefit of any third party nor does it give rise to any obligations towards third parties.

This Opinion does not constitute a recommendation to the Board of Directors of the Client to enter into the Transaction. The Client shall be solely responsible for the determination of the terms and conditions of the Transaction, and in particular, of the share Exchange Ratio.

This Opinion and its contents are subject to the terms and conditions set out in the Engagement Letter. This Opinion may not be used for any purpose other than described herein.

Based upon and subject to the foregoing, we are of the opinion that, as of the date of this Opinion, the share Exchange Ratio is fair from a financial point of view to the shareholders of the Client.

Very truly yours,

Rothschild S.p.A.

By:

ANNEX C: PIPER JAFFRAY OPINION

February 25, 2015

Board of Directors of Cyberonics, Inc.

100 Cyberonics Blvd.

Houston, TX 77058

Members of the Board:

You have requested our opinion as to the fairness, from a financial point of view, to the holders of common stock, par value $0.01 per share (“Company Common Stock”), of Cyberonics, Inc. (the “Company”), of the Cyberonics Exchange Ratio (as defined below), after giving effect to the consummation of the Sorin Merger (as defined below) pursuant to a draft of the Transaction Agreement, to be dated as of February 26, 2015 (the “Transaction Agreement”), to be entered into by and among the Company, Sorin S.p.A. (“Sorin”), Sand Holdco Limited (“Holdco”), a wholly owned subsidiary of Sorin and Cypher Merger Sub, Inc. (“Merger Sub”), a wholly-owned subsidiary of Holdco. The Transaction Agreement provides for, among other things, (i) the merger (the “Sorin Merger”) of Sorin with and into Holdco, pursuant to which each issued and outstanding ordinary share, par value €1 per share (“Sorin Shares”), of Sorin, other than Sorin Shares owned by the Company, Sorin, Holdco, Merger Sub or any of their respective subsidiaries, will be converted into the right to receive 0.0472 shares (the “Sorin Exchange Ratio”) of ordinary shares, par value £1 per share (“Holdco Shares”), of Holdco; and (ii) the merger (the “Company Merger” and, together with the Sorin Merger, the “Mergers”) of Merger Sub with and into the Company, pursuant to which each issued and outstanding share of Company Common Stock, other than Company Common Stock owned by the Company, Sorin, Holdco, Merger Sub or any of their respective subsidiaries (the “Excluded Shares”), will be converted into the right to receive one Holdco Share (the “Cyberonics Exchange Ratio”). The terms and conditions of the Mergers are more fully set forth in the Agreements (as defined below).

In arriving at our opinion, we have: (i) reviewed and analyzed the financial terms of a draft of the Transaction Agreement dated February 25, 2015; (ii) reviewed and analyzed the terms of a draft dated February 25, 2015 of the Letter of Intent Regarding Proposed Business Combination Between Cyberonics and Sorin, dated February 26, 2015 (the “LOI”); (iii) reviewed and analyzed the terms of a draft dated February 25, 2015 of the Agent and Attorney-In-Fact Agreement, dated as of February 26, 2015, by and among the Company, Sorin, Holdco and Merger Sub (the “Agent Agreement”, and together with the Transaction Agreement and the LOI, the “Agreements”); (iv) reviewed and analyzed certain financial and other data with respect to the Company and Sorin which was publicly available, (v) reviewed and analyzed certain information, including financial forecasts, relating to the business, earnings, cash flow, assets, liabilities and prospects of the Company and Sorin that were furnished to us by the Company and Sorin, respectively, including the analyses and forecasts of certain cost savings, operating efficiencies, revenue effects, strategic benefits and other synergies expected by managements of the Company and Sorin to result from the Mergers (the “Synergies”); (vi) conducted discussions with members of senior managements and representatives of the Company and Sorin, respectively, concerning the matters described in clauses (ii) and (iii) above, as well as their respective businesses and prospects before and after giving effect to the Mergers and the Synergies; (vii) reviewed the current and historical reported prices and trading activity of Company Common Stock and Sorin Shares and similar information for certain other companies deemed by us to be comparable to the Company; and (viii) compared the financial performance of the Company and Sorin with that of certain other publicly-traded companies that we deemed relevant. In addition, we have conducted such other analyses, examinations and inquiries and considered such other financial, economic and market criteria as we have deemed necessary in arriving at our opinion.

Board of Directors of Cyberonics, Inc.

February 25, 2015

We have relied upon and assumed, without assuming liability or responsibility for independent verification, the accuracy and completeness of all information that was publicly available or was furnished, or otherwise made available, to us or discussed with or reviewed by us. We have further relied upon the assurances of the managements of the Company and Sorin that the financial information provided has been prepared on a reasonable basis in accordance with industry practice, and that they are not aware of any information or facts that would make any information provided to us incomplete or misleading. Without limiting the generality of the foregoing, for the purpose of this opinion, we have assumed that with respect to financial forecasts, estimates and other forward-looking information (including the Synergies) reviewed by us, that such information has been reasonably prepared based on assumptions reflecting the best currently available estimates and judgments of the management of (i) the Company and Sorin as to the expected future results of operations and financial condition of the Company and Sorin, respectively, to which such financial forecasts, estimates and other forward-looking information relate, and (ii) each of the Company and Sorin as to the expected future results of operations and financial condition of Holdco, including the amount and timing of realization of the Synergies. We express no opinion as to any such financial forecasts, estimates or forward-looking information (including the Synergies) or the assumptions on which they were based. We understand that historical financial statements and projected financial results for Sorin have been provided to us by the management of Sorin in Euro. We utilized a conversion rate of 1.28 U.S. Dollars to Euro in order to convert the historical financial statements and financial projections for Sorin from Euro to U.S. Dollars, and we have assumed, with your consent, that such exchange rate is reasonable to utilize for purposes of our analyses and this opinion. We express no view or opinion as to any currency or exchange rate fluctuations and have assumed, with your consent, that any such fluctuations will not in any respect be material to our analyses or this opinion. In addition, we express no view as to, and this opinion does not address, foreign currency exchange risks (if any) associated with the Mergers or otherwise. We have relied, with your consent, on advice of the outside counsel and the independent accountants to the Company and Sorin, and on the assumptions of the managements of the Company and Sorin, as to all accounting, legal, tax and financial reporting matters with respect to the Company, Sorin and the Agreements.

In arriving at this opinion, we have assumed that the executed Agreements will be in all material respects identical to the last draft reviewed by us. We have relied upon and assumed, without independent verification, that (i) the representations and warranties of all parties to the Agreements and all other related documents and instruments that are referred to therein are true and correct, (ii) each party to such agreements will fully and timely perform all of the covenants and agreements required to be performed by such party, (iii) the Mergers will be consummated pursuant to the terms of the Agreements without amendments thereto and (iv) all conditions to the consummation of the Mergers will be satisfied without waiver by any party of any conditions or obligations thereunder. Additionally, we have assumed that all the necessary regulatory approvals and consents required for the Mergers will be obtained in a manner that will not adversely affect the Company, Sorin or the contemplated benefits of the Mergers.

In arriving at this opinion, we have not performed any appraisals or valuations of any specific assets or liabilities (fixed, contingent or other) of the Company or Sorin, and have not been furnished or provided with any such appraisals or valuations, nor have we evaluated the solvency of the Company, Sorin or Holdco under any state or federal law relating to bankruptcy, insolvency or similar matters. The analyses performed by us in connection with this opinion were going concern analyses. We express no opinion regarding the liquidation value of the Company, Sorin, Holdco or any other entity. Without limiting the generality of the foregoing, we have undertaken no independent analysis of any pending or threatened litigation, regulatory action, possible unasserted claims or other contingent liabilities, to which the Company, Sorin, Holdco or any of their affiliates is a party or may be subject, and at the direction of the Company and with its consent, our opinion makes no assumption concerning, and therefore does not consider, the possible assertion of claims, outcomes or damages arising out of any such matters. We have also assumed that none of the Company, Sorin or Holdco is party to any material

Board of Directors of Cyberonics, Inc.

February 25, 2015

pending transaction, including without limitation any financing, recapitalization, acquisition or merger, divestiture or spin-off, other than the Mergers. We understand that the historical financial statements and projected financial results for Sorin have been provided to us by the management of Sorin and prepared in accordance with IFRS (as adopted by the European Union and in accordance with legislative decree in effect in Italy on the date of preparation of the applicable financial information). As a result, certain adjustments have been made to such financial information for purposes of our analyses that, in effect, expense Sorin research and development expenses and adjust related historical amortization amounts; such adjustments have been reviewed and approved for our use by management of the Company. We have relied upon and assumed, with your consent, and without assuming liability or responsibility for independent verification, that no further adjustments to such financial information are necessary in order to materially conform such financial information to GAAP.

This opinion is necessarily based upon the information available to us and facts and circumstances as they exist and are subject to evaluation on the date hereof; events occurring after the date hereof could materially affect the assumptions used in preparing this opinion. We are not expressing any opinion herein as to the price at which Company Common Stock, Sorin Shares or Holdco Shares may trade following announcement of the Mergers or at any future time. We have not undertaken to reaffirm or revise this opinion or otherwise comment upon any events occurring after the date hereof and do not have any obligation to update, revise or reaffirm this opinion.

We have been engaged by the Company to act as its financial advisor and we will receive a fee from the Company for providing our services, a significant portion of which is contingent upon the consummation of the Mergers. We will also receive a fee for rendering this opinion. Our opinion fee is not contingent upon the consummation of the Mergers or the conclusions reached in this opinion. The Company has also agreed to indemnify us against certain liabilities and reimburse us for certain expenses in connection with our services. We have, in the past, provided financial advisory and financing services to Sorin and have received fees for the rendering of such services. In addition, in the ordinary course of our business, we and our affiliates may actively trade securities of the Company and Sorin for our own account or the account of our customers and, accordingly, may at any time hold a long or short position in such securities. We may also, in the future, provide investment banking and financial advisory services to the Company, Sorin, Holdco or entities that are affiliated with the Company, Sorin or Holdco for which we would expect to receive compensation.

Consistent with applicable legal and regulatory requirements, Piper Jaffray has adopted policies and procedures to establish and maintain the independence of its Research Department and personnel. As a result, Piper Jaffray’s research analysts may hold opinions, make statements or recommendations, and/or publish research reports with respect to the Company and the Mergers and other participants in the Mergers that differ from the views of Piper Jaffray’s investment banking personnel.

This opinion is provided to the Board of Directors of the Company in connection with its consideration of the Mergers and is not intended to be and does not constitute a recommendation to any stockholder of the Company as to how such stockholder should act or vote with respect to the Mergers or any other matter. Except with respect to the use of this opinion in connection with the proxy statement/prospectus relating to the Mergers in accordance with our engagement letter with the Company, this opinion shall not be disclosed, referred to, published or otherwise used (in whole or in part), nor shall any public references to us be made, without our prior written approval. This opinion has been approved for issuance by the Piper Jaffray Opinion Committee.

This opinion addresses solely the fairness, from a financial point of view, to holders of Company Common Stock of the proposed Cyberonics Exchange Ratio set forth in the Agreements, after giving effect to the consummation of the Sorin Merger, and does not address any other terms or agreement relating to the Mergers or any other terms of the Agreements (other than the impact, but not the fairness, of the Sorin Exchange Ratio on the

Board of Directors of Cyberonics, Inc.

February 25, 2015

economic substance of the Cyberonics Exchange Ratio). We were not requested to opine as to, and this opinion does not address, the basic business decision to proceed with or effect the Mergers, the merits of the Mergers relative to any alternative transaction or business strategy that may be available to the Company or Holdco’s ability to fund itself subsequent to the consummation of the Mergers, or any other terms contemplated by the Agreements or the fairness of the Mergers to any other class of securities, creditor or other constituency of the Company. Furthermore, we express no opinion with respect to the amount or nature of compensation to any officer, director or employee of any party to the Mergers, or any class of such persons, relative to the Exchange Ratio to be received by holders of Company Common Stock in the Mergers or with respect to the fairness of any such compensation, including whether such payments are reasonable in the context of the Mergers.

Based upon and subject to the foregoing and based upon such other factors as we consider relevant, it is our opinion that the Cyberonics Exchange Ratio (after giving effect to the consummation of the Sorin Merger) is fair, from a financial point of view, to the holders of Company Common Stock (other than holders of Excluded Shares) as of the date hereof.

Sincerely,

PIPER JAFFRAY & CO.

ANNEX D: FORM OF HOLDCO ARTICLES OF ASSOCIATION

[ Date ]

ARTICLES OF ASSOCIATION

of

[SAND HOLDCO] PLC

PUBLIC LIMITED COMPANY

“the Company”

(effective as from [ • ] 2015)

ARTICLES OF ASSOCIATION

D-i

1.	MODEL ARTICLES NOT TO APPLY

1.1	The regulations in the relevant model articles shall not apply to the Company.

2.	INTERPRETATION

2.1	In these Articles (if not inconsistent with the subject or context) the following words shall bear the following meanings:

“Affiliates” means, with respect to any specified Person, any other Person that, directly or indirectly, through one or more intermediaries, Controls, is Controlled by or is under common Control with such specified Person;

“Articles” means the articles of association for the time being of the Company;

“Board” means the board of Directors of the Company from time to time;

“British Pounds Sterling” or “£” means the lawful currency of the United Kingdom;

“certificated share” means a share in the capital of the Company which is not an uncertificated share and references in these Articles to a share being held in certificated form shall be construed accordingly;

“clear days” means, in relation to the period of a notice, that period excluding the day on which a notice is given or deemed to be given and the day for which it is given or which it is to take effect;

“Companies Act” means the Companies Act 2006 including any modifications or re-enactment of it for the time being in force;

“Contract” means, as to any Person, any contract, lease, easement, license, instrument or understanding to which the applicable Person is a party;

“Control” means, as to any Person, the possession, directly or indirectly or as trustee or executor, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of shares or other equity securities or as trustee or executor, by Contract or otherwise; the terms “Controlled” and “Controlling” shall have a correlative meaning;

“Depositary” means any depositary, custodian or nominee approved by the Board that holds legal title to shares in the capital of the Company for the purposes of facilitating beneficial ownership of such shares by another individual;

“Director” means a director of the Company from time to time;

“dividend” means dividend or bonus;

“electronic address” means any number or address used for the purposes of sending or receiving notices, documents or information by electronic means;

“equity security” shall have the meaning given to such term in Rule 405 under the United States Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder;

“Exchange Act” means the United States Securities Exchange Act of 1934, as amended from time to time, and the regulations promulgated thereunder;

“executed” means any mode of execution;

“financial institution” means a recognised clearing house or a nominee of a recognised clearing house or of a recognised investment exchange who is designated within the meaning of section 778(2) of the Companies Act;

“FSMA” means the Financial Services and Market Act 2000;

“Fully Diluted Interest” means, with respect to any member, the percentage of the Ordinary Shares owned by that member assuming the exercise or conversion, as applicable, of all options, warrants, rights and convertible or other similar securities outstanding on the date in question, whether vested or unvested, on a cashless net exercise basis or conversion assuming the price of the Ordinary Share underlying such option, warrant, right or convertible or other similar securities equals the 5-day volume weighted average trading price of such Ordinary Shares ending on the trading day prior to the date in question. For the avoidance of doubt, it is intended that Fully Diluted Interest shall be calculated using a customary treasury stock method to determine fully diluted shares outstanding;

“Governmental Authority” shall mean any national, federal, state, county, municipal, local or foreign government, or other political subdivision thereof, any entity exercising executive, legislative, judicial, regulatory, taxing or administrative functions of or pertaining to government, and any arbitrator or arbitral body or panel of competent jurisdiction;

“holder” means, in relation to a share in the capital of the Company, the member whose name is entered in the register of members as the holder of that share;

“Independent Director” means a director who meets the independence standards of the NASDAQ applicable to non-controlled domestic US issuers;

“Law” means any federal, state, provincial, municipal, local or foreign law, statute, code, ordinance, rule, regulation, circular, order, judgment, writ, stipulation, award, injunction, decree or arbitration award or finding;

“member” means a member of the Company;

“NASDAQ” means the National Association of Securities Dealers Automated Quotations

“Office” means the registered office of the Company from time to time;

“officer” includes a Director, manager and the secretary, but shall not include an auditor;

“Official List” means the list of securities that have been admitted to listing which is maintained by the Financial Conduct Authority in accordance with section 74(1) of FSMA;

“Operator” means Euroclear UK and Ireland Limited or such other person as may for the time being be approved by HM Treasury as Operator under the Uncertificated Securities Rules;

“Ordinary Shares” means the ordinary shares in the capital of the Company from time to time, identified in Article 4.1(a) and with the rights set out therein and these Articles generally;

“paid” means paid or credited as paid;

“participating class” means a class of shares title to which is permitted by the operator to be transferred by means of a relevant system;

“Percentage Interest” means, with respect to any member, the percentage of the total outstanding Ordinary Shares of owned by that member;

“Person” means any individual, corporation, limited company, limited liability company, partnership, association, trust, unincorporated organization, Governmental Authority, other entity or group (as defined in Section 13(d) of the Exchange Act);

“public announcement” shall mean (a) disclosure in a press release reported by Reuters, the Dow Jones News Service, Associated Press or a comparable news service or other method of public announcement as the Board may deem appropriate in the circumstances or in a document publicly filed by the Company with the US Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act; and (b) for so long as any of the Company’s Shares are admitted to the Official List or to trading on the London Stock Exchange, disclosure via a regulatory information service and, where the Board considers appropriate, in one or more newspapers with a national circulation in the United Kingdom;

“register” means the register of members of the Company;

“relevant system” means a computer-based system which allows units of securities without written instruments to be transferred and endorsed pursuant to the Uncertificated Securities Rules;

“seal” means the common seal (if any) of the Company and includes an official seal (if any) kept by the Company by virtue of section 49 or 50 of the Companies Act;

“secretary” means the secretary of the Company and includes a joint, assistant, deputy or temporary secretary and any other person appointed to perform the duties of the secretary of the Company;

“Subsidiary” shall mean, with respect to any Person, any corporation, partnership, joint venture or other legal entity of which such Person (either alone or through or together with any other Subsidiary), owns, directly or indirectly, a majority of the stock or other equity interests the holders of which are generally entitled to vote for the election of the board of directors or other governing body of such corporation, partnership, joint venture or other legal entity, or any Person that would otherwise be deemed a “subsidiary” under Rule 12b-2 promulgated under the Exchange Act;

“UKLA” means the United Kingdom listing authority, which is the Financial Conduct Authority when performing its functions under Part VI of FSMA;

“Uncertificated Securities Rules” means every statute (including any orders, regulations or other subordinate legalisation made under it) relating to the holding, evidencing of title to, or transfer of, uncertificated shares and legislation, rules or other arrangements made under or by virtue of such provisions;

“uncertificated share” means a share of a class which is at the relevant time a participating class, title to which is recorded on the register as being held in uncertificated form and references in these Articles to a share being held in uncertificated form shall be construed accordingly;

“undertaking” includes a body corporate, trust or partnership, joint ventures or an unincorporated association carrying on a trade or business with or without a view to profit (and, in relation to an undertaking which is not a company, expressions in these articles appropriate to companies shall be construed as references to the corresponding persons, officers, documents or organs (as the case may be) appropriate to undertakings of that description);

“United Kingdom” means Great Britain and Northern Ireland;

“US dollars” or “$” means the lawful currency of the United States of America; and

“Voting Shares” means the Ordinary Shares and any other shares which may be issued with the right to attend and vote at general meetings.

2.2	Subject to the following paragraph, references to any provision of any enactment or of any subordinate legislation (as defined by section 2(1) of the Interpretation Act 1978) include any modification or re-enactment of that provision for the time being in force.

2.3	Words and expressions contained in these Articles which are not defined in Article 2 but are defined in the Companies Act have the same meaning as in the Companies Act (but excluding any modification of the Companies Act not in force at the date these Articles took effect) unless inconsistent with the subject or the context.

2.4	In these Articles, unless the context otherwise requires:

(a)	words in the singular include the plural, and vice versa;

(b)	words importing any gender include all genders;

(c)	a reference to a person includes a reference to a body corporate (wherever resident or domiciled) and to an unincorporated body of persons;

(d)	reference to a document or information being “sent”, “supplied” or “given” to or by a person means such document or information, or a copy of such document or information, being sent, supplied, given, delivered, issued or made available to or by, or served on or by, or deposited with or by that person by any method authorised by these Articles, and “sending”, “supplying” and “giving” shall be construed accordingly;

(e)	references to documents “being signed” or to “signature” include a reference to it being executed under hand or under seal or by any other method and, in the case of a communication in electronic form, such references are to its being authenticated as specified in the Companies Act;

(f)	references to “writing” include references to typewriting, printing, lithography, photography and any other modes of representing or reproducing words in a legible and non-transitory form, whether sent or supplied in electronic form or made available on a website or otherwise and “written” shall be construed accordingly;

(g)	references to “other” and “otherwise” shall not be construed ejusdem generis where a wider construction is possible;

(h)	references to a power are to power of any kind, whether administrative, discretionary or otherwise;

(i)	references to a committee of the Directors are to a committee established in accordance with these Articles, whether or not comprised wholly of Directors;

(j)	any words following the terms “including”, “include”, “in particular” or any similar expression shall be construed as illustrative and shall not limit the sense of the words, description, definition, phrase or term preceding those terms;

(k)	powers of delegation shall not be restrictively construed but the widest interpretation shall be given to them;

(l)	the word “Board” in the context of the exercise of any power contained in these Articles includes any committee consisting of one or more Directors, any Director, any other officer of the Company and any local or divisional board, manager or agent of the Company to which or, as the case may be, to whom the power in question has been delegated;

(m)	no power of delegation shall be limited by the existence or, except where expressly provided by the terms of delegation, the exercise of that or any other power of delegation; and

(n)	except where expressly provided by the terms of delegation, the delegation of a power shall not exclude the concurrent exercise of that power by any other body or person who is for the time being authorised to exercise it under these Articles or under another delegation of the power.

2.5	The headings are inserted for convenience only and do not affect the construction of these Articles.

3.	LIABILITY OF MEMBERS

The liability of each member is limited to the amount, if any, unpaid on the shares held by that member.

4.	SHARES AND SHARE CAPITAL

4.1	The Company may issue the following shares in the capital of the Company with rights attaching to them and denominated, in each case, as follows:

(a)	Ordinary Shares, each of which shall be denominated in British Pounds Sterling with a nominal value of £1. Each Ordinary Share shall be issued with one vote attaching to it for voting purposes in respect of all matters on which Voting Shares in the capital of the Company have voting rights and shall form a single class with the other Voting Shares in the capital of the Company for such purposes. The holders of Ordinary Shares shall, in respect of the Ordinary Shares held by them, be entitled to receive notice of, attend and speak at and vote at, general meetings of the Company.

4.2	Notwithstanding Article 4.1, subject to the provisions of the Companies Act, and without prejudice to any rights attached to any existing shares or class of shares:

(a)	any share may be issued in one or more classes with such rights or restrictions as the Company may by special resolution determine or, subject to and in default of such determination, as the Board shall determine; and

(b)	shares may be issued which are to be redeemed or are to be liable to be redeemed at the option of the Company or the holder and the Board may determine the terms, conditions and manner of redemption of shares provided that it does so before the shares are allotted.

4.3	The Company may exercise all powers of paying commissions or brokerage conferred or permitted by the Companies Act. Subject to the provisions of the Companies Act, any such commission may be satisfied by the payment of cash or by the allotment of fully or partly paid shares or partly in one way and partly in the other and may be in respect of a conditional or an absolute subscription.

4.4	Except as required by law, no person shall be recognised by the Company as holding any share upon any trust. Except as otherwise provided by these Articles or by law, the Company shall not be bound by or recognise (even if having notice of it) any equitable, contingent, future, partial or other claim or any interest in any share (or in any fractional part of a share) except the holder’s absolute ownership of the entirety of the share and all the rights attaching to it.

4.5	Under and subject to the Uncertificated Securities Rules, the Board may permit title to shares of any class to be evidenced otherwise than by certificate and title to shares of such a class to be transferred by means of a relevant system and may make arrangements for a class of shares (if all shares of that class are in all respects identical) to become a participating class. Title to shares of a participating class may only be evidenced otherwise than by a certificate where that class of shares is at the relevant time a participating class. The Board may also, subject to compliance with the Uncertificated Securities Rules, determine at any time that title to any class of shares may from a date specified by the Board no longer be evidenced otherwise than by a certificate or that title to such a class shall cease to be transferred by means of any particular relevant system.

4.6	In relation to a class of shares which is a participating class and for so long as it remains a participating class, no provision of these Articles shall apply or have effect to the extent that it is inconsistent in any respect with:

(a)	the holding of shares of that class in uncertificated form;

(b)	the transfer of title to shares of that class by means of a relevant system; or

(c)	any provision of the Uncertificated Securities Rules,

and, without prejudice to the generality of this Article, no provision of these Articles shall apply or have effect to the extent that it is in any respect inconsistent with the maintenance, keeping or entering up by the Operator, so long as that is permitted or required by the Uncertificated Securities Rules, of an Operator register of securities in respect of that class of shares in registered form.

4.7	Shares of a class which is at the relevant time a participating class may be changed from uncertificated to certificated form, and from certificated to uncertificated form, in accordance with and subject as provided in the Uncertificated Securities Rules.

4.8	Unless the Board determines otherwise, shares which a member holds in uncertificated form shall be treated as separate holdings from any shares which that member holds in certificated form, but shares in the capital of the Company that fall within a certain class shall not form a separate class of shares from other shares in that class because any share in that class is held in uncertificated form.

4.9

Where the Company is entitled under any provision of the Companies Act or these Articles to sell, transfer or otherwise dispose of, forfeit, re-allot, accept the surrender of, or otherwise enforce a lien over, an uncertificated share, the Company shall be entitled, subject to the provisions of the Companies Act and these Articles to:

(a)	require the holder of the uncertificated share by notice in writing to change that share into certificated form within the period specified in the notice and to hold that share in certificated form so long as required by the Company;

(b)	appoint any person to take such steps, by instruction given by means of a relevant system or otherwise, in the name of the holder of such share as may be required to effect the transfer of such share and such steps shall be as effective as if they had been taken by the registered holder of that share; and

(c)	take any other action that the Board considers appropriate to achieve the sale, transfer, disposal, forfeiture, reallotment or surrender of that share, or otherwise to enforce a lien in respect of that share.

4.10	Unless the Board determines otherwise or the Uncertificated Securities Rules require otherwise, any shares issued or created out of or in respect of any uncertificated shares shall be uncertificated shares and any shares issued or created out of or in respect of any certificated shares shall be certificated shares.

4.11	The Company shall be entitled to assume that the entries on the record of securities maintained by it in accordance with the Uncertificated Securities Rules and regularly reconciled with the relevant Operator register of securities are a complete and accurate reproduction of the particulars entered in the Operator register of securities and shall accordingly not be liable in respect of any act or thing done or omitted to be done by or on behalf of the Company in reliance on such assumption. Any provision of these Articles which requires or envisages that action will be taken in reliance on information contained in the register shall be construed to permit that action to be taken in reliance on information contained in any relevant record of securities (as so maintained and reconciled).

5.	AUTHORITY TO ALLOT SHARES AND DISAPPLICATION OF PRE-EMPTION RIGHTS

5.1	In addition to any similar authority which has not been fully utilised, the Board shall be generally and unconditionally authorised pursuant to section 551 of the Companies Act to:

(a)	exercise all of the powers of the Company to allot shares in the Company, and to grant rights to subscribe for or to convert any security into shares in the Company up to an aggregate nominal amount representing 20 per cent. of the number of shares in the capital of the Company as at the date of the adoption of these Articles and after consummation of the transactions contemplated by the transaction Agreement between, amongst others, Sorin S.P.A. and Cyberonics, Inc. first dated 26 February 2015 (in addition to any authority to allot that has not yet expired granted to the Board prior to the date of the adoption of these Articles) for a period expiring (unless previously renewed, varied or revoked by the Company in general meeting) on the date which is five years from the date of the adoption of these Articles by the Company; and

(b)	make an offer or agreement which would or might require shares to be allotted, or rights to subscribe for or convert any security into shares to be granted, after expiry of the authority described in this Article 5.1 and the Board may allot shares and grant rights in pursuance of that offer or agreement as if this authority had not expired.

5.2	Subject to these Articles, the Board shall be generally empowered pursuant to section 570 of the Companies Act and section 573 of the Companies Act to allot equity securities (as defined in the Companies Act) for cash, pursuant to the authority conferred by Article 5.1 of these Articles as if section 561(1) of the Companies Act did not apply to the allotment.

5.3	Subject to the provisions of the Companies Act relating to the authority to allot shares and the disapplication of pre-emption rights or otherwise and of any resolution of the Company in general meeting passed pursuant to those provisions, and, in the case of redeemable shares, the provisions of Article 5.4:

(a)	all shares for the time being in the capital of the Company shall be at the disposal of the Board; and

(b)	the Board may reclassify, allot (with or without conferring a right of renunciation), grant options over, or otherwise dispose of them to such persons on such terms and conditions and at such times as it thinks fit.

5.4	Subject to the provisions of the Companies Act, and without prejudice to any rights attached to existing shares, any share may be issued which is to be redeemed, or is liable to be redeemed at the option of the Company or the holder. The Board may determine the terms, conditions and manner of redemption of any redeemable share so issued provided that it does so before the share is allotted.

5.5	The Board may at any time after the allotment of a Share, but before a Person has been entered in the register as the holder of the Share, recognise a renunciation of the Share by the allottee in favour of another Person and may grant to an allottee a right to effect a renunciation on such terms and conditions as the Board thinks fit.

6.	VARIATION OF RIGHTS

6.1	Subject to the provisions of the Companies Act, if at any time the capital of the Company is divided into different classes of shares, all or any of the rights attached to any existing class may from time to time be varied or abrogated, either while the Company is a going concern or during or in contemplation of a winding up:

(a)	in such manner (if any) as may be provided by those rights;

(b)	with the written consent of the holders of 75% in nominal value of the issued shares of that class (excluding any shares of that class held as treasury shares), which consent shall be in hard copy form or in electronic form sent to such address (if any) for the time being specified by or on behalf of the Company for that purpose, or in default of such specification to the Office, and may consist of several documents, each executed or authenticated in such manner as the Board may approve by or on behalf of one or more holders, or a combination of both; or

(c)	with the sanction of a special resolution passed at a separate meeting of the holders of the shares of that class,

but not otherwise.

6.2	For the purposes of Article 6.1, if at any time the capital of the Company is divided into different classes of shares, unless otherwise expressly provided by the rights attached to any share or class of shares, those rights shall be deemed not to be varied by:

(a)	the issue of further shares ranking pari passu with, or subsequent to, that share or class of shares;

(b)	the purchase or redemption by the Company of any of its own shares; and

(c)	the exercise by the Board of any of the powers contemplated by Articles 38.7, 38.8 and 39.1.

7.	SHARE CERTIFICATES

7.1	On becoming the holder of any share other than a share in uncertificated form, every person (other than a financial institution in respect of whom the Company is not required by law to complete and have ready a certificate) shall be entitled, without payment, to have issued to him within two months after allotment or lodgement of a transfer (unless the terms of issue of the shares provide otherwise) one certificate for all the shares of each class held by him (and, upon transferring a part of his holding of shares of any class, to a certificate for the balance of that holding). A holder may elect to receive one or more additional certificates for any of his shares upon payment for every certificate after the first of such reasonable sum as the Directors may determine from time to time.

7.2	Every certificate shall:

(a)	be issued under the seal, or under such other form of authentication as the Board may approve (which may include manual or facsimile signatures by one or more Directors); and

(b)	shall specify the number, class and distinguishing numbers (if any) of the shares to which it relates and the amount or respective amounts paid up on the shares.

7.3	The Company shall not be bound to issue more than one certificate for shares held jointly by more than one person and delivery of a certificate to one joint holder shall be sufficient delivery to all of them, and seniority shall be determined in the manner described in Article 21.3. Shares of different classes may not be included in the same certificate.

7.4	If a share certificate is damaged, defaced or worn out or said to be lost, stolen or destroyed, it may be renewed on such terms (if any) as to evidence and indemnity and payment of any exceptional out-of-pocket expenses incurred by the Company in investigating evidence and preparing the requisite form of indemnity as the Directors may determine but otherwise free of charge, and (in the case of damage, defacement or wearing out) on delivery up of the old certificate to the Company.

7.5	When a member’s holding of Shares of a particular class increases, the Company may issue such holder with a single, consolidated certificate in respect of all the Shares of a particular class which that member holds or a separate certificate in respect of only those Shares by which that member’s holding has increased. When a member’s holding of Shares of a particular class is reduced, the Company must ensure that the member is issued with one or more certificates in respect of the number of Shares held by the member after that reduction, save that the Company need not (in the absence of a request from the member) issue any new certificate if all the Shares which the member no longer holds as a result of the reduction and none of the Shares which the member retains following the reduction, were, immediately before the reduction, represented by the same certificate.

8.	LIEN

8.1	The Company shall have a first and paramount lien on every share (not being a fully paid share) for all amounts payable to the Company (whether presently or not) in respect of that share. The Board may at any time (generally or in a particular case) waive any lien or declare any share to be wholly or in part exempt from the provisions of Articles 8.1 to 8.4 inclusive. The Company’s lien on a share takes priority over any third party’s interest in that share and shall extend to all amounts (including without limitation dividends) payable in respect of it.

8.2	The Company may sell, in such manner as the Board determines, any share on which the Company has a lien if an amount in respect of which the lien exists is presently payable and is not paid within 14 clear days after written notice has been sent to the holder of the share, or to the person entitled to it in consequence of the death or bankruptcy of the holder or otherwise by operation of law, demanding payment and stating that if the notice is not complied with the shares may be sold.

8.3	To give effect to the sale the Board may, in the case of a share in certificated form, authorise any person to execute an instrument of transfer of the share sold to, or in accordance with the directions of, the purchaser. In the case of a share in uncertificated form, the Board may, to enable the Company to deal with the share in accordance with the provisions of this Article 8.3, exercise any of the powers of the Company under Article 4.9 to effect the sale of the share. The title of the transferee to the share shall not be affected by any irregularity in or invalidity of the proceedings in reference to the sale and the transferee shall not be bound to see to the application of the purchase money.

8.4	The net proceeds of the sale, after payment of the costs, shall be applied in or towards payment or satisfaction of so much of the amount for which the lien exists as is presently payable, and any residue shall (upon surrender to the Company for cancellation of the certificate for the share sold, in the case of a share in certificated form, and, whether the share sold is in certificated form or uncertificated form, subject to a like lien for any amount not presently payable as existed upon the share before the sale) be paid to the person entitled to the share at the date of the sale.

9.	CALLS ON SHARES

9.1	Subject to the terms of allotment, the Board may from time to time make calls upon the members in respect of any amounts unpaid on their shares (whether in respect of nominal value or premium) and each member shall (subject to receiving at least 14 clear days’ notice specifying when and where payment is to be made) pay to the Company as required by the notice the amount called on his shares. A call may be required or permitted to be paid by instalments. A call may, by further notice in writing, before receipt by the Company of an amount due under it, be revoked in whole or in part and payment of a call may be postponed in whole or part. A person upon whom a call is made shall remain liable for calls made upon him notwithstanding the subsequent transfer of the shares in respect of which the call was made.

9.2	A call shall be deemed to have been made at the time when the resolution of the Board authorising the call was passed.

9.3	The joint holders of a share shall be jointly and severally liable to pay all calls in respect of it.

9.4	A call notice need not be issued in respect of sums which are specified, in the terms on which a share is issued, as being payable to the Company in respect of that share (whether in respect of nominal value or premium) on allotment or on a date fixed by or in accordance with the terms of issue; provided that if the due date for payment of such sum has passed and it has not been paid, the holder of the share concerned at the due date for payment will be treated in all respects as having failed to comply with a call notice in respect of that sum and is liable to the same consequences as a person having failed to comply with a call notice as regards the payment of interest and forfeiture.

9.5	If a call or an instalment of a call remains unpaid in whole or in part after it has become due and payable the person from whom it is due shall pay interest on the amount unpaid from the day it became due and payable until it is paid at the rate fixed by the terms of allotment of the shares in question or in the notice of the call or, if no rate is fixed, the rate determined by the Board, not exceeding 20 per cent. per annum, or, if higher, at the appropriate rate (as defined by the Companies Act), but the Board may in respect of any individual member waive payment of interest wholly or in part.

9.6	An amount payable in respect of a share on allotment or at any fixed date, whether in respect of nominal value or premium or as an instalment of a call, shall be deemed to be a call duly made and notified and payable on the date so fixed or in accordance with the terms of the allotment. If it is not paid these Articles shall apply as if that sum had become due and payable by virtue of a call duly made and notified.

9.7	Subject to the terms of allotment, the Directors may on the issue of shares differentiate between the allottees or holders in the amounts and times of payment of calls on their shares.

9.8	The Board may, if it thinks fit, receive from any member willing to advance it all or any part of the amount unpaid on any shares held by him (beyond the sums actually called up) as a payment in advance of calls, and such payment shall, to the extent of it, extinguish the liability on the shares in respect of which it is advanced. The Company may pay on all or any of the amount so advanced (until it would, but for such advance, become presently payable) interest on the amount so received, or so much of it as exceeds the sums called up on the shares in respect of which it has been received, at such rate (if any) as the member and the Board agree not exceeding 20 per cent. per annum or, if higher, the appropriate rate (as defined in the Companies Act).

10.	FORFEITURE AND SURRENDER

10.1	If a call or an instalment of a call remains unpaid, in whole or in part, after it has become due and payable, the Board may give to the person from whom it is due not less than 14 clear days’ written notice requiring payment of the amount unpaid together with any interest which may have accrued and any costs, charges and expenses incurred by the Company by reason of such non-payment. The notice shall name the place where payment is to be made and shall state that if the notice is not complied with the shares in respect of which the call was made will be liable to be forfeited.

10.2	If the notice is not complied with, any share in respect of which it was given may, at any time before the payment required by the notice has been made, be forfeited by a resolution of the Board. The forfeiture shall include all dividends and other amounts payable in respect of the forfeited shares and which have not been paid before the forfeiture. When a share has been forfeited, notice of the forfeiture shall be sent to the person who was the holder of the share before the forfeiture. An entry shall be made promptly in the register opposite the entry of the share showing that notice has been sent, that the share has been forfeited and the date of forfeiture. No forfeiture shall be invalidated by the omission or neglect to send that notice or to make those entries.

10.3	Subject to the provisions of the Companies Act, a forfeited share shall be deemed to belong to the Company and may be sold, re-allotted or otherwise disposed of on such terms and in such manner as the Board determines either to the person who was before the forfeiture the holder or to any other person. At any time before sale, re-allotment or other disposition, the forfeiture may be cancelled on such terms as the Board determines. Where for the purposes of its disposal a forfeited share is to be transferred to any person, the Board may, in the case of a share in certificated form, authorise someone to execute an instrument of transfer and, in the case of a share in uncertificated form, the Board may exercise any of the powers of the Company under Article 12. The Company may receive the consideration given for the share on its disposal and register the transferee as the holder of the share.

10.4	A person shall cease to be a member in respect of any share which has been forfeited or surrendered and shall, if the share is held in certificated form, surrender to the Company for cancellation the certificate for the share forfeited but shall remain liable to the Company for all amounts which at the date of forfeiture were presently payable by him to the Company in respect of that share plus interest at the rate at which interest was payable on those amounts before the forfeiture or, if no interest was so payable, at the rate determined by the Board, not exceeding 20 per cent. per annum or, if higher, the appropriate rate (as defined in the Companies Act) from the date of forfeiture until payment. The Board may waive payment wholly or in part or enforce payment without any allowance for the value of the share at the time of forfeiture or for any consideration received on its disposal.

10.5	The Board may accept the surrender of any share which it is in a position to forfeit upon such terms and conditions as may be agreed and, subject to any such terms and conditions, a surrendered share shall be treated as if it had been forfeited.

10.6	The forfeiture of a share shall involve the extinction at the time of forfeiture of all interest in and all claims and demands against the Company in respect of the share and all other rights and liabilities incidental to the share as between the person whose share is forfeited and the Company, except only such of those rights and liabilities as are by these Articles expressly saved, or are by the Companies Act given or imposed in the case of past members.

10.7	A statutory declaration by a Director or the secretary that a share has been duly forfeited on a specified date shall be conclusive evidence of the facts stated in it as against all persons claiming to be entitled to the share. The declaration shall (subject to the execution of an instrument of transfer if necessary, in the case of a share in certificated form) constitute a good title to the share. The person to whom the share is disposed of shall not be bound to see to the application of the consideration, if any, nor shall his title to the share be affected by any irregularity in or invalidity of the proceedings relating to the forfeiture or disposal of the share.

11.	TRANSFER OF SHARES

11.1	Without prejudice to any power of the Company to register as member a person to whom the right to any share has been transmitted by operation of law, the instrument of transfer of a share in certificated form may be in any usual form or in any other form which the Board may approve. An instrument of transfer shall be executed by or on behalf of the transferor and, where the share is not fully paid, by or on behalf of the transferee. An instrument of transfer need not be under seal.

11.2	Each member may transfer all or any of his shares which are in uncertificated form by means of a relevant system in such manner provided for, and subject as provided in, the Uncertificated Securities Rules. No provision of these Articles shall apply in respect of an uncertificated share to the extent it requires or contemplates the effecting of a transfer by an instrument in writing or the production of a certificate for the share to be transferred.

11.3	The Board may, in its absolute discretion, refuse to register the transfer of a share in certificated form if it is not fully paid provided that the refusal does not prevent dealings in shares in the Company from taking place on an open and proper basis.

11.4	The Board may, in its absolute discretion, also refuse to register the transfer of a share in certificated form:

(a)	unless the instrument of transfer:

(i)	is lodged, duly stamped, at the Office or such other place as the Board has appointed, accompanied by the certificate for the share to which it relates, or such other evidence as the Directors may reasonably require to show the transferor’s right to make the transfer, or evidence of the right of someone other than the transferor to make the transfer on the transferor’s behalf;

(ii)	is in respect of only one class of shares; or

(iii)	is in favour of not more than four transferees; or

(b)	is with respect to a share on which the Company has a lien and a sum in respect of which the lien exists is presently payable and is not paid within 14 clear days after notice has been sent to the holder of the share in accordance with Article 8.2.

11.5	The Board may also refuse to register a transfer of uncertificated shares in any circumstances that are allowed or required by the Uncertificated Securities Rules and the relevant system.

11.6	If the Board refuses to register a transfer of a share, it shall notify the transferor of the refusal and the reasons for it as soon as practicable and in any event within two months after the date on which the instrument of transfer was lodged with the Company (in the case of a transfer of a share in certificated form) or the instructions to the relevant system received. The Board shall send to the transferee such further information about the reasons for the refusal as the transferee may reasonably request.

11.7	No fee shall be charged for the registration of any instrument of transfer or other document or instruction relating to or affecting the title to any share.

11.8	The Company shall be entitled to retain any instrument of transfer which is registered, but any instrument of transfer which the Board refuses to register shall (except in the case of fraud) be returned to the person lodging it when notice of the refusal is sent.

11.9	Nothing in these Articles shall preclude the Board from recognising a renunciation of the allotment of any share by the allottee in favour of some other person.

12.	TRANSMISSION OF SHARES

12.1	If a member dies, the survivor or survivors where he was a joint holder, or his personal representatives where he was a sole holder or the only survivor of joint holders, shall be the only persons recognised by the Company as having any title to his interest, but nothing in this Article 12.1 shall release the estate of a deceased member from any liability in respect of any share which had been solely or jointly held by him.

12.2

A person becoming entitled to a share in consequence of the death or bankruptcy of a member or otherwise by operation of law may, upon such evidence being produced as the Board may properly require, elect either to become the holder of the share or to have some person nominated by him registered as the transferee. If he elects to become the holder he shall give notice to the Company to that effect. If he elects to have another person registered, and the share is a certificated share, he shall execute an instrument of transfer of the share to that person. If he elects to have himself or another person registered and the share is an uncertificated share, he shall take any action the Board may require (including without limitation the execution of any document) to enable himself or that person to be registered as the holder of the share. All the provisions of these Articles relating to the transfer of shares shall apply to the notice or instrument of transfer as if it were an instrument of transfer signed by the member and the death or bankruptcy of the member or other event giving rise to the transmission had not occurred.

12.3	A person entitled by transmission to a share in uncertificated form who elects to have some other person registered shall either:

(a)	procure that instructions are given by means of the relevant system to effect transfer of such uncertificated share to that person; or

(b)	change the uncertificated share to certified form and execute an instrument of transfer to that person.

12.4	The Board may at any time send a notice requiring any such person referred to in Article 12.2 to elect either to be registered himself or to transfer the share. If the notice is not complied with within 60 days, the Board may after the expiry of that period withhold payment of all dividends or other amounts payable in respect of the share until the requirements of the notice have been complied with.

12.5	A person becoming entitled to a share by reason of the death or bankruptcy of a member or otherwise by operation of law shall, upon such evidence being produced as the Board may reasonably require as to his entitlement and subject otherwise to Article 12.2, have the same rights in relation to the share to which he would be entitled if he were the holder of the share, and may give a discharge for all dividends and other moneys payable in respect of the share, except that he shall not, before being registered as the holder of the share, be entitled in respect of it to receive notice of, or to attend or vote at, any general meeting or at any separate meeting of the holders of any class of shares in the capital of the Company.

13.	SHARE WARRANTS

13.1	The Company, with respect to fully paid shares, may issue share warrants to bearer under the seal of the Company or in any other manner authorised by the Board.

13.2	A share warrant shall state that the bearer is entitled to the shares therein specified, and may provide by coupons or otherwise for the payment of future dividends or other moneys on or in respect of the shares included in such share warrant.

13.3	A share warrant shall entitle the bearer thereof to the shares included in it, and the shares may be transferred by the delivery of the share warrant, and the provisions of these Articles with respect to share certificates, liens, calls on shares and forfeiture and surrender, disclosure of interest, transfer of shares and transmission of shares shall not apply in relation to share warrants or the holders thereof.

13.4	The Board shall be at liberty to accept a certificate (in such form and from such person as the Board may approve) to the effect that a specified person is shown in the records of the person issuing such certificate as being entitled to the shares comprised in a specified share warrant as sufficient evidence of the facts stated in such certificate, and may treat the deposit of such certificate at the Office (or any other place specified from time to time by the Board) as equivalent to the deposit there of the share warrant, and may (inter alia) allot to the person named in such certificate any shares to which the bearer of the share warrant referred to in such certificate may be entitled and the rights of the allottee to the allotment shall not, after allotment, be questioned by any person.

13.5

The Board may determine and from time to time vary the conditions upon which share warrants shall be issued, and in particular (but without limitation) upon which a new share warrant or coupon will be issued in the place of one worn out, defaced, lost, stolen or destroyed (provided that no new share warrant may be issued to replace one that has been lost or destroyed unless the Board are satisfied beyond reasonable doubt that the original share warrant has been lost, stolen or destroyed), upon which (subject as hereinafter provided) the bearer of a share warrant shall be entitled to attend and vote at general meetings, and upon which a share warrant may be surrendered and the name of the holder entered in the register of members in respect of the shares therein specified. Subject to such conditions and to these Articles, the bearer of a share warrant shall be subject to the conditions for the time being in force relating to share warrants, whether made before or after the issue of such share warrant.

13.6	Subject to any conditions for the time being in force relating to share warrants and as otherwise expressly provided in these Articles, the bearer of a share warrant may at any time deposit the share warrant at the Office (or at such other place as the Board may from time to time appoint) and, so long as the share warrant remains so deposited, the depositor shall have the same right of signing a requisition for calling a meeting of the Company, of giving notice of intention to submit a resolution to a meeting and of attending and voting, giving a proxy and exercising the other privileges of a member at any meeting held after the expiration of 48 hours from the time of deposit, as if his name were inserted in the register of members as the holder of the shares included in the deposited share warrant. Not more than one person shall be recognised as a depositor of any share warrant. Every share warrant which shall have been so deposited as aforesaid shall remain so deposited until after the closing of the meeting at which the depositor desires to attend or to be represented.

13.7	Subject as otherwise expressly provided in these Articles or in any conditions for the time being in force relating to share warrants, no person shall, as bearer of a share warrant, be entitled to sign a requisition for calling a meeting of the Company or give notice of intention to submit a resolution to a meeting or attend or vote or give a proxy or exercise any other privilege of a member at a meeting of the Company, or be entitled to receive any notices or any documents pursuant to these Articles from the Company, but the bearer of a share warrant shall be entitled in all other respects to the same privileges and advantages as if he were named in the register of members as the holder of the shares included in the share warrant, and he shall be deemed to be a member of the Company.

13.8	Without prejudice to any powers which the Company or the Board may have to issue, dispose of, convert, or otherwise deal with or make arrangements in relation to, share warrants and other securities in any form:

(a)	the holding of share warrants in uncertificated form and the transfer of title to such share warrants shall be permitted; and

(b)	the Company may issue share warrants in uncertificated form and may convert share warrants from certificated form to uncertificated form and vice versa. If and to the extent that any provision of these Articles is inconsistent with such holding or transfer as is referred to in sub-paragraph (a) of this Article 13.8, it shall not apply to any share warrant in uncertificated form.

14.	UNTRACED MEMBERS

14.1	The Company shall be entitled to sell any share held by a member, or any share to which a person is entitled by transmission, if:

(a)	during the period of 12 years before the date of the publication of the advertisements referred to in paragraph (b) of this Article 14 (or, if published on different dates, the first date) (the relevant period) at least three dividends in respect of the share have been declared and all dividend warrants, cheques or other method of payment for amounts payable in respect of the share which have been sent and were payable in a manner authorised by these Articles have remained uncashed;

(b)	the Company has, as soon as practicable after the expiration of the relevant period, inserted an advertisement in a leading national daily newspaper published in the United Kingdom and in a newspaper circulating in the area of the registered address or last known address of the member or person concerned, giving notice of its intention to sell such share (and the said advertisements, if not published on the same day, shall have been published within 30 days of each other);

(c)	during the relevant period and the further period of three months after the publication of the advertisements referred to in paragraph (b) of this Article 14 (or, if published on different dates, the later date) the Company has received no communication from, or on behalf of, such member or person concerned; and

(d)	the Company has given notice to the UKLA of its intention to make such sale, if shares of the class concerned are listed on the Official List or dealt on the London Stock Exchange.

14.2	The Company shall also be entitled to sell any additional share issued during the relevant period of 12 years in right of any share to which Article 14.1 applies (or in right of any share so issued), if the criteria in Article 14.1 are satisfied in relation to the additional share (but as if the words “during the period of 12 years” were omitted from paragraph (a) and the words “, after the expiration of the relevant period,” were omitted from paragraph (b)).

14.3	To give effect to the sale of any share pursuant to Articles 14.1 to 14.4 inclusive the Company may:

(a)	in the case of a share in certificated form, appoint any person to execute an instrument of transfer of the share, and the instrument shall be as effective as if it had been executed by the registered holder of, or person entitled by transmission to, the share; and

(b)	in the case of a share in uncertificated form, in accordance with the Uncertificated Securities Rules, the Board may issue a written notification to the Operator requiring the conversion of the shares to certificated form.

14.4	An instrument of transfer executed by that person in accordance with Article 14.3(a) shall be as effective as if it had been executed by the holder of, or person entitled by transmission to, the shares. An exercise by the Company of its powers in accordance with Article 14.3(b) shall be as effective as if exercised by the registered holder of or person entitled by transmission to the shares. The purchaser shall not be bound to see to the application of the proceeds of sale, nor shall his title to the share be affected by any irregularity in or invalidity of the proceedings relating to the sale. The net proceeds of sale shall belong to the Company which shall be indebted to the member or other person entitled to the share for an amount equal to the net proceeds of the sale and the Company shall enter the name of such former member or other person in the books of the Company as a creditor for that amount. No trust or duty to account shall arise in respect of the net proceeds and no interest shall be payable in respect of the proceeds of sale, which may be employed in the business of the Company or invested in such investments as the Board may think fit.

15.	ALTERATION OF CAPITAL

15.1	Subject to the Companies Act and the provisions of these Articles, and without prejudice to any relevant special rights attached to any class of shares, the Company may from time to time:

(a)	increase its share capital by allotting new shares;

(b)	consolidate and divide all or any of its share capital into shares of larger amount than its existing shares;

(c)	sub-divide its shares, or any of them, into shares of smaller amount than its existing shares;

(d)	redeem and/ or cancel any of its shares;

(e)	redenominate its share capital or any class of share capital; and

(f)	determine that, as between the shares resulting from such a sub-division, any of them may have any preference or advantage as compared with the others,

and where any difficulty arises in regard to any consolidation or division, the Directors may settle such difficulty as they see fit.

15.2

Whenever any fractions arise as a result of a consolidation or sub-division of shares, the Board may on behalf of the members deal with the fractions as it thinks fit. In particular, without limitation, the Board may sell shares, representing fractions to which any members would otherwise become entitled, to any person (including, subject to the provisions of the Companies Act, the Company) and distribute the net proceeds of sale in due proportion among those members or retain such net proceeds for the benefit of the Company. In the case of shares to be sold being held in certificated form, the Board may authorise some person to execute an instrument of transfer of the shares to, or in accordance with the directions of, the purchaser. In the case of shares to be sold in uncertificated form, the Board may, to enable the Company to deal with the share in accordance with the provisions of this Article 15.2, do all acts and things it considers necessary or expedient to effect the transfer of the shares to, or in accordance with the directions of, the purchaser, including arranging for any such shares to be entered in the register as shares in certificated form where this makes it easier to sell them. The transferee shall not be bound to see to the application of the purchase money nor shall his title to the shares be affected by any irregularity in or invalidity of the proceedings in reference to the sale.

15.3	All shares created by an increase of the Company’s share capital (unless otherwise provided by the terms of allotment of the shares of that class), by consolidation, division or sub-division of its share capital or the conversion of stock into paid-up shares shall be subject to all the provisions of these Articles, including without limitation provisions relating to the payment of calls, lien, forfeiture, transfer and transmission.

15.4	The Company shall not consolidate, divide, sub-divide or redenominate any one or more Ordinary Shares without consolidating, dividing, sub-dividing or redenominating (as the case may be) all of the Ordinary Shares, on an equal per share basis.

16.	GENERAL MEETINGS

16.1	The Board shall convene and the Company shall hold general meetings as annual general meetings in accordance with the Companies Act.

16.2	All provisions of these Articles relating to general meetings of the Company shall, mutatis mutandis, apply to every separate general meeting of the holders of any class of shares in the capital of the Company, except that:

(a)	the necessary quorum at any such meeting (or adjournment thereof) shall be members of that class who together represent at least the majority of the voting rights of all members of that class entitled to vote, present in person or by proxy, at the relevant meeting; and

(b)	each holder of shares of the class shall, on a poll, have one vote in respect of every share of the class held by him.

For the purposes of this Article 16.2, where a person is present by proxy or proxies, he is treated only as holding the shares in respect of which those proxies are authorised to exercise voting rights with respect to any matter proposed at the meeting.

16.3	The Board may call general meetings whenever and at such times and places as it shall determine. On requisition of members pursuant to the provisions of the Companies Act, the Board shall promptly convene a general meeting in accordance with the requirements of the Companies Act. At a general meeting called by a requisition (or by requisitionists), no business may be transacted except that stated by the requisition or proposed by the Board.

16.4	A general meeting may also be called under this Article 16 if the Company has fewer than two directors and the director (if any) is unable or unwilling to appoint sufficient directors to make up a quorum or to call a general meeting to do so. In such case, two or more members may call a general meeting (or instruct the secretary to do so) for the purpose of appointing one or more directors.

17.	NOTICE OF GENERAL MEETINGS

17.1	At least 21 clear days’ notice must be given to call an annual general meeting. Subject to the provisions of the Companies Act, at least 14 clear days’ notice must be given to call all other general meetings. A general meeting may be called by shorter notice if it is so agreed by a majority in number of the members having a right to attend and vote at the meeting, being a majority who together hold not less than 95 per cent. in nominal value of the shares giving that right.

17.2	Subject to the provisions of the Companies Act and any relevant special rights or restrictions attached to any shares, notices shall be given to every member as of the record date for such meeting and to the Directors. The beneficial owners nominated to enjoy information rights under the Companies Act and the auditors of the Company are entitled to receive all notices of, and other communications relating to, any general meeting which any member is entitled to receive.

17.3	Subject to the provisions of the Companies Act, the notice shall specify the place (including without limitation any satellite meeting place arranged for the purposes of Article 18.9, which shall be identified as such in the notice), the date and the time of meeting and the general nature of the business to be transacted, and in the case of an annual general meeting shall specify the meeting as such. In the case of a meeting to pass a special resolution, the notice shall specify the intention to propose the resolution as a special resolution.

17.4	The notice of a general meeting must specify a time (which must not be more than 48 hours, excluding any part of a day that is not a working day, before the time fixed for the meeting) by which a person must be entered on the register in order to have the right to attend or vote at the meeting. Changes to entries on the register after the time specified in the notice will be disregarded in deciding the rights of any person to attend or vote.

17.5	Where the Company has given an electronic address in any notice of meeting, any document or information relating to proceedings at the meeting may be sent by electronic means to that address, subject to any conditions or limitations specified in the relevant notice of meeting.

17.6	The accidental omission to send notice of a meeting or resolution, or to send any notification where required by the Companies Act or these Articles in relation to the publication of a notice of meeting on a website, or to send a form of proxy where required by the Companies Act or these Articles, to any person entitled to receive it, or the non-receipt for any reason of any such notice, resolution or notification or form of proxy by that person, whether or not the Company is aware of such omission or non-receipt, shall not invalidate the proceedings at that meeting.

18.	PROCEEDINGS AT GENERAL MEETINGS

18.1	No business shall be transacted at a meeting unless a quorum is present but the absence of a quorum shall not preclude the choice or appointment of a chairman, which shall not be treated as part of the business of the meeting. If the Company has only one member entitled to attend and vote at the general meeting, one qualifying person present at the meeting and entitled to vote is a quorum. Except as otherwise provided by these Articles, a quorum is the members who together represent at least the majority of the voting rights of all the members entitled to vote, present in person or by proxy, at the relevant meeting.

18.2	If a quorum is not present within half an hour after the time appointed for holding the meeting (or such additional time as the chairman of the meeting decides to wait), or if during a meeting a quorum ceases to be present, the meeting, if convened on the requisition of members, shall be dissolved, and in any other case shall stand adjourned. The continuation of a general meeting adjourned under this Article 18.2 for lack of quorum shall take place either:

(a) on a day that is not less than 14 days but not more than 28 days after it was adjourned and at a time and/or place specified for the purpose in the notice calling the meeting; or

(b) where no such arrangements have been specified, on a day that is not less than 14 days but not more than 28 days after it was adjourned and at such time and/or place as the chairman of the meeting decides (or, in default, the directors decide).

In the case of a general meeting to take place in accordance with Article 18.2(b), the Company must give not less than seven clear days’ notice of any adjourned meeting and the notice must state the quorum requirement.

18.3	At an adjourned meeting the quorum is one qualifying person present and entitled to vote. If at the adjourned meeting a quorum is not present within 15 minutes after the time appointed for holding the meeting, the meeting shall be dissolved.

18.4	The chairman (if any) of the Board, or in his absence the deputy chairman of the Board, or in the absence of both of them some other Director nominated prior to the meeting by the Board, shall preside as chairman of the meeting. If none of the chairman, deputy chairman or such other Director (if any) is present within 15 minutes after the time appointed for holding the meeting or is not willing to act as chairman, the Directors present shall elect one of their number present and willing to act to be chairman of the meeting, and if there is only one Director present, he shall be chairman of the meeting.

18.5	If no Director is willing to act as chairman or if no Director is present within 15 minutes after the time appointed for holding the meeting, the members present in person or by proxy and entitled to vote shall choose a member present in person or a proxy of a member or a person authorised to act as a representative of a corporation in relation to the meeting to be chairman of the meeting.

18.6	The Board or the chairman of the meeting may make any arrangement and impose any restriction they consider appropriate to ensure the security of a general meeting, including to direct that any person wishing to attend any general meeting should submit to such searches or other security arrangements (including without limitation, requiring evidence of identity to be produced before entering the meeting and placing restrictions on the items of personal property which may be taken into the meeting) as they or he consider appropriate under the circumstances. The Directors or the chairman of the meeting may in their or his absolute discretion refuse entry to, or eject from, any general meeting any person who refuses to submit to a search or otherwise comply with such security arrangements or restrictions.

18.7	The Board or the chairman of the meeting may take such action, give such direction or put in place such arrangements as they or he consider appropriate to secure the safety of the people attending the meeting and to promote the orderly conduct of the business of the meeting. Any decision of the chairman of the meeting on matters of procedure or matters arising incidentally from the business of the meeting, and any determination by the chairman of the meeting as to whether a matter is of such a nature, shall be final.

18.8	Directors may attend and speak at general meetings and at any separate meeting of the holders of any class of shares, whether or not they are members. The chairman of the meeting may permit other persons who are not members of the Company or otherwise entitled to exercise the rights of members in relation to general meetings to attend and, at the chairman of the meeting’s discretion, speak at a general meeting or at any separate class meeting.

18.9	In the case of any general meeting, the Board may, notwithstanding the specification in the notice convening the general meeting of the place at which the chairman of the meeting shall preside (the principal place), make arrangements for simultaneous attendance and participation at satellite meeting places, or by way of any other electronic means, allowing persons not present together at the same place to attend, speak and vote at the meeting. The arrangements for simultaneous attendance and participation at satellite meeting places, or other places at which persons are participating via electronic means may include arrangements for controlling or regulating the level of attendance at any particular venue provided that such arrangements shall operate so that all members and proxies wishing to attend the meeting are able to attend at one or other of the venues. The members or proxies at the satellite meeting places, or other places at which persons are participating via electronic means, shall be counted in the quorum for, and be entitled to vote at, the general meeting in question, and that meeting shall be duly constituted and its proceedings valid if the chairman of the meeting is satisfied that adequate facilities are available throughout the meeting to ensure that the members or proxies attending at the satellite meeting places, or other places at which persons are participating via electronic means, are able to:

(a)	participate in the business for which the meeting has been convened;

(b)	see and hear all persons who speak (whether through the use of microphones, loud speakers, audio-visual communication equipment or otherwise) in the principal place and any other such place; and

(c)	be heard and seen by all other persons so present in the same way.

18.10	The chairman of the general meeting shall be present at, and the meeting shall be deemed to take place at, the principal place. If it appears to the chairman of the meeting that the facilities at the principal place or any satellite meeting place, have become inadequate for the purposes set out in Article 18.9, then the chairman of the meeting may, without the consent of the meeting, interrupt or adjourn the general meeting. All business conducted at the general meeting up to the point of the adjournment shall be valid. The provisions of Article 18.15 shall apply to that adjournment.

18.11	The Board may make arrangements for persons entitled to attend a general meeting or an adjourned general meeting to be able to view and hear the proceedings of the general meeting or adjourned general meeting and to speak at the meeting (whether by the use of microphones, loudspeakers, audio-visual communications equipment or otherwise) by attending at a venue anywhere in the world not being a satellite meeting place. Those attending at any such venue shall not be regarded as present at the general meeting or adjourned general meeting and shall not be entitled to vote at the meeting at or from that venue. The inability for any reason of any member present in person or by proxy at such a venue to view or hear all or any of the proceedings of the meeting or to speak at the meeting shall not in any way affect the validity of the proceedings of the meeting.

18.12	The Board may from time to time make any arrangements for controlling the level of attendance at any venue for which arrangements have been made pursuant to Article 18.12 (including without limitation the issue of tickets or the imposition of some other means of selection) it in its absolute discretion considers appropriate, and may from time to time change those arrangements. If a member, pursuant to those arrangements, is not entitled to attend in person or by proxy at a particular venue, he shall be entitled to attend in person or by proxy at any other venue for which arrangements have been made pursuant to Article 18.9. The entitlement of any member to be present at such venue in person or by proxy shall be subject to any arrangement then in force and stated by the notice of meeting or adjourned meeting to apply to the meeting.

18.13	If, after the sending of the notice of a general meeting but before the meeting is held, or after the adjournment of a general meeting but before the adjourned meeting is held (whether or not notice of the adjourned meeting is required), the Board decides that it is impracticable or unreasonable, for a reason beyond its control, to hold the meeting at the declared place (or any of the declared places, in the case of a meeting to which Article 18.9 applies) and/or time, it may change the place (or any of the declared places, in the case of a meeting to which Article 18.8 applies) and/or postpone the time at which the meeting is to be held. If such a decision is made, the Board may then change the place (or any of the declared places, in the case of a meeting to which Article 18.8 applies) and/or postpone the time again if it decides that it is reasonable to do so. In either case:

(a)	no new notice of the meeting need be sent, but the Board shall, if practicable, advertise the date, time and place of the meeting by public announcement and in two newspapers with national circulation in the United Kingdom and shall make arrangements for notices of the change of place and/or postponement to appear at the original place and/or at the original time; and

(b)	a proxy appointment in relation to the meeting may, if by means of a document in hard copy form, be delivered to the Office or such other place within the United Kingdom as may be specified by or on behalf of the Company in accordance with Article 22.6(a) or, if in electronic form, be received at the address (if any) specified by or on behalf of the Company in accordance with Article 22.6(b).

18.14	For the purposes of Articles 18.9, 18.10, 18.11, 18.12 and 18.13, the right of a member to participate in the business of any general meeting shall include, without limitation, the right to speak, vote on a poll, be represented by a proxy and have access to all documents which are required by the Companies Act or these Articles to be made available at the meeting.

18.15	Without prejudice to any other power of adjournment he may have under these Articles or at common law:

(a)	the chairman of the meeting may, with the consent of a meeting at which a quorum is present (and shall if so directed by the meeting), adjourn the meeting from time to time and from place to place or for an indefinite period; and

(b)	the chairman of the meeting may, without the consent of the meeting, adjourn the meeting before or after it has commenced, to another date, time or place which the chairman of the meeting may decide, if the chairman of the meeting considers that:

(i)	there is not enough room for the number of members and proxies who wish to attend the meeting;

(ii)	the behaviour of anyone present prevents, or is likely to prevent, the orderly conduct of the business of the meeting;

(iii)	an adjournment is necessary to protect the safety of any person attending the meeting; or

(iv)	an adjournment is necessary to give all persons entitled to do so a reasonable opportunity of speaking and voting at the meeting; or

(v)	an adjournment is otherwise necessary in order for the business of the meeting to be properly carried out.

18.16	Save in accordance with Article 18.2 an adjournment may, subject to the provisions of the Companies Act, be for such time and to such other place (or, in the case of a meeting held at a principal place and a satellite meeting place, such other places) as the chairman may, in his absolute discretion determine, notwithstanding that by reason of such adjournment some members may be unable to be present at the adjourned meeting. Any such member may nevertheless appoint a proxy for the adjourned meeting either in accordance with Articles 22.2, 22.3 and 22.6 or by means of a document in hard copy form which, if delivered at the meeting which is adjourned to the chairman or the secretary or any Director, shall be valid even though it is given at less notice than would otherwise be required by Article 22.6(a). Subject to the provisions of the Companies Act, it shall not be necessary to give notice of an adjourned meeting, except that when a meeting is adjourned for 28 days or more, or for an indefinite period, at least seven clear days’ notice shall be given specifying the time and place (or places, in the case of a meeting to which Article 18.9 applies) of the adjourned meeting and the general nature of the business to be transacted. No business shall be transacted at an adjourned meeting other than business which might properly have been transacted at the meeting had the adjournment not taken place. A resolution put to the vote of a general meeting must be decided on a poll.

18.17	Subject to Article 18.18, a poll shall be taken as the chairman directs and he may, and shall if required by the meeting, appoint scrutineers (who need not be members) and fix a time and a place for declaring the result of the poll. The result of the poll shall be deemed to be the resolution of the meeting at which the poll was demanded.

18.18	A poll on the election of a chairman or on a question of adjournment shall be taken immediately. A poll on any other question shall be taken at either the meeting or such time and place as the chairman directs not being more than 30 days after the meeting.

19.	AMENDMENTS TO RESOLUTIONS

19.1	A special resolution to be proposed at a general meeting may be amended by ordinary resolution if:

(a)	the chairman of the meeting proposes the amendment at the general meeting at which the resolution is to be proposed; and

(b)	the amendment does not go beyond what is necessary to correct a clear error in the resolution.

19.2	An ordinary resolution to be proposed at a general meeting may be amended by ordinary resolution if:

(a)	written notice of the terms of the proposed amendment and of the intention to move the amendment have been delivered in hard copy to the Company at the Office or to such other place as may be specified by or on behalf of the Company for that purpose, or received in electronic form at such address (if any) for the time being specified by or on behalf of the Company for that purpose, at least 48 hours before the time for holding the meeting or the adjourned meeting at which the ordinary resolution in question is proposed (which, if the Board so specifies, shall be calculated taking no account of any part of a day that is not a working day) and the proposed amendment does not, in the reasonable opinion of the chairman of the meeting, materially alter the substance of the resolution; or

(b)	the chairman of the meeting, in his absolute discretion, decides that the proposed amendment may be considered or voted on.

19.3	With the consent of the chairman of the meeting, an amendment may be withdrawn by its proposer before it is voted on. If an amendment proposed to any resolution under consideration is ruled out of order by the chairman of the meeting, the proceedings on the resolution shall not be invalidated by any error in the ruling.

20.	PROPOSED MEMBER RESOLUTIONS

20.1	Where a member or members, in accordance with the provisions of the Companies Act, request the Company to (i) call a general meeting for the purposes of bringing a resolution before the meeting, or (ii) give notice of a resolution to be proposed at a general meeting, such request must, in each case and in addition to the requirements of the Companies Act, contain the following (and, to the extent that the request relates to the nomination of a director, the content requirements of Article 24.3(b) also apply):

(a)	to the extent that the request relates to the nomination of a director, as to each person whom the member(s) propose(s) to nominate for election or re-election as a director, all information relating to such person that is required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Exchange Act including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected (or re-elected);

(b)	to the extent that that request relates to any business other than the nomination of a Director that the member(s) propose(s) to bring before the meeting, a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such member(s) and any Member Associated Person, individually or in the aggregate, including any anticipated benefit to the member(s) or the Member Associated Person therefrom; and

(c)	as to the member(s) giving the notice and the Member Associated Person, if any, on whose behalf the nomination or proposal is made:

(i)	the name and address of such member(s), as they appear on the Company’s books, and of such Member Associated Persons, if any;

(ii)	the class and number of shares of the Company which are owned beneficially and of record by such member(s) and such Member Associated Persons, if any;

(iii)	a description of all agreements, arrangements and understandings between such member and such Member Associated Persons, if any, each proposed nominee and any other person or persons (including their names) in connection with the nomination of a Director or the proposal of any other business by such member(s) or such Member Associated Person, if any;

(iv)	any other information relating to such member or such beneficial owner that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies pursuant to Section 14 of the Exchange Act; and

(v)	to the extent known by the member(s) giving the notice, the name and address of any other member supporting the nominee for election or re-election as a Director or the proposal of other business on the date of such request.

For the purposes of this Article 20.1, a Member Associated Person of any member shall mean:

(A)	any person controlling, directly or indirectly, or acting in concert with, such member;

(B)	any beneficial owner of shares in the capital of the Company owned of record or beneficially by such member; and

(C)	any person controlling, controlled by or under common control with such Member Associated Person.

20.2	If a request made in accordance with Article 20.1 does not include the information specified in that Article, or if a request made in accordance with Article 20.1 is not received in the time and manner required by Article 20.3, in respect of such shares which the relevant member(s) hold (the member default shares) the relevant member(s) shall not be entitled to vote, either personally or by proxy at a general meeting or at a separate meeting of the holders of that class of shares (or at an adjournment of any such meeting), the member default shares with respect to the matters detailed in the request made in accordance with Article 20.1.

20.3	Without prejudice to the rights of any member under the Companies Act, a member who makes a request to which Article 20.1 relates, must deliver any such request in writing to the secretary at the Office not earlier than the close of business on the one hundred and twentieth (120) calendar day nor later than the close of business on the ninetieth (90) calendar day prior to the date of the first anniversary of the preceding year’s annual general meeting provided, however, that in the event that the date of an annual general meeting is more than thirty (30) calendar days before or more than sixty (60) calendar days after the date of the first anniversary of the preceding year’s annual general meeting, notice by the member must be so delivered in writing not earlier than the close of business on the one hundred and twentieth (120) calendar day prior to such annual general meeting and not later than the close of business on the later of (i) the ninetieth (90) calendar day prior to such annual general meeting and (ii) the 10 calendar day after the day on which public announcement of the date of such annual general meeting is first made by the Company. In no event shall any adjournment or postponement of an annual general meeting or the public announcement thereof commence a new time period for the giving of a member’s notice as described in this Article 20.3.

Notwithstanding anything in the foregoing provisions of this Article 20.3 to the contrary, in the event that the number of Directors to be elected to the Board is increased and there is no public announcement, naming all of the nominees for Director or specifying the size of the increased Board, made by the Company at least one hundred (100) calendar days prior to the date of the first anniversary of the preceding year’s annual general meeting or, a member’s notice required by this Article 20.3 shall also be considered as validly delivered in accordance with this this Article 20.3, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the secretary at the Office not later than 5.00 pm, local time, on the tenth (10) calendar day after the day on which such public announcement is first made by the Company.

Notwithstanding the provisions of Articles 20.1 or 20.2 or the foregoing provisions of this Article 20.3, a member shall also comply with all applicable requirements of the Companies Act and of the Exchange Act with respect to the matters set forth in Articles 20.1 or 20.2 or in this Article 20.3. Nothing in Article 20.1 or 20.2 or in this Article 20.3 shall be deemed to affect any rights of members to request inclusion of proposals in, nor the right of the Company to omit proposals from, the Company’s proxy statement pursuant to Rule 14a-8 (or any successor provision) under the Exchange Act, subject in each case to compliance with the Exchange Act.

21.	VOTES OF MEMBERS

21.1	A resolution put to the vote of a general meeting must be taken on a poll.

21.2	Subject to any relevant special rights or restrictions attached to any shares (including, for the avoidance of doubt, such rights and restrictions set out in Article 4.1 above), on a poll taken at a meeting, every qualifying member present and entitled to vote on the resolution has one vote in respect of each Ordinary Share.

21.3	In the case of joint holders the vote of the senior who tenders a vote shall be accepted to the exclusion of the votes of the other joint holders, and seniority shall be determined by the order in which the names of the holders stand in the register of members.

21.4	A member in respect of whom an order has been made by any court or official having jurisdiction (whether in the United Kingdom or elsewhere) in matters concerning mental disorder may vote by any person authorised in that behalf by that court or official and such person may vote by proxy. Evidence to the satisfaction of the Board of the authority of the person claiming the right to vote shall be delivered to the Office, or such other place as is specified in accordance with these Articles for the delivery or receipt of appointments of proxy, not less than 48 hours before the time appointed for holding the meeting or adjourned meeting at which the right to vote is to be exercised (provided that the Company may specify, in any case, that in calculating the period of 48 hours, no account shall be taken of any part of a day that is not a working day). Failure to satisfy the requirements of this Article 21.4 shall cause the right to vote not to be exercisable.

21.5	In the case of an equality of votes, the chairman of the meeting shall not be entitled to a casting vote.

21.6	No member shall have the right to vote at any general meeting or at any separate meeting of the holders of any class of shares, either in person or by representative or proxy, in respect of any share held by him unless all amounts presently payable by him in respect of that share have been paid.

21.7	If at any time the Board is satisfied that any member, or any other person appearing to be interested in shares held by such member, has been duly served with a notice under section 793 of the Companies Act (a section 793 notice) and is in default for the prescribed period in supplying to the Company the information thereby required, or, in purported compliance with such a notice, has made a statement which is false or inadequate in a material particular, then the Board may, in its absolute discretion at any time by notice (a direction notice) to such member direct that:

(a)	in respect of the shares in relation to which the default occurred (the default shares, which expression includes any shares issued after the date of the section 793 notice in respect of those shares) the member shall not be entitled to attend or vote either personally or by proxy at a general meeting or at a separate meeting of the holders of that class of shares or on a poll; and

(b)	where the default shares represent at least 0.25 per cent. in nominal value of the issued shares of their class (calculated exclusive of any shares held in treasury), in respect of the default shares:

(i)	no payment shall be made by way of dividend and no share shall be allotted or distributed pursuant to Articles 39.1, 40.1, and 40.2; and

(ii)	no transfer of any default share shall be registered unless:

(A)	the member is not himself in default as regards supplying the information requested and the transfer when presented for registration is accompanied by a certificate by the member in such form as the Board may in its absolute discretion require to the effect that after due and careful enquiry the member is satisfied that no person in default as regards supplying such information is interested in any of the shares the subject of the transfer; or

(B)	the transfer is an approved transfer.

For the purposes of ensuring this Article 21.7(b)(ii) can apply to all shares held by the member, the Company may in accordance with the Uncertificated Securities Rules, issue a written notification to the Operator requiring conversion into certificated form of any share held by the member in uncertificated form.

21.8	The Company shall send the direction notice to each other person appearing to be interested in the default shares, but the failure or omission by the Company to do so shall not invalidate such notice.

21.9	Any direction notice shall cease to have effect not more than seven days after the earlier of receipt by the Company of:

(a)	a notice of an approved transfer, but only in relation to the shares transferred; or

(b)	all the information required by the relevant section 793 notice, in a form satisfactory to the Board.

21.10	The Board may at any time send a notice cancelling a direction notice.

21.11	The Company may exercise any of its powers under Article 4.7 in respect of any default share that is held in uncertificated form.

21.12	For the purposes of this Article 21.12 and Articles 21.7, 21.8, 21.9, 21.10 and 21.11:

(a)	a person shall be treated as appearing to be interested in any shares if the member holding such shares has sent to the Company a notification under section 793 of the Companies Act which either:

(i)	names such person as being so interested; or

(ii)	fails to establish the identities of all those interested in the shares, and (after taking into account the said notification and any other relevant section 793 notification) the Company knows or has reasonable cause to believe that the person in question is or may be interested in the shares;

(b)	the prescribed period is 14 days from the date of service of the section 793 notice; and

(c)	a transfer of shares is an approved transfer if:

(i)	it is a transfer of shares pursuant to an acceptance of a takeover offer (within the meaning of section 974 of the Companies Act);

(ii)	the Board is satisfied that the transfer is made pursuant to a sale of the whole of the beneficial ownership of the shares the subject of the transfer to a party unconnected with the member and with any other person appearing to be interested in the shares; or

(iii)	the transfer results from a sale made through a recognised investment exchange as defined in the FSMA or any other stock exchange outside the United Kingdom on which the Company’s shares are normally traded.

21.13	Nothing contained in Article 21.7, 21.8, 21.9, 21.10 and 21.11 limits the power of the Company under section 794 of the Companies Act.

21.14	Any objection to the qualification of any person voting at a general meeting or on a poll or to the counting of, or failure to count, any vote, must be made at the meeting or adjourned meeting or at the time the poll is taken (if not taken at the meeting or adjourned meeting) at which the vote objected to is tendered. Every vote not disallowed at such meeting shall be valid and every vote not counted which ought to have been counted shall be disregarded. Any objection made in due time shall be referred to the chairman of the meeting whose decision shall be final and conclusive. If a vote is not disallowed by the chairman of the meeting it is valid for all purposes.

21.15	The Company shall not be bound to enquire whether any proxy or corporate representative votes in accordance with the instructions given to him by the member he represents and if a proxy or corporate representative does not vote in accordance with the instructions of the member he represents the vote or votes cast shall nevertheless be valid for all purposes.

21.16	If any votes are counted which ought not to have been counted, or might have been rejected, the error shall not vitiate the result of the voting unless it is pointed out at the same meeting, or any adjournment of the meeting, and, in the opinion of the chairman, it is of sufficient magnitude to vitiate the result of the voting.

22.	PROXIES AND CORPORATE REPRESENTATIVES

22.1	A member is entitled to appoint another person as his proxy to exercise all or any of his rights to attend and to speak and vote at a meeting of the Company in respect of the shares to which the proxy appointment relates. The proxy appointment shall, unless it provides to the contrary, be valid for any adjournment of the meeting as well as for the meeting to which it relates. A proxy need not be a member.

22.2	The appointment of a proxy shall be:

(a)	in the case of a proxy relating to shares in the capital of the Company held in the name of a Depositary, in a form or manner of communication approved by the Board, which may include, without limitation, a voter instruction form to be provided to the Company by certain third parties on behalf of the Depositary. Subject thereto, the appointment of a proxy may be:

(i)	in hard copy form; or

(ii)	in electronic form, to the electronic address provided by the Company for this purpose; or

(b)	in the case of a proxy relating to the shares to which Article 22.2(a) does not apply:

(i)	in any usual form or in any other form or manner of communication which the Board may approve. Subject thereto, the appointment of a proxy may be:

(A)	in hard copy form; or

(B)	in electronic form, to the electronic address provided by the Company for this purpose;

22.3	The appointment of a proxy, whether made in hard copy form or in electronic form, shall be executed by or on behalf of the appointor in such manner as the Directors may approve, which in the case of a corporation may be either under its common seal or under the hand of a duly authorised officer or other person duly authorised for that purpose or in any other manner authorised by its constitution.

22.4	Without limiting these Articles, the Board may in relation to uncertificated shares:

(a)	approve the appointment of a proxy by means of an electronic communication in the form of an “uncertificated proxy instruction” (a properly authorised dematerialised instruction and/or other instruction or notification, which is sent by means of the relevant system and received by such participant in that system acting on behalf of the Company as the Board may prescribe, in such form and subject to such terms and conditions as the Board may prescribe (subject always to the facilities and requirements of the relevant system));

(b)	approve supplements to, or amendments or revocations of, any such uncertificated proxy instruction by the same means; and

(c)	prescribe the method of determining the time at which any such uncertificated proxy instruction is to be treated as received by the Company or such participant and may treat any such uncertificated proxy instruction which purports to be or is expressed to be sent on behalf of the holder of a share as sufficient evidence of the authority of the person sending that instruction to send it on behalf of that holder.

The term “properly authenticated dematerialised instruction” shall have the meaning given in the Uncertificated Securities Rules.

22.5

The Board may, if it thinks fit, but subject to the provisions of the Companies Act, at the Company’s expense (with or without provision for their return prepaid) send hard copy forms of proxy for use at the meeting, or at any separate meeting of the holders of any class of shares, and issue invitations in electronic form to appoint a proxy in relation to the meeting in such form as may be approved by the Board. If, for the purpose of any meeting appointments of proxy or invitations to appoint as proxy a person or one of a number of persons specified in the invitations are issued at the Company’s expense, they shall be issued to all (and not to some only) of the members entitled to be sent a notice of the meeting and to vote at it. The accidental omission or the failure due to circumstances beyond the Company’s control, to send or make available such an appointment of proxy or give such an invitation to, or the non-receipt thereof by, any member entitled to attend and vote, at a meeting shall not invalidate the proceedings at that meeting.

22.6	The appointment of a proxy shall not preclude a member from attending and voting in person at the meeting or poll concerned. A member may appoint more than one proxy to attend on the same occasion, provided that each such proxy is appointed to exercise the rights attached to a different share or shares held by that member. References in these Articles to an appointment of proxy include references to an appointment of multiple proxies.

22.7	Without prejudice to Article 18.13(b) or the second sentence of Article 19.16, the appointment of a proxy shall:

(a)	if in hard copy form, be delivered by hand or by post to the Office or such other place within the United Kingdom as may be specified by or on behalf of the Company for that purpose:

(i)	in the notice convening the meeting; or

(ii)	in any form of proxy sent by or on behalf of the Company in relation to the meeting,

by the time specified by the Board (as the Board may determine, in compliance with the provisions of the Companies Act) in any such notice or form of proxy; and

(b)	if in electronic form, be received at the electronic address to which the appointment of a proxy may be sent by electronic means pursuant to a provision of the Companies Act or to any other address specified by or on behalf of the Company for the purpose of receiving the appointment of a proxy in electronic form:

(i)	in the notice convening the meeting;

(ii)	in any form of proxy sent by or on behalf of the Company in relation to the meeting;

(iii)	in any invitation to appoint a proxy issued by the Company in relation to the meeting; or

(iv)	on a website that is maintained by or on behalf of the Company and identifies the Company,

by the time specified by the Board (as the Board may determine, in compliance with the provisions of the Companies Act) in any such method of notification.

The Board may specify, when determining the dates by which proxies are to be lodged, that no account need be taken of any part of a day that is not a working day.

22.8	Subject to the provisions of the Companies Act, where the appointment of a proxy is expressed to have been or purports to have been sent or supplied by a person on behalf of a holder:

(a)	the Company may treat the appointment as sufficient evidence of that person’s authority to execute the appointment of proxy on behalf of that member; and

(b)	the holder shall, if requested by or on behalf of the Company at any time, send or procure the sending of reasonable evidence of the authority under which the appointment of proxy has been made, sent or supplied (which may include, without limitation, a copy of such authority certified notarially or in some other way approved by the Board), to such address and by such time as may be specified in in the request and, if the request is not complied with in any respect, the appointment of proxy may be treated as invalid.

22.9

Subject to Article 22.8, a proxy appointment which is not delivered or received in accordance with Article 22.7 shall be invalid. Where two or more valid appointments of proxy are delivered or received in respect of the same share in relation to the same meeting, the one which was last delivered or received shall, unless otherwise specified in the notice convening the meeting, be treated as replacing and revoking the other or others as regards that share. If the Company is unable to determine which is last delivered or received, or if the Company determines that it has insufficient evidence to decide whether or not a proxy appointment is in respect of the same share, it shall be entitled determine which proxy appointment (if any) is to be treated as valid. Subject to the Companies Act, the Company may determine at its discretion when a proxy appointment shall be treated as delivered or received for the purposes of these Articles.

22.10	The Company shall not be required to check that a proxy or corporate representative votes in accordance with any instructions given by the member by whom he is appointed. Any failure to vote as instructed shall not invalidate the proceedings on the resolution.

22.11	Any corporation which is a member of the Company (the grantor) may, by resolution of its directors or other governing body, authorise such person or persons as it thinks fit to act as its representative or representatives at any meeting of the Company or at any separate meeting of the holders of any class of shares. A Director, the secretary or other person authorised for the purpose by the secretary may require all or any of such persons to produce a certified copy of the resolution of authorisation before permitting him to exercise his powers. Such person is entitled to exercise (on behalf of the grantor) the same powers as the grantor could exercise if it were an individual member of the Company. Where a grantor authorises more than one person and more than one authorised person purports to exercise a power in respect of the same shares:

(a)	if they purport to exercise the power in the same way as each other, the power is treated as exercised in that way; and

(b)	if they do not purport to exercise the power in the same way as each other, the power is treated as not exercised.

22.12	The termination of the authority of a person to act as a proxy or duly authorised representative of a corporation does not affect:

(a)	whether he counts in deciding whether there is a quorum at a meeting;

(b)	the validity of anything he does as chairman of a meeting;

(c)	the validity of a poll demanded by him at a meeting; or

(d)	the validity of a vote given by that person,

unless notice of the termination was either delivered or received as mentioned in the following sentence at least 24 hours before the start of the relevant meeting or adjourned meeting or (in the case of a poll taken otherwise than on the same day as the meeting or adjourned meeting) the time appointed for taking the poll. Such notice of termination shall be either by means of a document in hard copy form delivered to the Office or to such other place within the United Kingdom as may be specified by or on behalf of the Company in accordance with Article 22.6(a) or in electronic form received at the address specified by or on behalf of the Company in accordance with Article 22.6(b), regardless of whether any relevant proxy appointment was effected in hard copy form or in electronic form.

22.13	A proxy given in the form of a power of attorney or similar authorisation granting power to a person to vote on behalf of a member at forthcoming meetings in general shall not be treated as valid for a period of more than three years, unless a contrary intention is stated in it.

23.	NUMBER AND CLASSIFICATION OF DIRECTORS

23.1	Unless otherwise decided by the Board (where, for the period beginning on the date of the unconditional adoption of these Articles and ending at the first annual meeting of members of the Company following the completion of the Company’s second full fiscal year, such decision must be taken unanimously), the number of directors shall be 9. The composition of the Board (and, if applicable, each director) will satisfy the requirements of applicable law and any securities exchange on which the Company’s securities are listed. Each director shall be able to understand and speak English sufficiently to be able to participate fully in all meetings of the Board.

23.2	The continuing directors or sole continuing director may act notwithstanding any vacancies in their number, but, if there is only one continuing director, the continuing director may act only for the purpose of filling vacancies or of calling a general meeting, but not for any other purpose.

23.3	The directors in office immediately following the unconditional adoption of these Articles shall be appointed for a term that will expire at the first annual meeting of members of the Company following the completion of the Company’s second full fiscal year.

24.	APPOINTMENT OF DIRECTORS

24.1	Subject to the Articles, any person who is willing to act as a director, and is permitted by law to do so, may be appointed to be a director:

(a)	by ordinary resolution;

(b)	at a general meeting called under article 16.4;

(c)	by a decision of the directors.

24.2	Subject to the Companies Act, the directors may enter into an agreement or arrangement with any director for the provision of any services outside the scope of the ordinary duties of a director. Any such agreement or arrangement may be made on such terms and conditions as (subject to the Act) the directors think fit and (without prejudice to any other provision of the articles) they may remunerate any such director for such services as they think fit.

24.3	No person shall be appointed a Director at any annual general meeting unless:

(a)	he is nominated by the Board; or

(b)	notice in respect of that person is given by a member qualified to vote at the meeting (other than the person to be proposed) has been received by the Company in accordance with Article 20.1 and Article 20.3 or section 338 of the Companies Act of the intention to nominate that person for appointment stating the particulars which would, if he were so appointed, be required to be included in the Company’s register of directors, together with notice by that person of his willingness to be appointed.

24.4	The directors may require that any notice of a proposed director by a member include additional disclosure regarding such proposed director, including such person’s interest in the Company.

24.5	Except as otherwise authorised by the Companies Act, a motion for the appointment of two or more persons as Directors by a single resolution shall not be made unless a resolution that it should be so made has first been agreed to by the meeting without any vote being given against it.

24.6	In the event that at a general meeting it is proposed to vote upon a number of the resolutions for the appointment of a person as a Director (each a Director Resolution) that exceeds the total number of Directors that are to be appointed to the Board at that meeting (the Board Number), the persons that shall be appointed Directors shall first be the person who receives the greatest number of “for” votes (whether or not a majority of those votes cast in respect of that Director Resolution), and then shall second be the person who receives the second greatest number of “for” votes (whether or not a majority of those votes cast in respect of that Director Resolution), and so on, until the number of Directors so appointed equals the Board Number.

24.7	Subject to the provisions of these Articles, the Company may by ordinary resolution appoint a person who is willing to act as a Director, and is permitted by law to do so, to be a Director, either to fill a vacancy or as an additional Director. Any Director elected in accordance with this Article 24.7 shall hold office for the remainder of the full term of the class of Directors in which the vacancy occurred or to which the new Director is appointed, until his successor is appointed or until his earlier resignation or removal in accordance with Article 30.1.

24.8	The Board may appoint a person who is willing to act as a Director and is permitted by law to do so, either to fill a vacancy or as an additional Director. Any Director elected in accordance with this Article 24.8 shall hold office for the remainder of the full term of the class of Directors in which the vacancy occurred or to which the new Director is appointed, until his successor is appointed or until his earlier resignation or removal in accordance with Article 30.1.

24.9	A Director shall not be required to hold any shares in the capital of the Company by way of qualification.

24.10	All acts done by:

(a)	a meeting of the directors;

(b)	a meeting of a committee of the directors;

(c)	written resolution of the directors; or

(d)	a person acting as a director, or a committee,

shall be valid notwithstanding that it is discovered afterwards that there was a defect in the appointment of a person or persons acting or that any of them were disqualified from holding office, had ceased to hold office or were not entitled to vote on the matter in question.

25.	DIRECTORS’ FEES AND EXPENSES

25.1	Unless otherwise determined by the Company by ordinary resolution, there shall be paid to the Directors (other than alternate Directors and Directors employed by the company in an executive capacity) such fees for their services in the office of Director as the Directors may from time to time determine (or as the Company may decide by ordinary resolution). The total fees will be divided among the directors in the proportions that the Directors decide. If no decision is made, the total fees will be divided equally. The fees shall be deemed to accrue from day to day and shall be distinct from and additional to any remuneration or other benefits which may be paid or provided to any Director pursuant to any other provision of these Articles.

25.2	Subject to the Companies Act and the Articles, Directors’ fees may be payable in any form and, in particular, the Directors may arrange for part of a fee payable under this Article 25 to be provided in the form of fully paid shares of the Company. The amount of the fee payable in this way is at the Directors’ discretion. The amount of the fee will be applied to purchase or subscribe for shares on behalf of the Director.

25.3	Unless the Directors decide otherwise, a Director is not accountable to the Company for any remuneration which he receives as a director or other officer or employee of the Company’s subsidiary undertakings or of any other body corporate in which the Company is interested.

25.4	The Directors may also be paid all reasonable travelling, hotel and other expenses properly incurred by them in connection with their attendance at meetings of the Directors, or of committees of the Board, or general meetings or separate meetings of the holders of any class of shares or debentures of the Company or otherwise in connection with the discharge of their duties as Directors.

25.5	Subject to the Act, the Directors may make arrangements to provide a director with funds to meet expenditure incurred (or to be incurred) by him for the purposes of the Company; or enabling him to properly perform his duties as an officer of the Company; or enabling him to avoid incurring any such expenditure.

25.6	Any Director who holds any executive office or who serves on any committee of the Board or who performs services which the Board considers go beyond the ordinary duties of a Director may be paid such special remuneration (whether by way of bonus, commission, participation in profits or otherwise) as the Board may determine.

26.	[RESERVED]

27.	POWERS OF THE BOARD

27.1	Subject to the provisions of the Companies Act, these Articles and to any directions given by special resolution to take or refrain from taking, specified action, the business of the Company shall be managed by the Board who may exercise all the powers of the Company, including without limitation the power to dispose of all or any part of the undertaking of the Company. No alteration of these Articles and no such direction shall invalidate any prior act of the Board which would have been valid if that alteration had not been made or that direction had not been given. The powers given by Articles 27.1 to 27.3 inclusive shall not be limited by any special power given to the Board by these Articles, and a meeting of the Board at which a quorum is present may exercise all powers exercisable by the Board.

27.2	The Board may exercise the voting power conferred by the shares in any body corporate held or owned by the Company in such manner in all respects as it thinks fit (including without limitation the exercise of that power in favour of any resolution appointing its members or any of them as directors of such body corporate, or voting or providing for the payment of remuneration or the provision of indemnification to the directors of such body corporate).

27.3	The Board may decide to make provision for the benefit of persons employed or formerly employed by the Company or any of its Subsidiaries (other than a Director or former Director or shadow Director) in connection with the cessation or transfer to any person of the whole or part of the undertaking of the Company or that Subsidiary.

27.4	The Board may exercise all the powers of the Company to borrow money and to mortgage or charge all or part of the undertaking, property and assets (present or future) and uncalled capital of the Company and, subject to the Companies Act, to issue debentures and other securities, whether outright or as collateral security for a debt, liability or obligation of the Company or of a third party.

28.	COMPLIANCE WITH NASDAQ RULES

28.1	For as long as the Ordinary Shares are listed on the NASDAQ, the Company shall comply with all NASDAQ corporate governance standards set forth in Section 3 of the NASDAQ Listed Company Manual applicable to non-controlled domestic U.S. issuers, regardless of whether the Company is a foreign private issuer.

29.	DELEGATION OF DIRECTORS’ POWERS

29.1	Subject to the provisions of these Articles, the Directors may delegate any of the powers which are conferred on them under these Articles:

(a)	to a committee consisting of one or more Directors and (if thought fit) one or more other persons, to such an extent and on such terms and conditions as the Board thinks fit; or

(b)	to such person by such means (including by power of attorney), to such an extent, and on such terms and conditions, as they think fit including delegation to any Director holding any executive office such of its powers as the Board considers desirable to be exercised by him.

Any such delegation shall, in the absence of express provision to the contrary in the terms of delegation, be deemed to include authority to sub-delegate to one or more Directors (whether or not acting as a committee) or to any employee or agent of the Company all or any of the powers delegated and may be made subject to such conditions as the Board may specify, and may be revoked or altered.

29.2	The power to delegate under Article 29.1 includes the power to delegate the determination of any fee, remuneration or other benefit which may be paid or provided to any Director.

29.3	The Board may appoint any person to any office or employment having a designation or title including the word “director” or attach to any existing office or employment with the Company such a designation or title and may terminate any such appointment or the use of any such designation or title. The inclusion of the word “director” in the designation or title of any such office or employment shall not imply that the holder is a Director, and the holder shall not thereby be empowered in any respect to act as, or be deemed to be, a Director for any of the purposes of these Articles.

Committees

29.4	Subject to Article 29.5, the proceedings of any committee appointed under paragraph (a) of Article 29.1 with two or more members shall be governed by such of these Articles as regulate the proceedings of Directors so far as they are capable of applying, and the quorum at a meeting of any such committee shall be two.

29.5	The Directors may make rules regulating the proceedings of such committees. For as long as the Ordinary Shares are listed on the NASDAQ, all committees shall comply with the applicable rules of the NASDAQ applicable to non-controlled domestic US issuers. The directors may otherwise make rules of procedure for all or any committees, which prevail over rules derived from the Articles.

30.	DISQUALIFICATION AND REMOVAL OF DIRECTORS

30.1	A person ceases to be a Director if:

(a)	the period expires, if he has been appointed for a fixed period;

(b)	he ceases to be a Director by virtue of any provision of the Companies Act (including, without limitation, section 168 of the Companies Act) or he becomes prohibited by law from being a Director;

(c)	he is deemed unfit or has otherwise been requested to be removed from office by any regulatory authority in any applicable jurisdiction;

(d)	he becomes bankrupt or makes any arrangement or composition with his creditors generally;

(e)	a registered medical practitioner who is treating that person gives a written opinion to the Company stating that that person has become physically or mentally incapable of acting as a Director and may remain so for more than three months;

(f)	by reason of his mental health a court makes an order which wholly or partly prevents him from personally exercising any powers or rights he would otherwise have;

(g)	he resigns his office by notice in writing to the Company and such resignation has taken effect in accordance with its terms;

(h)	in the case of a Director who holds any executive office, his appointment as such is terminated or expires and the Board resolves that he should cease to be a Director;

(i)	he is absent for more than six consecutive months without permission of the Board from meetings of the Board held during that period and the Board resolves that he should cease to be a Director; or

(j)	he dies.

30.2	A unanimous resolution of the directors (excluding the director the subject of this Article) declaring a director to have ceased to be a director under the terms of this Article is conclusive as to the fact and grounds of cessation stated in the resolution.

30.3	If a director ceases to be a director for any reason, he shall cease to be a member of any committee of the directors.

31.	EXECUTIVE DIRECTORS

31.1	Subject to the provisions of the Companies Act, the Directors may appoint one or more of their number to the office of chief executive or to any other executive office of the Company (including, without limitation, to hold the office of president and/or treasurer but excluding that of auditor) and any such appointment may be made for such terms, at such remuneration and on such other conditions as the Directors think fit. The Company may enter into an agreement or arrangement with any such Director for his employment by the Company or for the provision by him of any services outside the scope of the ordinary duties of a Director. The Board may revoke or vary any such appointment but without prejudice to any rights or claims which the person whose appointment is revoked or varied may have against the Company because of the revocation or variation.

31.2	Any appointment of a Director to an executive office shall terminate if he ceases to be a Director but without prejudice to any rights or claims which he may have against the Company by reason of that cessation. A Director appointed to an executive office shall not cease to be a Director merely because his appointment to such executive office terminates.

31.3	The emoluments of any Directors holding executive office for his services shall be determined by the Board, and may be of any description, including without limitation admission to, or continuance of, membership of any scheme (including any share acquisition scheme) or fund instituted or established or financed or contributed to by the Company for the provision of pensions, life assurance or other benefits for employees or their dependants, or the payment of a pension or other benefits to him or his dependants on or after retirement or death, apart from membership of any such scheme or fund.

32.	DIRECTORS’ INTERESTS

32.1	For the purposes of these Articles (i) a conflict of interest includes (x) a conflict of interest and duty and (y) a conflict of duties and (ii) interest includes both direct and indirect interests.

32.2	A director shall be authorised for the purposes of section 175 of the Act to act or continue to act as a director of the Company notwithstanding that at the time of his appointment or subsequently he also holds office as a director of, or holds any other office, employment or engagement with, any other member of the Group.

32.3	For the purposes of section 175 of the Companies Act, the Board may (subject to such terms and conditions, if any, as the Board may think fit to impose from time to time, and always subject to the Board’s right to vary or terminate such authorisation) authorise, to the fullest extent permitted by law:

(a)	any matter proposed to it in accordance with these Articles which would, if not so authorised, involve a breach of duty by a Director under that section, including, without limitation, any matter which relates to a situation in which a Director has, or can have, an interest which conflicts, or possibly may conflict, with the interests of the Company or which may reasonably be regarded as likely to give rise to a conflict of interest; and

(b)	a Director to accept or continue in any office, employment or position in addition to his office as a Director and, without prejudice to the generality of Article 32.3(a), may authorise the manner in which a conflict of interest arising out of such office, employment or position may be dealt with, either before or at the time that such a conflict of interest arises, provided that any such authorisation will be effective only if:

(i)	any requirement as to quorum at the meeting at which the matter is considered is met without counting the Director in question or any other interested Director; and

(ii)	the matter was agreed to without such Director voting or would have been agreed to if such Director’s votes had not been counted.

The Board may (whether at the time of the giving of the authorisation or subsequently) make any such authorisation subject to any limits or conditions it expressly imposes but such authorisation is otherwise given to the fullest extent permitted. The Board may vary or terminate any such authorisation at any time.

32.4	Subject to the provisions of the Companies Act, and provided that he has disclosed to the Board the nature and extent of any material interest of his (unless the circumstances referred to in section 177(5) or section 177(6) of the Companies Act apply, in which case no disclosure is required), a Director notwithstanding his office:

(a)	may be a party to, or otherwise interested in, any transaction or arrangement with the Company or in which the Company is otherwise (directly or indirectly) interested;

(b)	may (or any firm of which he is a member may) act in a professional capacity for the Company (otherwise than as auditor) or any other body in which the Company is otherwise interested and he or his firm shall be entitled to remuneration for professional services as if he were not a Director; and

(c)	may be a Director or other officer of, or employed by, or a party to any transaction or arrangement with, or otherwise interested in, any undertaking:

(i)	in which the Company is (directly or indirectly) interested as shareholder, member, partner or otherwise; or

(ii)	with which he has such a relationship at the request or direction of the Company.

32.5	A Director shall not, by reason of his office, be accountable to the Company for any remuneration or other benefit which he derives from any office or employment or from any transaction or arrangement or from any interest in any undertaking:

(a)	the acceptance, entry into or existence of which has been authorised by the Board pursuant to Article 32.2 (subject, in any case, to any limits or conditions to which such authorisation was subject); or

(b)	which he is permitted to hold or enter into by virtue of paragraphs (a), (b) or (c) of Article 32.4,

nor shall the receipt of any such remuneration or other benefit constitute a breach of his duty under section 176 of the Companies Act;

32.6	Any disclosure required by Article 32.4 may be made at a meeting of the Board, by notice in writing or by general notice or otherwise in accordance with section 177 of the Companies Act.

32.7	A Director shall be under no duty to the Company with respect to any information which he obtains or has obtained otherwise than as a Director and in respect of which he owes a duty of confidentiality to another person. However, to the extent that his relationship with that other person gives rise to a conflict of interest or possible conflict of interest, this Article 32.7 applies only if the existence of that relationship has been authorised by the Board pursuant to Article 32.2. In particular, the Director shall not be in breach of the general duties he owes to the Company by virtue of sections 171 to 177 of the Companies Act because he fails:

(a)	to disclose any such information to the Board or to any Director or other officer or employees of the Company; and/or

(b)	to use or apply any such information in performing his duties as a Director.

32.8	Where the existence of a Director’s relationship with another person or undertaking has been authorised by the Board pursuant to Article 32.2 and his relationship with that person or undertaking gives rise to a conflict of interest or possible conflict of interest, the Director shall not be in breach of the general duties he owes to the Company by virtue of sections 171 to 177 of the Companies Act because he:

(a)	absents himself from meetings of the Board at which any matter relating to the conflict of interest or possible conflict of interest will or may be discussed or from the discussion of any such matter at a meeting or otherwise; and/or

(b)	makes arrangements not to receive documents and information relating to any matter which gives rise to the conflict of interest or possible conflict of interest sent or supplied by the Company and/or for such documents and information to be received and read by a professional adviser, for so long as he reasonably believes such conflict of interest or possible conflict of interest subsists, provided that provided that if a majority of the Independent Directors of the Company so determine (excluding any Independent Director who is conflicted in respect of the particular matter), such conflicted director may be permitted to participate in the relevant meeting (or part thereof), and to receive documents and information relating to the matter, but not to vote (save to the extent that such participation or access to such documents and information would constitute a breach of applicable competition law or regulation.

32.9	The provisions of Articles 32.7 and 32.8 are without prejudice to any equitable principle or rule of law which may excuse the Director from:

(a)	disclosing information, in circumstances where disclosure would otherwise be required under these Articles; or

(b)	attending meetings or discussions or receiving documents and information as referred to in Article 32.8, in circumstances where such attendance or receiving such documents and information would otherwise be required under these Articles.

32.10	For the purposes of Article 32.4:

(a)	a general notice given to the Directors that a Director is to be regarded as having an interest of the nature and extent specified in the notice in any transaction or arrangement in which a specified person or class of persons is interested shall be deemed to be a disclosure that the Director has an interest in any such transaction of the nature and extent so specified;

(b)	an interest of which a Director has no knowledge and of which it is unreasonable to expect him to have knowledge shall not be treated as an interest of his; and

(c)	a Director shall be deemed to have disclosed the nature and extent of an interest which consists of him being a Director, officer or employee of any undertaking in which the Company is interested.

33.	PROCEEDINGS OF DIRECTORS

33.1	Subject to the provisions of these Articles, the Board may regulate their proceedings as they think fit.

33.2	A Director may, and the secretary at the request of a Director shall, call a meeting of the Board or a committee of the Board by giving notice to each Director. A notice of a meeting of the Board shall be deemed to be properly given to a Director if given to him personally or by word of mouth, or sent in hard copy to him at his last known address or any other address (if any) as may for the time being be specified by him or on his behalf to the Company for this purpose or sent in electronic form to such address (if any) for the time being specified by him or on his behalf to the Company for this purpose. Any Director may waive the requirement for notice of a meeting and any such waiver may be retrospective. Any notice pursuant to this Article 33.2 need not be in writing if the Board so determines and any such determination may be retrospective.

33.3	Questions arising at a meeting shall be decided by a majority of votes of the Directors present at such meeting who are entitled to vote on such question. A Director who is also an alternate Director shall be entitled in the absence of his appointor to a separate vote on behalf of his appointor in addition to his own vote, and an alternate Director who is appointed by two or more Directors shall be entitled to a separate vote on behalf of each of his appointors in the appointors’ absence.

33.4

No business shall be transacted at any meeting of the Board unless a quorum is present. The quorum at a meeting of the Board shall be a majority of the Directors then in office. Any Director who ceases to be a Director at a Board meeting may continue to be present and to act as a Director and be counted in the quorum until the termination of the Board meeting if no Director objects. A Director shall not be counted in the quorum present in relation to a matter or resolution on which he is not entitled to vote (or when his vote cannot be counted) but shall be counted in the quorum present in relation to all other matters or resolutions considered or voted on at the meeting. An alternate Director, who is not himself a Director shall, if his appointor is not present but is entitled to be counted in the quorum, be counted in the quorum.

33.5	The Directors may at any time elect from their number, and remove, a chairman of the Board and a deputy chairman. Unless he is unwilling to do so, the Director appointed as chairman, or in his stead the Director appointed as deputy chairman, shall preside at all meetings of the Board at which he is present. If there is no Director holding either office, or if neither the chairman nor the deputy chairman is present within five minutes after the time appointed for the meeting, or if the chairman or deputy chairman is not willing to preside, the Directors present may choose one of their number to be chairman of the meeting.

33.6	All acts done by a meeting of the Board, or of a committee of the Board, or by a person acting as a Director, shall, notwithstanding that it may afterwards be discovered that there was a defect in the appointment of any Director, any member of the committee or that any of them were disqualified from holding office, or had vacated office, or were not entitled to vote, or that the meeting was not quorate (provided that the Directors present at the inquorate meeting believed, in good faith, that the meeting was quorate and made all such enquiries as were reasonable in the circumstances to establish that the meeting was quorate), be as valid as if every such person had been duly appointed and was qualified and had continued to be a Director and had been entitled to vote and that the meeting was quorate.

33.7	A resolution in writing agreed to by all the Directors entitled to receive notice of a meeting of the Board or of a committee of the Board and who would be entitled to vote (and whose vote would have been counted) on the resolution at a meeting of the Board or of a committee of the Board shall (if that number is sufficient to constitute a quorum) be as valid and effectual as if it had been passed at a meeting of the Board or (as the case may be) of that committee, duly convened and held. A resolution in writing is adopted when the Company receives from all such Directors a document indicating their agreement to the proposed resolution either by being signed or otherwise authenticated in the manner permitted by the Companies Act for a document in the relevant form, sent in either hard copy or electronic form (including facsimile transmission) to such address (if any) for the time being specified by the Company for that purpose. A resolution agreed to by an alternate Director need not also be agreed to by his appointor and, if it is agreed to by a Director who has appointed an alternate Director, it need not also be agreed to by the alternate Director in that capacity.

33.8	Without prejudice to Article 33.1, a meeting of the Board or of a committee of the Board may consist of a conference between Directors who are not all in one place, but each of whom is able (whether directly or by conference telephone or by any other form of communication equipment) to hear each of the other participating Directors, and to speak to and be heard by each of the others simultaneously. A Director taking part in such a conference shall be deemed to be present in person at the meeting and shall be entitled to vote and be counted in the quorum accordingly and the word “meeting” in these Articles shall be construed accordingly. Such meeting shall be deemed to take place where it is convened to be held or (if no Director is present in that place) where the largest group of those participating is assembled, or, if there is no such group, where the chairman of the meeting is located.

33.9	Except as otherwise provided by these Articles, a Director shall not vote at a meeting of the Board or a committee of the Board on any resolution concerning a matter in which he has, directly or indirectly, an interest (other than an interest in shares, debentures or other securities of, or otherwise in or through, the Company) which can reasonably be regarded as likely to give rise to a conflict with the interests of the Company, unless his interest arises only because the resolution falls within one or more of the following matters:

(a)	the giving of a guarantee, security or indemnity in respect of money lent to, or an obligation incurred by him at the request of, or for the benefit of, the Company or any of its subsidiary undertakings;

(b)	the giving of a guarantee, security or indemnity in respect of a debt or obligation of the Company or any of its subsidiary undertakings for which the director has assumed responsibility (in whole or in part and whether alone or jointly with others) under a guarantee or indemnity or by the giving of security;

(c)

the giving to him of any other indemnity which is on substantially the same terms as indemnities given or to be given to all of the other directors and/or to the funding by the Company of his expenditure on defending proceedings or the doing by the Company of anything to enable him to avoid incurring such expenditure where all other directors have been given or are to be given substantially the same arrangements;

(d)	a contract, arrangement, transaction or proposal concerning an offer of shares, debentures or other securities of the Company or any of its subsidiary undertakings for subscription, purchase or exchange, in which offer he is or may be entitled to participate as holder of securities or in the underwriting or sub-underwriting of which he is to participate;

(e)	a contract, arrangement, transaction or proposal concerning any other undertaking in which he or any person connected with him is interested, directly or indirectly, and whether as an officer, shareholder, member, partner, creditor or otherwise if he and any persons connected with him do not to his knowledge hold an interest (as that term is used in sections 820 to 825 of the Companies Act) representing one per cent. or more of either any class of the equity share capital of such undertaking (or any other undertaking through which his interest is derived) or of the voting rights available to shareholders, members, partners or equivalent of the relevant undertaking (or any interest being deemed for the purpose of this Article 33.9 to be likely to give rise to a conflict with the interests of the Company in all circumstances);

(f)	a contract, arrangement, transaction or proposal for the benefit of employees and directors and/or former employees and directors of the Company or any of its subsidiary undertakings and/or members of their families (including a spouse or civil partner or a former spouse or former civil partner) or any person who is or was dependent on such persons, including but without being limited to a retirement benefits scheme and an employees’ share scheme, which does not accord to any director any privilege or advantage not generally accorded to the employees and/or former employees to whom such arrangement relates; and

(g)	a contract, arrangement, transaction or proposal concerning any insurance against any liability which the Company is empowered to purchase or maintain for, or for the benefit of, any Directors or for persons who include Directors.

33.10	The Company may by ordinary resolution suspend or relax to any extent, either generally or in respect of any particular matter, any provision of these Articles prohibiting a Director from voting at a meeting of the Directors or of a committee of the Directors or ratify any transaction not duly authorised by reason of contravention of any such provision The Board may suspend or relax to any extent, in respect of any particular matter, any provision of these Articles prohibiting a Director from voting at a meeting of the Directors or of a committee of the Directors.

33.11	Where proposals are under consideration concerning the appointment (including without limitation fixing or varying the terms of appointment) of two or more Directors to offices or employments with the Company or any undertaking in which the Company is interested, the proposals may be divided and considered in relation to each Director separately In such cases each of the Directors concerned shall be entitled to vote in respect of each resolution except that concerning his own appointment.

33.12	If a question arises at a meeting of the Directors, or a meeting of a committee of the Directors, as to the right of a Director to vote, the question may, before the conclusion of the meeting, be decided by a resolution of a majority of Directors present at the meeting (other than the Director concerned and any other Director having a like interest as such Director) and such resolution shall be final and conclusive.

34.	MINUTES

34.1	The Directors shall cause minutes to be made in books kept for the purpose:

(a)	of all appointments of officers made by the Directors; and

(b)	of all proceedings at meetings of the Company, of the holders of any class of shares in the capital of the Company, and of the Board, and of committees of the Board, including the names of the Directors present at each such meeting.

34.2	Any such minutes, if purporting to be signed by the chairman of the meeting to which they relate or of the meeting at which they are read, shall be sufficient evidence without any further proof of the facts therein stated.

35.	SECRETARY

Subject to the provisions of the Companies Act, the secretary shall be appointed by the Board for such term, at such remuneration and on such other conditions as they think fit. Any secretary so appointed may be removed by the Board but without prejudice to any claim for damages for breach of any contract of service between him and the Company.

36.	THE SEAL

36.1	The seal shall be used only by the authority of a resolution of the Board or of a committee of the Board. The Board may determine whether any instrument to which the seal is affixed, shall be signed and, if it is to be signed, who shall sign it. Unless otherwise determined by the Board:

(a)	share certificates and, subject to the provisions of any instrument constituting the same, certificates issued under the seal in respect of any debentures or other securities, need not be signed and any signature may be applied to any such certificate by any mechanical, electronic or other means or may be printed on it; and

(b)	every other instrument to which the seal is affixed shall be signed by two authorised persons or by a Director in the presence of a witness who attests the signature and for this purpose an authorised person is any Director or the secretary of the Company.

36.2	Any document may be executed under the seal by impressing the seal by mechanical means or by printing the seal or a facsimile of it on the document or by applying the seal or a facsimile of it by any other means to the document. A document executed, with the authority of a resolution of the Board, in any manner permitted by section 44(2) of the Companies Act and expressed (in whatever form of words) to be executed by the Company has the same effect as if executed under the seal.

36.3	Subject to the provisions of the Companies Act, the Company may have an official seal for use in any place.

37.	REGISTERS

37.1	Subject to the provisions of the Companies Act, the Company may keep an overseas or local register in any place, and the Board may make, amend and revoke any regulations it thinks fit about the keeping of that register.

37.2	Any Director or the secretary or any other person appointed by the Board for the purpose shall have power to authenticate and certify as true copies of and extracts from:

(a)	any document comprising or affecting the constitution of the Company, whether in hard copy form or electronic form;

(b)	any resolution passed by the Company, the holders of any class of shares in the capital of the Company, the Board or any committee of the Board, whether in hard copy form or electronic form; and

(c)	any book, record and document relating to the business of the Company, whether in hard copy form or electronic form (including without limitation the accounts).

If certified in this way, a document purporting to be a copy of a resolution, or the minutes or an extract from the minutes of a meeting of the Company, the holders of any class of shares in the capital of the Company, the Board or a committee of the Board, whether in hard copy form or electronic form, shall be conclusive evidence in favour of all persons dealing with the Company in reliance on it or them that the resolution was duly passed or that the minutes are, or the extract from the minutes is, a true and accurate record of any proceedings at a duly constituted meeting.

38.	DIVIDENDS

38.1	The rights as regarding income attaching to the Ordinary Shares shall be as set out in this Article.

38.2	Each Ordinary Share shall be entitled to receive all of the distributable profits available and declared by the Directors for distribution by way of a dividend amongst the holders of the Ordinary Shares. Each Ordinary Share shall rank equally with all other Ordinary Shares in the capital of the Company for any dividend and shall receive its pro rata portion of any dividend rounded to the nearest whole number (such rounding to be in the sole discretion of the Board).

38.3	Subject to the provisions of the Companies Act, the Company may by ordinary resolution declare dividends in accordance with the respective rights of the members, but no dividend shall exceed the amount recommended by the Directors.

38.4	Subject to the provisions of the Companies Act and to Article 38.8, the Board may pay interim dividends, whether or not satisfied wholly or partly by the distribution of assets including without limitation paid up shares or debentures of another body corporate, of such amounts and on such dates and in respect of such periods as they may think fit if it appears to them that they are justified by the profits of the Company available for distribution If the share capital is divided into different classes, the Board may:

(a)	pay interim dividends on shares which confer deferred or non-preferred rights with regard to dividend as well as on shares which confer preferential rights with regard to dividend, but no interim dividend shall be paid on shares carrying deferred or non-preferred rights if at the time of payment, any preferential dividend is in arrears; and

(b)	pay at intervals settled by them any dividend payable at a fixed rate if it appears to them that the profits available for distribution justify the payment;

If the Board acts in good faith they shall not incur any liability to the holders of shares conferring preferred rights for any loss they may suffer by the lawful payment of an interim dividend on any shares having deferred or non-preferred rights. Where any distribution is satisfied wholly or partly by the distribution of assets, where any difficulty arises in regard to such distribution, the Directors may settle the same as they think fit and in particular (but without limitation) may issue fractional certificates (or ignore fractions) and fix the value for distribution of any assets, and may determine that cash shall be paid to any member on the basis of the value so fixed in order to adjust the rights of members, and may vest any assets in trustees.

38.5	Dividends may be declared and paid in any currency or currencies that the Board shall determine. The Board may also determine the exchange rate and the relevant date for determining the value of any dividend in any currency.

38.6	Subject to the provisions of the Companies Act and except as otherwise provided by these Articles or the rights attached to shares, all dividends shall be declared and paid according to the amounts paid up on the shares on which the dividend is paid. If any share is issued on terms that it ranks for dividend as from a particular date, it shall rank for dividend accordingly In any other case (and except as aforesaid), dividends shall be apportioned and paid proportionately to the amounts paid up on the shares during any portion or portions of the period in respect of which the dividend is paid. For the purpose of this Article 38.6, an amount paid up on a share in advance of a call shall be treated, in relation to any dividend declared after the payment but before the call, as not paid up on the share.

38.7	Subject to Article 38.8, a general meeting declaring a dividend may, upon the recommendation of the Board, by ordinary resolution direct that it shall be satisfied wholly or partly by the distribution of assets including without limitation paid up shares or debentures of another body corporate. Where any difficulty arises in regard to the distribution, the Directors may settle the same as they think fit and in particular (but without limitation) may issue fractional certificates (or ignore fractions) and fix the value for distribution of any assets, and may determine that cash shall be paid to any member on the basis of the value so fixed in order to adjust the rights of members, and may vest any assets in trustees.

38.8	Unless otherwise recommended by two-thirds of the Board and approved by an ordinary resolution of the Company, where the securities of another body corporate are distributed, they must only be distributed to holders of Ordinary Shares on the basis that the holders of Ordinary Shares receive the identical class of securities on an equal per share basis.

38.9	Any dividend or other money payable in respect of a share may be paid:

(a)	in cash;

(b)	by cheque or warrant made payable to or to the order of the holder or person entitled to payment;

(c)	by direct debit, bank or other funds transfer system to the holder or person entitled to payment or, if practicable, to a person designated by notice to the Company by the holder or person entitled to payment; or

(d)	by any other method approved by the Board and agreed (in such form as the Company thinks appropriate) by the holder or person entitled to payment.

For uncertificated shares, any payment may be made by means of the relevant system (subject always to the facilities and requirements of the relevant system) and such payment may be made by the Company or any other person on its behalf sending an instruction to the operator of the relevant system to credit the cash memorandum account of the holder or joint holder of such shares or, if permitted by the Company, of such person as the holder or joint holders may in writing direct.

38.10	If two or more persons are registered as joint holders of any share, or are entitled by transmission jointly to a share, the Company may:

(a)	pay any dividend or other moneys payable in respect of the share to any one of them and any one of them may give effectual receipt for the payment; and

(b)	for the purpose of Article 38.9, rely in relation to the share on the written direction, designation or agreement of, or notice to the Company by, any one of them.

38.11	A cheque or warrant may be sent by post:

(a)	where a share is held by a sole holder, to the registered address of the holder of the share;

(b)	if two or more persons are the holders of the share, to the registered address of the person who is first named in the register of members;

(c)	if two or more persons are holders of the share or are jointly entitled to it by reason of the death or bankruptcy of the holder or otherwise by operation of law, as if it were a notice to be sent under Article 45.12; or

(d)	in any case to such person and to such address as the person entitled to payment may direct by notice to the Company.

38.12	Every cheque or warrant shall be made payable to the order of or to the person or persons entitled or to such other person as the person or persons entitled may by notice direct and payment of the cheque or warrant shall be a good discharge to the Company. Every cheque or warrant sent or transfer of funds made by the relevant bank or relevant system in accordance with these Articles shall be at the risk of the holder or person entitled. The Company shall have no responsibility for any sums lost or delayed in the course of payment by any method used by the Company in accordance with Article 38.9.

38.13	The Company may cease to send any cheque or warrant (or to use any other method of payment) for any dividend payable in respect of a share if:

(a)	in respect of at least two consecutive dividends payable on that share the cheque or warrant has been returned undelivered or remains uncashed (or that other method of payment has failed); or

(b)	following one such occasion, reasonable enquiries have failed to establish any new address of the holder;

but, subject to the provisions of these Articles, shall recommence sending cheques or warrants (or using another method of payment) for dividends payable on that share if the person or persons entitled so request and have supplied in writing a new address or account to be used for that purpose.

38.14	The Board may deduct from any dividend or other moneys payable to any member in respect of a share any moneys presently payable by him to the Company in respect of that share. Where a person is entitled by transmission to a share, the Board may retain any dividend payable in respect of that share until that person (or that person’s transferee) becomes the holder of that share.

38.15	No dividend or other money payable in respect of a share shall bear interest against the Company, unless otherwise provided by the rights attached to the share.

38.16	Any dividend which has remained unclaimed for 12 years from the date when it became due for payment shall, if the Directors so resolve, be forfeited and cease to remain owing by the Company. The payment of any unclaimed dividend or other money payable in respect of a share may (but need not) be paid by the Company into an account separate from the Company’s own account. Such payment shall not constitute the Company a trustee in respect of it.

39.	SCRIP DIVIDENDS

39.1	The Board may offer any holder of shares the right to elect to receive shares, credited as fully paid, instead of cash in respect of the whole (or some part, to be determined by the Board) of all or any dividend subject to the following terms and conditions:

(a)	Each holder of shares shall be entitled to that number of new shares as are together as nearly as possible equal in value to (but not greater than) the cash amount (disregarding any tax credit) of the dividend that such holder would have received by way of dividend but elects to forego (each a new share). For this purpose, the value of each new share shall be:

(i)	equal to the average quotation for the relevant shares in the capital of the Company, that is, the average of the closing prices for those shares on the NASDAQ, or the London Stock Exchange or other exchange or quotation service on which the Company’s shares are listed or quoted as derived from such source as the Board may deem appropriate, on the day on which such shares are first quoted ex the relevant dividend and the four subsequent business days; or

(ii)	calculated in any other manner the Board considers fit;

but shall never be less than the par value of the new share. A certificate or report by the auditors as to the value of a new share in respect of any dividend shall be conclusive evidence of that value.

(b)	Each holder of shares shall only be entitled to new Ordinary Shares.

(c)	On or as soon as possible after announcing that any dividend is to be declared or recommended, the Board, if it intends to offer an election in respect of that dividend, shall also announce that intention. If, after determining the basis of allotment, the Board decides to proceed with the offer, it shall notify the holders of shares of the terms and conditions of the right of election offered to them, specifying the procedure to be followed and place at which, and the latest time by which, elections or notices amending or terminating existing elections must be delivered in order to be effective.

(d)	The Board shall not proceed with any election unless the Board has sufficient authority to allot shares and sufficient reserves or funds that may be appropriated to give effect to it after the basis of allotment is determined.

(e)	The Board may exclude from any offer any holders of shares where the Board believes the making of the offer to them would or might involve the contravention of the laws of any territory or that for any other reason the offer should not be made to them.

(f)	The dividend (or that part of the dividend in respect of which a right of election has been offered) shall not be payable in cash on shares in respect of which an election has been made (the elected ordinary shares) and instead such number of new shares shall be allotted to each holder of elected ordinary shares as is arrived at on the basis stated in paragraph (a) of this Article 39.1. For that purpose the Board shall appropriate out of any amount for the time being standing to the credit of any reserve or fund (including without limitation the profit and loss account), whether or not it is available for distribution, a sum equal to the aggregate nominal amount of the new shares to be allotted and apply it in paying up in full the appropriate number of new shares for allotment and distribution to each holder of elected shares as is arrived at on the basis stated in paragraph (a) of this Article 39.1.

(g)	The new shares when allotted shall rank pari passu in all respects with the fully paid shares of the same class then in issue except that they shall not be entitled to participate in the relevant dividend in lieu of which they were allotted.

(h)	No fraction of a share shall be allotted. The Board may make such provisions as it thinks fit for any fractional entitlements including without limitation payment in cash to holders in respect of their fractional entitlements, provision for the accrual, retention or accumulation of all or part of the benefit of fractional entitlements to or by the Company or to or by or on behalf of any holder or the application of any accrual, retention or accumulation to the allotment of fully paid shares to any holder.

(i)	The Board may do all acts and things it considers necessary or expedient to give effect to the allotment and issue of any share pursuant to this Article 39.1 or otherwise in connection with any offer made pursuant to this Article 39.1 and may authorise any person, acting on behalf of the holders concerned, to enter into an agreement with the Company providing for such allotment or issue and incidental matters Any agreement made under such authority shall be effective and binding on all concerned.

(j)	The Board may, at its discretion, amend, suspend or terminate any offer pursuant to the above.

40.	CAPITALISATION OF PROFITS

40.1	The Board may, subject to the provisions of this Article 40.1, Article 40.2 and Article 40.3 inclusive, resolve to capitalise any undistributed profits of the Company not required for paying any preferential dividend (whether or not they are available for distribution) or any sum standing to the credit of any reserve or fund of the Company (including without limitation the Company’s share premium account and capital redemption reserve, if any) and:

(a)	appropriate the sum resolved to be capitalised to the members or any class of members on the record date specified in the relevant resolution who would have been entitled to it if it were distributed by way of dividend and in proportion to the nominal amounts of the shares (whether or not fully paid) held by them respectively which would entitle them to participate in a distribution of that sum if the shares were fully paid and the sum were then distributable and were distributed by way of dividend;

(b)	apply such sum on their behalf either in or towards paying up the amounts, if any, for the time being unpaid on any shares held by them respectively, or in paying up in full shares, debentures or other obligations of the Company of a nominal amount equal to that sum but the share premium account, the capital redemption reserve, and any profits which are not available for distribution may, for the purposes of this Article 40.1, only be applied in paying up shares to be allotted to members credited as fully paid;

(c)	allot the shares, debentures or other obligations credited as fully paid to those members or as they may direct, in those proportions, or partly in one way and partly in the other;

(d)	resolve that any shares so allotted to any member in respect of a holding by him of any partly paid shares shall so long as such shares remain partly paid rank for dividend only to the extent that the latter shares rank for dividend;

(e)	where shares or debentures become, or would otherwise become, distributable under this Article 40.1 in fractions, make such provision as the Board thinks fit for any fractional entitlements including without limitation authorising their sale and transfer to any person, resolving that the distribution be made as nearly as practicable in the correct proportion but not exactly so, ignoring fractions altogether or resolving that cash payments be made to any members in order to adjust the rights of all parties;

(f)	authorise any person to enter on behalf of all the members concerned into an agreement with the Company providing for either:

(i)	the allotment to members respectively, credited as fully paid, of any further shares, debentures or other obligations to which they are entitled upon such capitalisation; or

(ii)	the payment up by the Company on behalf of the members of the amounts, or any part of the amounts, remaining unpaid on their existing shares by the application of their respective proportions of the sums resolved to be capitalised, and any agreement made under such authority being binding on all such members, and

(g)	generally do all acts and things required to give effect to such resolution as aforesaid.

40.2	In exercising its authority under Article 40.1, unless recommended by two-thirds of the Board and approved by an ordinary resolution of the Company, the Board may only resolve to capitalise any undistributed profits of the Company not required for paying any preferential dividend (whether or not they are available for distribution) or any sum standing to the credit of any reserve or fund of the Company (including without limitation the Company’s share premium account and capital redemption reserve, if any) and to issue and allot Ordinary Shares, as otherwise contemplated by Article 40.1, to holders of Ordinary Shares on an equal per share basis.

40.3

(a)	Where, pursuant to an employees’ share scheme (within the meaning of section 1166 of the Companies Act) the Company has granted awards (“awards” being options or other incentive awards, including, without limitation, stock appreciation rights, restricted stock units, performance stock units and restricted stock awards) to subscribe for or with respect to shares on terms which provide (inter aim) for adjustments to the subscription, exercise or base price payable on the exercise of such award or to the number of shares to be allotted upon the exercise, or with respect to, such award, in the event of any increase or reduction in, or other reorganisation of, the Company’s issued share capital and an otherwise appropriate adjustment would result in the subscription, exercise or base price for any share being less than its nominal value, then, subject to the provisions of the Companies Act, the Directors may, on the exercise of any of the awards concerned and payment of the subscription, exercise or base price which would have applied had such adjustment been made, capitalise any such profits or other sum as is mentioned in Article 40.1 above (as if such Article 40.1 did not make reference to Article 40.2) to the extent necessary to pay up the unpaid balance of the nominal value of the shares which fall to be allotted on the exercise of such awards and apply such amount in paying up such balance and allot shares fully paid accordingly. The provisions of Article 40.1 shall apply mutatis mutandis to this Article 40.3(a) as if Article 40.1 did not make reference to Article 40.2.

(b)	Where, pursuant to an employees’ share scheme (within the meaning of section 1166 of the Companies Act) the Company has granted awards (“awards” being options or other incentive awards, including, without limitation, stock appreciation rights, restricted stock units, performance stock units and restricted stock awards) to subscribe for or with respect to shares, then, subject to the provisions of the Companies Act, the Directors may, on the grant, exercise or vesting of any of the awards concerned, capitalise any such profits or other sum as is mentioned in Article 40.1 above (as if such Article 40.1 did not make reference to Article 40.2) to the extent necessary to pay up the unpaid balance of the nominal value of the shares which fall to be allotted on the grant, exercise or vesting of such awards and apply such amount in paying up such balance and allot shares fully paid accordingly. The provisions of Article 40.1 shall apply mutatis mutandis to this Article 40.3(b) as if Article 40.1 did not make reference to Article 40.2.

41.	RETURN OF CAPITAL

41.1	The rights as regards return of capital attaching to the Ordinary Shares shall be as set out in this Article.

41.2	On a return of capital on a liquidation, reduction of capital or otherwise, the surplus assets of the Company available for distribution among the members shall be applied in the same order of priority as applies in respect of dividends and distributions set out in Article 38 (or as close thereto as is possible).

42.	CHANGE OF THE COMPANY’S NAME

The Company’s name may be changed by resolution of the Board.

43.	RECORD DATES

43.1	Notwithstanding any other provision of these Articles, and subject to the Companies Act, but without prejudice to any special rights attached to any shares, the Company or the Directors may:

(a)	fix any date as the record date for any dividend, distribution, allotment or issue, which shall not be more than 30 days prior to such action;

(b)	for the purpose of determining which persons are entitled to attend and vote at a general meeting of the Company, or a separate general meeting of the holders of any class of shares in the capital of the Company, and how many votes such persons may cast, specify in the notice of meeting a time by which a person must be entered on the register in order to have the right to attend or vote at the meeting provided that such time shall not be more than 48 hours before the date of such meeting and changes to the register after the time specified by virtue of this Article 43.1 shall be disregarded in determining the rights of any person to attend or vote at the meeting; and

(c)	for the purposes of sending notices to any one or more members (including, without limitation, notices of general meetings, or separate general meetings of the holders of any class of shares in the capital of the Company), give such notices by reference to the register of members as it stands at the close of business on a day determined by the Company or the Board, which day may not be more than 21 days before the day that such notices are sent.

44.	ACCOUNTS

44.1	No member (as such, other than a Director) shall have any right to inspect any accounting record or other document of the Company, unless he is authorised to do so by statute, by order of the court, by the Board or by ordinary resolution of the Company.

44.2	Subject to the Companies Act, a copy of the Company’s annual accounts and reports for that financial year shall, at least 21 clear days before the date of the meeting at which copies of those documents are to be laid in accordance with the provisions of the Companies Act, be sent to every member and to every holder of the Company’s debentures, and to every person who is entitled to receive notice of meetings from the Company under the provisions of the Companies Act or of these Articles or, in the case of joint holders of any share or debenture, to one of the joint holders. A copy need not be sent to a person for whom the Company does not have a current address.

44.3	Subject to the Companies Act, the requirements of Article 44.2 shall be deemed satisfied in relation to any person by sending to the person, instead of such copies, a summary financial statement derived from the Company’s annual accounts and directors’ report, which shall be in the form and containing the information prescribed by the Companies Act and any regulations made under the Companies Act.

45.	NOTICES AND OTHER COMMUNICATIONS

45.1	Any notice to be given to or by any person pursuant to these Articles shall be in writing other than a notice calling a meeting of the Directors which need not be in writing.

45.2	Any notice, document or information may (without prejudice to Articles 45.9 and 45.10) be given, sent or supplied by the Company to any member either:

(a)	personally;

(b)	by sending it by post in a prepaid envelope addressed to the member at his registered address or postal address given to the Company for that purpose, or by leaving it at that address;

(c)	through a relevant system, where the notice, document or information relates to uncertificated shares;

(d)	subject to Article 45.3, by sending it in electronic form to a person who has agreed (generally or specifically) that the notice, document or information may be sent or supplied in that form (and has not revoked that agreement); or

(e)	subject to the provisions of the Companies Act, by making it available on a website, provided that the requirements in (i) to (iv) below are satisfied.

The requirements referred to in paragraph (e) are that:

(i)	the member has agreed (generally or specifically) that the notice, document or information may be sent or supplied to him by being made available on a website (and has not revoked that agreement), or the member has been asked by the Company to agree that the Company may send or supply notices, documents and information generally, or the notice, document or information in question, to him by making it available on a website and the Company has not received a response within the period of 28 days beginning on the date on which the Company’s request was sent and the member is therefore taken to have so agreed (and has not revoked that agreement);

(ii)	the member is sent a notification of the presence of the notice, document or information on a website, the address of that website, the place on that website where it may be accessed, and how it may be accessed (notification of availability); and

(iii)	in the case of a notice of meeting, the notification of availability states that it concerns a notice of a company meeting, specifies the place, time and date of the meeting, and states whether it will be an annual general meeting, and

(iv)	the notice, document or information continues to be published on that website, in the case of a notice of meeting, throughout the period beginning with the date of the notification of availability and ending with the conclusion of the meeting and in all other cases throughout the period specified by any applicable provision of the Companies Act, or, if no such period is specified, throughout the period of 28 days beginning with the date on which the notification of availability is sent to the member, save that if the notice, document or information is made available for part only of that period then failure to make it available throughout that period shall be disregarded where such failure is wholly attributable to circumstances which it would not be reasonable to have expected the Company to prevent or avoid.

45.3	The Board may from time to time issue, endorse or adopt terms and conditions relating to the use of electronic means for the sending of notices, other documents and proxy appointments by the Company to members or persons entitled by transmission and by members or persons entitled by transmission to the Company.

45.4	In the case of joint holders of a share:

(a)	it shall be sufficient for all notices, documents and other information to be given, sent or supplied to the joint holder whose name stands first in the register of members in respect of the joint holding (first named holder) only and any notice, document or other information so sent shall be deemed for all purposes sent to all the joint holders; and

(b)	the agreement of the first named holder that notices, documents and information may be given, sent or supplied in electronic form or by being made available on a website shall be binding on all the joint holders.

45.5	The Company may at any time and at its sole discretion choose to give, send or supply notices, documents and information only in hard copy form to some or all members.

45.6	For the avoidance of doubt, the provisions of Articles 45.1 to 45.5 are subject to Article 17.6.

45.7	A member present either in person or by proxy, or in the case of a corporate member by a duly authorised representative, at any meeting of the Company or of the holders of any class of shares shall be deemed to have received notice of the meeting and, where requisite, of the purposes for which it was called.

45.8	Every person who becomes entitled to a share shall be bound by any notice in respect of that share which, before his name is entered in the register of members, has been given to the person from whom he derives his title, but this Article 45.8 does not apply to a notice given under section 793 of the Companies Act.

45.9	Subject to the Companies Act, where by reason of the suspension or curtailment of postal services, the Company is unable effectively to give notice of a general meeting, the general meeting may be convened by public announcement. The Company shall send a copy of the notice to members in the same manner as it sends notices under Articles 45.1 to 45.5 inclusive if at least seven clear days before the meeting the posting of notices again becomes practicable.

45.10	Subject to the Companies Act, any notice, document or information to be given, sent or supplied by the Company to the members or any of them, not being a notice to which Article 45.9 applies, shall be sufficiently given, sent or supplied if given by public announcement.

45.11	Any notice, document or information given, sent or supplied by the Company to the members or any of them:

(a)	by hand shall be deemed to have been received by the member when it is handed to the member or left at his registered address;

(b)	by post, shall be deemed to have been received 24 hours after the time at which the envelope containing the notice, document or information was posted unless it was sent by second class post or there is only one class of post, or it was sent by air mail to an address outside the United Kingdom, in which case it shall be deemed to have been received 48 hours after it was posted Proof that the envelope was properly addressed, prepaid and posted shall be conclusive evidence that the notice, document or information was sent or supplied;

(c)	by means of a relevant system, shall be deemed to have been received when the Company or any sponsoring system-participant acting on its behalf sends the issuer instructions relating to the notice, document or other information;

(d)	by advertisement, shall be deemed to have been received on the day on which the advertisement appears;

(e)	by electronic means, shall be deemed to have been received by the member on the day following that on which it was sent or supplied Proof that a notice, document or information in electronic form was addressed to the electronic address provided by the member for the purpose of receiving communications from the Company shall be conclusive evidence that the notice, document or information was sent or supplied and such notice, document or information shall be deemed received by the member at that time notwithstanding that the Company becomes aware that the member has filed to receive the relevant notice, document or information for any reason and notwithstanding that the Company subsequently sends or supplies a hard copy of such document or information by post to the member;

(f)

by making it available on a website, shall be deemed to have been received on the date on which the notice, document or information was first made available on the website or, if later, when the member is deemed to have been received notification of the fact that the notice, document or information was available on the website in accordance with this Article 45.11 and such notice, document or information shall be deemed received by the member on that day notwithstanding that the Company becomes aware that the member has filed to receive the relevant document or information for any reason and notwithstanding that the Company subsequently sends a hard copy of such notice, document or information by post to the member, or

(g)	by means of a Depositary, shall be deemed to have been received 24 hours after the Company, or person acting on the Company’s behalf, gives the notice, document or information to the Depositary.

45.12	Any notice, document or information may be given, sent or supplied by the Company to the person entitled to a share in consequence of the death or bankruptcy of a member or otherwise by operation of law by sending or delivering it in any manner that the Company may choose authorised by these Articles for the sending of notice, document or information to a member addressed to that person by name, or by the title of representative of the deceased or trustee of the bankrupt or by any similar description, at the address, if any, as may be supplied for that purpose by the person claiming to be so entitled. Until such an address has been supplied, a notice may be given in any manner in which it might have been given if the death or bankruptcy or other event giving rise to the transmission had not occurred.

45.13	If on three consecutive occasions, or on one occasion and reasonable enquiries have failed to establish the member’s address, notices, documents or information sent or supplied to a member by post have been returned undelivered, the member shall not be entitled to receive any subsequent notice, document or information until he has supplied to the Company (or its agent) a new registered address or a postal address, or shall have informed the Company, in such a manner as may be specified by the Company, of an electronic address. For the purposes of this Article 45.13, references to notices, documents or information include references to a cheque or other instrument of payment, but nothing in this Article 45.13 entitles the Company to cease sending any cheque or other instrument of payment for any dividend, unless it is otherwise so entitled under these Articles. Without prejudice to the generality of the foregoing, any notice of a general meeting of the Company which is in fact sent or purports to be sent to such member shall be ignored for the purpose of determining the validity of the proceedings at such general meeting.

45.14	Where a document is required under these Articles to be signed by a member or any other person, if the document is in electronic form, then in order to be valid the document must either:

(a)	incorporate the electronic signature, or personal identification details (which may be details previously allocated by the Company), of that member or other person, in such form as the Directors may approve; or

(b)	be accompanied by such other evidence as the Directors may require in order to be satisfied that the document is genuine.

The Company may designate mechanisms for validating any such document and a document not validated by the user of any such mechanisms shall be deemed as having not been received by the Company. In the case of any document or information relating to a meeting, an instrument of proxy or invitation to appoint a proxy, any validation requirements shall be specified in the relevant notice of meeting in accordance with Articles 17.5 and 22.6(b).

46.	DESTRUCTION OF DOCUMENTS

46.1	The Company shall be entitled to destroy:

(a)	any instrument of transfer of shares which have been registered, and all other documents on the basis of which any entry is made in the register, at any time after the expiration of six years from the date of registration;

(b)	any dividend mandate, variation or cancellation of dividend mandates, and notification of change of name or address, at any time after two years from the date on which it is recorded;

(c)	any share certificate which has been cancelled at any time after the expiration of one year from the date on which it is cancelled;

(d)	all paid dividend warrants and cheques at any time after the expiration of one year from the date of actual payment;

(e)	all proxy appointments which have been used for the purpose of a poll at any time after the expiration of one year from the date of use;

(f)	all proxy appointments which have not been used for the purpose of a poll at any time after one month from the end of the meeting to which the proxy appointment relates and at which no poll was demanded; and

(g)	any other document on the basis of which an entry in the register of members is made, after six years from the date on which it is made.

Any document referred to in this Article 46.1 may be destroyed earlier than the relevant date authorised, provided that a permanent record of the document is made which is not destroyed before that date.

46.2	It shall be conclusively presumed in favour of the Company that:

(a)	every entry in the register of members purporting to have been made on the basis of an instrument of transfer or other document destroyed in accordance with Article 46.1 was duly and properly made;

(b)	that every instrument of transfer destroyed in accordance with Article 46.1 was a valid and effective instrument duly and properly registered;

(c)	that every share certificate destroyed in accordance with Article 46.1 was a valid and effective certificate duly and properly cancelled; and

(d)	that every other document destroyed in accordance with Article 46.1 was a valid and effective document in accordance with the particulars in the records of the Company.

provided that

(i)	Article 46.1 shall apply only to the destruction of a document in good faith and without notice of any claim (regardless of the parties to it) to which the document might be relevant;

(ii)	nothing in Article 46.1 shall be construed as imposing upon the Company any liability in respect of the destruction of any such document otherwise than in accordance with Article 46.1 which would not attach to the Company in the absence of Article 46.1; and

(iii)	references in Article 46.1 to the destruction of any document include references to the disposal of it in any manner.

46.3	References in this Article 46 to instruments of transfer shall include, in relation to uncertificated shares, instructions and/or notifications made in accordance with the relevant system relating to transfer of such shares.

47.	WINDING UP

47.1	If the Company commences liquidation, the liquidator may, with the sanction of a special resolution of the Company and any other sanction required by law, subject to the provisions of the Companies Act:

(a)	divide among the members in specie the whole or any part of the assets, whether they shall consist of property of the same kind or not, of the Company and may, for that purpose, value any assets as he deems fair and determine how the division shall be carried out as between the members or different classes of members; and

(b)	vest the whole or any part of the assets in trustees upon such trusts for the benefit of the members as he may with the like sanction determine;

but no member shall be compelled to accept any assets upon which there is a liability.

47.2	The power of sale of a liquidator shall include a power to sell wholly or partially for shares or debentures or other obligations of another body corporate, either then already constituted or about to be constituted for the purpose of carrying out the sale.

48.	INDEMNITY AND INSURANCE

48.1	Subject to the provisions of the Companies Act, the Company may exercise all the powers of the Company to:

(a)	indemnify to any extent any person who is or was a Director, or a Director of any associated company, directly or indirectly (including by funding any expenditure incurred or to be incurred by him) against any loss or liability, whether in connection with any proven or alleged negligence, default, breach of duty or breach of trust by him or otherwise, in relation to the Company or any associated company;

(b)	indemnify to any extent any person who is or was a Director of an associated company that is a trustee of an occupational pension scheme, directly or indirectly (including by funding any expenditure incurred or to be incurred by him) against any liability incurred by him in connection with the company’s activities as trustee of an occupational pension scheme; and/or

(c)	purchase and maintain insurance for or for the benefit of any person who is or was:

(i)	a Director, officer or employee of the Company, or any body corporate which is or was the holding company or subsidiary undertaking of the Company, or in which the Company or such holding company or subsidiary undertaking has or had any interest (whether director or indirect) or with which the Company or such holding company or subsidiary undertaking is or was in any way allied or associated; or

(ii)	a trustee of any pension fund in which employees of the Company or any other body referred to in paragraph (c)(1) of this Article 48.1 are or have been interested;

including without limitation insurance against any loss or liability or any expenditure he may incur, whether in connection with any proven or alleged act or omission in the actual or purported execution or discharge of his duties or in the exercise or purported exercise of his powers or otherwise in relation to this duties, power or offices, whether comprising negligence, default, breach of duty, breach of trust or otherwise, in relation to the relevant body or fund

48.2	No Director of former Director shall be accountable to the Company or the members for any benefit provided pursuant to these Articles. The receipt of any such benefit shall not disqualify any person from being or becoming a director of the Company.

49.	DISPUTE RESOLUTION

49.1	The courts of England and Wales shall have exclusive jurisdiction to determine any and all disputes brought by a member in that member’s capacity (whether in its own name or in the name of the Company) as such against the Company and/or the Board and/or any of the Directors individually or collectively, arising out of or in connection with these Articles or any non-contractual obligations arising out of or in connection with these Articles.

49.2	The governing law of these Articles is the law of England and Wales and these Articles shall be interpreted in accordance with English law.

49.3	For the purposes of Article 49.1, Director shall be read so as to include each and any Director of the Company from time to time in his capacity as such or as an employee of the Company and shall include any former Director of the Company.

Electronic Voting Instructions

Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by 1:00 a.m., Central Time, on September 22, 2015.

Vote by Internet
• Go to www.envisionreports.com/cybx • Or scan the QR code with your smartphone • Follow the steps outlined on the secure website

Vote by telephone • Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone • Follow the instructions provided by the recorded message

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A	Proposals — The Board of Directors recommends a vote FOR Proposals 1, 2 and 3.

		For	Against	Abstain	+
1.	Proposal to adopt the Transaction Agreement, dated as of March 23, 2015 (the “Merger Agreement”), by and among Cyberonics, Sorin S.p.A., Sand Holdco Limited (which was subsequently re-registered on April 17, 2015 as Sand Holdco PLC, and then again on June 23, 2015 as LivaNova PLC) and Cypher Merger Sub, Inc.	☐	☐	☐

2.	Proposal to approve any motion to adjourn the Special Meeting, or any postponement thereof, to another time or place if necessary or appropriate (i) to solicit additional proxies if there are insufficient votes at the time of the Special Meeting to adopt the Merger Agreement, (ii) to provide Cyberonics stockholders any supplement or amendment to the Proxy Statement/Prospectus or (iii) to disseminate any other information that is material to Cyberonics stockholders voting at the Special Meeting.	☐	☐	☐

3.	Proposal to approve, on a non-binding, advisory basis, certain compensation arrangements for Cyberonics’ named executive officers in connection with the mergers contemplated by the Merger Agreement, which are disclosed in the section entitled “Stockholder Vote on Certain Compensatory Arrangements” of the Proxy Statement/Prospectus.	☐	☐	☐

B	Non-Voting Items

Change of Address — Please print new address below.

C	Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

(This proxy should be dated, signed exactly as your name(s) appears hereon and returned promptly in the enclosed envelope. Persons signing in a fiduciary capacity should indicate their title. If the shares are held by joint tenants or as community property, both owners should sign this proxy.)

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.

/ /

▼	IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.	▼

Proxy — CYBERONICS, INC.

SPECIAL MEETING OF STOCKHOLDERS - SEPTEMBER 22, 2015 AT 10:00 A.M. C.D.T.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned stockholder of Cyberonics, Inc., a Delaware corporation (“Cyberonics”), hereby acknowledges receipt of the Notice of Special Meeting of Stockholders and the proxy statement/prospectus of which such notice forms a part (the “Proxy Statement/Prospectus”), and hereby authorizes and appoints Daniel J. Moore and Darren W. Alch, and each of them, as agents, proxies and attorneys-in-fact, with full power of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the Special Meeting of Stockholders of Cyberonics (the “Special Meeting”), to be held on September 22, 2015 at 10:00 a.m., central daylight time, at Cyberonics’ offices located at 100 Cyberonics Boulevard, Houston, Texas 77058 and at any adjournment or postponement thereof, and to vote as specified in this Proxy all shares of common stock that the undersigned would be entitled to vote if then and there personally present, on the matters set forth on the reverse side. In accordance with their discretion, the proxies and attorneys-in-fact are also authorized to vote upon such other matters and issues as may properly come before the meeting or any adjournment thereof.

A majority of such attorneys and substitutes as shall be present and shall act at said meeting or any adjournment or postponements thereof (or if only one shall be present and act, then that one) shall have and may exercise all of the powers of said attorneys-in-fact hereunder.

If you would like to attend the Special Meeting, you must obtain an admission ticket in advance as described in more detail in the Proxy Statement/Prospectus.

This Proxy will be voted as directed or, if no contrary direction is indicated, will be voted FOR Proposals 1, 2 and 3, and as the proxies deem advisable on such other matters as may come before the meeting.

The undersigned hereby revokes all proxies previously given by the undersigned to vote at the Special Meeting or any adjournment or postponement thereof.

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting:

The Proxy Statement/Prospectus is available at www.envisionreports.com/cybx.

IMPORTANT—PLEASE MARK, SIGN AND DATE THIS PROXY CARD ON THE REVERSE SIDE AND RETURN IT PROMPTLY IN THE ACCOMPANYING ENVELOPE OR FOLLOW THE INSTRUCTIONS ON THE REVERSE SIDE FOR VOTING VIA THE INTERNET OR BY TELEPHONE.